
                                                                    EXHIBIT 2.15

                                                                  EXECUTION COPY

                                                                    CONFIDENTIAL

================================================================================

                        ASSET PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                          MARCONI COMMUNICATIONS, INC.,

                 MARCONI INTELLECTUAL PROPERTY (RINGFENCE) INC.,

                            MARCONI CORPORATION PLC,

                       ADVANCED FIBRE COMMUNICATIONS, INC.

                                       AND

                       ADVANCED FIBRE COMMUNICATIONS NORTH
                                  AMERICA, INC.

                           DATED AS OF JANUARY 5, 2004

                 SALE OF NORTH AMERICAN ACCESS SYSTEMS BUSINESS

================================================================================

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                                TABLE OF CONTENTS

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ARTICLE I       DEFINITIONS.....................................................      1

     1.1      Definitions.......................................................      1

     1.2      Interpretation....................................................     19

ARTICLE II      SALE AND PURCHASE OF ASSETS; ASSUMPTION OF ASSUMED
                OBLIGATIONS.....................................................     20

     2.1      Purchase and Sale of Assets.......................................     20

     2.2      Assignment of Permits and Contracts...............................     22

     2.3      Certain Provisions Regarding Assignments..........................     24

     2.4      Excluded Assets...................................................     25

     2.5      Assumed Obligations...............................................     27

     2.6      Retained Obligations..............................................     28

     2.7      Prorations........................................................     30

ARTICLE III     PURCHASE PRICE; ADJUSTMENT; ALLOCATION..........................     31

     3.1      Payment of Purchase Price.........................................     31

     3.2      Purchase Price Adjustment.........................................     31

     3.3      Allocation of Consideration for Assets............................     33

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE PARENT, THE
                SELLER AND MARCONI IP...........................................     34

     4.1      Due Incorporation.................................................     34

     4.2      Due Authorization.................................................     35

     4.3      Consents and Approvals; Authority Relative to this Agreement......     35

     4.4      Management Accounts...............................................     36

     4.5      No Other Assumed Liabilities......................................     36

     4.6      No Adverse Effects or Changes.....................................     37

     4.7      Title to Assets; Affiliate Ownership of Assets....................     37

     4.8      Access Business Assets............................................     37

     4.9      Real Property.....................................................     37

     4.10     Personal Property; Leased Personal Property.......................     38

     4.11     Customers and Distributors; Suppliers.............................     39

     4.12     Proceedings.......................................................     39

     4.13     Intellectual Property.............................................     40

     4.14     Contracts.........................................................     43

     4.15     Permits...........................................................     45
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                                TABLE OF CONTENTS
                                   (continued)

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     4.16     Insurance.........................................................     45

     4.17     Employee Benefit Plans and Employment Agreements..................     45

     4.18     Employment and Labor Matters......................................     46

     4.19     Taxes.............................................................     48

     4.20     Compliance with Laws..............................................     48

     4.21     Environmental Matters.............................................     48

     4.22     Accounts Receivable...............................................     49

     4.23     Inventory.........................................................     49

     4.24     Product Warranties and Liabilities................................     49

     4.25     Effect of Transactions............................................     50

     4.26     Solvency..........................................................     50

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND
                AFCNA...........................................................     50

     5.1      Due Incorporation.................................................     50

     5.2      Due Authorization.................................................     51

     5.3      Consents and Approvals; Authority Relative to this Agreement......     51

     5.4      Proceedings.......................................................     52

     5.5      Financing.........................................................     52

     5.6      Independent Investigation.........................................     52

ARTICLE VI      COVENANTS.......................................................     52

     6.1      Access to Information.............................................     52

     6.2      Preservation of Business..........................................     53

     6.3      Consents and Approvals............................................     57

     6.4      Marconi Name......................................................     59

     6.5      Brokers...........................................................     60

     6.6      Assignments.......................................................     60

     6.7      Orderly Transition; Preservation of Books and Records;
              Access and Assistance.............................................     60

     6.8      Insurance.........................................................     62

     6.9      Confidentiality...................................................     62

     6.10     Taxes.............................................................     67

     6.11     Agreement Not to Compete..........................................     68
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                                TABLE OF CONTENTS
                                   (continued)

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     6.12     Collection of Receivables.........................................     70

     6.13     Release of Liens..................................................     70

     6.14     Nonsolicitation...................................................     70

     6.15     Bedford Facility..................................................     71

     6.16     Grande............................................................     72

     6.17     Audit.............................................................     72

ARTICLE VII     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER
                AND AFCNA.......................................................     75

     7.1      Warranties True...................................................     75

     7.2      Compliance with Agreements and Covenants..........................     75

     7.3      Certificate of Compliance.........................................     76

     7.4      Hart-Scott-Rodino.................................................     76

     7.5      No Injunctions or Other Legal Restraints..........................     76

     7.6      Absence of Proceedings............................................     76

     7.7      Certificates......................................................     76

     7.8      FIRPTA Certificate................................................     76

     7.9      Consents..........................................................     77

     7.10     Material Adverse Effect...........................................     77

     7.11     Other Documents...................................................     77

     7.12     Release of Liens..................................................     77

     7.13     Opinion of Counsel................................................     77

     7.14     Solvency Opinion..................................................     77

ARTICLE VIII    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER,
                MARCONI IP AND THE PARENT.......................................     77

     8.1      Warranties True...................................................     77

     8.2      Compliance with Agreements and Covenants..........................     78

     8.3      Certificate of Compliance.........................................     78

     8.4      Hart-Scott-Rodino.................................................     78

     8.5      No Injunctions or Other Legal Restraints..........................     78

     8.6      Absence of Proceedings............................................     78

     8.7      Other Documents...................................................     78

     8.8      Purchase Price....................................................     78
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                                      iii

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                                TABLE OF CONTENTS
                                   (continued)

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     8.9      Certificates......................................................     78

     8.10     Opinion of Counsel................................................     78

ARTICLE IX      CLOSING.........................................................     79

     9.1      Closing...........................................................     79

     9.2      Deliveries by the Seller..........................................     79

     9.3      Deliveries by the Purchaser.......................................     79

ARTICLE X       TERMINATION.....................................................     80

     10.1     Termination.......................................................     80

     10.2     Effect of Termination.............................................     81

ARTICLE XI      EMPLOYEES AND EMPLOYEE BENEFITS.................................     81

     11.1     Offers of Employment..............................................     81

     11.2     Employee Benefits - Generally.....................................     82

     11.3     Service Credit....................................................     82

     11.4     Welfare Benefits..................................................     83

     11.5     Paid Time Off.....................................................     83

     11.6     Disability........................................................     83

     11.7     Bonus.............................................................     84

     11.8     Retirement Plans..................................................     84

     11.9     Workers and Unemployment Compensation.............................     84

     11.10    Wages.............................................................     84

     11.11    Severance.........................................................     85

     11.12    Cooperation.......................................................     85

     11.13    Employment Claims.................................................     85

ARTICLE XII     INDEMNIFICATION.................................................     85

     12.1     Survival..........................................................     85

     12.2     Indemnification by the Parent, the Seller and Marconi IP..........     86

     12.3     Indemnification by the Purchaser and AFCNA........................     87

     12.4     Limitations on Liability..........................................     88

     12.5     Mitigation........................................................     89

     12.6     Claims............................................................     90

     12.7     Notice of Third Party Claims; Assumption of Defense...............     90

     12.8     Time Limits.......................................................     92
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                                TABLE OF CONTENTS
                                   (continued)

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     12.9     Net Losses and Subrogation........................................     92

     12.10    Purchase Price Adjustments........................................     93

     12.11    Reimbursement of Expenses.........................................     93

ARTICLE XIII    MISCELLANEOUS...................................................     93

     13.1     Expenses..........................................................     93

     13.2     Amendment.........................................................     93

     13.3     Notices...........................................................     93

     13.4     Payments in Dollars...............................................     95

     13.5     Waivers...........................................................     95

     13.6     Assignment........................................................     95

     13.7     No Third Party Beneficiaries......................................     95

     13.8     Publicity.........................................................     95

     13.9     Further Assurances................................................     96

     13.10    Severability......................................................     96

     13.11    Entire Understanding..............................................     96

     13.12    Language..........................................................     96

     13.13    Applicable Law....................................................     96

     13.14    Remittances.......................................................     96

     13.15    Bulk Sales........................................................     96

     13.16    Jurisdiction of Disputes; Waiver of Jury Trial....................     96

     13.17    Schedules.........................................................     97

     13.18    Disclaimer of Warranties..........................................     98

     13.19    Counterparts......................................................     99

     13.20    Specific Performance..............................................     99

EXHIBITS

Exhibit A                     Assignment and Assumption Agreement

Exhibit B                     Bill of Sale

Exhibit C                     Copyright Assignment

Exhibit D                     Cross License Agreement

Exhibit E                     Grande Reseller Agreement

Exhibit F                     Patent Assignment

Exhibit G                     Release Agreement

Exhibit H-1                   Sublicense

Exhibit H-2                   Sublicense

Exhibit I                     OPPS Supply Agreement

Exhibit J                     Trademark Assignment

Exhibit K                     Transition Services Agreement

Exhibit L                     Bedford Lease

Exhibit M                     FIRPTA Certificate

Exhibit N                     Opinion of Mayer, Brown, Rowe & Maw LLP (US Law
                              Matters)

Exhibit O                     Opinion of Mayer, Brown, Rowe & Maw LLP (UK Law
                              Matters)

Exhibit P                     Opinion of Allen & Overy (Indenture Matters)

Exhibit Q                     Opinion of Valuation Research Corporation

Exhibit R                     Opinion of Pillsbury Winthrop LLP

SCHEDULES

Schedule 1.1A                 Core Technology

Schedule 1.1B                 Current Access Employees

Schedule 1.1C                 Former Access Employees

Schedule 1.1D                 Global Patent Licenses

Schedule 1.1E                 Group A and Group B Patents

Schedule 1.1F                 OPPS Patents

Schedule 1.1G                 Purchaser's Knowledge

Schedule 1.1H                 Seller's Knowledge

Schedule 1.1I                 Shared Contracts

Schedule 2.1(a)               Personal Property

Schedule 2.1(e)               Registered Trade Names

Schedule 2.2(c)               Certain Customer Contracts

Schedule 2.2(f)               Other Contracts

Schedule 2.4(x)               Excluded Laboratory and Other Equipment

Schedule 2.5(g)               Assumed Proceedings

Schedule 3.2(g)               Calculation Principles

Schedule 4.3(a)               Seller Governmental Consents

Schedule 4.3(b)               Seller Other Consents

Schedule 4.4(a)               Management Accounts

Schedule 4.4(b)               Deviations from UK GAAP

Schedule 4.4(c)               Assets and Liabilities

Schedule 4.5                  No Other Assumed Liabilities

Schedule 4.6                  No Adverse Effects or Changes

Schedule 4.7(a)               Title to Assets

Schedule 4.7(b)               Affiliate Ownership of Assets

Schedule 4.8                  Access Business Assets

Schedule 4.9(a)               Real Property

Schedule 4.10(a)              Material Owned Personal Property

Schedule 4.10(b)              Material Personal Property Leases

Schedule 4.11(a)              Material Customers

Schedule 4.11(b)              Material Suppliers

Schedule 4.11(c)              Material Distributors/Sales Representatives

Schedule 4.12                 Proceedings

Schedule 4.13(a) Transferred Patents, Transferred Trademarks and Transferred Technology

Schedule 4.13(b)(i)           Transferred Intellectual Property - Administrative
                              Actions

Schedule 4.13(b)(ii)          Transferred Intellectual Property - Effectiveness

Schedule 4.13(c) Ownership of Transferred Patents, Transferred Trademarks and Transferred Technology

Schedule 4.13(d)              Inbound Licenses

Schedule 4.13(e)(i)           Transferred Intellectual Property - Infringement
                              and Claims

Schedule 4.13(e)(ii)          Transferred Intellectual Property - Pending
                              Challenges or Adversarial Proceedings

Schedule 4.13(e)(iii)         Transferred Intellectual Property - Infringement

Schedule 4.14(a)              Contracts

Schedule 4.14(b)              Material Contracts - Defaults

Schedule 4.14(c)              Material Contracts - Consents

Schedule 4.15                 Permits

Schedule 4.16                 Insurance

Schedule 4.17                 Employee Benefit Plans and Employment Agreements

Schedule 4.18(a)              Work Stoppages; Collective Bargaining Agreements

Schedule 4.18(b)              Compliance with Labor Laws

Schedule 4.18(c)              Employment Losses Under WARN

Schedule 4.18(d)              Agreements Restricting Employees

Schedule 4.18(e)              Reporting of Wages

Schedule 4.20                 Compliance with Laws

Schedule 4.21                 Environmental Matters

Schedule 4.23                 Inventory

Schedule 4.24(a)              Product Warranties and Liabilities

Schedule 4.24(c)              Recalls

Schedule 4.25                 Effect of Transactions

Schedule 6.2                  Preservation of Business

Schedule 6.3(c)               Obtaining Consents

Schedule 6.16                 Grande

Schedule 7.9                  Closing Condition Consents

                        ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT is made as of the 5th day of January, 2004, by and among Advanced Fibre Communications, Inc., a Delaware corporation (the "Purchaser"), Advanced Fibre Communications North America, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser ("AFCNA"), Marconi Communications, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Parent (the "Seller"), Marconi Intellectual Property (Ringfence) Inc., a Delaware corporation and a wholly-owned subsidiary of the Seller ("Marconi IP"), and Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) (the "Parent"). Certain capitalized terms used herein are defined in Article I.

                              W I T N E S S E T H:

         WHEREAS, the Purchaser and AFCNA (with respect to the Inventory (as defined below) only) wish to purchase from the Seller and Marconi IP, and the Seller and Marconi IP wish to sell to the Purchaser and AFCNA (with respect to the Inventory only), the Assets (as defined below), and the Purchaser desires to assume from the Seller, and the Seller desires to assign to the Purchaser, certain obligations and liabilities relating to the Access Business (as defined below), all upon the terms and subject to the conditions contained herein; and

         WHEREAS, the Parent, as a parent entity of the Seller and Marconi IP, has approved the sale of the Assets to the Purchaser and AFCNA as provided herein, and the Board of Directors of the Parent has resolved that the consideration for the Assets is sufficient to effect such sale under the Indentures (as defined below).

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the Purchaser, AFCNA, the Seller, Marconi IP and the Parent agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "Access Business" shall mean the business, as conducted by the Seller prior to the date hereof, of designing, developing, manufacturing, marketing and selling to telecommunications service providers voice, data and video transport systems for copper and fiber access networks, including digital loop carriers, digital subscriber lines and systems delivering fiber to the curb, fiber to the premises and fiber to the home, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such systems. "Access Business" does not include (a) the Accesshub Business or (b) the Other Businesses.

         "Access Employees" shall mean, collectively, Current Access Employees and Former Access Employees.

         "Accesshub Business" shall mean the business, as conducted by the Parent and its Affiliates (other than the Seller and its Subsidiaries) prior to the date hereof, of designing, developing, manufacturing, marketing and selling to telecommunications service providers voice, data and video transport systems for copper and fiber access networks, including digital loop carriers, digital subscriber lines and systems delivering fiber to the curb, fiber to the premises and fiber to the home, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such systems. "Accesshub Business" does not include (a) the Access Business or (b) the Other Businesses.

         "Access Plans" shall mean the plans, programs, arrangements and agreements which cover only Current Access Employees or Former Access Employees and are identified on Schedule 4.17 as an Access Plan.

         "Access Portion" shall have the meaning set forth in Section 2.3(c).

         "Accounting Firm" shall have the meaning set forth in Section 3.2(c).

         "Accounts Payable" shall have the meaning set forth in Section 2.5(e).

         "Accounts Receivable" shall have the meaning set forth in Section
2.1(c).

         "Accrued Compensation and Benefits" shall mean (i) payroll and bonuses earned (it being understood that payroll and bonuses will be deemed "earned" in accordance with the applicable plan or policy), (ii) vacation pay accrued and
(iii) the Included AIP Amount, in each case with respect to the Transferred Employees.

         "Acquired Entity" shall have the meaning set forth in Section 6.11(b).

         "Acquisition" shall mean the purchase and sale of the Assets and the assumption of the Assumed Obligations pursuant to the terms and conditions of this Agreement.

         "Adjusted Purchase Price" shall have the meaning set forth in Section 3.2(f).

         "AFAC" shall mean Advanced Fibre Access Corporation, a Delaware corporation.

         "AFCNA" shall have the meaning set forth in the Preamble.

         "Affiliate" shall mean, with respect to any specified Person, any other Person which directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         "Affiliate Contracts" shall have the meaning set forth in Section 4.14(a)(vi).

         "Affiliated Group" shall have the meaning set forth in this section under the definition of Tax or Taxes.

         "Agreement" shall mean this Asset Purchase and Sale Agreement, including all Exhibits and Schedules hereto, as it may be amended, modified or supplemented from time to time in accordance with its terms.

         "Antitrust Division" shall mean the Antitrust Division of the United States Department of Justice.

         "Applicable Accounting Principles" shall have the meaning set forth in
Section 4.4.

         "Assets" shall have the meaning set forth in Section 2.2.

         "Assignment and Assumption Agreement" shall mean the assignment and assumption agreement in the form set forth in Exhibit A.

         "Assumed Obligations" shall have the meaning set forth in Section 2.5.

         "Assumed Proceedings" shall have the meaning set forth in Section
2.5(g).

         "Audit" shall have the meaning set forth in Section 6.17(a).

         "Balance Sheet" shall have the meaning set forth in Section 4.4.

         "BBRS Business" shall mean the business of designing, developing, manufacturing, marketing and selling broadband routing and switching equipment and systems and associated administrative and management software, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such equipment, systems and software, provided, that, for purposes of the foregoing, "broadband routing and switching equipment and systems": (a) includes ATM switching, IP switching, IP routing, frame relay switching, Ethernet switching, MPLS switching and similar products and technologies; and (b) excludes the Access Business, and specifically excludes Digital Subscriber Line Access Multiplexers (DSLAMS), the MX shelf deployed in a mode to aggregate FITLA and DISC*s DSL traffic and the aggregation of remote DSL ports of the FITLA and MX products of the Access Business that are internal to those products.

         "Bedford Facility" shall mean the facility located at 2100 Reliance Parkway, Bedford, Texas 76021.

         "Bedford Lease" shall have the meaning set forth in Section 4.9(a).

         "Bedford Sale Agreement" shall mean the Agreement for the Sale and Purchase of Real Estate entered into on November 24, 2003, by and between Jabil Circuit of Texas, L.P. and CAMI Industrial, LLC.

         "BellSouth Entity" shall mean (i) BellSouth Corporation, (ii) any Subsidiary of BellSouth Corporation, (iii) any Person that acquires directly or indirectly (whether by purchase, assignment, conveyance, spin-off, contribution or otherwise, alone or together with one or more Affiliates in a single transaction or series of related transactions) at least 100,000 telephone lines or other access lines within the Nine-State Region from BellSouth Corporation or any of its Subsidiaries (the "Subject Lines") (it being understood that, subsequent to any such transaction, only the portion of such Person's business consisting of the Subject Lines shall be deemed to be included in the definition of "BellSouth Entity") and (iv) any successors (by way of merger, consolidation or otherwise) to any Persons referred to in the foregoing clauses (i), (ii) or (iii) (it being understood that in the case of a successor of the type contemplated by this clause (iv), only that portion of such successor's business that constituted the business of a "BellSouth Entity" in the Nine-State Region prior to the applicable transaction shall be deemed included in the definition of "BellSouth Entity" subsequent to such transaction); provided, however that if any Person referred to in the foregoing clauses (i), (ii), (iii) or (iv) acquires any equity interest in, or all or a portion of the business or assets of, any Person (other than a Person referred to in the foregoing clauses (i), (ii), (iii) or (iv)) (regardless of the form of such transaction), then the definition of "BellSouth Entity" shall not include (A) such acquired Person or any of its Subsidiaries (in the case of an acquisition of equity interests) or (B) the business or assets so acquired (in the case of any acquisition of assets).

         "Benchmark Amount" shall mean $5,604,000.

         "Benefit Plans" shall mean, collectively, the Access Plans and the Seller Benefit Plans.

         "Bill of Sale" shall mean the bill of sale in the form set forth in Exhibit B.

         "Business Day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in London, England or New York, New York generally are closed for business.

         "Business Material Adverse Effect" shall mean any event, change or occurrence which, individually or together with any other event, change or occurrence, (A) has had or would reasonably be expected to have a material adverse effect on the operations, assets, results of operations or financial condition of the Access Business as a whole or (B) has otherwise had or would reasonably be expected to have a material adverse effect on the Purchaser's ability following the Closing to conduct the Access Business as currently conducted (for purposes of this clause (B), disregarding impairments to the extent caused by the identity of the Purchaser, by any unique characteristic of the Purchaser or by any facts relating specifically to the Purchaser that would distinguish it from another similarly situated purchaser of the Assets), other than any event, change or occurrence resulting from (i) matters generally affecting the economy of the United States of America or Canada, (ii) conditions affecting the industry in general in which the Access Business operates and not having a materially disproportionate effect (relative to most industry participants) on the Access Business, (iii) military action or any act of terrorism, (iv) the loss of any vendors, customers or employees of the Access Business due to the fact that the Purchaser (as opposed to any other Person) is acquiring the Access Business, (v) changes in Law (for this purpose, "Law" shall not include Judgments to which any of the Seller, the Parent or Marconi IP is a party or by which the Access Business or the Assets are bound) or (vi) with respect to clause (A) above only, matters to the extent relating to an Excluded Asset and/or a Retained Obligation so long as such matters do not have and would not reasonably be expected to have an adverse impact on the value of the Access Business to the Purchaser, the value of the Assets or the reputation of the Access Business.

         "Calculation Principles" shall have the meaning set forth in Section 3.2(g).

         "CAMI Transaction" shall have the meaning set forth in Section 4.9(a).

         "Claims" shall have the meaning set forth in Section 2.2(h).

         "Claims Proceeds" shall have the meaning set forth in Section
6.2(c)(iv).

         "Closing" shall mean the consummation of the Acquisition and the other transactions contemplated herein in accordance with Article IX.

         "Closing Date" shall mean the date on which the Closing occurs or is to occur.

         "Closing Working Capital" shall have the meaning set forth in Section 3.2(a).

         "COBRA" shall mean all continuation group health coverage in accordance with the provisions of Section 4980B or Part 6 of Subtitle B of Title 1 of ERISA.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

         "Commercial Agreements" shall mean the Transition Services Agreement, the OPPS Supply Agreement, the Grande Reseller Agreement, if any, and the Seller Bedford Lease, if any.

         "Commercial Laws" shall have the meaning set forth in Section 2.5(c).

         "Consent" shall mean a consent, authorization or approval of a Person, or a filing or registration with a Person.

         "Contract" shall mean any contract, license, lease, sales order, purchase order, indenture, mortgage, note, bond, warrant, legally binding commitment, agreement and all other legally binding arrangements, whether oral or written.

         "Conveyance Agreement" shall mean any Related Agreement other than the Commercial Agreements.

         "Copyright Assignment" shall mean the Copyright Assignment in the form attached hereto as Exhibit C.

         "Core Technology" shall mean the Transferred Technology described on
Schedule 1.1A.

         "Cross License Agreement" shall mean the cross license agreement in the form attached hereto as Exhibit D.

         "CSC" shall mean Computer Sciences Corp., a Nevada corporation.

         "CSC International" shall mean CSC International Systems Management Inc., a Nevada corporation.

         "CSC Outsourcing Arrangement" shall mean the series of agreements pursuant to which the Seller and its Affiliates have agreed to (i) outsource the provision of certain information technology services to CSC International, including information technology services for the Access Business, and (ii) transfer certain of their equipment, contracts and other assets to CSC International and British Telecommunications PLC for the purpose of facilitating such outsourcing arrangement, including certain information technology assets formerly used in support of the Access Business.

         "Current Access Employee" shall mean any person who is employed by the Seller or any of its Affiliates immediately prior to the Closing Date primarily in connection with the Access Business, including any such person on leave of absence, maternity or paternity leave, vacation, sick leave, short term or long term disability, military leave, jury duty or bereavement leave. All such persons are listed in Schedule 1.1B.

         "Current Access Products" shall mean products, materials and services that are presently offered by the Access Business, or are presently, demonstrably in development to be offered by the Access Business, in each case as such products, materials and services exist before incorporation of products, materials and services provided or performed by the OPPS Business.

         "December CA" shall have the meaning set forth in Section 6.9(a).

         "Deloitte" shall have the meaning set forth in Section 6.17(a).

         "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

         "Employee IP Agreement" shall mean: (i) for copyrights that qualify as works made for hire or for trade secrets, an agreement with the Seller or Marconi IP or any predecessor in interest, that vests in the Seller or Marconi IP or the predecessor in interest original ownership in such copyrights or trade secrets included in the Transferred Technology conceived or developed by Personnel and (ii) for copyrights that cannot qualify as works made for hire or for Patents, appropriate assignments, or agreements to assign, such copyrights or Patents included in Transferred Patents or Transferred Technology to the Seller or Marconi IP or any predecessor in interest.

         "Enforceability Limitations" shall mean limitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws affecting creditors' rights generally from time to time in effect or general principles of equity.

         "Environmental Law" shall mean any Law, each as in effect on the date hereof or the Closing Date, that imposes liability or standards of conduct concerning discharges, emissions, Releases or threatened Releases of any pollutant or contaminant into ambient air, water (including ground water) or land, or otherwise relating to the generation, treatment, storage, disposal, cleanup, transport or handling of any pollutant or contaminant.

         "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Evolutions" shall have the meaning set forth in the Cross License Agreement.

         "Exchange Act" shall have the meaning set forth in Section 6.17(f).

         "Excluded Assets" shall have the meaning set forth in Section 2.4.

         "Excluded Leases" shall have the meaning set forth in Section 2.4(g).

         "50% Losses" shall mean any Losses arising out of or resulting from (a) a breach of a representation or warranty contained in (i) Section 4.7(b),
Section 4.8 or Section 4.13 of this Agreement, (ii) Section 5 of the Cross License Agreement or (iii) Section 3 of either Sublicense or (b) Section 12.2(f) or Section 12.2(g) of this Agreement.

         "FIRPTA Certificate" shall have the meaning set forth in Section 7.8.

         "Former Access Employee" shall mean any person who is not employed by the Seller or any of its Affiliates immediately prior to the Closing Date and who, immediately prior to such individual's termination of employment with the Seller or its Affiliate, was coded on the data systems of the Seller or its Affiliates as employed in Department 160, the department number which designated the person as employed primarily in connection with the Access Business. All such persons are listed in Schedule 1.1C.

         "Freeport Sublease" shall mean the lease, dated March 27, 1998, by and between the Seller and Freeport #1 L.P. with respect to the Seller's former facility located at 8616 Freeport Parkway, Irving, Texas 75063 and the related sublease, dated September 27, 2002, by and between the Seller and CSC.

         "FTC" shall mean the Federal Trade Commission.

         "Global Patent Licenses" shall mean the patent licenses set forth on
Schedule 1.1D.

         "Governmental Authority" shall mean any Federal, state, local or foreign government or subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any Federal, state, local or foreign government.

         "Governmental Required Consent" shall mean, with respect to a Person, compliance by such Person with, and filings by such Person under, the HSR Act.

         "Grande" shall mean Grande Communications, Inc., a Delaware corporation.

         "Grande Agreements" shall mean the Grande Credit Facility and any notes receivable thereunder, the Grande Warrant Agreement and the System Purchase Agreement.

         "Grande Credit Facility" shall mean the Loan and Security Agreement, dated as of October 29, 2001, and as subsequently amended, among Grande, Grande Communications Networks, Inc., Grande Communications Holdings, Inc. (and certain Affiliates thereof), the Lenders thereto, General Electric Capital Corporation (as Administrative Agent) and GECC Capital Markets Group, Inc. (as Lead Arranger).

         "Grande Reseller Agreement" shall mean the Grande Reseller Agreement attached hereto as Exhibit E.

         "Grande Warrant Agreement" shall mean the Warrant Agreement, dated as of October 29, 2001, by and among Grande Communications Holdings, Inc., NTFC Capital Corporation and Marconi Finance, Inc.

         "Group Contract" shall mean any Contract under which the Access Business and at least one other business unit of the Seller or an Affiliate of the Seller purchase or sell goods or services on a joint basis or otherwise have rights or obligations.

         "Group A Patents" shall mean the Patents so designated on Schedule 1.1E, including any and all related foreign counterpart patents and patent applications.

         "Group B Patents" shall mean the Patents so designated on Schedule 1.1E, including any and all related foreign counterpart patents and patent applications.

         "Guarantees" shall have the meaning set forth in Section 4.14(a)(iii).

         "Hazardous Substance" shall mean any pollutant, contaminant, waste, material or substance that is defined as hazardous, regulated, or controlled under any applicable Environmental Law.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Inbound Licenses" shall have the meaning set forth in Section 4.13(d).

         "Included AIP Amount" shall mean the total bonuses earned as of March 31, 2004 under the Marconi AIP, multiplied by a fraction, the numerator of which is the number of days in the applicable bonus payment period which occur prior to the Closing Date and the denominator of which is the total number of days in the applicable bonus payment period ending on March 31, 2004, less amounts paid by Marconi under the Marconi AIP prior to the Closing Date. However, and notwithstanding the foregoing, if the bonus is based on the satisfaction of more than one target and each of the targets has a different period of time associated with the target, the proration above described shall be computed with respect to each target separately.

         "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article XII.

         "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XII.

         "Indentures" shall mean, collectively, (i) the Indenture, dated as of May 19, 2003, between Marconi Corporation plc, the Initial Guarantors named therein and Law Debenture Trust Company of New York with respect to certain Guaranteed Senior Secured Notes due 2008; (ii) the Indenture, dated as of May 19, 2003, between Marconi Corporation plc, the Initial Guarantors named therein and Law Debenture Trust Company of New York with respect to certain Guaranteed Junior Secured Notes due 2008; and (iii) the Security Trust and Intercreditor Deed, dated as of May 19, 2003, between Marconi Corporation plc, The Law Debenture Trust Company of New York, JPMorgan Chase Bank, HSBC Bank plc, the New Bonding Facility Banks named therein, The Bank of New York, the Intra-Group Creditors named therein and the Intra Group Borrowers named therein.

         "Information and Records" shall have the meaning set forth in Section 2.1(d).

         "Intellectual Property" shall mean intellectual property rights, whether protected, created or arising under the laws of the United States or any other jurisdiction anywhere in the world, including:

                  (a)      patent registrations and applications;

                  (b)      copyright registrations and applications;

                  (c) registrations of and applications for trade names, trademarks, service names and service marks;

                  (d) trade secrets (including trade secrets consisting of know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases, customer lists, pricing information and other proprietary and confidential information);

                  (e)      domain names; and

                  (f)      all other proprietary rights.

         "Interim Audit" shall have the meaning set forth in Section 6.17(f)

         "Interim Financial Statements" shall have the meaning set forth in
Section 6.17(f)

         "Inventory" shall have the meaning set forth in Section 2.1(b).

         "Jabil" shall mean Jabil Circuit, Inc., a Delaware corporation.

         "Jabil Agreements" shall mean, collectively, the Jabil Manufacturing Agreement, the Jabil Repair Agreement, the Jabil Rationalization Agreement and the Jabil Transition Agreement.

         "Jabil Manufacturing Agreement" shall mean the Manufacturing Agreement, dated June 13, 2001, among the Seller, certain Affiliates of the Seller and Jabil, as amended.

         "Jabil Rationalization Agreement" shall mean the U.S. Rationalization Agreement, dated August 28, 2002, as amended pursuant to (i) the First Amendment to the U.S. Bedford Rationalization Agreement, dated October 7, 2003, among the Seller, certain Affiliates of the Seller and Jabil and (ii) the Second Amendment to the U.S. Bedford Rationalization Agreement, dated December 19, 2003, among the Seller, certain Affiliates of the Seller and Jabil.

         "Jabil Repair Agreement" shall mean the Repair Services Agreement, dated June 13, 2001, among the Seller, certain Affiliates of the Seller and Jabil.

         "Jabil Transition Agreement" shall mean the Access Transition Agreement, dated May 2, 2003, by and between the Seller and Jabil.

         "Judgment" shall have the meaning set forth in Section 4.3(b).

         "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree or governmental requirement enacted, promulgated or imposed by any Governmental Authority.

         "Liability" shall mean with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

         "LIBOR Rate" shall have the meaning set forth in Section 3.2(f).

         "Lien" shall mean any claim, encumbrance, lien, mortgage, pledge or security interest.

         "Loss" or "Losses" shall mean any and all losses, liabilities, claims, diminution in value, damages and expenses (including reasonable legal and other discretionary third-party fees and expenses in connection with defending or settling any claim, demand, action, Proceeding or threat thereof or investigating any facts related thereto).

         "Management Accounts" shall have the meaning set forth in Section 4.4.

         "Marconi AIP" shall mean the Marconi Access Systems Annual Incentive Plan 2003/2004 Financial Year, as amended, as in effect on the date hereof.

         "Marconi Entity" shall have the meaning set forth in the Cross License Agreement.

         "Marconi Finance" shall mean Marconi Finance, Inc., a Delaware corporation.

         "Marconi 401(k) Plan" shall have the meaning set forth in Section 11.8.

         "Marconi Guarantee" shall mean any guarantee, indemnity, performance bond, letter of credit, deposit or other security or contingent obligation in the nature of a financial obligation, including letters of comfort or support entered into or granted by any of the Seller's Affiliates in relation to or arising out of any obligations or liabilities of the Seller in connection with the Access Business (i) that are set forth on the Schedules or (ii) that were incurred in the ordinary course of business.

         "Marconi IP" shall have the meaning set forth in the Preamble.

         "Marconi Name" shall mean the business name, brand name, trade name, trademark, service mark, and domain name "Marconi," any business name, brand name, trade name, trademark, service mark and domain name that includes the word "Marconi", any portion thereof, any and all other derivatives thereof and the Marconi logo (i.e., the script "M").

         "Marconi plc" shall mean Marconi plc, a public limited liability company incorporated in England and Wales (registered no. 3846429) whose registered office is at New Century Park, PO Box 53, Coventry, CV3 1HJ, United Kingdom.

         "Marconi Retirement Plan" shall have the meaning set forth in Section 11.3.

         "Material Contracts" shall have the meaning set forth in Section
4.14(b).

         "Material Personal Property Leases" shall have the meaning set forth in
Section 4.10.

         "Maximum Rent" shall have the meaning set forth in Section 6.15(b).

         "Net Accounts Payable" shall mean the aggregate amount of the Accounts Payable, less the amount of any Accounts Payable erroneously billed, overbilled or otherwise subject to a good faith reduction or dispute by the Access Business.

         "Net Accounts Receivable" shall mean the aggregate amount of the Accounts Receivable, less reserves established in accordance with the Calculation Principles.

         "Net Inventory" shall mean the aggregate amount of the Inventory (other than supplies), less reserves established in accordance with the Calculation Principles.

         "Nine-State Region" shall mean the States of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee.

         "Non-Access Portion" shall have the meaning set forth in Section
2.3(c).

         "Notice of Acceptance" shall have the meaning set forth in Section 3.2(b)(i).

         "Notice of Disagreement" shall have the meaning set forth in Section 3.2(b)(ii).

         "October CA" shall have the meaning set forth in Section 6.9(c).

         "100% Losses" shall mean Losses arising out of or resulting from (i) a breach of a Title and Authorization Warranty (other than the representation and warranty set forth in Section

4.7(b)), (ii) a breach of a covenant contained herein (other than breaches of covenants contained in (A) the first sentence of Section 6.2, (B) Section 6.2(a)(ii), (iii), (vi), (xvi) or (xx) or (C) Section 6.2(b), (c), or (d)) or in a Conveyance Agreement, (iii) Section 12.2(c), (d), or (e) hereof, (iv) Section 12.3(c) or (d) hereof or (v) fraud.

         "OPPS Business" shall mean the business of (a) providing configuration, design, implementation and support services for network systems, and the provision of technical services, field support services, repair and replacement services and ongoing maintenance services, in each case relating to such configuration, design, implementation and support services, (b) designing, developing, manufacturing, marketing and selling enclosures for housing both active and passive electronic systems and active and passive communications systems, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such enclosures, and (c) designing, developing, manufacturing, marketing and selling connection, protection and power systems, solutions and products for or to network systems, and the provision of technical services, field support services, repair and replacement services and ongoing maintenance services, in each case relating to connection, protection and power systems, solutions and products for or to network systems.

         "OPPS Patents" shall mean the Patents listed on Schedule 1.1F.

         "OPPS Supply Agreement" shall have the meaning set forth in the definition of "Supply Agreements."

         "Other Businesses" shall mean the OPPS Business, the BBRS Business and the Test Systems Business.

         "Other Business Product" shall mean any product of the Other Businesses (as conducted in accordance with the definitions of "OPPS Business," "BBRS Business" and "Test Systems Business" herein) that (i) does not incorporate or use, and was not developed using, any of the Core Technology, (ii) is not covered by any of the Group A Patents (excluding, only for purposes of this clause (ii), products of existing licensees under the Global Patent Licenses), and (iii) does not include any Current Access Products.

         "Other Business Service" shall mean any service of the Other Businesses (as conducted in accordance with the definitions of "OPPS Business," "BBRS Business" and "Test Systems Business" herein) that (i) is performed without the use of any of the Core Technology, (ii) is not performed on products covered by any of the Group A Patents (excluding, only for purposes of this clause (ii), products of existing licensees under the Global Patent Licenses) and (iii) is not performed on any Current Access Products.

         "Other Confidentiality Agreements" shall have the meaning set forth in
Section 6.9(a).

         "Other Current Liabilities" shall mean the aggregate of (i) the accrual for the discount owing to Communications Test Design, Inc., a distributor to BellSouth Telecommunications, Inc., which accrual the Seller and the Purchaser agree shall equal 2.25% of outstanding accounts receivables owing to the Access Business from Communications Test Design, Inc. and (ii) the accruals for personal property taxes, sales and use taxes and franchise taxes.

         "Parent" shall have the meaning set forth in the Preamble.

         "Patent" shall mean any United States patents, pending United States patent applications, and all extensions, continuations, continuations in part, divisions, reissues and reexaminations of such patents and patent applications.

         "Patent Assignment" shall mean the patent assignment by Marconi IP in favor of the Purchaser in the form of Exhibit F.

         "Permit" shall mean any permit, license, approval or other authorization required or granted by any Governmental Authority.

         "Permitted Liens" shall mean: (i) Liens for Taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with the past practices of the Access Business; (ii) workers', mechanics', materialmen's, repairmen's, suppliers', carriers' or similar Liens arising in the ordinary course of business with respect to the accounts payable being assumed by the Purchaser pursuant to Section 2.5(e) that are not yet delinquent or that are being contested in good faith by appropriate proceedings; (iii) covenants, zoning restrictions, easements, licenses, or other restrictions on the use of real property or other irregularities in title (including leasehold title) thereto that do not materially impair the use of such real property, leases or leasehold estates; and (iv) those Liens set forth in Schedule 4.7(a) (other than Item 1 on Schedule 4.7(a)).

         "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

         "Personal Property" shall have the meaning set forth in Section 2.1(a).

         "Personnel" shall mean all former and current employees, agents, consultants and independent contractors that have contributed to or participated in the conception or development of Transferred Technology or Transferred Patents.

         "Post-Closing Specific Performance Covenants" shall mean the covenants set forth in Section 2.3, the last two sentences of Section 2.7, Section 3.2,
Section 3.3, Section 6.4, Section 6.6, Section 6.7, Section 6.9, the last two sentences of Section 6.10(b), Section 6.10(c), Section 6.11, Section 6.12,
Section 6.13, Section 6.15(b), Section 6.15(c), Section 6.17, Section 13.6 and
Section 13.9 of this Agreement.

         "Pre-Closing Environmental Liability" shall mean any Loss, Proceeding, responsibility or other Liability arising out of Environmental Laws and (1) any condition of the Assets or Excluded Assets to the extent existing on or prior to the Closing Date, (2) the ownership or operation of the Access Business (including by any former owner or operator thereof) or the Assets or any Excluded Asset (or any assets previously owned or operated in connection with the Access Business by any former owner or operator thereof) on or prior to the Closing Date, (3)(A) personal injury, property damage or exposure to Hazardous Substances or (B) investigation, remediation, natural resources damages or other response actions, including claims related to any Releases, in each case arising out of the ownership or operation of the Access Business or the Assets or any Excluded Asset (or any assets previously owned or operated in connection with the Access Business or by any former owner or operator of the Access Business) on or prior to the Closing Date or (4) the Release of Hazardous Substances or the arrangement for such activities, from, at or to any off-site location arising out of the ownership or operation of the Access Business, the Other Businesses, the Assets or any Excluded Asset (or any assets previously owned or operated in connection with the Access Business or the Other Businesses or by any former owner or operator of the Access Business or the Other Businesses) on or prior to the Closing Date (it being understood that, for purposes of this clause (4), the Seller and its Affiliates shall not be liable for any actions or inactions by the Purchaser or any of its Affiliates with respect to any such arrangement subsequent to the Closing).

         "Pre-Closing Insurance Claims" shall have the meaning set forth in
Section 6.2(c)(ii).

         "Pre-Closing Specific Performance Covenants" shall mean the covenants set forth in Section 2.1, Section 2.2, Section 2.3, Section 2.5, Section 3.1,
Section 6.1, Section 6.2, Section 6.3, Section 6.4, Section 6.6, Section 6.7,
Section 6.9, the last two sentences of Section 6.10(b), Section 6.13, Section 6.14, Section 6.15, Section 6.16, Section 6.17, Section 13.6 and Section 13.8 of this Agreement.

         "Prepaids" shall mean all prepaid expenses of the Access Business as determined and accounted for in accordance with accounting policies of the Access Business, including prepaid travel expenses, license fees, maintenance fees and support fees, deferred charges, advanced payments, security deposits and other prepaid items.

         "Proceeding" shall have the meaning set forth in Section 2.6(e).

         "Proposed Adjustments" shall have the meaning set forth in Section 3.2(b)(ii).

         "PTO" shall have the meaning set forth in Section 11.5.

         "PTO Policy" shall have the meaning set forth in Section 11.5.

         "Purchase Price" shall have the meaning set forth in Section 3.1(a).

         "Purchased Contracts" shall mean the Contracts and other rights described in Section 2.2 (including the Access Portion of the Shared Contacts).

         "Purchaser" shall have the meaning set forth in the Preamble.

         "Purchaser 401(k) Plan" shall have the meaning set forth in Section
11.8.

         "Purchaser Benefit Plans" shall have the meaning set forth in Section 11.2.

         "Purchaser Indemnified Party" shall have the meaning set forth in
Section 12.2.

         "Purchaser Material Adverse Effect" shall mean any event, change or occurrence that has had or would reasonably be expected to have a material adverse effect (i) on the ability of the Purchaser or AFCNA to perform their obligations under this Agreement and their Related

Agreements or (ii) on the ability of the Purchaser or AFCNA to consummate the transactions required to be effected by them as contemplated hereby and thereby.

         "Purchaser's knowledge," or any similar expression with regard to the knowledge or awareness of or receipt of notice by the Purchaser, shall mean the actual, direct and personal knowledge of any of the Persons listed in Schedule 1.1G.

         "Purchaser's Welfare Plans" shall have the meaning set forth in Section 11.4.

         "Related Agreement" shall mean any Contract that is to be entered into by a party hereto at the Closing or otherwise pursuant to this Agreement on or prior to the Closing Date, including the Assignment and Assumption Agreement, the Bill of Sale, the Patent Assignment, the Cross License Agreement, the Sublicenses, the Grande Reseller Agreement, if any, the OPPS Supply Agreement, the Transition Services Agreement, the Copyright Assignment and the Trademark Assignment. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or other similar expression.

         "Release" shall mean any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the environment.

         "Release Agreement" shall mean the Release Agreement between The Law Debenture Trust Corporation p.l.c., Marconi Corporation plc, Marconi Communications, Inc. and Marconi Intellectual Property (Ringfence) Inc., substantially in the form attached hereto as Exhibit G.

         "Request" shall have the meaning set forth in Section 6.17(b).

         "Representatives" of a Person shall mean any officer, director, employee, accountant, counsel, investment banker, financial advisor or other representative of such Person or any of its Affiliates.

         "Restricted Asset" shall have the meaning set forth in Section 2.3(a).

         "Restricted Product" shall mean any voice, data or video transport system for copper or fiber access networks (or any component thereof), including digital loop carriers, digital subscriber lines and systems delivering fiber to the curb, fiber to the premises or fiber to the home.

         "Restrictive Covenants" shall have the meaning set forth in Section 6.11(c).

         "Retained Obligations" shall have the meaning set forth in Section 2.6.

         "Retained Patents" shall mean Patents (other than the Transferred Patents), including any and all related foreign counterpart patents and patent applications, that are owned by, or licensed to, any of the Marconi Entities and are licensable to the Purchaser and its Affiliates by a Marconi Entity (but excluding the OPPS Patents and the rights licensed to the Parent, the Seller or any of their Affiliates under the Global Patent Licenses), and

                  (a) are listed in Schedule 1.24 of the Cross License Agreement; or

                  (b)      cover any Current Access Product; or

                  (c) cover a patented machine, manufacture, combination or composition, or a material or apparatus for which a Current Access Product is a material part of the invention, where such Current Access Product is not a staple article or commodity of commerce suitable for substantial noninfringing use.

         "Retained Technology" shall mean Technology that: (a) is owned by, or licensed to, any Marconi Entity and is licensable to the Purchaser and its Affiliates by any Marconi Entity; (b) is used in the Access Business as presently conducted by the Seller; and (c) is not Transferred Technology; provided, however, that Retained Technology does not include the Technology in
Schedule 1.25 of the Cross License Agreement.

         "SEC's Staff" shall have the meaning set forth in Section 6.17(b).

         "Seller" shall have the meaning set forth in the Preamble.

         "Seller Bedford Lease" shall have the meaning set forth in Section 6.15(c).

         "Seller Benefit Plans" shall mean the plans, programs, arrangements and agreements set forth on Schedule 4.17 that are identified on such Schedule as a Seller Benefit Plan.

         "Seller Indemnified Party" shall have the meaning set forth in Section 12.3.

         "Seller Material Adverse Effect" shall mean any event, change or occurrence that has had or would reasonably be expected to have a material adverse effect (i) on the ability of the Parent, the Seller and Marconi IP to perform their obligations under this Agreement and their Related Agreements or
(ii) on the ability of the Parent, the Seller and Marconi IP to consummate the transactions required to be effected by them as contemplated hereby and thereby.

         "Seller's knowledge," or any similar expression with regard to the knowledge or awareness of or receipt of notice by the Seller, shall mean the actual, direct and personal knowledge of (i) any of the Persons listed in
Schedule 1.1H or (ii) if, between the date hereof and the Closing, any Person set forth on Schedule 1.1H ceases to hold the position with the Seller or an Affiliate of the Seller that such Person holds as of the date hereof, any Person who assumes such position or a comparable position prior to the Closing.

         "Seller's Pension Plans" shall have the meaning set forth in Section 11.8.

         "Seller's Welfare Plans" shall have the meaning set forth in Section 11.4.

         "Shared Contracts" shall mean those Group Contracts set forth in
Schedule 1.1I.

         "Special Warranty Matters" shall mean the obligation of the Seller to provide replacement products or repair services as a result of the matters set forth in items 1, 2, 3 and 4 in the "Customer Disputes" Section of Schedule 4.11(a).

         "Special Warranty Reserve" shall mean $4,638,000 (which amount represents the amount of the reserve agreed between the Seller and the Purchaser with respect to the Special Warranty Matters as of September 30, 2003) less the aggregate cost of replacement products and repair services incurred in connection with the Special Warranty Matters between September 30, 2003 and the Closing.

         "Statement of Working Capital" shall have the meaning set forth in
Section 3.2(a).

         "Sublicenses" shall mean the sublicense agreements in the forms of Exhibits H-1 and H-2 hereto.

         "Subsidiaries" of a Person shall mean any Person subject to control by such Person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         "Supply Agreements" shall mean, collectively, (i) the Supply Agreement between the Seller (acting through OPPS) and the Purchaser in the form set forth in Exhibit I (the "OPPS Supply Agreement") and (ii) the Grande Reseller Agreement, if any.

         "System Purchase Agreement" shall have the meaning set forth in Section 6.16.

         "Tax" or "Taxes" means all: (i) Federal, state, local, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, alternative minimum, occupation, recapture and other taxes, and including any interest, penalties and additions imposed with respect to such amounts; (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group (an "Affiliated Group"); and
(iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

         "Tax Return" shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

         "Tax Statute of Limitations Date" shall mean the close of business on the 60th day after the expiration of the applicable statute of limitations with respect to any Tax, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

         "Tax Warranty" shall mean a representation or warranty in Section 4.19.

         "Technology" shall mean trade secrets, confidential information, inventions, discoveries, know-how, formulae, practices, processes, procedures, ideas, specifications, engineering data, software, firmware, programs and source disks, source codes, databases and data collections, designs, registered and unregistered copyrights, composition services, research records, records of inventions, test information, market surveys and marketing know-how.

         "Termination Date" shall have the meaning set forth in Section 10.1(b).

         "Territory" shall mean the United States of America and Canada.

         "Test Systems Business" shall mean the development, manufacture, supply and installation of hardware and software systems used by telephone service providers for maintaining service to subscribers and qualifying lines for application of broadband technology including hardware and software systems (a) interfacing the system's remote measurement units with access and switching network elements deployed within a service provider's network to perform fault analysis of the transport facility used for its subscriber loops, (b) providing analysis of the loop to determine the suitability for transport of broadband services such as DSL and (c) consisting of auxiliary hardware used in applications to facilitate connection to the network element's test access port. The Test Systems Business also provides installation, turn-up and engineering services to the service provider to adapt its system to the specific network elements and operational support systems used by the customer.

         "Third Party Claim" shall have the meaning set forth in Section
12.7(a).

         "Title and Authorization Warranty" shall mean a representation or warranty in Section 4.1, 4.2, 4.3 (other than Sections 4.3(b)(ii) and (v)), 4.7, 4.26, 5.1, 5.2 or 5.3 (other than Section 5.3(b)(ii) and (iv)) of this Agreement.

         "Trademark Assignment" shall mean the Trademark Assignment in the form of Exhibit J.

         "Transfer Taxes" shall mean any Liability for transfer, documentary, sales, use, registration, value added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes) and related amounts (including any penalties, interest and additions to Tax) incurred in connection with this Agreement, the Related Agreements, the Acquisition and the other transactions contemplated hereby and thereby.

         "Transferable Permits" shall have the meaning provided in Section 2.2.

         "Transferred Employee" shall have the meaning set forth in Section
11.1.

         "Transferred Intellectual Property" shall mean, collectively, the Transferred Trademarks, the Transferred Technology and the Transferred Patents.

         "Transferred Patents" shall mean the Group A Patents and the Group B Patents, including any and all related foreign counterpart patents and patent applications.

         "Transferred Technology" shall mean Technology owned by the Seller that
(a) was substantially developed by the Access Business or was developed exclusively for the Access Business for use in the Access Business, but excluding Technology used by the OPPS Business for the OPPS Business; or (b) was used exclusively in the Access Business as presently conducted, including the Core Technology, but excluding the Technology listed in
Schedule 1.25 of the Cross License Agreement.

         "Transferred Trademarks" shall have the meaning set forth in Section 2.1(e).

         "Transition Services Agreement" shall mean the transition services agreement between the Seller and the Purchaser in the form set forth in Exhibit K.

         "25% Losses" shall mean any Losses under or otherwise in connection with this Agreement, or any Conveyance Agreement or any other document delivered at the Closing that is not a Commercial Agreement or the transactions contemplated hereby or thereby other than (i) 50% Losses and (ii) 100% Losses.

         "2003 Financial Statements" shall have the meaning set forth in Section 6.17(a).

         "UKLA" shall mean the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 of England.

         "Unresolved Adjustments" shall have the meaning set forth in Section 3.2(c).

         "U.S. Affiliate" means, with respect to any specified Person, any Affiliate of such Person that is incorporated or organized under the laws of any of the states of the United States of America.

         "U.S. GAAP" shall have the meaning set forth in Section 6.17(a).

         "Vidar Claims" shall mean (i) all amounts awarded or received, or that may subsequently be awarded or received, to or by the Seller pursuant to or in settlement of the Vidar Proceedings and (ii) all other indemnities, rights or claims of the Seller against Vidar-SMS Co., Ltd. or any of its Affiliates arising from the matters subject to the Vidar Proceedings.

         "Vidar Proceedings" shall mean (i) Marconi Communications, Inc. vs. Vidar-SMS Co., Ltd., ICC International Court of Arbitration Case No. 11035/ESR/TE and (ii) Marconi Communications, Inc. v. Vidar-SMS Co., Ltd., Civil Action No. 3:00-CV-1293-L in the United States District Court for the Northern District of Texas, Dallas Division.

         "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar Law.

         "Welfare Plan" shall mean the Marconi Total Rewards Plan.

         1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or

"include, without limitation," respectively. The phrase "ordinary course of business consistent with past practices" and similar phrases as used herein with respect to the operation of the Access Business prior to the Closing shall refer to the operation of the Access Business between April 1, 2002 and the date hereof. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Underscored references to Articles, Sections, paragraphs, clauses, Exhibits or Schedules shall refer to those portions of this Agreement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit or Schedule to, this Agreement.

                                   ARTICLE II

         SALE AND PURCHASE OF ASSETS; ASSUMPTION OF ASSUMED OBLIGATIONS

         2.1      Purchase and Sale of Assets. Except as provided in Sections
2.3 and 2.4 and subject to the other terms and conditions of this Agreement, at the Closing, the Seller and Marconi IP, as the case may be, shall sell, assign, convey, transfer and deliver to the Purchaser, and, with respect to the Inventory only, AFCNA, free and clear of any Liens other than Permitted Liens, and the Purchaser and, with respect to the Inventory only, AFCNA, shall purchase and acquire from the Seller and Marconi IP, as the case may be, and take assignment and delivery from the Seller and Marconi IP, as the case may be, of all of the Seller's or Marconi IP's, as the case may be, right, title and interest in and to the following (wherever located, unless otherwise specifically stated, and other than the Excluded Assets):

                  (a) Equipment; Personal Property. All (i) equipment, machinery, computers, computer hardware, servers, network equipment and connections, in each case either (A) located at the Bedford Facility or
         (B) if primarily used or held for use in the Seller's conduct and operation of the Access Business, located elsewhere, (ii) furniture, furnishings, tools, spare parts, and all other items of tangible personal property, in each case either (A) located at the Bedford Facility or (B) if primarily used or held for use in the Seller's conduct and operation of the Access Business, located elsewhere and
         (iii) all vehicles primarily used in the Access Business, including with respect to subclauses (i), (ii) and (iii), those items of personal property set forth on Schedule 2.1(a), but in each case excluding the laboratory and other equipment listed on Schedule 2.4(x) (the assets described in this Section 2.1(a) being collectively referred to as the "Personal Property");

                  (b) Inventory. All supplies, materials and other inventories of raw materials, works-in-progress and finished goods (wherever located) to the extent used in or held in connection with the Access Business, including any inventories on consignment with contract manufacturers or customers in connection with the Access Business (collectively, the "Inventory");

                  (c) Accounts Receivable. All accounts receivable, trade receivables, notes receivable and other receivables (excluding any receivables relating to any Benefit Plan) to the extent arising out of or from the operation of the Access Business, including receivables from suppliers but excluding receivables to the extent relating to the Excluded Assets and any claim, remedy or right to the foregoing (collectively, the "Accounts Receivable");

                  (d) Information and Records. All sales and business records, service records, warranty records, books of account, ledgers, general, financial and accounting records, files, program documentation, tapes, manuals, forms, product guides and similar materials, proprietary information and invention agreements and similar agreements, invoices, inventory records, engineering, maintenance, operating and production records, cost and pricing information, business plans, catalogs, quality control records, files related to Assumed Proceedings, credit records of customers, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, customer and supplier correspondence (in all cases, in any form or medium), in each case, to the extent used or held for use in, or to the extent that arose or arise out of the operation or conduct of, the Access Business or to the extent related to any Asset or any Assumed Obligation (collectively, the "Information and Records"); provided, that, notwithstanding anything to the contrary in this Section 2.1(d), (i) "Information and Records" shall not include
         (A) any information or records which constitute "Technology", (B) any Proceeding files other than files related to the Assumed Proceedings and (C) the portion of any information or records related to an Excluded Asset or Retained Obligation and (ii) if any particular record of the Seller contains both information to be transferred to the Purchaser pursuant to this Section 2.1(d) and other information, then the Seller can, at its option, either (A) provide a copy of such record to the Purchaser subject to the Purchaser's obligations contained herein to keep such other information confidential or (B) create a new record that separates out the information to be transferred to the Purchaser pursuant to this Section 2.1(d) and provide a copy of such new record to the Purchaser;

                  (e) Trade Names. All (i) registered trade names, trademarks, service names and service marks (and applications for registration of the same) set forth on Schedule 2.1(e) and (ii) all unregistered trade names, trademarks, service names and service marks which are owned by the Seller and used exclusively in the Seller's conduct of the Access Business (collectively, the "Transferred Trademarks");

                  (f)      Technology. The Transferred Technology;

                  (g)      Patents. The Transferred Patents;

                  (h) Goodwill. All of the Seller's and Marconi IP's customer relationships and related goodwill to the extent generated by or associated with the Access Business, including the exclusive right to represent oneself as the successor of the Access Business (notwithstanding the foregoing, it is understood and agreed that the Seller is not transferring to the Purchaser (i) the customer relationships (or related goodwill) to the extent generated by or associated with the Other Businesses or (ii) any goodwill associated with the Marconi Name in and of itself);

                  (i) Products. All products of the Access Business sold prior to the Closing (including products returned after the Closing and rights of rescission, replevin and reclamation) (as such products exist without the inclusion of any services or products supplied by the Other Businesses);

                  (j) Credits. All credits and Prepaids to the extent used or held for use in, or that arose or arise out of, the operation or conduct of the Access Business or in connection with any Asset or any Assumed Obligation (excluding those credits relating to any Benefit
         Plan);

                  (k) Claims Proceeds. All Claims Proceeds except as provided in Sections 6.2(c)(iv)(A) and (B); and

                  (l) Other. All other properties and assets of every kind, character and description, tangible or intangible, primarily used or held for use in, or that primarily arose or arise out of, the operation or conduct of the Access Business to the extent not set forth above, whether or not similar to the items set forth above.

         2.2 Assignment of Permits and Contracts. Except as provided in Sections 2.3 and 2.4 and subject to the other terms and conditions of this Agreement, at the Closing, the Seller and Marconi IP, as the case may be, shall assign and transfer to the Purchaser, and the Purchaser shall take assignment of, all of the Seller's and Marconi IP's, as the case may be, right, title and interest in and to all Permits and all pending applications or renewals thereof that relate exclusively to the operation or conduct of the Access Business or are exclusively used or held for use in connection with any Asset including the Permits, applications and renewals set forth on Schedule 4.15, to the extent such Permits, applications and renewals are transferable (collectively, the "Transferable Permits"), and in and to the following Contracts or contractual rights of the Seller:

                  (a) Occupancy of Bedford Facility. Subject to Section 6.15, the Bedford Lease;

                  (b) Personal Property Leases. All leases of personal property related exclusively to the conduct or operation of the Access Business, including the leases set forth on Schedule 4.10(b) (except as otherwise noted on such schedule);

                  (c) Customer Contracts. (i) All sale orders and other Contracts for the provision of goods or services to customers arising exclusively from the operation or conduct of the Access Business, including those Contracts set forth on Schedule 4.14(a)(xi) and
         Schedule 2.2(c), (ii) the Shared Contracts listed as items 1, 2, 3, 12 and 13 on Schedule 7.9 and (iii) subject to the foregoing clause (ii) and except as otherwise provided on Schedule 7.9, the portion of each Shared Contract set forth on Schedule 1.1I under the heading "Shared Customer Contracts" to the extent pertaining to the operation or conduct of the Access Business after the Closing;

                  (d) Vendor Contracts. (i) All purchase orders and other Contracts for the purchase of goods or services related exclusively to the operation or conduct of Access Business, including those Contracts set forth on Schedule 4.14(a)(iv) (except as otherwise noted on such schedule) and (ii) the portion of each Shared Contract set forth on
         Schedule 1.1I under the heading "Shared Vendor Contracts" to the extent pertaining to the operation or conduct of the Access Business after the Closing;

                  (e) Intellectual Property Licenses. (i) All agreements for the license to the Seller or Marconi IP of Intellectual Property that are used or held for use exclusively in the operation or conduct of the Access Business including all agreements set forth on Schedule 4.13(d) (except as otherwise noted on such schedule) and (ii) those certain rights under each Shared Contract set forth on Schedule 1.1I under the heading "Shared Intellectual Property Licenses" to the extent used or held for use in the operation or conduct of the Access Business;

                  (f)      Other Contracts. (i) All other Contracts set forth on
         Schedule 2.2(f), (ii) those certain rights under each Shared Contract set forth on Schedule 1.1I under the heading "Other Shared Contracts" to the extent used or held for use in the operation or conduct of the Access Business and (iii) such other Contracts entered into between the date hereof and the Closing Date entered into in compliance with
         Section 6.2 to the extent used or held for use in the operation or conduct of the Access Business;

                  (g) Non-Disclosure Obligations. All non-disclosure, confidentiality and similar obligations owed to the Seller or any of its Affiliates to the extent related to the Access Business other than those non-disclosure or confidentiality agreements entered into in connection with the proposed sale of the Access Business;

                  (h) Claims. All warranties, indemnities, rights and claims against third parties to the extent arising out of or relating to the Access Business or any Asset or Assumed Obligation (collectively, "Claims", it being agreed that "Claims" shall not include claims to the extent arising out of or relating to any Excluded Asset or Retained Obligation), including Claims in bankruptcy but excluding Claims arising under insurance policies (except as set forth in Section 6.8); and

                  (i) Employee Non-Compete Obligations. All rights with respect to any obligation of any Access Employee to refrain from competing with the Access Business.

         All of the property and assets to be transferred or assigned to the Purchaser and AFCNA hereunder pursuant to Sections 2.1 and 2.2 are herein referred to collectively as the "Assets"; provided, however, "Assets" shall not include the equity of, or any other ownership interest in, any Person.

         Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless the Purchaser expressly assumes that Liability pursuant to Section 2.5.

         2.3      Certain Provisions Regarding Assignments.

                  (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any Contract or other Asset or any claim, right, benefit or obligation thereunder or resulting therefrom if (i) an assignment or transfer thereof, without the Consent of a third party thereto, would constitute a breach or violation thereof or would in any way adversely affect the rights (upon transfer) of the Purchaser under such Contract or other Asset or result in the loss or cancellation thereof and (ii) such Consent is not obtained at or prior to the Closing ("Restricted Asset") (it being understood that this Section 2.3(a) shall in no way limit any parties' obligations under Section 6.3(c)).

                  (b) If the parties are not successful in obtaining a Consent at or prior to the Closing, then (i) the Seller shall continue to keep the applicable Restricted Asset in effect in accordance with its terms and shall provide the Purchaser with the benefits of the Restricted Asset in question accruing after the Closing Date to the extent that the Seller may provide such benefits (A) in a manner not in violation of the terms of such Restricted Asset (and subject to Section 2.3(d) below) and (B) without incurring any material expense or otherwise taking any material actions or measures (such as hiring additional employees) and (ii) if the Seller provides such benefits to the Purchaser, the Purchaser shall perform at its sole expense the obligations of the Seller to be performed after the Closing under the Restricted Asset in question. Once a Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Asset is obtained, the Seller shall promptly assign, transfer and deliver such Restricted Asset to the Purchaser, and the Purchaser shall assume the obligations under such Restricted Asset that relate to the period from and after the date of assignment, transfer and delivery of such Restricted Asset to the Purchaser. The terms of this Section 2.3(b) shall not apply with respect to Shared Contracts, it being understood that the treatment of Shared Contracts is addressed in Section 2.3(c).

                  (c) Prior to the Closing and subject to the provisions set forth in Schedule 7.9 with respect to certain Shared Contracts, the Seller and the Purchaser shall use their reasonable best efforts to work together (and, if necessary and desirable, to work with the third parties to the Shared Contracts) in an effort to (i) divide, modify and/or replicate (in whole or in part) the respective rights and obligations under and in respect of the Shared Contracts and (ii) if possible, novate the respective rights and obligations under and in respect of the Shared Contracts, such that, effective as of the Closing, (A) the Purchaser is the beneficiary of the post-Closing rights and is responsible for the post-Closing obligations related to that portion of the Shared Contract included in the Purchased Contracts (the "Access Portion") (so that, subsequent to the Closing, the Seller shall have no post-Closing rights or post-Closing obligations with respect to the Access Portion of the Shared Contract) and (B) the Seller is the beneficiary of the rights and is responsible for the obligations related to the Shared Contract other than the Access Portion (the "Non-Access Portion") (so that, subsequent to the Closing, the Purchaser shall have no rights or obligations with respect to the Non-Access Portion of the Shared Contract). If the parties are not able to enter into an arrangement to formally divide, modify and/or replicate one or more Shared Contracts prior to the Closing as contemplated by the previous sentence, then (i) the Purchaser shall be entitled to the benefits of the Access Portion of any such Shared Contract accruing after the Closing Date to the extent that the Seller may provide such benefits (A) in a manner not in violation of the terms of such Shared Contract (and subject to Section 2.3(d) below) and (B) without incurring any material expense or otherwise taking any material actions or measures (such as hiring additional employees) and (ii) if the Seller provides such benefits to the Purchaser, the Purchaser shall perform at its sole expense the obligations of the Seller to be performed after the Closing under the Access Portion of such Shared Contract.

                  (d) If any Consent with respect to a Restricted Asset is not obtained or any division, modification or replication with respect to a Shared Contract is not procured prior to the Closing, the Seller and the Purchaser shall cooperate (at their own expense) in any lawful and reasonable arrangement reasonably proposed by the Purchaser under which the Purchaser shall obtain the economic claims, rights and benefits under the Restricted Asset or Shared Contract with respect to which the Consent has not been obtained in accordance with this Agreement. Such reasonable arrangement may include subcontracting, sublicensing or subleasing to the Purchaser of any and all rights of the Seller, the Parent or Marconi IP under such Restricted Asset or Access Portion of a Shared Contract. To the extent the Purchaser receives the economic claims, rights and benefits under a Restricted Asset or Shared Contract as set forth above, the Purchaser shall be responsible for the Assumed Obligations, if any, arising under such Restricted Asset or Access Portion of a Shared Contract.

         2.4      Excluded Assets. Notwithstanding the provisions of Sections
2.1 and 2.2, neither the Seller nor Marconi IP shall sell, assign, convey, transfer or deliver to the Purchaser or AFCNA, and neither the Purchaser nor AFCNA shall purchase, acquire or take assignment or delivery of, any of the following assets or Contracts, or any right, title or interest therein (collectively, the "Excluded Assets"):

                  (a) Cash. Other than the Claims Proceeds, all cash, certificates of deposit, bank deposits, negotiable instruments, marketable securities and other cash equivalents, together with all accrued but unpaid interest thereon;

                  (b) Marconi Name. The Marconi Name and all goodwill associated therewith;

                  (c) Tax Refunds; Tax Returns. All claims for and rights to receive refunds, rebates, or similar payments of Taxes to the extent such Taxes were paid by or on behalf of the Seller or any of its Affiliates, all Tax Returns, and all notes, worksheets, files or documents relating thereto;

                  (d) Corporate Records. All minute books and corporate records of the Seller and its Affiliates;

                  (e) Employee Records. All personnel, employee compensation, medical and benefits and labor relations records relating to employees or past employees of the Seller and its Affiliates; provided, however, copies of all such materials relating to the Current

         Access Employees and any Former Access Employees who were employed in connection with the Access Business on or after April 1, 2002 shall be delivered to the Purchaser to the extent permitted by applicable Law; and provided, further, that, copies of benefit records relating to any benefit liability not being assumed by the Purchaser shall not be provided to the Purchaser;

                  (f) Sale Documents. All books and records prepared or received in connection with the proposed sale of the Access Business, including offers received from prospective purchasers, and the Seller's and its Affiliates' right, title and interest under this Agreement and the Related Agreements;

                  (g) Excluded Leases. Other than as provided in the Transition Services Agreement and in respect of the transfer of the Bedford Lease, all right, title and interest to (i) the Seller's leased space located at 1000 Miller Cart West, Norcross, Georgia 30092, (ii) the Freeport Sublease, (iii) the Jabil Rationalization Agreement and
         (iv) all other leaseholds or interests in real property of the Seller (collectively the "Excluded Leases");

                  (h)      Group Contracts. Subject to clauses (ii) and (iii) of
         Section 2.2(c), all Group Contracts other than the respective Access Portions of the Shared Contracts;

                  (i) Disposed Assets. All assets sold or otherwise disposed of in the ordinary course of business and in compliance with
         Section 6.2 during the period from the date of this Agreement until the Closing Date;

                  (j) Insurance. Subject to Section 6.8, all insurance policies or insurance coverage relating to the Assets or the Access Business;

                  (k) Affiliate Contracts. All Affiliate Contracts and obligations thereunder;

                  (l) Intercompany Obligations. All obligations of any kind payable to or owing from any Affiliate of the Seller, including all intercompany accounts receivable and accounts payable relating to indebtedness for borrowed money;

                  (m)      Global Patent Licenses. The Global Patent Licenses;

                  (n) Intellectual Property. All right, title and interest in or to any Intellectual Property or rights owned by, or leased or licensed to, the Seller or any of its Affiliates, other than as set forth in Sections 2.1 and 2.2, including the Retained Patents and Retained Technology and the Technology listed on Schedule 1.25 of the Cross License Agreement;

                  (o) Non-Disclosure Obligations. All non-disclosure, confidentiality, non-solicitation and similar rights or obligations to the extent related to the businesses (other than the Access Business) of the Seller or its Affiliates, including the Other Businesses (including the rights under the confidentiality agreements entered into in connection with the proposed sale of the Access Business);

                  (p) Employee Non-Compete Obligations. All rights with respect to any obligation of any Access Employee to refrain from competing with any businesses (other than the Access Business) of the Seller or its Affiliates, including the Other Businesses;

                  (q)      Vidar Claims. The Vidar Claims;

                  (r) Grande. Subject to Section 6.16, all of the Seller's right, title and interest in and to the Grande Agreements;

                  (s) Indebtedness. All Contracts evidencing indebtedness for borrowed money and Guarantees, including the Indentures and Marconi Guarantees;

                  (t) Jabil. Except as provided in the Transition Services Agreement or Section 6.15, the Jabil Agreements;

                  (u) IT Assets. Except as provided in the Transition Services Agreement, all equipment, contracts and other assets of the Seller that have been transferred, or that are required to be transferred, to CSC International or British Telecommunications PLC (or their respective nominees) pursuant to the CSC Outsourcing Arrangement;

                  (v)      Benefits. All Benefit Plans and the assets thereof;

                  (w) Administrative Assets. Other than as set forth in the Transition Services Agreement, all information technology assets, systems and networks exclusively used to administer payroll, employee benefits, financial accounting and tax matters for the Access Business and the Other Businesses; and

                  (x) Other Assets. All other assets (real or personal, tangible or intangible) and Contracts of the Seller not included in the Assets, including the laboratory and other equipment listed on Schedule 2.4(x).

         None of the Excluded Assets shall be included in the term "Assets," "Purchased Contracts," "Transferable Permits" or any other term defined in Sections 2.1 or 2.2.

         2.5 Assumed Obligations. At the Closing, subject to the provisions of Sections 2.3 and 2.6, the Purchaser shall assume, and shall agree to pay, perform and discharge when due, only the following Liabilities of the Seller (the "Assumed Obligations"):

                  (a)      Purchased Contracts. Subject to Sections 2.5(c) and
         (d), all Liabilities of the Seller under the Purchased Contracts (other than under any material oral Contracts not set forth in Schedule 4.14(a)), including the Access Portion of the Shared Contracts, to the extent to which (i) the Seller provides the benefits of such Purchased Contracts, including the Access Portion of the Shared Contracts, to the Purchaser and (ii) such Liabilities arise and relate to the period from and after the Closing;

                  (b) Bedford Lease. Subject to Section 6.15, all Liabilities arising from and after the Closing under the Bedford Lease or the Jabil Rationalization Agreement;

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

                  (c) Product Claims. All Liabilities (including any product returns or recalls) to the extent related to the performance, quality or condition of products or the quality of product support services sold by the Seller in the conduct of the Access Business under express or implied warranty (other than any warranty of non-infringement), contract, tort (including product liability) or provisions of the Uniform Commercial Code or comparable statutes governing the obligations of commercial sellers of goods and services (excluding provisions relating to non-infringement of Intellectual Property rights) ("Commercial Laws"), including all Liabilities arising with respect to the Special Warranty Matters, but excluding any Liability relating to or arising as a result of (i) fraud, (ii) any failure to obtain or hold any applicable Intellectual Property rights or (iii) any warranty or Contract for new product development, product evolution or introduction of new product features or functionality other than as set forth in a written Purchased Contract (it being understood that (A) in no event is the Purchaser assuming any Liability to pay for, or reimburse or indemnify another for the payment of, any fine or penalty to any Governmental Authority relating to the sale by the Seller or its Affiliates prior to Closing of products or services in violation of applicable Law and (B) Section 2.3 shall not limit the Liabilities assumed pursuant to this Section 2.5(c));

                  (d) Employee and Benefit Obligations. The Liabilities to or with respect to Access Employees specifically set forth, and only to the extent set forth, in Article XI;

                  (e) Accounts Payable. All Liabilities of the Seller with respect to accounts payable of the Access Business as of the Closing (including unbilled accounts payable), other than accounts payable related to Excluded Assets, but only to the extent and up to the amounts reflected in the final Statement of Working Capital (collectively, the "Accounts Payable");

                  (f) Permits. All Liabilities arising from and after the Closing with respect to the Transferable Permits to the extent to which the Seller or Marconi IP provides the Purchaser the benefits of such Transferable Permits and only to the extent such Liabilities arise and relate to the period from and after the Closing; and

                  (g) Assumed Proceedings. The Liabilities arising from or associated with the matters set forth on Schedule 2.5(g) (the "Assumed Proceedings").

         2.6 Retained Obligations. Notwithstanding anything to the contrary contained in this Agreement, neither the Purchaser nor AFCNA shall assume or otherwise be liable in respect of any Liability of the Parent, the Seller or Marconi IP or any of their Affiliates to the extent relating to, or arising out of the operation or conduct of, the Access Business other than to the extent set forth in Section 2.5. All Liabilities of the Parent, the Seller or Marconi IP or any of their Affiliates to the extent relating to, or arising out of the operation or conduct of, the Access Business that are not assumed by the Purchaser pursuant to Section 2.5 (the "Retained Obligations") shall be retained by the Parent, the Seller, Marconi IP or their Affiliates. The Retained Obligations shall include the following:

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

                  (a) General. Any Liability of the Parent, the Seller or Marconi IP or their Affiliates, except as specifically set forth in
         Section 2.5, to the extent relating to, or arising out of, the operation or conduct of the Access Business prior to the Closing;

                  (b) Taxes. Any Liability for Taxes whether or not accrued, assessed or currently due and payable (i) of the Parent, the Seller or Marconi IP or any of their Affiliates or (ii) relating to the operation or ownership of the Access Business or the Assets for any Tax period (or portion thereof) ending on or prior to the Closing Date;

                  (c) Other Businesses. Any Liability to the extent arising out of the operation or conduct by the Parent, the Seller, Marconi IP or any of their Affiliates of any business other than the Access Business;

                  (d) Purchased Contracts. Subject to Section 2.5(c), any Liability (i) arising out of any actual or alleged breach of, or nonperformance under, any Contract (including any Purchased Contract or Shared Contract) prior to the Closing or (ii) accruing under any Purchased Contract with respect to any period prior to the Closing;

                  (e) Proceedings. Subject to Section 2.5(g), any Liability of the Parent, the Seller or Marconi IP or any of their Affiliates to the extent arising out of any suit, action (including regulatory action), proceeding (including under any alternative dispute resolution procedure) or other litigation ("Proceeding") (i) pending as of the Closing Date, (ii) based on any act or omission of the Parent, the Seller or Marconi IP occurring on or prior to the Closing or (iii) based on any actual or alleged violation by the Parent, the Seller or Marconi IP of any Law prior to or on account of the Closing;

                  (f) Accounts Payable. Subject to Section 2.5(e), any accounts payable of the Seller or any of its Affiliates to the extent of the amount not included in the final Statement of Working Capital;

                  (g) Excluded Assets. Any Liability to the extent (i) relating to or arising out of any Excluded Asset, (ii) arising out of the distribution to, or ownership or operation by, the Seller or any of its Affiliates of any Excluded Asset or (iii) associated with the realization by the Seller or any of its Affiliates of the benefits of any Excluded Asset;

                  (h) Indebtedness. Any Liability or indebtedness for borrowed money or any Liabilities relating to Guarantees;

                  (i) Products. Except as specifically set forth in Section 2.5(c), any Liability to the extent relating to or arising out of products manufactured, shipped or sold by or on behalf of the Access Business on or prior to the Closing Date;

                  (j) Infringement. Any Liability of the Parent, the Seller or Marconi IP or any of their Affiliates for infringement or misappropriation of Intellectual Property or Technology arising out of the operation of the Access Business or products manufactured, shipped or sold by or on behalf of the Parent, the Seller, Marconi IP or any of their Affiliates on or prior to the Closing Date;

                  (k) Injury/Disability. Subject to the terms of Article XI, any Liability of the Parent, the Seller or Marconi IP or any of their Affiliates to the extent arising out of or related to any injury, disease or disability arising or occurring on or prior to the Closing Date, or exposure or alleged exposure on or prior to the Closing Date to any materials or chemicals in the work place by any Person (including any Transferred Employee or any other employee heretofore employed in the Access Business);

                  (l) Affiliates. Any Liability of the Parent, the Seller, Marconi IP or any of their Affiliates to each other or to their respective Affiliates existing as of the Closing;

                  (m)      Environmental. Any Pre-Closing Environmental
         Liability;

                  (n) Excluded Leases. Any Liabilities of the Seller or any of its Affiliates with respect to the Excluded Leases;

                  (o) Settlement Agreements. Any Liabilities of the Seller under any settlement agreement other than any settlement agreement set forth on Schedule 2.2(f);

                  (p) Excluded Contracts. Any Liabilities of the Parent, the Seller or Marconi IP or any of their Affiliates under or with respect to any Contract that is not a Purchased Contract; and

                  (q) Employee Liabilities. Except as specifically set forth in Section 2.5(d), any Liabilities of the Seller, the Parent or Marconi IP or any of their Affiliates to or with respect to Access Employees and Liabilities under or with respect to employee benefit plans, programs, policies and arrangements.

         2.7 Prorations. The parties hereto agree that all of the items listed below relating to the Access Business and the Assets will be prorated as of the Closing Date, with the Seller liable to the extent such items relate to any time period up to and including the Closing Date and the Purchaser liable to the extent such items relate to periods subsequent to the Closing Date:

                  (a) the amount of any fees, royalties, rents or other charges which in any case are payable periodically by the Seller with respect to any of the Purchased Contracts (including the Access Portion of the Shared Contracts); and

                  (b) the amount of any fees or charges which in any case are payable periodically by the Seller with respect to any of the Transferable Permits.

         The Seller agrees to furnish the Purchaser with such documents and other records as the Purchaser reasonably requests in order to confirm all adjustment and proration calculations made pursuant to this Section 2.7. Final payments with respect to prorations contemplated by this Section 2.7 that are not ascertainable on or before the Closing Date shall be settled between the parties as soon as practicable after such prorations are ascertainable.

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

                                  ARTICLE III

                     PURCHASE PRICE; ADJUSTMENT; ALLOCATION

         3.1      Payment of Purchase Price.

                  (a) The total consideration for the Assets shall consist of (i) the assumption by the Purchaser of the Assumed Obligations and
         (ii) the payment of $240,000,000 to the Seller (for itself and as agent for Marconi IP) (the amount referred to in this clause (ii), the "Purchase Price"). At the Closing, the Purchaser shall pay to the Seller the Purchase Price.

                  (b) All payments made hereunder shall be made in accordance with Section 13.4 and to such account or accounts as the receiving party shall designate in writing to the paying party.

         3.2      Purchase Price Adjustment.

                  (a) The Purchaser shall, as soon as practicable, and in any event no later than ninety (90) days after the Closing Date, (i) prepare the initial draft of a statement (the "Statement of Working Capital") setting forth, as of 12:01 a.m. (central standard time) on the Closing Date, the amount equal to (y) the aggregate of the Net Inventory, the Net Accounts Receivable and the Prepaids less (z) the aggregate of the Net Accounts Payable, the Accrued Compensation and Benefits, the Other Current Liabilities and the Special Warranty Reserve (such net amount being the "Closing Working Capital") and (ii) deliver the same to the Seller, together with a certificate from the Purchaser's independent auditors to the effect that the initial draft Statement of Working Capital has been prepared in accordance with
         Section 3.2(g).

                  (b) The Seller and the Seller's independent auditors shall review the initial draft Statement of Working Capital during the sixty (60)-day period commencing on the date that the Seller receives the initial draft Statement of Working Capital. At or prior to the end of such sixty (60)-day period, the Seller shall either:

                           (i) deliver a notice to the Purchaser confirming that no adjustments are proposed by the Seller to the initial draft Statement of Working Capital or the Purchaser's calculation of Closing Working Capital (a "Notice of Acceptance"); or

                           (ii) deliver a notice to the Purchaser to the effect that the Seller disagrees with the initial draft Statement of Working Capital and/or the Purchaser's calculation of Closing Working Capital (a "Notice of Disagreement"), specifying the nature of such disagreement and the adjustments that the Seller seeks to the initial draft Statement of Working Capital and/or the calculation of Closing Working Capital (collectively, the "Proposed Adjustments").

                  (c) To the extent that there are any Proposed Adjustments, the Purchaser will, no later than thirty (30) days after receipt of the Proposed Adjustments, notify the Seller which, if any, of the Proposed Adjustments it accepts or rejects. The Seller and the

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

         Purchaser shall seek in good faith to resolve any differences that remain in relation to the Proposed Adjustments and to reach agreement in writing on any Proposed Adjustments not accepted by the Purchaser. If any of the Proposed Adjustments are not so resolved (the "Unresolved Adjustments") within forty-five (45) days after the Purchaser's receipt of the Seller's notice of the Proposed Adjustments, the Unresolved Adjustments may be submitted at the request of either the Seller or the Purchaser to the Cleveland office of PricewaterhouseCoopers (the "Accounting Firm") for arbitration. The scope of the review by the Accounting Firm shall be limited to a determination of (i) whether the portions of the initial draft Statement of Working Capital and the calculation of Closing Working Capital related to the Unresolved Adjustments were prepared in accordance with Section 3.2(g) and (ii) based on its determinations of the matters described in clause (i), a final calculation of the Closing Working Capital. The Accounting Firm is not to make or be asked to make any determination other than as set forth in the previous sentence. The Seller and the Purchaser shall use reasonable best efforts to cause the Accounting Firm to render its written decision resolving the matters submitted to it as promptly as practicable and, if at all possible, within thirty (30) days after such submission of the Unresolved Adjustments. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Accounting Firm incurred pursuant to this Section 3.2(c) shall be borne equally by the Seller, on the one hand, and the Purchaser, on the other hand. The fees and disbursements of the Purchaser's independent auditors incurred in connection with the preparation and certification of the draft Statement of Working Capital and their review of any Proposed Adjustments or Unresolved Adjustments shall be borne by the Purchaser, and the fees and disbursements of the Seller's independent auditors incurred in connection with their review of the draft Statement of Working Capital, the working papers of the Purchaser's independent auditors and any Proposed Adjustments or Unresolved Adjustments shall be borne by the Seller.

                  (d) The Statement of Working Capital shall become final and binding on all parties upon the earliest of (i) the date that a Notice of Acceptance is delivered to the Purchaser pursuant to Section 3.2(b)(i) (in which case the final Closing Working Capital shall be as set forth in the Statement of Working Capital delivered pursuant to
         Section 3.2(a)), (ii) the date that is one (1) day after the sixty
         (60)-day review period specified in Section 3.2(b) has ended if no Notice of Disagreement has been delivered by the Seller to the Purchaser pursuant to Section 3.2(b)(ii) during such sixty (60)-day period (in which case the final Closing Working Capital shall be as set forth in the Statement of Working Capital delivered pursuant to Section 3.2(a)), (iii) the date of an agreement in writing by the Seller and the Purchaser that the Statement of Working Capital, together with any modifications thereto agreed by the Seller and the Purchaser, are final and binding (in which case the final Closing Working Capital shall be as so agreed upon by the parties) and (iv) the date on which the Accounting Firm finally resolves in writing any disputed matters (in which case the final Closing Working Capital shall be as determined by the Accounting Firm pursuant to Section 3.2(c)).

                  (e) The Purchaser shall provide the Seller and its independent auditors with reasonable access to the books, records, working papers and senior management and

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

         employees of the Access Business and shall cause its independent auditors to provide reasonable access to their working papers prepared for the purpose of the certificate rendered under Section 3.2(a) as the Seller and its independent auditors may request in connection with the finalization of the Statement of Working Capital or calculation of Closing Working Capital.

                  (f) In the event the final Closing Working Capital (as provided in Section 3.2(d)) is greater than or less than the Benchmark Amount by more than $100,000, the Purchase Price shall be increased by the amount by which the final Closing Working Capital (as provided in Section 3.2(d)) exceeds the Benchmark Amount, or decreased by the amount by which the final Closing Working Capital (as provided in Section 3.2(d)) is less than the Benchmark Amount. The Purchase Price as so increased or decreased shall hereafter be referred to as the "Adjusted Purchase Price." If the Purchase Price is less than the Adjusted Purchase Price, the Purchaser shall, within two (2) Business Days after the Statement of Working Capital becomes final and binding on the parties, make payment by wire transfer in immediately available funds to one or more accounts designated by the Seller of the amount of such difference together with a sum equivalent to interest thereon at a rate equal to the LIBOR Rate, accrued from the Closing Date to and including the date of payment and calculated on the basis of the actual number of days elapsed divided by 360. If the Purchase Price is more than the Adjusted Purchase Price, the Seller shall, within two (2) Business Days after the Statement of Working Capital becomes final and binding on the parties, make payment by wire transfer in immediately available funds to an account designated by the Purchaser of the amount of such difference together with a sum equivalent to interest thereon at a rate equal to the LIBOR Rate, accrued from the Closing Date to and including the date of payment and calculated on the basis of the actual number of days elapsed divided by 360. "LIBOR Rate" shall mean the rate of interest announced publicly by the British Bankers Association as its three (3)-month LIBOR rate for U.S. dollars on the Business Day immediately following the day on which the Statement of Working Capital becomes final. The parties agree that any amounts paid pursuant to this
         Section 3.2(f) shall be allocated in a manner that is consistent with the allocation of the Purchase Price as set forth in Section 3.3.

                  (g) The Statement of Working Capital shall be prepared in the same way and using the same accounting policies, principles, bases and methods and using the same level of prudence as used in the preparation of the Management Accounts specified in Schedule 4.4(a), subject to the Calculation Principles referred to below. Notwithstanding the generality of the foregoing sentence, the Statement of Working Capital shall be prepared in accordance with the rules of calculation specified in Schedule 3.2(g) (the "Calculation Principles"). For purposes of the preparation of the Statement of Working Capital, in the event of any conflict or inconsistency between the accounting policies, principles, bases and methods referred to in the first sentence of this Section 3.2(g) and the Calculation Principles, the Calculation Principles shall control.

         3.3 Allocation of Consideration for Assets. Within 90 days following the Closing, the Purchaser and the Seller and their respective Affiliates shall consult with each other and agree upon the allocation of the Purchase Price among the Assets and file all necessary Tax Returns and other forms (including Internal Revenue Service Form 8594) to report the transactions contemplated herein for U.S. federal, state, local and non-United States income Tax purposes in accordance with such allocation, and shall not take any position inconsistent with such allocation. The parties agree and acknowledge that such allocation will be in accordance with U.S. GAAP and the appraisals of the Assets conducted on behalf of the Purchaser following the Closing. Any adjustment to the Purchase Price for the Assets shall be allocated as provided in Treasury Regulation Section 1.1060-1, and, in the event of such adjustment, the Purchaser and the Seller agree to revise and amend Form 8594 within 30 days of such adjustment.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                      THE PARENT, THE SELLER AND MARCONI IP

         The Seller, the Parent and Marconi IP, jointly and severally, represent and warrant to the Purchaser and AFCNA as follows:

         4.1 Due Incorporation. Each of the Seller and Marconi IP (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, (b) has all requisite corporate power and authority to own, operate and lease its assets and to conduct its businesses as presently conducted and (c) is duly qualified to do business and in good standing (with respect to those jurisdictions that recognize the concept of good standing) to do business as a foreign corporation in each state in which its ownership of the Assets or, in the case of the Seller, its conduct of the Access Business, makes such qualification necessary, other than such jurisdictions in which the failure to be so qualified or in good standing does not constitute a Seller Material Adverse Effect or a Business Material Adverse Effect. The Parent
(a) is a public limited liability company duly incorporated, validly existing and in good standing under the laws of England and Wales, (b) has the requisite limited liability company power and authority to own, operate and lease its properties and to conduct its businesses as presently conducted and (c) is duly qualified to do business and in good standing (with respect to those jurisdictions that recognize the concept of good standing) to do business as a foreign company in each jurisdiction in which its ownership of assets or its conduct of its businesses makes such qualification necessary, other than such jurisdictions in which the failure to be so qualified or in good standing does not constitute a Seller Material Adverse Effect or a Business Material Adverse Effect. Each Marconi Entity other than the Seller, the Parent and Marconi IP (a) is a entity duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of formation, (b) has the requisite power and authority to own, operate and lease its properties and to conduct its businesses as presently conducted and (c) is duly qualified to do business and in good standing (with respect to those jurisdictions that recognize the concept of good standing) to do business as a foreign company in each jurisdiction in which its ownership of assets or its conduct of its businesses makes such qualification necessary, other than such jurisdictions in which the failure to be so qualified or in good standing does not constitute a Seller Material Adverse Effect or a Business Material Adverse Effect.

         4.2      Due Authorization.

                  (a) Each of the Parent, the Seller, Marconi IP and, solely with respect to the Cross License Agreement, the other Marconi Entities has full corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Parent, the Seller, Marconi IP and, solely with respect to the Cross License Agreement, the other Marconi Entities of this Agreement and its Related Agreements and the consummation by each of the Parent, the Seller, Marconi IP and, solely with respect to the Cross License Agreement, the other Marconi Entities of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, including the approval of the boards of directors of each of the Parent, the Seller, Marconi IP and, solely with respect to the Cross License Agreement, the other Marconi Entities. Each of the Parent, the Seller and Marconi IP has duly and validly executed and delivered this Agreement and, at or prior to the Closing, the Parent, the Seller, Marconi IP and, solely with respect to the Cross License Agreement, the other Marconi Entities will have duly and validly executed and delivered each of its Related Agreements. Assuming the due authorization, execution and delivery of this Agreement and its Related Agreements by the other parties thereto, this Agreement constitutes, and each of the Seller's, Marconi IP's and, solely with respect to the Cross License Agreement, the other Marconi Entities' Related Agreements will after the Closing constitute, legal, valid and binding obligations of the Parent, the Seller, Marconi IP or the applicable other Marconi Entity, as the case may be, and to the extent a party thereto, enforceable against each of them (to the extent a party thereto) in accordance with their respective terms, subject to the Enforceability Limitations.

                  (b) No vote of the holders of any class or series of capital stock or other securities of the Parent or any of its Affiliates (other than approval of FS Holdings Corp. as the sole shareholder of the Seller and the approval of the Seller as the sole shareholder of Marconi IP each of which has been obtained prior to the date hereof) is necessary in connection with the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

         4.3      Consents and Approvals; Authority Relative to this Agreement.

                  (a) Except for the Governmental Required Consents or as set forth in Schedule 4.3(a), no Consent of or with any Governmental Authority is necessary in connection with the execution, delivery or performance by the Parent, the Seller, Marconi IP and, solely with respect to the Cross License Agreement, the other Marconi Entities, of this Agreement or any of their respective Related Agreements or the consummation by the Parent, the Seller, Marconi IP and, solely with respect to the Cross License Agreement, the other Marconi Entities of the transactions contemplated hereby or thereby.

                  (b) Except for the Governmental Required Consents or as set forth in Schedule 4.3(b), the execution, delivery and performance by the Parent, the Seller, Marconi IP and, solely with respect to the Cross License Agreement, the other Marconi

         Entities of this Agreement and their respective Related Agreements, and the consummation by the Parent, the Seller, Marconi IP and, solely with respect to the Cross License Agreement, the other Marconi Entities of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Parent, the Seller, Marconi IP or, solely with respect to the Cross License Agreement, the other Marconi Entities under, any provision of (i) the certificate of incorporation or by-laws or other organizational documents of the Parent, the Seller, Marconi IP or, solely with respect to the Cross License Agreement, the other Marconi Entities, (ii) any Contract to which the Parent, the Seller, Marconi IP or, solely with respect to the Cross License Agreement, the other Marconi Entities is a party or by which any of their respective properties or assets is bound, (iii) any Transferable Permit, (iv) any judgment, order or decree ("Judgment") or Law applicable to the Parent, the Seller, Marconi IP or, solely with respect to the Cross License Agreement, the other Marconi Entities or their respective properties or assets or (v) any Contract with respect to any indebtedness of the Parent, the Seller, Marconi IP or, solely with respect to the Cross License Agreement, the other Marconi Entities, other than (A) in the case of clause (ii) above, any conflict, violation or other such item that does not constitute a Business Material Adverse Effect or a Seller Material Adverse Effect and (B) in the case of clauses (iii), (iv) and
         (v) above, any conflict, violation or other such item that does not constitute a Seller Material Adverse Effect.

         4.4 Management Accounts. Schedule 4.4(a) sets forth the statement of assets and liabilities to be transferred pursuant to this Agreement as of September 30, 2003 ("Balance Sheet") and the statement of operating profit of the Access Business for the year ended March 31, 2003 and the six-month interim period ended September 30, 2003 (together with the Balance Sheet, the "Management Accounts"). Except as set forth on Schedule 4.4(b), the Management Accounts have been (a) prepared on the basis of accounting principles generally accepted in the United Kingdom at the time prepared, consistently applied (as modified by the exceptions set forth on Schedule 4.4(b), the "Applicable Accounting Principles") and (b) properly extracted from the Seller's books and records. Except as set forth on Schedule 4.4(c), on the basis of the Applicable Accounting Principles, the Balance Sheet fairly presents in all material respects as of September 30, 2003 the assets and liabilities of the Access Business to be transferred pursuant to this Agreement. The Benchmark Amount was properly extracted and calculated from the Management Accounts using the same level of prudence as used in the preparation of the Management Accounts, giving effect to the Calculation Principles.

         4.5 No Other Assumed Liabilities. Except for the Assumed Obligations or as set forth on Schedule 4.5, there is no Liability of the Seller or any of its Affiliates which will become a Liability of the Purchaser following the Closing, except:

                  (a) those set forth or reflected in the Balance Sheet which have not been paid or discharged since the date thereof;

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

                  (b) those arising under agreements or other commitments to be expressly assumed by the Purchaser at the Closing; and

                  (c) those arising in the ordinary course of business consistent with past practices since September 30, 2003.

         4.6 No Adverse Effects or Changes. Since September 30, 2003, there has not been a Business Material Adverse Effect. Except (a) with respect to the Excluded Assets and the Retained Obligations, (b) as set forth in Schedule 4.6 or (c) as otherwise expressly permitted by this Agreement, since September 30, 2003, the Access Business has (i) been conducted in the ordinary course and in substantially the same manner as previously conducted and (ii) made reasonable efforts consistent with past practices to preserve the relationships of the Access Business with material customers, suppliers and distributors.

         4.7      Title to Assets; Affiliate Ownership of Assets.

                  (a)      Except as set forth in Schedule 4.7(a), the Seller
         (i) has title to, and is the lawful owner of, all of the owned Assets (other than the Transferred Intellectual Property, the title to which is addressed exclusively in Section 4.13), free and clear of any Lien other than Permitted Liens and (ii) has a valid leasehold or license interest in or to all the assets that are the subject of personal property leases or licenses included in the Purchased Contracts (other than licenses related to Intellectual Property, the validity of the leasehold or license interest of which is addressed exclusively in
         Section 4.13). Except as set forth in Schedule 4.7(a) and subject to obtaining and making all applicable Consents, (A) the Seller has the full right to sell, convey, transfer, assign and deliver the Assets (other than the Transferred Intellectual Property) to the Purchaser or AFCNA, as the case may be, and (B) at the Closing the Seller shall convey to the Purchaser or AFCNA, as the case may be, good title to all of the Assets (other than the Transferred Intellectual Property, the transfer of which is addressed exclusively in Section 4.13), free and clear of any Lien (other than Permitted Liens). This Section 4.7(a) does not apply to title to Intellectual Property, it being agreed that the sole and exclusive representations and warranties regarding title to Intellectual Property are set forth in Section 4.13.

                  (b) Except as set forth on Schedule 4.7(b), no Affiliate of the Seller (other than Marconi IP) owns, licenses or leases any assets or properties used or held for use in the conduct or operation of the Access Business.

         4.8 Access Business Assets. Except as set forth on Schedule 4.8, the Assets are sufficient for the conduct of the Access Business by the Purchaser and AFCNA, operating together, following the Closing in substantially the same manner as currently conducted by the Seller and as was conducted by the Seller on September 30, 2003.

         4.9      Real Property.

                  (a) Other than the Bedford Facility and the real property that is the subject of the Excluded Leases, the Seller does not own or lease any real property that is primarily used in connection with the Access Business. The Seller and CAMI Industrial LLC have entered into a lease with respect to the Bedford Facility pursuant to which the Seller will lease the Bedford Facility effective upon the closing of the transaction contemplated by the Bedford Sale Agreement (the "CAMI Transaction"). A true and correct copy of such lease is attached hereto as Exhibit L (the "Bedford Lease"). Other than the Jabil Rationalization Agreement, the Bedford Sale Agreement and the Bedford Lease (it being understood that the effectiveness of the Bedford Lease is conditional on the closing of the CAMI Transaction), there are no other agreements or arrangements whatsoever relating to the Seller's right to occupy the Bedford Facility. Except as set forth in Schedule 4.9(a), (i) the Seller is not in default under the Jabil Rationalization Agreement (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a default) and (ii) to the Seller's knowledge, no other party is in default under the Jabil Rationalization Agreement (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a default). Upon the closing of the CAMI Transaction, the Bedford Lease shall be valid, binding and in full force and effect against the Seller, and, to the Seller's knowledge, against the other party thereto in accordance with its terms. Further, assuming the closing of the CAMI Transaction, the Seller warrants that it will not have breached the provisions of the Bedford Lease or be in default under the Bedford Lease (nor will there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a breach or default). To the Seller's knowledge, there is no pending or threatened proceeding or action by any Governmental Authority to condemn or take by the power of eminent domain (or to purchase in lieu thereof) all or any part of the Bedford Facility. Except as set forth in Schedule 4.9(a), (i) the Bedford Facility is supplied with utilities and other services sufficient to operate the Access Business as presently conducted and (ii) the operation of the Access Business by the Seller at the Bedford Facility has not since January 1, 2003 violated and does not violate in any material manner any applicable building code, zoning requirement, or zoning, building use or occupancy classification or statute relating to the Bedford Facility. If, at the time of the Closing, the Bedford Lease is in effect, the Seller warrants that it will not have transferred, mortgaged or assigned any interest in such Bedford Lease. The Bedford Facility is suitable for the conduct of the Access Business as conducted as of September 30, 2003 and as currently conducted.

                  (b) The Seller has the right to transfer its right to occupy the Bedford Facility under the Jabil Rationalization Agreement to the Purchaser without the consent of Jabil. In the event the CAMI Transaction does not close, the Seller has the right to cause Jabil to sell the Bedford Facility to the Seller under the Jabil Rationalization Agreement.

         4.10 Personal Property; Leased Personal Property. Schedule 4.10(a) includes an accurate and complete list as of October 31, 2003 of all of the Personal Property having an individual book value in excess of $10,000. Schedule 4.10(b) sets forth an accurate and complete list of each lease of personal property used primarily in the Seller's conduct or operation of the Access Business having aggregate minimum lease payments in excess of $10,000 (the "Material Personal Property Leases"). The Seller has made available to the Purchaser true and complete copies of the Material Personal Property Leases except as noted on Schedule 4.10(b). All Personal Property, whether owned or leased, is in all material respects in good working order and has been maintained in all material respects in accordance with the past practice of the Access Business.

         4.11     Customers and Distributors; Suppliers.

                  (a) Except for the customers named in Schedule 4.11(a), the Access Business does not have any customer to which it made more than five percent (5%) of its sales during its most recent full fiscal year or during the six month period ended September 30, 2003. Except as set forth in Schedule 4.11(a) and except for fluctuations in volume in the ordinary course of business, since September 30, 2003 there has not been (i) to the Seller's knowledge, any material adverse change in the relationship of the Access Business with any customer named in Schedule 4.11(a) or (ii) except for changes in prices in the ordinary course of business, any change in any material term (including credit terms) of the sales agreements or related agreements with any such customer. Since January 1, 2002, neither the Seller nor any of its Affiliates has received any written complaint concerning the products and services of the Access Business from a purchaser thereof, nor has the Seller nor any of its Affiliates had any such products returned by a purchaser thereof, other than complaints and returns that, individually or in the aggregate, do not constitute a Business Material Adverse Effect.

                  (b) Except for the suppliers named in Schedule 4.11(b), the Access Business has not purchased, from any single supplier, goods or services for which the aggregate purchase price exceeds five percent (5%) of the total value of goods and services purchased by the Access Business during its most recent full fiscal year or during the six month period ended September 30, 2003. Except as set forth in Schedule 4.11(b) and except for fluctuations in volume in the ordinary course of business, since September 30, 2003, there has not been (i) to the Seller's knowledge, any material adverse change in the relationship of the Access Business with any supplier named in Schedule 4.11(b) or (ii) except for changes in prices in the ordinary course of business, any change in any material term (including credit terms) of the supply agreements or related arrangements with any such supplier.

                  (c) Schedule 4.11(c) sets forth a list of each material distributor or sales representative of the products of the Access Business and (i) indicates whether such distributor or sales representative has a written contract or oral arrangement with the Access Business and (ii) only with respect to such oral arrangements, contains a description of the terms of such oral arrangement with the Access Business with respect to territory, exclusivity and the term of the arrangement. To the Seller's knowledge, no Affiliate of the Seller has entered into any arrangements that would contractually prevent the Purchaser from distributing or selling any products of the Access Business in the United States or Canada.

         4.12     Proceedings.

                  (a) Except as set forth in Schedule 4.12, there are no Proceedings pending, or, to the Seller's knowledge, Proceedings or claims threatened against the Seller or any of its Affiliates the subject matter of which relates to the Access Business or against or affecting any of the Assets before any court or any other Governmental Authority that (i) involves more than $100,000, (ii) presents in large degree the same legal and factual issues as other Proceedings or claims and, together with such other Proceedings and claims, involves more than $100,000, (iii) seeks any injunctive relief or (iv) relates to or otherwise may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement. Except as set forth in Schedule 4.12, neither the Seller, the Parent nor Marconi IP nor any of their respective Affiliates is (i) a party or subject to any Judgment that has had or would reasonably be expected to have a material adverse effect on (A) the Purchaser's ability to conduct the Access Business or (B) any Asset or Assumed Obligation or
         (ii) in default under any Judgment, which default would reasonably be expected to have a material adverse effect on (A) the Purchaser's ability to conduct the Access Business or (B) any Asset or Assumed Obligation. Except as set forth in Schedule 4.12, there is not any Proceeding or claim by the Seller, the Parent or Marconi IP pending, or which any of them intends to initiate, against any other Person arising out of the conduct of the Access Business which involves an amount greater than $100,000. Except as set forth in Schedule 4.12, to the Seller's knowledge, there is no pending or threatened investigation of, or affecting the conduct of, the Access Business or any Asset or Assumed Obligation by a Governmental Authority. Except as disclosed in
         Schedule 4.12, neither the Seller nor any of its Affiliates (solely in relation to the operation of the Access Business) has entered into any agreement to settle or compromise any Proceeding pending or threatened against it which has involved any obligation other than the payment of money and for which it has any continuing obligation.

                  (b) There are no Proceedings pending, or, to the Seller's knowledge, threatened, by or against the Seller or any of its Affiliates with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby.

         4.13     Intellectual Property.

                  (a) Schedule 4.13(a) sets forth an accurate and complete list of all registration and applications for registration for the Transferred Patents, Transferred Trademarks and Transferred Technology. The Transferred Patents, Transferred Trademarks, Transferred Technology, Inbound Licenses, the Intellectual Property licensed under the Cross License Agreement and the Sublicenses , the Intellectual Property licensed under the Global Patent Licenses referenced at Items 3 and 4 of Schedule 1.1D and the so-called "shrink-wrap" or "click-wrap" license agreements referenced at Section 4.13(d) below are collectively sufficient for the conduct of the Access Business by the Purchaser and AFCNA, operating together, following the Closing in substantially the same manner as currently conducted by the Seller and as was conducted by the Seller on September 30, 2003.

                  (b) With respect to all Transferred Patents, Transferred Trademarks and Transferred Technology that are registered or subject to an application of registration, Schedule 4.13(a) sets forth a list of all jurisdictions in which such Transferred Patents, Transferred Trademarks and Transferred Technology are registered or registrations applied for and all registration and application numbers. Schedule 4.13(b)(i) lists all administrative actions that must be taken by the Purchaser within one hundred eighty (180) days after the Closing Date, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates, for the purposes of maintaining, perfecting or preserving or renewing Transferred Patents, Transferred Trademarks and Transferred Technology that is Intellectual Property set forth in Schedule 4.13(a). Except as set forth in Schedule 4.13(b)(ii), all such Transferred Patents, Transferred Trademarks and Transferred Technology that is Intellectual Property are in full force and effect, and each of the Parent, the Seller, Marconi IP and their respective Affiliates, to the extent applicable, has, in a timely manner (including extensions), taken those necessary administrative actions (including the payment of any applicable fees) that would reasonably be expected to ensure that all applications filed by or on behalf of the Parent, the Seller, Marconi IP and their respective Affiliates for the Transferred Patents, Transferred Trademarks and Transferred Technology remain in full force and effect.

                  (c) Except as set forth in Schedule 4.13(c) or as the result of the failure of Personnel to enter into an Employee IP Agreement under circumstances in which, under applicable Law, ownership of Intellectual Property rights in Transferred Intellectual Property developed or conceived by such Personnel would vest on creation in such Personnel and not in the Seller or Marconi IP, either the Parent, the Seller or Marconi IP is, and on the Closing Date, the Purchaser or the Purchaser's designated Affiliate will be, the sole and exclusive owner of, and the Parent, the Seller or Marconi IP has, and on the Closing Date the Purchaser or the Purchaser's designated Affiliate will have, in connection with the Access Business, all rights that accrue to a sole owner, without payment to any other Person, to all Transferred Patents, Transferred Trademarks and Transferred Technology. The consummation of the Acquisition, the ownership of the Access Business by the Purchaser and AFCNA and the other transactions contemplated hereby do not and will not conflict with, alter or impair any such sole ownership rights, other than as is not within the Seller's knowledge or would not reasonably be expected to result in any material liability or have any Business Material Adverse Effect on the continued conduct of the Access Business, as such is currently conducted.

                  (d) Schedule 4.13(d) sets forth an accurate and complete list of all licenses, sublicenses and other agreements pursuant to which the Seller or any of its Affiliates is authorized or licensed to use any third party Intellectual Property or Technology that is used in connection with the Access Business as currently conducted, except for so-called "shrink-wrap" or "click-wrap" license agreements relating to off-the-shelf computer software licensed in the ordinary course of business ("Inbound Licenses").

                  (e) Except as set forth in Schedule 4.13(e)(i), to the Seller's knowledge, the conduct of the Access Business as currently conducted and as conducted on the Closing Date does not violate, conflict with or infringe or misappropriate the Intellectual Property or Technology that is Intellectual Property of any other Person that would result in any material liability or have any Business Material Adverse Effect on the continued conduct of the Access Business as conducted on the Closing Date. Except as set forth in Schedule 4.13(e)(i), (i) no claims are pending or, to the Seller's knowledge, threatened, against the Seller or any of its Affiliates by any Person with respect to the ownership, validity (excluding administrative actions received in the normal course of business in connection with pending patent applications), enforceability or use in the Access Business of any Intellectual Property and (ii) during the past three
         (3) years the Seller and
         its Affiliates have not received any written or, to the Seller's knowledge, oral communication alleging that the Seller or any of its Affiliates has in the conduct of the Access Business violated any rights relating to the Intellectual Property of any Person. During the past two (2) years neither the Parent, the Seller or Marconi IP has received any written or, to the Seller's knowledge, oral, communication from any Person asserting any ownership interest in, or requesting that the Seller obtain a license to, any Transferred Patents, Transferred Trademarks or Transferred Technology. Schedule 4.13(e)(ii) contains a complete and accurate list of any pending challenges or adversarial proceedings before any patent or trademark authority to which the Seller and any of its Affiliates is a party (including any pending applications for reexamination of a patent) with respect to the Transferred Patents or Transferred Trademarks, a description of the subject matter of each proceeding, and the current status of each proceeding, including interferences, priority contests, opposition and protests. Except as set forth in Schedule 4.13(e)(iii), to the Seller's knowledge, no third party is infringing, misappropriating or violating any of the Transferred Patents, Transferred Trademarks or Transferred Technology.

                  (f) The Parent, the Seller or Marconi IP have used all reasonable efforts to maintain all material Transferred Technology that constitutes confidential or trade secret information in confidence in accordance with protection procedures customarily used in the industry to protect rights of like importance. As to any claim against the Seller, Marconi IP or any of their Affiliates asserting that Personnel owns the Transferred Patents or Transferred Technology, no such claim has been asserted or, to Seller's knowledge, is threatened. To the Seller's knowledge, none of the current officers and employees of Marconi IP, the Seller or their Affiliates has any patents issued or applications pending for any device, process, design or invention of any kind that was conceived or developed within the scope of such officers' or employees' employment by Marconi IP, the Seller or the applicable Affiliate in the furtherance of the Access Business, which patents or applications have not been assigned to Marconi IP, the Seller or such Affiliates, with such assignment duly recorded in the United States Patent and Trademark Office.

                  (g) Neither (i) the execution and delivery of this Agreement by the Seller, the Parent and Marconi IP, (ii) the execution and delivery of the Cross License Agreement by the Marconi Entities nor
         (iii) the consummation of the transactions contemplated hereby or thereby by the Seller, the Parent, Marconi IP or the other Marconi Entities, as applicable, will result in (A) a loss of, or encumbrance or lien on, any Transferred Patents, Transferred Trademarks or Transferred Technology, (B) the grant, assignment, or transfer to any other person or entity of any license or other right or interest under, to, or in any of the Transferred Patents, Transferred Trademarks or Transferred Technology, or (C) the Purchaser being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Seller or Marconi IP prior to the Closing, other than payments calculated based on product sales.

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

         4.14     Contracts.

                  (a) Schedule 4.14(a) is an accurate and complete list of all the Contracts (other than any Contract relating to any Benefit
         Plan) of the following types to which the Seller or Marconi IP is a party, or by which either is bound, that relate primarily to, or are material to the operation or conduct of, the Access Business or to which any of the Assets is subject:

                           (i) each Contract which requires, on an annual basis, a payment by any party in excess of, or a series of payments which in the aggregate exceed, $100,000 (as pertaining to the Access Business) or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $100,000 (as pertaining to the Access Business);

                           (ii) each Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distribution or promotional activities, or any Contract to act in one of the foregoing specified capacities on behalf of any Person;

                           (iii) each Contract pursuant to which the Seller or Marconi IP has made or will make loans or advances, or has incurred, or is obligated to incur, indebtedness for borrowed money or has become a guarantor or surety or pledged its credit for or otherwise become responsible with respect to any undertaking of another Person ("Guarantees") (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business) or any Contract granting a Lien upon any Assets other than Permitted Liens;

                           (iv) each Contract with suppliers (including purchase orders) which has a commitment of more than $100,000 on an annual basis;

                           (v) each covenant not to compete or other covenant of the Seller or any of its Affiliates restricting the development, manufacture, marketing or distribution of the products and services of the Access Business;

                           (vi) each material Contract with any Affiliate of the Seller (the "Affiliate Contracts");

                           (vii) each Contract with any officer, director or employee of the Seller or any of its Affiliates (other than employment agreements and "at will" arrangements);

                           (viii) each lease, sublease or similar Contract with any Person under which the Seller is a lessor or sublessor of, or makes available for use to any Person, (A) any Assets or (B) any portion of the Bedford Facility;

                           (ix) each license, sublicense, option or other Contract relating, in whole or in part, to any Transferred Intellectual Property (including any license or other Contract under which the Seller or any of its Affiliates granted the right to use any Transferred Intellectual Property);

                           (x) each confidentiality agreement (other than (A) any confidentiality agreement entered into in the ordinary course of business with a Person who (together with such Person's Affiliates) does not compete in any manner with the Access Business and (B) any confidentiality agreement entered into in connection with the sale of the Access Business);

                           (xi) each Contract with a customer (including sales order) that involves an obligation of the Seller to deliver products and services for payment of or having a fair market value of more than $100,000;

                           (xii) each Contract (A) for the sale of any Asset (other than inventory sales in the ordinary course of business), (B) for the grant of any preferential rights to purchase any Asset (other than inventory in the ordinary course of business) or (C) for the grant of any exclusive right to use any Asset;

                           (xiii)   each Contract with any Governmental
         Authority;

                           (xiv)    each Group Contract;

                           (xv) each Contract for any joint venture, partnership or similar arrangement; and

                           (xvi) each written Contract other than as set forth above to which the Parent, the Seller or Marconi IP is a party or by which it or any of its assets or business is bound or subject that is material to the Access Business.

                  (b) Except as set forth in Schedule 4.14(b), neither the Seller nor Marconi IP nor any Affiliate of the Seller or Marconi IP (as applicable) has since January 1, 2001 (with or without the lapse of time or the giving of notice, or both) materially breached the provisions of, or is in material default under, the terms of (i) any Contract listed on Schedule 4.14(a) that is a Purchased Contract or is material to the operation of the Access Business or (ii) any Material Personal Property Lease (collectively, the "Material Contracts"), and, to the Seller's knowledge, no other party to any Material Contract is in material breach of the provisions of, or is in material default under the terms of, any Material Contract. Except as set forth in
         Schedule 4.14(b), all Material Contracts are valid, binding and in full force and effect and are enforceable against the Seller or Marconi IP (as applicable) and, to Seller's knowledge, the other party thereto, in accordance with their terms, subject to the Enforceability Limitations. Neither the Seller nor Marconi IP nor any of their respective Affiliates has received any written notice of the intention of any party to terminate any Material Contract. Complete and correct copies of all Material Contracts have been delivered or made available to the Purchaser by the Seller, except as set forth in Schedule 4.10(b) or
         Schedule 4.14(a) (it being understood and agreed that certain pricing and product information related to the Other Businesses contained in the Material Contracts has not been made available or delivered to the Purchaser).

                  (c) Schedule 4.14(c) sets forth each Material Contract with respect to which the Consent of the other party or parties thereto must be obtained by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or under the Related Agreements to avoid the invalidity of the transfer of such Material Contract, the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof.

         4.15 Permits. The Seller and Marconi IP possess all material Permits required by applicable Law for them to own or hold the Assets and necessary to conduct the Access Business as currently conducted. Schedule 4.15 is an accurate and complete list of all such Permits. All such Permits are validly held by the Seller and Marconi IP, as applicable, and each of the Seller and Marconi IP has complied in all material respects with all terms and conditions thereof. Since January 1, 2002, neither the Seller nor any of its Affiliates has received any written notice of any Proceedings relating to the revocation or modification of any such Permits the loss of which, individually or in the aggregate, constitutes a Business Material Adverse Effect or a Seller Material Adverse Effect. Except as set forth in Schedule 4.15, none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the ownership of the Access Business or the Assets by the Purchaser and AFCNA.

         4.16 Insurance. The Seller maintains policies of fire and casualty, liability, workers' compensation and other forms of insurance (and/or participates in insurance arrangements made by one or more of its Affiliates) with respect to the Access Business in such amounts, with such deductibles and against such risks and losses as are reasonable for the Access Business (it being understood that the Seller is self-insured with respect to workers' compensation claims that may be brought by Former Access Employees whose primary place of employment at the time such employees worked for the Access Business was in Ohio). Except as set forth on Schedule 4.16, all such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and worker's compensation insurance policies), and no notice of cancellation or termination has been received by the Seller or any of its Affiliates with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the Seller's knowledge, the Access Business has been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

         4.17     Employee Benefit Plans and Employment Agreements.

                  (a) General. Except as listed in Schedule 4.17, the Seller is not a party to or a participant in:

                           (i) any "employee benefit plan" (as defined in section 3(3) of ERISA);

                           (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any Access Employee, which does not constitute an employee benefit plan; or

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

                           (iii) any employment agreement or any written severance agreement with any Current Access Employee that provides for a severance payment in excess of twelve (12) months' base annual salary.

         Nothing in this Section 4.17(a) shall require that Schedule 4.17 include any plans, policies, programs, arrangements or agreements unless the plan, policy, program, arrangement or agreement covers or has been entered into with any Access Employee or unless the plan, policy, program, arrangement or agreement covers other persons with respect to which a liability is being assumed by the Purchaser.

                  (b)      Compliance With Laws; Liabilities. As to all Benefit
                           Plans:

                           (i) all Benefit Plans comply, and have been administered in compliance, in all material respects, with all requirements of Law applicable thereto; and

                           (ii) each Benefit Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) and which is intended to be qualified under section 401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service.

                  (c) The Assets are not subject to any Lien imposed under ERISA or the Code on account of any pension benefit plan maintained or contributed to by the Seller or any of its Affiliates.

                  (d) The Seller has provided to the Purchaser a true and correct copy of each of the Marconi AIP, the Seller's severance policies applicable to the Transferred Employees as in effect on the date of this Agreement, and the form of agreement for the thirteen agreements that are listed under the heading of "Special Severance Agreements" on Schedule 4.17. With the exception of the name of the individual covered by the applicable agreement, each of the thirteen Special Severance Agreements is identical to the form of agreement provided.

         4.18     Employment and Labor Matters.

                  (a) Schedule 1.1B sets forth an accurate and complete list of the names, titles or job descriptions, and a description of their status, i.e., whether active or on leave of absence) as of the date of this Agreement, of all employees (part- and full-time) of the Seller involved primarily in the Access Business. A complete and accurate list of (i) the annual compensation for the preceding and current fiscal year and (ii) accrued paid time off (and current rate of accrual) of each such person is set forth in that certain Memorandum from the Seller to the Purchaser titled "Section 4.18(a) - Compensation Information Memorandum" dated as of the date hereof and reflecting in the case of accrued paid time off accruals through December 6, 2003. Except as described in Schedule 4.18(a), there is, and since January 1, 2001 there has been, no labor strike, material labor dispute, material labor slow-down, material work stoppage or other material labor difficulty pending or, to the Seller's knowledge, threatened, against the Seller and relating to the Access Business. Except as disclosed in
         Schedule 4.18(a), none of the employees of the Seller involved primarily in the Access Business is covered by any collective bargaining agreement, and, to the Seller's knowledge, no attempt is currently being made or since January 1, 2001 has been made to organize any such employees to form or enter a labor union or similar organization.

                  (b) Except as set forth in Schedule 4.18(b), (i) the Seller is not engaged in any unfair labor practice in connection with the conduct of the Access Business; (ii) the Access Business is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, immigration and wages and hours; (iii) to the Seller's knowledge, there are no formal or informal grievances, complaints, investigations, audits or charges with respect to employment or labor matters (including charges of employment discrimination, retaliation, unfair labor practices, work place safety or health violations, terms and conditions of employment, violation of immigration laws or violation of wage and hours laws) pending or, to Seller's knowledge, threatened in any judicial, regulatory or administrative forum, or under any dispute resolution procedure; and (iv) the Access Business is not currently subject to and since January 1, 2001 has not been subject to any consent decree, court order or settlement that creates an obligation on the Purchaser or a Current Access Employee in respect of any labor or employment matters.

                  (c) Except as set forth on Schedule 4.18(c) (which shall be delivered immediately prior to the Closing and which shall contain the name, job title, and date of separation of each affected employee), during the 90-day period prior to the Closing, none of the employees of the Access Business or any other employees of the Seller who are located at the Bedford Facility will suffer an "employment loss" (as defined in the WARN Act or any similar state or local law or regulation).

                  (d) Except as set forth on Schedule 4.18(d), to the Seller's knowledge, the Acquisition and the other transactions contemplated by this Agreement and the Related Agreements will not adversely affect the authority of any employee of the Access Business to work in the United States. Except as set forth on Schedule 4.18(d), no employee of the Access Business is, to the Seller's knowledge, a party to or bound by any Contract or subject to any Judgment that may materially interfere with the use of such person's best efforts to promote the interests of the Access Business, or, other than as set forth on Schedule 4.18(d), that has had or could reasonably be expected to have a Business Material Adverse Effect.

                  (e) Except as set forth on Schedule 4.18(e), no independent contractor, temporary employee, leased employee or any other servant or agent employed or used with respect to the Access Business since January 1, 2001 has been or is compensated other than through wages reportable on a Form W-2 or a Form 1099 paid by the Seller or by a bona fide temporary or employee leasing agency. To the extent that any individuals set forth on Schedule 4.18(e) are used with respect to the Access Business, they are properly classified and treated in accordance with applicable laws and for purposes of all benefit plans and perquisites.

         4.19     Taxes.

                  (a) All Tax Returns with respect to the Access Business and the Assets or income attributable thereto that are required by applicable Law to be filed on or before the Closing Date by the Seller have been filed or will be filed in a timely manner (within any applicable extension periods). The information provided on such Tax Returns is or will be complete and accurate in all respects and all Taxes owing by the Seller have been timely paid in full or will be timely paid in full. There are no material Liens for Taxes with respect to any of the Assets (other than Permitted Liens). The Seller is not a "foreign person" within the meaning of Section 1445 of the Code. The Seller is not the beneficiary of any extension of time within which to file any Tax Return relating to sales, real estate, personal property or ad valorem Taxes payable with respect to the Assets. The Seller has withheld and paid all Taxes related to the Access Business required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, stockholder or other third party and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

                  (b) To the Seller's knowledge, there is no material dispute or claim concerning any sales, real estate, personal property or ad valorem Tax liability with respect to the Assets claimed or raised by a Governmental Authority in writing.

                  (c) The Seller has delivered to the Purchaser complete and accurate copies of all real estate, personal property and ad valorem Tax Returns filed with respect to the Assets for taxable periods ending after December 31, 2002, and no such Tax Returns have been audited or are currently under audit.

                  (d) Neither the Seller nor any of its Subsidiaries is a party to a Tax allocation or sharing agreement regarding sales, real estate, personal property or ad valorem taxes.

         4.20 Compliance with Laws. Except as disclosed in Schedule 4.20, each of the Seller and Marconi IP has, since January 1, 2001, complied and is in compliance in all material respects with all Laws applicable and material to the Access Business. Except as set forth on Schedule 4.12, since January 1, 2001, neither the Seller nor any of its Affiliates has received any written notice from any Person that alleges that the Seller or Marconi IP is not in material compliance with any Law applicable and material to the Access Business. This
Section 4.20 does not relate to matters with respect to Taxes (which are the subject of Section 4.19), to employee benefits (which are the subject of Section 4.17), to environmental matters (which are the subject of Section 4.21), to labor and employment matters (which are the subject of Section 4.18) or to Intellectual Property matters (which are the subject of Section 4.13).

         4.21     Environmental Matters. Except as disclosed in Schedule 4.21:

                  (a) the Seller (solely in relation to its conduct of the Access Business) has at all times been and is in compliance with all applicable Environmental Laws, except where the failure to so comply does not constitute a Business Material Adverse Effect or a Seller Material Adverse Effect;

                  (b) the Seller is in possession of all Environmental Permits, if any, required for its operation of the Access Business as currently conducted and is in compliance with all of the requirements and limitations included in such Environmental Permits except where the failure to possess such Environmental Permits or to so comply does not constitute a Business Material Adverse Effect;

                  (c) to the Seller's knowledge, there are no Hazardous Substances in, on, under or at the Bedford Facility that constitute a Business Material Adverse Effect;

                  (d) no written notice has been received by the Seller or any of its Affiliates from any Governmental Authority or third party claiming that the operation of the Access Business is in violation of any Environmental Law or Environmental Permit, or that any of them, solely in relation to the Access Business, is responsible (or potentially responsible) for the cleanup of any Hazardous Substances at any location; and

                  (e) neither the Seller nor any of its Affiliates (solely in relation to the operation of the Access Business) is the subject of any pending, or, to the Seller's knowledge, threatened litigation, Proceeding or demand in any forum, judicial or administrative, involving a claim for damages, injunctive relief, penalties or other potential liability with respect to any Release or threatened Release of Hazardous Substances or violations of any Environmental Law.

         For purposes of this Section 4.21, the "Seller" shall refer only to Marconi Communications, Inc. and its corporate predecessors as in existence and operated from and since the acquisition of Reltec Communications, Inc. by General Electric Corporation in April 1999.

         4.22 Accounts Receivable. All the Accounts Receivable constituting Assets (a) represent actual indebtedness incurred by the applicable account debtors and (b) have arisen from bona fide transactions in the ordinary course of business. To the Seller's knowledge, all the Accounts Receivable that constitute Assets are not factored or subject to any setoff or counterclaim. Since September 30, 2003, there have not been any write-offs as uncollectible of any Accounts Receivable, except for write-offs in the ordinary course of business and consistent with past practice.

         4.23 Inventory. Except as set forth in Schedule 4.23, since September 30, 2003, there have not been any write-downs of the value of, or establishment of any reserves against, any Inventory of the Access Business, except as made in the ordinary course of business consistent with past practice. Inventory is properly stated on the books and records of the Access Business at the lesser of cost and fair market value, with adequate obsolescence reserves, all as determined in accordance with the Applicable Accounting Principles.

         4.24     Product Warranties and Liabilities.

                  (a) Except as set forth in Schedule 4.24(a), each product manufactured, shipped or sold by the Access Business has been in conformity with all applicable contractual commitments and all express and implied warranties (except as properly disclaimed in the applicable Contract), and the Access Business does not have any liability (and, to the Seller's knowledge, there is no basis for any present or future

         Proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, except for nonconformities and liabilities that would not reasonably be expected to have a material adverse effect on the Access Business' relationship with any customer or distributor.

                  (b) The Seller has delivered to the Purchaser complete and correct copies of all Contracts to which the Seller is a party relating to the sale of products or services by the Access Business to
         (i) BellSouth Telecommunications, Inc. and its Affiliates, (ii) Communications Test Design, Inc., (iii) Grande, (iv) US WEST Business Resources, Inc. and its successors and (v) Sprint/North Supply Company and any Affiliate thereof (it being understood and agreed that certain product and pricing information related to the Other Businesses contained in such Contracts has not been delivered to the Purchaser).

                  (c) Except as set forth in Schedule 4.24(c), since January 1, 2001, there has been no material recall of any product manufactured, shipped or sold by the Access Business, nor, to the Seller's knowledge, has any such recall been threatened.

         4.25 Effect of Transactions. Except as set forth in Schedule 4.25, to the Seller's knowledge, no executive officer, people manager or engineer of the Access Business intends to terminate his or her employment with the Access Business. Except as set forth in Schedule 4.25, to the Seller's knowledge, no customer identified on Schedule 4.11(a) or supplier identified on Schedule 4.11(b) intends to terminate, or otherwise change in a manner materially adverse to the Access Business, its relationship with the Access Business on account of the ownership of the Access Business by the Purchaser or the consummation of any transactions contemplated hereby.

         4.26 Solvency. On the Closing Date and immediately after the consummation of the Acquisition and the other transactions contemplated hereby and under the Related Agreements: (a) the Seller shall not intend, whether by virtue of the Acquisition (and the transactions contemplated hereby and under the Related Agreements) or otherwise, to hinder, defraud, or delay any of its present or future creditors, (b) the Seller shall be solvent (as such term is determined for purposes of Section 548 of Title 11 of the United States Code and under any applicable state Uniform Fraudulent Transfer Act or Uniform Fraudulent Conveyance Act), (c) the Seller shall not be engaged in business or a transaction, and shall not about to be engaged in business or a transaction, for which any property remaining with the Seller shall be an unreasonably small capital, and (d) the Seller shall not intend to incur, and shall not believe that it is about to incur, debts that would be beyond the Seller's ability to pay as such debts matured.

                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND AFCNA

         The Purchaser and AFCNA, jointly and severally, represent and warrant to the Seller, Marconi IP and the Parent as follows:

         5.1 Due Incorporation. Each of the Purchaser and AFCNA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its assets and to conduct its business as presently conducted.

         5.2 Due Authorization. Each of the Purchaser and AFCNA has full corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser and AFCNA of this Agreement and its Related Agreements, and the consummation by the Purchaser and AFCNA of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, including the approval of the respective board of directors of the Purchaser and AFCNA. Each of the Purchaser and AFCNA has duly and validly executed and delivered this Agreement and, at or prior to the Closing, will have duly and validly executed and delivered each of its Related Agreements. Assuming the due authorization, execution and delivery of this Agreement and its Related Agreements by the other parties thereto, this Agreement constitutes, and each of the Purchaser's and AFCNA's Related Agreements will, after the Closing, constitute, legal, valid and binding obligations of the Purchaser and AFCNA, enforceable against each of them (to the extent a party thereto) in accordance with their respective terms, subject to Enforceability Limitations.

         5.3      Consents and Approvals; Authority Relative to this Agreement.

                  (a) Except for the Governmental Required Consents, no Consent of or with any Governmental Authority is necessary in connection with the execution, delivery or performance by the Purchaser or AFCNA of this Agreement or any of the Related Agreements or the consummation by the Purchaser or AFCNA of the transactions contemplated hereby or thereby.

                  (b) Except for the Governmental Required Consents, the execution and delivery by the Purchaser and AFCNA of this Agreement and of each of its Related Agreements do not, and the transactions contemplated hereby and thereby and compliance by the Purchaser and AFCNA with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Purchaser or any of its Subsidiaries under, any provision of (i) the certificate of incorporation or by-laws or other organizational documents of the Purchaser or any of its Subsidiaries, (ii) any Contract to which the Purchaser or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound, (iii) any Judgment, Law or Permit applicable to the Purchaser or any of its Subsidiaries or their respective properties or assets or (iv) any indebtedness of the Purchaser or any of its Subsidiaries, other than, in the case of clause
         (ii) above, any conflict, violation or other such items that (A) has not resulted in and would not reasonably be expected to result in a material adverse effect on the Purchaser and its Subsidiaries, taken as a whole and (B) does not constitute a Purchaser Material Adverse Effect.

         5.4 Proceedings. There are no Proceedings or claims pending, or, to the Purchaser's knowledge, Proceedings or claims threatened, by or against the Purchaser, AFCNA or any of their respective Affiliates with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby.

         5.5 Financing. The Purchaser has internal resources available in connection with the acquisition of the Assets which are in an aggregate amount sufficient to consummate the transactions contemplated hereby. The financial statements of the Purchaser as of the end of the most recent fiscal quarter for which there are financial statements available and for the period then ended, which have been previously delivered to the Seller, fairly present the financial condition and results of operations of the Purchaser as of the date and for the period then ended.

         5.6 Independent Investigation. In making the decision to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, other than reliance on the representations, warranties, covenants and obligations of the Parent, the Seller and Marconi IP set forth in this Agreement and in the Related Agreements to which they are or will be parties, the Purchaser and AFCNA have relied solely on their own independent investigation, analysis and evaluation of the Access Business and the Assets. Each of the Purchaser and AFCNA confirms to the Seller that it is sophisticated and knowledgeable about the industry in which the Access Business operates and is capable of evaluating the matters set forth above.

                                   ARTICLE VI

                                    COVENANTS

         6.1 Access to Information. From and after the date of this Agreement until the Closing Date, the Seller, Marconi IP and the Parent shall afford, and, to the extent reasonably necessary, cause each of its Affiliates to afford, to the Purchaser and its Representatives, on a reasonably timely basis, reasonable access, upon reasonable notice during normal business hours, to all the personnel (other than external professional advisors), work papers, information systems, properties, books, contracts, commitments, Tax Returns and records of, or relating to (and then only to the extent relating to), the Access Business and during such period shall furnish to the Purchaser and its Representatives any information relating to (and then only to the extent relating to) the Access Business, the Assets and the Assumed Obligations, and to Retained Obligations that arise from, relate to or affect, the Access Business, as the Purchaser or its Representatives may reasonably request (including all information reasonably necessary for purposes of transition planning and preparation for post-Closing integration purposes); provided, that, nothing herein will obligate the Seller, Marconi IP or the Parent to (i) take any actions that would unreasonably interrupt the normal course of the Access Business or (ii) violate any Law or the terms of any Contract to which the Seller, Marconi IP, or the Parent or any of their Affiliates is a party or to which any of their respective assets are subject; and provided, further, if any particular item of the Seller, Marconi IP or the Parent that the Purchaser has the right of access to pursuant to this Section 6.1 contains both information related to the Access Business and other information, then the Seller, Marconi IP and the Parent (as applicable) can, at its option either (A) provide a copy of such information to the Purchaser subject to the Purchaser's obligations contained herein to keep such other information confidential or (B) create a new form of such information and provide the Purchaser with access to such new form of information (which new form of information shall incorporate all information that the Purchaser has the right to access to pursuant to this Section 6.1) (it being understood that, notwithstanding the foregoing, the Seller shall make available to the Purchaser the original complete copy of any particular item of information if the Purchaser has a reasonable need to review such original copy, subject to reasonable redaction that is not inconsistent with such reasonable need of the Purchaser). The Purchaser's right of access to Tax Returns pursuant to this Section 6.1 shall be limited to Tax Returns relating to real estate, personal property or ad valorem Taxes payable with respect to the Assets.

         6.2 Preservation of Business. From the date of this Agreement until the Closing Date, except as set forth on Schedule 6.2 or as expressly permitted by this Agreement, the Seller and Marconi IP shall operate the Access Business in the ordinary course of business and in substantially the same manner as has been conducted between April 1, 2002 and the date hereof, and use reasonable best efforts to, and take such actions as the Purchaser reasonably requests in order to, keep intact the Access Business, keep available the services of the Current Access Employees and preserve the relationships of the Access Business with material customers, suppliers, licensors, licensees, distributors and others with whom the Access Business deals. Prior to the Closing, the Seller, the Parent and Marconi IP shall not, and shall not permit any of their Affiliates to, take any action that would or would reasonably be expected to (x) result in the failure of any of the conditions to the Closing contained in Articles VII or VIII or (y) cause any of the representations or warranties of the Seller, Marconi IP or the Parent made in this Agreement (other than the representations and warranties set forth in (i) the second sentence of
Section 4.10, (ii) clause (ii) of the second sentence of Section 4.11(a), (iii) clause (ii) of the second sentence of Section 4.11(b), (iv) the first sentence of Section 4.11(c), (v) the third sentence of Section 4.12(a), (vi) the last sentence of Section 4.12(a), (vii) the first sentence of Section 4.13(a), (viii) the first two sentences of Section 4.13(b), (ix) Section 4.13(d), (x) Section 4.14(a), (xi) the second sentence of Section 4.15, (x) Section 4.17(a), (xi) the first sentence of Section 4.18(e), (xii) Section 4.19(c), (xiii) the first sentence of Section 4.19(d), (xiv) Section 4.24(b) and (xv) Section 4.24(c), it being agreed that nothing in this parenthetical shall be deemed to limit or modify the covenants of the Parent, the Seller or Marconi IP herein other than the covenant contained in this clause (y)) not to be true and correct as of the date of such action or as of the Closing Date.

                  (a) Negative Covenants. Without limiting the generality of the foregoing, except as set forth in the corresponding subsections of Schedule 6.2 or as expressly permitted or required by this Agreement, prior to the Closing, neither the Seller nor Marconi IP (in each case, solely in relation to the Access Business) shall without the prior written consent of the Purchaser:

                           (i) move from the Bedford Facility (if such asset is located at the Bedford Facility), sell, lease, license or otherwise dispose of any of its assets that would be Assets, except inventory of finished goods sold, obsolete inventory disposed of and other consumable assets used, in each case, in the ordinary course of business and consistent with past practice;

                           (ii) make any capital expenditures in any calendar month that are in the aggregate more than 110% of the amount of capital expenditures forecast for such month in the Capital Spending Analysis for the Access Business attached to Schedule 6.2;

                           (iii) make any material changes in the accounting principles or practices of the Access Business other than those changes required by accounting principles generally accepted in the United Kingdom;

                           (iv) sell, transfer or lease any of the Assets to, or otherwise enter into any transaction or Contract with respect to the Access Business with, any Affiliates of the Seller, or amend or extend in a manner materially adverse to the Access Business any such transaction or Contract;

                           (v) increase the compensation or benefits of any Access Employee or independent contractor of the Access Business, or enter into any Contract to do so, except as required by existing Contracts or by Law or in the ordinary course of business consistent with past practices;

                           (vi) adopt or amend any Access Plan or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except in each case as required by Law or in the ordinary course of business consistent with past practices;

                           (vii)    permit or allow any Asset to become
         subjected to any Lien of any nature whatsoever, other than Permitted Liens and those Liens set forth in Schedule 4.7(a);

                           (viii) enter into or terminate, or amend or extend in a manner materially adverse to the Access Business, any material Contract in connection with the Access Business other than entering into Contracts with customers in the ordinary course of business;

                           (ix) enter into any Group Contract that relates to or binds the Access Business;

                           (x) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than Inventory) that are material, individually or in the aggregate, to the Access Business;

                           (xi) acquire fee title to, or an ownership interest in, any real property that would be an Asset or enter into any lease (or renewal of any lease) of real property that would be an Asset other than the Bedford Lease;

                           (xii) enter into, amend, terminate or extend any license, option or other material agreement pertaining to the Transferred Intellectual Property with any Person;

                           (xiii) enter into any Contract containing a covenant not to compete or any other covenant restricting the development, manufacture, marketing or distribution of the products and services of the Access Business or amend or extend in a manner adverse to the Access Business any such covenant in any existing Contract of the Access Business;

                           (xiv) make any purchase commitment with terms and conditions not in the ordinary course of business consistent with past practice or for a period of greater than six months;

                           (xv) (A) subject to the covenant with respect to compensation contained in Section 6.2(a)(v), enter into, adopt or amend any employment, severance, consulting, termination or other agreement relating to any Current Access Employees or independent contractors employed to perform services in the Access Business or (B) except in the ordinary course of business consistent with past practice, hire any person to work as an employee or independent contractor in the Access Business other than as a replacement at the same job title, duties and compensation of a Current Access Employee or current independent contractor;

                           (xvi) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness or otherwise take any action to incur or assume, or intentionally fail to take any action required by any obligation or duty that results in the incurrence of, any other material liabilities or obligations of any nature, other than in the ordinary course of business and consistent with past practice; provided, however, that in no event shall the Access Business incur, assume or guarantee any long-term indebtedness for borrowed money;

                           (xvii)   cancel any material indebtedness
         (individually or in the aggregate) or waive any claims or rights of substantial value;

                           (xviii) accelerate (A) the delivery of products or services under any Contract for the sale or distribution of any products manufactured by the Access Business other than at the request of the customer or (B) the collection of any outstanding Accounts Receivable;

                           (xix) enter into or amend in any manner materially adverse to the Access Business any Contract for the manufacture of products on behalf of the Access Business;

                           (xx) (A) institute, settle or agree to settle any Proceeding relating to or affecting the Access Business or Assets before any court or governmental body (other than settlements of Proceedings (1) not involving Intellectual Property matters, (2) involving solely the payment of monetary damages and (3) not involving an admission of liability) or (B) waive or surrender any rights related to any pending or threatened Proceeding to the extent relating to or affecting the Access Business or Assets; or

                           (xxi) authorize, commit to do or agree to take, whether in writing or otherwise, any of the foregoing actions.

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                  (b)      Advise of Changes.

                           (i) From the date hereof until the Closing, promptly after the Seller acquires knowledge of any such matter, the Seller shall advise the Purchaser in writing of (A) any material failure of the Seller, Marconi IP or the Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (B) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be likely to cause any condition to the obligations of the Purchaser to effect the Closing hereunder not to be satisfied or that calls into question the ability of the Seller, the Purchaser or Marconi IP to enter into or enforce any of the Related Agreements.

                           (ii) From the date hereof until the Closing, promptly after the Purchaser acquires knowledge of any such matter, the Purchaser shall advise the Seller in writing of (A) any material failure of the Purchaser or AFCNA to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (B) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be likely to cause any condition to the obligations of the Seller to effect the Closing hereunder not to be satisfied or that calls into question the ability of the Purchaser or AFCNA to enter into or enforce any of the Related Agreements.

                  (c) Affirmative Covenants. Until the Closing, the Parent, the Seller and, to the extent applicable, Marconi IP, shall:

                           (i) use reasonable best efforts to maintain the Assets in all material respects in good working order, in accordance with the past practice of the Access Business;

                           (ii) upon acquiring knowledge of any damage (other than immaterial damage), destruction or loss to, or condemnation of, any material Asset, (A) promptly notify the Purchaser, (B) make all available claims against insurance policies covering such Asset (the "Pre-Closing Insurance Claims") and (C) consult with the Purchaser as to the application of any and all insurance proceeds with respect thereto to repair, replace or restore such Asset;

                           (iii) use reasonable best efforts to maintain its level and quality of Accounts Receivable and Inventory and spare parts in the ordinary course of business so as to be sufficient for the conduct of the Access Business by the Purchaser following Closing in substantially the same manner as conducted on September 30, 2003 and as currently conducted by the Seller; and

                           (iv) segregate any proceeds received prior to the Closing from any Claims (the "Claims Proceeds") into a separate account and retain any such Claims Proceeds in such account until the Closing; provided, however, that (A) any Claims Proceeds received under an insurance policy as a result of damage to or destruction of an Asset (other than Inventory) may, subject to Section 6.2(c)(ii), be used to replace the damaged or destroyed Asset and (B) any Claims Proceeds received under an insurance

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

         policy as a result of damage to or destruction of Inventory need not be segregated into a separate account and may be used or disbursed in the Seller's sole discretion.

                  (d) Consultation. Except to the extent that any such consultation would be in violation of applicable Laws, in connection with the continuing operation of the Access Business between the date of this Agreement and the Closing, to the extent reasonably requested by Purchaser, the Seller shall consult in good faith on a regular and frequent basis with representatives of the Purchaser to report material operational developments and the general status of ongoing operations. Any such consultation shall not constitute a waiver by the Purchaser of any rights under this Agreement, and the Purchaser shall not have any liability or responsibility for any actions of the Parent, the Seller or Marconi IP or any of their respective officers or directors with respect to matters that are the subject of such consultations.

         6.3      Consents and Approvals.

                  (a) On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary
         (i) to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing and (ii) to obtain each Governmental Required Consent and each other Consent of or with a Governmental Authority which if not obtained or made would reasonably be expected to have a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby. For purposes of this Section 6.3(a), the "reasonable best efforts" of the Purchaser shall include (1) opposing any motion or action for a temporary, preliminary or permanent injunction against or other prohibition of the Closing and (2) entering into a consent decree, other order or other agreement, or giving an assurance, commitment or undertaking, containing the Purchaser's agreement to hold separate and divest (pursuant to any terms as may be required by any Governmental Authority) the business, products and assets of any product or service lines of the Access Business and/or any other business, product line, service line, division or subsidiary of the Purchaser and/or any Affiliate of the Purchaser and otherwise to take such other action as may be required by any Governmental Authority; provided, however, that neither the foregoing nor anything else in this Agreement shall require the Purchaser to take any action or agree to take or not to take any action if the taking of any such action or the agreement to take or not to take any such action would reasonably be expected to have a material adverse effect on the benefits (viewed as a whole) reasonably expected to be derived by the Purchaser from the Acquisition, including any action that would (x) involve a change in or restriction on the business, products, assets or operations of the Access Business, the Purchaser or any Affiliate of the Purchaser or (y) involve the disposition (whether by way of sale, lease, license or otherwise), before or after the Closing, of all or any portion of the business, products or assets (including Intellectual Property) of the Access Business, the Purchaser or any Affiliate of the Purchaser.

                  (b) In furtherance and not in limitation of the provisions of Section 6.3(a), each of the Seller, Marconi IP, the Parent, the Purchaser and AFCNA shall cooperate with the other with respect to obtaining and making the Consents of Governmental

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         Authorities in connection with this Agreement and the transactions contemplated hereby. The Seller, Parent, Marconi IP, the Purchaser and AFCNA, or Persons nominated thereby, will promptly provide drafts to the others, allow reasonably adequate time for comment by the others and consult with the others as promptly as practicable with respect to the contents of all notifications, filings, submissions, further documentation and evidence to be submitted to all relevant Governmental Authorities. The Seller, Marconi IP, the Parent, the Purchaser and AFCNA shall, in each case where permitted by the relevant Governmental Authority, allow Persons nominated by the other party to attend all meetings with Governmental Authorities and, where appropriate, to make oral submissions at such meetings. Each of the Purchaser, Marconi IP, the Parent, the Seller and AFCNA shall (i) furnish to the other such necessary information and reasonable assistance as the other may require in connection with its preparation of any notification, filing, submission or further documentation or evidence that is necessary in obtaining and making Consents of Governmental Authorities and (ii) promptly disclose to the other all correspondence received from or sent to any relevant Governmental Authority in connection herewith and shall keep the other fully informed of any other related communication in whatever form with any of the relevant Governmental Authorities. The Purchaser, the Parent, Marconi IP, the Seller and AFCNA shall comply promptly with any inquiry or request for additional information from any relevant Governmental Authority in connection herewith and shall promptly provide any supplemental information requested in connection with the notifications, filings and/or submissions made hereunder for the purposes of obtaining and making the Consents of Governmental Authorities.

                  (c) Each party shall promptly notify the other parties in writing of any notice or other communication from any third party received by it alleging that the consent of such third party is or may be required in connection with the execution, delivery or performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby and thereby. The Seller shall, and shall cause its Affiliates to, use its reasonable best efforts to obtain, and the Purchaser shall, and shall cause its Affiliates to, cooperate with the Seller and its Affiliates in obtaining, all Consents from third parties required in connection with the execution, delivery or performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby and thereby; provided, however, that, subject to the exceptions set forth on
         Schedule 6.3(c) (incorporated herein), the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Consent may be required (other than nominal filing or application fees). The Purchaser and AFCNA acknowledge that certain Consents with respect to the transactions contemplated by this Agreement may be required from parties to Contracts and that such Consents have not been obtained. Except as expressly provided in this Agreement, and without limiting the representations, warranties and covenants of the Seller, the Parent and Marconi IP herein, including in this Section 6.3 and in Sections 4.3, 4.13, 4.14, and 4.15, so long as the Seller and its Affiliates have complied with their obligations under this Agreement and the Related Agreements in any way related to obtaining Consents and there has been no breach of any applicable representation or warranty by the Seller, the Parent or Marconi IP hereunder or under the applicable Related Agreement in any way implicated by the failure to obtain a Consent,

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

         the Seller, the Parent and Marconi IP shall not have any Liability to the Purchaser and AFCNA to the extent due to the failure to obtain any Consents that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Purchased Contract as a result thereof.

                  (d) Without limiting the terms of this Section 6.3, each of the Purchaser and the Seller will (i) as soon as reasonably practicable after the date of this Agreement file with the Antitrust Division and the FTC the notification and report form, if required by the HSR Act, for the transactions contemplated hereunder, requesting early termination of the waiting period thereunder, (ii) respond promptly to inquiries from the Antitrust Division or the FTC in connection with such filings, including providing any supplemental information that may be requested by the Antitrust Division or the FTC, and (iii) provide to the other party copies of any filings made under the HSR Act at the time they are filed with the Antitrust Division or the FTC.

         6.4      Marconi Name.

                  (a) The Purchaser and AFCNA acknowledge that the Marconi Name is and shall remain the property of the Seller or its Affiliates and that nothing in this Agreement shall transfer or shall operate as an agreement to transfer any right, title or interest in the Marconi Name to the Purchaser or any Affiliate of the Purchaser.

                  (b) Subject to Sections 6.4(c), (d) and (e), the Seller is not granting the Purchaser or AFCNA a license to use, and neither the Purchaser nor any of its Affiliates shall have any title, right or interest in or to, the Marconi Name after the Closing.

                  (c)      The Purchaser and AFCNA agree:

                           (i) that, as soon as reasonably practicable following the Closing, but in any event, within sixty (60) days following the Closing Date and thereafter, no stationery, purchase order, invoice, receipt or other similar document containing any reference to the Marconi Name shall be printed, ordered or produced and that the Purchaser and AFCNA shall cease to use any stationery, purchase order, invoice, receipt or other similar document containing any reference to the Marconi Name or shall only use such stationery, purchase order, invoice, receipt or other similar document after having deleted, pasted over or placed a sticker over such references;

                           (ii) as soon as reasonably practicable after the Closing, and in any event no later than one hundred twenty (120) days after the Closing Date, to remove the Marconi Name from all premises, signs and vehicles which are included in the Assets or made available to the Purchaser and AFCNA in connection herewith;

                           (iii) that following the Closing, no brochures, leaflets or similar documents and no packaging containing any reference to the Marconi Name shall be printed, ordered or produced and, with respect to existing brochures, leaflets or similar documents and packaging that remain in the Purchaser's possession, custody or control and that contain a reference to the Marconi Name, that the Purchaser and AFCNA shall use their reasonable best efforts to ensure that, as soon as reasonably practicable but in no

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         event later than sixty (60) days following the Closing Date, such references are deleted, pasted over or a sticker is put over such references; and

                           (iv) that the Purchaser and AFCNA shall use their respective reasonable best efforts to ensure that, from and following the Closing, no stocks, goods, products, services or software are manufactured, produced or provided showing, having marked thereon or using the Marconi Name.

                  (d) For the avoidance of doubt, the Purchaser and AFCNA shall have no obligation to remove the Marconi Name from any products (or related packaging, documentation or other materials) sold, licensed, leased, delivered or otherwise provided by the Access Business to a third party prior to the Closing.

                  (e) The Purchaser and AFCNA shall have the right to continue to use "marconi.com" as an e-mail address for Transferred Employees for a period of three (3) months following the Closing Date.

         6.5 Brokers. Regardless of whether the Closing shall occur, (a) the Seller, Marconi IP and the Parent shall indemnify the Purchaser and its Affiliates against, and hold the Purchaser and its Affiliates harmless from, any and all liability for any brokers' or finders' fees or other commissions arising with respect to brokers or finders retained or engaged by the Parent, the Seller or any of its Affiliates in respect of the transactions contemplated by this Agreement, and (b) the Purchaser and AFCNA shall indemnify the Seller and its Affiliates against, and hold the Seller and its Affiliates harmless from, any and all liability for any brokers' or finders' fees or other commissions arising with respect to brokers or finders retained or engaged by the Purchaser or any of its Affiliates in respect of the transactions contemplated by this Agreement.

         6.6 Assignments. The Seller and Marconi IP, as applicable, shall prepare all assignments of Transferred Intellectual Property required hereunder and provide such assignments to the Purchaser in recordable form reasonably acceptable to the Purchaser. The Seller and the Parent shall reimburse the Purchaser for one-half of all filing or recordation fees incurred in connection with such assignments.

         6.7 Orderly Transition; Preservation of Books and Records; Access and Assistance.

                  (a) Upon reasonable request and during normal business hours, the Purchaser, AFCNA, the Seller, the Parent and Marconi IP shall reasonably cooperate with each other, and shall cause their respective Representatives to reasonably cooperate with each other, after the Closing to ensure the orderly transition of the Access Business from the Seller and Marconi IP to the Purchaser and AFCNA and to minimize any disruption to the Access Business and the other respective businesses of the Seller and the Purchaser that might result from the transactions contemplated hereby. Notwithstanding the previous sentence, no party shall be required to incur material out-of-pocket expenses of any kind in connection with complying with this Section 6.7(a).

                  (b) After the Closing, upon reasonable notice, the Purchaser and AFCNA, on one hand, and the Seller, Marconi IP and the Parent, on the other hand, shall furnish or cause to be furnished to the other and their respective Representatives access, during

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

         normal business hours, to such information relating to the Access Business (to the extent within the control of such party or any of its Affiliates) as is reasonably necessary for financial reporting and/or accounting matters (including (i) responding to inquires or other demands of any Governmental Authority (including the Securities and Exchange Commission) and (ii) in the case of the Purchaser, confirming the information contained in the Audit to be delivered by the Seller to the Purchaser pursuant to Section 6.17). Notwithstanding the previous sentence, if any particular item of the Seller, Marconi IP or the Parent that the Purchaser or AFCNA has the right of access to pursuant to this Section 6.7(b) contains both information related to the Access Business and other information that is not reasonably necessary for financial reporting and/or accounting matters, then the Seller, Marconi IP or the Parent, as applicable, can, at its option, either (i) provide a copy of such information to the Purchaser or AFCNA subject to the Purchaser's and AFCNA's obligations contained herein to keep such other information confidential or (ii) create a new form of such information and provide the Purchaser and AFCNA with access to such new form of information.

                  (c) From and after the Closing, the Purchaser and AFCNA shall preserve and retain all Information and Records and other accounting, legal, auditing and other books and records (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations with respect to the Seller) relating to the conduct of the Access Business and the ownership of the Assets on or prior to the Closing Date in a manner consistent with the Purchaser's document retention policy.

                  (d) In the event and for so long as any party hereto is contesting or defending against or prosecuting any third-party charge, complaint, action, suit, Proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Access Business, each other party hereto will (A) fully cooperate with it and its counsel in, and assist it and its counsel with, the contest, defense or prosecution, (B) make available its personnel (including for purposes of fact finding, consultation, interviews, depositions and, if required, as witnesses), and (C) provide such information, testimony and access to its books and records, in each case as shall be reasonably requested in connection with the contest, defense or prosecution, all at the sole cost and expense (not including employee compensation and benefits costs) of the contesting, defending or prosecuting party (unless the contesting, defending or prosecuting party is entitled to indemnification therefor under Article XII). For the avoidance of doubt, this Section 6.7(d) shall not apply with respect to disputes between the parties hereto.

                  (e) Each party shall reimburse the other parties for reasonable out-of-pocket administrative costs and expenses incurred at the request of the other in assisting the other pursuant to this
         Section 6.7. No party shall be required by this Section 6.7 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Purchaser, the Access Business). Any information received by any party pursuant to this Section 6.7 shall be subject to Section 6.9.

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         6.8      Insurance. The Purchaser and AFCNA acknowledge that (a) all of the insurance policies maintained by the Seller or any of its Affiliates prior to the Closing Date will be terminated with respect to the Access Business effective as of the Closing Date and (b) upon such termination, the Access Business will cease to be covered under such policies and the Purchaser and AFCNA will have to obtain replacement coverage (including coverage as the Purchaser deems appropriate for the Assets, the operation of the Access Business and the satisfaction of the Assumed Obligations). To the extent the Seller or any of its Affiliates receive any proceeds from any Pre-Closing Insurance Claims following the Closing, the Seller shall, and shall cause the relevant Affiliate to, promptly remit such insurance claim proceeds to the Purchaser.

         6.9      Confidentiality.

                  (a) Pre-Closing Confidentiality Terms and Other Confidentiality Agreements. The parties have previously entered into several confidentiality agreements covering specific purposes (collectively, the "Other Confidentiality Agreements"), and a confidentiality agreement dated December 12, 2002 (as amended, the "December CA") specifically addressing the purchase transaction contemplated by this Agreement. The parties intend that all rights, obligations and causes of action that existed or arose under the Other Confidentiality Agreements and the December CA, respectively, prior to the effective date of this Agreement, shall continue to be governed by and subject to the terms of the Other Confidentiality Agreements and the December CA, respectively, and nothing in this Agreement shall be deemed to be a waiver of any rights or a release of any party with respect to those rights, obligations and causes of action. From and after the effective date of this Agreement, and except with respect to the December CA, the parties intend that their obligations, rights and causes of action arising under the Other Confidentiality Agreements shall continue to be governed by and subject to the terms of the Other Confidentiality Agreements, respectively, and nothing in this Agreement shall be deemed to be a waiver of any rights or a release of any party with respect to those rights, obligations and causes of action. It is the intent of the parties that the Other Confidentiality Agreements shall continue in full force and effect with respect to the subject matter and purposes for which they were entered into, and this Agreement shall not modify, affect or otherwise impact the Other Confidentiality Agreements. With respect to the December CA, (i) prior to the effective date of this Agreement, the December CA shall govern the information provided by a disclosing party to the others in connection with the transactions contemplated hereby or by the Related Agreements, and (ii) from and after the effective date of this Agreement, this Section 6.9 shall govern the information provided by a disclosing party to the others in connection with the transactions contemplated by this Agreement, and for all rights, obligations and causes of action arising from and after the effective date of this Agreement, the December CA is hereby superceded by this Agreement.

                  (b) Permitted Disclosures. Each of the following reasons shall be deemed to be a "Permitted Disclosure" and collectively, the "Permitted Disclosures", subject to the terms and conditions applicable to any such Permitted Disclosure as set forth below or as otherwise expressly set forth in this Section 6.9:

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

                           (i) making any filing with a Governmental Authority that is required in connection with the consummation of the transactions contemplated hereby;

                           (ii) subject to obtaining reasonable assurances of confidentiality, obtaining any Consent from a third party to transfer any Purchased Contract or Transferable Permit, provided that the party seeking Consent shall only disclose the identity of the other parties and the general nature of the transaction to such third party;

                           (iii) defending or prosecuting any litigation, Proceeding or dispute;

                           (iv)     as otherwise required by Law or
         administrative process;

         provided that in the event of (iii) or (iv) above, (A) the scope of the information to be disclosed shall be solely that which is reasonably necessary for the respective purpose stated above, (B) the receiving parties shall provide written notice to the disclosing parties as to the need for such disclosure and such scope, as soon as the receiving parties first becomes aware of such, in order to give the disclosing parties the opportunity to appear and object, if it so chooses and (C) the court may review such information under seal, upon the disclosing parties making a motion for such, to which the receiving parties shall make no objection;

                           (v) disclosing to any and all Persons, without limitation of any kind, the U.S. federal and state tax treatment and tax structure (tax structure shall mean any fact that may be relevant to understanding the U.S. federal or state tax treatment of the transaction) contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the party making the disclosure relating to such tax treatment and tax structure except to the extent maintaining confidentiality of such information is necessary to comply with any federal or state securities laws;

                           (vi) making any public announcement or disclosure required by the rules of any stock exchange, the Panel on Takeovers and Mergers, the UKLA or any other Law or Judgment (in which case the party required to make the disclosure shall promptly notify the other parties and give such parties a reasonable opportunity to oppose such disclosure or request confidential treatment of such disclosure if available);

                           (vii)    subject to reasonable assurances of
         confidentiality, disclosing this Agreement or any of the Related Agreements or their contents or the transactions contemplated hereby or thereby to Representatives of the parties and their Affiliates with a bona fide need to know such information;

                           (viii) disclosing this Agreement or any of the Related Agreements or their contents or the transactions contemplated hereby or thereby (A) subject to the terms of a confidentiality agreement protecting the confidentiality of such information, to current or potential lenders to, investors in and purchasers of the parties or their Affiliates (or any portion thereof) so long as (1) the due diligence investigation by the lender, investor or purchaser, as applicable, of such party and its Affiliates is substantially complete,
         (2) the definitive agreement with respect to such loan, investment or purchase, as applicable, is substantially complete and substantially all of the material terms with

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

         respect thereto (including, (x) with respect to a loan, the loan amount and interest rate, (y) with respect to an investment, the amount to be invested and the price per security to be issued, and (z) with respect to a purchase, the purchase price) have been agreed in principle and
         (3) the board of directors (or the senior management) of such party or its Affiliates (as applicable) and the potential lender, investor or purchaser, as the case may be, have (xx) in the case of a loan from a bank or similar entity that is in the business of lending money, reviewed and approved the commitment letter or term sheet setting forth the material terms of such loan and (yy) in the case of all other transactions contemplated by this clause (3), been apprised of such transaction and have consented to further negotiations subject to final board (or senior management) approval, and (B) without limiting any other Permitted Disclosure, to those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions;

                           (ix) disclosing information as permitted in accordance with Section 13.8 of this Agreement; or

                           (x) enforcing the parties' rights hereunder, or under any of the Related Agreements.

         Additional reasons for disclosure of confidential information of a party may be permitted as expressly set forth in this Section 6.9.

                  (c) Purchaser's Obligations. The Purchaser and AFCNA shall keep confidential and shall not use or disclose except as expressly permitted or required by this Agreement or the Related Agreements, and shall cause their Affiliates and each of the Representatives of the Purchaser, AFCNA and such Affiliates to keep confidential and not use or disclose except as expressly permitted or required by this Agreement or the Related Agreements, all information regarding the Seller, Marconi IP, the Parent or their Affiliates or any of their businesses, products, processes or financings being provided by Seller, Marconi IP, the Parent or any of their Affiliates or Representatives in connection with the transactions contemplated hereby (excluding, from and after the Closing Date, the Information and Records, Transferred Technology and information arising from the Assumed Obligations), except (i) as necessary or required in connection with a Permitted Disclosure, (ii) for information that is available to the public on the Closing Date, or thereafter becomes available to the public, other than as a result of a breach of this Section 6.9 or the December CA, and (iii) for information that is or was independently developed by the Purchaser or AFCNA or any of their Affiliates without reference to any confidential information of the Seller, Marconi IP, the Parent or any of their Affiliates or (iv) for information that is known or becomes known to the Purchaser or AFCNA (other than by disclosure by the Seller, Marconi IP or the Parent) without any breach of any obligation of confidentiality or not in connection with the transactions contemplated hereby. The Purchaser and AFCNA agree to use, and agree to cause their respective Affiliates and Representatives to use, at least the same degree of care to protect such confidential information of the Seller, Marconi IP and the Parent and their Affiliates as the Purchaser and AFCNA use to protect their confidential information of like importance and in any event using not less than a reasonable degree of care.

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                  (d)      Seller's Obligations. The Seller, Marconi IP and the
         Parent shall keep confidential and shall not use or disclose except as expressly permitted or required by this Agreement or the Related Agreements, and shall cause their Affiliates and each of the Representatives of the Seller, Marconi IP, the Parent and such Affiliates to keep confidential and not use or disclose except as expressly permitted or required by this Agreement, (i) all information regarding the Purchaser, AFCNA or any of their Affiliates or any of their businesses, products, processes or financings being provided by Purchaser, AFCNA or any of their Affiliates or Representatives in connection with the transactions contemplated hereby or by the Related Agreements and (ii) after the Closing, all Information and Records, Transferred Technology and information arising from the Assumed Obligations, except (A) as necessary or required in connection with a Permitted Disclosure, (B) for information that is available to the public prior to or on the Closing Date, or thereafter becomes available to the public, other than as a result of a breach of this Section 6.9 or the December CA, (C) with respect to clause (i) above only, for information that (1) is or was independently developed by the Seller, Marconi IP or the Parent or any of their Affiliates without reference to any information described in clause (i) above or (2) is known or becomes known to the Seller, Marconi IP or the Parent (other than by disclosure by the Purchaser or AFCNA) without any breach of any obligation of confidentiality or not in connection with the transactions contemplated hereby. The Seller, Marconi IP and the Parent agree to use, and agree to cause their respective Affiliates and Representatives to use, at least the same degree of care to protect such confidential information of the Purchaser and AFCNA as the Seller, Marconi IP and the Parent use to protect their confidential information of like importance and in any event using not less than a reasonable degree of care.

                  (e) Disclosures under the December CA and this Agreement. Notwithstanding anything to the contrary herein or in the December CA, the Purchaser and AFCNA, on the one hand, and the Seller, the Parent and Marconi IP, on the other hand, shall each be permitted to disclose information regarding the other parties, or their businesses, products, processes or financings, being provided to them in connection with the transactions contemplated by this Agreement only to the extent necessary or required in connection with any Permitted Disclosure, or as otherwise expressly set forth in this Section 6.9.

                  (f) Post-Closing Confidentiality Obligations of Seller. Effective upon, and only upon, the Closing, (i) the terms of this
         Section 6.9 (excluding Section 6.9(c)) shall apply to the Seller, Marconi IP and the Parent with respect to Information and Records, Transferred Technology and information arising from the Assumed Obligations, and (ii) subject to Section 6.9(i) below, any Information and Records, Transferred Technology or information arising from the Assumed Obligations shall be deemed the confidential information of the Purchaser, and the Purchaser's obligations from and after the Closing under this Section 6.9, the December CA and the Other Confidentiality Agreements with respect to such information shall cease.

                  (g) Return or Destruction of Access Business Information. Promptly following the date hereof, each of the Seller, Marconi IP and the Parent shall use reasonable best efforts to secure the return or destruction of all information and materials

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         relating to the Access Business, the Assets and the Assumed Obligations
         provided to any Person who is or was a potential purchaser of the Access Business. To the extent any Person returns such information and materials to the Seller, Marconi IP or the Parent, the Seller shall destroy all such information and materials. To the extent possible, the Seller shall provide the Purchaser with all information reasonably requested by the Purchaser regarding the status of such process.

                  (h) Return or Destruction of Seller Information. The Purchaser and AFCNA agree that upon written notice from the Seller, Marconi IP or the Parent, the Purchaser and AFCNA shall promptly (and in any case within 14 days of the request) return to the Seller, Marconi IP or the Parent, as the case may be, all confidential information of the Seller, Marconi IP and the Parent provided by them in connection with the transactions contemplated by this Agreement to the Purchaser, AFCNA, any of their Affiliates or their Representatives, except Notes (as defined in the December CA), and cause all Notes (and copies thereof) to be destroyed, and certify in writing to the Seller, Marconi IP and the Parent that all such material has been returned or destroyed in compliance with this Agreement; provided, however, that this obligation shall not apply from and after the Closing Date to any Information and Records, Transferred Technology or information arising from the Assumed Obligations.

                  (i) Retention of Information. Upon and after the Closing Date, each of the Seller, Marconi IP, the Parent and their respective Affiliates shall retain only such copies of the Transferred Technology as are maintained as of the date of this Agreement by each of the Seller, Marconi IP, the Parent or their respective Affiliates in the conduct of their respective businesses other than the Access Business in the ordinary course of business. In addition, upon and after the Closing Date, each of the Seller, Marconi IP and the Parent and their respective Affiliates shall retain only such copies of confidential information of the Purchaser and AFCNA as may be necessary to perform their respective obligations under the Related Agreements, in each case in accordance with the terms and conditions provided in such agreements. Finally, the Seller, Marconi IP and the Parent shall be entitled to retain one copy of such information as they deem necessary for archive purposes for a record of the transactions contemplated by this Agreement and the Related Agreements.

                  (j) No Representations or Warranties; No Licenses. Except as expressly set forth in this Agreement or in any of the Related Agreements, neither the Purchaser nor AFCNA nor any of their Affiliates, on the one hand, nor the Seller, Marconi IP or the Parent or any of their Affiliates, on the other hand, makes any representations or warranties with respect to any of the information provided by them in connection with the transactions contemplated hereby or by the Related Agreements. In addition, except as expressly set forth in this Agreement or any Related Agreements, neither the Purchaser nor AFCNA or any of their Affiliates, on the one hand, nor the Seller, Marconi IP or the Parent or any of their Affiliates, on the other hand, grants any licenses or rights in any information provided by such party in connection with the transactions contemplated hereby or by the Related Agreements.

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                  (k)      Privilege Savings Clause. Each party providing any
         information in connection with this Agreement is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing such information (including information related to pending or threatened litigation) to the other party, regardless of whether such disclosing party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (i) share a common legal and commercial interest in all of such information that is subject to such privileges and protections; (ii) may become joint defendants in Proceedings to which such information covered by such protections and privileges relates; (iii) intend that such privileges and protections remain intact should any party become subject to any actual or threatened Proceeding to which such information covered by such protections and privileges relates; and
         (iv) intend that after the Closing the receiving party shall have the right to assert such protections and privileges. No receiving party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any party disclosing such information waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material disclosed to a party due to a disclosing party disclosing information (including information related to pending or threatened litigation) to such receiving party.

                  (l) Additional Mutual Obligations. On and after the effective date of this Agreement, except for the Permitted Disclosures, each of the Seller, Marconi IP and the Parent, and their respective Affiliates, and the Purchaser and AFCNA and their respective Affiliates, agree to hold confidential the terms and provisions of this Agreement and the Related Agreements and the terms of the transactions contemplated hereby and thereby.

         6.10     Taxes.

                  (a) Property Taxes. All real estate, personal property, and ad valorem Taxes relating to the Assets which shall have accrued and become payable prior to the Closing Date shall be paid by the Seller. All such Taxes which shall be accrued but unpaid shall be prorated to the Closing Date. In connection with such proration, in the event the actual Tax figures are not available at the Closing Date, proration of Taxes shall be based on 105% of the actual Taxes for the preceding year for which actual Tax figures are available. The amount due one party as a result of such proration shall be paid to the other party at the Closing.

                  (b) Taxes Related to Transaction. The Seller and the Purchaser shall each pay one-half of the cost of all property transfer, sales, use or Transfer Taxes, and all recording costs, arising out of the transfer of the Assets pursuant to this Agreement and all costs and expenses incurred in connection with the transferring and recording of title to the Assets. The sales, use and transfer Tax Returns required by reason of said transfer shall be timely prepared and filed by the party legally obligated to make such filing. The parties agree to cooperate with each other in connection with the preparation and filing of such Tax Returns, in obtaining all available exemptions from such sales, use and transfer Taxes and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.

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                  (c)      Access to Tax Records. After the Closing, upon
         reasonable written notice, the Purchaser, AFCNA, the Seller, the Parent and Marconi IP shall furnish or cause to be furnished to each other and their respective Representatives, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns (including Form 8594), and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or Proceeding related to any Tax Return. The Parent, Marconi IP, the Seller, the Purchaser and AFCNA shall cooperate with each other in the conduct of any audit or other Proceeding relating to Taxes involving the Access Business. In the event that the Seller or any of its Affiliates or the Purchaser or any of its Affiliates shall after the Closing take any position in any Tax Return, or reach any settlement or agreement on audit, which is in any manner inconsistent with any position taken by the Seller or its Affiliates in any filing, settlement or agreement made by the Seller or its Affiliates prior to the Closing and such inconsistent position (i) might require the payment by the Purchaser or the Seller (or one of their respective Affiliates) of more Tax than would have been required to be paid had such position not been taken or such settlement or agreement not been reached, (ii) affects the determination of useful life, basis or method of depreciation, amortization or accounting of any of the Assets or any of the properties, assets or rights of the Purchaser or one of its Affiliates or (iii) might accelerate the time at which any Tax must be paid by the Purchaser or the Seller, then the Purchaser or the Seller, as the case may be, shall provide timely and reasonable notice to the other party hereto of such position.

         6.11     Agreement Not to Compete.

                  (a) The Parent, the Seller and Marconi IP understand that the Purchaser and AFCNA would not have entered into this Agreement absent the provisions of this Section 6.11 and, therefore, for a period of five (5) years from the Closing Date, none of the Parent, the Seller nor Marconi IP shall, and each shall cause each of its Affiliates to not, directly or indirectly (including by owning any interest in, managing, operating or controlling any other business enterprise):

                           (i) sell, provide, deliver or supply any Restricted Product to any BellSouth Entity for use, delivery or deployment within the Nine-State Region, or call on, solicit or attempt to induce any BellSouth Entity to order or purchase any Restricted Product for use, delivery or deployment within the Nine-State Region; or

                           (ii) solicit, recruit or hire any person who is employed in the Access Business as operated by the Purchaser and its Affiliates after the Closing, provided, however, that this clause (ii) shall not prohibit hiring any person (A) who responds to a public advertisement which is disseminated generally and is not targeted at such person or at other employees of the Access Business, and who otherwise has not been solicited or recruited in violation of this clause (ii), or (B) who is first approached, solicited or recruited when no longer an employee of the Purchaser or any of its Affiliates and whose resignation or other termination of employment with the Purchaser or any of its Affiliates


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         was not solicited or induced, directly or indirectly, by the Parent, the Seller, Marconi IP or any of their Affiliates.

                  (b) Notwithstanding the terms of Section 6.11(a), (i) nothing in Section 6.11(a) shall prohibit or otherwise restrict the Parent, the Seller, Marconi IP or any of their Affiliates from carrying on or engaging in the Other Businesses (it being understood and agreed that the Seller and its Affiliates in conducting the Other Businesses
         (A) currently sell, provide, develop, deliver and supply Other Business Products and Other Business Services to, and may continue to sell, provide, develop, deliver and supply Other Business Products and Other Business Services to, Persons unaffiliated with the Parent, the Seller, Marconi IP and their other Affiliates that, in turn, package or combine such Other Business Products with, or use such Other Business Services in support of, Restricted Products that are or will be sold to a BellSouth Entity, (B) currently sell, provide, develop, deliver and supply Other Business Products and Other Business Services to, and may continue to sell, provide, develop, deliver and supply Other Business Products and Other Business Services to, a BellSouth Entity that are or will be used in connection with Restricted Products) and (C) may (1) obtain from any Person other than the Parent or any of its Affiliates Restricted Products (or components thereof) that do not incorporate or use any Core Technology and (2) incorporate or combine Other Business Products or Other Business Services into or with such Restricted Product, and then sell the resulting product(s) to a BellSouth Entity),
         (ii) in the event that any Person directly or indirectly acquires a majority equity interest in the Parent or any of its Affiliates (including the Seller) (each an "Acquired Entity"), then Section 6.11(a) shall apply only to each Acquired Entity and not to the acquiring Person or any of such Person's Affiliates other than any Acquired Entity (provided that, if the applicable Acquired Entity elects upon written notice provided to the Purchaser on or before the closing of such acquisition to terminate the licenses granted to it under the Cross License Agreement effective as of the closing of such acquisition pursuant to Section 4.1.4 of the Cross License Agreement, then Section 6.11(a) shall apply to neither such Acquired Entity, the acquiring Person nor any of such Person's other Affiliates unless the acquiring Person or such Affiliate of the acquiring Person is otherwise licensed under the Cross License Agreement) and (iii) in the event that any Person acquires all or a portion of the business or assets of the Parent or any of its Affiliates (including the Seller), regardless of the form of such transaction (other than a transaction of the type described in the previous clause (ii)), then Section 6.11(a) shall apply to the acquiring Person or such Person's Affiliates to the extent and only to the extent of the products, materials and services of the acquired business or acquired assets (or Evolutions thereof) that after the closing of the acquisition continue to be subject to the licenses under the Cross License Agreement; provided that, in the case of each of clause (ii) and (iii), Section 6.11(a) shall apply to the acquiring Person if such Person is the Parent or an Affiliate of the Parent immediately prior to such acquisition.

                  (c) Section 6.11(a) shall not be deemed to be breached solely as a result of the ownership by the Parent, the Seller, Marconi IP and their Affiliates (taken collectively) of less than an aggregate of 5% of any class of equity of a publicly traded Person which sells, provides, delivers or supplies Restricted Products.

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                  (d)      If, at the time of enforcement of the covenants
         contained in this Section 6.11 (collectively, the "Restrictive Covenants"), a court holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Upon advice of legal counsel, each of the Parent, the Seller and Marconi IP has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions.

                  (e) If the Parent, the Seller, Marconi IP or any of their respective Affiliates breaches, or threatens to commit a breach of, any of the Restrictive Covenants, then the Purchaser shall have the rights and remedies with respect to such breach as are set forth in Article XII (and for such purpose, Losses shall include Competition Damages) and Section 13.20 hereof. For purposes of this clause (e), "Competition Damages" shall mean the right and remedy to require the Seller and the Parent, jointly and severally, to account for and pay over to the Purchaser any profits or other benefits derived or received by the Person breaching such Restrictive Covenant as the result of any transactions constituting such a breach.

         6.12 Collection of Receivables. From and after the Closing, the Purchaser shall have the right and authority to collect for its own account (at its own cost and risk) all Accounts Receivable that are included in the Assets and to endorse with the name of the Seller any checks or drafts received with respect to any Accounts Receivable (noting that such endorsement is explicitly without recourse). The Seller shall promptly deliver to the Purchaser any cash or other property received directly or indirectly by it or any of its Affiliates with respect to the Accounts Receivable, including any amounts received as interest on such Accounts Receivable.

         6.13 Release of Liens. Each of the Seller, Marconi IP and the Parent shall (a) take all actions required of the Seller, Marconi IP or the Parent (and shall cause their Affiliates to take all actions required of such Affiliate) under the Indentures and the applicable security agreements related thereto to cause the Liens encumbering the Assets under the Indentures and the applicable security agreements related thereto to be terminated and released at the Closing and (b) take all actions required of the Seller, Marconi IP or the Parent (and shall cause their Affiliates to take all actions required of such Affiliate) to cause any other Liens encumbering the Assets (other than Permitted Liens) to be terminated and released at the Closing. Each of the Seller, Marconi IP and the Parent shall use (and shall cause their Affiliates use) its respective reasonable best efforts to cause all other actions necessary for such Liens to be terminated and released at the Closing to be taken at or prior to the Closing. Within one Business Day after the Closing Date, the Seller, Marconi IP and the Parent, as applicable, shall make all filings (including UCC-3s), or use their reasonable best efforts to cause the holders of the Liens encumbering the Assets to make such filings, in all local, state and foreign jurisdictions necessary to publicly notice the termination and release of such Liens. All such releases and filings shall be in the form and substance reasonably acceptable to the Purchaser.

         6.14 Nonsolicitation. Neither the Parent, the Seller nor Marconi IP shall, nor shall any of them authorize or permit any of their respective Affiliates or Representatives to, directly or

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indirectly, (a) solicit, initiate or encourage (including by way of furnishing information) any "other bid," (b) take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any "other bid," (c) engage in any discussion or negotiations relating thereto (other than discussions solely related to informing a third party of the existence of this provision) or (d) accept any "other bid." The Parent, Marconi IP and the Seller shall instruct each of its Representatives to observe the terms of this Section 6.14. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first two sentences of this Section 6.14 by any Representative, whether or not such Person is purporting to act on behalf of the Parent, Marconi IP or the Seller or otherwise, shall be deemed to be a breach of this Section 6.14 by the Parent, Marconi IP and the Seller. Subject to contractual confidentiality restrictions in place as of the date of this Agreement, the Parent or the Seller promptly shall advise the Purchaser orally and in writing of any "other bid" made after the execution of this Agreement or any inquiry made after the execution of this Agreement which could reasonably be expected to lead to any "other bid" and the identity of the Person making any such "other bid" or inquiry. As used in this Section 6.14, "other bid" shall mean any proposal or offer from any Person to directly or indirectly acquire in any manner any substantial portion of the assets of the Access Business.

         6.15     Bedford Facility.

                  (a) If the CAMI Transaction closes prior to the Closing, then at the Closing the Seller shall transfer the Bedford Lease to the Purchaser, and the Purchaser shall assume the Seller's rights and obligations thereunder.

                  (b) If (i) the CAMI Transaction does not close prior to the Closing and (ii) at the time of the Closing the Bedford Sale Agreement has not been terminated, then at the Closing the Seller shall transfer the Seller's right to occupy the Bedford Facility under the Jabil Rationalization Agreement to the Purchaser and the Purchaser shall assume the Seller's obligations with respect to such occupancy right set forth in Section 3.9(b), the fourth sentence of (c), (d) and
         (e) of the Jabil Rationalization Agreement; provided, however, that notwithstanding the foregoing, the Purchaser shall have no obligations to any Person (including Jabil or the Seller) under such sections in excess of the aggregate monthly rent for the Bedford Facility under the CAMI Lease (the "Maximum Rent"). The Purchaser shall thereafter occupy the Bedford Facility under the Seller's occupancy rights under the Jabil Rationalization Agreement until the earlier of (A) the closing of the CAMI Transaction (at which point the Seller shall transfer the Bedford Lease to the Purchaser and the Purchaser shall assume the Seller's rights and obligations thereunder) and (B) the termination of the Bedford Sale Agreement (in which case the terms of Section 6.15(c) shall apply).

                  (c) If the Bedford Sale Agreement is terminated either before or after the Closing, then the Seller shall (or shall cause a third-party buyer to) purchase the Bedford Facility from Jabil as soon as reasonably practicable after such termination pursuant to the terms of the Jabil Rationalization Agreement and lease the Bedford Facility to the Purchaser (or a wholly-owned subsidiary of the Purchaser) pursuant to a lease containing substantially the same terms as the Bedford Lease (the "Seller Bedford Lease"). If such purchase is not effected prior to the Closing, then at the Closing the Seller shall transfer

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         the Seller's right to occupy the Bedford Facility under the Jabil
         Rationalization Agreement to the Purchaser (and the Purchaser shall assume the Seller's obligations with respect to such occupancy right set forth in Section 3.9(b), the fourth sentence of (c), (d) and (e) of the Jabil Rationalization Agreement up to the Maximum Rent) until such time as the Seller purchases (or causes a third-party to purchase) the Bedford Facility from Jabil and the Seller or the third-party purchaser leases the Bedford Facility to the Purchaser or a wholly-owned subsidiary of the Purchaser pursuant to the Seller Bedford Lease.

                  (d) Notwithstanding anything to the contrary set forth in this Section 6.15 and subject to the immediately following sentence, the Seller shall be solely responsible for any and all repairs or maintenance of the Bedford Facility during the period, if any, that the Purchaser occupies the Bedford Facility under the Jabil Rationalization Agreement pursuant to Section 6.15(b) and (c) above. In the event the Purchaser occupies the Bedford Facility pursuant to Section 6.15(b) and
         (c) above under the Jabil Rationalization Agreement and then either enters into the CAMI Lease or the Seller Bedford Lease, the Purchaser shall promptly reimburse the Seller for all such repair and maintenance costs and expenses incurred by the Seller that the Purchaser would otherwise have been liable for under the CAMI Lease assuming the Purchaser had been a party to the CAMI Lease and leased the Bedford Facility pursuant to such lease during the period that the Purchaser occupied the Bedford Facility under the Jabil Rationalization Agreement. Furthermore, during the period, if any, that the Purchaser occupies the Bedford Facility under the Jabil Rationalization Agreement pursuant to Section 6.15(b) and (c) above, the Purchaser agrees to use reasonable best efforts to prevent waste to the Bedford Facility from occurring; provided, however, the Purchaser shall not have any affirmative obligation of inspection.

         6.16 Grande. Between the date hereof and the Closing, each of the Seller and the Purchaser shall use their reasonable best efforts to comply with the provisions of Schedule 6.16 with respect to the System Purchase Agreement, dated as of October 29, 2001, between Grande and the Seller, as amended by the Letter Agreement, dated December 16, 2002, between Grande and the Seller (collectively, the "System Purchase Agreement"), which such System Purchase Agreement is a Shared Contract.

         6.17     Audit.

                  (a) Without limiting the parties' other obligations under this Article VI, the Seller agrees to prepare "special purpose financial statements" of the Access Business, including a statement of Assets to be acquired by the Purchaser and Assumed Obligations as of September 30, 2003, and the related statements of operations and of cash flows for the year then ended (the "2003 Financial Statements"), including related footnotes, otherwise (except for the omission of assets not acquired and liabilities not assumed) in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"), and agrees to engage the Seller's independent public accountants, Deloitte & Touche LLP ("Deloitte"), to commence an audit of the 2003 Financial Statements under auditing standards generally accepted in the United States (the "Audit"). Promptly after execution of this Agreement, the Seller shall use its reasonable best efforts to prepare the

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         2003 Financial Statements on the basis provided in this paragraph (a)
         (or, if applicable, on such other basis as may be required pursuant to paragraph (b) below), and cause Deloitte to commence and complete the Audit of such financial statements as soon as reasonably practicable after the execution of the engagement letter. The Seller agrees to cause such engagement letter to be prepared, and the Seller will be prepared to execute such letter on its own behalf, promptly after the date hereof. The Seller and the Purchaser will both be signatories to Deloitte's engagement letter for the Audit. The Seller represents that subject to the "special purpose" nature of the financial statements, the 2003 Financial Statements will fairly present the financial condition, results of operations and cash flows of the Access Business as of and for the applicable period, and will be consistent with the books and records of the Seller.

                  (b) The Seller will, and will use its reasonable best efforts to cause its independent public accountants to, cooperate with the Purchaser with respect to the preparation and presentation of a written request by the Purchaser pursuant to Rule 3-13 of Regulation S-X (the "Request") for appropriate relief from the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC's Staff") in order to permit the filing and use by the Purchaser of "special purpose financial statements" of the Access Business as contemplated in Section 6.17(a) to fulfill its obligations under Rule 3-05 of Regulation S-X. The Seller (and to the extent required, the Parent and/or Marconi IP) will promptly prepare a letter addressed to the Purchaser that contains such information as may be reasonably required for purposes of the Request, including an explanation of the appropriateness of the "special purpose financial statement" basis contemplated by Section 6.17(a). The Seller will provide the Purchaser with any information reasonably required to respond to any comments or inquiries of the SEC's Staff received with respect to the Request. If the SEC's Staff denies the Request or otherwise indicates to the Purchaser that the 2003 Financial Statements must be prepared on a different basis than that stated in the Request, then the Purchaser will promptly notify the Seller of the basis on which the 2003 Financials must be prepared pursuant to such communication from the SEC's Staff, and the Seller will cause the 2003 Financial Statements to be prepared under U.S. GAAP on the basis so notified by the Purchaser.

                  (c) Prior to the Closing, the Seller and the Parent shall, and shall cause their Affiliates to, cooperate fully with Deloitte in connection with the Audit, including providing Deloitte with reasonable access to personnel, books and records as is requested by Deloitte to complete the Audit. Subsequent to the Closing, each of the Seller and the Parent shall, and shall cause their respective Affiliates to, use reasonable best efforts to cooperate fully with the Purchaser, Deloitte and any other auditors of the Purchaser in connection with the Audit and the financial statements that are the subject of the Audit, including (i) providing reasonable access to personnel, books and records (including reasonable access to personnel, books and records of the Other Businesses to the extent necessary) as may be requested by Deloitte to complete the Audit, (ii) cooperating with the reasonable requests of the Purchaser and its independent accountants in order to permit the Purchaser and its Affiliates to prepare and submit the Request and to respond to inquiries or other demands of any Governmental Entity (including the Securities Exchange Commission) related to such financial statements of the Access Business or to

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         confirm the information upon which such financial statements are based
         (including for purposes of any "comfort letter" requested by the Purchaser), and (iii) facilitating discussions between the Purchaser and Deloitte with respect to the completed Audit to the extent reasonably requested by the Purchaser. The Seller and the Parent acknowledge and agree that the foregoing cooperation could involve the provision of information concerning non-Access Business units (such as the Other Businesses) to the extent relevant to the preparation and audit of such financial statements of the Access Business, provided, that, such information will be provided only to the auditors (and not to the Purchaser except to the extent reasonably necessary for the purposes set forth in clause (ii) above), subject to customary confidentiality restrictions. It is acknowledged and agreed that it is the intention of the parties to facilitate the completion of the Audit as soon as reasonably practicable after the date hereof.

                  (d) As soon as reasonably practicable after issuance of Deloitte's report on the Audit of the 2003 Financial Statements, the Seller shall provide a copy of the 2003 Financial Statements and an Audit report to the Purchaser. After the delivery of the 2003 Financial Statements and Audit report by the Seller to the Purchaser, the Purchaser shall reimburse the Seller for all fees and reasonably documented expenses billed by Deloitte (consistent with their engagement letter) and paid by the Seller in connection with the Audit, within five (5) Business Days of the presentation to the Purchaser of reasonably detailed documentation of such fees and expenses. Notwithstanding the foregoing, (i) if the Purchaser terminates this Agreement pursuant to Section 10.1(c)(i), then the Seller shall be responsible for all fees and expenses of Deloitte in connection with the Audit and shall promptly reimburse the Purchaser for any and all fees and expenses paid by the Purchaser to Deloitte directly or to the Seller pursuant to the reimbursement provisions of the immediately preceding sentence and (ii) if this Agreement is terminated other than
         (A) by the Purchaser pursuant to Section 10.1(c)(i) or (B) by the Seller pursuant to Section 10.1(d)(i), then the Purchaser and the Seller shall share equally all fees and expenses of Deloitte in connection with the Audit and the Seller shall promptly reimburse the Purchaser for one-half of any and all fees and expenses paid by the Purchaser to Deloitte directly or to the Seller pursuant to the reimbursement provisions of the immediately preceding sentence.

                  (e) Until the Audit report has been delivered to the Purchaser, the Seller shall use its reasonable best efforts to arrange a weekly conference call with the Purchaser at a mutually agreeable time at which representatives of the Seller will inform the Purchaser of the timing and general status of the Audit. The Seller represents that such information will accurately summarize the timing and status of the Audit in all material respects.

                  (f) To the extent required by the Purchaser under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), with respect to each quarterly financial reporting period ending prior to the Closing Date, commencing with the calendar quarter ending December 31, 2003, the Seller will prepare financial statements on a basis consistent with the 2003 Financial Statements per Section 6.17(a) as of and for the applicable quarterly period ended (the "Interim Financial Statements"). The Seller agrees to engage Deloitte to perform an audit of the Interim Financial Statements under auditing standards generally accepted in the

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         United States (the "Interim Audit"). The Seller shall use its reasonable best efforts to prepare the Interim Financial Statements and cause Deloitte to commence and complete the Interim Audit as soon as reasonably practicable upon determination by the Purchaser that such financial statements are required by the Purchaser and to furnish to the Purchaser the Interim Financial Statements at least five (5) days prior to the date that the Purchaser is required to file its report with the SEC under the Exchange Act. Subject to the "special purpose" nature of the financial statements, the Seller represents such Interim Financial Statements will fairly present the financial condition, results of operations and cash flows of the Access Business as of and for the applicable period, and will be consistent with the books and records of the Seller, subject only to the absence of footnotes. The provisions of paragraphs (c), (d) and (e) of this Section 6.17 will apply to the parties' obligations replacing "the Audit" with "the Interim Audit" as applicable and replacing "the 2003 Financial Statements" with "the Interim Financial Statements" as applicable.

                                  ARTICLE VII

         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AND AFCNA

         The obligations of the Purchaser and AFCNA to consummate the Acquisition and the other transactions contemplated hereby are subject to the satisfaction or written waiver by the Purchaser of the following conditions precedent on or before the Closing Date:

         7.1      Warranties True.

                  (a) Other than with respect to the representations and warranties contained in Section 4.26, the representations and warranties of the Parent, the Seller and Marconi IP contained herein shall have been accurate, true and correct on and as of the date hereof, and, except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be accurate, true and correct on and as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to "materiality," "material adverse effect," or similar qualifying language set forth therein), except to the extent that any breach (in the aggregate with all other such breaches) does not constitute a Business Material Adverse Effect or a Seller Material Adverse Effect.

                  (b) The representations and warranties of the Seller and Marconi IP contained in Section 4.26 shall have been accurate, true and correct on and as of the date hereof, and shall also be accurate, true and correct on and as of the Closing Date as though made on the Closing Date.

         7.2 Compliance with Agreements and Covenants. Each of the Parent, the Seller and Marconi IP shall have in all material respects performed and complied with all of its covenants and obligations contained in this Agreement and in the Transition Services Agreement to be performed and complied with by it on or prior to the Closing Date.

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         7.3      Certificate of Compliance. The Parent, the Seller and Marconi
IP shall have delivered to the Purchaser a certificate of the Parent, the Seller and Marconi IP dated as of the Closing Date, executed by an authorized officer of each, certifying as to compliance with Sections 7.1 and 7.2.

         7.4 Hart-Scott-Rodino. Any applicable waiting period under the HSR Act shall have expired or been earlier terminated without action by the Antitrust Division or the FTC to prevent consummation of the transactions contemplated by this Agreement.

         7.5 No Injunctions or Other Legal Restraints. No applicable Law, injunction or other legal restraint or prohibition enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the consummation of the Acquisition shall be in effect.

         7.6 Absence of Proceedings. There shall not be any Proceeding pending or threatened in writing by any Governmental Authority or any other Person that has a reasonable possibility of success (i) challenging or seeking to restrain or prohibit the Acquisition or any of the other transactions contemplated hereby or by the Related Agreements or the enforceability of any material covenant (including Section 6.11 hereof) contained herein or in any Related Agreement, which Proceeding is based on facts or circumstances that, if true, would not involve a breach of any representation or warranty of the Purchaser hereunder, (ii) seeking to obtain from the Purchaser or any of its Affiliates in connection with the Acquisition any material damages, which Proceeding is based on facts or circumstances that, if true, would not involve a breach of any representation or warranty of the Purchaser hereunder, or (iii) imposing or seeking to impose (including by requiring the Purchaser to take any action or to agree to take or not to take any action) a change in or restriction on the business, assets or operations of the Access Business, the Purchaser or any Affiliate of the Purchaser or requiring or seeking to require the Purchaser or any of its Affiliates to take any action or agree to take or not to take any action, including the disposition (whether by way of sale, lease, license or otherwise), before or after the Closing, of all or any portion of the business, products or assets (including Intellectual Property assets) of the Access Business, the Purchaser or any Affiliate of the Purchaser, if such change, restriction, requirement or disposition would reasonably be expected to have a material adverse effect on the benefits (viewed as a whole) reasonably expected to be derived by the Purchaser from the Acquisition.

         7.7 Certificates. The Parent, the Seller and Marconi IP shall have delivered to the Purchaser a duly executed certificate from an authorized officer of each certifying to their respective (a) organizational documents, (b) resolutions or minutes of the boards of directors and, with respect to the Seller and Marconi IP, shareholders pertaining to the authorization of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby and (c) incumbency of their executing officers.

         7.8 FIRPTA Certificate. The Seller shall have delivered to the Purchaser a duly executed certificate from an authorized officer certifying, under penalty of perjury, that the Seller and Marconi IP are not foreign persons within the meaning of section 1445 of the Code in substantially the form attached hereto as Exhibit M (the "FIRPTA Certificate").

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

         7.9 Consents. The Seller shall have delivered to the Purchaser written consents from the third parties to the Contracts listed on Schedule 7.9, in form and substance reasonably acceptable to the Purchaser, necessary to transfer such listed Contracts to Purchaser at the Closing in the manner provided on Schedule 7.9.

         7.10 Material Adverse Effect. There shall not have occurred any Business Material Adverse Effect during the period from the date hereof to the Closing.

         7.11 Other Documents. Each of the Parent, the Seller, Marconi IP and the Marconi Entities shall have furnished to the Purchaser all agreements and documents required to be delivered by such parties pursuant to Section 9.2, and each such agreement shall be in full force and effect.

         7.12 Release of Liens. The Liens on the Assets, other than Permitted Liens, shall have been terminated and released and the Release Agreement shall have been executed by the parties thereto and delivered to the Purchaser.

         7.13 Opinion of Counsel. The Purchaser shall have received the legal opinions of (a) Mayer, Brown, Rowe & Maw LLP with respect to certain U.S. legal issues in substantially the form attached hereto as Exhibit N, (b) Mayer, Brown, Rowe & Maw LLP with respect to certain U.K. legal issues in substantially the form attached hereto as Exhibit O, (c) Mayer, Brown, Rowe & Maw LLP, or other outside legal counsel reasonably acceptable to the Purchaser, acting as special counsel to the Marconi Entities under the Cross License Agreement substantially in the same form and content as the legal opinions referred to in clause (a) or clause (b) above, as applicable, and (d) Allen & Overy with respect to certain legal issues related to the Indentures in substantially the form attached hereto as Exhibit P.

         7.14 Solvency Opinion. The Purchaser shall have received the opinion of Valuation Research Corporation, or another nationally recognized, independent valuation firm reasonably acceptable to the Purchaser and the Seller, dated as of the Closing Date, in the form attached hereto as Exhibit Q.

                                  ARTICLE VIII

        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER, MARCONI IP AND
                                   THE PARENT

         The obligations of the Parent, the Seller and Marconi IP to consummate the Acquisition and the other transactions contemplated hereby are subject to the satisfaction or written waiver by the Seller of the following conditions precedent on or before the Closing Date:

         8.1 Warranties True. The representations and warranties of the Purchaser and AFCNA contained herein shall have been accurate, true and correct on and as of the date hereof, and, except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be accurate, true and correct on and as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to "materiality," "material adverse effect," or similar qualifying language set forth therein), except to the extent that any breach (in the aggregate with all other such breaches)

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

would not reasonably be expected to have a material adverse effect on the Purchaser and its Subsidiaries taken as a whole or does not constitute a Purchaser Material Adverse Effect.

         8.2 Compliance with Agreements and Covenants. The Purchaser and AFCNA shall have in all material respects performed and complied with all of its respective covenants and obligations contained in this Agreement and the Transition Services Agreement to be performed and complied with by it on or prior to the Closing Date.

         8.3 Certificate of Compliance. The Purchaser and AFCNA shall have delivered to the Seller a certificate of the Purchaser and AFCNA dated as of the Closing Date, executed by an authorized officer of each, certifying as to compliance with Sections 8.1 and 8.2.

         8.4 Hart-Scott-Rodino. Any applicable waiting period under the HSR Act shall have expired or been earlier terminated without action by the Antitrust Division or the FTC to prevent the consummation of the transactions contemplated by this Agreement.

         8.5 No Injunctions or Other Legal Restraints. No applicable Law, injunction or other legal restraint or prohibition enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the consummation of the Acquisition shall be in effect.

         8.6 Absence of Proceedings. There shall not be any Proceeding pending or threatened in writing by any Governmental Authority or any other Person that has a reasonable possibility of success challenging or seeking to restrain or prohibit the Acquisition or any of the other transactions contemplated hereby or by the Related Agreements, which Proceeding is based on facts or circumstances that, if true, would not involve a breach of any representation or warranty of the Parent, the Seller or Marconi IP hereunder.

         8.7 Other Documents. Each of the Purchaser and AFCNA shall have furnished to the Seller all agreements and documents required to be delivered by the Purchaser and AFCNA pursuant to Section 9.3, and each such agreement shall be in full force and effect.

         8.8 Purchase Price. The Seller, for itself and as agent for Marconi IP, shall have received from the Purchaser the Purchase Price pursuant to Section 3.1.

         8.9 Certificates. The Purchaser and AFCNA shall have delivered to the Seller a duly executed certificate from an authorized officer of each certifying to their respective (a) organizational documents, (b) resolutions or minutes of their respective boards of directors and, if applicable, shareholders pertaining to the authorization of this Agreement and its Related Agreements and the transactions contemplated hereby and thereby and (c) incumbency of their executing officers.

         8.10 Opinion of Counsel. The Seller shall have received the legal opinion of Pillsbury Winthrop LLP in substantially the form attached hereto as Exhibit R.

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                                   ARTICLE IX

                                     CLOSING

         9.1 Closing. Subject to Articles VII and VIII, the Closing shall take place at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California 94150, at 10:00 a.m. (pacific standard time) on the third Business Day after all the conditions set forth in Articles VII and VIII have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed between the Seller and the Purchaser. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, 12:01 a.m. (central standard time) on the Closing Date.

         9.2 Deliveries by the Seller. At the Closing the Seller or Marconi IP, as applicable, shall deliver to the Purchaser the following:

                  (a) the Assignment and Assumption Agreement, duly executed by the Seller;

                  (b)      the Bill of Sale, duly executed by the Seller;

                  (c) subject to Section 6.16, the Supply Agreements, duly executed by the Seller;

                  (d) the Transition Services Agreement, duly executed by the Seller;

                  (e) the Cross License Agreement, duly executed by the Marconi Entities;

                  (f)      the Sublicenses, duly executed by the Seller;

                  (g)      the Patent Assignment, duly executed by Marconi IP;

                  (h) the Copyright Assignment, duly executed by the Seller;

                  (i) the Trademark Assignment, duly executed by the Seller;

                  (j) a cross receipt verifying the receipt by the Seller of the Purchase Price; and

                  (k)      the FIRPTA Certificate.

         9.3 Deliveries by the Purchaser. At the Closing the Purchaser or AFCNA, as applicable, shall deliver to the Seller the following:

                  (a) the Assignment and Assumption Agreement, duly executed by the Purchaser;

                  (b) the Bill of Sale, duly executed by the Purchaser and AFCNA;

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

                  (c) subject to Section 6.16, the Supply Agreements, duly executed by the Purchaser or, at the option of the Purchaser, an Affiliate of the Purchaser (it being understood that if an Affiliate of the Purchaser is the primary party to the Supply Agreements, the Purchaser nonetheless shall remain responsible for the performance of all of such Affiliate's obligations thereunder);

                  (d) the Transition Services Agreement, duly executed by the Purchaser or, at the option of the Purchaser, an Affiliate of the Purchaser (it being understood that if an Affiliate of the Purchaser is the primary party to the Transitions Services Agreement, the Purchaser nonetheless shall remain responsible for the performance of all of such Affiliate's obligations thereunder);

                  (e) the Cross License Agreement, duly executed by the Purchaser or, at the option of the Purchaser, an Affiliate of the Purchaser (it being understood that if an Affiliate of the Purchaser is the primary party to the Cross License Agreement, the Purchaser nonetheless shall remain responsible for the performance of all of such Affiliate's obligations thereunder);

                  (f) the Sublicenses, duly executed by the Purchaser or, at the option of the Purchaser, an Affiliate of the Purchaser (it being understood that if an Affiliate of the Purchaser is the primary party to the Sublicenses, the Purchaser nonetheless shall remain responsible for the performance of all of such Affiliate's obligations thereunder);

                  (g) the Purchase Price in accordance with Sections 3.1 and 13.4; and

                  (h) tax resale certificates with respect to the Inventory duly executed by the Purchaser or AFCNA, as applicable.

                                   ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned, at any time on or prior to the Closing Date:

                  (a) with the mutual written consent of the Seller and the Purchaser;

                  (b) by the Seller or the Purchaser, if the Closing shall not have taken place on or before July 31, 2004 (the "Termination Date"); provided, that, the right to terminate this Agreement under this Section 10.1(b) shall not be available to (i) the Seller if the failure of the Seller or any of its Affiliates to fulfill any of their obligations under this Agreement caused the failure of the Closing to occur on or before such date or (ii) the Purchaser if the failure of the Purchaser or any of its Affiliates to fulfill any of their obligations under this Agreement caused the failure of the Closing to occur on or before such date;

                  (c) by the Purchaser, (i) if there shall have been a breach of any representation or warranty of the Seller, Marconi IP or the Parent hereunder and the breach of such

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

         representation or warranty constitutes a Business Material Adverse Effect or a Seller Material Adverse Effect, or if there shall have been a material breach of any covenant or obligation of the Seller, Marconi IP or the Parent hereunder and, if such breach is curable, such breach shall not have been remedied within thirty (30) days after receipt by the Seller of a notice in writing from the Purchaser specifying the breach and requesting such breach be remedied or (ii) if any of the other conditions set forth in Article VII shall have become incapable of fulfillment on or prior to the Termination Date and shall not have been waived by the Purchaser (unless the failure of such condition is the result of a material breach of this Agreement by the Purchaser or AFCNA); or

                  (d) by the Seller, (i) if there shall have been a material breach of any covenant, obligation, representation or warranty of the Purchaser or AFCNA hereunder, and, if such breach is curable, such breach shall not have been remedied within thirty (30) days after receipt by the Purchaser of notice in writing from the Seller specifying the breach and requesting such breach be remedied or (ii) if any of the other conditions set forth in Article VIII shall have become incapable of fulfillment on or prior to the Termination Date and shall not have been waived by the Seller (unless the failure of such condition is the result of a material breach of this Agreement by the Seller, the Parent or Marconi IP).

         In the event of termination by the Seller or the Purchaser pursuant to this Section 10.1 (other than Section 10.1(a)), written notice thereof shall be given to the other parties hereto.

         10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 6.5 (Brokers), 6.9 (Confidentiality), 13.1 (Expenses) and 13.8 (Publicity), each of which shall survive the termination of this Agreement (it being understood and agreed, however, that (a) no such termination shall relieve any party from liability for any prior breach of this Agreement and (b) for purposes of determining such liability, the terms of Article XII (other than Section 12.1 and Section 12.8) shall survive the termination of this Agreement).

                                   ARTICLE XI

                         EMPLOYEES AND EMPLOYEE BENEFITS

         11.1 Offers of Employment. The Purchaser shall offer each Current Access Employee employment with the Purchaser effective as of the Closing Date. The Purchaser's offers of employment shall be for employment on substantially the same terms and conditions and at the same level of cash compensation as applied to such employees immediately prior to the Closing Date as employees of the Seller and its Affiliates (excluding any amounts payable in connection with the transactions contemplated by this Agreement) except as otherwise specifically provided by this Article XI with respect to employment terms and conditions other than cash compensation, during their continued employment with the Purchaser until such terms and conditions or cash compensation are changed by the Purchaser in the ordinary course of business. Each such individual who accepts the Purchaser's offer of employment shall become an employee of the Purchaser as of the Closing and shall be referred to herein as a "Transferred Employee".

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

         11.2 Employee Benefits - Generally. Subject to the provisions of this Article XI, as of the Closing Date, the Purchaser shall provide or cause to be provided to Transferred Employees employee benefits which are, in the aggregate, substantially similar to those provided to similarly situated employees of the Purchaser and its Affiliates. Each of the Parent and the Seller agree that neither the Purchaser nor any of its Affiliates shall assume sponsorship or have any responsibility or Liability under any employee benefit plan, program, policy or arrangement maintained by the Seller or any of its Affiliates, and the Purchaser agrees that none of Parent, the Seller or any of their Affiliates shall have any responsibility or Liability under any employee benefit plan, program, policy or arrangement maintained by the Purchaser or any of its Affiliates (collectively, the "Purchaser Benefit Plans"). Notwithstanding the foregoing, the Purchaser, the Seller and their respective Affiliates shall have the obligations and responsibilities as otherwise specifically provided in this Article XI.

         11.3 Service Credit. The Purchaser shall cause each Purchaser Benefit Plan to provide to the Transferred Employees credit for their service with the Seller and its Affiliates and their predecessors for all purposes under the Purchaser Benefit Plans provided, that, the crediting of service with the Seller, its Affiliates and their predecessors under the Purchaser Benefit Plans will occur as set forth below:

                  (a) Purchaser 401(k) Plan. For purposes of the Purchaser 401(k) Plan, service shall be credited to each Transferred Employee for all purposes from the hire date used by the Marconi 401(k) Plan to determine service for the purposes of vesting and credit for a year of service will be provided for the calendar year in which such hire date occurred and each calendar year commencing after such hire date and before the Closing Date (provided that this provision shall not require double-counting of service otherwise credited under the Purchaser 401(k) Plan).

                  (b) Purchaser Sabbatical Plan. For purposes of the Purchaser's Sabbatical Plan, each Transferred Employee shall be given credit for two months of service for each year from the hire date used by the Marconi 401(k) Plan to determine service for purposes of vesting.

                  (c) Purchase Stock Option Plans. No credit will be given for service with the Seller, its Affiliates or their predecessors under the Purchaser's stock option plans.

                  (d) All Other Purchaser Plans. For purposes of the Purchaser Benefit Plans other than as described in Section 11.3(a), (b) or (c), each Transferred Employee shall be given credit for service in accordance with the rules of the applicable Purchaser Benefit Plan by deeming service to have commenced with the Purchaser from the hire date used by the Marconi 401(k) Plan to determine service for the purposes of vesting.

         Within 30 days of the date hereof the Seller shall provide the Purchaser with a list setting forth the hire date used by the Marconi 401(k) Plan to determine service for vesting purposes for all Current Access Employees determined as of the date this Agreement was executed; provided, however, that for purposes of determining this hire date, any individual for whom service to Jabil was required to be credited under paragraph 2 of the Twelfth Amendment of the Marconi USA

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Employees' Retirement Plan (the "Marconi Retirement Plan") shall be deemed service with the Seller.

         11.4 Welfare Benefits. Each Transferred Employee shall be entitled to coverage effective as of the Closing Date under all of the medical, dental, vision, prescription drug, life insurance plans or other welfare benefit plans (the "Purchaser's Welfare Plans") maintained by the Purchaser for its employees, which medical, dental, vision and prescription drug coverage, through December 31, 2004, shall be available at the same employee contribution rates as applied under the corresponding welfare benefit plans of the Seller (the "Seller's Welfare Plans") as of the date of this Agreement. Any waiting periods or pre-existing condition limitations in the Purchaser's Welfare benefit Plans shall be waived unless coverage would have been denied on a similar basis under the Seller's Welfare Plans and deductibles shall be waived for claims incurred prior to April 1, 2004. The Seller will retain all liabilities for payment of claims under the Seller's Welfare Plans and none of the Purchaser nor any of its Affiliates shall have any Liability under or with respect to the Seller's Welfare Plans. The Seller and its Affiliates shall be responsible for providing continuing group health coverage, which satisfies the requirements of COBRA applicable to the Seller and any applicable state laws which require continuation of health coverage, to all Access Employees (and their eligible dependents) who incur a qualifying event on or prior to the Closing Date and to any person who is an M&A qualified beneficiary within the meaning of Treasury Regulations issued under Section 4980B of the Code. None of the Seller or any of its Affiliates shall have any Liability under or with respect to the Purchaser's Benefit Plans, including the Purchaser's Welfare Plans.

         11.5 Paid Time Off. With respect to any accrued but unused paid time off ("PTO") to which any Transferred Employee is entitled as of the Closing Date pursuant to the PTO policy applicable to such Transferred Employee immediately prior to the Closing Date (the "PTO Policy"), the Purchaser shall assume the liability for accrued PTO of Transferred Employees in the amounts set forth in the memorandum furnished to the Purchaser pursuant to Section 4.18(a) (which amounts shall be updated as of the Closing Date based on accruals from and after December 6, 2003 (the date as of which accruals were provided in the memorandum furnished to the Purchaser pursuant to Section 4.18(a)) consistent with the PTO Policy in effect as of the date hereof) and shall permit such Transferred Employees to use such accrued PTO or pay in cash to each such Transferred Employee an amount equal to the wages relating to any such PTO which the Purchaser does not permit the Transferred Employee to use. Transferred Employees shall be entitled to accrue future paid time off under the Purchaser's vacation policy based on service credited pursuant to Section 11.3 and service with the Purchaser and its Affiliates after the Closing. Further, effective as of the Closing Date, the Purchaser shall credit each Transferred Employee with 5 sick days.

         11.6 Disability. If a Transferred Employee is on short-term disability leave as of the Closing Date, the Purchaser shall provide such Transferred Employee with short-term disability benefits in accordance with the short-term disability policy of the Seller and its Affiliates and the Seller and its Affiliates shall cease to have any liability for such payments and benefits after the Closing. The Purchaser shall provide all other Transferred Employees with short-term disability benefits in accordance with the terms and conditions of the short-term disability plans of the Purchaser. The Seller shall retain all liabilities under the long-term disability plan of the Seller, including liabilities for Transferred Employees who are eligible upon the satisfaction of any

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waiting or elimination period to receive benefits under such plan as of the
Closing; provided, however, that if a Transferred Employee returns to active employment with the Purchaser under conditions that would require a new waiting or elimination period under the Seller's long-term disability plan, any future long-term disability benefits shall be the responsibility of the Purchaser and none of the Seller, its Affiliates or the Seller's long-term disability plan shall have any responsibility or liability therefor.

         11.7 Bonus. The Purchaser agrees to pay each Transferred Employee the amount of the bonus that the Purchaser determines would otherwise have been paid to such Transferred Employee under the terms of the Marconi AIP for service through March 31, 2004.

         11.8 Retirement Plans. The Seller shall retain all liabilities and obligations of the Seller and its Affiliates under its "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (the "Seller's Pension Plans") and all assets thereunder and none of the Seller or any of its Affiliates shall have any Liability under or with respect to any "employee pension benefit plans" of the Purchaser or its Affiliates. The Seller shall cause all Transferred Employees to become 100% vested in their accrued benefits under the Marconi USA Wealth Accumulation Plan (the "Marconi 401(k) Plan") and the Marconi Retirement Plan, and the Purchaser and its Affiliates shall not have any responsibility with respect to the Seller's Pension Plans. The Purchaser shall cooperate with the Seller to provide such current information regarding Transferred Employees as permitted by law on an ongoing basis as may be necessary to facilitate payment of pension benefits from the Seller's Pension Plans. To the extent necessary, the Seller shall cause the sponsor of the "Marconi 401(k) Plan" to amend the Marconi 401(k) Plan to permit, after the Closing Date to the extent permitted under the requirements of the Code applicable to qualified retirement plans, Transferred Employees to elect to receive a distribution of benefits under the Marconi 401(k) Plan and to permit Transferred Employees to elect to roll over such amounts (including any outstanding loans) to a defined contribution plan of the Purchaser ("Purchaser 401(k) Plan") satisfying the requirements of Section 401(a) of the Code and including a cash or deferred arrangement satisfying the requirements of Section 401(k) of the Code. The Purchaser shall cause the sponsor of the Purchaser 401(k) Plan to amend the Purchaser 401(k) Plan to the extent necessary and to the maximum extent permitted by applicable law to accept rollover contributions of all amounts (including promissory notes evidencing outstanding loans) distributed to or on behalf of Transferred Employees from the Marconi 401(k) Plan.

         11.9 Workers and Unemployment Compensation. The Seller shall retain liability for all workers compensation and unemployment events for Access Employees occurring prior to the Closing Date. The Purchaser shall be responsible for all workers compensation and unemployment events for Transferred Employees occurring after the Closing Date.

         11.10 Wages. The Purchaser shall assume liability for all salary, wages and bonuses earned by Transferred Employees after the Closing Date. The Seller shall retain all other liability for salary, wages and bonuses earned by and payable to Access Employees for periods prior to and including the Closing Date (other than bonuses under the Marconi AIP which are payable by Purchaser in accordance with Section 11.7).

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         11.11    Severance. The Purchaser agrees to provide to any Transferred
Employee whose employment with the Purchaser and its Affiliates is terminated on or before the later of December 31, 2004 or nine (9) months after the Closing Date, severance benefits that are at least equal to the benefits that would have been provided to such Transferred Employee under the Seller's severance policies as in effect on the date of this Agreement. Further, the Purchaser shall assume and satisfy all obligations under the thirteen agreements set forth on Schedule
4.17 that are listed under the heading of "Special Severance Agreements." The Seller agrees that the Purchaser shall not be responsible for any other severance obligations of the Seller or its Affiliates to any Access Employees, whether or not they are Transferred Employees.

         11.12 Cooperation. The Seller shall cooperate with the Purchaser in its efforts to screen and hire Transferred Employees but only to the extent of providing non confidential information on Access Employees and in publishing and disseminating communications of the Purchaser regarding the employment of Transferred Employees.

         11.13 Employment Claims. Except as otherwise stated in this Article XI, the Seller shall retain all Liability for all employment related claims of Access Employees, including claims of violation of state and federal Laws regarding discrimination, payment of wages, and WARN, and claims of breach of employment contract and wrongful discharge, arising or relating to the period prior to the Closing. The Purchaser shall be liable for all employment related claims made by Transferred Employees, including claims of violation of state and federal Laws regarding discrimination, payment of wages, and WARN, and claims of breach of employment contract and wrongful discharge, arising and relating to the period after the Closing. For the avoidance of doubt, it is agreed that (a) the Seller is liable for any WARN notices or payments in lieu of notice for "mass layoffs" and "plant closings" (as those terms are defined in the WARN Act) occurring prior to the Closing Date and (b) the Purchaser is liable for any WARN notices or payments in lieu of notice for "mass layoffs" and "plant closings" occurring after the Closing Date, including but not limited to any liability for those persons suffering an employment loss prior to the Closing Date but to whom notice was not required to be given until the occurrence of events after the Closing Date.

                                  ARTICLE XII

                                INDEMNIFICATION

         12.1 Survival. The representations and warranties of the parties hereto contained herein and in the Conveyance Agreements shall survive the Closing for a period of eighteen (18) months after the Closing, except that (a) the representations and warranties set forth in (i) Sections 4.8, 4.13, 4.17, 4.18, 4.20 and 4.21 of this Agreement, (ii) Section 5 of the Cross License Agreement and (iii) Section 3 of either Sublicense Agreement shall survive the Closing for a period of four (4) years after the Closing, (b) the Tax Warranties shall survive until the Tax Statute of Limitations Date, (c) the Title and Authorization Warranties shall survive forever, (d) without prejudice to the obligation of the Seller, Marconi IP and the Parent to indemnify the Purchaser Indemnified Parties with respect to Retained Obligations, the representations and warranties in Section 4.5 shall not survive the Closing and (e) the representations and warranties in Section 4.24(a) and (c) shall not survive the Closing. All representations and warranties of the Seller, Marconi IP and the Parent set forth in this Agreement and in any document delivered

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pursuant to this Agreement that is not a Commercial Agreement shall be deemed to have been made again by such parties on and as of the Closing Date except to the extent such representations and warranties are expressly made as of an earlier date. If the Closing occurs, neither the Purchaser, AFCNA, the Seller, Marconi
IP nor the Parent shall have any liability with respect to claims first asserted in connection with any representation or warranty after the expiration of the survival period specified therefor in this Section 12.1.

         12.2 Indemnification by the Parent, the Seller and Marconi IP. Subject to Section 12.4, the Parent, the Seller and Marconi IP, jointly and severally, agree to indemnify the Purchaser and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (each, a "Purchaser Indemnified Party") against, and agree to hold the Purchaser Indemnified Parties harmless from, any and all Losses incurred or suffered by the Purchaser Indemnified Parties to the extent arising out of or resulting from any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by the Parent, Marconi IP or the Seller in this Agreement, any Conveyance Agreement or any other document delivered by the Seller, Marconi IP or the Parent hereunder at the Closing that is not a Commercial Agreement, provided, that, if the Closing occurs, none of the Parent, the Seller or Marconi IP shall have any liability under this Section 12.2(a) for any breach of or inaccuracy in any representation or warranty unless a claim for indemnification therefor is asserted in accordance with Section 12.6 or Section 12.7 (as applicable), in each case before the expiration of the survival period applicable to such representation or warranty under Section 12.1; and provided, further, that for purposes of Purchaser Indemnified Parties' rights to indemnification pursuant to this Section 12.2(a), the representations and warranties of the Parent, Marconi IP and the Seller (other than the representations and warranties contained in (i) the third sentence of Section 4.4, (ii) the first sentence of Section 4.6,
         (iii) Section 4.11, or (iv) Section 4.14(a)), shall not be qualified by any references therein to materiality (including references to "Business Material Adverse Effect" or "Seller Material Adverse Effect," and whether or not any breach results or may result in a Business Material Adverse Effect or Seller Material Adverse Effect) as if such qualifications were deleted from such representation or warranty;

                  (b) any breach of or failure by the Parent, the Seller or Marconi IP to perform any covenant or obligation of the Parent, the Seller or Marconi IP set out in this Agreement, any Conveyance Agreement or any other document delivered by the Parent, the Seller or Marconi IP hereunder at the Closing that is not a Commercial Agreement;

                  (c) the Excluded Assets or the Retained Obligations, other than Retained Obligations to the extent arising from the effect of a change in Law occurring after the Closing based on a fact, condition or circumstance existing prior to the Closing (for this purpose, "Law" shall not include Judgments to which any of the Seller, the Parent or Marconi IP is a party or by which the Access Business or the Assets are bound);

                  (d) the failure by the Seller, Marconi IP or the Parent to comply with statutory provisions relating to bulk sales and transfers in connection with the transactions contemplated hereby;

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

                  (e) one-half of the aggregate amount of product costs incurred by the Purchaser or its Affiliates with respect to Liabilities assumed pursuant to Section 2.5(c) (including product costs incurred with respect to Special Warranty Matters) in excess of $10,000,000 (it being understood and agreed that for purposes of this clause (e) the term "product costs" (i) shall, subject to clause (iii), mean all out-of-pocket costs and expenses of any kind (including costs and expenses for materials and replacement parts or products) incurred by the Purchaser or its Affiliates as a result of Section 2.5(c), (ii) for purposes of clarification, shall not include any overhead costs or overhead expenses of the Purchaser or any of its Affiliates, including costs and expenses associated with salary or other compensation or benefits of any employee of the Purchaser or its Affiliates, or any other cost or expense not referred to in clause (i) above and (iii) shall not include any amounts to the extent arising from the Purchaser's or any of its Affiliates' treatment of the customer making a claim with respect to a Liability assumed by the Purchaser pursuant to Section 2.5(c) in a manner more favorable to the customer than the Purchaser's customary treatment of its customers for similar claims related to the Purchaser's other comparable products or services);

                  (f) any Personnel that is not a party to an Employee IP Agreement (or any assigns or successors-in-interest of such Personnel) having or claiming to have any Intellectual Property rights in any Transferred Technology or any Transferred Patents developed or conceived by such Personnel under circumstances in which, under applicable Law, ownership of the Intellectual Property rights in such Transferred Technology or Transferred Patents would vest on creation in such Personnel in the absence of an Employee IP Agreement; provided that the Purchaser or its Affiliates must notify the Seller of any claims arising or resulting from the above in accordance with Section
         12.6 or Section 12.7 of this Agreement, as applicable, on or prior to the fourth anniversary of the Closing Date; or

                  (g) claims (whether as a part of a Proceeding or otherwise) by the Persons identified at Items 4 or 5 of Schedule 4.13(e)(i) (or any Affiliates thereof or assigns or successors in interest thereto) to the extent arising out of infringement of any Patents identified in any correspondence described in such Items by a Current Access Product; provided that the Purchaser or its Affiliates must notify the Seller of any claims arising or resulting from the above in accordance with Section 12.6 or Section 12.7 of this Agreement, as applicable, on or prior to the fourth anniversary of the Closing Date.

         The Purchaser Indemnified Parties' right to indemnification under this
Article XII shall not be affected by any investigation (including any environmental or intellectual property investigation or assessment) conducted with respect to, or any knowledge acquired (or capable of being acquired) by, the Purchaser or AFCNA at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or obligation.

         12.3 Indemnification by the Purchaser and AFCNA. Subject to Section 12.4, the Purchaser and AFCNA, jointly and severally, agree to indemnify the Seller and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (each, a "Seller Indemnified Party") against, and agree to hold the Seller Indemnified Parties

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harmless from, any and all Losses incurred or suffered by the Seller Indemnified
Parties to the extent arising out of or resulting from any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by the Purchaser, AFCNA or AFAC in this Agreement, any Conveyance Agreement or any other document delivered by the Purchaser, AFCNA or AFAC hereunder at the Closing that is not a Commercial Agreement, provided, that, if the Closing occurs neither the Purchaser, AFCNA nor AFAC shall have any liability under this Section 12.3(a) for any breach of or inaccuracy in any representation or warranty unless a claim for indemnification therefor is asserted in accordance with
         Section 12.6 or Section 12.7 (as applicable), in each case before the expiration of the survival period applicable to such representation or warranty under Section 12.1; and provided, further, that for purposes of Seller Indemnified Parties' rights to indemnification pursuant to this Section 12.3(a), the representations or warranties of the Purchaser, AFCNA and AFAC shall not be qualified by any references therein to materiality as if such qualifications were deleted from such representation and warranty;

                  (b) any breach of or failure by the Purchaser, AFCNA or AFAC to perform any covenant or obligation of the Purchaser, AFCNA or AFAC set out in this Agreement, any Conveyance Agreement or any other document delivered by the Purchaser, AFCNA or AFAC hereunder at the Closing that is not a Commercial Agreement;

                  (c)      the Assumed Obligations; or

                  (d) the operation of the Access Business subsequent to the Closing (excluding, for the avoidance of doubt, the Retained Obligations and the matters for which the Purchaser Indemnified Parties are entitled to indemnification under Section 12.2).

         12.4     Limitations on Liability.

                  (a) The Purchaser Indemnified Parties shall have the right to receive payment by the Parent, the Seller or Marconi IP, jointly and severally, under Section 12.2(a) and Section 12.2(f) only if, and only to the extent that, the Purchaser Indemnified Parties shall have incurred indemnifiable Losses in excess of $2,000,000. The Seller Indemnified Parties shall have the right to receive payment by the Purchaser and AFCNA, jointly and severally, under Section 12.3(a) only if, and only to the extent that, the Seller Indemnified Parties shall have incurred indemnifiable Losses in excess of $2,000,000.

                  (b) Neither the Seller nor any of its Affiliates, on the one hand, and neither the Purchaser nor any of its Affiliates, on the other hand, shall have any Liability under this Agreement, any Conveyance Agreement or any document delivered by any such Person at the Closing that is not a Commercial Agreement for (i) 25% Losses in excess of $60,000,000 in the aggregate, (ii) 25% Losses and 50% Losses in excess of $120,000,000 in the aggregate and (iii) 25% Losses, 50% Losses and 100% Losses in excess of the Purchase Price in the aggregate; for the avoidance of doubt, in no event shall the Seller's and its Affiliates', on the one hand, or the Purchaser's and its Affiliates', on the other

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         hand, aggregate liability under this Agreement, the Conveyance
         Agreements and the documents delivered by them at the Closing that are not Commercial Agreements exceed the Purchase Price in the aggregate.

                  (c) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE SOLE AND EXCLUSIVE LIABILITY OF THE SELLER AND ITS AFFILIATES TO THE PURCHASER AND ITS AFFILIATES, AND THE SOLE AND EXCLUSIVE LIABILITY OF THE PURCHASER AND ITS AFFILIATES TO THE SELLER AND ITS AFFILIATES, UNDER THIS AGREEMENT, THE CONVEYANCE AGREEMENTS AND THE OTHER DOCUMENTS DELIVERED HEREUNDER THAT ARE NOT COMMERCIAL AGREEMENTS OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING FOR ANY BREACH OF OR INACCURACY IN ANY REPRESENTATION OR WARRANTY OR FOR ANY BREACH OF ANY COVENANT OR OBLIGATION OR FOR ANY OTHER REASON), AND THE SOLE AND EXCLUSIVE REMEDY OF THE PURCHASER AND ITS AFFILIATES AND OF THE SELLER AND ITS AFFILIATES (RESPECTIVELY) WITH RESPECT TO ANY OF THE FOREGOING, SHALL BE AS SET FORTH IN THIS ARTICLE XII, SECTION 6.5, SECTION 6.11(E) AND
         SECTION 13.20 OF THIS AGREEMENT, AND SECTION 6.14 OF THE CROSS LICENSE AGREEMENT, SECTION 6.14 OF THE SUBLICENSE ATTACHED HERETO AS EXHIBIT H-1 AND SECTION 7.14 OF THE SUBLICENSE ATTACHED HERETO AS EXHIBIT H-2. Except with respect to Losses arising out of or relating to a breach of the Commercial Agreements, to the extent that the Purchaser or any of its Affiliates (on the one hand) or the Seller or its Affiliates (on the other hand) has any Losses for which it may assert any right to indemnification, contribution or other monetary recovery from the Seller or any of its Affiliates or from the Purchaser or any of its Affiliates (as the case may be) (whether under this Agreement, any Conveyance Agreement, any other document delivered hereunder that is not a Commercial Agreement or under any common law theory or any statute or other Law, including any Environmental Law, or otherwise), other than pursuant to the provisions of this Article XII, the Purchaser and the Seller (respectively) each hereby waives, releases and agrees not to assert such right, and the Purchaser and the Seller (respectively) each agrees to cause each of its Affiliates to waive, release and agree not to assert such right.

                  (d) Neither the Seller nor any of its Affiliates shall have any liability under or otherwise in connection with this Agreement, any Conveyance Agreement or any other document delivered hereunder that is not a Commercial Agreement or the transactions contemplated hereby or thereby for any Loss to the extent accrued, provided or reserved for in the Statement of Working Capital.

         12.5     Mitigation. With respect to claims subject to the indemnity at
Section 12.2(g), the Purchaser and its Affiliates shall reasonably cooperate to mitigate Losses, including, if reasonable, modifying, redesigning or replacing the product in question so as to make the product non-infringing (it being understood and agreed that the costs and expenses relating to such modification, redesign or replacement shall be indemnified Losses to the extent provided in this Article XII).

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         12.6     Claims. As promptly as is reasonably practicable after
becoming aware of a claim for indemnification under this Agreement not involving a claim, or the commencement of any suit, action or Proceeding, of the type described in Section 12.7, the Indemnified Person shall give written notice to the Indemnifying Person of such claim, which notice shall specify the material facts alleged to constitute the basis for such claim, including, if applicable, the representations, warranties, covenants and obligations alleged to have been breached, if known, and the amount (if known) that the Indemnified Person seeks hereunder from the Indemnifying Person, together with such information (to the extent known by the Indemnified Person) as may be necessary for the Indemnifying Person to determine that the limitations in Section 12.4 have been satisfied or do not apply; provided, that, the failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations under this
Article XII except to the extent (if any) that the Indemnifying Person demonstrates that it has been prejudiced thereby. Unless it would reasonably be expected that the Indemnified Person will be prejudiced by such two-week delay, for a period of at least two weeks from the date the Indemnifying Person receives the written notice of a claim pursuant to this Section 12.6, the Indemnified Person and the Indemnifying Person shall consult with each other regarding resolution of such claim and attempt to resolve such claim; provided that neither party shall be obligated to take or refrain from taking any action to enforce its rights.

         12.7     Notice of Third Party Claims; Assumption of Defense.

                  (a) The Indemnified Person shall give notice to the Indemnifying Person within fifteen (15) days of the assertion of any claim, or the commencement of any suit, action or Proceeding, by any Person not a party hereto (such claim, suit, action or Proceeding, as it pertains to the Indemnified Person, a "Third Party Claim") in respect of which indemnity may be sought under this Agreement (which notice shall specify in reasonable detail the nature and amount (to the extent known by the Indemnified Person) of such claim together with such information (to the extent known by the Indemnified Person) as may be necessary for the Indemnifying Person to determine that the limitations in Section 12.4 have been satisfied or do not apply); provided, that, the failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations under this Article XII except to the extent (if any) that the Indemnifying Person demonstrates that it has been prejudiced thereby.

                  (b) The Indemnifying Person may, at its own expense, defend the Indemnified Person against the Third Party Claim with counsel of its own choice reasonably satisfactory to the Indemnified Person so long as (i) the Indemnifying Person notifies the Indemnified Person in writing, within fifteen (15) days after the Indemnified Person has given notice of the Third Party Claim, that the Indemnifying Person will indemnify the Indemnified Person from and against any Losses the Indemnified Person may suffer resulting from, or arising out of such Third Party Claim (whether or not otherwise required hereunder), (ii) the Indemnifying Person possesses financial resources that would reasonably be expected to be sufficient to defend against the Third Party Claim and to fulfill its indemnification obligations hereunder, (iii) the Third Party Claim does not seek an injunction or other equitable relief that would adversely impact the Access Business, if granted, (iv) the Third Party Claim does not relate to or arise in connection with any criminal action, indictment, allegation, investigation or Proceeding, (v) the

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         Third Party Claim does not relate to or arise in connection with any action, allegation, investigation or Proceeding involving (A) Transferred Intellectual Property or (B) other Intellectual Property licensed to the Purchaser or any of its Affiliates under the Cross License Agreement or either Sublicense if the Purchaser's (or its Affiliate's) operation of the Access Business is the primary focus of such Third Party Claim, (vi) settlement of, or an adverse judgment with respect to, the Third Party Claim would not reasonably be likely to establish a precedential custom or practice that would reasonably be expected to be materially adverse to the continuing business interests of the Indemnified Person or its Affiliates, (vii) the Indemnified Person has not been advised in writing by counsel reasonably acceptable to the Indemnifying Person that, based on the defenses and positions expected to be asserted as of the time of such advice, a conflict of interest between the Indemnified Person and the Indemnifying Person exists or would reasonably be expected to exist or arise in connection with such Third Party Claim and (viii) the Indemnifying Person conducts the defense of the Third Party Claim with substantially the same amount of diligence as the Indemnifying Person would, acting with a reasonable degree of prudence, exert in defending a comparable claim against itself; provided, that, notwithstanding the foregoing, the Seller shall in all cases be entitled to retain the defense of (1) any Third Party Claim pending on the date hereof that is a Retained Obligation and (2) so long as the foregoing clauses (ii), (iv), (vii) and (viii) are satisfied, (x) any Third Party Claim relating to or arising in connection with any action, allegation, investigation or Proceeding involving Intellectual Property licensed to the Purchaser or any of its Affiliates under the Cross License Agreement or either Sublicense (other than Third Party Claims of the type described in the foregoing clause (v)(B)) and (y) any claims described in Section 12.2(g). If the Indemnified Person assumes the defense of the Third Party Claim pursuant to the previous sentence, the Indemnifying Person shall have the right to consult with the Indemnified Person regarding the counsel used by the Indemnified Person in connection with such defense.

                  (c) So long as the Indemnifying Person is conducting the defense of the Third Party Claim in accordance with Section 12.7(b) above, (i) the Indemnified Person may, at its election, retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Person will not consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim without the prior written consent of the Indemnifying Person (which consent shall not be unreasonably withheld or delayed), (iii) the Indemnifying Person will not consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim unless either (A) the Indemnifying Person obtains a written agreement releasing the Indemnified Person from all Loss and Liability thereunder, (B) the settlement agreement entered into in connection therewith includes a written agreement releasing the Indemnified Person from all Loss and Liability thereunder or (C) the Indemnifying Person obtains the written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed) and (iv) if the Third Party Claim relates to or arises in connection with any action, allegation, investigation or Proceeding involving Intellectual Property licensed to the Purchaser or any of its Affiliates under the Cross License Agreement or either Sublicense, the Indemnifying Person shall defend any such Third Party Claim with a view only to the interest of the Purchaser and its Affiliates (it being understood and agreed that use of the

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

         same counsel for the Purchaser Indemnified Parties and the Indemnifying Parties will not, in and of itself, be deemed to result in a conclusion that the Indemnifying Party is not acting with a view only to the interest of the Purchaser and its Affiliates) and shall consult with the Purchaser at all reasonable times as may be reasonably requested by the Purchaser concerning matters specified by the Purchaser related to the defense of any such Third Party Claim.

                  (d) In the event any of the conditions in Section 12.7(b) above is or becomes unsatisfied, however, (i) the Indemnified Person may assume and control the defense of the Third Party Claim and may consent to the entry of any judgment or enter into any settlement or compromise with respect thereto (subject to the prior consent of the Indemnifying Person, which consent shall not be unreasonably withheld or delayed), (ii) the Indemnifying Person may participate in such defense at its sole cost and expense and will, subject to the terms and conditions of Article XII, reimburse the Indemnified Person for the fees, costs and expenses of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) and (iii) the Indemnifying Person will remain responsible for any Losses the Indemnified Person may suffer resulting from or arising out of the Third Party Claim, subject to the applicable limitations provided in this Article XII.

                  (e) Whether or not the Indemnifying Person assumes the defense of the Third Party Claim, all of the parties hereto shall cooperate in the defense thereof.

         12.8 Time Limits. Any right to indemnification or other recovery under Section 12.2(a) or under Section 12.3(a) shall only apply to Losses arising from claims with respect to which the Indemnified Person shall have notified the applicable Indemnifying Person in writing within the applicable survival period set forth in Section 12.1; provided, however, that such rights (and the Indemnifying Parties' obligations to indemnify and hold harmless hereunder) shall not terminate with respect to any Losses arising from claims as to which the Indemnified Person shall have, before the expiration of the applicable survival period, previously delivered a notice pursuant to Section
12.6 or Section 12.7 to the Indemnifying Person.

         12.9     Net Losses and Subrogation.

                  (a) Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by any Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Person (or any of its Affiliates) with respect to such Losses and (ii) any recoveries obtained by the Indemnified Person (or any of its Affiliates) from any other third party, in each case less the out-of-pocket costs reasonably incurred by the Indemnified Person in connection with obtaining such proceeds or recoveries (including the amount of the first retrospective or experience-based insurance premium adjustment to the extent resulting therefrom). Each Indemnified Person (or any of its Affiliates) shall exercise reasonable best efforts to obtain such proceeds and recoveries. If any such proceeds or recoveries are received by an Indemnified Person (or any of its Affiliates) with respect to any Losses after an Indemnifying Person has made a payment to the Indemnified Person with respect thereto, the Indemnified Person (or such Affiliate) shall promptly pay to the Indemnifying Person

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         the amount of such proceeds or recoveries (up to the amount of the
         Indemnifying Person's payment).

                  (b) Upon making any payment to an Indemnified Person in respect of any Losses, the Indemnifying Person will, to the extent of such payment, be subrogated to all rights of the Indemnified Person (and its Affiliates) against any third party in respect of the Losses to which such payment relates except for third parties, other than insurers, if providing the Indemnifying Party such a right of subrogation would reasonably be expected to have a material adverse impact on a then-current or then-proposed bona fide commercial relationship between the Indemnified Person and such third party. Such Indemnified Person (and its Affiliates) and Indemnifying Person will execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

         12.10 Purchase Price Adjustments. To the extent permitted by Law, any amounts payable under Section 12.2 or Section 12.3 shall be treated by the parties hereto as an adjustment to the Purchase Price.

         12.11 Reimbursement of Expenses. The Indemnifying Person shall reimburse the Indemnified Person on an as-incurred basis for any expenses for which the Indemnified Person is entitled to indemnification hereunder unless there is a dispute about whether the Indemnified Person is in fact entitled to indemnification (it being understood that this provision is not intended to negate a party's right to dispute a claim for indemnification in accordance with the terms of this Agreement).

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Expenses. Except as otherwise specifically contemplated by this Agreement, each party hereto shall bear its own fees and expenses with respect to the transactions contemplated hereby; provided, however, that (a) the filing fees under the HSR Act and (b) the fees and expenses of any economist or other expert retained with the mutual agreement of each of the Seller and the Purchaser in connection with the filing under the HSR Act shall each be borne equally by the Seller and the Purchaser.

         13.2 Amendment. Except as provided in Section 13.17, this Agreement may be amended, modified or supplemented only in writing signed by the Purchaser, AFCNA, the Parent, the Seller and Marconi IP.

         13.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

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

         (i)   If to the Purchaser or AFCNA, addressed as follows:

               Advanced Fibre Communications, Inc.
               1465 North McDowell Blvd.
               Petaluma, California  94954
               Attention: General Counsel
               Facsimile: (707) 794-7777

               with a copy to:

               Pillsbury Winthrop LLP
               50 Fremont Street
               San Francisco, California  94105
               Attention: Blair W. White
               Facsimile: (415) 983-1200

         (ii)  If to the Parent, the Seller or Marconi IP, addressed as follows:

               Marconi Communications, Inc.
               1000 Marconi Drive
               Warrendale, Pennsylvania  15086
               Attention: General Counsel - Americas
               Facsimile: (724) 742-7100

               Marconi Intellectual Property (Ringfence) Inc.
               333 Pierce Road
               Suite 370
               Itasca, Illinois  60143
               Attention: Pat Hoffman
               Facsimile: (630) 285-1514

               with copies to:

               Mayer, Brown, Rowe & Maw LLP
               190 South LaSalle Street
               Chicago, Illinois  60603
               Attention: Paul M. Crimmins
               Facsimile: (312) 701-7711

               Marconi Corporation plc
               Marrable House
               The Vineyards
               Great Baddow
               Chelmsford
               Essex CM2 7QS
               England
               Attention: Colin Hoste

               Facsimile: (44) 1245 707610

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         13.4 Payments in Dollars. Except as otherwise provided herein or in a Related Agreement, all payments pursuant hereto shall be made by wire transfer in Dollars in same day or immediately available funds without any set-off, deduction or counterclaim whatsoever.

         13.5 Waivers. Except as otherwise provided in Article XII, the failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         13.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that, except with the written consent of the other parties, no assignment of this Agreement or any rights or obligations hereunder, by operation of law or otherwise, may be made by any party, other than to an Affiliate of such party (but no such assignment shall relieve the assigning party of its obligations hereunder). Notwithstanding the foregoing, so long as any such Affiliate agrees in writing to be bound by the applicable terms of this Agreement, the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (and in such case the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder). For a period of four (4) years from the date hereof, the Parent agrees that it will not, directly or indirectly, sell, convey, assign, transfer, lease, license or otherwise dispose of, more than 90% of its properties or assets (as measured on a net book value basis) to any Person in one or more related transactions unless, prior to or concurrently with such disposition, (a) such Person agrees, in writing reasonably satisfactory to and for the express benefit of Purchaser and AFCNA, to be bound by the Parent's obligations pursuant to this Agreement and (b) the Purchaser is provided with an original executed copy of such agreement. Any purported sale, conveyance, assignment, transfer, lease, license or other disposition in violation of this
Section 13.6 shall be null and void.

         13.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent expressly provided herein, their respective Affiliates (and, solely with respect to Article XII, the Indemnified Persons as defined therein), and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         13.8 Publicity. Prior to the Closing Date, no public announcement or other publicity regarding the existence of this Agreement or any of the Related Agreements or their contents or the transactions contemplated hereby or thereby shall be made by the Purchaser, the Seller or any of their respective Affiliates or Representatives, without the prior written agreement of the

Purchaser and the Seller, in any case, as to form, content, timing and manner of distribution or publication. Nothing in this Section 13.8 is intended to limit or otherwise affect a party's rights to disclose confidential information or make a public announcement, in each case as provided in Section 6.9 of this Agreement.

         13.9 Further Assurances. Upon the reasonable request of the Purchaser, the Seller and Marconi IP shall on and after the Closing Date, without further consideration, execute and deliver, and cause to be executed and delivered, to the Purchaser such deeds, assignments and other instruments, and take such other reasonable actions, as may be reasonably requested by the Purchaser and are required or desirable to effectuate completely the transfer and assignment to the Purchaser and AFCNA of the Seller's and Marconi IP's right, title and interest in and to the Assets, and to otherwise carry out the purposes of this Agreement.

         13.10 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         13.11 Entire Understanding. This Agreement, the Related Agreements and the December CA set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and thereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

         13.12 Language. The Parent, the Seller, Marconi IP, the Purchaser and AFCNA agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against the Parent, the Seller, Marconi IP, the Purchaser or AFCNA. Each of the Parent, the Seller, Marconi IP, the Purchaser and AFCNA and their respective counsel have reviewed and negotiated the terms of this Agreement.

         13.13 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         13.14 Remittances. All remittances, payments, mail and other communications relating to the Assets or the Assumed Obligations received by the Seller, Marconi IP or the Parent at any time after the Closing Date shall be promptly turned over to the Purchaser by the Seller, Marconi IP or the Parent. All remittances, payments, mail and other communications relating to the Excluded Assets or the Retained Obligations received by the Purchaser or AFCNA at any time after the Closing Date shall be promptly turned over to the Seller by the Purchaser or AFCNA.

         13.15 Bulk Sales. The Purchaser and AFCNA hereby waive compliance by the Seller and Marconi IP with the provisions of the Laws of any jurisdiction relating to a bulk sale or transfer of assets that may be applicable to the transfer of the Assets.

         13.16 Jurisdiction of Disputes; Waiver of Jury Trial. Each party to this Agreement hereby: (a) agrees that any litigation, Proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters contemplated hereby or thereby, shall be brought by any party in a court of competent jurisdiction located within the County of New York, in the State of New York, whether a state or federal court; (b) agrees that in connection with any such litigation, Proceeding or action, such party will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 13.16 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) agrees to waive to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, Proceeding or action in any such court or that any such litigation, Proceeding or action was brought in an inconvenient forum; (d) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any such litigation, Proceeding or action in the County of New York, in the State of New York; (e) agrees to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the County of New York, in the State of New York to serve in place of such agent and deliver to the other parties written evidence of such substitute agent's acceptance of such designation; (f) agrees as an alternative method of service to service of process in any such litigation, Proceeding or action by mailing of copies thereof to such party at its address set forth in Section 13.3; (g) agrees that any service made as provided herein shall be effective and binding service in every respect; and (h) agrees that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         13.17 Schedules. Neither the specification of any Dollar amount or any item or matter in any provision of this Agreement or any Related Agreement nor the inclusion of any specific item or matter in any Schedule hereto or thereto is intended to imply that such amount, or higher or lower amounts, or the item or matter so specified or included, or other items or matters, are or are not material, and no party shall use the fact of the specification of any such amount or the specification or inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter is or is not material for purposes of this Agreement or any Related Agreement. Neither the specification of any item or matter in any provision of this Agreement or any Related Agreement nor the inclusion of any specific item or matter in any Schedule hereto or thereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the specification or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any item or matter is or is not in the ordinary course of business for purposes of this Agreement or any Related Agreement. The Seller, Marconi IP and the Parent shall, from time to time until the Closing, by notice in accordance with the terms of this Agreement, promptly after acquiring knowledge of any such matter, supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules hereto; provided, however, that no supplement or amendment to any Schedule (other than Schedule 4.18(c)), shall have any effect for (a) the purpose of determining the satisfaction of the conditions set forth in Section
7.1 or (b) except as provided in the following sentence, for the purpose of determining the accuracy of any representation or warranty herein or whether any

Person is otherwise in breach of this Agreement or whether any Person is entitled to indemnification pursuant to Article XII or to any other remedy permitted under the terms of this Agreement. Notwithstanding clause (b) of the previous sentence, if the Closing occurs, any such supplement or amendment of the Schedules, to the extent relating to (i) a matter arising after the date hereof which is expressly assumed by the Purchaser pursuant to Section 2.5(c) or
(ii) the matters described in Section 4.25, will be effective to cure and correct for purposes of the Seller's and its Affiliates' indemnification obligations under Article XII, any inaccuracy in or breach of any representation, warranty, covenant or obligation which would have existed if the Seller had not made such supplement or amendment, and all references to any Schedule hereto which is supplemented or amended as provided in this sentence shall, for purposes of the Seller's and its Affiliates' indemnification obligations under Article XII after the Closing, be deemed to be a reference to such Schedule as so supplemented or amended.

         13.18 Disclaimer of Warranties. The Seller, Marconi IP and the Parent make no representations or warranties with respect to any projections, forecasts or forward-looking statements made available to the Purchaser. There is no assurance that any projected or forecasted results will be achieved. For the avoidance of doubt, the foregoing does not apply to any forward-looking representation or warranty herein or in any Related Agreement or any forward-looking statement made in the Schedules. EXCEPT TO THE EXTENT OF THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE RELATED AGREEMENTS, (a) THE SELLER, MARCONI IP AND THE PARENT ARE SELLING THE ASSETS ON AN "AS IS, WHERE IS" BASIS AND DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES, WHETHER EXPRESS OR IMPLIED AND (b) THE SELLER, MARCONI IP AND THE PARENT MAKE NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. WITHOUT LIMITING THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE RELATED AGREEMENTS, THE SELLER AND MARCONI IP DISCLAIM ANY WARRANTY OF TITLE OR NON-INFRINGEMENT AND ANY WARRANTY ARISING BY INDUSTRY CUSTOM OR COURSE OF DEALING. THE PURCHASER AND AFCNA ACKNOWLEDGE AND AGREE THAT THEY ARE NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND THE RELATED AGREEMENTS. The Purchaser and AFCNA acknowledge and agree that neither the Seller, Marconi IP, the Parent, their respective Affiliates, any of their respective Representatives nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries, schedules or other information heretofore made available by the Seller, Marconi IP, the Parent, their respective Affiliates or their respective Representatives to the Purchaser, any of its Affiliates or their Representatives (including the Confidential Descriptive Memorandum dated December 2002) or any information that is not included in or covered by this Agreement, the Related Agreements or the Schedules and Exhibits hereto and thereto, and neither the Seller, Marconi IP, the Parent, their respective Affiliates, any of their respective Representatives nor any other Person will have or be subject to any liability to the Purchaser, any of its Affiliates or their Representatives resulting from the distribution of any such information to, or the use of any such information by, the Purchaser, any of its Affiliates or any of their agents, consultants, accountants, counsel or other representatives.

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

         13.19 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.20 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that (a) any Pre-Closing Specific Performance Covenants are not performed in accordance with their specific terms prior to the Closing or (b) any Post-Closing Specific Performance Covenants are not performed in accordance with their specific terms subsequent to the Closing. It is accordingly agreed that (i) prior to the Closing, the parties shall be entitled to an injunction or injunctions to prevent breaches of the Pre-Closing Specific Performance Covenants and to enforce specifically the terms and provisions thereof and (ii) subsequent to the Closing, the parties shall be entitled to an injunction or injunctions to prevent breaches of the Post-Closing Specific Performance Covenants and to enforce specifically the terms and provisions thereof, in each case, in addition to any other remedy to which they are entitled at law or in equity; provided, however, that all monetary liability shall be subject to
Article XII.

                                     * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                         ADVANCED FIBRE COMMUNICATIONS, INC.

                                         By:____________________________________
                                            Name: John A. Schofield
                                            Title: Chairman, President and Chief
                                                   Executive Officer

                                         ADVANCED FIBRE COMMUNICATIONS NORTH
                                         AMERICA, INC.

                                         By:____________________________________
                                            Name: John A. Schofield
                                            Title: President and Chief Executive
                                                   Officer

                                         MARCONI COMMUNICATIONS, INC.

                                         By:____________________________________
                                            Name: Richard V. McPhail
                                            Title: Vice President

                                         MARCONI INTELLECTUAL PROPERTY
                                         (RINGFENCE) INC.

                                         By:____________________________________
                                            Name: Richard V. McPhail
                                            Title: Vice President

                                         MARCONI CORPORATION PLC

                                         By:____________________________________
                                            Name: Richard V. McPhail
                                            Title: Executive Vice President

                                                                       EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made as of the __ day of __________ 200_, by and between Advanced Fibre Communications, Inc., a Delaware corporation (the "Purchaser"), and Marconi Communications, Inc., a Delaware corporation (the "Seller").

                                    RECITALS

         WHEREAS, the Purchaser, the Seller, Advanced Fibre Communications North America, Inc., Marconi Intellectual Property (Ringfence) Inc. and Marconi Corporation plc, have entered into an Asset Purchase and Sale Agreement, dated as of _________ __, 2003 (together with the exhibits and schedules thereto, the "Purchase Agreement"); capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement;

         WHEREAS, pursuant to the Purchase Agreement, the Seller has agreed to assign and transfer to the Purchaser, and the Purchaser has agreed to take assignment of, all of the Seller's right, title and interest in and to the Transferable Permits and the Purchased Contracts;

         WHEREAS, pursuant to the Purchase Agreement, the Purchaser has agreed to assume, pay, perform and discharge when due certain obligations and liabilities of the Seller relating to the Access Business; and

         WHEREAS, this Agreement as duly executed by each of the Purchaser and the Seller is being delivered as of the date hereof by each party hereto to the other party.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the Purchase Agreement and hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller hereby agree as follows:

         1. Assignment of Transferable Permits and Purchased Contracts; Assumption of Assumed Obligations. Effective as of the Closing, for value received, on and subject to the terms and conditions of the Purchase Agreement,
(a) the Seller does hereby assign and transfer to the Purchaser, and the Purchaser does hereby take assignment of, all of the Seller's right, title and interest in and to all of the Transferable Permits and the Purchased Contracts and (b) the Purchaser does hereby assume and does hereby agree to pay, perform and discharge when due, all of the Assumed Obligations.

         2. No Representations. The Seller makes no representations or warranties with respect to the Transferable Permits or the Purchased Contracts being assigned and transferred hereunder or the Assumed Obligations being assumed hereunder except for those representations and warranties specifically made in the Purchase Agreement.

         3. Entire Agreement. This Agreement is executed and delivered pursuant to the Purchase Agreement. The Purchase Agreement and this Agreement set forth the entire agreement and understanding of the parties with respect to the matters contemplated by the Purchase Agreement and this Agreement. Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any representation, warranty, right, obligation, claim or remedy created by the Purchase Agreement. In the event of any conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall control.

         4. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                         ADVANCED FIBRE COMMUNICATIONS, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         MARCONI COMMUNICATIONS, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT B

                                  BILL OF SALE

         This BILL OF SALE (this "Bill of Sale") is made as of the __ day of __________ 200_, by and between Advanced Fibre Communications, Inc., a Delaware corporation (the "Purchaser"), Advanced Fibre Communications North America, Inc., a Delaware corporation ("AFCNA"), and Marconi Communications, Inc., a Delaware corporation (the "Seller").

                                    RECITALS

         WHEREAS, the Purchaser, the Seller, AFCNA, Marconi Intellectual Property (Ringfence) Inc., and Marconi Corporation plc, entered into an Asset Purchase and Sale Agreement, dated as of _________ __, 2003 (together with the exhibits and schedules thereto, the "Purchase Agreement"); capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement;

         WHEREAS, pursuant to the Purchase Agreement, the Seller has agreed to sell, assign, convey, transfer and deliver to the Purchaser and, with respect to the Inventory only, AFCNA, and the Purchaser and, with respect to the Inventory only, AFCNA, have agreed to purchase and acquire from the Seller and to take assignment and delivery from the Seller of all of the Seller's right, title and interest in and to the Assets; and

         WHEREAS, this Agreement as duly executed by each of the Purchaser, AFCNA and the Seller is being delivered as of the date hereof by each party hereto to the other parties.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the Purchase Agreement and hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, AFCNA and the Seller hereby agree as follows:

         1. Assignment of Assets. Effective as of the Closing, for value received, on and subject to the terms and conditions of the Purchase Agreement, the Seller does hereby sell, assign, convey, transfer and deliver to the Purchaser and, with respect to the Inventory only, AFCNA, and their respective successors and assigns, to have and to hold forever, and the Purchaser and, with respect to the Inventory only, AFCNA, do hereby purchase and acquire from the Seller, and take assignment and delivery from the Seller of, all of the Seller's right, title and interest in and to the Assets, free and clear of all Liens, other than Permitted Liens.

         2. No Representations. The Seller makes no representations or warranties with respect to the Assets being sold, transferred, conveyed, assigned and delivered hereunder except for those representations and warranties specifically made in the Purchase Agreement.

         3. Entire Agreement. This Bill of Sale is executed and delivered pursuant to the Purchase Agreement. The Purchase Agreement and this Bill of Sale set forth the entire agreement and understanding of the parties with respect to the matters contemplated by the Purchase Agreement and this Bill of Sale. Nothing in this Bill of Sale shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any representation, warranty, right, obligation, claim or remedy created by the Purchase Agreement. In the event of any conflict between this Bill of Sale and the Purchase Agreement, the Purchase Agreement shall control.

         4. Applicable Law. This Bill of Sale shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         5. Counterparts. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be duly executed and delivered as of the date first above written.

                                         MARCONI COMMUNICATIONS, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

Acknowledged and Accepted as of
the date first above written.

ADVANCED FIBRE COMMUNICATIONS, INC.

By:____________________________________
Name:
Title:

ADVANCED FIBRE COMMUNICATIONS
NORTH AMERICA, INC.

By:____________________________________
Name:
Title:

                            ASSIGNMENT OF COPYRIGHTS

         THIS ASSIGNMENT OF COPYRIGHTS is made as of this ____ day of ____________, 200__, by Marconi Communications, Inc. ("Seller") to Advanced Fibre Access Corporation, a Delaware corporation ("Assignee").

                                     RECITAL

         WHEREAS, Assignee, Seller, Advanced Fibre Communications North America, Inc., a Delaware corporation, Marconi Corporation plc, a public limited company organized under the laws of Wales and the United Kingdom, and Marconi Intellectual Property (Ringfence) Inc. are parties to that certain Asset Purchase and Sale Agreement dated as of _______________, 200__ (the "Purchase Agreement");

         WHEREAS, pursuant to the Purchase Agreement, Seller desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Seller's worldwide right, title and interest in and to all of the registered and unregistered domestic and foreign copyrights and copyright applications which are owned by the Seller and used exclusively in the Seller's conduct of the Access Business (as such term is defined in the Purchase Agreement), including but not limited to the copyright registrations, if any, listed in Schedule A annexed hereto and incorporated herein by this reference, and any and all renewals and extensions thereof (all of the foregoing being referred to herein as the "Copyrights"); and

         WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to execute such instruments as Assignee may reasonably request in order to assign, transfer, grant, convey, assure and confirm to Assignee, its successors and assigns, or to aid and assist in the collection of or reducing to possession by Assignee of the Copyrights.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, Seller hereby transfers and assigns to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Seller's worldwide right, title and interest in, to and under the Copyrights, and all rights to sue for past, present and future infringement of any Copyright, the same to be held and enjoyed by Assignee, its successors and assigns, from and after the date hereof as fully and entirely as the same would have been held and enjoyed by Seller had this assignment not been made.

         Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Assignment of Copyrights shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Seller and Assignee have caused their duly authorized officers to execute this Assignment of Copyrights as of the date first above written.

                                         MARCONI COMMUNICATIONS, INC.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         ADVANCED FIBRE ACCESS CORPORATION

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

State of                   )
                           )       ss.:
County of                  )

         On this ______ day of _______, 200__, before me, ______________, personally appeared ______, ______ of ______, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         Witness my hand and official seal.

                                         _________________
                                         Notary Public

                                   SCHEDULE A

REGISTERED COPYRIGHTS

Copyright         Author        U.S. Registration No.          Registration Date

[NONE]

                                      -A-1-

                                    EXHIBIT D

                             CROSS LICENSE AGREEMENT

         This Cross License Agreement (this "AGREEMENT"), effective as of ______________ is made by and among Marconi Intellectual Property (Ringfence) Inc., a corporation incorporated under the laws of Delaware with its principal place of business located at 333 Pierce Road, Suite 370, Itasca, Illinois 60143 ("MARCONI IP"), Marconi Communications, Inc., a corporation incorporated under the laws of Delaware with a place of business located at 1000 Marconi Drive, Warrendale, Pennsylvania 15086 ("MCI"), Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) with its registered office at New Century Park, PO Box 53, Coventry, CV3 1HJ, United Kingdom ("MARCONI CORPORATION"), Marconi UK Intellectual Property Limited, New Century Park, PO Box 53, Coventry, CV3 7QS, United Kingdom ("MARCONI UK"), Marconi Communications Spa, Via A. Negrone, 1/A, 16153 Genoa, Italy ("MARCONI SPA") and Marconi Communications GmbH, Geberstrasse 33, 71520 Backnang, Germany ("MARCONI Gmbh") on the one hand, and Advanced Fibre Communications, Inc., a corporation incorporated under the laws of Delaware with its principal place of business located at 1465 North McDowell Blvd., Petaluma, California 94954 ("AFC"), on the other hand.

                                    RECITALS

         WHEREAS, pursuant to an Asset Purchase and Sale Agreement dated as of January 5, 2004 (the "ASSET PURCHASE AGREEMENT"), AFC is acquiring certain assets from MCI and certain patent applications and registrations from Marconi IP; and

         WHEREAS, each Marconi Entity and AFC desire to grant licenses to certain of the intellectual property rights that such party holds or will hold.

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.       DEFINITIONS.

         The capitalized terms used in this Agreement shall have the meanings set forth elsewhere in this Agreement or the following meanings, as the case may be.

         1.1 "ACCESS BUSINESS" means the business, as conducted by MCI prior to the date hereof, of designing, developing, manufacturing, marketing and selling to telecommunications service providers voice, data and video transport systems for copper and fiber access networks, including digital loop carriers, digital subscriber lines and systems delivering fiber to the curb, fiber to the premises and fiber to the home, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such systems. "Access Business" does not include:

                  (a)      the Accesshub Business; or

                  (b)      the Other Businesses.

         1.2 "ACCESSHUB BUSINESS" means the business, as conducted by Marconi Corporation and its Affiliates (other than MCI and its Subsidiaries) prior to the date hereof, of designing, developing, manufacturing, marketing and selling to telecommunications service providers voice, data and video transport systems for copper and fiber access networks, including digital loop carriers, digital subscriber lines and systems delivering fiber to the curb, fiber to the premises and fiber to the home, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such systems. "Accesshub Business" does not include:

                  (a)      the Access Business; or

                  (b)      the Other Businesses.

         1.3 "AFC BUSINESS" means all businesses conducted by AFC and its Affiliates prior to the date hereof.

         1.4 "AFC IP" means the Transferred Technology and the Transferred Patents.

         1.5 "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         1.6 "BBRS BUSINESS" means the business of designing, developing, manufacturing, marketing and selling broadband routing and switching equipment and systems and associated administrative and management software, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such equipment, systems and software, provided that for purposes of the foregoing, "broadband routing and switching equipment and systems":

                  (a) includes, without limitation, ATM switching, IP switching, IP routing, frame relay switching, Ethernet switching, MPLS switching and similar products and technologies; and

                  (b) excludes the Access Business, and specifically excludes Digital Subscriber Line Access Multiplexers (DSLAMS), the MX shelf deployed in a mode to aggregate FITLA and DISC*s DSL traffic and the aggregation of remote DSL ports of the FITLA and MX products of the Access Business that are internal to those products.

         1.7 "CLOSING DATE" has the meaning ascribed to such term in the Asset Purchase Agreement.

         1.8 "CORE TECHNOLOGY" means the Transferred Technology described in SCHEDULE

1.8 hereto.

         1.9 "CURRENT ACCESS PRODUCTS" means products, materials and services that are presently offered by the Access Business, or are presently, demonstrably in development to be offered by the Access Business, in each case as such products, materials and services exist before incorporation of products, materials and services provided or performed by the OPPS Business.

         1.10 "EVOLUTIONS" means, with respect to products, materials and services provided or performed by a business, modifications, enhancements, versions, derivatives, future implementations of and improvements to, such products, materials and services; provided, however, that no modifications, enhancements, versions, derivatives, future implementations of and improvements to, such products, materials and services shall be deemed an Evolution of a product, material or service if it does not perform substantially the same functions as such original product, material or service.

         1.11     "GROUP A PATENTS" means the Patents so designated in SCHEDULE
1.11 hereto, including any and all related foreign counterpart patents and patent applications.

         1.12     "GROUP B PATENTS" means the Patents so designated in SCHEDULE
1.11 hereto, including any and all related foreign counterpart patents and patent applications.

         1.13 "INTELLECTUAL PROPERTY" means intellectual property rights, whether protected, created or arising under the laws of the United States or any other jurisdiction anywhere in the world, including, without limitation: (a) patent registrations and applications; (b) copyright registrations and applications; (c) registrations of and applications for trade names, trade marks, service names and service marks; (d) trade secrets, (including, without limitation, trade secrets consisting of know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases, customer lists, pricing information and other proprietary and confidential information); (e) domain names; and (f) all other proprietary rights.

         1.14 "MARCONI ENTITY" means each of Marconi IP, MCI, Marconi Corporation, Marconi UK, Marconi Spa and Marconi GmbH.

         1.15 "MARCONI ENTITY IP" means the Retained Technology and the Retained Patents.

         1.16 "MARCONI ENTITY RETAINED PATENT" means, for each Marconi Entity, those Retained Patents that are owned by, or licensed to, such Marconi Entity.

         1.17 "MARCONI ENTITY RETAINED TECHNOLOGY" means, for each Marconi Entity, the Retained Technology that is owned by, or licensed to, such Marconi Entity.

         1.18 "NON-CANADIAN GROUP A COUNTERPARTS" means the non-Canadian foreign counterpart patents and non-Canadian foreign counterpart patent applications in the Group A Patents.

         1.19 "OPPS BUSINESS" means the business of (a) providing configuration, design, implementation and support services for network systems, and the provision of technical services, field support services, repair and replacement services and ongoing maintenance services, in each case relating to such configuration, design, implementation and support services, (b) designing, developing, manufacturing, marketing and selling enclosures for housing both active and passive electronic systems and active and passive communications systems, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such enclosures, and (c) designing, developing, manufacturing, marketing and selling connection, protection and power systems, solutions and products for or to network systems, and the provision of technical services, field support services, repair and replacement services and ongoing maintenance services, in each case relating to connection, protection and power systems, solutions and products for or to network systems.

         1.20     "OPPS PATENTS" means the Patents listed on SCHEDULE 1.20.

         1.21 "OTHER BUSINESSES" means the OPPS Business, the BBRS Business and the Test Systems Business.

         1.22 "PATENT" means any United States patents, pending United States patent applications, and all extensions, continuations, continuations in part, divisions, reissues and reexaminations of such patents and patent applications.

         1.23 "PERSON" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

         1.24 "RETAINED PATENT" means Patents (other than the Transferred Patents), including any and all related foreign counterpart patents and patent applications, that are owned by, or licensed to, any of the Marconi Entities and are licensable to AFC and its Affiliates by a Marconi Entity (but excluding the OPPS Patents and the rights licensed to Marconi Corporation, MCI or any of their Affiliates under the Global Patent Licenses), and

                  (a)      are listed in SCHEDULE 1.24; or

                  (b)      cover any Current Access Product; or

                  (c) cover a patented machine, manufacture, combination or composition, or a material or apparatus for which a Current Access Product is a material part of the invention, where such Current Access Product is not a staple article or commodity of commerce suitable for substantial noninfringing use.

         1.25     "RETAINED TECHNOLOGY" means Technology that:

                  (a) is owned by, or licensed to, any Marconi Entity and is licensable to AFC and its Affiliates by any Marconi Entity; and

                  (b) is used in the Access Business as presently conducted by MCI; and

                  (c) is not Transferred Technology; provided, however, that Retained Technology does not include the Technology in SCHEDULE 1.25.

         1.26 "SUBSIDIARIES" of a Person means any Person subject to control by such Person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         1.27 "TECHNOLOGY" means trade secrets, confidential information, inventions, discoveries, know-how, formulae, practices, processes, procedures, ideas, specifications, engineering data, software, firmware, programs and source disks, source codes, databases and data collections, designs, registered and unregistered copyrights, composition services, research records, records of inventions, test information, market surveys and marketing know-how.

         1.28     "TERRITORY" means the United States of America and Canada.

         1.29 "TEST SYSTEMS BUSINESS" means the development, manufacture, supply and installation of hardware and software systems used by telephone service providers for maintaining service to subscribers and qualifying lines for application of broadband technology including hardware and software systems
(a) interfacing the system's remote measurement units with access and switching network elements deployed within a service provider's network to perform fault analysis of the transport facility used for its subscriber loops, (b) providing analysis of the loop to determine the suitability for transport of broadband services such as DSL and (c) consisting of auxiliary hardware used in applications to facilitate connection to the network element's test access port. The Test Systems Business also provides installation, turn-up and engineering services to the service provider to adapt its system to the specific network elements and operational support systems used by the customer.

         1.30 "TRANSFERRED PATENTS" means the Group A Patents and the Group B Patents, including any and all related foreign counterpart patents and patent applications.

         1.31     "TRANSFERRED TECHNOLOGY" means Technology owned by MCI that:

                  (a) was substantially developed by the Access Business, or was developed exclusively for the Access Business for use in the Access Business, but excluding Technology used by the OPPS Business for the OPPS Business; or

                  (b) was used exclusively in the Access Business as presently conducted, including, without limitation, the Core Technology, but excluding the Technology listed in SCHEDULE 1.25 hereto.

         1.32 "U.S. AFFILIATE" means, with respect to any specified Person, any Affiliate of such Person that is incorporated or organized under the laws of any of the states of the United States of America.

2.       GRANT OF LICENSES TO AFC.

         2.1 LICENSE TO RETAINED PATENTS. Each Marconi Entity hereby grants to AFC and its Affiliates an irrevocable, nonexclusive, non-transferable (except as set forth in SECTION 6.5), royalty free, fully paid up license under the Marconi Entity Retained Patents of such Marconi Entity to make, have made, use or have used in the Territory, offer or have offered for sale in the Territory, lease or sell in the Territory, have leased or sold in the Territory, import or have imported in the Territory products, materials and services for any and all uses in the Access Business. For the avoidance of doubt, this license does not cover the products, materials and services of the AFC Business or the Other Businesses.

         2.2 TERM OF PATENT LICENSES. All licenses granted in this ARTICLE 2 under any patent shall continue for the entire unexpired term of such patent.

         2.3 LICENSE TO RETAINED TECHNOLOGY. Each Marconi Entity hereby grants to AFC and its Affiliates an irrevocable, nonexclusive, non-transferable (except as set forth in SECTION 6.5), royalty free, fully paid up license under the Marconi Entity Retained Technology of such Marconi Entity to make, have made, use or have used in the Territory, offer or have offered for sale in the Territory, lease or sell in the Territory, have leased or sold in the Territory, import or have imported in the Territory products, materials and services for any and all uses in the Access Business. For the avoidance of doubt, this license does not cover the products, materials and services of the AFC Business or the Other Businesses.

         2.4      CONFIDENTIALITY OF RETAINED TECHNOLOGY.

                  (a) AFC acknowledges that the Retained Technology embodies valuable trade secrets and other confidential and proprietary information of the Marconi Entities. Accordingly, AFC agrees that it will maintain the Retained Technology in confidence, using at least the same degree of care to protect the Retained Technology from unauthorized use or disclosure as AFC uses to protect its confidential information of like importance, and in any event using not less than a reasonable degree of care. AFC agrees that it will not use the Retained Technology or disclose the Retained Technology to third parties except to the extent reasonably necessary to exercise the rights to the Retained Technology granted in, and in accordance with, SECTION 2.3. AFC will require such third parties to be subject to the terms of a binding, written agreement providing for protection of the Retained Technology from unauthorized use or disclosure with terms at least as protective as the terms of this SECTION 2.4 before disclosing the Retained Technology or any portion thereof to such third party. AFC will give immediate notice to MCI and Marconi Corporation of any unauthorized use or disclosure of the Retained Technology that comes to AFC's attention, and agrees to reasonably assist MCI and the applicable Marconi Entity in remedying such unauthorized use or disclosure.

                  (b)      The confidentiality obligations of AFC under this
         SECTION 2.4 do not extend (i) to information that becomes generally known to the public without the fault of AFC or its Affiliates; (ii) to information that is rightfully obtained by AFC from a third party with the right to transfer such information without obligation of confidentiality; (iii) to information that is independently developed by employees or consultants of AFC who did not have access to or use of the Retained Technology, as evidenced by written records; or (iv) to disclosures to the extent such disclosures would reasonably be made without restriction by a company in the same line of business as AFC in the ordinary course of business.

         2.5 PRIOR USES NOT COVERED. The licenses granted in this ARTICLE 2 expressly exclude and do not apply to any products, materials and services produced or supplied by AFC or its Affiliates prior to the date hereof. The Marconi Entities retain all of their respective rights and remedies with respect to such prior products, materials and services.

         2.6 SCOPE OF LICENSES. To the extent that a Marconi Entity has, as of the Effective Date, with respect to any Retained Technology owned by or licensed to such Marconi Entity or any Retained Patents owned by or licensed to such Marconi Entity, only the right to grant a portion of the license rights granted to the same in this Agreement, then the licenses granted in SECTIONS 2.1 and 2.3 for such Retained Technology or Retained Patents by such Marconi Entity shall be deemed to include only those licensed rights that are licensable by such Marconi Entity to AFC and its Affiliates as of the Effective Date.

3.       GRANTS OF LICENSES TO MARCONI ENTITIES.

         3.1 LICENSE TO US AND CANADIAN GROUP A PATENTS. AFC hereby grants to each Marconi Entity and their respective Affiliates an irrevocable, nonexclusive, non-transferable (except as set forth in SECTION 6.5), royalty free, fully paid up, world-wide license under the Group A Patents (but expressly excluding the Non-Canadian Group A Counterparts) to make, have made, use, have used, offer or have offered for sale, lease, have leased, sell, have sold, import or have imported products, materials and services for any and all uses other than in the Access Business and the Accesshub Business.

         3.2 LICENSE TO GROUP B PATENTS AND NON-CANADIAN GROUP A COUNTERPARTS. AFC hereby grants to each Marconi Entity and their respective Affiliates an irrevocable, nonexclusive, non-transferable (except as set forth in SECTION 6.5), royalty free, fully paid up, world-wide license under the Group B Patents and the Non-Canadian Group A Counterparts to make, have made, use, have used, offer or have offered for sale, lease, have leased, sell, have sold, import or have imported products, materials and services for any and all uses, including without limitation in the Accesshub Business, but excluding any and all uses in the Access Business.

         3.3 TERM OF LICENSE TO TRANSFERRED PATENTS. All licenses granted in ARTICLE 3 under any patent shall continue for the entire unexpired term of such patent.

         3.4 LICENSE TO TRANSFERRED TECHNOLOGY. AFC hereby grants to each Marconi Entity and their respective Affiliates an irrevocable, nonexclusive, non-transferable (except as set forth in SECTION 6.5), royalty free, fully paid up, world-wide license under the Transferred Technology to make, have made, use, have used, offer or have offered for sale, lease, have leased, sell, have sold, import or have imported products, materials and services for any and all uses outside of the Access Business, in each case as such Transferred Technology is presently used outside the Access Business, including without limitation as such Transferred Technology is presently used in the Accesshub Business.

         3.5      CONFIDENTIALITY OF TRANSFERRED TECHNOLOGY.

                  (a) Each Marconi Entity acknowledges that the Transferred Technology embodies valuable trade secrets and other confidential and proprietary information of AFC. Accordingly, each Marconi Entity agrees that it will maintain the Transferred

         Technology in confidence, using at least the same degree of care to protect the Transferred Technology from unauthorized use or disclosure as such Marconi Entity uses to protect its confidential information of like importance, and in any event using not less than a reasonable degree of care. Each Marconi Entity agrees that it will not use the Transferred Technology or disclose the Transferred Technology to third parties except to the extent reasonably necessary to exercise the rights to the Transferred Technology granted in, and in accordance with, SECTION 3.4. Each Marconi Entity will require such third parties to be subject to the terms of a binding, written agreement providing for protection of the Transferred Technology from unauthorized use or disclosure with terms at least as protective as the terms of this
         SECTION 3.5 before disclosing the Transferred Technology or any portion thereof to such third party. Each Marconi Entity will give immediate notice to AFC of any unauthorized use or disclosure of the Transferred Technology that comes to such Marconi Entity's attention, and agrees to reasonably assist AFC in remedying such unauthorized use or disclosure.

                  (b) The confidentiality obligations of the Marconi Entities under this SECTION 3.5 do not extend (i) to information that becomes generally known to the public without the fault of any Marconi Entity or their respective Affiliates; (ii) to information that is rightfully obtained by a Marconi Entity from a third party with the right to transfer such information without obligation of confidentiality; (iii) to information that is independently developed by employees or consultants of a Marconi Entity who did not have access to or use of the Transferred Technology, as evidenced by written records; or (iv) to disclosures to the extent such disclosures would reasonably be made without restriction by a company in the same line of business as a Marconi Entity in the ordinary course of business.

4.       GENERAL TERMS.

         4.1      SUBLICENSES, LICENSES TO AFFILIATES AND CHANGES OF CONTROL.

         "CHANGE OF CONTROL" means, with respect to any specified Person, any transaction or series of transactions after which a Person that did not exercise control prior to such transaction or series of transactions exercises control over such Person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         "DIVESTED ENTITY" means any of the following that undergoes a Change of
         Control:

                  (a)      a party to this Agreement;

                  (b)      any Affiliate of a party to this Agreement; or

                  (c) any entity that becomes an Affiliate of a party to this Agreement before such party undergoes a Change of Control.

         "DIVESTED AFFILIATE" means any entity:

                  (a) that was an Affiliate of a Divested Entity immediately prior to the date upon which such Divested Entity became a Divested Entity; and

                  (b) that continued to be an Affiliate of such Divested Entity after such Divested Entity became a Divested Entity.

                  4.1.1 Subject to SECTION 4.1.3 below, the licenses granted to Affiliates of a party in ARTICLE 2 and ARTICLE 3 extend to any entity that:

                           (i) is on the Closing Date an Affiliate of such party; or

                           (ii) becomes an Affiliate of such party after the Closing Date and before such date, if any, upon which such party becomes a Divested Entity.

                  4.1.2 The licenses granted in ARTICLE 2 and ARTICLE 3 to Affiliates of a party to this Agreement, which party becomes a Divested Entity, shall not extend to any entity that was not an Affiliate of such Divested Entity immediately prior to the closing of the transaction under which such party became a Divested Entity.

                  4.1.3 The licenses granted to Divested Entities and Divested Affiliates of the parties to this Agreement in ARTICLE 2 and
         ARTICLE 3 shall survive each Change of Control in connection with which an entity becomes a Divested Entity or a Divested Affiliate; provided, however, that upon such Change of Control, such licenses shall thereafter cover only the products, materials and services of the applicable Divested Entities and Divested Affiliates that existed on the date of such Change of Control, and to Evolutions of such products, materials and services. As modified in the preceding sentence, such licenses shall survive any subsequent Change of Control with respect to such Divested Entities and Divested Affiliates.

                  4.1.4 Notwithstanding the terms of SECTION 4.1.3, upon a Change of Control in which an entity becomes a Divested Entity or a Divested Affiliate, such entity may terminate the licenses granted to such entity under this Agreement effective upon the date of such Change of Control. Such entity may exercise the right to terminate the licenses granted to it under this Agreement by providing written notice of such termination on or before the closing date of the applicable Change of Control to any and all parties to this Agreement that have granted licenses to such entity. Except for the termination of all licenses granted to any terminating entity under this Agreement, and as expressly set forth in SECTION 6.11 OF THE ASSET PURCHASE AGREEMENT, the exercise of the right in this SECTION 4.1.4 shall not have any effect on any other rights or obligations of the terminating entity under this Agreement, including without limitation the licenses, if any, granted by such terminating entity under this Agreement.

                  4.1.5 Each party to this Agreement shall be liable to the other parties to this Agreement for any breach of this Agreement committed by a Person that is then an Affiliate of such party, in addition to any other remedies available to the other parties at law or in equity.

                  4.1.6 The licenses granted in ARTICLE 2 and ARTICLE 3 do not include any rights for the grantees to grant sublicenses under such licenses.

         4.2 NO CONTRACT MANUFACTURING RIGHTS. The license rights granted in ARTICLE 2 and ARTICLE 3 do not include the right for the grantee to make or have made products for third parties that are designed and distributed by such third parties, sometimes referred to as "contract manufacturing rights."

         4.3 SURVIVAL. Except as expressly set forth in SECTIONS 2.2, 3.3, and 4.1.4, the licenses granted in this Agreement shall survive any termination or expiration of this Agreement.

         4.4 NON-COMPETE AND NON-SOLICIT. As a material term of this Agreement, each Marconi Entity and their Affiliates (including all respective permitted successors and permitted assigns of each Marconi Entity and such Affiliates under this Agreement) to which licenses are extended under this Agreement will abide by the provisions of SECTION 6.11 OF THE ASSET PURCHASE AGREEMENT, which provisions are hereby incorporated into this Agreement by this reference, unless the licenses granted to the same under this Agreement are terminated in accordance with SECTION 4.1.4, as further set forth in SECTION
6.11 of the Asset Purchase Agreement.

         4.5 MARKING REQUIREMENTS. Each grantee will ensure that all products, materials and services made, sold or offered for sale by such grantee under the licenses granted in this Agreement will incorporate notices relating to the Marconi Entity IP or AFC IP, as applicable, in substantially the same manner that such notices have been included by MCI and its Affiliates with respect to products, materials or services covered by the Marconi Entity IP or AFC IP prior to the Closing Date. MCI and its Affiliates will provide AFC with all information necessary to enable AFC and its Affiliates to perform under this
SECTION 4.5.

         4.6 NO TRANSFER OF TECHNOLOGY. Neither AFC nor any Marconi Entity shall have any obligation to deliver to any other party any data, documents, information, or materials relating to the Transferred Technology or Retained Technology, respectively, as a result of the licenses granted under this Agreement.

5.       REPRESENTATIONS AND WARRANTIES.

         5.1 REPRESENTATIONS OF THE MARCONI ENTITIES. Each Marconi Entity hereby represents and warrants that:

                  (a) except as set forth on SCHEDULE 5.1(a), to Seller's knowledge (as such term is defined in the Asset Purchase Agreement), AFC's exercise of its rights under this Agreement with respect to the Retained Technology will not infringe on or misappropriate any third party intellectual property right when the Retained Technology is used in the same manner and for the same purposes that such Retained Technology was used by MCI and its Affiliates in the Access Business prior to the Closing Date;

                  (b) such Marconi Entity has all rights necessary in order to grant the licenses granted by it under this Agreement to the Retained Patents and Retained Technology;

                  (c) such Marconi Entity will not be in breach of any Contract (as defined in the Asset Purchase Agreement) as a result of entering into this Agreement or granting the licenses granted by it under this Agreement;

                  (d) other than the Transferred Patents and the Retained Patents, there is no Patent, including any related foreign counterpart patent or patent application, owned or controlled by a Marconi Entity or any of its Affiliates that covers the right to make, have made, use or have used in the Territory, offer or have offered for sale in the Territory, lease or sell in the Territory, have leased or sold in the Territory, import or have imported in the Territory the Current Access Products; and

                  (e) other than the Transferred Technology and the Retained Technology, there is no Technology owned or controlled by a Marconi Entity or any of its Affiliates that was used by MCI or its Affiliates in the conduct of the Access Business as conducted prior to the Closing Date to make, have made, use or have used in the Territory, offer or have offered for sale in the Territory, lease or sell in the Territory, have leased or sold in the Territory, import or have imported in the Territory the Current Access Products.

         5.2 REPRESENTATION OF AFC. AFC hereby represents and warrants that neither AFC nor any AFC Affiliate will be in breach of any Contract as a result of entering into this Agreement or granting the licenses granted by it under the Agreement.

         5.3 DISCLAIMER OF WARRANTY. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE ASSET PURCHASE AGREEMENT, NONE OF AFC OR ITS AFFILIATES, OR THE MARCONI ENTITIES OR THEIR AFFILIATES, MAKE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ANY OF THE INTELLECTUAL PROPERTY LICENSED HEREUNDER, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND AFC AND ITS AFFILIATES AND EACH MARCONI ENTITY AND EACH OF THEIR AFFILIATES SPECIFICALLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

         Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, nothing in this Agreement is or shall be construed as:

                  (a) a representation or warranty as to the validity or scope of any claim or patent;

                  (b) a representation or warranty that anything made, used, sold, imported or otherwise disposed of under any license granted in this Agreement is or will be free from infringement or misappropriation of any patent rights or other intellectual property rights of any third party;

                  (c) an obligation to bring or prosecute actions or suits against third parties for infringement or misappropriation of any Intellectual Property; or

                  (d) a grant by implication, estoppel, or otherwise of any licenses or rights under patents or other rights of AFC or any Marconi Entity (except in each case as expressly set forth herein) or any other Person, regardless of whether such patents or other rights are dominant or subordinate to any patent within any of the Marconi Entity IP or the AFC IP.

6.       GENERAL PROVISIONS.

         6.1 APPLICABLE LAW; DISPUTE RESOLUTION. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties agree that any litigation, Proceeding (as defined in the Asset Purchase Agreement) or other legal action in connection with or relating to this Agreement or any matters contemplated hereby shall be brought in accordance with the terms and provisions of SECTION 13.16 OF THE ASSET PURCHASE AGREEMENT, which terms and provisions are hereby incorporated into this Agreement by this reference.

         6.2 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         6.3 BANKRUPTCY CODE. The parties acknowledge and agree that this Agreement is a contract under which AFC and each Marconi Entity are licensors and AFC and its Affiliates and each Marconi Entity and their Affiliates are licensees of rights to intellectual property as provided in Section 365(n) of Title 11, United States Code.

         6.4 WAIVER. No term or provision hereof shall be deemed waived and no breach or default shall be deemed consented to unless such waiver or consent shall be specifically set forth in writing and signed by the party claimed to have waived or consented.

         6.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their Affiliates, and their respective permitted successors and permitted assigns. Neither Marconi Entities or their Affiliates on the one hand, nor AFC or its Affiliates, on the other hand, may assign, convey or transfer any of such party's rights and obligations hereunder without obtaining the prior written consent of (a) Marconi Corporation or MCI, and any Marconi Entity that is no longer an Affiliate of Marconi Corporation on the date of the closing of the assignment, conveyance or transfer, in the case of an assignment, conveyance or transfer by AFC or its Affiliates, and (b) AFC, in the case of an assignment, conveyance or transfer by a Marconi Entity or its Affiliates. Notwithstanding the foregoing, (i) in the event of any sale or transfer of all or substantially all of the assets of one or more businesses, business units, product lines or service lines relating to the Access Business, then AFC or its Affiliates may assign, convey and transfer (in whole or in part) to each purchaser or transferee of such assets, subject to the terms and conditions hereof, some or all of the rights granted to AFC or its Affiliates hereunder, in which case the rights and obligations of this Agreement shall be applicable only to the products, materials and services of the assignee's or transferee's business that has been acquired from AFC or its Affiliate, and (ii) in the event of any sale or transfer of all or substantially all of the assets of one or more businesses, business units, product lines or service lines of a Marconi Entity or their Affiliates, then such Marconi Entity or Affiliate, respectively, may assign, convey and transfer (in whole or in part) to each purchaser or transferee of such assets, subject to the terms and conditions hereof, some or all of the rights granted to such Marconi Entity or Affiliate hereunder, in which case the rights and obligations of this Agreement shall be applicable only to the products, materials and services of the assignee's or transferee's business that has been acquired from such Marconi Entity or Affiliate, as the products, materials and services of such business existed on the date of such assignment, conveyance or transfer and to Evolutions of such products, materials and services. The assignment or transfer of any rights or obligations under this Agreement to any permitted assignee or transferee is conditioned upon such permitted assignee or transferee agreeing in writing to be bound by the terms and conditions of this Agreement. Any assignment, transfer or conveyance of any rights or obligations under this Agreement in violation of this SECTION 6.5 shall be void.

         6.6 CONSTRUCTION. The parties and their respective counsel have reviewed and negotiated the terms of this Agreement. This Agreement is the joint work product of the parties hereto and their respective counsel. Accordingly, this Agreement shall not be construed against the drafting party.

         6.7 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a business day during the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following business day:

                  (a)      If to AFC, addressed as follows:

                           Advanced Fibre Communications, Inc.
                           1465 North McDowell Blvd.
                           Petaluma, California 94954
                           Attention: General Counsel
                           Facsimile: (707) 794-777

                           with a copy to:

                           Pillsbury Winthrop LLP
                           50 Fremont Street
                           San Francisco, California
                           Attention: Blair W. White
                           Facsimile: (415) 983-1200

                  (b)      If to Marconi IP, addressed as follows:

                           Marconi Intellectual Property
                           (Ringfence) Inc.

                           333 Pierce Road
                           Suite 370
                           Itasca, Illinois 60143
                           Attention:
                           Facsimile:

                           with a copy to:

                           Mayer, Brown, Rowe & Maw LLP
                           190 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention: Paul M. Crimmins
                           Facsimile: (312) 701-7711

                  (c)      If to MCI, addressed as follows:

                           Marconi Communications, Inc.
                           1000 Marconi Drive
                           Warrendale, Pennsylvania 15086
                           Attention: General Counsel Americas
                           Facsimile: (724) 742-7100

                           with a copy to:

                           Mayer, Brown, Rowe & Maw LLP
                           190 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention: Paul M. Crimmins
                           Facsimile: (312) 701-7711

                  (d)      If to Marconi Corporation, addressed as follows:

                           Marconi Corporation plc
                           New Century Park
                           PO Box 53
                           Coventry
                           CV3 1HJ
                           United Kingdom
                           Attention:
                           Facsimile:

                           with a copy to:

                           Mayer, Brown, Rowe & Maw LLP

                           190 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention: Paul M. Crimmins
                           Facsimile: (312) 701-7711

                  (e) If to Marconi UK Intellectual Property Limited, addressed as follows:

                           Marconi UK Intellectual Property Limited
                           New Century Park
                           PO Box 53
                           Coventry
                           CV3 7QS
                           United Kingdom
                           Attention: Company Secretary
                           Facsimile: 011-44-24-7656-3377

                           with a copy to:

                           Mayer, Brown, Rowe & Maw LLP
                           190 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention: Paul M. Crimmins
                           Facsimile: (312) 701-7711

                  (f) If to Marconi Communications Spa, addressed as follows:

                           Marconi Communications Spa
                           Via A. Negrone, 1/A
                           16153 Genoa
                           Italy
                           Attention: Company Secretary
                           Facsimile: 011-39-010-601-1733

                           with a copy to:

                           Mayer, Brown, Rowe & Maw LLP
                           190 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention: Paul M. Crimmins
                           Facsimile: (312) 701-7711

                  (g) If to Marconi Communications GmbH, addressed as follows:

                           Marconi Communications GmbH
                           Geberstrasse 33

                           71520 Backnang
                           Germany
                           Attention: Company Secretary
                           Facsimile: 011-49-1791-13-2419

                           with a copy to:

                           Mayer, Brown, Rowe & Maw LLP
                           190 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention: Paul M. Crimmins
                           Facsimile: (312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         6.8 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, to the extent expressly provided herein, the Affiliates of AFC and the Marconi Entities, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, reimbursement, cause of action or other right.

         6.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.10 ENTIRE AGREEMENT. This Agreement, together with all exhibits attached hereto, constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes and preempts any prior understandings, agreements, representations or statements of any kind, oral or written, that may have related to the subject matter hereof in any way. Without limiting the foregoing, to the extent that any information or Technology that is subject to the terms and conditions of this Agreement is also subject to the terms and conditions of the Mutual Confidentiality Agreement dated October 9, 2003 between MCI and AFC (the "MUTUAL CONFIDENTIALITY AGREEMENT"), then the parties agree that the terms and conditions of this Agreement supersede the terms and conditions of the Mutual Confidentiality Agreement with respect to such information or Technology. The parties also understand, acknowledge and agree that unless otherwise specified in a written instrument signed by each party no additional terms or changes to these terms shall be valid or binding on the parties.

         6.11 TAXES. Each party shall be responsible for the payment of its own tax liability arising from this transaction.

         6.12 COMPLIANCE WITH LAWS. Each party shall comply with all applicable laws, governmental orders and regulations in the exercise of such party's rights and obligations under this Agreement.

         6.13 CONFIDENTIALITY OF TERMS. The parties hereto and their respective Affiliates shall hold confidential the terms and provisions of this Agreement in accordance with the terms and provisions of SECTION 6.9 OF THE ASSET PURCHASE AGREEMENT, which terms and provisions are hereby incorporated into this Agreement by this reference. No party shall make or release any press or public announcement relating to this Agreement without the prior written consent of the other parties, which consent may be withheld at each party's sole discretion. Notwithstanding the foregoing, any party may disclose to a customer or potential customer ("CUSTOMER"), subject to a confidentiality agreement prohibiting any use or disclosure of such information, only that a particular then-existing product of such party, or a proposed product that is substantially similarly designed, is licensed under patents or technology licensed under this Agreement, but solely to the extent that (i) such party reasonably believes that such disclosure is both accurate and necessary; and (ii) all such disclosures to any such Customer would not allow a reasonable customer in such circumstances to discern any material portion of the terms or restrictions hereof other than that the applicable product is licensed under patents or technology licensed under this Agreement.

         6.14 INJUNCTIVE RELIEF. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of SECTIONS 2.4, 3.5, 4.2, 4.4, 6.5, or 6.13 were not performed in accordance with their specific terms or were otherwise breached, or if a grantee uses any Intellectual Property licensed to such grantee other than as expressly permitted by the license to the same. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

                                     *******

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MARCONI INTELLECTUAL                                  ADVANCED FIBRE
PROPERTY (RINGFENCE) INC.                             COMMUNICATIONS, INC.

By:________________________________                   By:_______________________

Name:______________________________                   Name:_____________________

Title:_____________________________                   Title:____________________

MARCONI COMMUNICATIONS, INC.

By:________________________________

Name:______________________________

Title:_______________________________

MARCONI CORPORATION PLC

By:________________________________

Name:______________________________

Title:_____________________________

MARCONI UK INTELLECTUAL PROPERTY LIMITED

By:________________________________

Name:______________________________

Title:_____________________________

MARCONI  COMMUNICATIONS SPA

By:________________________________

Name:______________________________

Title:_____________________________


MARCONI COMMUNICATIONS GMBH

By:________________________________

Name:______________________________

Title:_____________________________

                                  SCHEDULE 1.8

                                 CORE TECHNOLOGY

Software and Firmware (includes Source Code, Object Code, Test Harnesses, Test Plans and Custom Tools)

--       DISC*S Software including Source Code
--       HD DISC*S Software including Source Code
--       FTH 1000 Software including Source Code
--       Local Craft Terminal (LCT) for DISC*S, FITLA and MX
--       FITLA Software
-- MX Software (including derivative works of the MAT14 technology as specifically implemented in the MX Software)
--       MarcView and Supervisory System Software
--       FITLA and MX ONU Software

Hardware (includes Schematics, Bills of Materials, PCB Layouts, Text Fixtures, Test Plans CAD Drawings and Custom Tools)

--       Card Designs for the DISC*S Commons Shelf
--       Card Designs for the DISC*S Line Card Shelf
--       Card Designs for the HD DISC*S
--       Card Designs for the FTH 1000 systems
--       Card Designs for the FITLA Shelf
--       Card Designs for the MX Shelf
--       Card Designs for the FITLA ONU Cards
--       Card Designs for the MX ONU Cards

Mechanical (includes Part Drawings, Assembly Drawings, Bills of Materials, Fixtures CAD drawings, 3-D Models and Custom Tooling)

--       The DISC*S Commons Shelf and backplane
--       The HD DISC*S shelf and backplane
--       The fiber-to-the-Home OEC and PCB
--       The DISC*S Line Card Shelf and backplane
--       The FITLA Shelf and backplane
--       The MX Shelf and backplane
--       The Internal Enclosure of the FITLA ONU and backplane
--       The Internal Enclosure of the MX ONU and backplane

ASIC (includes Schematics, HDL, Test Benches, Test Programs, Programming Files, Database Tapes and Mask Sets)

--       The RF ASIC used to cost reduce the MX product a/k/a the FRODO ASIC
--       ASICs used in DISC*S, FITLA, MX, HD DISC*S, FTH 1000
--       FPGAs and PLDs used in DISC*S, FITLA, MX, HD DISC*S, FTH 1000

Each of the following, as has been specifically implemented in the products of the Access Business:

EMS/OSS/NE
- Management Protocols: TL-1
- CORBA interface
- Telcordia OSMINE: LFACS, TIRKS, NMS, Switch

Voice
- Standards: TR-57/GR-57, GR-303 [Nortel (DMS-10, DMS-100), Lucent (5ESS), AG Communications (GTD-5), Siemens (EWSD)], TR008, GR-909, INA, Specials, VF Line Test

Optics

- Optical Amplification: EDFA
- Optical Transmitter
- SWX, SWFX, LWS, CDX, LWM,RCX
- WDM Broadcast Video: CATV, DBS
- Two way RF transport over optics
- Duplexor, Triplexor, Quplexor

Quality: Closed Loop System (Clear Quest), TL9000 Certified, Quality Information
     System (Web Based Information System)

Product Proving: Systems Integration and Testing (Telcordia GR-909, GR-303)

Hardware RF/Optics (ADS, VPI), Power as it relates to embodiments embedded on products in the Access Business before incorporation of OPPS components and services.

PLM and other marketing studies of the North American Access market.

Configurations (including Configuration Drawings, Bills of Materials, Cable Drawings, Fixtures, Test Plans for all DISC*S, DISC*S+FITLA, DISC*S+MX, and MX configurations.) Manufacturing drawings are not included in Transferred Technology.

                                  SCHEDULE 1.11

                           GROUP A AND GROUP B PATENTS

Group A Patents:

PATENT NUMBER OR CASE REFERENCE             PATENT DESCRIPTION       JURISDICTION    APPLICATION NUMBER
---------------------------------     ----------------------------   ------------    ------------------
6,418,195                             Apparatus for                  US              09/476079
                                      communicating  a
                                      diagnostic device with a
                                      telecommunications system
                                      through a remote network
                                      unit

6,366,717                             Apparatus for distributing     US              09/532996
                                      optical fiber transmission
                                      paths

6,466,728                             Attenuator for fiber optic     US              09/520082
                                      cables

P/63410.USA                           Bidirectional optical          US              09/723804
                                      communications having quick
                                      data recovery without first
                                      establishing timing and
                                      phase lock

P/63407.USA                           Bidirectional optical          US              09/723885
                                      communications using on-off
                                      keying to generate a hybrid
                                      form of manchester serial
                                      encoding for one of either
                                      upstream or downstream
                                      transmission

P/63395.USA                           Bidirectional frequency        US              09/540955
                                      shift coding using two
                                      different codes for upstream
                                      and downstream

5,505,636                             CATV power tapping device      US              08/328904

5,155,746                             Clock synchronization scheme   US              07/461814
                                      for digital transmission

1,340,124                             Closed loop control system     Canada          612336
                                      for laser

4,958,926                             Closed loop control system     US              07/264356
                                      for laser

P/63397.USA                           Copper based interface         US              09/684757
                                      system and data frame format

5,260,996                             Current limited electronic     US              07/624860
                                      ringing generator

6,310,784                             Densely arranged               US              09/410975
                                      electrically shielded
                                      communication panels

6,542,382                             Densely arranged               US              09/947154
                                      electrically shielded
                                      communication panels

P/63412.USP                           DFHFC network architecture     US              10/199549

 PATENT NUMBER OR CASE REFERENCE            PATENT DESCRIPTION       JURISDICTION    APPLICATION NUMBER
---------------------------------     ----------------------------   ------------    ------------------
P/63413.USP                           DFHFC with high speed data     US              10/200534
                                      and VOD

P/63393.USA                           Digital laser driver circuit   US              09/539395

P/61841.CAP                           Digital Loop Carrier System    Canada          2343241

P/61841.USA                           Digital Loop Carrier System    US              09/150817

P/63411.USCIP                         Digital RF return over FTTC    US              10/200924

1,315,904                             Digital transmission system    Canada          592917

5,046,067                             Digital transmission system    US              07/547430

6,466,572                             Distributed ethernet hub       US              09/325619

P/61873.CAP                           Distributed ethernet hub       Canada          2279343

P/61873.USC                           Distributed ethernet hub       US              10/176542

5,022,752                             Echo cancelling circuit for    US              07/411727
                                      use with laser

P/63760.US2                           Full Service Access Network    US              60/437789

5,146,476                             High gain amplifier for        US              07/621536
                                      reception of low level pulse
                                      code modulation
                                      nonreturn-to-zero signals

1,288,534                             Inductance multiplier          Canada          577405
                                      circuit

4,767,980                             Inductance multiplier          US              07/111215
                                      circuit

6,609,842                             Linear laser driver circuit    US              09/536047

P/62014.USC                           Maintaining Balanced Channels  US              10/195087

P/63761.USP                           MEDIA ACCESS CONTROL           US              10/420024

1,331,478                             Metallic current limiter       Canada          600812

5,050,210                             Metallic current limiter       US              07/504049

P/63400.USA                           Method and system for          US              09/703069
                                      remotely maintaining and
                                      provisioning equipment over
                                      a wide area network

4,876,630                             Mid-plane board and assembly   US              07/250974
                                      therefor

P/63756.USP                           Non-metallic optical network   US              10/283527
                                      unit with EMI suppression

6,460,182                             Optical communication system   US              09/309717
                                      for transmitting RF signals
                                      downstream and bidirectional
                                      telephony signals which also
                                      include RF control signals
                                      upstream

P/61846.USC                           Optical communication system   US              09/879395
                                      for transmitting RF signals
                                      downstream and bidirectional
                                      telephony signals which also
                                      include RF control signals
                                      upstream

P/61846.USC1                          Optical communication system   US              09/932867
                                      for transmitting RF signals
                                      downstream and bidirectional
                                      telephony

 PATENT NUMBER OR CASE REFERENCE            PATENT DESCRIPTION       JURISDICTION    APPLICATION NUMBER
---------------------------------     ----------------------------   ------------    ------------------
                                      signals which also
                                      include RF control signals
                                      upstream

P/61846.USC1P                         Optical communication system   US              09/633320
                                      for transmitting RF signals
                                      downstream and bidirectional
                                      telephony signals which also
                                      include RF control signals
                                      upstream

6,396,673                             Reduced-loss, high-frequency   US              09/415362
                                      signal transmission system
                                      utilizing an over-voltage
                                      and over-current protection
                                      device

P/62113.CAP                           Reduced-loss, high-frequency   Canada          2319989
                                      signal transmission system
                                      utilizing an over-voltage
                                      and over-current protection
                                      device

5,515,433                             Resistance forward telephone   US              08/298146
                                      line feed circuit

P/63398.USA                           Scalable time slot             US              09/662475
                                      interchanger (TSI)

5,067,810                             Shared laser tandem optical    US              07/541577
                                      time domain reflectometer

P/63754.USP                           Single Fiber Optical Network   US              10/199566

1,299,790                             System for transmitting low    Canada          590153
                                      frequency tones through a
                                      digital loop carrier system

4,903,292                             System for transmitting low    US              07/265718
                                      frequency tones through a
                                      digital loop carrier system

6,366,464                             Card cage for circuit cards    US              09/375312
                                      in an optical network unit

6,608,900                             Load management for an         US              09/164495
                                      electrical device

6,625,849                             Cable strain relief            US              09/703115

6,535,308                             Converting Electrical Signals  US              09/249733

6,442,035                             Card cage with Integral card   US              09/703114
                                      guides

6,151,226                             Four quadrant power            US              09/305637
                                      conversion topology

6,288,883                             Power input protection         US              09/130734
                                      circuit

6,169,389                             Pumped capacitive storage      US              09/286055
                                      system

6,385,030                             Reduced signal loss surge      US              09/388630
                                      protection circuit

P/62018.CAP                           Reduced signal loss surge      Canada          2316550
                                      protection circuit

6,256,205                             Fastenerless card cage for     US              09/474640
                                      circuit cards

6,362,908                             Multi-service adaptable        US              09/203409
                                      optical network unit

 PATENT NUMBER OR CASE REFERENCE           PATENT DESCRIPTION        JURISDICTION    APPLICATION NUMBER
---------------------------------     ----------------------------   ------------    ------------------
P/61846.EPP                           Optical communication system   EP              2000961315.9
                                      for transmitting RF signals
                                      downstream and bidirectional
                                      telephony signals which also
                                      include RF control signals
                                      upstream

P/61846.EPP1                          Optical communication system   EP              2001963829.5
                                      for transmitting RF signals
                                      downstream and bidirectional
                                      telephony signals which also
                                      include RF control signals
                                      upstream

P/61873.MXP                           Attenuator for fiber optic     Mexico          997141
                                      cables

P/62014.EPP                           Maintaining Balanced Channels  EP              2000930823

P/63400.EPP                           Method and system for          EP              2001125899.3
                                      remotely maintaining and
                                      provisioning equipment over
                                      a wide area network

P/63407.EPP                           Bidirectional optical          EP              2001128041.9
                                      communications using on-off
                                      keying to generate a hybrid
                                      form of manchester serial
                                      encoding for one of either
                                      upstream or downstream
                                      transmission

P/63410.EPP                           Bidirectional optical          EP              2001128040.1
                                      communications having quick
                                      data recovery without first
                                      establishing timing and
                                      phase lock

Group B Patents:

 PATENT NUMBER OR CASE REFERENCE           PATENT DESCRIPTION        JURISDICTION    APPLICATION NUMBER
---------------------------------     ----------------------------   ------------    ------------------
6,366,712                             Apparatus and method for       US              09/540956
                                      combining two separate RF
                                      signals on a single optical
                                      fiber with monitoring and
                                      alarm capabilities

P/63402.USA                           Copper based interface         US              09/684756
                                      system and regulated power
                                      source

P/63403.USA                           Copper based interface         US              09/684755
                                      system initialization and
                                      monitoring methods

6,353,609                             Digital packet network for     US              09/100392
                                      the local access loop

P/61848.CAP                           Digital packet network for     Canada          2334927
                                      the local access loop

 PATENT NUMBER OR CASE REFERENCE           PATENT DESCRIPTION        JURISDICTION    APPLICATION NUMBER
---------------------------------     ----------------------------   ------------    ------------------
P/61848.USC                           Digital packet network for     US              09/992649
                                      the local access loop

P/63484.CAP                           Extracting Frequency Bands     Canada          2384190

P/63394.CAP                           Fiber to the home (FTTH)       Canada          2373323
                                      multimedia access system

P/63394.USA                           Fiber to the home (FTTH)       US              09/537022
                                      multimedia access system

P/63394.USP                           Fiber to the home (FTTH)       US              09/794869
                                      multimedia access system

6,246,510                             Light amplification            US              09/300880
                                      apparatus with automatic
                                      monitoring and controls

6,496,639                             Method and apparatus for       US              09/249055
                                      upgrading an optical fiber
                                      communications system

P/61845.CAP                           Method and apparatus for       Canada          2362746
                                      upgrading an optical fiber
                                      communications system

P/63347.USA                           Wavelength division            US              09/876439
                                      multiplexed (WDM) ring
                                      passive optical network
                                      (PON) with route protection
                                      for replacement of splitter
                                      based passive optical
                                      networks

6,278,829                             Optical fiber routing and      US              09/305579
                                      support apparatus

6,195,494                             Cable control apparatus for    US              09/411024
                                      limiting the movement of
                                      optical fibers

P/61845.EPP                           Method and apparatus for       EP              2000913391.9
                                      upgrading an optical fiber
                                      communications system

P/61848.BRP                           Digital packet network for     Brazil          9911360
                                      the local access loop

P/61848.EPP                           Digital packet network for     EP              99928842.6
                                      the local access loop

P/61848.MXP                           Digital packet network for     Mexico          12545
                                      the local access loop

P/61875.DEP                           Light amplification            Germany         957238.9
                                      apparatus with automatic
                                      monitoring and controls

P/61875.FRP                           Light amplification            France          957238.9
                                      apparatus with automatic
                                      monitoring and controls

P/61875.GBP                           Light amplification            UK              957238.9
                                      apparatus with automatic
                                      monitoring and controls

P/61875.ITP                           Light amplification            Italy           957238.9
                                      apparatus with automatic
                                      monitoring and controls

P/61875.NLP                           Light amplification            Netherlands     957238.9

 PATENT NUMBER OR CASE REFERENCE            PATENT DESCRIPTION       JURISDICTION    APPLICATION NUMBER
---------------------------------     ----------------------------   ------------    ------------------
                                      apparatus with automatic
                                      monitoring and controls

P/61875.SEP                           Light amplification            Spain           957238.9
                                      apparatus with automatic
                                      monitoring and controls

P/63347.EPP                           Wavelength division            EP              2002253954.8
                                      multiplexed (WDM) ring
                                      passive optical network
                                      (PON) with route protection
                                      for replacement of splitter
                                      based passive optical
                                      networks

P/63394.EPP                           Fiber to the home (FTTH)       EP              2001914793.3
                                      multimedia access system

P/63484.EPP                           Extracting Frequency Bands     EP              2000971041.9

                                  SCHEDULE 1.20

                                  OPPS PATENTS

The attached tables set forth below are incorporated herein by reference:

1. OPPS Patents.

2. LLP Patents.

3. Marconi Test Systems Patent Status Report, dated December 5, 2003.

                                  OPPS PATENTS

----------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                           Filing
Family    Number      Number                Title                  Number     Number     Country   Inventor     Date
----------------------------------------------------------------------------------------------------------------------
                                 Line Protector for a
Prot                 373         Communications Circuit           1504723   37193/81    Japan      Baumbach   3/3/81

                                 O Ring and Threaded Design for
Prot                             R125                                                   US         Kaczmarek

                                                                                                   Klayum,
Prot                             Line Protector                   3886408   417064      US         Nelson     11/19/73

                                 Line Protector for a
Prot                             Communication Circuit            3794947   187018      US         Baumbach   10/6/71

                                 Line Connector for a
Prot                             Communications Circuit           3818271   339928      US         Baumbach   3/9/73

                                 Line Protector Having Gas Tube                                    Klayum,
Prot                             Surge Arrester                   3886411   439348      US         Nelson     2/4/74

                                 Ready Access Closure with Cable
                                 Sleeve(Cable Sheath & Ready
                                 Access Closure Including a
Dist                 620/244     cable sheath)                    34752-76  1433-74     Venezuela  Troy       06/28/74

                                 Ready Access Closure with Cable
                                 Sleeve(Cable Sheath & Ready
                                 Access Closure Including a cable
Dist                 620/243     sheath)                          137364    152306      Mexico     Troy       7/03/74

                                 Ready Access Closure with Cable
                                 Sleeve(Cable Sheath & Ready
                                 Access Closure Including a
Dist                 620/242     cable sheath)                    P17405873 P17405873   Brazil     Troy       7/16/74

                     375/        Line Protector for a
Prot                 abandoned   Communications Circuit                     000415      Thailand   Baumbach   3/7/81

                                 Line Protector for a
Prot                 372         Communications Circuit           17579     1013/81     Korea      Baumbach   3/7/81

                                 Line Protector for a
Prot                 371         Communications Circuit           0037222   81301200.0  EPO        Baumbach   3/81

                                 Line Protector for a
Prot                 360         Communications Circuit           4907120   612337      USA        Baumbach   12/8/88

                                 Ready Access Closure with
                                 Cable Sleeve(Cable Sheath &
                                 Ready Access Closure Including
Dist                             a cable sheath)                  38416575  379792      US         Troy       7/16/73

                                 Line Protector for a                                              Baumbach,
Prot                             Communication Circuit            3849750   429871      US         Nelson     1/2/74

                                                                  2137032               GB

Fiber                            Pivoting Fiber Bracket                                 USA

                                 Line Protector for a
Prot                 374         Communications Circuit           16065     7026770     Taiwan     Baumbach   2/26/81

                                 Telephone Network Interface
NID         156                  Device                                                 USA        Baumbach

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case       Lawyer's                                     Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates       Date         Number         Date
----------------------------------------------------------------------------------------------------------------------------------
                                 Line Protector for a
Prot                   373       Communications Circuit           3/81       Trexler

                                 O Ring and Threaded Design for
Prot                             R125                                        Trexler

Prot                             Line Protector                   5/27/75    Trexler

                                 Line Protector for a
Prot                             Communication Circuit                       Trexler

                                 Line Connector for a
Prot                             Communications Circuit                      Trexler

                                 Line Protector Having Gas Tube
Prot                             Surge Arrester                   5/27/75    Trexler

                                 Ready Access Closure with Cable
                                 Sleeve(Cable Sheath & Ready
                                 Access Closure Including a
Dist                 620/244     cable sheath)                    9/76

                                 Ready Access Closure with Cable
                                 Sleeve(Cable Sheath & Ready
                                 Access Closure Including a
Dist                 620/243     cable sheath)                    2/78

                                 Ready Access Closure with Cable
                                 Sleeve(Cable Sheath & Ready
                                 Access Closure Including a
Dist                 620/242     cable sheath)                    7/6/74

                     375/        Line Protector for a
Prot                 abandoned   Communications Circuit                      Trexler

                                 Line Protector for a
Prot                   372       Communications Circuit           6/84       Trexler

                                 Line Protector for a
Prot                   371       Communications Circuit           3/81       Trexler

                                 Line Protector for a
Prot                   360       Communications Circuit           3/6/90     Trexler

                                 Ready Access Closure with
                                 Cable Sleeve(Cable Sheath &
                                 Ready Access Closure
Dist                             Including a cable sheath)                   Trexler

                                 Line Protector for a
Prot                             Communication Circuit            11/19/74   Trexler

Fiber                            Pivoting Fiber Bracket

                                 Line Protector for a
Prot                   374       Communications Circuit           2/82       Trexler

                                 Telephone Network Interface
NID         156                  Device                                      Trexler

                                  OPPS PATENTS

--------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent      Serial                              Filing
Family    Number      Number                Title                  Number      Number     Country  Inventor         Date
--------------------------------------------------------------------------------------------------------------------------
                                 Fiber Optic Splice Panel
FO         157                   Adapter Ferrule                  5121456    579127       US       Essert         9/6/90

                                 Fiber Optic Splice Panel
FO         157                   Adapter Ferrule                  113514     253027       Japan    Essert         5/7/93

                                                                                                   Kaczmarek,
                                                                                                   Mayszak,
Prot      158/204                Solid State Module                                       USA      Muntean, Rust

Prot       159                   Hybrid Arrester Assembly                                 USA      Bonnesen

           160                   Test Shoe Assembly with Fuses                            USA      Baumbach

                                 Spin Module with Self
                                 Resulting Current
Prot       161                   Limiter                                                  USA      B. Lynch

                                 Safety Device for Rivet
           162                   Machines                                                 USA

Prot       163                   Flood Cover Locking System       4585141    687057       US       R. Marks       12/28/84

Prot       164                   Preformed Cable Assembly                                 USA      Ayer

                                 Automatic Open Over-Voltage
                                 Protector
Prot       165                   Receptacle                                               USA      Saul

Conn       166                   Double Ended Quick Clip                                  USA      Ayer


                                 Snap-on Cover for Fanning
CO         167                   Strip                                                    USA      J. Unger

                                 Line Protector for
Prot       168                   Communication Circuit                                    USA      Baumbach

                                 Back plate with GG block with
Dist       169                   connectors                                               USA      G. Ayers

                                 Insulation Displacement
Conn       170                   Contact                                                  USA      D. Coulombe

Conn       171      620/301      Clip Terminal                    1026896    99955/1972   Japan                   10/6/72

Conn       171      620/300      Clip Terminal                    P17206930  P17206930    Brazil                  10/5/72

                                 5 Pin CO Protector
                                 module w/ fail-safe                                               W. Rust, S.
Prot       172                   overvoltage protection                                   USA      Bonnesen

RLS        174                   RLS 50 Activator for Cutover                             US       Suffi


----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case       Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                    Date     Associates      Date          Number          Date
-----------------------------------------------------------------------------------------------------------------------------------
                                 Fiber Optic Splice Panel
FO         157                   Adapter Ferrule                   6/9/92     Trexler

                                 Fiber Optic Splice Panel
FO         157                   Adapter Ferrule                   5/7/93     Trexler      3169

Prot      158/204                Solid State Module                           Trexler

Prot       159                   Hybrid Arrester Assembly                     Trexler

           160                   Test Shoe Assembly with Fuses                Trexler

                                 Spin Module with Self
                                 Resulting Current
Prot       161                   Limiter                                      Trexler

                                 Safety Device for Rivet
           162                   Machines                                     Trexler

Prot       163                   Flood Cover Locking System        4/29/86    MMR          4/29/03

Prot       164                   Preformed Cable Assembly                     Trexler

                                 Automatic Open Over-Voltage
                                 Protector
Prot       165                   Receptacle                                   Trexler

Conn       166                   Double Ended Quick Clip                      Trexler

                                 Snap-on Cover for Fanning
CO         167                   Strip

                                 Line Protector for
Prot       168                   Communication Circuit                        Trexler

                                 Back plate with GG block with
Dist       169                   connectors

                                 Insulation Displacement
Conn       170                   Contact

Conn       171      620/301      Clip Terminal

Conn       171      620/300      Clip Terminal                     10/72

                                 5 Pin CO Protectgor
                                 module w/ fail-safe
Prot       172                   overvoltage protection

RLS        174                   RLS 50 Activator for Cutover                 Trexler

                                  OPPS PATENTS

--------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                       Patent      Serial                             Filing
Family    Number      Number                Title                   Number      Number    Country     Inventor      Date
--------------------------------------------------------------------------------------------------------------------------
Dist       175                   Terminal Enclosure                           907401      USA      M. Leschinger

                                 Mechanical Fiber and Cable
Dist       176                   Restraint                                                USA      Hartford

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/224     Protector Module)                6472        6321515     Taiwan                  5/9/74

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/236     Protector Module)                141978      2878/74     Denmark                 5/8/74

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/237     Protector Module)                P2475730.5  G7418444.4  Germany                 5/8/74

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/240     Protector Module)                137440      151624      Mexico                  6/4/74

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/239     Protector Module)                1117919     63016-1974  Japan                   6/5/74

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/238     Protector Module)                175246      7407624     Holland                 6/6/74

FO         178                   Multiple Optical Fiber Splice                            USA      Hartford

Ped        179                   Moisture Shield for Closure                              USA      Leschinger

                                 Splices for Single Mode and
FO         180                   multimode Fiber Optic Single Fib                         USA      Nadkarmi

                                 Inductor Using Module Fail
Prot       181                   Short Spring                                             US       Lace

           182                   Negative Resistance Repeater     3814866     185167      USA      Japenga        9/30/71

           182       620/241     Negative Resistance Repeater     P17305503  P17305503    Brazil   Japenga        7/20/73

                                 Line Protector for a
                                 Communication Circuit
                                 (Central Office Protector
Prot       183       620/302     Module w/ Alarm Indicator)       P17305503  p17305503    BRAZIL   Kaczmarek      07/20/73

                                 Machine for crimping
                                 connectors to wires &
                                 connector supply arrangement
           184       620/305     (Circuit Board Card Ejector)     7301752     7301752     Brazil   Corvino        3/2/73

                                 Device for Supporting Coaxial
                                 Cables and the like (Solid                                        Weber, Rust,
           185       620/304     State Module)                    1083153     97714-1972  Japan    Kaczmarek      9/10/72

                                 Device for Supporting Coaxial
                                 Cables and the like (Solid                                        Weber, Rust,
           185       620/303     State Module)                    966115      53070-A72   Italy    Kaczmarek      9/9/72

FO         186                   Reenterable Splicer for Fiber                            USA      B. Essert


-----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                       Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates       Date          Number         Date
-----------------------------------------------------------------------------------------------------------------------------------
Dist       175                   Terminal Enclosure

                                 Mechanical Fiber and Cable
Dist       176                   Restraint                                   Trexler

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/224     Protector Module)                5/74       224

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/236     Protector Module)                5/74       236

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/237     Protector Module)                5/74       237

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/240     Protector Module)                3/78       240

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/239     Protector Module)                6/74       239

                                 Clip Terminal & Applicator
                                 Tool Combination
                                 (Stamped Dual Pin for
Prot       177       620/238     Protector Module)                6/74       238

FO         178                   Multiple Optical Fiber Splice               Trexler

Ped        179                   Moisture Shield for Closure                 Trexler

                                 Splices for Single Mode and
                                 multimode Fiber Optic Single
FO         180                   Fib                                         Trexler

                                 Inductor Using Module Fail
Prot       181                   Short Spring                                Trexler

           182                   Negative Resistance Repeater     6/4/74     Trexler

           182       620/241     Negative Resistance Repeater     7/73

                                 Line Protector for a
                                 Communication Circuit
                                 (Central Office Protector
Prot       183       620/302     Module w/ Alarm Indicator)        07/73

                                 Machine for crimping
                                 connectors to wires &
                                 connector supply arrangement
           184       620/305     (Circuit Board Card Ejector)     6/73

                                 Device for Supporting Coaxial
                                 Cables and the like (Solid
           185       620/304     State Module)                     9/72

                                 Device for Supporting Coaxial
                                 Cables and the like (Solid
           185       620/303     State Module)                    9/72

FO         186                   Reenterable Splicer for Fiber               Trexler


                                  OPPS PATENTS

-------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                     Patent     Serial                              Filing
Family    Number      Number                Title                 Number     Number      Country   Inventor       Date
-------------------------------------------------------------------------------------------------------------------------
                                 RJ11 Customer Premise
Dist      187                    Disconnect Device                                       US       Suffi

Prot      188                    Gas Tube Surge Arrestors                    3588576     USA      Kawiecki       6/18/73

FO        189                    Datacom Splice                                          USA      Essert

                                 Single Line Arrestor With
Prot      190/191                Ground Strip                     1248431    588796      CANADA   Kaczmarek      1/20/89

                                 Single Line Arrestor With
Prot      190/191                Ground Strip                     4878146    188353      USA      Kaczmarek      4/29/88

                                 Line Protector for a
                                 Communications Circuit                                           Gilberts,
Prot      192/207                (PTCR)                           1331479    609187      CANADA   Rust           8/23/89

                                 Line Protector for a
                                 Communications Circuit                                           Gilberts,
Prot      192/207                (PTCR)                           4876621    281492      USA      Rust           12/8/88

                                 Stamped One Piece Line &
          193                    Equipment                                               USA      Gilberts

Dist      194                    Distribution Post                                       USA      Ayer

Prot      195                    Line Protector                                          USA

          196                    Telephone Line Loop Extender     3821483    298337      USA      Japenga        10/17/72

                                 Pressure Releasing Clamp for
                                 Use with Environmentally
Dist      197                    Sealed                                                  US       Jaycox

          198                    Station Protector                                       US

                                 Fluid-Pressure Operated Splice
                                 for Electrically Conductive
Dist      199                    Cables                           1299790    590153      Canada   P. Dillon      3/3/89

                                 Fluid-Pressure Operated Splice
                                 for Electrically Conductive
Dist      199     620/270        Cables                                      53940-1975  Japan    P. Dillon      05/07/75

                                 Grounding Arrangement for
Dist      200                    Splice Case                      3808353    268446      USA      Burtelson      7/3/72

                                 Grounding Arrangement for
Dist      200     620/306        Splice Case                      P17302956  P17302956   Brazil   Burtelson      04/24/73

                                 Telephone Jacks and Plugs with
          201                    Security                         563172     39653       US       Suffi          4/16/87

                                 Wire Connector (C.O. Protector                                   Bonnesen,
Prot      202                    Module)                                                 USA      Rust

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates      Date         Number           Date
----------------------------------------------------------------------------------------------------------------------------------
                                 RJ11 Customer Premise
Dist      187                    Disconnect Device                           Trexler

Prot      188                    Gas Tube Surge Arrestors

FO        189                    Datacom Splice                              Trexler

                                 Single Line Arrestor With                   Ridout &
Prot      190/191                Ground Strip                      3/22/89   Maybe

                                 Single Line Arrestor With
Prot      190/191                Ground Strip                      10/31/89  Trexler      10/31/02

                                 Line Protector for a
                                 Communications Circuit                      Ridout &
Prot      192/207                (PTCR)                            8/16/94   Maybe

                                 Line Protector for a
                                 Communications Circuit                      Comp. Pat.
Prot      192/207                (PTCR)                            10/24/89  Annu.        4/24/97

                                 Stamped One Piece Line &
          193                    Equipment                                   Trexler

Dist      194                    Distribution Post                           Trexler

Prot      195                    Line Protector                              Trexler

          196                    Telephone Line Loop Extender      6/28/74   Trexler

                                 Pressure Releasing Clamp for
                                 Use with Environmentally
Dist      197                    Sealed                                      Trexler

          198                    Station Protector                           Trexler

                                 Fluid-Pressure Operated Splice
                                 for Electrically Conductive                 Ridout &
Dist      199                    Cables                            4/28/92   Maybee

                                 Fluid-Pressure Operated Splice
                                 for Electrically Conductive
Dist      199     620/270        Cables

                                 Grounding Arrangement for
Dist      200                    Splice Case                                 Trexler

                                 Grounding Arrangement for
Dist      200     620/306        Splice Case                       04/73

                                 Telephone Jacks and Plugs with
          201                    Security                          8/2/89    Trexler

                                 Wire Connector (C.O. Protector
Prot      202                    Module)                                     Trexler

                                  OPPS PATENTS

---------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
---------------------------------------------------------------------------------------------------------------------------
                                 Wire Connector (C.O. Protector                                     Bonnesen,
Prot       202      620/307      Module)                          P17303447 P17303447     Brazil    Rust          05/01/73

                                 Line Protector for a Comm.
                                 Cir(Environmentally Protected
                                 Housing for Using Central                                          B. Dawson,
Prot       203      620/245      Office Protector)                1064848   68837-1973    Japan     Suffi         06/20/73

                                 Line Protector for a Comm.
                                 Cir(Environmentally Protected
                                 Housing for Using Central                                          B. Dawson,
Prot       203      620/308      Office Protector)                P17305644 P17305644     Brazil    Suffi         07/25/73

                                 Line Protector for a Comm.
                                 Cir(Environmentally Protected
                                 Housing for Using Central                                          B. Dawson,
Prot       203                   Office Protector)                4827502                 USA       Suffi         4/16/87

                                 Line Protector for a Comm.
                                 Cir(Environmentally Protected
                                 Housing for Using Central                                          B. Dawson,
Prot       203                   Office Protector)                1317665   563172        CANADA    Suffi         3/31/88

                                 Concrete Form Assembly (Heavy
                                 Duty Wire Protector for
           205                   Outdoor Exposure)                                        USA       Baumbach

                                 Concrete Form Assembly (Heavy
                                 Duty Wire Protector for
           205      620/247      Outdoor Exposure)                7420153   742015.3      France    Baumbach      06/11/74

                                 Inductor Formed from Three
                                 Element Gas Tube Ground
Prot       206                   Lead                                                     USA       M. Lace

                                 Line Protector for a                                               Gilbert,
Prot       208                   Communications Circuit           4958253   426791        USA       Rust          10/25/88

Conn       209                   Rotatable Terminal Block         3831128   381785        US        Paluch        7/23/73

                    620/251
Conn       209      (Expired)    Rotatable Terminal Block         1197548   83864-1974    Japan     Paluch        07/23/74

Conn       209      620/248      Rotatable Terminal Block                   G7420458.3    Germany   Paluch        06/04/74

Conn       209      620/249      Rotatable Terminal Block                   7408343       Holland   Paluch        06/21/74

                                 Mounting for Flexible P.C.
                                 Boards Used in Protector
Prot       210                   Modules                                                  USA       M. Lace

                                 Improved Line Connector for a
                                 Communications Circuit (Panel
Conn       211                   Captive Screw Assembly)                                  US        Krzywosz

                                 Improved Line Connector for a
                                 Communications Circuit (Panel

Conn       211      620/252      Captive Screw Assembly)                    149768        Mexico    Krzywosz      3/08/74

                                 Fiber Optic Splice and
FO         212                   Multi-Channel Splice Clip                                US        Essert

FO         213                   Keyhole Fiber Optic Splice                               US        Essert

           214                                                                            USA       Olson

---------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                 Expiration    Publication    Publication
Family    Number      Number                Title                  Date     Associates      Date         Number          Date
---------------------------------------------------------------------------------------------------------------------------------
                                 Wire Connector (C.O. Protector
Prot       202      620/307      Module)                          05/73

                                 Line Protector for a Comm.
                                 Cir(Environmentally Protected
                                 Housing for Using Central
Prot       203      620/245      Office Protector)                06/73

                                 Line Protector for a Comm.
                                 Cir(Environmentally Protected
                                 Housing for Using Central
Prot       203      620/308      Office Protector)                07/05/73

                                 Line Protector for a Comm.
                                 Cir(Environmentally Protected
                                 Housing for Using Central                  Comp. Pat.
Prot       203                   Office Protector)                5/2/89    Annu.        11/2/96

                                 Line Protector for a Comm.
                                 Cir(Environmentally Protected
                                 Housing for Using Central                  Ridout &
Prot       203                   Office Protector)                5/11/93   Maybe

                                 Concrete Form Assembly (Heavy
                                 Duty Wire Protector for
           205                   Outdoor Exposure)                          Trexler

                                 Concrete Form Assembly (Heavy
                                 Duty Wire Protector for
           205      620/247      Outdoor Exposure)                06/74

                                 Inductor Formed from Three
Prot       206                   Element Gas Tube Ground Lead               Trexler

                                 Line Protector for a                       Comp. Pat.
Prot       208                   Communications Circuit           99/18/90  Annu.       3/18/94

Conn       209                   Rotatable Terminal Block         8/20/74   Trexler

                    620/251
Conn       209      (Expired)    Rotatable Terminal Block         07/03/74

Conn       209      620/248      Rotatable Terminal Block

Conn       209      620/249      Rotatable Terminal Block

                                 Mounting for Flexible P.C.
                                 Boards Used in Protector
Prot       210                   Modules                                    Trexler

                                 Improved Line Connector for a
                                 Communications Circuit (Panel
Conn       211                   Captive Screw Assembly)                    Trexler

                                 Improved Line Connector for a
                                 Communications Circuit (Panel
Conn       211      620/252      Captive Screw Assembly)

                                 Fiber Optic Splice and
                                 Multi-Channel Splice
FO         212                   Clip                                       Trexler

FO         213                   Keyhole Fiber Optic Splice                 Trexler

           214                                                              Trexler

                                  OPPS PATENTS

---------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
---------------------------------------------------------------------------------------------------------------------------

Dist       215                   Clamping Arrangement and Method                          USA       C. Pierzchala

Dist       216                   Buried Cable Enclosure                                   USA       Leschinger

FO         217                   Multiple or Single Fiber Optic                           USA       Unger
                                 Splice

FO         217       620/253     Multiple or Single Fiber Optic   58231       3110-74     Finland   Unger         10/24/74
                                 Splice

FO         217       620/254     Multiple or Single Fiber Optic   138137      153950      Mexico    Unger         09/04/74
                                 Splice

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218       620/272     Solid State Device)              59684       3111-94     Finland   Kaczmarek     10/24/74

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218       620/274     Solid State Device)                          106144-1974 Japan     Kaczmarek     09/07/74

                                 Line Protector for a
                                 Communication Circuit
                     620/276     (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218       (Expired)   Solid State Device)              138216      153951      Mexico    Kaczmarek     09/04/74

                                 Line Protector for a
                                 Communication Circuit
                     620/275     (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218       (Expired)   Solid State Device)              33919       1901        Venezuela Kaczmarek     09/06/74

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218       620/277     Solid State Device)                          P2453056.1  Germany   Kaczmarek     11/0/74

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218       620/255     Solid State Device)              P17408460   P17408460   Brazil    Kaczmarek     10/10/74

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218       620/273     Solid State Device)                          7411223     Holland   Kaczmarek     08/03/74

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218                   Solid State Device)                                      US        Kaczmarek

                     620/278     Line protector having a Gas
                                 Tube Surge Arrester(Central
                     (abandon    Office Fiber Interconnection
Prot       219       ed)         Enclosure)                       34763       2683        Venezuela Ori           12/01/74

                                 Line protector having a Gas
                                 Tube Surge Arrester(Central
                     620/279     Office Fiber Interconnection
Prot       219       (granted)   Enclosure)                       140123      156141      Mexico    Ori           01/21/75

                     620/280     Line protector having a Gas
                                 Tube Surge Arrester(Central
                     (abandon    Office Fiber Interconnection
Prot       219       ed)         Enclosure)                                   9346-1975   Japan     Ori           01/23/75

                                 Line protector having a Gas
                                 Tube Surge Arrester(Central
                                 Office Fiber Interconnection
Prot       219       620/281     Enclosure)                       7503306     7503306     France    Ori           02/03/75

                                 Line protector having a Gas
                                 Tube Surge Arrester(Central
                                 Office Fiber Interconnection
Prot       219       620/282     Enclosure)                       P17500660   P17500660   Brazil    Ori           01/31/75

                                 Line protector having a Gas
                                 Tube Surge Arrester(Central
                                 Office Fiber Interconnection
Prot       219                   Enclosure)                                               USA       Ori

---------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date      Associates      Date          Number         Date
---------------------------------------------------------------------------------------------------------------------------------

Dist       215                   Clamping Arrangement and Method              Trexler

Dist       216                   Buried Cable Enclosure                       Trexler

FO         217                   Multiple or Single Fiber Optic               Trexler
                                 Splice

FO         217       620/253     Multiple or Single Fiber Optic   10/80
                                 Splice

FO         217       620/254     Multiple or Single Fiber Optic   08/78
                                 Splice

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218       620/272     Solid State Device)              09/81

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded
Prot       218       620/274     Solid State Device)

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                     620/276     Three-Leaded Solid State
Prot       218       (Expired)   Device)                          08/78

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                     620/275     Three-Leaded Solid State
Prot       218       (Expired)   Device)                          06/76

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded Solid State
Prot       218       620/277     Device)

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded Solid State
Prot       218       620/255     Device)                          10/74

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded Solid State
Prot       218       620/273     Device)

                                 Line Protector for a
                                 Communication Circuit
                                 (Fail-Safe Mechanism for
                                 Three-Leaded Solid State
Prot       218                   Device)                                      Trexler

                     620/278     Line protector having a Gas
                                 Tube Surge Arrester(Central
                     (abandon    Office Fiber Interconnection
Prot       219       ed)         Enclosure)                       09/76

                                 Line protector having a Gas
                                 Tube Surge Arrester(Central
                     620/279     Office Fiber Interconnection
Prot       219       (granted)   Enclosure)                       08/79

                     620/280     Line protector having a Gas
                                 Tube Surge Arrester(Central
                     (abandon    Office Fiber Interconnection
Prot       219       ed)         Enclosure)

                                 Line protector having a Gas
                                 Tube Surge Arrester(Central
                                 Office Fiber Interconnection
Prot       219       620/281     Enclosure)                       02/75

                                 Line protector having a Gas
                                 Tube Surge Arrester(Central
                                 Office Fiber Interconnection
Prot       219       620/282     Enclosure)                       01/75

                                 Line protector having a Gas
                                 Tube Surge Arrester(Central
                                 Office Fiber Interconnection
Prot       219                   Enclosure)                                   Trexler

                                  OPPS PATENTS

---------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
---------------------------------------------------------------------------------------------------------------------------
                                                                                                    Barnes,
                                                                                                    Hartfort,
                                                                                                    Hilbert,
                                                                                                    Huggins,
                                                                                                    Kula,
                                                                                                    Longwell,
                                                                                                    Meinhard,
                                                                                                    Pool,
FO         220                   Multiple Fiber Optic Splice                              USA       Unger
                                 Body

Dist       221                   Cable Stub Assembly                                      USA       Muntean,
                                                                                                    Unger

Prot       222                   Sneak Fuse Solid State Module                            USA

                                 Terminal Block Assembly
                                 (Secondary Solid State
Prot       223      620/395      Module)                                                  USA

Prot       224                   Line Protector                                           USA       Kaczmarek

                                 Vent Safe Air Gap for Use
Prot       225                   with Gas Tube Arrester                                   USA

                                 Compression Spring for
                                 Overvoltage Only
Prot       226                   C.O. Protectors                                          US        Kacmarek

                                 gas Tube Tester(Surge Voltage
                                 Arrester with Fail-safe
Prot       227      620/283      Feature)                                     53287-1975  Japan     Baumbach      05/06/75

                                 gas Tube Tester(Surge Voltage
                                 Arrester with Fail-safe
Prot       227                   Feature)                         4249224     18337       US        Baumbach      3/7/79

Dist       229                   Closure Assy. and Bracket                                USA       Leschinger

Prot       230                   EPM Insulator                                            USA       Nadkarni

Prot       231                   Gas Filled Surge Arrester        1214508     428138      Canada    Toda          5/2/84


Prot       231                   Gas Filled Surge Arrester        4491893     493231      US        Toda          5/10/83

                                 Buffer Gripping Teeth on
FO         232                   Corelinx (900 Micron Size)                               USA

                                 Surge Voltage Arrester with
Prot       233                   Vent Safe Feature                4321649     54667       US        A. Gilberts   29041

Prot       234                   Line Protector for a             4325100     158913      US        Baumbach      6/12/80
                                 Communications Circuit

                                 Ready Access Closure for
Dist       235                   Communication Cables             4260848     126973      US        Amaya         3/3/80

Prot       236                   Line Protector for a             4262317     22715       US        Baumbach      3/22/79
                                 Communicator Circuit


X-Conn     237                   "Starburst" Cross-Connect        4563053     591771      USA       Pavel         3/21/84
                                 Terminals

-----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                       Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                    Date     Associates      Date         Number         Date
-----------------------------------------------------------------------------------------------------------------------------------
FO         220                   Multiple Fiber Optic Splice                  Trexler
                                 Body

Dist       221                   Cable Stub Assembly                          Trexler


Prot       222                   Sneak Fuse Solid State Module                Trexler

                                 Terminal Block Assembly
                                 (Secondary Solid State
Prot       223      620/395      Module)                                      Trexler

Prot       224                   Line Protector                               Trexler

                                 Vent Safe Air Gap for Use
Prot       225                   with Gas Tube Arrester                       Trexler

                                 Compression Spring for
                                 Overvoltage Only C.O.
Prot       226                   Protectors                                   Trexler

                                 gas Tube Tester(Surge Voltage
                                 Arrester with Fail-safe
Prot       227      620/283      Feature)

                                 gas Tube Tester(Surge Voltage
                                 Arrester with Fail-safe
Prot       227                   Feature)                                     Trexler

Dist       229                   Closure Assy. and Bracket                    Trexler

Prot       230                   EPM Insulator                                Trexler

Prot       231                   Gas Filled Surge Arrester        11/25/86    Comp. Pat.   Drop 6/20/96

                                                                              Comp. Pat.
Prot       231                   Gas Filled Surge Arrester        1/1/85      Annu         7/1/96

                                 Buffer Gripping Teeth on
FO         232                   Corelinx (900 Micron Size)                   Trexler

                                 Surge Voltage Arrester with
Prot       233                   Vent Safe Feature                3/23/82     Trexler      3/23/99

Prot       234                   Line Protector for a                         Trexler
                                 Communications Circuit

                                 Ready Access Closure for
Dist       235                   Communication Cables                         Trexler

Prot       236                   Line Protector for a                         Trexler
                                 Communicator Circuit

                                                                              Comp. Pat.
X-Conn     237                   "Starburst" Cross-Connect        1/7/86      Annu         7/7/97
                                 Terminals

                                  OPPS PATENTS

---------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
---------------------------------------------------------------------------------------------------------------------------

                                 Preterminated Block System
                                 and Method of Installing                                           Jackula,
Conn       238                   same                             4234756     25009       US        Ziegler       3/29/79


Dist       239                   Low Profile Marina Terminal                              USA       Marks

                                 Surge Voltage Arrester w/
Prot       240                   Ventsafe Feature                 4241374     7363        US        A. Gilberts   1/29/79

Conn       241                   Terminal Block Assembly          3957335     492057      US        Troy          7/26/74

                                 Line Protector for
Prot       242      620/284      Communication Circuit                        G7623284.3  Germany   Baumbach      07/23/76

                                 Line Protector for
Prot       242      620/287      Communication Circuit                        17308       Iran      Baumbach      05/05/76

                                 Line Protector for
Prot       242                   Communication Circuit            3975664     599700      USA       Baumbach      7/28/75

Prot       243      620/320      Surge Arrester                               P26418586   Germany   A. Gilberts   09/07/76

Prot       243      620/288      Surge Arrester                               110015-1976 Japan     A. Gilberts   09/06/76

Prot       243                   Surge Arrester                   4013927     614742      US        A. Gilberts   9/18/75

                                 Telephone Distribution Frame                             Ger
CO         244      620/285      Connector Assembly                           G7719950.9  (Gebr.)   Paluch        06/25/77

                    620/256      Telephone Distribution Frame
CO         244      (expired)    Connector Assembly                           7715161     France    Paluch        05/07/77

                                 Telephone Distribution Frame
CO         244      620/286      Connector Assembly                           7705372     Holland   Paluch        05/06/77

                                 Telephone Distribution Frame
CO         244      620/258      Connector Assembly                           7704228-1   Sweden    Paluch        04/13/77

                                 Telephone Distribution Frame
CO         244                   Connector Assembly               4037910     722426      US        Paluch        9/13/76

                                 Telephone Distribution Frame
CO         244      620/257      Connector Assembly                           P2728703.2  Germany   Paluch        06/25/77

                                                                                                    B. Brey,
                                 Modulear Distribution Frame                                        Paluch,
CO         246                   Assembly                         4002856     591037      US        Sedlacek      6/27/75


Prot       247                   Gas Tube Tester                  3938034     467066      USA       Japenga       5/6/74

Prot       248                   Line Protector                   4208694     950422      US        Gilberts      28774


------------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                        Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                     Date     Associates      Date         Number         Date
------------------------------------------------------------------------------------------------------------------------------------
                                 Preterminated Block System
                                 and Method of Installing                      Quarles &
Conn       238                   same                              11/18/80    Brady

Dist       239                   Low Profile Marina Terminal                   Trexler

                                 Surge Voltage Arrester w/
Prot       240                   Ventsafe Feature                              Trexler

Conn       241                   Terminal Block Assembly           5/18/76     Trexler

                                 Line Protector for
Prot       242      620/284      Communication Circuit

                                 Line Protector for
Prot       242      620/287      Communication Circuit

                                 Line Protector for
Prot       242                   Communication Circuit             8/17/76     Trexler      34198

Prot       243      620/320      Surge Arrester

Prot       243      620/288      Surge Arrester

Prot       243                   Surge Arrester                    3/22/77     Trexler      34415

                                 Telephone Distribution Frame
CO         244      620/285      Connector Assembly

                    620/256      Telephone Distribution Frame
CO         244      (expired)    Connector Assembly

                                 Telephone Distribution Frame
CO         244      620/286      Connector Assembly

                                 Telephone Distribution Frame
CO         244      620/258      Connector Assembly

                                 Telephone Distribution Frame
CO         244                   Connector Assembly                            Trexler

                                 Telephone Distribution Frame
CO         244      620/257      Connector Assembly

                                 Modulear Distribution Frame
CO         246                   Assembly                          1/11/77     Trexler      34345

Prot       247                   Gas Tube Tester                   2/10/76     Trexler      34010

Prot       248                   Line Protector                    29389       Trexler      35598

                                  OPPS PATENTS

---------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
---------------------------------------------------------------------------------------------------------------------------
                                 Line Protector for                                                 Lundsgaard,
Prot       249                   Communication Circuit             4056840    279004      USA       Sedlacek      6/1/76

                    620/259
                    (abandoned)
                                 Line Protector for                                                 Lundsgaard,
Prot       249                   Communication Circuit                        53779-1977  Japan     Sedlacek      05/02/77


                                                                                                    Lundsgaard,
Prot       249                   Line Protector for                1087679    685724      Canada    Sedlacek      11/1/77
                                 Communication Circuit
                                                                                                    Reffay,
Conn       250                   Terminal Block                    1092177    108963      US        Sedlacek      12/8/76

                                                                                                    Reffay,
Conn       250                   Terminal Block                    4059331    659796      USA       Sedlacek      2/20/76

                                                                                                    Sedlacek,
Conn       250                   TERMINAL BLOCK                                           Brazil    Reffay

                                                                                                    Sedlacek,
Conn       250                   TERMINAL BLOCK                                           USA       Reffay

                                 Device for Cleaning
Dist       251                   Greas-filled Cable Stub           4272300    119095      US        Burtelson     29257


Conn       252                   Electrical Connector              1093653    274290      Canada    Paluch        3/18/77

Conn       252                   Electrical Connector              4106837    749062      USA       Paluch        12/9/76

                                 Electrical Terminal having
                                 means for Retention in
                                 connector Blocks
Conn       252                   (ELECTRICAL CONNECTOR)                                   USA       Paluch

                                 Electrical Terminal having
                                 means for Retention in
                    620/348      connector Blocks(ELECTRICAL
Conn       252      (expired)    CONNECTOR)                        1093653    345229      Canada    Paluch        02/07/80

                                 Electrical Terminal having
                                 means for Retention in
                                 connector Blocks(ELECTRICAL
Conn       252      620/260      CONNECTOR)                                   P2712895.6  Germany   Paluch        03/04/77

Conn       253                   Cable Bonding Clamp               4195895    8423        US        Ziegler       2/1/79


                                 Terminal Module w/ Dual
Conn       254                   Binding Post Terminals            4159159                US        Kaucic

Prot       255                   Gas Tube with carbon electrodes                          US        Baumbach

           256                   Sentinel Trademark                1092177    108963      US        Miskovetz     12/8/76

           256                   Sentinel Trademark                1092184    116602      USA       Miskovetz     2/22/77

Prot       257                   GAS FILLED SURGE ARRESTOR         4104693    778992      USA       Miskovetz     3/18/77

------------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                        Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                     Date     Associates      Date          Number         Date
------------------------------------------------------------------------------------------------------------------------------------
                                 Line Protector for
Prot       249                   Communication Circuit             11/1/79     Trexler


                    620/259
                    (abandoned)  Line Protector for
Prot       249                   Communication Circuit

                                 Line Protector for
Prot       249                   Communication Circuit             7/28/77     Trexler


Conn       250                   Terminal Block                    5/30/78     Trexler

Conn       250                   Terminal Block                    11/22/77    Trexler

Conn       250                   TERMINAL BLOCK                                test

Conn       250                   TERMINAL BLOCK                                TEST

                                 Device for Cleaning
Dist       251                   Greas-filled Cable Stub           29746       Trexler      35955


Conn       252                   Electrical Connector              1/31/81     Trexler

Conn       252                   Electrical Connector              8/15/78     Trexler

                                 Electrical Terminal having
                                 means for Retention in
                                 connector Blocks(ELECTRICAL
Conn       252                   CONNECTOR)                                    Trexler

                                 Electrical Terminal having
                                 means for Retention in
                    620/348      connector Blocks(ELECTRICAL
Conn       252      (expired)    CONNECTOR)                        01/81

                                 Electrical Terminal having
                                 means for Retention in
                                 connector Blocks(ELECTRICAL
Conn       252      620/260      CONNECTOR)
                                                                               Quarles &
Conn       253                   Cable Bonding Clamp               4/1/80      Brady        4/1/97


                                 Terminal Module w/ Dual
Conn       254                   Binding Post Terminals            29032       Trexler      35242

Prot       255                   Gas Tube with carbon electrodes               Trexler

           256                   Sentinel Trademark                5/30/78     Trexler

           256                   Sentinel Trademark                5/30/78     Trexler

Prot       257                   GAS FILLED SURGE ARRESTOR         8/1/78      Trexler

                                  OPPS PATENTS

--------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
--------------------------------------------------------------------------------------------------------------------------
Prot       258                   SURGE ARRESTER                    4128855    788116      USA       Miskovetz     4/18/77

                    620/325
Prot       258      (abandoned)  SURGE ARRESTER                               044729-78   Japan     Miskovetz     04-14-78


                    620/326
Prot       258      (abandoned)  SURGE ARRESTER                               35186-78    Australia Miskovetz     04/18/78


Prot       258                   SURGE ARRESTER                    1098958    300460      CANADA    Miskovetz     4/5/78

                                                                                                    Baumbach,
           259                   Modular Line Protector            11469      6711998     TAIWAN    Saul          9/26/78

                                                                                                    Baumbach,
           259                   Modular Line Protector            4159500    852325      USA       Saul          11/17/77

                                                                                                    Baumbach,
           259                   Modular Line Protector            78-32246   7832446     FRANCE    Saul          9/11/78

                                                                                                    Baumbach,
           259                   Modular Line Protector            1105548    311954      CANADA    Saul          9/11/78

                                                                                                    Baumbach,
Prot       259                   MODULAR LINE PROTECTOR                                   USA       Saul

                                                                                                    Baumbach,
Prot       259      620/330      MODULAR LINE PROTECTOR            4159500    852325      Taiwan    Saul          11/07/77

                    620/365
Prot       259      (expired)    MODULAR LINE PROTECTOR            1113147    365989                Baumbach,     12/02/80
                                                                                          A-Canada  Saul
                    620/366
Prot       259      (expired)    MODULAR LINE PROTECTOR            1124778    365990                Baumbach,     12/02/80
                                                                                          B-Canada  Saul

           259                   Modular Line Protector            20435      22780       IRAN      Baumbach,     10/31/78
                                                                                                    Saul

                                                                                                    R. Dawson,
           260                   Breakaway Nuts                                           USA       F. Burtelson

                                 Multi-Purpose Heavy Duty
                                 Protector for Outdoor Exposure
Prot       261                                                                            USA

                                                                                                    J. Bennett,
           262                   Screw with captive washer                                USA       A. Gilberts

                                 Improved Surge Arrestor                                  USA       P. Lundsgaard
Prot       263                   Response

                                 Surge Arrestor w/ Internal                               USA       P. Lundsgaard
Prot       264                   Fail safe

Prot       265                   Line Protector                    4158869    826035      USA       Gilberts      8/19/77

------------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                        Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                     Date     Associates      Date         Number         Date
------------------------------------------------------------------------------------------------------------------------------------
Prot       258                   SURGE ARRESTER                    12/5/78     Trexler

                    620/325
Prot       258      (abandoned)  SURGE ARRESTER


                    620/326
Prot       258      (abandoned)  SURGE ARRESTER


Prot       258                   SURGE ARRESTER                    4/7/81      Trexler

           259                   Modular Line Protector            9/1/79      Trexler

           259                   Modular Line Protector            6/26/79     Trexler

           259                   Modular Line Protector            7/21/81     Trexler

           259                   Modular Line Protector            11/24/81    Trexler

Prot       259                   MODULAR LINE PROTECTOR                        Trexler

Prot       259      620/330      MODULAR LINE PROTECTOR            06/79

                    620/365
Prot       259      (expired)    MODULAR LINE PROTECTOR            11/81

                    620/366
Prot       259      (expired)    MODULAR LINE PROTECTOR            06/82

           259                   Modular Line Protector            10/31/78    Trexler

           260                   Breakaway Nuts

                                 Multi-Purpose Heavy Duty
                                 Protector for Outdoor Exposure
Prot       261                                                                 Trexler

           262                   Screw with captive washer

                                 Improved Surge Arrestor
Prot       263                   Response

                                 Surge Arrestor w/ Internal
Prot       264                   Fail safe

Prot       265                   Line Protector                    6/19/79     Trexler      6/19/96

                                  OPPS PATENTS

--------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
--------------------------------------------------------------------------------------------------------------------------
Prot       266      620/329      Multi-Arc Gap Surge Arrester      P28320607  G7821852.7  Germany   Lundsgaard    07/21/78

Prot       266                   Multi-Arc Gap Surge Arrester      7827499                France    Lundsgaard    3/19/84

Prot       266                   Multi-Arc Gap Surge Arrester                             Japan     Lundsgaard

Prot       266                   Multi-Arc Gap Surge Arrester      4142220    836585      USA       Lundsgaard    9/26/77

           267                   HOTSPLICER TRADEMARK              1092569    205492      USA       Miskovetz     2/28/79

                                 CABLE MOLDING APPARATUS &
Dist       268                   METHOD                            4145176    863257      USA       Nelson        12/22/77

                                 HIGH VOLTAGE CABLE SPLICE
Dist       269                   APPARATUS                         4004867    244822      CANADA    Nelson        2/2/76

                                 HIGH VOLTAGE CABLE SPLICE
Dist       269                   APPARATUS                         3970735    545948      USA       Nelson        1/31/75

           270                   MITS 70 - TRADEMARK                                      USA       Miskovetz

           271                   LORDEL TRADEMARK                             153577      USA       Miskovetz     12/27/77

Conn       272                   Terminal Block (BPI)                                     CANADA    Harry Ims

                                 Line Protector for
Prot       273                   Communication Circuit             79-01535   7901535     FRANCE    Baumbach      1/22/79

                    620/331      Line Protector for
Prot       273      (abandoned)  Communication Circuit                        G7900616.9  Germany   Baumbach      11/01/79

                                 Line Protector for
Prot       273                   Communication Circuit             21119      23574       IRAN      Baumbach      6/19/79

Prot       273                   Line Protector for
                                 Communication Circuit             1362664    004450/79   JAPAN     Baumbach      1/17/79

                                 Line Protector for
Prot       273                   Communication Circuit             1094150    990700      CANADA    Baumbach      10/18/78

                                 Line Protector for
Prot       273                   Communication Circuit             11955      6711999     TAIWAN    Baumbach      9/26/78

                    620/324      Line Protector for
Prot       273      (expired)    Communication Circuit             4168515    880390      US        Baumbach      2/23/78

                                 Termination System for
CO         274      620/339      Communication Lines               12952      6811058     Taiwan    B. Brey       05/07/79

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates      Date         Number         Date
----------------------------------------------------------------------------------------------------------------------------------
Prot       266      620/329      Multi-Arc Gap Surge Arrester                Trexler

Prot       266                   Multi-Arc Gap Surge Arrester                Trexler

Prot       266                   Multi-Arc Gap Surge Arrester                Trexler

Prot       266                   Multi-Arc Gap Surge Arrester      2/27/79   Trexler

           267                   HOTSPLICER TRADEMARK              5/30/88   Trexler

                                 CABLE MOLDING APPARATUS &
Dist       268                   METHOD                            3/20/79   Trexler

                                 HIGH VOLTAGE CABLE SPLICE
Dist       269                   APPARATUS                         10/17/7   Trexler

                                 HIGH VOLTAGE CABLE SPLICE
Dist       269                   APPARATUS                         7/20/76   Trexler

           270                   MITS 70 - TRADEMARK                         Trexler

           271                   LORDEL TRADEMARK                            Trexler

Conn       272                   Terminal Block (BPI)

                                 Line Protector for
Prot       273                   Communication Circuit            12/9/81   Trexler

                    620/331      Line Protector for
Prot       273      (abandoned)  Communication Circuit

                                 Line Protector for
Prot       273                   Communication Circuit             6/19/79   Trexler

                                 Line Protector for
Prot       273                   Communication Circuit             2/9/87    Trexler

                                 Line Protector for
Prot       273                   Communication Circuit             1/20/81   Trexler

                                 Line Protector for
Prot       273                   Communication Circuit             9/26/78   Trexler

                    620/324      Line Protector for
Prot       273      (expired)    Communication Circuit             9/18/79   Trexler

                                 Termination System for
CO         274      620/339      Communication Lines               7/1/80    Trexler

                                  OPPS PATENTS

--------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                               Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor        Date
--------------------------------------------------------------------------------------------------------------------------
                                 Termination System for
CO         274      620/338      Communication Lines               7914148    7914148     France    B. Brey       06/01/79

                                 Termination System for            4160880    911874      US        B. Brey       6/2/78
CO         274                   Communication Lines

                                 Termination System for
CO         274      620/337      Communication Lines               1118879    327682      Canada    B. Brey       5/15/79

                                 Modular Termination System for
           274                   Communication Lines                                      USA       B. Brey

Prot       275                   Stationer Protector                                      USA       J. Saul

           276      620/304      Cable Stripper tool               1083153    97714-1972  Japan                   9/10/72

           276      620/303      Cable Stripper tool               966115     53070-A72   Italy                   9/9/72

FO         277                   Optical Fiber Coupling System                79302126.2  EPC       Hooven        10/5/79

FO         277                   Optical Fiber Coupling System                972680      UA        Hooven        12/26/78

FO         277                   Optical Fiber Coupling System                951534      USA       Hooven        10/16/78

                                 DEVICE FOR CLEANING A GREASE
           278      620/328      FILLED CABLE STUB                 4272300    119095      USA       Burtelson     2/6/80

                                 DEVICE FOR CLEANING A GREASE
           278      620/349      FILLED CABLE STUB                 4216369    933056      USA       Burtelson     8/11/78

           279                   MINI-MAX TRADEMARK                1121782    148805      USA       Miskovetz     11/16/77

Prot       280      620/344      LINE PROTECTOR                    13648      6811854     TAIWAN    A. Gilberts   8/16/79

Prot       280      620/332      LINE PROTECTOR                    4208694    950422      USA       A. Gilberts   10/11/78

                                                                                          PHILIPPIN
Prot       280      620/343      LINE PROTECTOR                    17273      22950       ES        A. Gilberts   8/23/79


Prot       280      620/342      LINE PROTECTOR                    1125843    333735      CANADA    A. Gilberts   8/04/79


                                 SURGE ARRESTER W/ VENTSAFE
Prot       281      620/345      FEATURE                           1137541    344135      CANADA    A. Gilberts   1/22/80


                                 SURGE ARRESTER W/ VENTSAFE
Prot       281                   FEATURE                           014543     80300224.5  G.BRITAIN A. Gilberts   1/24/80

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates      Date         Number         Date
----------------------------------------------------------------------------------------------------------------------------------
                                 Termination System for
CO         274      620/338      Communication Lines               4/29/86   Trexler

                                 Termination System for
CO         274                   Communication Lines               7/10/79   Trexler      7/10/96

                                 Termination System for
CO         274      620/337      Communication Lines               2/23/82   Trexler

                                 Modular Termination System for
           274                   Communication Lines                         Trexler

Prot       275                   Stationer Protector

           276      620/304      Cable Stripper tool               9/72

           276      620/303      Cable Stripper tool               9/72

FO         277                   Optical Fiber Coupling System               Trexler

FO         277                   Optical Fiber Coupling System               Trexler

FO         277                   Optical Fiber Coupling System               Trexler

                                 DEVICE FOR CLEANING A GREASE
           278      620/328      FILLED CABLE STUB                 6/9/81    Trexler

                                 DEVICE FOR CLEANING A GREASE
           278      620/349      FILLED CABLE STUB                 8/5/80    Trexler

           279                   MINI-MAX TRADEMARK                7/10/79   Trexler

Prot       280      620/344      LINE PROTECTOR                    10/1/80   Trexler


Prot       280      620/332      LINE PROTECTOR                    6/17/80   Trexler



Prot       280      620/343      LINE PROTECTOR                    7/15/84   Trexler


Prot       280      620/342      LINE PROTECTOR                    6/15/82   Trexler


                                 SURGE ARRESTER W/ VENTSAFE
Prot       281      620/345      FEATURE                           12/14/82  Trexler


                                 SURGE ARRESTER W/ VENTSAFE
Prot       281                   FEATURE                           1/24/80   Trexler

\
                                  OPPS PATENTS

-----------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                                 Filing
Family    Number      Number                Title                  Number     Number      Country      Inventor       Date
-----------------------------------------------------------------------------------------------------------------------------
                                 SURGE ARRESTER W/ VENTSAFE                               W.GERMANY
Prot       281                   FEATURE                           014543     80300224.5               A. Gilberts   1/24/80

                                 SURGE ARRESTER W/ VENTSAFE
Prot       281      620/333      FEATURE                           4241374    7363        USA          A. Gilberts   1/29/79

                                 SURGE ARRESTER W/ VENTSAFE
Prot       281                   FEATURE                           18021      7024621     TAIWAN       A. Gilberts   1/28/80

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282                   FAILSAFE FEATURE                  0017324    80300493.6  G.BRITAIN    Baumbach      2/21/80

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282      620/350      FAILSAFE FEATURE                  1137542    345938      CANADA       Baumbach      2/19/80

                    620/351      SURGE VOLTAGE ARRESTER WITH
Prot       282      (granted)    FAILSAFE FEATURE                  0017324    80300493.6  FRANCE       Baumbach      2/21/80

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282                   FAILSAFE FEATURE                  P3063019.4 80300493.6  GERMANY      Baumbach      2/21/80

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282      6220/352     FAILSAFE FEATURE                  15327      6910461     TAIWAN       Baumbach      02/2/80

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282      620/334      FAILSAFE FEATURE                  4249224    18337       USA          Baumbach      3/7/79

                                 LINE PROTECTOR FOR A                                     W.GERMANY
Prot       283                   COMMUNICATION CIRCUIT             P3061718.6 80300593.3               Baumbach      2/28/80

                                 LINE PROTECTOR FOR A
Prot       283      620/335      COMMUNICATION CIRCUIT             4262317    23715       USA          Baumbach      3/22/79

                                 LINE PROTECTOR FOR A
Prot       283      620/356      COMMUNICATION CIRCUIT             14692      6910479     TAIWAN       Baumbach      7/1/81

                                 LINE PROTECTOR FOR A
Prot       283                   COMMUNICATION CIRCUIT             0017337    80300593.3  FRANCE       Baumbach      2/28/80

                                 LINE PROTECTOR FOR A
Prot       283      620/353      COMMUNICATION CIRCUIT             1137543    346087      CANADA       Baumbach      2/20/80

                                 LINE PROTECTOR FOR A
Prot       283                   COMMUNICATION CIRCUIT             0017337    80300593.3  G.BRITAIN    Baumbach      2/28/80

                                 LINE PROTECTOR FOR A
Prot       284      620/358      COMMUNICATION CIRCUIT             17128      6910480     TAIWAN       Baumbach      2/23/80

                                 LINE PROTECTOR FOR A
Prot       284                   COMMUNICATION CIRCUIT             4233641    27680       USA          Baumbach      4/6/79

                                 LINE PROTECTOR FOR A
Prot       284      620/357      COMMUNICATION CIRCUIT             1137544    346088      CANADA       Baumbach      2/20/80

                                 SURGE VOLTAGE ARRESTER WITH
Prot       285      620/363      VENTSAFE FEATURE                  1152557    357040      CANADA       A. Gilberts   7/25/80

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates      Date         Number           Date
----------------------------------------------------------------------------------------------------------------------------------
                                 SURGE ARRESTER W/ VENTSAFE
Prot       281                   FEATURE                           1/24/80   Trexler

                                 SURGE ARRESTER W/ VENTSAFE
Prot       281      620/333      FEATURE                           12/23/80  Trexler

                                 SURGE ARRESTER W/ VENTSAFE
Prot       281                   FEATURE                           1/28/80   Trexler

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282                   FAILSAFE FEATURE                  2/21/80   Trexler

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282      620/350      FAILSAFE FEATURE                  12/14/82  Trexler

                    620/351      SURGE VOLTAGE ARRESTER WITH
Prot       282      (granted)    FAILSAFE FEATURE                  2/21/80   Trexler

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282                   FAILSAFE FEATURE                  2/21/80   Trexler

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282      6220/352     FAILSAFE FEATURE                  08/81

                                 SURGE VOLTAGE ARRESTER WITH
Prot       282      620/334      FAILSAFE FEATURE                  2/3/81    Trexler

                                 LINE PROTECTOR FOR A
Prot       283                   COMMUNICATION CIRCUIT             2/28/80   Trexler

                                 LINE PROTECTOR FOR A
Prot       283      620/335      COMMUNICATION CIRCUIT             4/14/81   Trexler

                                 LINE PROTECTOR FOR A
Prot       283      620/356      COMMUNICATION CIRCUIT             9/1/81    Trexler

                                 LINE PROTECTOR FOR A
Prot       283                   COMMUNICATION CIRCUIT             2/28/80   Trexler

                                 LINE PROTECTOR FOR A
Prot       283      620/353      COMMUNICATION CIRCUIT             12/14/82  Trexler

                                 LINE PROTECTOR FOR A
Prot       283                   COMMUNICATION CIRCUIT             2/28/80   Trexler

                                 LINE PROTECTOR FOR A
Prot       284      620/358      COMMUNICATION CIRCUIT             6/16/82   Trexler

                                 LINE PROTECTOR FOR A
Prot       284                   COMMUNICATION CIRCUIT             11/11/80  Trexler

                                 LINE PROTECTOR FOR A
Prot       284      620/357      COMMUNICATION CIRCUIT             12/14/82  Trexler

                                 SURGE VOLTAGE ARRESTER WITH
Prot       285      620/363      VENTSAFE FEATURE                  8/23/83   Trexler

                                  OPPS PATENTS

--------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                     Patent     Serial                                Filing
Family    Number      Number                Title                 Number     Number      Country     Inventor       Date
--------------------------------------------------------------------------------------------------------------------------
                                 SURGE VOLTAGE ARRESTER WITH
Prot       285      620/340      VENTSAFE FEATURE                 4321649    54667       USA         A. Gilberts   7/5/79

                                 SURGE VOLTAGE ARRESTER WITH
Prot       285                   VENTSAFE FEATURE                 0044894    8030592.3   G. BRITAIN  A. Gilberts   7/30/80

                                 SURGE VOLTAGE ARRESTER WITH
Prot       285      620/364      VENTSAFE FEATURE                 14984      6912101     TAIWAN      A. Gilberts   7/27/81

                    620/359      READY ACCESS CLOSURE FOR
Dist       286      (expired)    COMMUNICATION CABLES             1143807    367303      CANADA      Amaya         12/22/80

                                 READY ACCESS CLOSURE FOR
Dist       286      620/368      COMMUNICATION CABLES             4260848    126973      USA         Amaya         3/3/80

                    620/369
FO         287      (granted)    Fiber Optic Connector            1143975    368483      CANADA      Roberts       1/14/81

FO         287      620/347      Fiber Optic Connector                       113544      USA         Roberts       01-21-80

FO         287      620/370      Fiber Optic Connector                       005845-81   Japan       Roberts       01/16/81

                    620/375      Line Protector for a
Prot       288      (ABANDONED)  Communications Circuit                      000415      THAILAND                  03/07/81


                    620/371      Line Protector for a
Prot       288      (GRANTED)    Communications Circuit           003722     81301200.2  EPO                       03/81

                                 Line Protector for a
Prot       288      620/372      Communications Circuit           17579      1013-81     KOREA                     03/07/81

                                 Line Protector for a
Prot       288      620/374      Communications Circuit           16065      7026770     TAIWAN                    02/26/81

                                 Line Protector for a
Prot       288      620/370      Communications Circuit           4314304    134744      USA                       03/07/80

                    620/373      Line Protector for a
Prot       288      (GRANTED)    Communications Circuit           1504723    37193-81    JAPAN                     03/03/81

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/379      the Same                         19078      1314        KOREA       Baumbach      4/18/81

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/377      the Same                         0038621    813010030   EPO         Baumbach      3/81

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/153      the Same                         229150     284811      ARGENTINA   Baumbach      3/3/81

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/376      the Same                         1148605    372925      CANADA      Baumbach      3/13/81

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/378      the Same                         1544660    54937/81    JAPAN       Baumbach      4/10/81

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates      Date         Number          Date
----------------------------------------------------------------------------------------------------------------------------------
                                 SURGE VOLTAGE ARRESTER WITH
Prot       285      620/340      VENTSAFE FEATURE                 3/23/82   Trexler

                                 SURGE VOLTAGE ARRESTER WITH
Prot       285                   VENTSAFE FEATURE                 7/30/80   Trexler


                                 SURGE VOLTAGE ARRESTER WITH
Prot       285      620/364      VENTSAFE FEATURE                 2/25/82   Trexler

                    620/359      READY ACCESS CLOSURE FOR
Dist       286      (expired)    COMMUNICATION CABLES             3/29/83   Trexler

                                 READY ACCESS CLOSURE FOR
Dist       286      620/368      COMMUNICATION CABLES             4/7/81    Trexler

                    620/369
FO         287      (granted)    Fiber Optic Connector            4/15/83   Trexler

FO         287      620/347      Fiber Optic Connector

FO         287      620/370      Fiber Optic Connector



                    620/375      Line Protector for a
Prot       288      (ABANDONED)  Communications Circuit

                    620/371      Line Protector for a
Prot       288      (GRANTED)    Communications Circuit           03/81

                                 Line Protector for a
Prot       288      620/372      Communications Circuit           06/84

                                 Line Protector for a
Prot       288      620/374      Communications Circuit           02/82

                                 Line Protector for a
Prot       288      620/370      Communications Circuit           02/82

                    620/373      Line Protector for a
Prot       288      (GRANTED)    Communications Circuit           03/81

                                 Communications Circuit Line
                                 Protector and Method of Making             Comp. Pat.
Dist       289      620/379      the Same                         12/27/84  Annu.        12/27/93

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/377      the Same                         3/81

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/153      the Same                         6/30/83   Trexler

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/376      the Same                         6/21/83   Trexler

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/378      the Same                         2/15/90   Trexler

                                  OPPS PATENTS

--------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
--------------------------------------------------------------------------------------------------------------------------
                                 Communications Circuit Line
                    620/361/     Protector and Method of Making
Dist       289      Expired      the Same                          4314302    141290      US        Baumbach      4/1//80

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/380      the Same                          15527      7010669     TAIWAN    Baumbach      3/11/81

                                 Communications Circuit Line
                                 Protector and Method of Making                           GREAT
Dist       289                   the Same                          0038621    80302592.3  BRITAIN   Baumbach      3/10/81

                                 Telephone Distribution Frame
CO         290      620/222      Connector Assembly                18884      7011939     TAIWAN    Baumbach      7/1/81

                                 Telephone Distribution Frame
CO         290                   Connector Assembly                224701     286566      ARGENTINA Baumbach      8/27/81

                                 Telephone Distribution Frame
CO         290      620/384      Connector Assembly                           2590-1981   Korea     Baumbach      07/16/81

                                 Telephone Distribution Frame
CO         290                   Connector Assembly               1157554    381049      CANADA    Baumbach      7/3/81

                                 Telephone Distribution Frame
CO         290      620/367      Connector Assembly               4331839    215742      US        Baumbach      12/12/80

                                 Telephone Distribution Frame
CO         290      620/223      Connector Assembly                          000702      Thailand  Baumbach      12/02/81

                                 Telephone Distribution Frame
CO         290      620/385      Connector Assembly                          190569      Mexico    Baumbach      12/02/81

                                 Telephone Distribution Frame
CO         290      620/383      Connector Assembly                          122352-81   Japan     Baumbach      08/03/81

                                 LINE PROTECTOR FOR A
Prot       291                   COMM.CIRCUIT                      19079      1986        KOREA     Baumbach      6/3/81


                                 LINE PROTECTOR FOR A
Prot       291                   COMM.CIRCUIT                      223287     285467      ARGENTINA Baumbach      5/27/81

                                 LINE PROTECTOR FOR A
Prot       291      620/078      COMM.CIRCUIT                      4325100    158913      USA       Baumbach      6/12/80

                                 LINE PROTECTOR FOR A
Prot       291                   COMM.CIRCUIT                      1142218    377185      CANADA    Baumbach      5/8/81

                                 LINE PROTECTOR FOR A
Prot       291                   COMM.CIRCUIT                      16665      7011338     TAIWAN    Baumbach      5/11/81

                                 Flood Cover Assembly for
                                 Pedestal Closures & Method
Dist       292                   of Installing Same                4661651    854532      US        Leschinger    4/22/86

           293                   TELEGARD TRADEMARK                1188523    299494      USA       Miskovetz     2/2/82

                                 Splice for Electronic Cable
Dist       294                   and Related Method                           240495      USA       Kise          3/4/81

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates      Date         Number          Date
----------------------------------------------------------------------------------------------------------------------------------
                                 Communications Circuit Line
                    620/361/     Protector and Method of Making
Dist       289      Expired      the Same                          2/2/82    Trexler

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289      620/380      the Same                          9/1/81    Trexler

                                 Communications Circuit Line
                                 Protector and Method of Making
Dist       289                   the Same                          7/10/85   Trexler

                                 Telephone Distribution Frame
CO         290      620/222      Connector Assembly                1/16/83   Trexler

                                 Telephone Distribution Frame
CO         290                   Connector Assembly                12/30/81  Trexler

                                 Telephone Distribution Frame
CO         290      620/384      Connector Assembly

                                 Telephone Distribution Frame
CO         290                   Connector Assembly                          11/22/83  Trexler      3/23/99

                                 Telephone Distribution Frame
CO         290      620/367      Connector Assembly                          5/25/82   Trexler

                                 Telephone Distribution Frame
CO         290      620/223      Connector Assembly

                                 Telephone Distribution Frame
CO         290      620/385      Connector Assembly

                                 Telephone Distribution Frame
CO         290      620/383      Connector Assembly

                                 LINE PROTECTOR FOR A
Prot       291                   COMM.CIRCUIT                      6/3/81    Trexler

                                 LINE PROTECTOR FOR A
Prot       291                   COMM.CIRCUIT                      7/31/81   Trexler

                                 LINE PROTECTOR FOR A
Prot       291      620/078      COMM.CIRCUIT                      4/13/82   Trexler

                                 LINE PROTECTOR FOR A
Prot       291                   COMM.CIRCUIT                      3/1/83    Trexler

                                 LINE PROTECTOR FOR A
Prot       291                   COMM.CIRCUIT                      4/1/82    Trexler

                                 Flood Cover Assembly for
                                 Pedestal Closures & Method                  Comp. Pat.
Dist       292                   of Installing Same                4/28/87   Annu         10/28/94

           293                   TELEGARD TRADEMARK                2/2/82    Trexler

                                 Splice for Electronic Cable
Dist       294                   and Related Method                                      Trexler

                                  OPPS PATENTS

----------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
----------------------------------------------------------------------------------------------------------------------------
Dist       295                   Electronic Cable Splice                      275976      USA       Kise, Trinh   6/22/81

                    620/215      LINE PROTECTOR FOR A COMM.
Prot       296      (GRANTED)    CKT.                              1180373    412320      CANADA    Baumbach      9/28/82

                                 LINE PROTECTOR FOR A COMM.
Prot       296      620/219      CKT.                              152048     194747      MEXICO    Baumbach      10/11/82

                    620/382      LINE PROTECTOR FOR A COMM.
Prot       296      (GRANTED)    CKT.                              4390921    310473      USA       Baumbach      10/13/81

                    620/220      LINE PROTECTOR FOR A COMM.
Prot       296      (GRANTED)    CKT.                              82-6931    82-6931     S AFRICA  Baumbach      09/01/82

                                 LINE PROTECTOR FOR A COMM.
Prot       296      620/217      CKT.                                         178230-82   JAPAN     Baumbach      10/08/82

                                 LINE PROTECTOR FOR A COMM.
Prot       296      620/214      CKT.                              229370     290909      ARGENTINA Baumbach      10/07/82

                    620/221      LINE PROTECTOR FOR A COMM.
Prot       296      (EXPIRED)    CKT.                              18693      7113105     TAIWAN    Baumbach      9/22/82

                    620/218      LINE PROTECTOR FOR A COMM.
Prot       296      (EXPIRED)    CKT.                              22015      4578        KOREA     Baumbach      10/12/82

                                 Line Protector for a
Prot       297                   Communications Circuit            82-7197                S AFRICA  Baumbach      9/30/82

                                 Line Protector for a
Prot       297      60/388       Communications Circuit            4422121    383278      US        Baumbach      5/28/82

           298                   TM SAFE                                                  USA
                                                                                                    Suffi,
CO         299                   Telephone Distribution Frame                 85301950.3  EPC       Unger         3/20/85

                                                                                                    Suffi,
CO         299                   Telephone Distribution Frame      4808116    907964      USA       Unger         8/27/86

                                 Telephone Distribution Frame
CO         299                   Connector Assembly                238392     299818      Argentina Suffi         3/21/85

                                 Telephone Distribution Frame                                       Suffi,
CO         299                   Connector Assembly                4808116    901964      US        Unger         8/27/86

                                                                                                    Suffi,
CO         299                   Telephone Distribution Frame      NI-23048               Taiwan    Unger

                                                                                                    Suffi,
CO         299                   Telephone Distribution Frame      157911     204690      Mexico    Unger         3/20/85


                                 Telephone Distribution Frame
CO         299                   Connector Assembly                23048      74100719    Taiwan    Suffi         2/25/85

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates      Date         Number          Date
----------------------------------------------------------------------------------------------------------------------------------
Dist       295                   Electronic Cable Splice                     Trexler

                    620/215      LINE PROTECTOR FOR A COMM.
Prot       296      (GRANTED)    CKT.                              1/2/85    Trexler

                                 LINE PROTECTOR FOR A COMM.
Prot       296      620/219      CKT.                              5/24/85   Trexler

                    620/382      LINE PROTECTOR FOR A COMM.
Prot       296      (GRANTED)    CKT.                              6/28/83   Trexler

                    620/220      LINE PROTECTOR FOR A COMM.
Prot       296      (GRANTED)    CKT.                              09/82

                                 LINE PROTECTOR FOR A COMM.
Prot       296      620/217      CKT.

                                 LINE PROTECTOR FOR A COMM.
Prot       296      620/214      CKT.                              07/09/83

                    620/221      LINE PROTECTOR FOR A COMM.
Prot       296      (EXPIRED)    CKT.                              5/1/83    Texler

                    620/218      LINE PROTECTOR FOR A COMM.
Prot       296      (EXPIRED)    CKT.                              7/17/86   Trexler

                                 Line Protector for a
Prot       297                   Communications Circuit            8/31/83   Trexler

                                 Line Protector for a
Prot       297      60/388       Communications Circuit            12/20/83  Trexler      12/20/94

           298                   TM SAFE

CO         299                   Telephone Distribution Frame                Appleyard

CO         299                   Telephone Distribution Frame      2/28/89   Jones ETC.   2/28/00

                                 Telephone Distribution Frame
CO         299                   Connector Assembly                1/31/89   Trexler      1/31/04

                                 Telephone Distribution Frame                Comp. Pat.
CO         299                   Connector Assembly                2/28/89   Annu.        8/28/96

CO         299                   Telephone Distribution Frame      8/15/85   Trexler

CO         299                   Telephone Distribution Frame      12/20/88  Uhthoff,

                                 Telephone Distribution Frame
CO         299                   Connector Assembly                8/16/85   Tiplo

                                  OPPS PATENTS

--------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
--------------------------------------------------------------------------------------------------------------------------
                                                                                                    Suffi,
CO         299                   Telephone Distribution Frame                 60-052569   Japan     Unger         3/18/85

                                                                                                    Suffi,
CO         299                   Telephone Distribution Frame      1247224    472411      Canada    Unger         6/7/88

                                 Access Panel & Fanning Strip                                       Suffi,
CO         299                   - Telephone Dist. Frame                                  USA       Unger

                                                                                                    Suffi,
CO         299                   Telephone Distribution Frame      32614      85-876      Korea     Unger         2/13/85

                                 Line Protector for a
                                 Communications Circuit
Prot       300                   (portion of term of patent        4502088    476703      USA       Baumbach      3/18/83

                                 Line Protector for a
                    620/233      Communications Circuit
Prot       300      (EXPIRED)    (portion of term of patent        27611      731148      Taiwan    Baumbach      3/23/84

                                 Line Protector for a
                                 Communications Circuit
Prot       300                   (portion of term of patent        207511     207511      N.Zealand Baumbach      3/15/84

                                 Line Protector for a
                                 Communications Circuit
Prot       300      620/232      (portion of term of patent        55520      1373-1984   Korea     Baumbach      3/17/89

                                 Line Protector for a
                    620/230      Communications Circuit
Prot       300      (GRANTED)    (portion of term of patent        1216622    449502      Canada    Baumbach      3/13/84

                                 Line Protector for a
                                 Communications Circuit
Prot       300      620/231      (portion of term of patent        49436      49436-1984  Japan     Baumbach      3/16/84

                                 Line Protector for a
                    620/229      Communications Circuit
Prot       300      (GRANTED)    (portion of term of patent        233832     296025      ARGENTINA Baumbach      03/06/84

                                 Line Protector for a
                    620/234      Communications Circuit                                   Great
Prot       300      (GRANTED)    (portion of term of patent        2137032    8407104     Britian   Baumbach      3/19/84

                                 Plastic Pedestal W/ Venting
Dist       301      620/391      Cap                               4631353    666760      USA       R. Marks      10/31/84

                                 Method and Apparatus for
                                 Handling and Storing Cabled
Dist       302                   Spliced                                      60-244977   Japan     Coulombe      10/17/85

                                 Method and Apparatus for
                                 Handling and Storing Cabled
Dist       302                   Spliced                           1250135    492372      Canada    Coulombe      10/7/85

                                 Method and Apparatus for
                                 Handling and Storing Cabled
Dist       302                   Spliced                           4702551    06659580    USA       Coulombe      10/11/84

                                 Method and Apparatus for
                                 Handling and Storing Cabled
Dist       302                   Spliced                                      854016      Norway    Coulombe      10/10/85

                    620/393      Cable Sheath Retaining Device
Dist       303      (GRANTED)    for Aerial Closure                4723053    888253      US        Amaya         7/21/86

           304                   Customer Fault Insulator                                 USA       Baumbach

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates      Date         Number           Date
----------------------------------------------------------------------------------------------------------------------------------
CO         299                   Telephone Distribution Frame                Aoki


CO         299                   Telephone Distribution Frame      12/20/88  Comp. Pat


                                 Access Panel & Fanning Strip
CO         299                   - Telephone Dist. Frame


CO         299                   Telephone Distribution Frame      10/31/89  Comp. Pat


                                 Line Protector for a
                                 Communications Circuit
Prot       300                   (portion of term of patent        2/26/85   Trexler      2/26/96


                                 Line Protector for a
                    620/233      Communications Circuit
Prot       300      (EXPIRED)    (portion of term of patent        7/1/85    Trexler

                                 Line Protector for a
                                 Communications Circuit
Prot       300                   (portion of term of patent        3/15/84   Trexler


                                 Line Protector for a
                                 Communications Circuit
Prot       300      620/232      (portion of term of patent        3/17/84   Trexler


                                 Line Protector for a
                    620/230      Communications Circuit
Prot       300      (GRANTED)    (portion of term of patent        8/28/84   Trexler

                                 Line Protector for a
                                 Communications Circuit
Prot       300      620/231      (portion of term of patent        3/16/84   Trexler


                                 Line Protector for a
                    620/229      Communications Circuit
Prot       300      (GRANTED)    (portion of term of patent        09/86


                                 Line Protector for a
                    620/234      Communications Circuit                      Comp. Pat.
Prot       300      (GRANTED)    (portion of term of patent        3/19/84   Annu.        3/19/94


                                 Plastic Pedestal W/ Venting                 Comp. Pat.
Dist       301      620/391      Cap                               12/23/86  Annu.        6/23/94

                                 Method and Apparatus for
                                 Handling and Storing Cabled
Dist       302                   Spliced                                     Aoki

                                 Method and Apparatus for
                                 Handling and Storing Cabled                 Ridout &
Dist       302                   Spliced                           2/21/89   Maybe

                                 Method and Apparatus for
                                 Handling and Storing Cabled
Dist       302                   Spliced                           10/27/87  Jones ETC.   10/11/04

                                 Method and Apparatus for                    Bryns
                                 Handling and  Storing Cabled                Pantent
Dist       302                   Spliced                                     Co


                    620/393      Cable Sheath Retaining Device
Dist       303      (GRANTED)    for Aerial Closure                2/2/88    Trexler      2/2/05

           304                   Customer Fault Insulator                    Trexler

                                  OPPS PATENTS

---------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Patent     Serial                              Filing
Family    Number      Number                Title                  Number     Number      Country   Inventor       Date
---------------------------------------------------------------------------------------------------------------------------
                                 T-Carrier Electronic
                                 Mechanical Cross
Conn      305                    Connect Unit Design                                                Hilbert,
                                                                                          USA       Neikirk


                                 Controlled Access
                      620/017    Telecommunications
Conn      306        (GRANTED)   Equipment Cabinet                 4901202    07-035094   US        Leschinger     2/24/89


                                 Extruded Plastic Hinge Cover
Conn      307                    for 66 Block                      1295027    586960      Canada    G. Ayer       12/23/88



                     620/016     Extruded Plastic Hinge Cover
Conn      307      (ABANDONED)   for 66 Block                      4898550    382003      US        G. Ayer        7/17/89


                     620/023     Modular Large Pair Count                                           Malewski,
Conn      308       (GRANTED)    Interface Cabinet                 5001602    456078      USA       Suffi         12/20/89


                                 Modular Large Pair Count                                           Malewski,
Conn      308                    Interface Cabinet                 1321274    610377-5    CANADA    Suffi           9/5/89

                                 Modular Large Pair Count                                           Malewski,
Conn      308                    Interface Cabinet                            97912732.1  PCT-EPC   Suffi           5/6/99

                                 Modular Large Pair Count                                           Malewski,
Conn      308                    Interface Cabinet                            993551      PCT- MX   Suffi          4/15/99


                     620/020
Conn      309       (GRANTED)    Insulation Displacing Terminal    4919622    330621      US        Suffi          3/30/89


Conn      309                    Insulation Displacing Terminal    1304463    609823-1    CANADA    Suffi          8/30/89

                                 SNAP-ON STACKING TELE.
                                 JACK(Telephone Jack Equipped
                                 with Features for Multiple
          310        620/024     Jack Mounting)                    5044981    510524      US        Sommer, Suffi  4/18/90


                     620/019                                                                        Muntean,
CO        311       (GRANTED)    Cable Mounting Bracket            4911388    316814      USA       Unger          2/28/89



                                 LINE PROTECTOR WITH
                                 SPRING(Improved
                     620/015     S Shaped Spring for C.O.
Prot      312       (GRANTED)    Protector Module)                 4901188    292387      USA       A. Gilberts   12/30/88

                                 LINE PROTECTOR WITH
                                 SPRING(Improved
                                 S Shaped Spring for C.O.
Prot      312                    Protector Module)                 1330825    610338-3    CANADA    A. Gilberts     9/5/89



                     620/022     Fiber Optic Splice and Patch
FO        313       (GRANTED)    Enclosure                         4971421    414715      USA       Ori            9/29/89



                     620/025     Locking Mechanism for
X-Conn    314       (GRANTED)    Equipment Cabinet                 5015019    510941      US        Razdolsky      4/19/90



                     620/225     Locking Mechanism for
X-Conn    314      (ABANDONED)   Equipment Cabinet                            2015599     Canada    Razdolsky      4/27/90



                     620/226     Fiber Optic Splice
FO        315      (ABANDONED)   Case/Terminal                                2016652     CANADA    Zipper        04/23/90



                     620/400     Fiber Optic Splice
FO        315      (ABANDONED)   Case/Terminal                     5133038    07-646188   DIV       Zipper         01/28/91

----------------------------------------------------------------------------------------------------------------------------------
                    Individual
Product    Case      Lawyer's                                      Issue                  Expiration    Publication    Publication
Family    Number      Number                Title                   Date     Associates      Date         Number           Date
----------------------------------------------------------------------------------------------------------------------------------
                                 T-Carrier Electronic
                                 Mechanical Cross
Conn      305                    Connect Unit Design                         Trexler



                                 Controlled Access
                     620/017     Telecommunications
Conn      306       (GRANTED)    Equipment Cabinet                 2/13/90   Trexler      2/13/97


                                 Extruded Plastic Hinge Cover                Ridout &
Conn      307                    for 66 Block                      1/28/92   Maybee



                     620/016     Extruded Plastic Hinge Cover                Ridout &
Conn      307      (ABANDONED)   for 66 Block                      2/6/90    Maybee


                     620/023     Modular Large Pair Count
Conn      308       (GRANTED)    Interface Cabinet                 3/19/91   Trexler      3/19/08

                                 Modular Large Pair Count                    Ridout &
Conn      308                    Interface Cabinet                 8/10/93   Maybe

                                 Modular Large Pair Count
Conn      308                    Interface Cabinet                           Trexler

                                 Modular Large Pair Count
Conn      308                    Interface Cabinet                           Trexler



                     620/020
Conn      309       (GRANTED)    Insulation Displacing Terminal    4/24/90   Trexler      4/24/97

                                                                             Ridout &
Conn      309                    Insulation Displacing Terminal    6/30/92   Maybe

                                 SNAP-ON STACKING TELE.
                                 JACK(Telephone Jack Equipped
                                 with Features for Multiple                  Trexler/
          310        620/024     Jack Mounting)                    9/3/91    310          9/3/94



                     620/019
CO        311       (GRANTED)    Cable Mounting Bracket            3/27/90   Trexler      3/27/97


                                 LINE PROTECTOR WITH
                                 SPRING(Improved
                     620/015     S Shaped Spring for C.O.
Prot      312       (GRANTED)    Protector Module)                 2/13/90   Trexler      2/13/97


                                 LINE PROTECTOR WITH
                                 SPRING(Improved
                                 S Shaped Spring for C.O.                    Ridout &
Prot      312                    Protector Module)                 7/19/94   Maybe


                     620/022     Fiber Optic Splice and Patch
FO        313       (GRANTED)    Enclosure                         11/20/90  Trexler      11/20/97



                     620/025     Locking Mechanism for
X-Conn    314       (GRANTED)    Equipment Cabinet                 5/14/91   Trexler      5/26/95



                     620/225     Locking Mechanism for
X-Conn    314      (ABANDONED)   Equipment Cabinet                           Trexler



                     620/226     Fiber Optic Splice
FO        315      (ABANDONED)   Case/Terminal



                     620/400     Fiber Optic Splice
FO        315      (ABANDONED)   Case/Terminal


                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent                                                   Filing
Family   Number    Number                  Title                  Number    Serial Number  Country         Inventor         Date
-----------------------------------------------------------------------------------------------------------------------------------
FO        315                 Fiber Optic Splice Case/Terminal    5133038     646188       US           Zipper            1/28/88
-----------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                 620/093      CONNECTOR AND BLOCK                                                       Ayer, Coulombe,
Conn      316    (GRANTED)    THEREFOR                            5127845     518541       US           Klayum            4/29/90
-----------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                 620/227      CONNECTOR AND BLOCK                                                       Ayer, Coulombe,
Conn      316    (ABANDONED)  THEREFOR                                        2040351      CANADA       Klayum            04/1/91
-----------------------------------------------------------------------------------------------------------------------------------

Dist      317                 Sealed Reenterable Splice Closure   5235134     735285       US           Jaycox            7/24/91
-----------------------------------------------------------------------------------------------------------------------------------

Dist      317    620/228      Sealed Reenterable Splice Closure   5055636     2019977      Canada       Jaycox            5/31/90
-----------------------------------------------------------------------------------------------------------------------------------

                 620/027      Environmentally Sealed
Dist      318    (GRANTED)    Pedestal/Integrated Pedestal        5117067     735104       US           Jaycox            7/23/91
-----------------------------------------------------------------------------------------------------------------------------------

                 620/107      Environmentally Sealed
Dist      318    (GRANTED)    Pedestal/Integrated Pedestal        2028500     2028500      CANADA       Jaycox            10/24/90
-----------------------------------------------------------------------------------------------------------------------------------

                              Environmentally Sealed
Dist      318                 Pedestal/Integrated Pedestal                    598536       USA          Jaycox            10/16/90
-----------------------------------------------------------------------------------------------------------------------------------

                 620/106      Sliding Cable Tray with Cable
Encl      319    (PENDING)    Pivot Arm                           2027359     2027359      CANADA       Witte             10/24/90
-----------------------------------------------------------------------------------------------------------------------------------

                 620/026      Sliding Cable Tray with Cable
Encl      319    (GRANTED)    Pivot Arm                           5093887     590669       US           Witte             9/28/90
-----------------------------------------------------------------------------------------------------------------------------------

                 620/406      Universal Enclosure with Cross-
UE        320    (ABANDONED)  Connect                                         07-680769    USA          Webster           04-05-91
-----------------------------------------------------------------------------------------------------------------------------------

                              Universal Enclosure with Cross-
UE        320    620/425      Connect                             2052256     680768       CANADA       Webster           4/5/91
-----------------------------------------------------------------------------------------------------------------------------------

UE        321                 UE With Cross Connect (Design)      02/92                                 Webster
-----------------------------------------------------------------------------------------------------------------------------------

UE        321    620/407      UE With Cross Connect (Design)      70052       2409916      DESIGN CA    Webster           09-04-81
-----------------------------------------------------------------------------------------------------------------------------------

UE        321    620/001      UE With Cross Connect (Design)      332451      662812       US           Webster           2/27/91
-----------------------------------------------------------------------------------------------------------------------------------

                 620/032      Universal Enclosure with Electrical
UE        322    (GRANTED)    Panel                               5136463     680767       US           Webster           4/5/91
-----------------------------------------------------------------------------------------------------------------------------------

                              Universal Enclosure with Electrical
UE        322                 Panel                               2052133                  Canada       Webster
-----------------------------------------------------------------------------------------------------------------------------------

                 620/004
UE        323    (GRANTED)    UE with Electrical Panel (Design)   344140      662811       US           Webster           2/27/91
-----------------------------------------------------------------------------------------------------------------------------------

UE        323    620/426      UE with Electrical Panel (Design)   70053       24-09-91-7   CANADA       Webster           09-04-91
-----------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                 Expiration      Publication   Publication
Family   Number    Number                  Title                 Issue Date  Associates       Date            Number        Date
------------------------------------------------------------------------------------------------------------------------------------
FO        315                 Fiber Optic Splice Case/Terminal    7/21/92    Trexler/315   7/21/95
------------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                 620/093      CONNECTOR AND BLOCK
Conn      316    (GRANTED)    THEREFOR                            7/7/92     Trexler/316   7/7/95
------------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                 620/227      CONNECTOR AND BLOCK
Conn      316    (ABANDONED)  THEREFOR
------------------------------------------------------------------------------------------------------------------------------------

Dist      317                 Sealed Reenterable Splice Closure   8/10/93    Trexler/317   8/10/13
------------------------------------------------------------------------------------------------------------------------------------

Dist      317    620/228      Sealed Reenterable Splice Closure   10/8/91    Trexler
------------------------------------------------------------------------------------------------------------------------------------

                 620/027      Environmentally Sealed
Dist      318    (GRANTED)    Pedestal/Integrated Pedestal        5/26/92    Trexler       10/24/2010
------------------------------------------------------------------------------------------------------------------------------------

                 620/107      Environmentally Sealed
Dist      318    (GRANTED)    Pedestal/Integrated Pedestal        5/15/01
------------------------------------------------------------------------------------------------------------------------------------

                              Environmentally Sealed
Dist      318                 Pedestal/Integrated Pedestal                   Trexler/318
------------------------------------------------------------------------------------------------------------------------------------

                 620/106      Sliding Cable Tray with Cable
Encl      319    (PENDING)    Pivot Arm                           10/24/90   Trexler
------------------------------------------------------------------------------------------------------------------------------------

                 620/026      Sliding Cable Tray with Cable
Encl      319    (GRANTED)    Pivot Arm                           3/3/92     Trexler       3/3/09
------------------------------------------------------------------------------------------------------------------------------------

                 620/406      Universal Enclosure with Cross-
UE        320    (ABANDONED)  Connect
------------------------------------------------------------------------------------------------------------------------------------

                              Universal Enclosure with Cross-
UE        320    620/425      Connect                             10/6/92    Trexler
------------------------------------------------------------------------------------------------------------------------------------

UE        321                 UE With Cross Connect (Design)
------------------------------------------------------------------------------------------------------------------------------------

UE        321    620/407      UE With Cross Connect (Design)
------------------------------------------------------------------------------------------------------------------------------------

UE        321    620/001      UE With Cross Connect (Design)      1/12/93    Trexler       1/12/07
------------------------------------------------------------------------------------------------------------------------------------

                 620/032      Universal Enclosure with Electrical
UE        322    (GRANTED)    Panel                               8/4/92     Trexler       8/4/95
------------------------------------------------------------------------------------------------------------------------------------

                              Universal Enclosure with Electrical
UE        322                 Panel                               9/24/91    Trexler
------------------------------------------------------------------------------------------------------------------------------------

                 620/004
UE        323    (GRANTED)    UE with Electrical Panel (Design)   2/8/94     Trexler       2/8/11
------------------------------------------------------------------------------------------------------------------------------------

UE        323    620/426      UE with Electrical Panel (Design)   2/92
------------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                      Patent                                                     Filing
Family   Number    Number                Title                  Number      Serial Number    Country       Inventor         Date
----------------------------------------------------------------------------------------------------------------------------------
UE        323               UE with Electrical Panel (Design)                                          Webster
----------------------------------------------------------------------------------------------------------------------------------

                            FLOOD PROTECTION
Dist      324    620/041    PEDESTAL(Flood Pedestal)            5384427        763348       US         Volk               9/20/91
----------------------------------------------------------------------------------------------------------------------------------

                            LINE PROTECTOR FOR A
                            COMMUNICATIONS
                            CIRCUIT(R1B1F Retrofit Arrester
Prot      325    620/034    for Type 300 Connector Blocks)      5195015        665660       USA        Kaczmarek          3/7/91
----------------------------------------------------------------------------------------------------------------------------------

                            Axially Leaded Diode for
Prot      326               Protectors                                         725210       US         Kaczmarek, Weber   7/3/91
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                       Gilberts,
                                                                                                       Kaczmarek,
Conn      327               Encapsulating Terminal Nut          5147219        704708       US         Paluch, Volk       5/16/90
----------------------------------------------------------------------------------------------------------------------------------

FO        328               Polymer Spring Fiber Optic Splice   913607362                   Germany    Essert, Ori
----------------------------------------------------------------------------------------------------------------------------------

FO        328               Polymer Spring Fiber Optic Splice   913067362                   France     Essert, Ori
----------------------------------------------------------------------------------------------------------------------------------

FO        328               Polymer Spring Fiber Optic Splice   913607362      0479415      G. Britian Essert, Ori        6/9/92
----------------------------------------------------------------------------------------------------------------------------------

FO        328               Polymer Spring Fiber Optic Splice   913607362                   Japan      Essert, Ori
----------------------------------------------------------------------------------------------------------------------------------

FO        328               Polymer Spring Fiber Optic Splice   913607362                   Sweden     Essert, Ori
----------------------------------------------------------------------------------------------------------------------------------

FO        328               Polymer Spring Fiber Optic Splice   5121456        579127       US         Essert, Ori        9/6/90
----------------------------------------------------------------------------------------------------------------------------------

                                                                (DES)334,7
FO        329               Optical Fiber Splicer (Design)      34             579446       US         Essert, Ori        9/6/90
----------------------------------------------------------------------------------------------------------------------------------

Dist      330    620/413    Integrated Pedestal                 5144510        655641       US         Jaycox, Kaczmarek  2/14/91
----------------------------------------------------------------------------------------------------------------------------------

                            Environmentally Sealed Insulation
I1        331               Displacement Connector Ter                         2055029      Canada     Farb, Volk         11/6/91
----------------------------------------------------------------------------------------------------------------------------------

                            Environmentally Sealed Insulation
I1        331    620/033    Displacement Connector Ter          5139440        781257       US         Farb, Volk         6/26/91
----------------------------------------------------------------------------------------------------------------------------------

                            Retractable Battery Tray
Encl      332               ABANDONED 6/24/90 L. SUFFI          5198638        796625       US         Massacesi          11/22/91
----------------------------------------------------------------------------------------------------------------------------------

Encl      332    620/435    Retractable Battery Tray                           2056534      CANADA     P. Massacesi       11/08/91
----------------------------------------------------------------------------------------------------------------------------------

Encl      332    620/263    Retractable Battery Tray            5198638        07-796625    USA        P. Massacesi       11/02/91
----------------------------------------------------------------------------------------------------------------------------------

                            ARRESTER ASSEMBLY WITH
                            SEALED BACK-UP AIR
Prot      333    620/036    GAP(Sealed Back-Up Air Gap)         5227947        758631       US         Gilbert, Kaczmarek 9/12/91
---------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                Expiration      Publication   Publication
Family   Number    Number                  Title                Issue Date  Associates       Date            Number        Date
-----------------------------------------------------------------------------------------------------------------------------------
UE        323                 UE with Electrical Panel (Design)
-----------------------------------------------------------------------------------------------------------------------------------

                              FLOOD PROTECTION
Dist      324    620/041      PEDESTAL(Flood Pedestal)            1/24/95    Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              LINE PROTECTOR FOR A
                              COMMUNICATIONS
                              CIRCUIT(R1B1F Retrofit Arrester
Prot      325    620/034      for Type 300 Connector Blocks)      3/16/93    Trexler       3/16/96
-----------------------------------------------------------------------------------------------------------------------------------

                              Axially Leaded Diode for
Prot      326                 Protectors                                     Trexler
-----------------------------------------------------------------------------------------------------------------------------------



Conn      327                 Encapsulating Terminal Nut          9/15/92    Trexler       9/15/95
-----------------------------------------------------------------------------------------------------------------------------------

FO        328                 Polymer Spring Fiber Optic Splice   6/9/92     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

FO        328                 Polymer Spring Fiber Optic Splice   6/9/92     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

FO        328                 Polymer Spring Fiber Optic Splice   8/8/92     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

FO        328                 Polymer Spring Fiber Optic Splice   6/9/92     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

FO        328                 Polymer Spring Fiber Optic Splice   6/9/92     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

FO        328                 Polymer Spring Fiber Optic Splice   6/9/92     Trexler       6/9/95
-----------------------------------------------------------------------------------------------------------------------------------


FO        329                 Optical Fiber Splicer (Design)      4/13/93    MMR
-----------------------------------------------------------------------------------------------------------------------------------

Dist      330    620/413      Integrated Pedestal                 9/1/92     Trexler       9/1/09
-----------------------------------------------------------------------------------------------------------------------------------

                              Environmentally Sealed Insulation
I1        331                 Displacement Connector Ter                     Trexler       11/6/2011
-----------------------------------------------------------------------------------------------------------------------------------

                              Environmentally Sealed Insulation
I1        331    620/033      Displacement Connector Ter          8/18/92    Trexler       8/18/09
-----------------------------------------------------------------------------------------------------------------------------------

                              Retractable Battery Tray
Encl      332                 ABANDONED 6/24/90 L. SUFFI          3/30/93    Trexler       3/30/10
-----------------------------------------------------------------------------------------------------------------------------------

Encl      332    620/435      Retractable Battery Tray
-----------------------------------------------------------------------------------------------------------------------------------

Encl      332    620/263      Retractable Battery Tray            03/93      Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              ARRESTER ASSEMBLY WITH
                              SEALED BACK-UP AIR
Prot      333    620/036      GAP(Sealed Back-Up Air Gap)         7/13/93    Trexler       7/31/09
-----------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                      Patent                                                      Filing
Family   Number    Number                  Title                Number      Serial Number  Country      Inventor             Date
-----------------------------------------------------------------------------------------------------------------------------------
                              5-Pin Lead Frame Semi-Conductor
Prot      334                 Design                                                       US            Kaczmarek
-----------------------------------------------------------------------------------------------------------------------------------

FO        335                 Welded Splice Element             5216736     779393         US            Essert            10/18/91
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Hilbert,
FO        336    620/030      Modular Patch Panel               5127851     735426         US            McAndrews         7/25/91
-0---------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Hilbert,
FO        336                 Modular Patch Panel               2049842                    Canada        McAndrews         8/26/91
-----------------------------------------------------------------------------------------------------------------------------------

FO        337    620/415      Fiber DSX Patch Panel             5204929     754659         US            Mackall, Zipper   9/4/91
-----------------------------------------------------------------------------------------------------------------------------------

CO        338    620/416      Front Facing Line Terminal BLK    5156551     771363         US            B. Brey, Unger    10/1/91
-----------------------------------------------------------------------------------------------------------------------------------

                              SOLID STATE OVERVOLTAGE
                              PROTECTOR ASSEMBLY(Cup
                              and Diode Assembly for Station
Prot      339                 Arrester)                         2049841                    Canada        Kaczmarek         8/26/91
-----------------------------------------------------------------------------------------------------------------------------------

                              SOLID STATE OVERVOLTAGE
                              PROTECTOR ASSEMBLY(Cup
                 620/417      and Diode Assembly for Station
Prot      339    (ABANDONED)  Arrester)                         5172296     715418         US            Kaczmarek         6/14/91
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                 620/428      INSULATION DISPLACEMENT                                      D-
I1        340    (ABANDONED)  CONNECTOR(See 8751 Design)                    M9107900.4     GERMANY       Volk, Farb        11/04/91
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                 620/429      INSULATION DISPLACEMENT
I1        340    (ABANDONED)  CONNECTOR(See 8751 Design)                    2019071        D-UK          Volk, Farb        11/09/91
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                 620/431      INSULATION DISPLACEMENT                                      D-
I1        340    (ABANDONED)  CONNECTOR(See 8751 Design)                                   SWITZERL      Volk, Farb
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                 620/430      INSULATION DISPLACEMENT
I1        340    (ABANDONED)  CONNECTOR(See 8751 Design)                    912175         D-SWEDEN      Volk, Farb        1/01/91
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                              INSULATION DISPLACEMENT
I1        340    620/427      CONNECTOR(See 8751 Design)        70172       05-11-91-6     D-CANADA      Volk, Farb        11/05/91
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                              INSULATION DISPLACEMENT
I1        340    620/003      CONNECTOR(See 8751 Design)        335487      721672         US            Volk, Farb        6/26/91
-----------------------------------------------------------------------------------------------------------------------------------

                              Maintenance Termination Unit
                              (MTU) Module for Plug-in Use
Dist      341    620/038      W/Protector                       5260994     765558         US            Suffi             9/25/91
-----------------------------------------------------------------------------------------------------------------------------------

                              Over Current/Over Voltage Method
                              for Power and Data Lines
Prot      342    620/441      INACTIVE 2/13/97 L.SUFFI                      2065899        CANADA        Gara              04/13/92
-----------------------------------------------------------------------------------------------------------------------------------

                              Over Current/Over Voltage Method
                              for Power and Data Lines
Prot      342    620/419      INACTIVE 2/13/97 L.SUFFI          5237483     769460         US            Gara              10/1/91
-----------------------------------------------------------------------------------------------------------------------------------

                              Strain Relief for 900 U Diameter
FO        343                 Tight Buffered Fiber              5134678     732798         US            Essert            7/19/91
-----------------------------------------------------------------------------------------------------------------------------------

                              COMPRESSION SPRING FOR
                              PROTECTOR MODULE(Outdoor
Prot      344    620/268      Protector and Panel)                                         USA           Suffi
-----------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                Expiration      Publication   Publication
Family   Number    Number                  Title                Issue Date  Associates       Date            Number        Date
-----------------------------------------------------------------------------------------------------------------------------------
                              5-Pin Lead Frame Semi-Conductor
Prot      334                 Design                                        Trexler
-----------------------------------------------------------------------------------------------------------------------------------

FO        335                 Welded Splice Element              6/1/93     Trexler       6/1/10
-----------------------------------------------------------------------------------------------------------------------------------

FO        336    620/030      Modular Patch Panel                7/7/92     Trexler       7/7/09
-----------------------------------------------------------------------------------------------------------------------------------

FO        336                 Modular Patch Panel                           Trexler
-----------------------------------------------------------------------------------------------------------------------------------

FO        337    620/415      Fiber DSX Patch Panel              4/20/93    Trexler       4/20/10
-----------------------------------------------------------------------------------------------------------------------------------

CO        338    620/416      Front Facing Line Terminal BLK     10/20/92   Trexler       10/20/10
-----------------------------------------------------------------------------------------------------------------------------------

                              SOLID STATE OVERVOLTAGE
                              PROTECTOR ASSEMBLY(Cup
                              and Diode Assembly for Station
Prot      339                 Arrester)                                     Trexler       Drop 5/15/96
-----------------------------------------------------------------------------------------------------------------------------------

                              SOLID STATE OVERVOLTAGE
                              PROTECTOR ASSEMBLY(Cup
                 620/417      and Diode Assembly for Station
Prot      339    (ABANDONED)  Arrester)                          12/15/92   Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                 620/428      INSULATION DISPLACEMENT
I1        340    (ABANDONED)  CONNECTOR(See 8751 Design)
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                 620/429      INSULATION DISPLACEMENT
I1        340    (ABANDONED)  CONNECTOR(See 8751 Design)
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                 620/431      INSULATION DISPLACEMENT
I1        340    (ABANDONED)  CONNECTOR(See 8751 Design)
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                 620/430      INSULATION DISPLACEMENT
I1        340    (ABANDONED)  CONNECTOR(See 8751 Design)
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                              INSULATION DISPLACEMENT
I1        340    620/427      CONNECTOR(See 8751 Design)
-----------------------------------------------------------------------------------------------------------------------------------

                              ENVIRONMENTALLLY SEALED
                              INSULATION DISPLACEMENT
I1        340    620/003      CONNECTOR(See 8751 Design)         5/11/93    Trexler       5/11/07
-----------------------------------------------------------------------------------------------------------------------------------

                              Maintenance Termination Unit
                              (MTU) Module for Plug-in Use
Dist      341    620/038      W/Protector                        11/9/93    Trexler       11/9/10
-----------------------------------------------------------------------------------------------------------------------------------

                              Over Current/Over Voltage Method
                              for Power and Data Lines
Prot      342    620/441      INACTIVE 2/13/97 L.SUFFI
-----------------------------------------------------------------------------------------------------------------------------------

                              Over Current/Over Voltage Method
                              for Power and Data Lines
Prot      342    620/419      INACTIVE 2/13/97 L.SUFFI           8/17/93    Trexler       8/17/10
-----------------------------------------------------------------------------------------------------------------------------------

                              Strain Relief for 900 U Diameter
FO        343                 Tight Buffered Fiber               7/28/92    Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              COMPRESSION SPRING FOR
                              PROTECTOR MODULE(Outdoor
Prot      344    620/268      Protector and Panel)                          Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                         Patent                                                  Filing
Family   Number    Number                  Title                   Number   Serial Number  Country         Inventor         Date
-----------------------------------------------------------------------------------------------------------------------------------
FO        345                 Polymeric Splice and Connector                  08/065937     US                             5/24/93
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                      220884      86308018.0    G. Britian  Suffi              10/16/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                      4652070     789084        US          Suffi              10/18/85
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                      220884      86308018.0    Germany     Suffi              10/16/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                      UM-46368    77203863      Taiwan      Suffi              10/17/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                      220884      86308018.0    Sweden      Suffi              10/16/86
-----------------------------------------------------------------------------------------------------------------------------------
                              Insulation Displacement Connector
RLS       346    620/128      Terminal Block                      135089      86-8750       Korea       Suffi              10/18/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346    620/432      Terminal Block                      2014184     61-246504     Japan       Suffi              10/18/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                      1241808     520814        Canada      Suffi              10/17/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                      220884      86308018.0    EPO         Suffi              10/16/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                      220884      86308018.0    France      Suffi              10/16/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Drop Resistant Cup Arrester
Prot      347    620/040      Assembly                            5341270     960950        US          Kaczmarek          10/14/92
-----------------------------------------------------------------------------------------------------------------------------------

                              Overvoltage Protector for Use
Prot      348    620/436      w/Data Lines                        1248054     588543        CANADA      W. Rust, Bonnesen  1/18/89
-----------------------------------------------------------------------------------------------------------------------------------

                              Overvoltage Protector for Use
Prot      348                 w/Data Lines                        4862311     180382        USA         W. Rust, Bonnesen  4/12/88
----------------------------------------------------------------------------------------------------------------------------------

Dist      349                 Buried Cable Closure                            08/049944     USA         Grimm              4/20/93
----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       350    620/039      Terminal Block                      5302137     08/052061     USA         Suffi              4/22/93
----------------------------------------------------------------------------------------------------------------------------------

                              Encapsulated Cross-Connect
X-Conn    351                 Terminal Unit                       4605275     708217        USA         Pavel              3/5/85
----------------------------------------------------------------------------------------------------------------------------------

                              Encapsulated Cross-Connect
X-Conn    351    620/452      Terminal Unit                                                 CHINA       Pavel
----------------------------------------------------------------------------------------------------------------------------------

                              Telephone Dist. Frame Connector
CO        352    620012       Assembly-Use w/Central Offic        4854884     202226        USA         Unger              6/3/88
----------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                  Expiration    Publication   Publication
Family   Number    Number                  Title                 Issue Date  Associates        Date          Number        Date
-----------------------------------------------------------------------------------------------------------------------------------
FO        345                 Polymeric Splice and Connector                 Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                                 Appleyard      10/16/2006
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector              Comp. Pat.
RLS       346                 Terminal Block                     3/24/87     Annu.          9/24/94
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                                 Appleyard      10/16/2006
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector              Comp. Pat.
RLS       346                 Terminal Block                     5/20/89     Annu.          5/20/94
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                                 Appleyard      10/16/2006
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346    620/128      Terminal Block                                 Kim, Lees
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346    620/432      Terminal Block                     4/2/96      Aoki
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector              Ridout &
RLS       346                 Terminal Block                     8/23/88     Maybe          8/23/05
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                     10/9/91     Appleyard, Lee 10/9/08
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       346                 Terminal Block                                 Appleyard
-----------------------------------------------------------------------------------------------------------------------------------

                              Drop Resistant Cup Arrester
Prot      347    620/040      Assembly                           9/23/94     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Overvoltage Protector for Use                  Ridout &
Prot      348    620/436      w/Data Lines                       3/21/89     Maybe
-----------------------------------------------------------------------------------------------------------------------------------

                              Overvoltage Protector for Use
Prot      348                 w/Data Lines                       8/29/89     Blackstone     8/29/95
-----------------------------------------------------------------------------------------------------------------------------------

Dist      349                 Buried Cable Closure                           Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Insulation Displacement Connector
RLS       350    620/039      Terminal Block                     4/12/94     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Encapsulated Cross-Connect                     Comp. Pat.
X-Conn    351                 Terminal Unit                      8/12/86     Annu           2/12/94
-----------------------------------------------------------------------------------------------------------------------------------

                              Encapsulated Cross-Connect
X-Conn    351    620/452      Terminal Unit
-----------------------------------------------------------------------------------------------------------------------------------

                              Telephone Dist. Frame Connector
CO        352    620012       Assembly-Use w/Central Offic       8/8/89      MMR            6/3/08
-----------------------------------------------------------------------------------------------------------------------------------

                                  OOPS PATENTS

                 Individual
Product   Case    Lawyer's                                          Patent                                               Filing
Family   Number    Number                  Title                    Number  Serial Number  Country       Inventor         Date
----------------------------------------------------------------------------------------------------------------------------------
UE        353    620/269      Buried Battery Vault                            08/089291    USA         Ashouri           7/9/93
----------------------------------------------------------------------------------------------------------------------------------

                              Solid State Overcurrent and
Prot      354    620/455      Overvoltage Protector                           08/262881    USA         Lynch             6/20/94
----------------------------------------------------------------------------------------------------------------------------------

                              RLS10 Terminal Block with
RLS       355    620/126      Protection                                      83108585     TAIWAN      Suffi             11/04/94
----------------------------------------------------------------------------------------------------------------------------------

                 620/125      RLS10 Terminal Block with
RLS       355    (PENDING)    Protection                                      1994-24264   Korean      Suffi
----------------------------------------------------------------------------------------------------------------------------------

                              RLS10 Terminal Block with
RLS       355    620/123      Protection                          94117040.3  83108585     China       Suffi             11/14/94
----------------------------------------------------------------------------------------------------------------------------------

                              RLS10 Terminal Block with
RLS       355    620/124      Protection                          91306736.2  94307029.2   Europeon    Suffi             9/27/94
----------------------------------------------------------------------------------------------------------------------------------

                 620/042      RLS10 Terminal Block with
RLS       355    (GRANTED)    Protection                          5451170     08/127895    USA         Suffi             9/28/93
----------------------------------------------------------------------------------------------------------------------------------

                              Apparatus for Optically Coupling
                              an Optical Fiber to an
                              Electro-Optic
FO        356                 Device                                          08/158756    USA         Essert            9/29/93
----------------------------------------------------------------------------------------------------------------------------------

Dist      357                 Underground Splice Case                                      USA         Suffi
----------------------------------------------------------------------------------------------------------------------------------

                              Cable Clamp, Body Portion
                              Therefor and Method of
FO        358                 Manufacturing Same                  4646395     871138       US          Mayszak           6/2/86
----------------------------------------------------------------------------------------------------------------------------------

                              Cable Clamp, Body Portion
                              Therefor and Method of
FO        358                 Manufacturing Same                  1231763     482450       Canada      Mayszak
----------------------------------------------------------------------------------------------------------------------------------

FO        359    620/109      Fiber Optic Cable Manager                       08/284830    USA         B. Brey           8/2/94
----------------------------------------------------------------------------------------------------------------------------------

                              Improved Insulation Displacement
Conn      360    620/046      Connector and Blockl                5575680     08/388401    USA         Suffi             2/4/95
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                       Jaycox, Farb,
Conn      361    620/043      Quick Connect/Disconnect Module     5514005     08/237008    USA         Kaczmarek         5/2/94
----------------------------------------------------------------------------------------------------------------------------------

                              Method and Apparatus for
                              Enclosing a Splice (Burst
Dist      362    620/112      Generator)                                                   US          Lace
----------------------------------------------------------------------------------------------------------------------------------

                              6-Pin Alarm Protector Module                                             Corvino,
Prot      363                 System                              4862314     202713       USA         McCormick         6/3/88
----------------------------------------------------------------------------------------------------------------------------------

                              Surge Arrester with Thermal
Prot      364    620/044      Overload Protection                 5523916     08/253391    USA         Kaczmarek         9/3/94
----------------------------------------------------------------------------------------------------------------------------------

                              Sealing Apparatus(Cable Clamp,
                              Body Portion Therefor & Method of
FO        365    620/116      Manufacturing Same)                 4604888     638296       USA         Mayszak           10/06/86
----------------------------------------------------------------------------------------------------------------------------------

                              Sealing Apparatus(Cable Clamp,
                              Body Portion Therefor & Method of
FO        365                 Manufacturing Same)                             482450       Canada      Mayszak
----------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                  Expiration    Publication   Publication
Family   Number    Number                  Title                 Issue Date  Associates         Date         Number         Date
-----------------------------------------------------------------------------------------------------------------------------------
UE        353    620/269      Buried Battery Vault                           Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Solid State Overcurrent and
Prot      354    620/455      Overvoltage Protector                          Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              RLS10 Terminal Block with
RLS       355    620/126      Protection
-----------------------------------------------------------------------------------------------------------------------------------

                 620/125      RLS10 Terminal Block with
RLS       355    (PENDING)    Protection                                     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              RLS10 Terminal Block with
RLS       355    620/123      Protection                           9/27/94   Trexller
-----------------------------------------------------------------------------------------------------------------------------------

                              RLS10 Terminal Block with
RLS       355    620/124      Protection                           9/27/94   Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                 620/042      RLS10 Terminal Block with
RLS       355    (GRANTED)    Protection                           9/19/95   Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Apparatus for Optically Coupling
                              an Optical Fiber to an
                              Electro-Optic
FO        356                 Device                                         Trexler
-----------------------------------------------------------------------------------------------------------------------------------

Dist      357                 Underground Splice Case                        Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Cable Clamp, Body Portion
                              Therefor and Method of                         Comp. Pat.
FO        358                 Manufacturing Same                   3/3/87    Annu.         9/3/94
-----------------------------------------------------------------------------------------------------------------------------------

                              Cable Clamp, Body Portion
                              Therefor and Method of
FO        358                 Manufacturing Same                   1/19/88   Comp. Pat
-----------------------------------------------------------------------------------------------------------------------------------

FO        359    620/109      Fiber Optic Cable Manager                      Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Improved Insulation Displacement
Conn      360    620/046      Connector and Blockl                 11/19/96  Trexler
-----------------------------------------------------------------------------------------------------------------------------------


Conn      361    620/043      Quick Connect/Disconnect Module      5/7/96    Blackstone
-----------------------------------------------------------------------------------------------------------------------------------

                              Method and Apparatus for
                              Enclosing a Splice (Burst
Dist      362    620/112      Generator)                                     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              6-Pin Alarm Protector Module
Prot      363                 System                               8/29/89   MMR           8/29/02
-----------------------------------------------------------------------------------------------------------------------------------

                              Surge Arrester with Thermal
Prot      364    620/044      Overload Protection                  6/4/96    Blackstone
-----------------------------------------------------------------------------------------------------------------------------------

                              Sealing Apparatus(Cable Clamp,
                              Body Portion Therefor & Method of              Comp. Pat.
FO        365    620/116      Manufacturing Same)                  08/88     Annu.         8/16/96
-----------------------------------------------------------------------------------------------------------------------------------

                              Sealing Apparatus(Cable Clamp,
                              Body Portion Therefor & Method of
FO        365                 Manufacturing Same)                            Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent                                                    Filing
Family   Number    Number                  Title                 Number    Serial Number  Country           Inventor        Date
-----------------------------------------------------------------------------------------------------------------------------------
                              Impulse Breakdown Conding Gas
Prot      366    620/007      Discharge Arrestors                4680665     804056       USA           Bonnesen, Sporer   12/3/85
-----------------------------------------------------------------------------------------------------------------------------------

                 620/134      Impulse Breakdown Conding Gas
Prot      366    (INACTIVE)   Discharge Arrestors                            86-10277     Korea         Bonnesen, Sporer   12/2/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Impulse Breakdown Conding Gas
Prot      366    620/115      Discharge Arrestors                1287871     523396       Canada        Bonnesen, Sporer   11/19/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Radio Jet Reattachment Nozzle
                              Heat Sink Module for Coolilng
AirBased  368    620/045      Electronics                        5553394     08/438691    USA           Cosley             5/11/95
-----------------------------------------------------------------------------------------------------------------------------------

                              COMMUNICATIONS MODULAR
                              DOCKING STYSTEM (Modular
ONU       369    620/090      Broadband Telephone Network)       6104921     08949829     USA           Cosley             10/14/97
-----------------------------------------------------------------------------------------------------------------------------------

Conn      370    620/120      Insulation Displacement Connector  4682835     935135       USA           Suffi              11/26/86
-----------------------------------------------------------------------------------------------------------------------------------

                              Failsafe Mechanism for Telephone
Prot      371                 Protector                                                   USA           Kaczmarek
-----------------------------------------------------------------------------------------------------------------------------------

                              Solid State Current Limiting
Prot      372                 Plug-in Module                                 08/421843    USA           Gara               4/13/95
-----------------------------------------------------------------------------------------------------------------------------------

                              MODULAR TERMINAL BLOCK
                              (Connector for Insulated Conductor
Conn      373    620/127      Cables)                                        60241739     Japan         Suffi              10/30/85
-----------------------------------------------------------------------------------------------------------------------------------

                              MODULAR TERMINAL BLOCK
                              (Connector for Insulated Conductor
Conn      373    620/127      Cables)                                        667847       US            Suffi              11/2/84
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                        Bradshaw,Kaczmar
I3        374                 NGIDC Domestic Terminal Block      979237      97/9237      South Africa  ek,Dominiak        10/15/97
-----------------------------------------------------------------------------------------------------------------------------------

                 620/189                                                                                Bradshaw,Kaczmar
I3        374    (PENDING)    NGIDC Domestic Terminal Block      5779504     60/026859    USA           ek,Dominiak        10/16/96
-----------------------------------------------------------------------------------------------------------------------------------

                 620/211                                                                                Bradshaw,Kaczmar
I3        374    (ABANDONED)  NGIDC Domestic Terminal Block                               THAILAND      ek,Dominiak
-----------------------------------------------------------------------------------------------------------------------------------

                 620/190                                                                                Bradshaw,Kaczmar
I3        374    (UNFILED)    NGIDC Domestic Terminal Block                               PANAMA        ek,Dominiak
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                        Bradshaw,Kaczmar
I3        374                 NGIDC Domestic Terminal Block                  2268728      Canada        ek,Dominiak        10/15/97
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                        Bradshaw,Kaczmar
I3        374                 NGIDC Domestic Terminal Block                  I-58725      Philippine    ek,Dominiak        10/14/97
-----------------------------------------------------------------------------------------------------------------------------------

                 620/188                                                                                Bradshaw,Kaczmar
I3        374    (PENDING)    NGIDC Domestic Terminal Block                  1997-2161    CHILE         ek,Dominiak        10-15-97
-----------------------------------------------------------------------------------------------------------------------------------

                 620/087                                                                                Bradshaw,Kaczmar
I3        374    (ALLOWED)    NGIDC Domestic Terminal Block      6074240     08/948973    US            ek,Dominiak        10/10/97
-----------------------------------------------------------------------------------------------------------------------------------

                 620/193                                                                                Bradshaw,Kaczmar
I3        374    (PENDING)    NGIDC Domestic Terminal Block                  2070-97      Venezuela     ek,Dominiak        10/14/97
-----------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                  Expiration    Publication   Publication
Family   Number    Number                  Title                 Issue Date  Associates        Date          Number         Date
-----------------------------------------------------------------------------------------------------------------------------------
                              Impulse Breakdown Conding Gas                  Comp. Pat.
Prot      366    620/007      Discharge Arrestors                7/14/87     Annu.           1/14/95
-----------------------------------------------------------------------------------------------------------------------------------

                 620/134      Impulse Breakdown Conding Gas
Prot      366    (INACTIVE)   Discharge Arrestors                            Kim, Lees
-----------------------------------------------------------------------------------------------------------------------------------

                              Impulse Breakdown Conding Gas                  Ridout &
Prot      366    620/115      Discharge Arrestors                8/20/91     Maybe
-----------------------------------------------------------------------------------------------------------------------------------

                              Radio Jet Reattachment Nozzle
                              Heat Sink Module for Coolilng
AirBased  368    620/045      Electronics                        9/10/96     Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              COMMUNICATIONS MODULAR
                              DOCKING STYSTEM (Modular
ONU       369    620/090      Broadband Telephone Network)       8/15/00     Jones ETC       10/14/17
-----------------------------------------------------------------------------------------------------------------------------------

Conn      370    620/120      Insulation Displacement Connector              Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Failsafe Mechanism for Telephone
Prot      371                 Protector                                      Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              Solid State Current Limiting
                              Plug-in
Prot      372                 Module                                         Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                              MODULAR TERMINAL BLOCK
                              (Connector for Insulated Conductor
Conn      373    620/127      Cables)
-----------------------------------------------------------------------------------------------------------------------------------

                              MODULAR TERMINAL BLOCK
                              (Connector for Insulated Conductor
Conn      373    620/127      Cables)                                        Trexler
-----------------------------------------------------------------------------------------------------------------------------------

I3        374                 NGIDC Domestic Terminal Block      10/15/97    Trexler         10/15/2017
-----------------------------------------------------------------------------------------------------------------------------------

                 620/189
I3        374    (PENDING)    NGIDC Domestic Terminal Block                  Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                 620/211
I3        374    (ABANDONED)  NGIDC Domestic Terminal Block
-----------------------------------------------------------------------------------------------------------------------------------

                 620/190
I3        374    (UNFILED)    NGIDC Domestic Terminal Block
-----------------------------------------------------------------------------------------------------------------------------------

I3        374                 NGIDC Domestic Terminal Block                  Trexler
-----------------------------------------------------------------------------------------------------------------------------------

I3        374                 NGIDC Domestic Terminal Block                  Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                 620/188
I3        374    (PENDING)    NGIDC Domestic Terminal Block
-----------------------------------------------------------------------------------------------------------------------------------

                 620/087
I3        374    (ALLOWED)    NGIDC Domestic Terminal Block      6/13/00     Trexler         10/10/17
-----------------------------------------------------------------------------------------------------------------------------------

                 620/193
I3        374    (PENDING)    NGIDC Domestic Terminal Block                  Trexler
-----------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent                                                    Filing
Family   Number    Number                  Title                 Number    Serial Number  Country          Inventor         Date
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Bradshaw,Kaczmar
I3        374    620/209      NGIDC Domestic Terminal Block                 97912732.1    European     ek,Dominiak        1/3/00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                            PCT/US96/15                Bradshaw,Kaczmar
I3        374                 NGIDC Domestic Terminal Block                 006           Brazil       ek,Dominiak        2/27/98
-----------------------------------------------------------------------------------------------------------------------------------

                 620/196                                                                               Bradshaw,Kaczmar
I3        374    (UNFILED)    NGIDC Domestic Terminal Block                               MALAYSIA     ek,Dominiak
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                       Bradshaw,Kaczmar
I3        374                 NGIDC Domestic Terminal Block                 86115148      Tiawan       ek,Dominiak        10/15/97
-----------------------------------------------------------------------------------------------------------------------------------

                 620/210                                                                               Bradshaw,Kaczmar
I3        374    (PENDING)    NGIDC Domestic Terminal Block                 993551        MEXICO       ek,Dominiak        04/15/99
-----------------------------------------------------------------------------------------------------------------------------------

                 620/195                                                                               Bradshaw,Kaczmar
I3        374    (UNFILED)    NGIDC Domestic Terminal Block                               INDONESIA    ek,Dominiak
-----------------------------------------------------------------------------------------------------------------------------------

                 620/187                                                                               Bradshaw,Kaczmar
I3        374    (PENDING)    NGIDC Domestic Terminal Block                 P970104745    Argintine    ek,Dominiak        10/16/96
-----------------------------------------------------------------------------------------------------------------------------------

          374-
I3        CHILE               Terminal Block                                              USA          Brashaw, Dominiak
-----------------------------------------------------------------------------------------------------------------------------------

          374-                                                                                         Bradshaw,
I3        PANAMA              Terminal Block                                              Panama       Dominiak
-----------------------------------------------------------------------------------------------------------------------------------

          374-                                                                                         Bradshaw,
I3        Taiwan              Terminal Block                                              Taiwan       Dominiak
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                       Bradshaw,
I3        374-ZA              Terminal Block                                              USA          Dominiak
-----------------------------------------------------------------------------------------------------------------------------------

                              Cup & Diode Assembly for
                              Overvoltage for
Prot      375    620/058      Telecommunication Lines            5751533    595278        USA          Kaczmarek          6/4/98
-----------------------------------------------------------------------------------------------------------------------------------

                              Combined Connection Pedestal                                             T. Potosnak, L.
Dist      376    620/131      Enclosure                                     08/555123     USA          Dolan              11/8/95
-----------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK                                                 Littlejohn,Kaczmar
                 620/140      (Modular Terminal Block                                                  ek,Bradshaw,Haine
URLS      377    (UNFILED)    Assembly)                                                   THAILAND     s,Bascom
-----------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK                                                 Littlejohn,Kaczmar
                 620/200      (Modular Terminal Block                                     SINGAPORE    ek,Bradshaw,Haine
URLS      377    (UNFILED)    Assembly)                                                                s,Bascom
-----------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK                                                 Littlejohn,Kaczmar
                 620/139      (Modular Terminal Block                                                  ek,Bradshaw,Haine
URLS      377    (UNFILED)    Assembly)                                                   TAIWAN       s,Bascom
-----------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK                                                 Littlejohn,Kaczmar
                 620/199      (Modular Terminal Block                                                  ek,Bradshaw,Haine
URLS      377    (UNFILED)    Assembly)                                                   KOREA        s,Bascom
-----------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK                                                 Littlejohn,Kaczmar
                 620/145      (Modular Terminal Block                                                  ek,Bradshaw,Haine
URLS      377    (PENDING)    Assembly)                                     119285        ISRAEL       s,Bascom           09/08/96
-----------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK                                                 Littlejohn,Kaczmar
                 620/165      (Modular Terminal Block                                                  ek,Bradshaw,Haine
URLS      377    (PENDING)    Assembly)                                     56221         PHILLIPINES  s,Bascom           04/22/97
-----------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                   Expiration    Publication   Publication
Family   Number    Number                  Title                 Issue Date  Associates         Date          Number         Date
------------------------------------------------------------------------------------------------------------------------------------
I3        374    620/209      NGIDC Domestic Terminal Block                  Jones           10/15/17
------------------------------------------------------------------------------------------------------------------------------------

I3        374                 NGIDC Domestic Terminal Block                  Trexler
------------------------------------------------------------------------------------------------------------------------------------

                 620/196
I3        374    (UNFILED)    NGIDC Domestic Terminal Block
------------------------------------------------------------------------------------------------------------------------------------

I3        374                 NGIDC Domestic Terminal Block                  Trexler
------------------------------------------------------------------------------------------------------------------------------------

                 620/210
I3        374    (PENDING)    NGIDC Domestic Terminal Block
------------------------------------------------------------------------------------------------------------------------------------

                 620/195
I3        374    (UNFILED)    NGIDC Domestic Terminal Block
------------------------------------------------------------------------------------------------------------------------------------

                 620/187
I3        374    (PENDING)    NGIDC Domestic Terminal Block                  Trexler
------------------------------------------------------------------------------------------------------------------------------------

          374-
I3        CHILE               Terminal Block
------------------------------------------------------------------------------------------------------------------------------------

          374-
I3        PANAMA              Terminal Block
------------------------------------------------------------------------------------------------------------------------------------

          374-
I3        Taiwan              Terminal Block
------------------------------------------------------------------------------------------------------------------------------------

I3        374-ZA              Terminal Block
------------------------------------------------------------------------------------------------------------------------------------

                              Cup & Diode Assembly for                       Trexler,Bushn
                              Overvoltage for                                ell, Giangiorgi
Prot      375    620/058      Telecommunication Lines           5/12/98      & Blackstone
------------------------------------------------------------------------------------------------------------------------------------

                              Combined Connection Pedestal
Dist      376    620/131      Enclosure                                      Trexler
------------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK
                 620/140      (Modular Terminal Block
URLS      377    (UNFILED)    Assembly)
------------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK
                 620/200      (Modular Terminal Block
URLS      377    (UNFILED)    Assembly)
------------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK
                 620/139      (Modular Terminal Block
URLS      377    (UNFILED)    Assembly)
------------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK
                 620/199      (Modular Terminal Block
URLS      377    (UNFILED)    Assembly)
------------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK
                 620/145      (Modular Terminal Block
URLS      377    (PENDING)    Assembly)                                                      9/20/02
------------------------------------------------------------------------------------------------------------------------------------

                              INSULATION DISPLACEMENT
                              CONNECTOR TERMINAL BLOCK
                 620/165      (Modular Terminal Block
URLS      377    (PENDING)    Assembly)
------------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

------------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                         Patent      Serial                                        Filing
Family   Number    Number                  Title                   Number      Number      Country          Inventor          Date
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                   620/201   CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377    (GRANTED)  Terminal Block Assembly)            699921      73647/96     Australian   Bascom              4/17/97


                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                  620/137    CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377   (INACTIVE)  Terminal Block Assembly)                                     PANAMA       Bascom

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                   620/135   CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377    (PENDING)  Terminal Block Assembly)            41044       1697-96      CHILE        Bascom              09/07/96

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                   620/197   CONNECTOR TERMINAL BLOCK (Modular                            HONG         Bradshaw,Haines,
URLS       377    (UNFILED)  Terminal Block Assembly)                                     KONG         Bascom

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                   620/144   CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377    (PENDING)  Terminal Block Assembly)                        1636/MAS/96  INDIA        Bascom              09/07/96

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                             CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377    620/143    Terminal Block Assembly)                        P960104503   Argentina    Bascom              09/05/96

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                   620/146   CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377    (PENDING)  Terminal Block Assembly)                        1636-96      VENEZUELA    Bascom              09/05/96

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                   620/498   CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377    (UNFILED)  Terminal Block Assembly)                                     INDONESIA    Bascom

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                             CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377               Terminal Block Assembly)            203927      981652       Mexico       Bascom              2/27/98

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                             CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377    620/080    Terminal Block Assembly)            5779504     08/536062    USA          Bascom              09/09/95

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                             CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377    630/186    Terminal Block Assembly)            0852827                  EP           Bascom

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                  620/136    CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377   (UNFILED)   Terminal Block Assembly)                                     MALAYSIA     Bascom

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                             CONNECTOR TERMINAL BLOCK (Modular               PCT/US96/                 Bradshaw,Haines,
URLS       377               Terminal Block Assembly)                        15006        Brazil       Bascom              2/27/98

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                             CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377               Terminal Block Assembly)            15006       2229571      Canada       Bascom              9/18/96

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                             CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377               Terminal Block Assembly)            96196631.9  96196631.9   China        Bascom              9/18/96

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                             CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377               Terminal Block Assembly)                        98.0870      Norway       Bascom              2/27/98

                                                                                                       Littlejohn,
                             INSULATION DISPLACEMENT                                                   Kaczmarek,
                   620/131   CONNECTOR TERMINAL BLOCK (Modular                                         Bradshaw,Haines,
URLS       377   (ABANDONED) Terminal Block Assembly)                        08/555123    USA          Bascom              11/08/95


                   620/149
Prot       378    (INACTIVE) Coaxial Surge Arrester                                       CHILE        Bazarian


                    620/152
Prot       378    (INACTIVE) Coaxial Surge Arrester                                       PHILLIPINES  Bazarian

------------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                                                      Expiration  Publication  Publication
Family   Number    Number                    Title                Issue Date   Associates          Date       Number         Date
------------------------------------------------------------------------------------------------------------------------------------
                               INSULATION DISPLACEMENT
                  620/201      CONNECTOR TERMINAL BLOCK (Modular
URLS       377    (GRANTED)    Terminal Block Assembly)           12/17/98      Trexler

                               INSULATION DISPLACEMENT
                   620/137     CONNECTOR TERMINAL BLOCK (Modular
URLS       377    (INACTIVE)   Terminal Block Assembly)

                               INSULATION DISPLACEMENT
                   620/135     CONNECTOR TERMINAL BLOCK (Modular
URLS       377    (PENDING)    Terminal Block Assembly)           4/23/01

                               INSULATION DISPLACEMENT
                   620/197     CONNECTOR TERMINAL BLOCK (Modular
URLS       377    (UNFILED)    Terminal Block Assembly)

                               INSULATION DISPLACEMENT
                   620/144     CONNECTOR TERMINAL BLOCK (Modular
URLS       377    (PENDING)    Terminal Block Assembly)

                               INSULATION DISPLACEMENT
                               CONNECTOR TERMINAL BLOCK (Modular
URLS       377    620/143      Terminal Block Assembly)                         Trexler

                               INSULATION DISPLACEMENT
                   620/146     CONNECTOR TERMINAL BLOCK (Modular
URLS       377    (PENDING)    Terminal Block Assembly)

                               INSULATION DISPLACEMENT
                   620/498     CONNECTOR TERMINAL BLOCK (Modular
URLS       377    (UNFILED)    Terminal Block Assembly)
                                                                              Trexler,
                               INSULATION DISPLACEMENT                        Bushnell,
                               CONNECTOR TERMINAL BLOCK (Modular              Giangiorgi
URLS       377                 Terminal Block Assembly)           8/24/01     & Blackstone

                               INSULATION DISPLACEMENT
                               CONNECTOR TERMINAL BLOCK (Modular
URLS       377    620/080      Terminal Block Assembly)                                          18/09/2016

                               INSULATION DISPLACEMENT
                               CONNECTOR TERMINAL BLOCK (Modular
URLS       377    630/186      Terminal Block Assembly)           3/27/02

                               INSULATION DISPLACEMENT
                   620/136     CONNECTOR TERMINAL BLOCK (Modular
URLS       377    (UNFILED)    Terminal Block Assembly)

                               INSULATION DISPLACEMENT
                               CONNECTOR TERMINAL BLOCK (Modular
URLS       377                 Terminal Block Assembly)                         Trexler


                                                                                Trexler,
                               INSULATION DISPLACEMENT                          Bushnell,
                               CONNECTOR TERMINAL BLOCK (Modular                Giangiorgi
URLS       377                 Terminal Block Assembly)           9/18/96       & Blackstone

                                                                                Trexler,
                               INSULATION DISPLACEMENT                          Bushnell,
                               CONNECTOR TERMINAL BLOCK (Modular                Giangiorgi
URLS       377                 Terminal Block Assembly)           9/18/96       & Blackstone

                               INSULATION DISPLACEMENT
                               CONNECTOR TERMINAL BLOCK (Modular
URLS       377                 Terminal Block Assembly)                         Trexler

                               INSULATION DISPLACEMENT
                   620/131     CONNECTOR TERMINAL BLOCK (Modular
URLS       377   (ABANDONED)   Terminal Block Assembly)           7/14/98       Trexler


                   620/149
Prot       378   (INACTIVE)    Coaxial Surge Arrester


                  620/152
Prot       378   (INACTIVE)    Coaxial Surge Arrester

                                  OPPS PATENTS

-----------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                         Patent      Serial                                       Filing
Family   Number    Number                  Title                   Number      Number      Country         Inventor          Date
-----------------------------------------------------------------------------------------------------------------------------------
                  620/150
Prot       378    (INACTIVE)   Coaxial Surge Arrester                                     EGYPT        Bazarian

                  620/155
Prot       378    (INACTIVE)   Coaxial Surge Arrester                                     PCT          Bazarian

Prot       378    620/142      Coaxial Surge Arrester            5936822     08/926234    US           Bazarian            9/10/97

                  620/148
Prot       378    (UNFILED)    Coaxial Surge Arrester                                     ARGENTINA    Bazarian

                  620/151
Prot       378    (INACTIVE)   Coaxial Surge Arrester                                     INDIA        Bazarian

Prot       378    620/141      Coaxial Surge Arrester            5936822     08/636162    USA          Bazarian            9/29/95

NID        379    620/084      Network Interface Device          6039578     08-825144    USA          Suffi,Ladd          03/05/97

                  620/092      PIVOT LEVER CONNECTOR
Conn       380    (UNFILED)    BLOCK(Sealed IDC Connector)                                USA          Jevert,Grelewicz

                               Tuned Electromagnetic
MESA       381                 Interference Air Filter           60/038632                USA          John M. Teter       2/19/97

                               Tuned Electromagnetic
MESA       381    620/089      Interference Air Filter           6063152     09/025138    US           John M. Teter       2/17/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                 Des.                                  A. Hoeft, Alan
I3         382    620/074      Terminal Block Housing            396475      29/060730    USA          Schwimmer           10/4/96

Prot       383    620/156      Shunt Protector Device                                     USA          A. Bazarian

                                                                                                       Emanuel Joseph
Prot       384    620/157      Coaxial Protector                 5953195     09/020794    USA          Pagliuca            2/9/98

                                                                                                       Emanuel Joseph
Prot       384                 Coaxial Protector                             60/038987    US           Pagliuca            2/26/97

                               Heat Flux Modulator for Use in                                          M. Garcia, M.
MESA       385    620/158      Electronic Enclosures                                      USA          Cosley

                               CODS-II Central Office
CO         386                 Distribution                      4665546     711384       US           Brey, Hilbert       3/13/85

                               CODS-II Central Office
CO         386                 Distribution                      1251848     501834       Canada       Brey, Hilbert       2/14/86

                  620/168
MESA       387    (PENDING)    Mechanical Interlock Assembly                 2244582      Canada       Todd M. Collis      8/7/98

MESA       387    620/160      Mechanical Interlock Assembly     5874698     08/907700    USA          Todd M. Collis      8/8/97

--------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                                                      Expiration Publication  Publication
Family   Number    Number                  Title                 Issue Date    Associates          Date       Number        Date
-----------------------------------------------------------------------------------------------------------------------------------
                  620/150
Prot       378    (INACTIVE)   Coaxial Surge Arrester

                  620/155
Prot       378    (INACTIVE)   Coaxial Surge Arrester

Prot       378    620/142      Coaxial Surge Arrester                        Trexler

                  620/148
Prot       378    (UNFILED)    Coaxial Surge Arrester

                  620/151
Prot       378    (INACTIVE)   Coaxial Surge Arrester

Prot       378    620/141      Coaxial Surge Arrester                        Trexler

NID        379    620/084      Network Interface Device           3/21/00                       3/25/17

                  620/092      PIVOT LEVER CONNECTOR
Conn       380    (UNFILED)    BLOCK(Sealed IDC Connector)                   Trexler

                                                                             Trexler,Bushnell,
                               Tuned Electromagnetic                         Giangiorgi
MESA       381                 Interference Air Filter                       & Blackstone

                               Tuned Electromagnetic
MESA       381    620/089      Interference Air Filter            5/16/00    Trexler            2/17/18

I3         382    620/074      Terminal Block Housing             7/28/98    Trexler

Prot       383    620/156      Shunt Protector Device                        Trexler

Prot       384    620/157      Coaxial Protector                  9/14/99    Trexler            3/14/2003

Prot       384                 Coaxial Protector                             Trexler

                               Heat Flux Modulator for Use in
MESA       385    620/158      Electronic Enclosures                         Trexler

                               CODS-II Central Office                        Comp. Pat.
CO         386                 Distribution                       5/12/87    Annu.              11/12/94

                               CODS-II Central Office
CO         386                 Distribution                       3/28/89    Comp. Pat          3/28/06

                  620/168
MESA       387    (PENDING)    Mechanical Interlock Assembly                 Trexler

MESA       387    620/160      Mechanical Interlock Assembly      2/23/99    Trexler

                                  OPPS PATENTS

-----------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                       Patent        Serial                                       Filing
Family   Number    Number                Title                   Number        Number     Country         Inventor          Date
-----------------------------------------------------------------------------------------------------------------------------------
                             Fiber Optic Connector Alignment
FO         388               Sleeve                                                     US            Essert

                  620/161    Shape Memory Alloy Cooling
AVCC       388    (UNFILED)  Device Displacer                                           USA           Cosley

                             Insulation Displacement
URLS       389    620/091    Connector                                     09030564     USA           Jane X. Lee          2/25/98

                             Insulation Displacement
URLS       389    091        Connector                                     60040079     US            Jane X. Lee          3/7/97

                                                                                                      Kenneth C.
                                                                                                      Littlejohn, Jane X.
URLS       390    620/162    Wire Trimmer                      5961340     09/041182    USA           Lee                  3/12/98

                                                                                                      Kenneth C.
                                                                                                      Littlejohn, Jane X.
URLS       390               Wire Trimmer                                  60/039082    US            Lee                  3/14/97

                                                                                                      Jamie M. Paske,
                             Line Protector for a                                                     Richard T.
Prot       391    620/164    Communication Circuit             5910877     08/971284    USA           Kaczmarek            11/17/97

Prot       392               Protector Module                                           USA           Kaczmarek

                                                                                                      Richard T.
                                                                                                      Kaczmarek,
Prot       393    620/088    Protector Unit                    5991136     08/980961    USA           Arnold M. Ladd       12/1/97

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                                                                      Schwimmer,
I3         394    620/212    Terminal Block Housing            2078965                  MALAYSIA      Daniel P. Sedlecky

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                                                                      Schwimmer,
I3         394    620/163    Terminal Block Housing            DES414466   29/087573    USA           Daniel P. Sedlecky   5/6/98

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                                                                      Schwimmer,
I3         394    620/185    Terminal Block Housing                        046955       Thai          Daniel P. Sedlecky   11/5/98

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                                                                      Schwimmer,
I3         394    620/180    Terminal Block Housing                        1-1998-0062  PHILLIPINES   Daniel P. Sedlecky   11/05/98

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                               ZL 98 3                                Schwimmer,
I3         394    620/174    Terminal Block Housing            26810.X     98326810.X   China         Daniel P. Sedlecky   11/5/8

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                                                                      Schwimmer,
I3         394    620/177    Terminal Block Housing            74847       RM980000270  Italy         Daniel P. Sedlecky   11/4/98

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                                                                      Schwimmer,
I3         394    620/178    Terminal Block Housing            11942       981107       Mexico        Daniel P. Sedlecky   11/5/98

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                                                                      Schwimmer,
I3         394    620/169    Terminal Block Housing            66286       0066286      Argentina     Daniel P. Sedlecky   11/6/98

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                                                                      Schwimmer,
I3         394    620/180    Terminal Block Housing                        3-1998-00625 Phillipines   Daniel P. Sedlecky   11/28/00

                                                                                                      Janet A.
                                                                                                      Bradshaw, Daniel
                                                                                                      A. Hoeft, Alan
                                                                                                      Schwimmer,
I3         394    620/178    Terminal Block Housing                        1998-2646    Chilean       Daniel P. Sedlecky   11/3/98

----------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                                                    Expiration  Publication  Publication
Family   Number    Number                  Title                 Issue Date    Associates        Date        Number       Date
----------------------------------------------------------------------------------------------------------------------------------
                               Fiber Optic Connector Alignment
FO         388                 Sleeve                                          Trexler

                  620/161      Shape Memory Alloy Cooling
AVCC       388    (UNFILED)    Device Displacer

                                                                               Trexler
                                                                               Bushnell,
                               Insulation Displacement                         Giangiorgi &
URLS       389    620/091      Connector                                       Blackstone

                                                                               Trexler
                                                                               Bushnell,
                               Insulation Displacement                         Giangiorgi &
URLS       389    091          Connector                                       Blackstone

URLS       390    620/162      Wire Trimmer                       10/5/99      Trexler         4/5/2003

URLS       390                 Wire Trimmer                                    Trexler

                               Line Protector for a
Prot       391    620/164      Communication Circuit              6/8/99       Trexler

Prot       392                 Protector Module                                Trexler

Prot       393    620/088      Protector Unit                     11/23/99     Trexler         12/1/17

I3         394    620/212      Terminal Block Housing

I3         394    620/163      Terminal Block Housing             9/28/99      Trexler         9/28/2013

I3         394    620/185      Terminal Block Housing                          Trexler

I3         394    620/180      Terminal Block Housing

I3         394    620/174      Terminal Block Housing             9/25/99      Trexler

I3         394    620/177      Terminal Block Housing             8/3/02       Trexler

I3         394    620/178      Terminal Block Housing             11/17/00     Trexler         11/5/2013

I3         394    620/169      Terminal Block Housing             11/06/98     Trexler

I3         394    620/180      Terminal Block Housing

I3         394    620/178      Terminal Block Housing                          Trexler

                                  OPPS PATENTS

-----------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                       Patent       Serial                                        Filing
Family   Number    Number                Title                   Number       Number       Country          Inventor        Date
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394    620/172    Terminal Block Housing            92461       1998-2716    Canadian       Daniel P. Sedlecky  12/5/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394               Terminal Block Housing                        001042.98    Peruvian       Daniel P. Sedlecky  11/3/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394    620/181    Terminal Block Housing            18241       W-17152      Poland         Daniel P. Sedlecky  11/5/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394    620/183    Terminal Block Housing                        125.541      Switzerland    Daniel P. Sedlecky  11/5/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394    620/181    Terminal Block Housing            144021      144021       SPAIN          Daniel P. Sedlecky  11/05/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394               Terminal Block Housing                        00625        Phillipines    Daniel P. Sedlecky  11/5/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394    620/184    Terminal Block Housing            069353      87308133     Taiwanese      Daniel P. Sedlecky  11/6/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394    620/171    Terminal Block Housing                        DI 5801811-5 Brazilizn      Daniel P. Sedlecky  11/6/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394    620/206    Terminal Block Housing                        2078965      Britian        Daniel P. Sedlecky  11/6/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394               Terminal Block Housing                        49810873.2   Germany        Daniel P. Sedlecky  11/3/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394    620/170    Terminal Block Housing            30470-00    75135-00     Benelux        Daniel P. Sedlecky  11/5/98

                                                                                                       Janet A.
                                                                                                       Bradshaw, Daniel
                                                                                                       A. Hoeft, Alan
                                                                                                       Schwimmer,
I3         394    620/175    Terminal Block Housing            532953      986434       France         Daniel P. Sedlecky  11/6/98

                             Limiter Device for
Prot       395               Telecommunication Lines                                    USA            R. Kaczmarek

                             (Outdoor Equipment Cabinet)
                             Cooling and Airflow Management                                            Ken W. Dreier;
Prot       396    624/063    of Outdoor Sealed Enclosures      6119768     09/295643    USA            Marvin P. Garcia    4/20/99

                             EMI (Electronmagnetic
                             Interference Shielded                                                     John Papaleo,
MESA       397    620/513    Telemcomm. Enclosure)                         2314202      Canada         Lester Grzesik      7/21/00

                             EMI (Electronmagnetic
                             Interference Shielded                                                     John Papaleo,
MESA       397    620/060    Telemcomm. Enclosure)             6303854     09359090     USA            Lester Grzesik      04/20/99

                                                                                                       M. Leschinger, L.
                             Pedestal Closure Assembly with                PCT/US00/22                 Dolan, T.
Proform    398    620/516    locking mechanism                             172          PCT            Potosnak            8/11/00

                                                                                                       M. Leschinger, L.
                             Pedestal Closure Assembly with                                            Dolan, T.
Proform    398    620/489    locking mechanism                                          Canada         Potosnak

                                                                                                       M. Leschinger, L.
                             Pedestal Closure Assembly with    6182846                                 Dolan, T.
Proform    398    620/073    locking mechanism                 (B1)        09397441     USA            Potosnak            9/15/99

---------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                                                    Expiration Publication  Publication
Family   Number    Number                  Title                   Issue Date    Associates      Date       Number       Date
---------------------------------------------------------------------------------------------------------------------------------
I3         394    620/172      Terminal Block Housing               5/25/01     Trexler       5/25/2011

I3         394                 Terminal Block Housing                           Trexler

I3         394    620/181      Terminal Block Housing               6/22/01     Trexler       11/4/2008

I3         394    620/183      Terminal Block Housing                           Trexler

I3         394    620/181      Terminal Block Housing

I3         394                 Terminal Block Housing                           Trexler

I3         394    620/184      Terminal Block Housing               12/8/00     Trexler

I3         394    620/171      Terminal Block Housing               6/6/00      Trexler

I3         394    620/206      Terminal Block Housing                           Trexler

I3         394                 Terminal Block Housing                           Trexler

I3         394    620/170      Terminal Block Housing               07/01/99    Trexler

I3         394    620/175      Terminal Block Housing                           Trexler

                               Limiter Device for
Prot       395                 Telecommunication Lines                          Trexler

                               (Outdoor Equipment Cabinet)
                               Cooling and Airflow Management
Prot       396    624/063      of Outdoor Sealed Enclosures         9/19/00     Jones et al.

                               EMI (Electronmagnetic
                               Interference Shielded
MESA       397    620/513      Telemcomm. Enclosure)

                               EMI (Electronmagnetic
                               Interference Shielded
MESA       397    620/060      Telemcomm. Enclosure)                10/16/01    Jones         7/22/99

                               Pedestal Closure Assembly with
Proform    398    620/516      locking mechanism                                Jones, etc

                               Pedestal Closure Assembly with
Proform    398    620/489      locking mechanism

                               Pedestal Closure Assembly with
Proform    398    620/073      locking mechanism                    2/6/01      Jones etc.    8/21/2020

                                  OPPS PATENTS

-----------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                         Patent      Serial                                       Filing
Family   Number    Number                  Title                   Number      Number      Country         Inventor          Date
-----------------------------------------------------------------------------------------------------------------------------------
                               Telecommunications Equipment
           399    060          Pedestal                                      USA

                                                                                                       M. Leschinger, L.
                                                                             PCT/US00/21               Dolan, T.
Proform    400    620/518      Pedestal Enclosure Assembly                   435          PCT          Potosnak            8/4/00

                                                                                                       M. Leschinger, L.
                                                                                                       Dolan, T.
Proform    400    620/492      Pedestal Enclosure Assembly       2315581     Canada                    Potosnak            8/4/00

                                                                                                       M. Leschinger, L.
                                                                                                       Dolan, T.
Proform    400    620/072      Pedestal Enclosure Assembly       6198041     09366982     USA          Potosnak            09/03/99

                               EMI Shielded                                                            J. Papaleo, L.
MESA       401    620/514      Telecommunications Enclosure                  007157       USA          Grzesik

                               EMI Shielded                                                            J. Papaleo, L.
MESA       401    620/060      Telecommunications Enclosure                  09359090     USA          Grzesik             7/22/99

                               Blower airflow or single
MESA       402    060          thickness sheet blades                                     USA          D. Cavalieri

MESA       403    060          High Wind Barrier System                                   USA          D. Cavalieri

MESA       404    060          Front Post Battery Chamber                                 USA          J. Drye, J. Teter

                               Advanced Vapor Compression                                              M. Cosley, M.
AVCC       405    620/213      Cooling System (AVCC)                         09/567528    USA          Garcia, N. Dukhan

                                                                                                       M. Cosley, J.
                               Telecommunications Equipment                                            Nesnandy, S. Ivey,
ONU        406    620/514      Pedestal                                      007157       Mexico       A. Lowe, J. Perry   7/19/00

                                                                                                       M. Cosley, J.
                               Telecommunications Equipment                                            Nesnandy, S. Ivey,
ONU        406    610/087      Pedestal                                      291106035    USA          A. Lowe, J. Perry   6/6/99

                                                                                                       M. Cosley, J.
                               Telecommunications Equipment                                            Nesnandy, S. Ivey,
ONU        406    610/119      Pedestal                                      147058/2     Spain        A. Lowe, J. Perry   7/16/00

                                                                                                       M. Leschinger, L.
                               Pedestal Closure Assembly                                               Dolan, T.
Proform    407    620/490      Design                            94157       2000-0455    Canada       Potosnak            2/15/00

                                                                                                       M. Leschinger, L.
                               Pedestal Closure Assembly                                               Dolan, T.
Proform    407    620/072      Design                            D430849      29109761    USA          Potosnak            08/10/99

                               Grounding Bracket for
Proform    409    620/493      Electrical Equipment Enclosure                             Canada       Matt Leschinger     8/25/00

                               Grounding Bracket for Electrical              PCT/US00/22
Proform    409    620/519      Equipment Enclosure                           173          PCT          Matt Leschinger     8/11/00

                               Grounding Bracket for Electrical
Proform    409    620/082      Equipment Enclosure               6252166     09382942     USA          Matt Leschinger     8/25/99

                               Latching Mechanism for Mounting                                         M. Leschinger, T.
                               Plate of Pedestal Closure                                               Potosnak, L.
Proform    410    620/491      Assembly                                                   Canada       Dolan               8/22/00

---------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                                                    Expiration Publication  Publication
Family   Number    Number                  Title                  Issue Date   Associates        Date       Number        Date
---------------------------------------------------------------------------------------------------------------------------------
                               Telecommunications Equipment
           399    060          Pedestal                                       Jones etc.

Proform    400    620/518      Pedestal Enclosure Assembly                    Jones, etc

Proform    400    620/492      Pedestal Enclosure Assembly        7/29/03

Proform    400    620/072      Pedestal Enclosure Assembly        3/6/01      Jones, et       8/4/2019

                               EMI Shielded
MESA       401    620/514      Telecommunications Enclosure       9/12/00

                               EMI Shielded
MESA       401    620/060      Telecommunications Enclosure                   JONES ETC.

                               Blower airflow or single
MESA       402    060          thickness sheet blades                         JONES ETC.

MESA       403    060          High Wind Barrier System                       JONES ETC.

MESA       404    060          Front Post Battery Chamber                     JONES ETC

                               Advanced Vapor Compression
AVCC       405    620/213      Cooling System (AVCC)                          JONES ETC.

                               Telecommunications Equipment
ONU        406    620/514      Pedestal                                       Jones, Etc

                               Telecommunications Equipment
ONU        406    610/087      Pedestal                                       JONES ETC.

                               Telecommunications Equipment
ONU        406    610/119      Pedestal                                       Jones, etc

                               Pedestal Closure Assembly
Proform    407    620/490      Design                             12/14/01                    12/14/2011

                               Pedestal Closure Assembly
Proform    407    620/072      Design                             9/12/00     Jones etc.

                               Grounding Bracket for
Proform    409    620/493      Electrical Equipment Enclosure

                               Grounding Bracket for Electrical
Proform    409    620/519      Equipment Enclosure

                                                                              Jones, Day,
                               Grounding Bracket for Electrical               Reavis,
Proform    409    620/082      Equipment Enclosure                6/26/01     Pogue

                               Latching Mechanism for Mounting
                               Plate of Pedestal Closure
Proform    410    620/491      Assembly

                                  OPPS PATENTS

------------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                         Patent      Serial                                       Filing
Family   Number    Number                  Title                   Number      Number      Country         Inventor          Date
------------------------------------------------------------------------------------------------------------------------------------
                               Latching Mechanism for Mounting                                         M. Leschinger, T.
                               Plate of Pedestal Closure                     PCT/US00/22               Potosnak, L.
Proform    410    620/517      Assembly                                      166          PCT          Dolan               8/11/00

                               Latching Mechanism for Mounting                                         M. Leschinger, T.
                               Plate of Pedestal Closure                                               Potosnak, L.
Proform    410    620/081      Assembly                          6244635     09394148     USA          Dolan               4/20/00

                               Multipla Channel Matrix
                               Express Outdoor enc w/ URLS blk
MESA       413                 prot on swing out frnt eqpt door                           USA          Lester Grzesik

                               Maximizing battery reserve by
MESA       414    620/096      disconnecting non-critical load   6476519     09543483     USA          David Weiner        4/6/00

                               Cooling System for Electronic
                               Components in an Equipment                                              M. Cosley, M.
MESA       415    630496       Enclosure                         6317320     09664655     USA          Garcia, D. Mueller

                               Solar Shield for Electonic                                              M. Cosley, J.
MESA       416    620497       Equipment Enclosure               6598668     09548043     USA          Lockhart            4/12/00

                               Ground Apparatus for Shielded
I3         417    620/498      Cable and Method of Using Same    6254404     09537021     USA          D. Sedlecky         3/28/00

                               Termal Block with Reduced
I3         418    620/494      Dielectric Material               6238234     09514071     USA          D. Sedlecky         4/21/00

                               Terminal Block with Over-torque
I3         419    620/495      protection                                    09526139     USA          D. Sedlecky         3/15/00

                               Plastic Cross Flow Exchanger
PHX        420    630/501      (Reltec Plastic UK)                           09554358     USA

                               Plastic Cross Flow Exchanger
PHX        420                 (Reltec Plastic UK)                           98952902.9   EP

Study      421                 T1/RJ-48 Cross Connect Block                               USA

                               307 Type & 400/407 Type
                               Protector blocks & any
Study      422                 applications                                               USA

                                                                                                       Al McGovern,
                                                                                                       Mike Cosley, Andy
                                                                                                       Low, Jeff
                               Telecommunications Equipment                                            Nesnandy,
ONU        423    610/105      Pedestal                                      29118690     Mexico       Samuel Ivey         2/14/00

                                                                                                       Al McGovern,
                                                                                                       Mike Cosley, Andy
                                                                                                       Low, Jeff
                               Telecommunications Equipment                                            Nesnandy,
ONU        423                 Pedestal                                                   USA          Samuel Ivey

                               Pin-type electric contact
                               which can be checked for proper
                               insertion of & continuity
Conn       424                 through its elem                                           USA          Yuri Langer

                               (Continuation of case 389 - IDC
                               terminal design) Insulation
URLS       425    620-499      Displacement Terminal                         09548038     USA          Jane Lee            4/12/00

                               Plastic Counterflow Heat
PHX        426    620509       Exchanger - design                6364007     09665462     USA          R. Fischer          9/19/00

                               System for sealing
                               electrical conn in terminal
                               blk(Envir Slng of Elect                                                 Baum, Sedlecky,
Conn       427                 Conn using a gel & greese)                    09667m968    USA          Aouf                9/22/00

---------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                                                    Expiration Publication  Publication
Family   Number    Number                  Title                  Issue Date    Associates       Date       Number        Date
---------------------------------------------------------------------------------------------------------------------------------
                               Latching Mechanism for Mounting
                               Plate of Pedestal Closure
Proform    410    620/517      Assembly

                               Latching Mechanism for Mounting
                               Plate of Pedestal Closure
Proform    410    620/081      Assembly                           6/12/01     Jones etc.     22/08/2020

                               Multipla Channel Matrix
                               Express Outdoor enc w/ URLS blk
MESA       413                 prot on swing out frnt eqpt door               JONES ETC.

                               Maximizing battery reserve by
MESA       414    620/096      disconnecting non-critical load    11/5/2002   JONES ETC.

                               Cooling System for Electronic
                               Components in an Equipment
MESA       415    630496       Enclosure                          11/13/01    JONES ETC.      9/19/2020

                               Solar Shield for Electonic
MESA       416    620497       Equipment Enclosure                7/29/03     JONES ETC.

                               Ground Apparatus for Shielded
I3         417    620/498      Cable and Method of Using Same     7/3/01      JONE ETC.       3/28/01

                               Termal Block with Reduced
I3         418    620/494      Dielectric Material                5/29/01     JONES ETC.

                               Terminal Block with Over-torque
I3         419    620/495      protection                                     JONES ETC .

                               Plastic Cross Flow Exchanger
PHX        420    630/501      (Reltec Plastic UK)                            JONES ETC

                               Plastic Cross Flow Exchanger
PHX        420                 (Reltec Plastic UK)

Study      421                 T1/RJ-48 Cross Connect Block                   JONES ETC.

                               307 Type & 400/407 Type
                               Protector blocks & any
Study      422                 applications                                   JONES ETC .

                               Telecommunications Equipment
ONU        423    610/105      Pedestal

                               Telecommunications Equipment
ONU        423                 Pedestal                                       JONES ETC.

                               Pin-type electric contact
                               which can be checked for proper
                               insertion of & continuity
Conn       424                 through its elem                               JONES ETC

                               (Continuation of case 389 - IDC
                               terminal design) Insulation
URLS       425    620-499      Displacement Terminal                          Jones etc

                               Plastic Counterflow Heat
PHX        426    620509       Exchanger - design                 4/2/02

                               System for sealing
                               electrical conn in terminal
                               blk(Envir Slng of Elect
Conn       427                 Conn using a gel & greese)

                                  OPPS PATENTS

------------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                         Patent      Serial                                       Filing
Family   Number    Number                  Title                   Number      Number      Country         Inventor          Date
------------------------------------------------------------------------------------------------------------------------------------
                               Cooling System to be used to
                               cool high pow density Elec &
Battery                        Enc.(Method & apparatus for                                               M. Cosley, M.
Cooler     432                 cooling a batt                                             Philippines    Garcia

                               Cooling System to be used to
                               cool high pow density Elec &
Battery                        Enc.(Method & apparatus for                                               M. Cosley, M.
Cooler     432    620/213      cooling a batt                    6533031     09567528     USA            Garcia            5/9/00

                               Cooling System to be used to
                               cool high pow density Elec &
Battery                        Enc.(Method & apparatus for                                               M. Cosley, M.
Cooler     432    630636       cooling a batt                    6533031     10338341     USA            Garcia            1/8/03

                               Cooling System to be used to
                               cool high pow density Elec &
Battery                        Enc.(Method & apparatus for                                               M. Cosley, M.
Cooler     432                 cooling a batt                                01201672.1   EPO            Garcia

                               Process for making Plastic                                                                  9/19/200
PHX        433                 Counterflow Heat Exchanger                    09664624     USA            R. Fischer        0

                               High Visibility Cap for a Data
Proform    434                 Transmission Pedestal                         09800947     USA            Rick Fischer      3/6/01

                               High Visibility Cap for a Data
Proform    434                 Transmission Pedestal                         09664624     USA            Rick Fischer      9/19/00

                                                                                                         Dan Sedlecky,
TRLS       435                 QuickSeal                                     09783526     USA            Tom Baum          2/14/01

                               Improved Cooling for Electronic                                           Michael Cosley,
                               Equipment Enclsures using                                                 Marvin Garcia,
AVCC       436                 effective cold plate/heatsink                              USA            Sailesh Thakur

                                                                                                         Nihad Dukhan,
                               Open Compressed Air Vortex                                                Mark Cress,
AirBased   437                 Tube Heat Management System       6401463     09725539     USA            Michael Cosley    11/29/00

                                                                                                         Nihad Dukhan,
                               Open Compressed Air Vortex                    PCTUS01442                  Mark Cress,
AirBased   437                 Tube Heat Management System                   19           PCT            Michael Cosley    11/26/01

                               Continuously Folded Air to Air
PHX        438    620558       Heat Exchanger Construction                   09852878     USA            Thomas Uchison    5/10/01

                                                                                                         Jerome Maloney,
                               Vented Cap for Equipment                                                  Bisher Rayyahin,
ONU        439    620559       Pedestal                          6501015     09766766     USA            Albert McGovern   1/22/01

                               Modular Enclosure System for                                              Jim Webster,
Flex       440                 Electronci Equipment                          09824490     USA            Julius Lockhart   4/2/01

                               Bracket and Shelf Apparatus for                                           William Byron
MESA       441    620561       Equipment Enclosure                           09783420     USA            Wiggins           2/14/01

                               Coating for improving the                                                 Gus Aouf, Albert
Conn       442                 corrosion resistance                                       USA            McGovern

                                                                                                         Larry Dolan, Derek
                                                                                                         Polk, Alfred
                               Data Transmission Pedestal with               PCT/US02/20                 Redmond, Matt
Proform    443    620631       internal service line passage                 355          Canada         Leschinger        6/26/02

                                                                                                         Larry Dolan, Derek
                                                                                                         Polk, Alfred
                               Data Transmission Pedestal with                                           Redmond, Matt
Proform    443    620563       internal service line passage     6462269     09900270     USA            Leschinger        7/6/2001

                                                                                                         Larry Dolan,
                                                                                                         Gerald Frazier,
Proform    444                 Proform Pedestal Extention Kit    6455772     09910597     USA            Matt Leschinger   7/20/01

---------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                                                    Expiration Publication  Publication
Family   Number    Number                  Title                  Issue Date    Associates       Date       Number        Date
---------------------------------------------------------------------------------------------------------------------------------
                               Cooling System to be used to
                               cool high pow density Elec &
Battery                        Enc.(Method & apparatus for
Cooler     432                 cooling a batt

                               Cooling System to be used to
                               cool high pow density Elec &
Battery                        Enc.(Method & apparatus for
Cooler     432    620/213      cooling a batt                     3/18/03

                               Cooling System to be used to
                               cool high pow density Elec &
Battery                        Enc.(Method & apparatus for
Cooler     432    630636       cooling a batt                     3/18/03

                               Cooling System to be used to
                               cool high pow density Elec &
Battery                        Enc.(Method & apparatus for
Cooler     432                 cooling a batt

                               Process for making Plastic
PHX        433                 Counterflow Heat Exchanger

                               High Visibility Cap for a Data
Proform    434                 Transmission Pedestal

                               High Visibility Cap for a Data
Proform    434                 Transmission Pedestal

TRLS       435                 QuickSeal

                               Improved Cooling for Electronic
                               Equipment Enclsures using
AVCC       436                 effective cold plate/heatsink

                               Open Compressed Air Vortex
AirBased   437                 Tube Heat Management System        6/11/02     Jones etc

                               Open Compressed Air Vortex
AirBased   437                 Tube Heat Management System

                               Continuously Folded Air to Air                                            US-2002-
PHX        438    620558       Heat Exchanger Construction                                               0166657-A1    14/11/2002

                               Vented Cap for Equipment                                                  2002-0096346-
ONU        439    620559       Pedestal                           12/31/02                               A1            25/07/2002

                               Modular Enclosure System for                                              US-2002-
Flex       440                 Electronci Equipment                                                      0140325-A1    03/10/2002

                               Bracket and Shelf Apparatus for
MESA       441    620561       Equipment Enclosure

                               Coating for improving the
Conn       442                 corrosion resistance

                               Data Transmission Pedestal with
Proform    443    620631       internal service line passage

                               Data Transmission Pedestal with
Proform    443    620563       internal service line passage      10/8/02     Jones Day

Proform    444                 Proform Pedestal Extention Kit     9/24/2002   620564

                                  OPPS PATENTS

------------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                         Patent      Serial                                       Filing
Family   Number    Number                  Title                   Number      Number      Country         Inventor          Date
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Larry Dolan,
                                                                             PCT/US02/20               Gerald Frazier,
Proform    444                 Proform Pedestal Extention Kit                356          Canada       Matt Leschinger     6/26/02

                                                                                                       Larry Dolan,
                               Data Transmission pedestal with                                         Gerald Frazier,
                               two piece base (Proform Split                                           Jerry Maloney,
Proform    445                 Base)                             6598949     09827678     USA          Matt Leschinger     4/6/01

                               Containment System for Batteries                                        William Byron
MESA       446    620619       of an Equipment Enclosure                     2371553      Canada       Wiggins             2/14/02

                               Containment System for Batteries                                        William Byron
MESA       446    620566       of an Equipment Enclosure         6629737     09782831     USA          Wiggins             2/14/01

                                                                                                       Gus Aouf, Dustin
                               Protective Coating and Method of                                        Becker, Al
Conn       447                 Application of same                           09758081     USA          McGovern            1/10/01

                                                                                                       S. Willern, J.
Chip                                                                                                   Thiesen, M.
Cooler     449    630570       Small Scale Chip Cooler Assembly              10047871     USA          Cosley, R. Fischer  1/14/02

                               Emergency Exhaust System (EES)                                          B. Rayyahin, M.
MESA       450                 fro Electronic Enc. (MESA)                                 USA          Cosley

                               Air Conditioner Assembly for
AVCC       451                 Electronic Equipment Enclosure                             USA          S. Thakur

Prot       452    620573       Coaxial Protector                 6636408     09817862     USA          P. Pagliuca         3/26/01

                               Closed Loop Vortex Tube Cooling
AirBased   453                 System                                                     USA          N. Dukhan

                               Process for making and
                               assembling a plastic heat
PHX        454    620575       exchanger core housing                        09852559     USA          T. Uchison          5/10/01

                               Card Cage with impingement
AirBased   455                 cooling                                                    USA          M. Cosley

                                                                                                       N. Dukhan, M.
AirBased   456                 Enclosure Storage System                                   USA          Cosley

Chip
Cooler     457                 PCB Cooling System                                         USA          M. Cosley

Chip
Cooler     458                 Hybrid Cooling System                                      USA          M. Cosley

Link       459                 Non-Metallic Enclosure                                     USA          S. Hein, M. Cosley

                                                                                                       D. Mueller, S.
AVCC       460                 Split System Air Conditioner                               USA          Willen, M. Cosley

MESA       462                 Anti-rattle Door Guide                                     USA          R. Fischer

MESA       463                 Lid Mounted Fan                                            USA          R. Fischer

---------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                                                  Expiration  Publication   Publication
Family   Number    Number                  Title                  Issue Date   Associates      Date        Number         Date
---------------------------------------------------------------------------------------------------------------------------------
Proform    444                 Proform Pedestal Extention Kit                 620632

                               Data Transmission pedestal with
                               two piece base (Proform Split                                            US-2002-
Proform    445                 Base)                              7/29/03     Jones                     0145367-A1    10/8/2002

                               Containment System for Batteries                                         US-2002-
MESA       446    620619       of an Equipment Enclosure                                                0109440-A1    8/15/2002

                               Containment System for Batteries                                         US-2002-
MESA       446    620566       of an Equipment Enclosure          10/7/03                               0109440-A1    8/15/2002

                               Protective Coating and Method of
Conn       447                 Application of same

Chip                                                                                                    US200301319
Cooler     449    630570       Small Scale Chip Cooler Assembly                                         72A1          7/17/2003

                               Emergency Exhaust System (EES)
MESA       450                 fro Electronic Enc. (MESA)

                               Air Conditioner Assembly for
AVCC       451                 Electronic Equipment Enclosure

                                                                                                        US-2002-
Prot       452    620573       Coaxial Protector                  10/21/03                              0135963-A1     9/26/2002

                               Closed Loop Vortex Tube Cooling
AirBased   453                 System

                               Process for making and
                               assembling a plastic heat                                                2002-0166233-
PHX        454    620575       exchanger core housing                                                   A1            11/14/2002

                               Card Cage with impingement
AirBased   455                 cooling

AirBased   456                 Enclosure Storage System

Chip
Cooler     457                 PCB Cooling System

Chip
Cooler     458                 Hybrid Cooling System

Link       459                 Non-Metallic Enclosure

AVCC       460                 Split System Air Conditioner

MESA       462                 Anti-rattle Door Guide

MESA       463                 Lid Mounted Fan

                                  OPPS PATENTS

------------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                         Patent      Serial                                        Filing
Family   Number    Number                  Title                   Number      Number      Country         Inventor           Date
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         R. Fischer, M.
AVCC       464                 Fully redundant split system                               USA            Cosley, D. Mueller

                                                                                                         D. Mueller, M.
AVCC       465                 Rack Mounted Evaporator                                    USA            Cosley

                                                                                                         M. Cosley,
DC                             Power efficient, Compact CD                                               D.Mueller,R.
Cooler     468    620628       Cooling System                    6345512     09882655     USA            Rodriguez           6/14/01

                               process to extract air pockets
                               entrapped in sealant such as
TRLS       469                 grease, gel                                                USA            Gus Aouf

                               Use of a room temperature
                               vulcanizing (RTV) rubber as a                                             Gus Aouf, Dan
TRLS       470                 cast-in-placfe grommet                                     USA            Sedlecky

                               Improved modular components
                               and assembly techniques for
                               terminal blocks (is now part of                                           Tom Baum, Dan
TRLS       471                 case 487)                                                  USA            Sedlecky

                               Economical Sealing Approach for
                               terminal block construction (is                                           T. Baum, D.
TRLS       472                 now part of case 487)                                      USA            Sedlecky, M. Aouf

                                                                                                         James W.
                               Back-Up DC Vent System for                                                Webster, Marvin
Flex       473                 Equipment Enclosure               6579168     10038637     USA            P. Garcia           1/3/02

                               Molded foam seal for air to air
PHX        474                 heat exchanger                                             USA            Tom Uchison

                                                                                                         Dan Hoeft,
                                                                                                         Dominic Morrone,
                               Surge protection cartridge with                                           Al McGovern, Tom
URLS       475                 three-way attachment clip         6556411     10114145     USA            Baum                4/2/02

                               use of an over-molded grommets
                               in environmentally sealing a                                              Dan Sedlecky,
                               terminal block (is now part of                                            Tom Baum, Gus
TRLS       476                 case 487)                                                  USA            Aouf

Chip
Cooler     477                 Chip Level Impingement Cooling                             USA            M. Cosley

                               VTCR-Voltage temperature
MESA       478                 Control Relay                                              USA            M. Roy, M. Cress

                               Method of sealing plastic heat
                               exchanger plates into a stack
                               arrangement either one seal at
PHX        479                 a time                                                     USA            T. Uchison

                               Over-voltage Protection System
                               for Telecommunications IDC
URLS       480                 terminal block                                             USA            A. Gara, F. Ahmed

                                                                                                         Dan Hoeft,
                               Sub-application for tip clip (used                                        Dominic Morrone,
                               with case 475 surge protection                                            Al McGovern,
URLS       481    620642       cartridge)                                    10114138     USA            Jane Lee            4/2/02

                               Controlled Volume Sealed
MESA       482                 Thermal Management System                                  USA            Ken Dreier

                               BellSouth Marconi ASDL Tandem
X-Conn     483                 Cabinets                                                   USA

                                                                                                         Dan Sedlecky, Al
Conn       484                 F-Drop Adapter                                             USA            McGovern

---------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product   Case    Lawyer's                                                                  Expiration   Publication  Publication
Family   Number    Number                  Title                  Issue Date   Associates      Date         Number        Date
---------------------------------------------------------------------------------------------------------------------------------
AVCC       464                 Fully redundant split system

AVCC       465                 Rack Mounted Evaporator

DC                             Power efficient, Compact CD
Cooler     468    620628       Cooling System                     2/12/02                   6/15/2001

                               process to extract air pockets
                               entrapped in sealant such as
TRLS       469                 grease, gel

                               Use of a room temperature
                               vulcanizing (RTV) rubber as a
TRLS       470                 cast-in-placfe grommet

                               Improved modular components
                               and assembly techniques for
                               terminal blocks (is now part of
TRLS       471                 case 487)

                               Economical Sealing Approach for
                               terminal block construction (is
TRLS       472                 now part of case 487)

                               Back-Up DC Vent System for
Flex       473                 Equipment Enclosure                6/17/03

                               Molded foam seal for air to air
PHX        474                 heat exchanger

                               Surge protection cartridge with
URLS       475                 three-way attachment clip          4/29/03                   4/2/2022

                               use of an over-molded grommets
                               in environmentally sealing a
                               terminal block (is now part of
TRLS       476                 case 487)

Chip
Cooler     477                 Chip Level Impingement Cooling

                               VTCR-Voltage temperature
MESA       478                 Control Relay

                               Method of sealing plastic heat
                               exchanger plates into a stack
                               arrangement either one seal at
PHX        479                 a time

                               Over-voltage Protection System
                               for Telecommunications IDC
URLS       480                 terminal block

                               Sub-application for tip clip (used
                               with case 475 surge protection
URLS       481    620642       cartridge)                                                                             3/26/2003

                               Controlled Volume Sealed
MESA       482                 Thermal Management System

                               BellSouth Marconi ASDL Tandem
X-Conn     483                 Cabinets

Conn       484                 F-Drop Adapter

                                  OPPS PATENTS

------------------------------------------------------------------------------------------------------------------------------------
                      Individual
Product      Case      Lawyer's                                      Patent    Serial                                     Filing
Family      Number      Number                Title                  Number    Number      Country      Inventor           Date
------------------------------------------------------------------------------------------------------------------------------------
                                  One Dimensional Battery
MESA       485                    Restraint System                                          USA        Ela Berak

MESA       486                    Two Demensional Battery Restrain                          USA        Ela Berak

                                                                                                       Dan Sedlecky,
                                                                                                       Tom Baum, Gus
TRLS       487                    Modular Terminal Block Assembly              10335120     USA        Aouf               12/31/02

                                  Improved Pedestal Closure                                            Al McGovern,
Proform    488                    Assembly (ProFormNG)                                      USA        Jerry Maloney

                                  Plastic Counter Flow Heat
PHX        489                    Exchanger                                                 USA        Rick Fischer

                                  Quarter Turn Slide Assembly                                          Al McGovern,
Proform    490                    (Slam Lock)                                               USA        Jerry Maloney

                                                                                                       Marvin Garcia,
                                                                                                       Steve Latham,
MESA       491                    MESA Mediafiller                                          USA        Mike Cosley

                                  Apparatus for Cooling a Battery                                      Marvin Garcia,
           492                    in an outdoor equipment cabient              10338341     USA        Mike Cosley        1/8/03

                                  Exhaust System for Electronic                                        Mike Cosley,
           493 DIV    620643      Equipment Enclosure                          10454028     USA        Julius Lockhart    6/4/03

                                  DC-DC Converter Including an
           494                    Ultra Capacitor                                           USA        James Giancterino

                                  Overvoltage Protector for Use
Prot       CAN                    w/Data Lines                      1248054    588,543      Canada     W. Rust, Bonnes    32526

                                  Single Line Arrestor with Ground
Prot       CAN                    Strip                             1278431    588,796      Canada     Kaczmarek          1/20/89

                                  Line Protector for Communication
Prot       CAN                    Unit                                         2016652      Canada     A. Gilbert, Rust   4/23/90

                                  Terminal Block for Single Line
           D8653                  Arrestor                          4878146    188.353      USA        Kaczmarek          4/29/88

------------------------------------------------------------------------------------------------------------------------------------
                      Individual
Product      Case      Lawyer's                                                                Expiration  Publication   Publication
Family      Number      Number                Title                 Issue Date Associates         Date       Number         Date
------------------------------------------------------------------------------------------------------------------------------------
                                  One Dimensional Battery
MESA       485                    Restraint System

MESA       486                    Two Demensional Battery Restrain

TRLS       487                    Modular Terminal Block Assembly

                                  Improved Pedestal Closure
Proform    488                    Assembly (ProFormNG)

                                  Plastic Counter Flow Heat
PHX        489                    Exchanger

                                  Quarter Turn Slide Assembly
Proform    490                    (Slam Lock)

MESA       491                    MESA Mediafiller

                                  Apparatus for Cooling a Battery                                          US200300942
           492                    in an outdoor equipment cabient                                          63A1          22/05/2003

                                  Exhaust System for Electronic                                            US200301926
           493 DIV    620643      Equipment Enclosure                                                      75A1          16/10/2003

                                  DC-DC Converter Including an
           494                    Ultra Capacitor

                                  Overvoltage Protector for Use                  Ridout &
Prot       CAN                    w/Data Lines                       3/21/89     Maybee

                                  Single Line Arrestor with Ground               Ridout &
Prot       CAN                    Strip                              3/22/89     Maybee

                                  Line Protector for Communication
Prot       CAN                    Unit                                           Trexler/315

                                  Terminal Block for Single Line
           D8653                  Arrestor                           10/31/89    Trexler

-------------------------------------------------------------------------------------------------------------------
                 Individual
Product    Case   Lawyer's                                                        Patent
Family    Number   Number                   Title                                 Number   Serial Number    Country
-------------------------------------------------------------------------------------------------------------------
                             Control for a series resonant power
Power              630002    converter                                           4,727,469       29216        USA
-------------------------------------------------------------------------------------------------------------------
                             Current Sensing Circuit for use with
Power              630003    decoupled half bridge converter                     4,761,727      140874        USA
-------------------------------------------------------------------------------------------------------------------
Power              630004    Frequency controlled preload                        4,831,507      242558        USA
-------------------------------------------------------------------------------------------------------------------
Power              630005    Power factor corrction circuit                      4,855,890      265327        USA
-------------------------------------------------------------------------------------------------------------------
Power              630006    solid state ringing switch                          4,955,053      490068        USA
-------------------------------------------------------------------------------------------------------------------
Power              630007    Voltage controlled preload                          5,122,945      693561        USA
-------------------------------------------------------------------------------------------------------------------
                             Apparatus for temperature
                             compensating one or more battery
Power              630008    chargers                                            5,180,962      553228        USA
-------------------------------------------------------------------------------------------------------------------
                             Full bridge phase displaced resonant transition
                             circuit for obtaining constant resonant transition
Power              630009    current from 0 phase angle to 180 phase angle       5,563,775      260524        USA
-------------------------------------------------------------------------------------------------------------------
Power              630010    Drive circuit for SCR device                        5,654,661      567299        USA
-------------------------------------------------------------------------------------------------------------------
                             Power supply system including
Power              630011    thermal current limiting protection                 5,640,059      576784        USA
-------------------------------------------------------------------------------------------------------------------
                             Variable bandwidth control for power
Power              630012    factor correction                                   5,619,405      576620        USA
-------------------------------------------------------------------------------------------------------------------
                             Circuitry to maintain proper current
Power              630013    transformer operation                               5,610,508      260767        USA
-------------------------------------------------------------------------------------------------------------------
                             Winding construction for use in planar
Power              630014    magnetics                                           5,559,487      241176        USA
-------------------------------------------------------------------------------------------------------------------
                             Method for making a litz wire
Power              630015    connection                                          5,517,755      225909        USA
-------------------------------------------------------------------------------------------------------------------
                             Modular DC distribution unit and
Power              630028    system                                              5,726,852      717482        USA
-------------------------------------------------------------------------------------------------------------------
                             Power distribution system with over-
Power              630029    current protection                                  5,706,157      697239        USA
-------------------------------------------------------------------------------------------------------------------
                             Power distribution system with over-
Power              630054    current protection                                  6,215,633   09/480979        USA
-------------------------------------------------------------------------------------------------------------------
                             Power distribution system with over-
Power              630055    current protection                                  6,362,943   09/630715        USA
-------------------------------------------------------------------------------------------------------------------
                             Power distribution system with over-
Power              630102    current protection                                  6,449,136   09/782122        USA
-------------------------------------------------------------------------------------------------------------------

Power              630040    System level current sensing                        5,819,389      726318        USA
-------------------------------------------------------------------------------------------------------------------
                             Reset circuit for current transformer
Power              630043    having short reset interval                         5,930,123   08/696505        USA
-------------------------------------------------------------------------------------------------------------------
                             Active clamp used to maintain proper
Power              630044    current transformer operation                       5,923,548   08/827235        USA
-------------------------------------------------------------------------------------------------------------------
                             Energy recovery circuit for use in a
Power              630045    converter                                           5,864,471   08/827234        USA
-------------------------------------------------------------------------------------------------------------------
                             Multisided communications
Power              630046    distribution cabinet                                5,901,033   08/854894        USA
-------------------------------------------------------------------------------------------------------------------
                             Multisided communications
                             distribution cabinet having adjustable
Power              630047    tie rod                                             5,982,610   09/085854        USA
-------------------------------------------------------------------------------------------------------------------
Power              630048    Modular precharge circuit                           5,986,558   09/087241        USA
-------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product    Case   Lawyer's
Family    Number   Number                  Title                                     Inventor         Filing Date   Issue Date
------------------------------------------------------------------------------------------------------------------------------
                            Control for a series resonant power
Power              630002   converter                                           Kammiller              23/03/1987   23/03/1988
------------------------------------------------------------------------------------------------------------------------------
                            Current Sensing Circuit for use with
Power              630003   decoupled half bridge converter                     Kammiller              06/01/1988   02/08/1988
------------------------------------------------------------------------------------------------------------------------------
Power              630004   Frequency controlled preload                        Colley, Kachmarik      12/09/1988   16/05/1989
------------------------------------------------------------------------------------------------------------------------------
Power              630005   Power factor corrction circuit                      Kammiller              27/10/1988   08/08/1989
------------------------------------------------------------------------------------------------------------------------------
Power              630006   solid state ringing switch                          Siegmund               16/03/1990   04/09/1990
------------------------------------------------------------------------------------------------------------------------------
Power              630007   Voltage controlled preload                          Marawi                 30/04/1991   16/06/1992
------------------------------------------------------------------------------------------------------------------------------
                            Apparatus for temperature
                            compensating one or more battery
Power              630008   chargers                                            Giancaterino, Walsh    16/07/1990   19/01/1993
------------------------------------------------------------------------------------------------------------------------------
                            Full bridge phase displaced resonant transition
                            circuit for obtaining constant resonant transition
Power              630009   current from 0 phase angle to 180 phase angle       Kammiller              16/06/1994   08/10/1996
------------------------------------------------------------------------------------------------------------------------------
Power              630010   Drive circuit for SCR device                        Kammiller              05/12/1995   05/08/1997
------------------------------------------------------------------------------------------------------------------------------
                            Power supply system including                       Goodlive, Kalivas,
Power              630011   thermal current limiting protection                 Kammiller              21/12/1995   17/06/1997
------------------------------------------------------------------------------------------------------------------------------
                            Variable bandwidth control for power
Power              630012   factor correction                                   Kavivas, Kammiller     21/12/1995   08/04/1997
------------------------------------------------------------------------------------------------------------------------------
                            Circuitry to maintain proper current
Power              630013   transformer operation                               Kammiller              16/06/1994   11/03/1997
------------------------------------------------------------------------------------------------------------------------------
                            Winding construction for use in planar
Power              630014   magnetics                                           Butcher, Lee           10/05/1994   24/09/1996
------------------------------------------------------------------------------------------------------------------------------
                            Method for making a litz wire
Power              630015   connection                                          Wright                 08/04/1994   21/05/1996
------------------------------------------------------------------------------------------------------------------------------
                            Modular DC distribution unit and
Power              630028   system                                              Drabczyk, Trifiletti   20/09/1996   10/03/1998
------------------------------------------------------------------------------------------------------------------------------
                            Power distribution system with over-
Power              630029   current protection                                  Falk, Galecki          26/02/1996   06/01/1998
------------------------------------------------------------------------------------------------------------------------------
                            Power distribution system with over-
Power              630054   current protection                                  Falk, Galecki          10/01/2000   10/04/2001
------------------------------------------------------------------------------------------------------------------------------
                            Power distribution system with over-
Power              630055   current protection                                  Falk, Galecki          02/08/2000   26/03/2002
------------------------------------------------------------------------------------------------------------------------------
                            Power distribution system with over-
Power              630102   current protection                                  Falk, Galecki          13/02/2001   10/09/2002
------------------------------------------------------------------------------------------------------------------------------
                                                                                Giancaterino, Lock,
Power              630040   System level current sensing                        Mitchell, Plow         03/10/1996   29/09/1998
------------------------------------------------------------------------------------------------------------------------------
                            Reset circuit for current transformer
Power              630043   having short reset interval                         Kammiller              14/08/1996   27/07/1999
------------------------------------------------------------------------------------------------------------------------------
                            Active clamp used to maintain proper
Power              630044   current transformer operation                       Kammiller              28/03/1997   13/07/1999
------------------------------------------------------------------------------------------------------------------------------
                            Energy recovery circuit for use in a
Power              630045   converter                                           Kammiller, Walsh       28/03/1997   26/01/1999
------------------------------------------------------------------------------------------------------------------------------
                            Multisided communications
Power              630046   distribution cabinet                                Crawford, Michlovic    13/05/1997   04/05/1999
------------------------------------------------------------------------------------------------------------------------------
                            Multisided communications
                            distribution cabinet having adjustable              Cleveland, Crawford,
Power              630047   tie rod                                             Michlovic              27/05/1998   09/11/1999
------------------------------------------------------------------------------------------------------------------------------
Power              630048   Modular precharge circuit                           Crawford, Michlovic    29/05/1998   16/11/1999
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 Individual
Product    Case   Lawyer's                                                                  Expiration    Publication   Publication
Family    Number   Number                  Title                                Associates     Date          Number         Date
------------------------------------------------------------------------------------------------------------------------------------
                            Control for a series resonant power
Power              630002   converter                                              JDRP     27/03/2007
------------------------------------------------------------------------------------------------------------------------------------
                            Current Sensing Circuit for use with
Power              630003   decoupled half bridge converter                        JDRP     06/01/2008
------------------------------------------------------------------------------------------------------------------------------------
Power              630004   Frequency controlled preload                           JDRP     12/09/2008
------------------------------------------------------------------------------------------------------------------------------------
Power              630005   Power factor corrction circuit                         JDRP     27/10/2008
------------------------------------------------------------------------------------------------------------------------------------
Power              630006   solid state ringing switch                             JDRP     16/03/2010
------------------------------------------------------------------------------------------------------------------------------------
Power              630007   Voltage controlled preload                             JDRP     30/04/2001
------------------------------------------------------------------------------------------------------------------------------------
                            Apparatus for temperature
                            compensating one or more battery
Power              630008   chargers                                               JDRP     16/07/2010
------------------------------------------------------------------------------------------------------------------------------------
                            Full bridge phase displaced resonant transition
                            circuit for obtaining constant resonant transition
Power              630009   current from 0 phase angle to 180 phase angle          JDRP     16/06/2014
------------------------------------------------------------------------------------------------------------------------------------
Power              630010   Drive circuit for SCR device                           JDRP     05/12/2015
------------------------------------------------------------------------------------------------------------------------------------
                            Power supply system including
Power              630011   thermal current limiting protection                    JDRP     21/12/2015
------------------------------------------------------------------------------------------------------------------------------------
                            Variable bandwidth control for power
Power              630012   factor correction                                      JDRP     21/12/2015
------------------------------------------------------------------------------------------------------------------------------------
                            Circuitry to maintain proper current
Power              630013   transformer operation                                  JDRP     16/06/2014
------------------------------------------------------------------------------------------------------------------------------------
                            Winding construction for use in planar
Power              630014   magnetics                                              JDRP     10/05/2014
------------------------------------------------------------------------------------------------------------------------------------
                            Method for making a litz wire
Power              630015   connection                                             JDRP     08/04/2014
------------------------------------------------------------------------------------------------------------------------------------
                            Modular DC distribution unit and
Power              630028   system                                                 JDRP     20/09/2016
------------------------------------------------------------------------------------------------------------------------------------
                            Power distribution system with over-
Power              630029   current protection                                     JDRP     26/02/2016
------------------------------------------------------------------------------------------------------------------------------------
                            Power distribution system with over-
Power              630054   current protection                                     JDRP     26/02/2016
------------------------------------------------------------------------------------------------------------------------------------
                            Power distribution system with over-
Power              630055   current protection                                     JDRP     26/02/2016
------------------------------------------------------------------------------------------------------------------------------------
                            Power distribution system with over-
Power              630102   current protection                                     JDRP     26/02/2016
------------------------------------------------------------------------------------------------------------------------------------

Power              630040   System level current sensing                           JDRP     03/10/2016
------------------------------------------------------------------------------------------------------------------------------------
                            Reset circuit for current transformer
Power              630043   having short reset interval                            JDRP     14/08/2106
------------------------------------------------------------------------------------------------------------------------------------
                            Active clamp used to maintain proper
Power              630044   current transformer operation                          JDRP     28/03/2017
------------------------------------------------------------------------------------------------------------------------------------
                            Energy recovery circuit for use in a
Power              630045   converter                                              JDRP     28/03/2017
------------------------------------------------------------------------------------------------------------------------------------
                            Multisided communications
Power              630046   distribution cabinet                                   JDRP     13/05/2017
------------------------------------------------------------------------------------------------------------------------------------
                            Multisided communications
                            distribution cabinet having adjustable
Power              630047   tie rod                                                JDRP     27/05/2018
------------------------------------------------------------------------------------------------------------------------------------
Power              630048   Modular precharge circuit                              JDRP     29/05/2018
------------------------------------------------------------------------------------------------------------------------------------

MARCONI CONFIDENTIAL                                                      Page 1

                  Individual
Product    Case    Lawyer's                                               Patent
Family    Number    Number                       Title                    Number     Serial Number    Country
-----------------------------------------------------------------------------------------------------------------
Power               630049     Stiffened relay rack                      6,349,837    09/709843         USA
-----------------------------------------------------------------------------------------------------------------
                               printed circuit board mounting system
Power               630050     for bullet breakers                       6,414,245    09/726364         USA
-----------------------------------------------------------------------------------------------------------------
Power               630051     Battery disconnect system                 6,492,745    09/618085         USA
-----------------------------------------------------------------------------------------------------------------
Power               630060     Battery monitoring system                 6,498,491    09/766351         USA
-----------------------------------------------------------------------------------------------------------------
Power               630103     Battery monitoring system                              PCT/US01/1404     PCT
-----------------------------------------------------------------------------------------------------------------
Power               630116     Battery monitoring system                                    2408376     Canada
-----------------------------------------------------------------------------------------------------------------
Power               630117     Battery monitoring system                              PA/a2002/0109     Mexico
-----------------------------------------------------------------------------------------------------------------
                               Telecommunications power
Power               630055     distribution panel                        6,358,099    09/703016         USA
-----------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with
Power               630057     bullet connectors                         6,359,770    09/703120         USA
-----------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with
Power               630110     bullet connectors                                      PCT/US01/4839     PCT
-----------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with
Power               630124     bullet connectors                                            2427275     Canada
-----------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with
Power               630125     bullet connectors                                      PA/a2003/0036     Mexico
-----------------------------------------------------------------------------------------------------------------
                               circuit for obtaining optimum ZVS
                               operation in a series connected (split)
Power               630061     full bridge                                                              USA
-----------------------------------------------------------------------------------------------------------------
                               Inrush limiting circuit using phase
Power               630062     control                                                                  USA
-----------------------------------------------------------------------------------------------------------------
                               Novel coupled inductor with coupling
Power               630063     factor changeable over a wide range                                      USA
-----------------------------------------------------------------------------------------------------------------
                               Power factor correction circuit for high
Power               630064     voltages                                                                 USA
-----------------------------------------------------------------------------------------------------------------

Power               630104     Power distribution backplane                           09/861148         USA
-----------------------------------------------------------------------------------------------------------------

Power               630114     Power distribution backplane                           PCT/US02/1428     PCT
-----------------------------------------------------------------------------------------------------------------

Power               630122     Power distribution backplane                                 2415079     Canada
-----------------------------------------------------------------------------------------------------------------

Power               630123     Power distribution backplane                           PA/a2003/0004     Mexico
-----------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current
Power               630105     monitor                                                09/861204         USA
-----------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current
Power               630112     monitor                                                PCT/US02/1428     PCT
-----------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current
Power               630120     monitor                                                      2416047     Canada
-----------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current
Power               630121     monitor                                                PA/a2003/0004     Mexico
-----------------------------------------------------------------------------------------------------------------
                               Power systems, power circuits and
Power               630106     components for power systems                           10/152883         USA
-----------------------------------------------------------------------------------------------------------------

                  Individual
Product    Case    Lawyer's
Family    Number    Number                       Title                                 Inventor             Filing Date  Issue Date
------------------------------------------------------------------------------------------------------------------------------------
Power               630049     Stiffened relay rack                          Serban                         10/11/2000    26/02/2002
------------------------------------------------------------------------------------------------------------------------------------
                               printed circuit board mounting system         Lopp, Ruess,
Power               630050     for bullet breakers                           Siegmund                       30/11/2000    02/07/2002
------------------------------------------------------------------------------------------------------------------------------------
Power               630051     Battery disconnect system                     Colley, Giancaterino           17/07/2000    10/12/2002
------------------------------------------------------------------------------------------------------------------------------------
Power               630060     Battery monitoring system                     Colley, Essi, Garrett, Plow    19/01/2001    24/12/2002
------------------------------------------------------------------------------------------------------------------------------------
Power               630103     Battery monitoring system                     Colley, Essi, Garrett, Plow    19/01/2001
------------------------------------------------------------------------------------------------------------------------------------
Power               630116     Battery monitoring system                     Colley, Essi, Garrett, Plow    19/01/2001
------------------------------------------------------------------------------------------------------------------------------------
Power               630117     Battery monitoring system                     Colley, Essi, Garrett, Plow    19/01/2001
------------------------------------------------------------------------------------------------------------------------------------
                               Telecommunications power
Power               630055     distribution panel                            Kolody, Lewis                  31/10/2000    19/03/2002
------------------------------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with         Estep, Kolody, Lewis,
Power               630057     bullet connectors                             McWilliams, Trifiletti         31/10/2000    19/03/2002
------------------------------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with         Estep, Kolody, Lewis,
Power               630110     bullet connectors                             McWilliams, Trifiletti         31/10/2000
------------------------------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with         Estep, Kolody, Lewis,
Power               630124     bullet connectors                             McWilliams, Trifiletti         31/10/2000
------------------------------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with         Estep, Kolody, Lewis,
Power               630125     bullet connectors                             McWilliams, Trifiletti         25/04/2003
------------------------------------------------------------------------------------------------------------------------------------
                               circuit for obtaining optimum ZVS
                               operation in a series connected (split)
Power               630061     full bridge                                   Kammiller                      21/05/2002
------------------------------------------------------------------------------------------------------------------------------------
                               Inrush limiting circuit using phase
Power               630062     control                                       Kammiller                      21/05/2002
------------------------------------------------------------------------------------------------------------------------------------
                               Novel coupled inductor with coupling
Power               630063     factor changeable over a wide range           Kammiller                      21/05/2002
------------------------------------------------------------------------------------------------------------------------------------
                               Power factor correction circuit for high
Power               630064     voltages                                      Kammiller
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Fattman, Kolody,
Power               630104     Power distribution backplane                  Lewis, Trifiletti              18/05/2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Fattman, Kolody,
Power               630114     Power distribution backplane                  Lewis, Trifiletti              06/05/2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Fattman, Kolody,
Power               630122     Power distribution backplane                  Lewis, Trifiletti              06/05/2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Fattman, Kolody,
Power               630123     Power distribution backplane                  Lewis, Trifiletti              14/01/2003
------------------------------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current              Fattman, Kolody,
Power               630105     monitor                                       Lewis, Trifiletti              18/05/2001
------------------------------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current              Fattman, Kolody,
Power               630112     monitor                                       Lewis, Trifiletti              06/05/2002
------------------------------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current              Fattman, Kolody,
Power               630120     monitor                                       Lewis, Trifiletti              06/05/2002
------------------------------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current              Fattman, Kolody,
Power               630121     monitor                                       Lewis, Trifiletti              15/01/2003
------------------------------------------------------------------------------------------------------------------------------------
                               Power systems, power circuits and             Elek, Felty, Kammiller,
Power               630106     components for power systems                  Knurek                         21/05/2002
------------------------------------------------------------------------------------------------------------------------------------

                  Individual
Product    Case    Lawyer's                                                                Expiration    Publication  Publication
Family    Number   Number                        Title                      Associates        Date         Number         Date
-----------------------------------------------------------------------------------------------------------------------------------
Power               630049     Stiffened relay rack                           JDRP        10/11/2020
-----------------------------------------------------------------------------------------------------------------------------------
                               printed circuit board mounting system
Power               630050     for bullet breakers                            JDRP        30/11/2020
-----------------------------------------------------------------------------------------------------------------------------------
Power               630051     Battery disconnect system                      JDRP        24/05/2021
-----------------------------------------------------------------------------------------------------------------------------------
Power               630060     Battery monitoring system                      JDRP        09/05/2020
-----------------------------------------------------------------------------------------------------------------------------------
Power               630103     Battery monitoring system                      JDRP
-----------------------------------------------------------------------------------------------------------------------------------
Power               630116     Battery monitoring system                      JDRP
-----------------------------------------------------------------------------------------------------------------------------------
Power               630117     Battery monitoring system                      JDRP
-----------------------------------------------------------------------------------------------------------------------------------
                               Telecommunications power
Power               630055     distribution panel                             JDRP        31/10/2020
-----------------------------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with
Power               630057     bullet connectors                              JDRP        31/10/2020
-----------------------------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with
Power               630110     bullet connectors                              JDRP
-----------------------------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with
Power               630124     bullet connectors                              JDRP
-----------------------------------------------------------------------------------------------------------------------------------
                               Power distribution curcuit board with
Power               630125     bullet connectors                              JDRP
-----------------------------------------------------------------------------------------------------------------------------------
                               circuit for obtaining optimum ZVS
                               operation in a series connected (split)
Power               630061     full bridge                                    JDRP
-----------------------------------------------------------------------------------------------------------------------------------
                               Inrush limiting circuit using phase
Power               630062     control                                        JDRP
-----------------------------------------------------------------------------------------------------------------------------------
                               Novel coupled inductor with coupling
Power               630063     factor changeable over a wide range            JDRP
-----------------------------------------------------------------------------------------------------------------------------------
                               Power factor correction circuit for high
Power               630064     voltages                                       JDRP
-----------------------------------------------------------------------------------------------------------------------------------

Power               630104     Power distribution backplane                   JDRP
-----------------------------------------------------------------------------------------------------------------------------------

Power               630114     Power distribution backplane                   JDRP
-----------------------------------------------------------------------------------------------------------------------------------

Power               630122     Power distribution backplane                   JDRP
-----------------------------------------------------------------------------------------------------------------------------------

Power               630123     Power distribution backplane                   JDRP
-----------------------------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current
Power               630105     monitor                                        JDRP
-----------------------------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current
Power               630112     monitor                                        JDRP
------------------------------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current
Power               630120     monitor                                        JDRP
------------------------------------------------------------------------------------------------------------------------------------
                               Combined fuse holder and current
Power               630121     monitor                                        JDRP
------------------------------------------------------------------------------------------------------------------------------------
                               Power systems, power circuits and
Power               630106     components for power systems                   JDRP
------------------------------------------------------------------------------------------------------------------------------------

MARCONI CONFIDENTIAL

                Individual
Product  Case    Lawyer's                                      Patent
Family  Number    Number               Title                   Number  Serial Number  Country    Inventor            Filing Date
------------------------------------------------------------------------------------------------------------------------------------
                           Power systems, power circuits and                                    Elek, Felty,
Power            630115    components for power systems                PCT/US02/1612    PCT     Kammiller, Knurek     21/05/2002
------------------------------------------------------------------------------------------------------------------------------------
                           Power systems, power circuits and                                    Elek, Felty,
Power            630118    components for power systems                      2415235    Canada  Kammiller, Knurek     21/05/2002
------------------------------------------------------------------------------------------------------------------------------------
                           Power systems, power circuits and                                    Elek, Felty,
Power            630119    components for power systems                PA/a2003/0006    Mexico  Kammiller, Knurek     20/01/2002
------------------------------------------------------------------------------------------------------------------------------------
Power            630107    Improved fan guard assembly                                  USA     Kammiller
------------------------------------------------------------------------------------------------------------------------------------
                           Adaptive control system for power                                    Elek, Felty,
Power            630108    conditioning unit                                            USA     Kammiller, Knurek
------------------------------------------------------------------------------------------------------------------------------------
Power            630109    Active AC current balance system                                     Elek, Felty,
                                                                                        USA     Kammiller, Knurek
------------------------------------------------------------------------------------------------------------------------------------

                Individual
Product  Case    Lawyer's                                                                   Expiration   Publication   Publication
Family  Number    Number               Title                   Issue Date     Associates       Date         Number         Date
----------------------------------------------------------------------------------------------------------------------------------
                           Power systems, power circuits and
Power            630115    components for power systems                        JDRP
----------------------------------------------------------------------------------------------------------------------------------
                           Power systems, power circuits and
Power            630118    components for power systems                        JDRP
----------------------------------------------------------------------------------------------------------------------------------
                           Power systems, power circuits and
Power            630119    components for power systems                        JDRP
----------------------------------------------------------------------------------------------------------------------------------
Power            630107    Improved fan guard assembly                         JDRP
----------------------------------------------------------------------------------------------------------------------------------
                           Adaptive control system for power
Power            630108    conditioning unit                                   JDRP
----------------------------------------------------------------------------------------------------------------------------------
Power            630109    Active AC current balance system                    JDRP
----------------------------------------------------------------------------------------------------------------------------------

MARCONI CONFIDENTIAL                                                      Page 3

Friday, December 05, 2003    MARCONI TEST SYSTEMS PATENT STATUS REPORT    Page 1

COUNTRY  APP #    FILING DATE   PATENT #   ISSUE DATE   CAM        ATTORNEY   REMARKS
------------------------------------------------------------------------------------------------------------------------------------
FAMILY NUMBER: 560043680001    TITLE: METHOD AND APPARATUS FOR DIGITALLY CONTROLLING GAIN IN A   INVENTORS:
                                      TALKING PATH                                                           BALTHROP, SR., CHRIS A
                                                                                                             MUTZABAUGH, PATRICIA K
                                                                                                             PORTER, JOHN M
                                                                                                             SZCZEBAK, JR., EDWARD J

       566898       12/4/95     5,640,433   6/17/97           002             12/17/2004 2nd Maintenance fee due; 12/17/2008 3rd
                                                                              Maintenance fee due; 9/11/2012 Expiration date
       567140       12/4/95     5,652,712   7/29/97           003             1/29/2005 2nd Maintenance fee due; 1/29/2009 3rd
                                                                              Maintenance fee due; 9/11/2012 Expiration date
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 1.24

                                RETAINED PATENTS

    PATENT NUMBER OR CASE REFERENCE                       PATENT DESCRIPTION
-------------------------------------------------------------------------------------------------
P/62061.USA                                   TDM Switching System
-------------------------------------------------------------------------------------------------
20020032872                                   System and method for controlling network elements
                                              using softkeys
-------------------------------------------------------------------------------------------------
20020042844                                   Synchronized sampling on a multiprocessor backplane
                                              via a broadcast timestamp
-------------------------------------------------------------------------------------------------
20020095626                                   Filtering for timing distribution system in
                                              networking products
-------------------------------------------------------------------------------------------------
20020186718                                   Multi-layer control interface for clock switching
                                              in a communications element
-------------------------------------------------------------------------------------------------
20020009087                                   Method and apparatus for manipulating an ATM cell
-------------------------------------------------------------------------------------------------
P/54251.USC                                   ATM Speech Transport
-------------------------------------------------------------------------------------------------
P/54251.USC1                                  ATM Speech Transport
-------------------------------------------------------------------------------------------------
P/62056.USA                                   Use of ATM Multicast
-------------------------------------------------------------------------------------------------
P/62057.USP                                   UBR Service
-------------------------------------------------------------------------------------------------
P/62058.USA                                   Load Balanced UBR
-------------------------------------------------------------------------------------------------
P/62101.USP                                   Coin Validation Using Wavelets
-------------------------------------------------------------------------------------------------
P/62312.CAP                                   LBO After Tx to Reduce Non-
-------------------------------------------------------------------------------------------------
P/62312.USP                                   LBO After Tx to Reduce Non-
-------------------------------------------------------------------------------------------------
P/63038.USA                                   Protective UBR
-------------------------------------------------------------------------------------------------
P/63111.CAP                                   Clock/Frame Alignment
-------------------------------------------------------------------------------------------------
P/63111.USP                                   Clock/Frame Alignment
-------------------------------------------------------------------------------------------------
P/63201.USA                                   ATM Connections
-------------------------------------------------------------------------------------------------
P/63808.USA                                   Cell Multiplexer
-------------------------------------------------------------------------------------------------
P/63810.USP                                   Digital Cross-Connect Switch
-------------------------------------------------------------------------------------------------
P/63950.USA                                   Gateway and Method
-------------------------------------------------------------------------------------------------
P/63954.USA                                   Dynamic OAM for Connections
-------------------------------------------------------------------------------------------------
5,892,932                                     Reprogrammable Switching Apparatus and Method
-------------------------------------------------------------------------------------------------
6,345,040                                     Scalable Scheduled Cell Switch and Method for
                                              Switching
-------------------------------------------------------------------------------------------------
5,825,765                                     Communication Network Based on ATM for General
                                              Purpose Computers
-------------------------------------------------------------------------------------------------
5,541,918                                     Method and Apparatus for Manipulating an ATM Cell
-------------------------------------------------------------------------------------------------
5,548,588                                     Method and Apparatus for Manipulating an ATM Cell
-------------------------------------------------------------------------------------------------
6,108,335                                     Method and Apparatus for Switching, Multicasting,
                                              Multiplexing and Demultiplexing an ATM Cell
-------------------------------------------------------------------------------------------------
5,875,189                                     Method and Apparatus for Multicast of ATM Cells
-------------------------------------------------------------------------------------------------
5,323,389                                     ATM Cell Interface ane Method for Dispatching
-------------------------------------------------------------------------------------------------

       PATENT NUMBER OR CASE REFERENCE                   PATENT DESCRIPTION
--------------------------------------------------------------------------------------------------
                                              an ATM Cell
--------------------------------------------------------------------------------------------------
5,479,401                                     ATM Cell Interface and Method for Dispatching an
                                              ATM Cell
--------------------------------------------------------------------------------------------------
5,689,512                                     ATM Cell Interface and Method for Dispatching an
                                              ATM Cell
--------------------------------------------------------------------------------------------------
6,310,879                                     Method and Apparatus for Multicast of ATM Cells
                                              where Connections can be Dynamically Added or
                                              Dropped
--------------------------------------------------------------------------------------------------
6,282,171                                     System and Method Regarding Early Packet Discard
                                              and Partial Packet Discard
--------------------------------------------------------------------------------------------------
6,151,321                                     Method and System for Sending ATM Cells to an ATM
                                              Network from a Host
--------------------------------------------------------------------------------------------------
6,026,090                                     Method and System for Receiving ATM Cells from an
                                              ATM Network by a Host
--------------------------------------------------------------------------------------------------
6,404,768                                     Method and Apparatus for Serving ATM Packets/Cells
--------------------------------------------------------------------------------------------------
6,301,251                                     ATM Communications System, UBR-ABR Gateway and
                                              Method
--------------------------------------------------------------------------------------------------
5,995,511                                     Digital Network Including Mechanism for Grouping
                                              Virtual Message Transfer Paths having Similar
                                              Transfer Rates..
--------------------------------------------------------------------------------------------------
5,828,879                                     Method and a Scheduler for Controlling when a
                                              Server Provides Service to a Utility
--------------------------------------------------------------------------------------------------
6,412,005                                     Method and Apparatus for Providing Service to
                                              Entities
--------------------------------------------------------------------------------------------------
6,039,578                                     Network Interface Device for Line Testing
--------------------------------------------------------------------------------------------------
5,473,666                                     Method and Apparatus for Digitally Controlling
                                              Gain in a Talking Path
--------------------------------------------------------------------------------------------------
5,726,506                                     Hot Insertion Power Arrangement
--------------------------------------------------------------------------------------------------
5,845,115                                     Method and a scheduler for controlling when a
                                              server provides service with rate control to an
                                              entity
--------------------------------------------------------------------------------------------------
6,108,183                                     Current limiter
--------------------------------------------------------------------------------------------------
6,427,045                                     Splice tray for use in splicing fiber optic
                                              cables and housing therefor
--------------------------------------------------------------------------------------------------
6,322,400                                     Battery termination panel
--------------------------------------------------------------------------------------------------
6,548,753                                     Flame suppression cabinet
--------------------------------------------------------------------------------------------------

                                  SCHEDULE 1.25

                       Exclusions from Retained Technology

- MESA family enclosure designs, including: sealing, cable routing, frame mounting, installation

- Enclosure fabrication processes, including: materials, special forming, fixturing, welding, paint process and assembly techniques

- MESA thermal systems, including: heat exchangers (materials, construction and performance), duct work, fan (selection, fan mounting, maintenance), controllers (fan operation & speed, alarms, etc), door mounted heat exchangers, and temperature compensation techniques.

- Protection panels & protectors, including: design (materials construction and performance)

- MESA Config - Copper Connectors, including: design (materials construction and performance)

- ONU Config - Copper Connectors, including: design (materials construction and performance)

- OSP - Copper Connectors, including: design (materials construction and performance)

- Central Office - Copper Connectors, including: design (materials construction and performance)

- Current limiter systems, including: design (materials construction and performance)

- Power systems, including: rectifier and DC/DC converter design (materials construction and performance), distribution design (materials construction and performance), and controller (rectifier and charging) design (materials construction and performance)

-        DC Power distribution panels and cable systems

- AC power distribution, including: design (materials construction and performance), bonding & grounding to protect equipment and minimize ground loop potentials

- Software, firmware & source code for Power control(MCA & PCU) and environmental control(ECU)

- All J&SD drawings developed by OSPP for the manufacture and assembly of the Equipped Cabinet.

Accesshub:
All Accesshub Software

                                  SCHEDULE 5.1

The exceptions expressly contained in the following schedules qualify the indicated representations and warranties of Section 5.1 of this Agreement. These schedules are qualified in their entirety by reference to the provisions of
Section 5.1 of this Agreement and are not intended to constitute, and shall not be construed as constituting, any representations or warranties of AFC or a Marconi Entity, except as and to the extent provided in this Agreement.

                                 SCHEDULE 5.1(a)

1. See Items 1, 2, 3, 4 and 5 of Schedule 4.13(e)(i) to the Asset Purchase Agreement.

                                                                       EXHIBIT E

                               RESELLER AGREEMENT
                                       FOR
                           GRANDE COMMUNICATIONS, INC.

         This Reseller Agreement ("AGREEMENT") effective as of ____________, 2004 (the "EFFECTIVE DATE") is made and entered into between Marconi Communications, Inc., a corporation incorporated under the laws of Delaware with headquarters at 1000 Marconi Drive, Warrendale, Pennsylvania 15086-7502 ("MCI"), and [Advanced Fibre Access Corporation], a corporation incorporated under the laws of Delaware ("AFC").

                                     RECITAL

         In the event that MCI assigns that certain System Purchase Agreement, dated as of October 29, 2001, as amended, by and between Grande Communications, Inc. ("GRANDE") and MCI (such agreement referred to herein as the "SYSTEM PURCHASE AGREEMENT") to AFC, MCI and AFC wish to provide for MCI to supply certain products to AFC for resale to Grande, or to supply Grande directly, so as to allow AFC to fulfill it obligations under the System Purchase Agreement with respect to such MCI products.

         NOW, THEREFORE, intending to be legally bound hereby, MCI and AFC agree as follows:

1. System Purchase Agreement. MCI shall fulfill purchase orders for MCI's products as necessary for AFC to fulfill its supply obligations under the System Purchase Agreement ("PRODUCTS") when received from AFC or from Grande, and supply such Products and provide corresponding services in accordance with the terms and conditions in the System Purchase Agreement, including without limitation the warranty obligations therein with respect to the Products. MCI agrees to indemnify, defend and hold AFC harmless to the extent that AFC is subject to claims, suit, or proceedings, or incurs any damages or costs under the System Purchase Agreement arising from MCI's breach of the foregoing obligation in this Section 1.

2. Appointment. Subject to the terms and conditions set forth herein, during the term set forth below in Section 4, MCI hereby appoints AFC as a reseller of the Products during the term solely to Grande. AFC shall only sell the Products under this Agreement to Grande pursuant to the terms of the System Purchase Agreement. As between AFC and Marconi, AFC shall abide by all terms and conditions in the System Purchase Agreement which are applicable to Grande for purposes of buying and reselling MCI products to Grande, including without limitation the purchase price and payment obligations therein with respect to the Products, provided, however, that the purchase price payable by AFC to MCI for the purchase of Products shall be five percent (5%) less than the purchase price which Grande would pay if Grande were to purchase the products from Marconi pursuant to the System Purchase Agreement.

3. Notification; Remittance. In the event that MCI receives a purchase order from Grande, MCI shall promptly forward a copy of such purchase order to AFC. In the event that AFC receives a purchase order that includes the Products, AFC shall promptly forward such purchase order to MCI. In the event that AFC receives any payment from Grande for the Products, AFC shall promptly remit such amounts to MCI.

4. Term. This Agreement shall continue in force for the term of the System Purchase Agreement. In the event of any breach of this Agreement, the non-breaching party may terminate this Agreement by giving thirty (30) days prior written notice to the other party; provided, however, that this Agreement shall not terminate if the other party has cured the breach prior to the expiration of such thirty (30) day period. In the event that a party suffers the institution by or against an insolvency, receivership or bankruptcy proceedings, an assignment for the benefit of creditors, or dissolution or ceasing to do business, the unaffected party shall have the right to immediately terminate this Agreement.

5.       Miscellaneous.

         5.1 No Third Party Beneficiaries. Except as provided in Article V with respect to release and indemnity, this Agreement is for the sole benefit of the parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties, and such permitted assigns, any legal or equitable rights hereunder, whether as third party beneficiaries or otherwise.

         5.2 Amendments; Assignment. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party. Neither this Agreement nor any of the rights and obligations of a party hereunder shall be assignable or transferable by such party without the prior written consent of the other party; provided, however, that this Agreement shall be assignable by MCI with the prior written consent of Recipient (which consent shall not be unreasonably withheld, delayed or conditioned) in connection with a sale, by sale of stock, sale of assets, merger or otherwise, of all or substantially all of one or more businesses, business units or product lines of MCI.

         5.3 Waivers. No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. No provision of this Agreement may be waived except pursuant to a writing executed by the waiving party.

         5.4 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed or sent by courier service, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 5.4):

                  (i)      if to MCI,

                           Marconi Communications, Inc.
                           1000 Marconi Drive
                           Warrendale, Pennsylvania 15086
                           Attention: General Counsel-Americas
                           Facsimile: (724) 742-7645

                  (ii)     if to Recipient,

                           [Advanced Fibre Access Corporation]
                           1465 North McDowell Blvd.
                           Petaluma, California 94954
                           Attention:  General Counsel
                           Facsimile: (707) 794-7777

         5.5 Annex; Interpretation. The headings contained in this Agreement or any Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of any Exhibit hereto shall, unless the context otherwise manifestly requires, be deemed set forth for all purposes of that particular Exhibit. The Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in the Exhibits but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. For all purposes hereof, the terms "include" and "including" shall be deemed followed by the words "without limitation". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

         5.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         5.7 Entire Agreement. This Agreement, including the Exhibits hereto, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         5.8 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         5.9 Consent To Jurisdiction; Waiver of Jury Trial. Each party hereby (i) agrees that any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters contemplated hereby, shall be brought by any party in a court of competent jurisdiction located within the County of New York, in the State of New York, whether a state or federal court; (ii) agrees that in connection with any such litigation, proceeding or action, such party will consent and submit to personal jurisdiction in any such court described in clause (i) of this Section 5.9 and to service of process upon it in accordance with the rules and statutes governing service of process; (iii) agrees to waive to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (iv) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any such litigation, proceeding or action in the County of New York, in the State of New York; (v) agrees to notify the other party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the County of New York, in the State of New York to serve in place of such agent and deliver to the other party written evidence of such substitute agent's acceptance of such designation; (vi) agrees as an alternative method of service to service of process in any such litigation, proceeding or action by mailing of copies thereof to such party at its address set forth in Section 5.4; (vii) agrees that any service made as provided herein shall be effective and binding service in every respect; and
(viii) agrees that nothing herein shall affect the rights of either party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS SERVICES AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         5.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         5.11 Limitation of Liability. The parties liability to each other and any third party shall be limited to the same extent such liability is limited in the System Purchase Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

[ADVANCED FIBRE ACCESS CORPORATION]        MARCONI COMMUNICATIONS, INC.

By __________________________________      By __________________________________

Name: _______________________________      Name: _______________________________

Title: ______________________________      Title: ______________________________

                                    EXHIBIT F

                                PATENT ASSIGNMENT

         This PATENT ASSIGNMENT (this "Patent Assignment"), effective as of ________________, 200__, is made by and between Marconi Intellectual Property (Ringfence) Inc., a Delaware corporation with a place of business located at c/o Marconi Communications, Inc., 3000 Marconi Drive, Warrendale, PA 15086 ("Assignor"), and Advanced Fibre Communications, Inc., a Delaware corporation with a principal place of business located at 1465 North McDowell Blvd., Petaluma, CA 94954 ("Assignee").

                                    RECITALS

         WHEREAS, Marconi Communications, Inc., a Delaware corporation ("Seller"), Assignor, a wholly-owned subsidiary of Seller, Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) and Assignee have entered into that certain Asset Purchase and Sale Agreement dated __________________, 200__ (the "Asset Purchase Agreement"), pursuant to which the Assignee is acquiring certain assets of Seller and Assignor;

         WHEREAS, Assignor is the owner by assignment of all right, title and interest in and to the patents and pending patent applications listed on Schedule A attached hereto (collectively, the "Assigned Patents"); and

         WHEREAS, pursuant to the Asset Purchase Agreement, Assignee desires to acquire the Assigned Patents from Assignor, and Assignor is willing to assign the Assigned Patents to Assignee in accordance with this Patent Assignment.

         NOW, THEREFORE, in consideration for Assignee's performance under the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree that Assignor, acting through its legal representatives, shall and does hereby assign, sell and transfer to Assignee, its successors, legal representatives and assigns, all of Assignor's right, title and interest in, to and under the Assigned Patents (including all patent disclosures and prosecution histories in the Assignor's possession pertaining to the Assigned Patents, if any), and all reissues, divisions, continuations, continuations-in-part and extensions thereof, and all letters patent of the United States granted thereon and all reissues, divisions, continuations, continuations-in-part and extensions thereof (including, without limitation, all proceeds thereof and the rights to sue for past, present and future infringements), and all applications for letters patent filed of or for said Assigned Patents, including all reissues, divisions, continuations, continuations-in-part and extensions thereof, in any country or countries foreign to the United States, and all letters patent granted for said Assigned Patents, including all reissues, divisions, continuations, continuations-in-part and extensions thereof, in any country or countries foreign to the United States, and hereby authorize and request the Commissioner of Patents of the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue patents on applications as aforesaid, to record Assignee as the owner of all such Assigned Patents (including foreign patents and patent applications) and issue all letters patent for said Assigned Patents (including foreign patent grants) to the said Assignee, as assignee of the Assigned Patents, for the sole use of Assignee, its successors, legal representatives and assigns, in accordance with the terms of this Patent Assignment.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Patent Assignment to be duly executed this ____ day of ______________, 200__.

MARCONI INTELLECTUAL                        ADVANCED FIBRE
PROPERTY (RINGFENCE) INC.                   COMMUNICATIONS, INC.

By: _________________________________       By: ________________________________

Name: _______________________________       Name:_______________________________

Title: ______________________________       Title: _____________________________

STATE OF ____________________
COUNTY OF __________________

         The foregoing assignment was acknowledged before me on this ___ day of ___________, 200__, by ___________________________________, a _____________
corporation, on behalf of the corporation.

                                             ___________________________________

                                             NOTARY PUBLIC

                                             My Commission Expires:_____________

                                   SCHEDULE A

                                ASSIGNED PATENTS

PATENTS:

Patent No.                                                    Issued

PENDING PATENT APPLICATIONS:

Application No.

                                                                       EXHIBIT G

                                RELEASE AGREEMENT

                  RELEASE AGREEMENT (the "Release"), dated as of [________ __], 2004, by and among THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated in England and Wales with its registered office at Fifth Floor, 100 Wood Street, London, EC2V 7EX, England (acting in its capacity as Security Trustee under the STID (as defined below) and the related Security Documents), MARCONI CORPORATION PLC, a public limited liability company incorporated in England and Wales (registered no. 0067307) as Issuer, MARCONI COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of Delaware and an indirect wholly-owned subsidiary of the Issuer ("Communications") and MARCONI INTELLECTUAL PROPERTY (RINGFENCE) INC., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of Communications ("Ringfence").

                              W I T N E S S E T H :

                  WHEREAS, the Issuer; the Security Trustee; the persons listed in Schedule 1 thereto as Guarantors; Law Debenture Trust Company of New York as Senior Note Trustee; JPMorgan Chase Bank as Junior Note Trustee; HSBC Bank p.l.c. as New Bonding Facility Agent and Escrow Bank; The Bank of New York as Depositary, Paying Agent and Registrar; the persons listed in Part A of Schedule 2 thereto as Intra-Group Creditors; the persons listed in Part B of Schedule 2 thereto as Intra-Group Borrowers; and the persons listed in Schedule 3 thereto as New Bonding Facility Banks have entered into that certain Security Trust and Intercreditor Deed dated May 19, 2003 (as amended, modified or supplemented from time to time, the "STID") (all capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms by the
STID);

                  WHEREAS, Communications and Ringfence (together with Communications, the "Sellers") are each party to certain Security Documents (including, without limitation, (i) the Security Agreement, dated as of May 19, 2003, between Communications as pledgor and the Security Trustee as secured party, and (ii) the Security Agreement, dated as of May 19, 2003, between Ringfence as pledgor and the Security Trustee as secured party) pledging substantially all of their respective assets in favor of the Security Trustee to secure obligations arising under the STID and the other Relevant Documents;

                  WHEREAS, the Sellers wish to sell certain of their encumbered assets described and listed in Annex I hereto (the "Released Assets") to [Advanced Fibre Communications, Inc. ("AFC") and Advanced Fibre Communications North America, Inc. ("AFCNA" and, together with "AFC," the "Purchasers")] pursuant to an Asset Purchase and Sale Agreement (the "Asset Purchase Agreement"), dated as of January 5, 2004, by and among [the Purchasers], the Sellers and the Issuer (such transactions contemplated by the Asset Purchase Agreement, the "Sale");

                  WHEREAS, the Issuer has delivered to the Security Trustee a letter dated [________ __], 2004, (the "Letter") requesting the Security Trustee to release and discharge the security created under the Security Documents over the Released Assets, and the Security Trustee has agreed to do so in compliance with the Relevant Documents and upon the terms and conditions contained in this Release; and

                  WHEREAS, the Letter certifies, inter alia, that (i) the Sale is permitted under the Indentures and (ii) the proceeds of the Sale are to be applied in accordance with the Indentures and the Escrow Agreement.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Upon the occurrence of the Effective Time (as defined below), all Released Assets shall be unconditionally and irrevocably released from the applicable Security Documents, and any mortgage, charge, pledge, lien, security interest or other encumbrance of the Security Trustee on the Released Assets shall be released and of no further force and effect (without recourse to, and without any representation or warranty of title on the part of, the Security Trustee).

                  2. Upon the occurrence of the Effective Time, the Security Trustee hereby consents to the filing or recording of such documents or writings, including, without limitation, UCC-3 financing statements (such UCC-3 financing statements to be in the form set forth in Annex II hereto), as the Sellers or the Purchasers reasonably deem necessary to publicly evidence the release of the Released Assets from all mortgages, charges, pledges, liens, security interests or other encumbrances of the Security Trustee.

                  3. Except as provided in Section 1 hereof, the Security Documents shall remain in full force and effect; nothing contained in this Release shall be construed as a release, waiver, variation or amendment of any provisions of the Security Documents; and nothing in this Release shall be construed as a release of the assets (except the Released Assets) over which security has been granted.

                  4. The Issuer and the Sellers represent and warrant unto the Security Trustee, as security trustee for the Secured Creditors, that Annex I is a complete and accurate list of all assets being sold by the Sellers to the Purchasers pursuant to the Asset Purchase Agreement.

                  5. Upon the consummation of the Sale pursuant to the Asset Purchase Agreement (including, without limitation, receipt by Communications of $240,000,000 from [AFC] for the Released Assets), this Release shall become effective as of the point in time immediately prior to such consummation of the Sale pursuant to the Asset Purchase Agreement (such point in time being the "Effective Time").

                  6. The Issuer shall on demand without undue delay pay (or procure payment) to the Security Trustee the full amount of all costs, charges, fees and expenses (including legal fees) incurred by the Security Trustee in connection with the preparation, execution, performance and amendment of this Release.

                  7. This Release may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Security Trustee and the Issuer.

                  8. THIS RELEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                                      * * *

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Release as of the date first written above.

                                       THE LAW DEBENTURE TRUST
                                           CORPORATION P.L.C.,
                                           as Security Trustee

                                       By: _____________________________
                                           Name:
                                           Title:

                                       MARCONI CORPORATION PLC,
                                           as Issuer

                                       By: _____________________________
                                           Name:
                                           Title:

                                       MARCONI COMMUNICATIONS, INC.,
                                           as Seller

                                       By: ________________________________
                                           Name:
                                           Title:

                                       MARCONI INTELLECTUAL PROPERTY
                                           (RINGFENCE) INC.,
                                           as Seller

                                       By: ________________________________
                                           Name:
                                           Title:

                                                                         ANNEX I

                         DESCRIPTION OF RELEASED ASSETS

[This Annex I will consist of one of the following items:

         1. Copy of the Asset Purchase Agreement and those portions of the Disclosure Schedules that are referenced (either directly or indirectly) in Sections 2.1, 2.2 or 2.4 of the Asset Purchase Agreement.

         2. Excerpt of the Asset Purchase Agreement (consisting of Sections 2.1, 2.2 and 2.4 thereof, as well as the relevant defined terms) and those portions of the Disclosure Schedules that are referenced (either directly or indirectly) in Sections 2.1, 2.2 or 2.4 of the Asset Purchase Agreement.]

                                                                        ANNEX II

                                 FORMS OF UCC-3

                                  See attached.

[LOGO]

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A.NAME & PHONE OF CONTACT AT FILER [optional]

--------------------------------------------

b.SEND ACKNOWLEDGMENT TO: (name and address)

--------------------------------------------

--------------------------------------------

                                   THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE #

           ORIGINAL FILE #: 31275554, ORIGINAL FILE DATE: MAY 19,2003

                                   1b. This FINANCING STATEMENT AMENDMENT is
                                       to be filed [for record] (or recorded)
                                       in the [ ] REAL ESTATE RECORDS.

2. [ ] TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. [ ] CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. [ ] ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects [ ] Debtor or
   [ ] Secured Party of record. Check only one of these two boxes.

  Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

   [ ] CHANGE name and/or address: Please refer to the detailed instructions in regards to changing the name/address of a party.

   [ ] DELETE name: Give record name to be deleted in item 6a or 6b.

   [ ] ADD name: Complete item 7a or 7b, and also item 7c; also complete items
       7e-7g (if applicable).

6. CURRENT RECORD INFORMATION:

   6a. ORGANIZATION'S NAME

    MARCONI COMMUNICATIONS, INC.

OR

   6b. INDIVIDUAL'S LAST NAME         FIRST NAME     MIDDLE NAME          SUFFIX

7.CHANGED (NEW) OR ADDED INFORMATION:

   7a. ORGANIZATION'S NAME

OR

   7b. INDIVIDUAL'S LAST NAME         FIRST NAME     MIDDLE NAME          SUFFIX

   7c. MAILING ADDRESS                 CITY           STATE  POSTAL CODE COUNTRY

   7d. SEE INSTRUCTIONS   ADD'L INFO REORGANIZATION
                          DEBTOR

   7e. TYPE OF ORGANIZATION

   7f. JURISDICTION OF ORGANIZATION

   7g. ORGANIZATIONAL ID #, if any

                                                                       [ ] NONE

8. AMENDMENT (COLLATERAL CHANGE): check only one box.

   Describe collateral [X] deleted or [ ] added, or give entire [ ] restated collateral description, or describe collateral [ ] assigned.

THOSE CERTAIN ASSETS TRANSFERRED TO [ADVANCED FIBRE COMMUNICATIONS, INC. AND ADVANCED FIBRE COMMUNICATIONS NORTH AMERICA, INC.] PURSUANT TO THAT CERTAIN ASSET PURCHASE AND SALE AGREEMENT, DATED AS OF JANUARY 5,2004, BY AND AMONG ADVANCED FIBRE COMMUNICATIONS, INC., ADVANCED FIBRE COMMUNICATIONS NORTH AMERICA, INC., MARCONI COMMUNICATIONS, INC., MARCONI INTELLECTUAL PROPERTY (RINGFENCE) INC. AND MARCONI CORPORATION PLC.

9. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here [ ] and enter name of DEBTOR authorizing this Amendment.

   9a. ORGANIZATION'S NAME

    THE LAW DEBENTURE TRUST CORPORATION P.L.C., AS SECURITY TRUSTEE

OR

   9b. INDIVIDUAL'S LAST NAME         FIRST NAME     MIDDLE NAME          SUFFIX

10. OPTIONAL FILER REFERENCE DATA

   DE-SOS PARTIAL RELEASE

FILING OFFICE COPY-- UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV.
05/22/02)

[LOGO]

UCC FINANCING STATEMENT AMENDMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A.NAME & PHONE OF CONTACT AT FILER [optional]

B.SEND ACKNOWLEDGMENT TO: (name and address)

---------------------------------------------

---------------------------------------------
                                   THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1a. INITIAL FINANCING STATEMENT FILE #

         ORIGINAL FILE #: 31275166, ORIGINAL FILE DATE: MAY, 19,2003

                                  1b. this FINANCING STATEMENT AMENDMENT is to
                                      be filed [for record] (or recorded) in the
                                      [ ] REAL ESTATE RECORDS.

2. [ ] TERMINATION: Effectiveness of the Financing Statement identified above is terminated with respect to security interest(s) of the Secured Party authorizing this Termination Statement.

3. [ ] CONTINUATION: Effectiveness of the Financing Statement identified above with respect to security interest(s) of the Secured Party authorizing this Continuation Statement is continued for the additional period provided by applicable law.

4. [ ] ASSIGNMENT (full or partial): Give name of assignee in item 7a or 7b and address of assignee in item 7c; and also give name of assignor in item 9.

5. AMENDMENT (PARTY INFORMATION): This Amendment affects [ ] Debtor or
   [ ] Secured Party of record. Check only one of these two boxes.

   Also check one of the following three boxes and provide appropriate information in items 6 and/or 7.

   [ ] CHANGE name and/or address: Please refer to the detailed instructions in regards to changing the name/ address of a party.

   [ ] DELETE name: Give record name to be deleted in item 6a or 6b.

   [ ] ADD name: Complete item 7a or 7b, and also item 7c; also complete items
       7e-7g (if applicable).

6.CURRENT RECORD INFORMATION:

   6a. ORGANIZATION'S NAME

    MARCONI INTELLECTUAL PROPERTY (RINGFENCE) INC.

OR

   6b. INDIVIDUAL'S LAST NAME         FIRST NAME     MIDDLE NAME          SUFFIX

7.CHANGED (NEW) OR ADDED INFORMATION:

   7a. ORGANIZATION'S NAME

OR

   7b. INDIVIDUAL'S LAST NAME         FIRST NAME     MIDDLE NAME          SUFFIX

   7c. MAILING ADDRESS                CITY           STATE  POSTAL CODE  COUNTRY

   7d. SEE INSTRUCTIONS   ADD'L INFO REORGANIZATION
                          DEBTOR

   7e. TYPE OF ORGANIZATION

   7f. JURISDICTION OF ORGANIZATION

   7g. ORGANIZATIONAL ID #, if any

                                                                       [ ] NONE

8.AMENDMENT (COLLATERAL CHANGE): check only one box.

   Describe collateral [X] deleted or [ ] added, or give entire [ ] restated collateral description, or describe collateral [ ] assigned.

THOSE CERTAIN ASSETS TRANSFERRED TO [ADVANCED FIBRE COMMUNICATIONS, INC. AND ADVANCED FIBRE COMMUNICATIONS NORTH AMERICA, INC.] PURSUANT TO THAT CERTAIN ASSET PURCHASE AND SALE AGREEMENT, DATED AS OF JANUARY 5,2004, BY AND AMONG ADVANCED FIBRE COMMUNICATIONS, INC., ADVANCED FIBRE COMMUNICATIONS NORTH AMERICA, INC., MARCONI COMMUNICATIONS, INC., MARCONI INTELLECTUAL PROPERTY (RINGFENCE) INC. AND MARCONI CORPORATION PLC.

9. NAME OF SECURED PARTY OF RECORD AUTHORIZING THIS AMENDMENT (name of assignor, if this is an Assignment). If this is an Amendment authorized by a Debtor which adds collateral or adds the authorizing Debtor, or if this is a Termination authorized by a Debtor, check here [ ] and enter name of DEBTOR authorizing this Amendment.

   9a. ORGANIZATION'S NAME

   THE LAW DEBENTURE TRUST CORPORATION P.L.C., AS SECURITY TRUSTEE

OR
   9b. INDIVIDUAL'S LAST NAME         FIRST NAME     MIDDLE NAME          SUFFIX

10. OPTIONAL FILER REFERENCE DATA

 DE-SOS PARTIAL RELEASE

FILING OFFICE COPY-- UCC FINANCING STATEMENT AMENDMENT (FORM UCC3) (REV.
05/22/02)

                                   EXHIBIT H-1

                          ALCATEL SUBLICENSE AGREEMENT

         This ALCATEL SUBLICENSE AGREEMENT ("Agreement") is entered into effective as of ________, 2004 ("Effective Date") between Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) with its registered office is at New Century Park, PO Box 53, Coventry, CV3 1HJ, United Kingdom ("MARCONI CORPORATION"), and Advanced Fibre Access Corporation, a corporation incorporated under the laws of Delaware with its principal place of business located at 1465 North McDowell Blvd., Petaluma, California 94954 ("AFAC").

                                    RECITALS

         WHEREAS, Marconi Corporation and Alcatel, a French corporation, ("ALCATEL") are parties to a certain Patent Licence Agreement effective as of April 1, 2002 ("ALCATEL AGREEMENT").

         WHEREAS, under the Alcatel Agreement, Alcatel granted to Marconi Corporation certain license rights in certain patents and patent applications of Alcatel.

         WHEREAS, pursuant to an Asset Purchase and Sale Agreement dated as of __________________, 2004 (the "ASSET PURCHASE AGREEMENT"), Advanced Fibre Communications, Inc. and Advanced Fibre Communications North America, Inc. are acquiring certain assets from Marconi Communications, Inc. ("MCI") and certain patent applications and issued patents from Marconi Intellectual Property (Ringfence) Inc., related to the conduct of MCI's North American Access Business.

         WHEREAS, Marconi Corporation has agreed, in connection with the sale of assets pursuant to the Asset Purchase Agreement, to grant to AFAC a sublicense under the license granted by Alcatel to Marconi Corporation as described above.

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. DEFINITIONS. The capitalized terms used in this Agreement shall have the meanings set forth elsewhere in this Agreement or the following meanings, as the case may be.

         1.1 "ACCESS BUSINESS" means the Access Business, as defined in the Asset Purchase Agreement.

         1.2 "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         1.3 "ALCATEL LICENSED PATENTS" means (a) every patent application (including utility models but excluding design patents and design registrations) filed on or before April 1, 2002 and subsisting in any country of the world; and
(b) every patent (including utility models but excluding design patents and design registrations) granted or having enforceable rights in any country of the world based on any applications filed or claiming the benefit of applications filed on or before April 1, 2002, including any re-issue or renewals of and any extensions of the exclusivity granted in connection with such patents; which are owned by Alcatel or any of its Related Companies and, in this definition, applications shall include any continuation applications, divisional applications or continuation-in-part applications relating to such patent applications and any national or international patent applications claiming priority from such patent applications anywhere in the world.

         1.4 "CLOSING DATE" means the Closing Date, as defined in the Asset Purchase Agreement.

         1.5 "COUNTERPART" in reference to SECTION 2.3, means, in relation to Guinand (as defined hereinafter), any corresponding patent or utility model and any corresponding national or international patent application or utility model application, in each case whether or not claiming the same priority as Guinand, including any divisional application, continuation application, continuation-in part application, re-issue patent, renewed patent and any extension of the exclusivity granted in connection with any such patent, in each case in any country of the world.

         1.6 "LICENSED PRODUCTS" means any telecommunications system and any hardware and/or software part thereof, including without limitation, switching, routing, access, end-user or control equipment for the fixed line, wireless or mobile networks together with all accessories, when primarily designed for providing telecommunications services, and including equipment for use in, without limitation, SDH, SONET, ATM, DLC, ADSL and TETRA telecommunications networks, but excluding stand-alone optical components.

         1.7 "LICENSED SERVICES" means any services relating to the development, supply, installation, use or maintenance of any Licensed Products.

         1.8 "PERSON" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

         1.9 "PROCEEDING" means a Proceeding, as defined in the Asset Purchase Agreement.

         1.10 "RELATED COMPANIES", as defined in the Alcatel Agreement and used herein, means, in relation to MCI or Alcatel, the subsidiary undertakings of that company, any parent undertaking of that company and all other subsidiary undertakings of that parent undertaking from time to time during the term of the Alcatel Agreement or this Agreement, where the term "subsidiary undertaking" and "parent undertaking" shall have the meanings given to them in Section 258 of the Companies Act 1985 (UK).

         1.11 "TETRA EQUIPMENT FOR THE U.S. MARKET" means TETRA radio terminals and

TETRA infrastructure equipment made in accordance with the European Telecommunication Standardization Institute (ETSI) TETRA standards and which fall within the scope of any Alcatel Licensed Patent declared by Alcatel to be essential to those ETSI standards and which is or are made, sold or offered for sale, or otherwise disposed of, transferred or distributed in the territory of the United States, Canada or Mexico by the Access Business.

2.       SUBLICENSE.

         2.1 SUBLICENSE GRANT. Subject to the other provisions of this Agreement, Marconi Corporation hereby grants to AFAC solely for the benefit of the Access Business a personal, nonexclusive, non-transferable (except as set forth in SECTION 6.5), royalty free, worldwide, fully paid up sublicense under the Alcatel Licensed Patents to (a) make, keep, have made, use, lease, sell, offer for sale or otherwise dispose of and import (and practice methods and processes for the manufacture and use of) any or all Licensed Products and (b) provide any of the Licensed Services. In light of prior agreements and obligations concerning the licensing of Alcatel patent rights in the field of tetra radio equipment, it is specifically understood and agreed that the Licensed Products shall not include TETRA Equipment for the U.S. Market. In the event that such rights revert to Alcatel or its Related Companies, Alcatel is obligated, within 30 days of such reversion, to inform Marconi Corporation thereof, and Marconi Corporation will inform AFAC thereof within 30 days thereafter, and the sublicense granted to AFAC hereunder shall be extended to permit the Licensed Products to include TETRA Equipment for the U.S. Market.

         2.2 RESTRICTIONS. The sublicense granted in this Agreement shall not extend to any products or services which have been produced or supplied by AFAC prior to the Closing Date or to any developments or evolutions thereof subsequently developed by AFAC provided that, for the avoidance of doubt, the sublicense granted in this Agreement shall extend to: (a) any Licensed Products or Licensed Services which have been produced or supplied by the Access Business prior to the Closing Date and which are the same or substantially similar to any such products or services of AFAC; (b) any Licensed Products or Licensed Services which are subsequently developed by or on behalf of the Access Business after the Closing Date and which are the same or substantially similar to any such products or services of AFAC; and/or (c) any other Licensed Products or Licensed Services which the Access Business may subsequently develop or have developed. In addition, AFAC is expressly prohibited from challenging the validity of, or applying to revoke, any of the Alcatel Licensed Patents sublicensed under this Agreement.

         2.3 TERM OF SUBLICENSE. This Agreement, and the sublicense granted in this Agreement, shall, unless terminated earlier pursuant to SECTION 4, continue until the earlier of: (a) five (5) years from the Closing Date; (b) March 31, 2009; and (c) the expiry of the last of the Alcatel Licensed Patents. The sublicense granted to AFAC with respect to European Patent 0,440,128 ("GUINAND") and any and all Counterparts thereto shall survive the expiration (but not the earlier termination) of this Agreement and sublicenses granted herein, and shall subsist for the full unexpired term of Guinand and any Counterparts thereto, notwithstanding the expiration of this Agreement.

3.       REPRESENTATIONS AND WARRANTIES.

         3.1      REPRESENTATIONS OF MARCONI CORPORATION.

         (a) Marconi Corporation hereby represents and warrants to AFAC that (i) no consents or approvals of third parties, including without limitation Alcatel, are necessary for Marconi Corporation to grant to AFAC the sublicense to the Alcatel Licensed Patents under this Agreement; (ii) Marconi Corporation has the right to enter into this Agreement and grant the sublicense granted in this Agreement; (iii) Marconi Corporation will not be in breach of any Contract (as defined in the Asset Purchase Agreement) as a result of Marconi Corporation entering into this Agreement or granting the sublicense granted by it under this Agreement; and (iv) no license fees or royalties are payable by AFAC in consideration for the grant or exercise of the sublicense granted under this Agreement.

         (b) Marconi Corporation hereby represents and warrants that: (i) the sublicense granted under this Agreement in SECTION 2.1, taking into consideration any and all terms and conditions of this Agreement, including without limitation the definitions of the terms "Access Business," "Licensed Products," "Licensed Services" and "Alcatel Licensed Patents" and the restrictions imposed by SECTION 2.2, only restricts AFAC's right to use Alcatel's intellectual property rights licensed to Marconi Corporation in the Alcatel Agreement in connection with AFAC's operation of the Access Business as much as is required by the terms of the Alcatel Agreement; (ii) the duration of the sublicense granted under this Agreement is as long a term as it is possible for Marconi Corporation to grant to AFAC under the terms of the Alcatel Agreement; (iii) Marconi Corporation's rights in this Agreement to terminate this Agreement and the sublicense granted to AFAC under this Agreement are only such rights as are required to comply with the terms of the Alcatel Agreement; and (iv) the restrictions in this Agreement on AFAC's right to assign, transfer or convey this Agreement and the rights and obligations of AFAC under this Agreement are only such restrictions as are required to comply with the terms of the Alcatel Agreement. If Marconi Corporation breaches the representations and warranties under this SECTION 3.1(b), then, as AFAC's sole and exclusive remedy for such breach, and Marconi Corporation's sole and exclusive liability for such breach, this Agreement shall be automatically deemed to grant to AFAC (effective as of the Closing Date) the sublicense with the broadest possible scope, the longest possible duration, and the broadest possible assignment rights of AFAC as are permitted by the Alcatel Agreement for the use of Alcatel's intellectual property rights that are licensed to Marconi Corporation in the Alcatel Agreement in connection with AFAC's operation of the Access Business, and Marconi Corporation's rights to terminate this Agreement and the sublicense granted to AFAC under this Agreement will be only such termination rights as are required to comply with the terms of the Alcatel Agreement.

         (c) Marconi Corporation hereby represents and warrants that the terms and conditions of the Alcatel Agreement do not, and do not provide Alcatel with any right to, terminate the Alcatel Agreement or otherwise restrict, limit or alter Marconi Corporation's rights and obligations under the Alcatel Agreement in the event that Marconi Corporation or any of its Affiliates (i) files for bankruptcy, (ii) becomes insolvent, (iii) is adjudged as insolvent or bankrupt, (iv) has any proceedings instituted against it seeking relief, reorganization or arrangement under any laws relating to insolvency, or for the making of any assignment for the benefit of creditors, (v) has a receiver, liquidator or trustee appointed for its property or assets,

(vi) liquidates, dissolves or winds up its business, or (vii) experiences any similar event or proceeding under applicable laws; provided, however, that in the event that any of the following events occurs in relation to Marconi
Corporation: (x) an arrangement pursuant to either section 1 of the Insolvency Act 1986 or section 425 of the Companies Act 1985 is approved between Marconi Corporation and its creditors; (y) a receiver or administrative receiver is appointed over the whole or any substantial part of the assets of Marconi Corporation or an order is made or a resolution passed for the appointment of an administrator or the winding up of Marconi Corporation (other than for the purpose of a solvent reconstruction or amalgamation); or (z) any event occurs in relation to Marconi Corporation which corresponds with the foregoing events in any country in which Marconi Corporation carries on business or has assets, Alcatel shall be entitled to terminate the Alcatel Agreement by serving written notice on Marconi Corporation once a period of ninety (90) days has elapsed from the occurrence of any of the events listed in (x) to (z) above and provided that one or more payment dates have been accelerated in accordance with the Alcatel Agreement and payment of the outstanding sums due has not been made in full to Alcatel.

         3.2 DISCLAIMER. NEITHER MARCONI CORPORATION NOR ALCATEL, NOR ANY OF THEIR RESPECTIVE RELATED COMPANIES, MAKES ANY REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OR CONFERS ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE LICENSES, RIGHTS AND WARRANTIES HEREIN EXPRESSLY GRANTED.

4.       TERMINATION.

         4.1 BREACH. Without prejudice to SECTION 2.2 above, in the event of a material breach of this Agreement by AFAC, Marconi Corporation may, in addition to any other remedies that it may have, at any time terminate this Agreement and rights granted hereunder by not less than one (1) month's written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied; provided that in the event of AFAC's breach of the prohibition in SECTION 2.2 which prohibits AFAC from challenging the validity of, or applying to revoke, any of the Alcatel Licensed Patents sublicensed under this Agreement, then Marconi Corporation may, in addition to any other remedies that it may have, at any time terminate this Agreement immediately upon written notice to AFAC.

         4.2 VOLUNTARY TERMINATION. By written notice to Marconi Corporation, AFAC may terminate with immediate effect all or a specified portion of the sub-licenses and rights granted to it hereunder. Such notice shall specify the effective date of such termination and shall clearly specify any affected patent, invention or product.

         4.3 EFFECT OF TERMINATION. Upon the expiry or termination of this Agreement for whatever reason all rights and licenses granted under this Agreement shall immediately cease. The expiry or termination of this Agreement shall not affect any rights or liabilities of the parties arising under this Agreement prior to such expiry or termination. SECTIONS 4 and 6 will survive the termination or expiry of this Agreement for whatever reason. The extended sublicense granted under SECTION 2.3 with respect to Guinand shall continue in force upon the expiry of this Agreement but, for the avoidance of doubt, shall cease upon earlier termination.

5. NOTICE OF ALCATEL DISPUTES. Marconi Corporation shall provide AFAC with prompt written notice if Marconi Corporation becomes aware of any assertion by Alcatel or any other party that (a) Marconi Corporation is in breach of this Agreement, including without limitation an assertion that AFAC is not sublicensed under this Agreement with respect to the Alcatel Licensed Patents for any activity that the sublicense granted in this Agreement covers by its stated terms, or (b) Marconi Corporation is in breach of the Alcatel Agreement but only with respect to an assertion under the Alcatel Agreement that may reasonably have a material adverse affect on the sublicense granted to AFAC under this Agreement.

6.       GENERAL PROVISIONS.

         6.1 APPLICABLE LAW; DISPUTE RESOLUTION. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof, except to the extent that it concerns a matter of interpretation of the terms and conditions of the Alcatel Agreement, in which case this Agreement shall to the extent of the interpretation of the terms and conditions of the Alcatel Agreement be governed by, construed, and enforced in accordance with the laws of England without regard to principles respecting conflicts of laws. The parties agree that any litigation, Proceeding (as defined in the Asset Purchase Agreement) or other legal action in connection with or relating to this Agreement or any matters contemplated hereby shall be brought in accordance with the terms and provisions of SECTION 13.16 of the Asset Purchase Agreement, which terms and provisions are hereby incorporated into this Agreement by this reference.

         6.2 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         6.3 BANKRUPTCY CODE. The parties acknowledge and agree that this Agreement is a contract under which Marconi Corporation is a licensor and AFAC is a licensee of rights to intellectual property as provided in Section 365(n) of Title 11, United States Code.

         6.4 WAIVER. No term or provision hereof shall be deemed waived and no breach or default shall be deemed consented to unless such waiver or consent shall be specifically set forth in writing and signed by the party claimed to have waived or consented.

         6.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. AFAC may not assign, convey or transfer any of AFAC's rights or obligations hereunder without obtaining the prior written consent of Marconi Corporation. The assignment of any rights or obligations under this Agreement to any permitted assignee is conditioned upon such permitted assignee agreeing in writing to be bound by the terms and conditions of this Agreement. Any assignment, transfer or conveyance of any rights or obligations under this Agreement in violation of this SECTION 6.5 shall be void.

         6.6 CONSTRUCTION. The parties and their respective counsel have reviewed and negotiated the terms of this Agreement. This Agreement is the joint work product of the parties hereto and their respective counsel. Accordingly, this Agreement shall not be construed against the drafting party.

         6.7 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, or (ii) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a business day during the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following business day:

                  (a)      If to AFAC, addressed as follows:

                           Advanced Fibre Access Corporation
                           1465 North McDowell Blvd.
                           Petaluma, California 94954
                           Attention: General Counsel
                           Facsimile: (707) 794-7777

                           with a copy to:

                           Pillsbury Winthrop LLP
                           50 Fremont Street
                           San Francisco, California 94105
                           Attention: Blair W. White
                           Facsimile: (415) 983-1200

                  (b)      If to Marconi Corporation, addressed as follows:

                           Marconi Corporation plc
                           Marrable House
                           The Vineyards
                           Great Baddow
                           Chelmsford
                           Essex CM2 7QS
                           England
                           Attention: Colin Hoste
                           Facsimile: (44) 1245 707610

                           with copies to:

                           Mayer, Brown, Rowe & Maw LLP
                           190 South LaSalle Street
                           Chicago, Illinois 60603
                           Attention: Paul M. Crimmins

                           Facsimile: (312) 701-7711

                           Marconi Communications, Inc.
                           1000 Marconi Drive
                           Warrendale, Pennsylvania  15086
                           Attention: General Counsel - Americas
                           Facsimile: (724) 742-7100

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         6.8 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         6.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes and preempts any prior understandings, agreements, representations or statements of any kind, oral or written, that may have related to the subject matter hereof in any way. The parties also understand, acknowledge and agree that unless otherwise specified in a written instrument signed by each party no additional terms or changes to these terms shall be valid or binding on the parties.

         6.11 TAXES. Each party shall be responsible for the payment of its own tax liability arising from this transaction.

         6.12 COMPLIANCE WITH LAWS. Each party shall comply with all applicable laws, governmental orders and regulations in the exercise of such party's rights and obligations under this Agreement.

         6.13     CONFIDENTIALITY OF TERMS.

         (a) Notwithstanding the terms and provisions of SECTION 6.9 of the Asset Purchase Agreement, neither party shall disclose any of the terms and conditions of this Agreement without the written consent of the other party, unless such disclosure is:

                  (i) in response to a valid order of a court or other governmental body of the United States or The United Kingdom or any political subdivision of either of the foregoing countries; provided, however, that the disclosing party shall have given prior notice to the other party and made a reasonable effort to obtain a protective order requiring that the information so disclosed be used only for the purposes for which the order was issued; or

                  (ii) otherwise required by law, including making any filing with a Governmental Authority (as such term is defined in the Asset Purchase Agreement) that is required in connection with the consummation of the transactions contemplated hereby; or

                  (iii) necessary to determine and/or enforce rights under this Agreement; or

                  (iv) necessary for use by outside accountants and legal advisors.

         (b)      Notwithstanding the foregoing:

                  (i) either party and its Related Companies shall be entitled to make statements to their customers in the normal course of business to confirm the existence of this Agreement and the rights of the party in respect to rights under one or more patents licensed hereunder but shall have no right to disclose any of the financial arrangements or terms of this Agreement; and

                  (ii) nothing in this SECTION 6.13 shall prevent any party or its Affiliates (as such term is defined in the Asset Purchase Agreement) or any other Person (as such term is defined in the Asset Purchase Agreement) from
(i) making any public announcement or disclosure required by the rules of any stock exchange, the Panel on Takeovers and Mergers, the UKLA or any other law or judgment (in which case the party required to make the disclosure shall promptly notify the other parties and give such parties a reasonable opportunity to oppose such disclosure or request confidential treatment of such disclosure if available), (ii) subject to the terms of a confidentiality agreement protecting the confidentiality of such information, disclosing this Agreement or any of the Related Agreements or their contents or the transactions contemplated hereby or thereby to (1) current and future officers, directors, employees and representatives of such party and its Affiliates with a bona fide need to know such information, (2) current and potential lenders to, investors in and purchasers of such party or its Affiliates (or any portion thereof) so long as
(A) the due diligence investigation by the lender, investor or purchaser, as applicable, of such party and its Affiliates is substantially complete, (B) the definitive agreement with respect to such loan, investment or purchase, as applicable, is substantially complete and substantially all of the material terms with respect thereto (including, 1) with respect to a loan, the loan amount and interest rate, 2) with respect to an investment, the amount to be invested and the price per security to be issued, and 3) with respect to a purchase, the purchase price) have been agreed in principle) and (C) the board of directors (or, in the case of clause 1) below, the senior management) of such party or its Affiliates (as applicable) and the current and potential lender, investor or purchaser, as the case may be, have 1) in the case of a loan from a bank or similar entity that is in the business of lending money, reviewed and approved the commitment letter or term sheet setting forth the material terms of such loan and 2) in the case of all other transactions contemplated by this clause (C), been apprised of such transaction and have consented to further negotiations subject to final board approval, and (iii) those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions, or (c) enforcing its rights hereunder; and

                  (iii) Marconi Corporation shall be entitled to disclose the terms and provisions of this Agreement in confidence to Alcatel.

         (c) Notwithstanding anything to the contrary in this SECTION 6.13, either party may disclose to any and all Persons, without limitation of any kind, the U.S. federal and state tax treatment and tax structure (tax structure shall mean any fact that may be relevant to understanding the U.S. federal or state tax treatment of the transaction) contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure except to the extent maintaining confidentiality of such information is necessary to comply with any federal or state securities laws.

         6.14 INJUNCTIVE RELIEF. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of SECTIONS 2, 5, 6.13 or 6.15 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of and to enforce specifically the terms and provisions of SECTIONS 2, 5, 6.13 and 6.15 of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

         6.15 PUBLICITY. Nothing in this Agreement shall be construed as conferring upon AFAC any right to include in advertising, packaging or other commercial activities related to any product or service, any reference to Marconi Corporation or Alcatel (or any of their respective Related Companies) or their trade names, trademarks or service marks, in a manner which would be likely to cause confusion or to indicate that such product or service is in any way certified by Marconi Corporation, Alcatel or their respective Related Companies.

         6.16 RIGHTS OF AFAC AGAINST THIRD PARTIES. There may be countries in which AFAC may have, as a consequence of this Agreement, rights against infringers of the Alcatel Licensed Patents sublicensed hereunder. AFAC hereby waives any such right it may have by reason of any third party's infringement or alleged infringement of any such patents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MARCONI CORPORATION PLC                     ADVANCED FIBRE
                                            ACCESS CORPORATION

By:________________________________         By:________________________________

Name:______________________________         Name:______________________________

Title:_______________________________       Title:______________________________

                                   EXHIBIT H-2

                           LUCENT SUBLICENSE AGREEMENT

         This LUCENT SUBLICENSE AGREEMENT ("Agreement") is entered into effective as of ________, 2004 ("Effective Date") between Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) with its registered office is at New Century Park, PO Box 53, Coventry, CV3 1HJ, United Kingdom ("MARCONI CORPORATION"), and Advanced Fibre Access Corporation, a corporation incorporated under the laws of Delaware with its principal place of business located at 1465 North McDowell Blvd., Petaluma, California 94954 ("AFAC").

                                    RECITALS

         WHEREAS, Marconi Corporation and Lucent Technologies GRL Corporation ("LUCENT-GRL") are parties to a certain Patent License Agreement effective as of January 1, 2001 ("LUCENT AGREEMENT").

         WHEREAS, under the Lucent Agreement, Lucent-GRL granted to Marconi Corporation certain license rights in certain patents of Lucent-GRL.

         WHEREAS, pursuant to an Asset Purchase and Sale Agreement dated as of __________________, 2004 (the "ASSET PURCHASE AGREEMENT"), Advanced Fibre Communications, Inc. . and Advanced Fibre Communications North America, Inc. are acquiring certain assets from Marconi Communications, Inc. ("MCI") and certain patent applications and issued patents from Marconi Intellectual Property (Ringfence) Inc., related to the conduct of MCI's North American Access Business.

         WHEREAS, Marconi Corporation has agreed, in connection with the sale of assets pursuant to the Asset Purchase Agreement, to grant to AFAC a sublicense under the license granted by Lucent-GRL to Marconi Corporation as described above.

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. DEFINITIONS. The capitalized terms used in this Agreement shall have the meanings set forth elsewhere in this Agreement or the following meanings, as the case may be.

         1.1 "ACCESS BUSINESS" means the Access Business, as defined in the Asset Purchase Agreement.

         1.2 "AFFILIATE" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         1.3 "CLOSING DATE" means the Closing Date, as defined in the Asset Purchase Agreement.

         1.4 "GROSS REVENUES FROM ACCESS BUSINESS" means all worldwide revenues of AFAC from the Access Business after the Closing Date associated with either the manufacture, the sale, lease or furnishing, import or export or putting into use any and all Licensed Products and Services in all countries of the world as reported in the Semi-Annual Interim Report, Annual Report, and/or public filings released one quarter year prior to the semiannual report date, or otherwise, as outlined in this Agreement.

         1.5 "LICENSED PRODUCTS AND SERVICES" means all products, other than Specified Products, and services of the kinds which are furnished or used by Marconi Corporation or any of its Related Companies in the operation of the business in which Marconi Corporation or any of such companies is engaged as of the Lucent Agreement Execution.

         1.6 "LUCENT AGREEMENT EXECUTION" means the date that the last of Lucent-GRL and Marconi Corporation signed the Lucent Agreement.

         1.7 "LUCENT-GRL PATENTS" means every patent (including utility models but excluding design patents and design registrations) granted or having enforceable rights in any country of the world based on any applications filed or claiming the benefit of applications filed as of January 31, 2001 in which Lucent-GRL, or any company that is a Related Company of Lucent-GRL, has the right to grant licenses of the type granted in the Lucent Agreement, as of the date of Lucent Agreement Execution, but only to the extent of such right.

         1.8 "NON ZERO DISPERSION FIBER (NZDF)" means an Optical Fiber designed to exhibit low chromatic dispersion characteristics over the entire wavelength range of approximately 1525 to 1565 nanometers (nm) with its zero dispersion point either above or below the fiber design wavelength window and an attenuation below 0.35 dB/km and chromatic dispersion of between approximately
0.5 ps/nm-km and 8.0ps/nm-km (positive or negative) at the operating wavelengths of approximately 1525 nm to 1565 nm. For the purpose of this definition, it excludes any and all rare earth-doped optical fiber, Raman fiber, dispersion compensating fiber and dispersion compensating modules, fiber gratings and fiber granting-based components and devices.

         1.9 "OPTICAL FIBER" means optical transmission fiber (including single mode, multimode, dispersion shifted/flattened and polarization maintaining) drawn from an optical fiber preform made by vapor phase methods (including MCVD, PCVD, OVD, VAD or combinations) and/or in combination with rod-in-tube overcladding methods. Optical Fiber includes, but is not limited to, single mode optical fiber, multimode fiber, dispersion shifted fiber (including but not limited to Non-Zero Dispersion Fiber), dispersion flattened fiber, and polarization maintaining fiber.

         1.10 "OPTICAL FIBER CABLE" means optical cable of a design comprising at least one optical fiber and the associated insulation, sheaths or other material used in forming such optical fiber into cable form, including any instrumentalities or accessories primarily adapted for supporting, housing or connecting of such cable, or primarily adapted for facilitating the handling, installing, maintaining or protecting of such cable.

         1.11 "PERSON" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

         1.12 "PROCEEDING" means a Proceeding, as defined in the Asset Purchase Agreement.

         1.13 "POWER DEVICES" means a device or an aggregate of devices of the kind primarily adapted to regulate, convert or transform electrical energy for use by one or more other devices or any electro-chemical storage device or magnetic device used to store and/or convert electrical power.

         1.14 "RELATED COMPANY" means in relation to any company which is a party to the Lucent-GRL Agreement, the subsidiary undertakings of that company, any parent undertaking of that company and all other subsidiary undertakings of that parent undertaking, as of Lucent Agreement Execution, where the term "subsidiary undertaking" and "parent undertaking" shall have the meanings given to them in Section 258 of the Companies Act 1985 (UK).

         1.15 "SPECIFIED PRODUCTS" means Power Devices, Optical Fibers and Optical Fiber Cable.

2.       SUBLICENSE.

         2.1 SUBLICENSE GRANT. Subject to the provisions of SECTION 2.3, and receipt of the payment specified in SECTION 4, Marconi Corporation hereby grants to AFAC solely for the benefit of the Access Business an irrevocable (except as set forth in SECTION 5), nonexclusive, non-transferable (except as set forth in SECTION 7.5), worldwide sublicense under the Lucent-GRL Patents to make, have made, use, lease, offer for sale, sell, and import (and practice methods and processes for the manufacture and use of) any or all Licensed Products and Services, other than Specified Products.

         2.2 TERM OF SUBLICENSE. This Agreement, and the sublicense granted in this Agreement, shall, unless terminated earlier pursuant to SECTION 5, continue until the earlier of: (a) the expiration of the last of the Lucent-GRL Patents; and (b) as much of such term as Lucent-GRL had the right to grant as of the date it signed the Lucent Agreement. Additionally, pursuant to the Lucent Agreement, the Access Business must become a legal entity within sixty (60) days of the Closing Date for the sublicense granted in this Agreement to be effective, and the sublicense granted in this Agreement will continue only for so long as the Access Business remains a "legal entity" as such term is interpreted under applicable law.

         2.3      SCOPE

         (a) The licenses granted herein shall convey to any customer of AFAC, with respect to any product which is sold or leased by AFAC to such customer, rights to use and resell such product as sold or leased by AFAC (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (i) a combination of such product (as sold or leased) with any other product, (ii) a method or process which is other than the inherent use of such product itself (as sold or leased), or (iii) a method or process involving the use of a product to manufacture (including associated testing) any other product.

         (b) The licenses granted herein are not to be construed either (i) as consent by Marconi Corporation to any act which may be performed by AFAC, except to the extent impacted by a patent licensed herein to AFAC, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof. Notwithstanding the foregoing, to the fullest extent that Marconi Corporation can pass such covenant through to AFAC under this Agreement, Lucent-GRL has agreed for itself and its Related Companies under the Lucent Agreement that it shall not bring suit or otherwise exercise any of its other remedies under Lucent-GRL Patents against AFAC for contributory infringement or inducing infringement unless it has exhausted all remedies under such patents against the direct infringer for the direct infringement which gives rise to such contributory or inducing infringement.

         (c) The license granted herein shall extend only to those Licensed Products and Services of the kind actually sold or furnished by the Access Business prior to the Closing Date and only for the patents sublicensed to AFAC hereunder which are issued as of the Closing Date. However, any sublicense shall not extend to any Licensed Products and Services sold or furnished by AFAC other than the Licensed Products and Services of the Access Business, even if they are of the same kind or similar to those Licensed Products and Services of the Access Business, and even if made, sold or provided by the Access Business. Any payment obligations of Marconi Corporation under the Lucent Agreement shall continue in effect for all Licensed Products and Services, including the Licensed Products and Services of the Access Business. Accordingly, AFAC shall be jointly and severally liable with Marconi Corporation to Lucent-GRL for royalties payable on account of the Licensed Products and Services of the Access Business in accordance with the terms and conditions of SECTION 4.

         2.4      ABILITY TO PROVIDE LICENSES

         (a) It is recognized that certain actions of Lucent-GRL may limit its ability to provide licenses to Marconi Corporation (and so affect Marconi Corporation's right to grant sub-licenses) without constituting a breach of the Lucent Agreement. In particular, (i) prior to the earliest filing of a patent application disclosing an invention of Lucent-GRL or its Related Companies, Lucent-GRL or its Related Companies may assign to a third party the title to patents on such invention, or (ii) prior to the Lucent Agreement Execution, Lucent-GRL, or its Related Company may have limited by contract their ability to provide licenses under the Lucent Agreement with respect to certain patents or technologies.

         (b) Marconi Corporation agrees to promptly disclose to AFAC in writing any action, assignment or other contractual limitation as described in
SECTION 2.4(a) of which Marconi Corporation is aware or becomes aware.

         (c) Lucent-GRL's failure to meet any obligation under the Lucent Agreement, due to the assignment of title to any invention or Lucent-GRL Patent, or the granting of any licenses in relation thereto, to the governments of the United States or the United Kingdom or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such governments or agency thereof, shall not constitute a breach by Marconi Corporation of this Agreement.

3.       REPRESENTATIONS AND WARRANTIES.

         3.1      REPRESENTATIONS OF MARCONI CORPORATION.

         (a) Marconi Corporation hereby represents and warrants to AFAC that (i) no consents or approvals of third parties, including without limitation Lucent-GRL, are necessary for Marconi Corporation to grant to AFAC the sublicense to the Lucent-GRL Patents under this Agreement; (ii) Marconi Corporation has the right to enter into this Agreement and grant the sublicense granted in this Agreement; (iii) Marconi Corporation will not be in breach of any Contract (as defined in the Asset Purchase Agreement) as a result of Marconi Corporation entering into this Agreement or granting the sublicense granted by it under this Agreement; and (iv) except as expressly set forth in SECTION 4 of this Agreement, no fees or royalties are payable by AFAC or Marconi Corporation in connection with the grant or exercise of the sublicense granted under this Agreement, and the terms for AFAC's payment of royalties under this Agreement are for only those amounts due to Lucent-GRL under the Lucent Agreement that are directly attributable to AFAC's exercise of the sublicense rights granted hereunder.

         (b) Marconi Corporation hereby represents and warrants that: (i) the sublicense granted under this Agreement in SECTION 2.1, taking into consideration any and all terms and conditions of this Agreement, including without limitation the definitions of the terms "Access Business," "Licensed Products and Services" and "Lucent-GRL Patents" and the restrictions imposed by SECTIONS 2.3, and 2.4, only restricts AFAC's right to use Lucent-GRL's intellectual property rights licensed to Marconi Corporation in the Lucent Agreement in connection with AFAC's operation of the Access Business as much as is required by the terms of the Lucent Agreement; (ii) the duration of the sublicense granted under this Agreement is as long a term as it is possible for Marconi Corporation to grant to AFAC under the terms of the Lucent Agreement;
(iii) Marconi Corporation's rights in this Agreement to terminate this Agreement and the sublicense granted to AFAC under this Agreement are only such rights as are required to comply with the terms of the Lucent Agreement; and (iv) the restrictions in this Agreement on AFAC's right to assign, transfer or convey this Agreement and the rights and obligations of AFAC under this Agreement are only such restrictions as are required to comply with the terms of the Lucent Agreement. If Marconi Corporation breaches the representations and warranties under this SECTION 3.1(b), then, as AFAC's sole and exclusive remedy for such breach, and Marconi Corporation's sole and exclusive liability for such breach, this Agreement shall be automatically deemed to grant to AFAC (effective as of the Closing Date) the sublicense with the broadest possible scope, the longest possible duration, and the broadest possible assignment rights of AFAC as are permitted by the Lucent Agreement for the use of Lucent-GRL's intellectual property rights that are licensed to Marconi Corporation in the Lucent Agreement in connection with AFAC's operation of the Access Business, and Marconi Corporation's rights to terminate this Agreement and the sublicense granted to AFAC under this Agreement will be only such termination rights as are required to comply with the terms of the Lucent Agreement.

         (c) Marconi Corporation hereby represents and warrants that the terms and conditions of the Lucent Agreement do not, and do not provide Lucent-GRL with any right to, terminate the

Lucent Agreement or otherwise restrict, limit or alter Marconi Corporation's rights and obligations under the Lucent Agreement in the event that Marconi Corporation or any of its Affiliates (i) files for bankruptcy, (ii) becomes insolvent, (iii) is adjudged as insolvent or bankrupt, (iv) has any proceedings instituted against it seeking relief, reorganization or arrangement under any laws relating to insolvency, or for the making of any assignment for the benefit of creditors, (v) has a receiver, liquidator or trustee appointed for its property or assets, (vi) liquidates, dissolves or winds up its business, or
(vii) experiences any similar event or proceeding under applicable laws.

3.2 DISCLAIMER. NEITHER MARCONI CORPORATION NOR LUCENT-GRL, NOR ANY OF THEIR RESPECTIVE RELATED COMPANIES, MAKES ANY REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OR CONFERS ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE LICENSES, RIGHTS AND WARRANTIES HEREIN EXPRESSLY GRANTED.

4.       ROYALTY PAYMENT TERMS.

         4.1      ROYALTY CALCULATION.

         (a) From the Effective Date through December 31, 2004, AFAC shall pay a royalty directly to Lucent-GRL. This royalty ("ROYALTY") shall be determined for each semiannual period ending on June 30th and December 31st, commencing with the semiannual period ending on June 30, 2004, where:

                  ROYALTY = eight hundredths of one percent (0.080%) of the Gross Revenues from Access Business for that semiannual period.

         (b) For the time period beginning after December 31, 2004 and extending through December 31st, 2015, AFAC shall pay directly to Lucent-GRL the Royalty, for each semiannual period ending on June 30th and December 31st, on the Gross Revenues from Access Business in accordance with the applicable rate specified below:

                                        ROYALTY AS A PERCENTAGE OF GROSS
           ROYALTY PERIOD                 REVENUES FROM ACCESS BUSINESS
           --------------                 -----------------------------
January 1, 2005 - December 31, 2005                  0.074%
January 1, 2006 - December 31, 2006                  0.062%
January 1, 2007 - December 31, 2007                  0.055%
January 1, 2008 - December 31, 2008                  0.055%
January 1, 2009 - December 31, 2009                  0.049%
January 1, 2010 - December 31, 2010                  0.043%
January 1, 2011 - December 31, 2011                  0.031%
January 1, 2012 - December 31, 2012                  0.031%
January 1, 2013 - December 31, 2013                  0.019%
January 1, 2014 - December 31, 2014                  0.012%
January 1, 2015 - December 31, 2015                  0.012%

         (d) The receipt by Lucent-GRL of the payments for the periods set forth in this SECTION 4.1 shall be deemed to fulfil all of the payment obligations of AFAC with respect to the licenses and rights granted to AFAC herein and, upon receipt of all such payments up to and including the payment for the period ending December 31st, 2015, this Agreement shall be considered paid-up and no further royalty shall be due from AFAC for such licenses and rights granted herein.

         4.2      ACCRUALS

         (a) Royalty shall accrue and become payable under SECTION 4.1 upon the receipt of the applicable Gross Revenues from the Access Business by AFAC. Obligations to pay royalties under SECTION 4.1 for time periods prior to any termination of licenses and rights pursuant to SECTION 4 shall survive such termination and the expiration of any patent licensed hereunder.

         (b) Notwithstanding any other provisions hereunder, a royalty shall accrue and be payable only to the extent that enforcement of AFAC's obligation to pay such royalty would not be prohibited by applicable law.

         (c) No refund, credit or other adjustment of royalty payments shall be made by Marconi Corporation or Lucent-GRL under this Agreement.

         4.3      REPORTS AND PAYMENT

         (a) Within sixty (60) days after the end of each semiannual period ending on June 30th or December 31st, commencing with the semiannual period ending June 30, 2004 AFAC shall provide to Lucent-GRL a statement certified by a responsible official of AFAC showing, in a manner acceptable to Lucent-GRL, the following items for that semiannual period:

                  (i)      the Gross Revenues from Access Business; and

                  (ii)     the amount of Royalty payable thereon.

                  AFAC shall simultaneously provide a true and complete copy of such statement to Marconi Corporation. Such reports shall be maintained as confidential by Lucent-GRL and Marconi Corporation, and shall be used only for purposes of verifying the Royalty payments due hereunder.

         (b) Within such sixty (60) day period, AFAC shall pay, in United States dollars, directly to Lucent-GRL at the address specified in SECTION 7.7, the Royalties payable in accordance with such statement. Any conversion to United States dollars for sales not made in United States Dollars shall be at the prevailing rate for bank cable transfers as quoted for the last day of such semiannual period by leading United States banks in New York City dealing in the foreign exchange market.

         (c) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of two percentage points (2%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

         (d) AFAC shall indemnify and hold harmless Marconi Corporation and its Related Companies, their respective successors and assigns, and their respective directors, officers, members, employees, and agents, from and against any and all liabilities, damages, losses, settlements, penalties, fines, costs and expenses, including without limitation reasonable attorneys' fees of whatever kind or nature, to the extent arising from AFAC's failure or delay in making any of the Royalty payments or providing any of the statements to Lucent-GRL, as required hereunder. Marconi Corporation shall give AFAC written notice of the applicable liability, damage, loss, settlement, penalty, fine, cost or expense within a reasonable time after Marconi Corporation becomes aware of such liability, damage, loss, settlement, penalty, fine, cost or expense. Marconi Corporation shall have sole control over the defense and settlement of any claim for which indemnity is sought provided that AFAC may participate in any such defense with counsel of its choosing and at its sole expense.

         4.4      TAXES

         (a) AFAC shall bear all taxes, duties, levies, or similar charges ("TAXES"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement, including taxes which AFAC is required to withhold or deduct from payments to Lucent-GRL, except
(i) any net income tax imposed upon Lucent-GRL or any of its Related Companies by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) any tax imposed upon Lucent-GRL by jurisdictions outside the United States if such tax is allowable as a credit against the United States income taxes of Lucent-GRL or any of its Related Companies. In order for the exception in (ii) to be effective, AFAC must furnish to Lucent-GRL evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid, such evidence to be furnished to Lucent-GRL within twenty (20) days of issuance by the local taxing authority.

         (b) The provisions of this SECTION 4.4(b) shall only apply if the evidence referenced in SECTION 4.4(a)(ii) is not provided by AFAC to Lucent-GRL as specified in that Section in due time. If AFAC is required to bear a tax, duty, levy, or similar charge pursuant to SECTION 4.4(a) above, AFAC shall pay such tax, duty, levy or similar charge and any additional amounts as are necessary to ensure that the net amounts received by Lucent-GRL hereunder after all such payments or withholdings equal the amounts to which Lucent-GRL is otherwise entitled under this Agreement as if such tax, duty, levy or similar charge did not apply.

5.       TERMINATION.

         5.1 BREACH. Without prejudice to SECTION 2.3 above, in the event of a material breach of this Agreement by AFAC, Marconi Corporation may, in addition to any other remedies that it may have, at any time terminate this Agreement and rights granted hereunder by not less than two (2) month's written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

         5.2 VOLUNTARY TERMINATION. By written notice to Marconi Corporation, AFAC may terminate with immediate effect this Agreement or a specified portion of the sub-licenses and rights granted to it hereunder. Such notice shall specify the effective date of such termination and shall clearly specify any affected patent, invention or product.

         5.3 EFFECT OF TERMINATION. Upon the expiry or termination of this Agreement for whatever reason all rights and licenses granted under this Agreement shall immediately cease. The expiry or termination of this Agreement shall not affect any rights or liabilities of the parties arising under this Agreement prior to such expiry or termination. SECTIONS 5 and 7 will survive the termination or expiry of this Agreement for whatever reason.

6. NOTICE OF LUCENT DISPUTES. Marconi Corporation shall provide AFAC with prompt written notice if Marconi Corporation becomes aware of any assertion by Lucent-GRL or any other party that (a) Marconi Corporation is in breach of this Agreement, including without limitation an assertion that AFAC is not sublicensed under this Agreement with respect to the Lucent-GRL Patents for any activity that the sublicense granted in this Agreement covers by its stated terms, or (b) Marconi Corporation is in breach of the Lucent Agreement but only with respect to an assertion under the Lucent Agreement that may reasonably have a material adverse affect on the sublicense granted to AFAC under this Agreement.

7.       GENERAL PROVISIONS.

         7.1 APPLICABLE LAW; DISPUTE RESOLUTION. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties agree that any litigation, Proceeding (as defined in the Asset Purchase Agreement) or other legal action in connection with or relating to this Agreement or any matters contemplated hereby shall be brought in accordance with the terms and provisions of SECTION 13.16 of the Asset Purchase Agreement, which terms and provisions are hereby incorporated into this Agreement by this reference.

         7.2 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         7.3 BANKRUPTCY CODE. The parties acknowledge and agree that this Agreement is a contract under which Marconi Corporation is a licensor and AFAC is a licensee of rights to intellectual property as provided in Section 365(n) of Title 11, United States Code.

         7.4 WAIVER. No term or provision hereof shall be deemed waived and no breach or default shall be deemed consented to unless such waiver or consent shall be specifically set forth in writing and signed by the party claimed to have waived or consented.

         7.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. AFAC may not assign, convey or transfer any of AFAC's rights or obligations hereunder without obtaining the prior written consent of Marconi Corporation. The assignment of any rights or obligations under this Agreement to any permitted assignee is conditioned upon such permitted assignee agreeing in writing to be bound by the terms and conditions of this Agreement. Any assignment, transfer or conveyance of any rights or obligations under this Agreement in violation of this SECTION 7.5 shall be void.

         7.6 CONSTRUCTION. The parties and their respective counsel have reviewed and negotiated the terms of this Agreement. This Agreement is the joint work product of the parties hereto and their respective counsel. Accordingly, this Agreement shall not be construed against the drafting party.

         7.7 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, or (ii) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a business day during the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following business day:

                  (a)      If to AFAC, addressed as follows:

                           Advanced Fibre Access Corporation
                           1465 North McDowell Blvd.
                           Petaluma, California 94954
                           Attention: General Counsel
                           Facsimile: (707) 794-7777

                           with a copy to:

                           Pillsbury Winthrop LLP
                           50 Fremont Street
                           San Francisco, California 94105
                           Attention: Blair W. White
                           Facsimile: (415) 983-1200

                  (b)      If to Marconi Corporation, addressed as follows:

                           Marconi Corporation plc
                           Marrable House
                           The Vineyards
                           Great Baddow
                           Chelmsford
                           Essex CM2 7QS
                           England
                           Attention: Colin Hoste
                           Facsimile: (44) 1245 707610

                           with copies to:

                           Mayer, Brown, Rowe & Maw LLP
                           190 South LaSalle Street
                           Chicago, Illinois  60603
                           Attention: Paul M. Crimmins
                           Facsimile: (312) 701-7711

                           Marconi Communications, Inc.
                           1000 Marconi Drive
                           Warrendale, Pennsylvania  15086
                           Attention: General Counsel - Americas
                           Facsimile: (724) 742-7100

                  (c)      If to Lucent-GRL, addressed as follows:

                           Lucent Technologies GRL Corporation
                           General Post Office
                           P.O. Box 6219
                           New York, New York 10087-6219

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         7.8 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         7.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes and preempts any prior understandings, agreements, representations or statements of any kind, oral or written, that may have related to the subject matter hereof in any way. The parties also understand, acknowledge and agree that unless otherwise specified in a written instrument signed by each party no additional terms or changes to these terms shall be valid or binding on the parties.

         7.11 TAXES. Each party shall be responsible for the payment of its own tax liability arising from this transaction.

         7.12 COMPLIANCE WITH LAWS. Each party shall comply with all applicable laws, governmental orders and regulations in the exercise of such party's rights and obligations under this Agreement.

         7.13     CONFIDENTIALITY OF TERMS.

         (a) Notwithstanding the terms and provisions of SECTION 6.9 of the Asset Purchase Agreement, neither party shall disclose any of the terms and conditions (including but not limited to payments) of this Agreement without the written consent of the other party, unless such disclosure is:

                  (i) in response to a valid order of a court or other governmental body of the United States or The United Kingdom or any political subdivision of either of the foregoing countries; provided, however, that the disclosing party shall have given prior notice to the other party and made a reasonable effort to obtain a protective order requiring that the information so disclosed be used only for the purposes for which the order was issued; or

                  (ii) otherwise required by the law of the United States or The United Kingdom, including but not limited to disclosures required by securities laws or regulations and making any filing with a Governmental Authority (as such term is defined in the Asset Purchase Agreement) that is required in connection with the consummation of the transactions contemplated hereby; or

                  (iii) necessary to establish rights under this Agreement; or necessary for use by outside accountants and legal counsel.

         (b) Notwithstanding SECTIONS 7.13.(a)(ii) and 7.13.(a)(iii) of this Agreement:

                  (i) each party shall take reasonable steps to preclude the release of the financial terms of this Agreement such as, for example, filing this Agreement in confidence with the U.S. Securities and Exchange Commission (SEC), and deleting the financial terms therefrom in any copy, if any, made available to the public; and

                  (ii) nothing in this SECTION 7.13 shall prevent any party or its Affiliates (as such term is defined in the Asset Purchase Agreement) or any other Person (as such term is defined in the Asset Purchase Agreement) from
(i) making any public announcement or disclosure required by the rules of any stock exchange, the Panel on Takeovers and Mergers, the UKLA or any other law or judgment (in which case the party required to make the disclosure shall promptly notify the other parties and give such parties a reasonable opportunity to oppose such disclosure or request confidential treatment of such disclosure if available), (ii) subject to the terms of a confidentiality agreement protecting the confidentiality of such information, disclosing this Agreement or any of the Related Agreements or their contents or the transactions contemplated hereby or thereby to (1) current and future officers, directors, employees and representatives of such party and its Affiliates with a bona fide need to know such information, (2) current and potential lenders to, investors in and purchasers of such party or its Affiliates (or any portion thereof) so long as
(A) the due diligence investigation by the lender, investor or purchaser, as applicable, of such party and its Affiliates is substantially complete, (B) the definitive agreement with respect to such loan, investment or purchase, as applicable, is substantially complete and substantially all of the material terms with respect thereto (including, 1) with respect to a loan, the loan amount and interest rate, 2) with respect to an investment, the amount to be invested and the price per security to be issued, and 3) with respect to a purchase, the purchase price) have been agreed in principle) and (C) the board of directors (or, in the case of clause 1) below, the senior management) of such party or its Affiliates (as applicable) and the current and potential lender, investor or purchaser, as the case may be, have 1) in the case of a loan from a bank or similar entity that is in the business of lending money, reviewed and approved the commitment letter or term sheet setting forth the material terms of such loan and 2) in the case of all other transactions contemplated by this clause (C), been apprised of such transaction and have consented to further negotiations subject to final board approval, and (iii) those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions, or (c) enforcing its rights hereunder; and

                  (iii) Marconi Corporation shall be entitled to disclose the terms and provisions of this Agreement in confidence to Lucent-GRL.

         (c) Notwithstanding anything to the contrary in this SECTION 7.13, either party may disclose to any and all Persons, without limitation of any kind, the U.S. federal and state tax treatment and tax structure (tax structure shall mean any fact that may be relevant to understanding the U.S. federal or state tax treatment of the transaction) contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure except to the extent maintaining confidentiality of such information is necessary to comply with any federal or state securities laws.

         7.14 INJUNCTIVE RELIEF. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of SECTIONS 2, 4, 6, 7.13 or 7.15 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of and to enforce specifically the terms and provisions of SECTIONS 2, 4, 6, 7.13 and 7.15 of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

         7.15 PUBLICITY. Nothing in this Agreement shall be construed as conferring upon AFAC any right to include in advertising, packaging or other commercial activities related to any product or service, any reference to Marconi Corporation or Lucent-GRL (or any of their respective Related Companies), their trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product or service is in any way certified by Marconi Corporation or Lucent-GRL or their respective Related Companies.

         7.16 RIGHTS OF AFAC AGAINST THIRD PARTIES. There may be countries in which AFAC may have, as a consequence of this Agreement, rights against infringers of the Lucent-GRL Patents sublicensed hereunder. AFAC hereby waives any such right it may have by reason of any third party's infringement or alleged infringement of any such patents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MARCONI CORPORATION PLC                     ADVANCED FIBRE
                                            ACCESS CORPORATION

By:________________________________         By:_________________________________

Name:______________________________         Name:_______________________________

Title:_______________________________       Title:______________________________

                                                        Contract No. 02-1089-GPA

                                    EXHIBIT I

                           GENERAL PURCHASE AGREEMENT

         This General Purchase Agreement (this "AGREEMENT") is executed this [____] day of __________, 2004 (the "Effective Date"), by and between MARCONI COMMUNICATIONS, INC., a Delaware corporation acting through its Outside Plant, Power and Services business units with a place of business at 1122 F Street, Lorain, Ohio 44052 ("SELLER"), and [ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation][ ADVANCED FIBRE ACCESS CORPORATION, a Delaware corporation] with a place of business located at 1465 North McDowell Blvd., Petaluma, California 94954 ("PURCHASER").

         WHEREAS, Seller and Purchaser have entered into an Asset Purchase and Sale Agreement, dated as of January 5, 2004 (the "ASSET PURCHASE AGREEMENT"), pursuant to which Purchaser is acquiring certain assets of Seller's Access Business (as defined below); and

         WHEREAS, pursuant to the terms of the Asset Purchase Agreement, Seller and Purchaser are entering into this Agreement to govern the supply of certain products by Seller to Purchaser for the Access Business subsequent to the date hereof.

         The parties hereto agree as follows:

1.       PRODUCTS AND ORDERS

         1.1 Subject to the terms and conditions set forth herein (including, without limitation, Section 1.2 hereof), during the Term (as defined in Section 10.1 hereof) Purchaser shall purchase from Seller all of Purchaser's requirements for the Access Business (as defined in Section 18.1 hereof) of the following products and the following assembly and configuration services currently or previously provided by Seller to the Access Business: (a) enclosures for housing active and passive electronic systems and telecommunications systems, (b) power components and systems and (c) assembly and configuration of active and passive electronic systems and telecommunications systems (collectively, the "PRODUCTS AND SERVICES"). Without limiting the foregoing, the Products and Services to be initially obtained and provided under this Agreement are set forth in Exhibit A. For the avoidance of doubt, "Access Business" shall not include the Purchaser's product family consisting of AccessMAX(TM) Integrated Multiservice Access Platforms (IMAPs), Telliant(TM) Central Office Multiservice Platforms, PremMAX(TM) Integrated Access Devices (IADs), TransMAX(TM) Optical Add-Drop Multiplexers (OADMs), Panorama(TM) Network Management Systems, ATLAS(TM) Professional Services, and the Sierra(TM) family of outside plant cabinets, in each case as such products and services exist on the date hereof or as such products and services are subsequently enhanced or modified, nor any newly designed or developed AFC products, but in all the foregoing cases without the use of any technology or material asset acquired under the Asset Purchase Agreement. Subject to the terms and conditions set forth herein (including, without limitation, Section 1.2 hereof), Seller shall manufacture (or cause to be manufactured) and provide (or cause to be provided) the Products and Services. Subject to Section 1.2 hereof, Purchaser agrees that, during the Term, it shall not produce or provide the Products and Services internally or obtain the Products and Services from any Person (including any Affiliate of Purchaser) other than Seller, provided that employees of the Access Business may perform configuration design services as to the Products exclusively for internal purposes as a necessary but incidental function of designing active and passive electronic systems and telecommunications systems. Under no circumstances may Purchaser operate as a distributor or reseller of the Products by buying and then re-selling such Products other than to the extent such Products are resold as an embedded component part of an integrated solution for end customers of Purchaser.

         1.2 Purchaser shall give Seller written notice of each New Requirement (as defined in Section 18.4 hereof) and shall comply with the terms of this Section 1.2 before obtaining such New Requirement from any Person (including any Affiliate of Purchaser) other than Seller. Such written notice shall include reasonable detail regarding the New Requirement. During the forty-five (45)-day period immediately following Seller's receipt of Purchaser's written notice of the New Requirement, Seller shall inform Purchaser in writing whether Seller desires to pursue that New Requirement as promptly as is commercially reasonable, and the parties shall thereupon enter into good faith preliminary negotiations of the pricing of such New Requirement as well as all other material aspects thereof. If, at the conclusion of such forty-five
(45)-day period (or such longer period of time to which the parties might agree in writing), the parties have neither resolved all such material issues, including but not limited to mutual agreement on the solution (design and manufacturing) as well as the pricing thereof, nor made significant progress toward such resolution as would be reasonable under the circumstances, then Purchaser shall be free to solicit offers to provide such New Requirement from any third party as Purchaser sees fit in its sole discretion, subject to the following: as to a failure by the parties to agree on the solution (design and manufacturing), Purchaser shall be entitled to obtain a New Requirement from an alternate supplier other than Seller if, and only if, Seller does not agree to manufacture the solution required by Purchaser, in full compliance with all material specifications thereof; and as to a failure by the parties to agree on pricing, Purchaser shall be entitled to obtain a New Requirement from an alternate supplier other than Seller if, and only if, (i) Purchaser demonstrates in writing that the price for such New Requirement offered by such alternate supplier is lower than the last price offered by Seller, if any such price was offered (and Seller is not willing to match such lower price offered by such alternate supplier within five (5) days' of receipt of written notice thereof) and (ii) Purchaser demonstrates that the material terms, taken as a whole, pursuant to which such alternate supplier is willing to accept for such New Requirement, are no less advantageous to such alternate supplier than those applicable to Seller set forth in this Agreement, it being understood that in making such evaluation that only such terms that would customarily affect total cost shall be considered. If within forty-five (45) days from receipt of Purchaser's written notice of the New Requirement, Seller does not notify Purchaser in writing of Seller's desire to pursue the New Requirement, then Purchaser may obtain such New Requirement from an alternate supplier. Each New Requirement that Purchaser obtains from Seller shall be deemed included in the Products and Services subject to the terms and conditions of this Agreement.

         1.3 Subject to Section 3 hereof, Purchaser will issue purchase orders to Seller under this Agreement setting forth its requirements of Products and Services for the Access Business, requested delivery dates, destination of shipment and other details related to a specific order. Provided that the quantity of Products to be ordered does not exceed the flexibility parameters set forth in this Agreement, Seller may not reject any purchase order for any reason. Seller shall nevertheless issue a purchase order acknowledgement to Purchaser within five (5) business days of its receipt of the purchase order in order to indicate to Purchaser that it has begun the manufacturing operations of the Products to be ordered therein, but no failure by Seller to issue such purchase order acknowledgement shall constitute a rejection or have any effect on the terms of the purchase order as initially issued by Purchaser, subject in all cases to Section 1.4.

         1.4 This Agreement constitutes the controlling terms and conditions for the purchase of Products and Services by Purchaser. The preprinted terms and conditions of any purchase order, acknowledgment form, invoice, confirmation, acknowledgement or other business form of Purchaser or Seller shall be superseded by this Agreement unless otherwise agreed to in writing by the parties.

         1.5 No Resale or Distribution. Purchaser shall not resell or distribute any Products (as defined at Section 18.6 hereof) which it obtains pursuant to this Agreement other than to the extent embedded as a component part of an integrated solution provided to end customers of Purchaser. The foregoing restriction shall not limit sales of products of the Access Business that were assembled or configured by use of Services obtained hereunder. The above restriction shall not apply to the extent Purchaser is required to furnish any of its customers with piece parts due to an ongoing warranty or maintenance requirement applicable to an integrated solution purchased by such customers, evidence of which warranty or maintenance requirement shall be provided to Seller upon request.

2.       PRICE AND PAYMENT TERMS

         1.2 The prices for the Products and Services are set forth in Exhibit A (the "PRICES"). The parties shall periodically update Exhibit A to reflect all New Requirements to be obtained by Purchaser from Seller. Purchaser agrees that any material design change to a Product that is specifically requested by Purchaser will be subject to a design change fee as mutually agreed upon by the parties in writing. The prices set forth on Exhibit A for the Products and Services listed thereon shall be reduced by five percent (5%), effective on the first anniversary of the Effective Date through the remainder of the Term.

         2.2 The Prices do not include any shipping costs or insurance. Any shipping costs or insurance shall be set forth as a separate line item on the invoice.

         2.3 The Prices do not include any foreign, federal, state or local sales, use, value added, property or any other taxes or charges. Purchaser shall pay all taxes or charges arising as a result of its purchases hereunder, other than those based on Seller's net income. Any such tax or charge that Seller may be required to collect or pay shall either be paid by Purchaser to Seller or Purchaser shall provide Seller with all appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authority to substantiate any claim of exemption from any such tax or charge.

         2.4 Seller shall invoice Purchaser upon shipment of Products. Payment terms are net thirty (30) days from the date of Seller's invoice, unless otherwise expressly stated on Seller's invoice. Amounts past due, to the extent not subject to a bona fide good faith dispute, are subject to a service charge equal to the lesser of 1.5% per month (or fraction thereof) or the maximum rate permitted by law.

         2.5 The prices charged to Purchaser for the Products and Services and all other material terms and conditions contained herein that would reasonably be expected to affect the price viewed together as a whole (price and such material terms shall be defined as "Total Price") are no less favorable than those that Seller applies at such time to any of its other OEM customers in the U.S. and Canada that are not Affiliates of Seller for products and services of similar type and similar volumes. In the event that Seller subsequently sells products and/or services of similar type and similar volumes to OEM customers in the U.S. or Canada that are not Affiliates of Seller at a lower Total Price than those specified herein, Seller shall offer the applicable Products and/or Services to Purchaser at a Total Price no higher than that applicable to such other customers for the products and/or services in question effective from the time such sales were made.

3.       FORECASTS

         On the date hereof and before the first day of each calendar month thereafter, Purchaser shall provide Seller with purchase orders for Purchaser's requirements of Products and Services for the Access Business for the next thirty (30) days. On the date hereof and before the first day of each calendar month thereafter during the Term, Purchaser shall provide to Seller a six
(6)-month forecast (a "ROLLING FORECAST") setting forth the Purchaser's projected requirements for Products and Services for the Access Business on a month-by-month basis for the six-month period that begins the calendar month after the month in which such Rolling Forecast is delivered. The requirements shown for the first calendar month of each Rolling Forecast shall be treated as a firm order and shall not vary from the requirements forecast for such calendar month as set forth in the immediately preceding Rolling Forecast. Seller shall not be obligated to supply Purchaser with Products and Services to the extent that purchase orders exceed the volumes established in the Rolling Forecasts, as adjusted by the flexibility parameters set forth in Section 6.3 below, but Seller shall use its commercially reasonable efforts to accommodate such a request by Purchaser. Purchaser shall not be required to submit any Rolling Forecast applicable to any period after the Term.

4.       SHIPPING, TITLE AND RISK OF LOSS

         Products shall be shipped F.C.A. Seller's facility [INCOTERMS 2000]. All orders shall be assumed to be made "Ship Complete," and Seller may make no partial shipments without having obtained the prior approval of Purchaser. Partial shipment of an order will not constitute acceptance by Seller of an entire order. Unless Purchaser specifies the routing of shipments or takes responsibility for the hiring of the carrier, Seller reserves the right to use its own discretion in the routing of shipments provided that Seller shall do so, at all times, in such manner which is most reasonably cost effective for Purchaser. Any specification of a freight carrier by Purchaser hereunder shall be in writing. However, if the specified carrier does not pick up the shipment within twenty-four (24) hours after the designated pick-up date, Seller will so notify Purchaser's traffic department in writing and ship via another carrier at the lowest rate Seller can reasonably obtain. Seller is not responsible for any freight charges, except as otherwise provided herein.

5.       INSPECTION AND RETURN OF GOODS

         Purchaser shall inspect all Products for physical damage promptly upon receipt thereof and may reject only those Products materially failing to meet published specifications. Any Product not so rejected within thirty (30) days of delivery ("REJECTION PERIOD") will be deemed accepted. To reject a Product, Purchaser must notify Seller in writing within the Rejection Period of its rejection and the manner in which the Products materially fail to meet published specifications and request a return materials authorization ("RMA") from Seller. Seller shall issue such RMA to Purchaser promptly, but in no event later than five (5) days after such request by Purchaser. Within five (5) days of receiving an RMA, Purchaser shall ship to Seller the rejected Products, freight collect, in its original shipping carton with the RMA displayed on the outside of the carton with a statement of the reason for rejection. Seller reserves the right to refuse to accept any rejected Products that do not bear an RMA on the outside of the shipping container. No restocking or handling charges will be applied.

6.       DELIVERY PERFORMANCE; CHANGE ORDERS & CANCELLATIONS

         6.1 All delivery dates for Products and Services indicated in Seller's documents are dependent upon the prompt receipt of all necessary information from Purchaser regarding the Products and Services ordered. Seller shall use its commercially reasonable efforts to ensure prompt delivery of Products and rendering of Services purchased hereunder in furtherance of the goal of 100% on-time delivery. On-time delivery is defined as meeting the mutually agreed delivery date with a tolerance of five (5) days early, zero (0) days late. Seller shall provide delivery performance reports to Purchaser on a monthly basis. Such reports shall be delivered to Purchaser within one (1) week following the end of each month. These reports will provide reasonably detailed information concerning Seller's delivery of Product relevant to accepted delivery dates in Purchaser's Purchase Orders. In the event that Seller's on-time performance over the course of any calendar month drops below an acceptable level of ninety percent (90%) (other than to the extent of delays caused by Purchaser and/or events of force majeure addressed in Section 15 herein), Purchaser shall provide written notice thereof to Seller (the "Correction Notice"). Upon receipt such Correction Notice, Seller will develop and implement a Corrective Action Plan, at no additional cost to Purchaser, employing commercially reasonable accelerated measures such as materials logistics expediting fees, premium transportation costs or labor overtime, to the extent required to remedy Seller's delivery performance problems. Seller shall fully develop and implement such Corrective Action Plan within thirty (30) days after receiving the Correction Notice; provided, however, that in the event that, at the end of such thirty (30)-day implementation period, the Corrective Action Plan has not been fully implemented although Seller has made all commercially reasonable efforts to have done so, then Seller shall be given an additional thirty (30)-day period for such purposes. Any failure by Seller to sustain an acceptable level of on-time performance of not less than 90% for at least three (3) three consecutive calendar months immediately thereafter upon full implementation (other than to the extent of delays caused by Purchaser and/or events of force majeure addressed in Section 15 herein) shall constitute a material breach of this Agreement by Seller, provided, however, that no material breach shall be deemed to have occurred if on-time performance falls to not less than eighty percent (80%) for any one (1) calendar month of such three
(3) consecutive calendar month time period.

         6.2 In the event of any delay of at least thirty (30) days in the delivery of Products that is caused by Purchaser, as to which Seller was fully able and ready to make timely shipment, Seller will store and handle such Products at Purchaser's risk and will invoice the Purchaser for the unpaid portion of the purchase order price plus reasonable storage, insurance and handling charges at such rates as are mutually agreed by the parties in writing. No such fees or charges shall be incurred prior to the conclusion of the thirty
(30)-day grace period.

         6.3 The following flexibility parameters shall apply to any requested changes to quantities of purchase orders or requested amendments to forecasts issued by Purchaser to Seller hereunder. Any requested changes in excess of such parameters shall be subject to Seller's approval and acceptance, as to which Seller shall use its commercially reasonable efforts to accommodate. Purchaser shall reimburse Seller for additional costs and expenses related to any such change, as mutually agreed by the parties in writing.

No. of days of advance notice
prior to confirmed delivery date in
purchase order or forecast                    Allowable quantity change (+/-)
--------------------------                    -------------------------------
1-30 days                                     10% (increase only; no decrease)

31-60 days                                    20%

61+ days                                      100%

         6.4 Purchaser may cancel or reschedule any purchase order that has been accepted by Seller, in whole or in part, by giving written notice of such cancellation or reschedule to Seller in accordance with the following provisions:

         (a) Throughout the thirty-five (35) day period immediately preceding the originally agreed delivery date, such orders shall be deemed fixed and not eligible for cancellation or rescheduling unless otherwise mutually agreed by the parties.

         (b) Purchaser may cancel or reschedule orders or amend forecasts with written notice to Seller of thirty-six (36) to sixty-five (65) days in advance of the originally agreed delivery date. Purchaser shall not be permitted to reschedule any particular order more than twice. In the event of a cancellation within such time period, Purchaser shall pay to Seller within thirty (30) days after receipt of an invoice the substantiated cost of acquisition and reasonable labor costs, costs of all materials and components (those which may not be used in furtherance of any other customer account within one-hundred eighty (180) days after the date of cancellation) related to such cancelled order to the extent that (i) such items were purchased by Seller in accordance with Purchaser's forecast and in accordance with complete cycle times specified in Exhibit A, (ii) Seller provides written documentation substantiating the cost of such items, and (iii) Seller is unable to reasonably mitigate such damages by disposing of such items consistent with its past practices, including without limitation, using commercially reasonable efforts to return such items to the respective supplier for refund.

         (c) Purchaser may cancel or reschedule any purchase order or amend any forecast upon providing greater than sixty-six (66) days advance written notice, without restriction and without any additional liability.

         6.5 The parties acknowledge and agree that it may be necessary for Seller to maintain a stock of components or materials in order to meet Purchaser's purchase orders. Seller shall obtain Purchaser's written approval prior to purchasing any quantities in excess of that which is required to support the forecasts issued by Purchaser hereunder. Any quantities purchased by Seller in excess of what is required to support Purchaser's forecasts or in advance of the complete cycle times specified in Exhibit A shall be at the sole risk and liability of Seller. Upon expiration or termination of this Agreement, Purchaser shall purchase all of Seller's stock of raw materials, components, work in process and finished goods then held by Seller which were purchased and/or manufactured in accordance with Purchaser's forecasts and product cycle times, and such materials whose purchase was otherwise approved in advance by Purchaser. Notwithstanding the above provisions, Seller shall mitigate such damages in the same manner as described in Section 6.4(b)(iii) above. The purchase price for any such items required to be purchased by Purchaser pursuant to this Section 6.5 shall be Seller's substantiated cost of acquisition and reasonable labor costs. Upon Seller's receipt of payment by Purchaser for such items, Seller shall ship such items for which Purchaser is responsible to the location designated by Purchaser, F.C.A. Seller's facility [INCOTERMS 2000].

7.       SECURITY INTEREST

         Purchaser hereby grants to Seller a purchase money security interest in all Products shipped by Seller to Purchaser hereunder as well as the proceeds thereof, to secure any amounts due and owing from Purchaser to Seller hereunder. Purchaser will assist Seller in taking necessary action to effect, evidence and perfect Seller's security interest, including, without limitation, the execution and delivery of lien filings. Upon any Event of Default (as hereinafter defined), Seller shall be entitled to all rights and remedies provided by law.

8.       WARRANTY

         8.1 Seller warrants that the Products supplied hereunder shall conform to their respective published specifications and shall be free from defects in design, material and workmanship (the "WARRANTY") for a period of two
(2) years from the date of shipment ("WARRANTY PERIOD"). Seller warrants that the Services provided hereunder shall be performed in accordance with industry standards. EXCEPT AS PROVIDED IN THIS SECTION 8.1, SELLER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED. ALL WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED. THIS WARRANTY CONTAINS SELLER'S SOLE AND EXCLUSIVE WARRANTY AND IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, WHETHER BASED IN STATUTORY OR COMMON LAW OR ARISING BY CUSTOM OR TRADE USAGE.

         8.2 The Warranty shall not apply to Products which have been subjected to misuse, abuse, neglect, improper installation or any unauthorized modification or repair by any party other than Seller, its employees, agents, contractors and representatives. The Warranty shall not apply with respect to defects resulting from (a) Seller's compliance with Purchaser's specifications or (b) products or components obtained from third party suppliers ("OTHER SUPPLIERS"). The Warranty shall not apply to products and components obtained from Other Suppliers. The sole and exclusive warranty for products and components obtained by Seller from Other Suppliers shall be limited to the Other Suppliers' express written warranty; provided, however, that Seller shall provide Purchaser with the full details in writing of the warranty protection offered by the suppliers of all major components used in the manufacturing of the Products, as requested by Purchaser. In the event that any such warranty protection is deemed inadequate by Purchaser, in Purchaser's reasonable discretion, Seller shall, in good faith, consider any reasonable request of Purchaser to re-source such related components and materials. Seller's sole responsibility to Purchaser for Other Suppliers' products and components shall be limited to the assignment of such warranties to Purchaser, to the extent assignable.

         8.3 If, during the Warranty Period, Purchaser delivers to Seller written notice of a valid claim of Warranty with respect to a Product provided by Seller to Purchaser hereunder, Seller shall take one of the following actions (as determined by Seller in its sole discretion): repair or replace such Product free of charge, freight pre-paid (in which case such Product shall be covered by the Warranty for the balance of the original Warranty Period or ninety (90) days from the date of repair or replacement, whichever is longer) within fifteen (15) days of Seller's receipt of the claim of Warranty from Purchaser. The foregoing is contingent upon Purchaser returning the Product at issue F.O.B. to a location specified by Seller. If Seller determines the return of a Product to the factory to be uneconomical, Seller will dispatch a service technician to the site to determine if the Product is defective and repair the Product, as practicable and appropriate. THE OBLIGATIONS OF SELLER SET FORTH IN THIS SECTION 8.3 SHALL BE SELLER'S SOLE OBLIGATION AND THE EXCLUSIVE REMEDY OF PURCHASER OR ANY PERSON PURCHASING PRODUCTS OR SERVICES FROM PURCHASER FOR ANY BREACH OF WARRANTY AND FOR ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THE OPERATION, QUALITY, CONDITION, PERFORMANCE OR DESIGN OF ANY PRODUCT SOLD HEREUNDER OR SERVICE PROVIDED HEREUNDER AND SELLER SHALL HAVE NO OTHER LIABILITY OR OBLIGATION TO PURCHASER OR ANY PERSON PURCHASING PRODUCT AND SERVICES FROM PURCHASER WHATSOEVER WITH RESPECT TO ANY BREACH OF WARRANTY OR THE OPERATION, QUALITY, CONDITION, PERFORMANCE OR DESIGN OF ANY PRODUCTS OR SERVICES PROVIDED HEREUNDER, REGARDLESS OF THE THEORY UPON WHICH LIABILITY MAY BE PREMISED.

         8.4 As used herein, the term "Common Failure" shall be deemed to have occurred in the event that failure reports (whether internal or installed in the field) or statistical samplings from the field show that at least five percent (5%) or more of the same base Product assembly and/or its derivatives delivered over the course of a rolling ninety (90)-day period contains an identical, repetitive defect with the same root cause due to a breach of Seller's warranty as set forth in Section 8.1 above. In the event that either party learns of the existence or likely existence of a Common Failure, such party will inform the other party as soon as possible. The parties shall then work together to jointly devise a containment action plan. As soon thereafter as reasonably possible, the parties will develop a corrective action plan to remedy the Common

Failure. Seller shall use all commercially reasonable efforts to implement such remedy as quickly as possible at Seller's own expense, which efforts shall include receiving all shipments of affected Product back (freight collect), repairing or replacing all such affected Products in accordance with the remedy devised by the parties, shipping the repaired or replaced Products back to Purchaser or to any customer of Purchaser at Seller's expense, and implementing the mutually agreed-upon remedy in all newly manufactured Products. Seller shall be responsible for the costs and expenses actually incurred and substantiated by Purchaser as a result of all aspects of implementing the agreed remedy on the affected Products, including the costs of the retrieval, packing, shipping and transportation of such Products, and the re-deployment of repaired or replacement Products.

9.       OWNERSHIP RIGHTS

         9.1 Seller shall retain full ownership in the design of the Products and all proprietary and other rights pertaining to the Products and Services. Nothing in this Agreement shall be construed as granting any right or license to Purchaser of any Intellectual Property of Seller.

         9.2 Purchaser acknowledges that Seller shall at all times have all rights to file patent applications (in the sole name of Seller or any Person designated by Seller) for any discoveries, improvements and inventions relating to the Products and Services and that any such discoveries, improvements and inventions shall be and remain the sole and exclusive property of Seller.

10.      TERM AND TERMINATION

         10.1 This Agreement shall become effective as of the date first written above, and shall continue for two (2) years from that date (the "TERM"), at which time it will expire unless sooner terminated as provided herein. Upon the expiration of the Term, this Agreement may be renewed upon the mutual agreement of the parties.

Either party may terminate this Agreement, immediately upon written notice to the other party, upon the occurrence of any of the following "EVENTS OF DEFAULT": (a) if such other party is in material breach of any of its obligations under this Agreement and fails to cure such breach within thirty
(30) days (or five (5) days in the case of the nonpayment of money) after receiving written notice thereof from the first party; or (b) if such other party (i) ceases to do business in the normal course, (ii) commences a proceeding related to its voluntary filing of bankruptcy, liquidation or insolvency, or (iii) is the subject of any involuntary proceeding related to its bankruptcy, liquidation or insolvency which is not dismissed within ninety (90) calendar days.

11.      CONFIDENTIALITY

         The Mutual Confidentiality Agreement between the parties, dated October 9, 2003 (the "NDA"), is incorporated herein by reference, subject to the following modifications to its terms and its efficacy, in the context of the scope of this Agreement only. In all other dealings between the parties, not related to the subject matter herein, the NDA shall remain in its original form and shall fully apply to such other dealings.

         (a) The following provision in Section 2 of the NDA shall not apply ". . . which are marked as confidential or proprietary, or, for information which is orally disclosed, the disclosing party indicates to the other at the time of disclosure the confidential or proprietary nature of the information and reduces orally disclosed Confidential Information to writing and provides it to the receiving party within twenty (20) days after such disclosure which is also marked as confidential."

         (b) The following text in Section 3: "This Agreement shall continue in effect until terminated by either party providing thirty (30) days prior written notice to the other party. Notwithstanding any such termination. . .." shall be replaced by "This Agreement (as it pertains to the General Purchase Agreement only) shall be co-terminous with such General Purpose Agreement, except that the obligations set forth herein shall survive for a period of five
(5) years from the date of each disclosure."

         (c) Section 6 is modified as follows: "The obligations imposed by this Agreement shall not apply to any information that: (a) is already in the lawful possession of, is known to, or is independently developed by the receiving party without having utilized or relied upon any Confidential Information provided under this Agreement; or (b) is or becomes publicly available through no fault of the receiving party and is obtained through such public source; or (c) is obtained by the receiving party from a third person without breach by such third person of an obligation of confidence with respect to the Confidential Information disclosed; or (d) is disclosed without restriction by the disclosing party; or (e) is disclosed for the purpose of defending or prosecuting any litigation or dispute related to the transactions contemplated by the Agreement; or (f) is required to be disclosed pursuant to the lawful order of a government agency or disclosure is required by operation of law. In the event of (e) or (f) above, the scope of the information to be disclosed shall be solely that which is reasonably necessary for the respective purpose stated above, (2) the receiving party shall provide written notice to the disclosing party as to the need for such disclosure and such scope, as soon as the receiving party first becomes aware of such, in order to give the disclosing party the opportunity to appear and object, if it so chooses and (3) the court may review such information under seal, upon the disclosing party making a motion for such, to which the receiving party shall make no objection."

         (d) Section 16 is added as follows: "Nothing in this Agreement or the NDA shall prevent either party from disclosing this Agreement to current and potential lenders to and purchasers of such party or its Affiliates (or any business unit or product or service line of either party) with the exception that under no circumstances may either party disclose the pricing charged to Purchaser hereunder, as set out in Exhibit A or in any other source, to any other party without having obtained the prior written approval of the other party except in the limited circumstance specified in Section 19.2.

         (e) The following provisions of the NDA shall not apply: Sections 7, 9, 11, 14 and 15.

12.      LIMITATION OF LIABILITY

         EACH PARTY SHALL FULLY INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS AND EMPLOYEES FROM AND AGAINST ALL CLAIMS, DEMANDS, CAUSES OF ACTION, DEMANDS, JUDGMENTS, LIABILITIES, COSTS AND EXPENSES, INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEY FEES, BASED ON PERSONAL INJURY, INCLUDING DEATH AND PROPERTY

DAMAGE, TO THE EXTENT PROXIMATELY CAUSED OR RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFYING PARTY OR ITS EMPLOYEES, AGENTS, SUBCONTRACTORS OR REPRESENTATIVES ACTING ON BEHALF OF THE INDEMNIFYING PARTY.

         WITH THE EXCEPTIONS OF (1) ANY BREACH OF THE NDA AS INCORPORATED HEREIN BY EITHER PARTY AND (2) ANY LIABILITY UNDER SECTION 13 BELOW, IN EACH CASE BY SELLER, ITS EMPLOYEES, AGENTS, SUBCONTRACTORS OR REPRESENTATIVES, IN NO EVENT SHALL SELLER'S LIABILITY FOR ANY OTHER CAUSE OF ACTION HEREUNDER OR BASED ON THE TRANSACTIONS CONTEMPLATED HEREIN EXCEED THE COST OF THE PRODUCT OR SERVICE GIVING RISE TO THE CLAIM, WHETHER BASED IN CONTRACT, WARRANTY, INDEMNITY, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE.

         SELLER'S LIABILITY FOR CAUSES OF ACTION FOR A BREACH OF THE NDA AS INCORPORATED HEREIN, WHETHER BASED IN CONTRACT, WARRANTY, INDEMNITY, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, (A) SHALL NOT EXCEED $9,000,000 IN THE AGGREGATE FOR BREACHES OF THE NDA RESULTING FROM NEGLIGENCE AND (B) SHALL NOT EXCEED $30,000,000 IN THE AGGREGATE FOR BREACHES OF THE NDA RESULTING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUES, PROFITS OR OPPORTUNITIES), WHETHER BASED UPON A CLAIM OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, WITH THE EXCEPTIONS OF (1) ANY BREACH OF THE NDA BY SUCH PARTY, ITS EMPLOYEES, AGENTS, SUBCONTRACTORS OR REPRESENTATIVES, AND (2) SELLER'S OBLIGATIONS UNDER SECTION 13 BELOW, TO THE EXTENT ANY SUCH DAMAGES OR LIABILITIES MAY BE DEEMED INCIDENTAL, CONSEQUENTIAL OR INDIRECT.

13.      INTELLECTUAL PROPERTY INDEMNIFICATION; COMPLIANCE WITH APPLICABLE LAWS.

Seller agrees to indemnify, defend and hold harmless Purchaser, its affiliated companies and their respective shareholders, directors, officers, employees and agents from and against any claims, demands or causes of action asserted by an unaffiliated third party, liabilities, judgments, fines and damages owed to an unaffiliated third party, and costs and expenses (including without limitation reasonable attorneys fees) incurred after consultation with Seller, in each case resulting from a claim, actual or alleged, that the Products manufactured by Seller, and/or the Services provided hereunder by Seller infringes any United States or Canada patent or United States or Canada copyright or misappropriates any United States or Canada trade secret of any third party, provided that Seller is notified promptly in writing of such claim, and is given full and complete authority and control (including settlement authority), information and assistance by Purchaser for such defense, at Seller's expense. In the event that any such Product or Service is held in any such suit or action to infringe such a right and its use is enjoined, or if in the opinion of Seller the Product or Service is likely to become the subject of such a claim, Seller at its own election and expense will either (i) procure for Purchaser the right to continue using the Product or Service or (ii) modify or replace the Product or Service so that it becomes non-infringing while still maintaining the same form, fit and function and technological compatibility as the original after having notified the Purchaser as to such modification or replacement. In the event that (i) or (ii) above are not commercially reasonable, then either party may immediately terminate the purchase and sale requirements under this Agreement solely with respect to the Product or Service that is enjoined. Purchaser may participate in its own defense, at its own expense and with counsel of its own choosing, subject always to Seller's right to control, manage, conduct, prosecute, defend and settle such proceedings. Notwithstanding the foregoing, Seller shall have no liability for any actual or alleged infringement arising out of or resulting from specifications or other information provided by Purchaser. THIS SECTION STATES PURCHASER'S EXCLUSIVE REMEDY AND SELLER'S ENTIRE LIABILITY FOR ANY CLAIM OF INFRINGEMENT.

13.2 Each party shall at all times fully comply with all applicable governmental laws, statutes, ordinances, regulations and judicial and administrative orders in the performance of its obligations set forth herein. Each party shall secure and maintain in effect all necessary governmental licenses and permits required for such party to perform its duties as set forth in this Agreement and shall provide written evidence of such licenses and permits to the other party upon request. In the event that either party is found by a court of competent jurisdiction or other duly authorized government entity to have failed to fully comply, and such finding results in a material adverse impact on the other party, the first party shall fully indemnify the other party from any liabilities, damages, fines and penalties owed to any governmental authority resulting from such failure. In the event that either party becomes aware of any actual or alleged failure by it or the other party to fully comply, it shall promptly provide written notice to the other party, providing all relevant details thereof. The other party shall then take all necessary action to fully remedy such failure or to refute such allegation, as quickly as is commercially reasonable under the circumstances, and then inform the first party when the matter has been resolved. The remedies provided in this Section 13.2 shall be the sole liability for the non-complying party and the sole remedy for the other party.

14.      INSURANCE

         Seller shall obtain, pay for and maintain insurance of the types and minimum levels of coverage set forth below: (a) Workers Compensation (or the equivalent) complying with the law of the state of operation; (b) Employer's Liability insurance with limits of $1,000,000 each accident; (c) Commercial General Liability insurance covering liability for injury, including death of persons, or damage to or loss of property, including without limitation, such liability as may arise from the use of independent contractors or contractual liability assumed under this Agreement. Said policy will include the following limits and be written on an occurrence form basis:

General Aggregate Limit
(Other than products-completed operations)                    $2,000,000
Products Completed Operations Aggregate Limit                 $2,000,000
Personal & Advertising Limit                                  $1,000,000
Each Occurrence Limit                                         $1,000,000
Fire Damage Limit                                             $1,000,000
Medical Expense Limit                                         $    5,000

(d) Fidelity bond (including, without limitation, coverage for employee dishonesty) in an amount of not less than $1 million per occurrence.

Seller shall provide Purchaser certificates of insurance issued by insurance companies satisfactory to Purchaser to evidence such coverages. Such certificates shall provide that there be no termination, non-renewal or modification of such coverage without thirty (30) days prior written notice to Purchaser. Seller's policies are to be primary over any other valid and collectible policy. "Advanced Fibre Communications, Inc. and its wholly owned subsidiaries" shall be named as an additional insured with respect to the Commercial General Liability policy, Purchaser shall reasonably consult with Seller before making any claims against such policy.

15.      FORCE MAJEURE.

         Neither party shall be liable for any failure to perform, or delay in performing, any of its obligations hereunder (other than the payment of money) when such performance is prevented or delayed due to circumstances beyond its reasonable control, including, without limitation, any component shortages, natural catastrophe, fire, war, terrorism, riot or civil unrest, or any act, refusal to act, regulation, order or intervention of any governmental authority or any failure of suppliers. Upon the occurrence of such circumstances, the affected party shall immediately notify the other party in writing, undertake all commercially reasonable efforts to resume its affected duties as promptly as possible, and keep the other party informed of any further developments. Immediately after such condition is removed, the affected party shall perform such obligation with all due speed. If such circumstances prevent or delay the delivery of Products more than sixty (60) days beyond their scheduled delivery date, then Purchaser may terminate this Agreement or any related purchase order, if (a) such circumstances are continuing, and (b) Purchaser provides written notice to Seller.

16.      INDEPENDENT CONTRACTOR

         This Agreement shall in no way constitute one party an agent, employee, partner, joint venturer or legal representative of the other party for any purpose whatsoever. Each party is and remains an independent contractor engaged in its own and entirely separate business.

17.      NOTICE

         Other than routine notices regarding day to day activities under this Agreement (which shall be delivered to the addresses set forth in the first paragraph of this Agreement), all notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three (3) business days after mailing (one (1) business day in the case of express mail or overnight courier service) or sent by courier service, as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 17):

if to Seller,

         Marconi Communications, Inc.
         1122 F. Street
         Lorain, Ohio 44052
         Attn:  Vice President - Finance
         Facsimile: (440) 246-4882

         Marconi Communications, Inc.
         5900 Landerbrook Drive, Suite 300
         Mayfield Heights, Ohio  44124
         Attn:  General Counsel - Americas
         Facsimile: (440) 460-3788

if to Purchaser,

         Advanced Fibre Communications, Inc.
         2200 South McDowell Blvd.
         Petaluma, California 94954
         Attn.:  Vice President, Operations
         Facsimile:

         Advanced Fibre Communications, Inc.
         1465 North McDowell Blvd.
         Petaluma, California  94954
         Attention: Legal Department
         Facsimile: (707) 794-7878

18.      DEFINITIONS

         For purposes of this Agreement:

18.1 "ACCESS BUSINESS" shall mean the business of designing, developing, manufacturing, marketing and selling to telecommunications service providers voice, data and video transport systems for copper and fiber access networks and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such systems. For the avoidance of doubt, "Access Business" shall not include the Purchaser's product family consisting of AccessMAX(TM) Integrated Multiservice Access Platforms (IMAPs), Telliant(TM) Central Office Multiservice Platforms, PremMAX(TM) Integrated Access Devices (IADs), TransMAX(TM) Optical Add-Drop Multiplexers (OADMs), Panorama(TM) Network Management Systems, ATLAS(TM) Professional Services, and the Sierra(TM) family of outside plant cabinets, in each case as such products and services exist on the date hereof or as such products and services are subsequently enhanced or modified, nor any newly designed or developed AFC products, but in all the foregoing cases without the use of any technology or material assets acquired under the Asset Purchase Agreement.

18.2 "AFFILIATE" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

18.3 "INTELLECTUAL PROPERTY" shall mean intellectual property rights, whether protected, created or arising under the laws of the United States or any other jurisdiction anywhere in the world, including:

         (a)      patent registrations and applications;

         (b)      copyright registrations and applications;

         (c) registrations of and applications for trade names, trademarks, service names and service marks;

         (d) trade secrets (including trade secrets consisting of know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases, customer lists, pricing information and other proprietary and confidential information); and

         (e)      masks works, domain names and other proprietary rights.

18.4 "NEW REQUIREMENT" shall mean (a) any Products and Services required or deemed desirable by Purchaser for usage in the Access Business after the date hereof that is not already satisfied in all material respects by the Products and Services then produced or provided by Seller for Purchaser or any other Person or (b) configuration design services for the Access Business to the extent that Purchaser does not perform such services itself.

18.5 "PERSON" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

18.6     "PRODUCT" shall mean the products described in clauses (a) and (b) of
Section 1.1, the end product resulting from the assembly and configuration services described in clause (c) of Section 1.1 and any product constituting a New Requirement provided by Seller.

18.7     "SERVICES" shall mean the services described in clause (c) of Section
1.1.

19.      MISCELLANEOUS

19.1 This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof. This Agreement may be amended, modified or supplemented only in writing signed by Purchaser and Seller. The Exhibits attached to this Agreement are incorporated into, and form a part of, this Agreement.

19.2 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign, convey or transfer any of the rights, duties or obligations under this Agreement without obtaining the prior written consent of the other party. Notwithstanding the foregoing, in the event of any sale or transfer of all or substantially all of the assets of one or more of the Seller's Outside Plant, Power or Services business units, the Seller may assign, convey and transfer its rights, duties and obligations hereunder (in whole or in part) to the purchaser or transferee of such assets. In such case, Seller shall make commercially reasonable efforts to prevent or minimize any Purchaser Confidential Information from being disclosed to the purchaser or transferee. Purchaser's written consent shall be required as to the timing of the disclosure to a proposed purchaser or transferee (including any proposed acquiror of Marconi Communications, Inc.) of any pricing information, it being agreed, however, that in any event such disclosure shall be permitted prior to execution of the definitive sale or transfer agreement between Seller and the Purchaser or transferee. Seller shall be permitted to use subcontractors in providing the Products and Services provided that the use of subcontractors does not cause a breach of Section 11 herein.

19.3 This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

19.4 The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner constitute a waiver of its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any provision contained in this Agreement shall be effective unless in writing and signed by the party to be charged therewith, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of such condition or provision in other instances or a waiver of any other condition or provision.

19.5 The rights and obligations of the parties hereto shall survive the termination or expiration of this Agreement to the extent that any performance is required under this Agreement after such termination or expiration. Sections 1.5, 7, 8, 9, 11, 12, 13, 18 and 19 shall survive any expiration or termination of this Agreement.

19.6 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.7 The headings herein are for reference purposes only and are not to be considered in construing this Agreement.

19.8 If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to accomplish the intended purpose of the provision at issue.

19.9 Except as permitted by Section 19.2, this Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

19.10 Seller and Purchaser agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against Seller or Purchaser. Each of Seller and Purchaser and their respective counsel have reviewed and negotiated the terms of this Agreement.

19.11 SELLER AND PURCHASER EACH IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, AND AGREE TO TAKE ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARCONI COMMUNICATIONS, INC. THROUGH ITS OUTSIDE PLANT,      [ADVANCED FIBRE COMMUNICATIONS, INC.]
POWER AND SERVICES BUSINESS UNITS                            [ADVANCED FIBRE ACCESS CORPORATION]
By:__________________________________                        By:_________________________________

Name:_______________________________                         Name:______________________________

Title:________________________________                       Title:_______________________________

Date:________________________________                        Date:_______________________________

                                    EXHIBIT A

                                                                         UNIT SALES        CYLCE
  MATERIAL                          MATERIAL DESCRIPTION                    PRICE         TIME(1)       CLASSIFICATION
  --------                          --------------------                    -----         -------       --------------
RFJK4WRM20000             4-WAY FIBER JUMPER                            $   137.58                           Cables
RFJK4WRM60000             4-WAY FIBR JUMPR                              $   137.58                           Cables
RCAD12-MF                 APARTMENT ENCLOSURE PEDESTAL SHELL            $    64.71                           ONU
104890                    BAT 48V 100AH LEADACD 4-12V STRING            $ 1,442.82                           Batteries
6500843L4                 BLOCK ASSY T-1 56 PR W/710F RELTEC P          $   263.76                           Protection
45-050-33                 CBL ASSY -139V CNVT CAB (ALM)                 $     4.01                           Cables
45-608-03                 CBL ASSY 30PR ABAM E/W 710 CONN               $    29.75                           Cables
65-208-11                 CBL ASSY 4GA ( VORTEX)                        $    45.38                           Cables
65-108-42                 CBL ASSY 9FT 1/0 GA                           $    64.40                           Cables
107403                    CBL ASSY COAX F RTANG MINI SMB (2)            $    22.42                           Cables
118192                    CBL ASSY COAX F RTANG MINI SMB-M STR          $    32.88                           Cables
45-608-80                 CBL ASSY DDM2000 FAN                          $     4.56                           Cables
107405                    CBL ASSY M STR BNC-F RTANG MINI SMB           $    21.37                           Cables
45-050-32                 CBL ASSY MDS PS CAB ALMS                      $    11.99                           Cables
72-08-576                 CBL ASSY PWR MATRIX LWR                       $    72.33                           Cables
72-08-575                 CBL ASSY PWR MATRIX UPPER                     $    76.60                           Cables
6500894L2                 CBL ASSY RIBBON MESA SPORT                    $    53.97                           Cables
4520889L1                 CBL ASSY ROCKW LMS3192                        $    48.60                           Cables
45-508-58                 CBL ASSY SFT5 RING GEN                        $    39.29                           Cables
45-508-80                 CBL ASSY, FUJITSU 150ADM                      $    51.73                           Cables
6500887L4                 CBL ASY DDM2000 ALM W/710                     $    84.67                           Cables
6500888L2                 CBL ASY FLM 150 ALM W710F                     $    58.33                           Cables
4520889L2                 CBL ASY ROCKW LMS3192                         $    25.26                           Cables
72-40-160                 CKT BKR 20A 80                                $    17.46                           Power
SPRINT-192-202            DISC*S 192; COPPER FEEDER CABLED              $10,950.75                           MESA
75-00-328                 FBR JPR KIT MESA 4 SHELF ADDITION             $   279.82                           Cables
75-00-329                 FBR JPR KIT MESA 6 SHELF ADDITION             $   282.79                           Cables
75-00-319                 FBR JPR KIT MESA6 MUX BAY 6                   $   119.05                           Cables
75-00-341                 FIAMM 48V STRING 6SLA160 BATT (QTY 8          $ 2,119.78                           Batteries
MFJK4WMM20214F            FIBER JUMPERS MESA2 MDS2 KIT FACTORY          $ 1,963.70                           Cables
117050                    KIT UNIV FBR JMPR MESA6 MX SYS 1  CB          $ 1,815.42                           Cables
106714                    LABEL ADSL X-CONN                             $     2.49                           Misc
41-008-39                 LIU TEST CONN                                 $    71.85                           Misc
RM46001400H               M4 CAB, W/F COP SYS E/W 14 COP SHELV          $30,259.04                           MESA
RM22110005H               MESA 2 CAB, W/F 1 FITL                        $16,970.97                           MESA
RM26110003H               MESA 2 CAB, W/F 1 FITL SYS                    $15,799.73                           MESA
RM26100005H               MESA 2 CAB,W/F 1 FITL                         $16,247.77                           MESA
RM43011400H               MESA 4 CAB, W/F COPPER                        $30,697.48                           MESA
SPRINT-MESA4-233          MESA 4 CABLED FOR 1344 LINE OF COPPE          $39,147.21                           MESA
SPRINT-MESA4-232          MESA 4 CABLED FOR 1344 LINES OF COPP          $23,900.10                           MESA

------------------------------
(1) Cycle times information will be provided by the Seller and reviewed by the Purchaser prior to execution of the General Supply Agreement.

                                                                         UNIT SALES       CYLCE
  MATERIAL                          MATERIAL DESCRIPTION                    PRICE         TIME(1)       CLASSIFICATION
  --------                          --------------------                    -----         -------       --------------
RM46011000H               MESA 4, W/F 2 CPR SYS                         $28,824.83                           MESA
MM62A0G0701H              MESA 6 CAB W/FOR 14 CU + 2MX                  $46,561.85                           MESA
RM62011000H               MESA 6 CAB, W/F 3 COPPER                      $33,510.55                           MESA
RMS6X10200H               MESA SPORT 2CPPR SHF HDRS                     $11,487.17                           MESA
RMS2000200H               MESA SPORT RT CAB                             $11,627.56                           MESA
RMS6010200H               MESA SPORT,w/f3 CPPR SHF                      $11,621.33                           MESA
MHDSLAM4/6KIT1            MESA4 OR 6 INSTALL KIT                        $   443.10                           MESA
MOD-862                   MESA6NT W/1344 HFC                            $49,091.40                           MESA
DISCS-ONU-01              METALLIC ONU ENCLw/INTER                      $   368.08                           ONU
RFJK8WRM20503F            MUX BAY JUMPER/MESA2                          $ 1,696.59                           Cables
RFJK8WRM20505F            MUX BAY JUMPER/MESA2                          $ 1,696.59                           Cables
MCAD12-MF                 MX APARTMENT ENCLOSURE PEDESTAL SHEL          $   148.46                           ONU
MCAD12-SFTV80             MX Single Family Pedestal Shell               $   159.04                           ONU
F112601                   ONU24SF  INTERNALS-BS                         $   280.94                           ONU
F112602                   ONU24SFWFSR12B  INTERNALS-BS WITH 12          $   350.41                           ONU
RM43011400P               PLUG INS / RM43011400H                        $ 2,287.36                           Power
RMS6010200P               PLUG INS / RMS6010200H                        $ 1,575.29                           Power
RMS6X10200P               PLUG INS / RMS6X10200H                        $ 1,575.29                           Power
RM22110005P               PLUG INS FOR RM22110005H                      $ 1,506.98                           Power
RM26100005P               PLUG INS FOR RM26100005H                      $ 1,621.34                           Power
RM26110003P               PLUG INS FOR RM26110003H                      $ 1,552.33                           Power
RM46000300P               PLUG INS FOR RM46000300H                      $ 2,287.36                           Power
RM46001400P               PLUG INS FOR RM46001400H                      $ 2,284.43                           Power
RM46011000P               PLUG INS FOR RM46011000H                      $ 2,287.36                           Power
RMS2000200P               PLUG INS FOR RMS2000200H                      $ 1,611.76                           Power
MM62A0G0701P              Plug-In for MM62A0G0701H                      $ 1,374.83                           Power
73-16-589                 PNL FUSE/ALARM AUX    20/20 POSITION          $   473.40                           Misc
41-008-64                 RBN CBL SET                                   $    84.76                           Cables
MADSLONUMF                RETROFIT KIT, 12 CHANNEL ONU ADSL W/          $    54.19                           ONU
MADSLONUSF                RETROFIT KIT-12 CHNL SF ONU ADSL              $    52.64                           ONU
73-75-639                 SCREW 12-24     1/2 CRESTHREAD FORMI          $     0.05                           Misc
RCAD12-SFTV80             SFONUTV80SHELL SFONU W TV80 BB                $   137.09                           ONU
RONU7-12/24TV80           SNG FAMILY 24 CHNL PED KIT/W 80 COMB          $   496.27                           ONU
RCAD12-SFTV80E            Sngl Family 24 Channel Pedestal               $    88.25                           ONU
73-80-860                 TAPE DC FOAM                                  $    33.23                           Misc
74-10-068                 TRAY FBR OPT SPLC        RELIA FOSTA          $    35.08                           Misc
505803                    CBL ASSY 1ST MDS CHLEF RBN 1-4                $    43.07                           Cables
508812                    CABLE ASSY RIBBON C1-CS7. 47"                 $    54.61                           Cables
513144                    HARNESS, BATTERY CABLE MESA 1/0 AWG           $    39.92                           Cables
513147                    PNL  XCONN MDS DS-1 T-1 (BELL SOUTH           $ 1,190.71                           Misc
513193                    CBL HARN DC GEN INPUT (M4 & M6)               $   128.37                           Cables
515860                    ASSY 80 PR MX ACC VORTEX (BELL SOUTH          $    72.35                           Misc
41-008-63                 RBN CBL SET-7' RACK                           $    74.49                           Cables
41-008-66                 BAFFLE ASSY, MODIFIED                         $    36.93                           Misc
45-508-53                 CBL ASSY 30PR ABAM E/W DPMF                   $    60.29                           Cables
65-108-82                 CBL ASSY AC JMPR VORTEX                       $    17.36                           Cables

                                                                         UNIT SALES       CYLCE
  MATERIAL                          MATERIAL DESCRIPTION                    PRICE         TIME(1)       CLASSIFICATION
  --------                          --------------------                    -----         -------       --------------
72-72-709                 FAN-SHELF MASTER                              $   314.15                           Misc
72-72-711                 FAN-SHELF SLAVE                               $   206.85                           Misc
75-00-332                 800 E1 A3 (28) CKT DS-1 TERMINATION           $    69.43                           Misc
DISCS-ONU-02              PLASTIC ONU ENCLw/INTER                       $   494.51                           ONU
DISCS-ONU-04              INDOOR ONU ENCLOSURE                          $   274.36                           ONU
F004210                   MESA4NTTEMP  MESA4 TEMP W/SUPP BRKTS          $   343.22                           MESA
F1002511                  MXINTLOWPROPROT WITH PROTECTION               $   497.61                           ONU
F112703                   LOPROONU3LSH  3 LOBE SHELL                    $   130.59                           ONU
F112722                   24CHMFONU98  24CH ONU APTBX NEW VERS          $   307.59                           ONU
JCS045L5                  Vortex 15A Ringing Gen Module                 $   340.39                           Power
MCAD12-SF                 MX SINGLE FAMILY PEDESTAL SHELL               $    84.21                           ONU
MFJK4WMM60214F            FIBER JUMPERS MESA6 MDS2 KIT FACTORY          $ 1,889.56                           Cables
MM2201G0700P              PLUG-INS FOR MM2201G0700H                     $ 1,365.97                           Power
MM22A0G0001P              PLUG-IN FOR MM22A0G0001H                      $ 3,397.92                           Power
MM23A0G0001H              MESA N2 CAB W/FOR 2 MDS                       $24,181.78                           MESA
MM23A0G0001P              PLUG-IN FOR MM23A0G0001P                      $ 3,660.92                           Power
MM26A0G0001H              MESA 2 CAB W/2MDS 1HDR EQUIPPED W/1M          $23,526.89                           MESA
MM26A0G0001P              PLUG-IN FOR MM26A0G0001H                      $ 3,589.07                           Power
MM42A1G0701P              PLUG-INS FOR MM42A1G0701H                     $ 1,437.82                           Power
MM43B0G0001P              PLUG-IN FOR MM43B0G0001H                      $ 3,660.92                           Power
MM47005F                  MDS Shf W/DS1 Cable/M4 Factory Add            $ 3,377.58                           MESA
MM62B1G0701P              PLUG-INS FOR MM62B1G0701H                     $ 1,374.83                           Power
MM62C0G0001H              MESA 6 CABINET-WIRED 6 MDS                    $46,000.00                           MESA
MM62C0G0001P              PLUG-IN FOR MM62C0G0001H                      $ 3,261.44                           Power
MRBT2107P                 PLUG-INS FOR MRBT2107H                        $ 1,365.97                           Power
MX-CSA-01                 DISCS MX MDS Shelf addition                   $ 4,434.65                           Cables
RCAD12-SF                 SNG FAMILY PEDESTAL SHELL                     $    62.94                           ONU
RFJK4WRM40000             4-WAY FIBER JUMPER                            $   137.58                           Cables
RFJK8WRM41407             8-WAY FIBER JUMPER                            $ 2,081.00                           Cables
RHDRSCBLM2                MESA2 WESCOM STS3192                          $   167.27                           Misc
RHDRSCBLM6                MESA6 WESCOM STS3192                          $   167.27                           Misc
RM22010400P               PLUG INS FOR RM22010400H                      $ 1,999.08                           Power
RM23010400P               PLUG INS FOR RM23010400H                      $ 2,007.97                           Power
RM26000400H               MESA 2 CAB, W/F 4 COPPER                      $16,658.13                           MESA
RM26000400P               PLUG INS FOR RM26000400H                      $ 2,007.97                           Power
RM42010700P               PLUG INS FOR RM42010700H                      $ 2,287.36                           Power
RM42011400P               PLUG INS FOR RM42011400H                      $ 2,287.36                           Power
RM42020700P               PLUG INS FOR RM42020700H                      $ 2,041.31                           Power
RM43010700P               PLUG INS / RM43010700H                        $ 2,287.36                           Power
RM46000300H               MESA 4 CAB, W/F 2 COPPER                      $25,982.76                           MESA
RM62010700P               PLUG INS / RM62010700H                        $ 2,218.87                           Power
RM62011000P               PLUG INS / RM62011000H                        $ 2,218.87                           Power
RM62011400H               MESA 6 CAB, W/F 3 COP SYS                     $35,421.09                           MESA
RM62011400P               PLUG INS / RM62011400H                        $ 2,218.87                           Power
RM62012000H               MESA 6 cabinet, w/f 3 cop                     $39,829.64                           MESA
RM62012000P               PLUG INS / RM62012100H                        $ 2,218.87                           Power

                                                                         UNIT SALES       CYLCE
  MATERIAL                          MATERIAL DESCRIPTION                    PRICE         TIME(1)       CLASSIFICATION
  --------                          --------------------                    -----         -------       --------------
RM62020700P               PLUG INS / RM62020700H                        $ 2,287.36                           Power
RM63010700P               PLUG INS / RM63010700H                        $ 2,218.87                           Power
RM70008JM4                RDT FITL CHAN SHELF                           $   618.85                           Misc
RMS2000300H               MESA SPORT RT CAB                             $12,108.38                           MESA
RMS2000300P               PLUG INS FOR RMS2000300P                      $ 1,575.29                           Power
RMS2010100H               MESA SPORT RT CAB                             $11,311.26                           MESA
RMS2010100P               PLUG INS / RMS2010100H                        $ 1,566.40                           Power
RMS2010200P               PLUG INS FOR RMS2010200H                      $ 1,575.29                           Power
RMS3010100H               MESA SPORT  2 CPPR SHF                        $11,473.94                           MESA
RMS3010100P               PLUG INS FOR RMS3010100H                      $ 1,575.29                           Power
RMS6010300P               MESA SPT PLUG IN                              $ 1,575.29                           Power
RMSF010200H               MESA SPORT CABINET                            $11,675.41                           MESA
RONU9-12/24MF             24 CHNL APART ENC PED KIT E/W INTER           $   464.97                           ONU
41-108-06                 PROT,400V,SPCL CIR-R3B3E                      $    72.90                           Cables
73-16-598                 PNL  LVD/PC DISTRIBUTION W/LVA                $   950.34                           Power
73-24-984                 RACK UNEQL 7'X23" 5"GDBX ERTHQK               $   301.79                           Misc
DISCS-ONU-03              METALLIC ONU ENCLw/INTER                      $   388.36                           ONU
MFJK4WMM20114F            FIBER JUMPER-M2 MDS1 KIT FACTORY ADD          $ 1,852.49                           Cables
MFJK4WMM40114F            Fiber Jmpr M4 MDS1 Kit Factory Add            $ 1,963.70                           Cables
MFJK4WMM40214F            FIBER JUMPERS MESA4 MDS2 KIT FACTORY          $ 1,269.24                           Cables
MFJK4WMM60114F            FIB JMPR-M6 MDS1 KIT FACTORY ADD              $ 1,889.56                           Cables
MHDRSCBLM2F               HDRS-WESCOM STS-3192 FACTORY ADDED            $   996.77                           Misc
MHDRSCBLM4F               HDRS-WESCOM STS-3192 FACTORY ADDED            $   878.42                           Misc
MHDRSCBLM6F               HDRS-WESCOM STS-3192 FACTORY ADDED            $   878.42                           Misc
MM22AXG0001H              MESA 2 CAB W/FOR 2 MDS                        $24,277.42                           MESA
MM22AXG0001P              PLUG-IN FOR MM22AXG0001H                      $ 3,589.07                           Power
MM2HEATKITF               Battery Heater Kit M2- Factory Insta          $   475.29                           Misc
MM42A1G0701H              MESA 4 CABINET                                $38,500.16                           MESA
MM4HEATKITF               Battery Heater Kit for M4-Factory In          $   658.25                           Misc
MM7006F                   (4) 12 VOLT 100AH FIAMM BATTERY STRI          $ 1,452.09                           Battery
MM7007F                   -139V DC-DC CONVERTER MODULE FACTORY          $   660.37                           Power
MM7008F                   MDS LOGIC SUPPLY MOD FACTORY ADD              $   547.53                           Power
MM7009F                   VMS150 RECT MODULE 50 AMP  FACTORY A          $   715.24                           Power
MM7010F                   VMS75 RECT MODULE 15 AMP FACTORY ADD          $   374.67                           Power
MONU1-12/24SF             MX 24 CHANNEL ONU INTERNALS                   $   470.76                           ONU
MONU2-12/24SF             MX 24 CHANNEL  ONU INTERNALS                  $   407.18                           ONU
MONU3-12/24MF             MX 24 Channel ONU Internals                   $   501.49                           ONU
MONU4-12/24MF             MX 24 Channel ONU Internals                   $   438.36                           ONU
MSDSLAM4/6KIT2            M4/M6 INSTALL KIT FOR 2ND ALCATEL DS          $   398.47                           Misc
MSDSLAMCABKIT             M4 OR M6 ADSL CAB READY RETROFIT KIT          $   232.70                           Misc
MX-ONU-03                 DISCS MX ONU Enclosure W/Internals            $   523.26                           ONU
QM4-01F                   M4 REMOTE TERMINAL CABINET                    $38,960.82                           MESA
QM4-02F                   M4 REMOTE TERMINAL CABINET                    $46,038.15                           MESA
RFJK4WRM20000F            Factory Installed 4-Way                       $   267.33                           Misc
RFJK4WRM40000F            FACTORY INSTALLED 4-WAY                       $   267.33                           Misc
RFJK4WRM60000F            4-WAY FIBR JUMPR-FAC INST                     $   267.33                           Cables

                                                                         UNIT SALES       CYLCE
  MATERIAL                          MATERIAL DESCRIPTION                    PRICE         TIME(1)       CLASSIFICATION
  --------                          --------------------                    -----         -------       --------------
RHDRSCBLM4                MESA4 WESCOM STS3192                          $   167.54                           Misc
RM23010400H               MESA 2 CAB,W/F 4 COPPER                       $17,476.30                           MESA
RM26010400H               MESA 2 CABINET, W/F 2 COP                     $16,929.27                           MESA
RM26010400P               PLUG INS FOR RM26010400H                      $ 2,007.97                           Power
RM42010700H               MESA 4 CAB, W/F 2 COPPER                      $27,947.41                           MESA
RM42011400H               MESA 4 CAB, W/F 2 COPPER                      $30,583.19                           MESA
RM42020700H               MESA 4 CAB,W/F 1 COPPER                       $26,623.91                           MESA
RM43010700H               MESA 4 CAB, W/F 2 COPPER                      $28,070.49                           MESA
RM62010700H               MESA 6 CAB, W/F 3 COPPER                      $32,794.10                           MESA
RM63010700H               MESA 6 CABINET                                $32,910.26                           MESA
RMS2010200H               MESA SPORT RT CABINET                         $11,723.50                           MESA
RMS6010300H               MESA SPT W/3 SHF                              $11,957.58                           MESA
RMSF010200P               PLUG INS FOR RMSF010200H                      $ 1,602.87                           Power
RONU10-12/24MF            24 CHNL APART ENC PED KIT E/W INTERN          $   371.54                           ONU
RONU12-12/24IN            SLU-12-24 ONU                                 $   261.30                           ONU
RONU3-12/24MF             24 CHNL APART ENC INTER E/W FIBRSEAL          $   396.55                           ONU
RONU4-12/24MF             24 CHNL APART ENC INTER W/O FBRSEAL           $   329.12                           ONU
RONU7-12/24SF             SNG FAMILY 24 CHNL PED KIT E/W 24 CH          $   399.67                           ONU
RONU8-12/24SF             SNG FAMILY 24 CHNL PED KIT E/W 24 CH          $   342.70                           ONU
F112659                   Low Profile Internal                          $   328.96                           ONU
F112716                   VIDONUCOAXKIT  SS RT ANG ADPTR 48JMP          $    16.98                           ONU
MCLMODPKG                 CURRENT LIMITER MODULES  FIELD INSTA          $   680.13                           Misc
MM2201G0700H              MESA 2 CABINET                                $20,419.65                           MESA
MM42A0G0701P              PLUG-IN FOR MM42A0G0701H                      $ 1,696.35                           Power
MM42B0G0001P              PLUG-IN FOR MM42B0G0001H                      $ 3,660.92                           Power
MM43B0G0001H              MESA 4 CAB-W/FOR 4 MDS                        $37,658.08                           MESA
MMXCOMMONBSF              MX ENHANCED BANDWITH COMMON CARD KIT          $ 4,817.61                           Misc
MSDSLAM4/6KIT1            M4/M6 INSTALL KIT FOR 1ST ALCATEL DS          $   936.35                           Misc
MX-ONU-02                 DISCS MX PLASTIC LP ONU ENC W/INTERN          $   614.16                           ONU
RM22010400H               MESA 2 CAB, W/F 4 Cop                         $17,331.23                           MESA
RM62020700H               Mesa 6 Cabinet,                               $31,765.17                           MESA
RM70008JM6                RDT FITL CHAN SHF W/8WAY                      $   621.82                           Misc
RONU1-12/24SF             24 CHNL SNGL FAMILY PED INTERNALS             $   337.49                           ONU
RONU2-12/24SF             24 CHNL SNG FAMILY PED INTERNALS W/O          $   280.53                           ONU
RTR008BSF                 DISCS MESA PLUG COM TR008                     $ 3,566.66                           Power
RTR303BSF                 DISCS MESA PLUG COM TR003                     $ 4,638.99                           Power
F014023                   R3B3E  UNIT, PROT, SPL SVC                         $1.42                           Protection
MM42B0G0001H              MESA 4 CAB-W/FOR 4 MDS                        $37,488.38                           MESA
F112729                   FTGONUWOCHNLBLK  DISCS-ONU-06-(MC O1          $   668.26                           ONU
MM22A0G0001H              MESA 2 CAB W/FOR 2 MDS                        $23,888.93                           MESA
MM42A0G0701H              MESA 4 CAB-W/FOR 7 CU +2 MX                   $38,352.44                           MESA
F1001114                  BSM4NTBATCOMP  BSM4NTBATCOMP17HX              $ 8,719.77                           MESA
F003194                   MESA4BS98  BELL SOUTH MESA 4                  $ 7,598.07                           MESA
F1001113                  BSM2NTBATCOMP  BSM2 NTBATCOMP17HX             $ 5,384.93                           MESA
486530400                 RECT,VORTEX PCU,48V,15A                       $   365.57                           Power
F1001117                  INDM4NTBATCOMP  INDM4NTBATCOMP17HX            $ 8,429.15                           MESA

                                                                         UNIT SALES       CYLCE
  MATERIAL                          MATERIAL DESCRIPTION                    PRICE         TIME(1)       CLASSIFICATION
  --------                          --------------------                    -----         -------       --------------
F1001118                  INDM6NTBATCOMP  INDM6NTBATCOMP17HX            $10,049.23                           MESA
486800123                 DC-DC CONVERTER,MODULAR                       $   650.93                           Power
58213000106               VMS SHELF W/CONDUIT   117                     $   520.74                           Power
F1001115                  BSM6NTBATCOMP  BSM6NTBATCOMP17HX              $10,438.47                           MESA
F001155                   MESA2BS  BS CABINET                           $ 4,851.04                           MESA
F003020                   400VF710SHORT  MESA QUAD PROT PNL             $   562.82                           Protection
F003002                   QUADPNLDPMBLK  400PR DPM NO SILK              $   537.84                           Protection
486523406                 RECT,A50B50,48V,50A,OW117                     $   695.64                           Power
F003190                   MESA4IND98  INDEPENDENT MESA 4                $ 7,314.03                           MESA
486800126                 241 WATT DC-DC CONV MODULE,W/TWO FANS         $   537.84                           Power
F003196                   MESA6BS98  BELL SOUTH MESA 6                  $ 8,104.35                           MESA
F003019                   300VF710SHORT  MESA QUAD PROT PNL             $   441.84                           Protection
487111300                 H/FREQ/TEMP RNG GEN ASSY                      $   245.91                           Power
433800234                 48V MCA PW ASSY                               $   236.70                           Power
486529901                 RECT,VORTEX PCU,48V,50A                       $   696.95                           Power
F003171                   MESASPORTBLOCK  SPORT W BEST LOCK HANDLE      $ 3,081.05                           MESA
F1001116                  INDM2NTBATCOMP  INDM2NTBATCOMP17HX            $ 5,223.18                           MESA
486526900                 RECT,A25B50,48V,25A                           $   714.05                           Power
487111500                 RING GENERATOR MODULE 117                     $   520.74                           Power
F003008                   1SYSPROTPNLDIG  19" HOR 24AWG                 $   255.11                           Misc
58870400008               CABINET,SINGLE AC FEED (RECTIFIER)   117      $ 1,020.44                           Power
F003021                   500VF200DIG710C  MESA2 PROT PNL               $   965.21                           Protection
F1001644                  OCPRTPNL300PR710  OVRCRNT PROT,300PR.710      $ 1,032.28                           Protection
F002985                   MESASPORT  MESA SPORT CABINET                 $ 2,975.85                           MESA
588248400                 DC-DC CONV,MDL,PWR SHF               117      $   291.93                           Power
588248500                 DC-DC PWR SPLY SHELF                          $   473.40                           Power
588246400                 FLOTROL RECT SHELF                            $   462.88                           Power
58870410008               CABINET,SINGLE AC FEED               117      $   552.30                           Power
F003017                   200VF710710NMOD  MESA QUAD PROT PNL           $   305.08                           Protection
F571590                   P71590  RLS50 7FT HARNESS 710CF CONN          $    26.30                           Protection
F576046                   P76046  U CHANNEL BRACKET                     $    17.86                           Misc
487110900                 SUBCYCLE RING GEN ASSY117                     $   335.33                           Power
F003014                   400VF710710NONNM MESA QUAD PROT PNL           $   598.33                           Protection
F003016                   200DIG100VF710  MESA QUAD PROT PNL            $   414.23                           Protection
588247700                 FLOTROL MOD RECT SHELF117                     $   352.42                           Power
F1003488                  OCPRTPNL200PR710  OCPROTPLW/FANS200PR710      $   604.90                           Protection
F576047                   P76047  INSIDE SUPPORT PROT                   $    30.25                           Misc
F1001642                  OCPRTPNL100PR710  OVRCRNT PROT,100PR.710      $   428.69                           Protection
F004603                   CQ150710  CQF REPL BLK 710                    $    32.88                           Protection
F576048                   P76048  OUTSIDE SUPPORT PROT                  $    36.70                           Protection
F003015                   300VF710710NMOD  MESA QUAD PROT PNL           $   468.14                           Protection
F003172                   A200VF100D710BS  200VF 100DIG MSPORT B.S      $   861.33                           Protection
F576045                   P76045  SPLICE BAR                            $    18.41                           Misc
F1001781                  M499BATHTRKIT  MESA499 BATTERY HTR KIT        $   583.86                           Misc
F001153                   300700RLSFITL  MESA END CHB. KIT              $   156.49                           Protection
F004215                   A200VF100DBS  200VF100DIG710F710EBSUP         $   622.00                           Protection

                                                                         UNIT SALES       CYLCE
  MATERIAL                          MATERIAL DESCRIPTION                    PRICE         TIME(1)       CLASSIFICATION
  --------                          --------------------                    -----         -------       --------------
F003027                   200PRDIGM2  MESA2 P.PNL W/DPM                    $415.54                          Protection
F1002258                  M2MXBRKTKIT  SHORTHORN                           $101.26                          Misc
433800266                 BAT TEMP COMP MODULE ASSY                        $ 24.99                          Power
F576470                   P76470  KIT COMPUTER SHELF                       $ 34.19                          Misc
433800244                 TEMP COMPENSATOR PW ASSY                         $ 26.30                          Power

                    ASSIGNMENT OF SERVICEMARKS AND TRADEMARKS

         This ASSIGNMENT OF SERVICEMARKS AND TRADEMARKS is made as of the _____ day of _______________, 200_, by Marconi Communications, Inc. ("Seller") to Advanced Fibre Access Corporation, a Delaware corporation ("Assignee").

                                     RECITAL

         WHEREAS, Assignee, Seller, Advanced Fibre Communications North America, Inc., a Delaware corporation, Marconi Corporation plc, a public limited company organized under the laws of Wales and the United Kingdom, and Marconi Intellectual Property (Ringfence) Inc. are parties to an Asset Purchase and Sale Agreement dated as of ______________, 200__ (the "Purchase Agreement");

         WHEREAS, in accordance with the Purchase Agreement, Seller desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Seller's worldwide right, title and interest in, to and under the servicemarks, trademarks, servicemark and trademark applications and trade names listed on Schedule A annexed hereto and incorporated herein by reference (all of the foregoing being referred to herein as the "Marks"); and

         WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to execute such instruments as Assignee may reasonably request in order to assign, transfer, grant, convey, assure and confirm to Assignee, its successors and assigns, or to aid and assist in the collection of or reducing to possession by Assignee, its successors and assigns of the Marks.

         NOW, THEREFORE, Seller, in consideration of the promises and the mutual covenants and agreements set forth in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, does hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Seller's worldwide right, title and interest in, to and under the Marks, together with the goodwill of the business associated therewith and which is symbolized thereby, all rights to sue for infringement of any Mark, whether arising prior to or subsequent to the date of this Assignment of Servicemarks and Trademarks, and any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States, Canada and in any other jurisdiction, the same to be held and enjoyed by Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by Seller had this Assignment of Servicemarks and Trademarks not been made.

         Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Assignment of Servicemarks and Trademarks shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, Seller and Assignee have caused their duly authorized officers to execute this Assignment of Servicemarks and Trademarks as of the date first above written.

                                         MARCONI COMMUNICATIONS, INC.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         ADVANCED FIBRE ACCESS CORPORATION

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

State of                            )
                                    )       ss.:
County of                           )

         On this ______ day of _______, 200__, before me, ______________, personally appeared ______, ______ of ______, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         Witness my hand and official seal.

                                                  ___________________
                                                  Notary Public
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                                   SCHEDULE A

1.       REGISTERED SERVICEMARKS AND TRADEMARKS

Servicemark or Trademark      Registration Number         Registration Date

2.       UNREGISTERED SERVICEMARKS AND TRADEMARKS

3.       PENDING SERVICEMARK OR TRADEMARK APPLICATIONS

Servicemark or Trademark      Application Number          Application Date

4.       TRADE NAMES

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                                                                  EXECUTION COPY
                                                                    CONFIDENTIAL

                  This TRANSITION SERVICES AGREEMENT and all Exhibits attached hereto (collectively, this "Services Agreement"), dated as of January 5, 2004 ("Effective Date"), is made by and between Advanced Fibre Access Corporation, a corporation incorporated under the laws of Delaware ("Recipient"), Advanced Fibre Communications, Inc., a corporation incorporated under the laws of Delaware (the "Parent"), and Marconi Communications, Inc., a corporation incorporated under the laws of Delaware ("MCI"). Recipient and MCI are sometimes hereinafter referred to as a "Party" and collectively as the "Parties".

                  WHEREAS MCI and certain Affiliates of MCI, and Parent and Advanced Fibre Communications North America, Inc., have entered into an Asset Purchase and Sale Agreement dated as of January 5, 2004 (the "Purchase Agreement"), relating to the sale and transfer by MCI and its Affiliates to Parent of certain assets relating to the Access Business (as defined in the Purchase Agreement);

                  WHEREAS Parent may transfer or otherwise assign certain assets relating to the Access Business to Recipient in accordance with the Purchase Agreement, and as such, desires that Recipient receive the services to be provided, and fulfill the obligations of Recipient, under this Services Agreement;

                  WHEREAS, Recipient wishes to obtain certain services from MCI and its Affiliates in connection with the Access Business during a transition period commencing on the Closing Date (as defined in the Purchase Agreement);

                  WHEREAS In order for Recipient to receive such services, both MCI and Recipient will require each other to perform certain preparatory actions between the Effective Date and the Closing Date.

                  NOW, THEREFORE, the Parties hereby agree as follows:

                                   ARTICLE I

                                  Definitions

                  All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Purchase Agreement.

                                   ARTICLE II

                    Agreement to Provide and Accept Services

                  SECTION 2.01. Provision of Services. On the terms and subject to the conditions contained herein, MCI shall provide, or shall cause its Affiliates or, subject to Section 2.08(ii), third parties designated by it (such designated Affiliates and third parties, together with MCI, being herein collectively referred to as the "Service Providers") to provide, to Recipient, and/or its Affiliates, the services ("Services") as described in the Service Description Annex ("SDA") and the Migration Services Work Plan attached hereto as Exhibits 1 and 4, respectively and incorporated herein for the time periods set forth for such Services therein. Except as expressly stated in this Agreement or the SDA, as between MCI and Recipient, MCI may prioritize itself and its Affiliates with respect to the provision of any Services when MCI reasonably believes such prioritization is necessary. Except to the extent that the Services have been altered by the mutual agreement of the Parties pursuant to the Migration Services Work Plan and its related documentation or as otherwise set forth in the SDA, Service Providers will provide such Services to the extent that, and in materially the same manner as, such Services were provided by MCI to the Access Business immediately prior to the Closing Date and, in the case of Services provided to Recipient under the CSC Agreement (as defined in Exhibit 1), such Services will be performed in accordance with the service levels attached hereto as Exhibit 2. The Services shall be provided in exchange for the consideration and charging methodology set forth in the SDA, or as the Parties may otherwise agree in writing. In no event shall the scope of the Services required to be performed hereunder exceed that described in the SDA unless MCI shall otherwise agree in writing. Each of MCI and the other Service Providers shall act under this Services Agreement solely as an independent contractor and not as an agent of Recipient.

                  SECTION 2.02. Migration Services Plan: The Parties agree that they shall cooperate and use all commercially reasonable efforts to complete their respective obligations in connection with the transition of the Services from MCI to Recipient in accordance with the migration services work plan attached hereto at Exhibit 4 and incorporated herein by reference (the "Migration Services Work Plan"). The obligations of MCI and the Service Providers as set forth in the Migration Services Work Plan shall be deemed a part of the Services provided under this Services Agreement. The Migration Services Work Plan may change from time to time solely by mutual written agreement of the Parties as the Parties identify changes in the transition of the Services from MCI to Recipient. Such mutual agreement regarding changes shall also include, if applicable, provision for the payment by Recipient of any additional charges in addition to those set forth in Exhibit 1 required for the Service Providers to perform such changes. To the extent that Recipient requests reasonable changes to the scope of the Services hereunder that are both reasonably related to the scope of Services hereunder and reasonably required to accomplish the transition of the Access Business to Recipient, MCI shall use commercially reasonable efforts, at Recipient's additional cost, to accommodate such request.

                  SECTION 2.03. Jabil Agreements: With regard to the Jabil Manufacturing Agreement, the Jabil Repair Agreement, and the Jabil Transition Agreement (collectively, the "Jabil Products and Services Agreements", as part of Recipient's operation of the Access Business after the Closing Date, MCI shall, subject to the parties' obtaining Jabil's consent to do so, permit Recipient to: (i) place purchase orders directly with Jabil for products and services under the Jabil Products and Services Agreements and (ii) obtain warranty service related to any products or services under the Jabil Products and Services Agreements. Recipient shall only have such rights under the Jabil Products and Services Agreements for one month after the Closing Date. MCI shall use commercially reasonable efforts to enforce the terms and conditions of the Jabil Products and Services Agreements against Jabil with respect to products and services provided for the Access Business under the Jabil Products and Services Agreements. MCI shall promptly notify Recipient in writing in the event that MCI becomes aware of: (a) any facts that would permit Jabil to terminate or suspend performance under the Jabil Products and Services Agreements; (b) any material dispute or Proceeding relating to the Jabil Products and Services Agreements; or (c) any affirmative statement by Jabil to MCI that it

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intends to terminate, suspend or reduce the products supplied, or services provided, under the Jabil Products and Services Agreements. Notwithstanding anything in this Section 2.03, MCI shall have no liability or responsibility for any products or services provided through the Jabil Products and Services Agreements, or for any actions, inactions or any failure to perform on the part of Jabil, or any other parties performing services or providing products through the Jabil Products and Services Agreements; provided, however that nothing in the preceding clause shall limit MCI's obligation to use commercially reasonable efforts to enforce the terms and conditions of the Jabil Products and Services Agreements against Jabil with respect to products and services provided for the Access Business under the Jabil Products and Services Agreements.

                  SECTION 2.04. Provision of Facilities.

                  (i) MCI Facilities. Subject to Section 2.04(iii), MCI shall provide Recipient with the use of and access to a portion of the MCI existing facilities in Norcross, Georgia listed in Part I of Exhibit 3 (the "Norcross Space") for the time period and rent set forth in
                           Exhibit 3, subject to relocation from the Norcross Space as provided in Exhibit 3. Recipient shall only locate at the Norcross Space former employees of the Access Business hired by Recipient on the Closing Date (the "Norcross Transferred Employees"), and shall otherwise use the Norcross Space (A) materially in the same manner as such Space was used by the Access Business prior to the Closing Date and (B) strictly in accordance with the terms of that certain Lease dated March 29, 1993, by and between Dr. Gert Idelberger, as landlord, and Reliance Com/TEC Corporation (predecessor-in-interest to MCI), as tenant, as amended (the "Norcross Lease"). All assets located in the Norcross Space that are owned or leased by MCI and are provided for the use of Recipient under this Services Agreement shall remain in the Norcross Facility following the termination of Recipient's right to use such Facility unless MCI otherwise agrees, in writing, in its sole discretion; provided, however, that all costs and expenses incurred in relocating Recipient from the Norcross Space to another facility shall be borne solely by Recipient. THE NORCROSS SPACE SHALL BE PROVIDED TO RECIPIENT ON AN AS-IS, WHERE-IS BASIS, AND MCI EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE NORCROSS SPACE, AND THE CONDITION OR SUITABILITY FOR USE THEREOF BY RECIPIENT. MCI and Recipient will use commercially reasonable efforts to obtain the written consent of the landlord under the Norcross Lease to permit Recipient's use of the Norcross Space hereunder. Recipient shall indemnify, defend and hold harmless MCI and all of its shareholders, officers, directors, employees and agents from any Losses (as defined in Article V hereof) caused by the use or occupancy of the Norcross Space hereunder by Recipient, any Norcross Transferred Employee or any invitee or licensee thereof, including, without limitation, any breach of the Norcross Lease caused thereby or the failure to obtain the consent of landlord under the Norcross Lease to such use. Recipient shall provide MCI with written

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                           notice of its intent to vacate the Norcross Space
                           which notice shall be provided at the later of: (1) two months prior to Recipient's intended date to vacate, or (2) promptly after Recipient has actual knowledge of its intended date to vacate.

                  (ii) Recipient Facilities. Subject to Section 2.04(iii), Recipient shall provide MCI with the use of and access to a portion of the Recipient facilities in Bedford, Texas listed in Part II of Exhibit 3 for the time period and rent set forth in Exhibit 3 (the "Bedford Space"). MCI shall only locate at the Bedford Space employees of MCI who were based at the Bedford Space prior to the Closing Date and were not hired by Recipient (the "Bedford Retained Employees"), and shall otherwise use the Bedford Space (A) materially in the same manner as such Space was used by MCI prior to the Closing Date and (B) strictly in accordance with the terms of the Bedford Lease as otherwise applicable to Recipient thereunder. All assets located in the Bedford Space that are owned or leased by Recipient and provided for the use of MCI under this Services Agreement shall remain in the Bedford Space unless Recipient otherwise agrees in writing, in its sole discretion; provided, however, that all costs and expenses incurred in relocating MCI from the Bedford Space to another facility shall be borne solely by MCI. THE BEDFORD SPACE SHALL BE PROVIDED TO MCI ON AN AS-IS, WHERE-IS BASIS, AND RECIPIENT EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE BEDFORD SPACE, AND THE CONDITION OR SUITABILITY FOR USE THEREOF BY MCI. MCI shall indemnify, defend and hold harmless Recipient and all of its shareholders, officers, directors, employees and agents from any Losses (as defined in Article V hereof) caused by the use or occupancy of the Bedford Space hereunder by MCI, any Bedford Retained Employee or any licensee or invitee thereof, including, without limitation, any breach of the Bedford Lease caused thereby. MCI shall provide Recipient with written notice of its intent to vacate the Bedford Space which notice shall be provided at the later of: (1) two months prior to MCI's intended date to vacate, or (2) promptly after MCI has actual knowledge of its intended date to vacate.

                  (iii) Early Termination; Conditions for Return. Notwithstanding anything to the contrary set forth in this Section 2.04 or in Exhibit 3, the use and occupancy of the Norcross Space by Recipient or the Bedford Space by MCI, as applicable, may be terminated at any time (A) by the Party providing the applicable Space if such Party receives notice (1) from any applicable government authority that such use of occupancy is in violation of any law or regulation or (2) by the landlord of such Space that such use or occupancy is in violation of the applicable Lease, or (B) the Party occupying the applicable Space at any time upon thirty (30) days prior written notice to the other Party. If a Party provides the notice as contemplated by clause (B) above, such Party shall vacate the applicable Space no later than the date set forth in such notice and shall otherwise

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                           return such Space to the other Party in the same
                           condition as when such Space was first provided to the Party, subject to reasonable wear and tear and as otherwise required by the applicable Lease.

                  SECTION 2.05. Mutual Cooperation. The Parties shall cooperate with each other in connection with the performance and receipt of any Services under this Services Agreement and the Migration Services Work Plan. Recipient shall make available on a timely basis to the Service Providers all information and materials reasonably requested by the Service Providers to enable them to provide the Services. Recipient shall give the Service Providers reasonable access, during regular business hours and at such other times as are reasonably required, to the premises on which Recipient conducts business to the extent necessary for the purposes of providing Services. MCI shall use commercially reasonable efforts to obtain any consents, permits or licenses that may be required in order for MCI to provide any of the Services under this Agreement; provided that neither MCI nor any other Service Provider shall be required to provide any Service hereunder to the extent any such consent, permit or license has not been obtained after the exercise of commercially reasonable efforts. The amounts paid to any third party to obtain such party's consent, permit or license that may be required for MCI to provide any of the Services shall be shared equally by the Parties; provided, that amounts to be paid for consents, permits or licenses in connection with the CSC Agreement, MCI's SAP license agreement and the Jabil Products and Services Agreements shall be paid or reimbursed as provided in the Purchase Agreement. MCI shall notify Recipient in advance in writing of any amounts required by third parties for consents, permits or licenses (excluding CSC, SAP or Jabil, which are addressed in the Purchase Agreement), and Recipient shall notify MCI of Recipient's approval of such amount. If Recipient fails to approve of any such amount for a third party consent, permit or license, then the parties shall discuss in good faith a reasonable workaround to the affected Services; provided that (a) any additional costs arising from the workaround that are in excess of the costs that MCI would have incurred to provide the Services shall be paid by Recipient to MCI, and (b) if the parties are unable to agree upon a reasonable workaround, then MCI shall be relieved of its obligations to provide the affected Services. To the extent that MCI owes or is charged breakup, unwinding, termination, or reduced services fees, penalties or charges related to telecommunications voice and data services used to provide the Services (collectively, "Telecommunications Unwinding Fees"), and if such Telecommunications Unwinding Fees are set forth in Exhibit 5 attached hereto, Recipient will reimburse such amounts to MCI. If MCI owes or is charged Telecommunications Unwinding Fees not listed in Exhibit 5 but which are commercially reasonable given the nature of the particular services, the Parties will share equally the cost of such Telecommunications Unwinding Fees. Upon termination of the particular telecommunications Services, Recipient shall promptly pay or reimburse MCI for such Telecommunications Unwinding Fees.

                  SECTION 2.06. Covenants.

                  (i) General MCI Covenants. MCI covenants that: (a) it is authorized to enter into this Services Agreement; (b) all Services directly performed by MCI (excluding any Services provided by Service Providers other than MCI which are made available to Recipient through MCI) shall be performed in a professional, and competent manner in materially the same manner (except to the extent that the Services have been altered by the mutual

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                           agreement of the Parties pursuant to the Migration
                           Services Work Plan and its related documentation or as otherwise set forth in the SDA) as such Services were provided by MCI to the Access Business immediately prior to the Closing Date; and (c) it shall comply with all laws and regulations (excluding laws relating to Intellectual Property and infringement) directly applicable to MCI's performance of the Services under this Services Agreement. To the extent that MCI, in any of its agreements with third parties designated by MCI to perform Services under this Services Agreement (such parties hereafter referred to as "Third Party Service Providers"), obtained any express warranties by such Third Party Service Provider with respect to the Services, MCI shall use commercially reasonable efforts to enforce such express warranties for the benefit of MCI and Recipient to the extent those express warranties directly relate to the Services provided under this Services Agreement. MCI makes no covenant regarding compliance with laws and regulations by any Third Party Service Provider, and MCI shall have no liability to Recipient for any Third Party Service Provider's failure to comply with such laws and regulations. Nothing in the preceding sentence shall limit MCI's obligation to use commercially reasonable efforts to enforce applicable covenants, representations or warranties for the benefit of MCI and Recipient with respect to any Third Party Service Provider's compliance with laws.

                  (ii)     CSC and Third Party Service Providers (including
                           SAP). MCI covenants that: (a) as part of the Services, MCI is authorized to pass through to Recipient certain services provided by CSC to MCI pursuant to the CSC Agreement (as defined in Exhibit
                           1); and (b) subject to obtaining necessary consents and/or license rights in each instance, MCI is authorized to pass through to Recipient or otherwise grant Recipient access to, products and services of Third Party Service Providers, including SAP.

                  (iii) Recipient Covenants. Recipient covenants that it is authorized to enter into this Services Agreement.

                  SECTION 2.07. Books and Records. During the Term and for three months following the expiration or termination of this Services Agreement, MCI shall keep, and shall use reasonable efforts to cause any other Service Providers to keep, books and records of the Services provided and reasonable supporting documentation of all out-of-pocket and internal costs incurred in connection with providing such Services and except as may be limited by applicable law or any third-party confidentiality restrictions, MCI shall make such books and records in its possession available, and use commercially reasonable efforts to cause any other Service Providers to make such books and records available, to Recipient upon reasonable advance written notice and during normal business hours for the sole purpose of substantiating, and to the extent directly related to, Statements or Service Costs (each as defined herein) or other internal, out-of-pocket or related expenses incurred in connection with providing Services for which MCI seeks or has sought payment from Recipient hereunder (it being understood and

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agreed by the Parties that neither MCI nor any other Service Provider shall be required to make available to Recipient any books or records to the extent they contain any proprietary information of MCI or any Service Provider).

                  SECTION 2.08. Limitations.

                  (i) Except as expressly agreed by the Parties in a signed writing or as expressly set forth in this Services Agreement (e.g., Section 2.02), the SDA or the Migration Services Work Plan, neither MCI nor any other Service Provider shall be required to increase staffing, acquire equipment or make any investments or capital expenditures to provide any Service hereunder.

                  (ii) To the extent such third parties are not, as of the Closing Date, performing Services under this Services Agreement, MCI shall not be permitted to designate additional third parties to perform Services under this Services Agreement without Recipient's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the preceding sentence, additional third parties may be designated to perform Services under this Services Agreement without Recipient's consent (a) to the extent that third parties that are currently performing Services under this Services Agreement have a right to subcontract all or a portion of such Services , or (b) to the extent unforeseen, exigent circumstances arise requiring the designation of the additional third party to perform Services and the circumstances are such that it is not practicable to obtain Recipient's consent prior to engaging the additional third party, in which case, MCI will promptly notify Recipient in writing of such additional third party.

                  SECTION 2.09. Payment. Statements ("Statements") will be delivered to Recipient at the address set forth in Section 6.04(ii) each month by MCI for Services provided to Recipient during the preceding month. Each Statement shall set forth a brief description of the Services and the amounts charged therefor ("Service Costs"). Statements shall be due and payable to MCI within 30 days after receipt by the Recipient. All amounts due and payable to MCI shall be invoiced and paid in U.S. dollars. Any undisputed payment not made by Recipient when due hereunder will be subject to interest from the date such undisputed payment was due through the date paid at a rate of one and one-half percent (1.5%) per month or the maximum rate allowable by law.

                  SECTION 2.10. Disclaimer of Warranty. RECIPIENT ACKNOWLEDGES THAT NEITHER MCI NOR ANY OF ITS AFFILIATES IS IN THE BUSINESS OF PROVIDING THE SERVICES AND THAT MCI AND THE AFFILIATES ARE PROVIDING THE SERVICES TO RECIPIENT FOLLOWING THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED IN THE PURCHASE AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.06(i)-(ii) (COVENANTS) HEREIN, THE SERVICES TO BE PROVIDED UNDER THIS SERVICES AGREEMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND,

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EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY
PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO SERVICE PROVIDER MAKES ANY WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN. IN ADDITION, MCI SHALL NOT BE LIABLE OR OTHERWISE RESPONSIBLE FOR THE ACTIONS, INACTIONS OF, OR ANY OTHER FAILURE TO PERFORM BY, ANY THIRD PARTY SERVICE PROVIDER. NOTHING IN THE PRECEDING SENTENCE SHALL LIMIT MCI'S OBLIGATION TO USE COMMERCIALLY REASONABLE EFFORTS TO ENFORCE EXPRESS WARRANTIES IN ANY OF ITS AGREEMENTS WITH THIRD PARTY SERVICE PROVIDERS FOR THE BENEFIT OF MCI AND RECIPIENT IN ACCORDANCE WITH SECTION 2.06(i).

                  SECTION 2.11. Taxes. The amounts set forth as the applicable consideration with respect to each Service in the SDA do not include any sales tax, value added tax, goods and services tax or similar tax (collectively, "Taxes") and any such Taxes required to be paid by MCI or any of its Affiliates in connection with this Services Agreement or the performance hereof will be promptly reimbursed to MCI, or such other Service Providers designated by MCI, by Recipient, and such reimbursement shall be in addition to the amounts required to be paid by Recipient as set forth in the Service Description Annex. This reimbursement obligation shall not apply with respect to income taxes of any Service Provider.

                  SECTION 2.12. Use of Services. MCI shall not be required to provide, or to cause any other Service Provider to provide, Services to any Person other than Recipient in connection with its conduct of the Access Business. Recipient shall not resell, transfer or assign any Services to any Person whatsoever or use the Services other than in connection with the conduct of the Access Business.

                  SECTION 2.13. No Set-Off. Recipient's obligation to pay fees or make any other required payments under this Agreement shall not be subject to any right of offset, set-off, deduction or counterclaim, however arising, including as a result of any claims under the Purchase Agreement.

                  SECTION 2.14. Cost of Changes. If changes in laws or regulations relating to Recipient's business require changes in the Services, MCI shall use commercially reasonable efforts to accommodate such changes; provided that, Recipient shall have financial responsibility for, and shall promptly reimburse MCI for, any additional costs and expenses incurred in complying with such changes.

                  SECTION 2.15. Transferred IT Assets. After the Closing Date on a date as mutually agreed upon by the Parties (but no later than three months prior to the end of the Term) and in accordance with the terms of this Section 2.15, Recipient shall purchase from MCI, and MCI shall sell to Recipient, the equipment and other assets set forth on Exhibit 6 which were formerly owned by CSC International Systems Management Inc. ("CSC International"), subject to the prior acquisition of such equipment and assets by MCI from CSC International, and subject further to MCI's and Recipient's confirmation of the existence of such assets (or their replacements as may occur in the regular course of business under the CSC Agreement), with Recipient having no obligation to purchase the particular asset not so confirmed. The purchase

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price to be paid by Recipient to MCI for such assets shall equal $581,667, or such lesser amount as may be agreed to by MCI. After the Closing Date on a date as mutually agreed upon by the Parties (but no later than three months prior to the end of the Term) and in accordance with the terms of this Section 2.15, Recipient shall purchase from MCI, and MCI shall sell to Recipient, the equipment and other assets set forth on Exhibit 6 which were formerly owned by British Telecommunications PLC ("BT"), subject to the prior acquisition of such equipment and assets by MCI from BT and subject further to MCI's and Recipient's confirmation of the existence of such assets (or their replacements as may occur in the regular course of business under the CSC Agreement) with Recipient having no obligation to purchase the particular asset not so confirmed. The purchase price to be paid by Recipient for such assets shall equal $584,000, or such lesser amount as may be agreed to by MCI. Each purchase contemplated by this
Section 2.15 shall be effected pursuant to a Bill of Sale substantially in the form of Exhibit 7 attached hereto.

                                  ARTICLE III

                                Term of Services

                  SECTION 3.01. Term. Both the obligations of Recipient and the Services to be provided by the Service Providers related to Phase 1 of the Migration Services Work Plan as identified in Exhibit 4 shall commence upon the Effective Date, and, if the Closing does not occur, shall end upon any termination of the Purchase Agreement. . All other Services shall commence on the Closing Date and this Services Agreement shall terminate twelve months after the Closing Date (the "Term"); provided, however, that Recipient may cancel any Service or all Services upon 30-days' written notice for non-telecommunications Services and 90-days' written notice for telecommunications voice and data Services, subject to the requirement that Recipient pay to MCI any amounts payable under Sections 2.05 and 3.05.

                  SECTION 3.02. Breach of Services Agreement. If either Party shall cause or suffer to exist any material breach of its obligations under this Services Agreement, including any failure to make payments when due, and that Party does not cure such default within twenty (20) days after receiving written notice thereof from the non-breaching Party, the non-breaching Party may terminate this Services Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination.

                  SECTION 3.03. Insolvency. Either Party may terminate this Agreement immediately upon written notice to the other Party in the event that such other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which (in the event of an involuntary proceeding) is not dismissed within ninety
(90) calendar days or (iv) makes an assignment for the benefit of creditors.

                  SECTION 3.04. Cessation of Services or Termination of Employees. If MCI ceases to provide any Service generally for itself, then upon 30 days prior written notice to Recipient, this Agreement shall automatically be terminated with respect to such Service;

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provided, however, that MCI may not exercise such right with respect to Services provided pursuant to the CSC Agreement, or Services provided that are dependent upon SAP, as SAP was used by the Access Business immediately prior to the Closing Date. In addition, if any employee that was responsible for the provision of any Services leaves the employment of MCI or any other Service Provider (as applicable) or is otherwise unavailable (other than due to MCI's or any other Service Provider's request), then MCI shall use commercially reasonable efforts to provide a workaround to the loss of such employee, provided, that if a workaround cannot be provided using commercially reasonable efforts, then MCI may terminate this Agreement with respect to the affected Service(s) upon 30 days' prior written notice. Notwithstanding the proviso in the preceding sentence, MCI shall not exercise its termination rights in the preceding sentence with respect to (i) the Services provided pursuant to the CSC Agreement or (ii) any license agreement with SAP applicable to the Services. If any Services are terminated by MCI pursuant to this Section 3.04, the charges in
Exhibit 1 shall be equitably adjusted as of the date of such termination to account for the Services no longer provided to Recipient.

                  SECTION 3.05. Sums Due. In the event of any expiration or termination of this Services Agreement, each Party and any entity designated by such Party shall be entitled to the prompt payment of, and the Party owing such amount shall immediately pay to the other Party or such designees, all accrued amounts as agreed to under this Agreement as of the date of expiration or termination.

                  SECTION 3.06. Effect of Termination. Sections 2.03, 2.05, 2.06, 2.07, 2.09, 2.10, 2.11, 2.13, 2.14, 3.05, 3.06 and Articles V and VI shall survive any expiration or termination of this Services Agreement.

                                   ARTICLE IV

                                  Force Majeure

                  SECTION 4.01. Force Majeure.

                  (i) Neither MCI nor any other Service Provider shall be liable for any interruption of any Service or delay or failure to perform under this Services Agreement if such interruption, delay or failure results from causes beyond its control, including any strikes, lockouts or other labor difficulties, acts of any government (or Person acting under government authority), acts of terrorism, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, lightning, earthquake, storm, hurricane, tornado, explosion, acts of God, wrecks, any other casualty, industry-wide transportation delays, change in law or an industry-wide inability to obtain necessary labor, materials or utilities (each such event, a "Force Majeure Event"). If a Force Majeure Event occurs, MCI shall promptly give notice to Recipient of the nature of the Force Majeure Event and the extent of delay expected. Upon receipt of such notice by Recipient, the performance of this Services Agreement or any relevant Service shall be suspended, but only to the extent required by the Force

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

                           Majeure Event. Such suspension shall continue until the affected Party is reasonably able to resume its performance under this Services Agreement. To the extent any applicable schedule related to a Party's performance under this Services Agreement is directly affected by a Force Majeure Event it shall be extended as mutually agreed by the parties, but at not less than a day-for-day basis.

                  (ii) Upon the occurrence of a Force Majeure Event, MCI shall undertake reasonable efforts to continue performance hereunder with respect to those aspects of the Services which are not affected by the Force Majeure Event. Upon the conclusion of the Force Majeure Event MCI shall proceed on those parts of its performance which were affected by the Force Majeure Event as soon as reasonably practicable and shall use reasonable efforts to mitigate the damages in time, cost, and other losses caused by the Force Majeure Event. MCI agrees to use reasonable efforts to minimize the delays and costs associated with a Force Majeure Event.

                  (iii) To the extent that a Third Party Service Provider has agreed with MCI to terms and conditions regarding Force Majeure Events that are in addition to or different from those set forth herein, then MCI shall use commercially reasonable efforts to enforce such terms and conditions for the benefit of MCI and Recipient in the case of a Force Majeure Event affecting Services provided by such Third Party Service Provider.

                  (iv) Notwithstanding the foregoing or otherwise in this Services Agreement, in the event that MCI suffers a Force Majeure Event for more than 30 days, Recipient shall have the right to terminate this Agreement.

                                   ARTICLE V

                          Indemnity and Limited Remedy

                  SECTION 5.01. Limited Remedy. If MCI materially fails to perform the Services that are provided directly by MCI, and not by or through a Third Party Service Provider, then upon written notice from Recipient reasonably specifying in detail the nature of such material failure, MCI shall use commercially reasonable efforts to correct or promptly cure such failure. If MCI materially fails to perform any Services that are provided by or through any Third Party Service Provider, then upon written notice from Recipient reasonably specifying in detail the nature of such material failure, MCI shall use commercially reasonable efforts, subject to the rights and limitations of its agreement with such Third Party Service Provider, to enforce any remedies that may be available regarding such failure to perform, which may include assessment of any service level credits that may be available regarding such failure, and apportionment of such service level credits, if any, to Recipient in the same manner as such apportionment would have been made to the Access Business immediately prior to the Closing Date. MCI's commercially reasonable efforts to exercise such rights and remedies with respect to Third Party Service Providers, and obligation to apportion service level credits, if any, shall be Recipient's sole and exclusive remedy with respect to breaches or failures to perform under this Agreement that are caused by or result from the failure to perform by any Third Party Service Provider. In no event shall MCI be liable to Recipient for any Losses in connection with such Third Party Service Provider's failure to perform under this Services Agreement or under the applicable agreement between MCI and such Third Party Service Provider.

                  SECTION 5.02. Indemnities.

                  (i) MCI hereby agrees to pass through to Recipient, to the fullest extent it is contractually permitted to do so, any indemnities regarding the infringement of intellectual property rights provided by any Third Party Service Provider performing Services in connection with this Services Agreement. In addition, MCI hereby agrees to indemnify, defend and hold harmless Recipient from and against any and all claims, demands, complaints, liabilities, losses, damages, costs and expenses (collectively, "Losses") arising from or relating to a claim by a third party that any material, product or service of MCI's provided directly by MCI to Recipient pursuant to this Services Agreement infringes the intellectual property right of such third party; provided, that this indemnity shall not include any material, product or service that is provided by or through a Third Party Service Provider in connection with this Services Agreement. Recipient shall provide written notice of Losses to MCI, and MCI shall have sole control of the defense and settlement of any related claims, provided that MCI shall not settle any claim without the prior written consent of Recipient, which consent shall not be unreasonably withheld, delayed or conditioned. Recipient shall reasonably cooperate with MCI, at MCI's sole cost, in the defense and settlement of any claims relating to Losses. The preceding paragraph sets forth all of MCI's obligations with respect to third party intellectual property infringement claims and represents Recipient's sole and exclusive remedy in the event of such claims.

                  (ii) Except as set forth in Section 5.02(i) above, Recipient hereby releases each Service Provider and each of its employees, agents, officers and directors (collectively, the "MCI Indemnitees"), and Recipient hereby agrees to indemnify, defend and hold harmless MCI Indemnitees from and against any and all Losses arising from or relating to claims made by any third party relating to the provision or use of any Service provided hereunder except for Losses that are caused by or result from the gross negligence or intentional misconduct of any MCI Indemnitee. MCI Indemnitees shall provide written notice of Losses to Recipient and Recipient shall have sole control of the defense and settlement of any related claims, provided that Recipient shall not settle any claim without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned. MCI Indemnitees shall

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

                           reasonably cooperate with Recipient, at Recipient's sole cost, in the defense and settlement of any claims relating to Losses.

                  SECTION 5.03. Limit of Liability; Consequential and Other Damages. NOTWITHSTANDING ANYTHING ELSE CONTAINED IN THIS SERVICES AGREEMENT OR IN THE PURCHASE AGREEMENT, AND EXCEPT AS EXPRESSLY SET FORTH BELOW, IN NO EVENT SHALL MCI OR ANY OTHER SERVICE PROVIDER, ON THE ONE HAND, OR RECIPIENT ON THE OTHER HAND, BE REQUIRED TO COLLECTIVELY INCUR OR OTHERWISE BE LIABLE TO THE OTHER PARTY FOR ANY AMOUNT IN EXCESS OF TWO MILLION DOLLARS ($2,000,000) (THE "DIRECT DAMAGES CAP") IN THE AGGREGATE FOR ALL CLAIMS UNDER OR IN CONNECTION WITH THIS SERVICES AGREEMENT, REGARDLESS OF THE THEORY UPON WHICH LIABILITY IS PREMISED. THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO RECIPIENT'S OBLIGATIONS TO PAY FOR SERVICES OR ANY OTHER COSTS, EXPENSES, FEES OR REIMBURSEMENTS DUE UNDER THIS SERVICES AGREEMENT, AND ALL SUCH PAYMENTS SHALL NOT COUNT TOWARD SATISFACTION OF THE DIRECT DAMAGES CAP FOR RECIPIENT. NEITHER PARTY SHALL BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, FOR ANY SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, WHICH IN ANY WAY ARISE OUT OF, RELATE TO, OR ARE A CONSEQUENCE OF, ITS PERFORMANCE OR NONPERFORMANCE HEREUNDER, OR THE PROVISION OF OR FAILURE TO PROVIDE ANY SERVICE. The foregoing limitations and exclusions of liability in this Section 5.03 shall not apply to, and a different limitation of liability shall apply to: (A) MCI's obligations under Section 5.02(i) and Recipient's obligations under Section 5.02(ii), and in each such case the liability of MCI and all Service Providers on the one hand, and Recipient on the other hand, shall never exceed Nine Millions Dollars ($9,000,000) (the "Indemnification Damages Cap") in the aggregate for all claims of indemnification under Section 5.02 (i) or (ii), respectively; and (B) either Party's liability for breaches of confidentiality under Section 6.11 shall never exceed Nine Million Dollars ($9,000,000) (the "Confidentiality Damages Cap") in the aggregate for all such claims under Section 6.11. For avoidance of doubt, under no circumstances shall either Party incur or be liable to the other Party with respect to any obligation or breach under this Services Agreement for any damages in excess of the total of the Direct Damages Cap, the Indemnification Damages Cap and the Confidentiality Damages Cap, as each applies to their particular obligations or breaches under this Services Agreement.

                                   ARTICLE VI

                                  Miscellaneous

                  SECTION 6.01. No Third Party Beneficiaries. Except as provided in Article V with respect to release and indemnity, this Services Agreement is for the sole benefit of the Parties, the other Service Providers and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties, the other Service Providers and such permitted assigns, any legal or equitable rights hereunder, whether as third party beneficiaries or otherwise.

                  SECTION 6.02. Amendments; Assignment. No amendment to this Services Agreement shall be effective unless it shall be in writing and signed by each Party. Neither this Agreement nor any of the rights and obligations of a Party hereunder shall be assignable or

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

transferable by such Party without the prior written consent of the other Party; provided, however, that this Services Agreement shall be assignable by MCI with the prior written consent of Recipient (which consent shall not be unreasonably withheld, delayed or conditioned) in connection with a sale, by sale of stock, sale of assets, merger or otherwise, of all or substantially all of one or more businesses, business units or product lines of MCI.

                  SECTION 6.03. Waivers. No failure or delay of any Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties and their Affiliates hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. No provision of this Services Agreement may be waived except pursuant to a writing executed by the waiving Party.

                  SECTION 6.04. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed or sent by courier service, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address for a Party as shall be specified by notice given in accordance with this
Section 6.04):

                  (i)      if to MCI,

                           Marconi Communications, Inc.
                           1000 Marconi Drive
                           Warrendale, Pennsylvania 15086
                           Attention:  General Counsel-Americas
                           Facsimile:   (724) 742-7100

                  (ii)     if to Recipient,

                           Advanced Fibre Communications, Inc.
                           1465 North McDowell Blvd.
                           Petaluma, California 94954
                           Attention:  General Counsel
                           Facsimile: (707) 794-7777

                  SECTION 6.05. Annex; Interpretation. The headings contained in this Services Agreement or any Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Services Agreement. Any matter set forth in any provision, subprovision, section or subsection of any Exhibit hereto shall, unless the context otherwise manifestly requires, be deemed set forth for all purposes of that particular Exhibit. The Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Services Agreement as if set forth in full herein. Any capitalized terms used in the Exhibits but not otherwise defined therein, shall have the meaning as defined in this Services Agreement. In the event of any conflict between Articles I through VI of this Services Agreement and the Exhibits, Articles I through VI of this Services Agreement shall control. When a reference is made in this Services Agreement to an Article or Section, such reference shall be to an Article or Section of this Services Agreement unless otherwise indicated. For all purposes hereof, the terms "include" and "including" shall be deemed followed by the words "without limitation". The words "hereof," "herein" and "hereunder" and words of similar import when used in this Services Agreement shall refer to this Services Agreement as a whole and not to any particular provision of this Services Agreement. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

                  SECTION 6.06. Counterparts. This Services Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

                  SECTION 6.07. Entire Agreement. This Services Agreement, including the Exhibits hereto, contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  SECTION 6.08. Severability. If any provision of this Services Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                  SECTION 6.09. Consent To Jurisdiction; Waiver of Jury Trial. Each Party hereby (i) agrees that any litigation, proceeding or other legal action in connection with or relating to this Services Agreement or any matters contemplated hereby, shall be brought by any Party in a court of competent jurisdiction located within the County of New York, in the State of New York, whether a state or federal court; (ii) agrees that in connection with any such litigation, proceeding or action, such Party will consent and submit to personal jurisdiction in any such court described in clause (i) of this Section 6.09 and to service of process upon it in accordance with the rules and statutes governing service of process; (iii) agrees to waive to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (iv) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any such litigation, proceeding or action in the County of New York, in the State of New York; (v) agrees to notify the other Party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the County of New York, in the State of New York to serve in place of such agent and deliver to the other Party written evidence of such substitute agent's acceptance of such designation; (vi) agrees as an alternative method of service to service of process in any such litigation, proceeding or action by mailing of copies thereof to such Party at its address set forth in Section 6.04; (vii) agrees that any service made as provided herein shall be effective and binding service in every respect; and (viii) agrees that nothing herein shall affect the rights of either Party to effect service of process in any other manner permitted by Law. EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS SERVICES AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

                  SECTION 6.10. Governing Law. This Services Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                  SECTION 6.11. Confidentiality.

                  (i) "Confidential Information" means any and all trade secrets, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, diagrams, data, product designs, computer programs, financial information, pricing information, sales information, business activities and operations, business and marketing plans, customer lists, reports, studies and other technical and business information that, when disclosed, is designated as confidential or proprietary or which reasonably should be understood to be confidential given the nature of the information and manner of disclosure.

                  (ii) Permitted Disclosures. Each of the following reasons shall be deemed to be a "Permitted Disclosure" and collectively, the "Permitted Disclosures", subject to the terms and conditions applicable to any such Permitted Disclosure as set forth below or as otherwise expressly set forth in this Section 6.11:

                           (a) making any filing with a Governmental Authority that is required in connection with the performance of the obligations contained in this Services Agreement or the consummation of the transactions contemplated hereby;

                           (b) subject to obtaining reasonable assurances of confidentiality, obtaining any permits, consents or licenses from a third party as required by this Services Agreement, provided that the Party seeking such permit, consent or license shall only disclose the identity of the other Party and the general nature of the transaction to such third party;

                           (c) defending or prosecuting any litigation, Proceeding or dispute;

                           (d)      as otherwise required by Law or
                  administrative process; provided that in the event of (c) or
                  (d) above, (1) the scope of the information to be disclosed shall be solely that which is reasonably necessary for the respective purpose stated above, (2) the receiving Party shall provide written notice to the disclosing Party as to the need for such disclosure and such scope, as soon as the receiving Party first becomes aware of such, in order to give the disclosing Party the opportunity to appear and object, if it so chooses and (3) the court may review such information under seal, upon the disclosing Party's making a motion for such, to which the receiving Party shall make no objection;

                           (e) disclosing to any and all Persons, without limitation of any kind, the U.S. federal and state tax treatment and tax structure (tax structure shall mean any fact that may be relevant to understanding the U.S. federal or state tax treatment of the transaction) contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Party making the disclosure relating to such tax treatment and tax structure except to the extent maintaining confidentiality of such information is necessary to comply with any federal or state securities laws;

                           (f) making any public announcement or disclosure required by the rules of any stock exchange, the Panel on Takeovers and Mergers, the UKLA or any other Law or Judgment (in which case the Party required to make the disclosure shall promptly notify the other Party and give such Party a reasonable opportunity to oppose such disclosure or request confidential treatment of such disclosure if available);

                           (g)      subject to reasonable assurances of
                  confidentiality, disclosing this Services Agreement or its contents or the transactions and obligations contemplated hereby or thereby to Representatives of the Parties and their Affiliates with a bona fide need to know such information;

                           (h) disclosing this Services Agreement or its contents or the transactions and obligations contemplated hereby (1) subject to the terms of a confidentiality agreement protecting the confidentiality of such information, to current or potential lenders to, investors in and purchasers of the parties or their Affiliates (or any portion thereof) so long as (A) the due diligence investigation by the lender, investor or purchaser, as applicable, of such Party and its Affiliates is substantially complete, (B) the definitive agreement with respect to such loan, investment or purchase, as applicable, is substantially complete and substantially all of the material terms with respect thereto (including, (x) with respect to a loan, the loan amount and interest rate, (y) with respect to an investment, the amount to be invested and the price per security to be issued, and (z) with respect to a purchase, the purchase price) have been agreed in principle) and (C) the board of directors (or the senior management) of such Party or its Affiliates (as applicable) and the potential lender, investor or purchaser, as the case may be, have (aa) in the case of a loan from a bank or similar entity that is in the business of lending money, reviewed and approved the commitment letter or term sheet setting forth the material terms of such loan and (bb) in the case of all other transactions contemplated by this clause (C), been apprised of such transaction and have consented to further negotiations subject to final board (or senior management) approval, and
                  (2) without limiting any other Permitted Disclosure, to those

                  Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions; or

                           (i) enforcing the Parties' rights hereunder.

                  Additional reasons for disclosure of Confidential Information of a Party may be permitted as expressly set forth in this Section 6.11.

         (iii) Recipient's Obligations. Recipient shall keep confidential and shall not use or disclose except as expressly permitted or required by this Services Agreement, and shall cause its Affiliates and each of the Representatives of Recipient and such Affiliates to keep confidential and not use or disclose except as expressly permitted or required by this Services Agreement, all Confidential Information of MCI or its Affiliates provided by MCI or any of its Affiliates or Representatives in connection with the Services performed hereunder or the transactions contemplated hereby (excluding, from and after the Closing Date, the Information and Records, Transferred Technology and information arising from the Assumed Obligations), except (a) as necessary or required in connection with a Permitted Disclosure, (b) for information that is available to the public on the Closing Date, or thereafter becomes available to the public, other than as a result of a breach of this Section 6.11, and (c) for information that is or was independently developed by Recipient or any of its Affiliates without reference to any Confidential Information of MCI or any of its Affiliates or (d) for information that is known or becomes known to Recipient (other than by disclosure by MCI) without any breach of any obligation of confidentiality or not in connection with the transaction contemplated hereby or the Services performed hereunder. Recipient agrees to use, and agrees to cause its respective Affiliates and Representatives to use, at least the same degree of care to protect such Confidential Information of MCI and its Affiliates as Recipient uses to protect its confidential information of like importance and in any event using not less than a reasonable degree of care.

         (iv) MCI's Obligations. MCI shall keep confidential and shall not use or disclose except as expressly permitted or required by this Services Agreement, and shall cause its Affiliates and each of the Representatives of MCI and its Affiliates to keep confidential and not use or disclose except as expressly permitted or required by this Services Agreement, (a) all Confidential Information of the Recipient or any of its Affiliates provided by Recipient or any of its Affiliates or Representatives in connection with MCI's performance of the Services or the transactions contemplated hereby and (b) after the Closing, all Information and Records, Transferred Technology and information arising from the Assumed Obligations, except (1) as necessary or required in connection with a Permitted Disclosure, (2) for information that is available to the public prior to or on the Closing Date, or thereafter becomes available to the public, other than as a result of a breach of this Section 6.11, (3) with respect to clause (a) above only, for information that (A) is or was independently developed by MCI or any of its Affiliates without reference to any information described in clause (a) above or (B) is known or becomes known to MCI (other than by disclosure by Recipient) without any breach of any obligation of confidentiality or not in connection with the transaction contemplated hereby or the Services performed hereunder. MCI agrees to use, and agrees to cause its respective Affiliates and Representatives to use, at least the same degree of care to protect such Confidential Information of Recipient as MCI uses to protect its confidential information of like importance and in any event using not less than a reasonable degree of care.

         (v) Post-Closing Confidentiality Obligations of MCI. Effective upon, and only upon, the Closing, (a) the terms of this Section 6.11 (excluding
Section 6.11(iii)) shall apply to MCI with respect to Information and Records, Transferred Technology and information arising from the Assumed Obligations, and
(b) any Information and Records, Transferred Technology or information arising from the Assumed Obligations shall be deemed the Confidential Information of Recipient, and Recipient's obligations from and after the Closing under this
Section 6.11 with respect to such information shall cease.

         (vi) Retention of Information. MCI shall be entitled to retain one copy of the Confidential Information of Recipient as it deems necessary for archive purposes for a record of the performance of the Services hereunder or the transactions contemplated by this Services Agreement.

         (vii) Additional Mutual Obligations. On and after the effective date of this Services Agreement, except for the Permitted Disclosures, each of MCI and its respective Affiliates, and Recipient and its respective Affiliates, agree to hold confidential the terms and provisions of this Services Agreement and the terms of the transactions contemplated hereby.

         (viii) Equitable Remedies. Each Party acknowledges and agrees that, due to the unique nature of the other Party's Confidential Information, there can be no adequate remedy at law for any breach of a Party's confidentiality obligations hereunder, that any such breach may result in irreparable harm to the other Party, and that therefore, upon any such breach or threat thereof, the other Party may be entitled to appropriate equitable relief, including without limitation injunctive relief, in addition to whatever remedies it may have at law.

                  SECTION 6.12. Title To Data. Recipient acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any Intellectual Property which is owned or licensed by any Service Provider, by reason of the provision of the Services provided hereunder. Recipient will not remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any Intellectual Property owned or licensed by any Service Provider, and shall reproduce any such notices on any and all copies thereof. Recipient will not attempt to decompile, translate, reverse engineer or make excessive copies of any Intellectual Property owned or licensed by any Service Provider, and shall promptly notify such Service Provider of any such attempt, regardless of whether by Recipient or any third party, of which Recipient becomes aware.

                  SECTION 6.13. Parent Liability. Parent hereby agrees that it shall be jointly and severally liable with Recipient for the performance of all obligations of Recipient under this Services Agreement to the same extent that, and in the same manner as, Recipient is obligated under this Services Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the Parties and Parent have executed this Services Agreement as of the Effective Date.

                                       ADVANCED FIBRE COMMUNICATIONS, INC.

                                       By_______________________________________
                                         Name:
                                         Title:

                                       ADVANCED FIBRE ACCESS CORPORATION

                                       By_______________________________________
                                         Name:
                                         Title:

                                       MARCONI COMMUNICATIONS, INC.

                                       By_______________________________________
                                         Name:
                                         Title:

                                    EXHIBIT 1

                            SERVICE DESCRIPTION ANNEX

                                    EXHIBIT 1

                            SERVICE DESCRIPTION ANNEX

IT, NETWORK AND VOICE SERVICES

          SERVICES DESCRIPTION                 DURATION          CHARGES
          --------------------                 --------          -------
MCI will permit Recipient to use and access    The Term   MCI will bill Recipient
certain software and services (as more fully              the following charges,
described below) provided by CSC                          monthly until such time
International Systems Management, Inc.                    as the conversion to
("CSC") to the Access Business pursuant to                Recipient's systems are
that certain Master Agreement for the                     complete or as
Provision of IT and Project Services among                otherwise set forth
CSC, Marconi Corporation PLC, and                         below. The charges
Marconi Communications Limited dated                      below do not include
May 23, 2003 ("CSC Agreement").                           charges for Recipient's
                                                          requests for
Recipient will have access to the following               enhancements to the
services under the CSC Agreement: Help                    Services, which
Desk and Call Center Services, Desktop and                enhancements, to the
Supply Services, Network Services                         extent they require
(including PAL and VPN (remote dial up),                  additional resources
Cellular Phone Plan, Video Conferencing                   over 1 FTE, shall be
assistance, Voice Messaging, POTS, and                    paid for by Recipient.
LAN/WAN services), Application                            MCI shall not assess,
Maintenance Services, Data Centre                         and AFC shall not pay,
Services.                                                 any additional fees or
                                                          expenses for the IT
Recipient will have access to the following               Network and Voices
shared applications and services under the                Services described
CSC Agreement to the extent such access is                except upon the mutual
permitted under the relevant contract                     written agreement of
(please note that the following list may not              the parties, or as
be complete):                                             otherwise set forth in
  - SAP [provided, that Recipient will                    the Services
    not have access to an automated                       Agreement.
    cash application function, and
    Recipient will have access to                         Local Access IT
    predefined and business critical                      Equipment: $65,789
    reports as mutually agreed by the                     (THIS CHARGE SHALL ONLY
    Parties].                                             CONTINUE UNTIL
  - Lotus Notes (e-mail, time tracking                    RECIPIENT PURCHASES
    and life cycle management)                            THE LOCAL ACCESS IT
  - Data W/H (Brio)                                       EQUIPMENT PURSUANT
  - HRIS (HR CSS Horizon)                                 TO THE PURCHASE

       SERVICES DESCRIPTION                    DURATION         CHARGES
       --------------------                    --------         -------
-  Extensity (expense reporting                           AGREEMENT.)
   system)
-  Get Paid (Credit Management)                           SAP Assets: $33,355
-  Price & Availability
   (Customer/Distributor ability to                       SAP & Data
   view product pricing)                                  Warehouse
-  Bottom Line (Check Writing)                            Applications: $88,251
-  Vendor Forecast Extranet - DW
   data source                                            Central Lotus Notes
-  Ixos - SAP Archiving                                   and email support:
-  Loftware (Bar code labeling)                           $4,163
-  Product Knowledge for Varient
   Configurator (non-IT resource)                         Central Data Center
-  Contracts Data Base                                    (SAP and Data
-  EDI                                                    warehouse): $60,254
-  Inside Track
-  Remedy (field service reporting -                      Central Telecomm:
   archived info)                                         $20,089

                                                          Site IT Support
                                                          (Local Telecom &
                                                          LAN-- non-usage)
                                                          $11,757 (THIS CHARGE
                                                          WILL ONLY CONTINUE
                                                          UNTIL SUCH TIME AS
                                                          THE MAINTENANCE
                                                          CONTRACTS AND
                                                          PERSONNEL PERFORMING
                                                          SUCH SERVICES HAVE
                                                          TRANSFERRED TO
                                                          RECIPIENT PURSUANT
                                                          TO THE PURCHASE
                                                          AGREEMENT.)

                                                          Site IT Support
                                                          (Local Helpdesk,
                                                          Desktop & Servers)
                                                          $45,989 (THIS CHARGE
                                                          WILL ONLY CONTINUE
                                                          UNTIL SUCH TIME AS
                                                          THE MAINTENANCE
                                                          CONTRACTS AND
                                                          PERSONNEL PERFORMING
                                                          SUCH SERVICES HAVE
                                                          TRANSFERRED TO

SERVICES DESCRIPTION                           DURATION        CHARGES
--------------------                           --------        -------
                                                          RECIPIENT PURSUANT TO
                                                          THE PURCHASE
                                                          AGREEMENT.)

                                                          IT Usage Charges for:
                                                          - Long Distance
                                                            Telephone
                                                          - Local Telephone
                                                          - Pagers
                                                          - Remote Access
                                                          - Audio
                                                            Conferencing
                                                          - Engineering
                                                            Network
                                                          - Cellular Phones
                                                          will be billed to
                                                          Recipient at the
                                                          rates charged to MCI
                                                          from the third party
                                                          provider based on
                                                          Recipient's actual
                                                          usage of such
                                                          Services.

MIGRATION SERVICES

        SERVICES DESCRIPTION                           DURATION                 CHARGES
        --------------------                           --------                 -------
MCI shall provide its portion of the             The period between the    MCI will provide its
migration services as set forth in Phase I of    Effective Date and        portion of the
Exhibit 4 (Migration Services Work Plan) to      Closing Date, or such     migrationactivities, as
this Services Agreement.                         other duration as may     set forth in Phase I of
                                                 be agreed to by the       Exhibit 4, without
                                                 parties.                  additional charge to
                                                                           AFC.

MCI shall provide its portion of the             Eight months              MCI shall provide its
migration services as set forth in Phase II of                             portion of the migration
Exhibit 4 (Migration Services Work Plan) to                                activities set forth in
this Services Agreement.                                                   Phase II of Exhibit 4
                                                                           using an existing
                                                                           baseline of internal
                                                                           MCI resources (not less
                                                                           than five (5) FTE's).
                                                                           These resources shall
                                                                           be provided as part of
                                                                           the base charges set

                                                                           forth in this
                                                                           Exhibit I, and
                                                                           without additional
                                                                           charge to Recipient.
                                                                           If MCI requires non-
                                                                           baseline resources
                                                                           (i.e., hired
                                                                           contractors) to
                                                                           perform the Phase II
                                                                           MCI activities, then
                                                                           Recipient shall
                                                                           reimburse MCI for
                                                                           such non-baseline
                                                                           resources up to a
                                                                           total of $250,000.
                                                                           In addition, if the
                                                                           work effort for MCI
                                                                           for Phase II
                                                                           activities exceeds
                                                                           four (4) months
                                                                           after the Closing
                                                                           Date and $250,000 in
                                                                           total non- baseline
                                                                           resources, then
                                                                           Recipient will
                                                                           reimburse MCI for
                                                                           additional Phase II
                                                                           activities up to
                                                                           $50,000 per month
                                                                           for both baseline
                                                                           and non- baseline
                                                                           resources. If
                                                                           additional resources
                                                                           are still required
                                                                           above the $50,000,
                                                                           then MCI will notify
                                                                           Recipient of such
                                                                           information, and
                                                                           Recipient will
                                                                           either approve of
                                                                           the additional
                                                                           resources and
                                                                           reimburse MCI for
                                                                           those additional
                                                                           charges in addition
                                                                           to the $50,000, or
                                                                           deny such request,
                                                                           in which case MCI
                                                                           shall only be
                                                                           required to provide
                                                                           the $50,000 of
                                                                           support per month to
                                                                           accomplish the Phase
                                                                           II activities that
                                                                           have continued

                                                                           beyond four (4)
                                                                           months after the
                                                                           Closing Date.

ACCESS BUSINESS/CUSTOMER SUPPORT WEBSITES

        SERVICES DESCRIPTION                     DURATION        CHARGES
        --------------------                     --------        -------
Subject to MCI obtaining any required            The Term   No additional charge -
consents, MCI will provide Recipient with                   included in the
the content and code relating to the portion                transition services
of the Marconi website dedicated to the                     described in Exhibit 4.
Access Business. Such content includes
customer-specific documents and training
materials, brochures, customer support
information, and, to the extent applicable,
employee benefits information.
MCI will set up and maintain a link on the
Marconi website linking to that portion of
Recipient's website that is dedicated to the
Access Business.

HR SUPPORT

         SERVICES DESCRIPTION                         DURATION                    CHARGES
         --------------------                         --------                    -------
Payroll                                         2 pay cycles after the     MCI will bill Recipient
MCI will provide payroll services to Access     Closing Date               the following charges,
Employees, including: all employee                                         monthly until the
maintenance as it relates to payroll, gross-                               earlier of: (i) the
to-net calculations, direct deposit and                                    completion of 2 pay
paycheck processing, paycheck delivery,                                    cycles after the Closing
withholding, payment and filing of payroll                                 Date or (ii) such time as
taxes, and all miscellaneous administrative                                the conversion to
payroll processing necessary to complete                                   Recipient's systems are
the normal payroll cycles identical to those                               complete. MCI shall
periods prior to the Closing Date.                                         not assess, and
Service Providers will provide data                                        Recipient shall not pay,
management in the payroll and Human                                        any additional fees or
Resources Information System (HRIS) with                                   expenses for Payroll
regard to the Access Employees, including                                  Services described
maintenance and entry of data into the                                     herein except upon the
payroll systems and HRIS regarding Access                                  mutual written
Employees. Additional services include:                                    agreement of the
maintenance of employee and manager web                                    Parties.
portal, generation of standard and ad-hoc
reports, maintenance of provider feeds, and                                Payroll: $6,533
all miscellaneous administration currently
performed but not specifically listed.                                     Employee Data
Service Providers will (i) respond to                                      Management (HRIS):
Recipient's reasonable questions and (ii)                                  $10,235
provide reasonable assistance and
information to Recipient in order to
transition Access Employees off of the MCI
payroll and HRIS systems.

Welfare benefits administration                 the Term                   MCI will bill Recipient
MCI will (i) respond to Recipient's                                        the following charges,
reasonable questions and (ii) provide                                      monthly until such time
reasonable assistance and information to                                   as the conversion to
Recipient in order to transition Access                                    Recipient's systems are
Employees off of the MCI welfare benefits                                  complete. MCI shall
systems.                                                                   not assess, and
                                                                           Recipient shall not pay,
                                                                           any additional fees or
                                                                           expenses for the
                                                                           Welfare Benefits
                                                                           administration Services

                                                                           described herein except upon
                                                                           the mutual written agreement
                                                                           of the Parties.

                                                                           Welfare benefits
                                                                           administration: $7,316

TREASURY

       SERVICES DESCRIPTION                     DURATION                        CHARGES
       --------------------                     --------                        -------
Accounts Receivable and Remittance:             the Term               MCI will bill Recipient the
MCI will collect trade accounts                                        following charges, monthly
receivables relating to the Access                                     until such time as the
Business and apply them to the                                         conversion to Recipient's
appropriate accounts.                                                  systems are complete. MCI
Accounts Payable--MCI will process                                      shall not assess, and Recipient
payments to third party vendors                                        shall not pay, any additional
providing products and services to the                                 fees or expenses for the
Access Business to the extent such                                     Treasury Services described
third party vendor products and                                        herein except upon the mutual
services are administered through                                      written agreement of the
MCI's ERP system.                                                      Parties.

                                                                       Cash Application: $1,761

                                                                       Vendor check disbursement:
                                                                       $588

                                                                       Payroll posting to general
                                                                       ledger: $147

LEASED VEHICLES

     SERVICES DESCRIPTION                       DURATION                       CHARGES
     --------------------                       --------                       -------
MCI will provide leased                         the Term               MCI will bill such leased
vehicles under its master car                                          vehicles to Recipient at the
lease agreement to those                                               rates charged to MCI by the
Access Employees that use an                                           third party supplier on
MCI-provided leased vehicle                                            monthly basis based upon the
as of the Closing Date.                                                actual number of leased
                                                                       vehicles that continue to be
                                                                       used by Access Employees

                                                                       after the Closing Date.

                                    EXHIBIT 2

                APPLICABLE SERVICE LEVELS UNDER THE CSC AGREEMENT

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                                   SCHEDULE 1

                             SERVICE LEVEL AGREEMENT

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

1.       OVERVIEW AND DEFINITIONS

1.1      OVERVIEW

         This Schedule 1 (Service Level Agreement) describes the IT services and service levels which the Marconi Group requires from the Supplier.

         The Services and service levels described in this Schedule are based on the Services and service levels which the Marconi Group believes it currently provides internally, and will be verified and (where applicable) amended in accordance with the True-Up Process specified in Clause 5.1 (True-Up) of the Agreement.

         The description for each service area listed in this Schedule 1 (Service Level Agreement) includes a general overview of the business objective to be obtained from the service area, as well as detailed service specifications and requirements. These service requirements are organized into activities, service parameters, service specifications, and responsibilities.

         Each service category description is explained in detail, together with the level of service to be provided by the Supplier in relation to that service category (the "SERVICE LEVEL"). Except where otherwise expressly stated, each Service Level will be measured over a calendar month.

         A process definition introducing each service line provides a brief description of how the Marconi Group provides the service today. This description is not intended to restrict the manner in which the service should be delivered in the future.

1.2      DEFINITIONS

         In this Schedule 1 (Service Level Agreement) the following definitions apply:

(1)      SUPPORT LEVELS

         The following definitions apply:

                  FIRST-LEVEL SUPPORT: (SIMPLE FAULT RECTIFICATION).

                  - Provided by the Supplier's in-house personnel (except where expressly highlighted in the service function description);

                  -   Configuration assistance and troubleshooting;

                  -   Collect information (traces and dumps);

                  -   Perform first diagnosis of problem;

                  -   Deliver known solutions;

                  -   Answer general product and technical questions;

                  SECOND-LEVEL SUPPORT: (COMPLEX FAULT RECTIFICATION)

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                  - Provided by the Supplier's in-house personnel (except where highlighted in service function descriptions);

                  -   Analyse problems in depth;

                  -   Problem duplication capabilities;

                  -   Fault workaround generation;

                  -   Answer high-level product and technical questions;

                  -   Provide troubleshooting guidance to first-level support;

                  -   Hardware/software diagnosis and verification;

                  THIRD-LEVEL SUPPORT: (DESIGN FAULT RECTIFICATION)

                  -   Provided by the software licensor/distributor;

                  -   Provided by manufacturer to manufacturer support partner;

                  - Provided by manufacturer senior technical support engineering;

                  -   Diagnose and report bugs;

                  -   Correlate problems with source code;

                  -   Work with development engineering to fix bugs;

                  -   Release updates/upgrades/software patches.

(2)      PRIORITY LEVELS

         The following table defines the fault priority levels:

PRIORITY                     DEFINITION                            EXAMPLE
--------     -----------------------------------------     -----------------------
   1         Critical business impact - entire service     eg WAN backbone failure
             outage

   2         Significant business impact -impacting        eg LAN failure
             multiple Users

   3         Single user impact

   4         'How do I?' or request rather than a
             problem requiring resolution

         Fault priority levels are determined by support staff (on reasonable grounds) taking into account the following factors:

         -   Number of customers affected;

         -   Effect on Marconi Group's business;

         -   Context of Problem;

         -   Deadlines;

         -   Application involved and its importance

         -   Frequency of occurrence of problem;

         -   Customer's sense of priority;

         -   Customer's commitment level;

         -   Availability of a workaround; and

         -   Threat to data integrity or computer security.

(3)      DESKTOPS, PC'S

         -   "PC" means a desktop PC, laptop PC or Unix workstation; and

         -   "DESKTOP" means a desktop Windows PC or Unix Workstation.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

(4)      USER CATEGORIES

         The following definitions apply:

         "STANDARD USER" - These are standard users of the Services where each standard Service Level (as specified in this document) applies;

         "HOMEWORKER" - These are users who are formally registered with the Marconi Group as "homeworkers". These users will receive a degree of remote support, however for some Services (including Desktop support and procurement services) the user will be required to visit a Marconi Group site Accordingly, some of the Service Levels for this category of user will need to be amended to reflect this service differential. This will be undertaken as part of the True Up Process.

         "FIELDWORKER" - These are users who operate in the field. Some Services (including Desktop support and procurement services) will be available to the user in the field. Accordingly, some of the Service Levels for this category of user will need to be amended to reflect this service differential. This will be undertaken as part of the True Up Process.

         "EXECUTIVE" - These are users who receive an uplift to the standard Services. Accordingly, some Service Levels for this category of user will need to be amended to reflect this service differential. This category of user will be a controlled formalised list of named users, updated from time to time.

(5)      IT GROUPS

         The following definitions apply:

         "IT GROUP" means the Supplier's personnel, including personnel which have been transferred from the Marconi Group; and

         "MARCONI IT" means the Marconi Group's in house IT personnel who have been retained within the Marconi Group and not transferred to the Supplier.

(6)      HOURS OF SUPPORT

         "24x7" means, in respect of a Service, the availability of that Service twenty four (24) hours per day, seven (7) days per week.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

2.       HELPDESK & CALL CENTRE SERVICES

2.1      SERVICE DESCRIPTION

(1)      OVERVIEW

         The purpose of the Services listed in this Section 2 (Helpdesk & Call Centre Services) is to provide the first point of contact between the Marconi Group and the Supplier and to provide first line support for Marconi Group employees including the services listed in paragraph 2.1(2) below.

         These Services include call taking relating to fault resolution for general PC and application problems; user queries of the 'How do I?' type; account creation & terminations; PC software installations, upgrades, replacements and provision of PCs for new hire; video conference booking; requests for support and management of the IT services within business stream projects including facilities and people moves.

(2)      MAIN FUNCTIONS AND ACTIVITIES

         To provide a central point of contact between the Marconi Group and the Supplier for tracking and resolution of problems at 1st level including:

         - Call taking for general PC application and network problems (this may include phone or web based logging);

         -        User queries of the 'How do I?' type;

         -        Account creation & terminations;

         - PC software installations, upgrades, replacements and provision of PCs for new personnel hire (Installation Moves and Changes - IMACs); and

         -        Service requests for IT generated by business stream projects.

         -        Security:

                  - SecurID token resets, re-syncronisations, disables, issuance of one-time passwords;

                  -        Laptop encryption troubleshooting, account resets;

                  -        End user VPN initial support; and

                  -        Initial security incident contact.

2.2      SERVICE PARAMETERS (SCOPE)

(1)      CURRENT LOCATIONS OF IT CALL CENTRES:

         As at the Commencement Date, the Marconi Group's Call Centre locations are located in the following cities, towns or countries:

         N. America:          -   Pittsburgh

                              -   Chicago

                              -   Dallas

                              -   Montreal

                              -   Cleveland

                              -   Bellevue

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

EMEA:                -   UK - Liverpool & Coventry

                     -   Italy

                     -   Germany - Backnang

                     -   South Africa - Midrand

                     -   Ireland - Dunlaoire

Latin America:       -   Mexico

                     -   Brazil

(2)      LANGUAGES SUPPORTED

N. America:        - Pittsburgh     - English

                   - Chicago        - English

                   - Dallas         - English

                   - Montreal       - English, French

                   - Cleveland      - English

                   - Bellevue       - English

EMEA:              - UK             - English

                   - Italy          - English, Italian

                   - Germany        - English, German

                   - South Africa   - English

                   - Ireland        - English

Latin America:     - Mexico         - Spanish

                   - Brazil         - Portugese

(3)      SERVICE HOURS OF OPERATION

                                                                 OUT-OF-HOURS
        REGION                    IN - HOURS SUPPORT               SUPPORT
-----------------------     -------------------------------     --------------
N. America

Pittsburgh                  Mon - Fri 07:00 - 20:00 EST         Pager Call-out

Chicago                     Mon - Fri 07:00 - 18:00 Central     Pager Call-out

Dallas                      Mon - Fri 07:00 - 18:00 Central     Pager Call-out

Montreal                    Mon - Fri 08:30 - 17:30 EST         Pager Call-out

Cleveland                   Mon - Fri 07:00 - 18:00 Central     Pager Call-out

Seattle                     Mon - Fri 07:00 - 18:00 Pacific     Pager Call-out

EMEA

UK - Liverpool/Coventry     Mon - Fri 08:00 - 18:00 BST         Pager Call-out
                            Sat: 08:00 - 12:00 BST

Italy                       Mon - Fri 06:30 - 20:30 CET         Pager Call-out
                            Sat: 08:00 - 13:00 CET

Germany - Backnang          Mon - Fri 06:30 - 20:30 CET         Pager Call-out

South Africa - Midrand

Ireland - Dunlaoire         Mon - Fri 09:00 - 17:30 BST         Pager Call-out

Latin America

Mexico                      Mon - Fri 07:00- 18:00 Central      Pager Call-out

Brazil                      Mon - Fri 07:00 - 17:00 EST         Pager Call-out

(4)      MANAGEMENT SYSTEMS USED

        REGION                  TICKET TRACKING SYSTEM
-----------------------     -------------------------------
N. America

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

        REGION                  TICKET TRACKING SYSTEM
-----------------------     -------------------------------
Pittsburgh                             Remedy ARS

Chicago                                Remedy ARS

Dallas                      GWI (with Lotus Notes Interface)

Montreal                               Remedy ARS

Cleveland                              Remedy ARS

Seattle                                  Clarify

EMEA

UK - Liverpool/Coventry         Peregrine Service Centre

Italy                                  Remedy ARS

Germany - Backnang                     Remedy ARS

South Africa - Midrand

Ireland - Dunlaoire                    Remedy ARS

Latin America

Mexico                                 Remedy ARS

Brazil                                 Remedy ARS

(5)      MARCONI GROUP USERS

         Call Centre and Helpdesk services shall be available to and used by users within Marconi Group globally as specified in Appendix A.

         Each regional Helpdesk site shall provide these services to users within their local geographic region, and also to users of other services hosted at that site.

2.3      SERVICE LEVELS DEFINITION & TARGETS:

(1)      KEY PERFORMANCE INDICATORS

         -        Number of calls taken/month;

         -        Call abandon rate;

         -        First call resolution rate; and

         -        Number of tickets closed/month.

(2)      SERVICE LEVEL TARGETS AND OBJECTIVES

         Performance shall be tracked on a regional basis, within the following key areas:

         -        ability to respond and resolve user problems; and

         - the availability of key infrastructure components, hardware and applications.

         The Service Levels for these Services are set out below.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

         CALL CENTRE TARGETS:

 REF                     MEASURE                       PERFORMANCE
-----     ------------------------------------     -------------------
Cc1       Phone Calls Answer rate                  90% within 1 minute

Cc3       Phone Call Abandonment Rate              < 10%
          (post automated announcements)

Cc4       First call closure (logged via phone     25% within 1 hour
          or web).

2.4      PROCESSES & PROCEDURES

         Helpdesk calls and critical incidents shall be managed through a clearly defined process. Escalation will be through IT line management as shown below.

                                          FIRST             SUBSEQUENT
                   TARGET CLEAR       ESCALATION/CO      ESCALATIONS/COMM
PRIORITY LEVEL         TIME            MMUNICATION          UNICATION
--------------    --------------    -----------------    -----------------
1                 4 hours           30 minutes           30 minutes

2                 8 hours           1 hour               Every 2 hours

3                 2 working days    2 working days       Every working day

4                 5 working days    N/A                  N/A

         Priority 1 and Priority 2 problems will follow a formal incident management process. The periods listed for such problems in the table above specify the timings for proactive communication and escalation into the business.

         Priority 3 problems will not follow a formal incident management process. The periods listed for Priority Level 3 problems in the table above specify the time after which an end user can invoke an escalation and for subsequent escalations.

ESCALATION CHAIN
----------------
First Contact        Local Helpdesk

Escalates to         Regional IT Helpdesk

Escalates to         Regional IT Helpdesk Manager

Escalates to         Area Manager

Escalates to         Regional IT Director            SENIOR MANAGEMENT ESCALATION

Escalates to         VP, Regional IT

Escalates to         EVP Marconi IT

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

3.       DESKTOP AND SUPPLY SERVICES (EXCLUDING IMACDS)

3.1      SERVICE DESCRIPTION

(1)      OVERVIEW

         The Services listed in this Section 3 (Desktop and Supply Services) include:

         - the provision of support and maintenance of desktop, laptop and UNIX workstation hardware and software;

         - fault diagnosis, ongoing hardware and software maintenance and 'break/fix' activities for desktop, laptop and UNIX workstation hardware;

         - support of peripherals including fax machines, printers, folding and posting machines, scanners, PDA's, web-cams, plotters, barcode equipment, acquisition boards and CD-RW and DVD-RW;

         - provision of network login accounts, system accounts, remote access accounts, voicemail and mobile and desk phones;

         - provision of audio-conferencing facilities and phone booking of video conferencing facilities.

         The Services listed in this Section 3 (Desktop and Supply Services) exclude PC installations, moves, adds, changes and disposals (IMACDs) other than as part of technology refresh, which are charged separately on a "per-event" (or Project) basis, and which are set out in further detail in Section 4 (Installations, Moves, Adds, Changes and Disposals) of this Schedule.

(2)      MAIN FUNCTIONS AND ACTIVITIES (EXCLUDING IMACDS)

         -   Desktop Supply and Administration

             - The provision of new PC Desktop and laptop hardware and operating system software as part of technology refresh.

             - Global account administration for network access and applications systems.

             - Desktop equipment inventory management, storage, collection and redeployment.

             - The provision of network login accounts, system accounts, remote access accounts and voicemail.

             - The provision of audio-conferencing facilities and booking of video conferencing facilities.

         -   Desktop Maintenance & Support

             Fault diagnosis, repair, hardware and software maintenance of all Desktop equipment and associated peripherals (as listed in the overview above).

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

         Desktop Security - Maintain approved Anti Virus signatures on all Desktop systems with anti-virus installed, as required by the Marconi Group's Security Policies (Schedule 3). Maintain agreed patch levels on Desktop systems.

3.2      SERVICE PARAMETERS (SCOPE)

(1)      SERVICE HOURS OF OPERATION

         REGION                        IN - HOURS SUPPORT
-----------------------     --------------------------------------
N. America

Pittsburgh                  Mon - Fri 08:30 - 17:30 EST

Chicago                     Mon - Fri 08:30 - 17:30 Central

Dallas                      Mon - Fri 08:30 - 17:30 Central

Montreal                    Mon - Fri 08:30 - 17:30 EST

Cleveland                   Mon - Fri 08:30 - 17:30 Central

Seattle                     Mon - Fri 08:30 - 17:30 Pacific

EMEA

UK - Liverpool/Coventry     Mon - Fri 08:30 - 16:30 GMT(Cov)
                            Mon - Fri 08:15 - 16:30 GMT(Liv)

Italy                       Mon - Fri 08:30 - 17:30 CET

Germany - Backnang          Mon - Fri 08:30 - 17:30 CET

South Africa - Midrand

Ireland - Dunlaoire         Mon - Fri 08:30 - 17:30 GMT

Latin America

Mexico                      Mon - Fri 08:30 - 17:30 Central

Brazil                      Mon - Fri 08:30 - 17:30 Brazilian time

(2)      SERVICE AVAILABILITY

         The Service described in this Section 3 (Desktop and Supply Services) shall be available during hours defined in paragraph 3.2(1) above. Requests for these Services shall be taken via the helpdesks (except UK, which is web only), or via a web interface.

(3)      LOCATIONS & BUSINESS USERS

         Desktop and Supply Services shall be available to and used by all Marconi Group users at the Sites listed in Appendix A.

         Desktop and Supply Services shall be provided from Sites where there are currently resident IT personnel. Sales offices and sites where there are no resident IT personnel shall receive these Services remotely from regional operational hubs, which may include site visits by traveling support staff. Reasonable expenses relating to such remote operations (such as travel and freight expenses) shall be borne by Marconi.

3.3      SERVICE LEVELS DEFINITION & TARGETS:

(1)      KEY PERFORMANCE INDICATORS

         -        Number of tickets opened this month;

         -        Number of open tickets at month end; and

         -        Number of tickets closed/month; mean time to close.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

(2)      SERVICE LEVEL TARGETS AND OBJECTIVES

         Performance shall be tracked on a regional basis within the following key areas:

         -        ability to respond and resolve user problems.

         - ability to provide user account maintenance and requested equipment.

         - availability of key infrastructure components, hardware and applications.

         The Service Levels for these Services (other than Project Services) are set out below.

         References to time periods below commence from receipt of a validly completed and duly authorised request for the relevant Service.

         DESKTOP SERVICES SLA'S

         SERVICE
REF       LINE :                          MEASURE                                             PERFORMANCE
----     -------     --------------------------------------------------     -----------------------------------------------
         DESKTOP MAINTENANCE & SUPPORT SERVICES (INCLUDING HARDWARE AND
         SOFTWARE)
Dt5                  Time to 'break/fix' under warranty (PC)                95% within 2 working days

Dt6                                                                         99.9% within 5 working days

Dt7                  Time to 'break/fix' out of warranty (PC)               95% within 2 working days

Dt8                                                                         99.9% within 5 working days

Dt7s                 Time to 'break/fix' shop floor PC or find work         95% within 4 working hours
                     around.

Dt8s                                                                        99.9% within 6 working days

Dt9                  Time to 'break/fix' user damage (PC)                   95% within 3 working days

Dt10                                                                        99.9% within 5 working days

Dt11                 Time for theft replacement (Mobile phone)              95% within 3 working days

Dt12                                                                        99.9% within 5 working days

Dt13                 Time to 'break/fix' under warranty (mobile phone)      95% within 3 working days

Dt14                                                                        99.9% within 5 working days

Dt15                 Time to break/fix out of warranty (mobile phone)       95% within 3 working days

Dt16                                                                        99.9% within 5 working days

Dt17                 Time to break/fix user damage (mobile phone)           95% within 3 working days

Dt18                                                                        99.9% within 5 working days

         SUPPLY SERVICES

Ss9                  Provision of network login account                     95% within 2 working days

Ss10                                                                        99.9% within 5 working days

Ss11                 Provision of system accounts                           95% within 2 working days

Ss12                                                                        99.9% within 5 working days

Ss13                 Provision of remote access accounts                    95% within 2 working days

Ss14                                                                        99.9% within 5 working days

Ss15                 Provision of access to existing shared areas           95% within 2 working days

Ss16                                                                        99.9% within 5 working days

Ss17                 Provision of a new shared area                         completed as per agreed Project targets

Ss18                 Provision of generic accounts, distribution            95% within 2 working days
                     lists, majordomo lists

Ss19                                                                        99.9% within 5 working days

Ss23                 Provision of standard desktop & laptop                 95% within 2 working days from license purchase
                     software (for software

Ss24                 installed over the network or where a user brings      99.9% within 5 working days
                     their laptop to IT)

Ss25                 Provision of non-standard desktop                      completed as per agreed Project

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

         SERVICE
REF       LINE                            MEASURE                                             PERFORMANCE
----     -------     --------------------------------------------------     -----------------------------------------------
                     & laptop software (for software installed over the     targets
                     network or where a user brings their laptop to IT)

Ss26                 Provision of software for Unix workstations (for       completed as per agreed Project targets
                     software installed over the network or where a
                     user brings their laptop to IT)

Ss27                 Customer enquiries                                     completed as per agreed Project targets

Ss28                 Provision of new standard desk phone                   95% within 5 working days (if available)

Ss29                                                                        99.9% within 7 working days

Ss30                 Provision of new feature phone                         95% within 5 working days (if available)

Ss31                                                                        99.9% within 7 working days

Ss32                 Provision of new mobile phone                          95% within 5 working days

Ss33                                                                        99.9% within 7 working days

Ss34                 Provision of new data port                             95% within 5 working days (if available)

Ss35                                                                        99.9% within 7 working days

Ss36                 Provision of voicemail                                 95% within 5 working days

Ss37                                                                        99.9% within 7 working days

Ss38                 Booking of videoconferencing facility                  99.9% within 3 working days (if available)

Ss39                 Provision of audio-conferencing MeetMe account         95% within 1 working day

Ss40                                                                        99.9% within 2 working days

Ss41                 Provision of audio-conferencing Event calls            95% within 4 working hours

Ss42                                                                        99.9% within 1 working day

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

4.       DESKTOP INSTALLS, MOVES, ADDITIONS, CHANGES AND DISPOSALS (IMACDs)

4.1      SERVICE DESCRIPTION

(1)      OVERVIEW

         The Services listed in this Section 4 (Desktop IMACDs) include:

         - installations, moves, additions, changes and/or disposals of desktop, laptop and UNIX workstation hardware and software, for both new personnel hires and approved upgrades (otherwise than as part of technology refresh);

         -   IT aspects of facilities moves; and

         - set up and maintenance of training room PCs and ad-hoc business projects requiring temporary equipment configuration and set-ups.

(2)      MAIN FUNCTIONS AND ACTIVITIES

         Installations, moves, adds, changes and disposals (IMACDs) to Desktop equipment and associated peripherals, including software (other than as part of technology refresh). These shall be charged to Marconi separately on a "per event" basis. The matters comprising IMACD's and their scope are described in further detail below.

         PC Installation/ Disposal

            Definition:    The installation of a single new PC hardware unit
                           (and operating system) and the disposal of the replaced unit.

            Includes:      The installation of a new PC hardware unit (and
                           operating system) and the removal, including the disposal according the Marconi Group requirements (or where applicable to local environmental regulations), of the replaced unit.

            Excludes:      Any installations required as part of the appropriate
                           maintenance contract cover and any
                           installations/disposals required as part of technology refresh.

         PC Equipment Move

            Definition:    The physical relocation of a PC hardware unit and
                           associated peripherals, i.e. locally attached printer.

            Includes:      The physical relocation of a PC hardware unit and
                           associated peripherals within a campus site. One move is limited to a maximum of five PC hardware units.

            Excludes:      The physical relocation of a PC hardware unit to a
                           campus site other than the site in which it is already resident. Should the move be to another campus or the

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                           number of PC hardware units is greater than five then the move will be regarded as a project and charged accordingly.

         PC Software or PC Hardware Addition

            Definition:    The addition of a new PC hardware device or PC
                           software package.

            Includes:      The installation and configuration of an additional
                           PC hardware device(s) or PC software package(s). A device is deemed to be a component of the PC unit and not the PC unit itself, i.e. a disk drive, scanner or personal printer. The number of additions that can be regarded, as one single exercise is limited to five and that are to be performed on the same campus site.

            Excludes:      Any additions regarded as part of a Project. These
                           will be priced as part of the overall Project cost.

         PC Software or PC Hardware Configuration Changes

            Definition:    The change in the configuration of a PC hardware
                           unit, or associated PC software package, that does not require the addition of further hardware devices or software packages.

            Includes:      Configuration modifications necessary as a result of
                           a change in the required functionality of the unit.
                           The number of changes that can be regarded, as one single exercise is limited to five and that are to be performed on the same campus site.

            Excludes:      Any configuration changes required as part of a Help
                           Desk call, i.e. remedial activity.

4.2      SERVICE PARAMETERS (SCOPE)

(1)      SERVICE HOURS OF OPERATION

        REGION                     IN - HOURS SUPPORT
-----------------------      -------------------------------
N. AMERICA

Pittsburgh                   Mon - Fri 08:30 - 17:30 EST

Chicago                      Mon - Fri 08:30 - 17:30 Central

Dallas                       Mon - Fri 08:30 - 17:30 Central

Montreal                     Mon - Fri 08:30 - 17:30 EST

Cleveland                    Mon - Fri 08:30 - 17:30 Central

Seattle                      Mon - Fri 08:30 - 17:30 Pacific

EMEA

UK - Liverpool/Coventry      Mon - Fri 08:30 - 17:30 GMT

Italy                        Mon - Fri 08:30 - 17:30 CET

Germany - Backnang           Mon - Fri 08:30 - 17:30 CET

South Africa - Midrand

Ireland - Dunlaoire          Mon - Fri 08:30 - 17:30 GMT

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

    REGION                    IN - HOURS SUPPORT
--------------      --------------------------------------
Latin America

Mexico              Mon - Fri 08:30 - 17:30 Central

Brazil              Mon - Fri 08:30 - 17:30 Brazilian time

(2)      SERVICE AVAILABILITY

         The Service described in this Section 4 (Desktop IMACDs) shall be available during hours defined in paragraph 4.2(1) above. Requests for these Services shall be taken via the helpdesks, or via a web interface.

(3)      LOCATIONS & BUSINESS USERS

         Desktop and Supply Services shall be available to and used by all Marconi Group users at the Sites listed in Appendix A.

         Desktop and Supply Services shall be provided from Sites where there are currently resident IT personnel. Sales and sites where there are no resident IT personnel shall receive these Services remotely from regional operational hubs, which may include site visits by traveling support staff. Reasonable expenses relating to such remote operations (such as travel and freight expenses) shall be borne by Marconi.

4.3      SERVICE LEVELS DEFINITION & TARGETS:

(1)      KEY PERFORMANCE INDICATORS

         -        Number of tickets opened this month;

         -        Number of open tickets at month end;

         -        PC deployment numbers/month; and

         -        Number of tickets closed/month; mean time to close.

(2)      SERVICE LEVEL TARGETS AND OBJECTIVES

         On a global basis performance shall be tracked within the following key areas.

         -        ability to provide requested equipment and software.

         - availability of key infrastructure components, hardware and applications.

         The Service Levels for these Services (other than Project Services) are set out below. Service Levels relating to Project based Desktop and Supply Services are set out in Section 11 of this Schedule (Project Services).

         References to time periods below commence from receipt of a validly completed and duly authorised request for the relevant Service.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

         DESKTOP SERVICES SLA'S

         SERVICE
REF       LINE                            MEASURE                                             PERFORMANCE
----     -------     --------------------------------------------------     -----------------------------------------------
         DESKTOP MAINTENANCE & SUPPORT SERVICES

Dt1                  Days for theft replacement (PC)                        85% within 3 working days

Dt2                                                                         99.9% within 5 days

Dt3                  Days for theft replacement (Dell PC - LS Models)       95% within 5 working days (if available)

Dt4                                                                         99.9% within 10 working days

         SUPPLY SERVICES

Ss1                  New Starter (incorporating supply of new standard      95% within 3 working days
                     desktop or laptop installation, provision of
                     network login account, provision of system account
                     and provision of new mobile phone).

Ss2                                                                         99.9% within 5 working days (provided at least 5
                                                                            working days notice is provided)

Ss3                  New standard desktop or laptop installation            95% within 3 working days

Ss4                                                                         99.9% within 5 working days

Ss5                  New non-standard desktop or laptop installation        completed as per agreed Project targets

Ss6                  Provision of standard desktop &                        95% within 4 working days

Ss7                  laptop peripherals, modems                             99.9% within 10 working days

Ss8                  New Unix workstation                                   completed as per agreed Project targets

Ss20                 Move or remove equipment                               completed as per agreed Project targets

Ss21                 Installation of new printer                            95% within 5 working days

Ss22                                                                        99.9% within 10 working days

Ss23                 Provision of standard desktop and laptop software      95% within 2 working days from licence purchase
                     (where IT is required to visit the user to perform
                     the installation)

Ss24                                                                        99.9% within 5 working days

Ss25                 Provision of non-standard desktop and laptop
                     software (where It is required to visit the user       Completed as per agreed Project targets.
                     to perform the installation)

Ss26                 Provision of software for Unix workstations            Completed as per agreed Project targets.
                     (where IT is required to visit the user to
                     perform the installtion).

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

5.       NETWORK SERVICES

5.1      SERVICE DESCRIPTION

(1)      OVERVIEW

         The Services in this Section 5 (Network Services) include the provision of:

         -   communication services into the areas of Local Area Networks
             (LANs), Wide Area Networks (WANs), Voice (inc. PBXs, Voice Mail and Mobiles), Conferencing (Video, Audio) and Global Remote Access facilities; and

         - maintenance, administration and Levels 1 and 2 support (as defined in section 1.2) relating to existing Local Area Networks (LANs), Wide Area Networks (WANs), Voice (inc. PBXs, Voice Mail and Mobiles), Conferencing (Video, Audio) and Global Remote Access.

(2)      MAIN FUNCTIONS AND ACTIVITIES

         -    Communication Services

              The provision of Local Area Network (LAN), Wide Area Network
              (WAN), Voice (including PBX, Voice Mail and Mobile), Conferencing (Video and Audio) and Global Remote Access communication services.

         -    Local Area Network Services:-

              The day-to-day maintenance, administration and fault support at Levels 1 and 2. Capacity planning and management, usage and system monitoring along with the management resources associated with these activities.

         -    Wide Area Network Support Services:-

              The day-to-day maintenance, administration and fault support at Levels 1 and 2. Capacity planning and management, usage, system monitoring along with the management resources associated with these activities and the ongoing management of network addressing space and DNS.

         -    Global Wide Area Network Support Services:-

              The day-to-day maintenance, administration and fault support at Levels 1 and 2. Capacity planning and management, usage, system monitoring along with the management resources associated with these activities.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

         -    Conferencing Support Services:-

              The day-to-day maintenance, administration and fault support at Level 1 of the audio and video conferencing services. This also includes a video conferencing booking and conference set-up service.

         -    Voice/Video Services:-

              The day-to-day maintenance, administration and fault support at Levels 1 and 2 of inter, intra and external site voice (pbx, voice mail and mobile) and video communication requirements. This also includes call logging, 3rd party vendor management and tariff monitoring and modeling along with the management resources associated with these activities. These services also include the provision of new/replacement telephone handsets (Marconi will supply a stock of handsets and the Supplier will manage supply to the end user). Requests for new/replacement telephone handsets shall be via helpdesk.

         -    Mobile Support Services:-

              The day-to-day maintenance, administration and fault support at Level 1 of the mobile service. This will include a mobile handset provision service (to the extent that the True Up Process verifies that the Marconi Group's Budget previously provided for such service). Requests for new/replacement handsets shall be via the helpdesk. The unit costs for new/replacement mobile handsets shall be borne by Marconi.

         -    Security:-

              The day-to-day management of SecurID services including ACE server administration and patches. Provide 1st and 2nd level SecurID token support. The day-to-day management of remote site VPN services.

         -    Remote Access:-

              The day to day maintenance, administration and fault support at Levels 1 & 2. This also includes capacity modeling, usage, system monitoring along with the management resources associated with these activities and the ongoing management of user Secure ID token issue and user billing.

         -    Cabling

              The provision of cabling services is out of scope.

(3)      CONSULTING & DEVELOPMENT

         Consulting and development services will be designed, agreed and implemented in accordance with Change Control and/or the Project Initiation Procedure (as applicable). Consulting and development services which are

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

         provided by the Marconi Group as at the Commencement Date and which may be required from the Supplier include the following:

         - The planning, design and development of conferencing, LAN/WAN, voice and remote access solutions in line with business requirements, including testing and implementation.

         - Small and routine enhancements to conferencing, LAN/WAN, voice, remote access solutions and mobile support services.

         - The planning, design, implementation, support and trial feedback of internal business product trials on the internal corporate infrastructure; the provision of consultative support to the business on specific external customer selling opportunities.

         Where applicable and available, these Services may be obtained from the pre-agreement pool of pre-paid human resources identified as being available for such purposes in Schedule 4 (Charges).

(4)      EXCLUSIONS AND ASSUMPTIONS

         The provision of day to day on-site cabling services is a mixture of subcontract letting and use of an internal team which lies outside of the IT group (UK) and outside the scope of the Services.

5.2      SERVICE PARAMETERS (SCOPE)

(1)      SERVICE HOURS OF OPERATION

         These services shall be supported during the following hours:

         -        LAN - 24x7;

         -        WAN - 24x7;

         -        Voice - 24x7;

         -        Video - Standard Hours 8:30 to 5:30 on Business Days; and

         -        RAS - 24x7.

(2)      LOCATIONS & BUSINESS USERS

         Network Services shall be available to and used by Marconi Group users at the Sites listed in Appendix A and Appendix C. As at the Commencement Date, the Main locations for provision of such Services are Sites located in Coventry, Liverpool (UK), Genova (Italy), Backnang (Germany), Pittsburgh (US), Cleveland (US), Mexico City (Mexico) and Sao Paulo (Brazil).

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

5.3      TECHNOLOGIES AND ASSETS DEPLOYED

(1)      LIST OF HARDWARE DEPLOYED BY MANUFACTURER/MODEL

         The following is a list of hardware deployed by the Marconi Group as at the Commencement Date:

         -        LAN - Mixed environment employing predominantly CISCO, Marconi
                  (FORE), 3COM, Allied Telesyn, HP, Alcatel Xylan and DEC

         -        WAN - Mixed environment employing predominantly CISCO and
                  Marconi

         - Voice - No PBX standardisation. Mixed environment employing, Siemens Hicom, Siemens Realitis, Philips SOPHO, Nortel Meridian, NEC, Tenovis, Sphericall, Sphere. No voice-mail or audio conference hardware standardisation. Mixed environment according to country/location

         -        Video - Standardisation based on Polycom product

         - Remote Access - Standardisation based on PAL product provided by UUNET. Secure ID service standardised on Sun platforms.

         -        Remote access system (Cisco ACS) based on 0800 service from BT
                  - Ignite (only valid for Germany).

         - Multi-Tech System (RASexpress Server v5.4/RSA ACE Server for WinNT v4.1).

(2)      MANAGEMENT SYSTEMS USED

         The following is a list of management systems used by the Marconi Group as at the Commencement Date:

         -        MRTG - Utilisation Statistics.

         -        SNMPc - Networks element status indications.

         - CISCO Works - Global WAN performance monitoring, analysis and trending.

         -        Global WAN - 'Marconi Services' Pittsburgh NOC.

         -        Spectrum - LAN management tool.

         -        Network Health - Utilisation Tool.

5.4      SERVICE LEVELS DEFINITION & TARGETS:

(1)      SERVICE LEVEL TARGETS AND OBJECTIVES

         The Service Levels for these Services (excluding Project Services) are set out below. Service Levels relating to Project based Network Services are set out in Section 11 of this Schedule (Project Services).

         References to "SERVICE AVAILABILITY" are to the period of time during each calendar month in which the relevant service is available for productive use by the Marconi Group, expressed as a percentage of the overall time during which the relevant service should have been available during that calendar month.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

         The applicable formula for calculation of "Service Availability" is as follows:

                SA = (M-SD)/(M) X 100

                where:

                SA = Service Availability, expressed as a percentage.

                M  = The total number of minutes during which the service should have been available during the relevant month.

                SD = Service Downtime, being the total number of minutes during which the service was not available during the relevant month.

         In calculating the Service Downtime (SD), the following shall be excluded:

         - circumstances in which the Supplier is discharged from providing the Services pursuant to Clause 3.1(2)) of the Agreement;

         - circumstances in which the Marconi Group has unreasonably denied the Supplier or its Approved Subcontractors access to the relevant Sites or equipment, or has otherwise unreasonably denied permission for the Supplier or its Approved Subcontractors to carry out any necessary repairs;

         - service outages of less than one (1) minute's duration (provided that there is no more than one such outage in any given thirty (30) minute period);

         - planned outages (such as scheduled maintenance and scheduled upgrades); and

         - service outages which occur outside the applicable Service hours of operation and all time outside the hours of existing maintenance support provided internally by the Marconi Group (as such hours of maintenance are verified by the True-Up Process).

         The Supplier shall calculate Service Availability using information derived from its monitoring of the Services, and will notify Marconi of the Service Availability figures as soon as reasonably practicable following the end of the relevant month (and in any event within 5 days of the end of that month).

         Where the system in question is a LAN, references to availability are for a host/gateway to reach and communicate to other hosts/gateways on the same LAN. LAN availability is measured inclusive of DNS/DHCP (SLA item 1s8).

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

         SERVICE
 REF     LINES           MEASURE                     PERFORMANCE
------   ------------------------   -----------------------------------------------
VOICE SERVICES

Vs1                                 Single Processor - service availability - 99.5%
         PBX
Vs2                                 Dual processor - service availability - 99.9%

Vs3      Mobile                     Mobile Network availability - 99.9%
                                    There is currently no mechanism to measure this SLA
                                    in the market place. However as the carriers
                                    seek to enable this measure we will seek to
                                    incorporate into the SLA. (In parallel with
                                    this CSC and Marconi will investigate
                                    alternative SLAs to measure this service, eg
                                    Mobex")

Vs4      Voice Mail                 Service availability - 99.5%

Vs5                                 Minimum GOS (Grader of Service) of 1:100
         PSTN voice - digital
         circuits
Vs6                                 Service availability mechanism to be reviewed
                                    during True-Up.

Vs7                                 Minimum GOS of 1:100
         PSTN voice
         -analogue circuits
Vs8                                 Service availability mechanism to be
                                    reviewed during True-Up.

Vs9                                 Minimum GOS of 1:50
         On-Net voice
Vs10                                Service availability mechanism to be
                                    reviewed during True-Up.

CONFERENCING SERVICES

Cs1      Video                      Service availability - 98%

Cs2      Audio                      Service availability - 99%

GLOBAL WAN SERVICES

Ws1      SDH/SONeT provided         Service availability - 99.9%
         ATM (dual POP ring)

Ws2      SDH/SONeT provided         Service availability - 99.75%
         ATM (single POP ring)

Ws3      Dual feed digital          Service availability - 99.9%
         circuit eg. Frame

Ws4      Single feed digital        Service availability - 99.5%
         circuit eg. Frame

Ws5                                 In country max. round trip delay < 120ms.
         Transport
Ws6                                 Global max. round trip delay  < 500ms

REGIONAL WAN SERVICES               The service availability figures for
                                    Regional WANs currently vary from in-country
                                    network to in-country network. During
                                    True-Up all of these regional variations
                                    will be confirmed and a decision taken as to
                                    whether these can be consolidated into one
                                    generic set of SLAs.

rw1      SDH/SONeT provided         Service availability - 99.9%
         ATM (dual POP ring)

rw2      SDH/SONeT provided         Service availability - 99.75%
         ATM (single POP ring)

rw3      Dual feed digital          Service availability - 99.9%
         circuit eg. Frame

rw4      Single feed digital        Service availability - 99.5%
         circuit eg. Frame

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

         SERVICE
 REF     LINES            MEASURE                      PERFORMANCE
------   ------------------------   -----------------------------------------------
rw5                                 In country max. round trip delay<120ms.
         Transport
rw6                                 Global max. round trip delay <500ms

REMOTE ACCESS SERVICES

Ra1                                 Service availability - 99.0%

Ra2                                 User Logon latency - <250ms
         REMOTE ACCESS
Ra3                                 Maximum round trip delay <500ms

Ra4                                 Successful user logon >95%

LAN SERVICES

Ls6                                 Service availability on site- min. of 99.8%
         Data Transport
Ls7                                 Service availability in computer/hosting rooms
                                    -99.9%

Ls8      IP addressing/DHCP/DNS     Service availability min. of 99.9%

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

6.        APPLICATION SUPPORT SERVICES

6.1       SERVICE DESCRIPTION

(1)       OVERVIEW

          The Services in this Section 6 (Application Support Services) include:

          - the day-to-day maintenance and support of the Marconi Group's software applications (a list of current applications is attached as Appendix B); and

          - the development of "Small Enhancements", being Projects where the effort required is estimated to be less than eighty (80) man hours (to be verified during True-up validation of the assumed 70%/30% split of support and maintenance to development activities). The service definitions and service levels in
               Section 7 (Application Development Services) shall apply to these Small Enhancements.

(2)       MAIN ACTIVITIES

          These services involve the day-to-day maintenance, administration and Second Level support of existing Marconi Group applications as listed in Appendix B (as amended from time to time through Change Control). These services also include the management of resources associated with these activities.

          System Support - includes:

          -    User management;

          -    User training and assistance;

          -    Incident management;

          -    Data administration;

          -    Data feeding and Interfaces management;

          -    Data patching;

          -    System tuning;

          -    Application operation control and performance monitoring;

          -    Batch software configuration management;

          -    Batch procedures scheduling and control;

          -    Application software patches installation;

          -    New application releases installation;

          -    Application administration;

          -    Reports maintenance; and

          -    Delivery of upgrades/updates supplied by software licensees

          EDI Service:

          -    EDI translator management; and

          -    Gateway and Service Provider network control.

          EDA Library Service:

          -    Procedure definition and implementation for new library requests

          -    Component technical characteristics analysis

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

          -    Search for existing symbols

          -    Symbol design

          -    Manufacturing standard validation

6.2       SERVICE PARAMETERS (SCOPE)

(1)       SERVICE HOURS OF OPERATION

          - Normal hours of operation for on-site support staff shall coincide with the regular daytime work hours at each location.

          - 24x7 support will be provided for critical applications at defined locations and for agreed periods, using off-shift call out (applicable applications, locations and periods of time to be defined during True-Up Process).

(2)       SERVICE AVAILABILITY

          Most applications shall require 24x7 availability, which will require the provison by the Supplier of off-shift cover policies (these applications will be identified during the True-Up Process). Peak business operations shall typically require special cover, such as month-end, quarter-end, or year-end cycles. Scheduled down-time shall be agreed with Marconi based upon business operations at each location.

(3)       LOCATIONS AND BUSINESS USERS

          Application Services shall be available and used by users of IT within the Marconi Group globally as specified in Appendix A and Appendix C.

(4)       SUPPORTED APPLICATIONS

          Applications used by the Marconi Group as at the Commencement Date and requiring support pursuant to this Section are listed in Appendix B. The Parties acknowledge that this list will be updated from time to time throughout the term of the Agreement through Change Control.

          Without limiting the above list, supported applications shall also include:

          -    Custom developed lotus notes applications;

          -    Data base administration association with in-scope applications;

          - Interfaces to banks, external parties (Payroll, Logitrak), outsourcing partners (Jabil, SEMA Group, etc); and

          -    Engineering tools.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

6.3       SERVICE LEVELS DEFINITION & TARGETS:

          The Service Levels for these Services are set out below. Service Levels relating to Project based Application Services are set out in
          Section 11 of this Schedule (Project Services).

          References to time periods below commence from receipt of a validly completed and duly authorised request for the relevant Service (unless otherwise stated).

 SERVICE
  LINES                MEASURE                         PERFORMANCE
----------   ---------------------------  ---------------------------------------
     APPLICATION SUPPORT SERVICES

As1          Priority 1 - First Response  < 30 minutes from call being Logged

As2          Priority 1 - Fix/Workaround  80% within 4 hours
As3                                       99.9% within 8 hours

As4          Priority 2 - First Response  80% < 4 hours from Call being Logged

As5          Priority 2 - Fix/Workaround  70% within 8 hours
As6                                       99.9% within 12 hours

As7          Priority 3 - First Response  < 8 Hours

As8          Priority 3 - Fix/Workaround  70% within 2 working days
As9                                       99.9% within 5 working days (excluding
                                          situations requiring third party
                                          provider patches)

As10         Priority 4 - First Response  < 1 working day

As11         Priority 4 - Fix/Workaround  95% within 5 working days
As12                                      99.9% within 10 working days

As13         Response to all other        95% response within 1 working week
             queries

As14         Minor administrative         95% within 3 working days
             changes and routine
             administration

As16         Major software upgrades      completed as per agreed Project targets

As16         Major software upgrades      completed as per agreed Project targets

     APPLICATION SPECIFIC SERVICE LEVELS

USA Pitts-   % First Call Resolution for  75% First Call Resolution for remote
Siebel SFA   remote users.                users.
Val

USA Pitts-   Transaction Posting time     Siebel transactions will be routed to
Siebel SFA   for Remote Users between     remote users within 60 minutes of the
Va2          0700 GMT to 2000 GMT         transactional posting to the central
                                          database during peak office hours

USA Pitts-   Month-end Accounting         Each month, business will provide the
Oracle 10.7  Runs Completed within        target finish time for each step of
Va3          Scheduled Windows.           month-end processing. The actual finish
                                          times of each step will be reported
                                          against the target and missed targets
                                          will have explanation. Missed targets
                                          caused by Data Center or IT Applications
                                          will have root cause analysis and
                                          corrective actions.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

 SERVICE
  LINES                MEASURE                         PERFORMANCE
----------   ---------------------------  ---------------------------------------
USA-Pitts    TACtics shall not have any   Measurement of TACtics uptime will be a
- TACTICS    unscheduled downtime         comprehensive measure of all parts of
             greater than 1 hours and     the system, including web site, Call
Va4          total uptime for the month   Tracking Systems, Document and software
             must be 99.9% or greater.    distributions, etc. TACtics's is the
                                          customer facing application for Global
                                          Managed Services and downtime could
                                          cost Marconi Revenue.

USA Reltec   Batch Processing of          EDI Out-bound transactions will be
-SAP EDI     Out-bound EDI Transactions   processed and transmitted to the VAN or
                                          EDI partner at least 5 times per day
Va5                                       according to established schedule.

USA Reltec   Batch Processing of IN-BOUND EDI In-bound transactions will be
-SAP EDI     EDI Transactions             picked up from the VAN or EDI partner
                                          at least at least 4 times per day
Va6                                       according to established schedule.

USA Reltec   Month-end Accounting         Each month, business will provide the
-SAP         Runs Completed within        target finish time for each step of
Month End    Scheduled Windows.           month-end processing. The actual finish
                                          times of each step will be reported
Va7                                       against the target and missed targets
                                          will have explanation. Missed targets
                                          caused by Data Center or IT
                                          Applications will have root cause
                                          analysis and corrective actions

Va8
(deleted)

USA Reltec   Number of dedicated SAP FTE  Completing physical inventory within
-SAP         months during hands on       SAP requires many software specific
Physical     physical inventory at each   tasks be closely monitored. This must be
Inventory    plant location. (Typically   done in accordance with the established
             2.5 people during entire     business inventory schedule.
Va9          inventory process).

UK-MFG/PRO   Delivery of Vendor           95% to be completed within timescale.
             Schedules (EDI) to
Va10         Suppliers by 8am on
             Monday mornings

UK-MFG/PRO   Interface to GL for Month    99% to be completed within the
             End reporting to be          timescale.
Va11         completed within the
             timescales as specified by
             the business

UK-MFG/PRO   Scheduled Overnight Batch    95% to be completed within Scheduled
             runs to be completed by 8am  window.
Va12         each day

ITALY        Month-end Accounting Runs    Each month, Marconi IT will agree with
-Marconi     Completed within             the business the target finish time for
BAAN         Scheduled Windows.           each step of month-end processing. The
solution                                  actual finish times of each step will
                                          be reported against the target and
Va13                                      missed targets will have explanation.
                                          Missed targets caused by Data Center
                                          or IT Applications will have root cause
                                          analysis and corrective actions.

ITALY -EDI   Batch Processing of          EDI Out-bound transactions will be
             Out-bound EDI Transactions   processed and transmitted to the VAN or
Va14                                      EDI partner at least every 3 hours
                                          (only regular daytime work hours).

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

 SERVICE
  LINES                MEASURE                         PERFORMANCE
----------   ---------------------------  ---------------------------------------
ITALY -EDI   Batch Processing of IN-BOUND EDI In-bound transactions will be
             EDI Transactions             picked up from the VAN or EDI partner
Va15                                      at least every 3 hours (only regular
                                          daytime work hours) and processed into
                                          BAAN.

ITALY -      Month-end Accounting Runs    Each month, IT will agree with the
Oracle       Completed within Scheduled   business the target finish time for
Data Mart    Windows.                     each step of month-end processing.
Suite                                     The actual finish times of each step
                                          will be reported against the target and
Va16                                      missed targets will have explanation.
                                          Missed targets caused by Data Center or
                                          IT Applications will have root cause
                                          analysis and corrective actions.

ITALY -      Daily reporting              On a daily basis, all the scheduled
Oracle       availability                 reports will be available and updated
Data Mart                                 with the-day-before data
Suite

Va17

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

7.        APPLICATION DEVELOPMENT SERVICES

7.1       SERVICE DESCRIPTION

(1)       OVERVIEW

          The Services in this Section 7 (Application Development Services) include:

          - planning, design, development, testing and implementation of new software applications on a Project basis;

          - design, implementation and administration of data models specifically related to the Marconi Group's business process on a Project basis; and

          - business process re-engineering and process design on a Project basis.

(2)       MAIN ACTIVITIES

          -         Business Consulting Services -

                    Facilitation, consultancy, design and development of major business system enhancements or business processes.

                    These services will be designed, agreed and implemented in accordance with Change Control and/or the Project Initiation Procedure (as applicable). Business process re-engineering services which may be requested from the Supplier include:

                    Business Consultancy - includes:

                    -    Feasibility study & risks/impacts analysis;

                    -    Process definition/optimisation and modeling;

                    -    Process documentation; and

                    -    Training and assistance.

                    Change Management / Analysis - includes:

                    - Alternatives investigation and determination of the best solution;

                    -    Impact assessment on organization and roles;

                    -    Requirement specifications;

                    -    Site localisation and rationalisation analysis; and

                    -    Communication program development and deployment.

                    EDI - Requirements Management - includes:

                    - Contribution to EDI standard development (EDIFICE plenary meetings and workgroups); and

                    - Requirement specification via technical meetings with partners (Customers / Suppliers).

          -         Data Modeling -

                    The design, implementation, and administration of data models to support the business processes and information needs of the business.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                    These services will be designed, agreed and implemented in accordance with Change Control and/or the Project Initiation Procedure (as applicable). Data modeling services which may be requested from the Supplier are as follows:

                    Change Management - Analysis and Implementation - includes:

                    -    Design and implementation of data model changes.

                    Business Intelligence - includes:

                    -    Data modeling;

                    -    Data marts design, development and maintenance; and

                    -    Data warehouse security and user authorisation.

          -         Application Development & Testing Services -

                    The planning, design and development of software solutions for the Marconi Group's business requirements, including testing and implementations. This also includes the management of the resources, request backlog and process, and change control processes.

                    These services will be designed, agreed and implemented in accordance with Change Control and/or the Project Initiation Procedure (as applicable). Application development and testing services which may be requested from the Supplier are as follows:

                    Change Management - Implementation - includes:

                    -    Functional specifications

                    -    Gap analysis

                    - Third Party Software packages benchmarking and selection

                    -    Planning of the transition

                    -    Software configuration management

                    - Agree and implement support process (1st, 2nd 3rd line support)

                    System Implementation - includes:

                    - System architecture design, including hardware and software components;

                    - Solution implementation (processes mapping, application configuration and customisation);

                    -    Application design, development and testing;

                    -    Application installation/configuration;

                    - Design, development and testing of interfaces to external applications;

                    -    Design, development and testing of reports;

                    -    System implementation;

                    -    Acceptance Testing;

                    -    Test environment set-up;

                    -    Functional testing;

                    -    Integration and acceptance testing;

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                    -    User documentation production and key-users training;

                    -    Application security and user authorisation;

                    -    Assistance in the initial data population;

                    -    Data migration procedure development and execution;

                    -    Post roll-out assistance;

                    -    Site localisation deployment;

                    -    Software problem management; and

                    -    Application withdrawal.

                    EDI / B2B / EAI - Implementation - includes:

                    -    New EDI messages definition

                    -    New EDI messages mapping definition and maintenance

                    - Legacy Inbound & Outbound EDI messages definition and maintenance

                    -    B2B Message Definition, Mapping, Maintenance

                    -    EAI Message Definition, Mapping, Maintenance

                    Business Intelligence - Procedure Implementation - includes:

                    -    ETL procedures design, development and maintenance

7.2       SERVICE PARAMETERS (SCOPE)

(1)       SERVICE HOURS OF OPERATION

          - Normal hours of operation for on-site staff shall coincide with the regular daytime work hours at each location.

          - Special Projects or conditions may require staffing outside of regular work hours, based upon specific business needs. This will be agreed on a case by base basis.

(2)       LOCATIONS AND BUSINESS USERS

          Application Development Services shall be available and used by users of IT within the Marconi Group globally as specified in Appendix A and Appendix C.

7.3       SERVICE LEVELS DEFINITION & TARGETS:

          Service Levels for the Application Development Services are set out in
          Section 11 of this Schedule (Project Services).

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

8.        DATA CENTRE SERVICES

8.1       SERVICE DESCRIPTION

(1)       OVERVIEW

          The purpose of the Services described in this Section 8 (Data Centre Services) is to provide and manage the computer systems that support the services provided by the IT department, as further detailed in paragraph 8.1(2), below.

(2)       MAIN FUNCTIONS AND ACTIVITIES

          SERVICE CATEGORIES SUPPORTED:

          - Messaging Services - Email, electronic paging and faxing, including but not limited to Lotus Notes and Microsoft Exchange.

          - Business Application Services - Services relating to applications required to support specifically business related systems, including but not limited to CEIS, ERP, MRP, CRM, Peoplesoft, Workflow (See Appendix B).

          - Engineering Application Services - Services relating to applications required to support specifically engineering related systems, including but not limited to EMDS, Windchill (See Appendix B).

          - Synchronous Collaboration Services - Services relating to applications required to provide real-time communications delivery, such as Sametime

          - Content Services - Services required to provide access to information and data, such as File Servers, Shared Areas, Content specific databases.

          - Infrastructure Services - Services required to provide the electronic "backbone" services upon which all other services are reliant, such as naming and addressing services, domain management services, routing services. Includes directory services.

          - Web and Portal Services - Systems required for the delivery of intranet, internet and extranet services.

          DATA CENTRE SERVICES PROVIDED:

          - Securing all data through a defined set of defined backup schedules (note, schedules will vary from platform to platform and country to country);

          -    Monitoring services for outages;

          -    Managing incidents;

          -    Managing capacity;

          -    Managing system performance;

          -    Providing system and database administration services;

          -    Installing and upgrading hardware and software;

          -    Providing Third Level Support for customer's problems;

          - Providing disaster recovery cover for key services (as reasonably defined by Marconi);

          - Using the Change Control and configuration management processes for the approval and implementation of any Changes; and

          -    Process and Service improvements.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

          SECURITY SERVICES PROVIDED:

          - Providing back-end anti-virus infrastructure for clients, servers, and gateways;

          - Maintaining anti-virus signatures on all systems with anti-virus installed;

          - Monitoring all systems with anti-virus installed for any virus activity;

          - Providing anti-virus incident reporting per incident. Providing monthly virus outbreak reports;

          - Providing day-to-day management of Internet content filtering devices (proxies); and

          - Providing back-end infrastructure support of laptop encryption products.

          Where applicable and available, Project related Data Centre Services may be obtained from the pool of pre-paid resources identified as being available for such purposes in Schedule 4 (Charges).

8.2       SERVICE PARAMETERS (SCOPE)

(1)       SERVICE HOURS OF OPERATION

          Most systems shall be available 24 x 7 (those which are not shall be identified during the True-Up Process). Data Centre staff shall general work the standard working day. Out of hours cover shall be via an on-call rota.

(2)       LOCATIONS & USERS

          Data Centre Services shall be provided for the benefit of all users of IT within the Marconi Group globally as specified in Appendix A and Appendix C.

8.3       SERVICE LEVELS DEFINITION & TARGETS:

(1)       SERVICE LEVEL TARGETS AND OBJECTIVES

          The Service Levels for these Services are set out below.

          References to "SERVICE AVAILABILITY" are to the period of time during each calendar month in which the relevant Service is available for productive use by the Marconi Group, excluding:

          - circumstances in which the Supplier is discharged from providing the Services pursuant to Clause 3.1(2) of the Agreement; and

          - planned outages (such as scheduled maintenance and scheduled upgrades),

          expressed as a percentage of the overall time potentially available during that calendar month.

          References to time periods below commence from receipt of a validly completed and duly authorised request for the relevant Service.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

   REF                  MEASURE                              TARGET
----------  --------------------------------  ----------------------------------
Sal         PC Network Login Time (average    1 minute
            time)

Sa2         Mail System                       Service Availability 99.90%

Sa3         ERP System                        Service Availability 99.90%

Sa4         File Server                       Service Availability 99.90%

            SERVICE
  REF        LINES             MEASURE                       TARGET
----------  -------  ---------------------------  ------------------------------

Messaging Services, Business Systems
Operations, Engineering Systems
Operations, Synchronous Collaboration
Services, Content Services,
Infrastructure Services, Web & Portal
Services

Dc1                  Priority 1 - First Response  < 30 minutes from call being
                                                  Logged

Dc2                  Priority 1 - Fix/Workaround  80% within 4 hours
Dc3                                               99.9% within 8 hours

Dc4                  Priority 2 - First Response  80% < 4 hours from Call being
                                                  Logged

Dc5                  Priority 2 - Fix/Workaround  70% within 8 hours
Dc6                                               99.9% within 12 hours

Dc7                  Priority 3 - First Response  < 8 Hours

Dc8                  Priority 3 - Fix/Workaround  70% within 2 working days
Dc9                                               99.9% within 5 working days

Dc10                 Priority 4 - First Response  < 1 working day

Dc11                 Priority 4 - Fix/Workaround  95% within 5 working days
Dc12                                              99.9% within 10 working days

D13                  Progress updates Priority 1  Every 15mins

Dc14                 Progress updates Priority 2  Each working day

Dc15                 System or file restoration   99.9% of restores and back-up
                     can be accomplished up to    "read" verifications should be
                     the point of the last        successful. A failed "read"
                     working day                  verification can be discounted
                                                  by re-running the backup to
                                                  successfully meet the measure

Dc16                 Critical File Restore        Initiated within 1 working day

Dc17                 Non-critical file restore    Initiated within 2 working days

Dc18                 Hardware or software         Completed as per agreed Project
                     Upgrades (Tactical) -        targets
                     Estimate

Dc19                 Hardware or software         Completed as per agreed Project
                     Upgrades (Tactical) -        targets
                     Completion

Dc20                 Hardware or software         Completed as per agreed Project
                     Upgrades (Strategic) -       targets
                     Estimate

Dc21                 Hardware or software         Completed as per agreed Project
                     Upgrades (Strategic) -       targets
                     Completion

Dc22                 Performance                  Completed as per agreed
                                                  individual system definition.

Dc23                 Proactive capacity           Alert at 70% disk utilisation
                     monitoring -disk
                     utilisation

Dc24                 Proactive capacity           Alert at cpu threshold
                     monitoring -cpu utilisation.
                     Define threshold on a
                     server-by-server bases
                     within 6 month true-up.

Dc25                 Proactive capacity           Monthly report showing 6
                     monitoring                   monthly trends in cpu,
                                                  disk utilisation.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

Dc26                 Availability                 Reasonable endeavors should be
                                                  sought to achieve 99.9% system up
                                                  time through good system
                                                  maintenance. We will agree general
                                                  and specific service availability
                                                  levels at the end of the True-Up.

Dc27                 Allowable downtime           6 hours per calendar week
                                                  -limited to off-peak hours

Dc28                 Notice period for planned    minimum 5 working days
                     allowable downtime

MESSAGING SERVICES

Ms1                  Mail quota                   upto 200Mb per user (exceptions to
                                                  be agreed and documented on a case
                                                  by case basis)

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

9.        SECURITY SERVICES

9.1       SERVICE DESCRIPTION

(1)       OVERVIEW

          The purpose of the Services listed in this Section 9 (Security Services) is to:

          - provide the Marconi Group with an "Information Security Program" based upon information security best practices, encompassing policies, procedures and standards;

          - deploy, configure and monitor security tools to best secure the Marconi environment;

          - manages a risk process to define information security risks and risk mitigation; and

          - manage information security incident response teams and coordinate and external incidents with the local authorities if necessary;

          -    provide a cost effective security infrastructure;

          - provide operational security support for the security tools deployed; and

          - monitor security logs for relevant security incidents against agreed framework.

(2)       MAIN FUNCTIONS AND ACTIVITIES

          To protect the Marconi Group's information assets by:

          - Assisting the Marconi Group in developing security strategy and direction by assessing the Marconi Group's business needs and requirements;

          - Maintaining approved ISS monitoring & scanning checks for host-based IDS, network-based IDS and network scanning tools;

          -    Deploying and managing global firewalls;

          - Keeping key relationships with Marconi legal and HR for the development and support of corporate policies;

          - Providing VPN services for B2B connections, intra-company (Marconi to Marconi), and user home-based VPN's;

          - Providing encryption services via laptop encryption, email and file encryption;

          -    Providing CacheFlow proxies for Internet connectivity;

          -    Coordinating Global Cert team; and

          - Providing security consultancy in support of IT and business projects.

9.2       SERVICE PARAMETERS (SCOPE)

(1)       SERVICE HOURS OF OPERATION

          For the management of day-to-day security operations, such as firewall support, an on call rotation shall exist on a 24x7 basis. At the Commencement Date this is provided through teams based in the Americas, UK, and Italy.

(2)       LOCATIONS & MARCONI GROUP USERS

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

          Security services shall be provided for the benefit of all users of IT within the Marconi Group, as specified in Appendix A and Appendix C.

          At the Commencement Date, Security Services are provided from:

          N.America

          -    Pittsburgh

          EMEA

          -    UK

          -    Italy

9.3       SERVICE LEVELS DEFINITION & TARGETS:

          The Service Levels for these Services (excluding Project Services) are set out below. Service Levels relating to Project Services are set out in Section 11 of this Schedule (Project Services).

          References to "SERVICE AVAILABILITY" are to the period of time during each calendar month in which the relevant services are available for productive use by the Marconi Group, excluding:

          - circumstances in which the Supplier is discharged from providing the Services pursuant to Clause 3.1(2) of the Agreement; and

          - planned outages (such as scheduled maintenance and scheduled upgrades),

          expressed as a percentage of the overall time potentially available during that calendar month.

SERVICE LINES               MEASURE                            PERFORMANCE
------------     --------------------------          ---------------------------
OPERATIONAL SECURITY SERVICES
Os1             Firewall up-time                     Service availability - 98.5%

Os2             Host-based assessment tools          Service availability - 99.9%

Os3             Network-based IDS                    Service availability - 99.9%

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

10.       STRATEGY AND MANAGEMENT SERVICES

10.1      SERVICE DESCRIPTION

(1)       OVERVIEW

          The purpose of the Services listed in this Section 10 (Strategy and Management Services} is to provide the Marconi Group with IT strategy and architecture-related services associated with the provision of the other IT Services. These Services include the development and maintenance of IT strategy and architecture documentation in accordance with Marconi strategy, and the monitoring and reporting to the Marconi Group regarding emerging technologies.

(2)       MAIN FUNCTIONS AND ACTIVITIES

          -    IT Strategy and IT Architecture Documentation

               The development and maintenance (in conjunction with the Marconi Group, and aligned to the Marconi Group business strategy) of documentation detailing an IT architecture principles set plus broader documentation defining IT Strategy. The Global Strategy will be produced within six (6) months of Phase 1 Completion and updated quarterly (where required). Regional Strategy variations will be produced within six (6) months of completion of each region and updated quarterly (where required).

          -    Review of Emerging Technologies

               The review of emerging technologies which could be developed as part of the Services delivered to Marconi and the provision of best practice service roadmaps and technology updates as required, but as a minimum quarterly. These services will provide recommendations on the way forward for use and deployment of emerging technologies aligned to the agreed Marconi IT strategy, or "value adding" propositions for the Marconi Group business.

          Marconi will in all instances retain overall control of IT strategy and architecture. Marconi will provide the overall governance of these activities through the IT Solutions Boards (as detailed in Schedule 20 (Governance)) and will create business cases and set priorities and overall time frames to be met and accepting recommendations produced by these activities.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

10.2      SERVICE LEVELS DEFINITION AND TARGETS

SERVICE LINES            MEASURE                           PERFORMANCE
-------------  ---------------------------    --------------------------------------
STRATEGY AND MANAGEMENT SERVICES

Sm1            Production of IT Architecture  Completed within six (6) months of
               Principles document            Completion within the relevant Invoice
                                              Region and then updated on a
                                              quarterly basis (where required).

Sm2            Production and maintenance of  Completed within six (6) months of
               IT Strategy document           Completion within the relevant Invoice
                                              Region and then updated on a
                                              quarterly basis (where required).

Sm3            Technology Investigation       Report produced quarterly.
               Report

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

11.       PROJECT SERVICES

11.1      SERVICE DESCRIPTION

          This Section 11 (Project Services) will address Service Levels for services which are provided as Projects (whether initiated through Change Control or otherwise). This includes Project Services provided as part of the Desktop and Supply Services, Data Centre Services, Network Services and Application Services.

11.2      PROJECT CLASSIFICATIONS

          IT Projects shall be classified according to the following:

          - "STRATEGIC PROJECT", being a long-term/high profile Project to create a unique product or service, where either:

               -    the estimated cost to complete it is >L500K;

               - the estimated effort required to complete it is >5000 man hours; or

               -    the complexity, risk and impact are "Critical/High".

          - "TACTICAL PROJECT", being an Project undertaken to create a unique product or service, where

               -    the estimated cost to complete it is L50K-L500K;

               - the estimated effort required to complete it is 500-5000 man hours; or

               -    the complexity, risk and impact are "Medium".

          - "MAJOR ENHANCEMENTS", being a Project where the effort required to complete it is more 80 man hours, but less that 500 man hours.

          - "SMALL ENHANCEMENTS", being a Project where the effort required to complete it is estimated to be less than 80 man hours. Such Projects shall form part of (but not be limited to) the Application Support Services.

11.3      SERVICE LEVELS DEFINITION & TARGETS

          The Service Levels for the Project Services are set out below.

          References to time periods below commence from receipt of a validly completed and duly authorised request for the relevant Project.

          These Service Levels shall be measured on an annual basis.

SERVICE
 LINES                MEASURE                            PERFORMANCE
-------  ---------------------------------    ----------------------------------
PROJECT SLA

Pm1      Project Evaluation Report            95% response within 3 working days
         (Small Enhancements)                 (including refusals).

Pm2      Project Evaluation Report (Other     95% response within 5 working days
         Enhancements)                        (including refusals).

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

SERVICE
 LINES                MEASURE                            PERFORMANCE
-------  ---------------------------------    ----------------------------------

Pm3      Project Evaluation Report            95% response within 10 working
         (Tactical Projects)                  days (including refusals).

Pm4      Project Evaluation Report            99% response within 15 working
         (Strategic Projects)                 days (including refusals).

Pm5      Tactical Projects completed within   95% completed within agreed
         agreed timeframe (as specified in    timeframe.
         Schedule of Work).

Pm6      Strategic Projects completed         95% completed within agreed
         within agreed timeframe (as          timeframe.
         specified in Schedule of Work)

Pm7      Small enhancements completed         95% completed within agreed
         within agreed timeframe (as          timeframe.
         specified in Schedule of Work).

Pm8      Major enhancements completed         95% completed within agreed
         within agreed timeframe (as          timeframe.
         specified in Schedule of Work).

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

12.       DISASTER RECOVERY SERVICES

12.1      SERVICE DESCRIPTION

(1)       OVERVIEW

          The purpose of the Services listed in this Section 12 (Disaster Recovery Services) is to provide the Marconi Group with business continuity and disaster recovery services.

          In the UK, the disaster recovery services are provided as at the Commencement Date through the following disaster recovery contracts:

          -         NDR;

          -         Comdisco; and

          -         BT.

          These contracts and the disaster recovery services provided pursuant to them, are set out below.

(2)       NDR CONTRACT

          In the event of a disaster, hardware will be provided on which the following services can be restored:

          -    MFG/PRO, IPS and Workflow

          -    USML

          -    Liverpool Engineering Cluster

          -    PC Servers

          -    Comms Kit

          -    EMDS

          -    Internet Gateway

          -    Firewall and Mimesweeper

          -    Lotus Notes

          -    Windchill

          This equipment can be delivered to Coventry NCP, Liverpool Edge Lane, Beeston or London Docklands. In addition, the PC servers can be delivered to any one of six sites that can be specified at point of callout.

          The specifications of equipment that will be delivered will be sufficient to offer a cut-down service to key Marconi Group users.

          The equipment can be delivered into a Marconi Group data centre or delivered in a trailer that will be sited at the specified disaster recovery location. In a full-scale disaster, the equipment can initially be housed in the trailer and subsequently moved to the temporary data centre provided by Comdisco.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

(3)       COMDISCO CONTRACT

          In the event of a disaster, an "Enhanced Emergency Rescue Service" will be provided that consists of the following equipment:

             EQUIPMENT                      CAPACITY
------------------------------------    ---------------
Temporary office cabins (24ft x 8ft)    6
Mobile diesel generator                 Up to l,000 kVA
Frequency converter (400Hz)             75kVA
Chilled water                           Up to 2 x 35kW
UPS                                     400 kVA
Power distribution units                Upto 2 x l80 kVA
Air-conditioning units                  Up to l76 kW
Mobile air-conditioning units           2 x 10 kW
CableEase RJ45 cabling system           375 x RJ45

(4)       BT CONTRACT

Disaster recovery support for PBX's with BT for the UK Sites specified below. Within 24hrs of being invoked a caravan will turn up on site and provide a telephone infrastructure. It includes handsets if required. As part of the disaster recovery support, a new exchange is automatically ordered. This will take around 6/8 weeks typically to arrive.

           SITE                             SERVICE LEVEL
------------------------------              -------------
North Building, Wellingborough                 PBX100
Sheriffs Court, Coventry                       PBX100
New Century Park, Coventry                     PBX2000
New Horizon Park, Coventry                     PBX100
Edge Lane, Liverpool                           PBX2000
Kemble House, London                           PBX100
Discovery Court, Poole                         PBX500
High Street, Stratford                         PBX100
Technology Drive, Beeston                      PBX100
Cambridge Business Park, Cambridge             PBX500

          PBX100 is an exchange with 100 phones.

11.3      SERVICE LEVELS DEFINITION & TARGETS

          The Service Levels for the Disaster Recovery Services are set out below.

(1)       NDR

          Delivery of the replacement equipment commenced within two (2) hours of notification.

(2)       COMDISCO

          The equipment will be provided within 24 hours and can be kept for 1 month at no charge. The equipment can then be purchased at list price.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

(3)       BT

          Within 24hrs of being invoked a caravan will turn up on site and provide a telephone infrastructure. It includes handsets if required. As part of the disaster recovery support, a new exchange is automatically ordered. This will take around 6/8 weeks typically to arrive.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

13.       IKON CONTRACT (PRINT MANAGEMENT) SERVICES

13.1      SERVICE DESCRIPTION

(1)       OVERVIEW

          The purpose of the Services listed in this Section 13 (IKON Contract (Print Management) Services) is to provide the Marconi Group with the services set out the following agreements:

          (a) the Framework Procurement Agreement for the provision of Copier Fleet Management, Managed Print Services and/or Facilities Management between Marconi Communications Limited and IKON Office Solutions pic, dated 16 November 1999,

          (b) the Managed Print Services Agreement between Marconi Communications Limited and IKON Office Solutions plc dated 10 July 2000 and amended on 4 April 2002,

          copies of which are attached as Appendix E (the "IKON CONTRACTS").

(2)       MAIN ACTIVITIES

          Copier fleet management and managed print services and as specified in the IKON Contracts or otherwise agreed between the Parties from time to time.

13.2      SERVICE PARAMETERS (SCOPE)

(1)       SERVICE HOURS OF OPERATION

          As specified in the IKON Contracts or otherwise agreed between the Parties from time to time.

(2)       LOCATION AND BUSINESS USERS

          As specified the IKON Contracts or otherwise agreed between the Parties from time to time.

13.3      SERVICE LEVELS DEFINITION & TARGETS

          As specified the IKON Contracts or otherwise agreed between the Parties from time to time.

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                                   APPENDIX A

                           TO SERVICE LEVEL AGREEMENT

                     LIST OF "IN-SCOPE" MARCONI GROUP SITES

In the following tables of this Appendix, the following legend shall apply in relation to the column headed "Services not Required at Site":

1 - Call Centre
2 - Desktop Support
3 - Data Centre
4 - Network
5 - Security
6 - Applications

UNITED KINGDOM

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2       CITY             SITE
--------  --------------------  --------------   ------------------  -------------------  ------        ------------
GBABM     GB Aberdeen/          United Kingdom   Montague House      Wellheads            Aberdeen
          Montague House                         D17 Wellheads       Crescent
                                                 Indust

GBABR     GB Aberdeen/          United Kingdom   Riverside Drive                          Aberdeen
Riversde Drive

GBALP     GB Aldershot/         United Kingdom   Penmark House       Albert Road          Aldershot
          Penmark House

GBBET     GB Beeston/           United Kingdom   Technology Drive                         Beeston
          Technology Drive

GBBKW     GB Birkenhead/        United Kingdom   Unit 88 Woodside    Shore Road           Birkenhead
          Woodside Bus Pk                        Business Park

GBBSC     GB Basildon/          United Kingdom   Crompton Close                           Basildon
          Crompton Close

GBBWB     GB Borehamwood/       United Kingdom   Elstree             Elstree Way          Borehamwood
          Elstree Bus Cen                        Business Centre

GBBWE     GB Borehamwood/4      United Kingdom   4 Elstree Gate      Elstree Way          Borehamwood
          Elstree Gate

GBBXM     GB Brixham/75         United Kingdom   75 Middle Street                         Brixham
          Middle Street

GBBYB     GB Byfleet/18 Oyster  United Kingdom   Spectrum            18/20                Byfleet
          Lane                                                       Oyster Lane

GBCAM     GB Cambridge/         United Kingdom   Buildings D1 & D2   Cambridge            CAMBRIDGE
          Milton Road                                                Business Park

GBCAV     GB Cambridge/         United Kingdom   10 Viking Way       Bar Hill             Cambridge
          Viking Way

GBCBB     GB Camberley/         United Kingdom   Building D          Minley Road          Camberley
          Bramshill                              Bramshill
          Forrest                                Forrest Yard

GBCBW     GB Camberley/         United Kingdom   Waters Edge         Riverside Way        Camberley
          Waters Edge

GBCHC     GB Chorley/Carr       United Kingdom   Carr Lane                                Chorley
          Lane

GBCMN     GB Chelmsford/New     United Kingdom   Marconi House       New Street           Chelmsford
          Street

GBCMT     GB Chelmsford/        United Kingdom   Temple Wood         Stock Road           Chelmsford
          Temple Wood Est                        Estate

GBCMW     GB Chelmsford/        United Kingdom   106 Waterhouse                           Chelmsford
          Waterhouse Lane                        Lane

GBCOA     GB Corby/Ash          United Kingdom   Unit A Ash House    19 Medlicott         Corby
          House                                                      Close

GBCRS     GB Crewe/             United Kingdom   Unit C Southmere    Electra Way          Crewe
          Southmere Court                        Court

GBCSR     GB Corsham/P.O.       United Kingdom   P.O. Box 225                             Corsham
          Box 225

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2       CITY             SITE
--------  --------------------  --------------   ------------------  -------------------  ------        ------------
GBCTE     GB Chertsey/          United Kingdom   Eastworth House     Eastworth            Chetsey
          Eastworth House                                            Road

GBCVA     GB Coventry/New       United Kingdom   New Century Park    (off Allard Way)     Coventry
          Century Park

GBCVC     GB Coventry/New       United Kingdom   New Horizon Park    Waterman             Coventry
          Horizon Park                                               Road

GBFAD     GB Falmouth/The       United Kingdom   Building 43         The Docks            Falmouth
          Docks

GBFRS     GB Fraserburgh/       United Kingdom   South Harbour
          South Harbour                          Road                                     Fraserburgh

GBGGG     GB Glasgow/           United Kingdom   Marconi House       58 Loanbank          Glasgow
          Loanbank Quadrant                                          Quadrant

GBGGH     GB Glasgow/1          United Kingdom   1 Houston Street                         Glasgow
          Houston Street

GBGGR     GB Glasgow/           United Kingdom   Riverside House     260                  Glasgow
          Riverside House                                            Clyde Street

GBGNP     GB Greenock/          United Kingdom   Unit 9              Pottery Street       Greenock
          Pottery Street                         Strathclyde
                                                 Business Centre

GBHFD     GB Hatfield/Welham    United Kingdom   153 Dixons          North Mymms          Hatfield
          Green                                  Hill Road

GBHNN     GB Huntingdon/        United Kingdom   Naseby House        Spitfire Close       Huntingdon
          Spitfire Close                         Unit B1 Midgehall
                                                 Cou

GBHUL     GB Hull/Little        United Kingdom   Little High                              Hull
          High Street                            Street

GBKKH     GB Kilkeel/28b        United Kingdom   28b The Harbour                          Kilkeel
          The Harbour

GBLCC     GB Lincoln/           United Kingdom   Carholme Road                            Lincoln
          Carholme Road

GBLEC     GB Leicester/         United Kingdom   Cambridge Road      Whetstone            Leicester
          Cambridge Road                         Industrial
                                                 Estate

GBLGT     GB Long Eaton/Lock    United Kingdom   Lock Lane           Sawley               Long
          Lane                                                                            Eaton

GBLLT     GB Llantrisant/       United Kingdom   Unit B                                   Llantrisant
          Llantrisant Bus                        Llantrisant
                                                 Business Park

GBLNE     GB London/Regus       United Kingdom   4th Floor           338 Euston           London
                                                 Regent's Place      Road

GBLNH     GB London/Harbour     United Kingdom   12th Floor          1 Harbour            London
          Exchange                                                   Exchange
                                                                     Square

GBLNM     GB London/Maryland    United Kingdom   Maryland House      329-333 High         London
          House                                                      Street

GBLNR     GB London/Strand      United Kingdom   1st and 2nd         138/142 Strand       London
          Bridge House                           floors Strand
                                                 Bridge H

GBLNS     GB London/            United Kingdom   5F & 5G Standard    Henley Road          London
          Silvertown                             Industrial Estate

GBLOO     GB Looe/Old           United Kingdom   The Old Harbour     Buller Quay          Looe
          Harbour Office                         Office


GBLSB     GB Livingston/        United Kingdom   14 Brewster         Brucefield           LIVINGSTON
          14 Brewster Sq                         Square              Industrial
                                                                     Park

GBLVD     GB Liverpool/Derby    United Kingdom   Merseyside Fire     Command and          Liverpool
          Road                                   Authority           Control Centre

GBLVE     GB Liverpool/Edge     United Kingdom   Edge Lane                                Liverpool
          Lane

GBLVH     GB Liverpool/Wilson   United Kingdom   13 Wilson Road      Huyton               Liverpool
          Road

GBLVR     GB Liverpool/Roby     United Kingdom   Roby Road           Huyton               Liverpool

GBLWB     GB Lowestoft/         United Kingdom   Marconi House       9 Battery            Lowestoft
          Battery Green Rd                                           Green Road

GBLZF     GB Leighton           United Kingdom   Firbank Way         Off Chartmoor        Leighton
          Buzzard/Firbank Wy                                         Road                 Buzzard

GBNMO     GB Newmarket/Oaks     United Kingdom   Marconi Services    The Oaks             Newmarket

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
CODE         LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2       CITY             SITE
--------  --------------------  --------------   ------------------  -------------------  ------        ------------
          Business Pk                                                Business Park

GBNTM     GB Newcastle/         United Kingdom   Marconi House       Melbourne            Newcastle-
          Melbourne Street                                           Street               upon-Tyne

GBNYB     GB Newlyn/            United Kingdom   3/4 Badcocks                             Newlyn
          Badcocks Block                         Block


GBPHH     GB Peterhead/         United Kingdom   24 Harbour Street                        Peterhead
          Harbour Street

GBPTM     GB Portsmouth/        United Kingdom   Browns Lane                              Portsmouth
          Browns Lane

GBRDD     GB Redditch/ Dagnall  United Kingdom   Netscient Ltd       The Courtyard        Redditch
          End Road                                                   Bordesley Park

GBSAO     GB Stratford upon     United Kingdom   Othello House       Banbury Road         Stratford
          Avon/Othello                                                                    upon Avon

GBSDW     GB Swindon/           United Kingdom   Worcester House     Unit 8               Swindon
          Worcester House                                            Marshall Road

GBSHB     GB Slough/ Brunel     United Kingdom   No 1 Brunel Way                          Slough
          Way

GBSOH     GB Soton/ High        United Kingdom   107 High Street                          Southampton
          Street

GBSTN     GB Stafford/ The      United Kingdom   The Hollies         120 Newport          Stafford
          Hollies                                                    Road

GBWLD     GB Wellingborough/    United Kingdom   18/20               Denington            Wellingborough
          Denington Rd                           Denington Road      Industrial
                                                                     Estate

GBWOU     GB Woking/            United Kingdom   Ultramast House     Unit 3               WOKING
          Ultramast House                                            River Court

GBWYG     GB Weymouth/ Great    United Kingdom   Great Western                            Weymouth
          Western Cen                            Centre

GBYOG     GB York/ Green Park   United Kingdom   Green Park          Sutton-on-the-       York
                                                 Business Centre     Forrest

GBYOM     GB York/ Marston      United Kingdom   Marston House                            York
          House

GERMANY

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
CODE         LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2       CITY             SITE
--------  --------------------  --------------   ------------------  -------------------  ------        ------------
DEALL     DE Allmersbach/       Germany          Hueftelaecker 1                          Allmersbach
          Hueftelaecker                                                                   im Tal


DEBER     DE Berlin/            Germany          An den                                   Berlin
          Treptowers                             Treptowers 1

DEBKB     DE Backnang/          Germany          Blumenstrasse                            Backnang
          Blumenstrasse                          22-24

DEBKG     DE Backnang/          Germany          Gerberstrasse 33                         Backnang
          Gerberstrasse

DEBKS     DE Backnang/          Germany          Stuttgarter                              Backnang
          Stuttgarter Str.                       Strasse 139


DEDSF     DE Duesseldorf/       Germany          Heinrich-Heine-     Wilhelm-Marx-Haus    DUESSEL
          Heinrich-HeineA                        Allee 53                                 DORF


DEESN     DE Essen/             Germany          Alfredstrasse                            Essen
          Alfredstrasse                          155+157

DEFRS     DE Frankfurt/         Germany          Solmsstrasse 83     Scala West           Frankfurt
          ScalaWest


DEHMA     DE Hamburg/           Germany          Anton-Ree-Weg 1                          Hamburg
          Anton-Ree-Weg

DEHMN     DE Hamburg/           Germany          Nagelsweg 55        Haus 6               Hamburg
          Nagelsweg

DEMUH     DE Muenchen/          Germany          Hansastrasse 27f                         MUENCHEN
          Hansastrasse

DENEU     DE Neufahrn/ Werner   Germany          Werner von                               NEUFAHRN
          vSiemensstr                            Siemensstrasse 11

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2       CITY             SITE
--------  --------------------  --------------   ------------------  -------------------  ------        ------------
DENUB     DE Nuernberg          Germany          Raudtener                                Nuernberg
                                                 Strasse 19a

DEOFG     DE Offenburg/         Germany          Max-Planck-Str. 1                        Offenburg
          Max-Planck-Str.

DERDG     DE Radeberg/          Germany          Robert-Bosch Str.                        Radeberg
          Robert-Bosch Str                       10

ITALY

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2       CITY             SITE
--------  --------------------  --------------   ------------------  -------------------  ------        ------------
ITBOG     IT Bologna/Galliera   Italy            Via Galliera 62                          BOLOGNA

ITGEA     IT Genova/Acciaio     Italy            Abadia              Via dell'Acciaio     Genova
                                                                     139

ITGEG     IT Genova/Giotto      Italy            Ancifap             Via Giotto 2         Genova

ITGEM     IT Genova/Multedo     Italy            Via Multedo                              GENOVA
                                                 di Pegli 2P
                                                 rosso

ITGEN     IT Genova/Negrone     Italy            Via Negrone 1A                           Genova

ITGET     IT Genova/Torrington  Italy            Torrington          Via Calda 5          Genova

ITLTP     IT Latina             Italy            Cisterna Via        SS148 Borgo          Latina
                                                 Pontina Km 62       Montello

ITNAG     IT Naples/Giugliano   Italy            Via                 Pontericcio          Giugliano
                                                 Circonvallazione    Cap
                                                 Esterna

ITNAM     IT Caserta/           Italy            SS Casapuzzano                           Marcianise
          Marcianise

ITPIA     IT Pisa/ Via Alfieri  Italy            Loc.Ghezzano Via                         Pisa
                                                 Alfieri 1

ITRMV     IT Roma/Cesare        Italy            Magliana            Via Cesare
                                                 Blue                Giulio Viola
                                                 Building,           43

ITSIM     IT Siena/             Italy            Via G. Di           53035                SIENA
          Monteriggioni                          Vittorio 3/5        Monteriggioni
                                                                     Si

ITTOI     IT Torino/ Ivrea      Italy            Via Jervis 1 1                           Torino

ITMIA     IT Milano             Italy            Palazzo Q7                               MILANO
                                                 Assago, Milanofiori

ITATB     IT Padova/ Abano      Italy            Via Don Bosco, 30                        Abano
          Terme                                                                           Terme
                                                                                          Padova

IT PAR    IT Palermo            Italy            Viale Regione                            Palermo
                                                 Siciliana,
                                                 3414

For the near future further changes are forecast. In particular the following:

-    IT GENOA/ACCIAIO - planned to be closed (April 03)
-    IT ROME - planned to change address (August 03)
-    IT LATINA - planned to change address (August 03)

ROW

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2       CITY             SITE
--------  --------------------  --------------   ------------------  -------------------  ------        ------------
ARBAM     AR BA/ Ader 3212      Argentina        Ader 3212 - Munro                        Buenos
                                                 - Vincente Lopez                         Aires

ARBAR     AR BA/ Carlos         Argentina        Carlos              Capital              BUENOS
          Pellegrini                             Pellegrini 1149     Federal              AIRES
                                                 10mo Piso

BRCPV     BR Centra Poa/ R      Brazil           Rua General         Conj                 Centra        1,3,4
          Gen Vitorino                           Vitorino 77         1201/1203            Poa

BRCUC     BR Caritiba/417       Brazil           Al Dr. Carlos       417 - Curitiba       Curitiba      1
          Curitiba Trade                         Dde Carvalho        Trade Center


                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2         CITY           SITE
--------  --------------------  --------------   ------------------  -------------------  ----------    ------------
BRRJA     BR Rio/ Rua           Brazil           Rua de              17 Andar             Rio De        1
          de Assembleia 77                       Assembleia 77                            Janiero

BRSOR     BR Sorocaba/          Brazil           Rodovia Raposo      Km 99                Sorocaba
          Rodovia Raposo Tav                     Tavares

BRSPV     BR Sao Paulo/ Rua     Brazil           Rua Verbo Divino    6 Andar              Sao Paulo
          Verbo Divino                           1488                -Conjunto 61 A

BRVOM     BR Votorantim/        Brazil           Avenida 31 de                            Votorantim    1
          Ave 31 de Marco                        Marco 61

CHZUH     CH Au/                Switzerland      Riedhofstrasse 11                        AU
          Riedhofstrasse 11

COBOA     CO Bogota/ Avenida    Colombia         Avenida 13          Oficina 701          Santa Fe
          13 118 30                              #118-30                                  de Bogota

CRPAN     CR Pavas/ Norte       Costa Rica       50 Norte            Rohrmoser            Pavas         3,4
          Triangulo Dig                          Triangulo Digital

CZPRN     CZ Prague             Czech Republic   Na Strzi 63                              Prague 4

ESBAD     ES Barcelona          Spain            Marconi             Avda Diagonal        Barcelona
                                                 Iberia S.A.         652-656

ESMAM     ES Madrid/ Miniparc   Spain            Building E          El Soto de           Madrid
                                                 Miniparc 111        la Moraleja

FRBIB     FR                    France           16 Burospace                             Bievres
          Bievres/16
          Burospace

FRPAO     FR Paris /Pare Club  France            Parc Club           Orsay                Paris
                                                                     University

FRPAP     FR Paris/ Rue Paris  France            98/102 Rue de       91200                Paris
                                                 Paris               Boulogne
                                                                     Billancourt

IEDLO     IE Dun Laoire/        Ireland          West Pier           Old Dunleary         Dun Loaire
          Old Dunleary Rd                        Business Campus     Road

IESWS     IE Swords/            Ireland          Swords Business                          Swords
          Swords Business                        Park
          Park

LVRIC     LV Riga/              Latvia           Citedeles                                Riga
          Citedeles Street 12                    Street 12

MXHQA     MX                    Mexico           Calle Amargura      Col. Lomas de
          Huixquilucan/                          60 Segundo Piso     la Herradura         Huixquiluc
          Calle Amargura                                                                  an

MXNAD     MX Naucalpan/ De      Mexico           Av 1 ero De Mayo    Col                  Naucalpan
          Mayo No 230                            No 230              Industrial
                                                                     Atoto

MXNAM     MX Naucalpan/         Mexico           Metepec No. 110                          Naucalpan
          Metepec No 110

NLDHP     NL Den Haag/          Netherlands      Parkweg 2                                Den Haag
          Parkweg 2

NLDMS     NL DeMeem/            Netherlands      Strijkviertel 39                         DeMeern
          Strijkviertel
          39

NLRMH     NL Rosmalen/          Netherlands      Hintham 68                               Rosmalen
          Hintham 68

NLROW     NL Rotterdam/         Netherlands      Regus               Weena 290            Rotterdam
          Weena 290

NLVII     NL Vianen/            Netherlands      Industrieweg 21                          Vianen
          Industrieweg
          21

          PT Lisboa             Portugal         Hermano Neves       22,                  Lisboa
                                                                     1C-1600/477

RUMOD     RU Moscow/            Russian          30 Hotel Volga      Dokuchaev            Moscow
          Dokuchaev             Federation       Korpus 1            Pereulok 2

SESBO     SE Stockholm/         Sweden           Bolidenvagen 14     Level 2              STOCKHOLM
          Bolidenvagen 14

SESTM     SE Stockholm/         Sweden           Magnus                                   Stockholm
          Magnus                                 Ladulasgaten 10

ZABRA     ZA Brits/ PO          South Africa                         PO Box 663           Brits
          Box 663

ZAMIH     ZA Midrand/ Halfway   South Africa                         PO Box 5745          Halfway
          House                                                                           House

ZAMIL     ZA Midrand/           South Africa     Unit 3 56 Lechwe    Corporate Park       Midrand
          56 Lechwe                              Road
          Road

ZASPG     ZA Springs/ Gold      South Africa     Gold Street New     P O Box 906          Springs

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2         CITY           SITE
--------  --------------------  --------------   ------------------  -------------------  ----------    ------------
          Street                                 Era Springs 1559

ZASPI     ZA Springs/           South Africa                         P O Box 906          Springs
          Iron Road

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

ROW - Network Components

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2         CITY           SITE
--------  --------------------  --------------   ------------------  -------------------  -----------   ------------
MXGJP     MX                    Mexico           Prolongacisn        Piso 6               Guadalajara   3
          Guadalajara/Prolong                    Amiricas 1612       Oficina 611
          acisn

MXMOM     MX                    Mexico           Edif. Torre GIA     Av. I.               Monterrey
          Monterrey/Edif                         Piso 8 Desp. 822    Morones
          Torre G1A                                                  Prieto 2805
                                                                     Pte.

MXNAA     MX Naucalpan/San      Mexico           Av. San Andris      Col.                 Naucalpan
          Andris Atoto                           Atoto 165-D         San
                                                                     Esteban

MXNAF     MX Naucalpan/Calle    Mexico           Calle 4 No.         Fracc.               Naucalpan
          4 No 1 A Fr                            1-A Frac            Industrial
                                                                     Alce Blanco

UNITED STATES OF AMERICA AND CANADA

USA - Wireless

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2         CITY           SITE
--------  --------------------  --------------   ------------------  -------------------  -----------   ------------
CAKAI     CA Kanata/            Canada           1125                                     Kanata
          Innovation                             Innovation
          Drive                                  Drive

USBUA     US Bellevue/ 601      United States    601 108th Avenue    Suite 1700           Bellevue
          108th Ave NE                           NE

USBUR     US Bellevue/          United States    Rainier Plaza       777 108th            Bellevue
          Rainier Plaza                                              Avenue NE

USLXC     US Lenexa             United States                        15606-08             Lenexa
                                                                     College
                                                                     Blvd.
USRIC     US Richardson/        United States    Collins Plaza       1755 N               Richardson
          Collins Plaza                                              Collins Blvd.

USVBH     US Virginia           United States    Hampton Road        1300 Diamond         VIRGINIA
          Beach/1300 Diamond                     Commerce Centre     Springs Road         BEACH

USA-BBRS

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2         CITY           SITE
--------  --------------------  --------------   ------------------  -------------------  -----------   ------------
          San Diego             CA, USA          7676 Hazard                              San Diego,
                                                 Center Drive                             92108

USDVS     Denver                CO, USA          Stanford Place 3    1600                 Denver,
                                                                                          80237

          Tampa Sublease        FL, USA          550 North Reo       250                  Tampa
                                                 Street                                   Sublease,
                                                                                          33609

USOVC     Overland Park         KS, USA          Financial Plaza     430                  Overland
                                                 III                                      Park,
                                                                                          66211

USCBT     Columbia              MD, USA          5457 Twin Knolls    101                  Columbia,
                                                 Road                                     21045

          Omaha                 NE, USA          Pacific Hills       200-30               Omaha,
                                                 Office Bldg.                             68154

USEAR     Eatontown             NJ, USA          Cranberry                                Eatontown
                                                 Commons                                  , 07724

CAMIM     Mississauga           ONT, USA         2660 Matheson       301                  Mississauga,
                                                 Boulevard East                           L4W 5M2

          Chambersburg          PA, USA          37 South Main       200                  Chambersburg,
                                                 Street                                   17201


USWAM     Warrendale            PA, USA          1000 Marconi                             Warrendale,
                                                 Drive                                    15089

USVIS     Vienna                VA, USA          The Concourse       500W                 Vienna,

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

                                                                                                        SERVICES NOT
LOCATION                                                                                                REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2         CITY           SITE
--------  --------------------  --------------   ------------------  -------------------  -----------   ------------
                                                                                          22182

USBUR     Bellevue              WA, USA          Rainier Plaza       1250                 Bellevue,
                                                                                          98004

          Kanata                Ottawa, USA      1135                                     Kanata,
                                                 Innovation                               K2K3G6
                                                 Drive

USA - Network Components

                                                                                                       SERVICES NOT
LOCATION                                                                                               REQUIRED AT
 CODE        LOCATION NAME       COUNTRY NAME         ADDRESS1              ADDRESS2         CITY          SITE
--------  --------------------  --------------   ------------------  -------------------  -----------  ------------
CASTE     CA St Thomas/ 122     Canada           122 Edward Street                        St Thomas
          Edward St

  RWL     US Windsor Locks      United States    1 Corporate         Windsor Locks,       Windsor
                                                 Drive -Rm106        CT                   Locks

  RIG     US Morristown         United States    40 Twosome          Morristown, NJ       Morristown
                                                 Drive, Suite 7

USBNE     US Bensenville/       United States    1001 Entry Drive                         Bensenville
          1001 Entry Driv

USBSE     US                    United States    1001 Entry Drive                         Bensenville
          Bensenville/
          Entry

USCLL     US Cleveland/ 5900    United States    5900 Landerbrook    Mayfields            Cleveland
          Landerbrook                            Drive               Heights Suite 300

USELL     US Elyria             United States    101-151                                  Elyria
                                                 Liberty Court

USFRC     US Freemont/          United States    41638 Christy       Freemont             Freemont
          Christy Street                         Street              Commerce
                                                                     Center

USGVB     US Greenville/ 956    United States    956 North                                Greenville
          N Broadway                             Broadway

USLGW     US La Grange/ 104     United States    104 Wiley Road      La Grange            La Grange
          Wiley Road

USLIS     US Littleton/         United States    8100 Southpark      Unit A O             Littleton
          8100 Southpark Wy                      Way

USLOF     US Lorain/1122F       United States    1122 F Street                            St Lorain
          Street

USBER     US Bedford/ 2100      United States    2100 Reliance                            Bedford
          Reliance Pkway                         Parkway

USNCM     US Norcross/1000      United States    Warehouse           1000                 Norcross
          Miller Crt W                                               Miller
                                                                     Court West

USNRT     US North              United States    38683 Taylorwoods                        North
          Ridgeville/                            Industrial                               Ridgeville
          Taylorwood                             Parkway

USOFT     US O'Fallon           United States    1100 Rock Creek                          O'Fallon
                                                 Elementary Drive

          US Elyria             United States    Northern Ohio       1400 Lowell          Elyria
                                                 Industrial          Street
                                                 Park                Elyria, OH

USTOM     US Toccoa/ 908        United States    908 Meadowbrook                          Toccoa
          Meadowbrook                            Industrial Park

USWEW     US Welcome/ 325       United States    Evergood            325 Welcome          Welcome
          Welcome Center                                             Center
                                                                     Boulevard

USWVW     US Warrenville/ 4350  United States    4350 Weaver                              Warrenville
          Weaver Pkw                             Parkway

          US North Ridgeville   United States    39111 Center        North                North
                                                 Ridge Road, Bldg.   Ridgeville, OH       Ridgeville
                                                 5                   44039

          US Hendersonville     United States    Heritage PL.        Hendersonville,      Hendersonville
                                                 Office Bldg. 147,   TN 37075
                                                 Ste.400

          US Marysville         United States    Delta               Marysville, WA       Marysville
                                                 Professional        98270
                                                 Center, Ste. C1C

                                            SCHEDULE 1 - SERVICE LEVEL AGREEMENT

For the near future further changes are forecast. In particular the following:

                FACILITY                        TARGETED CLOSURE
----------------------------------------    ------------------------
Toccoa, Georgia (USTOM)                     June 2003
Greenville, Mississippi (USGVB)             November 2003
Elyria, Ohio (USELL)                        May 2003 (Lease Expires)
US North Ridgeville/Taylorwood (USNRT)      end of April 2003.
US Bedford/2100 Reliance Parkway (USBER)    For sale. No date

                                    EXHIBIT 3

                                   FACILITIES

PART I: MCI SPACE PROVIDED TO RECIPIENT


      FACILITY ADDRESS AND
          DESCRIPTION                             DURATION                         CHARGES
--------------------------------   -------------------------------------   -----------------------
Atlanta office                     Subject to the restrictions of          Base monthly rent and
1000 Miller Court West             Section 2.4(i), three (3) months        all additional rent
Norcross, Georgia 30092*           from and after the Closing Date;        payable by MCI under
                                   provided, however, if such 3-           the Norcross Lease, as
* Space to be provided hereunder   month period is expected to             allocable to Recipient
shall consist of the space         extend beyond May 31, 2004,             in proportion to the
occupied by the Norcross           then MCI will use its                   square foot area of the
Transferred Employees on the       commercially reasonable efforts         Norcross Space over
Closing Date.                      to extend the term of the Norcross      the total square foot
                                   Lease or MCI's right to use the         area under the Norcross
                                   Norcross Space on the same              Lease.
                                   terms and conditions as set forth
                                   therein on the Closing Date until
                                   such date as would be three
                                   months after the Closing Date. If
                                   MCI is unable to do so, then MCI
                                   shall use commercially
                                   reasonable efforts to assist
                                   Recipient in locating substantially
                                   comparable space for Recipient's
                                   use in or around the Norcross,
                                   Georgia area at a substantially
                                   comparable rental rate as that
                                   payable for the Norcross Space,
                                   in which case Recipient shall
                                   relocate to such alternate space on
                                   or before May 31, 2004;
                                   provided, that MCI shall have no
                                   obligation to enter into a lease or
                                   other agreement for such alternate
                                   space or otherwise have any
                                   liability to Recipient for failure to
                                   locate such space.

PART II:  RECIPIENT SPACE PROVIDED TO MCI


      FACILITY ADDRESS AND
          DESCRIPTION                             DURATION                         CHARGES
--------------------------------   -------------------------------------   -----------------------
Bedford Location                   Subject to the restrictions of          Base monthly rent and
2100 Reliance Blvd.                Section 2.4(ii), six (6) months         all additional rent
Bedford, Texas 76021*              from and after the Closing Date.        payable by Recipient
                                                                           under the Bedford
* Space to be provided hereunder                                           Lease, as allocable to
shall consist of the space                                                 MCI in proportion to
occupied by the Bedford Retained                                           the square foot area of
Employees on the Closing Date.                                             the Bedford Space over
                                                                           the total square foot
                                                                           area under the Bedford
                                                                           Lease.

                                    EXHIBIT 4

                          MIGRATION SERVICES WORK PLAN

                                    EXHIBIT 4

                                                 INFORMATION TECHNOLOGY SERVICES

[AFC LOGO]

MIGRATION SERVICES WORK PLAN

     PROJECT: MARCONI ACCESS DIVISION INTEGRATION INTO AFC

     BACKGROUND:

         In preparation for integration of Marconi Access Division into Recipient, the Parties have established the following Migration Services Work Plan setting forth the major milestones, roles and responsibilities associated with the migration of the Marconi Access division into Recipient.

     ROLES AND RESPONSIBILITIES:

         AFC ("AFCP") - PETALUMA PERSONNEL WILL ASSIST IN

         -    Analysis required to map SAP extracts into associated Baan format

         -    Posting and cleaning of such data to Baan

         -    Analysis required to map Redbrick extracts into Cognos format

         -    Posting and cleaning of such data to Cognos

         - Development of a transition plan that will be used to map processes in SAP to Baan

         -    Project management associated the pre-close IT activities

         -    Project management associated with transition activities

         - Describe what the Recipient will provide to enable the success of the project

         MARCONI/AFC ("AFCB") - BEDFORD TEXAS PERSONNEL WILL ASSIST IN

         -    The core team that will execute in the transition.

         - The documentation of current processes in SAP and mapping those processes into Baan.

         - Conversion of data records to support segregation of Access data from other Marconi divisions

         - Analysis of business requirements related to the migration of the Marconi Access division into Recipient

         MARCONI ("MONC") - CLEVELAND IT STAFF WILL ASSIST IN

         - Programming and analysis services associated with segregation of Access division data in SAP, such that Access division does not have visibility to cost and price data associated with other Marconi divisions

         - Programming and analysis services associated with extraction of data from SAP in preparation for conversion to Baan

         - Programming and analysis services associated with extraction of data from Redbrick in preparation for conversion to AFC's data warehouse

                                    EXHIBIT 4

MAJOR MILESTONES


PHASE                  ACTIVITY/ RESPONSIBLE PARTY IN PARENTHESES                    BEGIN DATE       END DATE
----------------------------------------------------------------------------------------------------------------

I        PRE-CCLOSING DATE

         -    Modify menu structure in SAP and the data warehouse to limit         Effective Date   Closing Date
              Bedford's and the Access Business' access to price and cost data from other Marconi divisions (MONC)
        --------------------------------------------------------------------------------------------------------
         -    Modify data records in SAP required such that Access interacts       Effective Date   Closing Date
              with OPP's as customer/ supplier instead of intercompany
              transfers. (MONC)
        --------------------------------------------------------------------------------------------------------
         -    Establish process to send purchase orders and receives               Effective Date   Closing Date
              material from OPP's. (AFCB)
        --------------------------------------------------------------------------------------------------------
         -    Establish processes to accept purchase orders from AFCB and          Effective Date   Closing Date
              send order confirmation and invoices. (MONC)
        --------------------------------------------------------------------------------------------------------
         -    Establish processes and supporting systems related to                Effective Date   Closing Date
              segragating order line items received at Access for Non-Access product (MONC, AFCB)
        --------------------------------------------------------------------------------------------------------
         -    Prepare appropriate financial ledgers such that AFC can              Effective Date   Closing Date
              manually consolidate financial results into Baan. (MONC, AFCB)
        --------------------------------------------------------------------------------------------------------
         -    Setup AFCB to apply cash in SAP (MONC)                               Effective Date   Closing Date
        --------------------------------------------------------------------------------------------------------
         -    Post general ledger data from SAP to Baan during the transition      Effective Date   Closing Date
              (AFCP)
        --------------------------------------------------------------------------------------------------------
         -    Setup AFCB to prepare, approve and send checks from AFCP accounts.   Effective Date   Closing Date
              (MONC)
        --------------------------------------------------------------------------------------------------------
         -    Create new Access vendors ID's  in SAP to support AFCB. (MONC)       Effective Date   Closing Date
        --------------------------------------------------------------------------------------------------------
         -    Modify forms (invoice, sales order, checks) to reflect change in     Effective Date   Closing Date
              ownership. (MONC)
        --------------------------------------------------------------------------------------------------------
         -    Install and test new email systems (MS Outlook). (AFCP)              Effective Date   Closing Date
----------------------------------------------------------------------------------------------------------------
II       INTEGRATION OF AFCB INTO AFCP SYSTEMS

        --------------------------------------------------------------------------------------------------------
         -    Develop specifications for data maps between SAP and Baan.            Closing Date    Closing Date
              (AFCP, MONC)                                                                            + 45 days
        --------------------------------------------------------------------------------------------------------
         -    Develop specifications for data maps between Red Brick/ Brio          Closing Date    Closing Date
              and and AFC's datehouse. (AFCP, MONC)                                                   + 45 days
        --------------------------------------------------------------------------------------------------------
         -    Extract SAP data per specification and transmit to AFCP for           Closing Date    Closing Date
              testing  (MONC)                                                        + 45 days        + 90 days
        --------------------------------------------------------------------------------------------------------
         -    Extract Red Brick/ Brio per specification and transmit  AFC's.        Closing Date    Closing Date
              (MONC)                                                                 + 45 days        + 90 days
        --------------------------------------------------------------------------------------------------------

                                    EXHIBIT 4


         -    Testing and collaboration of data extracts from SAP data              Closing Date    Closing Date
              sources. (MONC)                                                        + 45 days        + 90 days
        --------------------------------------------------------------------------------------------------------
         -    Testing and collaboration of data posting from SAP extracts           Closing Date    Closing Date
              into Baan (AFCP, AFCB)                                                 + 75 days        + 90 days
        --------------------------------------------------------------------------------------------------------
         -    Establish EDI relationship between AFC Bedford and Marconi            Closing Date    Closing Date
              OPP's. (AFCP, MONC)                                                                     + 90 days
        --------------------------------------------------------------------------------------------------------
         -    Implement Remedy in call center.  Convert or rekey associated         Closing Date    Closing Date
              data. (AFCP)                                                                            + 45 days
        --------------------------------------------------------------------------------------------------------
         -    Upgrade PBX as required (AFCP)                                        Closing Date    Closing Date
                                                                                                     + 120 days
        --------------------------------------------------------------------------------------------------------
         -    Develop reports, in data warehouse, to provide AFCB specific          Closing Date    Closing Date
              sales tax into to AFCP (MONC)                                                          + 120 days
        --------------------------------------------------------------------------------------------------------
         -    Implement AFC's RMA system at the Bedford location. Convert           Closing Date    Closing Date
              master data as necessary. (AFCP)                                       + 30 days        + 90 days
        --------------------------------------------------------------------------------------------------------
         -    Develop reporting and datawarehouse queries, as required to           Closing Date    Closing Date
              support AFCB. (AFCP)                                                                   + 120 days
        --------------------------------------------------------------------------------------------------------

                                    EXHIBIT 5

                                 UNWINDING FEES

Expedius will charge MCI an early termination fee equal to $10,500 per month for each month remaining between the termination date and November 30, 2004.

                                    EXHIBIT 6

          TRANSFERRED ASSETS FORMERLY OWNED BY CSC INTERNATIONAL OR BT

(This list of assets is subject to confirmation in accordance with Section
2.15.)

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE    INVTY #     SERIAL #                           ASSET DESCRIPTION
 160001       91390   30/06/1995     22472   212456               PC - PENTIUM
 160001       91783   30/06/1997     23142   214759               PENTIUM PC
 160001       96952   28/02/1999     24302   US84601820           LAPTOP HP OMNIBOOK 2100
 160001       97633   31/03/1999     23765   78-BC121             LAPTOP PC IBM THINKPAD
 160001       99012   29/10/1999     24926   55347B2A8779         DELL 21" MONITOR ULTRASCAN 1600HS (DAVE LARKS 9/02
 160001      100102   26/05/2000     25627   VMTT4                DELL LAPTOP PC (DAVE LARKS)
 160001      101615   28/02/2001     26564   J7Z8601              DELL LATITUDE CPxH500GT LAPTOP:  DAVID CONLEY
 160001      101649   28/02/2001     26722   JC42C01              DELL OPTIPLEX GX110 PC : MARCVIEW DATA TRAILS
 160007       99596   25/02/2000     25590   D6JEP                DELL LAPTOP PC LATITUDE (DANNY STREET)
 160007      100482   31/07/2000     25948   USBB274928           HEWLETT PACKARD LASERJET 4050N PRINTER
 160007      101205   31/10/2000     26243   8RXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160007      101308   30/11/2000     26301   34MZ201              DELL LATITUDE LSH 400ST LAPTOP PC
 160007      101435   31/12/2000     26352   362L201              DELL LATITUDE LSH400ST LAPTOP
 160007      103073   31/03/2001   IPN1018   C5D730B              DELL PRECISION 420 WORKSTATION
 160015       91361   01/05/1995     22450   JPGK083752           PRINTER
 160015       91622   01/07/1993     40086                        PC WORKSTATION
 160015       96189   31/07/1998     23906   5063858              LABEL PRINTER 500 STRIPE
 160015       96387   30/09/1998     23952   USEK087898           PRINTER 500 STRIPE
 160015       96391   30/09/1998     23941   8D81701268           MONITOR 17" OPTIQUEST
 160015       98771   30/09/1999     24830   1FHTM                DELL PC FASTRACK PC2 PIII
 160015       99235   26/11/1999     25189   706AJ                DELL PC 6500 PIII
 160015      100032   26/05/2000     25265   6ZGQE                DELL PC 500 FOR RECEIVING
 160015      101120   31/10/2000     25955   3HRY20B              DELL OPTIPLEX GX110 PC
 160015      101785   28/02/2001     26755   4JLXB01              DELL OPTIPLEX PC FOR LAM TRAN
 160015      103802   30/09/2001     27012   F0IHS                DELL LATITUDE CPX LAPTOP PC - GREG CORS (3/03)
 160017       95715   30/04/1998     23595   STW72602399          LAPTOP PC HP OMNIBOOK
 160017       95847   31/05/1998     23536   M774700126           MONITOR VIEWSONIC G800
 160017      100485   31/07/2000     26038   7FTUG                DELL LATITUDE CPX LAPTOP
 160017      100585   31/07/2000     25941   7AKV0                DELL CPx LATITUDE LAPTOP
 160017      100640   31/08/2000     25926   47743-0SM-3000       DELL 21" ULTRASCAN MONITOR
 160017      101309   30/11/2000     26303   J9R2301              DELL LATITUDE CPX LAPTOP PC
 160017      101310   30/11/2000     26304   2BR2301              DELL LATITUDE CPX LAPTOP PC
 160017      101619   28/02/2001     26563   JBGT601              DELL LATITUDE LS LAPTOP:  SHAUN CANTER
 160017      101956   31/03/1999  184-1110   12722866             Gateway Laptop Solo Nancy Edwards
 160017      102156   31/03/2001     26840   47801-0CE-G0AU       DELL M991 19" MONITOR (TED WILLIAMS)
 160017      102161   31/03/2001     25758   50AFL                DELL LATITUDE LSH400ST LAPTOP : TED WILLIAMS
 160018       97634   30/03/1999     23785   TW817D0572           LAPTOP PC HP OMNIBOOK 3100
 160018       97816   31/05/1999     24482   V8J000313            MONITOR 19" GATEWAY VX900
 160018      100469   31/07/2000     25943   B19163 2949811       DELL 21" MONITOR ULTRASCAN P1110
 160018      100470   31/07/2000     25942   FDALW                DELL LATITUDE LAPTOP PC
 160060       98809   30/09/1999     24706   0YZBH                DELL PC 6400 PII/MT (IN TEST SET 22157 SAP71037)
 160060       98820   30/09/1999     24693   0YZ73                DELL PC 6400 PII/MT 410
 160060       98844   30/09/1999     24796   1F1TM                DELL PC 6400 PII/MT
 160060       98845   30/09/1999     24791   1F1T6                DELL PC 6400 PII/MT
 160060       98863   30/09/1999     24799   1DTMD                DELL PC 6400 PII/MT 410
 160060       99030   29/10/1999     24966   4A4BU                DELL PC PRECISION 410
 160060       99062   29/10/1999     25159   5TG8E                DELL PC PRECISION 410
 160060       99231   26/11/1999     25185   706AW                DELL PC 6500 PIII
 160060       99232   26/11/1999     25186   706B4                DELL PC 6500 PIII (LOCATED IN TEST SET 24078)
 160060       99234   26/11/1999     25188   706BG                DELL PC 6500 PIII
 160060       99238   26/11/1999     25192   706BE                DELL PC 6500 PIII
 160060       99285   26/11/1999     25044   7685E                DELL PC 6500 PIII
 160060       99288   26/11/1999     25047   768KU                DELL PC 6500 PIII
 160060       99298   26/11/1999     25224   7.68E+04             DELL PC 6500 PIII CAL# 1582 (IN TEST SET 24075)
 160060       99484   25/02/2000     25316   PVE43                DELL PC PIII DESKTOP
 160060       99628   25/02/2000     25448   D467E                DELL DESKTOP PC PIII 410
 160060      100066   26/05/2000     25526   H55Q8                DELL DESKTOP PC 410
 160060      100312   25/02/2000     25384   CR473                DELL DESKTOP PC PIII 410
 160060      103100   29/10/1999     24962   4A4CD                DELL PRECISION 410 PC
 160083       77172   15/10/2002     27202                        CONCURRENCY HARDWARE TO UPGRADE HP79000 PLATFORM
 160083       99073   29/10/1999     25105   5TH4U                DELL PC PRECISION 410 DESKTOP
 160083       99292   26/11/1999     25218   768CE                DELL PC 6500 PIII
 160083      102433   31/05/2001     26848   4G5M601              DELL LATITUDE CPx LAPTOP: BILL FURLOW 9/2002
 160083      103134   28/02/2002     27091   GJTQ501              DELL LATITUDE CPxH500GT LAPTOP - K. SIMONS 9/2002
 160083      103213   08/09/2000     17193   DXJK101              DELL LATITUDE CPX LAPTOP - JOEY HUCKABEE 9/2002
 160083      103551   11/09/1998     16335   74ERW                DELL COMPUTER  (A.BRYANT 9/2002)
 160083      103612   31/03/2001   IPN1233   6NTV501              DELL LATITUDE CPX LAPTOP (TODD HOFMEISTER 8/02)
 160083      103613   31/03/2001   IPN1010   65D730B              DELL PRECISION 420 WORKSTATION -GARY WAMPLER 10/02
 160083      103829   15/06/2000     16358   74ERQ                DELL LATITUDE CPX 500 LAPTOP PC
 160104       91305   30/06/1994                                  LAN
 160104       91420   31/08/1995     22538   212752               PENTIUM PC
 160104       95823   31/05/1998     23630   9387313              LAPTOP PC  DOUG HORACK
 160104       96799   31/12/1998     24169   US83018086           HP VECTRA VL7 6/266
 160104       99373   31/12/1999     25367   Q0144764             IMAGE SERVER PRINTER QMS3260
 160104       99428   31/12/1999     25278   8MAWT                DELL PC PRECISIOIN 410  - SHIPPING 3/03
 160104      102483   31/05/2001     26580   615D801              DELL OPTIPLEX GX110 PC FOR KARLA JEIKOWSKI
 160109      102155   31/03/2001     26574   18Z8C01              DELL LATITUDE CPx LAPTOP : BOB MANN
 160122       91506   30/06/1996     22745   213648               PENTIUM PC
 160122       95727   30/04/1998     23427   TW73600790           LAPTOP PC HP OMNIBOOK

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE    INVTY #     SERIAL #                           ASSET DESCRIPTION
 160122       95728   30/04/1998     23425   TW7201069            LAPTOP PC HP OMNIBOOK
 160122       95729   30/04/1998     23596   TW72701092           LAPTOP PC HP OMNIBOOK
 160122       95866   31/05/1998     23639   9637996              LAPTOP PC  SOLO 2300 S5
 160122       96004   30/06/1998     23505   (S)TW74112252        LAPTOP PC HP OMNIBOOK 3000CTX
 160122       97566   31/03/1999     24399   US90513854           HP VECTRA VE
 160122       97569   31/03/1999     24508   8G84500866           VIEWSONIC Q71
 160122       97572   31/03/1999     24514                        VIEWSONIC Q71
 160122       97635   30/03/1999     23786   TW815D0205           LAPTOP PC HP OMNIBOOK 3100
 160122      102427   31/05/2001     26850   CLBG501              DELL LATITUDE CPx LAPTOP: JEFF VANATTA
 160122      103872   30/06/2001   OPN5037   4GQXC01              DELL LATITUDE LAPTOP
 160140       91085   01/07/1989     20965                        COMPAQ DESKPRO 286 CPU
 160140       91153   01/07/1990     22098                        AXIS 286 PC
 160140       91200   01/07/1993     22137                        486SX PC
 160140       91270   15/04/1994     22291   1605                 486 PC
 160140       91518   30/06/1996     22662                        NOVELL SERVER
 160140       91663   01/01/1997     22914   M133G8207121         MONITOR 15"
 160140       91786   30/06/1997     23134   IS26251E978CYWK9     LAPTOP PC
 160140       91787   30/06/1997     23135   IS26251E978CYYB3     LAPTOP PC
 160140       95561   31/03/1998     23473   149H223976           PC SYSTEM FOR OMNITESTER
 160140       95709   30/04/1998     23551   S6807BK52Q044        COMPAQ DESKPRO
 160140       95822   31/05/1998     23641   9387314              LAPTOP PC  GARY GAMMELL
 160140       95988   30/06/1998     23693   Q174400442           MONITOR VIEWSONIC 21" G810
 160140       95989   30/06/1998     23690   JL73694716           MONITOR VIEWSONIC 17" G771
 160140       95992   30/06/1998     23689   US80912601           PC HP VECTRA VL7
 160140       95993   30/06/1998     23686   US80911447           PC HP VECTRA VL7
 160140       96162   31/07/1998     23599   TW74510271           HP OMNIBOOK 3000CTX LAPTOP PC
 160140       96163   31/07/1998     23600   TW74510653           HP OMNIBOOK 3000CTX LAPTOP PC
 160140       96204   31/07/1998     23760   US82018527           HP VECTRA VL PC
 160140       96258   31/08/1998     23879   BC698262152          GATEWAY 2000 SOLO 2500 LAPTOP PC
 160140       96300   30/09/1998     23907   8027836              PICTURETEL SYSTEM SCREEN & CART
 160140       96301   30/09/1998     23908   8028131              PICTURE TEL SYSTEM SCREEN & CART
 160140       96508   31/10/1998     23892   US82501761           PC HP VECTRA VL7 HP D5720T
 160140       96769   31/12/1998     24310                        NEAX 2400 IMS
 160140       96817   31/12/1998     24269   US83820384           HP VECTRA VE 6/266 SERIES 8 DT
 160140       97574   31/03/1999     24464   12894093             GATEWAY SOLO 9100
 160140       97576   31/03/1999     24386   M774901127           VIEWSONIC G800 MONITOR
 160140       97867   31/05/1999     24612   US91006459           PC HP VECTRA VL
 160140       98005   30/06/1999     24718   13529272             GATEWAY SOLO LAPTOP 2500SE
 160140       98789   30/09/1999     25005   2ZMI0                DELL DESKTOP PC PII/MDT 210 (PAR 139A)
 160140       99377   25/02/2000     24772   176P9                DELL PC OPTIPLEX GX1 PIII
 160140       99378   25/02/2000     24773   176PS                DELL PC OPTIPLEX GX1 PIII
 160140       99384   25/02/2000     24852   1GYQY                DELL LAPOP LATTITUDE PPX
 160140       99385   25/02/2000     24851   1GWTZ                DELL LAPTOP PC LATTITUDE PPX
 160140       99387   25/02/2000     25129   1GWL2                DELL LAPTOP PC LATTITUDE (DEPT FLOATER)
 160140       99395   31/12/1999     25358   22Y4N                DELL PC OPTIPLEX GX1 - LAUREN DELARIVA
 160140       99400   31/12/1999     25155   VFXVC                DELL LAPTOP PC LATTITUDE - EVELYN SMITH
 160140       99997   30/06/1999  184-1113   12813323             666 - Laptop Solo 9100SE Gateway, David Hoover
 160140       99998   31/03/2000             TW822B0247           HP Omnibook Laptop, Judy McNutt
 160140       99999   31/03/2000  184-1020   TW822B0134           HP Omnibook Laptop, Mike Bailey
 160140      100000   31/03/2000                                  Dell Laptop for Sandy Bonar
 160140      100041   26/05/2000     25362   9171RB1PLYA9         DELL MONITOR 21" P1110 (DINO DURONIO)
 160140      100051   26/05/2000     25784   USCF062127           LASERJET NETWORK PRINTER HP 8100N (CAD GROUP)
 160140      100406   30/06/2000     25865   4ASB4                DELL LATITUDE LAPTOP FOR BILL POST
 160140      100538   31/07/2000     25949   6ARFI                DELL INSPIRON 3800 LAPTOP
 160140      100642   31/08/2000     25956   401030B              DELL 667 GX110 PC
 160140      100649   31/08/2000     25759   192UH                DELL DIMENSION L550r PC
 160140      101113   31/10/2000     26307   1M1V101              DELL OPTIPLEX GX110 PC
 160140      101251   31/10/2000     26457   BP95E                DELL PIII PC GX1
 160140      101500   28/02/2001     25591   GBK14                DELL OPTIPLEX GX1/T PC
 160140      101960   29/10/1999  184-0774   US82809802           HP Vectra Desktop PC VE 6/333 Maintenance
 160140      102154   31/03/2001     26573   3YP7C01              DELL LATITUDE CPx LAPTOP : J.C. WILLIAMS
 160140      102413   31/05/2001     26933   EYIC3                DELL OPTIPLEX GX1/T: PAT MORRISON
 160140      102464   31/05/2001     26577   6P1PH01              DELL LATITUDE CPx LAPTOP: DAN HORNE
 160140      102469   31/05/2001     26959                        NT SERVER & MONITOR W/ SW FOR PACK & PRINT LABELS
 160140      102476   31/05/2001     26567   515D801              DELL OPTIPLEX GX110 PC FOR LYNN BRASE
 160140      102477   31/05/2001     26568   D05D801              DELL OPTIPLEX GX110 PC FOR ANKIT ROHATGI
 160140      102482   31/05/2001     26579   825D801              DELL OPTIPLEX GX110 PC FOR MARK GIMLIM
 160140      102485   31/05/2001     26873   625D801              DELL OPTIPLEX GX110 PC FOR MICHAEL DILLMAN
 160140      102757   30/09/1999             US83611696           HP Vectra VL PC - Shelia Fowler
 160140      103122   31/01/2002     26835   2F3D20B              DELL OPTIPLEX GX110 PC
 160171       97856   31/05/1999     24570   US91312092           PC HP VECTRA VL8
 160171       97859   31/05/1999     24573   US91313726           PC HP VECTRA VL8
 160171      103719   30/06/2001   OPN5030   GKQXC01              DELL LATITUDE LAPTOP CPxJ750GT -BRET BARCLAY 10/02
 160184       91150   01/07/1992     21792   414356-35            CAD MONITOR
 160184       91780   31/05/1997     23078   Q571043897           MONITOR 21"
 160184       98811   30/09/1999     24709   0YZB8                DELL PC 6400 PII/MT - ADDED TO TEST SET 3/03
 160184       99226   26/11/1999     25033   72EV8                DELL PC 6500 PIII - ADDED TO TEST SET 3/03
 160184       99289   26/11/1999     25048   768JE                DELL PC 6500 PIII - ADDED TO TEST SET 3/03
 160184      100045   26/05/2000     25774   VKD55                DELL LAPTOP PC 366XT (KIM HERMAN)

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE    INVTY #     SERIAL #                           ASSET DESCRIPTION
 160184      100144   30/09/1999     24861   V237U                DELL LAPTOP PC INSPIRON A366LT
 160184      100693   31/08/2000     25564   H7HBE                DELL PC 410  PIII 600MHz - ADDED TO TEST SET 3/03
 160184      101612   28/02/2001     26357   G716401              DELL LATITUDE CPxH500GT LAPTOP:  RALPH KOLLE
 160184      102114   31/03/2001     26663   1BYGB01              DELL LATITUDE CPx LAPTOP
 160184      102425   31/05/2001     26823   6FS0401              DELL OPTIPLEX GX110 PC - MARVIN PACHECO 3/03
 160184      103840   30/09/1999     24801   1DTLQ                DELL PRECISION 410 PC - ADDED TO TEST SET 3/03
 160220       70704   01/07/1988     20815   B012322              TEKTRONIX 2430A SCOPE & PRINTER
 160220       91109   01/07/1990     21192   4018241              TOSHIBA T3100 PORTABLE PC
 160220       91117   01/07/1990     21242   3019A15370           HP VECTRA QS/20
 160220       91239   01/01/1994     22211   5434405688           MONITOR
 160220       91274   30/04/1994     22304   5534101700           MONITOR
 160220       91285   31/03/1994     22326   1A12927              SERVER
 160220       91297   30/04/1994     22364   9616GI1166           MONITOR
 160220       91365   08/04/1994     22257                        MONITOR
 160220       91371   30/05/1995     22483   JPGL080662           LASERJET PRINTER
 160220       91423   01/10/1995     22546   Q252803861           MONITOR 21" VIEWSONIC
 160220       91425   01/10/1995     22549   Q252803867           MONITOR 21" VIEWSONIC
 160220       91485   30/06/1996     22686   NONE                 PENTIUM PC
 160220       91488   30/06/1996     22685   M452700185           MONITOR - VIEWSONIC
 160220       91531   15/08/1996     22694   M462200519           MONITOR - VIEWSONIC
 160220       91532   15/08/1996     22695   M461800651           MONITOR - VIEWSONIC
 160220       91533   15/08/1996     22696   M462200604           MONITOR - VIEWSONIC
 160220       91538   31/08/1996     22782   M462101292           MONITOR - VIEWSONIC
 160220       91542   31/08/1996     22786   213901               PENTIUM PC
 160220       91573   30/11/1996     22841   M462100962           MONITOR
 160220       91577   30/11/1996     22828   M462101349           MONITOR
 160220       91580   30/11/1996     22824   M462100959           MONITOR
 160220       91582   30/11/1996     22834   M462101356           MONITOR
 160220       91584   30/11/1996     22843   214044               PENTIUM PC
 160220       91586   30/11/1996     22837   214032               PENTIUM PC
 160220       91596   30/11/1996     22832   214040               PENTIUM PC
 160220       91631   30/11/1996     22854   214102               PENTIUM PC
 160220       91637   30/11/1996     22858   214085               PENTIUM PC
 160220       91640   30/11/1996     22852   Q563209016           MONITOR VIEWSONIC 21"
 160220       91642   15/12/1996     22870   Q563410385           MONITOR VIEWSONIC 21'
 160220       91683   31/03/1997     23007   214396               PENTIUM PC
 160220       91690   30/04/1997     23017   M765100368           MONITOR 20"
 160220       91694   30/04/1997     23021   M765100367           MONITOR 20"
 160220       91695   30/04/1997     23022   M765100448           MONITOR 20"
 160220       91696   30/04/1997     23023   M765100457           MONITOR 20"
 160220       91698   30/04/1997     23025   M765100456           MONITOR 20"
 160220       91700   30/04/1997     23033   M765100450           MONITOR 20"
 160220       91708   30/04/1997     22961   214492               PENTIUM PC
 160220       91712   30/04/1997     22965   214493               PENTIUM PC
 160220       91713   30/04/1997     22966   214491               PENTIUMN PC
 160220       91736   30/04/1997     22997   Q570735504           MONITOR 21"
 160220       91748   30/06/1997     23062   M765200215           MONITOR 20"
 160220       91751   30/06/1997     23073   M765200117           MONITOR 20"
 160220       91753   30/06/1997     23080   M765200211           MONITOR 20"
 160220       91755   30/06/1997     23082   M765200121           MONITOR 20"
 160220       91756   30/06/1997     23083   M765200119           MONITOR 20"
 160220       91759   30/06/1997     23086   M770200333           MONITOR 20"
 160220       91765   30/06/1997     23052   214750               PENTIUM PC
 160220       91770   30/06/1997     23057   214739               PENTIUM PC
 160220       91776   30/06/1997     23140   0007246345 OR 6      LAPTOP PC
 160220       91790   31/07/1997     23154   9652GL0062           MONITOR 17" TURBO GX
 160220       91797   31/07/1997     23113   214917               PENTIUM PC
 160220       91798   31/07/1997     23114   214927               PENTIUM PC
 160220       91805   31/07/1997     23121   214926               PENTIUM PC
 160220       91810   31/07/1997     23126   214921               PENTIUM PC
 160220       91816   31/07/1997     23150   Q570738940           MONITOR VIEWSONIC 21"
 160220       91817   31/07/1997     23151   Q570738945           MONITOR VIEWSONIC 21"
 160220       91820   30/06/1997     23203   M764901023           MONITOR VIEWSONIC 20"
 160220       91826   31/07/1997     23183   Q771516141           MONITOR 21" VIEWSONIC
 160220       91830   31/08/1997     23180   M772100321           MONITOR 20" VIEWSONIC
 160220       91833   31/08/1997     23174   M772100362           MONITOR 20" VIEWSONIC
 160220       91834   31/08/1997     23177   M772100334           MONITOR 20" VIEWSONIC
 160220       91835   31/08/1997     23178   M772100333           MONITOR 20" VIEWSONIC
 160220       91836   31/08/1997     23173   M772100453           MONITOR 20" VIEWSONIC
 160220       91839   31/08/1997     23179   M772100301           MONITOR 20" VIEWSONIC
 160220       91840   31/08/1997     23184   M772100456           MONITOR 20" VIEWSONIC
 160220       91842   31/08/1997     23160   M772100448           MONITOR 20" VIEWSONIC
 160220       91843   31/08/1997     23159   M772100458           MONITOR 20" VIEWSONIC
 160220       91854   30/09/1997     23167   215275               PENTIUM PC
 160220       91863   30/09/1997     23270   7W48M                PC DELL DIMENSION
 160220       91865   30/09/1997     23266   82BP4                LAPTOP PC DELL
 160220       91868   30/09/1997     23274   768610-0001          PC MICRON MELLENIA
 160220       91916   31/10/1997     23234   8193226              LAPTOP PC GATEWAY SOLO
 160220       91918   31/10/1997     23250   8193228              LAPTOP PC GATEWAY SOLO

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE    INVTY #     SERIAL #                           ASSET DESCRIPTION
 160220       91943   30/11/1997     23308   215647               PENTIUM PC
 160220       91946   30/11/1997     23247   Q772121778           MONITOR 21" VIEWSONIC
 160220       91952   30/11/1997     23316   215643               PENTIUM PC
 160220       91955   30/11/1997     23311   215650               PENTIUM PC
 160220       91959   30/11/1997     23245   M773000705           MONITOR 20" VIEWSONIC
 160220       95571   31/03/1998     23404   M774200682           MONITOR VIEWSONIC 20"
 160220       95572   31/03/1998     23405   M774200713           MONITOR VIEWSONIC 20"
 160220       95576   31/03/1998     23421   M774200711           MONITOR VIEWSONIC 20"
 160220       95781   31/05/1998     23702   9018713              SOLO 2300 S5 LAPTOP PC
 160220       95784   31/05/1998     23434   M774200083           VIEWSONIC 20" G800 MONITOR
 160220       95786   31/05/1998     23436   M774200086           VIEWSONIC 20" G800 MONITOR
 160220       95787   31/05/1998     23437   M7742000087          VIEWSONIC 20" G800 MONITOR
 160220       95833   31/05/1998     23683   NONE                 LASERJET 4000 PRINTER  HP C4119A
 160220       95839   31/05/1998     23528   US75051293           PC HPD4808N KAYAK XA
 160220       95852   31/05/1998     23541   M774700131           MONITOR VIEWSONIC G800
 160220       95853   31/05/1998     23542   M774700151           MONITOR VIEWSONIC G800
 160220       95964   30/06/1998     23548   (S)TW74512091        HP OMNIBOOK 3000CTX
 160220       95975   30/06/1998     23746   (S)TW74312117        LAPTOP PC HP F1391A OMNIBOOK 300CTX
 160220       96009   30/06/1998     23712   72832                PC P200X & MONITOR
 160220       96012   30/06/1998     23715   72826                PC P200X & MONITOR
 160220       96013   30/06/1998     23716   72819                PC P200X & MONITOR
 160220       96015   30/06/1998     23718   72815                PC P200X & MONITOR
 160220       96019   30/06/1998     23722   72810                PC P200X & MONITOR
 160220       96028   30/06/1998     23731   72823                PC P200X & MONITOR
 160220       96033   30/06/1998     23736   72808                PC P200X & MONITOR
 160220       96034   30/06/1998     23737   72805                PC P200X & MONITOR
 160220       96157   31/07/1998     23901   FA7640269            21" MUNTISYNC MONITOR--IT-FOPT102
 160220       96159   31/07/1998     23903   H283NQ               INTERGRAPH TDZ2000 PENTIUM II--IT-FBAS644
 160220       96160   31/07/1998     23904   H282XA               INTERGRAPH TDZ2000 PENTIUM II--IT-FBAS644
 160220       96167   31/07/1998     23603   QH81109703           VIEWSONIC MONITOR
 160220       96168   31/07/1998     23604   QH81109763           VIEWSONIC MONITOR
 160220       96170   31/07/1998     23606   QH81109762           VIEWSONIC MONITOR
 160220       96179   31/07/1998     23615   US81751367           HP PC D6494N
 160220       96188   31/07/1998     23659   QH80505129           MONITOR P810
 160220       96205   31/07/1998     23761   US82018744           HP VECTRA VL PC
 160220       96206   31/07/1998     23762   US82018479           HP VECTRA VL PC - CHRIS MULL
 160220       96254   31/08/1998     23937   US82750071           HP KAYAK WORKSTATION  HP D6494N
 160220       96311   30/09/1998     23942   QH81414430           VIEWSONIC P810 MONITOR
 160220       96352   30/09/1998     23791   US82251015           HP KAYAK PC D4808T
 160220       96360   30/09/1998     23807   M780900166           MONITOR 20" VIEWSONIC G800
 160220       96362   30/09/1998     23809   M780900185           MONITOR 20" VIEWSONIC G800
 160220       96406   30/09/1998     23999   82853498             HP KAYAK PC
 160220       96412   30/09/1998     23990   QH81415064           MONITOR VIEWSONIC P810
 160220       96470   31/10/1998     24207   SUSMB086183          PRINTER HP LASERJET
 160220       96505   31/10/1998     23888   US82501697           PC HP VECTRA VL7 HP D5720T
 160220       96519   31/10/1998     23997   TW820B1992           LAPTOP PC HP OMNIBOOK 4100
 160220       96521   31/10/1998     24054   TW821B0369           LAPTOP PC HP OMNIBOOK F1463NT
 160220       96522   31/10/1998     24052   TW823B033            LAPTOP PC HP OMNIBOOK F1463NT
 160220       96524   31/10/1998     23975   QH82425647           MONITOR VIEWSONIC 21" P810
 160220       96570   30/11/1998     24060   US83251445           PC HP KAYAK XA  D6495N
 160220       96572   30/11/1998     24063   US83251437           PC HP KAYAK XA  D6495N
 160220       96577   30/11/1998     24068   US83251522           PC HP KAYAK XA  D6495N
 160220       96578   30/11/1998     24069   US83251549           PC HP KAYAK XA  D6495N
 160220       96586   30/11/1998     24024   M781200357           VIEWSONIC G800
 160220       96587   30/11/1998     24019   M781200358           VIEWSONIC G800
 160220       96588   30/11/1998     24025   M781200359           VIEWSONIC G800
 160220       96590   30/11/1998     24045   M781200481           VIEWSONIC G800
 160220       96591   30/11/1998     24023   M781200482           VIEWSONIC G800
 160220       96592   30/11/1998     24031   M781200483           VIEWSONIC G800
 160220       96593   30/11/1998     24029   M781200484           VIEWSONIC G800
 160220       96595   30/11/1998     24033   M781200488           VIEWSONIC G800
 160220       96596   30/11/1998     24027   M781200489           VIEWSONIC G800
 160220       96624   30/11/1998     24206   USB1016897           HP LASERJET 5000N PRINTER
 160220       96625   30/11/1998     24153   USB1022964           HP LASERJET 5000N PRINTER
 160220       96638   30/11/1998     24182   US83750077           HP KAYAK XA
 160220       96639   30/11/1998     24183   QH82422460           VIEWSONIC P810
 160220       96642   30/11/1998     24186   QI83542627           VIEWSONIC P810
 160220       96658   30/11/1998     24229   US83851718           PC HP KAYAK XA
 160220       96664   30/11/1998     24235   QI83542621           MONITOR 21" VIEWSONIC G810
 160220       96665   30/11/1998     24236   QI83542644           MONITOR 21" VIEWSONIC G810
 160220       96667   30/11/1998     24238   QI83542633           MONITOR 21" VIEWSONIC G810
 160220       96668   30/11/1998     24239   QI83542636           MONITOR 21" VIEWSONIC G810
 160220       96726   31/12/1998     24036   M775100384           VIEWSONIC MONITOR G800
 160220       96728   31/12/1998     24034   M775100453           VIEWSONIC MONITOR G800
 160220       96734   31/12/1998     24046   M755100545           VIEWSONIC MONITOR G800
 160220       96736   31/12/1998     24030   M781200337           VIEWSONIC MONITOR G800
 160220       96758   31/12/1998     23824   813G4215             9.1 GB/7200 RPM DISK UNIPAK
 160220       96783   31/12/1998     24085   G8D001697            INTERGRAPH 21" COLOR MONITOR
 160220       96792   31/12/1998     24094   G8D001448            INTERGRAPH 21" COLOR MONITOR

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE    INVTY #     SERIAL #                           ASSET DESCRIPTION
 160220       96808   31/12/1998     24276   TW832C0288           HP OMNIBOOK 7100
 160220       96810   31/12/1998     24359   QH82422203           VIEWSONIC MONITOR G810
 160220       96829   31/12/1998     24343   8G84101308           VIEWSONIC MONITOR Q71
 160220       96836   31/12/1998     23767   9805KH3483           MONITOR - SUN SYSTEM
 160220       96838   31/12/1998     23769   741G2287             FLEXIPACK TAPE DRIVE
 160220       96839   31/12/1998     23770   820FCB1F             ULTRA ENTERPRISE 2 MODEL 2200
 160220       96840   31/12/1998     23782   FW80201229           ULTRA 10 MODEL 300 LII PROCESSOR
 160220       96841   31/12/1998     23783   FW80201142           ULTRA 10 MODEL 300 LII PROCESSOR
 160220       96893   28/02/1999     24334   84561267             PC HP KAYAK D5766
 160220       96899   28/02/1999     24002   US82952579           PC HP KAYAK WORKSTATION D6493N
 160220       96901   28/02/1999     24424   US83051741           PC HP KAYAK WORKSTATION D6493N
 160220       96902   28/02/1999     24011   US83051702           PC HP KAYAK WORKSTATION D6493N
 160220       96921   28/02/1999     24204   TW822C0126           LAPTOP PC HP OMNIBOOK 7100
 160220       97573   31/03/1999     24512   78-DM959             IBM THINKPAD 770 LAPTOP PC
 160220       97588   31/03/1999     24371   11816266             GATEWAY SOLO 9100LS
 160220       97589   31/03/1999     24401   11768240             GATEWAY SOLO 5150XL
 160220       97590   31/03/1999     24400   1768241              GATEWAY SOLO 5150XL
 160220       97672   31/03/1999     24528   78-CX186             LAPTOP PC IBM THINKPAD 770
 160220       97787   31/05/1999     23971   FW82237165           SUN WORKSTATION ULTRA 10 SOLARIS
 160220       97797   31/05/1999     24661   8189                 PC AMD K6-266 MHZ 3D
 160220       97814   31/05/1999     24480   13154686             LAPTOP PC GATEWAY SOLO 9100
 160220       97819   30/06/1999     24518   US84460622           PC HP KAYAK XA
 160220       97820   30/06/1999     24519   US84460621           PC HP KAYAK XA
 160220       97822   30/06/1999     24521   US84460609           PC HP KAYAK XA
 160220       97824   30/06/1999     24523   QI85067762           MONITOR 21" VIEWSONIC G810
 160220       97827   30/06/1999     24526   QI85067765           MONITOR 21" VIEWSONIC G810
 160220       97828   30/06/1999     24527   QI85067759           MONITOR 21" VIEWSONIC G810
 160220       97830   30/06/1999     24471   QI84662144           MONITOR 21" VIEWSONIC G810
 160220       97831   30/06/1999     24472   QI84662141           MONITOR 21" VIEWSONIC G810
 160220       97835   30/06/1999     24474   US84460638           PC HP KAYAK XA
 160220       97836   30/06/1999     24475   US84460682           PC HP KAYAK XA
 160220       97839   30/06/1999     24468   US84460672           PC HP KAYAK XA
 160220       97841   31/05/1999     24666   US90280389           PC HP KAYAK XA D5762T
 160220       97978   30/06/1999     24162   55341C6WWA78         DELL MONITOR 17" DIO25TM
 160220       97992   30/06/1999     24056   2AABBD804024885      MONITOR GATEWAY UX1100
 160220       98059   30/06/1999     24630   US90880512           PC HP KAYAK XA
 160220       98062   30/06/1999     24629   US90880546           PC HP KAYAK XA
 160220       98070   30/06/1999     24614   US84362142           PC HP KAYAK XA
 160220       98078   30/06/1999     24553   QI84658701           MONITOR 21" VIEWSONIC G810
 160220       98079   30/06/1999     24554   QI84358236           MONITOR 21" VIEWSONIC G810
 160220       98080   30/06/1999     24555   QI84658698           MONITOR 21" VIEWSONIC G810
 160220       98119   30/07/1999     24720   217683               HEWLETT PACKARD P3 400MHZ PC
 160220       98130   30/07/1999     24782   USQA013374           HP LASERJET PRINTER 4050N
 160220       98227   27/08/1999     24849   1JKWD                DELL PC P-III/MT 6500
 160220       98228   27/08/1999     24850   55347B1S2NS9         DELL MONITOR 21" ULTRA SCAN
 160220       98231   27/08/1999     24885   24DJ8                DELL PC SERVER 6500 P-III
 160220       98783   30/09/1999     24880   V1QVG                DELL LAPTOP PPI INSPIRON 7000
 160220       98804   30/09/1999     24707   0YZ9T                DELL PC 6400 PII/MT
 160220       98805   30/09/1999     24703   0YZ9Z                DELL PC 6400 PII/MT
 160220       98806   30/09/1999     24711   0YZA2                DELL PC 6400 PII/MT
 160220       98808   30/09/1999     24708   0YZB9                DELL PC 6400 PII/MT
 160220       98813   30/09/1999     24700   55347BOSK339         DELL MONITOR ULTRASCAN 1600HS 21"
 160220       98816   30/09/1999     24710   91MCW-47743OCP0NXJ   DELL MONITOR ULTRASCAN 1600HS 21"
 160220       98821   30/09/1999     24694   0YZ92                DELL PC 6400 PII/MT 410
 160220       98822   30/09/1999     24695   0YZ77                DELL PC 6400 PII/MT 410
 160220       98832   30/09/1999     24723   W6V2F                DELL LAPTOP PC PPI INSPIRON 7000
 160220       98840   30/09/1999     24843   55347B1J4H59         DELL MONITOR ULTRASCAN 1600HS 21"
 160220       98841   30/09/1999     24795   1F1T0                DELL PC 6400 PII/MT
 160220       98843   30/09/1999     24792   1F1T3                DELL PC 6400 PII/MT
 160220       98846   30/09/1999     24794   1F1TG                DELL PC 6400 PII/MT
 160220       98851   30/09/1999     24836   55347B1M8259         DELL MONITOR ULTRASCAN 1600HS 21"
 160220       98852   30/09/1999     24837   55347B1MA859         DELL MONITOR ULTRASCAN 1600HS 21"
 160220       98856   30/09/1999     24816   1F12Z                DELL PC 6500 PIII/MT
 160220       98857   30/09/1999     24814   1F127                DELL PC 6500 PIII/MT
 160220       98858   30/09/1999     24818   1F125                DELL PC 6500 PIII/MT
 160220       98861   30/09/1999     24800   1DTKH                DELL PC 6400 PII/MT 410
 160220       98866   30/09/1999     24805   1DTM2                DELL PC 6400 PII/MT 410
 160220       98868   30/09/1999     24819   1DTMC                DELL PC 6400 PII/MT 410
 160220       98874   30/09/1999     24809   55347B1MBT59         DELL MONITOR ULTRASCAN 1600HS 20"
 160220       98875   30/09/1999     24810   55347B1MBX59         DELL MONITOR ULTRASCAN 1600HS 20"
 160220       98877   30/09/1999     24812   55347B1MBW59         DELL MONITOR ULTRASCAN 1600HS 20"
 160220       98879   30/09/1999     24826   55347B1MC059         DELL MONITOR ULTRASCAN 1600HS 20"
 160220       99001   29/10/1999     24920   4A4G5                DELL PIII PC
 160220       99003   29/10/1999     24922   4A4DY                DELL PIII PC
 160220       99004   29/10/1999     24924   4A4EY                DELL PIII PC
 160220       99005   29/10/1999     24938   4A4E3                DELL PIII PC
 160220       99006   29/10/1999     24939   4A4GG                DELL PIII PC
 160220       99007   29/10/1999     24943   4A4G3                DELL PIII PC
 160220       99008   29/10/1999     24940   4A4GB                DELL PIII PC

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE    INVTY #     SERIAL #                     ASSET DESCRIPTION
 160220       99009   29/10/1999     24942   4A4F3                DELL PIII PC
 160220       99011   29/10/1999     24925   55347B2A8879         DELL 21" MONITOR ULTRASCAN 1600HS
 160220       99015   29/10/1999     24934   55347B2A8779         DELL 21" MONITOR ULTRASCAN 1600HS
 160220       99019   29/10/1999     24944   55347B2A8C79         DELL 21" MONITOR ULTRASCAN 1600HS
 160220       99020   29/10/1999     24929   55347B2A8379         DELL 21" MONITOR ULTRASCAN 1600HS
 160220       99021   29/10/1999     24957   4A4C9                DELL PC PRECISION 410
 160220       99022   29/10/1999     24958   4A4D6                DELL PC PRECISION 410
 160220       99023   29/10/1999     24959   4A4DQ                DELL PC PRECISION 410
 160220       99025   29/10/1999     24961   4A406                DELL PC PRECISION 410
 160220       99031   29/10/1999     24967   4A4BH                DELL PC PRECISION 410
 160220       99032   29/10/1999     24968   4A4B9                DELL PC PRECISION 410
 160220       99033   29/10/1999     24969   4A4C3                DELL PC PRECISION 410
 160220       99034   29/10/1999     24970   4A4DB                DELL PC PRECISION 410
 160220       99035   29/10/1999     24971   4A4CX                DELL PC PRECISION 410
 160220       99061   29/10/1999     25158   5TGA6                DELL PC PRECISION 410
 160220       99065   29/10/1999     25097   5TGZU                DELL PC PRECISION 410
 160220       99067   29/10/1999     25099   5TGWU                DELL PC PRECISION 410
 160220       99068   29/10/1999     25100   5TGRI                DELL PC PRECISION 410
 160220       99069   29/10/1999     25101   5TGME                DELL PC PRECISION 410 DESKTOP
 160220       99070   29/10/1999     25102   5TGTU                DELL PC PRECOSOPM 410 DESKTOP
 160220       99072   29/10/1999     25104   5TGLE                DELL PC PRECISION 410 DESKTOP
 160220       99074   29/10/1999     25106   5TGYE                DELL PC PRECISION 410 DESKTOP
 160220       99077   29/10/1999     25109   9171RB01SD79         DELL 21" MONITOR ULTRASCAN P1110
 160220       99079   29/10/1999     25111   9171RB01SF79         DELL 21" MONITOR ULTRASCAN P1110
 160220       99080   29/10/1999     25112   9171RB01S579         DELL 21" MONITOR ULTRASCAN P1110
 160220       99217   26/11/1999     25024   9171RB0KNJ89         DELL 21" MONITOR P1110
 160220       99218   26/11/1999     25025   9171RB0JNG89         DELL 21" MONITOR P1110
 160220       99219   26/11/1999     25026   9171RB0KPS89         DELL 21" MONITOR P1110
 160220       99220   26/11/1999     25027   9171RB0KPT89         DELL 21" MONITOR
 160220       99222   26/11/1999     25029   72EWH                DELL PC 6500 PIII
 160220       99223   26/11/1999     25030   72EWJ                DELL PC 6500 PIII
 160220       99225   26/11/1999     25032   72EVG                DELL PC 6500 PIII
 160220       99227   26/11/1999     25034   72EWR                DELL PC 6500 PIII
 160220       99228   26/11/1999     25035   72EWM                DELL PC 6500 PIII
 160220       99229   26/11/1999     25036   72EV2                DELL PC 6500 PIII
 160220       99233   26/11/1999     25187   706BB                DELL PC 6500 PIII
 160220       99236   26/11/1999     25190   706B1                DELL PC 6500 PIII
 160220       99237   26/11/1999     25191   706BP                DELL PC 6500 PIII
 160220       99240   26/11/1999     25194   706BT                DELL PC 6500 PIII
 160220       99244   26/11/1999     25198   917RB0J9X89          DELL MONITOR ULTRASCAN 21" P1110
 160220       99258   26/11/1999     25014   6NJTA                DELL LATTITUDE LAPTOP PC
 160220       99260   26/11/1999     25184   QV93202581           MONITOR 21" VIEWSONIC G810
 160220       99261   26/11/1999     25015   6L7EJ                DELL LATTITUDE LAPTOP PC
 160220       99262   26/11/1999     25016   6L7GE                DELL LATTITUDE LAPTOP PC
 160220       99286   26/11/1999     25045   768JI                DELL PC 6500 PIII
 160220       99287   26/11/1999     25046   768DU                DELL PC 6500 PIII
 160220       99291   26/11/1999     25050   7689I                DELL PC 6500 PIII
 160220       99293   26/11/1999     25219   768AO                DELL PC 6500 PIII
 160220       99295   26/11/1999     25221   768CU                DELL PC 6500 PIII
 160220       99299   26/11/1999     25225   768A2                DELL PC 6500 PIII
 160220       99301   26/11/1999     25227   768DI                DELL PC 6500 PIII
 160220       99363   31/12/1999     24740   11BI6                DELL SCANNING PC
 160220       99364   31/12/1999     24902   24WGJ                DELL SCANNING PC
 160220       99369   31/12/1999     24741   221DA39QD59          DELL 19" MONITOR
 160220       99372   31/12/1999     25366   2221DA4N3T69         DELL 19" MONITOR
 160220       99375   31/12/1999     25369   USBC019215           HP LASERJET 8100DN PRINTER
 160220       99379   25/02/2000     24774   176NQ                DELL PC OPTIPLEX GX1 PIII
 160220       99380   25/02/2000     24775   176NS                DELL PC OPTIPLEX GX1 PIII
 160220       99418   31/12/1999     25268   9171RB14UZ99         DELL MONITOR ULTRASCAN P1110
 160220       99421   31/12/1999     25271   9171RB14UQ99         DELL MONITOR ULTRASCAN P1110
 160220       99432   31/12/1999     25282   8MAWS                DELL PC PRECISION 410
 160220       99433   31/12/1999     25283   8MAXF                DELL PC PRECISION 410
 160220       99435   31/12/1999     25285   8MAWM                DELL PC PRECISION 410
 160220       99437   31/12/1999     25287   8MAWN                DELL PC PRECISION 410
 160220       99438   31/12/1999     25292   USCCP14610           HP LASERJET PRINTER C4215A
 160220       99480   25/02/2000     25312   PVE26                DELL PC PIII DESKTOP
 160220       99481   25/02/2000     25313   PVE3U                DELL PC PIII DESKTOP
 160220       99483   25/02/2000     25315   PVE48                DELL PC PIII DESKTOP
 160220       99485   25/02/2000     25317   9VE22                DELL PC PIII DESKTOP
 160220       99486   25/02/2000     25318   9VE1Y                DELL PC PIII DESKTOP
 160220       99487   25/02/2000     25319   9VE3X                DELL PC PIII DESKTOP
 160220       99500   25/02/2000     25335   9171RB0VWS99         MONITOR 21" DELL P1110
 160220       99501   25/02/2000     25336   VCMX1                DELL LAPTOP PC LATITUDE (HAROLD TAFF)
 160220       99502   25/02/2000     25310   VLF8K                DELL LAPTOP PC LATITUDE (MICHAEL JETTE)
 160220       99503   25/02/2000     25321   9171RB1HJA49         MONITOR 21" DELL P1110
 160220       99506   25/02/2000     25324   12992009308          TERMINAL 701 BASE
 160220       99508   25/02/2000     25325   12992009309          TERMNALS 701 BASE
 160220       99509   25/02/2000     25323   12992009310          TERMINALS 701 BASE
 160220       99510   25/02/2000     25352   12992009311          TERMINALS 701 BASE

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #     SERIAL #                          ASSET DESCRIPTION
 160220       99511   25/02/2000     25351   12992009312          TERMINALS 701 BASE
 160220       99514   25/02/2000     25331   T91005661            MONITOR 21" HITACHI
 160220       99515   25/02/2000     25332   T91005662            MONITOR 21" HITACHI
 160220       99516   25/02/2000     25328   T91005709            MONITOR 21" HITACHI
 160220       99518   25/02/2000     25330   T91005718            MONITOR 21" HITACHI
 160220       99548   25/02/2000     25460   47801-015-1134       DELL 17" MONITOR M770 (JOHN GIBBS)
 160220       99562   25/02/2000     25514   QV94926907           MONITOR 21" VIEWSONIC G810
 160220       99567   25/02/2000     25398   CY3FI                LAPTOP PC DELL INSPIRON (RICH SCHRODER)
 160220       99568   25/02/2000     25453   9171RB29LCC9         MONITOR 20" DELL ULTRASCAN P1110
 160220       99569   25/02/2000     25454   9171RB2B82C9         MONITOR 20" DELL ULTRASCAN P1110
 160220       99571   25/02/2000     25459   9171RB2A7KC9         MONITOR 20" DELL ULTRASCAN P1110
 160220       99573   25/02/2000     25496   9171RB2A7HC9         MONITOR 20" DELL ULTRASCAN P1110
 160220       99578   25/02/2000     25486   D46MS                DELL DESKTOP PC PIII 410
 160220       99579   25/02/2000     25487   D465K                DELL DESKTOP PC PIII 410
 160220       99581   25/02/2000     25489   D465B                DELL DESKTOP PC PIII 410
 160220       99582   25/02/2000     25490   D464W                DELL DESKTOP PC PIII 410
 160220       99583   25/02/2000     25491   D46MU                DELL DESKTOP PC PIII 410
 160220       99584   25/02/2000     25492   D464U                DELL DESKTOP PC PIII 410
 160220       99588   25/02/2000     25484   Y3MJV                DELL LAPTOP PC INSPIRON 7500 (MARK MELLANGER)
 160220       99590   25/02/2000     25480   CZBYA                DELL PC PRECISION 620
 160220       99591   25/02/2000     25481   CZBYE                DELL PC PRECISION 620
 160220       99592   25/02/2000     25483   9171RB26U3B9         MONITOR 21" DELL ULTRASCAN
 160220       99593   25/02/2000     25471   9171RB29LXC9         MONITOR 21" DELL ULTRASCAN
 160220       99606   25/02/2000     25456   9171RB2B95C9         MONITOR 20" DELL ULTRASCAN
 160220       99607   25/02/2000     25457   9171RB28XDC9         MONITOR 20" DELL ULTRASCAN
 160220       99609   25/02/2000     25470   9171RB2B92C9         MONITOR 20" DELL ULTRASCAN
 160220       99613   25/02/2000     25495   9171RB2B96C9         MONITOR 20" DELL ULTRASCAN
 160220       99621   25/02/2000     25441   D467P                DELL DESKTOP PC PIII 410
 160220       99622   25/02/2000     25449   D46DV                DELL DESKTOP PC PIII 410
 160220       99630   25/02/2000     25447   D46E7                DELL DESKTOP PC PIII 410
 160220       99631   25/02/2000     25439   D46EJ                DELL DESKTOP PC PIII 410
 160220       99633   25/02/2000     25450   D46DP                DELL DESKTOP PC PIII 410
 160220       99893   31/03/2000     25322   WKGVS                DELL LAPTOP PC LATTITUDE FOR ANDY LOW
 160220       99932   31/03/2000     25725   VLF8P                DELL LAPTOP PC LATITUDE FOR TOM DOBOZY
 160220      100064   26/05/2000     25525   H55NE                DELL DESKTOP PC 410
 160220      100065   26/05/2000     25529   H55PE                DELL DESKTOP PC 410
 160220      100067   26/05/2000     25534   H55NI                DELL DESKTOP PC 410
 160220      100069   26/05/2000     25527   H55QA                DELL DESKTOP PC 410
 160220      100070   26/05/2000     25533   H55NU                DELL DESKTOP PC 410
 160220      100073   26/05/2000     25528   H55PU                DELL DESKTOP PC 410
 160220      100076   26/05/2000     25536   47743-PCF-2KTS       DELL 21" MONITOR P1110
 160220      100151   29/10/1999     24949   532PU                DELL PC HIGH END DESKTOP
 160220      100155   26/11/1999     25041   QV93202838           DELL MONITOR 21" G810-2
 160220      100156   26/11/1999     25042   75XDA                DELL LATTITUDE LAPTOP PC
 160220      100160   29/10/1999     25207   5A57Y                DELL PC PIII
 160220      100161   29/10/1999     25208   5A58C                DELL PC PIII
 160220      100165   29/10/1999     24948   532RU                DELL PC HIGH END DESKTOP
 160220      100181   25/02/2000     25378   CR46T                DELL DESKTOP PC PIII 410
 160220      100182   25/02/2000     25374   CR47H                DELL DESKTOP PC PIII 410
 160220      100184   25/02/2000     25387   9171RB24Q1B9         DELL MONITOR 21" PIII
 160220      100186   25/02/2000     25389   9171RB24Q2B9         DELL MONITOR 21" P1110
 160220      100187   25/02/2000     25390   9171RB1Y9WB9         DELL MONITOR 21" P1110
 160220      100203   31/03/1997     22930   Q564621156           MONITOR 21"
 160220      100204   31/03/1997     22982   Q564619925           MONITOR 21"
 160220      100206   31/03/1997     22986   Q564621157           MONITOR 21"
 160220      100211   31/05/1997     23044   214691               PC PENTIUM
 160220      100219   30/06/1997     23092   Q571043703           MONITOR 21"
 160220      100226   31/12/1997     23397   Q570737095           MONITOR 21" VIEWSONIC
 160220      100228   30/11/1997     23387   215601               PENTIUM PC
 160220      100231   30/11/1997     23385   JL72533492           MONITOR 17" VIEWSONIC
 160220      100235   30/04/1998     23380   Q772331462           MONITOR 21" VIEWSONIC
 160220      100245   31/07/1998     23925   Q572470072           VIEWSONIC P810 21" MONITOR
 160220      100259   30/09/1998     23846   BQK811C08281         MONITOR 15" IMPRESSION
 160220      100276   31/10/1998     24074   US83051740           PC HP KAYAK XA
 160220      100297   26/11/1999     25174   6SAXQ                DELL PC 6450 PIII/MT
 160220      100298   26/11/1999     25175   6SAXU                DELL PC 6450 PIII/MT
 160220      100299   26/11/1999     25176   6SAXU                DELL PC 6450 PIII/MT
 160220      100309   25/02/2000     25382   CR4SI                DELL DESKTOP PC PIII 410
 160220      100310   25/02/2000     25383   CR46E                DELL DESKTOP PC PIII 410
 160220      100318   25/02/2000     25391   9171RB1YYVB9         DELL MONITOR 21" P1110
 160220      100320   25/02/2000     25394   9171RB1Y9XB9         DELL MONITOR 21" P1110
 160220      100331   30/09/1999     24725   W6V2E                DELL LAPTOP PC PII INSPIRON 7000
 160220      100353   30/06/2000     24870   931C0841             DISK MULTIPACK 18.2GB
 160220      100405   30/06/2000     25701   3H5IB                DELL LAPTOP LATITUDE C PPX FOR AL LUJAN
 160220      100456   31/07/2000     25466   VKCL8                DELL LATITUDE LAPTOP PC FOR TOM SPOOR
 160220      100477   31/07/2000     25663   1B6EG                DELL PC PRECISION 420
 160220      100494   31/07/2000     25677   47743-033-OYLF       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100498   31/07/2000     25681   1B5AD                DELL PC PRECISION 420
 160220      100499   31/07/2000     25682   1B5AC                DELL PC PRECISION 420

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #       SERIAL #                   ASSET DESCRIPTION
 160220      100502   31/07/2000     25685   1B4US                DELL PC PRECISION 420
 160220      100504   31/07/2000     25887   7EKXG                DELL LAPTOP PPX LATTITUDE
 160220      100505   31/07/2000     25888   7EKXH                DELL LAPTOP PPX LATTITUDE
 160220      100507   31/07/2000     25889   47743-05M-2X2L       DELL P1110 MONITOR
 160220      100509   31/07/2000     25890   47743-05M-2X2K       DELL P1110 MONITOR
 160220      100510   31/07/2000     25693   1B5AG                DELL PC PRECISION 420
 160220      100511   31/07/2000     25694   1B5AK                DELL PC PRECISION 420
 160220      100515   31/07/2000     25893   3SS020B              DELL PC PRECSION 420
 160220      100519   31/07/2000     25690   47743-033-OYEL       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100521   31/07/2000     25898   C4W020B              DELL PC PRECSION 420
 160220      100522   31/07/2000     25899   BQS020B              DELL PC PRECSION 420
 160220      100526   31/07/2000     25695   47743-033-OYEI       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100527   31/07/2000     25901   FQS020B              DELL PC PRECSION 420
 160220      100529   31/07/2000     25902   D4W020B              DELL PC PRECSION 420
 160220      100532   31/07/2000     25697   47743-033-OYEQ       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100542   31/07/2000     25929   6EFVF                DELL LATITUDE CPx LAPTOP
 160220      100549   31/07/2000     25794   J50K00B              DELL PRECISION 420 WORKSTATION
 160220      100550   31/07/2000     25795   950K00B              DELL PRECISION 420 WORKSTATION
 160220      100555   31/07/2000     25800   F50K00B              DELL PRECISION 420 WORKSTATION
 160220      100559   31/07/2000     25909   47743-05M-2VDE       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100561   31/07/2000     25911   47743-05M-2WZC       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100562   31/07/2000     25912   47743-05M-2VDF       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100563   31/07/2000     25913   47743-05M-2X4G       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100569   31/07/2000     25918   47743-05M-2X4D       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100571   31/07/2000     25919   47743-05M-2X4E       DELL MONITOR 21" P1110 ULTRASCAN
 160220      100573   31/07/2000     25803   G50K00B              DELL PRECISION 420 WORKSTATION
 160220      100628   31/08/2000     25837   6UB2R                DELL LATITUDE CSx500XT LAPTOP
 160220      100631   31/08/2000     25821   8VBQ00B              DELL PRECISION 420 WORKSTATION PC
 160220      100633   31/08/2000     25823   DVBQ00B              DELL PRECISION 420 WORKSTATION PC
 160220      100634   31/08/2000     25824   7WBQ00B              DELL PRECISION 420 WORKSTATION PC
 160220      100643   31/08/2000     25971   47743-063-3F3C       DELL 21" ULTRASCAN P1110 MONITOR
 160220      100644   31/08/2000     25970   8AHUG                DELL LATITUDE CPx LAPTOP
 160220      100673   31/08/2000     25510   F4DXU                DELL LATITUDE CPt LAPTOP
 160220      100692   31/08/2000     25563   H7HDE                DELL WORKSTATION 410  PIII 600MHz
 160220      100694   31/08/2000     25565   H7HBU                DELL WORKSTATION 410  PIII 600MHz
 160220      100696   31/08/2000     25615   H7HDI                DELL WORKSTATION 410  PIII 600MHz
 160220      100699   31/08/2000     25618   H7HDU                DELL WORKSTATION 410  PIII 600MHz
 160220      100701   31/08/2000     25620   H7HE1                DELL WORKSTATION 410  PIII 600MHz
 160220      100702   31/08/2000     25566   47743-01K-0BB2       DELL ULTRASCAN 21" P1110 MONITOR
 160220      100704   31/08/2000     25601   47743-01K-0BB6       DELL ULTRASCAN 21" P1110 MONITOR
 160220      100706   31/08/2000     25603   47743-01K-0BB0       DELL ULTRASCAN 21" P1110 MONITOR
 160220      100712   31/08/2000     26104   H7IOU                DELL PRECISION 410 WORKSTATION  P111 700MHz
 160220      100713   31/08/2000     26105   47743-01J-08BB       DELL ULTRASCAN 21" P1110 MONITOR
 160220      100719   31/08/2000     26070   8QAP9                DELL LATITUDE CPx LAPTOP - TODD HERMAN 9/2002
 160220      100726   31/08/2000     26140   47801-04B-B0HX       DELL 19" M990 MONITOR
 160220      100727   31/08/2000     26060   1S30001              DELL WORKSTATION 420 PIII 667MHz
 160220      100729   31/08/2000     26062   9T30001              DELL WORKSTATION 420 PIII 667MHz
 160220      100735   31/08/2000     26068   HR30001              DELL WORKSTATION 420 PIII 667MHz
 160220      100736   31/08/2000     26069   FR30001              DELL WORKSTATION 420 PIII 667MHz
 160220      100737   31/08/2000     26155   7WUCP                DELL LATITUDE CPx LAPTOP
 160220      100744   31/08/2000     25637   QV94417567           VIEWSONIC G810 21" MONITOR
 160220      100745   31/08/2000     25638   QV94415332           VIEWSONIC G810 21" MONITOR
 160220      100752   31/08/2000     25836   6SEHG                DELL LATITUDE CPx LAPTOP
 160220      100753   31/08/2000     26161   7WUDM                DELL LATITUDE CPx LAPTOP
 160220      100755   31/08/2000     26138   78UT3                DELL LATITUDE LSH400ST LAPTOP
 160220      100756   31/08/2000     26158                        DELL 19" M990 MONITOR
 160220      100757   31/08/2000     26159   7EF8K                DELL LATITUDE CPx LAPTOP
 160220      100758   31/08/2000     26160   47801-068-B0JF       DELL 19" M990 MONITOR
 160220      100775   31/08/2000     26123   90AGW                DELL LATITUDE CPx LAPTOP
 160220      100776   31/08/2000     26124   47743-06Q-44G6       DELL 21" P1110 MONITOR
 160220      100806   31/08/2000     25038   75YEJ                DELL LATITUDE CPi LAPTOP
 160220      100810   31/08/2000     26231   3002950              SONY PCV L400 P11400 COMPUTER
 160220      100814   31/08/2000     26228   IS9513AW15547763     IBM MONITOR (FLAT)
 160220      100818   31/08/2000     24983   3001971              SONY VAIO PC & MONITOR
 160220      100819   31/08/2000     24984   3004415              SONY VAIO PC & MONITOR
 160220      100820   31/08/2000     24985   3002986              SONY VAIO PC & MONITOR
 160220      100821   31/08/2000     24986   3004318              SONY VAIO PC & MONITOR
 160220      100822   31/08/2000     24994   2602AF9300255        COBALT PC 64MB NAS RAQ
 160220      100823   31/08/2000     24993   2301AF9290013        COBALT PC 32MB NAS RAQ
 160220      100824   31/08/2000     24988   2301BF9290278        COBALT QUBE INT SERVER
 160220      100825   31/08/2000     24996   S017179328N          MONITOR SONY 15"
 160220      100826   31/08/2000     24995   S0171793411          SONY 15" MONITOR
 160220      100827   31/08/2000     24992   HI8195001249         INTEL EXPRESS 410T
 160220      100839   30/09/2000     26220   VLF8N                DELL LATITUDE CPi LAPTOP
 160220      100842   30/09/2000     26233   3GWIM                DELL LATITUDE CPx LAPTOP
 160220      100843   30/09/2000     26234   47743-03M-1B01       DELL 21" P1110 MONITOR
 160220      100844   30/09/2000     26240   H71AM                DELL PRECISION 410 600MHz TOWER
 160220      100846   30/09/2000     26239   H71AP                DELL PRECISION 410 600MHz TOWER
 160220      100847   30/09/2000     26254   H71AQ                DELL PRECISION 410 600MHz TOWER

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #       SERIAL #                   ASSET DESCRIPTION
 160220      100848   30/09/2000     26235   H71AR                DELL PRECISION 410 600MHz TOWER
 160220      100849   30/09/2000     26253   H71AS                DELL PRECISION 410 600MHz TOWER
 160220      100850   30/09/2000     26252   H71AT                DELL PRECISION 410 600MHz TOWER
 160220      100851   30/09/2000     26238   H71AV                DELL PRECISION 410 600MHz TOWER
 160220      100852   30/09/2000     26251   H71AW                DELL PRECISION 410 600MHz TOWER
 160220      100853   30/09/2000     26237   H71AX                DELL PRECISION 410 600MHz TOWER
 160220      100880   30/09/2000     25605   FE1QY                DELL CELERON CPt LAPTOP
 160220      100885   30/09/2000     26320   US01710133           HEWLETT PACKARD VECTRA VE COMPUTER
 160220      100898   30/09/2000     25552   GGIMA                DELL CELERON WORKSTATION GX100/T
 160220      100901   30/09/2000     25555   GGIM6                DELL CELERON WORKSTATION GX100/T
 160220      100906   30/09/2000     26284   H6CED                DELL PRECISION 410 WORKSTATION
 160220      100907   30/09/2000     26290   H6CEF                DELL PRECISION 410 WORKSTATION
 160220      100909   30/09/2000     25560   47743-016-0113       DELL 21" P1110 MONITOR
 160220      100911   30/09/2000     26291   47743-016-0114       DELL 21" P1110 MONITOR
 160220      100960   30/09/2000     26174   DSPY001              DELL OPTIPLEX GX200
 160220      100965   30/09/2000     26175   4NPY001              DELL OPTIPLEX GX200
 160220      100967   30/09/2000     26176   3TPY001              DELL OPTIPLEX GX200
 160220      100968   30/09/2000     26177   7TPY001              DELL OPTIPLEX GX200
 160220      100969   30/09/2000     26178   DNPY001              DELL OPTIPLEX GX200
 160220      100970   30/09/2000     26179   7PPY001              DELL OPTIPLEX GX200
 160220      100972   30/09/2000     26196   GNPY001              DELL OPTIPLEX GX200
 160220      100974   30/09/2000     26197   1PPY001              DELL OPTIPLEX GX200
 160220      100975   30/09/2000     26198   HSPY001              DELL OPTIPLEX GX200
 160220      100976   30/09/2000     26199   JTPY001              DELL OPTIPLEX GX200
 160220      100977   30/09/2000     26200   3PPY001              DELL OPTIPLEX GX200
 160220      100978   30/09/2000     26201   6TPY001              DELL OPTIPLEX GX200
 160220      100979   30/09/2000     26202   FMPY001              DELL OPTIPLEX GX200
 160220      100980   30/09/2000     26203   FTPY001              DELL OPTIPLEX GX200
 160220      100982   30/09/2000     26204   34BY001              DELL OPTIPLEX GX200
 160220      100983   30/09/2000     26205   11BY001              DELL OPTIPLEX GX200
 160220      100985   30/09/2000     26206   5GBY001              DELL OPTIPLEX GX200
 160220      100987   30/09/2000     26207   G8BY001              DELL OPTIPLEX GX200
 160220      100991   30/09/2000     26211   7JBY001              DELL OPTIPLEX GX200
 160220      100992   30/09/2000     26212   14BY001              DELL OPTIPLEX GX200
 160220      100993   30/09/2000     26213   C7BY001              DELL OPTIPLEX GX200
 160220      100994   30/09/2000     26214   F8BY001              DELL OPTIPLEX GX200
 160220      100995   30/09/2000     26215   44BY001              DELL OPTIPLEX GX200
 160220      100996   30/09/2000     26216   H3BY001              DELL OPTIPLEX GX200
 160220      100997   30/09/2000     26217   C8BY001              DELL OPTIPLEX GX200
 160220      101065   31/10/2000     26266   72C2201              DELL LATITUDE CPx LAPTOP
 160220      101070   31/10/2000     26374   47743-08C-579P       DELL P1110  21" MONITOR
 160220      101072   31/10/2000     26376   47743-08C-56PY       DELL P1110  21" MONITOR
 160220      101074   31/10/2000     26378   47743-08C-56PW       DELL P1110  21" MONITOR
 160220      101076   31/10/2000     26380   47743-08C-57AN       DELL P1110  21" MONITOR
 160220      101077   31/10/2000     26381   47743-08C-57AP       DELL P1110  21" MONITOR
 160220      101080   31/10/2000     26384   H18W201              DELL PRECISION 420 WORKSTATION
 160220      101082   31/10/2000     26386   818W201              DELL PRECISION 420 WORKSTATION
 160220      101084   31/10/2000     26388   G18W201              DELL PRECISION 420 WORKSTATION
 160220      101085   31/10/2000     26389   B18W201              DELL PRECISION 420 WORKSTATION
 160220      101086   31/10/2000     26390   228W201              DELL PRECISION 420 WORKSTATION
 160220      101090   31/10/2000     26415   47743-08C-5853       DELL ULTRASCAN P1110  21" MONIOTR
 160220      101091   31/10/2000     26416   BF77301              DELL LATITUDE CPx LAPTOP
 160220      101092   31/10/2000     26437   USJG006751           HEWLETT PACKARD 8100N LASERJET PRINTER
 160220      101191   31/10/2000     26011   47743-07R-4QQ7       DELL ULTRASCAN P1110  21" MONITOR
 160220      101196   31/10/2000     26016   47743-07R-4QQ1       DELL ULTRASCAN P1110  21" MONITOR
 160220      101202   31/10/2000     26022   DRXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160220      101207   31/10/2000     26245   CRXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160220      101209   31/10/2000     26247   JRXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160220      101210   31/10/2000     26248   GRXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160220      101264   30/11/2000     26486   78UPD                DELL LATITUDE LSH LAPTOP
 160220      101269   30/11/2000     26125   FLWF001              DELL PRECISION 420 PC  933MHz
 160220      101270   30/11/2000     26126   GLWF001              DELL PRECISION 420 PC  933MHz
 160220      101271   30/11/2000     26127   HLWF001              DELL PRECISION 420 PC  933MHz
 160220      101314   30/11/2000     26508   81V1501              DELL OPTIPLEX GX200 PC
 160220      101315   30/11/2000     26509   C0V1501              DELL OPTIPLEX GX200 PC
 160220      101316   30/11/2000     26510   51V1501              DELL OPTIPLEX GX200 PC
 160220      101317   30/11/2000     26519   BPQY501              DELL PRECISION 420 PC WORKSTATION
 160220      101324   30/11/2000     26526   DPQY501              DELL PRECISION 420 PC WORKSTATION
 160220      101325   30/11/2000     26527   3QQY501              DELL PRECISION 420 PC WORKSTATION
 160220      101326   30/11/2000     26529   6QQY501              DELL PRECISION 420 PC WORKSTATION
 160220      101330   30/11/2000     26533   4QQY501              DELL PRECISION 420 PC WORKSTATION
 160220      101344   30/11/2000     26535   47743-09S-60S0       DELL ULTRASCAN P1110 MONITOR 21"
 160220      101349   30/11/2000     26537   47743-09S-60RZ       DELL ULTRASCAN P1110 MONITOR 21"
 160220      101350   30/11/2000     26538   47743-09S-60RX       DELL ULTRASCAN P1110 MONITOR 21"
 160220      101385   30/11/2000     26156   F17L001              DELL OPTIPLEX GX110 667MHz PC
 160220      101386   30/11/2000     26157   G17L001              DELL OPTIPLEX GX110 667MHz PC
 160220      101387   30/11/2000     26169   47801-07V-H1JN       DELL M781P  17" MONITOR
 160220      101392   30/11/2000     26163   HQVM001              DELL PRECISION 420 WORKSTATION
 160220      101439   31/12/2000     26513   16YX501              DELL LATITUDE CPx LAPTOP

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #       SERIAL #                         ASSET DESCRIPTION
 160220      101440   31/12/2000     26514   36YX501              DELL LATITUDE CPx LAPTOP
 160220      101448   31/12/2000     26555   47743-0A3-69BE       DELL ULTRASCAN P1110  21" MONITOR
 160220      101451   31/12/2000     26558   47743-0A3-69BA       DELL ULTRASCAN P1110  21" MONITOR
 160220      101452   31/12/2000     26559   47743-0A3-69BF       DELL ULTRASCAN P1110  21" MONITOR
 160220      101454   31/12/2000     26561   74D9601              DELL PRECISION 420 WORKSTATION
 160220      101459   31/12/2000     26586   B4D9601              DELL PRECISION 420 WORKSTATION
 160220      101460   31/12/2000     26587   15D9601              DELL PRECISION 420 WORKSTATION
 160220      101462   31/12/2000     26589   F4D9601              DELL PRECISION 420 WORKSTATION
 160220      101464   31/12/2000     26549   47743-0A6-6DC0       DELL ULTRASCAN P1110  21" MONITOR
 160220      101465   31/12/2000     26547   5C78601              DELL LATITUDE CPx LAPTOP
 160220      101525   28/02/2001     26612   10DN801              DELL LATITUDE CPx LAPTOP
 160220      101536   28/02/2001     26613   47743-0B2-71P7       DELL ULTRASCAN P1110  21" MONITOR
 160220      101543   28/02/2001     26648   47743-0B2-71P6       DELL ULTRASCAN P1110  21" MONITOR
 160220      101545   28/02/2001     26650   47743-0B2-71P9       DELL ULTRASCAN P1110 21" MONITOR: TOM DOBOZY
 160220      101547   28/02/2001     26652   60NQ801              DELL PRECISION 420 WORKSTATION: BRETT CARLISLE
 160220      101549   28/02/2001     26654   HZMQ801              DELL PRECISION 420 WORKSTATION: PINAL GANDHI
 160220      101550   28/02/2001     26655   31NQ801              DELL PRECISION 420 WORKSTATION: JIM MORRISS
 160220      101552   28/02/2001     26657   H0NQ801              DELL PRECISION 420 WORKSTATION: MELVIN TAN
 160220      101554   28/02/2001     26659   21NQ801              DELL PRECISION 420 WORKSTATION: TODD HOFMEISTER
 160220      101644   28/02/2001     26641   H751B01              DELL LATITUDE CPx LAPTOP : CHRIS MULL
 160220      101645   28/02/2001     26642   47801-0BM-H1FA       DELL M991  19" MONITOR : CHRIS MULL
 160220      101646   28/02/2001     26638   7951B01              DELL LATITUDE CPx LAPTOP : DANNIE SALEE
 160220      101647   28/02/2001     26639   47801-0BM-H21F       DELL M991  19" MONITOR : DANNIE SALEE
 160220      101650   28/02/2001     26723   1D42C01              DELL OPTIPLEX GX110 PC : MARCVIEW DATA TRAILS
 160220      101652   28/02/2001     26725   CC42C01              DELL OPTIPLEX GX110 PC : MARCVIEW DATA TRAILS
 160220      101693   28/02/2001     25414   6951DJQ2K013         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101694   28/02/2001     25416   6950DJQ2K038         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101695   28/02/2001     25417   6950DJQ2K118         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101696   28/02/2001     25418   6951DJQ2K099         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101697   28/02/2001     25419   6950DJQ2K081         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101698   28/02/2001     25420   6951DJQ2K080         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101699   28/02/2001     25421   6950DJQ2K088         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101704   28/02/2001     25423   6951DJQ2K065         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101705   28/02/2001     25424   6951DJQ2K087         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101706   28/02/2001     25425   6951DJQ2K031         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101707   28/02/2001     25426   6950DJQ2K057         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101708   28/02/2001     25427   6951DJQ2K101         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101711   28/02/2001     25433   6950DJQ2K071         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101712   28/02/2001     25400   6951DJQ2K043         COMPAQ PRESARIO PC : RAC SW LAB
 160220      101719   28/02/2001     25404   US95056604           HP PAVILION 8595C PC
 160220      101721   28/02/2001     25406   TT93100344           HP PAVILION FX70 DISPLAY MONITOR
 160220      101786   28/02/2001     26512   09I-21HW             DELL FLAT PANEL COLOR MONITOR
 160220      102106   31/03/2001     26809   5J5J501              DELL LATITUDE CPx LAPTOP : MUNEER ZUHDI
 160220      102107   31/03/2001     26810   47743-0A3-6796       DELL ULTRASCAN P1110 21" MONITOR: PETE FUENFHAUSEN
 160220      102136   31/03/2001     26111   HB9UW                DELL OPTIPLEX GX PC FOR GEORGE SPOHN
 160220      102474   31/05/2001     26905   8YB2M01              DELL LATITUDE C600 LAPTOP FOR RUSS BROWN
 160220      102704   31/07/2001     26332   3002291              COMPUTER (JC08SSL14)
 160220      102720   31/07/2001     26708   G3TQB01              DELL PRECISION 620 WORKSTATIONS
 160220      102721   31/07/2001     26709   B3TQB01              DELL PRECISION 620 WORKSTATIONS
 160220      102722   31/07/2001     26710   54TQB01              DELL PRECISION 620 WORKSTATIONS
 160220      102723   31/07/2001     26711   83TQB01              DELL PRECISION 620 WORKSTATIONS
 160220      102724   31/07/2001     26712   73TQB01              DELL PRECISION 620 WORKSTATIONS
 160220      102725   31/07/2001     26713   63TQB01              DELL PRECISION 620 WORKSTATIONS
 160220      102799   31/08/2001     26113   4ANLG                DELL OPTIPLEX GX110 PC : BEDFORD RELIABILITY LAB
 160220      102800   31/08/2001     26699   HCVP901              DELL LATITUDE CPx LAPTOP : MUNEER ZUHDI
 160220      103068   31/03/2001     25799   B50K00B              DELL PC PRECISION 420
 160220      103075   31/03/2001   IPN1151   4SJ2201              DELL PRECISION 420 WORKSTATION - BEN FULGHUM
 160220      103102   31/03/2001   IPN1185   FD32201              DELL LATITUDE CPxLAPTOP
 160220      103108   31/03/2001   IPN1082   90AH9                DELL LATITUDE CPx LAPTOP
 160220      103115   27/03/2001     25665   1B7AD                DELL PC PRECISION 420
 160220      103116   27/03/2001     25675   47743-033-OYU1       DELL MONITOR 21" ULTRASCAN P1110
 160220      103117   31/03/2001   IPN1164   5SJ2201              DELL PRECISION 420 WORKSTATION
 160220      103118   31/03/2001   IPN1217   JPB2401              DELL LATITUDE CPx LAPTOP
 160220      103150   28/02/2002     25307   NONE                 Dell 550M Processor and Memory Modules
 160220      103165   28/02/2002     27086                        NEAX2000 IVS Telephone Switch Upgrade & Expansion
 160220      103174   28/02/2002     27086   NONE                 NEC NEAX2000 IVS Telephone Switch
 160220      103214   30/06/2000    126276   6UGGY                DELL LATITUDE CPXJ LAPTOP - STEVE BAUM
 160220      103216   13/10/2000     17520   J6VZ301              DELL CPX500 PC - NAT PELLEGRINI (VERIFIED 2/03)
 160220      103285   31/10/2000     26431   CCCV10B              DELL OPTIPLEX GX110 PC - LINDA BOWEN
 160220      103539   31/08/2000     25928   7IHIB                DELL LATITUDE CPX LAPTOP PC - TOM DOBOZY
 160220      103927   30/06/2001   OPN5133   SUSBF015118          HP LASERJET PRINTER 8150N
 160243       91486   30/06/1996     22681   M252507020           MONITOR - VIEWSONIC
 160243       99018   29/10/1999     24937   55347B2A8279         DELL 21" MONITOR ULTRASCAN 1600HS
 160243      100754   31/08/2000     26162   47800-05P-H1HZ       DELL 19" M990 MONITOR
 160256      100501   31/07/2000     25684   1B5AH                DELL PC PRECISION 420
 160256      100524   31/07/2000     25900   84W020B              DELL PC PRECSION 420
 160256      100533   31/07/2000     25905   JQS020B              DELL PC PRECSION 420
 160256      100553   31/07/2000     25798   160K00B              DELL PRECISION 420 WORKSTATION
 160256      100632   31/08/2000     25822   4WBQ00B              DELL PRECISION 420 WORKSTATION PC

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #    SERIAL #                           ASSET DESCRIPTION
 160256      100636   31/08/2000     25826   FVBQ00B              DELL PRECISION 420 WORKSTATION PC
 160256      101081   31/10/2000     26385   128W201              DELL PRECISION 420 WORKSTATION
 160256      101087   31/10/2000     26391   918W201              DELL PRECISION 420 WORKSTATION
 160256      101206   31/10/2000     26244   BRXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160256      101208   31/10/2000     26246   1SXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160256      101329   30/11/2000     26528   9PQY501              DELL PRECISION 420 PC WORKSTATION
 160256      101455   31/12/2000     26582   94D9601              DELL PRECISION 420 WORKSTATION
 160256      101457   31/12/2000     26584   C4D9601              DELL PRECISION 420 WORKSTATION
 160256      101461   31/12/2000     26588   G4D9601              DELL PRECISION 420 WORKSTATION
 160256      101553   28/02/2001     26658   20NQ801              DELL PRECISION 420 WORKSTATION: HAIXUAN GUAN
 160256      103076   31/03/2001   IPN1153   CQJ2201              DELL PRECISION 420 WORKSTATION (ORIG IPN 102351)
 160256      103081   31/03/2001   IPN1158   FNJ2201              DELL PRECISION 420 WORKSTATION
 160256      103087   31/03/2001   IPN1195   9RRX201              DELL PRECISION 420 WORKSTATION - MICHAEL KURECKA
 160256      103335   31/03/2001   IPN1021   55D730B              DELL PRECISION 420 WORKSTATION
 160256      103557   31/03/2001   IPN1011   76D730B              DELL PRECISION 420 WORKSTATION
 160303      101102   31/10/2000     26371   VFWBK                DELL LATITUDE CPi LAPTOP WITH MODEM CARD
 160303      103929   20/02/2003     27378   NONE                 PC FOR TED BLACK, FIELD SERVICE
 160303      103933   20/02/2003     27382   BSF4C01              PC FOR KENNETH BROWN, FIELD SERVICE
 160303      103934   20/02/2003     27383   7AKRR                PC FOR BOBBY CHRISTMAS, FIELD SERVICE
 160303      103937   20/02/2003     27386   6UK98                PC FOR GARY FLECK, FIELD SERVICE
 160303      103938   20/02/2003     27387   969IF                PC FOR JOE FRASIER, FIELD SERVICE
 160303      103939   20/02/2003     27388   DC4YF01              PC FOR CLAUDE RICHARD FRAZIER, FIELD SERVICE
 160303      103944   20/02/2003     27393   VJ4WK                PC FOR JEFFREY C. KLINK, FIELD SERVICE
 160303      103945   20/02/2003     27394   11YH201              PC FOR JOE MAIFELD, FIELD SERVICE
 160303      103947   20/02/2003     27396   969EN                PC FOR DONNIE MEEKINS SR., FIELD SERVICE
 160303      103948   20/02/2003     27397   NONE                 PC FOR MICHAEL MONAGHAN, FIELD SERVICE
 160303      103950   20/02/2003     27399   NONE                 PC FOR MINDO RUIVO, FIELD SERVICE
 160303      103954   20/02/2003     27403   13YXB01              PC FOR WEYMAN T. SMITH, FIELD SERVICE
 160303      103955   20/02/2003     27404   9ETMS                PC FOR ROBERT ST. JEAN, FIELD SERVICE
 160303      103960   20/02/2003     27409   969TH                PC FOR JOHN K. WILLIAMS, FIELD SERVICE
 160303      103961   20/02/2003     27410   1BLC301              PC FOR DANNY L. WILLIS, FIELD SERVICE
 160308       91357   14/04/1995     22419   13423                CD-ROM WRITER
 160308       91546   31/08/1996     22719   3500543DR            MONITOR - NEC MULTISYNC
 160308       91548   31/08/1996     22722   6303720DR            MONITOR - NEC MULTISYNC
 160308       91554   31/08/1996     22717   NV60706P39M          PRINTER 16-600 PC
 160308       91555   31/08/1996     22718   NV60706A39M          PRINTER 16/600 PC
 160308       91644   15/12/1996     22873   Q563410434           MONITOR VIEWSONIC 21" FOR ROBERT DOBIYANSKI
 160308       91877   31/05/1997     23294   W1BU100AC3           JAZ DRIVE & CARTRIDGES
 160308       95721   30/04/1998     23569   6203496DR            MONITOR NEC 21"
 160308       96247   31/08/1998     23922   CK8240BMCWJ          LAPTOP PC-MACINTOSH  POWERBOOK G3/250
 160308       99259   26/11/1999     25183   QV93202578           MONITOR 21" VIEWSONIC G810
 160308       99889   31/03/2000     25708   VH9P1                DELL LAPTOP LATTITUDE PC - TEMP LOAN D.WILES 3/03
 160308      100072   26/05/2000     25524   H55PA                DELL DESKTOP PC 410
 160308      100345   31/03/1997     22925   214346               PENTIUM PC
 160308      100471   31/07/2000     25703   FC1AF                DELL LATITUDE LAPTOP PC FOR DEBBIE WYLES
 160308      100665   31/08/2000     25363   VCL4C                DELL LATITUDE CPi LAPTOP - TEMP TO DEBBIE WILES
 160308      100741   31/08/2000     26134   47743-016-0259       DELL 21" P1110 MONITOR
 160308      101083   31/10/2000     26387   C18W201              DELL PRECISION 420 WORKSTATION
 160308      101096   31/10/2000     26481   122973383            QPS QUE!DUPE: CD-R DUPLICATOR 8-BAY
 160308      101322   30/11/2000     26524   2QYQ501              DELL PRECISION 420 PC WORKSTATION
 160308      101551   28/02/2001     26656   51NQ801              DELL PRECISION 420 WORKSTATION: DAVID SPREADBURY
 160308      102871   30/09/2001     26985   F0IHQ                DELL LATITUDE CPx LAPTOP PC - JOHN HARRISON
 160308      102874   30/09/2001     27041   US95001071           HP NETSERVER LH4 P3-500 XEON 512KHO-HD
 160308      103172   28/02/2002     27087   D858101              DELL LATITUDE CPxH500GT LAPTOP
 160308      103365   30/06/2001     26973   VR0KL                DELL LAPTOP PC - TEMP LOAN TO DEBBIE WILES 3/03
 160308      103631   31/03/2001   IPN1221   7QB2401              DELL LATITUDE CPX LAPTOP - TEMP LOAN D.WILES 3/03
 160309       96567   30/11/1998     24287   N174252764           DISK DRIVE
 160309       96568   30/11/1998     24288   901404R12            20 GB TAPE DRIVE
 160309      100457   31/07/2000     25464   1780R-DY-PDX-C9      DELL MONITOR 17" M770 FOR ROB MAPES
 160309      100458   31/07/2000     25463   VK4KL                DELL LATITUDE LAPTOP PC FOR ROB MAPES
 160309      100660   31/08/2000     25975   47743-063-3EAR       DELL ULTRASCAN 21" P1110 MONITOR
 160309      101100   31/10/2000     26008   DQCP001              DELL OPTIPLEX GX110T PC
 160309      101606   28/02/2001     26249   G668101              DELL LATITUDE CPxH500GT LAPTOP:  BILL COUNTS
 160309      102587   30/06/2001     26904   47743-02N-0SL9       DELL 21" MONITOR P1110 - DEBBIE FEHN
 160309      103621   31/05/2001     26915   AP021052             APOLLO II CD DISK DUPLICATOR
 160309      103646   27/08/1999     24856   WLSFY                DELL INSPIRON PPL 3500 LAPTOP - BRYCE GARRETT 8/02
 160309      103654   31/05/2001     26369   1SLY801              DELL LATITUDE LS LAPTOP - BILL WEBB 8/02
 160309      103656   31/10/2000     26151   7EMT1                DELL LATITUDE CPX LAPTOP - BILL WEBB (8/02)
 160309      103729   30/06/2001   OPN5026   2KQXC01              DELL LATITUDE CPx
 160311      100046   26/05/2000     25785   VKD53                DELL LAPTOP PC LATITUDE 366XT (BOB MANN)
 160311      103101   31/03/2001   IPN1234   8NTV501              DELL LATITUDE CPx LAPTOP - DENNIS SERGEANT 9/2002
 160311      103610   31/03/2001   IPN1063   90AHA                DELL LATITUDE CPX LAPTOP (JASON VALDEZ 9/2002)
 160311      103930   20/02/2003     27379   NONE                 PC FOR JOHN BLUE, FIELD SERVICE
 160311      103931   20/02/2003     27380   33G2301              PC FOR TANSIL BOWEN, FIELD SERVICE
 160311      103932   20/02/2003     27381   NONE                 PC FOR HOLGER BRANDES, FIELD SERVICE
 160311      103935   20/02/2003     27384   B3G2301              PC FOR JERRY DRISKELL, FIELD SERVICE
 160311      103936   20/02/2003     27385   C606401              PC FOR ERNIE ESPINO, FIELD SERVICE
 160311      103942   20/02/2003     27391   6606401              PC FOR ROBERT L. HUGHES, FIELD SERVICE
 160311      103943   20/02/2003     27392   NONE                 PC FOR HENRY T. KIENEKER, FIELD SERVICE

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #       SERIAL #                        ASSET DESCRIPTION
 160311      103949   20/02/2003     27398   74KSB                PC FOR RONNY POSTON, FIELD SERVICE
 160311      103951   20/02/2003     27400   8NTV501              PC FOR DENNIS SERGEANT, FIELD SERVICE
 160311      103952   20/02/2003     27401   6IL78                PC FOR ALLEN M. SLEDGE SR., FIELD SERVICE
 160311      103953   20/02/2003     27402   8NSR301              PC FOR TONYA SMITH, FIELD SERVICE
 160311      103957   20/02/2003     27406   7AKS6                PC FOR RANDALL SWINFORD, FIELD SERVICE
 160311      103958   20/02/2003     27407   VRDJQ                PC FOR RON WEAVER, FIELD SERVICE
 160311      103959   20/02/2003     27408   908AH                PC FOR JASON VALDEZ, FIELD SERVICE
 160311      103962   20/02/2003     27411   B506401              PC FOR JAMES R. YOUNG, (RICKY), FIELD SERVICE
 160316       96930   28/02/1999     24297   TW83901549           LAPTOP PC HP OMNIBOOK
 160316      100408   30/06/2000     25863   5RIKS                DELL LATITUDE LAPTOP (MADORA ROCKWELL 11/02)
 160316      100672   31/08/2000     25511   47743-9CF-2M0B       DELL 21" P1110 MONITOR (MADORA ROCKWELL 11/02)
 160316      103459   31/08/2000     26153   7WUDL                DELL LATITUDE CPX LAPTOP -ANTOINETTE CAMPBELL 6/02
 160316      103644   31/08/2000     26154   47801-075-B1E3       MONITOR DELL 19" M990 - ANTOINETTE CAMPBELL (8/02)
 160316      103645   31/08/2000     26129   F6WUW                DELL LATITUDE CSR LAPTOP - STEVE CHEVIER (8/02)
 160316      103647   30/04/1996     22626   5700252DR            MONITOR NEC MULTISYNC - BRYCE GARRETT 8/02
 160316      103648   31/05/2001     26869   47801-0AC-H158       DELL 17" MONITOR - LONI LE VAN 8/02
 160316      103649   31/10/2000     26350   1T3M201              DELL LATITUDE LSH400ST LAPTOP - KIM SHELTON 8/02
 160316      103650   31/03/2002     26753   11YSC01              DELL LATITUDE LS LAPTOP - RANDY SUMMERS 8/02
 160316      103675   31/08/1997     23317   LAKG8                LAPTOP PC IBM
 160316      103677   31/05/2001     26854   3RN4901              DELL LATITUDE LS LAPTOP - LONI LE VAN
 160316      103792   31/07/2001   OPN5020   F4YD901              DELL LATITUDE LAPTOP
 160318      102495   31/05/2001     26859   96D8K01              DELL GX150 GRAY "SF" SMALL FORM FACTOR BASE PC
 160318      102497   31/05/2001     26861   66D8K01              DELL GX150 GRAY "SF" SMALL FORM FACTOR BASE PC
 160318      102498   31/05/2001     26862   86D8K01              DELL GX150 GRAY "SF" SMALL FORM FACTOR BASE PC
 160318      102499   31/05/2001     26863   7WXCK01              DELL 800 CELERON GX100/S BASE PC
 160319      100464   31/07/2000     26001   VC8K3                DELL LATITUDE LAPTOP PC FOR TED BLACK
 160319      100739   31/08/2000     26131   2CYAC                DELL LATITUDE CPx LAPTOP
 160319      101095   31/10/2000     25972   VP1NC                DELL LATITUDE CPi LAPTOP
 160319      103940   20/02/2003     27389   6P6WH01              PC FOR MIKE GEE, FIELD SERVICE
 160319      103941   20/02/2003     27390   4PSR301              PC FOR MELANIE GUILFORD, FIELD SERVICE
 160319      103946   20/02/2003     27395   63G2301              PC FOR PHILIP McCOOL, FIELD SERVICE
 160319      103956   20/02/2003     27405   GNCY701              PC FOR ROBERT D. STROVERS, FIELD SERVICE
 160323       91905   31/10/1997     23205   8014055              LAPTOP PC SOLO 2300
 160323       91912   31/10/1997     23212   8014057              LAPTOP PC GATEWAY SOLO
 160323       91913   31/10/1997     23213   8014062              LAPTOP PC GATEWAY SOLO
 160323       91932   30/11/1997     23251   215602               PENTIUM PC
 160323       96270   31/08/1998     23982   JL72640506           VIEWSONIC G771 17" MONITOR
 160323       96320   30/09/1998     23819   US82020454           HP VECTRA VL PC
 160323       96322   30/09/1998     23862   TW74611571           LAPTOP PC HP OMNIBOOK 3000CTX
 160323       96323   30/09/1998     23863   TW74711751           LAPTOP PC HP OMNIBOOK 3000CTX
 160323       96324   30/09/1998     23814   5G81470263           MONITOR 17" OPTIQUEST Q71
 160323       98246   27/08/1999     24845   1FBPG                DELL PC PIII
 160323       98247   27/08/1999     24846   1FBPB                DELL PC PIII
 160323       98250   27/08/1999     24844   WM8QX                LAPTOP PC DELL LATTITUDE
 160323      100564   31/07/2000     25914   47743-05M-2X4F       DELL MONITOR 21" P1110 ULTRASCAN
 160323      100574   31/07/2000     25883   2MGV00B              DELL OptiPLEX GX110  PC
 160323      100575   31/07/2000     26045   GLGV00B              DELL OptiPLEX GX110  PC
 160323      100576   31/07/2000     26046   JLGV00B              DELL OptiPLEX GX110  PC
 160323      100577   31/07/2000     26047   HLGV00B              DELL OptiPLEX GX110  PC
 160323      100578   31/07/2000     26048   4MGV00B              DELL OptiPLEX GX110  PC
 160323      100579   31/07/2000     26049   6MGV00B              DELL OptiPLEX GX110  PC
 160323      100580   31/07/2000     26050   9MGV00B              DELL OptiPLEX GX110  PC
 160323      100581   31/07/2000     26051   5MGV00B              DELL OptiPLEX GX110  PC
 160323      100582   31/07/2000     26052   3MGV00B              DELL OptiPLEX GX110  PC
 160323      100661   31/08/2000     25632   FBBXE                DELL LATITUDE CPx LAPTOP WITH 19" M990 MONITOR
 160323      102460   31/05/2001     26665   JLLZF01              DELL OPTIPLEX GX110 PC: THOMAS WATSON
 160323      102461   31/05/2001     26855   GLLZF01              DELL OPTIPLEX GX110 PC: ANTHONY WILSON
 160323      102462   31/05/2001     26856   1MLZF01              DELL OPTIPLEX GX110 PC: STACIE WOOD
 160323      103332   31/12/1999     24736   11BI1                DELL PC OPTIPLEX GX1
 160327      100143   31/03/2000     25712   VMHYY                DELL LAPTOP PC LATITUDE FOR ROBERT STERFORTH
 160327      103225   31/03/2002     27054   JFXJM01              DELL LATITUDE C600 LAPTOP PC
 160327      103651   31/03/2001     26661   F9YGB01              DELL LATITUDE CPX - SCOTT REISINGER 8/02
 160327      103652   28/02/1999     24432   USCC010223           PRINTER HP LASERJET 8100N - SCOTT REISINGER 8/02
 160327      103653   31/08/2000     26003   8INGS                DELL LATITUDE CPX LAPTOP - KEITH KIRKENDOLL 8/02
 160329       95731   30/04/1998     23580   7119961              MONITOR SONY TRINITRON
 160329       95732   30/04/1998     23579   5231138              PC MULTIMEDIA
 160329       95734   30/04/1998     23447   5G75135291           MONITOR OPTIQUEST
 160329       97998   30/06/1999     24733   92M7152327           PC PENTIUM II P2B-DS
 160329       97999   30/06/1999     24734   MM11901853           MONITOR 19" VIEWSONIC E790
 160329       98000   30/06/1999     24735   MM11901853           MONITOR 19" VIEWSONIC E790
 160329       98020   30/06/1999     24733                        VIDEO PROCESSOR MODULE FOR PC
 160329      100142   31/05/1999     23966   BC698294137          LAPTOP PC GATEWAY SOLO 2500
 160329      100607   31/07/2000     26053   4ANLM                DELL PC OPTIPLEX GX16
 160329      101187   31/10/2000     26491   4RGC5                DELL OPTIPLEX GX1 PC
 160329      101419   30/11/2000     26597                        MONITOR 21" VIEWSONIC G810
 160329      101420   30/11/2000     26598                        MONITOR 21" VIEWSONIC G810
 160329      101421   30/11/2000     26599   2015491              MONITOR 14" SONY TRINITRON
 160329      101422   30/11/2000     26600   2015499              MONITOR 14" SONY TRINITRON
 160329      101548   28/02/2001     26653   11NQ801              DELL PRECISION 420 WORKSTATION: XIANPING QU

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE    INVTY #     SERIAL #                          ASSET DESCRIPTION
 160331       91887   31/07/1997     23258   JC-2145UMA           MONITOR 21" NEC
 160331       91898   30/11/1997     23319   8330328              LAPTOP PC GATEWAY SOLO
 160331       91899   30/09/1997     23155   7855666              LAPTOP PC GATEWAY SOLO
 160331       95856   31/05/1998     23626   7521                 PC INTEL PII/333MHZ
 160331       96269   31/08/1998     23981   JL72639750           VIEWSONIC G771 17" MONITOR
 160331       96326   30/09/1998     23816   5G81470286           MONITOR 17" OPTIQUEST Q71
 160331       96480   31/10/1998     24200   8944553              LAPTOP PC GATEWAY SOLO 2300
 160331       96484   31/10/1998     24250   SG8161X1WS           COLOR PRINTER HP C5870A
 160331       96485   31/10/1998     23976   7893                 PC PENTIUM TOWER 400MHZ
 160331       96486   31/10/1998     23977   7894                 PC PENTIUM TOWER 400 MHZ
 160331       96945   28/02/1999     24381   12467709             LAPTOP PC GATEWAY SOLO 9100XL
 160331       97823   30/06/1999     24522   US84460570           PC HP KAYAK XA
 160331       97851   31/05/1999     24649   13460742             LAPTOP PC GATEWAY SOLO 2500SE
 160331       98018   30/06/1999     24717   250877962            CISCO 2509 ROUTER 2500 SERIES
 160331       98028   30/06/1999     24583   US91006407           HP VECTRA VC VE8/HPD6599N - BILL JERNIGAN 9/2002
 160331       98033   30/06/1999     24588   US91006229           HP VECTRA VC VE8/HPD6599N - BILL JERNIGAN 9/2002
 160331       98044   30/06/1999     24613   BC599130095          GATEWAY SOLO 5150
 160331       99374   31/12/1999     25368   ESA8C01671           HP DESIGN JET 1050C PRINTER
 160331       99928   31/03/2000     25726   VDX6S                DELL LAPTOP PC LATITUDE FOR BILL HYMES
 160331      102435   31/05/2001     26363   8S9X801              DELL LATITUDE CPx LAPTOP: BOB BLISS
 160331      102436   31/05/2001     26368   7S9X801              DELL LATITUDE CPx LAPTOP: BRUCE SALLS
 160331      102988   31/10/2001     26666   933YF01              DELL LATITUDE PC - BILL JERNIGAN
 160331      102989   31/10/2001     26857   C33YF01              DELL LATITUDE PC - APRIL PERRYMAN
 160331      103232   31/03/2002     27056   10756042             1 Port Fast Ethernet 100 Base TX Adapter
 160331      103921   31/01/2003     27353   HZ6M911              DELL LAPTOP USED AS A GR303 ANALYZER TNC/EOC
 160334       91722   31/01/1997     23001   11623623             LAPTOP PC
 160334       98838   30/09/1999     24841   55347B1J5059         DELL MONITOR ULTRASCAN 1600HS 21"
 160334       98859   30/09/1999     24793   1DTK4                DELL PC 6400 PII/MT 410
 160334       98869   30/09/1999     24820   1DTMX                DELL PC 6400 PII/MT 410
 160334       99230   26/11/1999     25037   72EVJ                DELL PC 6500 PIII
 160334       99434   31/12/1999     25284   8MAXC                DELL PC PRECISION 410
 160334      100059   26/05/2000     25507   F4DFE                DELL LAPTOP PC LATITUDE
 160334      100489   31/07/2000     25672   47743-033-1275       DELL MONITOR 21" P1110 ULTRASCAN
 160334      100966   30/09/2000     26281   1XYZ101              DELL LATITUDE CPX LAPTOP - VAUGHAN HARDMAN
 160352      101627   28/02/2001     26356   59WR301              DELL OPTIPLEX GX110 PC : KATHLEEN McILRAITH
 160352      103561   20/11/2000     18224   JB4J2601             DELL LATITUDE CPX LAPTOP
 160352      103657   31/08/2000     25932   G2BM10B              DELL COMPUTER GX110 - JILL HAMPTON 8/02
 160360      103047   31/03/2001   IPN1001   SUSBB323213          HP LASERJET 4050N PRINTER
 160360      103680   31/03/2001  184-1636   VPKL8                DELL LATITUDE CPi LAPTOP - DONNA SMITH
 160360      103686   31/10/2000  184-1535   8AST6                DELL LATITUDE LS - TOM MYERS (8/02)
 160360      103713   31/12/2000  184-1594   37DT601              Dell Latitude CSx Laptop for Rick Schiffler (8/02)
 160361      103031   31/12/2001     26891   8095622              32" Monitor with Multi-use Cabinet
 160361      103659   31/01/2001  184-1563   FHBL301              DELL LATITUDE CSX - IAN DAUM 8/02
 160361      103660   28/02/2001  184-1523   72ABD                DELL LATITUDE LS LAPTOP - JOSE FARINAS 8/02
 160361      103661   31/03/2001  184-1540   8RUGP                DELL LATITUDE CSX LAPTOP PC - LYLE FRANK 8/02
 160361      103662   25/02/2000  184-1212   WPD82                DELL LATITUDE CPIA 3-36 MHZ PC - DICK SPOSITO 8/02
 160362      102906   30/09/2001     27043   8735J01              DELL LATITUDE LS H500ST LAPTOP
 160363      101561   30/06/1999  184-0793   SG72091778           Omnibook 800CT Laptop K. Powers
 160363      101562   31/03/2000  184-0824   TW7380019            HP Omnibook for Rod Perkins
 160363      101565   30/09/2000  184-1238   WMBWU                Dell Latitude Laptop for Rod Perkins
 160363      101567   31/01/2001  184-1593   77DT601              Dell Latitude for Karl Powers
 160363      101572   31/03/2000  184-0871   TW73600562           HP Omnibook for D. Green
 160363      101603   27/08/1999  184-1419   9001472              Dell Latitude LT for K. Powers
 160363      101605   31/03/1999  184-0969   TW818D3298           577 Laptop Computer for G. Stevens
 160363      103681   31/03/2000  184-0608   78-CX77097           IBM THINKPAD FOR M. KAVANAUGH
 160363      103682   31/03/2000             NONE                 HP OMNIBOOK 2100 FOR J. ROSS
 160366      103685   30/08/2000      NONE   4L46101              DELL LATITUDE PCX 500 P III - JIM COURITS
 160369      102471   31/05/2001     26667   J5MFG01              DELL LATITUDE LAPTOP PC FOR GREGG SWANSON
 160400       97863   31/05/1999     24651   USEB041949           HP LASERJET PRINTER
 160400       98122   30/07/1999     24745   WJ6W9                DELL LATITUDE CPID300XT
 160400       98124   30/07/1999     24770   8000730X             DELL LATITUDE LAPTOP PC
 160400      100639   31/08/2000     25933   77IL2                DELL LATITUDE LS LAPTOP
 160400      101653   28/02/2001     26662   BQGVB01              DELL OPTIPLEX GX110 PC : DIANA PICKENS
 160400      103026   31/12/2001     26670   9TKTL01              DELL LATITUDE L400 LAPTOP PC - MARK MITFORD
 160400      103204   28/02/2001     17532   91K32                DELL LAPTOP LATITUDE LS
 160409       99362   31/12/1999     24737   11BG4                DELL PC OPTIPLEX GX1 - JUDY McNUTT
 160409      103046   31/03/2001   IPN1002   SUSBB323209          HP LASERJET 4050N PRINTER - JUDY McNUTT
 160410       91480   18/04/1996     22612   PB1I0897             LAPTOP PC
 160410       95862   31/05/1998     23521   US80914999           PC HP VECTRA D5726T
 160410      100961   30/09/2000     26275   4C10201              DELL LATITUDE CPX LAPTOP (MATT ROHRE)
 160411       98137   30/07/1999     24484   85170943             XYLAN OMNIS / R-9 LAN EQUIPMENT
 160411       98138   30/07/1999     24485   84970146             XYLAN OMNIS / R-9 LAN EQUIPMENT
 160411       98139   30/07/1999     24486   85170952             XYLAN OMNIS / R-9 LAN EQUIPMENT
 160411       98141   30/07/1999     24488   84970277             XYLAN OMNIS / R-9 LAN EQUIPMENT
 160411       98142   30/07/1999     24489   85170944             XYLAN OMNIS / R-9 LAN EQUIPMENT
 160411       98143   30/07/1999     24490   85170904             XYLAN OMNIS / R-9 LAN EQUIPMENT
 160411       98144   30/07/1999     24491   84970231             XYLAN OMNIS / R-9 LAN EQUIPMENT
 160411       98145   30/07/1999     24492   84970173             XYLAN OMNIS / R-9 LAN EQUIPMENT
 160411       98146   30/07/1999     24493   90100116             NETSCOUT M7221R/ET/32 DUAL LAN EQUIPMENT

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE    INVTY #      SERIAL #                         ASSET DESCRIPTION
 160411       98147   30/07/1999     24494   90100115             NETSCOUT M7221R/ET/32 DUAL LAN EQUIPMENT
 160411       98148   30/07/1999     24495   90100112             NETSCOUT M7401R/ET/32 T3 HSSI LAN EQUIPMENT
 160411       98149   30/07/1999     24496   90100117             NETSCOUT M7221R/ET/32 DUAL LAN EQUIPMENT
 160411       98151   30/07/1999     24499   90100114             NETSCOUT M7301R/ET/32 QUAD MULTIPORT LAN EQUIPMENT
 160411       99010   29/10/1999     24945   4A4EG                DELL PIII PC
 160411      100411   30/06/2000     25864   5RIKV                DELL LATITUDE LAPTOP
 160411      103032   31/12/2001     26994   8090265              32" Monitor with Multi-use Cabinet
 160411      103033   31/12/2001     26892   0001973011A0         Intelligent Switch
 160411      103082   31/03/2001   IPN1159   8NJ2201              DELL PRECISION 420 PC - FACILITIES SECURITY 10/02
 160411      103158   28/02/2002     26892   NONE                 INP4 System Controler Card
 160411      103159   28/02/2002     26995   82002700EBAFA7       Polycom FX IP Ony Unit
 160411      103160   28/02/2002     27051   8102545              32" Monitor with Multi-use Cabinet
 160411      103161   28/02/2002     27052   8102195              2011300 - 32" Monitor with Multi-use Cabinet?
 160411      103162   28/02/2002     27088   8090251              32" Monitor with Multi-use Cabinet
 160411      103163   28/02/2002     27089   8090213              32" Monitor with Multi-use Cabinet
 160413       96272   31/08/1998     23984   JPHF158547           HP COLOR LASERJET C3962A
 160413      101683   31/08/2001     26109   6HGV00B              DELL OPTIPLEX GX110 PC : RAC HR TRAINING ROOM
 160420       71322   31/12/2001     23278   50016725             Cisco 7000/7500 Versatile Interface
 160420       71322   31/12/2001     23278   50016725             Cisco 2-Port H88I Port Adapter
 160420       71322   31/12/2001     23278   50016725             T38U 300 for UNCH T3 APPS 1 Interface
 160420       71322   31/12/2001     23278   50016725             T38U 300 for UNCH T3 APPS 1 Interface
 160420       71322   30/09/1997     23278   50016725             CISCO ROUTER
 160420       77281   15/10/2002     27208   USC1001836           HP LASERJET 5000N PRINTER C4111A
 160420       91322   01/01/1994     22368   JPBD002255           PRINTER
 160420       91330   30/06/1994     22369   USDB334751           PRINTER
 160420       91476   31/05/1996     22661   SG54300254           NOVELL SERVER
 160420       91588   30/11/1996     22840   214033               PENTIUM PC
 160420       91633   30/11/1996     22862   214083               PENTIUM PC
 160420       91659   31/10/1996     22901   USHB113294           LASERJET PRINTERS
 160420       91794   31/07/1997     23106   214907               PENTIUM PC
 160420       91813   31/07/1997     23147   215104               PENTIUM PC
 160420       91858   31/07/1997     23132   AA006381             PLAINTREE WAVESWITCH
 160420       91960   30/11/1997     23398   97015719             E-MAIL SERVER
 160420       95826   31/05/1998     23682   US80701248           PC  HP D5719 VECTRA VL7 MT
 160420       95858   31/05/1998     23524   US81001327           PC SERVER  HP NETSERVER LHII PII 300
 160420       95971   30/06/1998     23634   US7445397            PC - KAYAK D4701N
 160420       95978   30/06/1998     23663   US81109864           PC HP VECTRA VL7 D5710T
 160420       96195   31/07/1998     23927   US81201080           HP D6037A LX PRO 200 SERVER
 160420       96196   31/07/1998     23928   US81201075           HP D6037A LX PRO 200 SERVER
 160420       96197   31/07/1998     23640   US81201094           D6037A LX PRO 200 SERVER
 160420       96198   31/07/1998     23882   0131610-9740KE2222   19" MONITOR X7119A
 160420       96309   30/09/1998     24130   7979799              CISCO ISDN ROUTER
 160420       96341   30/09/1998     23826   6965885              CABLE ANALYZER DSP2000 FLUKE
 160420       96342   30/09/1998     23827   6800929              CABLE ANALYZER DSP2000 FLUKE
 160420       96349   30/09/1998     23867   US81854259           HP KAYAK PC D4808T
 160420       96413   30/09/1998     23640                        LXPRO UPGRADE W/RAID 5 DISK SYSTEM
 160420       96414   30/09/1998     23928                        LXPRO UPGRADE W/RAID5 DISK SYSTEM
 160420       96415   30/09/1998     23927                        LXPRO UPGRADE W/RAID5 DISK SYSTEM
 160420       96472   31/10/1998     24242   SUSMB086107          PRINTER HP LASERJET
 160420       96473   31/10/1998     24243                        NETSERVER LX PRO 6/200
 160420       96490   31/10/1998     24256   SG82500952           HP ADVANCESTACK HUB 10BT SWITCH
 160420       96517   31/10/1998     24240   NONE                 PENTIUM 400 CUSTOM PC
 160420       96536   31/10/1998     24247   US83102402           HP LX PRO200 SERVER
 160420       96537   31/10/1998     24245   45593515             CISCO 4000 MODULE ROUTER
 160420       96537   31/12/2001     24245   45593515             4500/4700  1-Port Fast Enet Module
 160420       96538   31/10/1998     24246   45593512             CISCO 4000 MODULE ROUTER
 160420       96539   31/10/1998                                  DISK DRIVES FOR ELECTRONIC GERBER FILES
 160420       96544   31/10/1998     24244   11009474             EXABYTE 210 AUTOMATED BACKUP
 160420       96599   30/11/1998                                  CAT 5 DATA CABLES
 160420       96619   30/11/1998     24139   US83421237           HP VECTRA PC
 160420       96751   31/12/1998                                  NETWORK EQUIP FIBER OPTIC CABLING
 160420       96823   31/12/1998                                  HP 18.2 GIG SCSI3 DRIVE
 160420       96824   31/12/1998                                  HP 18.2 GIG. SCSI3 DRIVE
 160420       96846   31/12/1998     24316   744G1822             8MM TAPE DRIVE
 160420       96848   31/12/1998     24324   83691542             XYLAN 4016 SWITCH RIV
 160420       96849   31/12/1998     24325   84591401             XYLAN OMNI 9 SWITCH
 160420       96850   31/12/1998     24326   83490100             XYLAN OMNI 9 SWITCH
 160420       96855   31/12/1998     24319   828E0719             8MM EXTERNAL TAPE DRIVE
 160420       96856   31/12/1998     24322   828E0714             8MM EXTERNAL TAPE DRIVE
 160420       96859   31/12/1998     24327   81791364             XYLAN OMNI 9 SWITCH
 160420       96906   28/02/1999     24003   US83051755           PC HP KAYAK WORKSTATION D6493N
 160420       96931   28/02/1999     24405   84970269             XYLAN OMNI SWITCH S/R-9
 160420       96933   28/02/1999     24404   8219046BY47250A      LAPTOP DELL LATTITUDE CP
 160420       96934   28/02/1999     24414   US84500916           SERVER HP E50
 160420       96935   28/02/1999     24415   US84500928           SERVER HP E50
 160420       96936   28/02/1999     24411   US84500937           SERVER HP E50
 160420       96937   28/02/1999     24416   US84500923           SERVER HP E50
 160420       97593   31/03/1999     24497   90100129 CV0450      RACKMOUNT DUAL FE HD
 160420       97602   31/03/1999     NONE    NONE                 HSSI MODULE

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE    INVTY #     SERIAL #                         ASSET DESCRIPTION
 160420       97612   31/03/1999     24500   80605114             NETSCOUT WAN FOUR PORT T1 M8704 ET/64
 160420       97613   31/03/1999     24501   80605012             NETSCOUT DUAL INTERFACE HALF DUPLEX 100 BASE TX
 160420       97614   31/03/1999     24502   80605011             NETSCOUT DUAL INTERFACE HALF DUPLEX 100 BASE TX
 160420       97615   31/03/1999     24503   80605010             NETSCOUT DUAL INTERFACE HALF DUPLEX 100 BASE TX
 160420       97616   31/03/1999     24326   NONE                 NETWORK SWITCH UPGRADE
 160420       97620   31/03/1999     24535   52022996             CISCO 5200 MODULE ROUTER
 160420       97621   31/03/1999     24216   52024688             CISCO 5200 MODULE ROUTER
 160420       97667   31/03/1999                                  LAN EQUIPMENT HP ADVANCESTACK
 160420       97800   31/05/1999     24652   USM0002758           HA DISK ENCLOSURE / HARD DRIVE (OMS CAB)
 160420       98053   30/06/1999     24746   USE6000084           HP 9100C DIGITAL SENDERS
 160420       98054   30/06/1999     24747   USE6000095           HP 9100C DIGITAL SENDERS
 160420       98057   30/06/1999     24631   US84261802           HP KAYAK XA P2-400
 160420       98111   30/07/1999     24785   11010067             EXABYTE 210K MAMMATH TAPE LIBRARY BACKUP
 160420       98112   30/07/1999     24786   11008003             EXABYTE 210K MAMMATH TAPE DRIVE BACKUP
 160420       98120   30/07/1999     24674   9.01167E+15          XYLAN SWITCH
 160420       98132   30/07/1999     24784   USQF005498           HP LASERJET PRINTER 4050N
 160420       98134   30/07/1999     24788   USCC012009           HP LASERJET PRINTER 8100N
 160420       98135   30/07/1999     24789   USCC002492           HP LASERJET PRINTER 8100N
 160420       98140   30/07/1999     24487   84970347             XYLAN OMNIS / R-9 LAN EQUIPMENT
 160420       98150   30/07/1999     24498   90100113             NETSCOUT M7401R/ET/32 T3 HSSI LAN EQUIPMENT
 160420       98239   27/08/1999     24898   47560852             CISCO 4700 ROUTER
 160420       98240   27/08/1999     24932   US91702145           HP NETSERVER LH4 D6973A
 160420       98241   27/08/1999     24931   US91800007           HP NETSERVER LH4 D7103A
 160420       98833   30/09/1999     25126   2GNU0                DELL LAPTOP PC LATTITUDE
 160420       98834   30/09/1999     25127   2GPAY                DELL LAPTOP PC LATTITUDE
 160420       98909   30/09/1999     24909   852C0248             FLEXIPACK DESKTOP ENCLOSURES STONEBRIDGE
 160420       98910   30/09/1999     24910   74464526             FLEXIPACK DESKTOP ENCLOSURE STONEBRIDGE
 160420       98912   30/09/1999     24911   74861856             FLEXIPACK DESKTOP ENCLOSURE STONEBRIDGE
 160420       98913   30/09/1999     25134   852C0245             FLEXIPACK DESKTOP ENCLOSURE STONEBRIDGE
 160420       98914   30/09/1999     24923   US91700928           HP NETSERVER E60 D7141T
 160420       98915   30/09/1999     25140   17653                HP NETSERVER E60 D7141T
 160420       98916   30/09/1999     25135   US91702208           HP NETSERVER LH/4 P3-500
 160420       98992   29/10/1999     25141   US83502022           HP E50 SERVER
 160420       98993   29/10/1999     25142   US83502023           HP E50 SERVER
 160420       99498   25/02/2000     25350   9171RB1K9WA9         MONITOR 21" ULTRASCAN P1110
 160420       99570   25/02/2000     25455   917R-4774815P1CNK    MONITOR 21" DELL ULTRASCAN P1110
 160420       99597   25/02/2000     25592   D5IGU                DELL DESKTOP PC PIII (KARLA JEIKOWSKI)
 160420       99946   31/03/2000     25740                        HDD SYSTEM FOR SW LAB
 160420      100024   26/05/2000     25136   45043                POWERWARE PLUS50 UPS POWER SYSTEM
 160420      100171   29/10/1999     24247   P2853                MPC 850 BDM DEBUGGER
 160420      100224   30/09/1997     23255   Q571347522           MONITOR 21" VIEWSONIC
 160420      100367   30/06/2000     25882   ER444ZBA09           POWERWARE 9315 W/CABINET HARNESS
 160420      100379   30/06/2000     25922   D240A9844022         CD JUKEBOX PLASMON D240
 160420      100380   30/06/2000     25923   D240A9836026         CD JUKEBOX PLASMON D240
 160420      100381   30/06/2000     24246   18549                UPGRADE ROUTER WITH CISCO 4000 1-PORT HSSI
 160420      100385   30/06/2000     25307   94XL8                DELL PRECISION 610 PC
 160420      100386   30/06/2000     25308   9J48E                DELL PRECISION 610
 160420      100387   30/06/2000     25309   9J47P                DELL PRECISION 610 PC
 160420      100388   30/06/2000     25920   95HPM                DELL POWEREDGE SERVER 4300
 160420      100662   31/08/2000     26083   7IHHS                DELL LATITUDE CPx LAPTOP
 160420      100684   31/10/2000     26090   FF9520B              DELL POWEREDGE 6400 SERVER
 160420      100685   31/10/2000     26091   J81D20B              DELL POWERVAULT 201S  TAPE BACKUP
 160420      100686   31/10/2000     26089   3134005A2029         DELL POWERVAULT 120T  TAPE BACKUP
 160420      100689   31/08/2000     26093   JBQ020B              DELL PRECISION 420  PIII 933MHZ
 160420      100771   31/08/2000     24932                        18.2 gig SCSI HARD DRIVE
 160420      101021   31/10/2000     26421   US0110634 31922      HP NETSERVER LC3 P3-550 WITH UPGRADE KIT
 160420      101040   31/10/2000     25786   5CKD00B              DELL PRECISION WORKSTATIONS 420
 160420      101041   31/10/2000     25787   8CKD00B              DELL PRECISION WORKSTATIONS 420
 160420      101042   31/10/2000     25788   7CKD00B              DELL PRECISION WORKSTATIONS 420
 160420      101043   31/10/2000     25789   6CKD00B              DELL PRECISION WORKSTATIONS 420
 160420      101045   31/10/2000     25791   47741-04R-50KA       DELL ULTRASCAN P991  19" MONITOR
 160420      101046   31/10/2000     25792   47741-04P-506H       DELL ULTRASCAN P991  19" MONITOR
 160420      101050   31/10/2000     26439   2000020080           GIGABIT ETHERNET PROBE 1000 BASE LX
 160420      101054   31/10/2000     26487   9.01167E+15          XYLAN OMNI S/R9 SLOT CHASSIS
 160420      101124   31/10/2000     26487   NONE                 MPX MGMT PROCESSOR MODULE FOR OMNI SWITCH/ROUTER
 160420      101125   31/10/2000     26487   NONE                 ETHERNET DESKTOP SWITCHING MODULE
 160420      101126   31/10/2000     26081   210220B              DELL PRECISION WORKSTATION 420
 160420      101127   31/10/2000     26079   310220B              DELL PRECISION WORKSTATION 420
 160420      101128   31/10/2000     26082   410220B              DELL PRECISION WORKSTATION 420
 160420      101130   31/10/2000     26084   47742-05J-015J       DELL ULTRASCAN P991 19" MONITOR
 160420      101131   31/10/2000     26085   47742-05J-015K       DELL ULTRASCAN P991 19" MONITOR
 160420      101132   31/10/2000     26088   08376T4774201R0B0U   DELL ULTRASCAN P991 19" MONITOR
 160420      101323   30/11/2000     26525   FPQY501              DELL PRECISION 420 PC WORKSTATION
 160420      101759   28/02/2001     26440   9.01167E+15          XYLAN OMNI S/R9 SLOT CHASSIS WITH MODULES
 160420      101760   28/02/2001     26441   9.01167E+15          XYLAN OMNI S/R9 SLOT CHASSIS WITH MODULES
 160420      101773   28/02/2001     24327   NONE                 ALCATEL ETHERNET CARD
 160420      102160   31/05/2001     24327   NONE                 ALCATEL ETHERNET CARD
 160420      102418   31/05/2001     26818   8376TC0QAZA9         DELL ULTRASCAN P991  19" MONITOR:  PAUL HARTMAN
 160420      102431   31/05/2001     26819   9399601              DELL OPTIPLEX GX110 PC: PAUL HARTMAN

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #         SERIAL #                        ASSET DESCRIPTION
 160420      102432   31/05/2001     26820   B399601              DELL OPTIPLEX GX110 PC: RIV IT TECH
 160420      102438   31/05/2001     26847   BN96801              DELL LATITUDE CPx LAPTOP: L.V. TENNISON
 160420      102820   31/08/2001     27016   NONE                 SPOT COOLER: GLC 3612: 36K BTU (REU COMPUTER ROOM)
 160420      102846   31/08/2001     24326                        ETHERNET MODULE (ALCATEL)
 160420      103004   31/03/2001   IPN1125   FFJ2201              DELL PRECISION WORKSTATION 420
 160420      103123   31/01/2002      NONE   NONE                 PIM T1 CIRCUIT CARD EQUIP ADDED TO EXISTING PBX
 160420      103137   28/02/2002   IPN1058   8D7930B              Dell PowerEdge 6400 Server
 160420      103138   28/02/2002   IPN1059   CXA15S1425           Dell PowerVault 120T Tape Backup Unit
 160420      103139   28/02/2002   IPN1060   825R10B              Dell PowerVault 20XS Disk Array
 160420      103140   28/02/2002   IPN1097   7JZP10B              Dell PowerEdge 2400: Wins/Print Server
 160420      103141   28/02/2002   IPN1098   BJZP10B              Dell PowerEdge 2400: BDC
 160420      103145   28/02/2002   IPN1260   0801/7ZBV2029C70     Superstack II Dual Speed Hub
 160420      103146   28/02/2002   IPN1261   0800/KZBS2BB5D7F     Superstack II Dual Speed Hub
 160420      103147   28/02/2002   IPN1262   0800/7ZBV20085B9     Superstack II Dual Speed Hub
 160420      103148   28/02/2002   IPN1272   0800/KZBS2BB5D73     Superstack II Dual Speed Hub
 160420      103153   28/02/2002     26888   CXA16S5001           Dell PowerVault 120T Tape Backup Unit
 160420      103155   28/02/2002     26404   3TZR201              Dell PowerVault 200S Tape Drive
 160420      103156   28/02/2002     26405   US-31340-08E-3005    Dell PowerVault 120T Tape Drive
 160420      103157   28/02/2002     26407   DVJR201              Dell PowerEdge 6400 Server
 160420      103622   01/12/1997  184-0799   US733011948          INVENTORY NETSERVER LD, PRO, PP 200, MI
 160420      103627   31/12/2001     26889   US02316478           HP NETSERVER LC2000 PIII 800
 160420      103776   31/10/2001      NONE   NONE                 LAN EQUIPMENT SWITCH (IN BEDFORD: VERIFIED 3/03)
 160420      103832   25/02/2000     25392   9171RB29Q2C9         DELL MONITOR 21" P1110 - LORI ACREE
 160420      103833   31/03/2001   IPN1183   6RR4201              DELL LATITUDE CPx LAPTOP
 160420      103834   30/04/1997     23020   M76510048            MONITOR 20" - MARCY WOODS
 160420      103835   25/02/2000     25596   8F5ZH                DELL PIII DESKTOP PC
 160420      103836   31/12/1999     25272   9171RB14V099         DELL MONITOR ULTRASCAN P1110
 160420      103837   31/01/2002  184-1625   11736                Proxy Server Dallas, TX
 160420      103838   31/08/2000     26092   GBQ020B              DELL PRECISION 420 PIII
 160420      103928   31/10/2001   OPN5156   1ZHXF01              DELL POWEREDGE 6400 SERVER
 160422       91131   01/07/1991     20223   2915A01754           486-33SX PC
 160422       91175   01/07/1993     22023                        NORTHGATE 486PC
 160422       91236   01/01/1994     22210   1136                 486 PC
 160422       91273   30/04/1994     22308   5540405217           MONITOR
 160422       91294   31/05/1994     22338   5741603073           MONITOR
 160422       91368   28/02/1994     22254                        MONITOR
 160422       91393   30/06/1995     22475   212455               PC - PENTIUM
 160422       91427   01/10/1995     22551   Q252803859           MONITOR 21" VIEWSONIC
 160422       91482   30/06/1996     22677   NONE                 PENTIUM PC
 160422       91499   30/06/1996     22738   213641               PENTIUM PC
 160422       91521   15/08/1996     22703   213792               PENTIUM PC
 160422       91529   15/08/1996     22692   M455100278           MONITOR - VIEWSONIC
 160422       91530   15/08/1996     22693   M461701746           MONITOR - VIEWSONIC
 160422       91534   15/08/1996     22697   M462200603           MONITOR - VIEWSONIC
 160422       91537   15/08/1996     22701   M461800361           MONITOR - VIEWSONIC
 160422       91539   31/08/1996     22783   M462101289           MONITOR - VIEWSONIC
 160422       91540   31/08/1996     22784   M462101290           MONITOR - VIEWSONIC
 160422       91544   31/08/1996     22716   6043401528           MONITOR - NEC MULTISYNC
 160422       91545   31/08/1996     22714   6303700DR            MONITOR NEC MULTISYNC
 160422       91559   31/08/1996     22791   213864               PENTIUM PC
 160422       91569   30/11/1996     22842   M462101360           MONITOR
 160422       91570   30/11/1996     22845   M462101351           MONITOR
 160422       91578   30/11/1996     22826   M462101353           MONITOR
 160422       91589   30/11/1996     22823   214043               PENTIUM PC
 160422       91592   30/11/1996     22829   214042               PENTIUM PC
 160422       91626   30/11/1996     22890   M463000636           MONITOR VIEWSONIC 20"
 160422       91636   30/11/1996     22859   214084               PENTIUM PC
 160422       91641   30/11/1996     22863   Q563209013           MONITOR VIEWSONIC 21"
 160422       91646   15/12/1996     22871   Q563410438           MONITOR VIEWSONIC 21"
 160422       91692   30/04/1997     23019   M765100373           MONITOR 20"
 160422       91699   30/04/1997     23026   M765100376           MONITOR 20"
 160422       91702   30/04/1997     23035   M765100447           MONITOR 20"
 160422       91704   30/04/1997     22957   214488               PENTIUM PC
 160422       91707   30/04/1997     22960   214485               PENTIUM PC
 160422       91715   30/04/1997     22968   214495               PENTIUM PC
 160422       91726   30/04/1997     23014   Q56226094            MONITOR 21"
 160422       91738   30/04/1997     23087   12626297             LAPTOP PC
 160422       91749   30/06/1997     23071   M765200214           MONITOR 20"
 160422       91750   30/06/1997     23072   M765200129           MONITOR 20"
 160422       91754   30/06/1997     23081   M765200120           MONITOR 20"
 160422       91760   30/06/1997     23087   M770200330           MONITOR 20"
 160422       91764   30/06/1997     23051   214738               PENTIUM PC
 160422       91766   30/06/1997     23053   214746               PENTIUM PC
 160422       91775   30/06/1997     23133   0007246346 OR 5      LAPTOP PC
 160422       91796   31/07/1997     23112   214905               PENTIUM PC
 160422       91801   31/07/1997     23117   214922               PENTIUM PC
 160422       91803   31/07/1997     23119   214925               PENTIUM PC
 160422       91804   31/07/1997     23120   214916               PENTIUM PC
 160422       91815   31/07/1997     23148   Q570738938           MONITOR VIEWSONIC 21"

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #        SERIAL #                         ASSET DESCRIPTION
 160422       91827   31/07/1997     23182   Q771516139           MONITOR 21" VIEWSONIC
 160422       91829   31/08/1997     23181   M772100315           MONITOR 20" VIEWSONIC
 160422       91831   31/08/1997     23175   M772100449           MONITOR 20" VIEWSONIC
 160422       91832   31/08/1997     23176   M772100342           MONITOR 20" VIEWSONIC
 160422       91837   31/08/1997     23172   M772100459           MONITOR 20" VIEWSONIC
 160422       91857   30/09/1997     23170   Q771919450           MONITOR 21" VIEWSONIC
 160422       91859   30/09/1997     23265   USB6B11113           PRINTER HP DESKJET COLOR
 160422       91902   31/08/1997     23325   1S26251E978KZMG7     LAPTOP IBM THINKPAD
 160422       91924   30/11/1997     23241   Q772329359           MONITOR VIEWSONIC 21"
 160422       91926   30/11/1997     23243   Q772328300           MONITOR VIEWSONIC 21"
 160422       91931   31/07/1997     23389   Q771516143           MONITOR 21" VIEWSONIC
 160422       91936   31/10/1997     23222   78-DX680 97/03       LAPTOP PC IBM THINKPAD
 160422       91942   30/11/1997     23320   78-GH669 97/09       LAPTOP PC IBM
 160422       91954   30/11/1997     23312   215648               PENTIUM PC
 160422       91957   30/11/1997     23246   M773000701           MONITOR 20' VIEWSONIC
 160422       91958   30/11/1997     23244   M773400206           MONITOR 20" VIEWSONIC
 160422       95567   31/03/1998     23331   215694               PC PENTIUM
 160422       95569   31/03/1998     23406   M774200676           MONITOR VIEWSONIC 20"
 160422       95574   31/03/1998     23409   M77400712            MONITOR VIEWSONIC 20"
 160422       95582   31/03/1998     23415   215905               PC PENTIUM
 160422       95778   31/05/1998     23424   US743Q2362           HP VECTRA VL6  PC
 160422       95785   31/05/1998     23435   M774200898           VIEWSONIC 20" G800 MONITOR
 160422       95788   31/05/1998     23438   M774200892           VIEWSONICE 20" G800 MONITOR
 160422       95800   31/05/1998     23567   7Z00039DE            MONITOR 21"  MT1298
 160422       95801   31/05/1998     23571   7Y01867DE            MONITOR 21"  MT1298
 160422       95807   31/05/1998     23699   (S)TW73911262        HP OMNIBOOK 3000CTX 200MMX LAPTOP
 160422       95809   31/05/1998     23698   JL74010480           MONITOR VIEWSONIC 17" C771 .27MM
 160422       95829   31/05/1998     23544   (S)TW80210351        LAPTOP PC HP OMNIBOOK 3000CTX
 160422       95848   31/05/1998     23537   M774700127           MONITOR VIEWSONIC G800
 160422       95850   31/05/1998     23539   M774700130           MONITOR VIEWSONIC G800
 160422       95851   31/05/1998     23540   M774700150           MONITOR VIEWSONIC G800
 160422       95861   31/05/1998     23522   5G80149230           MONITOR VIEWSONIC
 160422       95963   30/06/1998     23547   (S)TW74911177        HP OMNIBOOK 3000CTX
 160422       95965   30/06/1998     23549   M774600228           MONITOR G800
 160422       95966   30/06/1998     23550   M780200165           VIEWSONIC MONITOR G800
 160422       96003   30/06/1998     23467   (S)TW74111834        LAPTOP PC HP OMNIBOOK 3000 CTX
 160422       96005   30/06/1998     23444   (S)TW74111311        LAPTOP PC HP OMNIBOOK 3000CTX
 160422       96158   31/07/1998     23902   FA7641102            21" MULTISYNC MONITOR--IT-FOPT102
 160422       96173   31/07/1998     23609   QH81109729           VIEWSONIC MONITOR
 160422       96256   31/08/1998     23894   JP817A0588           HP OMNIBOOK SOJOURN LAPTOP
 160422       96275   31/08/1998     23985   QH81414435           VIEWSONIC P810 MONITOR
 160422       96313   30/09/1998     23944   US82551246           HP KAYAK D6482N/D6528A COMPUTER
 160422       96347   30/09/1998     23806   US81854244           HP KAYAK PC D4808T
 160422       96357   30/09/1998     23803   M780900163           MONITOR 20" VIEWSONIC G800
 160422       96358   30/09/1998     23802   M780900162           MONITOR 20" VIEWSONIC G800
 160422       96359   30/09/1998     23804   M780900182           MONITOR 20" VIEWSONIC G800
 160422       96395   30/09/1998     24121   216504               PC PENTIUM PII COMTEQ
 160422       96520   31/10/1998     24053   TW818B0844           LAPTOP PC HP OMNIBOOK F1463NT
 160422       96525   31/10/1998     23972   216602               PC PENTIUM II
 160422       96526   31/10/1998     23973   216603               PC PENTIUM II
 160422       96528   31/10/1998     23992   TW821B0503           LAPTOP PC HP OMNIBOOK 4100
 160422       96530   31/10/1998     23994   TW823B0074           LAPTOP PC HP OMNIBOOK 4100
 160422       96597   30/11/1998     24047   M781200340           VIEWSONIC G800
 160422       96598   30/11/1998     24048   M781200361           VIEWSONIC G800
 160422       96614   30/11/1998     24100   US83209380           HP VECTRA PC V2 D6565T
 160422       96621   30/11/1998     24159   BC598402539          GATEWAY SOLO 5150 LAPTOP PC
 160422       96640   30/11/1998     24184   QH82422451           VIEWSONIC P810
 160422       96641   30/11/1998     24185   QI83542632           VIEWSONIC P810
 160422       96653   30/11/1998     24224   US83851726           PC HP KAYAK XA
 160422       96656   30/11/1998     24227   US83851745           PC HP KAYAK XA
 160422       96727   31/12/1998     24041   M775100385           VIEWS0NIC MONITOR G800
 160422       96733   31/12/1998     24035   M755100458           VIEWSONIC MONITOR G800
 160422       96737   31/12/1998     24043   M781200338           VIEWSONIC MONITOR G800
 160422       96738   31/12/1998     24026   M781200339           VIEWSONIC MONITOR G800
 160422       96770   31/12/1998     24113   H2866C               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96772   31/12/1998     24115   H2866F               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96773   31/12/1998     24117   H2866H               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96774   31/12/1998     24118   H2866J               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96775   31/12/1998     24111   H2866R               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96776   31/12/1998     24112   H2866D               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96778   31/12/1998     24116   H2866N               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96779   31/12/1998     24108   H28668               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96780   31/12/1998     24109   H2866Q               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96781   31/12/1998     24107   H2866Q               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422       96784   31/12/1998     24086   G8D001056            INTERGRAPH 21" COLOR MONITOR
 160422       96785   31/12/1998     24087   G8D001447            INTERGRAPH 21" COLOR MONITOR
 160422       96786   31/12/1998     24088   G8D001698            INTERGRAPH 21" COLOR MONITOR
 160422       96790   31/12/1998     24092   G8D001179            INTERGRAPH 21" COLOR MONITOR
 160422       96793   31/12/1998     24095   G8D001754            INTERGRAPH 21" COLOR MONITOR

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #         SERIAL #                        ASSET DESCRIPTION
 160422       96809   31/12/1998     24358   Q772331397           VIEWSONIC MONITOR G810
 160422       96818   31/12/1998     24307   11476847             GATEWAY SOLO 9100LS
 160422       96826   31/12/1998     24346   8G84001540           VIEWSONIC Q71 MONITOR
 160422       96894   28/02/1999     24335   84561268             PC HP KAYAK D5766
 160422       96897   28/02/1999     24007   US82952527           PC HP KAYAK WORKSTATION D6493N
 160422       96903   28/02/1999     24017   US83051759           PC HP KAYAK WORKSTATION D6493N
 160422       96929   28/02/1999     24313   US84705892           PC HP VECTRA VE
 160422       96944   28/02/1999     24372   12467708             LAPTOP GATEWAY SOLO 9100XL
 160422       96948   28/02/1999     24298   US84601801           LAPTOP PC HP OMNIBOOK 2100
 160422       96949   28/02/1999     24299   US84601808           LAPTOP HP OMNIBOOK 2100
 160422       96950   28/02/1999     24300   US84601714           LAPTOP HP OMNIBOOK 2100
 160422       97560   31/03/1999     24393   US90513865           HP VECTRA VE
 160422       97563   31/03/1999     24396   US90513849           HP VECTRA VE
 160422       97567   31/03/1999     24506   8G8520276            VIEWSONIC Q71
 160422       97568   31/03/1999     24507   8G84500869           VIEWSONIC Q71
 160422       97571   31/03/1999     24513   8G84500965           VIEWSONIC Q71
 160422       97623   31/03/1999     23644   JR81112877           17" VIEWSONIC MONITOR EA771
 160422       97794   31/05/1999     24663   8267                 PC AMD K6-266 MHZ 3D
 160422       97815   31/05/1999     24481   G8H092120            MONITOR 19" GATEWAY VX900
 160422       97843   31/05/1999     24590   BC699090923          LAPTOP PC GATEWAY SOLO 2500SE
 160422       97991   30/06/1999     24055   10759042             PC GATEWAY PENTIUM II
 160422       97993   30/06/1999     24136   10989646             SERVER W/MICROSOFT NT ALR 8200
 160422       97997   30/06/1999     24282   TW83800159           LAPTOP HP OMIBOOK 7100
 160422       98024   30/06/1999     24579   US91004358           HP VECTRA VC VE8/HPD6599N
 160422       98027   30/06/1999     24582   US91004319           HP VECTRA VC VE8/HPD6599N
 160422       98029   30/06/1999     24584   US91004896           HP VECTRA VC VE8/HPD6599N
 160422       98067   30/06/1999     24625   QI85067305           MONITOR 21" VIEWSONIC G810
 160422       98069   30/06/1999     24620   US91681038           PC HP KAYAK XA
 160422       98077   30/06/1999     24552   QI84658702           MONITOR 21" VIEWSONIC G810
 160422       98092   30/06/1999     24768   US91181677           PC HP KAYAK XA
 160422       98125   30/07/1999     24771   8000442X             DELL LATITUDE LAPTOP PC
 160422       98237   27/08/1999     24933   14197072             LAPTOP PC GATEWAY SOLO 9150SE
 160422       98248   27/08/1999     24847   2221DA45KN69         DELL MONITOR 19" P990
 160422       98249   27/08/1999     24848   2221DA45KA69         DELL MONITOR 19" P990
 160422       98767   30/09/1999     24804   WNSSY                DELL LATTITUDE LAPTOP PC CPi300XT
 160422       98778   30/09/1999     24875   V1QVK                DELL LAPTOP PPI INSPIRON 7000
 160422       98779   30/09/1999     24876   V1QVJ                DELL LAPTOP PPI INSPIRON 7000
 160422       98810   30/09/1999     24705   0YZBQ                DELL PC 6400 PII/MT
 160422       98818   30/09/1999     24713   55347BOX8139         DELL MONITOR ULTRASCAN 1600HS 21"
 160422       98819   30/09/1999     24714   55347BOX8239         DELL MONITOR ULTRASCAN 1600HS 21"
 160422       98823   30/09/1999     24696   0YZ7F                DELL PC 6400 PII/MT 410
 160422       98842   30/09/1999     24797   1F1TJ                DELL PC 6400 PII/MT
 160422       98853   30/09/1999     24815   1F11W                DELL PC 6500 PIII/MT
 160422       98854   30/09/1999     24817   1F12V                DELL PC 6500 PIII/MT
 160422       98855   30/09/1999     25120   1F122                DELL PC 6500 PIII/MT
 160422       98860   30/09/1999     24790   1DTLV                DELL PC 6400 PII/MT 410
 160422       98865   30/09/1999     24825   1DTK9                DELL PC 6400 PII/MT 410
 160422       98867   30/09/1999     24822   1DTMS                DELL PC 6400 PII/MT 410
 160422       98876   30/09/1999     24811   55347B1MBY59         DELL MONITOR ULTRASCAN 1600HS 20"
 160422       98880   30/09/1999     24827   55347B1MC159         DELL MONITOR ULTRASCAN 1600HS 20"
 160422       98917   30/09/1999     25137   17VMZ                DELL PC OPTIPLEX PIII GX1
 160422       98918   30/09/1999     25138   17VN4                DELL PC OPTIPLEX PIII GX1
 160422       98919   30/09/1999     25139   17VN4                DELL PC OPTIPLEX PIII GX1
 160422       99000   29/10/1999     25238   WTZKF                DELL LAPTOP PC LATTITUDE CPiA366ST
 160422       99017   29/10/1999     24936   55347B2A8A79         DELL 21" MONITOR ULTRASCAN 1600HS
 160422       99024   29/10/1999     24960   4A4D4                DELL PC PRECISION 410
 160422       99027   29/10/1999     24963   4A4BX                DELL PC PRECISION 410
 160422       99037   29/10/1999     25128   4A4CF                DELL PC PRECISION 410
 160422       99039   29/10/1999     24998   5G2LE                DELL LAPTOP PC LATTITUDE PPX
 160422       99063   29/10/1999     25205   5TGHE                DELL PC 6500 PIII/MT
 160422       99064   29/10/1999     25206   9171RB02TD79         DELL 21" MONITOR ULTRASCAN 1600HS
 160422       99066   29/10/1999     25098   5TGKA                DELL PC PRECISION 410
 160422       99071   29/10/1999     25103   5TG0A                DELL PC PRECISION 410 DESKTOP
 160422       99075   29/10/1999     25107   9171RB01SA79         DELL 21" MONITOR ULTRASCAN P1110
 160422       99211   26/11/1999     25018   9171RB0KNH89         DELL 21" MONITOR P1110
 160422       99212   26/11/1999     25019   9171RB0KPR89         DELL 21" MONITOR P1110
 160422       99221   26/11/1999     25028   72EV9                DELL PC 6500 PIII
 160422       99224   26/11/1999     25031   72EWP                DELL PC 6500 PIII
 160422       99239   26/11/1999     25193   706AY                DELL PC 6500 PIII
 160422       99241   26/11/1999     25195   917RB0J9Z89          DELL MONITOR ULTRASCAN 21" P1110
 160422       99247   26/11/1999     25201   917RB0JA089          DELL MONITOR ULTRASCAN 21" P1110
 160422       99248   26/11/1999     25202   917RB0J9Y89          DELL MONITOR ULTRASCAN 21" P1110
 160422       99256   26/11/1999     25153   6A31W                DELL LATTITUDE LAPTOP PC
 160422       99263   26/11/1999     25017   6L7CU                DELL LATTITUDE LAPTOP PC
 160422       99273   26/11/1999     25040   QV93202896           DELL MONITOR 21" G810-2
 160422       99274   26/11/1999     25039   75YFT                DELL LATTITUDE LAPTOP PC
 160422       99290   26/11/1999     25049   7689A                DELL PC 6500 PIII
 160422       99296   26/11/1999     25222   7685U                DELL PC 6500 PIII
 160422       99297   26/11/1999     25223   7684I                DELL PC 6500 PIII

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #         SERIAL #                       ASSET DESCRIPTION
 160422       99300   26/11/1999     25226   7684A                DELL PC 6500 PIII
 160422       99303   26/11/1999     25229   768KA                DELL PC 6500 PIII
 160422       99370   31/12/1999     24743   221DA39QM59          DELL 19" MONITOR
 160422       99386   25/02/2000     24899   3FFUX                DELL LAPTOP PC LATTITUDE PPX
 160422       99391   31/12/1999     24903   22Y53                DELL PC OPTIPLEX GX1 - ROBERT MAN
 160422       99420   31/12/1999     25270   9171RB14UN99         DELL MONITOR ULTRASCAN P1110
 160422       99425   31/12/1999     25275   9171RB14UM99         DELL MONITOR ULTRASCAN P1110
 160422       99482   25/02/2000     25314   PVE27                DELL PC PIII DESKTOP
 160422       99493   25/02/2000     25345   9171RB1K9VA9         MONITOR 21" ULTRASCAN P1110
 160422       99499   25/02/2000     25338   9VE41                DELL PC PIII DESKTOP
 160422       99505   25/02/2000     25337   Y3B1G                DELL LAPTOP PC INSPIRON 7500 (GEORGE BUABBUD)
 160422       99577   25/02/2000     25472   9171RB2A7MC9         MONITOR 20" DELL ULTRASCAN P1110
 160422       99615   25/02/2000     25498   9171RB2B90C9         MONITOR 20" DELL ULTRASCAN
 160422       99617   25/02/2000     25501   9171RB2B94C9         MONITOR 20" DELL ULTRASCAN
 160422       99618   25/02/2000     25503   9171RB2B91C9         MONITOR 20' DELL ULTRASCAN
 160422       99623   25/02/2000     25445   D46EB                DELL DESKTOP PC PIII 410
 160422       99626   25/02/2000     25437   D46E2                DELL DESKTOP PC PIII 410
 160422       99634   25/02/2000     25443   D46E9                DELL DESKTOP PC PIII 410
 160422       99635   25/02/2000     25442   D46EN                DELL DESKTOP PC PIII 410
 160422       99880   31/03/2000     25635   1HS2M                DELL DESKTOP PD PIII FOR LEASED WAREHOUSE
 160422       99883   31/03/2000     25717   VKK5P                DELL LAPTOP PC FOR LARRY DARROW
 160422       99924   31/03/2000     24900   3G2XL                DELL DESKTOP PC JOHN BROWN
 160422       99926   31/03/2000     25727   7221D DGWCP-89       DELL M770 17" MONITOR BILL HYMES
 160422      100006   31/12/1998  184-1054   TW829B4647           612 - PC for KATHY PRICE (PREVIOUS C. MARTINEZ)
 160422      100029   26/05/2000     25262   6ZGKU                DELL PC 500 - DOYLE RAY
 160422      100037   26/05/2000     25264   6ZGDI                DELL PC 500 FOR JOYCE GEORGE
 160422      100038   26/05/2000     25259   6ZGCU                DELL PC 500 FOR NANCY MUNSON
 160422      100040   26/05/2000     25631   BEQVQ                LAPTOP PC LATTITUDE CPT C400GT (MIKE RUNDE)
 160422      100042   26/05/2000     25594   BEQVP                DELL LAPTOP PC LATTITUDE CPT C400GT (DINO DURONIO)
 160422      100062   26/05/2000     25781   GE6G7                DELL DESKTOP PC P111 (MARCY WOODS)
 160422      100068   26/05/2000     25532   H55PI                DELL DESKTOP PC 410
 160422      100071   26/05/2000     25535   H55PN                DELL DESKTOP PC 410
 160422      100075   26/05/2000     25531   47743-9CN-2NPK       DELL 21" MONITOR P1110
 160422      100077   26/05/2000     25537   47743-PCN-2NPJ       DELL 21" MONITOR P1110
 160422      100083   26/05/2000     25543   47743-9CF92KT2       DELL 21" MONITOR P1110
 160422      100148   29/10/1999     24953   532KE                DELL PC HIGH END DESKTOP
 160422      100163   29/10/1999     25210   5A582                DELL PC PIII
 160422      100185   25/02/2000     25388   9171RB24Q2C9         DELL MONIOTOR 21" P1110
 160422      100255   30/09/1998     23898   US82116222           HP VECTRA PC D5721T
 160422      100260   30/09/1998     23847   BQK811C08273         MONITOR 15" IMPRESSION
 160422      100262   30/09/1998     23849   BQK811C08278         MONITOR 15" IMPRESSION
 160422      100285   30/06/1999     23961   BCA080951317         MONITOR SPECTRUM 5VLR
 160422      100300   26/11/1999     25177   9171RB0FU789         MONITOR 21" ULTRASCAN P1110
 160422      100316   25/02/2000     25385   9171RB29Q1C9         DELL MONITOR 21"
 160422      100319   25/02/2000     25393   9171RB1Y9YB9         MONITOR DELL 21" P1110
 160422      100321   25/02/2000     25395   9171TB24Q4B9         DELL MONITOR 21" P1110
 160422      100326   31/05/1999     24375   12754816             LAPTOP PC GATEWAY SOLO 9100
 160422      100346   31/03/1997     22929   214335               PENTIUM PC
 160422      100384   30/06/2000     25847   2EFHM                DELL INSPIRON 5000 LAPTOP PC FOR TRAINING
 160422      100410   30/06/2000     25862   5RIKU                DELL LATITUDE LAPTOP FOR SHUBO DASGUPTA
 160422      100465   31/07/2000     25468   9171RB264UB9         DELL MONITOR 21" ULTRASCAN P1110
 160422      100468   31/07/2000     25629   HAXN2                DELL GX1 DESKTOP PC FOR KHALID SAEED
 160422      100475   31/07/2000     25661   1B6ER                DELL PC PRECISION 420
 160422      100476   31/07/2000     25662   1B7AL                DELL PC PRECISION 420
 160422      100478   31/07/2000     25664   1B7AH                DELL PC PRECISION 420
 160422      100479   31/07/2000     25932   G2BM10B              DELL PC OPTIPLEX GX110
 160422      100481   31/07/2000     25666   1B6EP                DELL PC PRECISION 420
 160422      100484   31/07/2000     25668   1B7AF                DELL PC PRECISION 420
 160422      100486   31/07/2000     25669   1B6EM                DELL PC PRECISION 420
 160422      100487   31/07/2000     25670   1B6EK                DELL PC PRECISION 420
 160422      100490   31/07/2000     25673   47743-033-OYLD       DELL MONITOR 21" P1110 ULTRASCAN
 160422      100503   31/07/2000     25686   1B4UR                DELL PC PRECISION 420
 160422      100508   31/07/2000     25688   1B5AB                DELL PC PRECISION 420
 160422      100512   31/07/2000     25891   H4W020B              DELL PC PRECSION 420
 160422      100518   31/07/2000     25896   2SS020B              DELL PC PRECSION 420
 160422      100530   31/07/2000     25903   94W020B              DELL PC PRECSION 420
 160422      100534   31/07/2000     25698   47743-033-OYEM       DELL MONITOR 21" P1110 ULTRASCAN
 160422      100552   31/07/2000     25797   H50K00B              DELL PRECISION 420 WORKSTATION
 160422      100556   31/07/2000     25906   47743-058-2G81       DELL MONITOR 21" P1110 ULTRASCAN
 160422      100589   31/07/2000     26044                        DELL M990 19" MONITOR
 160422      100630   31/08/2000     25820   9WBQ00B              DELL PRECISION 420 WORKSTATION PC
 160422      100655   31/08/2000     25598   BUWM5                DELL LATITUDE CPx LAPTOP
 160422      100656   31/08/2000     25630   1APHA                DELL LATITUDE CPx LAPTOP WITH 19" M990 MONITOR
 160422      100657   31/08/2000     25976   8BAB6                DELL LATITUDE CPx LAPTOP
 160422      100659   31/08/2000     25973   8BAB8                DELL LATITUDE CPx LAPTOP
 160422      100678   31/08/2000     25607   F9WEF                DELL LATITUDE CPx LAPTOP
 160422      100687   31/08/2000     25608   F9W1I                DELL LATITUDE CPx LAPTOP
 160422      100700   31/08/2000     25619   H7HE0                DELL WORKSTATION 410  PIII 600MHz
 160422      100703   31/08/2000     25567   47741-1A6-707X       DELL ULTRASCAN 21" P1110 MONITOR

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #         SERIAL #                        ASSET DESCRIPTION
 160422      100708   31/08/2000     25609   47743-01K-0BB5       DELL ULTRASCAN 21" P1110 MONITOR
 160422      100709   31/08/2000     25611   47743-01K-0BB7       DELL ULTRASCAN 21" P1110 MONITOR
 160422      100711   31/08/2000     25613   47743-01K-0ALJ       DELL ULTRASCAN 21" P1110 MONITOR
 160422      100714   31/08/2000     26097   JP01114092           HP 20" TRINITRON MONITOR
 160422      100725   31/08/2000     26139   FEB5R                DELL LATITUDE CPt LAPTOP
 160422      100728   31/08/2000     26061   7T30001              DELL WORKSTATION 420 PIII 667MHz
 160422      100731   31/08/2000     26064   CT30001              DELL WORKSTATION 420 PIII 667MHz
 160422      100732   31/08/2000     26065   1T30001              DELL WORKSTATION 420 PIII 667MHz
 160422      100738   31/08/2000     26132   7BAD5                DELL LATITUDE CPx LAPTOP
 160422      100740   31/08/2000     26135   VP8Y8                DELL LATITUDE CPi LAPTOP
 160422      100743   31/08/2000     25636   QV94415334           VIEWSONIC G810 21" MONITOR
 160422      100886   30/09/2000     26282   31JIR                DELL LATITUDE CPx LAPTOP
 160422      100887   30/09/2000     26225   47743-03D-14X7       DELL 21" P1110 MONITOR
 160422      100900   30/09/2000     25554   GGIM8                DELL CELERON WORKSTATION GX100/T
 160422      100902   30/09/2000     25556   GGIN2                DELL CELERON WORKSTATION GX100/T
 160422      100905   30/09/2000     25559   GGIMB                DELL CELERON WORKSTATION GX100/T
 160422      100957   30/09/2000     24883   V1RXS                DELL LAPTOP INSPIRON 7000
 160422      100959   30/09/2000     24884   V1RXP                DELL LAPTOP INSPIRON 7000
 160422      100973   30/09/2000     26278   3LF340B              DELL INSPIRON 7500 LAPTOP (CHAD BAILEY)
 160422      100989   30/09/2000     26209   HHBY001              DELL OPTIPLEX GX200
 160422      101029   31/10/2000     26190   509P101              DELL OPTIPLEX GX110 PC
 160422      101047   31/10/2000     25793   47741-04R-50JM       DELL ULTRASCAN P991  19" MONITOR
 160422      101069   31/10/2000     26305   47801-08U-B1ER       DELL M990  19" MONITOR
 160422      101089   31/10/2000     26393   J18W201              DELL PRECISION 420 WORKSTATION
 160422      101097   28/02/2001     26010   D104101              DELL LATITUDE CPx LAPTOP
 160422      101098   28/02/2001     26482   47801-089-B0JZ       DELL M990  19" MONITOR
 160422      101099   31/10/2000     26009   3VVP001              DELL OPTIPLEX GX110T PC
 160422      101129   31/10/2000     26080   510220B              DELL PRECISION WORKSTATION 420
 160422      101195   31/10/2000     26015   47743-07R-4QQ8       DELL ULTRASCAN P1110  21" MONITOR
 160422      101201   31/10/2000     26021   HRXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160422      101203   31/10/2000     26241   FRXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160422      101204   31/10/2000     26242   9RXM101              DELL PRECISION WORKSTAION 420 MINI-TOWER
 160422      101318   30/11/2000     26520   5QQY501              DELL PRECISION 420 PC WORKSTATION
 160422      101319   30/11/2000     26523   CPQY501              DELL PRECISION 420 PC WORKSTATION
 160422      101332   30/11/2000     26517   47743-09S-60RR       DELL ULTRASCAN P1110 MONITOR 21"
 160422      101342   30/11/2000     26534   47743-09S-60S2       DELL ULTRASCAN P1110 MONITOR 21"
 160422      101388   30/11/2000     26171   47801-07S-H4H6       DELL M781P  17" MONITOR
 160422      101393   30/11/2000     26167   47801-01J-IIV27      DELL M781P  17" MONITOR
 160422      101426   30/11/2000     26601   97QID                DELL LATITUDE LSH400ST LAPTOP
 160422      101433   31/12/2000     26355   97KR301              DELL LATITUDE CPx LAPTOP
 160422      101434   31/12/2000     26312   9MBG501              DELL LATITUDE CPx LAPTOP
 160422      101436   31/12/2000     26594   47800-089-H0H6       DELL M990 19" MONITOR
 160422      101447   31/12/2000     26554   47743-0A3-69AL       DELL ULTRASCAN P1110  21" MONITOR
 160422      101449   31/12/2000     26556   47743-0A3-69BD       DELL ULTRASCAN P1110  21" MONITOR
 160422      101453   31/12/2000     26560   H4D9601              DELL PRECISION 420 WORKSTATION
 160422      101456   31/12/2000     26583   84D9601              DELL PRECISION 420 WORKSTATION
 160422      101458   31/12/2000     26585   64D9601              DELL PRECISION 420 WORKSTATION
 160422      101474   31/12/2000     26611   47801-0A9-1116N      DELL 19" MONITOR M991
 160422      101475   31/12/2000     26309   D3XF401              DELL LAPTOP PC LATITUDE CPX
 160422      101507   28/02/2001     26541   MB991213018132       MB PC
 160422      101539   28/02/2001     26616   47743-0B2-71P5       DELL ULTRASCAN P1110  21" MONITOR: TAMARA CROPP
 160422      101541   28/02/2001     26646   47743-0B2-71PA       DELL ULTRASCAN P1110  21" MONITOR
 160422      101546   28/02/2001     26651   40NQ801              DELL PRECISION 420 WORKSTATION: CHENAY GOINES
 160422      101555   28/02/2001     26660   30NQ801              DELL PRECISION 420 WORKSTATION: BINH QUACH
 160422      101611   28/02/2001     26308   1RT5401              DELL LATITUDE CPxH500GT LAPTOP:  DEBRA RICHARD
 160422      101613   28/02/2001     26630   47801-09Q-H0F4       DELL M991  19" MONITOR:  RALPH KOLLE
 160422      101614   28/02/2001     26314   3QGR501              DELL LATITUDE CPxH500GT LAPTOP:  TINA FARRELL
 160422      101618   28/02/2001     26562   GLBQ601              DELL OPTIPLEX GX110 PC :  CINDY WOOD
 160422      101651   28/02/2001     26724   FC42C01              DELL OPTIPLEX GX110 PC : MARCVIEW DATA TRAILS
 160422      101713   28/02/2001     25401   6951DJQ2K058         COMPAQ PRESARIO PC : RAC SW LAB
 160422      101784   28/02/2001     26754   0AI-H0HS             DELL 19" MONITOR M991
 160422      102137   31/03/2001     26112   HEDF8                DELL OPTIPLEX GX1 PC FOR CHARLES CASHION
 160422      102414   31/05/2001     26838   EYIC4                DELL OPTIPLEX GX1/T: MARK LANGDON
 160422      102428   31/05/2001     26849   FLBG501              DELL LATITUDE CPx LAPTOP: SAM GOVEA
 160422      102429   31/05/2001     26851   J9ZG501              DELL OPTIPLEX GX110 PC: JULIUS ARRAMBIDEZ
 160422      102434   31/05/2001     26831   DW7B801              DELL INSPIRON 8000 LAPTOP: SEAN BURKE
 160422      102453   31/05/2001     26664   5CXGB01              DELL LATITUDE CPx LAPTOP: HONG DA LIANG
 160422      102478   31/05/2001     26569   B05D801              DELL OPTIPLEX GX110 PC FOR SHAHZAR DURRANI
 160422      102496   31/05/2001     26860   B6D8K01              DELL GX150 GRAY "SF" SMALL FORM FACTOR BASE PC
 160422      102583   30/06/2001     24874   4CQ3601              DELL LATITUDE CPX LAPTOP PC
 160422      102740   31/03/2001     25857   2F9J10B              DELL PRECISION 420 WORKSTATION
 160422      102756   30/09/1999             US83003979           HP Vectra VE PC - Tony Boukhamn
 160422      102794   31/08/2001     26100   4ANLH                DELL OPTIPLEX GX110 PC : (PREVIOUSLY TOM HILLSTEN)
 160422      102795   31/08/2001     26099   4ANLF                DELL OPTIPLEX GX110 PC(PREVIOUSLY THERESA BURDETT)
 160422      102796   31/08/2001     26101   4ANLK                DELL OPTIPLEX GX110 PC : JOHNNY JOHNSON
 160422      102797   31/08/2001     26102   4ANLI                DELL OPTIPLEX GX110 PC : LAURA BARNES
 160422      102798   31/08/2001     26116   4ANLJ                DELL OPTIPLEX GX110 PC : (PREVIOUSLY JESSE DELEON)
 160422      102829   31/08/2001     27028   FE1JE                DELL LATITUDE CPT LAPTOP PC
 160422      102851   31/08/2001     25718   WT1LX                DELL LATITUDE LAPTOP PC BILL SMEAD

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #         SERIAL #                        ASSET DESCRIPTION
 160422      102852   31/08/2001     25936   VQY7F                DELL PC FOR CAROLYN NORDOFF
 160422      102865   30/09/2001     26872   GAZ0S                DELL OPTIPLEX GX1 PC - JASMINE GRAHAM
 160422      102866   30/09/2001     26899   GAZ0I                DEKK IOTUOKEX GX1 PC - CARL RUPPRECHT
 160422      102868   30/09/2001     26901   GAZ0Q                DELL OPTIPLEX GX1 PC - JOHN HARRISON
 160422      102869   30/09/2001     26902   GAZ0W                DELL OPTIPLEX GX1 PC - DAVID SPREADBURY
 160422      102872   30/09/2001     27019   F0IHR                DELL LATITUDE CPx LAPTOP PC - BILL WARE
 160422      103044   31/03/2001   IPN1003   SUSBB321518          HP LASERJET 4050N PRINTER
 160422      103045   31/03/2001   IPN1000   SUSBB321520          HP LASERJET 4050N PRINTER
 160422      103048   31/03/2001   IPN1134   2BJ2201              DELL PRECISION WORKSTATION 420
 160422      103050   27/03/2001     25799   B50K00B              DELL PC PRECISION 420
 160422      103052   31/03/2001   IPN1050                        VIEWSONIC E790 19" MONITOR
 160422      103053   31/03/2001    102259                        VIEWSONIC E790 19" MONITOR
 160422      103054   30/11/1997    102292   M773400216           MONITOR 20" VIEWSONIC
 160422      103057   31/08/1998    102299   US82051131           HP KAYAK PC WORKSTATION D6494
 160422      103062   31/12/1998     24037   M775100455           VIEWSONIC MONITOR 20" G800
 160422      103063   26/05/2000     25506   FADF1                DELL LAPTOP PC LATITUDE
 160422      103070   31/03/2001   IPN1028   F5D730B              DELL PRECISION 420 WORKSTATION
 160422      103071   31/03/2001   IPN1014   46D730B              DELL PRECISION 420 WORKSTATION
 160422      103072   31/03/2001   IPN1016   B5D730B              DELL PRECISION 420 WORKSTATION
 160422      103077   31/03/2001   IPN1154   BNJ2201              DELL PRECISION 420 WORKSTATION
 160422      103079   31/03/2001   IPN1156   3SJ2201              DELL PRECISION WORKSTATION
 160422      103080   31/03/2001   IPN1157   7SJ2201              DELL PRECISION 420 WORKSTATION
 160422      103083   31/03/2001   IPN1160   6NJ2201              DELL PRECISION 420 WORKSTATON
 160422      103088   31/03/2001   IPN1122   8JJ2201              DELL PRECISION 420 WORKSTATION
 160422      103089   31/03/2001   IPN1124   DFJ2201              DELL PRECISION 420 WORKSTATION
 160422      103090   31/03/2001   IPN1126   DJJ2201              DELL PRECISION 420 WORKSTATION
 160422      103091   31/03/2001   IPN1127   6BJ2201              DELL PRECISION 420 WORKSTATION
 160422      103093   31/03/2001   IPN1129   FJJ2201              DELL PRECISION 420 WORKSTATION
 160422      103094   31/03/2001   IPN1130   6FJ2201              DELL PRECISION 420 WORKSTATION
 160422      103096   31/03/2001   IPN1133   7BJ2201              DELL PRECISION WORKSTATION
 160422      103097   31/03/2001   IPN1186   JD32201              DELL LATITUDE CPx LAPTOP
 160422      103099   31/03/2001   IPN1259                        XYLAN OMNIS / R-9 ETHERNET SWITCH W/PORTS IPN
 160422      103099   31/01/2002   IPN1259                        XYLAN OMNIS / R-9 ETHERNET SWITCH W/PORTS IPN
 160422      103107   31/03/2001   IPN1131   2KJ2201              DELL PRECISION 420 WORKSTATION
 160422      103111   31/03/2001   IPN1081   90AH8                DELL LATITUDE CPx LAPTOP
 160422      103112   31/03/2001   IPN1135   8BJ2201              DELL PRECISION 420 WORKSTATION
 160422      103113   30/06/1997     23074   M765200212           MONITOR 20"
 160422      103114   31/03/1998     23422   M774200674           MONITOR VIEWSONIC 20" G800
 160422      103144   28/02/2002   IPN1258   90981756             Xylan Omnis/R-9 Ethernet Switch with Ports
 160422      103203   01/12/1997  184-0806   US73217975           HP VECTRA VL P/200 MMX
 160422      103206   30/06/2001   OPN5029   6JQXC01              DELL LATITUDE LAPTOP CPX
 160422      103208   15/03/2002   OPN5129   5PVNP01              DELL PRECISION MINITOWER C330
 160422      103226   31/03/2002     27094   433YF01              DELL LATITUDE CPXJ650GT LAPTOP
 160422      103329   30/06/2001   OPN5079   73R8K01              DELL LATITUDE LAPTOP
 160422      103331   30/06/2001   OPN5040   JRBVC01              DELL DESKTOP 866 MHZ/113
 160422      103333   30/06/2001             CMVN401              DELL LATITUDE LS LAPTOP
 160422      103334   29/10/1999     24964   4A4CM                DELL PC PRECISION 410
 160422      103336   31/12/1998     24042   M775100382           VIEWSONIC MONITOR 20" G800
 160422      103362   31/07/2001   OPN5025   5RQQ801              DELL LATITUDE LAPTOP LS
 160422      103363   31/07/2001   OPN5013   H6YD901              DELL LATITUDE LAPTOP LS
 160422      103364   30/06/2001   OPN5054   FV7KG01              DELL LATITUDE LS LAPTOP
 160422      103549   31/03/2001   IPN1188   4F32201              DELL LATITUDE CPx LAPTOP
 160422      103550   30/09/2001     27031   7KWEP                DELL LATITUDE CPX
 160422      103552   30/06/2001   OPN5042   1H9QG01              DELL LATITUDE CPX LAPTOP
 160422      103553   30/06/2001   OPN5027   8GQXC01              DELL LATITUDE PPX
 160422      103554   31/07/2001     26365   8PQQ801              DELL LATITUDE LS LAPTOP
 160422      103555   30/06/2001         ?   FLHTH01              DELL LATITUDE LAPTOP
 160422      103556   30/06/2001             93R8K01              DELL LATITUDE CPX LAPTOP
 160422      103558   31/03/2001   IPN1038   JP-09171R-47743-06   DELL ULTRA SCREEN MONITOR
 160422      103560   03/12/1999     14987   VLPYG                DELL LATITUDE CPIA366XT LAPTOP
 160422      103562   15/06/2000     16352   74ESE                DELL LATITUDE CPX LAPTOP
 160422      103563   25/07/2000     16952   8ERE7                DELL LATITUDE CPX LAPTOP
 160422      103592   01/11/1997  184-0699   78-DF327             IBM THINKPAD LAPTOP 560 P/133
 160422      103609   31/03/2001   IPN1019   D5D730B              DELL PRECISION 420 WORKSTATION
 160422      103614   31/12/1998     24114   H2866V               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422      103615   31/12/1998     24110   H28667               INTERGRAPH 400 MHZ ULTRA TOWER PC
 160422      103616   31/12/1998     24089   G8D001443            INTERGRAPH 21" COLOR MONITOR
 160422      103626   20/11/2000     18217   GB4J601              DELL LATITUDE CPX LAPTOP PC
 160422      103628   30/06/2001       N/A   2LHTH01              DELL LATITUDE LAPTOP
 160422      103633   31/03/2001   IPN1252   220081               COMTEQ PIII COMPUTER
 160422      103635   31/03/2001   IPN1248   200077               COMTEQ PIII COMPUTER
 160422      103637   30/06/2001       N/A   H2R8K01              DELL LATITUDE LAPTOP CPX
 160422      103638   31/07/2001   OPN5009   CQQQ801              DELL LATITUDE LS LAPTOP
 160422      103643   27/08/1999  184-1117   WMBXZ                DELL LATITUDE CPI LAPTOP
 160422      103676   31/03/1997     22976   001-6500411          MONITOR 17"
 160422      103678   30/06/2000     25861   5RIKT                DELL LATITUDE LAPTOP - SCOTT REISINGER
 160422      103683   31/03/1999  184-0950   TW820D2352           LAPTOP HP 2105 FOR J. ROSS
 160422      103728   30/06/2001       N/A   8MVNH01              DELL LATITUDE LS LAPTOP
 160422      103731   31/07/2000  184-1294   324IL                DELL LATITUDE LS LAPTOP

     Exhibit 6 Transferred Assets Formerly Owned by CSC International or BT

DEPT ID     ASSET #    CAP DATE   INVTY #         SERIAL #                       ASSET DESCRIPTION
 160422      103732   30/06/2001       N/A   FMVNH01              DELL LATITUDE LS LAPTOP
 160422      103733   29/10/1999     25114   9171RB01SC79         DELL 21" MONITOR ULTRASCAN P1110
 160422      103791   30/06/2001     NONE?   3G9QG01              DELL LATITUDE LAPTOP
 160422      103800   30/06/1999     24632   US91881041           PC SYSTEM KAYAK XA PC-400
 160422      103828   30/06/2001   OPN5050   7F9QG01              DELL LATITUDE CPX LAPTOP
 160422      103841   31/07/2000     25930   6EFVD                DELL LATITUDE CPx
 160422      103844   30/06/2001   OPN5053   HF9QG01              DELL LATITUDE CPx
 160422      103865   01/08/1996  184-0512   97-A0BR7             IBM TP560
 160422      103866   31/03/1999  184-0919   TW75300961           543 - HP2000 Laptop
 160422      103871   30/06/2001   OPN5034   3HQCX01              DELL LATITUDE LAPTOP
 160422      103925   28/02/1997     22945   M463500804           MONITOR VIEWSONIC 20"
 160422      103969   14/03/2000     15610   VRDJM                DELL LATITUDE LAPTOP CPIA366XT
 160422      103970   24/01/2001     18679   98YXB01              DELL LATITUDE LAPTOP C600
 160422      103972   31/12/2001     27347   016FF9               POLYCOM VIEWSTATION 512 VIDEO CONFERENCE EQUIP
 160422      103973   31/07/2001   OPN5010   HQQQ801              DELL LATITUDE LS LAPTOP PC
 160422      103974   31/12/2000     26310   JRHG401              DELL GX110 OPTIPLEX PC
 160422      103975   31/10/2000     26392   D18W201              DELL PRECISION 420 WORKSTATION
 160422      103976   31/03/2001   IPN1155   6SJ2201              DELL PRECISION 420 WORKSTATION
 160430       91691   30/04/1997     23018   M765100370           MONITOR 20"
 160430       91697   30/04/1997     23024   M765100451           MONITOR 20"
 160430       96947   28/02/1999     24387   USBC009551           PRINTER HP LASERJET 8100DN
 160430       96951   28/02/1999     24301   US84601805           LAPTOP HP OMNIBOOK 2100
 160430       99250   26/11/1999     25204   917RB0J9Q89          DELL MONITOR ULTRASCAN 21" P1110
 160430       99815   31/03/2000     25623   VM05F                DELL LAPTOP PC DAVID OGLETREE
 160430      100971   30/09/2000     26277   2LF340B              DELL INSPIRON 7500 LAPTOP (JON LAUGHLIN)
 160430      102440   31/05/2001     26853   1T9X801              DELL LATITUDE CPx LAPTOP: RICKY PRASHAD
 160430      102867   30/09/2001     26900   GAZ0V                DELL OPTIPLEX GX1 PC - (JAN BETZ 8/02)
 160430      103005   31/03/2001   IPN1004   SUSBB321524          HP LASERJET 4050N PRINTER
 160430      103901   31/10/2000     26492   4RGBI                DELL OPTIPLEX GX1 PC
 160431       91608   31/03/1994     40139                        PHONE SYSTEM
 160431       91660   31/10/1996     22902   USHB113528           LASERJET PRINTER
 160431       95763   31/05/1998     23660   1273PIMN-A           PHONE EQUIP RIV NEAX 2000 IVS
 160431      102585   30/06/2001      NONE   NONE                 SURE MICRO ETHERNET CARD 1-PORT FAST ENET
 160438      103205   31/07/2001   OPN5014   G7YD901              DELL LATITUDE LAPTOP LS
 160501       91492   30/06/1996     22659   6202832DR            MONITOR - SANDY BONAR
 160501       95568   31/03/1998     23407   M774200720           MONITOR VIEWSONIC 20" - MIKE MELER 10/02
 160501       98035   30/06/1999     24642   OSQL 008066          LASER PRINTER 4000N HPC4120A
 160501       98036   30/06/1999     24643   OSQL 008064          LASER PRINTER 4000N
 160501       99383   25/02/2000     24778   176NK                DELL PC OPTIPLEX GX1PIII - SANDY BONAR
 160501       99416   31/12/1999     25365   94XKK                LAPTOP PC DELL PENTIUM 500 - JANA LOVELY
 160501      100150   29/10/1999     24947   532NE                DELL PC HIGH END DESKTOP
 160501      100541   31/07/2000     25935   6EFVE                DELL LATITUDE CPx LAPTOP
 160501      103098   31/03/2001   IPN1187   9D32201              DELL LATITUDE CPx LAPTOP
 160711       99294   26/11/1999     25220   7683E                DELL PC 6500 PIII
 160711      103842   29/10/1999  184-1387   US91217484           HP VECTRA VE
 160735      100005   30/11/1998  184-0867   TW74113618           532 - Computer for Mark McDonald
 160735      100294   29/10/1999     24950   53A77                DELL PC HIGH END DESKTOP

                                    EXHIBIT 7

                              FORM OF BILL OF SALE

                                  BILL OF SALE

                  This Bill of Sale (the "Bill of Sale") is made as of [insert date] by and between Advanced Fiber Communications, Inc., a Delaware corporation (the "Purchaser") and Marconi Communications, Inc., a Delaware corporation (the "Seller").

                  WHEREAS, Purchaser, Advanced Fibre Communications North America, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser ("AFCNA"), Seller, an indirect wholly-owned subsidiary of the Parent (as defined below), Marconi Intellectual Property (Ringfence) Inc., a Delaware corporation and a wholly-owned subsidiary of Seller ("Marconi IP"), and Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) (the "Parent") entered into the Asset Purchase and Sale Agreement dated as of January 5, 2004 (the "Master Agreement");

                  WHEREAS, in connection with the Master Agreement, Purchaser and Seller entered into a Transition Services Agreement dated as of January 5, 2004 (the "TSA");

                  WHEREAS, pursuant to Section 2.15 of the TSA, subject to the acquisition of such assets from [CSC International or BT], Purchaser has agreed to enter into an agreement with Seller to purchase from Seller, all of Seller's right, title and interest in and to certain of the assets of Seller which were formerly owned by [CSC International or BT] and are described in Schedule 1 hereto (the "TSA Assets");

                  WHEREAS, pursuant to Section 2.15 of the TSA, subject to the acquisition of such assets from [CSC International or BT], Seller has agreed to enter into an agreement with Purchaser to sell to Purchaser, all of Seller's right, title and interest in and to the TSA Assets;

         WHEREAS, capitalized terms used herein and not otherwise defined herein, shall have the meanings given such terms in the TSA.

                  NOW THEREFORE, in consideration of [purchase price described in TSA] and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. SALE OF TSA ASSETS. Seller does hereby sell, transfer, assign and convey to Purchaser, all of Seller's right, title and interest in and to the TSA Assets. WITH RESPECT TO THE TSA ASSETS, SELLER REPRESENTS AND WARRANTS ONLY THAT (I) SELLER HAS GOOD TITLE TO THE TSA ASSETS AND
         (II) THE TSA ASSETS ARE FREE OF ANY LIENS. IN ALL OTHER RESPECTS, SELLER CONVEYS THE TSA ASSETS TO PURCHASER ON AN "AS IS," "WHERE IS" AND "WITH ALL FAULTS" BASIS, WITH NO FURTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITH RESPECT TO NON-INFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE. PURCHASER SHALL BE RESPONSIBLE FOR OBTAINING ANY AND ALL REQUIRED CONSENTS WITH RESPECT TO SOFTWARE INSTALLED ON,

         OR EMBEDDED IN ANY TSA ASSETS, AND SELLER HEREBY DISCLAIMS ANY WARRANTY WHATSOEVER WITH RESPECT THERETO.

2. SUCCESSORS AND ASSIGNS. All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3. COUNTERPARTS. This Bill of Sale may be executed in more than one counterparts by the parties hereto, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

4. GOVERNING LAW. This Agreement and performance under it shall be governed by and construed in accordance with the applicable laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws and without reference or application of the United Nations Convention on the International Sale of Goods.

                                      * * *

         IN WITNESS WHEREOF, Seller and Purchaser have each caused this Agreement to be executed by their respective duly authorized representatives on the dates set forth below to be effective as of [insert date].

Marconi Communications, Inc.,              Advanced Fiber Communications, Inc.,

By: __________________________________     By: _________________________________

Name: ________________________________     Name: _______________________________

Title: _______________________________     Title: ______________________________

                                   SCHEDULE 1

                                   TSA ASSETS

            STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

1. BASIC PROVISIONS ("BASIC PROVISIONS")

PARTIES: This Lease ("LEASE"), dated for reference purposes only December 19, 2003, is made by and between CAMI Industrial, LLC or its assigns ("LESSOR") and Marconi Communications, Inc. ("LESSEE") (collectively the "PARTIES," or individually a "PARTY").

PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2100 Reliance Parkway, located in the City of Bedford, County of Tarrant, State of Texas, and generally described as all of the space within an approximately 165,867 square foot industrial building and the use of the existing parking areas within the shaded area on the site plan attached as Exhibit "A" hereto, located on an approximately 22.8 acre parcel of land, as indicated on Exhibit "A" ("PREMISES"). (See also Paragraph 2).

         1.1. TERM: Four (4) years and 0 months ("TERM") commencing on the date of the closing of the purchase of the Premises by Lessor pursuant to the Purchase Agreement (as defined in Paragraph 23) ("COMMENCEMENT DATE") and ending on the last day of the calendar month that is 48 months following the Commencement Date ("EXPIRATION DATE"). (See also Paragraph 3 and Paragraph 23). Promptly following the closing of the purchase of the Premises pursuant to the Purchase Agreement, the Parties will execute and deliver to each other a memorandum setting forth the actual calendar day of the Commencement Date hereunder, which memorandum shall be deemed to modify this Lease and constitute a part thereof.

         1.2.     EARLY POSSESSION: Not applicable.

         1.3. INITIAL BASE RENT: $63,582.35 per month ("BASE RENT"), payable in advance on or before the Commencement Date and on the first day of each month thereafter during the Term (See also Paragraph 4)

         1.4.     BASE RENT PAID UPON EXECUTION: Not applicable,

         1.5. SECURITY DEPOSIT: $63,582.35 on or before the Commencement Date ("SECURITY DEPOSIT"). (See also Paragraph 5)

         1.6. AGREED USE: Office, warehousing and product testing of fiber optic cabling and related uses (See also Paragraph 6)

         1.7. INSURING PARTY. Lessor is the "INSURING PARTY" unless otherwise stated herein. (See also Paragraph 8)

REAL ESTATE BROKERS (see also Paragraph 15): Not applicable.

         1.8.     GUARANTOR. Not applicable.

         1.9. ADDENDA AND EXHIBITS. Attached hereto is Exhibit A, which constitutes a part of this Lease.

2. PREMISES.

         2.1. LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation that the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

         2.2. CONDITION. THE PREMISES IS BEING DELIVERED TO LESSEE IN AS IS, WHERE IS CONDITION, AND LESSOR IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES AS TO THE HABITABILITY OF THE PREMISES OR THE SUITABILITY OF THE PREMISES GENERALLY OR FOR ANY PARTICULAR PURPOSE. Lessee acknowledges that Lessee is a former owner and continuing lessee of the Premises, and, as such, is familiar with the condition of the Premises and the property on which the Premises are situated. Without limitation of the foregoing, Lessor makes no warranty concerning the condition of the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any ("BASE BUILDING SYSTEMS"), nor regarding the structural elements of the roof, bearing walls and foundation of any buildings on the Premises ("BASE BUILDING STRUCTURE") (the Base Building Systems and the Base Building Structure, collectively, the "BUILDING"). Except as expressly provided in this Lease, the failure of any of the Base Building Systems, Base Building Structure or the HVAC as a result of any condition that exists as of the Commencement Date, or resulting from any condition that exists as of the Commencement Date shall not constitute a breach or default by Lessor hereunder, nor give rise to any right of Lessee to not pay Rent or terminate this Lease, but rather Lessee shall be solely responsible for the repair and restoration of the same to good, operable and useable condition, except for any repairs or restoration attributable to (i) the gross negligence or willful misconduct of Lessor or any occupant of the Premises prior to Lessee's occupancy of the Premises or (ii) latent defects in the Premises that are not actually known to Lessee or would not have been discovered by Lessee with reasonable diligence.

         2.3. COMPLIANCE. Lessee further acknowledges that since Lessee is a former owner and continuing lessee of the property, and, as such, is familiar with the condition of the Premises and the property on which the Premises are situated Lessor is not making any warranty concerning whether or not the Base Building Systems and Base Building Structure comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances (including, without limitation, the Americans with Disabilities Act of 1990, as amended) ("APPLICABLE REQUIREMENTS") in effect on the date of execution of this Lease. Lessee is

STANDARD INDUSTRIAL LEASE DATED FEB 1998                   Initials [ILLEGIBLE]
12/19/03                                                            -----------
responsible for determining whether or not the Premises are in compliance with Applicable Requirements and whether zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed under Applicable Requirements. If following the Commencement Date any non-compliance of the Premises with Applicable Requirements exists that must be corrected for Lessee's continued use of the Premises, the cost of bringing the Premises into compliance with Applicable Requirements shall be the sole obligation of Lessee at Lessee's sole cost and expense, and without regard to whether such non-compliance existed at the Commencement Date or arose thereafter, except as provided in the following sentence. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Commencement Date, which is addressed in Paragraphs 2.3(a), 6.2(e) and 6.3 below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("CAPITAL EXPENDITURE"), Lessor and Lessee shall allocate the cost of such work as follows:

                  (a) Subject to Paragraph 2.3(b) below, if such Capital Expenditures are required as a result of (i) the specific and unique use of the Premises by Lessee as compared with uses by tenants in general or (ii) improvements made or proposed to be made by Lessee, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last eighteen (18) months of this Lease and the cost thereof exceeds three (3) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to three (3) months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

                  (b) If such Capital Expenditure is not the result of (i) the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications) or (ii) improvements made or proposed to be made by Lessee, then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last eighteen (18) months of this Lease, either party shall have the option to terminate this Lease upon ninety (90) days prior written notice to the other party, unless the non-terminating party notifies the terminating party, in writing, within ten
(10) days after receipt of the terminating party's termination notice, that the non-terminating party will pay for such Capital Expenditure. If Lessor is the terminating party in the immediately preceding sentence, then, notwithstanding the foregoing, Lessee may remain in possession of the Premises beyond such 90-day period provided Lessee indemnifies Lessor for any liability incurred by Lessor arising out of Lessee's continued occupancy of the Premises beyond such 90-day period.

         2.4. ACKNOWLEDGMENTS. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the information technology infrastructure, electrical, HVAC and other air-handling equipment, fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

3. TERM.

         3.1. TERM. The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.1.

4. RENT.

         4.1. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("RENT").

         4.2. PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein, by wire transfer of funds as directed by Lessor in writing, or to such other persons or place or different manner as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise commits a Breach of this Lease (taking into account any applicable notice and cure period), Lessor may, in addition to all other remedies available to Lessor at law or in equity, use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within thirty (30) days after

STANDARD INDUSTRIAL LEASE DATED FEB 1998                   Initials [ILLEGIBLE]
12/19/03                                                            -----------
written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. USE.

         6.1. USE. Lessee shall use and occupy the Premises only for the Agreed Use, and for no other purpose. Lessee shall not use or permit the Premises to be used for any other purpose without Lessor's prior written consent, which shall not unreasonably be withheld. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties.

         6.2.     HAZARDOUS SUBSTANCES.

                  (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, to the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not (i) engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without (A) providing Lessor with at least fifteen (15) days' prior written notice of Lessee's intention to engage in such activity and (B) obtaining Lessor's express prior written consent to such activity, which consent may not be unreasonably withheld, or (ii) engage in any activity not in compliance with all material Applicable Requirements. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or
(iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements and is not a Reportable Use. Upon Lessor's prior written request, Lessee will provide to Lessor copies of all Hazardous Substance manifests, inspection reports, permits and notices of violation from all government authorities.

                  (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor or as otherwise permitted in clause (a) above, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

                  (c) LESSEE REMEDIATION. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all necessary investigatory and/or remedial action, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party. Notwithstanding the foregoing, the obligations of Lessee pursuant to this clause (c) shall not apply to spills or releases of Hazardous Substances in such amounts as do not require remediation or cleanup under any Applicable Requirements.

                  (d) LESSEE INDEMNIFICATION. LESSEE SHALL INDEMNIFY, DEFEND AND HOLD LESSOR, ITS AGENTS, EMPLOYEES, LENDERS AND GROUND LESSOR, IF ANY, HARMLESS FROM AND AGAINST ANY AND ALL REASONABLY FORESEEABLE DAMAGES, LOSSES, LIABILITIES, JUDGMENTS, CLAIMS, COSTS, EXPENSES, PENALTIES, AND ATTORNEYS' AND CONSULTANTS' FEES ARISING OUT OF OR INVOLVING ANY HAZARDOUS SUBSTANCE BROUGHT, SPILLED OR RELEASED IN, ON, UNDER OR ABOUT THE PREMISES IN VIOLATION OF APPLICABLE REQUIREMENTS BY OR FOR LESSEE, WHETHER PRIOR TO COMMENCEMENT OF OR DURING THE TERM OF THIS LEASE, WHICH ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSEE, ITS AGENTS, EMPLOYEES, CONTRACTORS, REPRESENTATIVES OR BUSINESS INVITEES (PROVIDED, HOWEVER, THAT LESSEE SHALL HAVE NO LIABILITY UNDER THIS LEASE WITH RESPECT TO UNDERGROUND MIGRATION OF ANY HAZARDOUS SUBSTANCE UNDER THE PREMISES FROM ADJACENT PROPERTIES). LESSEE'S OBLIGATIONS SHALL INCLUDE, BUT NOT BE LIMITED TO, THE EFFECTS OF ANY CONTAMINATION OR INJURY TO PERSON, PROPERTY OR THE ENVIRONMENT CREATED OR SUFFERED BY LESSEE, AND THE REASONABLE COST OF INVESTIGATION, REMOVAL, REMEDIATION, RESTORATION AND/OR ABATEMENT, AND SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE. NO EXPIRATION, TERMINATION OR CANCELLATION OF THIS LEASE SHALL RELEASE LESSEE FROM ITS OBLIGATIONS UNDER THIS LEASE WITH RESPECT TO HAZARDOUS SUBSTANCES, UNLESS LESSEE AND LESSOR ENTER INTO A RELEASE AGREEMENT IN CONNECTION THEREWITH AT THE TIME OF SUCH EXPIRATION, TERMINATION OR CANCELLATION.

STANDARD INDUSTRIAL LEASE DATED FEB 1998                   Initials [ILLEGIBLE]
12/19/03                                                            -----------

                  (e) LESSOR INDEMNIFICATION. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are caused by the gross negligence or willful misconduct of Lessor, its agents, employees, contractors, representatives or business invitees (provided, however, that Lessor shall have no liability under this Lease with respect to underground migration of any Hazardous Substances under the Premises from adjacent properties following the Commencement Date). Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

                  (f) INVESTIGATIONS AND REMEDIATIONS. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Date (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substances under the Premises from adjacent properties), unless such remediation measure is required as a result of Lessee's use (including "ALTERATIONS", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

                  (g) LESSOR TERMINATION OPTION. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is responsible therefor pursuant to this Paragraph 6 (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under this Paragraph 6 and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate in accordance with Applicable Requirements such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds the applicable Early Termination Amount, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date one hundred twenty (120) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds the applicable Early Termination Amount. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination. For purposes of this Paragraph 6.2(g), "EARLY TERMINATION AMOUNT" shall mean the following: (A) if the applicable Hazardous Substance Condition occurs during the first twelve consecutive months of the Term, an amount equal to four (4) times the then monthly Base Rent; (B) if the applicable Hazardous Substance Condition occurs during the next succeeding twelve consecutive months of the Term, an amount equal to three (3) times the then monthly Base Rent; (C) if the applicable Hazardous Substance Condition occurs during the next succeeding twelve consecutive months of the Term, an amount equal to two (2) times the then monthly Base Rent; and (D) if the applicable Hazardous Substance Condition occurs during the final twelve consecutive months of the Term, an amount equal to then monthly Base Rent.

                  (h) ASBESTOS NOTICE. BOTH STATE AND FEDERAL APPLICABLE LAW REQUIRES DISCLOSURE OF ASBESTOS-CONTAINING CONSTRUCTION MATERIALS ("ACM") IN THE BUILDING. THIS NOTIFICATION IS BEING GIVEN TO PROVIDE THE INFORMATION REQUIRED UNDER SUCH LEGISLATION IN ORDER TO HELP YOU AVOID ANY UNINTENTIONAL CONTACT WITH THE ACM, TO ASSURE THAT APPROPRIATE PRECAUTIONARY MEASURES ARE TAKEN BEFORE DISTURBING ANY ACM, AND TO ASSIST YOU IN MAKING APPROPRIATE DISCLOSURES TO YOUR EMPLOYEES AND OTHERS, IF ANY. BECAUSE OF THE PERIOD OF TIME THAT THE BUILDING WAS CONSTRUCTED, THERE ARE ACM IN SOME COMPONENTS OF THE BUILDING. Copies of the applicable environmental reports, O&M plans and or other applicable materials (collectively "Asbestos Materials") are available through the office of the Lessor for your review and application to operations and should be fully and completely reviewed by your applicable representative. Because any tenant alterations or other work at the property could disturb ACM and possibly release asbestos fibers into the air, we require that you use only contractors who are licensed and qualified to handle ACM. This includes major alterations, but might also include such activities as drilling or boring holes, installing electrical, telecommunications or computer lines, sanding floors, removing ceiling tiles or other work which disturbs ACM. In many cases, such activities will not affect ACM, but you must confirm same with a contractor licensed to handle ACM. Further information concerning asbestos handling procedures in general can be obtained by contacting local, state or federal public health agencies if you wish to obtain further information regarding handling procedures and restrictions.

         6.3. LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, without regard to whether said requirements are now in effect or become effective after the Commencement Date. With respect to requirements of any applicable fire insurance underwriter or rating bureau and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, Lessee shall cooperate with such bureau or consultants in good faith to address any reasonable concerns raised by such persons. Lessee shall, within fifteen (15) days after receipt of Lessor's written request or sooner if required by Applicable Requirements, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements

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specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

         6.4. INSPECTION; COMPLIANCE. Lessor and Lessor's "LENDER" (as defined in Paragraph 31.1 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable prior notice to Lessee, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease; provided, however, that Lessor shall use good faith reasonable efforts not to interfere with Lessee's operations on the Premises in the course of such inspections. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see also Paragraph 9.1 (d)) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7. MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS AND SERVICE CONTRACT COSTS.

         7.1.     LESSEE'S OBLIGATIONS.

                  (a) IN GENERAL. It is expressly understood and agreed that Lessor is under no obligation to provide Lessee with any services (including, without limitation, any security services) except as otherwise expressly set forth in this Lease. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment and facilities, including but not limited to plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights and the parking lot (in the same condition as of the Commencement
Date) but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises and the parking lot in good order, condition and repair, shall exercise commercially reasonable maintenance practices, specifically including, without limitation, the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below, and the procurement of janitorial services through a contractor previously approved by Lessor. Other than contractors approved by Lessor, no person may be on the roof. If Lessee requires rail spur service, Lessee, at its sole cost and expense, must inspect, repair and maintain the physical aspects of the rail spur, and must comply with and renew, when necessary, directly with the applicable rail service provider any rail spur service or switch track agreements for the Premises. Lessee hereby acknowledges that the rail service is provided by Lessor "As-ls," "Where Is" without representation or warranty with all faults, and that any representations or warranties set forth in Article 2 do not apply to the rail service or the physical condition thereof, and that Lessee has fully satisfied itself as to such condition of the physical state of the rail spur and the availability of service for Lessee's needs.

                  (b) SERVICE CONTRACTS AND COSTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements ("BASIC ELEMENTS"), if any, if and when installed on the Premises: (i) HVAC and other air handling equipment, (ii) boiler and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering, membranes and drains including the portion thereof constituting the Lessor Roof Replacement (as defined in Paragraph 7.2)(vi) clarifiers (vii) utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor.

                  (c) REPLACEMENT. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below and the provisions of Paragraphs 7.1 (e) and 7.2, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if one or more of the Basic Elements (described in Paragraph 7.1 (b)), and modified by the last sentence of this Paragraph) cannot be repaired other than at a cost which is in excess of 20% of the cost of replacing such Basic Element, then such Basic Element shall be replaced by Lessor in a good and workmanlike manner and as expeditiously as reasonably possible, and the cost thereof shall be allocated between the Parties as set forth in this Paragraph 7.1 (c). Each Party shall provide notice to the other of the need to repair or replace a Basic Element in accordance with this Paragraph 7.2(c) as soon as reasonably practicable. Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the Lessee's portion of the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months remaining on the Lease Term. Lessee's portion of the cost of such replacement is determined by multiplying the total cost of such replacement by a fraction, the numerator of which is the number of months remaining in the Lease Term, and the denominator of which is the number of months of the useful life of such replacement as such useful life is determined by the Parties in their reasonable judgment (including Interest on the unamortized balance as is then commercially reasonable in the judgment of the Parties and their respective accountants). Lessee reserves the right to prepay its obligation at any time. The intent of this Paragraph 7.1(c) is that Lessee is solely responsible for the pro rata portion of the cost of replacement attributed to the Lease Term. For purposes of this Paragraph 7.1 (c)

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(and only this Paragraph 7.1 (c)), Basic Elements shall also include exterior walls, structural internal walls and beams, and foundation, but shall exclude HVAC and other air handling equipment.

                  (d) LESSEE'S RIGHT TO TERMINATE. Notwithstanding anything to the contrary set forth herein, to the extent that Lessor (or Lender, as applicable) fails to replace any Basic Element in the manner required by Paragraph 7.1(c) and Lessee chooses not to perform such obligations of Lessor in accordance with Paragraph 13.5(b) hereof, then, in addition to any other right or remedy set forth herein, Lessee shall have the right to terminate this Lease and its obligations hereunder effective upon thirty (30) days' written notice to Lessor.

                  (e) REPLACEMENT OF HVAC EQUIPMENT. Notwithstanding anything to the contrary set forth in Paragraph 7.1(c), to the extent that the HVAC and other air handling equipment on the Premises requires replacement consistent with an obligation of replacement from Lessor as provided in Paragraph 7.1 (c), at any time during the Term, then Lessee provide Lessor with notice of the need for such replacement as soon as reasonably practicable, and shall promptly replace such equipment, as necessary, in accordance with the provisions of Paragraph 7.1 (a). Lessor shall be responsible for the cost of such replacement, in an aggregate amount not to exceed $200,000 (the "LESSOR'S HVAC SHARE"), and Lessee shall be responsible for any costs of such replacement in excess of the Lessor's HVAC Share. Lessor shall pay the Lessor's HVAC Share to Lessee within 30 days after presentation to Lessor from Lessee of invoices, proof of payment or lien releases, warranties, Lessee's certification that the work was completed, copies of all contracts for work performed, and permits, if any, or governmental consents required for such work

         7.2. LESSOR'S OBLIGATIONS. Notwithstanding anything to the contrary in Paragraph 7.1, Lessor shall have the obligation, at its sole cost and expense, to replace the roof covering, membranes and drains of the entire Premises, other than the portion of the roof covering consisting of approximately 15,000 square feet located above the office area of the Premises (the "LESSOR ROOF REPLACEMENT"). Lessor shall perform the Lessor Roof Replacement in a good and workmanlike manner and as expeditiously as reasonably possible following the Commencement Date, time being of the essence. Except for the Lessor Roof Replacement, and subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 7.1 (c) (Replacement), 7.1 (e) (HVAC Equipment Replacement), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no other obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. Lessor has no obligation to decorate, alter, repair or improve the Premises. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

         7.3.     UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

                  (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" refers to all floor and window coverings, air lines, steam lines, power panels, electrical distribution, security and fire protection systems, lighting fixtures, HVAC and other air-handling equipment, plumbing, trash compactors and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery, equipment and built-in furniture (including, without limitation, communication systems and information technology infrastructure used by Lessee) that can be removed without doing material damage to the foundation and structural components of the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.

                  (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned solely upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner and (iv) the making of such Alterations or Utility Installations by Lessee does not, in Lessor's reasonable belief, materially diminish the value of the Premises or materially increase the costs of insurance carried by Lessor with respect to the Premises. Notwithstanding clause (iv) above to the contrary, Lessor shall consent to any proposed Alterations and Utility Installations by Lessee so long as Lessee agrees to remove such Alteration or Utility Installation on the Expiration Date and to substantially restore the Premises to their condition existing immediately prior to such Alteration or Utility Installation. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

                  (c) LIENS; BONDS; AND INDEMNITY. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) business days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If

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Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.

         7.4.     OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

                  (a) OWNERSHIP. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations existing on the Premises as of the Commencement Date shall be deemed to be part of the Premises and the property of Lessor. Alterations and Utility Installations, if any, made by Lessee during the Term shall be deemed to be the property of Lessor and considered a part of the Premises, unless otherwise instructed per Paragraph 7.4(b) hereof or agreed otherwise by Lessee and Lessor prior to the making of such Alteration or Utility Installation. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations remaining on the Premises at the expiration or termination of this Lease shall become the property of Lessor and be surrendered by Lessee with the Premises.

                  (b) REMOVAL. If Lessor requires by written notice to Lessee within 30 days of Lessee's notice of planned Alterations or Utility Installations on the Premises that it will require removal by the expiration or termination of the lease, such Alterations or Utility Installations shall be deemed to be Lessee Owned Alterations or Utility Installations and Lessee shall be required to remove any such Alteration or Installation by the expiration or earlier termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

                  (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises (including, without limitation, the driveway and parking lots) by the Expiration Date or any earlier termination date, with all of the improvements (except those described in Paragraph 7.4(b) above), parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and damage by fire or other casualty excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 27 below.

                  (d) OPTION TO TRANSFER TRADE FIXTURES. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee; provided, however, that, if Lessee, in its sole discretion, desires to transfer any of the Lessee-owned Trade Fixtures to Lessor upon the surrender of the Premises, Lessee shall provide written notice to Lessor within 60 days of the scheduled Expiration Date specifically identifying such Trade Fixtures that Lessee desires to transfer to Lessor. If Lessor, in its sole discretion, is willing to acquire any of the requested Trade Fixtures from Lessee then Lessee shall transfer such Trade Fixtures to Lessor, for no additional consideration, on the Expiration Date. The Parties shall execute and deliver to each other any documents and instruments necessary to evidence such transfer in a form mutually acceptable to the Parties. The physical transfer of any Trade Fixtures transferred by Lessee to Lessor as contemplated by this Paragraph 7.4(d) shall be no earlier than the date on which Lessee surrenders the Premises to Lessor. If the Parties agree to transfer any Trade Fixtures on the Expiration Date in accordance with this Paragraph 7.4(d), Lessee shall have no obligation to remove such Trade Fixtures from the Premises. Absent such agreement, Lessee shall be required to remove such Trade Fixtures from the Premises in accordance with the terms of this Lease.

8. INSURANCE; INDEMNITY.

         8.1 PAYMENT FOR INSURANCE. Lessee shall pay for all insurance required under Paragraph 8. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term within thirty (30) days of Lessee's receipt of an invoice for such expenses, issued by Lessor at such time as to permit payment by Lessee immediately prior to the commencement of each successive semi-annual insurance term.

         8.2 LIABILITY INSURANCE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability ("CGL") policy of insurance (individually or together with a policy of umbrella excess liability insurance) protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as insureds) against claims for bodily injury, property damage, personal injury and advertising injury based upon, relating to, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Lessee shall promptly provide Lessor with evidence of such insurance in the form of an endorsement to the policy. Such insurance shall be on an occurrence basis for bodily injury and property damage coverage, providing coverage in an amount not less than $2,000,000 for damages because of all bodily injury and property damage arising out of any one occurrence and coverage in an amount not less than $2,000,000 for all damages because of all personal injury and all advertising injury sustained by any one person or organization. The insurance shall include an "Additional Insured - Managers, Lessors, of Premises" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage or injury caused by heat, smoke or fumes from a hostile fire. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee, nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any insurance carried by Lessor, whose insurance shall be considered excess insurance only and shall not insure Lessee.

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         8.3      PROPERTY INSURANCE - BUILDING AND IMPROVEMENTS. The Insuring
Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground lessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 and not under any Lessor's policies of insurance. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by Lessor or a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain if available and commercially appropriate waiver of subrogation. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $100,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

         8.4      LESSEE'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

                  (a) PROPERTY DAMAGE. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per loss or occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Upon written request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

                  (b) BUSINESS INTERRUPTION. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

                  (c) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

         8.5 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Commencement Date, deliver to Lessor certified copies of policies of such insurance or endorsements evidencing the existence and amounts of the required insurance. Lessee shall use commercially reasonable efforts to cause the insurer to provide Lessor with at least thirty (30) days' prior written notice of any proposed cancellation of any of Lessee's insurance policies described in Paragraphs 8.2 or 8.4 above Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence satisfactory to Lessor of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand; provided, however, that any cancellation of such policies of insurance during the Term shall constitute a Breach of Lessee's obligations hereunder (subject to cure in accordance with Paragraph 13.1). Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

         8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

         8.7 INDEMNITY. EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR OR ANY OF ITS AGENTS, CONTRACTORS, EMPLOYEES, INVITEES OR REPRESENTATIVES, LESSEE SHALL INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS THE PREMISES, LESSOR AND ITS AGENTS, LESSOR'S MASTER OR GROUND LESSOR (IF ANY), PARTNERS AND LENDERS, FROM AND AGAINST ANY AND ALL CLAIMS, LOSS OF RENTS AND/OR DAMAGES, LIENS, JUDGMENTS, PENALTIES, ATTORNEYS' AND CONSULTANTS' FEES, EXPENSES AND/OR LIABILITIES WHICH ARISE OUT OF OR RELATE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSEE OR LESSEE'S AGENTS, CONTRACTORS, EMPLOYEES, INVITEES OR REPRESENTATIVES (COLLECTIVELY, "LESSEE PARTIES") OR ANY INVITEE, LICENSEE OR CONTRACTOR OF THE LESSEE PARTIES, IN CONNECTION WITH THE USE AND/OR OCCUPANCY OF THE PREMISES. IF ANY ACTION OR PROCEEDING IS BROUGHT AGAINST LESSOR BY REASON OF ANY OF THE FOREGOING MATTERS, LESSEE SHALL UPON NOTICE DEFEND THE SAME AT LESSEE'S EXPENSE BY COUNSEL REASONABLY SATISFACTORY TO LESSOR AND LESSOR SHALL COOPERATE WITH LESSEE IN SUCH DEFENSE. LESSOR NEED NOT HAVE FIRST PAID ANY SUCH CLAIM IN ORDER TO BE DEFENDED OR INDEMNIFIED.

         8.8 EXEMPTION OF LESSOR FROM LIABILITY. LESSOR SHALL NOT BE LIABLE FOR INJURY OR DAMAGE TO THE PERSON OR GOODS, WARES, MERCHANDISE OR OTHER PROPERTY OF LESSEE, LESSEE'S EMPLOYEES, CONTRACTORS, INVITEES, CUSTOMERS, OR ANY OTHER PERSON IN OR ABOUT THE PREMISES, WHETHER SUCH DAMAGE OR INJURY IS CAUSED BY OR RESULTS FROM FIRE, STEAM, ELECTRICITY, GAS, WATER OR RAIN, OR FROM THE BREAKAGE, LEAKAGE, OBSTRUCTION OR OTHER DEFECTS OF PIPES, FIRE SPRINKLERS, WIRES, APPLIANCES, PLUMBING, HVAC OR LIGHTING

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FIXTURES, OR FROM ANY OTHER CAUSE, WHETHER THE SAID INJURY OR DAMAGE RESULTS
FROM CONDITIONS ARISING UPON THE PREMISES OR UPON OTHER PORTIONS OF THE BUILDING OF WHICH THE PREMISES ARE A PART, OR FROM OTHER SOURCES OR PLACES, UNLESS SUCH INJURY OR DAMAGE IS ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR OR ITS AGENTS. LESSOR SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING FROM ANY ACT OR NEGLECT OF ANY OTHER TENANT OF LESSOR. NOTWITHSTANDING LESSOR'S NEGLIGENCE OR BREACH OF THIS LEASE, LESSOR SHALL UNDER NO CIRCUMSTANCES BE LIABLE FOR INJURY TO LESSEE'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM AND LESSEE WAIVES ANY CLAIM AGAINST LESSOR FOR ACTUAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES.

9. DAMAGE OR DESTRUCTION.

         9.1.     DEFINITIONS.

                  (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in four (4) months or less from the date of the damage or destruction. All other damage or destruction to the improvements on the Premises shall be referred to as "PREMISES TOTAL DESTRUCTION". Lessee shall notify Lessor in writing within 24 hours following any material damage to the Premises ("Lessee Damage Notice") Lessor shall notify Lessee in writing within thirty (30) days from its receipt of the Lessee Damage Notice as to whether or not the damage is Partial or Total.

                  (b) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3, irrespective of any deductible amounts or coverage limits involved.

                  (c) ""HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

         9.2. PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then unless Lessee has elected to terminate this Lease pursuant to a right to do so, following such date on which Lessee agrees to continue this Lease in full force and effect, Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten
(10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect; or (ii) have this Lease terminate thirty
(30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

         9.3. PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act or omission of Lessee, or Lessee's employees, contractors, invitees, licensees or customers (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect (but subject to abatement of Rent pursuant to Paragraph 9.6), or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

         9.4. TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate effective immediately upon such Destruction. If the damage or destruction was caused by the gross negligence or willful act or omission of Lessee or Lessee's employees, contractors, invitees or customers, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

         9.5.     DAMAGE NEAR END OF TERM. If at any time during the last six
(6) months of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such

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damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

         9.6.     ABATEMENT OF RENT; LESSEE'S REMEDIES.

                  (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

                  (b) REMEDIES. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and material way, such repair or restoration within ninety (90) days (subject to force majeure) after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days (subject to force majeure) thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days (subject to force majeure), this Lease shall continue in full force and effect. "COMMENCE" shall mean either the authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. For purposes of this Paragraph 9.6(b), "force majeure" means any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty and other causes beyond the reasonable control of Lessor shall excuse the performance by Lessor for a period equal to any such prevention, delay or stoppage.

         9.7. TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, (i) an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor; and (ii) the Lessee shall pay Lessor that portion of the insurance proceeds due pursuant to Paragraph 8.2 equal to the total amount of such proceeds times a fraction the numerator of which is the number of months elapsed in the term of the Lease and the denominator of which is the total number of months in the Lease Term.

         9.8. WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. REAL PROPERTY TAXES.

         10.1. DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, including, without limitation, gross receipts and gross rentals, taxes by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county, state or other taxing authority of a jurisdiction within which the Premises are located; provided, however, that Real Property Taxes shall not include (i) any inheritance or wealth transfer tax, net income or gross receipts tax of Lessor or any tax based on the net income and net assets of Lessor (such as but not limited to any tax in the nature of capital stock tax), (ii) any transfer tax or comparable fee or (iii) any late charges, fines or penalties incurred by Lessor with respect to the failure to pay any Real Property Taxes in a timely manner.

         10.2. PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to any delinquency date. Upon request by Lessor, Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment within thirty (30) days after payment by Lessor of the applicable taxes. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor promptly upon demand.

         10.3. JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax

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parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

         10.4. PERSONAL PROPERTY TAXES. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten
(10) days after receipt of a written statement.

11. UTILITIES/ABATEMENT AND OTHER RIGHTS. Lessee shall obtain and obtain and pay for all potable and process water, gas, steam, heat, light, electricity, telephone and other information technology infrastructure, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Lessee must arrange and pay for the installation of any required utility meters. Lessee must pay any fees or deposits required for any of the utilities. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be mutually agreed by the parties in writing, of all charges jointly metered. It is expressly understood and agreed that Lessor shall have no liability for any interruption or termination of utility services to the Premises and Lessee shall have no right to terminate this Lease in the event of any such interruption or termination. Notwithstanding any provision to the contrary contained in this Lease, and in addition to Lessee's rights set forth in Paragraph 13.5, in the event that, as a result of Lessor's replacement of the Basic Elements pursuant to Paragraph 7.1 (c), in excess of 25% of the Premises becomes uninhabitable for a period of five (5) consecutive days, then Lessee shall have the right thereafter to abate rent on a per diem basis pro rata with respect to the portion of the Premises that has been so rendered uninhabitable for each day of such uninhabitability. If in excess of 25% of the Premises is so uninhabitable for a period of thirty (30) consecutive days as a result of Lessor's replacement of the Basic Elements pursuant to Paragraph 7.1 (c) and Lessee cannot conduct its business from the remaining inhabitable portion of the Premises, then Lessee shall also have the right, at its sole discretion, to terminate the Lease with respect to the Premises or the portion thereof which has been so rendered uninhabitable by written notice to Lessor, in which event Lessee shall have no further liability or obligation hereunder with respect to the Premises or the applicable portion thereof. If Lessee terminates the Lease only with respect to a portion of the Premises in accordance with the immediately preceding sentence, then Lessee's rent and other monetary obligations shall be reduced accordingly in proportion to the portion of the Premises for which this Lease has been so terminated.

12. ASSIGNMENT AND SUBLETTING.

         12.1.    LESSOR'S CONSENT REQUIRED.

                  Lessee shall not assign, transfer, mortgage or encumber (collectively, "ASSIGN OR ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent which shall not unreasonably be withheld, conditioned or delayed. Notwithstanding any provision in the Lease to the contrary, Lessee may assign the Lease or sublet the Premises or any portion thereof without Lessor's consent, and without incurring any liability, fees or costs relating to assignment or subleasing, to any entity which (i) controls, is an affiliate of or is controlled by or is under common control with Lessee, or (ii) to any entity resulting from a merger or consolidation with Lessee (or the sale of all or any portion of the stock of Lessee) or (iii) to any entity which acquires all or substantially all of the assets of Lessee or (iv) to any entity acquiring all or substantially all of the assets of the business of Lessee conducted from the Premises (collectively, an "AFFILIATE"). Notwithstanding the foregoing, Lessee shall provide Lessor with no less than fifteen (15) days' prior written notice of any proposed assignment or sublease to an Affiliate hereunder.

         12.2.    TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

                  (a) Regardless of Lessor's consent, no assignment or subletting (including an assignment or subletting to an Affiliate contemplated in Paragraph 12.1(i) or (ii)) shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee. Lessee shall be released from all liability for the performance of its obligations hereunder (including, without limitation, the payment of Rent) upon an assignment to an Affiliate pursuant to Paragraph 12.1 (iii) or (iv), so long as such assignee Affiliate (together with all affiliates thereof who are liable, either directly or as guarantors, for the performance of the obligations of the Lessee under this Lease), has a tangible net worth equal to or greater than $100,000,000 on the effective date of such assignment.

                  (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

                  (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

                  (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

                  (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and

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appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

                  (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

         12.3. ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                  (a) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor. If Lessee does not require the sublessee to attorn to Lessor, the sublease shall be extinguished upon the termination of this Lease as a result of Lessee's breach hereunder, and the sublessee shall have no further right to occupy the Premises.

                  (b) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

                  (c) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                  (d) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

                  (e) Lessee may list the Premises for sublease or assignment with only brokers reasonably approved in writing by Lessor. Any broker retained by Lessee is not the agent of Lessor for any purpose. Lessee must indemnify, protect, defend and hold Lessor harmless from and against any claim for compensation or charges claimed by any broker retained by Lessee, or from and against any party whose claim is based, directly or indirectly, on any proposed sublease or assignment.

13. DEFAULT; BREACH; REMEDIES.

         13.1. DEFAULT; BREACH. A "Default" is defined as a failure by the Lessee timely to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "BREACH" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

                  (a) The abandonment of the Premises without payment of rent.

                  (b) The failure of Lessee to make any payment of Rent required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, in each instance within five (5) calendar days after receipt of notice from Lessor advising Lessee of such failure.

                  (c) The failure by Lessee to provide within the time period required herein (or, if no period is specified, within a reasonable period of time not to exceed thirty (30) days following receipt of Lessor's request) (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease.

                  (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 39 hereof, other than those described in subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that it is reasonably capable of cure but more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee promptly (but in no event later than 30 days) commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                  (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors;
(ii) becoming a "DEBTOR" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

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                  (f) Lessee does or permits anything that creates a lien on the
Premises, and Lessee fails to discharge the lien, or provide adequate security therefor by posting a bond or otherwise, within thirty days of its filing.

         13.2. REMEDIES. If Lessee fails to perform any of its affirmative duties or obligations (taking into consideration any applicable notice and opportunity to cure), within five (5) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

                  (a) Terminate this Lease in which event Lessee shall immediately surrender possession of the Premises to Lessor; provided that, if Lessee fails to so surrender the Premises, then Lessor may, without prejudice to any other remedy it has for possession of the Premises or arrearages in Rent or other damages, re-enter and take possession of the Premises and expel or remove Lessee and any other person occupying the Premises, or any part thereof, in accordance with applicable law, with Lessee hereby waiving, to the fullest extent permitted by applicable law, any and all statutory notices to vacate the Premises. In the event of Lessor's termination of this Lease, Lessor shall be entitled to recover from Lessee as damages: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) the reasonable cost of recovering possession of the Premises and out-of-pocket expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award.

                  (b) Terminate Lessee's right of possession of the Premises by any lawful means, without terminating this Lease, in which event Lessee shall immediately surrender the Premises to Lessor; provided that, if Lessee fails to so surrender the Premises, then Lessor may, without prejudice to any other remedy it has for possession of the Premises or arrearages in Rent or other damages, re-enter and take possession of the Premises and expel or remove Lessee and any other person occupying the Premises, or any part thereof, in accordance with applicable law, with Lessee hereby waiving, to the fullest extent permitted by applicable law, any and all statutory notices to vacate the Premises. Lessor may continue to recover the Rent as it becomes due. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession. In the event of a reletting of the Premises, the Rent derived therefrom shall be applied first, to any reasonable brokerage commissions incurred by Lessor in connection with such reletting; second, to any reasonable attorneys' fees incurred by Lessor in connection with such reletting; third, to the reasonable costs incurred by Lessor in connection with the repair, remodeling or other preparation of the Premises for such reletting; and fourth, to the Rent due under this Lease. No reletting by Lessor is considered to be for Lessor's own account unless Lessor has notified Lessee in writing that this Lease has been terminated. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous Breach. In addition, no such reletting is to be considered an acceptance of Lessee's surrender of the Premises unless Lessor so notifies Lessee in writing. Until Lessor relets the Premises under terms satisfactory to Lessor in its sole discretion, Lessee shall pay to Lessor on or before the first day of each calendar month the monthly rentals and other charges provided in this Lease. If and after the Premises have been relet by Lessor, Lessee shall pay to Lessor on the twentieth (20th) day of each calendar month the difference, if any, between the monthly rentals and other charges provided in this Lease for such calendar month and that which is due under the new leasehold agreement. If it is necessary for Lessor to bring suit in order to collect any deficiency, Lessor shall have the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Lessor to bring a similar action for any subsequent deficiency or deficiencies.

                  (c) Pursue the remedy of specific performance and/or injunctive relief.

                  (d) Pursue any other remedy now or hereafter available in equity under the laws or judicial decisions of the state wherein the Premises are located.

                  (e) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises nor limit Tenant's liability for, or obligation to pay, damages to which Lessor is entitled hereunder as a result of Lessee's Breach, as provided in this Paragraph 13 or elsewhere in this Lease or under applicable law, all of which expressly survive the expiration or earlier termination of this Lease.

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Lessor forever waives (i) any right provided by Law or otherwise to obtain, foreclose upon, execute upon or otherwise benefit from a lien or other encumbrance against the personal property of Lessee for rent or other sums due Lessor under the Lease or any other obligation of Lessee to Lessor and (ii) any right provided by Law or otherwise to distraint or distress any personal property of Lessee, or to place a lien or other security interest upon any of Lessee's fixtures on or Alterations to the Premises.

         13.3. INDUCEMENT RECAPTURE. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

         13.4.    INTEREST AND LATE CHARGES.

                  (a) INTEREST. Any monetary payment due Lessor hereunder, other than such amounts which are the subject of a good faith dispute between the parties and other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("INTEREST") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law.

                  (b) LATE CHARGES. In addition the Interest described in Paragraph 13.4(a) above, any Rent shall not be received by Lessor within five
(5) days after such amount shall be due more than two (2) times during any consecutive 12-month period during the Term, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.

         13.5.    BREACH BY LESSOR.

                  (a) NOTICE OF BREACH. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor (including, without limitation, a replacement of a Basic Element in accordance with Paragraph 7.1(c)). For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter pursued to completion as expeditiously as is commercially reasonable under the circumstances.

                  (b) PERFORMANCE BY LESSEE ON BEHALF OF LESSOR. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not pursue it to completion, then (subject to Lessee's rights set forth in Paragraph 7.1 (d)) Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "CONDEMNATION"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty percent (20%) of any building portion of the Premises, or more than thirty-five percent (35%) of the land area portion of the Premises not occupied by any building, or any lesser land area portion of the Premises insofar as such taking materially interferes with Lessee's use of or access to the Premises, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in area of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken (it being understood and agreed that Lessee hereby waives any claim to be compensated for the lost value of the leasehold estate in the Premises), or for severance damages; provided, however, that Lessee shall be entitled to make a separate claim directly against the condemning authority for any compensation for Lessee's

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relocation expenses, and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph so long as Lessor's claim is not diminished thereby. Any and all compensation which is payable for Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be apportioned between Lessor and Lessee, respectively, in the same proportion as the number of months elapsed in the Lease Term bears to the total number of months in the Lease Term, In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation. Notwithstanding anything to the contrary contained in this Paragraph 14, if the temporary use or occupancy of all or any substantial part of the Premises is taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, and such temporary taking continues for a period of 180 consecutive days, Lessee shall have the right, by providing written notice to Lessor, to terminate this Lease.

15. REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. ESTOPPEL CERTIFICATES.

                  (a) Each Party (as "RESPONDING PARTY") shall within twenty
(20) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "ESTOPPEL CERTIFICATE" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

                  (b) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. REIMBURSEMENT OF LESSOR. Lessor may, from time to time, but shall not be under any obligation to, seek to obtain a reduction in the amount of Taxes, or the cost of insurance, utilities or other amounts chargeable to or payable by Lessee pursuant to this Lease. If Lessor incurs any cost or expense in connection with the material reduction of Taxes or the cost of insurance, utilities or other amounts chargeable to or payable by Lessee pursuant to this Lease, Lessee shall reimburse Lessor for all such reasonable costs and expenses that are proportionate to Lessee's interests herein within thirty (30) days after receipt of an invoice therefore, provided that Lessor previously obtained Lessee's prior written approval of such efforts and Lessee's agreement to be accountable in such manner.

18. DEFINITION OF LESSOR. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, the prior Lessor shall fully be released from and relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

19. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

20. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

21. LIMITATION ON LIABILITY. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction. On the Commencement Date, Lessor shall provide Lessee with a written statement setting forth the principal amount of any loan or other indebtedness incurred by Lessor in connection with the acquisition of the Premises pursuant to the Purchase Agreement.

22. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

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23. NO PRIOR OR OTHER AGREEMENTS. This Lease and that certain Agreement for the
Sale and Purchase of Real Estate dated November 24, 2003 by and between Lessor and Jabil Circuit of Texas, LP (as amended from time to time, the "PURCHASE AGREEMENT") constitute the entire agreement with respect to the lease of the Premises to Lessee by Lessor and supercede any and all other prior written or oral agreements or understandings with respect to this transaction. Except as expressly set forth in this Lease or the Purchase Agreement, no representations, inducements, understanding or anything of any nature whatsoever, made, stated or represented by Lessor or Lessee or anyone acting on either party's behalf, either orally or in writing have induced either party to enter into this Lease

24. NOTICES.

         24.1. NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 24. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

         24.2. DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight
(48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

25. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

26. RECORDING. Lessee shall, upon request of Lessor, execute, acknowledge and deliver to the Lessor a short form memorandum of this Lease for recording purposes. Lessee shall be responsible for payment of any fees applicable thereto. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, the Parties agree to cause any recorded memorandum of this Lease to be removed from record. Lessee shall not cause this lease, or any memorandum hereof to be recorded without the prior written consent of Lessor.

27. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then such holdover shall be deemed a Tenancy at Sufferance (with Lessee waiving, to the fullest extent permitted by applicable law, any required statutory notices to vacate the Premises), then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

28. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

29. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. It is expressly understood and agreed that Lessee's obligation to pay Rent and other charges due hereunder is an independent covenant. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

30. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

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31. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

         31.1. SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

         31.2. ATTORNMENT. Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

         31.3. SELF-EXECUTING. The agreements contained in this Paragraph 31 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination or attornment agreement provided for herein.

         31.4. NON-DISTURBANCE. Notwithstanding anything to the contrary set forth in this Paragraph 31, in the event of any subordination of this Lease to any mortgage or ground lease (regardless of whether a document evidencing such subordination is signed by Lessor or not), if there is no continuing uncured default by Lessee under this Lease at such time, Lessee may require as a condition to such subordination that the applicable mortgagee(s) or ground lessor(s) agrees to enter into a written non-disturbance agreement with Lessee in a commercially reasonable form which shall provide, inter alia, that Lessee's possession of the Premises shall not be disturbed during the Term by the foreclosure of the lien of any mortgage or ground lease by the holder thereof or the ground lessor thereunder, as the case may be. Lessor, at Lessee's request, shall assist Lessee in obtaining any document or instrument described in this Paragraph 31.4 and, if necessary, execute and deliver such documents as may be required by the mortgagee or ground lessor.

32. ATTORNEYS' FEES. If any Party brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to recover its attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

33. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS; LOCKS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of: (i) showing the same to prospective purchasers, lenders, or lessees during the last nine (9) months of the Term; (ii) making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary; or, (iii) any other reason as Lessor shall deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "FOR SALE" signs and Lessor may during the last nine (9) months of the term hereof place on the Premises any ordinary "FOR LEASE" signs. Lessee may at any time place on or about the Premises any ordinary "FOR SUBLEASE" sign. Lessee shall place no additional locks or bolts of any kind upon any of the doors or windows, nor shall any changes be made in existing locks or the mechanisms thereof unless Lessor gives prior written approval. Lessee shall bear the cost of any lock changes or repairs required by Lessee, and shall immediately provide Lessor with two (2) keys for each lock which is re-keyed or installed. Lessee, upon termination or expiration of this Lease, shall deliver to Lessor all keys to doors or other locked fixtures in the Premises. In the event of the loss of any keys furnished by Lessor to Lessee, Lessee shall pay Lessor the cost of changing or re-keying the locks. Additionally, upon termination, Lessee shall replace any locks with locks and keys approved by Lessor at Lessee's sole cost and at Lessor's sole and absolute discretion.

34. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

35. SIGNS. Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

36. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by

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Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest shall constitute Lessor's election to have such event constitute the termination of such interest. No payment of money by Lessee to Lessor after this Lease has expired or terminated will reinstate or extend the Term or make ineffective any notice given to Lessee prior to Lessee's payment. If after Lessor has filed and served a law suit against Lessee or after a final judgment granting Lessor possession of the Premises, Lessor may receive any sums due under this Lease and the payment will not make ineffective any notice, or in any manner affect any pending law suit or previously obtained judgment.

37. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', engineers', attorneys and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

38. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof free from molestation or hindrance by Lessor.

39. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

40. RESERVATIONS. Lessor reserves to itself the right, from time to time with Lessee's prior consent, not to be unreasonably withheld, conditioned or delayed, to grant such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee.

41. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

42. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty
(30) days after request, deliver to the other party satisfactory evidence of such authority.

43. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

44. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

45. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises

STANDARD INDUSTRIAL LEASE DATED FEB 1998                   Initials [ILLEGIBLE]
12/19/03                                                            -----------

46. WAIVER OF TRIAL BY JURY. Lessee hereby waives, to the fullest extent permitted by applicable law, the right to a trial by jury in any action brought by Lessor against Lessee in connection with this lease.

47. Waiver of consumer Rights in Texas. LESSEE ACKNOWLEDGES THAT LESSEE IS A "BUSINESS CONSUMER" FOR PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, BUT SHOULD SUCH DETERMINATION BE HELD OTHERWISE BY A FINAL JUDGEMENT OF A COURT OF COMPETENT JURISDICTION THE FOLLOWING SHALL APPLY: LESSEE WAIVES ALL OF LESSEE'S RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, PARAGRAPH
17.41 ET SEQ., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF LESSEE'S OWN SELECTION, LESSEE VOLUNTARILY CONSENTS TO THE FOREGOING WAIVER. LESSOR AND LESSEE EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR LESSEE'S INTENDED COMMERCIAL PURPOSE, AND LESSEE'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LESSOR OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LESSEE SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

STANDARD INDUSTRIAL LEASE DATED FEB 1998                   Initials [ILLEGIBLE]
12/19/03                                                            -----------

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures

Executed at:                              Executed at:
Date: 12-19-03                            Date: ________________________________
By LESSOR:                                By LESSEE:

CAMI INDUSTRIAL LLC                       MARCONI COMMUNICATIONS. INC.

By: COHEN ASSET MANAGEMENT, INC.
ITS: MANAGEMENT MEMBER

By: /s/ BRADLEY COHEN                     By: __________________________________
    -----------------------
Name Printed: BRADLEY COHEN               Name Printed: ________________________
Title: PRESIDENT                          Title: _______________________________
Address: PO Box 24710                     Address: _____________________________
         LA CA 90024                      ______________________________________
Telephone (  ) 310 860 0598               Telephone (  ) _______________________
Facsimile (  ) 310 860 0599               Facsimile (  ) _______________________
Federal ID No. ______________________     Federal ID No. _______________________

With a required copy to:                  With a required copy to:

Leigh Morris, Esq.___________________     Steven J. Adelkoff. Esq.
Andrew Raines, Esq.                       Kirkpatrick & Lockhart LLP
Advisors, LLP                             Henry W, Oliver Building
11911 San Vicente Boulevard               535 Smithfield Street
Suite 265                                 Pittsburgh, PA 15222-2312
Los Angeles, CA 90049                     Facsimile: (412) 355-6501
Facsimile: (310) 472-5433

STANDARD INDUSTRIAL LEASE DATED FEB 1998                   Initials [ILLEGIBLE]
12/19/03                                                            -----------

                                    EXHIBIT A

[BEDFORD ROAD MAP]

STANDARD INDUSTRIAL LEASE DATED FEB 1998                   Initials [ILLEGIBLE]
12/19/03                                                            -----------

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of any U.S. real property interest by Marconi Communications, Inc. or Marconi Intellectual Property (Ringfence), Inc., the undersigned hereby certifies the following on behalf of Marconi Communications, Inc. and/or Marconi Intellectual Property (Ringfence), Inc.:

         1. Neither Marconi Communications, Inc. nor Marconi Intellectual Property (Ringfence), Inc. is a foreign corporation, a foreign partnership, a foreign trust, or a foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. Marconi Communications, Inc.'s U.S. employer identification number is ___________ and Marconi Intellectual Property (Ringfence), Inc.'s U.S. employer identification number is ________________, and

         3. Marconi Communications, Inc.'s office address is______________ ____________________________________________________________________________ and
Marconi Intellectual Property (Ringfence), Inc.'s office address is
_______________________________________________________________________________.

         Marconi Communications, Inc. and Marconi Intellectual Property (Ringfence), Inc. understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Marconi Communications, Inc. and/or Marconi Intellectual Property (Ringfence), Inc.

[Signature and date]

[Title]
Marconi Communications, Inc.

[Signature and date]
[Title]
Marconi Intellectual Property (Ringfence), Inc.

                                    EXHIBIT N

                              _______________, 200_

Advanced Fibre Communications, Inc.
Advanced Fibre Communications
North America, Inc.
1465 North McDowell Blvd.
Petaluma, California  94954

Ladies and Gentlemen:

         We have acted as counsel to Marconi Communications, Inc., a Delaware corporation ("Marconi Communications"), Marconi Intellectual Property (Ringfence) Inc., a Delaware corporation ("Marconi IP" and, together with Marconi Communications, the "Sellers"), and as special United States counsel to Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) ("Parent"), in connection with the negotiation, execution and delivery of the Asset Purchase and Sale Agreement, dated as of January 5, 2004 (the "Purchase Agreement"), by and among Marconi Communications, Marconi IP, Parent, Advanced Fibre Communications, Inc., a Delaware corporation ("AFC"), and Advanced Fibre Communications North America, Inc., a Delaware corporation ("AFCNA" and, together with AFC, the "Purchasers").

         This letter is being delivered pursuant to Section 7.13 of the Purchase Agreement. Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement. The Purchase Agreement and Related Agreements are referred to collectively as the "Agreements."

         In rendering the opinions herein, we have examined the Agreements and originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of officers of the Sellers and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have examined and relied without any independent verification upon the representations and warranties of the Sellers and Parent contained in the Agreements, upon certificates of officers of the Sellers and Parent and of public officials and upon other documents as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which such certificates and documents were given and the date of this letter and that such records, certificates and documents are accurate and do not omit any disclosures necessary to prevent such records, certificates or documents from being misleading. For purposes of our opinions in paragraph 1 below, we have relied exclusively upon certificates issued by the Secretary of State of Delaware with respect to the Sellers dated _________, 2004, and our opinions are not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

         In preparing this letter and as a basis for the opinions expressed herein, we have made, and have relied without any independent verification upon, each of the following assumptions:

                  (i) Each of the Persons identified therein as a party to the Agreements (including, without limitation, the Sellers) is duly organized under the laws of its jurisdiction of incorporation;

                  (ii) Each of the Persons identified therein as a party to the Agreements (other than the Sellers) is existing and in good standing in its jurisdiction of incorporation;

                  (iii) Each of the Persons identified therein as a party to the Agreements (other than the Sellers) has full power and authority (including, without limitation, under the laws of its jurisdiction of incorporation) to execute, deliver and perform the Agreements and the Agreements have been duly authorized by all necessary action on its part and has been duly executed and duly delivered by it;

                  (iv) The Agreements constitute a legal, valid and binding obligation of each Person which is identified therein as being a party thereto (other than the Sellers) and are enforceable against each such Person in accordance with its terms;

                  (v) Each of the Persons identified therein as a party to the Agreements (other than the Sellers) has satisfied those legal requirements that are applicable to such Person to the extent necessary to make the Agreements enforceable against such Person;

                  (vi) The execution and delivery by each of the Persons identified therein as a party to the Agreements (including, without limitation, the Sellers) and the performance by such Persons (including, without limitation, the Sellers) of their respective obligations under the Agreements, does not conflict with any Contract (including, without limitation, any Contract regarding indebtedness), Judgment or Law applicable to any such Person or such Person's respective property or assets;

                  (vii) Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those on behalf of the Sellers) on each such document are genuine;

                  (viii) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

                  (ix) The conduct of each Person which is identified therein as a party to the Agreements (including, without limitation, the Sellers) has complied, and will comply, with any requirement of good faith, fair dealing and conscionability;

                  (x) There are no agreements or understandings among the Persons identified as being parties to the Agreements (including, without limitation, the Sellers), written or oral, and there is no usage of trade or course of prior dealing among such Persons, that would, in either case, define, supplement or qualify the terms of the Agreements;

                  (xi) The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue;

                  (xii) All parties to the Agreements will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Agreements;

                  (xiii) All information required to be disclosed in connection with any approval by the Boards of Directors of Marconi Communications and Marconi IP and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all Persons to whom it is required to be disclosed;

                  (xiv) The certificate of incorporation of each of Marconi Communications and Marconi IP, all amendments to such certificates, the by-laws of each of Marconi Communications and Marconi IP and all amendments to such by-laws have been adopted in accordance with all applicable legal requirements; and

                  (xv) Each individual who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to such director or officer position and held that position when such action was taken.

         Based upon the foregoing, and subject to the assumptions, qualifications, exclusions and other limitations set forth herein, we are of the opinion that:

                  1. Each of Marconi Communications and Marconi IP is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

                  2. Each of Marconi Communications and Marconi IP has the corporate power to execute and deliver the Agreements to which it is a party and to perform its obligations thereunder.

                  3. The execution and delivery by each of Marconi Communications and Marconi IP of the Agreements to which it is a party and the performance by each of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Marconi Communications and Marconi IP, including the due adoption of resolutions by (i) the Boards of Directors of each of Marconi Communications and Marconi IP and (ii) the sole stockholders of each of Marconi Communications and Marconi IP authorizing the execution, delivery and performance of the Agreements to which it is a party.

                  4. The execution and delivery by each of Marconi Communications and Marconi IP of the Agreements to which it is a party and the performance by each of Marconi Communications and Marconi IP of its obligations thereunder will not violate any provisions of the respective Certificates of Incorporation or By-laws of Marconi Communications or Marconi IP.

                  5. Marconi Communications and Marconi IP have each duly executed and delivered the Agreements to which it is a party.

                  6. The Agreements to which it is a party constitute the legal, valid and binding obligation of each of Marconi Communications and Marconi IP enforceable against each of Marconi Communications and Marconi IP in accordance with their respective terms.

                  7. To our knowledge, there is no action, suit, proceeding or investigation pending against the Sellers before any court or administrative agency, nor has either Seller received any written threat thereof, that questions the validity of any of the Agreements or that seeks to enjoin or restrain the Acquisition.

         The above opinions are subject to the following qualifications:

         A. Whenever our opinion with respect to the existence of absence of facts is indicated to be given to our knowledge, that knowledge is limited to the actual knowledge of the individual lawyers in the firm who have participated directly in the preparation and review of the Agreements and without any special or additional investigation undertaken for the purposes of this opinion. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Sellers in other matters in which such lawyers are not involved.

         B. The opinion expressed in paragraph 6 above is subject to the qualifications that enforceability may be limited by:

                  (i) principles of equity (including, without limitation, those affording equitable defenses against a party seeking enforcement) and limitations on the right to obtain specific performance, injunctive relief or other equitable relief, regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (ii) bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, conservatorship, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, the Federal Bankruptcy Code and relevant state or foreign fraudulent transfer and conveyance laws;

                  (iii) limitations on the right of any party to the Agreements to exercise rights and remedies under the Agreements if it is determined by a court of competent jurisdiction that a breach or default is not material, or if it cannot be demonstrated that enforcement of such right or remedy is reasonably necessary for the protection of such Person, or if performance is impractical or impossible at the time enforcement is sought;

                  (iv) the invalidity or unenforceability under certain circumstances of provisions indemnifying or providing for contribution to, or prospectively releasing a Person for, against or from liability or Losses arising from its own wrongful or negligent acts or failures to act or where such indemnification, contribution or release is contrary to public policy;

                  (v) the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be unreasonable or unconscionable; and

                  (vi) the effect of rules of law that govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

         C. We express no opinion as to:

                  (i) the legality, validity, binding effect or enforceability of (a) any provisions in the Agreements under which any party thereto disclaims any obligations of good faith, fair dealing, diligence, reasonableness and/or care, (b) any provisions in the Agreements which purport to establish evidentiary standards or to make determinations conclusive, (c) the provisions of Section 6.9 of the Purchase Agreement, Sections 2.4, 3.5 and 6.13 of the Cross License Agreement, Section 6.13 of the Alcatel Sublicense Agreement (the "Alcatel Sublicense Agreement") dated as of the date hereof by and between Parent and Advanced Fibre Access Corporation ("AFAC"), Section
         7.13 of the Lucent Sublicense Agreement (the "Lucent Sublicense Agreement") dated as of the date hereof by and between Parent and AFAC,
         Section 11 of the OPPS Supply Agreement, Section 6.11 of the Transition Services Agreement and any other provisions in the Agreements imposing obligations of nondisclosure and confidentiality, (d) any provisions in the Agreements which are contrary to the public policy of any jurisdiction, (e) the provisions of Section 6.11 of the Purchase Agreement, Section 4.4 of the Cross License Agreement and any other provisions in the Agreements limiting the ability of any Person to compete or solicit individuals for employment, (f) the provisions of Sections 6.14 of the Purchase Agreement, (g) the provisions of Section
         13.10 of the Purchase Agreement, Section 6.2 of the Cross License Agreement, Section 6.2 of the Alcatel Sublicense Agreement, Section 7.2 of the Lucent Subicense Agreement, Section 19.8 of the OPPS Supply Agreement and Section 6.08 of the Transition Services Agreement, (h) the provisions of Section 13.13 of the Purchase Agreement, Section 6.1 of the Cross License Agreement, Section 6.1 of the Alcatel Sublicense Agreement, Section 7.1 of the Lucent Subicense Agreement, Section 19.3 of the OPPS Supply Agreement and Section 6.10 of the Transition Services Agreement (i) any provisions in the Agreements that provide that waivers or amendments may only be made in writing, (j) any provisions in the Agreements providing for the payment of amounts constituting penalties, (k) any provisions in the Agreements providing that time is of the essence, (l) any provisions in the Agreements providing that the parties will in the future agree as to any matter,
         (m) the enforceability of the Agreements in connection with any claims arising out of breaches of fiduciary duty by a member of the board of directors of either Seller, (n) any requirement of contribution, (o) any waiver of subrogation and (p) any provisions in Article XII of the Purchase Agreement, Sections 12 and 13 of the OPPS Supply Agreement and
         Article V of the Transition Services Agreement insofar as applicable to provisions (or breaches of provisions) in the Agreements as to which we are not expressing an opinion as to enforceability in this letter;

                  (ii) whether the execution, delivery and performance by the Sellers of the Agreements do or do not (a) conflict with or result in any breach of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under, or (f) require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other governmental or other regulatory body or authority or other Person under, any of the provisions of any Contract (including, without limitation, any Contract regarding indebtedness), Judgment or Law by which the Sellers or any of their respective assets (including the Assets) may be bound, or any Law to which the Sellers or any of their respective assets (including the Assets) may be subject (other than the General Corporation Law of the State of Delaware);

                  (iii) whether a Federal or state court would give effect to the choice of law, venue and waiver of jury trial provided for in the Purchase Agreement and any of the other Agreements;

                  (iv) matters of title to or ownership of any real, personal, tangible or intangible property, rights or assets or the existence or absence of any liens, security interests, charges or encumbrances thereon, or the accuracy of the description of any of the Assets in the Purchase Agreement;

                  (v)      any waiver of the application of any bulk transfer
         Laws; and

                  (vi) the application of any fraudulent transfer or conveyance or similar Laws.

         This letter does not guarantee the outcome of any future legal dispute. It is possible that particular provisions of the Agreements may not be enforceable for reasons other than those set forth in this letter, but (subject to the assumptions, qualifications, exclusions and other limitations in this letter) such unenforceability would not in our opinion prevent the Purchasers from realizing the principal benefits purported to be provided by the Agreements.

         We are admitted to the Bar of the State of New York. The opinions set forth in paragraph 6 and 7 above are limited to the internal laws of the State of New York (excluding ordinances, rules, regulations and other Laws of counties, towns, villages, municipalities and political subdivisions) and the opinions set forth in paragraphs 1 through 5 above are limited to the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof and to the extent such laws affect the opinions set forth herein, and we do not express any opinion herein concerning the applicability or effect of any other law upon any of the conclusions set forth above. With respect to any opinions concerning the General Corporation Law of the State of Delaware, you are aware that we are not admitted to the Bar of the State of Delaware and that such opinions are based on our general familiarity with the General Corporation Law of the State of Delaware as a result of our prior involvement in transactions of a nature similar to those contemplated by the Agreement.

         This opinion is given as of the date hereof and we undertake no obligation to notify you of any changes in law or fact occurring after the date hereof or of any existing facts subsequently learned by us which are not now known to us, or for any other reason. The opinions set forth herein are rendered only to you and are solely for your benefit in connection with the execution and delivery of the Agreements. Accordingly, without our written consent: (a) this letter and the opinions set forth herein may not be used or relied upon by you for any other purpose, or used or relied upon by any other Person for any purpose; (b) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (c) this letter may not be cited or quoted in any other document or communication (whether written or otherwise) which might encourage reliance upon this letter by any Person or for any purpose excluded by the restrictions in this paragraph; and (d) copies of this letter may not be furnished to any Person for purposes of encouraging such reliance.

                                             Very truly yours,

                                             MAYER, BROWN, ROWE & MAW LLP

PMC:FBT

MBR&M Final Draft
05/01/04

                  MAYER, BROWN, ROWE & MAW LLP HEADED NOTEPAPER

                                                              [[ ] January 2004]

[Advanced Fibre Communications, Inc.]
[Address]
Your ref:
Our ref: 635/8431//02049518
[SUBJECT TO OPINIONS COMMITTEE REVIEW]

Dear Sirs

SALE OF THE NORTH AMERICAN ACCESS SYSTEMS BUSINESS OF MARCONI COMMUNICATIONS, INC. TO ADVANCED FIBRE COMMUNICATIONS, INC.

1.       BACKGROUND

1.1      OUR ROLE

         We have acted for Marconi Corporation PLC ("THE COMPANY") as its legal advisers in England in connection with the sale of the North American Access Systems Business of Marconi Communications, Inc., ("MCI") (a subsidiary of the Company) as contemplated by the Asset Sale and Purchase Agreement dated [o January 2004] (the "SALE AND PURCHASE AGREEMENT") entered into between (1) MCI, (2) Marconi Intellectual Property (Ringfence) Inc., (3) the Company, (4) Advanced Fibre Communications, Inc. and (5) Advanced Fibre Communications North America, Inc. (the "TRANSACTION").

1.2      ENGLISH LAW OPINION

         This is the English law opinion referred to in Clause 7.13 (Opinion of Counsel) of the Sale and Purchase Agreement.

1.3      DEFINED TERMS

         In this opinion:

         (a)      the "DOCUMENT" means the Sale and Purchase Agreement;

         (b) terms defined or given a particular construction in the Sale and Purchase Agreement and not in this opinion shall have the meanings given to them in the Sale and Purchase Agreement; and

         (c) headings in this opinion are for ease of reference only and shall not affect its interpretation.

2.       EXAMINATION AND ENQUIRIES

         For the purposes of giving this opinion, we have only examined and relied on those documents and only made those searches and enquiries set out in Schedule 1 (Examination and Enquiries) to this opinion.

         Except as set out above, we have made no further enquiries concerning the Company or any other matter in connection with the giving of this opinion. We express no opinion as to any matter of fact. As to matters of fact which are material to this opinion, we have relied entirely without further enquiry on statements made in the documents listed in
         Schedule 1 (Examination and Enquiries) to this opinion.

3.       ASSUMPTIONS AND QUALIFICATIONS

         The opinions set out in paragraph 5 (Opinions) are given on the basis of the assumptions set out in Schedule 2 (Assumptions) to this opinion and subject to the qualifications set out in Schedule 3
         (Qualifications) to this opinion.

         This opinion is strictly limited to the matters set out in paragraph 5 (Opinions) and does not extend to and is not to be read as extending by implication to any other matter.

         In this opinion, we express no opinion as to the sufficiency or effectiveness of the Document to achieve the purpose contemplated by the parties to it.

4.       LAW AND RELIANCE

         This opinion shall be governed by and construed in accordance with English law and relates only to English law as applied by the English courts as at today's date.

         We express no opinion as to, and we have not investigated for the purposes of this opinion, the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the Transaction, any party to the Document, the Document or any other matter contemplated by the Document would or might affect any of the conclusions stated in this opinion.

         This opinion is solely for the benefit of the specified addressees and for the purposes of the Document and the Transaction. It may not be disclosed or relied on by any other person or for any other purpose and is not to be quoted or made public in any way without our prior written consent.

5.       OPINIONS

5.1      STATUS

         (a) The Company is a limited liability company duly incorporated under the laws of England and Wales.

         (b) The Company Search indicates that it is validly existing and does not reveal any order or resolution for the Company's winding up or administration or any notice of the appointment of a receiver, administrative receiver or administrator in respect of it or any of its assets. The Telephone Search does not reveal that any petition for the Company's winding up or administration has been presented in the six month period prior to such enquiry.

         (c)      For the purpose of this paragraph 5.1:

                  (i) "DULY INCORPORATED" means that the requirements of the Companies Acts in force at the date of incorporation of the Company in respect of registration and all matters precedent and incidental to it have been complied with by the Company and that the Company is authorised to be registered and is duly registered under such legislation; and

                  (ii) "VALIDLY EXISTING" means that the Company is subsisting at the date of this opinion and has not been struck off the register kept by the Registrar of Companies, dissolved or ceased to exist by reason of any merger, consolidation or limitation on the duration of its existence.

5.2      CORPORATE POWER AND AUTHORITY

         The Company has the capacity, power and authority to enter into the Document and to exercise its rights and perform its obligations under the Document and has duly taken all necessary corporate action to authorise the execution and delivery of, and the exercise of its rights and performance of its obligations under, the Document.

5.3      DUE EXECUTION AND LEGAL VALIDITY

         The Company has duly executed the Document and the obligations expressed to be assumed by the Company in the Document constitute its legal, valid, binding and enforceable obligations.

5.4      NON-VIOLATION AND APPROVALS

         Based on our review of memorandum and articles of association of the Company the execution by the Company of the Document and the exercise of its rights and performance of its obligations under the Document do not and will not conflict with, result in any breach of or constitute a default under its Memorandum or Articles of Association.

Yours faithfully

MAYER, BROWN, ROWE & MAW LLP

                                   SCHEDULE 1

                            EXAMINATION AND ENQUIRIES

1.       DOCUMENTS EXAMINED

         (a) SALE AND PURCHASE AGREEMENT: [a copy] [signed original] of the Sale and Purchase Agreement executed on [date][and certified by the Company Secretary of the Company as being a true and up-to-date copy of the Sale and Purchase Agreement];

         (b) CONSTITUTIONAL DOCUMENTS: copies of the memorandum and articles of association and the certificate of incorporation of the Company, in each case certified by the Company Secretary of the Company as being true and up-to-date copies;

         (c) CORPORATE AUTHORITIES: [a copy of][an extract of] the minutes of a meeting of the board of directors of the Company held on 18 December 2003 and certified by the Company Secretary of the Company as being a true and up-to-date copy at which the Transaction, and in particular the execution of the Sale and Purchase Agreement, was approved; and

         (d) COMPANY SEARCH: an online search of the register kept by the Registrar of Companies in respect of the Company obtained on [
                  - ](1) (the "COMPANY SEARCH").

2.       ENQUIRIES MADE

         We have made a telephone enquiry in respect of the Company of the Central Index of Winding Up Petitions on [ - ](2) (the "TELEPHONE SEARCH", and together with the Company Search, the "SEARCHES").

---------------------------
(1) Search dates to be as close as possible to the Completion Date. As at 5 January 2004 we have conducted searches which confirm the current incorporation of the Company. Prior to giving the final opinion we will need to rerun these searches.

(2) See above footnote.

                                   SCHEDULE 2

                                   ASSUMPTIONS

1.       SIGNATURES AND DOCUMENTS

         (a)      The genuineness of all signatures, seals and stamps.

         (b) The authenticity and completeness of all documents submitted to us as originals.

         (c) The conformity with the original documents of all documents submitted to us as drafts or copies and the authenticity and completeness of all such original documents.

         (d) Save for any document listed in Paragraph 1 of Schedule 1 there is nothing in any document referred to in the Document (none of which we have examined) which would have any implication for the opinions we express.

2.       OTHER PARTIES

         (a) In respect of each party to the Document (other than the Company), the capacity, power and authority to enter into and deliver, and to exercise its rights and perform its obligations under, the Document and that the Document has been duly executed and delivered by or on behalf of each such party.

         (b) That the Document constitutes the legal, valid, binding and enforceable obligations of each party to the Document (other than the Company).

3.       FOREIGN LAW

         That the Document and the rights and obligations created by the Document constitute the legal, valid, binding and enforceable obligations of each of the parties to it (including the Company) under the laws of the State of New York, that the choice of the laws of the State of New York to govern the Document is valid under the laws of the State of New York and that the submission to the jurisdiction of the courts of competent jurisdiction within the County of New York in the State of New York, whether state or federal, by the Company to settle any disputes arising out of the Document will be recognised by the New York courts as a valid submission.

4.       SEARCHES

         That the information disclosed by the Searches is true, accurate, complete and up to date and that there is no information which, for any reason whatsoever, should have been disclosed by such Searches but was not so disclosed.

         It should be noted, however, that such information may not be true, accurate, complete or up to date. In particular, but without limitation:

         (a) there may be matters which should have been registered which have not been registered or there may be a delay between the registration of such matters and the relevant entries appearing on the register of the relevant party;

         (b) there is no requirement to register with the Registrar of Companies notice of a petition for the winding up of, or for an administration order in respect of, a company. Such a notice or notice of a winding up or administration order made, a resolution passed for the winding up of a company or a receiver, manager, administrative receiver, administrator or liquidator appointed may not be filed with the Registrar of Companies immediately and there may be a delay in any such notice appearing on the register of the relevant party;

         (c) the results of the Telephone Search relate only to petitions for the compulsory winding up of, or for an administration order in respect of, the Company presented in the six month period prior to such enquiry and entered on the records of the Central Index of Winding Up Petitions. The presentation of such a petition may not have been notified to the Central Index or entered on its records immediately or, if presented to a County Court, at all; and

         (d) in each case, further information might have become available on the relevant register after the Searches were made.

5.       BOARD MEETINGS

         (a) That the meeting referred to in Schedule 1, Paragraph 1(c) (Corporate authorities) to this opinion was duly convened, constituted and held in accordance with all applicable laws and regulations; that a duly qualified quorum of directors was present throughout such meeting and voted in favour of the resolutions; and that in each case any provisions contained in the Companies Act 1985 (as amended) or the articles of association of the Company relating to the declaration of directors' interests or the power of interested directors to vote and to count in the quorum were duly observed.

         (b) That the minutes referred to in that paragraph are a true record of the proceedings of the meeting; that the resolutions shown in those minutes duly passed; and that such resolutions have not been amended or rescinded and remain in full force and effect.

6.       ACCURATE INFORMATION

         (a) That all information supplied to us (orally or in writing) by the Company (through any of its employees or agents) or any other person involved in the Transaction or otherwise remains true, accurate, complete and up to date.

         (b) All factual statements and representations made in the Document are correct and complete (which statements we have not independently verified).

7.       CORPORATE BENEFIT

         (a) That the directors of the Company acted in good faith and in the interests of the Company in approving the Transaction and the Document.

         (b) The execution and delivery by the Company of the Document and the exercise of its rights and performance of its obligations under the Document is in its commercial interests.

8.       DUE COMPLIANCE

         (a) The due compliance with all matters under the laws of any jurisdiction other than England relating to the Document, the parties to the Document or other persons affected by them or the performance or enforcement by or against such parties or such other persons of any obligation or right to be performed or enforced in any such jurisdiction.

         (b) That none of the transactions contemplated by the Document will infringe the terms of, or constitute a default under, any agreement, indenture, contract, mortgage, deed or other document to which the Company is a party or by which any of its property, undertaking, assets or revenues are bound.

9.       NO OTHER FACT

         That there is no fact, matter (such as a mistake or misrepresentation before or at the time the Document was entered into or a subsequent release, waiver or variation of any right or provision) or additional document between some or all of the parties which would or might affect this opinion and which was not revealed to us by the documents examined or the searches and enquiries made by us in connection with the giving of this opinion.

10.      OFFICERS

         That each of the individuals who claims to be an officer of the Company is the individual he or she claims to be.

                                   SCHEDULE 3

                                 QUALIFICATIONS

1.       LEGAL VALIDITY

         The term "LEGAL, VALID, BINDING AND ENFORCEABLE" as used in paragraph
         5.3 (Due execution and legal validity) means that the obligations of the Company under the Document are of a type which the English courts enforce. It does not mean that the English courts will necessarily enforce those obligations in all circumstances in accordance with their respective terms. In particular:

         (a) INSOLVENCY: enforcement may be limited by the law relating to administration, bankruptcy, insolvency, liquidation, moratorium and re-organisation and by other similar laws of general application relating to or affecting the rights of creditors generally;

         (b) EQUITY: an English court will not necessarily grant any remedy the availability of which is subject to the principles of equity or public policy or which is otherwise in the discretion of the court. In particular, equitable remedies such as specific performance and injunctions are discretionary notwithstanding any agreement purporting to confer the availability of the same and may not be available where damages are considered by the court to be an adequate alternative remedy;

         (c) PROCEDURAL RULES: any action brought in an English court would be subject to the rules and procedures of the court including, without limitation, rules as to when an English court will take jurisdiction to hear a matter, order a plaintiff to provide security for costs and stay an action;

         (d) DEFENCES: claims may become barred under the Limitation Acts or may be or become subject to defences of set-off or counterclaim;

         (e) FRUSTRATION, MISREPRESENTATION AND FRAUD: enforcement may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after execution. A party to an agreement may be able to avoid its obligations under that agreement (and may have other remedies) if it has been induced to enter into such agreement by a misrepresentation. The English courts will generally not enforce an obligation if there has been fraud;

         (f) FOREIGN ILLEGALITY: where an obligation is to be performed in a jurisdiction other than England, it may not be enforceable in England to the extent that its performance would be illegal or contrary to public policy under the laws of the jurisdiction in which it is to be performed and an English court may take into account the laws of the jurisdiction in which performance is to take place in relation to the manner of performance and the steps to be taken in the event of defective performance; and

         (g) CURRENCY: while the English courts are prepared to render judgment for a monetary amount in a foreign currency, a judgment may be converted into

                  English pounds sterling for the purposes of enforcement (save only in respect of garnishee proceedings where enforcement can be in the appropriate foreign currency). Foreign currency amounts claimed in English liquidation proceedings must be converted into English pounds sterling at the exchange rate prevailing at the commencement of the liquidation.

2.       PARTICULAR PROVISIONS

         There are limits on the efficacy of certain provisions in the Document. In particular:

         (a) DEFAULT PENALTIES: any provision for the payment of an amount in the event of a breach or default might be unenforceable if it amounts to a penalty and not a genuine pre-estimate of the loss likely to be suffered as a result of such breach or default;

         (b) AMENDMENTS IN WRITING: a court might hold that the parties to the Document may amend it by oral agreement and/or that waivers may be granted orally, notwithstanding any provision in it requiring amendments and/or waivers to be in writing;

         (c) AGREEMENTS TO AGREE: any provision providing for a matter to be determined by future agreement or negotiation might be unenforceable or void for uncertainty;

         (d) RESTRICTION ON STATUTORY POWER: a provision in the Document which constitutes a restriction on the exercise of any statutory power by any person party to the Document or any other person may be void;

         (e) SEVERABILITY: the question of whether or not any provision of the Document which may be invalid may be severed from the other provisions of the Document in order to preserve the validity of those other provisions would be determined by an English court in its discretion;

         (f) CONCLUSIVE DETERMINATION AND DISCRETION: an English court may refuse to treat as final, conclusive or binding any calculation, certificate or determination which the Document states are to be so treated and may require that where any party to the Document is vested with a discretion or may determine a matter in his opinion that such discretion is exercised reasonably, objectively and for proper purpose or that such opinion is based on reasonable and objective grounds;

         (g) EXCLUSIONS OR RESTRICTIONS OF LIABILITY: there are limits on the extent to which an English court will give effect to provisions excluding or restricting the liability of any party and the effectiveness of any indemnity for such matters is limited by law;

         (h) NO WITHHOLDING: a provision requiring payments to be made without deduction or withholding will not be enforced if a deduction or withholding is made pursuant to a legal obligation;

         (i) COSTS INDEMNITY: an English court may not give effect to an indemnity by any party in respect of costs and expenses resulting from a breach by that party of the Document or in respect of the costs of unsuccessful litigation brought before an English court or where the court has itself made an order for costs;

         (j) STAMP DUTY INDEMNITY: an undertaking to assume liability for or to indemnify against non-payment of stamp duty or any other taxes or duties may be unenforceable;

         (k) ENTIRE AGREEMENT: oral or other assurances given in the course of negotiations may amount to a binding collateral promise, notwithstanding any provision in the Document to the effect that the written terms of that Document constitute the entire agreement between the parties to it; and

         (l) OBLIGATIONS AFTER JUDGMENT: an English Court may hold that a judgment, English or foreign, on the Document would supersede the Document so that any obligation relating to the payment of interest after judgment or any currency indemnity in the Document may not be held to survive such judgment.

3.       ENFORCEMENT OF FOREIGN JUDGMENTS

         As there are no reciprocal arrangements in force between the State of New York and the United Kingdom for the recognition or enforcement of judgments, a judgment entered against the Company by the court of the State of New York is not directly enforceable in England. The judgment may however be recognised by the English courts under common law without the necessity for any re-trial or re-examination of the merits of the underlying claims, provided that:

         (a)      the New York court had jurisdiction over the Company;

         (b)      the judgment was for a fixed and definite sum of money;

         (c) the judgment was not obtained by fraud, duress or in a manner opposed to the principles of natural justice;

         (d) the judgment was not directly or indirectly for the payment of taxes or other public charges of a like nature or a fine or other penalty;

         (e)      the judgment was not for multiple damages;

         (f) the judgment is free from conflict with any other judgment that the courts of England would enforce and does not amount to a judgment on a matter previously determined by an English court;

         (g) enforcement of the judgment is not contrary to English public policy;

         (h) the judgment does not breach an order made by the Secretary of State in England in respect of any provision or rule of law which appears to him to be concerned with the prohibition or regulation of agreements, arrangements or practices designed to restrain, distort or restrict competition or to be otherwise concerned with the promotion of such competition; and

         (i) enforcement procedures in respect of the judgment are instituted within the period prescribed by the Limitation Acts.

4.       SET-OFF

         Although a right of set-off may exist pursuant to English law, we express no opinion as to whether any provision in the Document which confers, purports to confer or waives a right of set-off or similar right would be effective against a liquidator or creditor.

Our Ref: 41519-00307 CO: 1109692.3
                                                                          [Date]
To: [Addressee]

Dear Sirs,

We have acted as legal advisers to Marconi Corporation plc, Marconi Communications, Inc. and Marconi Intellectual Property (Ringfence) Inc. (together, the SELLERS) as to matters of English law in connection with the sale by the Sellers of the North American Access Systems Business (the BUSINESS) to Advanced Fibre Communications, Inc. and Advanced Fibre Communications North America, Inc. (together, the BUYERS) pursuant to the Asset Purchase and Sale Agreement (as defined below) (the TRANSACTION).

1.       DOCUMENTS EXAMINED

We have examined copies of:

(a) the asset purchase and sale agreement dated - 2003, by and among the Buyers and Sellers (the ASSET PURCHASE AND SALE AGREEMENT);

(b) the indenture among Marconi Corporation plc, the guarantors party thereto and JPMorgan Chase Bank, as trustee, dated 19th May, 2003 (the JUNIOR NOTE TRUSTEE), relating to Marconi Corporation plc's Guaranteed Junior Secured Notes due October 2008;

(c) the indenture among Marconi Corporation plc, the guarantors party thereto and Law Debenture Trust Company of New York, as trustee (the SENIOR NOTE TRUSTEE), dated 19th May, 2003 (the SENIOR NOTE INDENTURE) relating to the Marconi Corporation plc's Guaranteed Senior Secured Notes due April 2008; and

(d) the Intellectual Property Licence between Marconi Corporation plc and Certain of its Subsidiaries dated 19th May 2003 ("GROUP LICENCE") and the Patent Licence Agreement by and among Marconi Intellectual Property (Ringfenced) Inc, Marconi Corporation plc and Marconi Communications Inc dated 19th May 2003 ("RINGFENCED LICENCE").

As to certain matters of fact material to the opinions expressed, we have relied on the representations made in officers' certificates provided by the Sellers.

2.       LIMITATIONS AND ASSUMPTIONS

Our opinion is confined solely to the laws of England and is limited solely to the matters contained in it. In particular, we have made no investigation of the laws of the United States of America or any state of the United States of America or any other jurisdiction and we do not express or imply any opinion on such laws.

We have assumed that:

(i) the consideration to be received by the Sellers in the Transaction will be at least equal to the Fair Market Value (as defined in the Senior
         Note Indenture) at the time of the transfer of the assets that are the subject of the Transaction and that Marconi Corporation plc will deliver the officer's certificates with respect to the determination of such Fair Market Value that are contemplated by clause (a)(2) of Section 4.03 and 4.02 of the Senior Note Indenture and Junior Note Indenture, respectively, within the period specified by such clauses;

(ii) at least 85% of the consideration to be received by the Sellers in the Transaction will be in the form of Cash Equivalents (as defined in the Senior Note Indenture);

(iii) Marconi Corporation plc will deposit the Net Proceeds (as defined in the Senior Note Indenture) received by the Sellers in the Transaction into the Mandatory Redemption Escrow Account (as defined in the Senior
         Note Indenture) within five London Business Days of receipt of such Net Proceeds;

(iv) neither of the Buyers is an Affiliate (as defined in the Senior Note Indenture) of any of the Sellers;

(v) the provision of the products, services and other assistance to be provided by the Sellers and their Affiliates (as defined in the Senior
         Note Indenture) to the Buyers and their Affiliates following the closing of the Transaction pursuant to the Asset Purchase and Sale Agreement and the other agreements referred to therein or contemplated thereby constitute Permitted Businesses (as defined in the Senior Note Indenture); and

(vi) any additional sales of assets made following the closing of the Transaction pursuant to the terms of the Asset Purchase and Sale Agreement will be made in accordance with all applicable requirements of the Senior Note Indenture and Junior Note Indenture relating to Asset Sales (as defined in the Senior Note Indenture).

3.       OPINION

On the basis of the foregoing, and having regard to such legal considerations as we deem relevant and subject as set out below and to any matters not disclosed to us, we are of the opinion that the execution, delivery and performance by the sellers of the Asset Sale and Purchase Agreement will not violate

(i) any of Sections 4.02 through 4.13 inclusive, 4.19, 4.23 and 4.24 of the Senior Note Indenture or Sections 4.01 through 4.12 inclusive, 4.18, 4.22 and 4.23 of the Junior Note Indenture; or

(ii)     the Group Licence or the Ringfenced Licence.

4.       GENERAL

This opinion, which shall be construed in accordance with English law, is given to you in connection with the Transaction. This opinion is only addressed to you and may not be passed on to, or relied upon by any other person for any purpose. You may not give copies of this opinion to others without our prior written permission.

This opinion is given on the basis of English law in force and applied by English courts at the date of this opinion and on the basis that there has been no amendment to, or termination or replacement of, any of the documents examined by us and no change in any of the facts assumed by us for the purposes of giving this opinion. It is also given on the basis that we have no obligation to notify any addressee of this opinion of any change in English law or its application after the date of this opinion.

Yours faithfully,

[VALUATION
RESEARCH(R)
CORPORATION LOGO]      100 Nassau Park Boulevard    Boston         Los Angeles
                       Princeton, NJ  08540         Chicago        Milwaukee
                       Fax 609 452-7651             Cincinnati     New York
                       609 452-0900                                International
                                                                   Affiliates


December 22, 2003

Marconi Communications, Inc.
1000 Marconi Drive
Warrendale, PA 15086

Advanced Fibre Communications, Inc.
1465 North McDowell Boulevard
Petaluma, CA 94954

Ladies and Gentlemen:

Re: Opinion Delivered in connection with that Certain Proposed Asset Purchase Agreement, anticipated to be dated January 5, 2004 (the "Asset Purchase Agreement") by and among Marconi Communications, Inc. ("MCI"), Advanced Fibre Communications, Inc. ("AFC") and the Other Parties Named Therein

This letter is provided by Valuation Research Corporation ("VRC") reporting the performance of certain limited procedures undertaken by VRC, which form the basis for its opinion ("Opinion") as of December 22, 2003 (the "Signing Date"), that immediately after and giving effect to the consummation of the transactions contemplated by the Asset Purchase Agreement (the "Transactions"):

         (a) The Fair Value and the Present Fair Saleable Value of the assets of MCI, on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries (including, without limitation, Stated Liabilities and Identified Contingent Liabilities, each as defined below);

         (b) MCI, on a consolidated basis with its subsidiaries, is and will be able to pay its debts, on a consolidated basis with its subsidiaries (including, without limitation, Stated Liabilities and Identified Contingent Liabilities), as such debts mature or otherwise become absolute or due; and

         (c) MCI, on a consolidated basis with its subsidiaries, does not have and will not have Unreasonably Small Capital (as defined below) for its current and anticipated needs.

                                                  VALUATION RESEARCH CORPORATION

The Opinion rendered is with respect to MCI, on a consolidated basis with its subsidiaries, as a going concern and on a pro forma basis immediately after and giving effect to the consummation of the Transactions. In the course of preparing the Opinion, nothing has come to the attention of VRC upon reasonable inquiry that causes VRC to believe that MCI, on a consolidated basis with its subsidiaries and immediately after and giving effect to the consummation of the Transactions, would not be a going concern or that valuing MCI, on a consolidated basis with its subsidiaries as a going concern, would be materially misleading. For purposes of the Opinion, the following terms are defined as follows:

         FAIR VALUE - The amount at which assets of an entity would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both.

         PRESENT FAIR SALEABLE VALUE - The aggregate amount that may be realized by an independent willing seller from an independent willing buyer if an entity's assets are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of assets of the business comprising such entity.

         STATED LIABILITIES - The recorded liabilities of MCI, on a consolidated basis with its subsidiaries, as presented on its unaudited, pro forma balance sheet as of September 30, 2003 as prepared by Management (defined below). VRC has made inquiries of management of MCI, its subsidiaries and affiliated companies (including, without limitation, Marconi Corporation plc ("Marconi" and collectively, "Management") and has been advised by Management that there has been no material adverse change in Stated Liabilities between September 30, 2003 and the Signing Date. The Stated Liabilities of Marconi were adjusted for payments made to reduce the outstanding balances on certain notes.

         IDENTIFIED CONTINGENT LIABILITIES - The maximum reasonably estimated liabilities that may result from pending litigation, asserted claims and assessments, guaranties, environmental conditions, uninsured risks, taxes, and other contingent liabilities as identified and explained to VRC in terms of their nature and estimated dollar magnitude by Management. VRC does not give any opinion as to whether any such Identified Contingent Liabilities meet the criteria for accrual under Statement of Financial Accounting Standards Number 5.

         UNREASONABLY SMALL CAPITAL - This phrase relates to the ability of MCI, on a consolidated basis with its subsidiaries, immediately after and giving effect to the consummation of the Transactions, to continue as a going concern and not lack sufficient capital for its current and anticipated needs, including, without limitation, Identified Contingent Liabilities, without substantial unplanned disposition of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of operations, or similar actions.

                                                  VALUATION RESEARCH CORPORATION

VRC believes the foregoing definitions are reasonable and appropriate for purposes of rendering the Opinion, and VRC believes the methodologies used in its analysis are appropriate for determining Fair Value and Present Fair Saleable Value as defined herein.

In expressing the Opinion, VRC has relied on certain information furnished by and/or obtained from Management. For purposes of this Opinion, due to the volatile nature of the telecommunications industry and the significant changes to the operating structure of both MCI and Marconi, it is Management's opinion that the most accurate operating projection is the forecast prepared as part of a working capital review. Although the forecast extends into fiscal 2007, Management believes the most accurate forecast time frame is from April 1, 2003 through September 30, 2004. This information has been reviewed by VRC and has been the subject of reasonable discussion and reasonable inquiry. VRC does not assume any responsibility for the sufficiency and/or accuracy of any information provided to or otherwise obtained by VRC. Such information has been accepted as reasonably reflecting the operating conditions of MCI, on a consolidated basis with its subsidiaries, as well as its pro forma financial position following the Transactions. VRC used this information as well as its independent judgment to form the basis for the cash flows utilized in the discounted cash flow analyses.

For purposes of this Opinion, MCI's guaranties made on May 19, 2003 of the obligations regarding the Senior Secured Notes issued by Marconi Corporation plc due 2008 and regarding the Junior Secured Notes issued by Marconi Corporation plc due 2008 and MCI's obligations pursuant to the Composite Guaranty in favor of The Law Debenture Trust Corporation p.l.c., as Security Trustee, dated May 19, 2003, have been considered contingent liabilities to the full extent of the amounts of the obligations they guarantee, and have not been limited to MCI's net worth, provided, however, that MCI's rights of reimbursement and contribution and other factors permitted for determining the impact of contingent obligations on MCI's solvency under the applicable laws have been considered in determining solvency in the Opinion.

VRC has performed certain analyses, investigations, procedures and studies as more fully described herein in support of the Opinion. The Opinion is subject to the General Limiting Conditions and Assumptions attached hereto as Exhibit A.

VRC reviewed unaudited financial statements of MCI, on a consolidated basis with its subsidiaries, for the six month period ended September 30, 2003. VRC also reviewed the unaudited pro forma financial projections of MCI, on a consolidated basis with its subsidiaries, for October 1, 2003 through March 31, 2007. All items subject to audit pursuant to generally accepted auditing standards and in conformity with U.S. generally accepted accounting principles ("GAAP") have been relied upon without review, check, or verification. VRC has also reviewed audited financial statements for the years ended March 31, 2001 through March 31, 2003 and unaudited financial statements for the six month period ended September 30, 2003 for Marconi.

                                                  VALUATION RESEARCH CORPORATION

VRC has also reviewed certain other information considered appropriate by VRC in rendering the Opinion. Such areas of investigation included but were not limited to the following:

         - Review of the draft Asset Purchase Agreement and related agreements referred to therein;

         - Discussions with Management concerning the current and future operating and financial prospects of MCI and its subsidiaries, among other topics;

         - An overview of the industry in which MCI and its subsidiaries operate, which included an analysis of certain companies engaged in similar lines of business as well as a review of certain mergers and acquisitions involving companies engaged in similar lines of business;

         - Review of certain projected financial and operating information of MCI, on a consolidated basis with its subsidiaries, for the periods indicated previously, and Management assumptions thereto;

         - Inquiries of Management who have responsibility for legal, financial, and accounting matters as to the existence, nature, and magnitude of Identified Contingent Liabilities. Because Identified Contingent Liabilities are estimates of Management, VRC expresses no opinion as to the completeness or propriety of such items. VRC has obtained a written representation from MCI and its subsidiaries as to the nature and magnitude of Identified Contingent Liabilities. The foregoing is subject to the statements above concerning the effect of the three specified guaranties;

         - Review, discussions and inquiries similar to the foregoing or as set forth elsewhere herein regarding MCI with respect to Marconi and its other subsidiaries and affiliates;

         - Review of certain other information, material, and data considered relevant.

VRC believes such areas of investigation are sufficient and reasonable as a basis for rendering the Opinion. For purposes of the Opinion, VRC has assumed there will be no material changes in any documents relating to or associated with the Transactions which VRC has been furnished and which are in the possession of VRC as of the date hereof.

                                                  VALUATION RESEARCH CORPORATION

Based on the foregoing, VRC expresses the following Opinion as of the date hereof, after giving effect to the consummation of the Transactions, subject to the General Limiting Conditions and Assumptions set forth in Exhibit A hereto:

         (a) The Fair Value and the Present Fair Saleable Value of the assets of MCI, on a consolidated basis with its subsidiaries, exceeds and will exceed its liabilities, on a consolidated basis with its subsidiaries (including, without limitation, Stated Liabilities and Identified Contingent Liabilities);

         (b) MCI, on a consolidated basis with its subsidiaries, is and will be able to pay its debts, on a consolidated basis with its subsidiaries (including, without limitation, Stated Liabilities and Identified Contingent Liabilities), as such debts mature or otherwise become absolute or due; and

         (c) MCI, on a consolidated basis with its subsidiaries, does not have and will not have Unreasonably Small Capital for its current and anticipated needs.

The Opinion may be relied upon and disclosed as provided for in Exhibit A.

Respectfully submitted,

VALUATION RESEARCH CORPORATION

[VALUATION RESEARCH CORPORATION LOGO]

Engagement Number: 50001629

                                                  VALUATION RESEARCH CORPORATION

                                    EXHIBIT A

                   GENERAL LIMITING CONDITIONS AND ASSUMPTIONS

The Opinion and the conclusions associated therewith are for solvency purposes only and can only be relied upon by the parties to whom the Opinion is addressed as of the date hereof. The conclusions reached represent the considered opinion of VRC, based upon information furnished to VRC by Management and its representatives and advisors as well as other sources. The Opinion is in no way given as an indication of the fairness of the Transactions to any shareholder or any other participant in the Transactions. Furthermore, the Opinion and the conclusions associated therewith are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever.

Neither all nor any part of the Opinion should be disseminated to the public through advertising media, public relations, news media, sales media, mail, direct transmittal, or any other public means of communication, without prior written consent and approval of VRC.

The Opinion is valid only for the proposed capital structure of MCI and its subsidiaries as of the date hereof and is not valid for any subsequent debt or equity refinancing or restructuring not specifically referred to in the Opinion. Furthermore, the Opinion does not represent an assurance, guarantee, or warranty that the subject entity or any of its subsidiaries will not default on any of their debt obligations, nor does VRC make any assurance, guarantee, or warranty that any covenants, financial or otherwise, associated with any financing will not be broken in the future.

VRC makes no representation as to the legal sufficiency for any purpose of the definitions contained in the body of the Opinion. Such definitions are used solely for setting forth the scope of the Opinion and VRC believes such definitions to be reasonable for purposes of rendering the Opinion.

In accordance with recognized professional standards as generally practiced in the appraisal industry, the fee for this service is not contingent upon the conclusions reached in the Opinion. VRC has determined to the best of its knowledge and in good faith that neither it nor any of its agents or employees has a material financial interest in any participant in the Transactions.

VRC has relied on certain public information furnished by others and VRC believes such information to be reliable as to accuracy and completeness but offers no warranty or representation to that effect.

Neither VRC, nor any of its agents or employees assumes any responsibility for matters legal in nature, nor do they render any opinion as to any title to, or legal status of, property, which may be involved, whether real, personal, tangible or intangible. Title is assumed to be good and marketable.

Where there may be real property involved, VRC has not made a land survey of the property and has assumed that the subject entity has clear title to the property unless specifically stated in the Opinion. VRC assumes that there are no hidden or unapparent

                                                  VALUATION RESEARCH CORPORATION

conditions of the property, subsoil, or structures that render it more or less valuable. VRC assumes no responsibility for such unapparent conditions or for arranging for engineering studies that may be required to discover any such unapparent conditions which may exits.

VRC assumes that all laws, statutes, ordinances, zoning and use regulations, other regulations, or regulations of any governmental or legal authority relevant to and in connection with the Transactions are complied with unless express written noncompliance is brought to the attention of VRC by those relied on by VRC, including Management and their representatives and advisors, and then only to the extent that such noncompliance is stated and defined in the Opinion.

VRC assumes in the case of leases of real and/or other property that the Transactions will not trigger any renegotiations of such leases to market rates based upon the change in the financial conditions of the subject entity arising from the Transactions that would, in aggregate, be material to the subject entity.

The opinion of Fair Value and Present Fair Saleable Value of aggregate assets expressed by VRC results from the development and analysis of several valuation indications arrived at through the use of accepted valuation procedures as practiced in the appraisal industry. These procedures included Income and Market Approaches, as described below.

The Income Approach utilizes cash flow projections which are discounted to present value. The discount rates selected are based on risk and return requirements deemed appropriate by VRC, given current capital market conditions and the investment characteristics of the subject entity. Discount rates are based upon a weighted average cost of capital concept which considers the after tax cost of debt and the cost of equity. Discount rates include a risk premium, over and above the return associated with default free investments such as debt obligations of the U.S. Government.

The Market Approach is a valuation technique in which the estimated market value is based on market prices observed for actual transactions. This technique consists of undertaking a detailed market analysis of selected publicly traded guideline companies and selected guideline mergers and acquisitions of companies that provide a reasonable basis for comparison to the relative investment characteristics of the subject entity. Valuation metrics derived from the guideline companies and/or guideline mergers and acquisitions are selected and applied to the subject entity after consideration of adjustments for dissimilarities in financial position, growth, markets, profitability, and other factors.

Our conclusions of Fair Value and Present Fair Saleable Value of assets are for the aggregate or total assets of consolidated MCI. Nothing has come to the attention of VRC that would cause it to believe that the Fair Value of assets is materially different from the Present Fair Saleable Value of such assets.

The Opinion is necessarily based on economic, market, financial and other conditions as they exist on the date hereof. While various judgments and estimates which VRC considers reasonable and appropriate under the circumstances are made by VRC in the determination of value, no assurance can be given by VRC that the sale price which might ultimately be realized in any actual transaction, if and when effected, will be at

                                                  VALUATION RESEARCH CORPORATION

Fair Value or Present Fair Saleable Value. Furthermore, material changes in industry or market conditions that may affect the subject entity's business from and after the date hereof, which are not reasonably foreseeable, are not taken into account.

Amounts payable with respect to Identified Contingent Liabilities cannot be predicted with exact certainty. In addition, contingent liabilities exclude obligations under executory contracts such as operating leases. VRC believes that the exclusion of such executory contracts has no material effect on the excess of Present Fair Saleable Value or Fair Market Value of assets over liabilities.

VRC is not an environmental consultant or auditor, and it takes no responsibility for any actual or potential environmental liabilities. Any person entitled to rely on the Opinion wishing to know whether such liabilities exist, or their scope, and the effect on the value of the subject entity is encouraged to obtain a professional environmental assessment. VRC does not conduct or provide environmental assessments and has not performed one for the subject entity for purposes of the Opinion.

                                                                       EXHIBIT R

   50 FREMONT STREET SAN FRANCISCO, CA 94105-2228 415.983.1000 F: 415.983.1200
          MAILING ADDRESS: P. O. BOX 7880 SAN FRANCISCO, CA 94120-7880

__________________, 2004

Marconi Communications, Inc.
1000 Marconi Drive
Warrendale, Pennsylvania 15086

Ladies and Gentlemen:

We have acted as counsel to Advanced Fibre Communications, Inc., a Delaware corporation ("AFC"), and Advanced Fibre Communications North America, Inc., a Delaware corporation ("AFCNA" and, together with AFC, the "Purchasers"), in connection with the negotiation, execution and delivery of the Asset Purchase and Sale Agreement, dated as of January 5, 2004 (the "Purchase Agreement"), by and among Marconi Communications, Inc., a Delaware corporation ("Marconi Communications"), Marconi Intellectual Property (Ringfence) Inc., a Delaware corporation ("Marconi IP" and, together with Marconi Communications, the "Sellers"), Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) ("Parent"), AFC and AFCNA.

This letter is being delivered pursuant to Section 8.10 of the Purchase Agreement. Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement. The Purchase Agreement and Related Agreements are referred to collectively as the "Agreements."

In rendering the opinions herein, we have examined the Agreements and originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of officers of the Purchasers and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have examined and relied without any independent verification upon the representations and warranties of the Purchasers contained in the Agreements, upon certificates of officers of the Purchasers and of public officials and upon other documents as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which such certificates and documents were given and the date of this letter and that such records, certificates and documents are accurate and do not omit any disclosures necessary to prevent such records, certificates or documents from being misleading. For

Marconi Communications, Inc.
__________________, 2004
Page 2

purposes of our opinions in paragraph 1 below, we have relied exclusively upon certificates issued by the Secretary of State of Delaware with respect to the Purchasers dated _________, 2004, and our opinions are not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

In preparing this letter and as a basis for the opinions expressed herein, we have made, and have relied without any independent verification upon, each of the following assumptions:

                  (i) Each of the Persons identified therein as a party to the Agreements (including, without limitation, the Purchasers) is duly organized under the laws of its jurisdiction of incorporation;

                  (ii) Each of the Persons identified therein as a party to the Agreements (other than the Purchasers) is existing and in good standing in its jurisdiction of incorporation;

                  (iii) Each of the Persons identified therein as a party to the Agreements (other than the Purchasers) has full power and authority (including, without limitation, under the laws of its jurisdiction of incorporation) to execute, deliver and perform the Agreements and the Agreements have been duly authorized by all necessary action on its part and has been duly executed and duly delivered by it;

                  (iv) The Agreements constitute a legal, valid and binding obligation of each Person which is identified therein as being a party thereto (other than the Purchasers) and are enforceable against each such Person in accordance with its terms;

                  (v) Each of the Persons identified therein as a party to the Agreements (other than the Purchasers) has satisfied those legal requirements that are applicable to such Person to the extent necessary to make the Agreements enforceable against such Person;

                  (vi) The execution and delivery by each of the Persons identified therein as a party to the Agreements (including, without limitation, the Purchasers) and the performance by such Persons (including, without limitation, the Purchasers) of their respective obligations under the Agreements, does not conflict with any Contract (including, without limitation, any Contract regarding

Marconi Communications, Inc.
__________________, 2004
Page 3

         indebtedness), Judgment or Law applicable to any such Person or such Person's respective property or assets;

                  (vii) Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those on behalf of the Purchasers) on each such document are genuine;

                  (viii) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

                  (ix) The conduct of each Person which is identified therein as a party to the Agreements (including, without limitation, the Purchasers) has complied, and will comply, with any requirement of good faith, fair dealing and conscionability;

                  (x) There are no agreements or understandings among the Persons identified as being parties to the Agreements (including, without limitation, the Purchasers), written or oral, and there is no usage of trade or course of prior dealing among such Persons, that would, in either case, define, supplement or qualify the terms of the Agreements;

                  (xi) The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue;

                  (xii) All parties to the Agreements will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Agreements;

                  (xiii) All information required to be disclosed in connection with any approval by the Boards of Directors of AFC and AFCNA and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all Persons to whom it is required to be disclosed;

                  (xiv) The certificate of incorporation of each of AFC and AFCNA, all amendments to such certificates, the by-laws of each of AFC and AFCNA and all amendments to such by-laws have been adopted in accordance with all applicable legal requirements; and

Marconi Communications, Inc.
__________________, 2004
Page 4

                  (xv) Each individual who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to such director or officer position and held that position when such action was taken.

         Based upon the foregoing, and subject to the assumptions, qualifications, exclusions and other limitations set forth herein, we are of the opinion that:

                  1. Each of AFC and AFCNA is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

                  2. Each of AFC and AFCNA has the corporate power to execute and deliver the Agreements to which it is a party and to perform its obligations thereunder.

                  3. The execution and delivery by each of AFC and AFCNA of the Agreements to which it is a party and the performance by each of its obligations thereunder have been duly authorized by all necessary corporate action on the part of AFC and AFCNA.

                  4. The execution and delivery by each of AFC and AFCNA of the Agreements to which it is a party and the performance by each of AFC and AFCNA of its obligations thereunder will not violate any provisions of the respective Certificates of Incorporation or By-laws of AFC or AFCNA.

                  5. AFC and AFCNA have each duly executed and delivered the Agreements to which it is a party.

                  6. The Agreements to which it is a party constitute the legal, valid and binding obligation of each of AFC and AFCNA enforceable against each of AFC and AFCNA in accordance with their respective terms.

                  7. To our knowledge, there is no action, suit, proceeding or investigation pending against the Purchasers before any court or administrative agency, nor has either Purchaser received any written threat thereof, that questions the validity of any of the Agreements or that seeks to enjoin or restrain the Acquisition.

Marconi Communications, Inc.
__________________, 2004
Page 5

         The above opinions are subject to the following qualifications:

         A. Whenever our opinion with respect to the existence of absence of facts is indicated to be given to our knowledge, that knowledge is limited to the actual knowledge of the individual lawyers in the firm who have participated directly in the preparation and review of the Agreements and without any special or additional investigation undertaken for the purposes of this opinion. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Purchasers in other matters in which such lawyers are not involved.

         B. The opinion expressed in paragraph 6 above is subject to the qualifications that enforceability may be limited by:

                  (i) principles of equity (including, without limitation, those affording equitable defenses against a party seeking enforcement) and limitations on the right to obtain specific performance, injunctive relief or other equitable relief, regardless of whether enforceability is considered in a proceeding in equity or at law;

                  (ii) bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, conservatorship, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, the Federal Bankruptcy Code and relevant state or foreign fraudulent transfer and conveyance laws;

                  (iii) limitations on the right of any party to the Agreements to exercise rights and remedies under the Agreements if it is determined by a court of competent jurisdiction that a breach or default is not material, or if it cannot be demonstrated that enforcement of such right or remedy is reasonably necessary for the protection of such Person, or if performance is impractical or impossible at the time enforcement is sought;

                  (iv) the invalidity or unenforceability under certain circumstances of provisions indemnifying or providing for contribution to, or prospectively releasing a Person for, against or from liability or Losses arising from its own wrongful or negligent acts or failures to act or where such indemnification, contribution or release is contrary to public policy;

Marconi Communications, Inc.
__________________, 2004
Page 6

                  (v) the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be unreasonable or unconscionable; and

                  (vi) the effect of rules of law that govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

         C. We express no opinion as to:

                  (i) the legality, validity, binding effect or enforceability of (a) any provisions in the Agreements under which any party thereto disclaims any obligations of good faith, fair dealing, diligence, reasonableness and/or care, (b) any provisions in the Agreements which purport to establish evidentiary standards or to make determinations conclusive, (c) the provisions of Section 6.9 of the Purchase Agreement, Sections 2.4, 3.5 and 6.13 of the Cross License Agreement, Section 6.13 of the Alcatel Sublicense Agreement (the "Alcatel Sublicense Agreement") dated as of the date hereof by and between Parent and Advanced Fibre Access Corporation ("AFAC"), Section
         7.13 of the Lucent Sublicense Agreement (the "Lucent Sublicense Agreement") dated as of the date hereof by and between Parent and AFAC,
         Section 11 of the OPPS Supply Agreement, Section 6.11 of the Transition Services Agreement and any other provisions in the Agreements imposing obligations of nondisclosure and confidentiality, (d) any provisions in the Agreements which are contrary to the public policy of any jurisdiction, (e) the provisions of Section 6.11 of the Purchase Agreement, Section 4.4 of the Cross License Agreement and any other provisions in the Agreements limiting the ability of any Person to compete or solicit individuals for employment, (f) the provisions of Sections 6.14 of the Purchase Agreement, (g) the provisions of Section
         13.10 of the Purchase Agreement, Section 6.2 of the Cross License Agreement, Section 6.2 of the Alcatel Sublicense Agreement, Section 7.2 of the Lucent Sublicense Agreement, Section 19.8 of the OPPS Supply Agreement and Section 6.08 of the Transition Services Agreement, (h) the provisions of Section 13.13 of the Purchase Agreement, Section 6.1 of the Cross License Agreement, Section 6.1 of the Alcatel Sublicense Agreement, Section 7.1 of the Lucent Sublicense Agreement, Section 19.3 of the OPPS Supply Agreement and Section 6.10 of the Transition Services Agreement (i) any provisions in the Agreements that provide that waivers or amendments may only

Marconi Communications, Inc.
__________________, 2004
Page 7

         be made in writing, (j) any provisions in the Agreements providing for the payment of amounts constituting penalties, (k) any provisions in the Agreements providing that time is of the essence, (l) any provisions in the Agreements providing that the parties will in the future agree as to any matter, (m) the enforceability of the Agreements in connection with any claims arising out of breaches of fiduciary duty by a member of the board of directors of either Purchaser, (n) any requirement of contribution, (o) any waiver of subrogation and (p) any provisions in Article XII of the Purchase Agreement, Sections 12 and 13 of the OPPS Supply Agreement and Article V of the Transition Services Agreement insofar as applicable to provisions (or breaches of provisions) in the Agreements as to which we are not expressing an opinion as to enforceability in this letter;

                  (ii) whether the execution, delivery and performance by the Purchasers of the Agreements do or do not (a) conflict with or result in any breach of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under, or (f) require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other governmental or other regulatory body or authority or other Person under, any of the provisions of any Contract (including, without limitation, any Contract regarding indebtedness), Judgment or Law by which the Purchasers or any of their respective assets may be bound, or any Law to which the Purchasers or any of their respective assets may be subject (other than the General Corporation Law of the State of Delaware);

                  (iii) whether a Federal or state court would give effect to the choice of law, venue and waiver of jury trial provided for in the Purchase Agreement and any of the other Agreements;

                  (iv) matters of title to or ownership of any real, personal, tangible or intangible property, rights or assets or the existence or absence of any liens, security interests, or charges or encumbrances thereon in the Purchase Agreement;

                  (v)      any waiver of the application of any bulk transfer
         Laws; and

                  (vi) the application of any fraudulent transfer or conveyance or similar Laws.

Marconi Communications, Inc.
__________________, 2004
Page 8

This letter does not guarantee the outcome of any future legal dispute. It is possible that particular provisions of the Agreements may not be enforceable for reasons other than those set forth in this letter, but (subject to the assumptions, qualifications, exclusions and other limitations in this letter) such unenforceability would not in our opinion prevent the Sellers from realizing the principal benefits purported to be provided by the Agreements.

We are admitted to the Bar of the State of New York. The opinions set forth in paragraph 6 and 7 above are limited to the internal laws of the State of New York (excluding ordinances, rules, regulations and other Laws of counties, towns, villages, municipalities and political subdivisions) and the opinions set forth in paragraphs 1 through 5 above are limited to the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof and to the extent such laws affect the opinions set forth herein, and we do not express any opinion herein concerning the applicability or effect of any other law upon any of the conclusions set forth above. With respect to any opinions concerning the General Corporation Law of the State of Delaware, you are aware that we are not admitted to the Bar of the State of Delaware and that such opinions are based on our general familiarity with the General Corporation Law of the State of Delaware as a result of our prior involvement in transactions of a nature similar to those contemplated by the Agreement.

This opinion is given as of the date hereof and we undertake no obligation to notify you of any changes in law or fact occurring after the date hereof or of any existing facts subsequently learned by us which are not now known to us, or for any other reason. The opinions set forth herein are rendered only to you and are solely for your benefit in connection with the execution and delivery of the Agreements. Accordingly, without our written consent: (a) this letter and the opinions set forth herein may not be used or relied upon by you for any other purpose, or used or relied upon by any other Person for any purpose; (b) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (c) this letter may not be cited or quoted in any other document or communication (whether written or otherwise) which might encourage reliance upon this letter by any Person or for any purpose excluded by the restrictions in this paragraph; and (d) copies of this letter may not be furnished to any Person for purposes of encouraging such reliance.

Very truly yours,

Marconi Communications, Inc.
__________________, 2004
Page 9

09372

                                                                  EXECUTION COPY

                              DISCLOSURE SCHEDULES

         These Disclosure Schedules have been prepared and delivered in accordance with the Asset Purchase and Sale Agreement, dated as of January 5, 2004 (the "Agreement"), by and among Advanced Fibre Communications, Inc., a Delaware corporation (the "Purchaser"), Advanced Fibre Communications North America, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser ("AFCNA"), Marconi Communications, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Parent (the "Seller"), Marconi Intellectual Property (Ringfence) Inc., a Delaware corporation and a wholly-owned subsidiary of the Seller ("Marconi IP"), and Marconi Corporation plc, a public limited liability company incorporated in England and Wales (registered no. 0067307) (the "Parent"). Capitalized terms used and not otherwise defined in these Disclosure Schedules have the meanings ascribed to them in the Agreement.

         These Disclosure Schedules are qualified in their entirety by reference to the provisions of the Agreement (including, without limitation, Section 13.17 thereof) and are not intended to constitute, and shall not be construed as constituting, any representations or warranties of the Seller, Marconi IP or the Parent, except as and to the extent provided in the Agreement.

         The headings contained in these Disclosure Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in these Disclosure Schedules or the Agreement.

                          LIST OF DISCLOSURE SCHEDULES

Schedule 1.1A           Core Technology
Schedule 1.1B           Current Access Employees
Schedule 1.1C           Former Access Employees
Schedule 1.1D           Global Patent Licenses
Schedule 1.1E           Group A and Group B Patents
Schedule 1.1F           OPPS Patents
Schedule 1.1G           Purchaser's Knowledge
Schedule 1.1H           Seller's Knowledge
Schedule 1.1I           Shared Contracts
Schedule 2.1(a)         Personal Property
Schedule 2.1(e)         Registered Trade Names
Schedule 2.2(c)         Certain Customer Contracts
Schedule 2.2(f)         Other Contracts
Schedule 2.4(x)         Excluded Laboratory and Other Equipment
Schedule 2.5(g)         Assumed Proceedings
Schedule 3.2(g)         Calculation Principles
Schedule 4.3(a)         Seller Governmental Consents
Schedule 4.3(b)         Seller Other Consents
Schedule 4.4(a)         Management Accounts
Schedule 4.4(b)         Deviations from UK GAAP
Schedule 4.4(c)         Assets and Liabilities
Schedule 4.5            No Other Assumed Liabilities
Schedule 4.6            No Adverse Effects or Changes
Schedule 4.7(a)         Title to Assets
Schedule 4.7(b)         Affiliate Ownership of Assets
Schedule 4.8            Access Business Assets
Schedule 4.9(a)         Real Property
Schedule 4.10(a)        Material Owned Personal Property
Schedule 4.10(b)        Material Personal Property Leases
Schedule 4.11(a)        Material Customers
Schedule 4.11(b)        Material Suppliers
Schedule 4.11(c)        Material Distributors/Sales Representatives
Schedule 4.12           Proceedings
Schedule 4.13(a)        Transferred Patents, Transferred Trademarks and Transferred Technology

Schedule 4.13(b)(i)     Transferred Intellectual Property - Administrative Actions
Schedule 4.13(b)(ii)    Transferred Intellectual Property - Effectiveness
Schedule 4.13(c)        Ownership of Transferred Patents, Transferred Trademarks and Transferred
                        Technology
Schedule 4.13(d)        Inbound Licenses
Schedule 4.13(e)(i)     Transferred Intellectual Property - Infringement and Claims
Schedule 4.13(e)(ii)    Transferred Intellectual Property - Pending Challenges or Adversarial
                        Proceedings
Schedule 4.13(e)(iii)   Transferred Intellectual Property - Infringement
Schedule 4.14(a)        Contracts
Schedule 4.14(b)        Material Contracts -- Defaults
Schedule 4.14(c)        Material Contracts -- Consents
Schedule 4.15           Permits
Schedule 4.16           Insurance
Schedule 4.17           Employee Benefit Plans and Employment Agreements
Schedule 4.18(a)        Work Stoppages; Collective Bargaining Agreements
Schedule 4.18(b)        Compliance with Labor Laws
Schedule 4.18(c)        Employment Losses under WARN
Schedule 4.18(d)        Agreements Restricting Employees
Schedule 4.18(e)        Reporting of Wages
Schedule 4.20           Compliance with Laws
Schedule 4.21           Environmental Matters
Schedule 4.23           Inventory
Schedule 4.24(a)        Product Warranties and Liabilities
Schedule 4.24(c)        Recalls
Schedule 4.25           Effect of Transactions
Schedule 6.2            Preservation of Business
Schedule 6.3(c)         Obtaining Consents
Schedule 6.16           Grande
Schedule 7.9            Closing Condition Consents

                                PRELIMINARY NOTES

1. The titles of certain agreements set forth in these Disclosure Schedules refer to certain former names of the Seller or to the names of certain predecessor entities that have been merged into the Seller or have transferred their stock or assets to the Seller. These predecessor names and entities include:

         (a)      Reliance Comm/Tec Corporation

         (b)      RELTEC Corporation

         (c)      RELTEC Communications, Inc.

2. The titles of certain agreements set forth in these Disclosure Schedules refer to former names of certain business units that constitute what is presently the Access Business. These former names are set forth below.

         (a)      R-TEC Systems

         (b)      Transmission Systems Group

3. The Contracts set forth in these Disclosure Schedules and marked with an asterisk (*) are designated as Shared Contracts.

                                  SCHEDULE 1.1A
                                 CORE TECHNOLOGY

Software and Firmware (includes Source Code, Object Code, Test Harnesses, Test Plans and Custom Tools)

--       DISC*S Software including Source Code
--       HD DISC*S Software including Source Code
--       FTH 1000 Software including Source Code
--       Local Craft Terminal (LCT) for DISC*S, FITLA and MX
--       FITLA Software
-- MX Software (including derivative works of the MAT14 technology as specifically implemented in the MX Software)
--       MarcView and Supervisory System Software
--       FITLA and MX ONU Software

Hardware (includes Schematics, Bills of Materials, PCB Layouts, Text Fixtures, Test Plans CAD Drawings and Custom Tools)

--       Card Designs for the DISC*S Commons Shelf
--       Card Designs for the DISC*S Line Card Shelf
--       Card Designs for the HD DISC*S
--       Card Designs for the FTH 1000 systems
--       Card Designs for the FITLA Shelf
--       Card Designs for the MX Shelf
--       Card Designs for the FITLA ONU Cards
--       Card Designs for the MX ONU Cards

Mechanical (includes Part Drawings, Assembly Drawings, Bills of Materials, Fixtures CAD drawings, 3-D Models and Custom Tooling)

--       The DISC*S Commons Shelf and backplane
--       The HD DISC*S shelf and backplane
--       The fiber-to-the-Home OEC and PCB
--       The DISC*S Line Card Shelf and backplane
--       The FITLA Shelf and backplane
--       The MX Shelf and backplane
--       The Internal Enclosure of the FITLA ONU and backplane
--       The Internal Enclosure of the MX ONU and backplane

ASIC (includes Schematics, HDL, Test Benches, Test Programs, Programming Files, Database Tapes and Mask Sets)

--       The RF ASIC used to cost reduce the MX product a/k/a the FRODO ASIC
--       ASICs used in DISC*S, FITLA, MX, HD DISC*S, FTH 1000
--       FPGAs and PLDs used in DISC*S, FITLA, MX, HD DISC*S, FTH 1000

Each of the following, as has been specifically implemented in the products of the Access Business:

EMS/OSS/NE

-        Management Protocols:  TL-1
-        CORBA interface
-        Telcordia OSMINE:  LFACS, TIRKS, NMS, Switch

Voice

-        Standards: TR-57/GR-57, GR-303 [Nortel (DMS-10, DMS-100), Lucent
         (5ESS), AG Communications (GTD-5), Siemens (EWSD)], TR008, GR-909, INA, Specials, VF Line Test

Optics

-        Optical Amplification:  EDFA
-        Optical Transmitter
-        SWX, SWFX, LWS, CDX, LWM, RCX
-        WDM Broadcast Video:  CATV, DBS
-        Two way RF transport over optics
-        Duplexor, Triplexor, Quplexor

Quality: Closed Loop System (Clear Quest), TL9000 Certified, Quality Information System (Web Based Information System)

Product Proving: Systems Integration and Testing (Telcordia GR-909, GR-303)

Hardware RF/Optics (ADS, VPI), Power as it relates to embodiments embedded on products in the Access Business before incorporation of OPPS components and services.

PLM and other marketing studies of the North American Access market.

Configurations (including Configuration Drawings, Bills of Materials, Cable Drawings, Fixtures, Test Plans for all DISC*S, DISC*S+FITLA, DISC*S+MX, and MX configurations.) Manufacturing drawings are not included in Transferred Technology.

                                  SCHEDULE 1.1B
                            CURRENT ACCESS EMPLOYEES

The attached table is incorporated herein by reference.

                                 Schedule 1.1B

 AS OF 1/5/04

                                                                         Description of Status
                                                                       (i.e., active or on leave   Full-Time or
Employee                                                                of absence ) all Active-    Part-Time
 Name            First Name                Job Title                      Two Exceptions below        Status
Acey             Toni A.           Administrative Assistant                    Active               Full-Time
Achor            Henry M.          Optical Eng 5                               Active               Full-Time
Adcock           Bradley E.        PC Board Designer 5                         Active               Full-Time
Albert           David J.          Hardware Develop Eng 4                      Active               Full-Time
Alexander        Brian John        PC Board Designer 5                         Active               Full-Time
Ally             Anis R.           Sr. Project Mgr. Ops.                       Active               Full-Time
Atchison         Charles W.        Reliability Eng 5                           Active               Full-Time
Bailey           Sharon E.         Dir Accounting & Controls                   Active               Full-Time
Baker            Willie            Software Develop Eng 3                      Active               Full-Time
Barclay          Bret E.           Principal Quality Engineer                  Active               Full-Time
Baum             Stephen L.        Hardware Develop Mgr 4                      Active               Full-Time
Bepler           Cynthia L.        Hardware Develop Eng 3                      Active               Full-Time
Berard           Brian J.          Hardware Develop Eng 5                      Active               Full-Time
Betz             Janet K.          Coordinator 9 : Finance                     Active               Full-Time
Bishop           Clarence A.       Software Develop Eng 5                      Active               Full-Time
Black            Ted M.            Sr. Field Svc. Engineer-Access              Active               Full-Time
Bliss            Robert C.         Technical Support Engineer 3                Active               Full-Time
Blue             John R.           Sr. Field Svc. Engineer-Access              Active               Full-Time
Bonar            Sandra J.         SAP Business Analyst 3                      Active               Full-Time
Bowen            Linda A.          Facilities Supervisor                       Active               Full-Time
Bowen            Tansil A.         Field Service Engineer- Access              Active               Full-Time
Brandes          Holger D.         Field Service Engineer- Access              Active               Full-Time
Brock            Gregory S.        Top HR Exec $200-500M Division              Active               Full-Time
Brown            Russell W.        Software Develop Dir 5                      Active               Full-Time
Bryant           Alton M.          Engineering - IC 3                          Active               Full-Time
Campbell         Antoinette        Systems Engineer 2                          Active               Full-Time
Cannata          Mark P.           VP Marketing & PLM                          Active               Full-Time
Carlisle         Brett B.          Hardware Develop Eng 4                      Active               Full-Time
Carpenter        Monty C.          Hardware Develop Eng 4                      Active               Full-Time
Ceragioli        Michael J.        Lead Technical Support Rep                  Active               Full-Time
Chandler         Christy H.        Secretary - Exec : Eng'R                    Active               Full-Time
Chang            Jing C.           Software Develop Eng 2                      Active               Full-Time
Chevier          Stephen A.        Systems Engineer 2                          Active               Full-Time
Chiu             Tajen D.          Software Develop Eng 5                      Active               Full-Time
Christmas        Bobby             Aftermarket Operations Manager              Active               Full-Time
Chwa             Willie            Software Develop Eng 2                      Active               Full-Time
Cors             Gregory B.        Mgr Logistics                               Active               Full-Time
Counts           William D.        Customer Supp Sr Dir (Design)               Active               Full-Time
Courtis          James G.          Sales 2                                     Active               Full-Time
Cox              Melanie J.        Software Develop Eng 3                      Active               Full-Time
Crystal           Franz T.         Develop Eng 5                               Active               Full-Time
Daum             Ian J.            Sales 1                                     Active               Full-Time
Davis            Richard Kent      Hardware Develop Eng 5                      Active               Full-Time
De Dominicis     Stacie A.         Lead Technical Support Rep                  Active               Full-Time
De Leon          Chongchith        Associate General Accountant                Active               Full-Time
DeRobio          Michael A.        Eng Systems Admin 3                         Active               Full-Time
Desai            David H.          Hardware Develop Eng 4                      Active               Full-Time
Dickenson        Julie M.          Mgr Customer Sales Support                  Active               Full-Time
Dixon            Penelope A.       Assoc Credit/Collection Rep                 Active               Full-Time
Dobiyanski       Robert A.         Sr Technical Writer: Marketing              Active               Full-Time
Dobozy           Thomas R.         Software Develop Mgr 4                      Active               Full-Time

                                 Schedule 1.1B

Dominguez        Jorge L.          Test Eng 3                                  Active               Full-Time
Driskell         Jerry L.          Aftermarket Operations Manager              Active               Full-Time
Dunkle           Thomas A.         Test Eng 3                                  Active               Full-Time
Edwards          Nancy H.          Mgr Purchasing                              Active               Full-Time
English          Mary Kathleen     ECN Coordinator                             Active               Full-Time
English          Michael W.        VP Finance/Admin                            Active               Full-Time
Erwin            Brenda J.         Sr Technical Writer: Marketing              Active               Full-Time
Espino           Ernesto           Field Service Engineer- Access              Active               Full-Time
Farinas          Jose M.           Sales Management 2                          Active               Full-Time
Farris           Brian D.          Sr. Product Manager                         Active               Full-Time
Fehn             Debbie K.         Senior Product Specialist                   Active               Full-Time
Fleck            Gary C.           Field Service Engineer- Access              Active               Full-Time
Frank            Lyle D.           Sales Management 2                          Active               Full-Time
Frasier          Joseph L.         Aftermarket Area Manager                    Active               Full-Time
Frazier          Claude Richard    Field Service Engineer- Access              Active               Full-Time
Fulghum          Joseph Benjamin   Software Develop Eng 5                      Active               Full-Time
Furlow           Billy D.          Sr Elect Tech                               Active               Full-Time
Gainer           James J.          Hardware Develop Eng 5                      Active               Full-Time
Galliano         Massimo           Software Develop Eng 2                      Active               Full-Time
Gammell          Gary D.           Sourcing Manager ($200-500M)                Active               Full-Time
Garcia           Jose A.           Systems Design Eng 5                        Active               Full-Time
Garrett          Bryce K.          Product Manager                             Active               Full-Time
Gee              Robert M.         Director-Field Services                     Active               Full-Time
Gilliland        James G.          Lead Technical Support Rep                  Active               Full-Time
Gillingham       Ben C.            Tech Specialist                             Active               Full-Time
Hadley          Harry M.           Eng Systems Admin 3                         Active               Full-Time
Hampton          Jill E.           Coordinator 10:  Service                    Active               Full-Time
Hardman          Vaughn E.         Sr. Training Specialist                     Active               Full-Time
Harper           Edwina G.         Inventory Handler                           Active               Full-Time
Hart             Christie M.       Coordinator 5:  Service                     Active               Full-Time
Hartin           William L.        Software Develop Eng 4                      Active               Full-Time
Hartley          James Charles     Eng Tech 4                                  Active               Full-Time
Hastings         Mark W.           Hardware Develop Eng 5                      Active               Full-Time
Hawkins          Michael S.        Software Develop Mgr 4                      Active               Full-Time
Hekmat           Ali R.            Software Develop Eng 5                      Active               Full-Time
Herman           Carl T.           Director of Quality                         Active               Full-Time
Herman           Kimberly E.       Sr Project Mgr Opers                        Active               Part-time
Hoang            Phat X.           Elec Technician 9 : Engr                    Active               Full-Time
Hofmeister       William T.        Engineering - IC 3                          Active               Full-Time
Holland          Jessie A.         Assoc Cust Service Specialist               Active               Full-Time
Horne            Daniel T.         Dir Operations                              Active               Full-Time
Huckabee         Joey L.           Engineering - IC 2                          Active               Full-Time
Hughes           Robert L.         Field Service Engineer- Access              Active               Full-Time
Jeikowski        Karla G.          Materials Manager                           Active               Full-Time
Jenkins          Stephen L.        Software Develop Eng 5                      Active               Full-Time
Jernigan Jr      William L.        Field Eng Mgr (Design) 4                    Active               Full-Time
Jette            Michael H.        Development Eng Dir 5                       Active               Full-Time
Johnson          Charles A.        Engineering - IC 3                          Active               Full-Time
Kavanagh         Michael T.        Sales 3                                     Active               Full-Time
Kieneker         Henry T.          Sr. Field Svc. Engineer-Access              Active               Full-Time
Kimani           Francis G.        Test Eng 3                                  Active               Full-Time
Kimbrough        Mahlon Danny      Hardware Develop Eng 6                      Active               Full-Time
Kirkendoll       Neal K.           Regional Dir I                              Active               Full-Time
Kirscht          Regina S.         Assoc Technical Support Rep                 Active               Full-Time
Klink            Jeffrey C.        Field Service Engineer- Access              Active               Full-Time
Kolle            Ralph R.          Engineering - IC 4                          Active               Full-Time

                                 Schedule 1.1B

Kolodziej        Michael P.        Hardware Develop Dir 5                      Active               Full-Time
Konecny          Kerry L.          Hardware Develop Eng 4                      Active               Full-Time
Konecny          Kevin L.          Software Develop Eng 4                      Active               Full-Time
Koskimaki        Jason M.          Test Eng 3                                  Active               Full-Time
Kurecka          Michael E.        Software Develop Eng 3                      Active               Full-Time
Kwee             Tjen K.           Test Eng 3                                  Active               Full-Time
Larks            David F.          Ops Financial Mgr                           Active               Full-Time
Laughlin         Jon A.            Manager, Financial Analysis                 Active               Full-Time
Le Van           LayLonie L.       Systems Engineer 2                          Active               Full-Time
Lee              Cheng-Han         Software Develop Eng 2                      Active               Full-Time
Leidholt         Eric J.           Test Eng 4                                  Active               Full-Time
Leonard          Eric E.           Project Mgr Opers                           Active               Full-Time
Li               Albert L.         Hardware Develop Eng 3                      Active               Full-Time
Low              Andy G.           Development Eng Mgr 4                       Active               Full-Time
Luevano          Gilbert           Stock Handler II                            Active               Full-Time
Lujan            Albert C.         Test Eng 4                                  Active               Full-Time
Mahler           Michael P.        Optical Eng 5                               Active               Full-Time
Maifeld          Joseph H.         Sr. Field Svc. Engineer - Access            Active               Full-Time
Malak            Donna F.          Administrative Assistant                    Active               Full-Time
Mangeli          Mulwa K.          Software Develop Eng 2                      Active               Full-Time
Mann             Robert A.         Project Mgr Opers                           Active               Full-Time
Mapes            Robert P.         Sr. Product Manager                         Active               Full-Time
Maples           Harold L.         Sr Elect Tech                               Active               Full-Time
Maxwell          Shonie C.         Software Develop Eng 3                      Active               Full-Time
Mayhew           Barbie            RMA Specialist                              Active               Full-Time
McAnally         Sandra C.         Hardware Develop Eng 4                      Active               Full-Time
McCool           Philip J.         Aftermarket Project Manager                 Active               Full-Time
McDonald         Claud E.          Buyer                                       Active               Full-Time
McNutt           Judy E.           HR Generalist                               Active               Full-Time
McWilliams       Karen J.          Coordinator 8:  Service                     Active               Full-Time
Meekins Sr.      Donnie D.         Field Service Engineer- Access              Active               Full-Time
Meler            Michael G         Tech Specialist                             Active               Full-Time
Mellinger        Mark C.           Mechanical Design Eng 5                     Active               Full-Time
Meriwether       Wade J.           Technical Support Rep                       Active               Full-Time
Milhoan          Ronald R.         RF/Wireless Eng 3                           Active               Full-Time
Miller           Carlton           Quality Engineer 4                          Active               Full-Time
Miller           Kenny A.          Account Executive II                        Active               Full-Time
Monaghan         Michael C.        Sr. Field Svc. Engineer-Access               LTD                 Full-Time
Mooney II        John L.           Sales 2                                     Active               Full-Time
Morales          Monty             Sales 2                                     Active               Full-Time
Murray           Leslie R.         Systems Design Eng 5                        Active               Full-Time
Myers            Thomas D.         Sales Management 4                          Active               Full-Time
Myrick           Alan T.           Develop Eng 3                               Active               Full-Time
Nand             Alka              Software Develop Eng 3                      Active               Full-Time
Neal             Danny R.          Prog/Project Mgr 3                          Active               Full-Time
Nephew           James P.          Senior Buyer                                Active               Full-Time
Ngo              Hien Q.           Software Develop Eng 3                      Active               Full-Time
Nguyen           Anh N.            Test Eng 4                                  Active               Full-Time
Nguyen           Lam Van           Tech Specialist                             Active               Full-Time
Nguyen           Tuan Van          Software Develop Eng 2                      Active               Full-Time
Norman           Michael S.        Sr Elect Tech                               Active               Full-Time
O'Donnell        Timothy J.        Software Develop Eng 3                      Active               Full-Time
Ogletree         David M.          Manager, Financial Analysis                 Active               Full-Time
Olson            Gary J.           Hardware Develop Eng 4                      Active               Full-Time
Ortiz            Jose L.           Coordinator 6:  Prod                        Active               Full-Time
Ou-Yang          Ning              Software Develop Eng 3                      Active               Full-Time

                                 Schedule 1.1B

Pacheco          Marvin E.         Prin Engineer : Mfg Eng                     Active               Full-Time
Pellegrini III   Nat P.            Software Develop Mgr 4                      Active               Full-Time
Perry            Robert P.         Test Eng Mgmt 4                             Active               Full-Time
Perryman         April D.          Technical Support Engineer 3                Active               Full-Time
Pettit           John Ingram       Hardware Develop Mgr 4                      Active               Full-Time
Pickens          Diana K.          Coordinator 9 : Admin                       Active               Full-Time
Pillarisetty     Meena Kumari      Software Develop Eng 3                      Active               Full-Time
Poston           Ronny W.          Field Service Engineer                      Active               Full-Time
Pratt            David C.          Director, Product Management                Active               Full-Time
Prince           Thomas H.         Stock Handler II                            Active               Full-Time
Quint            James P.          Test Eng 3                                  Active               Full-Time
Racinskas        Richard P.        Engineering - IC 3                          Active               Full-Time
Ramachandran     Thyagarajan       Mechanical Design Eng 5                     Active               Full-Time
Rand             Jeffrey K.        Prog/Project Mgr 4                          Active               Full-Time
Reed             Keith B.          Engineering - IC 2                          Active               Full-Time
Reisinger        Scott L.          Sr Market Mgr                               Active               Full-Time
Renner           Daniel J.         Software Develop Eng 4                      Active               Full-Time
Renwick          Rick R.           Technical Support Engineer 3                Active               Full-Time
Riblet           Erin E.           Sales 1                                     Active               Full-Time
Ricketson        William S.        Sales 2                                     Active               Full-Time
Rockwell         Dianne E.         Inventory Handler                           Active               Full-Time
Rockwell         Madora A.         Systems Engineer 2                          Active               Full-Time
Ross             Joseph B.         Sales Management 2                          Active               Full-Time
Salls            Bruce K.          Technical Support Engineer 2                Active               Full-Time
San Luis         Janny S.          Quality Engineer 4                   STD Returns 1/5/04          Full-Time
San Luis         Ignacio           Sr Elect Tech                               Active               Full-Time
Sanchez          Eduardo D.        Reliability Eng 4                           Active               Full-Time
Scheiwe          Timothy L.        Hardware Develop Eng 4                      Active               Full-Time
Schroder         Richard           VP, Engineering - Access                    Active               Full-Time
Sheffler         David E           Tech Specialist                             Active               Full-Time
Shelton          Kim R.            Dir Systems Eng                             Active               Full-Time
Sifuentes        Rene C.           Facilities Technician                       Active               Full-Time
Simons           Kyle J.           Engineering - IC 3                          Active               Full-Time
Sledge Sr.       Allen M.          Field Service Engineer- Access              Active               Full-Time
Smith            Evelyn            Sr. Coord, Planning/Scheduling              Active               Full-Time
Smith            Weyman T.         Field Service Engineer                      Active               Full-Time
Spohn III        George H.         Reliability Eng 1                           Active               Full-Time
Sposito          Richard G.        Sales 4                                     Active               Full-Time
Spreadbury       David C.          Technical Writer: Marketing                 Active               Full-Time
St.Jean          Robert J.         Aftermarket Area Manager                    Active               Full-Time
Stiles           Lee E.            Software Develop Eng 4                      Active               Full-Time
Stiles           Tom G.            Reliability Eng 4                           Active               Full-Time
Stokeld          Brian E.          Software Develop Eng 4                      Active               Full-Time
Stoynov          Stefan            Test Eng 3                                  Active               Full-Time
Strenger         Michael W.        Hardware Develop Eng 4                      Active               Full-Time
Summers          Randall D.        Systems Engineer 3                          Active               Full-Time
Swamy            Muthuswamy K.     Sr. Product Manager                         Active               Full-Time
Szczebak         Edward            Systems Design Eng 6                        Active               Full-Time
Taff             Harold E. Jr.     Hardware Develop Eng 5                      Active               Full-Time
Talasila         Asha R.           Test Eng 3                                  Active               Full-Time
Tam              Sun Man           Reliability Eng 4                           Active               Full-Time
Taylor           Brenda K.         Coordinator 10:  Service                    Active               Full-Time
Thomas           David P.          Sr. Technical Support Rep                   Active               Full-Time
Thomas           Kevin D.          Software Develop Eng 5                      Active               Full-Time
Thompson         Kerwin R.         Software Develop Eng 3                      Active               Full-Time
Throop           Melissa A         Sourcing Manager ($200-500M)                Active               Full-Time

                                 Schedule 1.1B

Tian             Dan               Software Develop Eng 3                      Active               Full-Time
Tran             Caoson            Software Develop Eng 2                      Active               Full-Time
Trevino Jr.      Eleazar           Stock Handler I                             Active               Full-Time
Troutt           Melanie           Coordinator 8:  Service                     Active               Full-Time
Tsay             Shu-Hsien L.      Software Develop Eng 3                      Active               Full-Time
Turney           Bradley           Account Executive II                        Active               Full-Time
Verma            Manju Singh       Software Develop Eng 3                      Active               Full-Time
Walker           Dennis M.         Mechanical Design Eng 4                     Active               Full-Time
Wampler          Gary D.           Engineering - IC 3                          Active               Full-Time
Ward             Shy D.            Software Develop Eng 2                      Active               Full-Time
Warrick          John P.           Sr. Product Manager                         Active               Full-Time
Weaver           Gillie R.         Field Service Engineer- Access              Active               Full-Time
Webb             William L.        Director, Product Management                Active               Full-Time
Weeks            William W.        Systems Design Eng 5                        Active               Full-Time
Whitmire         Laura E.          Software Develop Eng 3                      Active               Full-Time
Wiles            Deborah L.        Manager, Technical Writing                  Active               Full-Time
Williams         John K            Sr.Field Service Engineer- Access           Active               Full-Time
Williams         Michael C.        Software Develop Eng 3                      Active               Full-Time
Williams         Tina M.           Senior Buyer                                Active               Full-Time
Williams Jr.     Theodore R.       Outsourcing Manager                         Active               Full-Time
Willis           D. L.             Sr. Field Svc. Engineer-Access              Active               Full-Time
Willis           Thomas S.         Software Develop Eng 4                      Active               Full-Time
Wise             Johnny L.         Hardware Develop Eng 4                      Active               Full-Time
Wisnoski         David M.          Software Develop Eng 3                      Active               Full-Time
Witgen           Brian R.          Eng Systems Admin 3                         Active               Full-Time
Wu               Dong              Software Develop Eng 2                      Active               Full-Time
Zuhdi            Muneer            Optical Eng 5                               Active               Full-Time

                               SCHEDULE 1.1C

                             FORMER ACCESS EMPLOYEES

Aaron, Bryant                     Baydar, Ertugrul              Brown, Cynthia D.             Chandra, Sukesh
Abbott, George G.                 Baylor, Bennie L.             Brown, Deborah J.             Chanla, Bounhoum
Abdulla, Abdulqadir R             Beall, Charles                Brown, Jeffrey L              Chanla, David B.
Abraham, Janice                   Beamer III, Raymond H         Brown, Jerome Y.              Chantara, Smit
Abu Chaker, Hicham                Bearden, John D.              Brown, Jess T                 Chanthalangsy, Joey
Adams, Richard G.                 Beene, Gerald W.              Brown, John B.                Chapel, Tanya L.
Adcock, Greg D.                   Beggs, Danny R.               Brown, Jorge S                Chasteen, Sherri A.
Adcox, Timothy D.                 Belk, Andy                    Brown, Kenneth                Chau, Robert
Adejokun, Ademola P.              Belk, Christopher A           Brown, Kenneth D.             Chaudhry, Waqar
Aeilts Jr., Richard B.            Bell Jr., David               Brown, Richard C.             Chavez, Martha P.
Al-Barzanji, Basel                Bell, Bobby                   Brown, Steven V.              Chavez, Monica A.
Alexander, Carla                  Bell, Elizabeth A             Browning, William             Cheek, Russell C.
Allen, Jason S.                   Bell, James M                 Richard                       Chen, Liping
Allen, Ronald G.                  Bell, Kathy R                 Bruce, Claire O.              Chen, William I.H.
Allred, Steven C.                 Bellinger, Mary A             Brunson, Eddie A              Chew, Steven C.
Almanza, Janie L.                 Benavides, John R             Bryant, Jimmy D.              Chikuni, Fana J.M.
Amalkar, Suhas C                  Bennegard, Anders             Bu-Abbud, George H.           Chiles, Shalonda A.
Amos, Bryan S.                    Bennett, Jonathan E.          Bui, Minh T.                  Chrane, Jerry D.
Amstein, Patrick W                Bennett, Stephen D.           Bui, Thuy H.                  Chustz, Stephen V
Ancelet, Polycarpe T.             Bepler, Joseph C.             Bui, Vien X.                  Clancy, James
Anderson, Brent C.                Berkovich, Jon                Bullock, Raymond H.           Clark, Bruce R
Anderson, Elton T.                Betsinger, Eric E             Bullock, Shirley              Clark, Cindy L.
Anderson, Larry D.                Betts, Thelma                 Burdett, Theresa G.           Clark, Kim A.
Anding, Cornelius                 Betz, Adam R.                 Burgess, Barry W.             Clark, Larry D.
Andrade, Miryam                   Beuke, Brad T.                Burkett, Phillip W            Clark, Richard A.
Andros, Lawrence S.               Black, Mary F.                Burkett, Richard J.           Clifton, Candace A.
Appelt, Byron K                   Blackmon, Robert R.           Burks, James Keith            Clute, David J.
Archie, Michelle L                Blake, Richard A.             Burns, Doris                  Cobb, Vittoria G.
Armstrong, Timothy M.             Blanton, James R.             Burns, Michael E.             Coleman, Gladys Marie
Arnold, Neil C.                   Boehnke, Michael              Burt, Michael B.              Coleman, Samuel V.
Arnold, Rina S                    Bolden, Jeffrey L.            Burton, Larry W.              Collier, Joseph H.
Arrambidez, Julius J              Boldon, Jessie J.             Busby, Terry W                Collins, David L
Asaeli, Losa Latu                 Bonev, George M.              Butcher, Ronald E.            Collins, Gregory S.
Asaeli, Mele L.                   Boone, Claudia M.             Butler, Dawn D.               Comvieng, Jantita
Autry, John A.                    Booth, Ruby Lee               Bybee, Jeanne L               Condra, Virginia
Averett, Richard G.               Bothwell, Karla E.            Cabiness, David C.            Conger, Fred B.
Avery Jr., Marvin R.              Boudreau, David A.            Caldwell, RaShandra S.        Conley, Charlotte Michele
Babcock, Philip J.                Boulom, Souzan                Callan, Patrick John          Conley, David A
Baena, Alfredo M.                 Bounkham, Alex                Cameron, Bruce Alan           Conley, Onnye M.
Bahadori, Gholamali               Bounkham, Tony                Campbell, Benjamin O.         Conlon, Peter J.
Bailey, Chad M.                   Bowen, Glen R.                Campbell, Eniola B            Cook, Amy R.
Bailey, Jonathan W.               Bowers, Evelyn J.             Campbell, Raymond H.          Cook, David L.
Bailey, Michael J                 Bownds, Mary Lou              Canning, Tana L               Coone, Wen Ying
Baker, Bettina                    Boyer, Bonnielynn M.          Cannon, David L.              Cooper, Dawn M
Baker, Leroy S.                   Boyter, Takako N.             Canter, Shaun W.              Cooper, Gregory T.
Baker, Raymond A                  Brach, Edward D               Carden, Jack C.               Copeland, Daniel Bart
Baldree, Teresa J.                Bradley, Wendell              Carpenter, Amy B              Corley, Kevin J.
Baldwin, Barbara A.               Bradshaw, Janet A.            Carpenter, Karen R.           Corley, Tina A
Balez, William C.                 Bragg, Casey H.               Carrell, Jimmie D.            Cortinas, Mary T.
Ballard, Jeffery W.               Braid, Derek M                Carter, Oleta S.              Costello, Matthew A
Banerjee, Sudeshna                Brannan, Edith                Carter, Tony Alan             Councilman, Norman
Banks, Bobbie Jo                  Brannan, Ulmer P              Cartwright, Jimmy A           Ryan
Banks, James A.                   Brase, Lynn A.                Casares Jr., Benjamin         Coursey, Beatrice J
Bannavong, Souksakhone            Bratcher, Matthew S.          Casey, Kimberly D.            Cowin, Howard S
Bao, Weidong                      Brazell, Charles R            Cashion, Charles L.           Cox, Jeanette M.
Barnard, Edward A.                Brezeale, Darin               Cassell, John                 Cox, Richard D.
Barnes, Laura M                   Brigham, LaWanda F.           Caswell, Sharon A             Crear, Leif E.
Barr, Elizabeth A.                Brocious, Jack E.             Chahal, Guriqbal S.           Crews, Joe H.
Barrett, Dominick J.              Brodsky, Kelly C              Chambers, Jack Wayne          Crochett Sr., Robert Louis
Barrett, Lakitha K.               Brody, William B              Chamley, Thomas D             Crochett, Brenda L.
Barton, Barbara J.                Brookins, Ruthie J.           Chan, Alexander G             Croissant, Anthony D.
Bates Jr., Doug                   Brooks, Don L                 Chan, Wen Ming                Cropp, Tamara K
Bates, Joel S.                    Brooks, Karen M               Chance, Ronald K.             Cross, Likeisha D.
Bates, Kelly R.                   Brothers, John B.             Chandakham, Vilath            Croupe, Christopher P.

Croxell, Patricia D.             Drey, Stan S.                 Franklin, Ru'Shiona N.           Gordon, Steven
Cucinotta, Anthony               Driskill, David D.            Frausto, Juan                    Govea Jr., Samuel
Cuellar, Janet M                 Du, Min                       Fraustro, Timothy W.             Graham, Linda Sue
Cummings, David C.               Dubey, Ratnesh                Frazier, Melissa M.              Graham, Yassamin S
Cummings, William G.             Duell, Jennifer D.            Frazier, Thomas G.               Grant, Elwyn E.
Cunningham, John                 Duffy, Ronald D.              Freeman, Vita Jean               Gray, Adrian J.
Curlee, Nancy L.                 Duhan, Jeff P.                Frichithavong, MayRose B         Gray, Glen D
Curry, Don G.                    Dunaway, Karen S              Frichithavong, Mike              Gray, Joseph D.
Curry, Kenneth R                 Dunham, Rodney G.             Fritts, Richard R.               Gray, Kacey
Curry, Mitzi M.                  Dunn, Dan J                   Froman, Curtis C                 Gray, Marilyn D.
Dam, Nhat M                      Dunn, Elizabeth O             Fuenfhausen, Peter R             Gray, Shirley A.
Dao, Hang M.                     Duong, Daniel                 Fuentes, Oscar A.                Green, Annie F
Dao, Hiep V.                     Duronio, Dino R.              Fuentes, Robert W.               Green, Baroderick D.
Dao, Hoa Nguyen                  Durrani, Shahzar              Fuller, Kyle                     Green, David M.
Dao, Hoang M.                    Dvoracek, John C              Galbraith, David B.              Green, Kenneth L.
Dao, Lieu T.                     Dyer, Stephan M.              Gandhi, Pinal C                  Green, Marsha L.
Dao, Neal T                      Dyles, Regina Carol           Garcia, Joe R.                   Green, Scott A.
Darden, Clara M                  Dziadzio, Kevin M.            Garcia, Lorenz A.                Greenberg, James M
Darrow, Larry H.                 Eck, Mark                     Garcia, Samuel R.                Greene, Dawn Rene
Dasgupta, Subhopriyo             Eckert, Sherry L.             Garcia, Willie                   Griffin, Donnis C.
Davidson, Christopher            Edwards, Debbie C.            Gardner, Eric D.                 Griffin, Margaret A.
Scott                            Edwards, Henry E.             Gardner, Willie R                Griffin, Roberta A
Davies, Jeffrey A.               Egerton, Stephen J.           Garvin, Joseph M.                Griffin, Ronald W.
Davis, Claudia Mae               Ekpete, Veronica L.           Gaskins, Roger G.                Griffin, Tanya L.
Davis, Eunell Yolanda            Elizondo, Juan F.             Gastelum, George                 Grigsby, Edna Orine
Davis, Jackie W.                 Ellard, Joe N.                Gaston, Keta R.                  Grisham, Carol
Davis, Sonja G.                  Ellis, Theresa                Gaston, Michael J.               Guan, Haixuan
De Guire, Thomas                 Ellston, Michael G.           Gates, Shirley F.                Guan, Yi
Dean, Anna M.                    Engrum, Maurice L             Gause, Virginia S.               Guenther, Ann F.
Dean, Danny E.                   Entezari, Manouchehr          Gauthier, John F                 Guenther, Gary D.
Dean, Jeffery A.                 Erickson, Mark A              Gearhart, James E.               Guenther, Shawn A.
Dean, Joann                      Escher, Duane T               Gearhart, Jennifer A             Guerrero, Maria K
Deaton, West M.                  Estes, Katherine B.           Gearhart, Jenny C                Guthrie, Jimmy R.
DeFrancesco, Vincent             Ethridge, Barry Joe           Gebert Jr., Stephen A.           Gutierrez, Maria S.
Degner, Dovie J.                 Evans, Will G.                Gehalo, David J.                 Guy, Daphne R.
Deleon, Jesse                    Ewald, David H.               Geis, Larry N.                   Guy, George L.
DeLeon, Raul                     Fadeley, Richard E.           Geng, Tao                        Guy, Sheila
Delgado, Adam L.                 Fain, Kathryn G.              Gensel, Michele A.               Hailu, Addisu
Delzell, Karen S.                Fair, Bryan R.                George, Alpha Lea                Hale, Krissy A.
Denney, Charles J.               Fair, James C.                George, Benjamin J.              Halim, Ferdinand
Dennis, Pearl E.                 Fair, James R.                George, Joyce                    Hall, Ina M.
Devasigamani, Umesh              Falkin, Andrea W.             Ghanma, Wael H                   Hall, Wallace Lee Jr
Diaconu, Christian               Fan, Xing-Jie                 Gibbs, Don                       Hall, Wanda N
Dickey, David R                  Farcasiu, Simona R.           Gilbert, Jody L.                 Hamilton, Sarah
Dillman, Michael D.              Farris, Shawnya R             Gilbert, Michael L               Hampton, Robert E.
Ding, Han                        Ferguson, Monty L.            Gilliam, Harry H.                Hankins, Paul W.
Dinh, Soi Thi                    Ferguson, Pamela G.           Gillingham, Nancy J.             Haralson, Linda J.
Dixon, Eric L                    Ferguson, Scott D             Gilmore, Richard                 Harkins, Dean W.
Dixon, Steven R                  Ferrara, Charles J.           Gimlin, John M                   Harmon, David S.
Do, Hoa Nguyen                   Ferrell, Lory A.              Glanton, Mary I                  Harmon, Kathryn Kecso
Do, Hong V.                      Feurer, Matthew E.            Glasscock, Richard A.            Harp, Loretta F.
Do, Joy                          Feyh, Michael R.              Gleitz, Dale A                   Harper, Teresa J.
Do, Lien Hoa                     Figueroa, Luis A              Glinkerman, Glenda               Harrington, Joseph F
Do, Phuong Thi Ninh              Fisher, Mildred L.            Glosup, Robert P.                Harris Jr., Tonie L.
Do, Tu M.                        Fisher, Myldred R.            Goad, Tim O                      Harris, Debra K.
Do, Vincent T.                   Fisher, Robert                Goerdel, Timothy D               Harris, Janise L
Dobson, Daniel                   Flesner, Michael              Goff, Daniel L.                  Harris, Larry J.
Doerr, Delano R.                 Follis, Deborah R.            Goines, Chenay R.                Harris, Mark A.
Dolphin, James R                 Ford, Larry T.                Goldenbloome, Harry L.           Harrison, Johnny E.
Domino Jr., Wilbert J.           Forester, Sharon L.           Goldsberry, Traci L              Hart, Jon J.
Dooley, Timothy P                Foster, Andrew                Gomez, Deleta Gail               Harvey, Bruce W.
Doty, Ruth Ann                   Foster, Bennie Sue            Gomez, Isabel B                  Hassell, James E.
Dovers, Janice Margaret          Foster, Dave E.               Gomez, Kathryn M.                Hataluk, Paul N.
Dovre, June E.                   Foster, Janice D              Gomez, Mary G.                   Hatate, Nancy B
Dowker, Fong E.                  Foster, Ronald E              Gondaliya, Hiteshkumar           Haufler, Larry A
Downs, Eboni D.                  Fountain, Brett M.            D.                               Hawkins, Annie E.
Doyle, Richard J.                Fouts, Michael E              Gong, Ping                       Hayes, James A.
Draper, Ryan D                   Fowler, Sheila Y.             Gonzalez, Luis A                 Head Jr., Joseph E.
Drayton, John G.                 Fox, David S.                 Goodell, Mark H                  Heath, Nina F
Dresch, Keith                    Francis, James C              Goodwin, B. Shane                Heffner, Samuel T

Henderson, Jill M.               Hurley, Shane E.               Khanthavongsay, Vone          Le, Thi-Mung
Hendrix, Walter Mark             Hutchison, Kristopher S.       Khoja, Jaber A.               Le, Uyen
Hennen, Maryann                  Hutton Sr., Brian D            Khounlawouth, Jean            Le, Vinh T
Hernandez, Antonio               Huynh, Thomas Q.               Kidd, Katherine               Lea, Pamela K.
Hernandez, Eva                   Hyde, Norman A.                Kilolo, Philip M.             Leano, Jaime A.
Hernandez, Jose                  Hymes, William K.              Kimbimbi, Amelia              Leavell, Roger Scott
Hernandez, Maria I               Ichiba, Mikio S.               Kinard, Bradley T.            LeBlanc, Jason A
Hernandez, Reyes C               Inayat, Khalid N               Kincade, Robert               Lee Jr., Freddie W.
Herrera, Sonia                   Ingram, Diane M.               King, Derwin R.               Lee, Charles F
Hicks, Jan C.                    Inthisone, Anthony H.          King, Paula                   Lee, Christian Enche
Hicks, Victor T.                 Inthisone, Kommaly             King-Orille, Wanda            Lee, Jae S.
Higgins, John D                  Irving, John C.                Kinney, Bryan L.              Lee, Juaquetta R.
Hightower, Dennis N.             Jackson, Adrian E.             Kinzler, Glenn M.             Leija, Ricardo P.
Hightower, Jacquelyn R           Jackson, J.                    Kirk, Crystal A.              Leonard, Amanda K.
Hill Jr., Lloyd J.               Jackson, Jessie Dennis         Kirkpatrick, Steven A.        Letbetter, Victor Leon
Hill, Robin N                    Jackson, Scott B.              Kittirath, Methy              Leven, Brian H.
Hillman, Keith C                 Jackson, Willliam H.           Kizzee, Virginia L.           Lewis, Donald M
Hillsten, John D.                Jander, Chris L.               Klecka, Rudy B. III           Lewis, Glenda Marie
Hillsten, Thomas J.              Jang, Danny K.                 Klement, Timothy D.           Lewis, Gregory D.
Hilton, Barbara Nan              Jarman, Danney L.              Kluth, James D                Lewis, Keith T.
Hinojoza, Catherine D.           Jenkins, Cuyler                Klutts, Caren                 Li, Bing
Hlavaty, Philip J.               Jennings III, John W.          Klutts, Michael B.            Liang, Hong-Da
Hoang, Cuong N                   Jewell Jr., Robert E           Knight, Charles               Libner, Robert A.
Hoang, David H.                  Jhaveri, Jaideep A.            Knight, Michael R             Lin, Christina J.
Hobson, Martin A.                Johnson Jr, Rory G.            Knittle, Andrew T.            Lincoln, Cornelius M.
Hodges, Matthew P.               Johnson, Billy R.              Knott, Andrew R.              Linehan, Kristy D.
Hodges, Steven Brent             Johnson, Billye R              Kockritz, Arthur W.           Lippies, Randall A.
Hogg, Raymond L.                 Johnson, Bridgette R           Koka, Srinivas K              Liu, Julie C
Hoi, Peter K.                    Johnson, Carolyn Evans         Kolodny, Adam                 Liu, Wei
Holden, Helen Joann              Johnson, James Lee             Kolostroubis, Paul            Liu, Yongnan
Holder, Leila J                  Johnson, Joel A                Kovalcheck, Roger D.          Livengood, Danny
Holder, Prince Albert            Johnson, Johnny D              Kowalski, Brenda S.           Lo, Chimeng
Holland, Susan L                 Johnson, Peggy J.              Kroeger, Jerome H             Lockhart, Judith M.
Hollohazy, John C                Johnson, Vickie L              Kubala, Robert J.             Loggins, Carol A.
Holmes, Darby A.                 Johnston, Helene G.            Kubes, George T               Long, Margaret M.
Holmes, John A.                  Johnston, James A              Kuhns, John P.                Lopez, Esperanza
Honea, Shawn                     Johnston, Scott E              Kulasevig, Elizabeth J        Lopez, Guadalupe
Hood, John W                     Jolivet, Marion D.             Kumpf, JoAnn B                Loredo Jr, Vicente P.
Hoopes III, Townsend W           Jones, David H                 Kundysek, Theresa M.          Loredo, Lauren C
Horak, Douglas M.                Jones, Debbie L.               Kuo, Fen C.                   Loredo, Lucio
Hornung, Mark A.                 Jones, Delmer R.               Kuppuswamy, Arun              Louangviset, Nang
Hoskins, Lawrence M.             Jones, Erin J.                 Kumar K                       Loungviseth, Khambou
Houston, John S                  Jones, Jon D.                  Ky, Quyen Q                   Loungviseth, Simone
Houtchen, Barry A.               Jones, Kelly D.                LaBelle, Stephanie E.         Loveday, James W.
Howard, Charles W.               Jones, Teryl Ann               Lac, David                    Loveday, Kristy L.
Hu, Yingmei                      Jones, Timothy W.              LaCroix, Armand R.            Lovely, Jana
Huang, Shijian                   Jones, Valarie G               Lacy, Dorothy F.              Lowrey, Steven W.
Hubbard, Annerieke J             Jordan, Sherrise L             Lafferty, Timothy B.          Loxterman, Russell W.
Hubbard, Catherine E             Journo, Shay S.                LaGrone, Ida Mae              Lozano, Lydia
Hubbard, Charles A.              Joyce, Barry L.                Lain, Michael W               Lu, Zhuo
Hubbard, Eva J                   Judice, Mark R.                Laise, Eric W.                Lucas, Jonathan H.
Huckabee, Laura I                Judy, Randolph E               Lallande, Kerry K.            Luckie, Michael W.
Hudson, David M.                 Junell, Michael A.             Lam, Mung V                   Lujan, Alejandro M.
Huebner, Forrest A               Kahlig, Bryan A.               Lambert, John C               Luong, K. Linh
Huebner, Glen A.                 Kaiser, Rita J.                Lamp II, Michael C.           Lusen, Frederick G
Huffman, Neal D                  Kamat, Ganesh Kumar U          Lance, Shirley A.             Lye, Stephen W
Hughes, Chris P.                 Kamdar, Chimanlal V.           Lancour, Aaron M.             Lyon, Daniel P.
Hughes, Phillip W.               Kamela, Michal K               Lanfear, Terry M              Ma, Amanda T.
Humphries, Jeffrey A.            Kasbohm, Richard K.            Langdon, Donald M.            Ma, Hung Q.
Humphries, Mark W.               Kastner, Susie S.              Lanier, Joe R.                Ma, Khe-Tai
Humphries, Nicholas T.           Keen, Timothy L.               Lanier, Linda K.              Macauba, Mary Jane
Huneycutt, Jay M.                Keese, Mina M                  Lanier, Lisa G.               MacLeod, Douglas A.
Hungerford, Reta K.              Keese, Richard E.              Lanoux, Mark D.               Madireddy, Ravikanth N.
Hunt, Burt A.                    Kelly, Margie M.               Latchaw, Paul D               Mahlie, Janet E.
Hunter, Jen H.                   Kelly, Richard A.              Latham, Michael E.            Mailloux, Danielle A
Hunter, Jenaveve K.              Kem, Han                       Laurente, Napoleon B.         Maletic, Robert A.
Hunter, Jimmy D.                 Keney, Nicholas J.             Lavin, David C.               Malone, Travis S.
Huntington, Russell S            Keomany, Khamvanh              Lawrence, TeRon L.            Mandiki, Tekayela J.
Hurd, Shelley M.                 Khamvongsa, A                  Le, Pho Q.                    Mangvilay, Nga T
Hurford, Jennifer L.             Khamvongsa, Keo K              Le, Quynh Nhu-Thi             Mao, Robert N.

Marcucci, Todd L.                Minton, Eric R.                Nguyen, Minh V.                Parker, Rita Ann
Markum, Daryll D                 Miranda, Miguel D.             Nguyen, Peter C.               Parker, Robert A.
Marshall, Edwin D                Mitchell, James P.             Nguyen, Phan Thi Tran          Parker, Shannon
Marshall, Richard A              Mitchell, Thurston D.          Nguyen, Stephen T.             Parmar, Sumeet S.
Martin, Carl J                   Molin, Edward S.               Nguyen, Tam Thuc               Paya, Armin
Martin, Cathryn                  Molina, Jose L.                Nguyen, Thai Q                 Payne, Patricia Ann
Martin, Chrystal                 Molina, Roberto                Nguyen, Thanh D.               Peacock, Gregg A
Martin, Corey D.                 Montoya, Reynaldo M.           Nguyen, Thanh Van              Peacock, Tildon R.
Martin, James C.                 Moore, Alma M                  Nguyen, Thi N.                 Peden, Glenn A.
Martin, Mattie Lee               Moore, James D.                Nguyen, Tho Phuoc              Pena, Carlos
Martin, Michael D                Moore, Kerac A                 Nguyen, Thuy T                 Pence, Toby W.
Martin, Susan Kay                Moore, Mary P                  Nguyen, Thuy Thi               Percival, Gregg J
Martin, William D                Moore, Stacy L.                Nguyen, Toan Van               Perkins, Leah M.
Martinez, Celso I.               Morales, Julian L.             Nguyen, Trung V.               Perkins, Melissa
Martinez, Efrain P.              Moralez, Deana M.              Nguyen, Van Thi                Perkins, Roderick S.
Martinez, Genaro S.              Moralez, Jessica               Nguyen, Vien N.                Perry, Deborah S
Mass, Chiquita L.                Moreland Richard, Debra        Nichols, Barbara R             Perry, Joseph C.
Matthes, John William            Morris, Henry S.               Nichols, Pamela                Peshek, Gary E
Maxwell, Kimberly L.             Morrison, Harold R             Nicholson, Edmond L.           Peters, Kelly R.
Maxwell, Nell R.                 Morrison, Jeffrey A            Nicholson, Sandra Kaye         Peterson, J. Mark
May, Jessica A.                  Morrison, Jennifer J.          Nicolau, Rosemarie             Petrella, Kathleen M.
Mayer, Patrick G.                Morrison, Patrick E.           Nielson, Jeffrey H.            Petri, Constance R.
Mayhew, Mary J.                  Morriss, James W.              Niemtschk, Michael R           Petrill, Daniel C.
Maynard, Kenneth W.              Morrow, David D.               Nivong, Lune                   Pettit, Linda S.
Maynard, Sheila K.               Moser, Golden B.               Nivong, Michael M.             Phachaleun, Phanomphay
McBride, Shelah N                Mourad, Elie I.                Nivong, Vina V.                Pham, Cuong Van
McCain, Kevin R.                 Moyer, Tara T.                 Nokes, Brad T.                 Pham, Daniel D
McCarthy, Brian P                Mozley, Kathy A.               Nokes, Lester R.               Pham, Hung V
McCarver, Clint S.               Muckler, Stephanie             Nolan, Brian K.                Pham, Tuan V
McCollum, Roberta                Mukalla, Sridhar               Nolte, William J.              Pham, Yen K.
Mccrory, Jeffrey S               Mull, Christopher              Nordoff, Carolyn K             Phanthavong, Lucky
McDonald, Eric                   Muniz, Dara                    Norris, Christopher L.         Phaxay, Cristina
McDonald, Mark A.                Munson, Nancy K.               Ntuaremba, Kaloso              Phichitchareunsak,
McElreath, Helen L               Muralidhar, Sharad S.          Ntumba-Buana, Roger            Khathsaphone
McElroy, Billy R.                Murray, John C.                Nuspel, Joseph S.              Phillips, Rita M.
McElroy, Teresa J.               Mwaura, John                   Obasa, Michael O               Phillips, Robert F
McGowan, Angela D.               Myers Jr., Archie L.           Obst, Howard R.                Phommachieng, Monat
McIlraith, Kathleen A.           Myers, Harold L.               Obst, Maryan C                 Phommachieng, Santi
McIntosh, Shelia                 Nackpomminh, Angel             Obusek, Joseph                 Phommarath, Keooudone
McKinney, Patrick G.             Nagaraj, Alwarkurichi P.       O'Connor, Maureen A.           Phomvilay, Sanay
McKnight, Linda S                Nance, Joseph G.               Odhiambo, Anne C.              Phonharath, Bounthieng
McKnight, Michael D.             Nealey, Jimmie S.              Oh, Mervin                     Phouangaphayvong,
McLain, Ruth A.                  Neighbors, Kenneth B.          Ohlhausen, Lucille             Soulaylat
McLemore, Kirk D.                Neill, Mary L.                 Ojeda, Tony                    Pickering, Terry J
McLeod, Charles E.               Nelson, Annette                Oldham Jr, Wesley W            Pilot, Vickie R.
McMarrow, Scott R.               Nelson, Tanjalyn E.            Olivier, James L.              Pinegar, Kent T
McMullan, Boyd Wayne             Newsome, Stephen E.            Orebaugh, Brenda K             Pirzchalski, Susan L.
McQueen, Karen L                 Newton, Janice M.              O'Reilly, Andrew J.            Pita, Alyce M.
McRae, Charles D                 Nghiem, Hao Nguyen             Osborne, Debbie K.             Pitts, Kevin R.
Meade, Gary                      Nguyen, Angela                 Osorio, Augusto N              Plott, Jon E.
Medellin Jr., Antonio            Nguyen, Ashley L.              Otstott, Aaron D.              Plowman, Larry A.
Medina, Theodore                 Nguyen, Bau H.                 Owen, Cinda L.                 Poe, Robert
Mehta, Moses                     Nguyen, Cecilia Suong          Owen, Darrell L                Polcari, Daniel S
Mehta, Siddhartha D.             Nguyen, Clark                  Owen, David M.                 Polk, Jacquelin
Melane, Marcus L.                Nguyen, Duong T                Owen, Ula Dean                 Polson, Sidney D.
Meneley, Rodney D                Nguyen, Hien C.                Owens, Barbara F.              Polty, Karen D.
Meng, Xiaohui                    Nguyen, Hung L.                Owens, Bobby R.                Porter, Vanessa D.
Mercado, Rafael                  Nguyen, Joe                    Owens-Harris, Cecilia T.       Portman, Judi E.
Merlick, Jerry L                 Nguyen, John                   Oxford, William E.             Post, Cory L.
Metayer, Hugues                  Nguyen, John H.                Ozdemir, Eyup                  Post, William
Mey, Seyla                       Nguyen, Joseph V.              Paksansri, Anusorn A           Powers, Karl H.
Milbern, Joleen                  Nguyen, Kenny T.               Palomino, Guadalupe H.         Prany, Steve
Miller, Barbara F                Nguyen, Kiem T.                Palomino, Joe H                Prashad, Heimant
Miller, John R                   Nguyen, Kim N                  Pan, Pi-Tung P                 Pratt, Michael K.
Miller, Melvin J.                Nguyen, Ky D.                  Parchesky, Joseph              Price, Jill M
Miller, Norma E.                 Nguyen, Le H                   Parke, Brad A                  Price, Nora M.
Miller, Raleigh W.               Nguyen, Loan K.                Parker, Allen R.               Price, Noris
Mills, James R                   Nguyen, Loan Thi               Parker, Christopher A.         Pruit, Gaylon Jake
Mills, Rudy L.                   Nguyen, Mai Phuong N.          Parker, Douglas K.             Prusak, Walter F.
Mims, Angelyn O.                 Nguyen, Maria                  Parker, Larry M.               Pulse, Joseph M

Qu, Xianping                     Rushing, Sharon L               Skaggs, Justin W.              Su, My Ngoc
Quach, Binh T                    Rutkofsky, Marni Loriel         Skeels, Stevan D.              Sullivan, Mark A
Quach, Kim                       Rutledge, Darryl M              Skeens, Gina Karlene           Sullivan, Nicole D.
Quangvan, R. Vana                Ruvalcaba, Marco A.             Skelton, Leatrice J            Summers, Christy M.
Quetel, Gloria                   Saeed, Khalid                   Skrepcinski, Alan J.           Sundara, Oudone
Quinwaen, Michelle C             Sahin, Veli                     Slaten, David M.               Suraparaju, Uma N
Rademacher, Eric                 Saiyed, Faizal R.               Slaveski, Filip S.             Sutthiboon, Doungsri
Radloff, Georgeanne M.           Salazar, Frances P.             Smead, William E.              Swaleh, Felicia A.
Radulescu, Delia                 Salee, Dannie J.                Smith Jr, John E               Swanson, Gregg L.
Rafi, Shahid                     Saluski, Robert A.              Smith, Barry W.                Sweat, Maria C.
Rahi, Mumtaz                     Sammit, George F.               Smith, Briget A.               Swinford, Randall
Rajan, Babu K.                   Sanders, Bay Thi                Smith, Carl A.                 Szewczul, Mark S.
Ramazani, Louis B.               Sanders, Ed J.                  Smith, Erik C                  Szymanski, Timothy A.
Rambo, Zenobia D.                Sanders, Randall Scott          Smith, Eva Sue                 Tambur, Arthur J.
Ramirez, Daniel                  Sanders, Saundra L.             Smith, Helen C.                Tan, Cheow H.
Randall, William Jay             Santana, Elizabeth              Smith, Kenneth W               Tan, Melvin
Rasmussen, James C.              Santiago, Justiniano            Smith, Maureen R               Tan, Tracy L.
Rathnam, Velmurugan              Savoy, Anthony R.               Smith, Nita K                  Tanel, Gary A.
Rauscher, Brent A                Scales, Pearlene                Smith, Noble C.                Tarleton, Gerald B.
Reatz, Al                        Scallorn, Linda S.              Smith, Stephen A               Taschek, Mark T.
Rebodos, Kieu G                  Schellenger, Curtis J.          Smith, Teresa A.               Tate, Lillie M.
Reed, Belinda F.                 Schmid, Sidney L.               Smith, Tonya                   Taylor, John F
Reed, Delinda                    Schmitter, Richard E            Smith, William D.              Taylor, Rex D
Reed, JoEllen A                  Schorn, Scott R                 Smoot, Corby                   Taylor, Rick D.
Reid, Linda L.                   Schrank, Ronnie                 Smoot, Heather                 Tchamkoriyski, Iouriy G.
Reinsch, Donna L.                Schroeder, Melissa Lynn         Snider II, Douglas E.          Tennison Jr, L V
Ren, Xiaojia                     Schultz, Luvenia A              Snider II, Joel M              Tennison, Jessica L.
Renfrow, Wally G.                Schulz, Robert R.               Snyder, Steven E               Tennison, Patricia
Renteria, Mary E.                Schwartz, Daniel M              Soman, Vishwas V.              Terbeek, Jennifer A
Renucci, Peter J                 Scott, Anastasia L.             Soto, Jesus C.                 Tharp, Michael A.
Reviel, Margo L                  Scott, Dwayne                   Souryavong, Sirivattana H.     Thayoutharaj, Nukadoun
Reza, Tina J                     Scott, George A.                South, Michael B.              Thomas III, Stuart P.
Rhoads, Billye J.                Scott, Mark S.                  Southern, Vicki A              Thomas, Anthony L
Richard, Sebastien J             Scott, Paul S.                  Southichack, Kimberly N.       Thomas, Christopher E
Richardson, Charles B.           Scott, Tommy J.                 Southichack, Somsouk           Thomas, Richard D
Richmond, Clay A.                Scott, William C.               Sowders, Jennifer              Thomas, Ronda S.
Richmond, Mark                   Seal Jr., Ronald J              Spears, Bertha M.              Thomason, Dianne
Ridgeway, Renwick L              Secrest, Amber D.               Spears, Jeremy C.              Thompson, Armand C.
Ridgway, Matthew J.              Seeger, Ronald C.               Spencer, Betty                 Thompson, Cris L.
Riggins, Craig A.                Selement, Curtis Lynn           Spicer, Barry K.               Thompson, Darrell G.
Riggs, George B.                 Sessom, Griselda                Spikes, Henry D.               Thompson, Evelyn M.
Rillema, Mitchell J.             Sessom, Jerry W.                Spikes, Sara                   Thompson, Gerald V.
Rivera, George M                 Setiawan, Mohamad A.            Spinella, Robert F.            Thompson, Julia S.
Rivera, Jerry                    Seymour, Robert O.              Spoor, Thomas J.               Thompson, Marcus O.
Roa, Silvino                     Seymour, Steven C.              Spradling, C Delores           Thompson, Wanda J.
Roberts, Judith Kaye             Seymour, Vickie D.              Sprague, Gary W.               Thornton, Cindy L.
Roberts, Nellina M               Shams, Md. K.                   Sprague, Joel M.               Thornton, Daniel T.
Roberts, Sharon E.               Shankaramurthy, Venkat H        Stanton, Laurence W            Tice, Craig W.
Robinson, Clarence               Shannon, Martha                 Stempinski Jr, Erwin J         Tietje, John E.
Robinson, James P                Shartzer, Lannie R.             Stephens, Thomas B.            Tinguely, Paul R
Robinson, Ralph F                Sheek, Kipton R.                Stephenson, Cynthia D.         Tinker, James P.
Robles, Javier                   Shelby, Michael L.              Sterforth, Robert P            Tinsley, Terrance D.
Rodgers, Glen E                  Sheng, Chyi-Ning                Stevens, Charles J.            Tip, Teng
Rodriguez, David                 Shepard, Richard F.             Stevens, George W.             Tipton, Nelga J
Rodriguez, Isela                 Sherrill, Matthew W.            Steward, Barbara B.            Tischofer, Edward R.
Rodriguez, Pablo A.              Shervin, Andrew A.              Steward, Jimmy G.              Tobias, Eric M
Rogers, Jason M.                 Shi, Bing                       Stewart Jr, Louis R.           Todd, JoAnn B.
Rogers, John B.                  Shiflet, Carrie C.              Stiles, Joseph J.              Tongrasmee, Kornkool
Rohre, Charles Matt              Shiflet, Sharon D.              Stone, Patty K.                Tortoriello, John F
Rollins, David M.                Shiflet, Vickie Carlene         Storey, Brandon T              Tout, Linda G.
Rooney, Barbara J                Shimer, Scott A.                Stovall, Matthew J.            Townley, Kory P.
Rose, Mark A.                    Shimko, Gary P.                 Strabel, Sheryl L.             Towns, David M.
Roux, Max D.                     Siehi, Pamela D                 Straka, John R.                Townsend, Kimberly A
Rowell, Debbie M.                Sifuentes, Eulogio              Straughn, Micah S.             Tran Quang, Sara P
Royal, Lucille L.                Silvestri, John A               Street, Danny Wayne            Tran, Frank
Rubaloff, Denis                  Simmons, Bryan D.               Street, Jason R.               Tran, Kim Ha
Ruelas III, John C.              Simmons, Mittie K.              Street, Matt P.                Tran, Lam D
Ruivo, Armindo                   Simpson, Randall W.             Streitmatter, Randal E.        Tran, Le Thi
Runde, Michael                   Singh, Vikas                    Strovers, Robert               Tran, Nguyen C
Rupprecht, Carl F.               Sirois, Brian D                 Stutler, Betty E.              Tran, Phong T.

Tran, Valerie T.                 Warfield, Eddie A.            Wingfield, Bonnie M.
Travis, Herbert S.               Washam, Billy M.              Winze, Robert J.
Trentham, Todd A                 Watel, Jeffrey F.             Wise, Mark E.
Trevino, John C                  Watling, Monica L.            Wolfe, Ronny J.
Trudeau, Timothy K.              Watson, Bobby G               Wolff, Loneta Ann
True, Philip G.                  Watson, Thomas                Wolthuis, Stephen G.
Trumbley, William D.             Wawro, Debra D.               Womack, Wade J.
Tsan, Lien Bich Ho               Wear, Mark A.                 Womble, Brian R.
Tseng, Chiu-Che                  Weaver, Charles W             Wong, Wendy T
Tshibasu, Banza                  Weaver, John A.               Woo, Robert C
Tshiteya, Guy L.                 Webb, Carroll D.              Wood, John W.
Tucker, Patsy M                  Weber, Michael J.             Wood, Ronald G.
Tunca, Omer                      Wehe, Kent W.                 Woods, Marcia
Tune, Justin A                   Wei, June                     Woods, Stephen M
Tungcab, Rommel V.               Weide, Kenyon K.              Woolridge, Saneetra A.
Turner Jr., Allen                Weiss, Aaron A.               Wright, Devin D.
Turner, Roger J                  Weng, Yao                     Wright, Moses S.
Turney, Randall W.               Wentworth, Randall W          Wu, Jiawann
Tyagi, Vibha                     Wertz, Michael J.             Wu, Jun
Tyler, John C.                   West, Don W.                  Wurtz, Christopher T.
Tyson, Robert F.                 West, Kevin E                 Wyatt, Anita F
Vakil, Sunil N.                  Whalen Jr., Jerry R.          Wyatt, Pamela J.
Valencia, Oscar A.               Whalen, Therese A.            Wyatt, Russell D.
Valles, Sheila A.                Whatley, John B               Wyatt, Trenver D.
Van Geem, Shauna L.              Whigham, Brandon E.           Xaysongkham, Aurora L
Van Horne, Jeffrey A.            Whitcher, Terry P             Xie, Linfang
Van Orden, David                 White, Adrienne D.            Xu, Hua
Van, Thao T                      White, Bernice A.             Xu, Minzhe
Vance, Terry L.                  White, Clarice                Xu, Xiaofeng
Vancleave, Lois M.               White, Donald G.              Yalamanchili, Pratap K.
VanDeMark, Cynthia A.            White, Jason E.               Yan, Guang
Vanhnasy, Eric Air               Whitehead, Joe Lamar          Yan, Xiao
Vassil, Cheryl A                 Whiteman, Scot                Yancey, Edwin Glenn
Vaughan, Stephen N.              Widner, Kenneth P             Yang, Tingli
Vaughn, Tracy P.                 Widner, William C.            Yaone, Chantal B.
Vega, Albert A.                  Wigianto, Windarti            Yarbrough, Brenda B
Vega, Mary A.                    Wilbanks, Deborah S           Yarbrough, Linda K.
Velez, Andre J                   Wilbanks, Greg S              Yarnell, John H.
Verma, Ajay                      Wilczek, R. Terry             Ye, Angela Y
Versyp, James F.                 Wilkerson, Welton F           Ye, Beixing
Vest, Billie M.                  Wilkins, Brenda A             Ye, Pingbo
Vest, Brian R.                   Wilkinson, John N.            Young, James
Vest, Kathie A.                  Williams Sr., Stanley L       Young, Matthew
Vest, Shelley J.                 Williams, Carl Q.             Youtsey, Wesley J.
Vezina, John D.                  Williams, Eric J.             Yu, Minrui
Vickery, Luther R.               Williams, Gail D.             Yu, Simon
Viengluang, Sisaat               Williams, J C                 Yu, Yang
Vilay, Bob                       Williams, Joann               Zachary, Phelicia
Virdee, Nirmal S.                Williams, Joseph M.           Zahn, Carol A.
Vo, Long V                       Williams, Kimetha M.          Zaloz, Dave A
Vu, Ha The                       Williams, Randall G.          Zhang, Daguang
Vu, Phan D.                      Williams, Sharon S.           Zhang, Hong
Wa Tshimanga,                    Williams, Tony D.             Zhang, Pan
Tshimanga A.                     Willis, Billy W.              Zhang, Peng-Gang
Wadsworth, Robert L              Willmot, Glenn D.             Zhang, Xiaodong
Wai, Kevin L                     Wilson, Anthony C             Zhang, Zhiyang
Waldon, Sarah D.                 Wilson, Brenda                Zhao, George Y.
Waldrop, Grant W.                Wilson, Cindy J.              Zhou, Feng
Walker, Dmytryk V                Wilson, Eva Cleo              Zhou, Jennifer L
Walker, Linda                    Wilson, Gerald                Zhu, Davis X.
Walker, Linda S.                 Wilson, Gregory K             Zhu, Ming
Walker, Vanessa R.               Wilson, Gregory T             Zou, Linxiang
Waltower, Rondell M.             Wilson, James A
Wang, Huayu                      Wilson, Kevin D.
Wang, Li T.                      Wilson, Neta Joyce
Wang, Michael                    Wilson, Shali T.
Wang, Yi                         Wilson, Shannon E.
Ward, Stephen W.                 Wilson, Stephen J.
Ward, Suzan F                    Wilsterman, Brian W
Ware, John W.                    Wims, Lisa Marshall

                                  SCHEDULE 1.1D

                             GLOBAL PATENT LICENSES

1. License Agreement, dated April 1, 2002, by and between Marconi Corporation plc and Alcatel. (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

2. License Agreement, dated January 1, 2001, by and between Marconi Corporation plc and Lucent Technologies GRL Corp. (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

3. Agreement, dated December 1, 1999, by and between Marconi Corporation plc and Lemelson Medical, Education and Research Foundation, Limited Partnership. (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

4. License Agreement, dated January 1, 2000, by and between Marconi Corporation plc and IBM Corp. (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

                                  SCHEDULE 1.1E
                           GROUP A AND GROUP B PATENTS

Group A Patents:

PATENT NUMBER OR CASE REFERENCE        PATENT DESCRIPTION            JURISDICTION       APPLICATION NUMBER
--------------------------------------------------------------------------------------------------------------
6,418,195                         Apparatus for communicating            US                09/476079
                                  a diagnostic device with a
                                  telecommunications system
                                  through a remote network unit
--------------------------------------------------------------------------------------------------------------
6,366,717                         Apparatus for distributing             US                09/532996
                                  optical fiber transmission
                                  paths
--------------------------------------------------------------------------------------------------------------
6,466,728                         Attenuator for fiber optic             US                09/520082
                                  cables
--------------------------------------------------------------------------------------------------------------
P/63410.USA                       Bidirectional optical                  US                09/723804
                                  communications having quick
                                  data recovery without first
                                  establishing timing and
                                  phase lock
--------------------------------------------------------------------------------------------------------------
P/63407.USA                       Bidirectional optical                  US                09/723885
                                  communications using on-off
                                  keying to generate a hybrid
                                  form of manchester serial
                                  encoding for one of either
                                  upstream or downstream
                                  transmission
--------------------------------------------------------------------------------------------------------------
P/63395.USA                       Bidirectional frequency                US                09/540955
                                  shift coding using two
                                  different codes for upstream
                                  and downstream
--------------------------------------------------------------------------------------------------------------
5,505,636                         CATV power tapping device              US                08/328904
--------------------------------------------------------------------------------------------------------------
5,155,746                         Clock synchronization scheme           US                07/461814
                                  for digital transmission
--------------------------------------------------------------------------------------------------------------
1,340,124                         Closed loop control system             Canada            612336
                                  for laser
--------------------------------------------------------------------------------------------------------------
4,958,926                         Closed loop control system             US                07/264356
                                  for laser
--------------------------------------------------------------------------------------------------------------
P/63397.USA (1)                   Copper based interface                 US                09/684757
                                  system and data frame format
--------------------------------------------------------------------------------------------------------------
5,260,996                         Current limited electronic             US                07/624860
                                  ringing generator
--------------------------------------------------------------------------------------------------------------
6,310,784                         Densely arranged                       US                09/410975
                                  electrically
--------------------------------------------------------------------------------------------------------------

----------
(1) P/63397.USA was erroneously assigned by the employee to Marconi Access Systems rather than Marconi Communications, Inc. The Seller will correct such error prior to Closing.

PATENT NUMBER OR CASE REFERENCE        PATENT DESCRIPTION            JURISDICTION       APPLICATION NUMBER
--------------------------------------------------------------------------------------------------------------
                                  shielded communication panels
--------------------------------------------------------------------------------------------------------------
6,542,382                         Densely arranged                       US                09/947154
                                  electrically shielded
                                  communication panels
--------------------------------------------------------------------------------------------------------------
P/63412.USP                       DFHFC network architecture             US                10/199549
--------------------------------------------------------------------------------------------------------------
P/63413.USP                       DFHFC with high speed data             US                10/200534
                                  and VOD
--------------------------------------------------------------------------------------------------------------
P/63393.USA                       Digital laser driver circuit           US                09/539395
--------------------------------------------------------------------------------------------------------------
P/61841.CAP                       Digital Loop Carrier System            Canada            2343241
--------------------------------------------------------------------------------------------------------------
P/61841.USA                       Digital Loop Carrier System            US                09/150817
--------------------------------------------------------------------------------------------------------------
P/63411.USCIP                     Digital RF return over FTTC            US                10/200924
--------------------------------------------------------------------------------------------------------------
1,315,904                         Digital transmission system            Canada            592917
--------------------------------------------------------------------------------------------------------------
5,046,067                         Digital transmission system            US                07/547430
--------------------------------------------------------------------------------------------------------------
6,466,572                         Distributed ethernet hub               US                09/325619
--------------------------------------------------------------------------------------------------------------
P/61873.CAP                       Distributed ethernet hub               Canada            2279343
--------------------------------------------------------------------------------------------------------------
P/61873.USC                       Distributed ethernet hub               US                10/176542
--------------------------------------------------------------------------------------------------------------
5,022,752                         Echo cancelling circuit for            US                07/411727
                                  use with laser
--------------------------------------------------------------------------------------------------------------
P/63760.US2                       Full Service Access Network            US                60/437789
--------------------------------------------------------------------------------------------------------------
5,146,476                         High gain amplifier for                US                07/621536
                                  reception of low level pulse
                                  code modulation
                                  nonreturn-to-zero signals
--------------------------------------------------------------------------------------------------------------
1,288,534                         Inductance multiplier                  Canada            577405
                                  circuit
--------------------------------------------------------------------------------------------------------------
4,767,980                         Inductance multiplier                  US                07/111215
                                  circuit
--------------------------------------------------------------------------------------------------------------
6,609,842                         Linear laser driver circuit            US                09/536047
--------------------------------------------------------------------------------------------------------------
P/62014.USC                       Maintaining Balanced Channels          US                10/195087
--------------------------------------------------------------------------------------------------------------
P/63761.USP                       MEDIA ACCESS CONTROL                   US                10/420024
--------------------------------------------------------------------------------------------------------------
1,331,478                         Metallic current limiter               Canada            600812
--------------------------------------------------------------------------------------------------------------
5,050,210                         Metallic current limiter               US                07/504049
--------------------------------------------------------------------------------------------------------------
P/63400.USA                       Method and system for                  US                09/703069
                                  remotely maintaining and
                                  provisioning equipment over
                                  a wide area network
--------------------------------------------------------------------------------------------------------------
4,876,630                         Mid-plane board and assembly           US                07/250974
                                  therefor
--------------------------------------------------------------------------------------------------------------
P/63756.USP                       Non-metallic optical network           US                10/283527
                                  unit with EMI suppression
--------------------------------------------------------------------------------------------------------------
6,460,182                         Optical communication system           US                09/309717
                                  for transmitting RF signals
                                  downstream and bidirectional
                                  telephony signals which also
                                  include RF control signals
                                  upstream
--------------------------------------------------------------------------------------------------------------
P/61846.USC                       Optical communication system           US                09/879395
                                  for transmitting RF
--------------------------------------------------------------------------------------------------------------

PATENT NUMBER OR CASE REFERENCE        PATENT DESCRIPTION            JURISDICTION       APPLICATION NUMBER
--------------------------------------------------------------------------------------------------------------
                                  signals downstream and
                                  bidirectional telephony signals
                                  which also include RF control
                                  signals upstream
--------------------------------------------------------------------------------------------------------------
P/61846.USC1                      Optical communication system           US                09/932867
                                  for transmitting RF signals
                                  downstream and bidirectional
                                  telephony signals which also
                                  include RF control signals
                                  upstream
--------------------------------------------------------------------------------------------------------------
P/61846.USC1P                     Optical communication system           US                09/633320
                                  for transmitting RF signals
                                  downstream and bidirectional
                                  telephony signals which also
                                  include RF control signals
                                  upstream
--------------------------------------------------------------------------------------------------------------
6,396,673                         Reduced-loss, high-frequency           US                09/415362
                                  signal transmission system
                                  utilizing an over-voltage
                                  and over-current protection
                                  device
--------------------------------------------------------------------------------------------------------------
P/62113.CAP                       Reduced-loss, high-frequency           Canada            2319989
                                  signal transmission system
                                  utilizing an over-voltage
                                  and over-current protection
                                  device
--------------------------------------------------------------------------------------------------------------
5,515,433                         Resistance forward telephone           US                08/298146
                                  line feed circuit
--------------------------------------------------------------------------------------------------------------
P/63398.USA                       Scalable time slot                     US                09/662475
                                  interchanger (TSI)
--------------------------------------------------------------------------------------------------------------
5,067,810                         Shared laser tandem optical            US                07/541577
                                  time domain reflectometer
--------------------------------------------------------------------------------------------------------------
P/63754.USP                       Single Fiber Optical Network           US                10/199566
--------------------------------------------------------------------------------------------------------------
1,299,790                         System for transmitting low            Canada            590153
                                  frequency tones through a
                                  digital loop carrier system
--------------------------------------------------------------------------------------------------------------
4,903,292                         System for transmitting low            US                07/265718
                                  frequency tones through a
                                  digital loop carrier system
--------------------------------------------------------------------------------------------------------------
6,366,464                         Card cage for circuit cards            US                09/375312
                                  in an optical network unit
--------------------------------------------------------------------------------------------------------------
6,608,900                         Load management for an                 US                09/164495
                                  electrical device
--------------------------------------------------------------------------------------------------------------
6,625,849                         Cable strain relief                    US                09/703115
--------------------------------------------------------------------------------------------------------------
6,535,308                         Converting Electrical Signals          US                09/249733
--------------------------------------------------------------------------------------------------------------
6,442,035                         Card cage with Integral card           US                09/703114
                                  guides
--------------------------------------------------------------------------------------------------------------
6,151,226                         Four quadrant power                    US                09/305637
                                  conversion topology
--------------------------------------------------------------------------------------------------------------
6,288,883                         Power input protection                 US                09/130734
                                  circuit
--------------------------------------------------------------------------------------------------------------

PATENT NUMBER OR CASE REFERENCE        PATENT DESCRIPTION            JURISDICTION       APPLICATION NUMBER
--------------------------------------------------------------------------------------------------------------
6,169,389                         Pumped capacitive storage              US                09/286055
                                  system
--------------------------------------------------------------------------------------------------------------
6,385,030                         Reduced signal loss surge              US                09/388630
                                  protection circuit
--------------------------------------------------------------------------------------------------------------
P/62018.CAP                       Reduced signal loss surge              Canada            2316550
                                  protection circuit
--------------------------------------------------------------------------------------------------------------
6,256,205                         Fastenerless card cage for             US                09/474640
                                  circuit cards
--------------------------------------------------------------------------------------------------------------
6,362,908                         Multi-service adaptable                US                09/203409
                                  optical network unit
--------------------------------------------------------------------------------------------------------------
P/61846.EPP                       Optical communication system           EP                2000961315.9
                                  for transmitting RF signals
                                  downstream and bidirectional
                                  telephony signals which also
                                  include RF control signals
                                  upstream
--------------------------------------------------------------------------------------------------------------
P/61846.EPP1                      Optical communication system           EP                2001963829.5
                                  for transmitting RF signals
                                  downstream and bidirectional
                                  telephony signals which also
                                  include RF control signals
                                  upstream
--------------------------------------------------------------------------------------------------------------
P/61873.MXP                       Attenuator for fiber optic             Mexico            997141
                                  cables
--------------------------------------------------------------------------------------------------------------
P/62014.EPP                       Maintaining Balanced Channels          EP                2000930823
--------------------------------------------------------------------------------------------------------------
P/63400.EPP                       Method and system for                  EP                2001125899.3
                                  remotely maintaining and
                                  provisioning equipment over
                                  a wide area network
--------------------------------------------------------------------------------------------------------------
P/63407.EPP                       Bidirectional optical                  EP                2001128041.9
                                  communications using on-off
                                  keying to generate a hybrid
                                  form of manchester serial
                                  encoding for one of either
                                  upstream or downstream
                                  transmission
--------------------------------------------------------------------------------------------------------------
P/63410.EPP                       Bidirectional optical                  EP                2001128040.1
                                  communications having quick
                                  data recovery without first
                                  establishing timing and
                                  phase lock
--------------------------------------------------------------------------------------------------------------

Group B Patents:

PATENT NUMBER OR CASE REFERENCE       PATENT DESCRIPTION             JURISDICTION       APPLICATION NUMBER
--------------------------------------------------------------------------------------------------------------
6,366,712                         Apparatus and method for               US                09/540956
                                  combining two separate RF
--------------------------------------------------------------------------------------------------------------

PATENT NUMBER OR CASE REFERENCE       PATENT DESCRIPTION             JURISDICTION       APPLICATION NUMBER
--------------------------------------------------------------------------------------------------------------
                                  signals on a single optical
                                  fiber with monitoring and
                                  alarm capabilities
--------------------------------------------------------------------------------------------------------------
P/63402.USA(2)                    Copper based interface                 US                09/684756
                                  system and regulated power
                                  source
--------------------------------------------------------------------------------------------------------------
P/63403.USA                       Copper based interface                 US                09/684755
                                  system initialization and
                                  monitoring methods
--------------------------------------------------------------------------------------------------------------
6,353,609                         Digital packet network for             US                09/100392
                                  the local access loop
--------------------------------------------------------------------------------------------------------------
P/61848.CAP                       Digital packet network for             Canada            2334927
                                  the local access loop
--------------------------------------------------------------------------------------------------------------
P/61848.USC                       Digital packet network for             US                09/992649
                                  the local access loop
--------------------------------------------------------------------------------------------------------------
P/63484.CAP                       Extracting Frequency Bands             Canada            2384190
--------------------------------------------------------------------------------------------------------------
P/63394.CAP                       Fiber to the home (FTTH)               Canada            2373323
                                  multimedia access system
--------------------------------------------------------------------------------------------------------------
P/63394.USA                       Fiber to the home (FTTH)               US                09/537022
                                  multimedia access system
--------------------------------------------------------------------------------------------------------------
P/63394.USP                       Fiber to the home (FTTH)               US                09/794869
                                  multimedia access system
--------------------------------------------------------------------------------------------------------------
6,246,510                         Light amplification                    US                09/300880
                                  apparatus with automatic
                                  monitoring and controls
--------------------------------------------------------------------------------------------------------------
6,496,639                         Method and apparatus for               US                09/249055
                                  upgrading an optical fiber
                                  communications system
--------------------------------------------------------------------------------------------------------------
P/61845.CAP                       Method and apparatus for               Canada            2362746
                                  upgrading an optical fiber
                                  communications system
--------------------------------------------------------------------------------------------------------------
P/63347.USA                       Wavelength division                    US                09/876439
                                  multiplexed (WDM) ring
                                  passive optical network
                                  (PON) with route protection
                                  for replacement of splitter
                                  based passive optical
                                  networks
--------------------------------------------------------------------------------------------------------------
6,278,829                         Optical fiber routing and              US                09/305579
                                  support apparatus
--------------------------------------------------------------------------------------------------------------
6,195,494                         Cable control apparatus for            US                09/411024
                                  limiting the movement of
                                  optical fibers
--------------------------------------------------------------------------------------------------------------
P/61845.EPP                       Method and apparatus for               EP                2000913391.9
                                  upgrading an optical fiber
                                  communications system
--------------------------------------------------------------------------------------------------------------

----------
(2) P/63402.USA was erroneously assigned by the employee to Marconi Access Systems rather than Marconi Communications, Inc. The Seller will correct such error prior to Closing.

PATENT NUMBER OR CASE REFERENCE       PATENT DESCRIPTION             JURISDICTION       APPLICATION NUMBER
--------------------------------------------------------------------------------------------------------------
P/61848.BRP                       Digital packet network for             Brazil            9911360
                                  the local access loop
--------------------------------------------------------------------------------------------------------------
P/61848.EPP                       Digital packet network for             EP                99928842.6
                                  the local access loop
--------------------------------------------------------------------------------------------------------------
P/61848.MXP                       Digital packet network for             Mexico            12545
                                  the local access loop
--------------------------------------------------------------------------------------------------------------
P/61875.DEP                       Light amplification                    Germany           957238.9
                                  apparatus with automatic
                                  monitoring and controls
--------------------------------------------------------------------------------------------------------------
P/61875.FRP                       Light amplification                    France            957238.9
                                  apparatus with automatic
                                  monitoring and controls
--------------------------------------------------------------------------------------------------------------
P/61875.GBP                       Light amplification                    UK                957238.9
                                  apparatus with automatic
                                  monitoring and controls
--------------------------------------------------------------------------------------------------------------
P/61875.ITP                       Light amplification                    Italy             957238.9
                                  apparatus with automatic
                                  monitoring and controls
--------------------------------------------------------------------------------------------------------------
P/61875.NLP                       Light amplification                    Netherlands       957238.9
                                  apparatus with automatic
                                  monitoring and controls
--------------------------------------------------------------------------------------------------------------
P/61875.SEP                       Light amplification                    Spain             957238.9
                                  apparatus with automatic
                                  monitoring and controls
--------------------------------------------------------------------------------------------------------------
P/63347.EPP                       Wavelength division                    EP                2002253954.8
                                  multiplexed (WDM) ring
                                  passive optical network
                                  (PON) with route protection
                                  for replacement of splitter
                                  based passive optical
                                  networks
--------------------------------------------------------------------------------------------------------------
P/63394.EPP                       Fiber to the home (FTTH)               EP                2001914793.3
                                  multimedia access system
--------------------------------------------------------------------------------------------------------------
P/63484.EPP                       Extracting Frequency Bands             EP                2000971041.9
--------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 1.1F

                                  OPPS PATENTS

The attached tables set forth below are incorporated herein by reference:

1.         OPPS Patents.

2.         LLP Patents.

3.         Marconi Test Systems Patent Status Report, dated December 5, 2003.

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent     Serial                                Filing
Family   Number    Number                 Title                  Number     Number     Country      Inventor       Date
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot             373         Communications Circuit            1504723    37193/81    Japan      Baumbach        3/3/81
---------------------------------------------------------------------------------------------------------------------------
                             O Ring and Threaded Design for
Prot                         R125                                                     US         Kaczmarek
---------------------------------------------------------------------------------------------------------------------------
Prot                         Line Protector                    3886408    417064      US         Klayum, Nelson  11/19/73
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot                         Communication Circuit             3794947    187018      US         Baumbach        10/6/71
---------------------------------------------------------------------------------------------------------------------------
                             Line Connector for a
Prot                         Communications Circuit            3818271    339928      US         Baumbach        3/9/73
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector Having Gas Tube
Prot                         Surge Arrester                    3886411    439348      US         Klayum, Nelson  2/4/74
---------------------------------------------------------------------------------------------------------------------------
                             Ready Access Closure with Cable
                             Sleeve(Cable Sheath & Ready
                             Access Closure Including a cable
Dist             620/244     sheath)                           34752-76   1433-74     Venezuela  Troy            06/28/74
---------------------------------------------------------------------------------------------------------------------------
                             Ready Access Closure with Cable
                             Sleeve(Cable Sheath & Ready
                             Access Closure Including a cable
Dist             620/243     sheath)                           137364     152306      Mexico     Troy            7/03/74
---------------------------------------------------------------------------------------------------------------------------
                             Ready Access Closure with Cable
                             Sleeve(Cable Sheath & Ready
                             Access Closure Including a cable
Dist             620/242     sheath)                           P17405873  P17405873   Brazil     Troy            7/16/74
---------------------------------------------------------------------------------------------------------------------------
                 375/        Line Protector for a
Prot             abandoned   Communications Circuit                       000415      Thailand   Baumbach        3/7/81
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot             372         Communications Circuit            17579      1013/81     Korea      Baumbach        3/7/81
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot             371         Communications Circuit            0037222    81301200.0  EPO        Baumbach        3/81
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot             360         Communications Circuit            4907120    612337      USA        Baumbach        12/8/88
---------------------------------------------------------------------------------------------------------------------------
                             Ready Access Closure with Cable
                             Sleeve(Cable Sheath & Ready
                             Access Closure Including a cable
Dist                         sheath)                           38416575   379792      US         Troy            7/16/73
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a                                                Baumbach,
Prot                         Communication Circuit             3849750    429871      US         Nelson          1/2/74
---------------------------------------------------------------------------------------------------------------------------
                                                               2137032                GB
---------------------------------------------------------------------------------------------------------------------------
Fiber                        Pivoting Fiber Bracket                                   USA
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot             374         Communications Circuit            16065      7026770     Taiwan     Baumbach        2/26/81
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Network Interface
NID      156                 Device                                                   USA        Baumbach
---------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates    Date         Number        Date
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot             373         Communications Circuit            3/81        Trexler
---------------------------------------------------------------------------------------------------------------------------
                             O Ring and Threaded Design for
Prot                         R125                                          Trexler
---------------------------------------------------------------------------------------------------------------------------
Prot                         Line Protector                    5/27/75     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot                         Communication Circuit                         Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Connector for a
Prot                         Communications Circuit                        Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector Having Gas Tube
Prot                         Surge Arrester                    5/27/75     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Ready Access Closure with Cable
                             Sleeve(Cable Sheath & Ready
                             Access Closure Including a cable
Dist             620/244     sheath)                           9/76
---------------------------------------------------------------------------------------------------------------------------
                             Ready Access Closure with Cable
                             Sleeve(Cable Sheath & Ready
                             Access Closure Including a cable
Dist             620/243     sheath)                           2/78
---------------------------------------------------------------------------------------------------------------------------
                             Ready Access Closure with Cable
                             Sleeve(Cable Sheath & Ready
                             Access Closure Including a cable
Dist             620/242     sheath)                           7/6/74
---------------------------------------------------------------------------------------------------------------------------
                 375/        Line Protector for a
Prot             abandoned   Communications Circuit                        Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot             372         Communications Circuit            6/84        Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot             371         Communications Circuit            3/81        Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot             360         Communications Circuit            3/6/90      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Ready Access Closure with Cable
                             Sleeve(Cable Sheath & Ready
                             Access Closure Including a cable
Dist                         sheath)                                       Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot                         Communication Circuit             11/19/74    Trexler
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Fiber                        Pivoting Fiber Bracket
                             Line Protector for a
---------------------------------------------------------------------------------------------------------------------------
Prot             374         Communications Circuit            2/82        Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Network Interface
NID      156                 Device                                        Trexler
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                  Individual
Product   Case     Lawyer's                                       Patent     Serial                                Filing
Family   Number     Number                 Title                  Number     Number     Country      Inventor       Date
----------------------------------------------------------------------------------------------------------------------------
                              Fiber Optic Splice Panel Adapter
FO       157                  Ferrule                           5121456    579127      US         Essert          9/6/90
----------------------------------------------------------------------------------------------------------------------------
                              Fiber Optic Splice Panel Adapter
FO       157                  Ferrule                           113514     253027      Japan      Essert          5/7/93
----------------------------------------------------------------------------------------------------------------------------
                                                                                                  Kaczmarek,
                                                                                                  Mayszak,
Prot     158/204              Solid State Module                                       USA        Muntean, Rust
----------------------------------------------------------------------------------------------------------------------------
Prot     159                  Hybrid Arrester Assembly                                 USA        Bonnesen
----------------------------------------------------------------------------------------------------------------------------
         160                  Test Shoe Assembly with Fuses                            USA        Baumbach
----------------------------------------------------------------------------------------------------------------------------
                              Spin Module with Self Resulting
Prot     161                  Current Limiter                                          USA        B. Lynch
----------------------------------------------------------------------------------------------------------------------------
         162                  Safety Device for Rivet Machines                         USA
----------------------------------------------------------------------------------------------------------------------------
Prot     163                  Flood Cover Locking System        4585141    687057      US         R. Marks        12/28/84
----------------------------------------------------------------------------------------------------------------------------
Prot     164                  Preformed Cable Assembly                                 USA        Ayer
----------------------------------------------------------------------------------------------------------------------------
                              Automatic Open Over-Voltage
Prot     165                  Protector Receptacle                                     USA        Saul
----------------------------------------------------------------------------------------------------------------------------
Conn     166                  Double Ended Quick Clip                                  USA        Ayer
----------------------------------------------------------------------------------------------------------------------------
CO       167                  Snap-on Cover for Fanning Strip                          USA        J. Unger
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for Communication
Prot     168                  Circuit                                                  USA        Baumbach
----------------------------------------------------------------------------------------------------------------------------
                              Back plate with GG block with
Dist     169                  connectors                                               USA        G. Ayers
----------------------------------------------------------------------------------------------------------------------------
Conn     170                  Insulation Displacement Contact                          USA        D. Coulombe
----------------------------------------------------------------------------------------------------------------------------
Conn     171      620/301     Clip Terminal                     1026896    99955/1972  Japan                      10/6/72
----------------------------------------------------------------------------------------------------------------------------
Conn     171      620/300     Clip Terminal                     P17206930  P17206930   Brazil                     10/5/72
----------------------------------------------------------------------------------------------------------------------------
                              5 Pin CO Protectgor module w/                                       W. Rust, S.
Prot     172                  fail-safe overvoltage protection                         USA        Bonnesen
----------------------------------------------------------------------------------------------------------------------------
RLS      174                  RLS 50 Activator for Cutover                             US         Suffi
----------------------------------------------------------------------------------------------------------------------------

                  Individual
Product   Case     Lawyer's                                                             Expiration  Publication  Publication
Family   Number     Number                 Title                Issue Date  Associates    Date         Number        Date
----------------------------------------------------------------------------------------------------------------------------
                              Fiber Optic Splice Panel Adapter
FO       157                  Ferrule                           6/9/92      Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Fiber Optic Splice Panel Adapter
FO       157                  Ferrule                           5/7/93      Trexler     3169
----------------------------------------------------------------------------------------------------------------------------
Prot     158/204              Solid State Module                            Trexler
----------------------------------------------------------------------------------------------------------------------------
Prot     159                  Hybrid Arrester Assembly                      Trexler
----------------------------------------------------------------------------------------------------------------------------
         160                  Test Shoe Assembly with Fuses                 Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Spin Module with Self Resulting
Prot     161                  Current Limiter                               Trexler
----------------------------------------------------------------------------------------------------------------------------
         162                  Safety Device for Rivet Machines              Trexler
----------------------------------------------------------------------------------------------------------------------------
Prot     163                  Flood Cover Locking System        4/29/86     MMR         4/29/03
----------------------------------------------------------------------------------------------------------------------------
Prot     164                  Preformed Cable Assembly                      Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Automatic Open Over-Voltage
Prot     165                  Protector Receptacle                          Trexler
----------------------------------------------------------------------------------------------------------------------------
Conn     166                  Double Ended Quick Clip                       Trexler
----------------------------------------------------------------------------------------------------------------------------
CO       167                  Snap-on Cover for Fanning Strip
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for Communication
Prot     168                  Circuit                                       Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Back plate with GG block with
Dist     169                  connectors
----------------------------------------------------------------------------------------------------------------------------
Conn     170                  Insulation Displacement Contact
----------------------------------------------------------------------------------------------------------------------------
Conn     171      620/301     Clip Terminal
----------------------------------------------------------------------------------------------------------------------------
Conn     171      620/300     Clip Terminal                     10/72
----------------------------------------------------------------------------------------------------------------------------
                              5 Pin CO Protectgor module w/
Prot     172                  fail-safe overvoltage protection
----------------------------------------------------------------------------------------------------------------------------
RLS      174                  RLS 50 Activator for Cutover                  Trexler
----------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent      Serial                                Filing
Family   Number    Number                 Title                  Number      Number     Country      Inventor       Date
---------------------------------------------------------------------------------------------------------------------------
Dist     175                 Terminal Enclosure                            907401      USA        M. Leschinger
---------------------------------------------------------------------------------------------------------------------------
                             Mechanical Fiber and Cable
Dist     176                 Restraint                                                 USA        Hartford
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/224     for Protector Module)             6472        6321515     Taiwan                     5/9/74
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/236     for Protector Module)             141978      2878/74     Denmark                    5/8/74
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/237     for Protector Module)             P2475730.5  G7418444.4  Germany                    5/8/74
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/240     for Protector Module)             137440      151624      Mexico                     6/4/74
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/239     for Protector Module)             1117919     63016-1974  Japan                      6/5/74
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/238     for Protector Module)             175246      7407624     Holland                    6/6/74
---------------------------------------------------------------------------------------------------------------------------
FO       178                 Multiple Optical Fiber Splice                             USA        Hartford
---------------------------------------------------------------------------------------------------------------------------
Ped      179                 Moisture Shield for Closure                               USA        Leschinger
---------------------------------------------------------------------------------------------------------------------------
                             Splices for Single Mode and
FO       180                 multimode Fiber Optic Single Fib                          USA        Nadkarni
---------------------------------------------------------------------------------------------------------------------------
                             Inductor Using Module Fail Short
Prot     181                 Spring                                                    US         Lace
---------------------------------------------------------------------------------------------------------------------------
         182                 Negative Resistance Repeater      3814866     185167      USA        Japenga         9/30/71
---------------------------------------------------------------------------------------------------------------------------
         182     620/241     Negative Resistance Repeater      P17305503   P17305503   Brazil     Japenga         7/20/73
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communication Circuit (Central
                             Office Protector Module w/ Alarm
Prot     183     620/302     Indicator)                        P17305503   p17305503   BRAZIL     Kaczmarek       07/20/73
---------------------------------------------------------------------------------------------------------------------------
                             Machine for crimping connectors
                             to wires & connector supply
                             arrangement (Circuit Board Card
         184     620/305     Ejector)                          7301752     7301752     Brazil     Corvino         3/2/73
---------------------------------------------------------------------------------------------------------------------------
                             Device for Supporting Coaxial
                             Cables and the like (Solid State                                     Weber, Rust,
         185     620/304     Module)                           1083153     97714-1972  Japan      Kaczmarek       9/10/72
---------------------------------------------------------------------------------------------------------------------------
                             Device for Supporting Coaxial
                             Cables and the like (Solid State                                     Weber, Rust,
         185     620/303     Module)                           966115      53070-A72   Italy      Kaczmarek       9/9/72
---------------------------------------------------------------------------------------------------------------------------
FO       186                 Reenterable Splicer for Fiber                             USA        B. Essert
---------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates    Date         Number        Date
---------------------------------------------------------------------------------------------------------------------------
Dist     175                 Terminal Enclosure
---------------------------------------------------------------------------------------------------------------------------
                             Mechanical Fiber and Cable
Dist     176                 Restraint                                     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/224     for Protector Module)             5/74        224
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/236     for Protector Module)             5/74        236
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/237     for Protector Module)             5/74        237
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/240     for Protector Module)             3/78        240
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/239     for Protector Module)             6/74        239
---------------------------------------------------------------------------------------------------------------------------
                             Clip Terminal & Applicator Tool
                             Combination (Stamped Dual Pin
Prot     177     620/238     for Protector Module)             6/74        238
---------------------------------------------------------------------------------------------------------------------------
FO       178                 Multiple Optical Fiber Splice                 Trexler
---------------------------------------------------------------------------------------------------------------------------
Ped      179                 Moisture Shield for Closure                   Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Splices for Single Mode and
FO       180                 multimode Fiber Optic Single Fib              Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Inductor Using Module Fail Short
Prot     181                 Spring                                        Trexler
---------------------------------------------------------------------------------------------------------------------------
         182                 Negative Resistance Repeater      6/4/74      Trexler
---------------------------------------------------------------------------------------------------------------------------
         182     620/241     Negative Resistance Repeater      7/73
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communication Circuit (Central
                             Office Protector Module w/ Alarm
Prot     183     620/302     Indicator)                        07/73
---------------------------------------------------------------------------------------------------------------------------
                             Machine for crimping connectors
                             to wires & connector supply
                             arrangement (Circuit Board Card
         184     620/305     Ejector)                          6/73
---------------------------------------------------------------------------------------------------------------------------
                             Device for Supporting Coaxial
                             Cables and the like (Solid State
         185     620/304     Module)                           9/72
---------------------------------------------------------------------------------------------------------------------------
                             Device for Supporting Coaxial
                             Cables and the like (Solid State
         185     620/303     Module)                           9/72
---------------------------------------------------------------------------------------------------------------------------
FO       186                 Reenterable Splicer for Fiber                 Trexler
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                  Individual
Product   Case     Lawyer's                                       Patent     Serial                                Filing
Family   Number     Number                  Title                 Number     Number     Country      Inventor       Date
----------------------------------------------------------------------------------------------------------------------------
                              RJ11 Customer Premise
Dist     187                  Disconnect Device                                        US         Suffi
----------------------------------------------------------------------------------------------------------------------------
Prot     188                  Gas Tube Surge Arrestors                     3588576     USA        Kawiecki        6/18/73
----------------------------------------------------------------------------------------------------------------------------
FO       189                  Datacom Splice                                           USA        Essert
----------------------------------------------------------------------------------------------------------------------------
                              Single Line Arrestor With Ground
Prot     190/191              Strip                             1248431    588796      CANADA     Kaczmarek       1/20/89
----------------------------------------------------------------------------------------------------------------------------
                              Single Line Arrestor With Ground
Prot     190/191              Strip                             4878146    188353      USA        Kaczmarek       4/29/88
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     192/207              Communications Circuit (PTCR)     1331479    609187      CANADA     Gilberts, Rust  8/23/89
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     192/207              Communications Circuit (PTCR)     4876621    281492      USA        Gilberts, Rust  12/8/88
----------------------------------------------------------------------------------------------------------------------------
                              Stamped One Piece Line &
         193                  Equipment                                                USA        Gilberts
----------------------------------------------------------------------------------------------------------------------------
Dist     194                  Distribution Post                                        USA        Ayer
----------------------------------------------------------------------------------------------------------------------------
Prot     195                  Line Protector                                           USA
----------------------------------------------------------------------------------------------------------------------------
         196                  Telephone Line Loop Extender      3821483    298337      USA        Japenga         10/17/72
----------------------------------------------------------------------------------------------------------------------------
                              Pressure Releasing Clamp for
Dist     197                  Use with Environmentally Sealed                          US         Jaycox
----------------------------------------------------------------------------------------------------------------------------
         198                  Station Protector                                        US
----------------------------------------------------------------------------------------------------------------------------
                              Fluid-Pressure Operated Splice
                              for Electrically Conductive
Dist     199                  Cables                            1299790    590153      Canada     P. Dillon       3/3/89
----------------------------------------------------------------------------------------------------------------------------
                              Fluid-Pressure Operated Splice
                              for Electrically Conductive
Dist     199      620/270     Cables                                       53940-1975  Japan      P. Dillon       05/07/75
----------------------------------------------------------------------------------------------------------------------------
                              Grounding Arrangement for
Dist     200                  Splice Case                       3808353    268446      USA        Burtelson       7/3/72
----------------------------------------------------------------------------------------------------------------------------
                              Grounding Arrangement for
Dist     200      620/306     Splice Case                       P17302956  P17302956   Brazil     Burtelson       04/24/73
----------------------------------------------------------------------------------------------------------------------------
                              Telephone Jacks and Plugs with
         201                  Security                          563172     39653       US         Suffi           4/16/87
----------------------------------------------------------------------------------------------------------------------------
                              Wire Connector (C.O. Protector
Prot     202                  Module)                                                  USA        Bonnesen, Rust
----------------------------------------------------------------------------------------------------------------------------

                  Individual
Product   Case     Lawyer's                                                             Expiration  Publication  Publication
Family   Number     Number                  Title               Issue Date  Associates    Date         Number        Date
----------------------------------------------------------------------------------------------------------------------------
                              RJ11 Customer Premise
Dist     187                  Disconnect Device                             Trexler
----------------------------------------------------------------------------------------------------------------------------
Prot     188                  Gas Tube Surge Arrestors
----------------------------------------------------------------------------------------------------------------------------
FO       189                  Datacom Splice                                Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Single Line Arrestor With Ground              Ridout &
Prot     190/191              Strip                             3/22/89     Maybe
----------------------------------------------------------------------------------------------------------------------------
                              Single Line Arrestor With Ground
Prot     190/191              Strip                             10/31/89    Trexler     10/31/02
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a                          Ridout &
Prot     192/207              Communications Circuit (PTCR)     8/16/94     Maybe
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a                          Comp. Pat.
Prot     192/207              Communications Circuit (PTCR)     10/24/89    Annu.       4/24/97
----------------------------------------------------------------------------------------------------------------------------
                              Stamped One Piece Line &
         193                  Equipment                                     Trexler
----------------------------------------------------------------------------------------------------------------------------
Dist     194                  Distribution Post                             Trexler
----------------------------------------------------------------------------------------------------------------------------
Prot     195                  Line Protector                                Trexler
----------------------------------------------------------------------------------------------------------------------------
         196                  Telephone Line Loop Extender      6/28/74     Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Pressure Releasing Clamp for
Dist     197                  Use with Environmentally Sealed               Trexler
----------------------------------------------------------------------------------------------------------------------------
         198                  Station Protector                             Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Fluid-Pressure Operated Splice
                              for Electrically Conductive                   Ridout &
Dist     199                  Cables                            4/28/92     Maybee
----------------------------------------------------------------------------------------------------------------------------
                              Fluid-Pressure Operated Splice
                              for Electrically Conductive
Dist     199      620/270     Cables
----------------------------------------------------------------------------------------------------------------------------
                              Grounding Arrangement for
Dist     200                  Splice Case                                   Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Grounding Arrangement for
Dist     200      620/306     Splice Case                       04/73
----------------------------------------------------------------------------------------------------------------------------
                              Telephone Jacks and Plugs with
         201                  Security                          8/2/89      Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Wire Connector (C.O. Protector
Prot     202                  Module)                                       Trexler
----------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent     Serial                                  Filing
Family   Number    Number                 Title                   Number     Number     Country      Inventor         Date
------------------------------------------------------------------------------------------------------------------------------
                             Wire Connector (C.O. Protector
Prot     202     620/307     Module)                            P17303447  P17303447   Brazil     Bonnesen, Rust    05/01/73
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a Comm.
                             Cir(Environmentally Protected
                             Housing for Using Central Office
Prot     203     620/245     Protector)                         1064848    68837-1973  Japan      B. Dawson, Suffi  06/20/73
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a Comm.
                             Cir(Environmentally Protected
                             Housing for Using Central Office
Prot     203     620/308     Protector)                         P17305644  P17305644   Brazil     B. Dawson, Suffi  07/25/73
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a Comm.
                             Cir(Environmentally Protected
                             Housing for Using Central Office
Prot     203                 Protector)                         4827502                USA        B. Dawson, Suffi  4/16/87
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a Comm.
                             Cir(Environmentally Protected
                             Housing for Using Central Office
Prot     203                 Protector)                         1317665    563172      CANADA     B. Dawson, Suffi  3/31/88
------------------------------------------------------------------------------------------------------------------------------
                             Concrete Form Assembly (Heavy
                             Duty Wire Protector for Outdoor
         205                 Exposure)                                                 USA        Baumbach
------------------------------------------------------------------------------------------------------------------------------
                             Concrete Form Assembly (Heavy
                             Duty Wire Protector for Outdoor
         205     620/247     Exposure)                          7420153    742015.3    France     Baumbach          06/11/74
------------------------------------------------------------------------------------------------------------------------------
                             Inductor Formed from Three
Prot     206                 Element Gas Tube Ground Lead                              USA        M. Lace
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot     208                 Communications Circuit             4958253    426791      USA        Gilbert, Rust     10/25/89
------------------------------------------------------------------------------------------------------------------------------
Conn     209                 Rotatable Terminal Block           3831128    381785      US         Paluch            7/23/73
------------------------------------------------------------------------------------------------------------------------------
                 620/251
Conn     209     (Expired)   Rotatable Terminal Block           1197548    83864-1974  Japan      Paluch            07/23/74
------------------------------------------------------------------------------------------------------------------------------
Conn     209     620/248     Rotatable Terminal Block                      G7420458.3  Germany    Paluch            06/04/74
------------------------------------------------------------------------------------------------------------------------------
Conn     209     620/249     Rotatable Terminal Block                      7408343     Holland    Paluch            06/21/74
------------------------------------------------------------------------------------------------------------------------------
                             Mounting for Flexible P.C. Boards
Prot     210                 Used in Protector Modules                                 USA        M. Lace
------------------------------------------------------------------------------------------------------------------------------
                             Improved Line Connector for a
                             Communications Circuit (Panel
Conn     211                 Captive Screw Assembly)                                   US         Krzywosz
------------------------------------------------------------------------------------------------------------------------------
                             Improved Line Connector for a
                             Communications Circuit (Panel
Conn     211     620/252     Captive Screw Assembly)                       149768      Mexico     Krzywosz          3/08/74
------------------------------------------------------------------------------------------------------------------------------
                             Fiber Optic Splice and Multi-
FO       212                 Channel Splice Clip                                       US         Essert
------------------------------------------------------------------------------------------------------------------------------
FO       213                 Keyhole Fiber Optic Splice                                US         Essert
------------------------------------------------------------------------------------------------------------------------------
         214                                                                           USA        Olson
------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                              Expiration  Publication  Publication
Family   Number    Number                 Title                 Issue Date  Associates    Date         Number        Date
----------------------------------------------------------------------------------------------------------------------------
                             Wire Connector (C.O. Protector
Prot     202     620/307     Module)                            05/73
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a Comm.
                             Cir(Environmentally Protected
                             Housing for Using Central Office
Prot     203     620/245     Protector)                         06/73
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a Comm.
                             Cir(Environmentally Protected
                             Housing for Using Central Office
Prot     203     620/308     Protector)                         07/05/73
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a Comm.
                             Cir(Environmentally Protected
                             Housing for Using Central Office               Comp. Pat.
Prot     203                 Protector)                         5/2/89      Annu.       11/2/96
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a Comm.
                             Cir(Environmentally Protected
                             Housing for Using Central Office               Ridout &
Prot     203                 Protector)                         5/11/93     Maybe
----------------------------------------------------------------------------------------------------------------------------
                             Concrete Form Assembly (Heavy
                             Duty Wire Protector for Outdoor
         205                 Exposure)                                      Trexler
----------------------------------------------------------------------------------------------------------------------------
                             Concrete Form Assembly (Heavy
                             Duty Wire Protector for Outdoor
         205     620/247     Exposure)                          06/74
----------------------------------------------------------------------------------------------------------------------------
                             Inductor Formed from Three
Prot     206                 Element Gas Tube Ground Lead                   Trexler
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a                           Comp. Pat.
Prot     208                 Communications Circuit             9/18/90     Annu.       3/18/94
----------------------------------------------------------------------------------------------------------------------------
Conn     209                 Rotatable Terminal Block           8/20/74     Trexler
----------------------------------------------------------------------------------------------------------------------------
                 620/251
Conn     209     (Expired)   Rotatable Terminal Block           07/03/74
----------------------------------------------------------------------------------------------------------------------------
Conn     209     620/248     Rotatable Terminal Block
----------------------------------------------------------------------------------------------------------------------------
Conn     209     620/249     Rotatable Terminal Block
----------------------------------------------------------------------------------------------------------------------------
                             Mounting for Flexible P.C. Boards
Prot     210                 Used in Protector Modules                      Trexler
----------------------------------------------------------------------------------------------------------------------------
                             Improved Line Connector for a
                             Communications Circuit (Panel
Conn     211                 Captive Screw Assembly)                        Trexler
----------------------------------------------------------------------------------------------------------------------------
                             Improved Line Connector for a
                             Communications Circuit (Panel
Conn     211     620/252     Captive Screw Assembly)
----------------------------------------------------------------------------------------------------------------------------
                             Fiber Optic Splice and Multi-
FO       212                 Channel Splice Clip                            Trexler
----------------------------------------------------------------------------------------------------------------------------
FO       213                 Keyhole Fiber Optic Splice                     Trexler
----------------------------------------------------------------------------------------------------------------------------
         214                                                                Trexler
----------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent     Serial                                Filing
Family   Number    Number                  Title                  Number     Number      Country      Inventor      Date
----------------------------------------------------------------------------------------------------------------------------
                              Clamping Arrangement and
Dist     215                  Method                                                    USA        C. Pierzchala
----------------------------------------------------------------------------------------------------------------------------
Dist     216                  Buried Cable Enclosure                                    USA        Leschinger
----------------------------------------------------------------------------------------------------------------------------
                              Multiple or Single Fiber Optic
FO       217                  Splice                                                    USA        Unger
----------------------------------------------------------------------------------------------------------------------------
                              Multiple or Single Fiber Optic
FO       217     620/253      Splice                            58231      3110-74      Finland    Unger          10/24/74
----------------------------------------------------------------------------------------------------------------------------
                              Multiple or Single Fiber Optic
FO       217     620/254      Splice                            138137     153950       Mexico     Unger          09/04/74
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/272      Solid State Device)               59684      3111-94      Finland    Kaczmarek      10/24/74
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/274      Solid State Device)                          106144-1974  Japan      Kaczmarek      09/07/74
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                 620/276      Mechanism for Three-Leaded
Prot     218     (Expired)    Solid State Device)               138216     153951       Mexico     Kaczmarek      09/04/74
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                 620/275      Mechanism for Three-Leaded
Prot     218     (Expired)    Solid State Device)               33919      1901         Venezuela  Kaczmarek      09/06/74
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/277      Solid State Device)                          P2453056.1   Germany    Kaczmarek      11/0/74
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/255      Solid State Device)               P17408460  P17408460    Brazil     Kaczmarek      10/10/74
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/273      Solid State Device)                          7411223      Holland    Kaczmarek      08/03/74
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218                  Solid State Device)                                       US         Kaczmarek
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                 620/278      Surge Arrester(Central Office
Prot     219     (abandoned)  Fiber Interconnection Enclosure)  34763      2683         Venezuela  Ori            12/01/74
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                 620/279      Surge Arrester(Central Office
Prot     219     (granted)    Fiber Interconnection Enclosure)  140123     156141       Mexico     Ori            01/21/75
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                 620/280      Surge Arrester(Central Office
Prot     219     (abandoned)  Fiber Interconnection Enclosure)             9346-1975    Japan      Ori            01/23/75
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                              Surge Arrester(Central Office
Prot     219     620/281      Fiber Interconnection Enclosure)  7503306    7503306      France     Ori            02/03/75
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                              Surge Arrester(Central Office
Prot     219     620/282      Fiber Interconnection Enclosure)  P17500660  P17500660    Brazil     Ori            01/31/75
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                              Surge Arrester(Central Office
Prot     219                  Fiber Interconnection Enclosure)                          USA        Ori
----------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                              Expiration  Publication  Publication
Family   Number    Number                  Title                Issue Date  Associates     Date        Number        Date
----------------------------------------------------------------------------------------------------------------------------
                              Clamping Arrangement and
Dist     215                  Method                                        Trexler
----------------------------------------------------------------------------------------------------------------------------
Dist     216                  Buried Cable Enclosure                        Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Multiple or Single Fiber Optic
FO       217                  Splice                                        Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Multiple or Single Fiber Optic
FO       217     620/253      Splice                            10/80
----------------------------------------------------------------------------------------------------------------------------
                              Multiple or Single Fiber Optic
FO       217     620/254      Splice                            08/78
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/272      Solid State Device)               09/81
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/274      Solid State Device)
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                 620/276      Mechanism for Three-Leaded
Prot     218     (Expired)    Solid State Device)               08/78
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                 620/275      Mechanism for Three-Leaded
Prot     218     (Expired)    Solid State Device)               06/76
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/277      Solid State Device)
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/255      Solid State Device)               10/74
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218     620/273      Solid State Device)
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
                              Communication Circuit (Fail-Safe
                              Mechanism for Three-Leaded
Prot     218                  Solid State Device)                           Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                 620/278      Surge Arrester(Central Office
Prot     219     (abandoned)  Fiber Interconnection Enclosure)  09/76
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                 620/279      Surge Arrester(Central Office
Prot     219     (granted)    Fiber Interconnection Enclosure)  08/79
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                 620/280      Surge Arrester(Central Office
Prot     219     (abandoned)  Fiber Interconnection Enclosure)
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                              Surge Arrester(Central Office
Prot     219     620/281      Fiber Interconnection Enclosure)  02/75
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                              Surge Arrester(Central Office
Prot     219     620/282      Fiber Interconnection Enclosure)  01/75
----------------------------------------------------------------------------------------------------------------------------
                              Line protector having a Gas Tube
                              Surge Arrester(Central Office
Prot     219                  Fiber Interconnection Enclosure)              Trexler
----------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                  Individual
Product   Case     Lawyer's                                        Patent     Serial                                   Filing
Family   Number     Number                 Title                   Number     Number     Country        Inventor        Date
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Barnes, Hartfort,
                                                                                                   Hilbert, Huggins,
                                                                                                   Kula, Longwell,
                                                                                                   Meinhard, Pool,
FO       220                  Multiple Fiber Optic Splice Body                          USA        Unger
--------------------------------------------------------------------------------------------------------------------------------
Dist     221                  Cable Stub Assembly                                       USA        Muntean, Unger
--------------------------------------------------------------------------------------------------------------------------------
Prot     222                  Sneak Fuse Solid State Module                             USA
--------------------------------------------------------------------------------------------------------------------------------
                              Terminal Block Assembly
Prot     223      620/395     (Secondary Solid State Module)                            USA
--------------------------------------------------------------------------------------------------------------------------------
Prot     224                  Line Protector                                            USA        Kaczmarek
--------------------------------------------------------------------------------------------------------------------------------
                              Vent Safe Air Gap for Use with
Prot     225                  Gas Tube Arrester                                         USA
--------------------------------------------------------------------------------------------------------------------------------
                              Compression Spring for
Prot     226                  Overvoltage Only C.O. Protectors                          US         Kacmarek
--------------------------------------------------------------------------------------------------------------------------------
                              gas Tube Tester(Surge Voltage
Prot     227      620/283     Arrester with Fail-safe Feature)              53287-1975  Japan      Baumbach           05/06/75
--------------------------------------------------------------------------------------------------------------------------------
                              gas Tube Tester(Surge Voltage
Prot     227                  Arrester with Fail-safe Feature)   4249224    18337       US         Baumbach           3/7/79
--------------------------------------------------------------------------------------------------------------------------------
Dist     229                  Closure Assy. and Bracket                                 USA        Leschinger
--------------------------------------------------------------------------------------------------------------------------------
Prot     230                  EPM Insulator                                             USA        Nadkarni
--------------------------------------------------------------------------------------------------------------------------------
Prot     231                  Gas Filled Surge Arrester          1214508    428138      Canada     Toda               5/2/84
--------------------------------------------------------------------------------------------------------------------------------

Prot     231                  Gas Filled Surge Arrester          4491893    493231      US         Toda               5/10/83
--------------------------------------------------------------------------------------------------------------------------------
                              Buffer Gripping Teeth on Corelinx
FO       232                  (900 Micron Size)                                         USA
--------------------------------------------------------------------------------------------------------------------------------
                              Surge Voltage Arrester with Vent
Prot     233                  Safe Feature                       4321649    54667       US         A. Gilberts        29041
--------------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     234                  Communications Circuit             4325100    158913      US         Baumbach           6/12/80
--------------------------------------------------------------------------------------------------------------------------------
                              Ready Access Closure for
Dist     235                  Communication Cables               4260848    126973      US         Amaya              3/3/80
--------------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     236                  Communicator Circuit               4262317    22715       US         Baumbach           3/22/79
--------------------------------------------------------------------------------------------------------------------------------
                              "Starburst" Cross-Connect
X-Conn   237                  Terminals                          4563053    591771      USA        Pavel              3/21/84
--------------------------------------------------------------------------------------------------------------------------------

                  Individual
Product   Case     Lawyer's                                                              Expiration    Publication  Publication
Family   Number     Number                 Title                 Issue Date  Associates     Date          Number        Date
-------------------------------------------------------------------------------------------------------------------------------
FO       220                  Multiple Fiber Optic Splice Body               Trexler
-------------------------------------------------------------------------------------------------------------------------------
Dist     221                  Cable Stub Assembly                            Trexler
-------------------------------------------------------------------------------------------------------------------------------
Prot     222                  Sneak Fuse Solid State Module                  Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              Terminal Block Assembly
Prot     223      620/395     (Secondary Solid State Module)                 Trexler
-------------------------------------------------------------------------------------------------------------------------------
Prot     224                  Line Protector                                 Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              Vent Safe Air Gap for Use with
Prot     225                  Gas Tube Arrester                              Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              Compression Spring for
Prot     226                  Overvoltage Only C.O. Protectors               Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              gas Tube Tester(Surge Voltage
Prot     227      620/283     Arrester with Fail-safe Feature)
-------------------------------------------------------------------------------------------------------------------------------
                              gas Tube Tester(Surge Voltage
Prot     227                  Arrester with Fail-safe Feature)               Trexler
-------------------------------------------------------------------------------------------------------------------------------
Dist     229                  Closure Assy. and Bracket                      Trexler
-------------------------------------------------------------------------------------------------------------------------------
Prot     230                  EPM Insulator                                  Trexler
-------------------------------------------------------------------------------------------------------------------------------
Prot     231                  Gas Filled Surge Arrester           11/25/86   Comp. Pat.  Drop 6/20/96
-------------------------------------------------------------------------------------------------------------------------------
                                                                             Comp. Pat
Prot     231                  Gas Filled Surge Arrester           1/1/85     Annu        7/1/96
-------------------------------------------------------------------------------------------------------------------------------
                              Buffer Gripping Teeth on Corelinx
FO       232                  (900 Micron Size)                              Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              Surge Voltage Arrester with Vent
Prot     233                  Safe Feature                        3/23/82    Trexler     3/23/99
-------------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     234                  Communications Circuit                         Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              Ready Access Closure for
Dist     235                  Communication Cables                           Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     236                  Communicator Circuit                           Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              "Starburst" Cross-Connect                      Comp. Pat.
X-Conn   237                  Terminals                           1/7/86     Annu        7/7/97
-------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent     Serial                                     Filing
Family   Number    Number                 Title                  Number     Number       Country        Inventor        Date
--------------------------------------------------------------------------------------------------------------------------------
                             Preterminated Block System and
Conn     238                 Method of Installing same         4234756    25009        US           Jackula, Ziegler  3/29/79
--------------------------------------------------------------------------------------------------------------------------------
Dist     239                 Low Profile Marina Terminal                               USA          Marks
--------------------------------------------------------------------------------------------------------------------------------
                             Surge Voltage Arrester w/
Prot     240                 Ventsafe Feature                  4241374    7363         US           A. Gilberts       1/29/79
--------------------------------------------------------------------------------------------------------------------------------
Conn     241                 Terminal Block Assembly           3957335    492057       US           Troy              7/26/74
--------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for Communication
Prot     242     620/284     Circuit                                      G7623284.3   Germany      Baumbach          07/23/76
--------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for Communication
Prot     242     620/287     Circuit                                      17308        Iran         Baumbach          05/05/76
--------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for Communication
Prot     242                 Circuit                           3975664    599700       USA          Baumbach          7/28/75
--------------------------------------------------------------------------------------------------------------------------------
Prot     243     620/320     Surge Arrester                               P26418586    Germany      A. Gilberts       09/07/76
--------------------------------------------------------------------------------------------------------------------------------
Prot     243     620/288     Surge Arrester                               110015-1976  Japan        A. Gilberts       09/06/76
--------------------------------------------------------------------------------------------------------------------------------
Prot     243                 Surge Arrester                    4013927    614742       US           A. Gilberts       9/18/75
--------------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244     620/285     Connector Assembly                           G7719950.9   Ger (Gebr.)  Paluch            06/25/77
--------------------------------------------------------------------------------------------------------------------------------
                 620/256     Telephone Distribution Frame
CO       244     (expired)   Connector Assembly                           7715161      France       Paluch            05/07/77
--------------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244     620/286     Connector Assembly                           7705372      Holland      Paluch            05/06/77
--------------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244     620/258     Connector Assembly                           7704228-1    Sweden       Paluch            04/13/77
--------------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244                 Connector Assembly                4037910    722426       US           Paluch            9/13/76
--------------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244     620/257     Connector Assembly                           P2728703.2   Germany      Paluch            06/25/77
--------------------------------------------------------------------------------------------------------------------------------
                             Modulear Distribution Frame                                            B. Brey, Paluch,
CO       246                 Assembly                          4002856    591037       US           Sedlacek          6/27/75
--------------------------------------------------------------------------------------------------------------------------------
Prot     247                 Gas Tube Tester                   3938034    467066       USA          Japenga           5/6/74
--------------------------------------------------------------------------------------------------------------------------------
Prot     248                 Line Protector                    4208694    950422       US           Gilberts          28774
--------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates     Date        Number        Date
---------------------------------------------------------------------------------------------------------------------------
                             Preterminated Block System and                Quarles &
Conn     238                 Method of Installing same         11/18/80    Brady
---------------------------------------------------------------------------------------------------------------------------
Dist     239                 Low Profile Marina Terminal                   Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Surge Voltage Arrester w/
Prot     240                 Ventsafe Feature                              Trexler
---------------------------------------------------------------------------------------------------------------------------
Conn     241                 Terminal Block Assembly           5/18/76     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for Communication
Prot     242     620/284     Circuit
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for Communication
Prot     242     620/287     Circuit
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for Communication
Prot     242                 Circuit                           8/17/76     Trexler     34198
---------------------------------------------------------------------------------------------------------------------------
Prot     243     620/320     Surge Arrester
---------------------------------------------------------------------------------------------------------------------------
Prot     243     620/288     Surge Arrester
---------------------------------------------------------------------------------------------------------------------------
Prot     243                 Surge Arrester                    3/22/77     Trexler     34415
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244     620/285     Connector Assembly
---------------------------------------------------------------------------------------------------------------------------
                 620/256     Telephone Distribution Frame
CO       244     (expired)   Connector Assembly
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244     620/286     Connector Assembly
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244     620/258     Connector Assembly
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244                 Connector Assembly                            Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       244     620/257     Connector Assembly
---------------------------------------------------------------------------------------------------------------------------
                             Modulear Distribution Frame
CO       246                 Assembly                          1/11/77     Trexler     34345
---------------------------------------------------------------------------------------------------------------------------
Prot     247                 Gas Tube Tester                   2/10/76     Trexler     34010
---------------------------------------------------------------------------------------------------------------------------
Prot     248                 Line Protector                    29389       Trexler     35598
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent     Serial                                 Filing
Family   Number    Number                  Title                  Number     Number     Country     Inventor         Date
------------------------------------------------------------------------------------------------------------------------------
                              Line Protector for Communication                                    Lundsgaard,
Prot     249                  Circuit                           4056840    279004      USA        Sedlacek          6/1/76
------------------------------------------------------------------------------------------------------------------------------
                 620/259      Line Protector for Communication                                    Lundsgaard,
Prot     249     (abandoned)  Circuit                                      53779-1977  Japan      Sedlacek          05/02/77
------------------------------------------------------------------------------------------------------------------------------
                              Line Protector for Communication                                    Lundsgaard,
Prot     249                  Circuit                           1087679    685724      Canada     Sedlacek          11/1/77
------------------------------------------------------------------------------------------------------------------------------
Conn     250                  Terminal Block                    1092177    108963      US         Reffay, Sedlacek  12/8/76
------------------------------------------------------------------------------------------------------------------------------
Conn     250                  Terminal Block                    4059331    659796      USA        Reffay, Sedlacek  2/20/76
------------------------------------------------------------------------------------------------------------------------------
Conn     250                  TERMINAL BLOCK                                           Brazil     Sedlacek, Reffay
------------------------------------------------------------------------------------------------------------------------------
Conn     250                  TERMINAL BLOCK                                           USA        Sedlacek, Reffay
------------------------------------------------------------------------------------------------------------------------------
                              Device for Cleaning Greas-filled
Dist     251                  Cable Stub                        4272300    119095      US         Burtelson         29257
------------------------------------------------------------------------------------------------------------------------------
Conn     252                  Electrical Connector              1093653    274290      Canada     Paluch            3/18/77
------------------------------------------------------------------------------------------------------------------------------
Conn     252                  Electrical Connector              4106837    749062      USA        Paluch            12/9/76
------------------------------------------------------------------------------------------------------------------------------
                              Electrical Terminal having means
                              for Retention in connector
                              Blocks(ELECTRICAL
Conn     252                  CONNECTOR)                                               USA        Paluch
------------------------------------------------------------------------------------------------------------------------------
                              Electrical Terminal having means
                              for Retention in connector
                 620/348      Blocks(ELECTRICAL
Conn     252     (expired)    CONNECTOR)                        1093653    345229      Canada     Paluch            02/07/80
------------------------------------------------------------------------------------------------------------------------------
                              Electrical Terminal having means
                              for Retention in connector
                              Blocks(ELECTRICAL
Conn     252     620/260      CONNECTOR)                                   P2712895.6  Germany    Paluch            03/04/77
------------------------------------------------------------------------------------------------------------------------------

Conn     253                  Cable Bonding Clamp               4195895    8423        US         Ziegler           2/1/79
------------------------------------------------------------------------------------------------------------------------------
                              Terminal Module w/ Dual Binding
Conn     254                  Post Terminals                    4159159                US         Kaucic
------------------------------------------------------------------------------------------------------------------------------
Prot     255                  Gas Tube with carbon electrodes                          US         Baumbach
------------------------------------------------------------------------------------------------------------------------------
         256                  Sentinel Trademark                1092177    108963      US         Miskovetz         12/8/76
------------------------------------------------------------------------------------------------------------------------------
         256                  Sentinel Trademark                1092184    116602      USA        Miskovetz         2/22/77
------------------------------------------------------------------------------------------------------------------------------
                              GAS FILLED SURGE
Prot     257                  ARRESTOR                          4104693    778992      USA        Miskovetz         3/18/77
------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                              Expiration  Publication  Publication
Family   Number    Number                  Title                Issue Date  Associates    Date         Number        Date
---------------------------------------------------------------------------------------------------------------------------
                              Line Protector for Communication
Prot     249                  Circuit                           11/1/79     Trexler
---------------------------------------------------------------------------------------------------------------------------
                 620/259      Line Protector for Communication
Prot     249     (abandoned)  Circuit
---------------------------------------------------------------------------------------------------------------------------
                              Line Protector for Communication
Prot     249                  Circuit                           7/28/77     Trexler
---------------------------------------------------------------------------------------------------------------------------
Conn     250                  Terminal Block                    5/30/78     Trexler
---------------------------------------------------------------------------------------------------------------------------
Conn     250                  Terminal Block                    11/22/77    Trexler
---------------------------------------------------------------------------------------------------------------------------
Conn     250                  TERMINAL BLOCK                                test
---------------------------------------------------------------------------------------------------------------------------
Conn     250                  TERMINAL BLOCK                                TEST
---------------------------------------------------------------------------------------------------------------------------
                              Device for Cleaning Greas-filled
Dist     251                  Cable Stub                        29746       Trexler     35955
---------------------------------------------------------------------------------------------------------------------------
Conn     252                  Electrical Connector              1/31/81     Trexler
---------------------------------------------------------------------------------------------------------------------------
Conn     252                  Electrical Connector              8/15/78     Trexler
---------------------------------------------------------------------------------------------------------------------------
                              Electrical Terminal having means
                              for Retention in connector
                              Blocks(ELECTRICAL
Conn     252                  CONNECTOR)                                    Trexler
---------------------------------------------------------------------------------------------------------------------------
                              Electrical Terminal having means
                              for Retention in connector
                 620/348      Blocks(ELECTRICAL
Conn     252     (expired)    CONNECTOR)                        01/81
---------------------------------------------------------------------------------------------------------------------------
                              Electrical Terminal having means
                              for Retention in connector
                              Blocks(ELECTRICAL
Conn     252     620/260      CONNECTOR)
---------------------------------------------------------------------------------------------------------------------------
                                                                            Quaries &
Conn     253                  Cable Bonding Clamp               4/1/80      Brady       4/1/97
---------------------------------------------------------------------------------------------------------------------------
                              Terminal Module w/ Dual Binding
Conn     254                  Post Terminals                    29032       Trexler     35242
---------------------------------------------------------------------------------------------------------------------------
Prot     255                  Gas Tube with carbon electrodes               Trexler
---------------------------------------------------------------------------------------------------------------------------
         256                  Sentinel Trademark                5/30/78     Trexler
---------------------------------------------------------------------------------------------------------------------------
         256                  Sentinel Trademark                5/30/78     Trexler
---------------------------------------------------------------------------------------------------------------------------
                              GAS FILLED SURGE
Prot     257                  ARRESTOR                          8/1/78      Trexler
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent     Serial                                Filing
Family   Number    Number                  Title                  Number     Number     Country      Inventor       Date
----------------------------------------------------------------------------------------------------------------------------
Prot     258                  SURGE ARRESTER                    4128855    788116      USA        Miskovetz       4/18/77
----------------------------------------------------------------------------------------------------------------------------
                 620/325
Prot     258     (abandoned)  SURGE ARRESTER                               044729-78   Japan      Miskovetz       04-14-78
----------------------------------------------------------------------------------------------------------------------------
                 620/326
Prot     258     (abandoned)  SURGE ARRESTER                               35186-78    Australia  Miskovetz       04/18/78
----------------------------------------------------------------------------------------------------------------------------
Prot     258                  SURGE ARRESTER                    1098958    300460      CANADA     Miskovetz       4/5/78
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            11469      6711998     TAIWAN     Baumbach, Saul  9/26/78
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            4159500    852325      USA        Baumbach, Saul  11/17/77
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            78-32246   7832446     FRANCE     Baumbach, Saul  9/11/78
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            1105548    311954      CANADA     Baumbach, Saul  9/11/78
----------------------------------------------------------------------------------------------------------------------------
Prot     259                  MODULAR LINE PROTECTOR                                   USA        Baumbach, Saul
----------------------------------------------------------------------------------------------------------------------------
Prot     259     620/330      MODULAR LINE PROTECTOR            4159500    852325      Taiwan     Baumbach, Saul  11/07/77
----------------------------------------------------------------------------------------------------------------------------
                 620/365
Prot     259     (expired)    MODULAR LINE PROTECTOR            1113147    365989      A-Canada   Baumbach, Saul  12/02/80
----------------------------------------------------------------------------------------------------------------------------
                 620/366
Prot     259     (expired)    MODULAR LINE PROTECTOR            1124778    365990      B-Canada   Baumbach, Saul  12/02/80
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            20435      22780       IRAN       Baumbach, Saul  10/31/78
----------------------------------------------------------------------------------------------------------------------------
                                                                                                  R. Dawson, F.
         260                  Breakaway Nuts                                           USA        Burtelson
----------------------------------------------------------------------------------------------------------------------------
                              Multi-Purpose Heavy Duty
Prot     261                  Protector for Outdoor Exposure                           USA
----------------------------------------------------------------------------------------------------------------------------
                                                                                                  J. Bennett, A.
         262                  Screw with captive washer                                USA        Gilberts
----------------------------------------------------------------------------------------------------------------------------
                              Improved Surge Arrestor
Prot     263                  Response                                                 USA        P. Lundsgaard
----------------------------------------------------------------------------------------------------------------------------
                              Surge Arrestor w/ Internal
Prot     264                  Fail-safe                                                USA        P. Lundsgaard
----------------------------------------------------------------------------------------------------------------------------
Prot     265                  Line Protector                    4158869    826035      USA        Gilberts        8/19/77
----------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                              Expiration  Publication  Publication
Family   Number    Number                  Title                Issue Date  Associates     Date        Number        Date
----------------------------------------------------------------------------------------------------------------------------
Prot     258                  SURGE ARRESTER                    12/5/78     Trexler
----------------------------------------------------------------------------------------------------------------------------
                 620/325
Prot     258     (abandoned)  SURGE ARRESTER
----------------------------------------------------------------------------------------------------------------------------
                 620/326
Prot     258     (abandoned)  SURGE ARRESTER
----------------------------------------------------------------------------------------------------------------------------
Prot     258                  SURGE ARRESTER                    4/7/81      Trexler
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            9/1/79      Trexler
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            6/26/79     Trexler
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            7/21/81     Trexler
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            11/24/81    Trexler
----------------------------------------------------------------------------------------------------------------------------
Prot     259                  MODULAR LINE PROTECTOR                        Trexler
----------------------------------------------------------------------------------------------------------------------------
Prot     259     620/330      MODULAR LINE PROTECTOR            06/79
----------------------------------------------------------------------------------------------------------------------------
                 620/365
Prot     259     (expired)    MODULAR LINE PROTECTOR            11/81
----------------------------------------------------------------------------------------------------------------------------
                 620/366
Prot     259     (expired)    MODULAR LINE PROTECTOR            06/82
----------------------------------------------------------------------------------------------------------------------------
         259                  Modular Line Protector            10/31/78    Trexler
----------------------------------------------------------------------------------------------------------------------------
         260                  Breakaway Nuts
----------------------------------------------------------------------------------------------------------------------------
                              Multi-Purpose Heavy Duty
Prot     261                  Protector for Outdoor Exposure                Trexler
----------------------------------------------------------------------------------------------------------------------------
         262                  Screw with captive washer
----------------------------------------------------------------------------------------------------------------------------
                              Improved Surge Arrestor
Prot     263                  Response
----------------------------------------------------------------------------------------------------------------------------
                              Surge Arrestor w/ Internal
Prot     264                  Fail-safe
----------------------------------------------------------------------------------------------------------------------------
Prot     265                  Line Protector                    6/19/79     Trexler     6/19/96
----------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent      Serial                               Filing
Family   Number    Number                  Title                 Number      Number     Country      Inventor      Date
----------------------------------------------------------------------------------------------------------------------------
Prot     266     620/329      Multi-Arc Gap Surge Arrester     P28320607   G7821852.7  Germany    Lundsgaard     07/21/78
----------------------------------------------------------------------------------------------------------------------------
Prot     266                  Multi-Arc Gap Surge Arrester     7827499                 France     Lundsgaard     3/19/84
----------------------------------------------------------------------------------------------------------------------------
Prot     266                  Multi-Arc Gap Surge Arrester                             Japan      Lundsgaard
----------------------------------------------------------------------------------------------------------------------------
Prot     266                  Multi-Arc Gap Surge Arrester     4142220     836585      USA        Lundsgaard     9/26/77
----------------------------------------------------------------------------------------------------------------------------
         267                  HOTSPLICER TRADEMARK             1092569     205492      USA        Miskovetz      2/28/79
----------------------------------------------------------------------------------------------------------------------------
                              CABLE MOLDING APPARATUS
Dist     268                  & METHOD                         4145176     863257      USA        Nelson         12/22/77
----------------------------------------------------------------------------------------------------------------------------
                              HIGH VOLTAGE CABLE SPLICE
Dist     269                  APPARATUS                        4004867     244822      CANADA     Nelson         2/2/76
----------------------------------------------------------------------------------------------------------------------------
                              HIGH VOLTAGE CABLE SPLICE
Dist     269                  APPARATUS                        3970735     545948      USA        Nelson         1/31/75
----------------------------------------------------------------------------------------------------------------------------
         270                  MITS 70 - TRADEMARK                                      USA        Miskovetz
----------------------------------------------------------------------------------------------------------------------------
         271                  LORDEL TRADEMARK                             153577      USA        Miskovetz      12/27/77
----------------------------------------------------------------------------------------------------------------------------
Conn     272                  Terminal Block (BPI)                                     CANADA     Harry Ims
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            79-01535    7901535     FRANCE     Baumbach       1/22/79
----------------------------------------------------------------------------------------------------------------------------
                 620/331      Line Protector for
Prot     273     (abandoned)  Communication Circuit                        G7900616.9  Germany    Baumbach       11/01/79
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            21119       23574       IRAN       Baumbach       6/19/79
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            1362664     004450/79   JAPAN      Baumbach       1/17/79
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            1094150     990700      CANADA     Baumbach       10/18/78
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            11955       6711999     TAIWAN     Baumbach       9/26/78
----------------------------------------------------------------------------------------------------------------------------
                 620/324      Line Protector for
Prot     273     (expired)    Communication Circuit            4168515     880390      US         Baumbach       2/23/78
----------------------------------------------------------------------------------------------------------------------------
                              Termination System for
CO       274     620/339      Communication Lines              12952       6811058     Taiwan     B. Brey        05/07/79
----------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                  Title               Issue Date  Associates     Date        Number        Date
---------------------------------------------------------------------------------------------------------------------------
Prot     266     620/329      Multi-Arc Gap Surge Arrester                 Trexler
---------------------------------------------------------------------------------------------------------------------------
Prot     266                  Multi-Arc Gap Surge Arrester                 Trexler
---------------------------------------------------------------------------------------------------------------------------
Prot     266                  Multi-Arc Gap Surge Arrester                 Trexler
---------------------------------------------------------------------------------------------------------------------------
Prot     266                  Multi-Arc Gap Surge Arrester     2/27/79     Trexler
---------------------------------------------------------------------------------------------------------------------------
         267                  HOTSPLICER TRADEMARK             5/30/88     Trexler
---------------------------------------------------------------------------------------------------------------------------
                              CABLE MOLDING APPARATUS
Dist     268                  & METHOD                         3/20/79     Trexler
---------------------------------------------------------------------------------------------------------------------------
                              HIGH VOLTAGE CABLE SPLICE
Dist     269                  APPARATUS                        10/17/78    Trexler
---------------------------------------------------------------------------------------------------------------------------
                              HIGH VOLTAGE CABLE SPLICE
Dist     269                  APPARATUS                        7/20/76     Trexler
---------------------------------------------------------------------------------------------------------------------------
         270                  MITS 70 - TRADEMARK                          Trexler
---------------------------------------------------------------------------------------------------------------------------
         271                  LORDEL TRADEMARK                             Trexler
---------------------------------------------------------------------------------------------------------------------------
Conn     272                  Terminal Block (BPI)
---------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            12/9/81     Trexler
---------------------------------------------------------------------------------------------------------------------------
                 620/331      Line Protector for
Prot     273     (abandoned)  Communication Circuit
---------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            6/19/79     Trexler
---------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            2/9/87      Trexler
---------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            1/20/81     Trexler
---------------------------------------------------------------------------------------------------------------------------
                              Line Protector for
Prot     273                  Communication Circuit            9/26/78     Trexler
---------------------------------------------------------------------------------------------------------------------------
                 620/324      Line Protector for
Prot     273     (expired)    Communication Circuit            9/18/79     Trexler
---------------------------------------------------------------------------------------------------------------------------
                              Termination System for
CO       274     620/339      Communication Lines              7/1/80      Trexler
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent     Serial                                  Filing
Family   Number    Number                 Title                  Number     Number     Country        Inventor       Date
-----------------------------------------------------------------------------------------------------------------------------
                             Termination System for
CO       274     620/338     Communication Lines               7914148    7914148     France       B. Brey         06/01/79
-----------------------------------------------------------------------------------------------------------------------------
                             Termination System for
CO       274                 Communication Lines               4160880    911874      US           B. Brey         6/2/78
-----------------------------------------------------------------------------------------------------------------------------
                             Termination System for
CO       274     620/337     Communication Lines               1118879    327682      Canada       B. Brey         5/15/79
-----------------------------------------------------------------------------------------------------------------------------
                             Modular Termination System for
         274                 Communication Lines                                      USA          B. Brey
-----------------------------------------------------------------------------------------------------------------------------
Prot     275                 Stationer Protector                                      USA          J. Saul
-----------------------------------------------------------------------------------------------------------------------------
         276     620/304     Cable Stripper tool               1083153    97714-1972  Japan                        9/10/72
-----------------------------------------------------------------------------------------------------------------------------
         276     620/303     Cable Stripper tool               966115     53070-A72   Italy                        9/9/72
-----------------------------------------------------------------------------------------------------------------------------
FO       277                 Optical Fiber Coupling System                79302126.2  EPC          Hooven          10/5/79
-----------------------------------------------------------------------------------------------------------------------------
FO       277                 Optical Fiber Coupling System                972680      UA           Hooven          12/26/78
-----------------------------------------------------------------------------------------------------------------------------
FO       277                 Optical Fiber Coupling System                951534      USA          Hooven          10/16/78
-----------------------------------------------------------------------------------------------------------------------------
                             DEVICE FOR CLEANING A
         278     620/328     GREASE FILLED CABLE STUB          4272300    119095      USA          Burtelson       2/6/80
-----------------------------------------------------------------------------------------------------------------------------
                             DEVICE FOR CLEANING A
         278     620/349     GREASE FILLED CABLE STUB          4216369    933056      USA          Burtelson       8/11/78
-----------------------------------------------------------------------------------------------------------------------------
         279                 MINI-MAX TRADEMARK                1121782    148805      USA          Miskovetz       11/16/77
-----------------------------------------------------------------------------------------------------------------------------
Prot     280     620/344     LINE PROTECTOR                    13648      6811854     TAIWAN       A. Gilberts     8/16/79
-----------------------------------------------------------------------------------------------------------------------------
Prot     280     620/332     LINE PROTECTOR                    4208694    950422      USA          A. Gilberts     10/11/78
-----------------------------------------------------------------------------------------------------------------------------
Prot     280     620/343     LINE PROTECTOR                    17273      22950       PHILIPPINES  A. Gilberts     8/23/79
-----------------------------------------------------------------------------------------------------------------------------
Prot     280     620/342     LINE PROTECTOR                    1125843    333735      CANADA       A. Gilberts     8/04/79
-----------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281     620/345     VENTSAFE FEATURE                  1137541    344135      CANADA       A. Gilberts     1/22/80
-----------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281                 VENTSAFE FEATURE                  014543     80300224.5  G.BRITAIN    A. Gilberts     1/24/80
-----------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates     Date        Number        Date
---------------------------------------------------------------------------------------------------------------------------
                             Termination System for
CO       274     620/338     Communication Lines               4/29/86     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Termination System for
CO       274                 Communication Lines               7/10/79     Trexler     7/10/96
---------------------------------------------------------------------------------------------------------------------------
                             Termination System for
CO       274     620/337     Communication Lines               2/23/82     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Modular Termination System for
         274                 Communication Lines                           Trexler
---------------------------------------------------------------------------------------------------------------------------
Prot     275                 Stationer Protector
---------------------------------------------------------------------------------------------------------------------------
         276     620/304     Cable Stripper tool               9/72
---------------------------------------------------------------------------------------------------------------------------
         276     620/303     Cable Stripper tool               9/72
---------------------------------------------------------------------------------------------------------------------------
FO       277                 Optical Fiber Coupling System                 Trexler
---------------------------------------------------------------------------------------------------------------------------
FO       277                 Optical Fiber Coupling System                 Trexler
---------------------------------------------------------------------------------------------------------------------------
FO       277                 Optical Fiber Coupling System                 Trexler
---------------------------------------------------------------------------------------------------------------------------
                             DEVICE FOR CLEANING A
         278     620/328     GREASE FILLED CABLE STUB          6/9/81      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             DEVICE FOR CLEANING A
         278     620/349     GREASE FILLED CABLE STUB          8/5/80      Trexler
---------------------------------------------------------------------------------------------------------------------------
         279                 MINI-MAX TRADEMARK                7/10/79     Trexler
---------------------------------------------------------------------------------------------------------------------------
Prot     280     620/344     LINE PROTECTOR                    10/1/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
Prot     280     620/332     LINE PROTECTOR                    6/17/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
Prot     280     620/343     LINE PROTECTOR                    7/15/84     Trexler
---------------------------------------------------------------------------------------------------------------------------
Prot     280     620/342     LINE PROTECTOR                    6/15/82     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281     620/345     VENTSAFE FEATURE                  12/14/82    Trexler
---------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281                 VENTSAFE FEATURE                  1/24/80     Trexler
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent     Serial                                Filing
Family   Number    Number                 Title                  Number     Number     Country      Inventor       Date
---------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281                 VENTSAFE FEATURE                  014543     80300224.5  W.GERMANY  A. Gilberts     1/24/80
---------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281     620/333     VENTSAFE FEATURE                  4241374    7363        USA        A. Gilberts     1/29/79
---------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281                 VENTSAFE FEATURE                  18021      7024621     TAIWAN     A. Gilberts     1/28/80
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282                 WITH FAILSAFE FEATURE             0017324    80300493.6  G.BRITAIN  Baumbach        2/21/80
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282     620/350     WITH FAILSAFE FEATURE             1137542    345938      CANADA     Baumbach        2/19/80
---------------------------------------------------------------------------------------------------------------------------
                 620/351     SURGE VOLTAGE ARRESTER
Prot     282     (granted)   WITH FAILSAFE FEATURE             0017324    80300493.6  FRANCE     Baumbach        2/21/80
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282                 WITH FAILSAFE FEATURE             P3063019.4 80300493.6  GERMANY    Baumbach        2/21/80
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282     6220/352    WITH FAILSAFE FEATURE             15327      6910461     TAIWAN     Baumbach        02/2/80
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282     620/334     WITH FAILSAFE FEATURE             4249224    18337       USA        Baumbach        3/7/79
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283                 COMMUNICATION CIRCUIT             P3061718.6 80300593.3  W.GERMANY  Baumbach        2/28/80
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283     620/335     COMMUNICATION CIRCUIT             4262317    23715       USA        Baumbach        3/22/79
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283     620/356     COMMUNICATION CIRCUIT             14692      6910479     TAIWAN     Baumbach        7/1/81
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283                 COMMUNICATION CIRCUIT             0017337    80300593.3  FRANCE     Baumbach        2/28/80
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283     620/353     COMMUNICATION CIRCUIT             1137543    346087      CANADA     Baumbach        2/20/80
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283                 COMMUNICATION CIRCUIT             0017337    80300593.3  G.BRITAIN  Baumbach        2/28/80
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     284     620/358     COMMUNICATION CIRCUIT             17128      6910480     TAIWAN     Baumbach        2/23/80
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     284                 COMMUNICATION CIRCUIT             4233641    27680       USA        Baumbach        4/6/79
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     284     620/357     COMMUNICATION CIRCUIT             1137544    346088      CANADA     Baumbach        2/20/80
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER WITH
Prot     285     620/363     VENTSAFE FEATURE                  1152557    357040      CANADA     A. Gilberts     7/25/80
---------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates     Date        Number        Date
---------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281                 VENTSAFE FEATURE                  1/24/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281     620/333     VENTSAFE FEATURE                  12/23/80    Trexler
---------------------------------------------------------------------------------------------------------------------------
                             SURGE ARRESTER W/
Prot     281                 VENTSAFE FEATURE                  1/28/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282                 WITH FAILSAFE FEATURE             2/21/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282     620/350     WITH FAILSAFE FEATURE             12/14/82    Trexler
---------------------------------------------------------------------------------------------------------------------------
                 620/351     SURGE VOLTAGE ARRESTER
Prot     282     (granted)   WITH FAILSAFE FEATURE             2/21/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282                 WITH FAILSAFE FEATURE             2/21/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282     6220/352    WITH FAILSAFE FEATURE             08/81
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER
Prot     282     620/334     WITH FAILSAFE FEATURE             2/3/81      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283                 COMMUNICATION CIRCUIT             2/28/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283     620/335     COMMUNICATION CIRCUIT             4/14/81     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283     620/356     COMMUNICATION CIRCUIT             9/1/81      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283                 COMMUNICATION CIRCUIT             2/28/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283     620/353     COMMUNICATION CIRCUIT             12/14/82    Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     283                 COMMUNICATION CIRCUIT             2/28/80     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     284     620/358     COMMUNICATION CIRCUIT             6/16/82     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     284                 COMMUNICATION CIRCUIT             11/11/80    Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     284     620/357     COMMUNICATION CIRCUIT             12/14/82    Trexler
---------------------------------------------------------------------------------------------------------------------------
                             SURGE VOLTAGE ARRESTER WITH
Prot     285     620/363     VENTSAFE FEATURE                  8/23/83     Trexler
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent     Serial                                 Filing
Family   Number    Number                  Title                  Number     Number     Country       Inventor       Date
-----------------------------------------------------------------------------------------------------------------------------
                              SURGE VOLTAGE ARRESTER
Prot     285     620/340      WITH VENTSAFE FEATURE             4321649    54667       USA         A. Gilberts     7/5/79
-----------------------------------------------------------------------------------------------------------------------------
                              SURGE VOLTAGE ARRESTER
Prot     285                  WITH VENTSAFE FEATURE             0044894    8030592.3   G. BRITAIN  A. Gilberts     7/30/80
-----------------------------------------------------------------------------------------------------------------------------
                              SURGE VOLTAGE ARRESTER
Prot     285     620/364      WITH VENTSAFE FEATURE             14984      6912101     TAIWAN      A. Gilberts     7/27/81
-----------------------------------------------------------------------------------------------------------------------------
                              READY ACCESS CLOSURE
                 620/359      FOR COMMUNICATION
Dist     286     (expired)    CABLES                            1143807    367303      CANADA      Amaya           12/22/80
-----------------------------------------------------------------------------------------------------------------------------
                              READY ACCESS CLOSURE
                              FOR COMMUNICATION
Dist     286     620/368      CABLES                            4260848    126973      USA         Amaya           3/3/80
-----------------------------------------------------------------------------------------------------------------------------
                 620/369
FO       287     (granted)    Fiber Optic Connector             1143975    368483      CANADA      Roberts         1/14/81
-----------------------------------------------------------------------------------------------------------------------------
FO       287     620/347      Fiber Optic Connector                        113544      USA         Roberts         01-21-80
-----------------------------------------------------------------------------------------------------------------------------
FO       287     620/370      Fiber Optic Connector                        005845-81   Japan       Roberts         01/16/81
-----------------------------------------------------------------------------------------------------------------------------
                 620/375      Line Protector for a
Prot     288     (ABANDONED)  Communications Circuit                       000415      THAILAND                    03/07/81
-----------------------------------------------------------------------------------------------------------------------------
                 620/371      Line Protector for a
Prot     288     (GRANTED)    Communications Circuit            003722     81301200.2  EPO                         03/81
-----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     288     620/372      Communications Circuit            17579      1013-81     KOREA                       03/07/81
-----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     288     620/374      Communications Circuit            16065      7026770     TAIWAN                      02/26/81
-----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     288     620/370      Communications Circuit            4314304    134744      USA                         03/07/80
-----------------------------------------------------------------------------------------------------------------------------
                 620/373      Line Protector for a
Prot     288     (GRANTED)    Communications Circuit            1504723    37193-81    JAPAN                       03/03/81
-----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making
Dist     289     620/379      the Same                          19078      1314        KOREA       Baumbach        4/18/81
-----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making
Dist     289     620/377      the Same                          0038621    813010030   EPO         Baumbach        3/81
-----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making
Dist     289     620/153      the Same                          229150     284811      ARGENTINA   Baumbach        3/3/81
-----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making
Dist     289     620/376      the Same                          1148605    372925      CANADA      Baumbach        3/13/81
-----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making
Dist     289     620/378      the Same                          1544660    54937/81    JAPAN       Baumbach        4/10/81
-----------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                              Expiration  Publication  Publication
Family   Number    Number                  Title                Issue Date  Associates     Date        Number        Date
----------------------------------------------------------------------------------------------------------------------------
                              SURGE VOLTAGE ARRESTER
Prot     285     620/340      WITH VENTSAFE FEATURE             3/23/82     Trexler
----------------------------------------------------------------------------------------------------------------------------
                              SURGE VOLTAGE ARRESTER
Prot     285                  WITH VENTSAFE FEATURE             7/30/80     Trexler
----------------------------------------------------------------------------------------------------------------------------
                              SURGE VOLTAGE ARRESTER
Prot     285     620/364      WITH VENTSAFE FEATURE             2/25/82     Trexler
----------------------------------------------------------------------------------------------------------------------------
                              READY ACCESS CLOSURE
                 620/359      FOR COMMUNICATION
Dist     286     (expired)    CABLES                            3/29/83     Trexler
----------------------------------------------------------------------------------------------------------------------------
                              READY ACCESS CLOSURE
                              FOR COMMUNICATION
Dist     286     620/368      CABLES                            4/7/81      Trexler
----------------------------------------------------------------------------------------------------------------------------
                 620/369
FO       287     (granted)    Fiber Optic Connector             4/15/83     Trexler
----------------------------------------------------------------------------------------------------------------------------
FO       287     620/347      Fiber Optic Connector
----------------------------------------------------------------------------------------------------------------------------
FO       287     620/370      Fiber Optic Connector
----------------------------------------------------------------------------------------------------------------------------
                 620/375      Line Protector for a
Prot     288     (ABANDONED)  Communications Circuit
----------------------------------------------------------------------------------------------------------------------------
                 620/371      Line Protector for a
Prot     288     (GRANTED)    Communications Circuit            03/81
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     288     620/372      Communications Circuit            06/84
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     288     620/374      Communications Circuit            02/82
----------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     288     620/370      Communications Circuit            02/82
----------------------------------------------------------------------------------------------------------------------------
                 620/373      Line Protector for a
Prot     288     (GRANTED)    Communications Circuit            03/81
----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making                Comp. Pat.
Dist     289     620/379      the Same                          12/27/84    Annu.       12/27/93
----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making
Dist     289     620/377      the Same                          3/81
----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making
Dist     289     620/153      the Same                          6/30/83     Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making
Dist     289     620/376      the Same                          6/21/83     Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Communications Circuit Line
                              Protector and Method of Making
Dist     289     620/378      the Same                          2/15/90     Trexler
----------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent     Serial                                Filing
Family   Number    Number                 Title                  Number     Number     Country      Inventor       Date
---------------------------------------------------------------------------------------------------------------------------
                             Communications Circuit Line
                 620/361/    Protector and Method of Making
Dist     289     Expired     the Same                          4314302    141290      US         Baumbach        4/1//80
---------------------------------------------------------------------------------------------------------------------------
                             Communications Circuit Line
                             Protector and Method of Making
Dist     289     620/380     the Same                          15527      7010669     TAIWAN     Baumbach        3/11/81
---------------------------------------------------------------------------------------------------------------------------
                             Communications Circuit Line
                             Protector and Method of Making                           GREAT
Dist     289                 the Same                          0038621    80302592.3  BRITAIN    Baumbach        3/10/81
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/222     Connector Assembly                18884      7011939     TAIWAN     Baumbach        7/1/81
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290                 Connector Assembly                224701     286566      ARGENTINA  Baumbach        8/27/81
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/384     Connector Assembly                           2590-1981   Korea      Baumbach        07/16/81
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290                 Connector Assembly                1157554    381049      CANADA     Baumbach        7/3/81
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/367     Connector Assembly                4331839    215742      US         Baumbach        12/12/80
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/223     Connector Assembly                           000702      Thailand   Baumbach        12/02/81
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/385     Connector Assembly                           190569      Mexico     Baumbach        12/02/81
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/383     Connector Assembly                           122352-81   Japan      Baumbach        08/03/81
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291                 COMM.CIRCUIT                      19079      1986        KOREA      Baumbach        6/3/81
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291                 COMM.CIRCUIT                      223287     285467      ARGENTINA  Baumbach        5/27/81
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291     620/078     COMM.CIRCUIT                      4325100    158913      USA        Baumbach        6/12/80
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291                 COMM.CIRCUIT                      1142218    377185      CANADA     Baumbach        5/8/81
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291                 COMM.CIRCUIT                      16665      7011338     TAIWAN     Baumbach        5/11/81
---------------------------------------------------------------------------------------------------------------------------
                             Flood Cover Assembly for
                             Pedestal Closures & Method of
Dist     292                 Installing Same                   4661651    854532      US         Leschinger      4/22/86
---------------------------------------------------------------------------------------------------------------------------
         293                 TELEGARD TRADEMARK                1188523    299494      USA        Miskovetz       2/2/82
---------------------------------------------------------------------------------------------------------------------------
                             Splice for Electronic Cable and
Dist     294                 Related Method                               240495      USA        Kise            3/4/81
---------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates     Date        Number        Date
---------------------------------------------------------------------------------------------------------------------------
                             Communications Circuit Line
                 620/361/    Protector and Method of Making
Dist     289     Expired     the Same                          2/2/82      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Communications Circuit Line
                             Protector and Method of Making
Dist     289     620/380     the Same                          9/1/81      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Communications Circuit Line
                             Protector and Method of Making
Dist     289                 the Same                          7/10/85     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/222     Connector Assembly                1/16/83     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290                 Connector Assembly                12/30/81    Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/384     Connector Assembly
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290                 Connector Assembly                11/22/83    Trexler     3/23/99
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/367     Connector Assembly                5/25/82     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/223     Connector Assembly
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/385     Connector Assembly
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       290     620/383     Connector Assembly
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291                 COMM.CIRCUIT                      6/3/81      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291                 COMM.CIRCUIT                      7/31/81     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291     620/078     COMM.CIRCUIT                      4/13/82     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291                 COMM.CIRCUIT                      3/1/83      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
Prot     291                 COMM.CIRCUIT                      4/1/82      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Flood Cover Assembly for
                             Pedestal Closures & Method of                 Comp. Pat.
Dist     292                 Installing Same                   4/28/87     Annu        10/28/94
---------------------------------------------------------------------------------------------------------------------------
         293                 TELEGARD TRADEMARK                2/2/82      Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Splice for Electronic Cable and
Dist     294                 Related Method                                Trexler
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent     Serial                                Filing
Family   Number    Number                 Title                  Number     Number     Country      Inventor       Date
---------------------------------------------------------------------------------------------------------------------------
Dist     295                 Electonic Cable Splice                       275976      USA        Kise, Trinh     6/22/81
---------------------------------------------------------------------------------------------------------------------------
                 620/215
Prot     296     (GRANTED)   LINE PROTECTOR FOR A COMM. CKT.   1180373    412320      CANADA     Baumbach        9/28/82
---------------------------------------------------------------------------------------------------------------------------

Prot     296     620/219     LINE PROTECTOR FOR A COMM. CKT.   152048     194747      MEXICO     Baumbach        10/11/82
---------------------------------------------------------------------------------------------------------------------------
                 620/382
Prot     296     (GRANTED)   LINE PROTECTOR FOR A COMM. CKT.   4390921    310473      USA        Baumbach        10/13/81
---------------------------------------------------------------------------------------------------------------------------
                 620/220
Prot     296     (GRANTED)   LINE PROTECTOR FOR A COMM. CKT.   82-6931    82-6931     S AFRICA   Baumbach        09/01/82
---------------------------------------------------------------------------------------------------------------------------

Prot     296     620/217     LINE PROTECTOR FOR A COMM. CKT.              178230-82   JAPAN      Baumbach        10/08/82
---------------------------------------------------------------------------------------------------------------------------

Prot     296     620/214     LINE PROTECTOR FOR A COMM. CKT.   229370     290909      ARGENTINA  Baumbach        10/07/82
---------------------------------------------------------------------------------------------------------------------------
                 620/221
Prot     296     (EXPIRED)   LINE PROTECTOR FOR A COMM. CKT.   18693      7113105     TAIWAN     Baumbach        9/22/82
---------------------------------------------------------------------------------------------------------------------------
                 620/218
Prot     296     (EXPIRED)   LINE PROTECTOR FOR A COMM. CKT.   22015      4578        KOREA      Baumbach        10/12/82
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot     297                 Communications Circuit            82-7197                S AFRICA   Baumbach        9/30/82
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot     297     60/388      Communications Circuit            4422121    383278      US         Baumbach        5/28/82
---------------------------------------------------------------------------------------------------------------------------
         298                 TM SAFE                                                  USA
---------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame                 85301950.3  EPC        Suffi, Unger    3/20/85
---------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      4808116    907964      USA        Suffi, Unger    8/27/86
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       299                 Connector Assembly                238392     299818      Argentina  Suffi           3/21/85
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       299                 Connector Assembly                4808116    901964      US         Suffi, Unger    8/27/86
---------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      NI-23048               Taiwan     Suffi, Unger
---------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      157911     204690      Mexico     Suffi, Unger    3/20/85
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       299                 Connector Assembly                23048      74100719    Taiwan     Suffi           2/25/85
---------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates     Date        Number        Date
---------------------------------------------------------------------------------------------------------------------------
Dist     295                 Electonic Cable Splice                        Trexler
---------------------------------------------------------------------------------------------------------------------------
                 620/215
Prot     296     (GRANTED)   LINE PROTECTOR FOR A COMM. CKT.   1/2/85      Trexler
---------------------------------------------------------------------------------------------------------------------------

Prot     296     620/219     LINE PROTECTOR FOR A COMM. CKT.   5/24/85     Trexler
---------------------------------------------------------------------------------------------------------------------------
                 620/382
Prot     296     (GRANTED)   LINE PROTECTOR FOR A COMM. CKT.   6/28/83     Trexler
---------------------------------------------------------------------------------------------------------------------------
                 620/220
Prot     296     (GRANTED)   LINE PROTECTOR FOR A COMM. CKT.   09/82
---------------------------------------------------------------------------------------------------------------------------

Prot     296     620/217     LINE PROTECTOR FOR A COMM. CKT.
---------------------------------------------------------------------------------------------------------------------------

Prot     296     620/214     LINE PROTECTOR FOR A COMM. CKT.   07/09/83
---------------------------------------------------------------------------------------------------------------------------
                 620/221
Prot     296     (EXPIRED)   LINE PROTECTOR FOR A COMM. CKT.   5/1/83      Texler
---------------------------------------------------------------------------------------------------------------------------
                 620/218
Prot     296     (EXPIRED)   LINE PROTECTOR FOR A COMM. CKT.   7/17/86     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot     297                 Communications Circuit            8/31/83     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
Prot     297     60/388      Communications Circuit            12/20/83    Trexler     12/20/94
---------------------------------------------------------------------------------------------------------------------------
         298                 TM SAFE
---------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame                  Appleyard
---------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      2/28/89     Jones ETC.  2/28/00
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       299                 Connector Assembly                1/31/89     Trexler     1/31/04
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame                  Comp. Pat.
CO       299                 Connector Assembly                2/28/89     Annu.       8/28/96
---------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      8/15/85     Trexler
---------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      12/20/88    Uhthoff,
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Distribution Frame
CO       299                 Connector Assembly                8/16/85     Tiplo
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent     Serial                                 Filing
Family   Number    Number                 Title                  Number     Number     Country       Inventor       Date
----------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame                 60-052569   Japan       Suffi, Unger    3/18/85
----------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      1247224    472411      Canada      Suffi, Unger    6/7/88
----------------------------------------------------------------------------------------------------------------------------
                             Access Panel & Fanning Strip -
CO       299                 Telephone Dist. Frame                                    USA         Suffi, Unger
----------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      32614      85-876      Korea       Suffi, Unger    2/13/85
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communications Circuit (portion
Prot     300                 of term of patent                 4502088    476703      USA         Baumbach        3/18/83
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                 620/233     Communications Circuit (portion
Prot     300     (EXPIRED)   of term of patent                 27611      731148      Taiwan      Baumbach        3/23/84
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communications Circuit (portion
Prot     300                 of term of patent                 207511     207511      N. Zealand  Baumbach        3/15/84
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communications Circuit (portion
Prot     300     620/232     of term of patent                 55520      1373-1984   Korea       Baumbach        3/17/89
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                 620/230     Communications Circuit (portion
Prot     300     (GRANTED)   of term of patent                 1216622    449502      Canada      Baumbach        3/13/84
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communications Circuit (portion
Prot     300     620/231     of term of patent                 49436      49436-1984  Japan       Baumbach        3/16/84
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                 620/229     Communications Circuit (portion
Prot     300     (GRANTED)   of term of patent                 233832     296025      ARGENTINA   Baumbach        03/06/84
----------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                 620/234     Communications Circuit (portion                          Great
Prot     300     (GRANTED)   of term of patent                 2137032    8407104     Britian     Baumbach        3/19/84
----------------------------------------------------------------------------------------------------------------------------
Dist     301     620/391     Plastic Pedestal W/ Venting Cap   4631353    666760      USA         R. Marks        10/31/84
----------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Handling and Storing Cabled
Dist     302                 Spliced                                      60-244977   Japan       Coulombe        10/17/85
----------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Handling and Storing Cabled
Dist     302                 Spliced                           1250135    492372      Canada      Coulombe        10/7/85
----------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Handling and Storing Cabled
Dist     302                 Spliced                           4702551    06659580    USA         Coulombe        10/11/84
----------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Handling and Storing Cabled
Dist     302                 Spliced                                      854016      Norway      Coulombe        10/10/85
----------------------------------------------------------------------------------------------------------------------------
                 620/393     Cable Sheath Retaining Device
Dist     303     (GRANTED)   for Aerial Closure                4723053    888253      US          Amaya           7/21/86
----------------------------------------------------------------------------------------------------------------------------
         304                 Customer Fault Insulator                                 USA         Baumbach
----------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates        Date        Number        Date
------------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame                  Aoki
------------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      12/20/88    Comp. Pat
------------------------------------------------------------------------------------------------------------------------------
                             Access Panel & Fanning Strip -
CO       299                 Telephone Dist. Frame
------------------------------------------------------------------------------------------------------------------------------
CO       299                 Telephone Distribution Frame      10/31/89    Comp. Pat
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communications Circuit (portion
Prot     300                 of term of patent                 2/26/85     Trexler        2/26/96
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                 620/233     Communications Circuit (portion
Prot     300     (EXPIRED)   of term of patent                 7/1/85      Trexler
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communications Circuit (portion
Prot     300                 of term of patent                 3/15/84     Trexler
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communications Circuit (portion
Prot     300     620/232     of term of patent                 3/17/84     Trexler
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                 620/230     Communications Circuit (portion
Prot     300     (GRANTED)   of term of patent                 8/28/84     Trexler
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                             Communications Circuit (portion
Prot     300     620/231     of term of patent                 3/16/84     Trexler
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                 620/229     Communications Circuit (portion
Prot     300     (GRANTED)   of term of patent                 09/86
------------------------------------------------------------------------------------------------------------------------------
                             Line Protector for a
                 620/234     Communications Circuit (portion               Comp. Pat.
Prot     300     (GRANTED)   of term of patent                 3/19/84     Annu.          3/19/94
------------------------------------------------------------------------------------------------------------------------------
                                                                           Comp. Pat
Dist     301     620/391     Plastic Pedestal W/ Venting Cap   12/23/86    Annu.          6/23/94
------------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Handling and Storing Cabled
Dist     302                 Spliced                                       Aoki
------------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Handling and Storing Cabled                   Ridout &
Dist     302                 Spliced                           2/21/89     Maybe
------------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Handling and Storing Cabled
Dist     302                 Spliced                           10/27/87    Jones ETC.     10/11/04
------------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Handling and Storing Cabled                   Bryns Pantent
Dist     302                 Spliced                                       Co
------------------------------------------------------------------------------------------------------------------------------
                 620/393     Cable Sheath Retaining Device
Dist     303     (GRANTED)   for Aerial Closure                2/2/88      Trexler        2/2/05
------------------------------------------------------------------------------------------------------------------------------
         304                 Customer Fault Insulator                      Trexler
------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                         Patent     Serial                                  Filing
Family   Number    Number                  Title                   Number     Number     Country       Inventor        Date
-------------------------------------------------------------------------------------------------------------------------------
                              T-Carrier Electronic Mechanical
Conn     305                  Cross Connect Unit Design                                 USA        Hilbert, Neikirk
-------------------------------------------------------------------------------------------------------------------------------
                              Controlled Access
                 620/017      Telecommunications Equipment
Conn     306     (GRANTED)    Cabinet                            4901202    07-035094   US         Leschinger        2/24/89
-------------------------------------------------------------------------------------------------------------------------------
                              Extruded Plastic Hinge Cover for
Conn     307                  66 Block                           1295027    586960      Canada     G. Ayer           12/23/88
-------------------------------------------------------------------------------------------------------------------------------
                 620/016      Extruded Plastic Hinge Cover for
Conn     307     (ABANDONED)  66 Block                           4898550    382003      US         G. Ayer           7/17/89
-------------------------------------------------------------------------------------------------------------------------------
                 620/023      Modular Large Pair Count
Conn     308     (GRANTED)    Interface Cabinet                  5001602    456078      USA        Malewski, Suffi   12/20/89
-------------------------------------------------------------------------------------------------------------------------------
                              Modular Large Pair Count
Conn     308                  Interface Cabinet                  1321274    610377-5    CANADA     Malewski, Suffi   9/5/89
-------------------------------------------------------------------------------------------------------------------------------
                              Modular Large Pair Count
Conn     308                  Interface Cabinet                             97912732.1  PCT-EPC    Malewski, Suffi   5/6/99
-------------------------------------------------------------------------------------------------------------------------------
                              Modular Large Pair Count
Conn     308                  Interface Cabinet                             993551      PCT- MX    Malewski, Suffi   4/15/99
-------------------------------------------------------------------------------------------------------------------------------
                 620/020
Conn     309     (GRANTED)    Insulation Displacing Terminal     4919622    330621      US         Suffi             3/30/89
-------------------------------------------------------------------------------------------------------------------------------
Conn     309                  Insulation Displacing Terminal     1304463    609823-1    CANADA     Suffi             8/30/89
-------------------------------------------------------------------------------------------------------------------------------
                              SNAP-ON STACKING TELE.
                              JACK(Telephone Jack Equipped
                              with Features for Multiple Jack
         310     620/024      Mounting)                          5044981    510524      US         Sommer, Suffi     4/18/90
-------------------------------------------------------------------------------------------------------------------------------
                 620/019
CO       311     (GRANTED)    Cable Mounting Bracket             4911388    316814      USA        Muntean, Unger    2/28/89
-------------------------------------------------------------------------------------------------------------------------------
                              LINE PROTECTOR WITH
                 620/015      SPRING(Improved S Shaped
Prot     312     (GRANTED)    Spring for C.O. Protector Module)  4901188    292387      USA        A. Gilberts       12/30/88
-------------------------------------------------------------------------------------------------------------------------------
                              LINE PROTECTOR WITH
                              SPRING(Improved S Shaped
Prot     312                  Spring for C.O. Protector Module)  1330825    610338-3    CANADA     A. Gilberts       9/5/89
-------------------------------------------------------------------------------------------------------------------------------
                 620/022      Fiber Optic Splice and Patch
FO       313     (GRANTED)    Enclosure                          4971421    414715      USA        Ori               9/29/89
-------------------------------------------------------------------------------------------------------------------------------
                 620/025      Locking Mechanism for
X-Conn   314     (GRANTED)    Equipment Cabinet                  5015019    510941      US         Razdolsky         4/19/90
-------------------------------------------------------------------------------------------------------------------------------
                 620/225      Locking Mechanism for
X-Conn   314     (ABANDONED)  Equipment Cabinet                             2015599     Canada     Razdolsky         4/27/90
-------------------------------------------------------------------------------------------------------------------------------
                 620/226
FO       315     (ABANDONED)  Fiber Optic Splice Case/Terminal              2016652     CANADA     Zipper            04/23/90
-------------------------------------------------------------------------------------------------------------------------------
                 620/400
FO       315     (ABANDONED)  Fiber Optic Splice Case/Terminal   5133038    07-646188   DIV        Zipper            01/28/91
-------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                              Expiration  Publication  Publication
Family   Number    Number                  Title                 Issue Date  Associates    Date        Number        Date
------------------------------------------------------------------------------------------------------------------------------
                              T-Carrier Electronic Mechanical
Conn     305                  Cross Connect Unit Design                      Trexler
------------------------------------------------------------------------------------------------------------------------------
                              Controlled Access
                 620/017      Telecommunications Equipment
Conn     306     (GRANTED)    Cabinet                            2/13/90     Trexler      2/13/97
------------------------------------------------------------------------------------------------------------------------------
                              Extruded Plastic Hinge Cover for               Ridout &
Conn     307                  66 Block                           1/28/92     Maybee
------------------------------------------------------------------------------------------------------------------------------
                 620/016      Extruded Plastic Hinge Cover for               Ridout &
Conn     307     (ABANDONED)  66 Block                           2/6/90      Maybee
------------------------------------------------------------------------------------------------------------------------------
                 620/023      Modular Large Pair Count
Conn     308     (GRANTED)    Interface Cabinet                  3/19/91     Trexler      3/19/08
------------------------------------------------------------------------------------------------------------------------------
                              Modular Large Pair Count                       Ridout &
Conn     308                  Interface Cabinet                  8/10/93     Maybe
------------------------------------------------------------------------------------------------------------------------------
                              Modular Large Pair Count
Conn     308                  Interface Cabinet                              Trexler
------------------------------------------------------------------------------------------------------------------------------
                              Modular Large Pair Count
Conn     308                  Interface Cabinet                              Trexler
------------------------------------------------------------------------------------------------------------------------------
                 620/020
Conn     309     (GRANTED)    Insulation Displacing Terminal     4/24/90     Trexler      4/24/97
------------------------------------------------------------------------------------------------------------------------------
                                                                             Ridout &
Conn     309                  Insulation Displacing Terminal     6/30/92     Maybe
------------------------------------------------------------------------------------------------------------------------------
                              SNAP-ON STACKING TELE.
                              JACK(Telephone Jack Equipped
                              with Features for Multiple Jack
         310     620/024      Mounting)                          9/3/91      Trexler/310  9/3/94
------------------------------------------------------------------------------------------------------------------------------
                 620/019
CO       311     (GRANTED)    Cable Mounting Bracket             3/27/90     Trexler      3/27/97
------------------------------------------------------------------------------------------------------------------------------
                              LINE PROTECTOR WITH
                 620/015      SPRING(Improved S Shaped
Prot     312     (GRANTED)    Spring for C.O. Protector Module)  2/13/90     Trexler      2/13/97
------------------------------------------------------------------------------------------------------------------------------
                              LINE PROTECTOR WITH
                              SPRING(Improved S Shaped                       Ridout &
Prot     312                  Spring for C.O. Protector Module)  7/19/94     Maybe
------------------------------------------------------------------------------------------------------------------------------
                 620/022      Fiber Optic Splice and Patch
FO       313     (GRANTED)    Enclosure                          11/20/90    Trexler      11/20/97
------------------------------------------------------------------------------------------------------------------------------
                 620/025      Locking Mechanism for
X-Conn   314     (GRANTED)    Equipment Cabinet                  5/14/91     Trexler      5/26/95
------------------------------------------------------------------------------------------------------------------------------
                 620/225      Locking Mechanism for
X-Conn   314     (ABANDONED)  Equipment Cabinet                              Trexler
------------------------------------------------------------------------------------------------------------------------------
                 620/226
FO       315     (ABANDONED)  Fiber Optic Splice Case/Terminal
------------------------------------------------------------------------------------------------------------------------------
                 620/400
FO       315     (ABANDONED)  Fiber Optic Splice Case/Terminal
------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                          Patent     Serial                                 Filing
Family   Number    Number                  Title                    Number     Number     Country      Inventor        Date
-------------------------------------------------------------------------------------------------------------------------------
FO       315                  Fiber Optic Splice Case/Terminal    5133038    646188      US         Zipper           1/28/88
-------------------------------------------------------------------------------------------------------------------------------
                              INSULATION DISPLACEMENT
                 620/093      CONNECTOR AND BLOCK                                                   Ayer, Coulombe,
Conn     316     (GRANTED)    THEREFOR                            5127845    518541      US         Klayum           4/29/90
-------------------------------------------------------------------------------------------------------------------------------
                              INSULATION DISPLACEMENT
                 620/227      CONNECTOR AND BLOCK                                                   Ayer, Coulombe,
Conn     316     (ABANDONED)  THEREFOR                                       2040351     CANADA     Klayum           04/1/91
-------------------------------------------------------------------------------------------------------------------------------
                              Sealed Reenterable Splice
Dist     317                  Closure                             5235134    735285      US         Jaycox           7/24/91
-------------------------------------------------------------------------------------------------------------------------------
                              Sealed Reenterable Splice
Dist     317     620/228      Closure                             5055636    2019977     Canada     Jaycox           5/31/90
-------------------------------------------------------------------------------------------------------------------------------
                 620/027      Environmentally Sealed
Dist     318     (GRANTED)    Pedestal/Integrated Pedestal        5117067    735104      US         Jaycox           7/23/91
-------------------------------------------------------------------------------------------------------------------------------
                 620/107      Environmentally Sealed
Dist     318     (GRANTED)    Pedestal/Integrated Pedestal        2028500    2028500     CANADA     Jaycox           10/24/90
-------------------------------------------------------------------------------------------------------------------------------
                              Environmentally Sealed
Dist     318                  Pedestal/Integrated Pedestal                   598536      USA        Jaycox           10/16/90
-------------------------------------------------------------------------------------------------------------------------------
                 620/106      Sliding Cable Tray with Cable
Encl     319     (PENDING)    Pivot Arm                           2027359    2027359     CANADA     Witte            10/24/90
-------------------------------------------------------------------------------------------------------------------------------
                 620/026      Sliding Cable Tray with Cable
Encl     319     (GRANTED)    Pivot Arm                           5093887    590669      US         Witte            9/28/90
-------------------------------------------------------------------------------------------------------------------------------
                 620/406      Universal Enclosure with Cross-
UE       320     (ABANDONED)  Connect                                        07-680769   USA        Webster          04-05-91
-------------------------------------------------------------------------------------------------------------------------------
                              Universal Enclosure with Cross-
UE       320     620/425      Connect                             2052256    680768      CANADA     Webster          4/5/91
-------------------------------------------------------------------------------------------------------------------------------
UE       321                  UE With Cross Connect (Design)      02/92                             Webster
-------------------------------------------------------------------------------------------------------------------------------
UE       321     620/407      UE With Cross Connect (Design)      70052      2409916     DESIGN CA  Webster          09-04-81
-------------------------------------------------------------------------------------------------------------------------------
UE       321     620/001      UE With Cross Connect (Design)      332451     662812      US         Webster          2/27/91
-------------------------------------------------------------------------------------------------------------------------------
                 620/032      Universal Enclosure with Electical
UE       322     (GRANTED)    Panel                               5136463    680767      US         Webster          4/5/91
-------------------------------------------------------------------------------------------------------------------------------
                              Universal Enclosure with Electical
UE       322                  Panel                               2052133                Canada     Webster
-------------------------------------------------------------------------------------------------------------------------------
                 620/004
UE       323     (GRANTED)    UE with Electrical Panel (Design)   344140     662811      US         Webster          2/27/91
-------------------------------------------------------------------------------------------------------------------------------
UE       323     620/426      UE with Electrical Panel (Design)   70053      24-09-91-7  CANADA     Webster          09-04-91
-------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                 Expiration  Publication  Publication
Family   Number    Number                  Title                  Issue Date  Associates      Date        Number        Date
-------------------------------------------------------------------------------------------------------------------------------
FO       315                  Fiber Optic Splice Case/Terminal    7/21/92     Trexler/315  7/21/95
-------------------------------------------------------------------------------------------------------------------------------
                              INSULATION DISPLACEMENT
                 620/093      CONNECTOR AND BLOCK
Conn     316     (GRANTED)    THEREFOR                            7/7/92      Trexler/316  7/7/95
-------------------------------------------------------------------------------------------------------------------------------
                              INSULATION DISPLACEMENT
                 620/227      CONNECTOR AND BLOCK
Conn     316     (ABANDONED)  THEREFOR
-------------------------------------------------------------------------------------------------------------------------------
                              Sealed Reenterable Splice
Dist     317                  Closure                             8/10/93     Trexler/317  8/10/13
-------------------------------------------------------------------------------------------------------------------------------
                              Sealed Reenterable Splice
Dist     317     620/228      Closure                             10/8/91     Trexler
-------------------------------------------------------------------------------------------------------------------------------
                 620/027      Environmentally Sealed
Dist     318     (GRANTED)    Pedestal/Integrated Pedestal        5/26/92     Trexler      24/10/2010
-------------------------------------------------------------------------------------------------------------------------------
                 620/107      Environmentally Sealed
Dist     318     (GRANTED)    Pedestal/Integrated Pedestal        5/15/01
-------------------------------------------------------------------------------------------------------------------------------
                              Environmentally Sealed
Dist     318                  Pedestal/Integrated Pedestal                    Trexler/318
-------------------------------------------------------------------------------------------------------------------------------
                 620/106      Sliding Cable Tray with Cable
Encl     319     (PENDING)    Pivot Arm                           10/24/90    Trexler
-------------------------------------------------------------------------------------------------------------------------------
                 620/026      Sliding Cable Tray with Cable
Encl     319     (GRANTED)    Pivot Arm                           3/3/92      Trexler      3/3/09
-------------------------------------------------------------------------------------------------------------------------------
                 620/406      Universal Enclosure with Cross-
UE       320     (ABANDONED)  Connect
-------------------------------------------------------------------------------------------------------------------------------
                              Universal Enclosure with Cross-
UE       320     620/425      Connect                             10/6/92     Trexler
-------------------------------------------------------------------------------------------------------------------------------
UE       321                  UE With Cross Connect (Design)
-------------------------------------------------------------------------------------------------------------------------------
UE       321     620/407      UE With Cross Connect (Design)
-------------------------------------------------------------------------------------------------------------------------------
UE       321     620/001      UE With Cross Connect (Design)      1/12/93     Trexler      1/12/07
-------------------------------------------------------------------------------------------------------------------------------
                 620/032      Universal Enclosure with Electical
UE       322     (GRANTED)    Panel                               8/4/92      Trexler      8/4/95
-------------------------------------------------------------------------------------------------------------------------------
                              Universal Enclosure with Electical
UE       322                  Panel                               9/24/91     Trexler
-------------------------------------------------------------------------------------------------------------------------------
                 620/004
UE       323     (GRANTED)    UE with Electrical Panel (Design)   2/8/94      Trexler      2/8/11
-------------------------------------------------------------------------------------------------------------------------------
UE       323     620/426      UE with Electrical Panel (Design)   2/92
-------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent      Serial                                 Filing
Family   Number    Number                 Title                   Number      Number     Country       Inventor       Date
------------------------------------------------------------------------------------------------------------------------------
UE       323                 UE with Electrical Panel (Design)                                      Webster
------------------------------------------------------------------------------------------------------------------------------
                             FLOOD PROTECTION
Dist     324     620/041     PEDESTAL(Flood Pedestal)           5384427     763348      US          Volk            9/20/91
------------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
                             COMMUNICATIONS
                             CIRCUIT(R1B1F Retrofit Arrester
Prot     325     620/034     for Type 300 Connector Blocks)     5195015     665660      USA         Kaczmarek       3/7/91
------------------------------------------------------------------------------------------------------------------------------
                             Axially Leaded Diode for                                               Kaczmarek,
Prot     326                 Protectors                                     725210      US          Weber           7/3/91
------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Gilberts,
                                                                                                    Kaczmarek,
Conn     327                 Encapsulating Terminal Nut         5147219     704708      US          Paluch, Volk    5/16/90
------------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  913607362               Germany     Essert, Ori
------------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  913067362               France      Essert, Ori
------------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  913607362   0479415     G. Britian  Essert, Ori     6/9/92
------------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  913607362               Japan       Essert, Ori
------------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  913607362               Sweden      Essert, Ori
------------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  5121456     579127      US          Essert, Ori     9/6/90
------------------------------------------------------------------------------------------------------------------------------
                                                                (DES)334,7
FO       329                 Optical Fiber Splicer (Design)     34          579446      US          Essert, Ori     9/6/90
------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Jaycox,
Dist     330     620/413     Integrated Pedestal                5144510     655641      US          Kaczmarek       2/14/91
------------------------------------------------------------------------------------------------------------------------------
                             Environmentally Sealed Insulation
I1       331                 Displacement Connector Ter                     2055029     Canada      Farb, Volk      11/6/91
------------------------------------------------------------------------------------------------------------------------------
                             Environmentally Sealed Insulation

I1       331     620/033     Displacement Connector Ter         5139440     781257      US          Farb, Volk      6/26/91
------------------------------------------------------------------------------------------------------------------------------
                             Retractable Battery Tray
Encl     332                 ABANDONED 6/24/90 L. SUFFI         5198638     796625      US          Massacesi       11/22/91
------------------------------------------------------------------------------------------------------------------------------
Encl     332     620/435     Retractable Battery Tray                       2056534     CANADA      P. Massacesi    11/08/91
------------------------------------------------------------------------------------------------------------------------------
Encl     332     620/263     Retractable Battery Tray           5198638     07-796625   USA         P. Massacesi    11/02/91
------------------------------------------------------------------------------------------------------------------------------
                             ARRESTER ASSEMBLY WITH
                             SEALED BACK-UP AIR                                                     Gilbert,
Prot     333     620/036     GAP(Sealed Back-Up Air Gap)        5227947     758631      US          Kaczmarek       9/12/91
------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                              Expiration  Publication  Publication
Family   Number    Number                 Title                 Issue Date  Associates     Date        Number        Date
----------------------------------------------------------------------------------------------------------------------------
UE       323                 UE with Electrical Panel (Design)
----------------------------------------------------------------------------------------------------------------------------
                             FLOOD PROTECTION
Dist     324     620/041     PEDESTAL(Flood Pedestal)           1/24/95     Trexler
----------------------------------------------------------------------------------------------------------------------------
                             LINE PROTECTOR FOR A
                             COMMUNICATIONS
                             CIRCUIT(R1B1F Retrofit Arrester
Prot     325     620/034     for Type 300 Connector Blocks)     3/16/93     Trexler     3/16/96
----------------------------------------------------------------------------------------------------------------------------
                             Axially Leaded Diode for
Prot     326                 Protectors                                     Trexler
----------------------------------------------------------------------------------------------------------------------------
Conn     327                 Encapsulating Terminal Nut         9/15/92     Trexler     9/15/95
----------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  6/9/92      Trexler
----------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  6/9/92      Trexler
----------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  8/8/92      Trexler
----------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  6/9/92      Trexler
----------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  6/9/92      Trexler
----------------------------------------------------------------------------------------------------------------------------
FO       328                 Polymer Spring Fiber Optic Splice  6/9/92      Trexler     6/9/95
----------------------------------------------------------------------------------------------------------------------------

FO       329                 Optical Fiber Splicer (Design)     4/13/93     MMR
----------------------------------------------------------------------------------------------------------------------------

Dist     330     620/413     Integrated Pedestal                9/1/92      Trexler     9/1/09
----------------------------------------------------------------------------------------------------------------------------
                             Environmentally Sealed Insulation
I1       331                 Displacement Connector Ter                     Trexler     6/11/2011
----------------------------------------------------------------------------------------------------------------------------
                             Environmentally Sealed Insulation

I1       331     620/033     Displacement Connector Ter         8/18/92     Trexler     8/18/09
----------------------------------------------------------------------------------------------------------------------------
                             Retractable Battery Tray
Encl     332                 ABANDONED 6/24/90 L. SUFFI         3/30/93     Trexler     3/30/10
----------------------------------------------------------------------------------------------------------------------------
Encl     332     620/435     Retractable Battery Tray
----------------------------------------------------------------------------------------------------------------------------
Encl     332     620/263     Retractable Battery Tray           03/93       Trexler
----------------------------------------------------------------------------------------------------------------------------
                             ARRESTER ASSEMBLY WITH
                             SEALED BACK-UP AIR
Prot     333     620/036     GAP(Sealed Back-Up Air Gap)        7/13/93     Trexler     7/31/09
----------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent     Serial                                 Filing
Family   Number    Number                  Title                  Number     Number     Country      Inventor        Date
-----------------------------------------------------------------------------------------------------------------------------
                              5-Pin Lead Frame Semi-
Prot     334                  Conductor Design                                         US         Kaczmarek
-----------------------------------------------------------------------------------------------------------------------------
FO       335                  Welded Splice Element             5216736    779393      US         Essert           10/18/91
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                  Hilbert,
FO       336     620/030      Modular Patch Panel               5127851    735426      US         McAndrews        7/25/91
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                  Hilbert,
FO       336                  Modular Patch Panel               2049842                Canada     McAndrews        8/26/91
-----------------------------------------------------------------------------------------------------------------------------
FO       337     620/415      Fiber DSX Patch Panel             5204929    754659      US         Mackall, Zipper  9/4/91
-----------------------------------------------------------------------------------------------------------------------------
CO       338     620/416      Front Facing Line Terminal BLK    5156551    771363      US         B. Brey, Unger   10/1/91
-----------------------------------------------------------------------------------------------------------------------------
                              SOLID STATE OVERVOLTAGE
                              PROTECTOR ASSEMBLY(Cup
                              and Diode Assembly for Station
Prot     339                  Arrester)                         2049841                Canada     Kaczmarek        8/26/91
-----------------------------------------------------------------------------------------------------------------------------
                              SOLID STATE OVERVOLTAGE
                              PROTECTOR ASSEMBLY(Cup
                 620/417      and Diode Assembly for Station
Prot     339     (ABANDONED)  Arrester)                         5172296    715418      US         Kaczmarek        6/14/91
-----------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                 620/428      INSULATION DISPLACEMENT                                  D-
I1       340     (ABANDONED)  CONNECTOR(See 8751 Design)                   M9107900.4  GERMANY    Volk, Farb       11/04/91
-----------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                 620/429      INSULATION DISPLACEMENT
I1       340     (ABANDONED)  CONNECTOR(See 8751 Design)                   2019071     D-UK       Volk, Farb       11/09/91
-----------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                 620/431      INSULATION DISPLACEMENT                                  D-
I1       340     (ABANDONED)  CONNECTOR(See 8751 Design)                               SWITZERL   Volk, Farb
-----------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                 620/430      INSULATION DISPLACEMENT
I1       340     (ABANDONED)  CONNECTOR(See 8751 Design)                   912175      D-SWEDEN   Volk, Farb       1/01/91
-----------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                              INSULATION DISPLACEMENT
I1       340     620/427      CONNECTOR(See 8751 Design)        70172      05-11-91-6  D-CANADA   Volk, Farb       11/05/91
-----------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                              INSULATION DISPLACEMENT
I1       340     620/003      CONNECTOR(See 8751 Design)        335487     721672      US         Volk, Farb       6/26/91
-----------------------------------------------------------------------------------------------------------------------------
                              Maintenance Termination Unit
                              (MTU) Module for Plug-in Use
Dist     341     620/038      W/Protector                       5260994    765558      US         Suffi            9/25/91
-----------------------------------------------------------------------------------------------------------------------------
                              Over Current/Over Voltage
                              Method for Power and Data Lines
Prot     342     620/441      INACTIVE 2/13/97 L.SUFFI                     2065899     CANADA     Gara             04/13/92
-----------------------------------------------------------------------------------------------------------------------------
                              Over Current/Over Voltage
                              Method for Power and Data Lines
Prot     342     620/419      INACTIVE 2/13/97 L.SUFFI          5237483    769460      US         Gara             10/1/91
-----------------------------------------------------------------------------------------------------------------------------
                              Strain Relief for 900 U Diameter
FO       343                  Tight Buffered Fiber              5134678    732798      US         Essert           7/19/91
-----------------------------------------------------------------------------------------------------------------------------
                              COMPRESSION SPRING FOR
                              PROTECTOR MODULE(Outdoor
Prot     344     620/268      Protector and Panel)                                     USA        Suffi
-----------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                              Expiration    Publication  Publication
Family   Number    Number                  Title                Issue Date  Associates     Date          Number        Date
------------------------------------------------------------------------------------------------------------------------------
                              5-Pin Lead Frame Semi-
Prot     334                  Conductor Design                              Trexler
------------------------------------------------------------------------------------------------------------------------------
FO       335                  Welded Splice Element             6/1/93      Trexler     6/1/10
------------------------------------------------------------------------------------------------------------------------------

FO       336     620/030      Modular Patch Panel               7/7/92      Trexler     7/7/09
------------------------------------------------------------------------------------------------------------------------------

FO       336                  Modular Patch Panel                           Trexler
------------------------------------------------------------------------------------------------------------------------------
FO       337     620/415      Fiber DSX Patch Panel             4/20/93     Trexler     4/20/10
------------------------------------------------------------------------------------------------------------------------------
CO       338     620/416      Front Facing Line Terminal BLK    10/20/92    Trexler     10/20/10
------------------------------------------------------------------------------------------------------------------------------
                              SOLID STATE OVERVOLTAGE
                              PROTECTOR ASSEMBLY(Cup
                              and Diode Assembly for Station
Prot     339                  Arrester)                                     Trexler     Drop 5/15/96
------------------------------------------------------------------------------------------------------------------------------
                              SOLID STATE OVERVOLTAGE
                              PROTECTOR ASSEMBLY(Cup
                 620/417      and Diode Assembly for Station
Prot     339     (ABANDONED)  Arrester)                         12/15/92    Trexler
------------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                 620/428      INSULATION DISPLACEMENT
I1       340     (ABANDONED)  CONNECTOR(See 8751 Design)
------------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                 620/429      INSULATION DISPLACEMENT
I1       340     (ABANDONED)  CONNECTOR(See 8751 Design)
------------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                 620/431      INSULATION DISPLACEMENT
I1       340     (ABANDONED)  CONNECTOR(See 8751 Design)
------------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                 620/430      INSULATION DISPLACEMENT
I1       340     (ABANDONED)  CONNECTOR(See 8751 Design)
------------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                              INSULATION DISPLACEMENT
I1       340     620/427      CONNECTOR(See 8751 Design)
------------------------------------------------------------------------------------------------------------------------------
                              ENVIRONMENTALLLY SEALED
                              INSULATION DISPLACEMENT
I1       340     620/003      CONNECTOR(See 8751 Design)        5/11/93     Trexler     5/11/07
------------------------------------------------------------------------------------------------------------------------------
                              Maintenance Termination Unit
                              (MTU) Module for Plug-in Use
Dist     341     620/038      W/Protector                       11/9/93     Trexler     11/9/10
------------------------------------------------------------------------------------------------------------------------------
                              Over Current/Over Voltage
                              Method for Power and Data Lines
Prot     342     620/441      INACTIVE 2/13/97 L.SUFFI
------------------------------------------------------------------------------------------------------------------------------
                              Over Current/Over Voltage
                              Method for Power and Data Lines
Prot     342     620/419      INACTIVE 2/13/97 L.SUFFI          8/17/93     Trexler     8/17/10
------------------------------------------------------------------------------------------------------------------------------
                              Strain Relief for 900 U Diameter
FO       343                  Tight Buffered Fiber              7/28/92     Trexler
------------------------------------------------------------------------------------------------------------------------------
                              COMPRESSION SPRING FOR
                              PROTECTOR MODULE(Outdoor
Prot     344     620/268      Protector and Panel)                          Trexler
------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent     Serial                                 Filing
Family   Number    Number                 Title                  Number     Number     Country       Inventor       Date
----------------------------------------------------------------------------------------------------------------------------
FO       345                 Polymeric Splice and Connector               08/065937   US                          5/24/93
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block          220884     86308018.0  G. Britian  Suffi           10/16/86
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block          4652070    789084      US          Suffi           10/18/85
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block          220884     86308018.0  Germany     Suffi           10/16/86
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block          UM-46368   77203863    Taiwan      Suffi           10/17/86
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block          220884     86308018.0  Sweden      Suffi           10/16/86
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346     620/128     Connector Terminal Block          135089     86-8750     Korea       Suffi           10/18/86
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346     620/432     Connector Terminal Block          2014184    61-246504   Japan       Suffi           10/18/86
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block          1241808    520814      Canada      Suffi           10/17/86
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block          220884     86308018.0  EPO         Suffi           10/16/86
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block          220884     86308018.0  France      Suffi           10/16/86
----------------------------------------------------------------------------------------------------------------------------
                             Drop Resistant Cup Arrester
Prot     347     620/040     Assembly                          5341270    960950      US          Kaczmarek       10/14/92
----------------------------------------------------------------------------------------------------------------------------
                             Overvoltage Protector for Use                                        W. Rust,
Prot     348     620/436     w/Data Lines                      1248054    588543      CANADA      Bonnesen        1/18/89
----------------------------------------------------------------------------------------------------------------------------
                             Overvoltage Protector for Use                                        W. Rust,
Prot     348                 w/Data Lines                      4862311    180382      USA         Bonnesen        4/12/88
----------------------------------------------------------------------------------------------------------------------------
Dist     349                 Buried Cable Closure                         08/049944   USA         Grimm           4/20/93
----------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      350     620/039     Connector Terminal Block          5302137    08/052061   USA         Suffi           4/22/93
----------------------------------------------------------------------------------------------------------------------------
                             Encapsulated Cross-Connect
X-Conn   351                 Terminal Unit                     4605275    708217      USA         Pavel           3/5/85
----------------------------------------------------------------------------------------------------------------------------
                             Encapsulated Cross-Connect
X-Conn   351     620/452     Terminal Unit                                            CHINA       Pavel
----------------------------------------------------------------------------------------------------------------------------
                             Telephone Dist. Frame Connector
CO       352     620012      Assembly-Use w/Central Offic      4854884    202226      USA         Unger           6/3/88
----------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates     Date        Number        Date
---------------------------------------------------------------------------------------------------------------------------
FO       345                 Polymeric Splice and Connector                Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block                      Appleyard   10/16/2006
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement                       Comp. Pat.
RLS      346                 Connector Terminal Block          3/24/87     Annu.       9/24/94
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block                      Appleyard   10/16/2006
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement                       Comp. Pat.
RLS      346                 Connector Terminal Block          5/20/89     Annu.       5/20/94
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block                      Appleyard   10/16/2006
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346     620/128     Connector Terminal Block                      Kim, Lees
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346     620/432     Connector Terminal Block          4/2/96      Aoki
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement                       Ridout &
RLS      346                 Connector Terminal Block          8/23/88     Maybe       8/23/05
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement                       Appleyard,
RLS      346                 Connector Terminal Block          10/9/91     Lee         10/9/08
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      346                 Connector Terminal Block                      Appleyard
---------------------------------------------------------------------------------------------------------------------------
                             Drop Resistant Cup Arrester
Prot     347     620/040     Assembly                          9/23/94     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Overvoltage Protector for Use                 Ridout &
Prot     348     620/436     w/Data Lines                      3/21/89     Maybe
---------------------------------------------------------------------------------------------------------------------------
                             Overvoltage Protector for Use
Prot     348                 w/Data Lines                      8/29/89     Blackstone  8/29/95
---------------------------------------------------------------------------------------------------------------------------
Dist     349                 Buried Cable Closure                          Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Insulation Displacement
RLS      350     620/039     Connector Terminal Block          4/12/94     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Encapsulated Cross-Connect                    Comp. Pat.
X-Conn   351                 Terminal Unit                     8/12/86     Annu        2/12/94
---------------------------------------------------------------------------------------------------------------------------
                             Encapsulated Cross-Connect
X-Conn   351     620/452     Terminal Unit
---------------------------------------------------------------------------------------------------------------------------
                             Telephone Dist. Frame Connector
CO       352     620012      Assembly-Use w/Central Offic      8/8/89      MMR         6/3/08
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent      Serial                                Filing
Family   Number    Number                 Title                  Number      Number     Country      Inventor       Date
----------------------------------------------------------------------------------------------------------------------------
UE       353     620/269     Buried Battery Vault                          08/089291   USA        Ashouri         7/9/93
----------------------------------------------------------------------------------------------------------------------------
                             Solid State Overcurrent and
Prot     354     620/455     Overvoltage Protector                         08/262881   USA        Lynch           6/20/94
----------------------------------------------------------------------------------------------------------------------------
                             RLS10 Terminal Block with
RLS      355     620/126     Protection                                    83108585    TAIWAN     Suffi           11/04/94
----------------------------------------------------------------------------------------------------------------------------
                 620/125     RLS10 Terminal Block with
RLS      355     (PENDING)   Protection                                    1994-24264  Korean     Suffi
----------------------------------------------------------------------------------------------------------------------------
                             RLS10 Terminal Block with
RLS      355     620/123     Protection                        94117040.3  83108585    China      Suffi           11/14/94
----------------------------------------------------------------------------------------------------------------------------
                             RLS10 Terminal Block with
RLS      355     620/124     Protection                        91306736.2  94307029.2  European   Suffi           9/27/94
----------------------------------------------------------------------------------------------------------------------------
                 620/042     RLS10 Terminal Block with
RLS      355     (GRANTED)   Protection                        5451170     08/127895   USA        Suffi           9/28/93
----------------------------------------------------------------------------------------------------------------------------
                             Apparatus for Optically Coupling
                             an Optical Fiber to an Electro-
FO       356                 Optic Device                                  08/158756   USA        Essert          9/29/93
----------------------------------------------------------------------------------------------------------------------------
Dist     357                 Underground Splice Case                                   USA        Suffi
----------------------------------------------------------------------------------------------------------------------------
                             Cable Clamp, Body Portion
                             Therefor and Method of
FO       358                 Manufacturing Same                4646395     871138      US         Mayszak         6/2/86
----------------------------------------------------------------------------------------------------------------------------
                             Cable Clamp, Body Portion
                             Therefor and Method of
FO       358                 Manufacturing Same                1231763     482450      Canada     Mayszak
----------------------------------------------------------------------------------------------------------------------------
FO       359     620/109     Fiber Optic Cable Manager                     08/284830   USA        B. Brey         8/2/94
----------------------------------------------------------------------------------------------------------------------------
                             Improved Insulation Displacement
Conn     360     620/046     Connector and Blockl              5575680     08/388401   USA        Suffi           2/4/95
----------------------------------------------------------------------------------------------------------------------------
                             Quick Connect/Disconnect                                             Jaycox, Farb,
Conn     361     620/043     Module                            5514005     08/237008   USA        Kaczmarek       5/2/94
----------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Enclosing a Splice (Burst
Dist     362     620/112     Generator)                                                US         Lace
----------------------------------------------------------------------------------------------------------------------------
                             6-Pin Alarm Protector Module                                         Corvino,
Prot     363                 System                            4862314     202713      USA        McCormick       6/3/88
----------------------------------------------------------------------------------------------------------------------------
                             Surge Arrester with Thermal
Prot     364     620/044     Overload Protection               5523916     08/253391   USA        Kaczmarek       9/3/94
----------------------------------------------------------------------------------------------------------------------------
                             Sealing Apparatus(Cable Clamp,
                             Body Portion Therefor & Method
FO       365     620/116     of Manufacturing Same)            4604888     638296      USA        Mayszak         10/06/86
----------------------------------------------------------------------------------------------------------------------------
                             Sealing Apparatus(Cable Clamp,
                             Body Portion Therefor & Method
FO       365                 of Manufacturing Same)                        482450      Canada     Mayszak
----------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                             Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates     Date        Number        Date
---------------------------------------------------------------------------------------------------------------------------
UE       353     620/269     Buried Battery Vault                          Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Solid State Overcurrent and
Prot     354     620/455     Overvoltage Protector                         Trexler
---------------------------------------------------------------------------------------------------------------------------
                             RLS10 Terminal Block with
RLS      355     620/126     Protection
---------------------------------------------------------------------------------------------------------------------------
                 620/125     RLS10 Terminal Block with
RLS      355     (PENDING)   Protection                                    Trexler
---------------------------------------------------------------------------------------------------------------------------
                             RLS10 Terminal Block with
RLS      355     620/123     Protection                        9/27/94     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             RLS10 Terminal Block with
RLS      355     620/124     Protection                        9/27/94     Trexler
---------------------------------------------------------------------------------------------------------------------------
                 620/042     RLS10 Terminal Block with
RLS      355     (GRANTED)   Protection                        9/19/95     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Apparatus for Optically Coupling
                             an Optical Fiber to an Electro-
FO       356                 Optic Device                                  Trexler
---------------------------------------------------------------------------------------------------------------------------
Dist     357                 Underground Splice Case                       Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Cable Clamp, Body Portion
                             Therefor and Method of                        Comp. Pat.
FO       358                 Manufacturing Same                3/3/87      Annu.       9/3/94
---------------------------------------------------------------------------------------------------------------------------
                             Cable Clamp, Body Portion
                             Therefor and Method of
FO       358                 Manufacturing Same                1/19/88     Comp. Pat
---------------------------------------------------------------------------------------------------------------------------
FO       359     620/109     Fiber Optic Cable Manager                     Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Improved Insulation Displacement
Conn     360     620/046     Connector and Blockl              11/19/96    Trexler
---------------------------------------------------------------------------------------------------------------------------
                             Quick Connect/Disconnect
Conn     361     620/043     Module                            5/7/96      Blackstone
---------------------------------------------------------------------------------------------------------------------------
                             Method and Apparatus for
                             Enclosing a Splice (Burst
Dist     362     620/112     Generator)                                    Trexler
---------------------------------------------------------------------------------------------------------------------------
                             6-Pin Alarm Protector Module
Prot     363                 System                            8/29/89     MMR         8/29/02
---------------------------------------------------------------------------------------------------------------------------
                             Surge Arrester with Thermal
Prot     364     620/044     Overload Protection               6/4/96      Blackstone
---------------------------------------------------------------------------------------------------------------------------
                             Sealing Apparatus(Cable Clamp,
                             Body Portion Therefor & Method                Comp. Pat.
FO       365     620/116     of Manufacturing Same)            08/88       Annu.       8/16/96
---------------------------------------------------------------------------------------------------------------------------
                             Sealing Apparatus(Cable Clamp,
                             Body Portion Therefor & Method
FO       365                 of Manufacturing Same)                        Trexler
---------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent     Serial                                        Filing
Family   Number    Number                  Title                  Number     Number      Country        Inventor            Date
------------------------------------------------------------------------------------------------------------------------------------
                              Impulse Breakdown Conding Gas
Prot     366     620/007      Discharge Arrestors               4680665    804056      USA           Bonnesen, Sporer     12/3/85
------------------------------------------------------------------------------------------------------------------------------------
                 620/134      Impulse Breakdown Conding Gas
Prot     366     (INACTIVE)   Discharge Arrestors                          86-10277    Korea         Bonnesen, Sporer     12/2/86
------------------------------------------------------------------------------------------------------------------------------------
                              Impulse Breakdown Conding Gas
Prot     366     620/115      Discharge Arrestors               1287871    523396      Canada        Bonnesen, Sporer     11/19/86
------------------------------------------------------------------------------------------------------------------------------------
                              Radio Jet Reattachment Nozzle
                              Heat Sink Module for Coolilng
AirBased 368     620/045      Electronics                       5553394    08/438691   USA           Cosley               5/11/95
------------------------------------------------------------------------------------------------------------------------------------
                              COMMUNICATIONS MODULAR
                              DOCKING STYSTEM (Modular
ONU      369     620/090      Broadband Telephone Network)      6104921    08949829    USA           Cosley               10/14/97
------------------------------------------------------------------------------------------------------------------------------------
                              Insulation Displacement
Conn     370     620/120      Connector                         4682835    935135      USA           Suffi                11/26/86
------------------------------------------------------------------------------------------------------------------------------------
                              Failsafe Mechanism for
Prot     371                  Telephone Protector                                      USA           Kaczmarek
------------------------------------------------------------------------------------------------------------------------------------
                              Solid State Current Limiting
Prot     372                  Plug-in Module                               08/421843   USA           Gara                 4/13/95
------------------------------------------------------------------------------------------------------------------------------------
                              MODULAR TERMINAL BLOCK
                              (Connector for Insulated
Conn     373     620/127      Conductor Cables)                            60241739    Japan         Suffi                10/30/85
------------------------------------------------------------------------------------------------------------------------------------
                              MODULAR TERMINAL BLOCK
                              (Connector for Insulated
Conn     373     620/127      Conductor Cables)                            667847      US            Suffi                11/2/84
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Bradshaw,Kaczmarek,
I3       374                  NGIDC Domestic Terminal Block     979237     97/9237     South Africa  Dominiak             10/15/97
------------------------------------------------------------------------------------------------------------------------------------
                 620/189                                                                             Bradshaw,Kaczmarek,
I3       374     (PENDING)    NGIDC Domestic Terminal Block     5779504    60/026859   USA           Dominiak             10/16/96
------------------------------------------------------------------------------------------------------------------------------------
                 620/211                                                                             Bradshaw,Kaczmarek,
I3       374     (ABANDONED)  NGIDC Domestic Terminal Block                            THAILAND      Dominiak
------------------------------------------------------------------------------------------------------------------------------------
                 620/190                                                                             Bradshaw,Kaczmarek,
I3       374     (UNFILED)    NGIDC Domestic Terminal Block                            PANAMA        Dominiak
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Bradshaw,Kaczmarek,
I3       374                  NGIDC Domestic Terminal Block                2268728     Canada        Dominiak             10/15/97
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Bradshaw,Kaczmarek,
I3       374                  NGIDC Domestic Terminal Block                I-58725     Philippine    Dominiak             10/14/97
------------------------------------------------------------------------------------------------------------------------------------
                 620/188                                                                             Bradshaw,Kaczmarek,
I3       374     (PENDING)    NGIDC Domestic Terminal Block                1997-2161   CHILE         Dominiak             10-15-97
------------------------------------------------------------------------------------------------------------------------------------
                 620/087                                                                             Bradshaw,Kaczmarek,
I3       374     (ALLOWED)    NGIDC Domestic Terminal Block     6074240    08/948973   US            Dominiak             10/10/97
------------------------------------------------------------------------------------------------------------------------------------
                 620/193                                                                             Bradshaw,Kaczmarek,
I3       374     (PENDING)    NGIDC Domestic Terminal Block                2070-97     Venezuela     Dominiak             10/14/97
------------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                              Expiration  Publication  Publication
Family   Number    Number                  Title                Issue Date  Associates     Date        Number        Date
----------------------------------------------------------------------------------------------------------------------------
                              Impulse Breakdown Conding Gas                 Comp. Pat.
Prot     366     620/007      Discharge Arrestors               7/14/87     Annu.       1/14/95
----------------------------------------------------------------------------------------------------------------------------
                 620/134      Impulse Breakdown Conding Gas
Prot     366     (INACTIVE)   Discharge Arrestors                           Kim, Lees
----------------------------------------------------------------------------------------------------------------------------
                              Impulse Breakdown Conding Gas                 Ridout &
Prot     366     620/115      Discharge Arrestors               8/20/91     Maybe
----------------------------------------------------------------------------------------------------------------------------
                              Radio Jet Reattachment Nozzle
                              Heat Sink Module for Coolilng
AirBased 368     620/045      Electronics                       9/10/96     Trexler
----------------------------------------------------------------------------------------------------------------------------
                              COMMUNICATIONS MODULAR
                              DOCKING STYSTEM (Modular
ONU      369     620/090      Broadband Telephone Network)      8/15/00     Jones ETC   10/14/17
----------------------------------------------------------------------------------------------------------------------------
                              Insulation Displacement
Conn     370     620/120      Connector                                     Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Failsafe Mechanism for
Prot     371                  Telephone Protector                           Trexler
----------------------------------------------------------------------------------------------------------------------------
                              Solid State Current Limiting
Prot     372                  Plug-in Module                                Trexler
----------------------------------------------------------------------------------------------------------------------------
                              MODULAR TERMINAL BLOCK
                              (Connector for Insulated
Conn     373     620/127      Conductor Cables)
----------------------------------------------------------------------------------------------------------------------------
                              MODULAR TERMINAL BLOCK
                              (Connector for Insulated
Conn     373     620/127      Conductor Cables)                             Trexler
----------------------------------------------------------------------------------------------------------------------------

I3       374                  NGIDC Domestic Terminal Block     10/15/97    Trexler     10/15/2017
----------------------------------------------------------------------------------------------------------------------------
                 620/189
I3       374     (PENDING)    NGIDC Domestic Terminal Block                 Trexler
----------------------------------------------------------------------------------------------------------------------------
                 620/211
I3       374     (ABANDONED)  NGIDC Domestic Terminal Block
----------------------------------------------------------------------------------------------------------------------------
                 620/190
I3       374     (UNFILED)    NGIDC Domestic Terminal Block
----------------------------------------------------------------------------------------------------------------------------

I3       374                  NGIDC Domestic Terminal Block                 Trexler
----------------------------------------------------------------------------------------------------------------------------

I3       374                  NGIDC Domestic Terminal Block                 Trexler
----------------------------------------------------------------------------------------------------------------------------
                 620/188
I3       374     (PENDING)    NGIDC Domestic Terminal Block
----------------------------------------------------------------------------------------------------------------------------
                 620/087
I3       374     (ALLOWED)    NGIDC Domestic Terminal Block     6/13/00     Trexler     10/10/17
----------------------------------------------------------------------------------------------------------------------------
                 620/193
I3       374     (PENDING)    NGIDC Domestic Terminal Block                 Trexler
----------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                       Patent     Serial                                       Filing
Family   Number    Number                 Title                  Number     Number      Country        Inventor           Date
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Bradshaw,
                                                                                                    Kaczmarek,
I3       374     620/209     NGIDC Domestic Terminal Block                97912732.1   European     Dominiak            1/3/00
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Bradshaw,
                                                                          PCT/US96/15               Kaczmarek,
I3       374                 NGIDC Domestic Terminal Block                006          Brazil       Dominiak            2/27/98
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Bradshaw,
                 620/196                                                                            Kaczmarek,
I3       374     (UNFILED)   NGIDC Domestic Terminal Block                             MALAYSIA     Dominiak
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Bradshaw,
                                                                                                    Kaczmarek,
I3       374                 NGIDC Domestic Terminal Block                86115148     Taiwan       Dominiak            10/15/97
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Bradshaw,
                 620/210                                                                            Kaczmarek,
I3       374     (PENDING)   NGIDC Domestic Terminal Block                993551       MEXICO       Dominiak            04/15/99
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Bradshaw,
                 620/195                                                                            Kaczmarek,
I3       374     (UNFILED)   NGIDC Domestic Terminal Block                             INDONESIA    Dominiak
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Bradshaw,
                 620/187                                                                            Kaczmarek,
I3       374     (PENDING)   NGIDC Domestic Terminal Block                P970104745   Argintine    Dominiak            10/16/96
----------------------------------------------------------------------------------------------------------------------------------
         374-                                                                                       Brashaw,
I3       CHILE               Terminal Block                                            USA          Dominiak
----------------------------------------------------------------------------------------------------------------------------------
         374-                                                                                       Bradshaw,
I3       PANAMA              Terminal Block                                            Panama       Dominiak
----------------------------------------------------------------------------------------------------------------------------------
         374-                                                                                       Bradshaw,
I3       Taiwan              Terminal Block                                            Taiwan       Dominiak
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Bradshaw,
I3       374-ZA              Terminal Block                                            USA          Dominiak
----------------------------------------------------------------------------------------------------------------------------------
                             Cup & Diode Assembly for
                             Overvoltage for
Prot     375     620/058     Telecommunication Lines           5751533    595278       USA          Kaczmarek           6/4/98
----------------------------------------------------------------------------------------------------------------------------------
                             Combined Connection Pedestal                                           T. Potosnak, L.
Dist     376     620/131     Enclosure                                    08/555123    USA          Dolan               11/8/95
----------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT                                                Littlejohn,
                             CONNECTOR TERMINAL                                                     Kaczmarek,
                 620/140     BLOCK (Modular Terminal Block                                          Bradshaw,Haines,
URLS     377     (UNFILED)   Assembly)                                                 THAILAND     Bascom
----------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT                                                Littlejohn,
                             CONNECTOR TERMINAL                                                     Kaczmarek,
                 620/200     BLOCK (Modular Terminal Block                                          Bradshaw,Haines,
URLS     377     (UNFILED)   Assembly)                                                 SINGAPORE    Bascom
----------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT                                                Littlejohn,
                             CONNECTOR TERMINAL                                                     Kaczmarek,
                 620/139     BLOCK (Modular Terminal Block                                          Bradshaw,Haines,
URLS     377     (UNFILED)   Assembly)                                                 TAIWAN       Bascom
----------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT                                                Littlejohn,
                             CONNECTOR TERMINAL                                                     Kaczmarek,
                 620/199     BLOCK (Modular Terminal Block                                          Bradshaw,Haines,
URLS     377     (UNFILED)   Assembly)                                                 KOREA        Bascom
----------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT                                                Littlejohn,
                             CONNECTOR TERMINAL                                                     Kaczmarek,
                 620/145     BLOCK (Modular Terminal Block                                          Bradshaw,Haines,
URLS     377     (PENDING)   Assembly)                                    119285       ISRAEL       Bascom              09/08/96
----------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT                                                Littlejohn,
                             CONNECTOR TERMINAL                                                     Kaczmarek,
                 620/165     BLOCK (Modular Terminal Block                                          Bradshaw,Haines,
URLS     377     (PENDING)   Assembly)                                    56221        PHILLIPINES  Bascom              04/22/97
----------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                  Expiration  Publication  Publication
Family   Number    Number                 Title                Issue Date  Associates          Date        Number        Date
--------------------------------------------------------------------------------------------------------------------------------

I3       374     620/209     NGIDC Domestic Terminal Block                 Jones            10/15/17
--------------------------------------------------------------------------------------------------------------------------------

I3       374                 NGIDC Domestic Terminal Block                 Trexler
--------------------------------------------------------------------------------------------------------------------------------
                 620/196
I3       374     (UNFILED)   NGIDC Domestic Terminal Block
--------------------------------------------------------------------------------------------------------------------------------

I3       374                 NGIDC Domestic Terminal Block                 Trexler
--------------------------------------------------------------------------------------------------------------------------------
                 620/210
I3       374     (PENDING)   NGIDC Domestic Terminal Block
--------------------------------------------------------------------------------------------------------------------------------
                 620/195
I3       374     (UNFILED)   NGIDC Domestic Terminal Block
--------------------------------------------------------------------------------------------------------------------------------
                 620/187
I3       374     (PENDING)   NGIDC Domestic Terminal Block                 Trexler
--------------------------------------------------------------------------------------------------------------------------------
         374-
I3       CHILE               Terminal Block
--------------------------------------------------------------------------------------------------------------------------------
         374-
I3       PANAMA              Terminal Block
--------------------------------------------------------------------------------------------------------------------------------
         374-
I3       Taiwan              Terminal Block
--------------------------------------------------------------------------------------------------------------------------------

I3       374-ZA              Terminal Block
--------------------------------------------------------------------------------------------------------------------------------
                                                                           Trexler,
                             Cup & Diode Assembly for                      Bushnell,
                             Overvoltage for                               Giangiorgi
Prot     375     620/058     Telecommunication Lines           5/12/98     & Blackstone
--------------------------------------------------------------------------------------------------------------------------------
                             Combined Connection Pedestal
Dist     376     620/131     Enclosure                                     Trexler
--------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT
                             CONNECTOR TERMINAL
                 620/140     BLOCK (Modular Terminal Block
URLS     377     (UNFILED)   Assembly)
--------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT
                             CONNECTOR TERMINAL
                 620/200     BLOCK (Modular Terminal Block
URLS     377     (UNFILED)   Assembly)
--------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT
                             CONNECTOR TERMINAL
                 620/139     BLOCK (Modular Terminal Block
URLS     377     (UNFILED)   Assembly)
--------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT
                             CONNECTOR TERMINAL
                 620/199     BLOCK (Modular Terminal Block
URLS     377     (UNFILED)   Assembly)
--------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT
                             CONNECTOR TERMINAL
                 620/145     BLOCK (Modular Terminal Block
URLS     377     (PENDING)   Assembly)                                                      9/20/02
--------------------------------------------------------------------------------------------------------------------------------
                             INSULATION DISPLACEMENT
                             CONNECTOR TERMINAL
                 620/165     BLOCK (Modular Terminal Block
URLS     377     (PENDING)   Assembly)
--------------------------------------------------------------------------------------------------------------------------------

                    Individual
Product   Case       Lawyer's                                   Patent      Serial                                         Filing
Family    Number     Number               Title                 Number      Number      Country           Inventor          Date
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                    620/201     BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     (GRANTED)   Assembly)                      699921      73647/96     Australian   Bascom                4/17/97
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                    620/137     BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     (INACTIVE)  Assembly)                                               PANAMA       Bascom
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                    620/135     BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     (PENDING)   Assembly)                      41044       1697-96      CHILE        Bascom                09/07/96
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                    620/197     BLOCK (Modular Terminal Block                           HONG KONG    Bradshaw,Haines,
URLS        377     (UNFILED)   Assembly)                                                            Bascom
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                    620/144     BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     (PENDING)   Assembly)                                  1636/MAS/96  INDIA        Bascom                09/07/96
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                                BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     620/143     Assembly)                                  P960104503   Argentina    Bascom                09/05/96
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                    620/146     BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     (PENDING)   Assembly)                                  1636-96      VENEZUELA    Bascom                09/05/96
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                    620/498     BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     (UNFILED)   Assembly)                                               INDONESIA    Bascom
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                                BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377                 Assembly)                      203927      981652       Mexico       Bascom                 2/27/98
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                                BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     620/080     Assembly)                      5779504     08/536062    USA          Bascom                09/09/95
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                                BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     630/186     Assembly)                      0852827                  EP           Bascom
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                    620/136     BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     (UNFILED)   Assembly)                                               MALAYSIA     Bascom
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                                BLOCK (Modular Terminal Block              PCT/US96/15               Bradshaw,Haines,
URLS        377                 Assembly)                                  006          Brazil       Bascom                 2/27/98
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                                BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377                 Assembly)                      15006       2229571      Canada       Bascom                 9/18/96
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                                BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377                 Assembly)                      96196631.9  96196631.9   China        Bascom                 9/18/96
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                                BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377                 Assembly)                                  98.0870      Norway       Bascom                 2/27/98
-----------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                                              Littlejohn,
                                CONNECTOR TERMINAL                                                   Kaczmarek,
                    620/131     BLOCK (Modular Terminal Block                                        Bradshaw,Haines,
URLS        377     (ABANDONED) Assembly)                                  08/555123    USA          Bascom                11/08/95
-----------------------------------------------------------------------------------------------------------------------------------
                    620/149
Prot        378     (INACTIVE)  Coaxial Surge Arrester                                  CHILE        Bazarian
-----------------------------------------------------------------------------------------------------------------------------------
                    620/152
Prot        378     (INACTIVE)  Coaxial Surge Arrester                                  PHILLIPINES  Bazarian
-----------------------------------------------------------------------------------------------------------------------------------

                    Individual
Product   Case       Lawyer's                                                                Expiration  Publication  Publication
Family    Number     Number               Title                  Issue Date  Associates          Date       Number       Date
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                    620/201     BLOCK (Modular Terminal Block
URLS        377     (GRANTED)   Assembly)                        12/17/98    Trexler
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                    620/137     BLOCK (Modular Terminal Block
URLS        377     (INACTIVE)  Assembly)
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                    620/135     BLOCK (Modular Terminal Block
URLS        377     (PENDING)   Assembly)                        4/23/01
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                    620/197     BLOCK (Modular Terminal Block
URLS        377     (UNFILED)   Assembly)
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                    620/144     BLOCK (Modular Terminal Block
URLS        377     (PENDING)   Assembly)
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                                BLOCK (Modular Terminal Block
URLS        377     620/143     Assembly)                                    Trexler
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                    620/146     BLOCK (Modular Terminal Block
URLS        377     (PENDING)   Assembly)
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                    620/498     BLOCK (Modular Terminal Block
URLS        377     (UNFILED)   Assembly)
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                      Trexler,
                                CONNECTOR TERMINAL                           Bushnell,
                                BLOCK (Modular Terminal Block                Giangiorgi &
URLS        377                 Assembly)                        8/24/01     Blackstone
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                                BLOCK (Modular Terminal Block
URLS        377     620/080     Assembly)                                                    18/09/2016
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                                BLOCK (Modular Terminal Block
URLS        377     630/186     Assembly)                        3/27/02
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                    620/136     BLOCK (Modular Terminal Block
URLS        377     (UNFILED)   Assembly)
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                                BLOCK (Modular Terminal Block
URLS        377                 Assembly)                                           Trexler
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                      Trexler,
                                CONNECTOR TERMINAL                           Bushnell,
                                BLOCK (Modular Terminal Block                Giangiorgi &
URLS        377                 Assembly)                        9/18/96     Blackstone
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT                      Trexler,
                                CONNECTOR TERMINAL                           Bushnell,
                                BLOCK (Modular Terminal Block                Giangiorgi &
URLS        377                 Assembly)                        9/18/96     Blackstone
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                                BLOCK (Modular Terminal Block
URLS        377                 Assembly)                                    Trexler
---------------------------------------------------------------------------------------------------------------------------------
                                INSULATION DISPLACEMENT
                                CONNECTOR TERMINAL
                    620/131     BLOCK (Modular Terminal Block
URLS        377     (ABANDONED) Assembly)                        7/14/98     Trexler
---------------------------------------------------------------------------------------------------------------------------------
                    620/149
Prot        378     (INACTIVE)  Coaxial Surge Arrester
---------------------------------------------------------------------------------------------------------------------------------
                    620/152
Prot        378     (INACTIVE)  Coaxial Surge Arrester
---------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                     Patent    Serial                                  Filing
Family   Number    Number               Title                  Number    Number     Country       Inventor        Date
-------------------------------------------------------------------------------------------------------------------------
                 620/150
Prot     378     (INACTIVE)   Coaxial Surge Arrester                               EGYPT      Bazarian
-------------------------------------------------------------------------------------------------------------------------
                 620/155
Prot     378     (INACTIVE)   Coaxial Surge Arrester                               PCT        Bazarian
-------------------------------------------------------------------------------------------------------------------------
Prot     378     620/142      Coaxial Surge Arrester          5936822   08/926234  US         Bazarian          9/10/97
-------------------------------------------------------------------------------------------------------------------------
                 620/148
Prot     378     (UNFILED)    Coaxial Surge Arrester                               ARGENTINA  Bazarian
-------------------------------------------------------------------------------------------------------------------------
                 620/151
Prot     378     (INACTIVE)   Coaxial Surge Arrester                               INDIA      Bazarian
-------------------------------------------------------------------------------------------------------------------------
Prot     378     620/141      Coaxial Surge Arrester          5936822   08/636162  USA        Bazarian          9/29/95
-------------------------------------------------------------------------------------------------------------------------
NID      379     620/084      Network Interface Device        6039578   08-825144  USA        Suffi,Ladd        03/05/97
-------------------------------------------------------------------------------------------------------------------------
                 620/092      PIVOT LEVER CONNECTOR
Conn     380     (UNFILED)    BLOCK(Sealed IDC Connector)                          USA        Jevert,Grelewicz
-------------------------------------------------------------------------------------------------------------------------
                              Tuned Electromagnetic
MESA     381                  Interference Air Filter                   60/038632  USA        John M. Teter      2/19/97
-------------------------------------------------------------------------------------------------------------------------
                              Tuned Electromagnetic
MESA     381     620/089      Interference Air Filter         6063152   09/025138  US         John M. Teter      2/17/98
-------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A.
                                                                                              Bradshaw, Daniel
                                                              Des.                            A. Hoeft, Alan
I3       382     620/074      Terminal Block Housing          396475    29/060730  USA        Schwimmer          10/4/96
-------------------------------------------------------------------------------------------------------------------------
Prot     383     620/156      Shunt Protector Device                               USA        A. Bazarian
-------------------------------------------------------------------------------------------------------------------------
                                                                                              Emanuel Joseph
Prot     384     620/157      Coaxial Protector               5953195   09/020794  USA        Pagliuca          2/9/98
-------------------------------------------------------------------------------------------------------------------------
                                                                                              Emanuel Joseph
Prot     384                  Coaxial Protector                         60/038987  US         Pagliuca          2/26/97
-------------------------------------------------------------------------------------------------------------------------
                              Heat Flux Modulator for Use in                                  M. Garcia, M.
MESA     385     620/158      Electronic Enclosures                                USA        Cosley
-------------------------------------------------------------------------------------------------------------------------
                              CODS-II Central Office
CO       386                  Distribution                    4665546   711384     US         Brey, Hilbert     3/13/85
-------------------------------------------------------------------------------------------------------------------------
                              CODS-II Central Office
CO       386                  Distribution                    1251848   501834     Canada     Brey, Hilbert     2/14/86
-------------------------------------------------------------------------------------------------------------------------
                 620/168
MESA     387     (PENDING)    Mechanical Interlock Assembly             2244582    Canada     Todd M. Collis    8/7/98
-------------------------------------------------------------------------------------------------------------------------
MESA     387     620/160      Mechanical Interlock Assembly   5874698   08/907700  USA        Todd M. Collis    8/8/97
-------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                 Expiration  Publication  Publication
Family   Number   Number               Title                 Issue Date   Associates          Date       Number       Date
-------------------------------------------------------------------------------------------------------------------------------
                 620/150
Prot     378     (INACTIVE)   Coaxial Surge Arrester
-------------------------------------------------------------------------------------------------------------------------------
                 620/155
Prot     378     (INACTIVE)   Coaxial Surge Arrester
-------------------------------------------------------------------------------------------------------------------------------
Prot     378     620/142      Coaxial Surge Arrester                       Trexler
-------------------------------------------------------------------------------------------------------------------------------
                 620/148
Prot     378     (UNFILED)    Coaxial Surge Arrester
-------------------------------------------------------------------------------------------------------------------------------
                 620/151
Prot     378     (INACTIVE)   Coaxial Surge Arrester
-------------------------------------------------------------------------------------------------------------------------------
Prot     378     620/141      Coaxial Surge Arrester                       Trexler
-------------------------------------------------------------------------------------------------------------------------------
NID      379     620/084      Network Interface Device        3/21/00                      3/25/17
-------------------------------------------------------------------------------------------------------------------------------
                 620/092      PIVOT LEVER CONNECTOR
Conn     380     (UNFILED)    BLOCK(Sealed IDC Connector)                  Trexler
-------------------------------------------------------------------------------------------------------------------------------
                                                                           Trexler,Bushn
                              Tuned Electromagnetic                        ell,Giangiorgi
MESA     381                  Interference Air Filter                      & Blackstone
-------------------------------------------------------------------------------------------------------------------------------
                              Tuned Electromagnetic
MESA     381     620/089      Interference Air Filter         5/16/00      Trexler         2/17/18
-------------------------------------------------------------------------------------------------------------------------------
I3       382     620/074      Terminal Block Housing          7/28/98      Trexler
-------------------------------------------------------------------------------------------------------------------------------
Prot     383     620/156      Shunt Protector Device                       Trexler
-------------------------------------------------------------------------------------------------------------------------------
Prot     384     620/157      Coaxial Protector               9/14/99      Trexler         3/14/2003
-------------------------------------------------------------------------------------------------------------------------------
Prot     384                  Coaxial Protector                            Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              Heat Flux Modulator for Use in
MESA     385     620/158      Electronic Enclosures                        Trexler
-------------------------------------------------------------------------------------------------------------------------------
                              CODS-II Central Office                       Comp. Pat.
CO       386                  Distribution                    5/12/87      Annu.           11/12/94
-------------------------------------------------------------------------------------------------------------------------------
                              CODS-II Central Office
CO       386                  Distribution                    3/28/89      Comp. Pat       3/28/06
-------------------------------------------------------------------------------------------------------------------------------
                 620/168
MESA     387     (PENDING)    Mechanical Interlock Assembly                Trexler
-------------------------------------------------------------------------------------------------------------------------------
MESA     387     620/160      Mechanical Interlock Assembly   2/23/99      Trexler
-------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                      Patent      Serial                                         Filing
Family   Number    Number               Title                   Number      Number      Country            Inventor         Date
---------------------------------------------------------------------------------------------------------------------------------
                              Fiber Optic Connector Alignment
FO       388                  Sleeve                                                    US           Essert
---------------------------------------------------------------------------------------------------------------------------------
                 620/161      Shape Memory Alloy Cooling
AVCC     388     (UNFILED)    Device Displacer                                          USA          Cosley
---------------------------------------------------------------------------------------------------------------------------------
                              Insulation Displacement
URLS     389     620/091      Connector                                   09030564      USA          Jane X. Lee          2/25/98
---------------------------------------------------------------------------------------------------------------------------------
                              Insulation Displacement
URLS     389     091          Connector                                   60040079      US           Jane X. Lee          3/7/97
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Kenneth C.
                                                                                                     Littlejohn, Jane X.
URLS     390     620/162      Wire Trimmer                     5961340    09/041182     USA          Lee                  3/12/98
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Kenneth C.
                                                                                                     Littlejohn, Jane X.
URLS     390                  Wire Trimmer                                60/039082     US           Lee                  3/14/97
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Jamie M. Paske,
                              Line Protector for a                                                   Richard T.
Prot     391     620/164      Communication Circuit            5910877    08/971284     USA          Kaczmarek            11/17/97
---------------------------------------------------------------------------------------------------------------------------------
Prot     392                  Protector Module                                          USA          Kaczmarek
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Richard T.
                                                                                                     Kaczmarek,
Prot     393     620/088      Protector Unit                   5991136    08/980961     USA          Arnold M. Ladd       12/1/97
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A.Bradshaw,
                                                                                                     Daniel A. Hoeft,
                                                                                                     Alan Schwimmer,
I3       394     620/212      Terminal Block Housing           2078965                  MALAYSIA     Daniel P. Sedlecky
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A. Bradshaw,
                                                                                                     DanielA. Hoeft,
                                                                                                     Alan Schwimmer,
I3       394     620/163      Terminal Block Housing           DES414466  29/087573     USA          Daniel P. Sedlecky   5/6/98
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A. Bradshaw,
                                                                                                     Daniel A. Hoeft,
                                                                                                     Alan Schwimmer,
I3       394     620/185      Terminal Block Housing                      046955        Thai         Daniel P. Sedlecky   11/5/98
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A. Bradshaw,
                                                                                                     Daniel A. Hoeft,
                                                                                                     Alan Schwimmer,
I3       394     620/180      Terminal Block Housing                      1-1998-0062   PHILLIPINES  Daniel P. Sedlecky   11/05/98
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A. Bradshaw,
                                                                                                     Daniel A. Hoeft,
                                                               ZL 98 3                               Alan Schwimmer,
I3       394     620/174      Terminal Block Housing           26810.X    98326810.X    China        Daniel P. Sedlecky   11/5/8
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A. Bradshaw,
                                                                                                     Daniel A. Hoeft,
                                                                                                     Alan Schwimmer,
I3       394     620/177      Terminal Block Housing           74847      RM980000270   Italy        Daniel P. Sedlecky   11/4/98
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A.
                                                                                                     Bradshaw, Daniel
                                                                                                     A. Hoeft,
                                                                                                     Alan Schwimmer,
I3       394     620/178      Terminal Block Housing           11942      981107        Mexico       Daniel P. Sedlecky   11/5/98
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A.Bradshaw,
                                                                                                     Daniel A. Hoeft,
                                                                                                     Alan Schwimmer,
I3       394     620/169      Terminal Block Housing           66286      0066286       Argentina    Daniel P. Sedlecky   11/6/98
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A. Bradshaw,
                                                                                                     Daniel A. Hoeft,
                                                                                                     Alan Schwimmer,
I3       394     620/180      Terminal Block Housing                      3-1998-00625  Phillipines  Daniel P. Sedlecky   11/28/00
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Janet A. Bradshaw,
                                                                                                     Daniel A. Hoeft,
                                                                                                     Alan Schwimmer,
I3       394     620/178      Terminal Block Housing                      1998-2646     Chilean      Daniel P. Sedlecky   11/3/98
---------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                  Expiration  Publication  Publication
Family   Number   Number               Title                  Issue Date    Associates          Date       Number       Date
---------------------------------------------------------------------------------------------------------------------------------
                              Fiber Optic Connector Alignment
FO       388                  Sleeve                                        Trexler
---------------------------------------------------------------------------------------------------------------------------------
                 620/161      Shape Memory Alloy Cooling
AVCC     388     (UNFILED)    Device Displacer
---------------------------------------------------------------------------------------------------------------------------------
                                                                            Trexler
                                                                            Bushnell,
                              Insulation Displacement                       Giangiorgi &
URLS     389     620/091      Connector                                     Blackstone
---------------------------------------------------------------------------------------------------------------------------------
                                                                            Trexler
                                                                            Bushnell,
                              Insulation Displacement                       Giangiorgi &
URLS     389     091          Connector                                     Blackstone
---------------------------------------------------------------------------------------------------------------------------------
URLS     390     620/162      Wire Trimmer                     10/5/99      Trexler         4/5/2003
---------------------------------------------------------------------------------------------------------------------------------
URLS     390                  Wire Trimmer                                  Trexler
---------------------------------------------------------------------------------------------------------------------------------
                              Line Protector for a
Prot     391     620/164      Communication Circuit            6/8/99       Trexler
---------------------------------------------------------------------------------------------------------------------------------
Prot     392                  Protector Module                              Trexler
---------------------------------------------------------------------------------------------------------------------------------
Prot     393     620/088      Protector Unit                   11/23/99     Trexler         12/1/17
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/212      Terminal Block Housing
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/163      Terminal Block Housing           9/28/99      Trexler         9/28/2013
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/185      Terminal Block Housing                        Trexler
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/180      Terminal Block Housing
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/174      Terminal Block Housing           9/25/99      Trexler
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/177      Terminal Block Housing           8/3/02       Trexler
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/178      Terminal Block Housing           11/17/00     Trexler         11/5/2013
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/169      Terminal Block Housing           11/06/98     Trexler
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/180      Terminal Block Housing
---------------------------------------------------------------------------------------------------------------------------------
I3       394     620/178      Terminal Block Housing                        Trexler
---------------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                 Patent   Serial                                          Filing
Family   Number    Number               Title              Number   Number        Country            Inventor        Date
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394     620/172     Terminal Block Housing       92461    1998-2716     Canadian     Daniel P. Sedlecky  12/5/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394                 Terminal Block Housing                001042.98     Peruvian     Daniel P. Sedlecky  11/3/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394     620/181     Terminal Block Housing       18241    W-17152       Poland       Daniel P. Sedlecky   11/5/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394     620/183     Terminal Block Housing                125.541       Switzerland  Daniel P. Sedlecky  11/5/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394     620/181     Terminal Block Housing       144021   144021        SPAIN        Daniel P. Sedlecky  11/05/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394                 Terminal Block Housing                00625         Phillipines  Daniel P. Sedlecky  11/5/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394     620/184     Terminal Block Housing       069353   87308133      Taiwanese    Daniel P. Sedlecky  11/6/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394     620/171     Terminal Block Housing                DI 5801811-5  Brazilizn    Daniel P. Sedlecky  11/6/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394     620/206     Terminal Block Housing                2078965       Britian      Daniel P. Sedlecky  11/6/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394                 Terminal Block Housing                49810873.2    Germany      Daniel P. Sedlecky  11/3/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394     620/170     Terminal Block Housing       30470-00 75135-00      Benelux      Daniel P. Sedlecky  11/5/98
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Janet A. Bradshaw,
                                                                                              Daniel A. Hoeft,
                                                                                              Alan Schwimmer,
I3       394     620/175     Terminal Block Housing       532953   986434        France       Daniel P. Sedlecky  11/6/98
--------------------------------------------------------------------------------------------------------------------------
                             Limiter Device for
Prot     395                 Telecommunication Lines                             USA          R. Kaczmarek
--------------------------------------------------------------------------------------------------------------------------
                             (Outdoor Equipment Cabinet)
                             Cooling and Airflow
                             Management of Outdoor                                            Ken W. Dreier;
Prot     396     624/063      Sealed Enclosures           6119768  09/295643     USA          Marvin P. Garcia    4/20/99
--------------------------------------------------------------------------------------------------------------------------
                             EMI (Electronmagnetic
                             Interference Shielded                                            John Papaleo,
MESA     397     620/513     Telemcomm. Enclosure)                 2314202       Canada       Lester Grzesik      7/21/00
--------------------------------------------------------------------------------------------------------------------------
                             EMI (Electronmagnetic
                             Interference Shielded                                            John Papaleo,
MESA     397     620/060     Telemcomm. Enclosure)        6303854  09359090      USA          Lester Grzesik      04/20/99
--------------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly             PCT/US00/22                M. Leschinger, L.
Proform  398     620/516     with locking mechanism                172           PCT          Dolan, T. Potosnak  8/11/00
--------------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly                                        M. Leschinger, L.
Proform  398     620/489     with locking mechanism                              Canada       Dolan, T. Potosnak
---------------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly    6182846                             M. Leschinger, L.
Proform  398     620/073     with locking mechanism       (B1)     09397441      USA          Dolan, T. Potosnak  9/15/99
---------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                          Expiration   Publication  Publication
Family   Number   Number               Title             Issue Date   Associates       Date          Number       Date
-------------------------------------------------------------------------------------------------------------------------
I3       394     620/172     Terminal Block Housing       5/25/01      Trexler      5/25/2011
-------------------------------------------------------------------------------------------------------------------------
I3       394                 Terminal Block Housing                    Trexler
-------------------------------------------------------------------------------------------------------------------------
I3       394     620/181     Terminal Block Housing       6/22/01      Trexler      11/4/2008
-------------------------------------------------------------------------------------------------------------------------
I3       394     620/183     Terminal Block Housing                     Trexler
-------------------------------------------------------------------------------------------------------------------------
I3       394     620/181     Terminal Block Housing
-------------------------------------------------------------------------------------------------------------------------
I3       394                 Terminal Block Housing                    Trexler
-------------------------------------------------------------------------------------------------------------------------
I3       394     620/184     Terminal Block Housing       12/8/00      Trexler
-------------------------------------------------------------------------------------------------------------------------
I3       394     620/171     Terminal Block Housing       6/6/00       Trexler
-------------------------------------------------------------------------------------------------------------------------
I3       394     620/206     Terminal Block Housing                    Trexler
-------------------------------------------------------------------------------------------------------------------------
I3       394                 Terminal Block Housing                    Trexler
-------------------------------------------------------------------------------------------------------------------------
I3       394     620/170     Terminal Block Housing       07/01/99     Trexler
-------------------------------------------------------------------------------------------------------------------------
I3       394     620/175     Terminal Block Housing                    Trexler
-------------------------------------------------------------------------------------------------------------------------
                             Limiter Device for
Prot     395                 Telecommunication Lines                   Trexler
-------------------------------------------------------------------------------------------------------------------------
                             (Outdoor Equipment Cabinet)
                             Cooling and Airflow
                             Management of Outdoor
Prot     396     624/063      Sealed Enclosures           9/19/00      Jones et al.
-------------------------------------------------------------------------------------------------------------------------
                             EMI (Electronmagnetic
                             Interference Shielded
MESA     397     620/513     Telemcomm. Enclosure)
-------------------------------------------------------------------------------------------------------------------------
                             EMI (Electronmagnetic
                             Interference Shielded
MESA     397     620/060     Telemcomm. Enclosure)        10/16/01     Jones        7/22/99
-------------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly
Proform  398     620/516     with locking mechanism                    Jones, etc
-------------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly
Proform  398     620/489     with locking mechanism
-------------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly
Proform  398     620/073     with locking mechanism       2/6/01       Jones etc.   8/21/2020
-------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                  Patent     Serial                                  Filing
Family   Number    Number               Title               Number     Number    Country       Inventor         Date
-----------------------------------------------------------------------------------------------------------------------
                             Telecommunications Equipment
         399     060         Pedestal                                            USA
-----------------------------------------------------------------------------------------------------------------------
                                                                    PCT/US00/21           M. Leschinger, L.
Proform  400     620/518     Pedestal Enclosure Assembly            435          PCT      Dolan, T. Potosnak  8/4/00
-----------------------------------------------------------------------------------------------------------------------
                                                                                          M. Leschinger, L.
Proform  400     620/492     Pedestal Enclosure Assembly   2315581  Canada                Dolan, T. Potosnak  8/4/00
-----------------------------------------------------------------------------------------------------------------------
                                                                                          M. Leschinger, L.
Proform  400     620/072     Pedestal Enclosure Assembly   6198041  09366982     USA      Dolan, T. Potosnak  09/03/99
-----------------------------------------------------------------------------------------------------------------------
                             EMI Shielded                                                 J. Papaleo, L.
MESA     401     620/514     Telecommunications Enclosure           007157       USA      Grzesik
-----------------------------------------------------------------------------------------------------------------------
                             EMI Shielded                                                 J. Papaleo, L.
MESA     401     620/060     Telecommunications Enclosure           09359090     USA      Grzesik             7/22/99
-----------------------------------------------------------------------------------------------------------------------
                             Blower airflow or single
MESA     402     060         thickness sheet blades                              USA      D. Cavalieri
-----------------------------------------------------------------------------------------------------------------------
MESA     403     060         High Wind Barrier System                            USA      D. Cavalieri
-----------------------------------------------------------------------------------------------------------------------
MESA     404     060         Front Post Battery Chamber                          USA      J. Drye, J. Teter
-----------------------------------------------------------------------------------------------------------------------
                             Advanced Vapor Compression                                   M. Cosley, M.
AVCC     405     620/213     Cooling System (AVCC)                  09/567528    USA      Garcia, N. Dukhan
-----------------------------------------------------------------------------------------------------------------------
                                                                                          M. Cosley, J.
                             Telecommunications Equipment                                 Nesnandy, S. Ivey,
ONU      406     620/514     Pedestal                               007157       Mexico   A. Lowe, J. Perry   7/19/00
-----------------------------------------------------------------------------------------------------------------------
                                                                                          M. Cosley, J.
                             Telecommunications Equipment                                 Nesnandy, S. Ivey,
ONU      406     610/087     Pedestal                               291106035    USA      A. Lowe, J. Perry   6/6/99
-----------------------------------------------------------------------------------------------------------------------
                                                                                          M. Cosley, J.
                             Telecommunications Equipment                                 Nesnandy, S. Ivey,
ONU      406     610/119     Pedestal                               147058/2     Spain    A. Lowe, J. Perry   7/16/00
-----------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly                                    M. Leschinger, L.
Proform  407     620/490     Design                        94157    2000-0455    Canada   Dolan, T. Potosnak  2/15/00
-----------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly                                    M. Leschinger, L.
Proform  407     620/072     Design                        D430849  29109761     USA      Dolan, T. Potosnak  08/10/99
-----------------------------------------------------------------------------------------------------------------------
                             Grounding Bracket for
                             Electrical Equipment
Proform  409     620/493     Enclosure                                           Canada   Matt Leschinger     8/25/00
-----------------------------------------------------------------------------------------------------------------------
                             Grounding Bracket for
                             Electrical Equipment                   PCT/US00/22
Proform  409     620/519     Enclosure                              173          PCT      Matt Leschinger     8/11/00
-----------------------------------------------------------------------------------------------------------------------
                             Grounding Bracket for
                             Electrical Equipment
Proform  409     620/082     Enclosure                     6252166  09382942     USA      Matt Leschinger     8/25/99
-----------------------------------------------------------------------------------------------------------------------
                             Latching Mechanism for
                             Mounting Plate of Pedestal                                   M. Leschinger, L.
Proform  410     620/491     Closure Assembly                                    Canada   Dolan, T. Potosnak  8/22/00
-----------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                          Expiration  Publication  Publication
Family    Number   Number               Title              Issue Date  Associates     Date         Number       Date
------------------------------------------------------------------------------------------------------------------------
                             Telecommunications Equipment
         399     060         Pedestal                                  Jones etc.
------------------------------------------------------------------------------------------------------------------------
Proform  400     620/518     Pedestal Enclosure Assembly               Jones, etc
------------------------------------------------------------------------------------------------------------------------
Proform  400     620/492     Pedestal Enclosure Assembly   7/29/03
------------------------------------------------------------------------------------------------------------------------
Proform  400     620/072     Pedestal Enclosure Assembly   3/6/01      Jones, et    8/4/2019
------------------------------------------------------------------------------------------------------------------------
                             EMI Shielded
MESA     401     620/514     Telecommunications Enclosure  9/12/00
------------------------------------------------------------------------------------------------------------------------
                             EMI Shielded
MESA     401     620/060     Telecommunications Enclosure              JONES ETC.
------------------------------------------------------------------------------------------------------------------------
                             Blower airflow or single
MESA     402     060         thickness sheet blades                    JONES ETC.
------------------------------------------------------------------------------------------------------------------------
MESA     403     060         High Wind Barrier System                  JONES ETC.
------------------------------------------------------------------------------------------------------------------------
MESA     404     060         Front Post Battery Chamber                JONES ETC
------------------------------------------------------------------------------------------------------------------------
                             Advanced Vapor Compression
AVCC     405     620/213     Cooling System (AVCC)                     JONES ETC.
------------------------------------------------------------------------------------------------------------------------
                             Telecommunications Equipment
ONU      406     620/514     Pedestal                                  Jones, Etc
------------------------------------------------------------------------------------------------------------------------
                             Telecommunications Equipment
ONU      406     610/087     Pedestal                                  JONES ETC.
------------------------------------------------------------------------------------------------------------------------
                             Telecommunications Equipment
ONU      406     610/119     Pedestal                                  Jones, etc
------------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly
Proform  407     620/490     Design                        12/14/01                 12/14/2011
------------------------------------------------------------------------------------------------------------------------
                             Pedestal Closure Assembly
Proform  407     620/072     Design                        9/12/00     Jones etc.
------------------------------------------------------------------------------------------------------------------------
                             Grounding Bracket for
                             Electrical Equipment
Proform  409     620/493     Enclosure
------------------------------------------------------------------------------------------------------------------------
                             Grounding Bracket for
                             Electrical Equipment
Proform  409     620/519     Enclosure
------------------------------------------------------------------------------------------------------------------------
                             Grounding Bracket for                     Jones, Day,
                             Electrical Equipment                      Reavis,
Proform  409     620/082     Enclosure                     6/26/01     Pogue
------------------------------------------------------------------------------------------------------------------------
                             Latching Mechanism for
                             Mounting Plate of Pedestal
Proform  410     620/491     Closure Assembly
------------------------------------------------------------------------------------------------------------------------

                                  OPPS PATENTS

                 Individual
Product   Case    Lawyer's                                        Patent   Serial                                   Filing
Family   Number    Number               Title                     Number   Number      Country      Inventor         Date
---------------------------------------------------------------------------------------------------------------------------
                             Latching Mechanism for Mounting                                    M. Leschinger, T.
                             Plate of Pedestal Closure                    PCT/US00/22           Potosnak, L.
Proform  410     620/517     Assembly                                     166          PCT      Dolan               8/11/00
---------------------------------------------------------------------------------------------------------------------------
                             Latching Mechanism for Mounting                                    M. Leschinger, T.
                             Plate of Pedestal Closure                                          Potosnak, L.
Proform  410     620/081     Assembly                             6244635 09394148     USA      Dolan               4/20/00
---------------------------------------------------------------------------------------------------------------------------
                             Multipla Channel Matrix Express
                             Outdoor enc w/ URLS blk prot on
MESA     413                 swing out frnt eqpt door                                  USA      Lester Grzesik
---------------------------------------------------------------------------------------------------------------------------
                             Maximizing battery reserve by
MESA     414     620/096     disconnecting non-critical load      6476519 09543483     USA      David Weiner        4/6/00
---------------------------------------------------------------------------------------------------------------------------
                             Cooling System for Electronic
                             Components in an Equipment                                         M. Cosley, M.
MESA     415     630496      Enclosure                            6317320 09664655     USA      Garcia, D. Mueller
---------------------------------------------------------------------------------------------------------------------------
                             Solar Shield for Electonic                                         M. Cosley, J.
MESA     416     620497      Equipment Enclosure                  6598668 09548043     USA      Lockhart            4/12/00
---------------------------------------------------------------------------------------------------------------------------
                             Ground Apparatus for Shielded
I3       417     620/498     Cable and Method of Using Same       6254404 09537021     USA      D. Sedlecky         3/28/00
---------------------------------------------------------------------------------------------------------------------------
                             Termal Block with Reduced
I3       418     620/494     Dielectric Material                  6238234 09514071     USA      D. Sedlecky         4/21/00
---------------------------------------------------------------------------------------------------------------------------
                             Terminal Block with Over-torque
I3       419     620/495     protection                                   09526139     USA      D. Sedlecky         3/15/00
---------------------------------------------------------------------------------------------------------------------------
                             Plastic Cross Flow Exchanger
PHX      420     630/501     (Reltec Plastic UK)                          09554358     USA
---------------------------------------------------------------------------------------------------------------------------
                             Plastic Cross Flow Exchanger
PHX      420                 (Reltec Plastic UK)                          98952902.9   EP
---------------------------------------------------------------------------------------------------------------------------
Study    421                 T1/RJ-48 Cross Connect Block                              USA
---------------------------------------------------------------------------------------------------------------------------
                             307 Type & 400/407 Type
                             Protector blocks & any
Study    422                 applications                                              USA
---------------------------------------------------------------------------------------------------------------------------
                                                                                                Al McGovern,
                                                                                                Mike Cosley, Andy
                                                                                                Low, Jeff
                             Telecommunications Equipment                                       Nesnandy,
ONU      423     610/105     Pedestal                                     29118690     Mexico   Samuel Ivey         2/14/00
---------------------------------------------------------------------------------------------------------------------------
                                                                                                Al McGovern,
                                                                                                Mike Cosley, Andy
                                                                                                Low, Jeff
                             Telecommunications Equipment                                       Nesnandy,
ONU      423                 Pedestal                                                  USA      Samuel Ivey
---------------------------------------------------------------------------------------------------------------------------
                             Pin-type electric contact which
                             can be checked for proper
                             insertion of & continuity through
Conn     424                 its elem                                                  USA      Yuri Langer
---------------------------------------------------------------------------------------------------------------------------
                             (Continuation of case 389 - IDC
                             terminal design) Insulation
URLS     425     620-499     Displacement Terminal                        09548038     USA      Jane Lee            4/12/00
---------------------------------------------------------------------------------------------------------------------------
                             Plastic Counterflow Heat
PHX      426     620509      Exchanger - design                   6364007 09665462     USA      R. Fischer          9/19/00
---------------------------------------------------------------------------------------------------------------------------
                             System for sealing electrical conn
                             in terminal blk(Envir Slng of Elect                                Baum, Sedlecky,
Conn     427                 Conn using a gel & greese)                   09667m968    USA      Aouf                9/22/00
---------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                                 Expiration  Publication  Publication
Family    Number   Number               Title                     Issue Date  Associates       Date         Number       Date
-------------------------------------------------------------------------------------------------------------------------------
                             Latching Mechanism for Mounting
                             Plate of Pedestal Closure
Proform  410     620/517     Assembly
-------------------------------------------------------------------------------------------------------------------------------
                             Latching Mechanism for Mounting
                             Plate of Pedestal Closure
Proform  410     620/081     Assembly                             6/12/01     Jones etc.   22/08/2020
-------------------------------------------------------------------------------------------------------------------------------
                             Multipla Channel Matrix Express
                             Outdoor enc w/ URLS blk prot on
MESA     413                 swing out frnt eqpt door                         JONES ETC.
-------------------------------------------------------------------------------------------------------------------------------
                             Maximizing battery reserve by
MESA     414     620/096     disconnecting non-critical load      11/5/2002   JONES ETC.
-------------------------------------------------------------------------------------------------------------------------------
                             Cooling System for Electronic
                             Components in an Equipment
MESA     415     630496      Enclosure                            11/13/01    JONES ETC.   9/19/2020
-------------------------------------------------------------------------------------------------------------------------------
                             Solar Shield for Electonic
MESA     416     620497      Equipment Enclosure                  7/29/03     JONES ETC.
-------------------------------------------------------------------------------------------------------------------------------
                             Ground Apparatus for Shielded
I3       417     620/498     Cable and Method of Using Same       7/3/01      JONE ETC.    3/28/01
-------------------------------------------------------------------------------------------------------------------------------
                             Termal Block with Reduced
I3       418     620/494     Dielectric Material                  5/29/01     JONES ETC.
-------------------------------------------------------------------------------------------------------------------------------
                             Terminal Block with Over-torque
I3       419     620/495     protection                                       JONES ETC.
-------------------------------------------------------------------------------------------------------------------------------
                             Plastic Cross Flow Exchanger
PHX      420     630/501     (Reltec Plastic UK)                              JONES ETC
-------------------------------------------------------------------------------------------------------------------------------
                             Plastic Cross Flow Exchanger
PHX      420                 (Reltec Plastic UK)
-------------------------------------------------------------------------------------------------------------------------------
Study    421                 T1/RJ-48 Cross Connect Block                     JONES ETC.
-------------------------------------------------------------------------------------------------------------------------------
                             307 Type & 400/407 Type
                             Protector blocks & any
Study    422                 applications                                     JONES ETC.
-------------------------------------------------------------------------------------------------------------------------------
                             Telecommunications Equipment
ONU      423     610/105     Pedestal
-------------------------------------------------------------------------------------------------------------------------------
                             Telecommunications Equipment
ONU      423                 Pedestal                                         JONES ETC.
-------------------------------------------------------------------------------------------------------------------------------
                             Pin-type electric contact which
                             can be checked for proper
                             insertion of & continuity through
Conn     424                 its elem                                         JONES ETC
-------------------------------------------------------------------------------------------------------------------------------
                             (Continuation of case 389 - IDC
                             terminal design) Insulation
URLS     425     620-499     Displacement Terminal                            Jones etc
-------------------------------------------------------------------------------------------------------------------------------
                             Plastic Counterflow Heat
PHX      426     620509      Exchanger - design                   4/2/02
-------------------------------------------------------------------------------------------------------------------------------
                             System for sealing electrical conn
                             in terminal blk(Envir Slng of Elect
Conn     427                 Conn using a gel & greese)
-------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                   Patent      Serial                                      Filing
Family   Number    Number             Title                  Number      Number    Country          Inventor          Date
------------------------------------------------------------------------------------------------------------------------------
                             Cooling System to be used to
                             cool high pow density Elec &
Battery                      Enc.(Method & apparatus for                                        M. Cosley, M.
Cooler   432                 cooling a batt                                        Philippines  Garcia
------------------------------------------------------------------------------------------------------------------------------
                             Cooling System to be used to
                             cool high pow density Elec &
Battery                      Enc.(Method & apparatus for                                        M. Cosley, M.
Cooler   432     620/213     cooling a batt                  6533031  09567528     USA          Garcia              5/9/00
------------------------------------------------------------------------------------------------------------------------------
                             Cooling System to be used to
                             cool high pow density Elec &
Battery                      Enc.(Method & apparatus for                                        M. Cosley, M.
Cooler   432     630636      cooling a batt                  6533031  10338341     USA          Garcia              1/8/03
------------------------------------------------------------------------------------------------------------------------------
                             Cooling System to be used to
                             cool high pow density Elec &
Battery                      Enc.(Method & apparatus for                                        M. Cosley, M.
Cooler   432                 cooling a batt                           01201672.1   EPO          Garcia
------------------------------------------------------------------------------------------------------------------------------
                             Process for making Plastic
PHX      433                 Counterflow Heat Exchanger               09664624     USA          R. Fischer          9/19/2000
------------------------------------------------------------------------------------------------------------------------------
                             High Visibility Cap for a Data
Proform  434                 Transmission Pedestal                    09800947     USA          Rick Fischer        3/6/01
------------------------------------------------------------------------------------------------------------------------------
                             High Visibility Cap for a Data
Proform  434                 Transmission Pedestal                    09664624     USA          Rick Fischer        9/19/00
------------------------------------------------------------------------------------------------------------------------------
                                                                                                Dan Sedlecky,
TRLS     435                 QuickSeal                                09783526     USA          Tom Baum            2/14/01
------------------------------------------------------------------------------------------------------------------------------
                             Improved Cooling for Electronic                                    Michael Cosley,
                             Equipment Enclsures using                                          Marvin Garcia,
AVCC     436                 effective cold plate/heatsink                         USA          Sailesh Thakur
------------------------------------------------------------------------------------------------------------------------------
                                                                                                Nihad Dukhan,
                             Open Compressed Air Vortex                                         Mark Cress,
AirBased 437                 Tube Heat Management System     6401463  09725539     USA          Michael Cosley      11/29/00
------------------------------------------------------------------------------------------------------------------------------
                                                                                                Nihad Dukhan,
                             Open Compressed Air Vortex               PCTUS01442                Mark Cress,
AirBased 437                 Tube Heat Management System              19           PCT          Michael Cosley      11/26/01
------------------------------------------------------------------------------------------------------------------------------
                             Continuously Folded Air to Air
PHX      438     620558      Heat Exchanger Construction              09852878     USA          Thomas Uchison      5/10/01
------------------------------------------------------------------------------------------------------------------------------
                                                                                                Jerome Maloney,
                             Vented Cap for Equipment                                           Bisher Rayyahin,
ONU      439     620559      Pedestal                        6501015  09766766     USA          Albert McGovern     1/22/01
------------------------------------------------------------------------------------------------------------------------------
                             Modular Enclosure System for                                       Jim Webster,
Flex     440                 Electronci Equipment                     09824490     USA          Julius Lockhart     4/2/01
------------------------------------------------------------------------------------------------------------------------------
                             Bracket and Shelf Apparatus for                                    William Byron
MESA     441     620561      Equipment Enclosure                      09783420     USA          Wiggins             2/14/01
------------------------------------------------------------------------------------------------------------------------------
                             Coating for improving the                                          Gus Aouf, Albert
Conn     442                 corrosion resistance                                  USA          McGovern
------------------------------------------------------------------------------------------------------------------------------
                                                                                                Larry Dolan, Derek
                                                                                                Polk, Alfred
                             Data Transmission Pedestal with          PCT/US02/20               Redmond, Matt
Proform  443     620631      internal service line passage            355          Canada       Leschinger          6/26/02
------------------------------------------------------------------------------------------------------------------------------
                                                                                                Larry Dolan, Derek
                                                                                                Polk, Alfred
                             Data Transmission Pedestal with                                    Redmond, Matt
Proform  443     620563      internal service line passage   6462269  09900270     USA          Leschinger          7/6/2001
------------------------------------------------------------------------------------------------------------------------------
                                                                                                Larry Dolan,
                                                                                                Gerald Frazier,
Proform  444                 Proform Pedestal Extention Kit  6455772  09910597     USA          Matt Leschinger     7/20/01
------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product    Case    Lawyer's                                                             Expiration  Publication    Publication
Family    Number   Number               Title                   Issue Date  Associates     Date       Number           Date
------------------------------------------------------------------------------------------------------------------------------
                             Cooling System to be used to
                             cool high pow density Elec &
Battery                      Enc.(Method & apparatus for
Cooler   432                 cooling a batt
------------------------------------------------------------------------------------------------------------------------------
                             Cooling System to be used to
                             cool high pow density Elec &
Battery                      Enc.(Method & apparatus for
Cooler   432     620/213     cooling a batt                     3/18/03
------------------------------------------------------------------------------------------------------------------------------
                             Cooling System to be used to
                             cool high pow density Elec &
Battery                      Enc.(Method & apparatus for
Cooler   432     630636      cooling a batt                     3/18/03
------------------------------------------------------------------------------------------------------------------------------
                             Cooling System to be used to
                             cool high pow density Elec &
Battery                      Enc.(Method & apparatus for
Cooler   432                 cooling a batt
------------------------------------------------------------------------------------------------------------------------------
                             Process for making Plastic
PHX      433                 Counterflow Heat Exchanger
------------------------------------------------------------------------------------------------------------------------------
                             High Visibility Cap for a Data
Proform  434                 Transmission Pedestal
------------------------------------------------------------------------------------------------------------------------------
                             High Visibility Cap for a Data
Proform  434                 Transmission Pedestal
------------------------------------------------------------------------------------------------------------------------------
TRLS     435                 QuickSeal
------------------------------------------------------------------------------------------------------------------------------
                             Improved Cooling for Electronic
                             Equipment Enclsures using
AVCC     436                 effective cold plate/heatsink
------------------------------------------------------------------------------------------------------------------------------
                             Open Compressed Air Vortex
AirBased 437                 Tube Heat Management System        6/11/02    Jones etc
------------------------------------------------------------------------------------------------------------------------------
                             Open Compressed Air Vortex
AirBased 437                 Tube Heat Management System
------------------------------------------------------------------------------------------------------------------------------
                             Continuously Folded Air to Air                                        US-2002-
PHX      438     620558      Heat Exchanger Construction                                           0166657-A1     11/14/2002
------------------------------------------------------------------------------------------------------------------------------
                             Vented Cap for Equipment                                              2002-0096346-
ONU      439     620559      Pedestal                           12/31/02                              A1          7/25/2002
------------------------------------------------------------------------------------------------------------------------------
                             Modular Enclosure System for                                          US-2002-
Flex     440                 Electronci Equipment                                                  0140325-A1     10/3/2002
------------------------------------------------------------------------------------------------------------------------------
                             Bracket and Shelf Apparatus for
MESA     441     620561      Equipment Enclosure
------------------------------------------------------------------------------------------------------------------------------
                             Coating for improving the
Conn     442                 corrosion resistance
------------------------------------------------------------------------------------------------------------------------------
                             Data Transmission Pedestal with
Proform  443     620631      internal service line passage
------------------------------------------------------------------------------------------------------------------------------
                             Data Transmission Pedestal with
Proform  443     620563      internal service line passage      10/8/02    Jones Day
------------------------------------------------------------------------------------------------------------------------------
Proform  444                 Proform Pedestal Extention Kit     9/24/2002  620564
------------------------------------------------------------------------------------------------------------------------------

                  Individual
Product    Case    Lawyer's                                      Patent      Serial                                      Filing
Family    Number    Number            Title                      Number      Number      Country      Inventor           Date
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Larry Dolan,
                                                                           PCT/US02/20             Gerald Frazier,
Proform   444                 Proform Pedestal Extention Kit               356          Canada     Matt Leschinger     6/26/02
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Larry Dolan,
                              Data Transmission pedestal with                                      Gerald Frazier,
                              two piece base (Proform Split                                        Jerry Maloney,
Proform   445                 Base)                             6598949    09827678     USA        Matt Leschinger     4/6/01
------------------------------------------------------------------------------------------------------------------------------
                              Containment System for Batteries                                     William Byron
MESA      446     620619      of an Equipment Enclosure                    2371553      Canada     Wiggins             2/14/02
------------------------------------------------------------------------------------------------------------------------------
                              Containment System for Batteries                                     William Byron
MESA      446     620566      of an Equipment Enclosure         6629737    09782831     USA        Wiggins             2/14/01
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Gus Aouf, Dustin
                              Protective Coating and Method of                                     Becker, Al
Conn      447                 Application of same                          09758081     USA        McGovern            1/10/01
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   S. Willern, J.
Chip                          Small Scale Chip Cooler                                              Thiesen, M.
Cooler    449     630570      Assembly                                     10047871     USA        Cosley, R. Fischer  1/14/02
------------------------------------------------------------------------------------------------------------------------------
                              Emergency Exhaust System                                             B. Rayyahin, M.
MESA      450                 (EES) fro Electronic Enc. (MESA)                          USA        Cosley
------------------------------------------------------------------------------------------------------------------------------
                              Air Conditioner Assembly for
AVCC      451                 Electronic Equipment Enclosure                            USA        S. Thakur
------------------------------------------------------------------------------------------------------------------------------
Prot      452     620573      Coaxial Protector                 6636408    09817862     USA        P. Pagliuca         3/26/01
------------------------------------------------------------------------------------------------------------------------------
                              Closed Loop Vortex Tube Cooling
AirBased  453                 System                                                    USA        N. Dukhan
------------------------------------------------------------------------------------------------------------------------------
                              Process for making and
                              assembling a plastic heat
PHX       454     620575      exchanger core housing                       09852559     USA        T. Uchison          5/10/01
------------------------------------------------------------------------------------------------------------------------------
                              Card Cage with impingement
AirBased  455                 cooling                                                   USA        M. Cosley
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   N. Dukhan, M.
AirBased  456                 Enclosure Storage System                                  USA        Cosley
------------------------------------------------------------------------------------------------------------------------------
Chip
Cooler    457                 PCB Cooling System                                        USA        M. Cosley
------------------------------------------------------------------------------------------------------------------------------
Chip
Cooler    458                 Hybrid Cooling System                                     USA        M. Cosley
------------------------------------------------------------------------------------------------------------------------------
Link      459                 Non-Metallic Enclosure                                    USA        S. Hein, M. Cosley
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   D. Mueller, S.
AVCC      460                 Split System Air Conditioner                              USA        Willen, M. Cosley
------------------------------------------------------------------------------------------------------------------------------
MESA      462                 Anti-rattle Door Guide                                    USA        R. Fischer
------------------------------------------------------------------------------------------------------------------------------
MESA      463                 Lid Mounted Fan                                           USA        R. Fischer
------------------------------------------------------------------------------------------------------------------------------

                  Individual
Product   Case     Lawyer's                                                              Expiration  Publication    Publication
Family   Number    Number               Title                   Issue Date  Associates     Date       Number           Date
------------------------------------------------------------------------------------------------------------------------------
Proform   444                 Proform Pedestal Extention Kit                 620632
------------------------------------------------------------------------------------------------------------------------------
                              Data Transmission pedestal with
                              two piece base (Proform Split                                          US-2002-
Proform   445                 Base)                              7/29/03     Jones                   0145367-A1     10/8/2002
------------------------------------------------------------------------------------------------------------------------------
                              Containment System for Batteries                                       US-2002-
MESA      446     620619      of an Equipment Enclosure                                              0109440-A1     8/15/2002
------------------------------------------------------------------------------------------------------------------------------
                              Containment System for Batteries                                       US-2002-
MESA      446     620566      of an Equipment Enclosure          10/7/03                             0109440-A1     8/15/2002
------------------------------------------------------------------------------------------------------------------------------
                              Protective Coating and Method of
Conn      447                 Application of same
------------------------------------------------------------------------------------------------------------------------------
Chip                          Small Scale Chip Cooler                                                US200301319
Cooler    449     630570      Assembly                                                               72A1           7/17/2003
------------------------------------------------------------------------------------------------------------------------------
                              Emergency Exhaust System
MESA      450                 (EES) fro Electronic Enc. (MESA)
------------------------------------------------------------------------------------------------------------------------------
                              Air Conditioner Assembly for
AVCC      451                 Electronic Equipment Enclosure
------------------------------------------------------------------------------------------------------------------------------
                                                                                                     US-2002-
Prot      452     620573      Coaxial Protector                  10/21/03                            0135963-A1     9/26/2002
------------------------------------------------------------------------------------------------------------------------------
                              Closed Loop Vortex Tube Cooling
AirBased  453                 System
------------------------------------------------------------------------------------------------------------------------------
                              Process for making and
                              assembling a plastic heat                                              2002-0166233-
PHX       454     620575      exchanger core housing                                                 A1             11/14/2002
------------------------------------------------------------------------------------------------------------------------------
                              Card Cage with impingement
AirBased  455                 cooling
------------------------------------------------------------------------------------------------------------------------------
AirBased  456                 Enclosure Storage System
------------------------------------------------------------------------------------------------------------------------------
Chip
Cooler    457                 PCB Cooling System
------------------------------------------------------------------------------------------------------------------------------
Chip
Cooler    458                 Hybrid Cooling System
------------------------------------------------------------------------------------------------------------------------------
Link      459                 Non-Metallic Enclosure
------------------------------------------------------------------------------------------------------------------------------
AVCC      460                 Split System Air Conditioner
------------------------------------------------------------------------------------------------------------------------------
MESA      462                 Anti-rattle Door Guide
------------------------------------------------------------------------------------------------------------------------------
MESA      463                 Lid Mounted Fan
------------------------------------------------------------------------------------------------------------------------------

                  Individual
Product    Case    Lawyer's                                      Patent    Serial                                    Filing
Family    Number    Number            Title                      Number    Number    Country      Inventor            Date
----------------------------------------------------------------------------------------------------------------------------
                                                                                              R. Fischer, M.
AVCC      464                 Fully redundant split system                           USA      Cosley, D. Mueller
----------------------------------------------------------------------------------------------------------------------------
                                                                                              D. Mueller, M.
AVCC      465                 Rack Mounted Evaporator                                USA      Cosley
----------------------------------------------------------------------------------------------------------------------------
                                                                                              M. Cosley,
DC                            Power efficient, Compact CD                                     D.Mueller,R.
Cooler    468     620628      Cooling System                     6345512   09882655  USA      Rodriguez             6/14/01
----------------------------------------------------------------------------------------------------------------------------
                              process to extract air pockets
                              entrapped in sealant such as
TRLS      469                 grease, gel                                            USA      Gus Aouf
----------------------------------------------------------------------------------------------------------------------------
                              Use of a room temperature
                              vulcanizing (RTV) rubber as a                                   Gus Aouf, Dan
TRLS      470                 cast-in-placfe grommet                                 USA      Sedlecky
----------------------------------------------------------------------------------------------------------------------------
                              Improved modular components
                              and assembly techniques for
                              terminal blocks (is now part of                                 Tom Baum, Dan
TRLS      471                 case 487)                                              USA      Sedlecky
----------------------------------------------------------------------------------------------------------------------------
                              Economical Sealing Approach for
                              terminal block construction (is                                 T. Baum, D.
TRLS      472                 now part of case 487)                                  USA      Sedlecky, M. Aouf
----------------------------------------------------------------------------------------------------------------------------
                                                                                              James W.
                              Back-Up DC Vent System for                                      Webster, Marvin
Flex      473                 Equipment Enclosure                6579168   10038637  USA      P. Garcia             1/3/02
----------------------------------------------------------------------------------------------------------------------------
                              Molded foam seal for air to air
PHX       474                 heat exchanger                                         USA      Tom Uchison
----------------------------------------------------------------------------------------------------------------------------
                                                                                              Dan Hoeft,
                                                                                              Dominic Morrone,
                              Surge protection cartridge with                                 Al McGovern, Tom
URLS      475                 three-way attachment clip          6556411   10114145  USA      Baum                  4/2/02
----------------------------------------------------------------------------------------------------------------------------
                              use of an over-molded grommets
                              in environmentally sealing a                                    Dan Sedlecky,
                              terminal block (is now part of case                             Tom Baum, Gus
TRLS      476                 487)                                                   USA      Aouf
----------------------------------------------------------------------------------------------------------------------------
Chip
Cooler    477                 Chip Level Impingement Cooling                         USA      M. Cosley
----------------------------------------------------------------------------------------------------------------------------
                              VTCR-Voltage temperature
MESA      478                 Control Relay                                          USA      M. Roy, M. Cress
----------------------------------------------------------------------------------------------------------------------------
                              Method of sealing plastic heat
                              exchanger plates into a stack
                              arrangement either one seal at a
PHX       479                 time                                                   USA      T. Uchison
----------------------------------------------------------------------------------------------------------------------------
                              Over-voltage Protection System
                              for Telecommunications IDC
URLS      480                 terminal block                                         USA      A. Gara, F. Ahmed
----------------------------------------------------------------------------------------------------------------------------
                                                                                              Dan Hoeft,
                              Sub-application for tip clip (used                              Dominic Morrone,
                              with case 475 surge protection                                  Al McGovern,
URLS      481     620642      cartridge)                                   10114138  USA      Jane Lee              4/2/02
----------------------------------------------------------------------------------------------------------------------------
                              Controlled Volume Sealed
MESA      482                 Thermal Management System                              USA      Ken Dreier
----------------------------------------------------------------------------------------------------------------------------
                              BellSouth Marconi ASDL Tandem
X-Conn    483                 Cabinets                                               USA
----------------------------------------------------------------------------------------------------------------------------
                                                                                              Dan Sedlecky, Al
Conn      484                 F-Drop Adapter                                         USA      McGovern
----------------------------------------------------------------------------------------------------------------------------

                  Individual
Product    Case    Lawyer's                                                                Expiration  Publication  Publication
Family    Number    Number               Title                     Issue Date  Associates     Date       Number         Date
-------------------------------------------------------------------------------------------------------------------------------
AVCC      464                 Fully redundant split system
-------------------------------------------------------------------------------------------------------------------------------
AVCC      465                 Rack Mounted Evaporator
-------------------------------------------------------------------------------------------------------------------------------
DC                            Power efficient, Compact CD
Cooler    468     620628      Cooling System                       2/12/02                 6/15/2001
-------------------------------------------------------------------------------------------------------------------------------
                              process to extract air pockets
                              entrapped in sealant such as
TRLS      469                 grease, gel
-------------------------------------------------------------------------------------------------------------------------------
                              Use of a room temperature
                              vulcanizing (RTV) rubber as a
TRLS      470                 cast-in-placfe grommet
-------------------------------------------------------------------------------------------------------------------------------
                              Improved modular components
                              and assembly techniques for
                              terminal blocks (is now part of
TRLS      471                 case 487)
-------------------------------------------------------------------------------------------------------------------------------
                              Economical Sealing Approach for
                              terminal block construction (is
TRLS      472                 now part of case 487)
-------------------------------------------------------------------------------------------------------------------------------
                              Back-Up DC Vent System for
Flex      473                 Equipment Enclosure                  6/17/03
-------------------------------------------------------------------------------------------------------------------------------
                              Molded foam seal for air to air
PHX       474                 heat exchanger
-------------------------------------------------------------------------------------------------------------------------------
                              Surge protection cartridge with
URLS      475                 three-way attachment clip            4/29/03                 4/2/2022
-------------------------------------------------------------------------------------------------------------------------------
                              use of an over-molded grommets
                              in environmentally sealing a
                              terminal block (is now part of case
TRLS      476                 487)
-------------------------------------------------------------------------------------------------------------------------------
Chip
Cooler    477                 Chip Level Impingement Cooling
-------------------------------------------------------------------------------------------------------------------------------
                              VTCR-Voltage temperature
MESA      478                 Control Relay
-------------------------------------------------------------------------------------------------------------------------------
                              Method of sealing plastic heat
                              exchanger plates into a stack
                              arrangement either one seal at a
PHX       479                 time
-------------------------------------------------------------------------------------------------------------------------------
                              Over-voltage Protection System
                              for Telecommunications IDC
URLS      480                 terminal block
-------------------------------------------------------------------------------------------------------------------------------
                              Sub-application for tip clip (used
                              with case 475 surge protection
URLS      481     620642      cartridge)                                                                              3/26/2003
-------------------------------------------------------------------------------------------------------------------------------
                              Controlled Volume Sealed
MESA      482                 Thermal Management System
-------------------------------------------------------------------------------------------------------------------------------
                              BellSouth Marconi ASDL Tandem
X-Conn    483                 Cabinets
-------------------------------------------------------------------------------------------------------------------------------
Conn      484                 F-Drop Adapter
-------------------------------------------------------------------------------------------------------------------------------

                  Individual
Product    Case    Lawyer's                                       Patent    Serial                                Filing
Family    Number    Number            Title                       Number    Number    Country      Inventor        Date
--------------------------------------------------------------------------------------------------------------------------
                              One Dimensional Battery
MESA      485                 Restraint System                                        USA      Ela Berak
--------------------------------------------------------------------------------------------------------------------------
                              Two Dimensional Battery
MESA      486                 Restrain                                                USA      Ela Berak
--------------------------------------------------------------------------------------------------------------------------
                                                                                               Dan Sedlecky,
                                                                                               Tom Baum, Gus
TRLS      487                 Modular Terminal Block Assembly               10335120  USA      Aouf               12/31/02
--------------------------------------------------------------------------------------------------------------------------
                              Improved Pedestal Closure                                        Al McGovern,
Proform   488                 Assembly (ProFormNG)                                    USA      Jerry Maloney
--------------------------------------------------------------------------------------------------------------------------
                              Plastic Counter Flow Heat
PHX       489                 Exchanger                                               USA      Rick Fischer
--------------------------------------------------------------------------------------------------------------------------
                              Quarter Turn Slide Assembly                                      Al McGovern,
Proform   490                 (Slam Lock)                                             USA      Jerry Maloney
--------------------------------------------------------------------------------------------------------------------------
                                                                                               Marvin Garcia,
                                                                                               Steve Latham,
MESA      491                 MESA Mediafiller                                        USA      Mike Cosley
--------------------------------------------------------------------------------------------------------------------------
                              Apparatus for Cooling a Battery in                               Marvin Garcia,
          492                 an outdoor equipment cabient                  10338341  USA      Mike Cosley        1/8/03
--------------------------------------------------------------------------------------------------------------------------
                              Exhaust System for Electronic                                    Mike Cosley,
          493 DIV 620643      Equipment Enclosure                           10454028  USA      Julius Lockhart    6/4/03
--------------------------------------------------------------------------------------------------------------------------
                              DC-DC Converter Including an
          494                 Ultra Capacitor                                         USA      James Giancterino
--------------------------------------------------------------------------------------------------------------------------
                              Overvoltage Protector for Use
Prot      CAN                 w/Data Lines                        1248054   588,543   Canada   W. Rust, Bonnes    32526
--------------------------------------------------------------------------------------------------------------------------
                              Single Line Arrestor with Ground
Prot      CAN                 Strip                               1278431   588,796   Canada   Kaczmarek          1/20/89
--------------------------------------------------------------------------------------------------------------------------
                              Line Protector for Communication
Prot      CAN                 Unit                                          2016652   Canada   A. Gilbert, Rust   4/23/90
--------------------------------------------------------------------------------------------------------------------------
                              Terminal Block for Single Line
          D8653               Arrestor                            4878146   188.353   USA      Kaczmarek          4/29/88
--------------------------------------------------------------------------------------------------------------------------

                  Individual
Product    Case     Lawyer's                                                              Expiration   Publication  Publication
Family    Number    Number               Title                    Issue Date  Associates      Date       Number         Date
-------------------------------------------------------------------------------------------------------------------------------
                              One Dimensional Battery
MESA      485                 Restraint System
-------------------------------------------------------------------------------------------------------------------------------
                              Two Demensional Battery
MESA      486                 Restrain
-------------------------------------------------------------------------------------------------------------------------------
TRLS      487                 Modular Terminal Block Assembly
-------------------------------------------------------------------------------------------------------------------------------
                              Improved Pedestal Closure
Proform   488                 Assembly (ProFormNG)
-------------------------------------------------------------------------------------------------------------------------------
                              Plastic Counter Flow Heat
PHX       489                 Exchanger
-------------------------------------------------------------------------------------------------------------------------------
                              Quarter Turn Slide Assembly
Proform   490                 (Slam Lock)
-------------------------------------------------------------------------------------------------------------------------------
MESA      491                 MESA Mediafiller
-------------------------------------------------------------------------------------------------------------------------------
                              Apparatus for Cooling a Battery in                                       US200300942
          492                 an outdoor equipment cabient                                             63A1          22/5/2003
-------------------------------------------------------------------------------------------------------------------------------
                              Exhaust System for Electronic                                            US200301926
          493 DIV 620643      Equipment Enclosure                                                      75A1          16/10/2003
-------------------------------------------------------------------------------------------------------------------------------
                              DC-DC Converter Including an
          494                 Ultra Capacitor
-------------------------------------------------------------------------------------------------------------------------------
                              Overvoltage Protector for Use                   Ridout &
Prot      CAN                 w/Data Lines                        3/21/89     Maybee
-------------------------------------------------------------------------------------------------------------------------------
                              Single Line Arrestor with Ground                Ridout &
Prot      CAN                 Strip                               3/22/89     Maybee
-------------------------------------------------------------------------------------------------------------------------------
                              Line Protector for Communication
Prot      CAN                 Unit                                            Trexler/315
-------------------------------------------------------------------------------------------------------------------------------
                              Terminal Block for Single Line
          D8653               Arrestor                            10/31/89    Trexler
-------------------------------------------------------------------------------------------------------------------------------

                 Individual
Product   Case    Lawyer's                                                   Patent
Family   Number    Number                       Title                        Number    Serial Number  Country         Inventor
-----------------------------------------------------------------------------------------------------------------------------------
 Power             630002    Control for a series resonant power converter  4,727,469          29216   USA     Kammiller

 Power             630003    Current Sensing Circuit for use with
                             decoupled half bridge converter                4,761,727         140874   USA     Kammiller

 Power             630004    Frequency controlled preload                   4,831,507         242558   USA     Colley, Kachmarik

 Power             630005    Power factor correction circuit                4,855,890         265327   USA     Kammiller

 Power             630006    solid state ringing switch                     4,955,053         490068   USA     Siegmund

 Power             630007    Voltage controlled preload                     5,122,945         693561   USA     Marawi

                             Apparatus for temperature compensating one or
 Power             630008    more battery chargers                          5,180,962         553228   USA     Giancaterino, Walsh

                             Full bridge phase displaced resonant
                             transition circuit for obtaining constant
                             resonant transition current from 0
 Power             630009    phase angle to 180 phase angle                 5,563,775         260524   USA     Kammiller

 Power             630010    Drive circuit for SCR device                   5,654,661         567299   USA     Kammiller

                             Power supply system including thermal current                                     Goodlive, Kalivas,
 Power             630011    limiting protection                            5,640,059         576784   USA     Kammiller

                             Variable bandwidth control for power factor
 Power             630012    correction                                     5,619,405         576620   USA     Kavivas, Kammiller
                             Circuitry to maintain proper current
 Power             630013    transformer operation                          5,610,508         260767   USA     Kammiller

                             Winding construction for use in planar
 Power             630014    magnetics                                      5,559,487         241176   USA     Butcher, Lee

 Power             630015    Method for making a litz wire connection       5,517,755         225909   USA     Wright

 Power             630028    Modular DC distribution unit and system        5,726,852         717482   USA     Drabczyk, Trifiletti

                             Power distribution system with over-current
 Power             630029    protection                                     5,706,157         697239   USA     Falk, Galecki

                             Power distribution system with over-current
 Power             630054    protection                                     6,215,633  09/480979       USA     Falk, Galecki

                             Power distribution system with over-current
 Power             630055    protection                                     6,362,943  09/630715       USA     Falk, Galecki

                             Power distribution system with over-current
 Power             630102    protection                                     6,449,136  09/782122       USA     Falk, Galecki

 Power             630040    System level current sensing                   5,819,389         726318   USA     Giancaterino, Lock,
                                                                                                               Mitchell, Plow
                             Reset circuit for current transformer having
 Power             630043    short reset interval                           5,930,123  08/696505       USA     Kammiller

                             Active clamp used to maintain proper current
 Power             630044    transformer operation                          5,923,548  08/827235       USA     Kammiller

 Power             630045    Energy recovery circuit for use in a converter 5,864,471  08/827234       USA     Kammiller, Walsh

 Power             630046    Multisided communications distribution cabinet 5,901,033  08/854894       USA     Crawford, Michlovic

                             Multisided communications distribution                                            Cleveland, Crawford,
 Power             630047    cabinet having adjustable tie rod              5,982,610  09/085854       USA     Michlovic

 Power             630048    Modular precharge circuit                      5,986,558  09/087241       USA     Crawford, Michlovic

                 Individual
Product   Case    Lawyer's
Family   Number    Number                       Title                        Filing Date   Issue Date  Associates
-----------------------------------------------------------------------------------------------------------------
 Power             630002    Control for a series resonant power converter     23/3/1987    23/3/1988  JDRP

 Power             630003    Current Sensing Circuit for use with
                             decoupled half bridge converter                    6/1/1988     2/8/1988  JDRP

 Power             630004    Frequency controlled preload                      12/9/1988    16/5/1989  JDRP

 Power             630005    Power factor correction circuit                  27/10/1988     8/8/1989  JDRP

 Power             630006    solid state ringing switch                        16/3/1990     4/9/1990  JDRP

 Power             630007    Voltage controlled preload                        30/4/1991    16/6/1992  JDRP

                             Apparatus for temperature compensating one or
 Power             630008    more battery chargers                             16/7/1990    19/1/1993  JDRP

                             Full bridge phase displaced resonant
                             transition circuit for obtaining constant
                             resonant transition current from 0
 Power             630009    phase angle to 180 phase angle                    16/6/1994    8/10/1996  JDRP

 Power             630010    Drive circuit for SCR device                      5/12/1995     5/8/1997  JDRP

                             Power supply system including thermal current
 Power             630011    limiting protection                              21/12/1995    17/6/1997  JDRP

                             Variable bandwidth control for power factor
 Power             630012    correction                                       21/12/1995     8/4/1997  JDRP
                             Circuitry to maintain proper current
 Power             630013    transformer operation                             16/6/1994    11/3/1997  JDRP

                             Winding construction for use in planar
 Power             630014    magnetics                                         10/5/1994    24/9/1996  JDRP

 Power             630015    Method for making a litz wire connection           8/4/1994    21/5/1996  JDRP

 Power             630028    Modular DC distribution unit and system           20/9/1996    10/3/1998  JDRP

                             Power distribution system with over-current
 Power             630029    protection                                        6/2/1996     6/1/1998  JDRP

                             Power distribution system with over-current
 Power             630054    protection                                        10/1/2000    10/4/2001  JDRP

                             Power distribution system with over-current
 Power             630055    protection                                         2/8/2000    26/3/2002  JDRP

                             Power distribution system with over-current
 Power             630102    protection                                        13/2/2001    10/9/2002  JDRP

 Power             630040    System level current sensing                      3/10/1996    29/9/1998  JDRP

                             Reset circuit for current transformer having
 Power             630043    short reset interval                              14/8/1996    27/7/1999  JDRP

                             Active clamp used to maintain proper current
 Power             630044    transformer operation                             28/3/1997    13/7/1999  JDRP

 Power             630045    Energy recovery circuit for use in a converter    28/3/1997    26/1/1999  JDRP

 Power             630046    Multisided communications distribution cabinet    13/5/1997     4/5/1999  JDRP

                             Multisided communications distribution
 Power             630047    cabinet having adjustable tie rod                 27/5/1998    9/11/1999  JDRP

 Power             630048    Modular precharge circuit                         29/5/1998   16/11/1999  JDRP

                 Individual
Product   Case    Lawyer's                                                      Expiration  Publication   Publication
Family   Number    Number                       Title                              Date       Number         Date
---------------------------------------------------------------------------------------------------------------------
 Power             630002    Control for a series resonant power converter       27/3/2007
                             Current Sensing Circuit for use with

 Power             630003    decoupled half bridge converter                      6/1/2008

 Power             630004    Frequency controlled preload                        12/9/2008

 Power             630005    Power factor corrction circuit                     27/10/2008

 Power             630006    solid state ringing switch                          16/3/2010

 Power             630007    Voltage controlled preload                          30/4/2001

                             Apparatus for temperature compensating one or
 Power             630008    more battery chargers                               16/7/2010

                             Full bridge phase displaced resonant
                             transition circuit for obtaining constant
                             resonant transition current from 0
 Power             630009    phase angle to 180 phase angle                      16/6/2014

 Power             630010    Drive circuit for SCR device                        5/12/2015

                             Power supply system including thermal current
 Power             630011    limiting protection                                21/12/2015

                             Variable bandwidth control for power factor
 Power             630012    correction                                         21/12/2015
                             Circuitry to maintain proper current
 Power             630013    transformer operation                               16/6/2014

                             Winding construction for use in planar
 Power             630014    magnetics                                           10/5/2014

 Power             630015    Method for making a litz wire connection             8/4/2014

 Power             630028    Modular DC distribution unit and system             20/9/2016

                             Power distribution system with over-current
 Power             630029    protection                                          26/2/2016

                             Power distribution system with over-current
 Power             630054    protection                                          26/2/2016

                             Power distribution system with over-current
 Power             630055    protection                                          26/2/2016

                             Power distribution system with over-current
 Power             630102    protection                                          26/2/2016

 Power             630040    System level current sensing                        3/10/2016

                             Reset circuit for current transformer having
 Power             630043    short reset interval                                14/8/2106

                             Active clamp used to maintain proper current
 Power             630044    transformer operation                               28/3/2017

 Power             630045    Energy recovery circuit for use in a converter      28/3/2017

 Power             630046    Multisided communications distribution cabinet      13/5/2017

                             Multisided communications distribution
 Power             630047    cabinet having adjustable tie rod                   27/5/2018

 Power             630048    Modular precharge circuit                           29/5/2018

                 Individual
Product   Case    Lawyer's                                                  Patent
Family   Number    Number                       Title                       Number    Serial Number  Country         Inventor
------------------------------------------------------------------------------------------------------------------------------------
 Power             630049    Stiffened relay rack                          6,349,837  09/709843       USA     Serban

                             printed circuit board mounting system for
 Power             630050    bullet breakers                               6,414,245  09/726364       USA     Lopp, Ruess, Siegmund

 Power             630051    Battery disconnect system                     6,492,745  09/618085       USA     Colley, Giancaterino

                                                                                                              Colley, Essi, Garrett,
 Power             630060    Battery monitoring system                     6,498,491  09/766351       USA     Plow

                                                                                                              Colley, Essi, Garrett,
 Power             630103    Battery monitoring system                                PCT/US01/1404   PCT     Plow

                                                                                                              Colley, Essi, Garrett,
 Power             630116    Battery monitoring system                                2408376         Canada  Plow

                                                                                                              Colley, Essi, Garrett,
 Power             630117    Battery monitoring system                                PA/a2002/0109   Mexico  Plow

 Power             630055    Telecommunications power distribution panel   6,358,099  09/703016       USA     Kolody, Lewis

                             Power distribution circuit board with bullet                                     Estep, Kolody, Lewis,
 Power             630057    connectors                                    6,359,770  09/703120       USA     McWilliams, Trifiletti

                             Power distribution circuit board with bullet                                     Estep, Kolody, Lewis,
 Power             630110    connectors                                               PCT/US01/4839   PCT     McWilliams, Trifiletti

                             Power distribution circuit board with bullet                                     Estep, Kolody, Lewis,
 Power             630124    connectors                                               2427275         Canada  McWilliams, Trifiletti

                             Power distribution circuit board with bullet                                     Estep, Kolody, Lewis,
 Power             630125    connectors                                               PA/a2003/0036   Mexico  McWilliams, Trifiletti

                             circuit for obtaining optimum ZVS operation
 Power             630061    in a series connected (split) full bridge                                USA     Kammiller

 Power             630062    Inrush limiting circuit using phase control                              USA     Kammiller

                             Novel coupled inductor with coupling factor
 Power             630063    changeable over a wide range                                             USA     Kammiller

                             Power factor correction circuit for high
 Power             630064    voltages                                                                 USA     Kammiller

                                                                                                              Fattman, Kolody,
 Power             630104    Power distribution backplane                             09/861148       USA     Lewis, Trifiletti

                                                                                                              Fattman, Kolody,
 Power             630114    Power distribution backplane                             PCT/US02/1428   PCT     Lewis, Trifiletti

                                                                                                              Fattman, Kolody,
 Power             630122    Power distribution backplane                             2415079         Canada  Lewis, Trifiletti

                                                                                                              Fattman, Kolody,
 Power             630123    Power distribution backplane                             PA/a2003/0004   Mexico  Lewis, Trifiletti

                                                                                                              Fattman, Kolody,
 Power             630105    Combined fuse holder and current monitor                 09/861204       USA     Lewis, Trifiletti

                                                                                                              Fattman, Kolody,
 Power             630112    Combined fuse holder and current monitor                 PCT/US02/1428   PCT     Lewis, Trifiletti

                                                                                                              Fattman, Kolody,
 Power             630120    Combined fuse holder and current monitor                 2416047         Canada  Lewis, Trifiletti

                                                                                                              Fattman, Kolody,
 Power             630121    Combined fuse holder and current monitor                 PA/a2003/0004   Mexico  Lewis, Trifiletti

                             Power systems, power circuits and components                                     Elek, Felty,
 Power             630106    for power systems                                        10/152883       USA     Kammiller, Knurek

                 Individual
Product   Case    Lawyer's
Family   Number    Number                       Title                        Filing Date   Issue Date  Associates
-----------------------------------------------------------------------------------------------------------------
 Power             630049    Stiffened relay rack                             10/11/2000    26/2/2002  JDRP

                             printed circuit board mounting system for
 Power             630050    bullet breakers                                  30/11/2000     2/7/2002  JDRP

 Power             630051    Battery disconnect system                         17/7/2000   10/12/2002  JDRP


 Power             630060    Battery monitoring system                         19/1/2001   24/12/2002  JDRP


 Power             630103    Battery monitoring system                         19/1/2001               JDRP


 Power             630116    Battery monitoring system                         19/1/2001               JDRP


 Power             630117    Battery monitoring system                         19/1/2001               JDRP

 Power             630055    Telecommunications power distribution panel      31/10/2000    19/3/2002  JDRP

                             Power distribution circuit board with bullet
 Power             630057    connectors                                       31/10/2000    19/3/2002  JDRP

                             Power distribution circuit board with bullet
 Power             630110    connectors                                       31/10/2000               JDRP

                             Power distribution circuit board with bullet
 Power             630124    connectors                                       31/10/2000               JDRP

                             Power distribution circuit board with bullet
 Power             630125    connectors                                        25/4/2003               JDRP

                             circuit for obtaining optimum ZVS operation
 Power             630061    in a series connected (split) full bridge         21/5/2002               JDRP

 Power             630062    Inrush limiting circuit using phase control       21/5/2002               JDRP

                             Novel coupled inductor with coupling factor
 Power             630063    changeable over a wide range                      21/5/2002               JDRP

                             Power factor correction circuit for high
 Power             630064    voltages                                                                  JDRP


 Power             630104    Power distribution backplane                      18/5/2001               JDRP


 Power             630114    Power distribution backplane                       6/5/2002               JDRP


 Power             630122    Power distribution backplane                       6/5/2002               JDRP


 Power             630123    Power distribution backplane                      14/1/2003               JDRP


 Power             630105    Combined fuse holder and current monitor          18/5/2001               JDRP


 Power             630112    Combined fuse holder and current monitor           6/5/2002               JDRP


 Power             630120    Combined fuse holder and current monitor           6/5/2002               JDRP


 Power             630121    Combined fuse holder and current monitor          15/1/2003               JDRP

                             Power systems, power circuits and components
 Power             630106    for power systems                                 21/5/2002               JDRP

                 Individual
Product   Case    Lawyer's                                                   Expiration  Publication   Publication
Family   Number    Number                       Title                           Date       Number         Date
------------------------------------------------------------------------------------------------------------------
 Power             630049    Stiffened relay rack                              10/11/2020

                             printed circuit board mounting system for
 Power             630050    bullet breakers                                   30/11/2020

 Power             630051    Battery disconnect system                          24/5/2021


 Power             630060    Battery monitoring system                           9/5/2020


 Power             630103    Battery monitoring system


 Power             630116    Battery monitoring system


 Power             630117    Battery monitoring system

 Power             630055    Telecommunications power distribution panel       31/10/2020

                             Power distribution circuit board with bullet
 Power             630057    connectors                                        31/10/2020

                             Power distribution circuit board with bullet
 Power             630110    connectors

                             Power distribution circuit board with bullet
 Power             630124    connectors

                             Power distribution circuit board with bullet
 Power             630125    connectors

                             circuit for obtaining optimum ZVS operation
 Power             630061    in a series connected (split) full bridge

 Power             630062    Inrush limiting circuit using phase control

                             Novel coupled inductor with coupling factor
 Power             630063    changeable over a wide range

                             Power factor correction circuit for high
 Power             630064    voltages


 Power             630104    Power distribution backplane


 Power             630114    Power distribution backplane


 Power             630122    Power distribution backplane


 Power             630123    Power distribution backplane


 Power             630105    Combined fuse holder and current monitor


 Power             630112    Combined fuse holder and current monitor


 Power             630120    Combined fuse holder and current monitor


 Power             630121    Combined fuse holder and current monitor

                             Power systems, power circuits and components
 Power             630106    for power systems

                 Individual
Product   Case    Lawyer's                                                     Patent
Family   Number    Number                       Title                          Number    Serial Number  Country          Inventor
-----------------------------------------------------------------------------------------------------------------------------------
                             Power systems, power circuits and components                                         Elek, Felty,
 Power             630115    for power systems                                           PCT/US02/1612   PCT      Kammiller, Knurek

                             Power systems, power circuits and components                                         Elek, Felty,
 Power             630118    for power systems                                           2415235         Canada   Kammiller, Knurek

                             Power systems, power circuits and components                                         Elek, Felty,
 Power             630119    for power systems                                           PA/a2003/0006   Mexico   Kammiller, Knurek

 Power             630107    Improved fan guard assembly                                                 USA      Kammiller

                             Adaptive control system for power                                                    Elek, Felty,
 Power             630108    conditioning unit                                                           USA      Kammiller, Knurek

                                                                                                                  Elek, Felty,
 Power             630109    Active AC current balance system                                            USA      Kammiller, Knurek


                 Individual
Product   Case    Lawyer's
Family   Number    Number                       Title                                Filing Date   Issue Date  Associates
-------------------------------------------------------------------------------------------------------------------------
                             Power systems, power circuits and components
 Power             630115    for power systems                                         21/5/2002               JDRP

                             Power systems, power circuits and components
 Power             630118    for power systems                                         21/5/2002               JDRP

                             Power systems, power circuits and components
 Power             630119    for power systems                                         20/1/2003               JDRP

 Power             630107    Improved fan guard assembly                                                       JDRP

                             Adaptive control system for power
 Power             630108    conditioning unit                                                                 JDRP


 Power             630109    Active AC current balance system                                                  JDRP

                 Individual
Product   Case    Lawyer's                                                     Expiration  Publication   Publication
Family   Number    Number                       Title                             Date       Number         Date
--------------------------------------------------------------------------------------------------------------------
                             Power systems, power circuits and components
 Power             630115    for power systems

                             Power systems, power circuits and components
 Power             630118    for power systems

                             Power systems, power circuits and components
 Power             630119    for power systems

 Power             630107    Improved fan guard assembly

                             Adaptive control system for power
 Power             630108    conditioning unit


 Power             630109    Active AC current balance system

           Friday, December 05, 2003                  MARCONI TEST SYSTEMS PATENT STATUS REPORT                   Page  1

------------------------------------------------------------------------------------------------------------------------------------
COUNTRY  APP #    FILING DATE       PATENT#   ISSUE DATE    CAM     ATTORNEY     REMARKS
------------------------------------------------------------------------------------------------------------------------------------
FAMILY NUMBER: 560043680001 TITLE:  METHOD AND APPARATUS FOR D1GITALLY CONTROLLING               INVENTORS:
                                    GAIN IN A TALKING PATH                                                   BALTHROP, SR., CHRIS A
                                                                                                             MUTZABAUGH, PATRICIA K
                                                                                                             PORTER, JOHN M
        566898              12/4/95 5,640,433 6/17/97    002                    12/17/2004 2nd Maintenance   SZCZEBAK, JR., EDWARD J
                                                                                fee due; 12/17/2008 3rd
                                                                                Maintenance fee due;
                                                                                9/11/2012 Expiration date
        567140              12/4/95 5,652,712 7/29/97    003                    1/29/2005 2nd Maintenance
                                                                                fee due; 1/29/2009 3rd
                                                                                Maintenance fee due;
                                                                                9/11/2012 Expiration date

                                  SCHEDULE 1.1G
                              PURCHASER'S KNOWLEDGE

1.       Keith Pratt

2.       Leon Blackburn

3.       Amy Paul

4.       Jim Sackman

                                  SCHEDULE 1.1H
                               SELLER'S KNOWLEDGE

1.       David Smith

2.       Mark Pentz

3.       Richard McPhail

4.       Stanley Wright

5.       Dean DeGross

6.       Paul Cavanaugh

7.       Bobbie Snowball

8.       Colin Hoste

9.       Mike English

10.      Mark Cannata

11.      Richard Schroder

12.      Douglas Kramer

13.      Cynthia Jacovetty

                                  SCHEDULE 1.1I
                                SHARED CONTRACTS

Shared Customer Contracts.

1. Agreement No. PR-6804-A, dated July 31, 1992, between BellSouth Telecommunications, Inc. and Reliance Comm/Tec Corporation, Transmission Systems Division (as amended) (92-116-GPS).

2. Letter of Agreement No. PR-7246B-A-00006, CEV, dated March 13, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding CEV Turnkey Services) (92-116-LOA-6).

3. Subject to Section 6.17 of the Agreement, System Purchase Agreement, dated as of October 29, 2001, by and between Grande Communications, Inc. and Marconi Communications, Inc. (01-355-PUR) (as amended by the Letter Agreement, dated December 16, 2002, between Grande Communications, Inc. and Marconi Communications, Inc.).

4. Product Purchase Agreement (Contract Number 999999-93-03), dated August 11, 1993, by and between Marconi Communications, Inc. and Telesector Resources Group, Inc. (as amended) (93-101-GPA).

5. Lab Test Agreement, dated March 27, 2000, between Telesector Resources Group (d/b/a Bell Atlantic Network Services) and Marconi
         Communications, Inc. (00-128-OTH).

6. General Agreement, dated July 7, 1992, between Southwestern Bell Telephone Company and Reliance Comm/Tec Corporation. (Contract No. CO412M1) (92-114-GPS).

7. Agreement, dated July 1, 1998, by and between Marconi Communications, Inc. (f/k/a RELTEC Communications Inc.) and North Supply Company (as amended) (98-132-VAR; 98-132-VAR-A1; 98-132-VAR-A2; 98-132-VAR-A3).

8. Letter of Purchase (and RELTEC Terms and Conditions of Sale), dated June 3, 1998, between RELTEC Communications, Inc. and The City of Gainesville (d/b/a Gainesville Regional Utilities) (98-340-T&C).

9. OEM/Distributor Agreement, dated October 14, 1997, by and between Siemens Information & Communications Networks, Inc. (f/k/a Siemens Telecom Networks) and Marconi Communications, Inc. (f/k/a RELTEC Corporation) (as amended) (97-339-OEM; 97-339-OEM-A1; 97-339-OEM-A2;
         97-339-OEM-A3; 97-339-OEM-A4).

10. Purchase and Product Agreement, dated May 4, 1993, by and between The Southern New England Telephone Company and Reliance Comm/Tec Corporation. (Agreement Number PP93001NT) (93-132-GPA).

11. Letter of Confirmation, dated December 31, 2000, between Marconi Communications, Inc. and Telia AB; Letter of Understanding, dated December 4, 2000, between Marconi Communications, Inc. and Skanova Networks AB (f/k/a Telia AB) (00-619-OTH).

12. Standard General Conditions, dated February 2, 2000, between Marconi Communications, Inc. and City of Sturgis (99-307-SVC).

13. Master Purchase Agreement, dated January 21, 1993, between Teleport Communications Group, Inc. and Reliance Comm/Tec Corporation (93-134-GPA).

14. General Distributor Agreement, dated September 1, 1998, by and between RELTEC Communications, Inc. and ALLTEL Supply, Inc. (98-306-DST).

15. General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Anicom, Inc. (98-307-DST).

16. General Distributor Agreement, dated May 1, 1998, by and between Marconi Communications, Inc. and Anixter, Inc. (98-549-DST).

17. On-Line Supply Equipment Purchase & Services Agreement, dated August 25, 2000, between Marconi Communications, Inc. and Communications Test Design, Inc. (as amended) (00-371-PUR).

18. General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and CSSA (as amended) (98-311-DST).

19. General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Dakota Electric Supply Co. (as amended) (98-312-DST).

20. General Distributor Agreement, dated May 1, 1998, between RELTEC Communications Inc. and Power & Telephone Supply Company, Inc. (as amended) (98-319-DST).

21. General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Walker & Associates, Inc. (as amended).

22. Agreement, dated July 1, 1998, by and between RELTEC Communications, Inc. and North Supply Company (as amended).

23. Graybar Electronic Company (sales through standard terms and conditions).

Shared Vendor Contracts.

1. Master Agreement for Operations Systems Modifications for the Integration of Network Elements, dated December 31, 1992, by and between Reliance Comm/Tec Corporation and Bell Research, Inc. (n/k/a Telcordia Technologies Inc.), as amended (includes various Internal Technical Analysis Services Orders) (92-112-SVC).

2. Contract Labor Agreement, dated September 30, 2002, by and between Marconi Communications, Inc. and Comforce Telecom, Inc.

Shared Intellectual Property Licenses.

1. Pricing Agreement, dated March 28, 2002, by and between Marconi Communications, Inc. and Parametric Technology Corporation (02-0221-SWL).

2. Customer Agreement for Licensed Products, dated August 31, 1999, between Marconi Communications, Inc. and Parametric Technology Corporation.

3. Software License Agreement, dated as of December 23, 1998, by and between Trillium Digital Systems, Inc. and Marconi Communications S.P.A.

4. Software License Agreement, dated December 24, 1998, by and between RELTEC Communications, Inc. and Integrated Systems, Inc. (n/k/a Wind River Systems), as amended (98-609-LIC).

Other Shared Contracts.

1. Electronic Data Interchange Trading Partner Agreement, dated January 15, 2001, by and between North Supply Company and Marconi Communications, Inc. (00-615-EDI).

2. Electronic Data Interchange Trading Partner Agreement, dated June 1, 1992, by and between US WEST Business Resources, Inc. and Reliance Comm/Tec Corporation and its subsidiaries Lorain Products, Network Services Division, Reliable Electric, and Transmission Systems Group (R-TEC Systems) (as amended) (92-117-EDI).

3. Electronic Data Interchange Trading Partner Agreement, dated December 1, 1998, between Ameritech Services, Inc. and RELTEC Communications (98-218-EDI).

                                 SCHEDULE 2.1(a)
                                PERSONAL PROPERTY

The attached table (entitled "Fixed Asset Listing for Access Systems Group by Class/In Descending $ Order Within Class, Excluding CSC Assets, as of 10/31/2003") is incorporated herein by reference. The CSC Assets consist of those assets currently owned by CSC International Systems Management Inc. or British Telecommunications PLC set forth on Exhibit 6 of the Transition Services Agreement that are being transferred to the Purchaser pursuant to the Transition Services Agreement.

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET   SAP    SAP     SAP       CAP      ASSET
CLASS  ASSET#  SUB#   DEPT#      DATE     TAG#     SERIAL#                         DESCRIPTION
----------------------------------------------------------------------------------------------------------------
 50     70917   0     160140  01/01/1987   1447               COIL WINDING MACHINE NO 4 @ GLOBAL ELECTRONICS
 50     70923   0     160140  01/01/1987   1448               COIL WINDING MACHINE NO 13 @ GLOBAL ELECTRONICS
 50     70811   0     160220  01/07/1991   2401               ENVIRONMENTAL CHAMBER CONTROLLER
 50     70812   0     160220  01/07/1991   2402               ENVIRONMENTAL CHAMBER CONTROLLER
 50     70813   0     160220  01/07/1991   2403               ENVIRONMENTAL CHAMBER CONTROLLER
 63     91218   0     160220  01/07/1991  10001               TIMS TEST SET
 63     91219   0     160220  01/07/1991  10002               TIMS TEST SET
 50     70891   0     160501  01/01/1987  10165               RESIST. CAP DEADE BOX
 50     70392   0     160220  01/01/1987  15280               DECADE BOX RESISTOR
 50     70918   0     160140  01/01/1987  16260               COIL WINDING MACHINE NO 6 @ GLOBAL ELECTRONICS
 50     70969   0     160140  01/01/1987  17136  40005        IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINGTON TX
 50     70915   0     160140  01/01/1987  17165               COIL WINDING MACHINE NO 1 @ GLOBAL ELECTRONICS
 50     70922   0     160140  01/01/1987  17169               COIL WINDING MACHINE NO 15 @ GLOBAL ELECTRONICS
 50     70924   0     160140  01/01/1987  17170               COIL WINDING MACHINE NO 14 @ GLOBAL ELECTRONICS
 50     70926   0     160140  01/01/1987  17292  357          WINDER @ GLOBAL ELECTRONICS, ARLINGTON, TX 76011
 50     70927   0     160140  01/01/1987  17293  345          WINDER @ GLOBAL ELECTRONICS, ARLINGTON, TX, 76011
 50     70934   0     160140  01/01/1987  17295  41083        IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINTON TX.
 50     70936   0     160140  01/01/1987  17297  40093        IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINGTON TX
 50     70720   0     160220  01/07/1989  20025  2814A00801   HP 1615A LOGIC ANALYZER
 50     70711   0     160140  01/07/1988  20063               SLC COMMON EQUIPMENT
 50     70712   0     160140  01/07/1989  20063               SLC COMMON EQUIPMENT UPGRADE
 50     70713   0     160140  01/07/1988  20064               SLC COMMON EQUIPMENT
 50     70730   0     160140  01/07/1989  20067               TEST FIXTURE 41-008-10
 50     70731   0     160140  01/07/1989  20068               TEST FIXTURE 41-008-20
 50     70727   0     160140  01/07/1989  20070               TEST FIXTURE 41-008-33 (@ SANMINA MEXICO
 50     70728   0     160140  01/07/1989  20072               TEST FIXTURE 41-008-37
 50     70729   0     160140  01/07/1989  20073               TEST FIXTURE 41-008-70
 50     70724   0     160140  01/07/1989  20075               TEST FIXTURE 41-008.60 (@ JABIL BEDFORD)
 50     70725   0     160140  01/07/1989  20077               TEST FIXTURE 41-008-82/83
 50     70733   0     160140  01/07/1989  20079               TEST FIXTURE 41-008-61-SPU (@ JABIL BEDFORD)
 50     70734   0     160140  01/07/1989  20080               TEST FIXTURE 41-008-12 AT SANMINA-MEXICO
 50     70766   0     160140  01/07/1989  20233  B021734      TEKTRONIX 2430A OSCILLISCOPE
 50     70760   0     160220  07/07/1989  20240  2230B028924  TEKTRONIX 2230 100MHZ DIGITAL SCOPE
 50     70560   0     160220  01/01/1987  20296  2437000658   PCM TERMINAL TEST SET
 50     70565   0     160140  01/01/1987  20303  2437A10099   TRANSMISSION IMPAIRMENT SET (TIMS)
 50     70594   0     160220  01/01/1987  20479  2512A19009   FUNCTION GENERATOR
 50     70597   0     160220  01/01/1987  20514  8510736      ESD TEST SYSTEM
 50     70599   0     160220  01/01/1987  20524               SUBSCRIBER SLC 96 SYSTEM
 50     70598   0     160220  01/01/1987  20525               CENTRAL OFFICE SLC 96 SYSTEM
 50     70602   0     160140  01/01/1987  20531  B029026      OSCILLOSCOPE W/CART
 50     70664   0     160140  01/01/1987  20671               TEST FIXTURE 41-008-22 AT SANMINA-MEXICO
 50     70665   0     160140  01/01/1987  20672               TEST FIXTURE 41-008-01
 50     70675   0     160140  01/01/1987  20683               TEST FIXTURE 41-007-28/30
 50     70676   0     160140  01/01/1987  20699  0989-PH      SOLDER MACHINE @ GLOBAL ELECTRONICS, ARLINGTON, TX
 50     70684   0     160140  01/01/1987  20756               TEST FIXTURE 43-007-05 (@JABIL BEDFORD)

                                                      ACQUIRED       ACCUM DEPR         NBV
                     DESCRIPTION                       VALUE       AS OF 10/31/03  AS OF 10/31/03
-------------------------------------------------------------------------------------------------
COIL WINDING MACHINE NO 4 @ GLOBAL ELECTRONICS      $   2,837.00   $   (2,837.00)  $            -
COIL WINDING MACHINE NO 13 @ GLOBAL ELECTRONICS     $   2,621.00   $   (2,621.00)  $            -
ENVIRONMENTAL CHAMBER CONTROLLER                    $   5,220.20   $   (5,220.20)  $            -
ENVIRONMENTAL CHAMBER CONTROLLER                    $   5,220.20   $   (5,220.20)  $            -
ENVIRONMENTAL CHAMBER CONTROLLER                    $   5,220.20   $   (5,220.20)  $            -
TIMS TEST SET                                       $   4,442.65   $   (4,442.65)  $            -
TIMS TEST SET                                       $   4,442.65   $   (4,442.65)  $            -
RESIST. CAP DEADE BOX                               $     241.00   $     (241.00)  $            -
DECADE BOX RESISTOR                                 $      65.00   $      (65.00)  $            -
COIL WINDING MACHINE NO 6 @ GLOBAL ELECTRONICS      $   3,276.00   $   (3,276.00)  $            -
IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINGTON TX  $     432.00   $     (432.00)  $            -
COIL WINDING MACHINE NO 1 @ GLOBAL ELECTRONICS      $   4,176.00   $   (4,176.00)  $            -
COIL WINDING MACHINE NO 15 @ GLOBAL ELECTRONICS     $   3,053.00   $   (3,053.00)  $            -
COIL WINDING MACHINE NO 14 @ GLOBAL ELECTRONICS     $   4,407.00   $   (4,407.00)  $            -
WINDER @ GLOBAL ELECTRONICS, ARLINGTON, TX 76011    $     238.00   $     (238.00)  $            -
WINDER @ GLOBAL ELECTRONICS, ARLINGTON, TX, 76011   $     238.00   $     (238.00)  $            -
IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINTON TX.  $     533.00   $     (533.00)  $            -
IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINGTON TX  $     533.00   $     (533.00)  $            -
HP 1615A LOGIC ANALYZER                             $   4,173.00   $   (4,173.00)  $            -
SLC COMMON EQUIPMENT                                $ 160,925.17   $ (160,925.17)  $            -
SLC COMMON EQUIPMENT UPGRADE                        $  34,882.86   $  (34,882.86)  $            -
SLC COMMON EQUIPMENT                                $ 226,308.63   $ (226,308.63)  $            -
TEST FIXTURE 41-008-10                              $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-20                              $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-33 (@ SANMINA MEXICO            $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-37                              $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-70                              $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008.60 (@ JABIL BEDFORD)            $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-82/83                           $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-61-SPU (@ JABIL BEDFORD)        $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-12 AT SANMINA-MEXICO            $   3,493.30   $   (3,493.30)  $            -
TEKTRONIX 2430A OSCILLISCOPE                        $   8,746.40   $   (8,746.40)  $            -
TEKTRONIX 2230 100MHZ DIGITAL SCOPE                 $   4,520.14   $   (4,520.14)  $            -
PCM TERMINAL TEST SET                               $  12,100.00   $  (12,100.00)  $            -
TRANSMISSION IMPAIRMENT SET (TIMS)                  $   3,420.00   $   (3,420.00)  $            -
FUNCTION GENERATOR                                  $   3,998.00   $   (3,998.00)  $            -
ESD TEST SYSTEM                                     $   6,312.00   $   (6,312.00)  $            -
SUBSCRIBER SLC 96 SYSTEM                            $  13,308.00   $  (13,308.00)  $            -
CENTRAL OFFICE SLC 96 SYSTEM                        $  11,107.00   $  (11,107.00)  $            -
OSCILLOSCOPE W/CART                                 $   4,818.00   $   (4,818.00)  $            -
TEST FIXTURE 41-008-22 AT SANMINA-MEXICO            $   1,086.00   $   (1,086.00)  $            -
TEST FIXTURE 41-008-01                              $   1,110.00   $   (1,110.00)  $            -
TEST FIXTURE 41-007-28/30                           $   3,549.00   $   (3,549.00)  $            -
SOLDER MACHINE @ GLOBAL ELECTRONICS, ARLINGTON, TX  $  39,735.00   $  (39,735.00)  $            -
TEST FIXTURE 43-007-05 (@JABIL BEDFORD)             $   1,280.00   $   (1,280.00)  $            -

                                                                         1 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     70686     0    160140   01/01/1987   20760                      TEST FIXTURE 41-007-11 (@ JABIL BEDFORD)
 50     70692     0    160220   01/01/1987   20779    2631A00558        PROTOCOL ANALYZER
 50     70702     0    160711   01/07/1987   20812                      B1000 BICONICAL ANTENNA TEST SET
 50     70737     0    160220   01/07/1989   20973    2550G00718        HP 8152A OPTICAL AVERAGE POWER METER
 50     70833     0    160140   01/07/1992   20997    TEST SET0260      DAML TEST SET (@ JABIL MEMPHIS) TS260
 50     70774     0    160220   01/07/1990   21126    AS08212           CARD ENCODER
 50     70790     0    160140   01/07/1990   21175    B-351             DISC*S BURN-IN (@ JABIL MEXICO)
 50     70792     0    160140   01/07/1990   21176    B-352             DISC*S BURN-IN (@ JABIL MEXICO)
 50     71261     0    160220   01/07/1990   21316    8911012           gigaBERT TRANSMITTER
 50     71262     0    160220   01/07/1990   21317    8911013           gigaBERT RECEIVER
 50     70793     0    160140   01/07/1991   21502    5000106           TPU BOARD TEST SET (@ JABIL MEXICO)
 50     70800     0    160220   01/07/1991   21552    188653            BULK CALL GENERATOR
 50     70802     0    160220   01/07/1991   21554    168841            BULK CALL GENERATOR
 50     70819     0    160140   01/07/1991   21561    CAL 1505          CHANNEL CARD TEST SET DISC*S (T.S. 1505)
 50     70816     0    160140   01/07/1991   21563                      CHANNEL CARD TEST SET DISC*S (CAL# 1507)
 50     70820     0    160140   01/07/1991   21564                      DISC*S CHANNEL CARD TEST SET (@JABIL FLORIDA)
 50     70818     0    160140   01/07/1991   21565                      SWU BOARD TEST SET (@ JABIL MEMPHIS)
 50     70827     0    160140   01/07/1992   21661                      OLU MOTHERBOARD/DAUGHTERBOARD TEST SET (JABIL BEDF
 50     70837     0    160220   01/07/1992   21698    3049U03512        HP 4934A TIMS
 50     70845     0    160140   01/07/1992   21766                      UDU BOARD TEST SET (@ JABIL MEMPHIS)
 50     71033     0    160220   01/07/1993   21786                      200 MHZ OSCILLOSCOPE
 50     70982     0    160711   01/07/1993   21798                      DIGITAL OSCILLOSCOPE
 61     91161     0    160409   01/07/1993   22011                      MICROFICHE READER/PRINTER
 50     70974     0    160140   01/07/1993   22054                      FITL OPU/DTU TEST SET (AT ACT)
 50     70989     0    160140   01/07/1993   22086                      SONET DISC*S BURN-IN (@ JABIL MEMPHIS)
 50     71017     0    160140   01/07/1993   22147                      FITL T.S. HDT/ONU PWR CRD
 50     75859     0    160140   26/05/2000   22148    CAL TS1571        UPGRADE FITL AM/VSB OIU TEST SET ASSET22148 TS1571
 50     71091     0    160140   31/05/1994   22148    CAL TS1571        TEST SET #1571 FITL OIU
 50     71011     0    160140   01/07/1993   22150    CAL 1551          DISC*S LIU TEST SET (T.S.# 1551)
 50     71006     0    160140   01/07/1993   22151    CAL 1517          FITL CHANNEL CARD T/S - (T.S.# 1517)
 50     77110     0    160140   30/11/2002   22152    NONE              QCU60E TEST UPGRADE - CAL# TS1516
 50     71012     0    160140   01/07/1993   22152                      DISC*S CH CARD TEST SET (@ JABIL BEDFORD)
 50     71005     0    160140   01/07/1993   22153    CAL 1510          FITL CHANNEL CARD T/S (T.S. 1510)
 50     71007     0    160140   01/07/1993   22154    CAL1515           FITL CHANNEL CARD T/S (T.S.# 1515)
 50     71035     0    160140   01/01/1994   22155                      DISC*S CH CARD T/S (@ JABIL FLORIDA)
 50     71036     0    160220   01/01/1994   22156                      DISC*S CH CARD T/S (LOCATED AT RAC)
 50     77109     0    160140   30/11/2002   22157    CAL 1513          QCU60E TEST UPGRADE (CAL# TS1513) (REF SAP71037)
 50     71037     0    160140   01/01/1994   22157    CAL 1513          DISC*S CH CARD T/S (CAL# 1513)
 50     71056     0    160140   01/03/1994   22159                      DISC*S CONFIG T/S
 50     71057     0    160140   01/03/1994   22159                      DISC*S CONFIG T/S PC
 50     71039     0    160140   01/01/1994   22160    TEST SET# TS252   AML II T/S (TS252)
 50     71010     0    160140   01/07/1993   22183                      SPU 2 ICT FIXTURE (@ JABIL BEDFORD
 50     71042     0    160220   01/01/1994   22186    L0587444          RCL METER
 50     71015     0    160140   01/07/1993   22190                      ICT FIXTURE RP20/25
 50     71020     0    160140   01/07/1993   22191                      FITL A SYS TEST

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TEST FIXTURE 41-007-11 (@ JABIL BEDFORD)                     $     1,231.00        $    (1,231.00)        $            -
PROTOCOL ANALYZER                                            $     4,350.00        $    (4,350.00)        $            -
B1000 BICONICAL ANTENNA TEST SET                             $     3,764.35        $    (3,764.35)        $            -
HP 8152A OPTICAL AVERAGE POWER METER                         $     6,735.65        $    (6,735.65)        $            -
DAML TEST SET (@ JABIL MEMPHIS) TS260                        $    41,328.08        $   (41,328.08)        $            -
CARD ENCODER                                                 $    18,911.63        $   (18,911.63)        $            -
DISC*S BURN-IN (@ JABIL MEXICO)                              $    38,663.97        $   (38,663.97)        $            -
DISC*S BURN-IN (@ JABIL MEXICO)                              $    38,663.97        $   (38,663.97)        $            -
gigaBERT TRANSMITTER                                         $    20,330.00        $   (20,330.00)        $            -
gigaBERT RECEIVER                                            $    17,120.00        $   (17,120.00)        $            -
TPU BOARD TEST SET (@ JABIL MEXICO)                          $    39,288.07        $   (39,288.07)        $            -
BULK CALL GENERATOR                                          $     2,390.86        $    (2,390.86)        $            -
BULK CALL GENERATOR                                          $     2,390.86        $    (2,390.86)        $            -
CHANNEL CARD TEST SET DISC*S (T.S. 1505)                     $    20,448.98        $   (20,448.98)        $            -
CHANNEL CARD TEST SET DISC*S (CAL# 1507)                     $    54,096.64        $   (54,096.64)        $            -
DISC*S CHANNEL CARD TEST SET (@JABIL FLORIDA)                $    22,797.03        $   (22,797.03)        $            -
SWU BOARD TEST SET (@ JABIL MEMPHIS)                         $    19,240.26        $   (19,240.26)        $            -
OLU MOTHERBOARD/DAUGHTERBOARD TEST SET (JABIL BEDF           $    73,312.48        $   (73,312.48)        $            -
HP 4934A TIMS                                                $     3,093.62        $    (3,093.62)        $            -
UDU BOARD TEST SET (@ JABIL MEMPHIS)                         $    38,699.03        $   (38,699.03)        $            -
200 MHZ OSCILLOSCOPE                                         $     9,229.29        $    (9,229.29)        $            -
DIGITAL OSCILLOSCOPE                                         $    17,584.55        $   (17,584.55)        $            -
MICROFICHE READER/PRINTER                                    $     1,942.94        $    (1,942.94)        $            -
FITL OPU/DTU TEST SET (AT ACT)                               $    45,327.10        $   (45,327.10)        $            -
SONET DISC*S BURN-IN (@ JABIL MEMPHIS)                       $    27,698.70        $   (27,698.70)        $            -
FITL T.S. HDT/ONU PWR CRD                                    $    33,904.76        $   (33,904.76)        $            -
UPGRADE FITL AM/VSB OIU TEST SET ASSET22148 TS1571           $    12,251.61        $    (5,399.04)        $     6,852.57
TEST SET #1571 FITL OIU                                      $    27,600.29        $   (27,600.29)        $            -
DISC*S LIU TEST SET (T.S.# 1551)                             $    29,902.14        $   (29,902.14)        $            -
FITL CHANNEL CARD T/S - (T.S.# 1517)                         $    31,492.77        $   (31,492.77)        $            -
QCU60E TEST UPGRADE - CAL# TS1516                            $     4,519.88        $      (699.71)        $     3,820.17
DISC*S CH CARD TEST SET (@ JABIL BEDFORD)                    $    29,095.43        $   (29,095.43)        $            -
FITL CHANNEL CARD T/S (T.S. 1510)                            $    31,311.50        $   (31,311.50)        $            -
FITL CHANNEL CARD T/S (T.S.# 1515)                           $    30,192.35        $   (30,192.35)        $            -
DISC*S CH CARD T/S (@ JABIL FLORIDA)                         $    21,700.76        $   (21,700.76)        $            -
DISC*S CH CARD T/S (LOCATED AT RAC)                          $    19,542.39        $   (19,542.39)        $            -
QCU60E TEST UPGRADE (CAL# TS1513) (REF SAP71037)             $     4,519.88        $      (699.71)        $     3,820.17
DISC*S CH CARD T/S (CAL# 1513)                               $    19,472.36        $   (19,472.36)        $            -
DISC*S CONFIG T/S                                            $    24,053.09        $   (24,053.09)        $            -
DISC*S CONFIG T/S PC                                         $     1,698.94        $    (1,698.94)        $            -
AML II T/S (TS252)                                           $    32,962.38        $   (32,962.38)        $            -
SPU 2 ICT FIXTURE (@ JABIL BEDFORD                           $    12,042.69        $   (12,042.69)        $            -
RCL METER                                                    $     2,610.47        $    (2,610.47)        $            -
ICT FIXTURE RP20/25                                          $     3,591.40        $    (3,591.40)        $            -
FITL A SYS TEST                                              $    24,488.38        $   (24,488.38)        $            -

                                                                         2 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
----------------------------------------------------------------------------------------------------------------------
 50     71021     0    160140   01/07/1993   22192                      FITL B SYS TEST
 50     71046     0    160140   01/01/1994   22219                      FITL ICT FIXTURE
 50     71045     0    160140   01/01/1994   22222                      FITL ICT FIXTURE (@JABIL BEDFORD)
 50     71048     0    160140   01/01/1994   22225                      FITL ICT FIXTURE
 50     71049     0    160140   01/01/1994   22226                      FITL ICT FIXTURE (@JABIL BEDFORD)
 50     71051     0    160140   01/01/1994   22231                      FITL ICT FIXTURE (@JABIL BEDFORD)
 50     71061     0    160140   02/05/1994   22251                      T/S FITL DTU-2 (@ JABIL MEMPHIS)
 62     91292     0    160015   30/04/1994   22283    512895            LABEL PRINTER
 50     71065     0    160140   30/06/1994   22313    3013A01023        DISTORTION ANALYZER
 62     91280     0    160220   15/06/1994   22322    410F1977          UPGRADE SPARC 1 TO 10
 50     71083     0    160220   30/09/1994   22352    6428HHL21551      PC
 50     71087     0    160220   31/10/1994   22356    2J151890          MILLING MACH
 50     71088     0    160220   31/10/1994   22356    2J151890          MILLING MACHING
 63     91300     0    160410   31/10/1994   22360    505510            FOLDER/INSERTER
 50     71089     0    160220   31/10/1994   22362    M27128            TESTER OTDR
 50     71092     0    160140   31/10/1994   22405                      ICT FIXTURE
 50     71093     0    160140   31/10/1994   22406                      ICT FIXTURE (@JABIL BEDFORD)
 50     71094     0    160140   31/10/1994   22408                      ICT FIXTURE 41-008-38 DLU3 (@JABIL FLORIDA)
 50     71097     0    160140   01/03/1994   22409                      TEST SET DIU/FIBERISER (@JABIL FLORIDA) TS1529
 50     77111     0    160140   30/11/2002   22411    NONE              QCU60E TEST UPGRADE - CAL# TS1518
 50     71095     0    160140   01/01/1994   22411                      T.S.FITL (@ JABIL BEDFORD)
 63     91348     0    160220   31/01/1995   22424    446F1846          SERVER
 50     77364     0    160140   31/03/2003   22426    CAL 1533          CPU52A FUNCTIONAL TEST UPGRADE ASSET# 22426 TS1533
 50     71107     0    160140   28/02/1995   22426    CAL 1533          TEST SET #1533 TPU4/CPU5 (@ JABIL MEXICO)
 50     71104     0    160140   01/01/1995   22428                      ICT FIXTURE (@ JABIL BEDFORD)
 50     71105     0    160140   01/01/1995   22429                      ICT FIXTURE
 50     71106     0    160140   01/01/1995   22430                      ICT FIXTURE
 50     71112     0    160140   15/02/1995   22432    CAL 1552          TEST SET # 1552 DISC*S LIU (T.S.# 1552)
 50     71103     0    160140   01/01/1995   22438    B475              BURN-IN UPGRADE (TS 1606) (@JABIL MEXICO)
 50     71120     0    160140   17/02/1995   22441                      ICT FIXTURE
 50     71115     0    160140   02/03/1995   22445                      TEST SET #1537 DISC*S AU/MU (@ JABIL FLORIDA)
 50     71114     0    160140   26/01/1995   22446                      TEST SET #1535 DISC*S SPU/TRU (@ JABIL FLORIDA)
 50     71119     0    160140   01/01/1995   22453                      TEST SET #1536 SONET MDU (@ JABIL MEMPHIS)
 50     71298     0    160140   31/01/1997   22453    NONE              MDU TEST SET #1536 UPGRADE (@JABIL MEMPHIS)
 50     71134     0    160220   30/06/1995   22501    51867A            EMULATOR
 50     71125     0    160140   30/06/1995   22506    FS4110830         TEST FIXTURE 41-108-30 DCU30
 50     71128     0    160220   21/05/1995   22508    1193455           C.O.SIMULATOR
 50     71130     0    160220   21/05/1995   22511    1493924           C.O.SIMULATOR
 50     71133     0    160140   30/06/1995   22513    CAL 1506          T.S.UPGRADE #1510 DISC*S CHANNEL CARD (TS1506)
 50     71131     0    160220   01/03/1995   22515    5086              ANALYZER - FIREBERD
 50     71135     0    160140   30/06/1995   22519    CAL 1535          T.S.UPGRADE (T.S. 1535)
 50     71136     0    160140   30/06/1995   22520                      T.S.UPGRADE
 50     71149     0    160220   31/08/1995   22526    5C30008514        COMPSTATION II
 50     71147     0    160140   31/08/1995   22540                      ICT FIXTURE
 50     71148     0    160140   31/08/1995   22541                      ICT FIXTURE (@JABIL BEDFORD)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
FITL B SYS TEST                                              $    24,488.38        $   (24,488.38)        $            -
FITL ICT FIXTURE                                             $     4,146.46        $    (4,146.46)        $            -
FITL ICT FIXTURE (@JABIL BEDFORD)                            $     9,387.71        $    (9,387.71)        $            -
FITL ICT FIXTURE                                             $     3,593.23        $    (3,593.23)        $            -
FITL ICT FIXTURE (@JABIL BEDFORD)                            $     5,558.43        $    (5,558.43)        $            -
FITL ICT FIXTURE (@JABIL BEDFORD)                            $     2,945.80        $    (2,945.80)        $            -
T/S FITL DTU-2 (@ JABIL MEMPHIS)                             $    10,165.38        $   (10,165.38)        $            -
LABEL PRINTER                                                $     2,391.44        $    (2,391.44)        $            -
DISTORTION ANALYZER                                          $     5,195.73        $    (5,195.73)        $            -
UPGRADE SPARC 1 TO 10                                        $    12,473.48        $   (12,473.48)        $            -
PC                                                           $     2,843.00        $    (2,843.00)        $            -
MILLING MACH                                                 $     7,063.29        $    (7,063.29)        $            -
MILLING MACHING                                              $     7,063.29        $    (7,063.29)        $            -
FOLDER/INSERTER                                              $    10,510.50        $   (10,510.50)        $            -
TESTER OTDR                                                  $    17,206.93        $   (17,206.93)        $            -
ICT FIXTURE                                                  $     3,100.63        $    (3,100.63)        $            -
ICT FIXTURE (@JABIL BEDFORD)                                 $    13,781.63        $   (13,781.63)        $            -
ICT FIXTURE 41-008-38 DLU3 (@JABIL FLORIDA)                  $     2,838.57        $    (2,838.57)        $            -
TEST SET DIU/FIBERISER (@JABIL FLORIDA) TS1529               $    16,970.60        $   (16,970.60)        $            -
QCU60E TEST UPGRADE - CAL# TS1518                            $     4,521.24        $      (700.07)        $     3,821.17
T.S.FITL (@ JABIL BEDFORD)                                   $    14,618.93        $   (14,618.93)        $            -
SERVER                                                       $    21,064.44        $   (21,064.44)        $            -
CPU52A FUNCTIONAL TEST UPGRADE ASSET# 22426 TS1533           $     9,850.75        $    (1,525.08)        $     8,325.67
TEST SET #1533 TPU4/CPU5 (@ JABIL MEXICO)                    $    70,489.00        $   (70,489.00)        $            -
ICT FIXTURE (@ JABIL BEDFORD)                                $     2,115.42        $    (2,115.42)        $            -
ICT FIXTURE                                                  $     1,909.27        $    (1,909.27)        $            -
ICT FIXTURE                                                  $     1,826.97        $    (1,826.97)        $            -
TEST SET # 1552 DISC*S LIU (T.S.# 1552)                      $    23,100.00        $   (23,100.00)        $            -
BURN-IN UPGRADE (TS 1606) (@JABIL MEXICO)                    $    21,248.03        $   (21,248.03)        $            -
ICT FIXTURE                                                  $     5,991.40        $    (5,991.40)        $            -
TEST SET #1537 DISC*S AU/MU (@ JABIL FLORIDA)                $    22,972.11        $   (22,972.11)        $            -
TEST SET #1535 DISC*S SPU/TRU (@ JABIL FLORIDA)              $    37,014.24        $   (37,014.24)        $            -
TEST SET #1536 SONET MDU (@ JABIL MEMPHIS)                   $    48,030.29        $   (48,030.29)        $            -
MDU TEST SET #1536 UPGRADE (@JABIL MEMPHIS)                  $    11,927.89        $   (11,927.89)        $            -
EMULATOR                                                     $    52,357.95        $   (52,357.95)        $            -
TEST FIXTURE 41-108-30 DCU30                                 $     2,178.53        $    (2,178.53)        $            -
C.O.SIMULATOR                                                $    12,179.68        $   (12,179.68)        $            -
C.O.SIMULATOR                                                $    12,179.69        $   (12,179.69)        $            -
T.S.UPGRADE #1510 DISC*S CHANNEL CARD (TS1506)               $    32,938.44        $   (32,938.44)        $            -
ANALYZER - FIREBERD                                          $    15,633.83        $   (15,633.83)        $            -
T.S.UPGRADE (T.S. 1535)                                      $    14,321.31        $   (14,321.31)        $            -
T.S.UPGRADE                                                  $    15,182.32        $   (15,182.32)        $            -
COMPSTATION II                                               $     4,890.44        $    (4,890.44)        $            -
ICT FIXTURE                                                  $     1,868.93        $    (1,868.93)        $            -
ICT FIXTURE (@JABIL BEDFORD)                                 $     1,970.16        $    (1,970.16)        $            -

                                                                         3 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------
 50     71154     0    160140   31/10/1995   22542    TEST SET# TS254   T.S. AML III (TS254)
 63     91431     0    160220   31/10/1995   22553    1A25528           SERVER
 50     71152     0    160220   30/09/1995   22554    5H28001821        SPARC5 SUN STATION DRIVE
 50     71163     0    160220   15/10/1995   22557    692481 / N80533   EMULATOR 80960CA
 50     71164     0    160220   15/10/1995   22558    694287 / N92931   EMULATOR 80960CA
 50     71165     0    160220   15/10/1995   22559    707107 / N96195   EMULATOR 80960CA
 50     71166     0    160220   15/10/1995   22560    699453 / N95081   EMULATOR 80960CA
 50     71167     0    160220   15/10/1995   22561    696098 / N93453   EMULATOR 80960CA
 50     71158     0    160220   31/10/1995   22566    7357              FIREBERD 6000A COMMUNICATIONS ANALYZER
 50     71159     0    160220   31/10/1995   22567    S7662344          AUTOMATED TEST SYSTEM
 50     71160     0    160220   31/10/1995   22568                      MONITOR FOR SUN STATION
 50     71161     0    160220   31/10/1995   22569                      SUN STATION FOR TEST SYSTEM
 50     71156     0    160140   31/10/1995   22571    (NONE)            ICT FIXTURE TPU3 41-108-61 (@JABIL BEDFORD)
 50     71174     0    160140   31/01/1996   22574                      ICT FIXTURE TRU2 (@ JABIL FLORIDA)
 62     91443     0    160220   31/03/1996   22587    604F0D5B          SUN SPARC20 WORKSTATION
 62     91442     0    160220   31/03/1996   22589    9544FR1862        MONITOR SUN 17"
 63     91436     0    160220   29/02/1996   22602    1B03717           SERVER
 50     71178     0    160140   31/01/1996   22607    119142            TEST SET TERADYNE #2
 63     91474     0    160220   31/05/1996   22610    9438FC3879        MONITOR - SUN STATION
 50     71182     0    160140   29/02/1996   22630    4330001           TEST SET DIGITAL TEST SYSTEM FLUKE 9100FT
 50     71193     0    160220   15/05/1996   22633    3001051           RACK MOUNT SS
 50     71199     0    160140   30/06/1996   22651                      TEST SET ICC/PCU (@ JABIL BEDFORD)
 50     71200     0    160140   30/06/1996   22652    CAL TS1618        TEST SET CABLECOMM SYSTEM TEST (TS1618)
 50     71191     0    160140   30/04/1996   22653                      ICT FIXTURE UDU4 41-108-42 (@ JABIL BEDFORD)
 50     71188     0    160140   29/02/1996   22655                      ICT FIXTURE DTI 41-808-40 (@ JABIL BEDFORD)
 50     71194     0    160220   31/05/1996   22665    US35420617        OSCILLOSCOPE
 62     91551     0    160308   31/08/1996   22723    TY62778T6UK       PC POWERMAC 7600/120
 50     71372     0    160220   01/01/1997   22756    38T96C00516       2-WAY INJECTOR TESTER
 50     71373     0    160220   01/01/1997   22757    38P96DB0209       PENTA SCANNER TESTER
 50     76965     0    160309   30/04/1996   22762    DC2775-UP         DISK COPIER 2000
 50     71210     0    160122   30/06/1996   22780                      DISC*S TEST SYSTEM
 50     71239     0    160220   31/08/1996   22793    0295K216873       X-TERMINAL SYSTEM 19"
 50     71240     0    160220   31/08/1996   22794    1094R000040       X-TERMINAL SYSTEM 19"
 50     71241     0    160220   31/08/1996   22795    0395K217295       X-TERMINAL SYSTEM 20"
 50     71242     0    160220   31/08/1996   22796    1194R000502       X-TERMINAL SYSTEM 20"
 50     71244     0    160220   31/08/1996   22798    1194K214193       X-TERMINAL SYSTEM 19"
 50     71228     0    160140   31/07/1996   22800                      ICT FIXTURE MDU34 41-108-36 (@ JABIL BEDFORD)
 62     91561     0    160015   31/08/1996   22802    707628            BARCODE PRINTER
 50     71292     0    160140   30/11/1996   22897    NONE              STREAKER CARDS FOR CONFIG
 62     91652     0    160220   31/10/1996   22910    636F0DC0          LAN SW DEVELOP IN LAS COLINAS
 50     71294     0    160220   31/01/1997   22917    484-1-97          HYDRAULIC SHEAR
 50     71385     0    160140   28/02/1997   22948                      TEST SET DISC*S CH / FITL (@ JABIL FLORIDA)
 50     71386     0    160140   28/02/1997   22949    CAL 1549          TEST SET DISC*S CH / FITL (T.S.# 1549)
 50     71296     0    160140   31/01/1997   22950    NONE              AU/MU TEST SET #1553 (@ JABIL FLORIDA)
 50     71297     0    160140   31/01/1997   22951    NONE              TRU TEST SET #1554 SPU/TRU (@ JABIL FLORIDA)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
T.S. AML III (TS254)                                         $    29,866.36        $   (29,866.36)        $            -
SERVER                                                       $     2,897.13        $    (2,897.13)        $            -
SPARC5 SUN STATION DRIVE                                     $     6,517.66        $    (6,517.66)        $            -
EMULATOR 80960CA                                             $    23,117.74        $   (23,117.74)        $            -
EMULATOR 80960CA                                             $    23,117.74        $   (23,117.74)        $            -
EMULATOR 80960CA                                             $    31,998.04        $   (31,998.04)        $            -
EMULATOR 80960CA                                             $    31,998.04        $   (31,998.04)        $            -
EMULATOR 80960CA                                             $    23,117.74        $   (23,117.74)        $            -
FIREBERD 6000A COMMUNICATIONS ANALYZER                       $    13,733.36        $   (13,733.36)        $            -
AUTOMATED TEST SYSTEM                                        $   300,488.75        $  (300,488.75)        $            -
MONITOR FOR SUN STATION                                      $     1,000.00        $    (1,000.00)        $            -
SUN STATION FOR TEST SYSTEM                                  $     7,000.00        $    (7,000.00)        $            -
ICT FIXTURE TPU3 41-108-61 (@JABIL BEDFORD)                  $     3,470.27        $    (3,470.27)        $            -
ICT FIXTURE TRU2 (@ JABIL FLORIDA)                           $     4,967.88        $    (4,967.88)        $            -
SUN SPARC20 WORKSTATION                                      $    11,917.03        $   (11,917.03)        $            -
MONITOR SUN 17"                                              $     1,500.00        $    (1,500.00)        $            -
SERVER                                                       $     4,040.63        $    (4,040.63)        $            -
TEST SET TERADYNE #2                                         $   185,120.82        $  (185,120.82)        $            -
MONITOR - SUN STATION                                        $     4,012.61        $    (4,012.61)        $            -
TEST SET DIGITAL TEST SYSTEM FLUKE 9100FT                    $    80,618.43        $   (80,618.43)        $            -
RACK MOUNT SS                                                $     5,410.00        $    (5,410.00)        $            -
TEST SET ICC/PCU (@ JABIL BEDFORD)                           $    52,443.85        $   (52,443.85)        $            -
TEST SET CABLECOMM SYSTEM TEST (TS1618)                      $    52,675.09        $   (52,675.09)        $            -
ICT FIXTURE UDU4 41-108-42 (@ JABIL BEDFORD)                 $     4,485.79        $    (4,485.79)        $            -
ICT FIXTURE DTI 41-808-40 (@ JABIL BEDFORD)                  $     3,830.94        $    (3,830.94)        $            -
OSCILLOSCOPE                                                 $     7,622.26        $    (7,622.26)        $            -
PC POWERMAC 7600/120                                         $     3,351.51        $    (3,351.51)        $            -
2-WAY INJECTOR TESTER                                        $     1,348.07        $    (1,348.07)        $            -
PENTA SCANNER TESTER                                         $     2,492.77        $    (2,492.77)        $            -
DISK COPIER 2000                                             $     2,172.44        $    (2,172.44)        $            -
DISC*S TEST SYSTEM                                           $    12,769.67        $   (12,769.67)        $            -
X-TERMINAL SYSTEM 19"                                        $     2,299.71        $    (2,299.71)        $            -
X-TERMINAL SYSTEM 19"                                        $     2,299.71        $    (2,299.71)        $            -
X-TERMINAL SYSTEM 20"                                        $     2,659.80        $    (2,659.80)        $            -
X-TERMINAL SYSTEM 20"                                        $     2,659.80        $    (2,659.80)        $            -
X-TERMINAL SYSTEM 19"                                        $     2,299.71        $    (2,299.71)        $            -
ICT FIXTURE MDU34 41-108-36 (@ JABIL BEDFORD)                $     5,171.60        $    (5,171.60)        $            -
BARCODE PRINTER                                              $     6,622.31        $    (6,622.31)        $            -
STREAKER CARDS FOR CONFIG                                    $    23,955.98        $   (23,955.98)        $            -
LAN SW DEVELOP IN LAS COLINAS                                $    33,105.11        $   (33,105.11)        $            -
HYDRAULIC SHEAR                                              $     4,094.50        $    (3,705.75)        $       388.75
TEST SET DISC*S CH / FITL (@ JABIL FLORIDA)                  $    39,206.07        $   (39,206.07)        $            -
TEST SET DISC*S CH / FITL (T.S.# 1549)                       $    39,206.07        $   (39,206.07)        $            -
AU/MU TEST SET #1553 (@ JABIL FLORIDA)                       $    42,839.11        $   (42,839.11)        $            -
TRU TEST SET #1554 SPU/TRU (@ JABIL FLORIDA)                 $    26,975.22        $   (26,975.22)        $            -

                                                                         4 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     76880     0    160140   31/03/2002   22952    CAL TS1575        UPGRADE FITL ADSL OIU94/95 FUNCT. TEST SOL. TS1575
 50     76992     0    160140   31/08/2002   22952    CAL TS1575        UPGRADE FITL ADSL OIU94/95 FUNC TEST SOLN TS# 1575
 50     75860     0    160140   26/05/2000   22952    CAL TS1575        UPGRADE FITL AM/VSB TEST SET ASSET# 22952 (TS1575)
 50     71295     0    160140   31/01/1997   22952    CAL TS1575        OIU TEST SET (T.S.# 1575)
 63     91878     0    160308   30/04/1997   22979    11E1393           STEREO VCR
 50     71304     0    160140   31/01/1997   22989    NONE              ICT FIXTURE 41-108-41 SCU41 (@ JABIL FLORIDA)
 50     71305     0    160140   31/01/1997   22990    NONE              ICT FIXTURE MU3 41-008-58 (@JABIL BEDFORD)
 50     71300     0    160220   31/03/1997   23004    1097276           C O SIMULATOR
 50     71310     0    160220   30/04/1997   23067    1431              T-BERD 224 ANALYZER
 50     71307     0    160220   31/03/1997   23068    AN762024          PROTOCOL ANALYZER
 50     71311     0    160220   30/04/1997   23069    11220             PORTABLE SPARC STATION
 50     71313     0    160220   31/05/1997   23137    NNTM040958ZE      PBX SYSTEM
 63     91777     0    160220   30/06/1997   23139    SG71303241        NETWORK SERVER
 63     100361    0    160220   30/06/2000   23153                      MISC SUN OPTIONS ADDED TO UPGRADE ASSET 23153
 63     91791     0    160220   31/07/1997   23153    722F138E          SUN ENTERPRISE SYSTEM
 50     71317     0    160220   31/08/1997   23163    US37210589        LOGIC ANALYZER HP
 50     71341     0    160220   30/09/1997   23164    B010333           TEKTRONIX O/E CONVERTER
 50     71316     0    160220   30/04/1997   23191    19238-630503-32   CODE TEST PROBE
 50     71344     0    160220   30/09/1997   23215    B03260301         RF SIGNAL METER
 50     71334     0    160140   31/08/1997   23218    NONE              ICT FIXTURE 41-050-29 NCC1 (@JABIL FLORIDA)
 50     71336     0    160140   30/06/1997   23219    NONE              ICT FIXTURE
 50     71335     0    160140   31/08/1997   23220    NONE              ICT FIXTURE QOIU6 41-050-10 (@ JABIL BEDFORD)
 50     71337     0    160140   31/08/1997   23221    NONE              ICT FIXTURE 41-050-05 DIU1 (@ JABIL FLORIDA)
 50     71352     0    160220   30/11/1997   23227    B010526           OSCILLOSCOPE 4 CHANNEL DIGITIZING
 50     71358     0    160711   31/10/1997   23228    B010610           OSCILLOSCOPE TDS540C
 50     71340     0    160140   30/09/1997   23263    B010425           OSCILLOSCOPE TEKTRONIX
 50     71320     0    160220   30/09/1997   23276    B030345           OSCILLOSCOPE TEKTRONIX TDS640A
 61     101400    0    160220   30/11/2000   23277    96445             UPGRADE WIRELINE SIMULATOR DLS400A TO DLS400N
 50     71321     0    160220   30/09/1997   23277    96445             ADSL WIRELINE SIMULATOR
 61     103241    0    160220   31/03/2002   23278    NONE-CARDS        TELCO NETWORKING EQUIPMENT - ENSTAR
 50     71323     0    160220   30/09/1997   23279    1100462           LANTRONICS LRS 16
 50     71324     0    160220   30/09/1997   23280    1401421           ROUTER LIVINGSTON ISDN
 50     71370     0    160220   31/10/1997   23292    3139A-03703       DC POWER SUPPLY
 50     71338     0    160220   30/09/1997   23303    08-351            EDFA FIBER AMPLIFIER
 50     71339     0    160220   30/09/1997   23304    08-354            EDFA FIBER AMPLIFIER
 50     71342     0    160220   31/10/1997   23305    3710A02181        HP CABLE TV ANALYZER
 50     71343     0    160220   31/10/1997   23307                      OPTICAL SPECTRUM ANALYZER
 50     71359     0    160220   30/11/1997   23321    B070103           OSCILLOSCOPE TDS460A
 61     95592     0    160711   31/03/1998   23324    3710A01202        SPECTRUM ANALYZER HP 8591EM
 50     71351     0    160220   31/10/1997   23333    BB97380878        TEKELEC CHAMELEON 32+
 50     71354     0    160220   30/11/1997   23341    B010623           OSCILLOSCOPE TEKTRONIX
 50     71350     0    160220   31/10/1997   23342    B030153           OSCILLOSCOPE TEKTRONIX
 61     95589     0    160220   31/03/1998   23343    B050201           OSCILLOSCOPE TEKTRONIX TDS820
 61     95593     0    160711   31/03/1998   23344    3430U03106        SIGNAL GENERATOR HP 8657A
 61     95594     0    160140   31/03/1998   23345    B011412           LOGIC ANALYZER VXI MAINFRAME

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
UPGRADE FITL ADSL OIU94/95 FUNCT. TEST SOL. TS1575           $    88,645.11        $   (26,384.44)        $    62,260.67
UPGRADE FITL ADSL OIU94/95 FUNC TEST SOLN TS# 1575           $    49,613.77        $    (7,678.45)        $    41,935.32
UPGRADE FITL AM/VSB TEST SET ASSET# 22952 (TS1575)           $    12,880.59        $    (5,676.52)        $     7,204.07
OIU TEST SET (T.S.# 1575)                                    $    46,239.24        $   (46,239.24)        $            -
STEREO VCR                                                   $       465.43        $      (465.43)        $            -
ICT FIXTURE 41-108-41 SCU41 (@ JABIL FLORIDA)                $     3,685.84        $    (3,685.84)        $            -
ICT FIXTURE MU3 41-008-58 (@JABIL BEDFORD)                   $     5,273.17        $    (5,273.17)        $            -
C O SIMULATOR                                                $    19,782.91        $   (19,782.91)        $            -
T-BERD 224 ANALYZER                                          $     2,652.13        $    (2,652.13)        $            -
PROTOCOL ANALYZER                                            $    36,507.31        $   (36,507.31)        $            -
PORTABLE SPARC STATION                                       $    28,864.94        $   (28,864.94)        $            -
PBX SYSTEM                                                   $     2,870.46        $    (2,870.46)        $            -
NETWORK SERVER                                               $    22,932.56        $   (22,932.56)        $            -
MISC SUN OPTIONS ADDED TO UPGRADE ASSET 23153                $     7,515.26        $    (4,637.59)        $     2,877.67
SUN ENTERPRISE SYSTEM                                        $   132,006.69        $  (132,006.69)        $            -
LOGIC ANALYZER HP                                            $    42,291.88        $   (42,291.88)        $            -
TEKTRONIX O/E CONVERTER                                      $     3,985.46        $    (3,985.46)        $            -
CODE TEST PROBE                                              $    21,361.50        $   (21,361.50)        $            -
RF SIGNAL METER                                              $     2,606.94        $    (2,606.94)        $            -
ICT FIXTURE 41-050-29 NCC1 (@JABIL FLORIDA)                  $     3,090.70        $    (3,090.70)        $            -
ICT FIXTURE                                                  $     3,459.69        $    (3,459.69)        $            -
ICT FIXTURE QOIU6 41-050-10 (@ JABIL BEDFORD)                $     5,297.85        $    (5,297.85)        $            -
ICT FIXTURE 41-050-05 DIU1 (@ JABIL FLORIDA)                 $     2,734.05        $    (2,734.05)        $            -
OSCILLOSCOPE 4 CHANNEL DIGITIZING                            $    19,675.90        $   (19,675.90)        $            -
OSCILLOSCOPE TDS540C                                         $    23,176.58        $   (23,176.58)        $            -
OSCILLOSCOPE TEKTRONIX                                       $    19,142.53        $   (19,142.53)        $            -
OSCILLOSCOPE TEKTRONIX TDS640A                               $    11,120.00        $   (11,120.00)        $            -
UPGRADE WIRELINE SIMULATOR DLS400A TO DLS400N                $     7,301.46        $    (3,219.46)        $     4,082.00
ADSL WIRELINE SIMULATOR                                      $    32,000.00        $   (32,000.00)        $            -
TELCO NETWORKING EQUIPMENT - ENSTAR                          $    20,186.00        $    (6,008.33)        $    14,177.67
LANTRONICS LRS 16                                            $     1,996.00        $    (1,996.00)        $            -
ROUTER LIVINGSTON ISDN                                       $       923.50        $      (923.50)        $            -
DC POWER SUPPLY                                              $     2,661.60        $    (2,661.60)        $            -
EDFA FIBER AMPLIFIER                                         $    41,543.01        $   (41,543.01)        $            -
EDFA FIBER AMPLIFIER                                         $    41,543.01        $   (41,543.01)        $            -
HP CABLE TV ANALYZER                                         $    16,842.42        $   (16,842.42)        $            -
OPTICAL SPECTRUM ANALYZER                                    $    54,187.49        $   (54,187.49)        $            -
OSCILLOSCOPE TDS460A                                         $    12,359.25        $   (12,359.25)        $            -
SPECTRUM ANALYZER HP 8591EM                                  $    28,553.76        $   (21,759.76)        $     6,794.00
TEKELEC CHAMELEON 32+                                        $    34,631.93        $   (34,631.93)        $            -
OSCILLOSCOPE TEKTRONIX                                       $    19,674.30        $   (19,674.30)        $            -
OSCILLOSCOPE TEKTRONIX                                       $    23,409.04        $   (23,409.04)        $            -
OSCILLOSCOPE TEKTRONIX TDS820                                $    23,180.79        $   (17,663.79)        $     5,517.00
SIGNAL GENERATOR HP 8657A                                    $    10,769.62        $    (8,208.37)        $     2,561.25
LOGIC ANALYZER VXI MAINFRAME                                 $    31,424.29        $   (23,947.47)        $     7,476.82

                                                                         5 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     95590     0    160220   31/03/1998   23346    11199             T-BERD PCM ANALYZER
 50     71353     0    160140   30/11/1997   23347    B010622           OSCILLOSCOPE TEKTRONIX
 50     75143     0    160140   31/10/1998   23359                      UPGRADE TEST SET SWITCHES (@ JABIL BEDFORD(
 50     71389     0    160140   30/11/1997   23359                      TEST SET MATRIX OIU6 / QOIU6 (@ JABIL BEDFORD)
 50     76616     0    160140   31/08/2001   23360    NONE              FITL OIU UPGRADE TO RF RETURN OIU49/79 T.S.# 1577
 50     75066     0    160140   31/08/1998   23360    NONE              TEST SET FITL OIU AM/VSB (@ JABIL BEDFORD)
 50     74975     0    160140   30/04/1998   23362    NONE              CH CARD TEST SET #1565 (@JABIL FLORIDA)
 50     71379     0    160140   31/10/1997   23363                      TEST SET MATRIX NCC (Cal# 1704)
 50     71387     0    160140   31/05/1997   23364                      TEST SET MATRIX NPC (CAL# 1701)
 50     71380     0    160140   30/11/1997   23365                      TEST SET #1702 MATRIX DPU (@JABIL FLORIDA)
 50     75040     0    160140   31/07/1998   23368    NONE              ICT Fixture 41-002-02
 50     75041     0    160140   31/07/1998   23369    NONE              ICT FIXTURE 41-002-01 (@ JABIL BEDFORD)
 50     71356     0    160140   31/07/1997   23371    NONE              ICT FIXTURE 41-050-08 OIU6 (@JABIL BEDFORD)
 61     95591     0    160220   31/03/1998   23372    US36481684        LOGIC ANALYZER HP 16500C
 50     76615     0    160140   31/08/2001   23374    CAL 1566          UPGRADE TO OMU90 T.S#1566 (TAG 23374 SAP 71376)
 50     71376     0    160140   30/11/1997   23374    CAL 1566          TEST SET SERVICES 1 OMU (CAL# 1566)
 50     71357     0    160220   31/10/1997   23390    39700771          MDX MODULAR DIGITAL EXCHANGE
 50     71360     0    160220   31/10/1997   23391    S971607           SCIENSCOPE MICROSCOPE
 50     71365     0    160220   30/11/1997   23396                      BENCHTOP SMT RELOW OVEN
 61     95817     0    160220   31/05/1998   23448    9807022           TRILITHIC TUNABLE FILTER
 61     100248    0    160220   31/07/1998   23451    5417              COMMUNICATION ANALYZER FIREBERD ME6000 MODEL 40540
 61     100238    0    160220   31/05/1998   23452    US37480831        LOGIC ANALYZER HP
 61     100239    0    160220   31/05/1998   23453    US37480830        LOGIC ANALYZER HP
 61     95735     0    160220   31/05/1998   23462    3983140           MODULAR DIGITAL EXCHANGE
 61     100236    0    160220   31/05/1998   23463    B012390           DIGITAL SCOPE TEKTRONIX
 61     100237    0    160220   31/05/1998   23464    B012447           DIGITAL SCOPE TEKTRONIX
 61     100249    0    160220   31/07/1998   23465    AC-0053           PCM TEST SET - WG-PCM-4
 61     95559     0    160220   31/03/1998   23469                      AUTOMATED SMT ASSEMBLY STATION
 61     95564     0    160220   31/03/1998   23470    6A 13045 506D     BGA/SMD REWORK & REPAIR STATION
 61     95562     0    160220   31/03/1998   23474    510D              BGA/SMD REWORK & REPAIR STATION
 61     95595     0    160220   31/03/1998   23509    CA35510391        BROADBAND TEST SYSTEM HP
 61     95736     0    160220   30/04/1998   23510    B011992           LOGIC ANALYZER TEKTRONIX
 60     95967     0    160220   31/10/1998   23516    802311616         LCD PROJECTOR SHARP XG-NV3XU
 60     96497     0    160220   31/10/1998   23517    802311625         LCD PROJECTOR SHARP XG-NV3XU
 61     95819     0    160220   31/05/1998   23518    US37006077        DATA ACQUISITION SWITCH
 61     95820     0    160220   31/05/1998   23519    US37005963        DATA ACQUISITION SWITCH
 61     95818     0    160220   31/05/1998   23534    B010554           RF SIGNAL LEVEL METER RFM151 SIGNAL SCOUT
 61     95984     0    160220   30/06/1998   23558    B011149           OSCILLOSCOPE TEKTRONICS TDS784C
 61     95986     0    160220   30/06/1998   23560    B011463           DIFFERENTIAL PROBE TEKTRONIX P6247
 63     95797     0    160308   31/05/1998   23570    XB8070R6BBV       POWERMAC CPU 0956 DEAN ANDERSON
 63     95798     0    160422   31/05/1998   23573    XB8070MNBBV       POWERMAC CPU0956 PETE ORLEBEKE
 60     95730     0    160329   30/04/1998   23581    S010086634D       DIGITAL CAMCORDER
 61     95768     0    160220   31/05/1998   23598    90031000          LAN NETWORK GROUP
 61     96306     0    160220   30/09/1998   23622    US38060359        PROTOTYPE ANALYZER HP 16505A
 61     95957     0    160220   30/06/1998   23624    7046300           FLUKE HYDRA BUCKET 2635A-1MB

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
T-BERD PCM ANALYZER                                          $    28,214.34        $   (21,499.77)        $     6,714.57
OSCILLOSCOPE TEKTRONIX                                       $    23,176.18        $   (23,176.18)        $            -
UPGRADE TEST SET SWITCHES (@ JABIL BEDFORD(                  $     3,859.87        $    (2,943.87)        $       916.00
TEST SET MATRIX OIU6 / QOIU6 (@ JABIL BEDFORD)               $    89,090.77        $   (89,090.77)        $            -
FITL OIU UPGRADE TO RF RETURN OIU49/79 T.S.# 1577            $    55,622.70        $   (16,555.45)        $    39,067.25
TEST SET FITL OIU AM/VSB (@ JABIL BEDFORD)                   $   119,588.76        $   (91,121.01)        $    28,467.75
CH CARD TEST SET #1565 (@JABIL FLORIDA)                      $    31,002.79        $   (23,622.37)        $     7,380.42
TEST SET MATRIX NCC (Cal# 1704)                              $    63,072.80        $   (63,072.80)        $            -
TEST SET MATRIX NPC (CAL# 1701)                              $    55,862.91        $   (55,862.91)        $            -
TEST SET #1702 MATRIX DPU (@JABIL FLORIDA)                   $    64,345.57        $   (64,345.57)        $            -
ICT Fixture 41-002-02                                        $     3,950.12        $    (3,014.70)        $       935.42
ICT FIXTURE 41-002-01 (@ JABIL BEDFORD)                      $     4,018.65        $    (3,067.08)        $       951.57
ICT FIXTURE 41-050-08 OIU6 (@JABIL BEDFORD)                  $     2,267.81        $    (2,267.81)        $            -
LOGIC ANALYZER HP 16500C                                     $    50,717.93        $   (38,645.76)        $    12,072.17
UPGRADE TO OMU90 T.S#1566 (TAG 23374 SAP 71376)              $    97,060.26        $   (28,886.76)        $    68,173.50
TEST SET SERVICES 1 OMU (CAL# 1566)                          $    43,184.27        $   (43,184.27)        $            -
MDX MODULAR DIGITAL EXCHANGE                                 $    25,122.24        $   (25,122.24)        $            -
SCIENSCOPE MICROSCOPE                                        $     3,411.89        $    (3,411.89)        $            -
BENCHTOP SMT RELOW OVEN                                      $    10,236.25        $   (10,236.25)        $            -
TRILITHIC TUNABLE FILTER                                     $     6,654.31        $    (5,073.06)        $     1,581.25
COMMUNICATION ANALYZER FIREBERD ME6000 MODEL 40540           $    10,923.87        $    (8,327.45)        $     2,596.42
LOGIC ANALYZER HP                                            $    28,009.77        $   (21,344.27)        $     6,665.50
LOGIC ANALYZER HP                                            $    28,009.77        $   (21,344.27)        $     6,665.50
MODULAR DIGITAL EXCHANGE                                     $    25,249.42        $   (19,243.10)        $     6,006.32
DIGITAL SCOPE TEKTRONIX                                      $    22,331.84        $   (17,020.27)        $     5,311.57
DIGITAL SCOPE TEKTRONIX                                      $    22,331.84        $   (17,020.27)        $     5,311.57
PCM TEST SET - WG-PCM-4                                      $    34,653.95        $   (26,407.03)        $     8,246.92
AUTOMATED SMT ASSEMBLY STATION                               $    59,131.52        $   (45,055.52)        $    14,076.00
BGA/SMD REWORK & REPAIR STATION                              $    44,124.11        $   (33,621.44)        $    10,502.67
BGA/SMD REWORK & REPAIR STATION                              $    44,124.11        $   (33,621.44)        $    10,502.67
BROADBAND TEST SYSTEM HP                                     $   122,473.60        $   (93,317.18)        $    29,156.42
LOGIC ANALYZER TEKTRONIX                                     $    27,741.20        $   (21,141.53)        $     6,599.67
LCD PROJECTOR SHARP XG-NV3XU                                 $     8,347.28        $    (4,454.36)        $     3,892.92
LCD PROJECTOR SHARP XG-NV3XU                                 $     8,347.28        $    (4,454.36)        $     3,892.92
DATA ACQUISITION SWITCH                                      $     4,183.89        $    (3,189.72)        $       994.17
DATA ACQUISITION SWITCH                                      $     4,183.86        $    (3,189.69)        $       994.17
RF SIGNAL LEVEL METER RFM151 SIGNAL SCOUT                    $     2,552.96        $    (1,947.89)        $       605.07
OSCILLOSCOPE TEKTRONICS TDS784C                              $    45,784.29        $   (34,886.87)        $    10,897.42
DIFFERENTIAL PROBE TEKTRONIX P6247                           $     1,540.07        $    (1,179.00)        $       361.07
POWERMAC CPU 0956 DEAN ANDERSON                              $     2,347.55        $    (2,299.63)        $        47.92
POWERMAC CPU0956 PETE ORLEBEKE                               $     2,347.55        $    (2,299.63)        $        47.92
DIGITAL CAMCORDER                                            $     4,468.01        $    (2,384.76)        $     2,083.25
LAN NETWORK GROUP                                            $    31,731.31        $   (24,182.14)        $     7,549.17
PROTOTYPE ANALYZER HP 16505A                                 $    39,508.24        $   (30,108.17)        $     9,400.07
FLUKE HYDRA BUCKET 2635A-1MB                                 $     5,177.49        $    (3,947.17)        $     1,230.32

                                                                         6 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------
 61     95816     0    160220   31/05/1998   23628    US34511007        HP LOGIC ANALYZER HP/16500B
 61     95764     0    160331   31/05/1998   23646    NONE              DISC*S SYSTEM
 61     95997     0    160220   30/06/1998   23648    703963            IN-CIRCUIT EMULATOR MODEL 700-07508-00
 61     96042     0    160220   30/06/1998   23649    703962            IN-CIRCUIT EMULATOR
 61     96043     0    160220   30/06/1998   23650    703961            IN-CIRCUIT EMULATOR 700-07508-00
 61     95962     0    160220   30/06/1998   23651    2420A00305        HP4945A TIMS TEST EQMT
 61     95766     0    160220   31/05/1998   23652    1003              BROADCOM ADSL/VDSL DEVELOPMENT SYSTEM PCBD
 61     95767     0    160220   31/05/1998   23653    1004              BROADCOM ADSL/VDSL DEVELOPMENT SYSTEM PCBD
 61     95773     0    160220   31/05/1998   23654    US34005395        FUNCTION GENERATOR HP 33120A
 61     95772     0    160220   31/05/1998   23655    9751-0061         DYNALOAD DLF-400-50-250
 61     95835     0    160220   31/05/1998   23687    NONE              MOPIER HP 5si
 63     96835     0    160331   31/12/1998   23759    FW80201115        ULTRA 10 MODEL 300 ULTRASPARC LII PROCESSOR
 63     96837     0    160331   31/12/1998   23768    9805KH4424        MONITOR - SUN SYSTEM
 61     96315     0    160220   30/09/1998   23787    5983214           REDCOM SHELF
 63     96843     0    160220   31/12/1998   23788    9811KH1215        SUN 21" MONITOR
 61     96316     0    160220   30/09/1998   23790    9396010           REDCOM SWITCH
 61     96212     0    160220   31/07/1998   23820    US37470282        MOTOROLA MPC860/821/801 EMULATOR PROBE
 61     96213     0    160220   31/07/1998   23821    US37470283        MOTOROLA MPC860/821/801 EMULATOR PROBE
 61     96262     0    160220   31/08/1998   23831    2298164           ANALOG BULK CALL GENERATOR
 61     96263     0    160220   31/08/1998   23832    2298162           ANALOG BULK CALL GENERATOR
 61     96264     0    160220   31/08/1998   23833    1598099           ANALOG BULK CALL GENERATOR
 61     96265     0    160220   31/08/1998   23834    1598101           ANALOG BULK CALL GENERATOR
 61     100254    0    160220   30/09/1998   23840    H-11066           INSPECTION LENS / MANTIS HEAD
 61     100253    0    160220   30/09/1998   23851    MX1-22691         SOLDER/DESOLDER METCAL SYSTEM
 61     96381     0    160220   30/09/1998   23854    P2117             EMULATOR VISION NET ICE
 61     96382     0    160220   30/09/1998   23855    P2116             EMULATOR VISION NET ICE
 61     96145     0    160220   31/07/1998   23864    97DTU151          TELEPATH DATA TEST UNIT
 61     96273     0    160220   31/08/1998   23865    181               MATRIX TEST SET ASX-16C
 63     96260     0    160220   31/08/1998   23869    9810KH2205        MONITOR 21" SUN
 61     100918    0    160220   30/09/2000   23875                      UPGRADE SMARTBITS CARDS ASSET# 23875
 61     96760     0    160220   31/12/1998   23875    6358              SMARTBITS
 61     100939    0    160220   30/09/2000   23875                      ADD ATM SMARTCARDS TO ASSET# 23875
 61     100940    0    160220   30/09/2000   23875    6358, 6037, 635   ADD SMARTBITS CARDS TO ASSET# 23875
 61     96761     0    160220   31/12/1998   23876    6359              SMARTBITS
 61     96510     0    160220   31/10/1998   23877    B010473           OSCILLOSCOPE TDS784D
 61     96399     0    160220   30/09/1998   23880    8811 REV. A       SMARTBITS TESTER
 63     96200     0    160420   31/07/1998   23884    FW81720885        SUN ULTRA5 WKSTATION
 63     96201     0    160420   31/07/1998   23885    FW81619219        SUN ULTRA 5 WKSTATION
 61     96248     0    160220   31/08/1998   23886    6360              SMARTBITS 20 SLOT EXPANSION UNIT SMB-10
 61     96276     0    160220   31/08/1998   23887    8623              SMARTBITS SMB 2000
 61     96261     0    160220   31/08/1998   23899    2298167           BASIC RATE ISDN BULK CALL GENERATOR
 61     96149     0    160220   31/07/1998   23932    N95679            EMULATOR 80960CA
 61     96150     0    160220   31/07/1998   23933    N96696            EMULATOR 80960CF
 61     96151     0    160220   31/07/1998   23934    N93451            EMULATOR 80960CA
 61     96152     0    160220   31/07/1998   23935    N96512            EMULATOR 80960CA

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
HP LOGIC ANALYZER HP/16500B                                  $     8,412.11        $    (6,411.29)        $     2,000.82
DISC*S SYSTEM                                                $    25,452.20        $   (19,397.78)        $     6,054.42
IN-CIRCUIT EMULATOR MODEL 700-07508-00                       $    16,202.58        $   (12,347.01)        $     3,855.57
IN-CIRCUIT EMULATOR                                          $    16,202.58        $   (12,347.01)        $     3,855.57
IN-CIRCUIT EMULATOR 700-07508-00                             $    16,207.43        $   (12,352.43)        $     3,855.00
HP4945A TIMS TEST EQMT                                       $     5,489.86        $    (4,187.79)        $     1,302.07
BROADCOM ADSL/VDSL DEVELOPMENT SYSTEM PCBD                   $     9,745.05        $    (7,430.63)        $     2,314.42
BROADCOM ADSL/VDSL DEVELOPMENT SYSTEM PCBD                   $     9,745.03        $    (7,430.61)        $     2,314.42
FUNCTION GENERATOR HP 33120A                                 $     1,687.42        $    (1,292.60)        $       394.82
DYNALOAD DLF-400-50-250                                      $     2,018.78        $    (1,542.36)        $       476.42
MOPIER HP 5si                                                $     7,418.59        $    (5,652.92)        $     1,765.67
ULTRA 10 MODEL 300 ULTRASPARC LII PROCESSOR                  $     7,140.08        $    (6,993.83)        $       146.25
MONITOR - SUN SYSTEM                                         $     1,635.54        $    (1,603.04)        $        32.50
REDCOM SHELF                                                 $    20,785.79        $   (15,840.29)        $     4,945.50
SUN 21" MONITOR                                              $     1,635.51        $    (1,603.01)        $        32.50
REDCOM SWITCH                                                $    20,785.79        $   (15,840.29)        $     4,945.50
MOTOROLA MPC860/821/801 EMULATOR PROBE                       $     3,783.34        $    (2,886.92)        $       896.42
MOTOROLA MPC860/821/801 EMULATOR PROBE                       $     3,783.34        $    (2,886.92)        $       896.42
ANALOG BULK CALL GENERATOR                                   $    17,018.57        $   (12,970.25)        $     4,048.32
ANALOG BULK CALL GENERATOR                                   $    17,018.57        $   (12,970.25)        $     4,048.32
ANALOG BULK CALL GENERATOR                                   $    17,018.57        $   (12,970.25)        $     4,048.32
ANALOG BULK CALL GENERATOR                                   $    17,018.57        $   (12,970.25)        $     4,048.32
INSPECTION LENS / MANTIS HEAD                                $     2,874.21        $    (2,193.96)        $       680.25
SOLDER/DESOLDER METCAL SYSTEM                                $     1,888.80        $    (1,440.30)        $       448.50
EMULATOR VISION NET ICE                                      $    16,211.00        $   (12,352.00)        $     3,859.00
EMULATOR VISION NET ICE                                      $    16,210.98        $   (12,351.98)        $     3,859.00
TELEPATH DATA TEST UNIT                                      $     8,365.50        $    (6,378.18)        $     1,987.32
MATRIX TEST SET ASX-16C                                      $   116,810.59        $   (89,002.27)        $    27,808.32
MONITOR 21" SUN                                              $     1,706.17        $    (1,672.42)        $        33.75
UPGRADE SMARTBITS CARDS ASSET# 23875                         $    62,335.77        $   (27,459.95)        $    34,875.82
SMARTBITS                                                    $    27,169.77        $   (20,704.27)        $     6,465.50
ADD ATM SMARTCARDS TO ASSET# 23875                           $     9,734.38        $    (4,288.81)        $     5,445.57
ADD SMARTBITS CARDS TO ASSET# 23875                          $     6,675.66        $    (2,943.16)        $     3,732.50
SMARTBITS                                                    $    27,169.77        $   (20,704.27)        $     6,465.50
OSCILLOSCOPE TDS784D                                         $    29,331.43        $   (22,353.18)        $     6,978.25
SMARTBITS TESTER                                             $    47,744.02        $   (36,379.95)        $    11,364.07
SUN ULTRA5 WKSTATION                                         $     3,624.51        $    (3,549.51)        $        75.00
SUN ULTRA 5 WKSTATION                                        $     3,624.51        $    (3,549.51)        $        75.00
SMARTBITS 20 SLOT EXPANSION UNIT SMB-10                      $    20,833.46        $   (15,879.04)        $     4,954.42
SMARTBITS SMB 2000                                           $    64,984.02        $   (49,514.70)        $    15,469.32
BASIC RATE ISDN BULK CALL GENERATOR                          $    27,214.44        $   (20,736.44)        $     6,478.00
EMULATOR 80960CA                                             $    11,366.24        $    (8,661.57)        $     2,704.67
EMULATOR 80960CF                                             $    11,366.24        $    (8,661.57)        $     2,704.67
EMULATOR 80960CA                                             $    11,366.24        $    (8,661.57)        $     2,704.67
EMULATOR 80960CA                                             $    11,366.28        $    (8,661.61)        $     2,704.67

                                                                         7 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
------------------------------------------------------------------------------------------------------------------------
 61     100264    0    160220   30/09/1998   23936    2798193           BULK CALL GENERATOR AMERITEC
 61     100270    0    160220   30/09/1998   23938    B010209           DIGITIZING OSCILLOSCOPE TD5540D
 61     96562     0    160220   30/11/1998   23967    B010972           SIGNAL SCOUT
 61     96563     0    160220   30/11/1998   23968    B010981           SIGNAL SCOUT
 61     96400     0    160220   30/09/1998   23969    B012471           LOGIC ANALYZER TEKTRONIX
 62     97786     0    160220   31/05/1999   23970    9805KH1472        MONITOR 21" SUN MICROSYSTEMS
 61     101752    0    160220   28/02/2001   23978    7120937           FLUKE ONE TOUCH 10/100 NETWORK ASSISTANT UPGRADE
 61     96602     0    160220   30/11/1998   23979    7095823           FLUKE CABLE ANALYZER
 61     96603     0    160220   30/11/1998   23980    7095824           FLUKE CABLE ANALYZER
 61     96402     0    160220   30/09/1998   23986    9473              TS4 DYNASCOPE W/STEREO ZOOM
 50     75081     0    160140   30/09/1998   24075                      DISC*S CHANNEL CARD TEST SET
 50     75091     0    160140   30/09/1998   24076    CAL# 1569         DISC*S CHANNEL CARD TEST SET #1569
 50     75082     0    160140   30/09/1998   24077                      DISC*S CHANNEL CARD TEST SET (CAL# 1578)
 50     75083     0    160140   30/09/1998   24078                      DISC*S CHANNEL CARD TEST SET (CAL# 1584)
 50     75089     0    160140   30/09/1998   24079    CAL# 1568         DISC*S CHANNEL CARD TEST SET #1568
 50     75084     0    160140   30/09/1998   24080                      DISC*S CHANNEL CARD TEST SET (@ JABIL BEDFORD)
 50     75085     0    160140   30/09/1998   24081                      DISC*S CHANNEL CARD TEST SET (CAL# 1583)
 50     75090     0    160140   30/09/1998   24082    CAL# 1567         DISC*S CHANNEL CARD TEST SET (@JABIL BEDFORD)
 50     75086     0    160140   30/09/1998   24083                      DISC*S CHANNEL CARD TEST SET
 61     96605     0    160220   30/11/1998   24119    US38330227        RF SIGNAL GENERATOR
 61     96398     0    160220   30/09/1998   24120    US38300209        LOGIC ANALYZER HP 16700A MPC860
 61     96310     0    160220   30/09/1998   24131                      CISCO ISDN ROUTER
 61     100279    0    160220   30/11/1998   24134    Q10358            BEACON DEVELOPMENT TOOLS QED
 61     96604     0    160220   30/11/1998   24147    DB023747          OPTICAL ATTENUATOR
 50     75157     0    160140   30/11/1998   24148    1190006           REWORK STATION PACE MBT-250A
 50     75159     0    160220   30/11/1998   24150    1190048           REWORK STATION PACE MBT-250A
 50     75160     0    160220   30/11/1998   24151    1190044           REWORK STATION PACE MBT-250A
 61     96620     0    160220   30/11/1998   24157    59504741          MDX MODULE
 62     97979     0    160220   30/06/1999   24163    GN76J             DELL SERVER
 61     96821     0    160220   31/12/1998   24175    N3518             VNETSC-PP8-X VISION NET 683XX
 61     96820     0    160220   31/12/1998   24176    N3517             VNETSC-PP8-X VISION NET 683XX
 61     96822     0    160220   31/12/1998   24177    N3519             VNETSC-PP8-X VISION NET 683XX
 50     75268     0    160140   28/02/1999   24188    T.S.1625          TEST SET FOR CONFIGURATION
 61     96600     0    160220   30/11/1998   24203    B011460           RF ANALYZER (SIGNAL SCOUT)
 61     96501     0    160220   31/10/1998   24218    DCS9803522        SNIFFER PRO LAN ANALYZER
 61     96482     0    160331   31/10/1998   24248    11915736          REDCOM TELETRAFFIC GENERATOR
 61     96483     0    160331   31/10/1998   24249    6983221           REDCOM MDX CLASS 5
 61     96489     0    160331   31/10/1998   24253                      MESA 6 CABINET AND STOCK EQUIP
 61     96863     0    160220   30/12/1998   24257    2850J04984        ACTIVE PROBES FOR SPECTRUM ANALYZER
 61     96864     0    160220   30/12/1998   24258    2850J04986        ACTIVE PROBES FOR SPECTRUM ANALYZER
 61     96608     0    160220   30/11/1998   24259    DB005042          PRECISION VARIABLE ATTENUATORS VA6B505-SCL
 61     96862     0    160220   30/12/1998   24261    380A01371         SPECTRUM ANALYZER EMC RECEIVER
 61     96833     0    160220   31/12/1998   24273    9311              SMARTBITS PACKAGE
 61     97995     0    160220   30/06/1999   24277                      PC PII-300, BX CHIP SET
 61     96830     0    160220   31/12/1998   24279    B010211           OSCILLOSCOPE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
BULK CALL GENERATOR AMERITEC                                 $    33,176.66        $   (25,279.66)        $     7,897.00
DIGITIZING OSCILLOSCOPE TD5540D                              $    17,039.99        $   (12,988.42)        $     4,051.57
SIGNAL SCOUT                                                 $     2,619.65        $    (2,000.40)        $       619.25
SIGNAL SCOUT                                                 $     2,619.65        $    (2,000.40)        $       619.25
LOGIC ANALYZER TEKTRONIX                                     $    45,383.81        $   (34,581.14)        $    10,802.67
MONITOR 21" SUN MICROSYSTEMS                                 $     1,635.50        $    (1,635.50)        $            -
FLUKE ONE TOUCH 10/100 NETWORK ASSISTANT UPGRADE             $     3,038.54        $    (1,341.29)        $     1,697.25
FLUKE CABLE ANALYZER                                         $     2,322.06        $    (1,770.74)        $       551.32
FLUKE CABLE ANALYZER                                         $     2,322.06        $    (1,770.74)        $       551.32
TS4 DYNASCOPE W/STEREO ZOOM                                  $     8,665.00        $    (6,603.18)        $     2,061.82
DISC*S CHANNEL CARD TEST SET                                 $    37,532.19        $   (28,598.02)        $     8,934.17
DISC*S CHANNEL CARD TEST SET #1569                           $    37,524.68        $   (28,592.93)        $     8,931.75
DISC*S CHANNEL CARD TEST SET (CAL# 1578)                     $    37,532.19        $   (28,598.02)        $     8,934.17
DISC*S CHANNEL CARD TEST SET (CAL# 1584)                     $    37,532.19        $   (28,598.02)        $     8,934.17
DISC*S CHANNEL CARD TEST SET #1568                           $    37,524.70        $   (28,592.95)        $     8,931.75
DISC*S CHANNEL CARD TEST SET (@ JABIL BEDFORD)               $    37,532.19        $   (28,598.02)        $     8,934.17
DISC*S CHANNEL CARD TEST SET (CAL# 1583)                     $    37,509.57        $   (28,581.65)        $     8,927.92
DISC*S CHANNEL CARD TEST SET (@JABIL BEDFORD)                $    37,524.58        $   (28,592.83)        $     8,931.75
DISC*S CHANNEL CARD TEST SET                                 $    37,509.51        $   (28,581.59)        $     8,927.92
RF SIGNAL GENERATOR                                          $     7,685.80        $    (5,856.30)        $     1,829.50
LOGIC ANALYZER HP 16700A MPC860                              $    54,709.55        $   (41,684.88)        $    13,024.67
CISCO ISDN ROUTER                                            $     2,864.57        $    (2,186.75)        $       677.82
BEACON DEVELOPMENT TOOLS QED                                 $     9,737.09        $    (7,424.09)        $     2,313.00
OPTICAL ATTENUATOR                                           $     6,905.94        $    (5,264.69)        $     1,641.25
REWORK STATION PACE MBT-250A                                 $     1,544.40        $    (1,180.33)        $       364.07
REWORK STATION PACE MBT-250A                                 $     1,544.40        $    (1,180.33)        $       364.07
REWORK STATION PACE MBT-250A                                 $     1,544.40        $    (1,180.33)        $       364.07
MDX MODULE                                                   $    21,628.32        $   (16,480.82)        $     5,147.50
DELL SERVER                                                  $    12,828.90        $   (12,828.90)        $            -
VNETSC-PP8-X VISION NET 683XX                                $     7,006.01        $    (5,339.94)        $     1,666.07
VNETSC-PP8-X VISION NET 683XX                                $     7,006.01        $    (5,339.94)        $     1,666.07
VNETSC-PP8-X VISION NET 683XX                                $     7,008.12        $    (5,344.62)        $     1,663.50
TEST SET FOR CONFIGURATION                                   $    45,402.70        $   (28,110.78)        $    17,291.92
RF ANALYZER (SIGNAL SCOUT)                                   $     2,630.02        $    (2,005.35)        $       624.67
SNIFFER PRO LAN ANALYZER                                     $    19,896.04        $   (15,163.47)        $     4,732.57
REDCOM TELETRAFFIC GENERATOR                                 $    25,313.66        $   (19,291.59)        $     6,022.07
REDCOM MDX CLASS 5                                           $    21,516.55        $   (16,394.73)        $     5,121.82
MESA 6 CABINET AND STOCK EQUIP                               $   226,671.94        $  (172,704.44)        $    53,967.50
ACTIVE PROBES FOR SPECTRUM ANALYZER                          $     2,386.13        $    (1,820.06)        $       566.07
ACTIVE PROBES FOR SPECTRUM ANALYZER                          $     2,386.14        $    (1,820.07)        $       566.07
PRECISION VARIABLE ATTENUATORS VA6B505-SCL                   $     2,950.35        $    (2,251.53)        $       698.82
SPECTRUM ANALYZER EMC RECEIVER                               $    19,903.33        $   (15,168.33)        $     4,735.00
SMARTBITS PACKAGE                                            $    45,255.00        $   (34,481.25)        $    10,773.75
PC PII-300, BX CHIP SET                                      $     2,309.20        $    (1,347.70)        $       961.50
OSCILLOSCOPE                                                 $    18,402.50        $   (14,022.08)        $     4,380.42

                                                                         8 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------
 61     96832     0    160220   31/12/1998   24281    B010496           OSCILLOSCOPE
 61     96804     0    160220   31/12/1998   24283    2365M1059         MICROSCOPE
 61     96566     0    160309   30/11/1998   24286    5001176/NC00011   NCUBE VIDEO SERVER
 61     96564     0    160220   30/11/1998   24290    US38300202        EMULATOR MPC860 HP MOTOROLA 16700A
 60     96645     0    160220   30/11/1998   24293                      FURNITURE WORKBENCH WRIGHT LINE
 60     96646     0    160220   30/11/1998   24294                      FURNITURE WORKBENCH WRIGHT LINE
 60     96647     0    160220   30/11/1998   24295                      FURNITURE WORKBENCH WRIGHT LINE
 60     96648     0    160220   30/11/1998   24296                      FURNITURE WORKBENCH WRIGHT LINE
 61     96910     0    160220   28/02/1999   24303                      R96 SYSTEMS FOR R&D LAB
 61     96911     0    160220   28/02/1999   24304                      R96 SYSTEMS FOR R&D LAB
 61     96912     0    160220   28/02/1999   24305                      R96 SYSTEMS FOR R&D LAB
 61     96913     0    160220   28/02/1999   24306                      R96 SYSTEMS FOR R&D LAB
 63     96844     0    160420   31/12/1998   24314    FW83640476        ULTRA 10 WORKSTATION
 63     96845     0    160420   31/12/1998   24315    3651383-01        SUN 21" MONITOR
 63     96851     0    160422   31/12/1998   24317    FW82942844        ULTRA 5 WORKSTATION
 62     96853     0    160422   31/12/1998   24318    0131610-9746KE0   SUN 19" MONITOR
 63     96852     0    160420   31/12/1998   24320    FW82942846        ULTRA 5 WORKSTATION
 61     102468    0    160140   31/05/2001   24327                      XYLAN MODULES
 61     96865     0    160220   30/12/1998   24330    39273             IN CIRCUIT EMULATOR - SUPERTAP
 61     96866     0    160220   30/12/1998   24331    39044             IN CIRCUIT EMULATOR - SUPERTAP
 63     96940     0    160220   28/02/1999   24337    SFW84350385       PC SUN ULTRA 10 300MHZ
 62     96942     0    160220   28/02/1999   24367    S9838KN0894       MONITOR 21" SUN
 61     97586     0    160220   31/03/1999   24370    9527              SMARTBITS SMB-2000
 61     97580     0    160220   31/03/1999   24374    9652              SMARTBITS TESTER
 60     96890     0    160220   28/02/1999   24379    1005520           SONY DIGITAL VIDEO CAMERA
 61     100282    0    160220   31/03/1999   24380    QP003665          SUNSET ISDN SS400
 62     97585     0    160140   31/03/1999   24383    2365268           ZXPMS-ZX-1 MINI PMS ZOOM INTERFEROMETER
 61     100324    0    160220   31/03/1999   24388    Q10424            Q.E.D. SYSTEM
 62     97811     0    160331   31/05/1999   24390    9836KE2477        MONITOR 19" SUN
 63     97808     0    160331   31/05/1999   24391    FW85160288        PC SUN ULTRA SOLARIS
 50     75265     0    160140   28/02/1999   24418    T.S. 1589         TEST SET DISC*S FITL (PAR 1492A)
 50     75266     0    160140   28/02/1999   24419    T.S. 1586         TEST SET DISC*S FITL (@ JABIL MEMPHIS)
 50     75267     0    160140   28/02/1999   24420    T.S.1588          TEST SET DISC*S FITL
 50     76040     0    160140   30/09/2000   24420    NONE              UPGRADE SVC CTR TEST SET FOR FITL POWER NPC
 61     96918     0    160711   28/02/1999   24421    1125              CHASE BILOG ANTENNA
 61     96919     0    160711   28/02/1999   24422    1127              CHASE BILOG ANTENNA
 61     96932     0    160220   28/02/1999   24429    1.30211E+13       ATM EDGE SWITCH
 61     97636     0    160220   31/03/1999   24433    88                1262 MDS POWER EQUIPMENT
 61     97637     0    160220   31/03/1999   24434    60                MDS POWER EQUIPMENT
 61     97644     0    160220   31/03/1999   24436                      MDS SHELF / HDT CARDS
 61     97651     0    160220   31/03/1999   24437                      ONU EQUIPMENT
 61     97652     0    160220   31/03/1999   24438                      ONU EQUIPMENT
 61     97653     0    160220   31/03/1999   24438                      ONU EQUIPMENT
 61     97654     0    160220   31/03/1999   24440                      ONU EQUIPMENT
 61     97655     0    160220   31/03/1999   24441                      ONU EQUIPMENT

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
OSCILLOSCOPE                                                 $    18,402.50        $   (14,022.08)        $     4,380.42
MICROSCOPE                                                   $     7,647.86        $    (5,830.44)        $     1,817.42
NCUBE VIDEO SERVER                                           $    74,252.23        $   (56,576.23)        $    17,676.00
EMULATOR MPC860 HP MOTOROLA 16700A                           $    72,731.36        $   (55,419.79)        $    17,311.57
FURNITURE WORKBENCH WRIGHT LINE                              $     4,218.89        $    (2,251.07)        $     1,967.82
FURNITURE WORKBENCH WRIGHT LINE                              $     4,218.89        $    (2,251.07)        $     1,967.82
FURNITURE WORKBENCH WRIGHT LINE                              $     4,218.89        $    (2,251.07)        $     1,967.82
FURNITURE WORKBENCH WRIGHT LINE                              $     4,218.62        $    (2,250.80)        $     1,967.82
R96 SYSTEMS FOR R&D LAB                                      $     6,711.69        $    (4,156.12)        $     2,555.57
R96 SYSTEMS FOR R&D LAB                                      $     6,711.69        $    (4,156.12)        $     2,555.57
R96 SYSTEMS FOR R&D LAB                                      $     6,711.69        $    (4,156.12)        $     2,555.57
R96 SYSTEMS FOR R&D LAB                                      $     6,711.66        $    (4,156.09)        $     2,555.57
ULTRA 10 WORKSTATION                                         $     7,698.18        $    (7,538.61)        $       159.57
SUN 21" MONITOR                                              $     1,643.63        $    (1,610.31)        $        33.32
ULTRA 5 WORKSTATION                                          $     4,319.16        $    (4,229.59)        $        89.57
SUN 19" MONITOR                                              $     1,090.33        $    (1,090.33)        $            -
ULTRA 5 WORKSTATION                                          $     4,319.16        $    (4,229.59)        $        89.57
XYLAN MODULES                                                $    25,857.94        $    (7,696.77)        $    18,161.17
IN CIRCUIT EMULATOR - SUPERTAP                               $    22,137.13        $   (16,870.21)        $     5,266.92
IN CIRCUIT EMULATOR - SUPERTAP                               $    22,137.13        $   (16,870.21)        $     5,266.92
PC SUN ULTRA 10 300MHZ                                       $     5,841.17        $    (5,067.10)        $       774.07
MONITOR 21" SUN                                              $     1,460.30        $    (1,460.30)        $            -
SMARTBITS SMB-2000                                           $    19,843.63        $   (12,285.38)        $     7,558.25
SMARTBITS TESTER                                             $     9,201.25        $    (5,699.33)        $     3,501.92
SONY DIGITAL VIDEO CAMERA                                    $     3,029.92        $    (1,313.67)        $     1,716.25
SUNSET ISDN SS400                                            $     4,844.20        $    (3,005.45)        $     1,838.75
ZXPMS-ZX-1 MINI PMS ZOOM INTERFEROMETER                      $    37,276.82        $   (37,276.82)        $            -
Q.E.D. SYSTEM                                                $    13,525.84        $    (8,378.42)        $     5,147.42
MONITOR 19" SUN                                              $       827.71        $      (827.71)        $            -
PC SUN ULTRA SOLARIS                                         $     6,696.53        $    (5,471.21)        $     1,225.32
TEST SET DISC*S FITL (PAR 1492A)                             $    68,781.57        $   (42,579.40)        $    26,202.17
TEST SET DISC*S FITL (@ JABIL MEMPHIS)                       $    68,781.57        $   (42,579.40)        $    26,202.17
TEST SET DISC*S FITL                                         $    68,802.07        $   (42,593.65)        $    26,208.42
UPGRADE SVC CTR TEST SET FOR FITL POWER NPC                  $    28,785.13        $   (12,682.38)        $    16,102.75
CHASE BILOG ANTENNA                                          $     5,515.34        $    (3,415.02)        $     2,100.32
CHASE BILOG ANTENNA                                          $     5,515.34        $    (3,415.02)        $     2,100.32
ATM EDGE SWITCH                                              $    38,687.47        $   (23,951.55)        $    14,735.92
1262 MDS POWER EQUIPMENT                                     $     2,974.74        $    (1,841.67)        $     1,133.07
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00

                                                                         9 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     97656     0    160220   31/03/1999   24442                      ONU EQUIPMENT
 61     97658     0    160220   31/03/1999   24444                      ONU EQUIPMENT
 61     97638     0    160220   31/03/1999   24445    107               MDS POWER EQUIPMENT
 61     97639     0    160220   31/03/1999   24446    104               MDS POWER EQUIPMENT
 61     97645     0    160220   31/03/1999   24447                      MDS SHELF / HDT CARDS
 61     97646     0    160220   31/03/1999   24448                      MDS SHELF / HDT CARDS
 61     97647     0    160220   31/03/1999   24449                      MDS SHELF / HDT CARDS
 61     97648     0    160220   31/03/1999   24450                      MDS SHELF / HDT CARDS
 61     97649     0    160220   31/03/1999   24451                      MDS SHELF / HDT CARDS
 61     97650     0    160220   31/03/1999   24452                      MDS SHELF / HDT CARDS
 61     97640     0    160220   31/03/1999   24453    103               MDS POWER EQUIPMENT
 61     97641     0    160220   31/03/1999   24454    89                MDS POWER EQUIPMENT
 61     97659     0    160220   31/03/1999   24455                      ONU EQUIPMENT
 61     97660     0    160220   31/03/1999   24456                      ONU EQUIPMENT
 61     97661     0    160220   31/03/1999   24457                      ONU EQUIPMENT
 61     97662     0    160220   31/03/1999   24458                      ONU EQUIPMENT
 61     97842     0    160220   31/05/1999   24465    18990             DEVICE PROGRAMMER BP2200 FOUR SITE
 61     97844     0    160220   31/05/1999   24516    99824711          REDCOM SWITCH 40-LINE MDX SYSTEM
 61     97845     0    160220   31/05/1999   24517    99824781          RECOM SWITCH 40-LINE MDX SYSTEM
 50     75384     0    160140   31/03/1999   24544    NONE              BURN-IN CMC OIU
 61     97587     0    160220   31/03/1999   24545    90318039          DUAL FE RT BENCH SUITE
 50     75393     0    160140   31/03/1999   24546                      FITL TEST FIXTURE NPC/UPC
 50     75394     0    160140   31/03/1999   24547                      FITL TEST FIXTURE NPC/UPC
 50     75395     0    160140   31/03/1999   24548                      FITL TEST FIXTURE HDT
 50     75396     0    160140   31/03/1999   24549                      FITL TEST FIXTURE HDT
 50     75400     0    160140   31/03/1999   24550                      FITL POWER TEST SET MATRIX PLATFORM (CAL# 1706)
 61     100283    0    160220   31/05/1999   24557    BN010559          OSCILLOSCOPE TEKTRONIX TDS3054 DIGITIZING
 61     97774     0    160220   31/05/1999   24560    1B19941           SERVER LIVINGSTON PORTMASTER
 61     97848     0    160220   31/05/1999   24563    US38432392        NETWORK ANALYZER HP RF VECTOR
 61     97849     0    160220   31/05/1999   24564    3614A02104        CALIBRATION KIT N-75 HP
 50     75719     0    160140   25/02/2000   24568    NONE              CMC FITL OIU TEST SET UPGRADE (@JABIL FLORIDA)
 50     75455     0    160711   31/05/1999   24602    9012              VIDEO SYSTEM MICROSCOPE
 50     75456     0    160220   31/05/1999   24603    B010719           TEKTRONIX TD5540A MANAGER
 50     75453     0    160140   31/05/1999   24604    CAL TS1587        TEST SET FITL AM/VSB OIU (TS1587)
 50     75865     0    160140   26/05/2000   24604    CAL TS1587        UPGRADE FITL OIU TEST SET ASSET# 24604 (TS1587)
 50     75609     0    160140   30/09/1999   24605                      FUNCTIONAL TEST SET EDFA FIBERCAST (@JABIL BEDFORD
 61     97807     0    160220   31/05/1999   24606    B010810           OSCILLOSCOPE TEKTRONIX 4 CHANNEL TDS3054
 61     98045     0    160220   30/06/1999   24607    N4467             EST MPC860 EMULATORS FOR THE FIBERSTAR & 1075 PROJ
 61     98046     0    160220   30/06/1999   24608    N4468             EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ
 61     98047     0    160220   30/06/1999   24609    N4469             EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ
 61     98048     0    160220   30/06/1999   24610    N4470             EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ
 61     98049     0    160220   30/06/1999   24611    N4471             EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ
 61     98001     0    160220   30/06/1999   24615    315               MULTIPLE FREQ. SIGNAL GENERATOR PSX-6C
 61     99816     0    160220   31/03/2000   24616    1106250           SPECTROLINE EPROM ERASER PC-1100A
 61     98058     0    160220   30/06/1999   24618    19009             UNIVERSAL PROGRAMMER PF1200/144

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
DEVICE PROGRAMMER BP2200 FOUR SITE                           $    37,859.25        $   (22,088.50)        $    15,770.75
REDCOM SWITCH 40-LINE MDX SYSTEM                             $    26,966.71        $   (15,734.29)        $    11,232.42
RECOM SWITCH 40-LINE MDX SYSTEM                              $    26,966.69        $   (15,734.27)        $    11,232.42
BURN-IN CMC OIU                                              $    45,494.14        $   (28,167.82)        $    17,326.32
DUAL FE RT BENCH SUITE                                       $    59,537.50        $   (36,859.33)        $    22,678.17
FITL TEST FIXTURE NPC/UPC                                    $    17,141.69        $   (10,614.27)        $     6,527.42
FITL TEST FIXTURE NPC/UPC                                    $    17,141.69        $   (10,614.27)        $     6,527.42
FITL TEST FIXTURE HDT                                        $    17,141.69        $   (10,614.27)        $     6,527.42
FITL TEST FIXTURE HDT                                        $    17,141.41        $   (10,613.99)        $     6,527.42
FITL POWER TEST SET MATRIX PLATFORM (CAL# 1706)              $    27,849.53        $   (17,243.61)        $    10,605.92
OSCILLOSCOPE TEKTRONIX TDS3054 DIGITIZING                    $    10,061.84        $    (5,872.67)        $     4,189.17
SERVER LIVINGSTON PORTMASTER                                 $     3,319.55        $    (1,939.63)        $     1,379.92
NETWORK ANALYZER HP RF VECTOR                                $    46,121.79        $   (26,906.37)        $    19,215.42
CALIBRATION KIT N-75 HP                                      $     2,274.63        $    (1,328.21)        $       946.42
CMC FITL OIU TEST SET UPGRADE (@JABIL FLORIDA)               $    13,638.99        $    (8,282.92)        $     5,356.07
VIDEO SYSTEM MICROSCOPE                                      $     4,763.47        $    (2,782.72)        $     1,980.75
TEKTRONIX TD5540A MANAGER                                    $     5,061.19        $    (2,956.52)        $     2,104.67
TEST SET FITL AM/VSB OIU (TS1587)                            $    76,367.21        $   (44,551.39)        $    31,815.82
UPGRADE FITL OIU TEST SET ASSET# 24604 (TS1587)              $    36,212.65        $   (15,952.83)        $    20,259.82
FUNCTIONAL TEST SET EDFA FIBERCAST (@JABIL BEDFORD           $    75,385.51        $   (43,979.01)        $    31,406.50
OSCILLOSCOPE TEKTRONIX 4 CHANNEL TDS3054                     $    10,819.59        $    (6,313.42)        $     4,506.17
EST MPC860 EMULATORS FOR THE FIBERSTAR & 1075 PROJ           $     7,039.22        $    (4,109.05)        $     2,930.17
EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ            $     7,039.22        $    (4,109.05)        $     2,930.17
EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ            $     7,039.22        $    (4,109.05)        $     2,930.17
EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ            $     7,039.22        $    (4,109.05)        $     2,930.17
EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ            $     7,039.26        $    (4,109.09)        $     2,930.17
MULTIPLE FREQ. SIGNAL GENERATOR PSX-6C                       $    16,177.97        $    (9,440.65)        $     6,737.32
SPECTROLINE EPROM ERASER PC-1100A                            $     2,113.63        $    (1,283.81)        $       829.82
UNIVERSAL PROGRAMMER PF1200/144                              $     7,251.49        $    (4,230.82)        $     3,020.67

                                                                        10 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
------------------------------------------------------------------------------------------------------------------
 61     98115     0    160711   30/07/1999   24635    AJHJ-T1790026     COMMUNICATIONS ANALYZER
 61     98052     0    160220   30/06/1999   24636    BO32678           DIGITIZING OSCILLOSCOPE TDS784D
 61     98116     0    160220   30/07/1999   24637    B010308           DSO MODULE MODEL#TLA7D2
 61     97780     0    160331   31/05/1999   24638    7983297           REDCOM TELETRAFFIC GENERATOR
 61     97782     0    160331   31/05/1999   24641                      MESA 6 CABINET SYSTEM & INTERNAL EQUIPMENT
 60     97852     0    160309   31/05/1999   24650    91002009A         LCD PROJECTOR LT100 XGA
 61     97864     0    160220   31/05/1999   24653    5091              SMARTBITS TEST SET 2000+
 61     100717    0    160220   31/08/2000   24653                      AT-9015 & AT-9045 ATM SMARTCARDS
 61     98010     0    160220   30/06/1999   24654    4993540           REDCOM CLASS 5 SWITCH
 61     98011     0    160220   30/06/1999   24655    4993539           REDCOM CLASS 5 SWITCH
 61     97789     0    160220   31/05/1999   24656                      AT&T ROLLING CABINETS FOR DEMO ROOM
 61     97790     0    160220   31/05/1999   24657                      AT&T ROLLING CABINET FOR DEMO ROOM
 63     97792     0    160220   31/05/1999   24658    4529              SERVER HP KAYAK
 61     97846     0    160220   31/05/1999   24667    1190034           FIREBERD 6000A COMMUNICATIONS ANALYZER
 50     75959     0    160140   31/07/2000   24668    NONE              DTU1 TEST SET #1592 (@ JABIL FLORIDA)
 50     75879     0    160140   26/05/2000   24669    CAL TS1710        TEST SET FITL POWER #1 NPC2 (TS# 1710)
 50     75880     0    160140   26/05/2000   24670    CAL TS1711        TEST SET FITL POWER #2 NPC2 (TS1711)
 50     76041     0    160140   30/09/2000   24670    CAL TS1711        UPGRADE MATRIX NPC TEST SET (TS1711)
 50     75881     0    160140   26/05/2000   24671    NONE              FITL SYSTEM TEST AT CMC (CAL#1589)
 50     75882     0    160140   26/05/2000   24672    NONE              FITL SYSTEM TEST AT CMC (CAL# 1589)
 61     98117     0    160220   30/07/1999   24673    B011561           DIGITAL PHOSPHOR OSCILLOSCOPE
 50     75867     0    160140   26/05/2000   24675    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75868     0    160140   26/05/2000   24676    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75869     0    160140   26/05/2000   24677    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75870     0    160140   26/05/2000   24678    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75871     0    160140   26/05/2000   24679    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75872     0    160140   26/05/2000   24680    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75873     0    160140   26/05/2000   24682    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75874     0    160140   26/05/2000   24682    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75875     0    160140   26/05/2000   24683    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75876     0    160140   26/05/2000   24684    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75877     0    160140   26/05/2000   24685    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75878     0    160140   26/05/2000   24686    NONE              BURN-IN EXPANSION DTU AT CMC
 61     98126     0    160220   30/07/1999   24688    3916A03095        1.8 GHZ CABLE TV ANALYZER
 50     75863     0    160140   26/05/2000   24689    NONE              BURN-IN FITL NPC
 50     75864     0    160140   26/05/2000   24690    NONE              BURN-IN FITL OIU4X
 61     98826     0    160220   30/09/1999   24691    B013220           RF SIGNAL SCOUT ANALYZER TEKTRONIX RFM151
 61     98827     0    160220   30/09/1999   24692    112712            RIFOCS POWER METER 555B
 61     98825     0    160220   30/09/1999   24697    US38440492        HP RF SIGNAL GENERATOR E4400B
 61     98128     0    160220   30/07/1999   24715    3849U03298        LOW COST SIGNAL GENERATOR
 61     98118     0    160220   30/07/1999   24719    UT9906108MAX      UTI CURVE TRACER
 61     100287    0    160220   30/06/1999   24726    D00881            SDH MULTIPLEXER 800101
 61     100288    0    160220   30/06/1999   24727    D00317            SDH MULTIPLEXER 800101
 61     100289    0    160220   30/06/1999   24728    D00995            SDH MULTIPLEXER 800101
 61     100290    0    160220   30/06/1999   24729    D00876            SDH MULTIPLEXER 800101

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
COMMUNICATIONS ANALYZER                                      $    16,722.80        $    (9,756.38)        $     6,966.42
DIGITIZING OSCILLOSCOPE TDS784D                              $    36,980.38        $   (21,573.13)        $    15,407.25
DSO MODULE MODEL#TLA7D2                                      $    16,237.50        $    (9,472.83)        $     6,764.67
REDCOM TELETRAFFIC GENERATOR                                 $    25,319.04        $   (14,774.54)        $    10,544.50
MESA 6 CABINET SYSTEM & INTERNAL EQUIPMENT                   $    50,283.65        $   (29,334.33)        $    20,949.32
LCD PROJECTOR LT100 XGA                                      $     7,181.31        $    (2,936.74)        $     4,244.57
SMARTBITS TEST SET 2000+                                     $    44,366.28        $   (25,885.03)        $    18,481.25
AT-9015 & AT-9045 ATM SMARTCARDS                             $     7,856.30        $    (3,463.38)        $     4,392.92
REDCOM CLASS 5 SWITCH                                        $    20,860.86        $   (12,173.79)        $     8,687.07
REDCOM CLASS 5 SWITCH                                        $    20,860.86        $   (12,173.79)        $     8,687.07
AT&T ROLLING CABINETS FOR DEMO ROOM                          $     4,399.91        $    (2,569.84)        $     1,830.07
AT&T ROLLING CABINET FOR DEMO ROOM                           $     4,399.90        $    (2,569.83)        $     1,830.07
SERVER HP KAYAK                                              $     6,640.24        $    (5,428.49)        $     1,211.75
FIREBERD 6000A COMMUNICATIONS ANALYZER                       $    24,766.90        $   (14,451.33)        $    10,315.57
DTU1 TEST SET #1592 (@ JABIL FLORIDA)                        $    11,562.11        $    (5,093.79)        $     6,468.32
TEST SET FITL POWER #1 NPC2 (TS# 1710)                       $    34,029.06        $   (14,991.24)        $    19,037.82
TEST SET FITL POWER #2 NPC2 (TS1711)                         $    32,031.71        $   (14,109.04)        $    17,922.67
UPGRADE MATRIX NPC TEST SET (TS1711)                         $     3,941.15        $    (1,738.15)        $     2,203.00
FITL SYSTEM TEST AT CMC (CAL#1589)                           $    23,226.86        $   (10,233.94)        $    12,992.92
FITL SYSTEM TEST AT CMC (CAL# 1589)                          $    23,226.50        $   (10,233.58)        $    12,992.92
DIGITAL PHOSPHOR OSCILLOSCOPE                                $    11,950.81        $    (6,974.14)        $     4,976.67
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,827.73        $    (2,127.23)        $     2,700.50
1.8 GHZ CABLE TV ANALYZER                                    $    16,184.74        $    (9,445.99)        $     6,738.75
BURN-IN FITL NPC                                             $     1,843.98        $      (813.98)        $     1,030.00
BURN-IN FITL OIU4X                                           $     1,843.96        $      (813.96)        $     1,030.00
RF SIGNAL SCOUT ANALYZER TEKTRONIX RFM151                    $     2,751.24        $    (1,610.07)        $     1,141.17
RIFOCS POWER METER 555B                                      $       861.64        $      (505.97)        $       355.67
HP RF SIGNAL GENERATOR E4400B                                $     7,995.65        $    (4,667.40)        $     3,328.25
LOW COST SIGNAL GENERATOR                                    $    12,311.12        $    (7,183.20)        $     5,127.92
UTI CURVE TRACER                                             $    59,537.90        $   (34,733.73)        $    24,804.17
SDH MULTIPLEXER 800101                                       $    10,039.99        $    (5,861.07)        $     4,178.92
SDH MULTIPLEXER 800101                                       $    10,039.99        $    (5,861.07)        $     4,178.92
SDH MULTIPLEXER 800101                                       $    10,039.99        $    (5,861.07)        $     4,178.92
SDH MULTIPLEXER 800101                                       $    10,039.90        $    (5,860.98)        $     4,178.92

                                                                        11 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
 61     99365     0    160220   31/12/1999   24738    US91700838        NETSERVER LH4
 62     103027    0    160220   31/12/2001   24738                      UPGRADE MEMORY & DISK SPACE TO EDC SERVER
 63     99366     0    160220   31/12/1999   24739    1064781           DLT70 SURESTORE
 63     99367     0    160220   31/12/1999   24742    50991CA0024       PANASONIC SCANNER KV-52055W
 61     98004     0    160220   30/06/1999   24749    9915260           TRILITHIC FILTER
 61     98002     0    160220   30/06/1999   24750    ACP03150061       CMTS UBR7223
 61     98051     0    160220   30/06/1999   24754    N4507             EST EMULATOR MPC860
 62     98038     0    160501   30/06/1999   24755    Z6136019          WEBER LASER PRINTER 105SE
 61     98085     0    160331   30/06/1999   24763    MT94580           OTDR OPTICAL TIME DOMAIN REFL
 61     98086     0    160331   30/06/1999   24765    MT94480           OTDR OPTICAL TIME DOMAIN REFL
 61     98824     0    160220   30/09/1999   24858    6.00149E+14       LASER TRANSMITTER MRTL5 AM/VSB
 60     98773     0    160220   30/09/1999   24860    77691058          TOSHIBA PROJECTOR 510A
 61     100293    0    160220   30/09/1999   24862    1041              PROTOCOL ANALYZER OPTICAL TO ELECTRICAL CONVERTER
 61     98777     0    160220   30/09/1999   24863    13725             TTC COMMUNICATIONS ANALYZER 310-P3S
 61     98791     0    160220   30/09/1999   24864    N5000             VISION NET MPC860 CONTROLLER
 61     98792     0    160220   30/09/1999   24865    N5001             VISION NET MPC860 CONTROLLER
 61     98793     0    160220   30/09/1999   24866    N5002             VISION NET MPC860 CONTROLER
 61     98794     0    160220   30/09/1999   24867    N5003             VISION NET MPC860 CONTROLLER
 63     100351    0    160220   30/06/2000   24869    FW93120117        SUN ULTRA SPARC10 WORKSTATION - BRADY PAMPLIN
 61     98786     0    160220   30/09/1999   24871    149584            ATM GENERATOR/ANALYZER AX/4000
 61     99096     0    160220   29/10/1999   24872    13774             COMMUNICATION ANALYZER TBERD DS3
 61     98828     0    160220   30/09/1999   24873    CC047850          PROGRAMMABLE OPTICAL ATTENUATOR JDS FITEL
 61     98236     0    160220   27/08/1999   24889    31203991665       PORTABLE DIGITAL LIGHTWAVE TEST SET
 61     98229     0    160220   27/08/1999   24894    154               MASS FUSION SPLICER T-63
 61     98230     0    160220   27/08/1999   24895    FSFGSERC4612N3    FUSION SPLICER ROTARY CHUCK T-35SE
 62     98234     0    160420   27/08/1999   24896    FW92420079        PC SUN ULTRA 5 WORKSTATION
 62     98235     0    160420   27/08/1999   24897    9922KN3135        SUN MONITOR 19"
 50     75510     0    160140   27/08/1999   24901                      MUX FOR HASS SYSTEM TEST SET
 62     98244     0    160420   27/08/1999   24907    FW91610682        PC SUN ULTRA 10 WORKSTATION
 50     75509     0    160711   27/08/1999   24913    2499534           BULK CALL GENERATOR
 63     98255     0    160220   27/08/1999   24914    SFW85160142       PC SUN ULTRA 10 WORKSTATION
 63     98256     0    160220   27/08/1999   24915    SFW85160456       PC SUN ULTRA 10 WORKSTATION
 62     98257     0    160220   27/08/1999   24916    9925KN3416        MONITOR SUN 21" X7121A
 62     98258     0    160220   27/08/1999   24917    9925K3415         MONITOR SUN 21" X7121A
 50     75512     0    160122   27/08/1999   24918    NONE              DISC*S TEST SET UPGRADES AT ADTRAN
 50     75513     0    160122   27/08/1999   24919    NONE              ISDN SCU131 TEST SYSTEM FOR ADTRAN
 60     100828    0    160711   31/08/2000   24980    NONE              ANTHRO BLACK CART
 60     103453    0    160220   30/06/2002   24981    NONE              RACK SHELF 42U WITH HARDWARE EQUIPMENT
 60     103454    0    160220   30/06/2002   24982    NONE              RACK SHELF 22U WITH HARDWARE EQUIPMENT
 60     103455    0    160220   30/06/2002   24997    NONE              RACK SHELF 22U WITH HARDWARE EQUIPMENT
 61     100145    0    160220   30/09/1999   25000    99303788          ATM SWITCH ASX-200BX
 61     101156    0    160220   31/10/2000   25002                      SUPERVISORY SYSTEM JC08SSL14
 61     101174    0    160220   31/10/2000   25004                      SUPERVISORY SYSTEM JC08SSL14
 50     76881     0    160140   31/03/2002   25010    CAL TS1709        UPGRADE FITL ADSL OIU94/95 FUNCT. TEST SOL. TS1709
 50     76993     0    160140   31/08/2002   25010    CAL TS1709        UPGRADE FITL ADSL OIU94/95 FUNC TEST SOLN TS# 1709

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
NETSERVER LH4                                                $    27,884.06        $   (16,268.06)        $    11,616.00
UPGRADE MEMORY & DISK SPACE TO EDC SERVER                    $     3,593.90        $    (2,495.73)        $     1,098.17
DLT70 SURESTORE                                              $     7,041.68        $    (5,754.61)        $     1,287.07
PANASONIC SCANNER KV-52055W                                  $     8,300.43        $    (6,784.36)        $     1,516.07
TRILITHIC FILTER                                             $     7,030.56        $    (4,104.81)        $     2,925.75
CMTS UBR7223                                                 $    40,910.43        $   (23,869.01)        $    17,041.42
EST EMULATOR MPC860                                          $     6,362.38        $    (3,713.63)        $     2,648.75
WEBER LASER PRINTER 105SE                                    $     3,309.57        $    (3,309.57)        $            -
OTDR OPTICAL TIME DOMAIN REFL                                $    22,479.05        $   (13,115.73)        $     9,363.32
OTDR OPTICAL TIME DOMAIN REFL                                $    22,479.05        $   (13,115.73)        $     9,363.32
LASER TRANSMITTER MRTL5 AM/VSB                               $     3,787.74        $    (2,213.92)        $     1,573.82
TOSHIBA PROJECTOR 510A                                       $     5,081.07        $    (2,080.00)        $     3,001.07
PROTOCOL ANALYZER OPTICAL TO ELECTRICAL CONVERTER            $     8,910.06        $    (5,200.64)        $     3,709.42
TTC COMMUNICATIONS ANALYZER 310-P3S                          $    25,509.81        $   (14,885.06)        $    10,624.75
VISION NET MPC860 CONTROLLER                                 $    10,125.99        $    (5,909.07)        $     4,216.92
VISION NET MPC860 CONTROLLER                                 $    10,125.99        $    (5,909.07)        $     4,216.92
VISION NET MPC860 CONTROLER                                  $    10,125.99        $    (5,909.07)        $     4,216.92
VISION NET MPC860 CONTROLLER                                 $    10,125.93        $    (5,909.01)        $     4,216.92
SUN ULTRA SPARC10 WORKSTATION - BRADY PAMPLIN                $     6,836.14        $    (4,218.14)        $     2,618.00
ATM GENERATOR/ANALYZER AX/4000                               $    66,104.63        $   (38,562.63)        $    27,542.00
COMMUNICATION ANALYZER TBERD DS3                             $    29,816.47        $   (17,395.47)        $    12,421.00
PROGRAMMABLE OPTICAL ATTENUATOR JDS FITEL                    $     5,931.15        $    (3,462.83)        $     2,468.32
PORTABLE DIGITAL LIGHTWAVE TEST SET                          $    36,534.38        $   (21,315.38)        $    15,219.00
MASS FUSION SPLICER T-63                                     $    45,527.24        $   (26,558.24)        $    18,969.00
FUSION SPLICER ROTARY CHUCK T-35SE                           $    37,887.50        $   (22,104.08)        $    15,783.42
PC SUN ULTRA 5 WORKSTATION                                   $     2,601.33        $    (2,601.33)        $            -
SUN MONITOR 19"                                              $       769.58        $      (769.58)        $            -
MUX FOR HASS SYSTEM TEST SET                                 $    32,296.40        $   (18,841.90)        $    13,454.50
PC SUN ULTRA 10 WORKSTATION                                  $     4,294.30        $    (4,294.30)        $            -
BULK CALL GENERATOR                                          $    28,648.09        $   (16,714.67)        $    11,933.42
PC SUN ULTRA 10 WORKSTATION                                  $     5,289.67        $    (4,320.85)        $       968.82
PC SUN ULTRA 10 WORKSTATION                                  $     5,289.67        $    (4,320.85)        $       968.82
MONITOR SUN 21" X7121A                                       $     1,460.80        $    (1,460.80)        $            -
MONITOR SUN 21" X7121A                                       $     1,460.81        $    (1,460.81)        $            -
DISC*S TEST SET UPGRADES AT ADTRAN                           $    11,033.33        $    (6,441.26)        $     4,592.07
ISDN SCU131 TEST SYSTEM FOR ADTRAN                           $    14,695.46        $    (8,575.46)        $     6,120.00
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
RACK SHELF 42U WITH HARDWARE EQUIPMENT                       $     5,192.80        $    (2,812.73)        $     2,380.07
RACK SHELF 22U WITH HARDWARE EQUIPMENT                       $     5,255.55        $    (2,847.55)        $     2,408.00
RACK SHELF 22U WITH HARDWARE EQUIPMENT                       $     5,255.55        $    (2,847.55)        $     2,408.00
ATM SWITCH ASX-200BX                                         $     6,690.90        $    (3,903.58)        $     2,787.32
SUPERVISORY SYSTEM JC08SSL14                                 $     2,689.49        $    (1,188.07)        $     1,501.42
SUPERVISORY SYSTEM JC08SSL14                                 $     2,812.71        $    (1,240.21)        $     1,572.50
UPGRADE FITL ADSL OIU94/95 FUNCT. TEST SOL. TS1709           $   103,782.17        $   (30,890.25)        $    72,891.92
UPGRADE FITL ADSL OIU94/95 FUNC TEST SOLN TS# 1709           $    62,106.66        $    (9,612.59)        $    52,494.07

                                                                        12 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     75610     0    160140   30/09/1999   25010    CAL TS1709        TEST SET FITL AM/VSB OIU (TS1709)
 50     75862     0    160140   26/05/2000   25010    CAL TS1709        UPGRADE FITL AM/VSB TEST SET ASSET# 25010 (TS1709)
 50     75858     0    160140   26/05/2000   25010    CAL TS1709        UPGRADE FITL AM/VSB OIU TEST SET ASSET25010 TS1709
 63     100364    0    160220   30/06/2000   25043    4REXQ             DELL SERVER POWER EDGE 6300
 60     98775     0    160220   30/09/1999   25096    SB580-10329       SMART BOARD 580
 60     98776     0    160220   30/09/1999   25121    SB580-10328       SMART BOARD 580
 60     98774     0    160220   30/09/1999   25122    89692305          TOSHIBA PROJECTOR 510A
 50     75611     0    160140   30/09/1999   25124                      CMC ICT FIXTURE OIU72
 50     75608     0    160140   30/09/1999   25125                      CMC ICT FIXTURE DCU301A
 61     98901     0    160220   30/09/1999   25132    K839              AMPLIFIED NOICE MODULE NC1107A
 63     103620    0    160220   31/05/2001   25133    US93300619        HP NETSERVER LH/4 (TODD HERMAN 7/2002 - QUALITY)
 61     101158    0    160220   31/10/2000   25146                      MDS SHELF 41-050-51
 61     101159    0    160220   31/10/2000   25147                      MDS SHELF 41-050-51
 61     101160    0    160220   31/10/2000   25148                      MDS SHELF 41-050-51
 61     101147    0    160220   31/10/2000   25160                      MDS SHELVES 41-050-51
 61     101149    0    160220   31/10/2000   25162    2006980           MDS SHELVES 41-050-51
 61     101161    0    160220   31/10/2000   25163                      MDS SHELF 41-050-51
 61     101162    0    160220   31/10/2000   25164                      MDS SHELF
 61     101163    0    160220   31/10/2000   25165                      MDS SHELF 41-050-51
 61     101176    0    160220   31/10/2000   25166                      MDS SHELF 41-050-51
 61     101177    0    160220   31/10/2000   25167                      MDS SHELF 41-050-51
 61     101178    0    160220   31/10/2000   25168                      MDS SHELF 41-050-51
 61     101179    0    160220   31/10/2000   25169                      MDS SHELF 41-050-51
 61     101180    0    160220   31/10/2000   25170                      MDS SHELF 41-050-51
 61     101164    0    160220   31/10/2000   25171                      MDS SHELF 41-050-51
 61     101165    0    160220   31/10/2000   25172                      MDS SHELF 41-050-51
 61     99304     0    160220   26/11/1999   25173    NONE              SYSTEL SUPERVISORY SYSTEM
 62     100303    0    160220   31/12/1999   25212    9937KN0914        SUN MONITOR
 63     100306    0    160220   31/12/1999   25213    FW93530153        SUN PC ULTRA 10
 63     100307    0    160220   31/12/1999   25214    FW93530001        SUN PC ULTRA 10
 62     100305    0    160220   31/12/1999   25216    9937KN0907        SUN MONITOR
 61     100308    0    160220   31/12/1999   25217    636H32E2          SUN SERVER E450
 63     98995     0    160220   29/10/1999   25235    ESA8C02973        HP DESIGNJET 1050C PLOTTER
 63     98994     0    160220   29/10/1999   25236                      HP DESIGNJET 1050C PLOTTER
 63     98999     0    160220   29/10/1999   25237    22921             HP NETSERVER LH/4 HP D6973A
 61     100025    0    160220   26/05/2000   25239    N4872             VISION NET MPC860 EMULATOR
 61     100174    0    160220   29/10/1999   25242    790652            SUPERTAP EMULATOR 850
 61     100175    0    160220   29/10/1999   25243    790651            SUPERTAP EMULATOR 850
 61     100152    0    160220   29/10/1999   25244    790574            SUPERTAP EMULATOR 860
 61     100153    0    160220   29/10/1999   25245    149683            AX/4000 BROADBAND TEST SYSTEM
 61     100168    0    160220   29/10/1999   25246    P2850             MPC 850 BDM DEBUGGER
 61     100167    0    160220   29/10/1999   25248    P2849             MPC 850 BDM DEBUGGER
 61     100172    0    160220   29/10/1999   25249    41953             SUPERTAP EMULATOR 68302
 61     100173    0    160220   29/10/1999   25250    37053             SUPERTAP EMULATOR 68302
 61     100170    0    160220   29/10/1999   25251    P2852             MPC 850 BDM DEBUGGER

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TEST SET FITL AM/VSB OIU (TS1709)                            $    98,957.78        $   (57,727.36)        $    41,230.42
UPGRADE FITL AM/VSB TEST SET ASSET# 25010 (TS1709)           $    42,387.62        $   (18,672.30)        $    23,715.32
UPGRADE FITL AM/VSB OIU TEST SET ASSET25010 TS1709           $    29,528.33        $   (13,009.41)        $    16,518.92
DELL SERVER POWER EDGE 6300                                  $    12,937.17        $    (7,979.85)        $     4,957.32
SMART BOARD 580                                              $     1,785.23        $      (731.66)        $     1,053.57
SMART BOARD 580                                              $     1,785.24        $      (731.67)        $     1,053.57
TOSHIBA PROJECTOR 510A                                       $     5,081.07        $    (2,080.00)        $     3,001.07
CMC ICT FIXTURE OIU72                                        $     6,495.00        $    (3,789.33)        $     2,705.67
CMC ICT FIXTURE DCU301A                                      $     6,495.00        $    (3,789.33)        $     2,705.67
AMPLIFIED NOICE MODULE NC1107A                               $     1,613.00        $      (943.75)        $       669.25
HP NETSERVER LH/4 (TODD HERMAN 7/2002 - QUALITY)             $    54,626.00        $   (16,388.50)        $    38,237.50
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELVES 41-050-51                                        $     4,866.06        $    (2,145.06)        $     2,721.00
MDS SHELVES 41-050-51                                        $     4,866.06        $    (2,145.06)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF                                                    $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
SYSTEL SUPERVISORY SYSTEM                                    $     8,288.62        $    (4,839.87)        $     3,448.75
SUN MONITOR                                                  $     1,459.85        $    (1,459.85)        $            -
SUN PC ULTRA 10                                              $     7,237.79        $    (5,872.22)        $     1,365.57
SUN PC ULTRA 10                                              $     7,237.79        $    (5,872.22)        $     1,365.57
SUN MONITOR                                                  $     1,459.85        $    (1,459.85)        $            -
SUN SERVER E450                                              $    22,152.16        $   (12,926.41)        $     9,225.75
HP DESIGNJET 1050C PLOTTER                                   $     8,573.93        $    (7,003.36)        $     1,570.57
HP DESIGNJET 1050C PLOTTER                                   $     8,573.95        $    (7,003.38)        $     1,570.57
HP NETSERVER LH/4 HP D6973A                                  $    32,703.41        $   (26,710.99)        $     5,992.42
VISION NET MPC860 EMULATOR                                   $     6,331.62        $    (2,790.55)        $     3,541.07
SUPERTAP EMULATOR 850                                        $    29,141.52        $   (17,002.52)        $    12,139.00
SUPERTAP EMULATOR 850                                        $    29,141.50        $   (17,002.50)        $    12,139.00
SUPERTAP EMULATOR 860                                        $    27,303.97        $   (15,931.55)        $    11,372.42
AX/4000 BROADBAND TEST SYSTEM                                $    72,365.13        $   (42,214.63)        $    30,150.50
MPC 850 BDM DEBUGGER                                         $     6,765.63        $    (3,949.71)        $     2,815.92
MPC 850 BDM DEBUGGER                                         $     6,765.63        $    (3,949.71)        $     2,815.92
SUPERTAP EMULATOR 68302                                      $    20,935.88        $   (12,214.63)        $     8,721.25
SUPERTAP EMULATOR 68302                                      $    20,935.88        $   (12,214.63)        $     8,721.25
MPC 850 BDM DEBUGGER                                         $     6,765.63        $    (3,949.71)        $     2,815.92

                                                                        13 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
---------------------------------------------------------------------------------------------------------------------
 61     100169    0    160220   29/10/1999   25252    P2851             MPC 850 BDM DEBUGGER
 62     99408     0    160220   31/12/1999   25253    9941-990028-004   AIRFLOW TEMP MONITOR ATM-24
 50     75886     0    160140   26/05/2000   25254    NONE              TEST SET COPPER RACK SYSTEM (AT MSE, ALA.)
 61     99314     0    160220   26/11/1999   25256    42754             AMC NETROM NR540
 61     99255     0    160220   26/11/1999   25288    70964             LASER TRANSMITTER MAXLINK
 61     99254     0    160220   26/11/1999   25289    406961 & 109910   PLATFORM & POWER SUPPLY FOR LASER TRANSMITTER
 63     100365    0    160220   30/06/2000   25303    4MZAV             DELL SERVER POWER EDGE 6300
 63     100770    0    160220   31/08/2000   25303                      18.2 gig SCSI HARD DRIVE
 61     99312     0    160220   26/11/1999   25304    43557             AMC NETROM NR540
 61     99311     0    160220   26/11/1999   25305    43555             AMC NETROM NR540
 61     99310     0    160220   26/11/1999   25306    43558             AMC NETROM NR540
 61     99313     0    160220   26/11/1999   25311    40970             AMC NETROM NR540
 61     99504     0    160711   25/02/2000   25333    15042             EMISSIONS SCANNER EMSCAM 2.3
 61     99918     0    160220   31/03/2000   25334    D930CP41A052      CPQ PROLIANT 6500R SERVER
 62     104070    0    160220   25/02/2000   25347    9171RB1K9TA9      MONITOR 21" P1110 ULTRASCAN
 61     99389     0    160220   31/12/1999   25353    BC001046          VARIABLE OPTICAL ATTENUATOR
 61     99401     0    160711   31/12/1999   25355                      HALT ENVIRONMENTAL CHAMBER IN RELIABILITY LAB
 50     75659     0    160140   31/12/1999   25357    NONE              ICT FIXTURE QCU60B - DOVATRON
 62     99396     0    160501   31/12/1999   25361    26147197          WEBER LABEL MAKER PRINTER
 50     75724     0    160140   25/02/2000   25370    NONE              ENU SYSTEM TEST SET
 63     99368     0    160220   31/12/1999   25371    50982CA0154       PANASONIC SCANNER KV-52055W
 61     100189    0    160220   25/02/2000   25396    N5837             EST BDM EMULATORS (GLENEAGLES)
 61     100190    0    160220   25/02/2000   25397    N5838             EST BDM EMULATOR (GLENEAGLES)
 63     99594     0    160220   25/02/2000   25399    CYE05             DELL POWEREDGE 1300 SERVER
 61     101717    0    160220   28/02/2001   25402    2602BM9490047     COBALT RAQ2 NETWORK
 61     101723    0    160220   28/02/2001   25408    9912-348551       BLACK BOX SERVSWITCH AFFINITY 2X8
 61     101724    0    160220   28/02/2001   25409    9912-331272       BLACK BOX SERVSWITCH AFFINITY 2X8
 61     101725    0    160220   28/02/2001   25410    9912-331274       BLACK BOX SERVSWITCH AFFINITY 2X8
 61     101726    0    160220   28/02/2001   25411    SG93801938        HP PROCURVE SWITCH 8000M
 61     101727    0    160220   28/02/2001   25412    SG92201926        HP PROCURVE SWITCH 8000M
 60     101716    0    160220   28/02/2001   25415    00408C3B247D      AXIS 200+ NETWORK CAMERA
 61     101739    0    160220   28/02/2001   25428    3C02AM9510387     COBALT RAQ3i NETWORK SERVER
 61     101740    0    160220   28/02/2001   25429    2602BM9490797     COBALT RAQ2 NETWORK
 61     101741    0    160220   28/02/2001   25430    3C02AM9500257     COBALT RAQ3i NETWORK SERVER
 61     100191    0    160220   25/02/2000   25434    N5877             BDM EMULATOR VISION NET (GLENEAGLES)
 61     100322    0    160220   25/02/2000   25435    N5878             BDM EMULATOR VISION NET (GLENEAGLES)
 61     99475     0    160220   25/02/2000   25479    149716            AX/4000 BROADBAND TEST SYSTEM
 61     100375    0    160220   30/06/2000   25479    401311-02491      ATM VER II GENERATOR/ANALYZER
 61     101746    0    160220   28/02/2001   25479    401311-02722      AX/4000 155Mbps ATM GENERATOR/ANALYZER MODULE Vr.2
 61     101744    0    160220   28/02/2001   25479    401311-03378      AX/4000 10/100Mb ETHERNET GENERATOR/ANALYZER MODUL
 61     101745    0    160220   28/02/2001   25479    401311-03388      AX/4000 10/100Mb ETHERNET GENERATOR/ANALYZER MODUL
 61     101750    0    160220   28/02/2001   25479    400326-00204      AX/4000 UTOPIA LEVEL 2 INTERFACE MODULE
 61     100376    0    160220   30/06/2000   25479    400308A-00203     DS1/ATM MONITOR INTERFACE 4000308A FOR AX4000
 61     101747    0    160220   28/02/2001   25479    401324-00344      AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE
 61     101748    0    160220   28/02/2001   25479    401324-00345      AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
MPC 850 BDM DEBUGGER                                         $     6,765.63        $    (3,949.71)        $     2,815.92
AIRFLOW TEMP MONITOR ATM-24                                  $    13,379.70        $   (13,379.70)        $            -
TEST SET COPPER RACK SYSTEM (AT MSE, ALA.)                   $     8,402.41        $    (3,703.99)        $     4,698.42
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
LASER TRANSMITTER MAXLINK                                    $    29,928.11        $   (17,460.44)        $    12,467.67
PLATFORM & POWER SUPPLY FOR LASER TRANSMITTER                $     2,815.99        $    (1,646.07)        $     1,169.92
DELL SERVER POWER EDGE 6300                                  $    12,937.14        $    (7,979.82)        $     4,957.32
18.2 gig SCSI HARD DRIVE                                     $     1,011.06        $      (626.49)        $       384.57
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
EMISSIONS SCANNER EMSCAM 2.3                                 $    18,943.75        $   (11,504.83)        $     7,438.92
CPQ PROLIANT 6500R SERVER                                    $    25,646.60        $   (15,571.93)        $    10,074.67
MONITOR 21" P1110 ULTRASCAN                                  $       999.27        $      (999.27)        $            -
VARIABLE OPTICAL ATTENUATOR                                  $     3,328.69        $    (1,943.37)        $     1,385.32
HALT ENVIRONMENTAL CHAMBER IN RELIABILITY LAB                $   126,813.42        $   (73,979.67)        $    52,833.75
ICT FIXTURE QCU60B - DOVATRON                                $     8,634.02        $    (5,039.85)        $     3,594.17
WEBER LABEL MAKER PRINTER                                    $     3,069.97        $    (3,069.97)        $            -
ENU SYSTEM TEST SET                                          $    41,963.27        $   (25,479.35)        $    16,483.92
PANASONIC SCANNER KV-52055W                                  $     8,063.31        $    (6,588.24)        $     1,475.07
EST BDM EMULATORS (GLENEAGLES)                               $     6,332.63        $    (3,847.56)        $     2,485.07
EST BDM EMULATOR (GLENEAGLES)                                $     6,332.62        $    (3,847.55)        $     2,485.07
DELL POWEREDGE 1300 SERVER                                   $     6,394.15        $    (5,436.23)        $       957.92
COBALT RAQ2 NETWORK                                          $     1,808.22        $      (798.30)        $     1,009.92
BLACK BOX SERVSWITCH AFFINITY 2X8                            $     3,225.41        $    (1,421.34)        $     1,804.07
BLACK BOX SERVSWITCH AFFINITY 2X8                            $     3,225.41        $    (1,421.34)        $     1,804.07
BLACK BOX SERVSWITCH AFFINITY 2X8                            $     3,225.41        $    (1,421.34)        $     1,804.07
HP PROCURVE SWITCH 8000M                                     $     6,431.15        $    (2,833.23)        $     3,597.92
HP PROCURVE SWITCH 8000M                                     $     6,440.98        $    (2,839.23)        $     3,601.75
AXIS 200+ NETWORK CAMERA                                     $       899.18        $      (277.68)        $       621.50
COBALT RAQ3i NETWORK SERVER                                  $     2,590.07        $    (1,143.50)        $     1,446.57
COBALT RAQ2 NETWORK                                          $     1,827.73        $      (806.56)        $     1,021.17
COBALT RAQ3i NETWORK SERVER                                  $     2,599.83        $    (1,146.83)        $     1,453.00
BDM EMULATOR VISION NET (GLENEAGLES)                         $     6,332.63        $    (3,847.56)        $     2,485.07
BDM EMULATOR VISION NET (GLENEAGLES)                         $     6,332.62        $    (3,847.55)        $     2,485.07
AX/4000 BROADBAND TEST SYSTEM                                $   114,799.13        $   (69,700.81)        $    45,098.32
ATM VER II GENERATOR/ANALYZER                                $    16,779.22        $    (7,394.05)        $     9,385.17
AX/4000 155Mbps ATM GENERATOR/ANALYZER MODULE Vr.2           $    15,770.74        $    (6,946.99)        $     8,823.75
AX/4000 10/100Mb ETHERNET GENERATOR/ANALYZER MODUL           $    13,230.25        $    (5,831.33)        $     7,398.92
AX/4000 10/100Mb ETHERNET GENERATOR/ANALYZER MODUL           $    13,230.25        $    (5,831.33)        $     7,398.92
AX/4000 UTOPIA LEVEL 2 INTERFACE MODULE                      $    10,278.63        $    (4,529.56)        $     5,749.07
DS1/ATM MONITOR INTERFACE 4000308A FOR AX4000                $     3,463.53        $    (1,526.28)        $     1,937.25
AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE           $     2,951.63        $    (1,300.81)        $     1,650.82
AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE           $     2,951.63        $    (1,300.81)        $     1,650.82

                                                                        14 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     101749    0    160220   28/02/2001   25479    400302-01578      AX/4000 DS-3 INTERFACE MODULE
 50     75721     0    160140   25/02/2000   25544    NONE              ICT FIXTURE HIU (41-050-21) (@JABIL BEDFORD)
 50     75722     0    160140   25/02/2000   25545    NONE              ICT FIXTURE QEIU2 (4105019B) (@JABIL BEDFORD)
 50     75723     0    160140   25/02/2000   25546    NONE              ICT FIXTURE EIU2 (41-050-20) (@JABIL BEDFORD)
 50     75718     0    160140   25/02/2000   25547    NONE              DCU20 FIXTURE FOR HP79000
 50     76163     0    160140   31/12/2000   25549                      BOUNDARY SCAN JTAG TEST AND PROGRAMMING SYSTEM
 50     75716     0    160140   25/02/2000   25550    NONE              DISC*S/FITL TEST SET (CAL# 1591) @ JABIL BEDFORD
 50     75717     0    160140   25/02/2000   25551    NONE              DISC*S/FITL TEST SET (CAL# 1590)
 62     100084    0    160220   26/05/2000   25562    1S3GW00400093     PROJECTOR INFOCUS LP400
 50     76502     0    160140   30/06/2001   25571    NONE              ADAPTERS FOR OMNI 8300 CONFIG TEST SET #1628
 61     100654    0    160220   31/08/2000   25621    23345             BP-1200/84 PROGRAMMER W/48 PIN DIP SOCKET MODULE
 61     100382    0    160220   30/06/2000   25622    23354             BP1200/84 PROGRAMMER
 50     75861     0    160220   26/05/2000   25625    NONE              QUADTECH MEGOHMMETER 1867-9700
 61     100777    0    160220   31/08/2000   25642    4.2011E+13        REDBACK CONTROL ENGINE W/ FLASH MEM (CE3-1K-128MB)
 61     100778    0    160220   31/08/2000   25643    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     100779    0    160220   31/08/2000   25644    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     100780    0    160220   31/08/2000   25645    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     100781    0    160220   31/08/2000   25646    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     100782    0    160220   31/08/2000   25647    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     101728    0    160220   28/02/2001   25648                      APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S
 61     101729    0    160220   28/02/2001   25649                      APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S
 61     101730    0    160220   28/02/2001   25650                      APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S
 61     101731    0    160220   28/02/2001   25651                      APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S
 61     101732    0    160220   28/02/2001   25652                      BLACK BOX: 84" CABINET BLACK W 16-OU
 61     101733    0    160220   28/02/2001   25653                      BLACK BOX: 84" CABINET BLACK W 16-OU
 61     101735    0    160220   28/02/2001   25654                      COBALT RAQ2 NETWORK
 61     101736    0    160220   28/02/2001   25655                      COBALT RAQ2 NETWORK
 61     101737    0    160220   28/02/2001   25656                      COBALT RAQ2 NETWORK
 61     101738    0    160220   28/02/2001   25657                      COBALT RAQ2 NETWORK
 63     100105    0    160329   26/05/2000   25659                      POWERMAC G4 COMPUTER SYSTEM (ANDY CUMMINGS)
 61     100158    0    160220   31/03/2000   25713    99325558          ES3810 FORERUNNER ETHERNET SWITCH W/NWK MGMT MODUL
 61     100159    0    160711   31/03/2000   25714    99280051          NETWORK MGMT MODULE SWITCH FOR ES3810
 61     100157    0    160220   31/03/2000   25715    99275321          ES-3810/08MX ETHERNET SWITCH
 61     99919     0    160220   31/03/2000   25720    081-454-04        HAEFELEY LIGHTNING SURGE TEST SYSTEM
 61     99920     0    160711   31/03/2000   25721    B055619           TEKTRONICS OSCILLOSCOPE TDS220
 61     99921     0    160711   31/03/2000   25722    3916A03248        CABLE TV ANALYZER MODEL 8591C
 61     99922     0    160711   31/03/2000   25723    US39270609        RF SIGNAL GENERATOR CAL# 3467
 61     99923     0    160711   31/03/2000   25724    US39340614        RF SIGNAL GENERATOR CAL# 3468
 61     99934     0    160220   31/03/2000   25728                      MATRIX SYSTEM FOR SW DEVELOPMENT
 61     100919    0    160220   30/09/2000   25728                      MATRIX SYS FOR SW DEVELOPMENT
 61     99935     0    160220   31/03/2000   25729                      MATRIX SYSTEM FOR SW DEVELOPMENT
 61     100920    0    160220   30/09/2000   25729                      MATRIX SYS FOR SW DEVELOPMENT
 61     99936     0    160220   31/03/2000   25730                      MATRIX SYSTEM FOR SW DEVELOPMENT
 61     100921    0    160220   30/09/2000   25730                      MATRIX SYS FOR SW DEVELOPMENT
 61     99937     0    160220   31/03/2000   25731                      MATRIX SYSTEM FOR SW DEVELOPMENT

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
AX/4000 DS-3 INTERFACE MODULE                                $     2,951.63        $    (1,300.81)        $     1,650.82
ICT FIXTURE HIU (41-050-21) (@JABIL BEDFORD)                 $     2,340.52        $    (1,422.95)        $       917.57
ICT FIXTURE QEIU2 (4105019B) (@JABIL BEDFORD)                $     5,442.19        $    (3,307.02)        $     2,135.17
ICT FIXTURE EIU2 (41-050-20) (@JABIL BEDFORD)                $     3,185.02        $    (1,934.45)        $     1,250.57
DCU20 FIXTURE FOR HP79000                                    $    30,000.00        $   (18,215.18)        $    11,784.82
BOUNDARY SCAN JTAG TEST AND PROGRAMMING SYSTEM               $    53,237.24        $   (23,453.07)        $    29,784.17
DISC*S/FITL TEST SET (CAL# 1591) @ JABIL BEDFORD             $    25,622.57        $   (15,559.15)        $    10,063.42
DISC*S/FITL TEST SET (CAL# 1590)                             $    25,622.42        $   (15,560.00)        $    10,062.42
PROJECTOR INFOCUS LP400                                      $     2,922.73        $    (2,720.66)        $       202.07
ADAPTERS FOR OMNI 8300 CONFIG TEST SET #1628                 $    48,005.43        $   (14,287.93)        $    33,717.50
BP-1200/84 PROGRAMMER W/48 PIN DIP SOCKET MODULE             $     6,706.09        $    (2,957.52)        $     3,748.57
BP1200/84 PROGRAMMER                                         $     6,706.09        $    (2,957.52)        $     3,748.57
QUADTECH MEGOHMMETER 1867-9700                               $     2,167.73        $      (955.56)        $     1,212.17
REDBACK CONTROL ENGINE W/ FLASH MEM (CE3-1K-128MB)           $    11,947.97        $    (5,263.72)        $     6,684.25
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S            $     2,717.13        $    (1,198.06)        $     1,519.07
APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S            $     2,717.13        $    (1,198.06)        $     1,519.07
APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S            $     2,717.13        $    (1,198.06)        $     1,519.07
APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S            $     2,717.13        $    (1,198.06)        $     1,519.07
BLACK BOX: 84" CABINET BLACK W 16-OU                         $     1,563.79        $      (690.47)        $       873.32
BLACK BOX: 84" CABINET BLACK W 16-OU                         $     1,563.79        $      (690.47)        $       873.32
COBALT RAQ2 NETWORK                                          $     1,817.92        $      (801.60)        $     1,016.32
COBALT RAQ2 NETWORK                                          $     1,827.73        $      (806.56)        $     1,021.17
COBALT RAQ2 NETWORK                                          $     1,827.73        $      (806.56)        $     1,021.17
COBALT RAQ2 NETWORK                                          $     1,827.73        $      (806.56)        $     1,021.17
POWERMAC G4 COMPUTER SYSTEM (ANDY CUMMINGS)                  $     6,614.01        $    (4,079.76)        $     2,534.25
ES3810 FORERUNNER ETHERNET SWITCH W/NWK MGMT MODUL           $     7,803.94        $    (4,740.37)        $     3,063.57
NETWORK MGMT MODULE SWITCH FOR ES3810                        $     2,294.16        $    (1,394.49)        $       899.67
ES-3810/08MX ETHERNET SWITCH                                 $     2,512.77        $    (1,527.20)        $       985.57
HAEFELEY LIGHTNING SURGE TEST SYSTEM                         $    80,410.15        $   (48,823.48)        $    31,586.67
TEKTRONICS OSCILLOSCOPE TDS220                               $     2,142.93        $    (1,304.01)        $       838.92
CABLE TV ANALYZER MODEL 8591C                                $    19,840.84        $   (12,047.59)        $     7,793.25
RF SIGNAL GENERATOR CAL# 3467                                $     9,199.93        $    (5,588.01)        $     3,611.92
RF SIGNAL GENERATOR CAL# 3468                                $     9,199.93        $    (5,588.01)        $     3,611.92
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.28        $   (17,072.53)        $    11,041.75
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.28        $   (17,072.53)        $    11,041.75
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.28        $   (17,072.53)        $    11,041.75
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.28        $   (17,072.53)        $    11,041.75

                                                                        15 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     100922    0    160220   30/09/2000   25731                      MATRIX SYS FOR SW DEVELOPMENT
 61     99938     0    160220   31/03/2000   25732                      MATRIX SYSTEM FOR SW DEVELOPMENT
 61     100923    0    160220   30/09/2000   25732                      MATRIX SYS FOR SW DEVELOPMENT
 61     99945     0    160220   31/03/2000   25739                      HDD SYSTEMS FOR SW LAB
 61     99933     0    160220   31/03/2000   25741    149700            AX/4000 BROADBAND TEST SYSTEM
 61     100897    0    160220   30/09/2000   25741    149700            UPGRADE AX/4000 BROADBAND TEST SYSTEM ASSET# 25741
 61     100894    0    160220   30/09/2000   25742    B011244           O/E CONVERTER
 61     100026    0    160220   26/05/2000   25743    N4873             VISION NET MPC860
 61     100412    0    160711   30/06/2000   25744    24069             BIDDLE DIELECTRIC TESTER
 61     100416    0    160220   30/06/2000   25760    7231              SMARTBITS 2000 MAINFRAME W/ATM SMARTCARDS DS3
 61     100417    0    160220   30/06/2000   25761    17061             SMARTBITS 10 W/CARDS
 61     100418    0    160220   30/06/2000   25762    17062             SMARTBITS 10 W/CARDS
 61     100043    0    160220   30/06/2000   25763    AS0119            ADVANCED NETWORK TESTER ANT-20
 61     100784    0    160220   31/08/2000   25763    K-0037            JITTER METER
 61     100783    0    160220   31/08/2000   25763    K-0037            JITTER GENERATOR
 50     76495     0    160140   30/06/2001   25765    NONE              HCU30 FUNCTIONAL TEST FIXTURE
 50     76032     0    160140   30/09/2000   25766    SN389             QEIU FUNCTIONAL TEST SET
 50     75883     0    160140   26/05/2000   25767    SN384             HIU FUNCTIONAL TEST FIXTURE FOR USE WITH HP7900
 50     75884     0    160140   26/05/2000   25769    SN380             EIU2 FUNCTIONAL TEST FIXTURE FOR USE WITH HP7900
 50     76505     0    160140   30/06/2001   25770    CAL TS1716        MX BOIU52 / QOIU51 FUNCTIONAL TEST SET (TS1716)
 50     76505     1    160140   31/03/2002   25770    CAL TS1716        MX BOIU52 / QOIU51 FUNCTIONAL TEST SET (TS1716)
 61     100369    0    160220   30/06/2000   25804    804591            AMC NETROM NR540 / N54-SIMM-90A
 61     100370    0    160220   30/06/2000   25805    804592            AMC NETROM NR540 / N54-SIMM-90A
 61     100371    0    160220   30/06/2000   25806    804596            AMC NETROM NR540 / N54-SIMM-90A
 61     100372    0    160220   30/06/2000   25807    804593            AMC NETROM NR540 / N54-SIMM-90A
 61     100373    0    160220   30/06/2000   25808    804595            AMC NETROM NR540 / N54-SIMM-90A
 61     100374    0    160220   30/06/2000   25809    804594            AMC NETROM NR540 / N54-SIMM-90A
 61     103034    0    160220   31/12/2001   25810                      MDS SHELF FOR FTTH NEBS TEST BEDS
 61     103035    0    160220   31/12/2001   25811                      MDS SHELF FOR FTTH NEBS TEST BEDS
 61     103036    0    160220   31/12/2001   25812                      COMMON SHELF FOR FTTH NEBS TEST BEDS
 61     103037    0    160220   31/12/2001   25813                      COMMON SHELF FOR FTTH NEBS TEST BEDS
 61     100359    0    160220   30/06/2000   25814    936H21FA          SUN DISK ARRAY - STOREDGE D1000
 61     100357    0    160220   30/06/2000   25815    5.01537E+11       SUN SERVER ENTERPRISE 3500
 61     100360    0    160220   30/06/2000   25816    936H21FB          SUN DISK ARRAY - STOREDGE D1000
 61     100358    0    160220   30/06/2000   25817    932AA12245        SUN TAPE BACKUP UNIT L1000
 61     100653    0    160220   31/08/2000   25818    021H2132          SUN DISK ARRAY FOR ENTERPRISE SERVERS
 61     100414    0    160220   30/06/2000   25829    N6482             VISION NET EST EMULATORS
 61     100413    0    160220   30/06/2000   25830    N6481             VISION NET EST EMULATOR
 61     100415    0    160220   30/06/2000   25831    N6483             VISON NET EST EMULATORS
 61     100543    0    160220   31/07/2000   25832    N6518             VisionsNET EMULATORS W/CLICK & TORNADO
 61     100546    0    160220   31/07/2000   25833    N6521             VisionsNET EMULATORS W/CLICK & TORNADO
 61     100544    0    160220   31/07/2000   25834    N6519             VisionsNET EMULATORS W/CLICK & TORNADO
 61     100545    0    160220   31/07/2000   25835    N6520             VisionsNET EMULATORS W/CLICK & TORNADO
 61     102165    0    160220   31/03/2001   25838    3002760           RACK MOUNT PC (PLEX WRITER MCC3500)
 50     76489     0    160140   30/06/2001   25845    NONE              AU341 ICT FIXTURE (@JABIL BEDFORD)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.34        $   (17,072.59)        $    11,041.75
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
HDD SYSTEMS FOR SW LAB                                       $    16,670.09        $   (10,123.59)        $     6,546.50
AX/4000 BROADBAND TEST SYSTEM                                $   139,209.51        $   (84,523.84)        $    54,685.67
UPGRADE AX/4000 BROADBAND TEST SYSTEM ASSET# 25741           $    84,543.25        $   (37,240.75)        $    47,302.50
O/E CONVERTER                                                $     3,329.48        $    (1,468.16)        $     1,861.32
VISION NET MPC860                                            $     6,331.58        $    (2,790.51)        $     3,541.07
BIDDLE DIELECTRIC TESTER                                     $     1,624.83        $      (718.76)        $       906.07
SMARTBITS 2000 MAINFRAME W/ATM SMARTCARDS DS3                $    37,049.51        $   (16,320.09)        $    20,729.42
SMARTBITS 10 W/CARDS                                         $    60,640.88        $   (26,711.31)        $    33,929.57
SMARTBITS 10 W/CARDS                                         $    60,640.90        $   (26,711.33)        $    33,929.57
ADVANCED NETWORK TESTER ANT-20                               $    32,644.50        $   (14,381.18)        $    18,263.32
JITTER METER                                                 $     5,737.43        $    (2,528.76)        $     3,208.67
JITTER GENERATOR                                             $     4,270.28        $    (1,884.71)        $     2,385.57
HCU30 FUNCTIONAL TEST FIXTURE                                $    52,215.35        $   (15,541.03)        $    36,674.32
QEIU FUNCTIONAL TEST SET                                     $    56,082.15        $   (24,703.83)        $    31,378.32
HIU FUNCTIONAL TEST FIXTURE FOR USE WITH HP7900              $    54,249.40        $   (23,896.23)        $    30,353.17
EIU2 FUNCTIONAL TEST FIXTURE FOR USE WITH HP7900             $    36,288.45        $   (15,988.03)        $    20,300.42
MX BOIU52 / QOIU51 FUNCTIONAL TEST SET (TS1716)              $   316,933.46        $   (94,328.04)        $   222,605.42
MX BOIU52 / QOIU51 FUNCTIONAL TEST SET (TS1716)              $       946.28        $      (283.61)        $       662.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,924.85        $    (4,372.03)        $     5,552.82
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.78        $    (4,380.11)        $     5,556.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.78        $    (4,380.11)        $     5,556.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.78        $    (4,380.11)        $     5,556.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.78        $    (4,380.11)        $     5,556.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.76        $    (4,380.09)        $     5,556.67
MDS SHELF FOR FTTH NEBS TEST BEDS                            $     4,116.86        $    (1,227.44)        $     2,889.42
MDS SHELF FOR FTTH NEBS TEST BEDS                            $     4,116.86        $    (1,227.44)        $     2,889.42
COMMON SHELF FOR FTTH NEBS TEST BEDS                         $     1,601.83        $      (477.41)        $     1,124.42
COMMON SHELF FOR FTTH NEBS TEST BEDS                         $     1,601.83        $      (477.41)        $     1,124.42
SUN DISK ARRAY - STOREDGE D1000                              $    35,858.36        $   (15,796.79)        $    20,061.57
SUN SERVER ENTERPRISE 3500                                   $    99,678.16        $   (43,906.84)        $    55,771.32
SUN DISK ARRAY - STOREDGE D1000                              $    35,858.36        $   (15,796.79)        $    20,061.57
SUN TAPE BACKUP UNIT L1000                                   $    59,668.51        $   (26,285.44)        $    33,383.07
SUN DISK ARRAY FOR ENTERPRISE SERVERS                        $    21,538.88        $    (9,487.81)        $    12,051.07
VISION NET EST EMULATORS                                     $     7,136.21        $    (3,145.21)        $     3,991.00
VISION NET EST EMULATOR                                      $     7,136.21        $    (3,145.21)        $     3,991.00
VISON NET EST EMULATORS                                      $     7,138.35        $    (3,145.35)        $     3,993.00
VisionsNET EMULATORS W/CLICK & TORNADO                       $     7,136.92        $    (3,144.92)        $     3,992.00
VisionsNET EMULATORS W/CLICK & TORNADO                       $     7,136.93        $    (3,144.93)        $     3,992.00
VisionsNET EMULATORS W/CLICK & TORNADO                       $     7,136.92        $    (3,144.92)        $     3,992.00
VisionsNET EMULATORS W/CLICK & TORNADO                       $     7,136.92        $    (3,144.92)        $     3,992.00
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
AU341 ICT FIXTURE (@JABIL BEDFORD)                           $     2,657.56        $      (791.24)        $     1,866.32

                                                                        16 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     100404    0    160711   30/06/2000   25848    JP5KC02591        AGILENT NETWORK ANALYZER E5100A
 63     100354    0    160220   30/06/2000   25866    EM9931001032      UPS MATRIX 5000XR
 63     100355    0    160220   30/06/2000   25868    0017503-9928001   SUN SYSTEM RACK
 61     100946    0    160220   30/09/2000   25870    71243             TRANSMITTER MODULE
 61     100877    0    160220   30/09/2000   25871    WD-2 409110       HARMONIC PLATFORM W/ POWER SUPPLY & 1550 XMTR 7706
 50     75932     0    160140   30/06/2000   25879    NONE              ICT FIXTURE DCU20E FOR DOVATRON
 50     75934     0    160140   30/06/2000   25880    NONE              ICT FIXTURE DCU 10G FOR DOVATRON
 50     75933     0    160140   30/06/2000   25881    NONE              ICT FIXTURE LIU 40P FOR DOVATRON
 50     76879     0    160140   31/03/2002   25896    45-021-69         ICT FIXTURE 45-021-69 OIU92DP
 61     100389    0    160220   30/06/2000   25921    38002535          AUTOTAPE LOADER & EXAPACK
 50     75969     0    160140   31/07/2000   25937    4102099B          QCU60B ICT FIXTURE
 61     100947    0    160220   30/09/2000   25974    M3830026          NOISECOM NOISE GENERATOR
 50     75993     0    160140   31/08/2000   25984    41-908-30E        ICT FIXTURE 41-908-30E (@ JABIL BEDFORD)
 50     76547     0    160140   31/07/2001   25987    NONE              ICT FIXTURE QDU50 41-050-52 (@JABIL FLORIDA)
 50     76497     0    160140   30/06/2001   25988    41-050-33         ICT FIXTURE 41-050-33 TTI TESTRON (@JABIL BEDFORD)
 50     75992     0    160140   31/08/2000   25989    41-021-49L4       ICT FIXTURE 41-021-49L4 OIU49 (@JABIL FLORIDA)
 50     76498     0    160140   30/06/2001   25990    41-050-30 BBC     ICT FIXTURE 41-050-30 BBC - TTI TESTRON (@JABIL FL
 50     76499     0    160140   30/06/2001   25992    45-050-53         ICT FIXTURE 45-050-53 CCU1-DS3 (@JABIL BEDFORD)
 50     76500     0    160140   30/06/2001   25996    41-050-37         ICT FIXTURE 41-050-37 CCU10MB TTI TESTRON (JABIL F
 50     76614     0    160140   31/08/2001   25997    41-008-205A       DCU 205/206 ICT FIXTURE 41-008-205A (@JABIL BEDFD)
 61     100667    0    160220   31/08/2000   26002    B013182           4-CHANNEL DPO OSCILLOSCOPE
 61     100625    0    160220   31/07/2000   26054                      DISC*S MX SYSTEM FOR SW LAB
 61     100948    0    160220   30/09/2000   26057    US40241315        ESA-E SERIES SPECTRUM ANALYZER
 61     100721    0    160220   31/08/2000   26058    B010116           TEKTRONIX LOGIC ANALYZER
 61     100666    0    160220   31/08/2000   26073    US38320885        AGILENT POWER SUPPLY
 61     100668    0    160220   31/08/2000   26074    E1-0011228        HIGH POWER DECADE RESISTOR (1 OHM RESOLUTION)
 61     100669    0    160220   31/08/2000   26075    E1-0011230        HIGH POWER DECADE RESISTOR (0.001 OHM RESOLUTION)
 61     100670    0    160220   31/08/2000   26076    E1-0011229        HIGH POWER DECADE RESISTOR (0.01 OHM RESOLUTION)
 61     100671    0    160220   31/08/2000   26077    B034719           CURRENT MEASUREMENT SYSTEM (100A)
 61     100774    0    160220   31/08/2000   26078    BF-0008           PCM CHANNEL MEASURING SET, PCM-4
 61     102168    0    160220   31/03/2001   26094    3002759           RACK MOUNT PC (PLEX WRITER MCC3500)
 61     102167    0    160220   31/03/2001   26095    3002758           RACK MOUNT PC (PLEX WRITER MCC3500)
 61     102166    0    160220   31/03/2001   26096    3002757           RACK MOUNT PC (PLEX WRITER MCC3500)
 61     100772    0    160220   31/08/2000   26121    29378 AND 71435   FLEXDS PCI EMULATOR BOARD WITH JTAG POD 3V/5V
 61     100773    0    160220   31/08/2000   26122    29456 AND 71587   FLEXDS PCI EMULATOR BOARD WITH JTAG POD 3V/5V
 61     103228    0    160318   31/03/2002   26130    266141            FORE ATM SWITCH ASX-200BX
 60     101743    0    160329   28/02/2001   26136    S010010115        SONY DVCAM DSPWS CAMCORDER
 60     102981    0    160329   31/10/2001   26136                      SONY SHIPPING CASE FOR VIDEO CAMERA ASSET 101743
 60     101622    0    160329   28/02/2001   26137    P25779            POWER SUPPLY AND PHOTOGRAPHIC LIGHTING EQUIPMENT
 61     100785    0    160220   31/08/2000   26141    US37035488        DATA ACQUISITION/SWITCH UNIT
 61     100786    0    160220   31/08/2000   26142    US37035537        DATA ACQUISITION/SWITCH UNIT
 61     100787    0    160220   31/08/2000   26143    US37248236        20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     100788    0    160220   31/08/2000   26144    US37248237        20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     100789    0    160220   31/08/2000   26145    US37248238        20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     100790    0    160220   31/08/2000   26146    US37248239        20-CHANNEL ARMATURE MULTIPLEXER MODULE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
AGILENT NETWORK ANALYZER E5100A                              $    19,290.32        $    (8,498.00)        $    10,792.32
UPS MATRIX 5000XR                                            $     5,220.56        $    (3,222.14)        $     1,998.42
SUN SYSTEM RACK                                              $     7,694.65        $    (4,745.40)        $     2,949.25
TRANSMITTER MODULE                                           $    26,372.47        $   (11,618.47)        $    14,754.00
HARMONIC PLATFORM W/ POWER SUPPLY & 1550 XMTR 7706           $    25,963.78        $   (11,439.96)        $    14,523.82
ICT FIXTURE DCU20E FOR DOVATRON                              $     5,552.00        $    (2,448.18)        $     3,103.82
ICT FIXTURE DCU 10G FOR DOVATRON                             $     5,911.00        $    (2,605.93)        $     3,305.07
ICT FIXTURE LIU 40P FOR DOVATRON                             $     8,590.00        $    (3,786.33)        $     4,803.67
ICT FIXTURE 45-021-69 OIU92DP                                $     7,268.90        $    (2,164.98)        $     5,103.92
AUTOTAPE LOADER & EXAPACK                                    $     5,870.39        $    (2,587.82)        $     3,282.57
QCU60B ICT FIXTURE                                           $     7,976.00        $    (3,515.00)        $     4,461.00
NOISECOM NOISE GENERATOR                                     $     7,034.24        $    (3,099.49)        $     3,934.75
ICT FIXTURE 41-908-30E (@ JABIL BEDFORD)                     $    10,748.28        $    (4,736.28)        $     6,012.00
ICT FIXTURE QDU50 41-050-52 (@JABIL FLORIDA)                 $    36,943.68        $   (10,995.51)        $    25,948.17
ICT FIXTURE 41-050-33 TTI TESTRON (@JABIL BEDFORD)           $     5,350.20        $    (1,592.45)        $     3,757.75
ICT FIXTURE 41-021-49L4 OIU49 (@JABIL FLORIDA)               $     5,027.93        $    (2,217.36)        $     2,810.57
ICT FIXTURE 41-050-30 BBC - TTI TESTRON (@JABIL FL           $     5,148.41        $    (1,533.74)        $     3,614.67
ICT FIXTURE 45-050-53 CCU1-DS3 (@JABIL BEDFORD)              $     2,256.25        $      (672.68)        $     1,583.57
ICT FIXTURE 41-050-37 CCU10MB TTI TESTRON (JABIL F           $    10,896.05        $    (3,243.30)        $     7,652.75
DCU 205/206 ICT FIXTURE 41-008-205A (@JABIL BEDFD)           $     6,665.91        $    (1,985.84)        $     4,680.07
4-CHANNEL DPO OSCILLOSCOPE                                   $     6,628.68        $    (2,920.11)        $     3,708.57
DISC*S MX SYSTEM FOR SW LAB                                  $    23,022.69        $   (10,141.27)        $    12,881.42
ESA-E SERIES SPECTRUM ANALYZER                               $    16,659.08        $    (7,338.41)        $     9,320.67
TEKTRONIX LOGIC ANALYZER                                     $    21,743.10        $    (9,580.53)        $    12,162.57
AGILENT POWER SUPPLY                                         $     4,239.49        $    (1,868.99)        $     2,370.50
HIGH POWER DECADE RESISTOR (1 OHM RESOLUTION)                $     1,816.04        $      (802.72)        $     1,013.32
HIGH POWER DECADE RESISTOR (0.001 OHM RESOLUTION)            $     2,314.01        $    (1,021.09)        $     1,292.92
HIGH POWER DECADE RESISTOR (0.01 OHM RESOLUTION)             $     2,030.68        $      (898.43)        $     1,132.25
CURRENT MEASUREMENT SYSTEM (100A)                            $     4,436.98        $    (1,954.81)        $     2,482.17
PCM CHANNEL MEASURING SET, PCM-4                             $    56,547.78        $   (24,910.53)        $    31,637.25
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
FLEXDS PCI EMULATOR BOARD WITH JTAG POD 3V/5V                $     4,324.59        $    (1,905.09)        $     2,419.50
FLEXDS PCI EMULATOR BOARD WITH JTAG POD 3V/5V                $     4,324.59        $    (1,905.09)        $     2,419.50
FORE ATM SWITCH ASX-200BX                                    $     5,626.94        $    (1,674.94)        $     3,952.00
SONY DVCAM DSPWS CAMCORDER                                   $    32,396.41        $    (9,990.41)        $    22,406.00
SONY SHIPPING CASE FOR VIDEO CAMERA ASSET 101743             $       419.50        $       (87.00)        $       332.50
POWER SUPPLY AND PHOTOGRAPHIC LIGHTING EQUIPMENT             $     5,333.97        $    (1,646.47)        $     3,687.50
DATA ACQUISITION/SWITCH UNIT                                 $     1,284.68        $      (567.01)        $       717.67
DATA ACQUISITION/SWITCH UNIT                                 $     1,284.68        $      (567.01)        $       717.67
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75

                                                                        17 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     100791    0    160220   31/08/2000   26147    US3728240         20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     100792    0    160220   31/08/2000   26148    US37248241        20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     103354    0    160309   31/05/2002   26149    99353964          Fore ATM Switch ASX-200BX :   Rob Mapes
 61     103359    0    160309   31/05/2002   26150    99155052          Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     101394    0    160220   30/11/2000   26164    BX-0049           DOMINO WAN WITH 1.544 Mb/s INTERFACE CARD
 61     101395    0    160220   30/11/2000   26165    AG-0143           DOMINO FE
 61     101396    0    160220   30/11/2000   26166    AG-0144           DOMINO FE
 62     101376    0    160220   30/11/2000   26168    0014698-9836KN0   SUN 21" MONITOR
 63     101375    0    160220   30/11/2000   26170    FW83830233        SUN ULTRA 10 CREATOR PC
 61     103229    0    160318   31/03/2002   26172    99325305          FORE 8-PORT ETHERNET SWITCH ES-3810
 61     103355    0    160309   31/05/2002   26173    99354008          Fore ATM Switch ASX-200BX :   Rob Mapes
 63     100768    0    160220   31/08/2000   26218    16IG4             DELL POWEREDGE 6300 SERVER
 61     100879    0    160220   30/09/2000   26221    253               MATRIX ASX-16C MULTIPLE FREQUENCY SIGNAL GENERATOR
 61     100841    0    160220   30/09/2000   26222    114               MODEL AFS-12WB SWITCHABLE FILTER BANK
 61     100811    0    160220   31/08/2000   26226    D907BZQ30263      COMPAQ PROLIANT SERVER
 61     100812    0    160220   31/08/2000   26227    D907BZQ30277      COMPAQ PROLIANT SERVER
 62     100815    0    160220   31/08/2000   26229    SU3000RM36        SMART UPS 3000 RACKMOUNT
 61     100808    0    160220   31/08/2000   26230    5662963           BARCO GEMINI MN 2VHF
 61     100809    0    160220   31/08/2000   26232    5642308           BARCO GEMINI MN 2VHF
 61     100855    0    160220   30/09/2000   26255    N5597             EST Emulator: visionNET MPC8XX/5XX NET
 61     100857    0    160220   30/09/2000   26256    N5599             EST Emulator: visionNET MPC8XX/5XX NET
 61     100856    0    160220   30/09/2000   26257    N5598             EST Emulator: visionNET MPC8XX/5XX NET
 61     100854    0    160220   30/09/2000   26258    N5596             EST Emulator: visionNET MPC8XX/5XX NET
 61     100858    0    160220   30/09/2000   26259    19225             CODETEST 80960CX W/ PROBE & SOFTWARE (ID# 821521)
 61     100878    0    160711   30/09/2000   26260    WD-2 409086       HARMONIC PLATFORM W/ POWER SUPPLY & 1550 XMTR 7706
 61     100981    0    160220   30/09/2000   26261    N5914             EST 8260 EMULATOR FOR MEDIA GATEWAY
 61     101297    0    160220   30/11/2000   26262    N2201314          WINDRIVER VISION ICE II
 61     101298    0    160220   30/11/2000   26263    N2201315          WINDRIVER VISION ICE II
 61     101299    0    160220   30/11/2000   26264    N2201316          WINDRIVER VISION ICE II
 61     101300    0    160220   30/11/2000   26265    N2201317          WINDRIVER VISION ICE II
 50     76234     0    160140   28/02/2001   26267    41-050-30         FUNCTIONAL TEST FIXTURE BBC1 41-050-30
 50     76235     0    160140   28/02/2001   26268    41-050-30         ICT TEST FIXTURE BBC1 41-050-30
 50     76236     0    160140   28/02/2001   26269    41-050-26         ICT TEST FIXTURE BOIU521 41-050-26
 50     76237     0    160140   28/02/2001   26270    41-908-30A        FUNCTIONAL TEST FIXTURE HCU30A 41-908-30A
 50     76239     0    160140   28/02/2001   26272    41-050-24         ICT TEST FIXTURE QOIU511 41-050-24
 50     76240     0    160140   28/02/2001   26273    41-050-33         FUNCTIONAL TEST FIXTURE SDC1 41-050-33
 50     76241     0    160140   28/02/2001   26274    41-050-33A        ICT TEST FIXTURE SDC1A 41-050-33A
 61     101048    0    160220   31/10/2000   26279    BD159718          JDS UNIPHASE HAND HELD VARIABLE OPTICAL ATTENUATOR
 61     101049    0    160220   31/10/2000   26280    BD159719          JDS UNIPHASE HAND HELD VARIABLE OPTICAL ATTENUATOR
 61     100986    0    160220   30/09/2000   26283    7951              SMARTBITS 2000
 62     100912    0    160220   30/09/2000   26285    SFW94831323       SUN ULTRA 10 WORKSTATION
 62     100914    0    160220   30/09/2000   26286    0014698-9929KN0   SUN 21" MONITOR
 62     100913    0    160220   30/09/2000   26287    SFW94831520       SUN ULTRA 10 WORKSTATION
 62     100915    0    160220   30/09/2000   26288    0014698-9929KN0   SUN 21" MONITOR
 61     100888    0    160220   30/09/2000   26292    7228              SMARTBITS-2000 W/ ML-7710

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.35        $      (176.60)        $       216.75
Fore ATM Switch ASX-200BX :   Rob Mapes                      $     5,966.35        $    (3,233.03)        $     2,733.32
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     4,103.66        $    (2,222.66)        $     1,881.00
DOMINO WAN WITH 1.544 Mb/s INTERFACE CARD                    $     8,499.35        $    (3,747.10)        $     4,752.25
DOMINO FE                                                    $    12,449.72        $    (5,485.47)        $     6,964.25
DOMINO FE                                                    $    12,449.63        $    (5,485.38)        $     6,964.25
SUN 21" MONITOR                                              $     1,687.83        $    (1,571.16)        $       116.67
SUN ULTRA 10 CREATOR PC                                      $     6,416.04        $    (3,959.04)        $     2,457.00
FORE 8-PORT ETHERNET SWITCH ES-3810                          $     2,674.23        $      (797.66)        $     1,876.57
Fore ATM Switch ASX-200BX :   Rob Mapes                      $     5,302.64        $    (2,872.64)        $     2,430.00
DELL POWEREDGE 6300 SERVER                                   $    12,108.85        $    (7,467.68)        $     4,641.17
MATRIX ASX-16C MULTIPLE FREQUENCY SIGNAL GENERATOR           $    30,964.70        $   (13,640.38)        $    17,324.32
MODEL AFS-12WB SWITCHABLE FILTER BANK                        $    20,191.75        $    (8,895.68)        $    11,296.07
COMPAQ PROLIANT SERVER                                       $     3,626.61        $    (1,600.36)        $     2,026.25
COMPAQ PROLIANT SERVER                                       $     3,626.61        $    (1,600.36)        $     2,026.25
SMART UPS 3000 RACKMOUNT                                     $     1,627.79        $    (1,515.29)        $       112.50
BARCO GEMINI MN 2VHF                                         $     3,906.69        $    (1,723.77)        $     2,182.92
BARCO GEMINI MN 2VHF                                         $     3,752.70        $    (1,655.95)        $     2,096.75
EST Emulator: visionNET MPC8XX/5XX NET                       $     7,623.78        $    (3,359.61)        $     4,264.17
EST Emulator: visionNET MPC8XX/5XX NET                       $     7,623.78        $    (3,359.61)        $     4,264.17
EST Emulator: visionNET MPC8XX/5XX NET                       $     7,623.78        $    (3,359.61)        $     4,264.17
EST Emulator: visionNET MPC8XX/5XX NET                       $     7,623.78        $    (3,359.61)        $     4,264.17
CODETEST 80960CX W/ PROBE & SOFTWARE (ID# 821521)            $    22,014.86        $    (9,697.44)        $    12,317.42
HARMONIC PLATFORM W/ POWER SUPPLY & 1550 XMTR 7706           $    25,963.76        $   (11,439.94)        $    14,523.82
EST 8260 EMULATOR FOR MEDIA GATEWAY                          $     8,989.08        $    (3,962.66)        $     5,026.42
WINDRIVER VISION ICE II                                      $     6,056.87        $    (2,670.05)        $     3,386.82
WINDRIVER VISION ICE II                                      $     6,056.87        $    (2,670.05)        $     3,386.82
WINDRIVER VISION ICE II                                      $     6,056.87        $    (2,670.05)        $     3,386.82
WINDRIVER VISION ICE II                                      $     6,056.83        $    (2,670.01)        $     3,386.82
FUNCTIONAL TEST FIXTURE BBC1 41-050-30                       $    23,750.00        $   (10,462.25)        $    13,287.75
ICT TEST FIXTURE BBC1 41-050-30                              $    24,675.00        $   (10,869.25)        $    13,805.75
ICT TEST FIXTURE BOIU521 41-050-26                           $    26,751.00        $   (11,784.50)        $    14,966.50
FUNCTIONAL TEST FIXTURE HCU30A 41-908-30A                    $    34,950.00        $   (15,395.58)        $    19,554.42
ICT TEST FIXTURE QOIU511 41-050-24                           $    49,156.00        $   (21,654.75)        $    27,501.25
FUNCTIONAL TEST FIXTURE SDC1 41-050-33                       $    26,950.00        $   (11,870.83)        $    15,079.17
ICT TEST FIXTURE SDC1A 41-050-33A                            $    24,675.00        $   (10,869.25)        $    13,805.75
JDS UNIPHASE HAND HELD VARIABLE OPTICAL ATTENUATOR           $     2,403.15        $    (1,060.83)        $     1,342.32
JDS UNIPHASE HAND HELD VARIABLE OPTICAL ATTENUATOR           $     2,403.15        $    (1,060.83)        $     1,342.32
SMARTBITS 2000                                               $    22,824.04        $   (10,055.29)        $    12,768.75
SUN ULTRA 10 WORKSTATION                                     $     4,589.61        $    (4,270.86)        $       318.75
SUN 21" MONITOR                                              $     1,462.11        $    (1,361.29)        $       100.82
SUN ULTRA 10 WORKSTATION                                     $     4,589.61        $    (4,270.86)        $       318.75
SUN 21" MONITOR                                              $     1,462.11        $    (1,361.29)        $       100.82
SMARTBITS-2000 W/ ML-7710                                    $    77,795.71        $   (34,267.89)        $    43,527.82

                                                                        18 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
 61     100884    0    160220   30/09/2000   26293    BR011179          PACE TF2000 BGA/CSP REWORK SYSTEM
 61     100896    0    160220   30/09/2000   26294    US40020447        HP LOGIC ANALYZER
 61     100895    0    160220   30/09/2000   26295    B014712           TEK PORTABLE OSCILLOSCOPE
 61     100881    0    160220   30/09/2000   26297    120GD & 11TAW     ABACUS BULK CALL SIMULATOR BASE SYSTEM W/ MODULES
 61     100889    0    160220   30/09/2000   26298    17060             SMARTBITS CHASSIS, 20 SLOT
 61     100883    0    160220   30/09/2000   26299    991006280N        LABCONCO STERILE AIR BENCH
 61     100882    0    160220   30/09/2000   26321    11WYJ             ABACUS RING GENERATOR SHELF
 61     100984    0    160220   30/09/2000   26322    6100061624        ANRITSU MS9710C OPTICAL SPECTRUM ANALYZER
 61     101397    0    160220   30/11/2000   26323    BD159732          JDS VARIABLE OPTICAL ATTENUATOR
 61     101398    0    160220   30/11/2000   26324    BD159733          JDS VARIABLE OPTICAL ATTENUATOR
 61     101399    0    160220   30/11/2000   26325    BD159734          JDS VARIABLE OPTICAL ATTENUATOR
 61     101138    0    160220   31/10/2000   26326    GB18300604        AGILENT OMNIBER 718 COMMS ANALYZER WITH OPTIONS
 61     100925    0    160220   30/09/2000   26327                      UPGRADE ENU COMPONENTS ADDED TO ASSET# 26327
 61     100917    0    160220   30/09/2000   26327                      MDMS SHELF AND CARDS
 61     100932    0    160220   30/09/2000   26328    11993722          REDCOM MDX SHELF
 61     100933    0    160220   30/09/2000   26329    11993721          REDCOM MDX SHELF
 61     100934    0    160220   30/09/2000   26330    11993720          REDCOM MDX SHELF
 61     102702    0    160220   31/07/2001   26331    179232TX          MDS SHELF (41-050-51) FOR FP-1060 SYSTEMS TEST
 61     103130    0    160220   31/01/2002   26333    378977TX          FTTH PHASE II SW TEST BED BAY 1
 61     103131    0    160220   31/01/2002   26334    378983TX          FTTH PHASE II SW TEST BED BAY 1
 61     102985    0    160220   31/10/2001   26335                      TEST BED FTTH PHASE II SYSTEMS TEST
 61     103023    0    160220   31/12/2001   26335                      FTTH PHASE II TEST BED - ADDED CARDS
 61     102986    0    160220   31/10/2001   26336                      TEST BED FTTH PHASE II SYSTEMS TEST
 61     103024    0    160220   31/12/2001   26336                      FTTH PHASE II TEST BED - ADDED CARDS
 61     103129    0    160220   31/01/2002   26337    179526            FTTH NEB's SHELVES & CARDS
 61     100935    0    160220   30/09/2000   26338    4999279           SQUIRT ANALOG BULK CALL GENERATOR
 61     100941    0    160220   30/09/2000   26339    4999174           SQUIRT ANALOG BULK CALL GENERATOR
 61     100942    0    160220   30/09/2000   26340    4999175           SQUIRT ANALOG BULK CALL GENERATOR
 61     100944    0    160220   30/09/2000   26341    4999218           SQUIRT ANALOG BULK CALL GENERATOR
 61     100943    0    160220   30/09/2000   26342    4299335           SQUIRT ANALOG BULK CALL GENERATOR
 61     100937    0    160220   30/09/2000   26343    4999281           SQUIRT ANALOG BULK CALL GENERATOR
 61     100936    0    160220   30/09/2000   26344    4999280           SQUIRT ANALOG BULK CALL GENERATOR
 61     100938    0    160220   30/09/2000   26345    4999266           ISDN BULK CALL GENERATOR
 61     100945    0    160220   30/09/2000   26346    4999220           SQUIRT ANALOG BULK CALL GENERATOR
 61     101103    0    160220   31/10/2000   26347                      MDS SHELF 4105051L0
 61     101104    0    160220   31/10/2000   26348                      MDS SHELF 4105051L0
 61     102707    0    160220   31/07/2001   26349    NONE              MDS SHELF (41-050-51L0)FOR FTTH II HW TEST BEDS#11
 61     101066    0    160220   31/10/2000   26372    00PTSP2063        TPI 550B+ PORTABLE TEST SET
 61     101067    0    160220   31/10/2000   26373    00PTSP2064        TPI 550B+ PORTABLE TEST SET
 61     102987    0    160220   31/10/2001   26394                      TEST BED FTTH PHASE II SYSTEMS TEST
 61     103025    0    160220   31/12/2001   26394                      FTTH PHASE II TEST BED - ADDED CARDS
 61     102709    0    160220   31/07/2001   26395    179536            MDS SHELF (41-050-51L0) FOR SW SUSTAINING GROUP
 61     102837    0    160220   31/08/2001   26396    179539            MDS SHELF 41-050-51L0
 61     102838    0    160220   31/08/2001   26397    179542            MDS SHELF 41-050-51L0
 61     102713    0    160220   31/07/2001   26398    179535            MDS SHELF (41-050-51L0) FOR FTTH SHADOW SYSTEM

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
PACE TF2000 BGA/CSP REWORK SYSTEM                            $    33,558.47        $   (14,785.55)        $    18,772.92
HP LOGIC ANALYZER                                            $    41,463.42        $   (18,266.10)        $    23,197.32
TEK PORTABLE OSCILLOSCOPE                                    $     9,521.27        $    (4,197.20)        $     5,324.07
ABACUS BULK CALL SIMULATOR BASE SYSTEM W/ MODULES            $    76,718.84        $   (33,793.17)        $    42,925.67
SMARTBITS CHASSIS, 20 SLOT                                   $     4,460.25        $    (1,967.43)        $     2,492.82
LABCONCO STERILE AIR BENCH                                   $     8,304.42        $    (3,659.85)        $     4,644.57
ABACUS RING GENERATOR SHELF                                  $     2,487.07        $    (1,097.75)        $     1,389.32
ANRITSU MS9710C OPTICAL SPECTRUM ANALYZER                    $    58,063.14        $   (25,576.89)        $    32,486.25
JDS VARIABLE OPTICAL ATTENUATOR                              $     3,227.60        $    (1,424.10)        $     1,803.50
JDS VARIABLE OPTICAL ATTENUATOR                              $     3,227.60        $    (1,424.10)        $     1,803.50
JDS VARIABLE OPTICAL ATTENUATOR                              $     3,228.57        $    (1,424.07)        $     1,804.50
AGILENT OMNIBER 718 COMMS ANALYZER WITH OPTIONS              $    54,655.45        $   (24,075.13)        $    30,580.32
UPGRADE ENU COMPONENTS ADDED TO ASSET# 26327                 $    66,469.81        $   (29,279.14)        $    37,190.67
MDMS SHELF AND CARDS                                         $    56,798.30        $   (25,022.05)        $    31,776.25
REDCOM MDX SHELF                                             $    25,347.44        $   (11,167.27)        $    14,180.17
REDCOM MDX SHELF                                             $    25,347.44        $   (11,167.27)        $    14,180.17
REDCOM MDX SHELF                                             $    25,355.08        $   (11,172.51)        $    14,182.57
MDS SHELF (41-050-51) FOR FP-1060 SYSTEMS TEST               $     2,707.39        $      (806.14)        $     1,901.25
FTTH PHASE II SW TEST BED BAY 1                              $    27,190.45        $    (8,094.70)        $    19,095.75
FTTH PHASE II SW TEST BED BAY 1                              $    27,190.44        $    (8,094.69)        $    19,095.75
TEST BED FTTH PHASE II SYSTEMS TEST                          $    56,990.12        $   (16,962.62)        $    40,027.50
FTTH PHASE II TEST BED - ADDED CARDS                         $    31,203.81        $    (9,287.31)        $    21,916.50
TEST BED FTTH PHASE II SYSTEMS TEST                          $    56,990.12        $   (16,962.62)        $    40,027.50
FTTH PHASE II TEST BED - ADDED CARDS                         $    31,203.81        $    (9,287.31)        $    21,916.50
FTTH NEB's SHELVES & CARDS                                   $     9,938.23        $    (2,958.56)        $     6,979.67
SQUIRT ANALOG BULK CALL GENERATOR                            $    26,266.21        $   (11,572.46)        $    14,693.75
SQUIRT ANALOG BULK CALL GENERATOR                            $    24,941.68        $   (10,988.68)        $    13,953.00
SQUIRT ANALOG BULK CALL GENERATOR                            $    24,941.68        $   (10,988.68)        $    13,953.00
SQUIRT ANALOG BULK CALL GENERATOR                            $    20,245.06        $    (8,920.64)        $    11,324.42
SQUIRT ANALOG BULK CALL GENERATOR                            $    20,245.06        $    (8,920.64)        $    11,324.42
SQUIRT ANALOG BULK CALL GENERATOR                            $    26,266.21        $   (11,572.46)        $    14,693.75
SQUIRT ANALOG BULK CALL GENERATOR                            $    26,266.21        $   (11,572.46)        $    14,693.75
ISDN BULK CALL GENERATOR                                     $    22,497.98        $    (9,910.81)        $    12,587.17
SQUIRT ANALOG BULK CALL GENERATOR                            $    20,245.06        $    (8,920.64)        $    11,324.42
MDS SHELF 4105051L0                                          $     4,113.15        $    (1,814.15)        $     2,299.00
MDS SHELF 4105051L0                                          $     4,113.15        $    (1,814.15)        $     2,299.00
MDS SHELF (41-050-51L0)FOR FTTH II HW TEST BEDS#11           $     4,888.23        $    (1,456.98)        $     3,431.25
TPI 550B+ PORTABLE TEST SET                                  $     4,993.04        $    (2,201.54)        $     2,791.50
TPI 550B+ PORTABLE TEST SET                                  $     4,993.02        $    (2,201.52)        $     2,791.50
TEST BED FTTH PHASE II SYSTEMS TEST                          $    57,007.24        $   (16,966.92)        $    40,040.32
FTTH PHASE II TEST BED - ADDED CARDS                         $    31,213.18        $    (9,291.86)        $    21,921.32
MDS SHELF (41-050-51L0) FOR SW SUSTAINING GROUP              $     2,708.54        $      (806.29)        $     1,902.25
MDS SHELF 41-050-51L0                                        $     2,704.44        $      (806.19)        $     1,898.25
MDS SHELF 41-050-51L0                                        $     2,704.44        $      (806.19)        $     1,898.25
MDS SHELF (41-050-51L0) FOR FTTH SHADOW SYSTEM               $     4,887.89        $    (1,456.64)        $     3,431.25

                                                                        19 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     101379    0    160220   30/11/2000   26399    EC069719          HAND-HELD OPTICAL ATTENUATOR VA4 SERIES
 61     101064    0    160220   31/10/2000   26401                      LANTRONIX LRS32F REMOTE ACCESS SERVER
 61     101378    0    160220   30/11/2000   26402    3916A03300        1.8 GHz CABLE TV/VIDEO SPECTRUM ANALYZER
 61     101053    0    160220   31/10/2000   26403    CD023538          JDS UNIPHASE VARIABLE OPTICAL ATTENUATOR
 62     103151    0    160420   28/02/2002   26406    030C19D7          Sun StorEdge UniPack 20GB 8MM Tape Drive
 61     101015    0    160220   31/10/2000   26408    AJHJ-U1500017     FIREBERD 6000A COMMUNICATION ANALYZER
 61     101016    0    160220   31/10/2000   26409    AJAA-N1500005     T1/FT1 INTERFACE
 61     101017    0    160220   31/10/2000   26410    AJBJ-A1600002     DS1/T1 INTERFACE
 61     101018    0    160220   31/10/2000   26411    AJBJ-A1600001     DS1/T1 INTERFACE
 61     101019    0    160220   31/10/2000   26412    AJBK-T1300010     DDS DSO A/B INTERFACE
 61     101020    0    160220   31/10/2000   26413    AJBK-T1300011     DDS DSO A/B INTERFACE
 61     101010    0    160711   31/10/2000   26414    4499454           CRESCENDO ANALOG BASE UNIT W/ MODULES & LINE CARDS
 62     101011    0    160422   31/10/2000   26417    XB9011BCHNZ       APPLE POWERMAC G4
 62     101013    0    160220   31/10/2000   26418    CY9420J3H4B       APPLE 15" STUDIO DISPLAY MONITOR M7613
 62     101012    0    160220   31/10/2000   26419    XB9011HPHNZ       APPLE POWERMAC G4
 62     101014    0    160220   31/10/2000   26420    CY9420H8H4B       APPLE 15" STUDIO DISPLAY MONITOR M7613
 61     101058    0    160220   31/10/2000   26423    15837             T-BERD 310 COMM. ANALYZER W/310-5-DS3 JITTER OPT.
 61     101023    0    160220   31/10/2000   26433                      2000 CFM AIRFLOW CHAMBER
 61     101133    0    160220   31/10/2000   26434    119185            HARMONIC OPTICAL RECEIVER MODULE
 61     101135    0    160711   31/10/2000   26435    120P0             ABACUS ADVANCED BULK CALL SIMULATOR
 61     101136    0    160220   31/10/2000   26436    120NT             ABACUS ADVANCED BULK CALL SIMULATOR
 61     101624    0    160220   28/02/2001   26442    3928              NETCOM SYSTEMS SMARTBITS 200 W/ CASE
 61     101755    0    160220   28/02/2001   26442                      2 each : SMART BITS 10/100 BASE SMARTCARD ML-7710
 61     101756    0    160220   28/02/2001   26442                      1 each : SMART BITS ATM SMARTCARD AT-9045B
 61     101754    0    160711   28/02/2001   26443                      4 each : SMART BITS 10/100 BASE SMARTCARD ML-7710
 61     101625    0    160711   28/02/2001   26443    3922              NETCOM SYSTEMS SMARTBITS 200 W/ CASE
 61     101296    0    160220   30/11/2000   26444    AJHJ-V4100073     TTC FIREBERD 6000A COMMUNICATION ANALYZER W/MODULE
 60     101243    0    160140   31/10/2000   26447                      TERRA BOOTH
 60     101244    0    160140   31/10/2000   26448    NONE              TERRA BOOTH
 60     101248    0    160140   31/10/2000   26452                      TERRA TABLE
 60     101249    0    160140   31/10/2000   26453                      TERRA TABLE
 50     76081     0    160140   31/10/2000   26455    517               SUMITOMO MASS FUSION SPLICER TYPE 63
 50     76083     0    160140   31/10/2000   26459    6100021921        ANRITSU MT9810A OPTICAL TEST SYSTEM
 50     76084     0    160140   31/10/2000   26460    6100021922        ANRITSU MT9810A OPTICAL TEST SYSTEM
 50     76085     0    160140   31/10/2000   26461    6100007562        ANRITSU MN9662A OPTICAL SWITCH
 50     76086     0    160140   31/10/2000   26462    6100007563        ANRITSU MN9662A OPTICAL SWITCH
 50     76087     0    160140   31/10/2000   26463    92531-2X          EXFO LIGHTSOURCE MODULES
 50     76088     0    160140   31/10/2000   26464    92577-2X          EXFO LIGHT SOURCE MODULES
 61     101292    0    160220   30/11/2000   26465    121CZ             ZARAK ABACUS BULK CALL RACK W/MODULES
 61     101293    0    160220   30/11/2000   26466    121EA             ZARAK ABACUS BULK CALL RACK W/MODULES
 61     101294    0    160220   30/11/2000   26467    128AG             ZARAK ABACUS ADVANCED BULK CALL SIMULATOR CONTROL
 61     101295    0    160711   30/11/2000   26468    128AF             ZARAK ABACUS ADVANCED BULK CALL SIMULATOR CONTROL
 61     102976    0    160220   31/10/2001   26469                      TEST BED EQUIP SS & COMMON SHELF
 61     103038    0    160711   31/12/2001   26470                      TEST BED RT EQUIP FOR FTTH
 61     102977    0    160220   31/10/2001   26471                      TEST BED EQUIP HDD SC / COT COMMON

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
HAND-HELD OPTICAL ATTENUATOR VA4 SERIES                      $     2,403.11        $    (1,060.79)        $     1,342.32
LANTRONIX LRS32F REMOTE ACCESS SERVER                        $     4,099.72        $    (1,806.55)        $     2,293.17
1.8 GHz CABLE TV/VIDEO SPECTRUM ANALYZER                     $    16,184.03        $    (7,128.71)        $     9,055.32
JDS UNIPHASE VARIABLE OPTICAL ATTENUATOR                     $     3,144.66        $    (1,387.16)        $     1,757.50
Sun StorEdge UniPack 20GB 8MM Tape Drive                     $     3,170.75        $    (2,202.33)        $       968.42
FIREBERD 6000A COMMUNICATION ANALYZER                        $    13,602.38        $    (5,994.38)        $     7,608.00
T1/FT1 INTERFACE                                             $     3,118.86        $    (1,375.04)        $     1,743.82
DS1/T1 INTERFACE                                             $     1,987.14        $      (875.82)        $     1,111.32
DS1/T1 INTERFACE                                             $     1,987.14        $      (875.82)        $     1,111.32
DDS DSO A/B INTERFACE                                        $     1,665.16        $      (733.99)        $       931.17
DDS DSO A/B INTERFACE                                        $     1,667.57        $      (737.00)        $       930.57
CRESCENDO ANALOG BASE UNIT W/ MODULES & LINE CARDS           $    28,749.04        $   (12,667.37)        $    16,081.67
APPLE POWERMAC G4                                            $     3,810.25        $    (3,546.93)        $       263.32
APPLE 15" STUDIO DISPLAY MONITOR M7613                       $     1,399.28        $    (1,303.03)        $        96.25
APPLE POWERMAC G4                                            $     3,810.25        $    (3,546.93)        $       263.32
APPLE 15" STUDIO DISPLAY MONITOR M7613                       $     1,399.28        $    (1,303.03)        $        96.25
T-BERD 310 COMM. ANALYZER W/310-5-DS3 JITTER OPT.            $    15,642.13        $    (6,891.88)        $     8,750.25
2000 CFM AIRFLOW CHAMBER                                     $    21,650.00        $    (9,537.25)        $    12,112.75
HARMONIC OPTICAL RECEIVER MODULE                             $     1,889.15        $      (832.65)        $     1,056.50
ABACUS ADVANCED BULK CALL SIMULATOR                          $    16,147.88        $    (7,113.63)        $     9,034.25
ABACUS ADVANCED BULK CALL SIMULATOR                          $    16,147.86        $    (7,113.61)        $     9,034.25
NETCOM SYSTEMS SMARTBITS 200 W/ CASE                         $     5,142.60        $    (2,266.35)        $     2,876.25
2 each : SMART BITS 10/100 BASE SMARTCARD ML-7710            $     3,951.00        $    (1,742.58)        $     2,208.42
1 each : SMART BITS ATM SMARTCARD AT-9045B                   $     2,441.51        $    (1,076.09)        $     1,365.42
4 each : SMART BITS 10/100 BASE SMARTCARD ML-7710            $     7,902.02        $    (3,481.60)        $     4,420.42
NETCOM SYSTEMS SMARTBITS 200 W/ CASE                         $     5,149.00        $    (2,269.33)        $     2,879.67
TTC FIREBERD 6000A COMMUNICATION ANALYZER W/MODULE           $    12,757.26        $    (5,621.69)        $     7,135.57
TERRA BOOTH                                                  $     6,293.69        $    (1,942.19)        $     4,351.50
TERRA BOOTH                                                  $     6,264.36        $    (1,934.11)        $     4,330.25
TERRA TABLE                                                  $     1,294.04        $      (400.87)        $       893.17
TERRA TABLE                                                  $     1,294.04        $      (400.87)        $       893.17
SUMITOMO MASS FUSION SPLICER TYPE 63                         $    32,703.59        $   (14,405.92)        $    18,297.67
ANRITSU MT9810A OPTICAL TEST SYSTEM                          $     7,881.83        $    (3,473.66)        $     4,408.17
ANRITSU MT9810A OPTICAL TEST SYSTEM                          $     7,881.83        $    (3,473.66)        $     4,408.17
ANRITSU MN9662A OPTICAL SWITCH                               $     7,499.52        $    (3,304.85)        $     4,194.67
ANRITSU MN9662A OPTICAL SWITCH                               $     7,499.52        $    (3,304.85)        $     4,194.67
EXFO LIGHTSOURCE MODULES                                     $    13,499.07        $    (5,948.32)        $     7,550.75
EXFO LIGHT SOURCE MODULES                                    $    11,352.13        $    (5,001.31)        $     6,350.82
ZARAK ABACUS BULK CALL RACK W/MODULES                        $     8,940.38        $    (3,940.88)        $     4,999.50
ZARAK ABACUS BULK CALL RACK W/MODULES                        $     8,940.38        $    (3,940.88)        $     4,999.50
ZARAK ABACUS ADVANCED BULK CALL SIMULATOR CONTROL            $     8,940.38        $    (3,940.88)        $     4,999.50
ZARAK ABACUS ADVANCED BULK CALL SIMULATOR CONTROL            $     8,940.33        $    (3,940.83)        $     4,999.50
TEST BED EQUIP SS & COMMON SHELF                             $    12,429.82        $    (3,699.82)        $     8,730.00
TEST BED RT EQUIP FOR FTTH                                   $    69,133.32        $   (20,577.90)        $    48,555.42
TEST BED EQUIP HDD SC / COT COMMON                           $     2,389.82        $      (712.32)        $     1,677.50

                                                                        20 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     103039    0    160220   31/12/2001   26472                      TEST BED RT EQUIP FOR MX
 61     102978    0    160220   31/10/2001   26473                      TEST BED EQUIP SS / COMMON MX
 61     103132    0    160220   31/01/2002   26474    NONE              FTTH NEBS VIDEO RACK W/ EDFA BOOSTER & DIST
 61     102979    0    160220   31/10/2001   26474                      TEST BED EQUIP - VIDEO RACK
 62     103000    0    160220   31/03/2001   26475    0120409-0036LR3   SUN MICROSYSTEM 17" COLOR MONITOR
 63     103001    0    160220   31/03/2001   26476    049H2E29          SUN MICROSYSTEM E250 SERVER
 61     102727    0    160220   31/07/2001   26477    63672728          SMARTBITS 2000 W/ ML-7710 (QTY 16) ETHERNET CARDS
 61     102728    0    160220   31/07/2001   26478    63672773          SMARTBITS 2000 W/ AT-9045B (QTY 6) ATM SMARTCARDS
 61     101134    0    160220   31/10/2000   26479    US38001109        AGILENT E8403A VXI MAINFRAME W/MODULES
 61     102801    0    160220   31/08/2001   26479    DE40800809        AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE
 61     102802    0    160220   31/08/2001   26479    DE40800815        AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE
 61     102803    0    160220   31/08/2001   26479    DE40800821        AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE
 61     102804    0    160220   31/08/2001   26479    DE40800820        AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE
 61     102813    0    160220   31/08/2001   26479    NONE              AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER
 61     102814    0    160220   31/08/2001   26479    NONE              AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER
 61     102815    0    160220   31/08/2001   26479    NONE              AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER
 61     102816    0    160220   31/08/2001   26479    NONE              AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER
 61     102805    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102806    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102807    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102808    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102809    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102810    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102811    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102812    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     101626    0    160711   28/02/2001   26480    7762              SMARTBITS 2000+ W/ CARDS: OPTICS LAB
 61     101272    0    160220   30/11/2000   26488    DL41586           DLS400 ADSL WIRELINE SIMULATOR W/DL4-NIM (MODULE)
 61     101307    0    160220   30/11/2000   26489    4610              TTC FIREBERD 500 INTERNETWORK ANALYZER
 50     76168     0    160140   28/02/2001   26493    41-408-86         ICT FIXTURE DISC*S AU3/AU4
 50     76090     0    160140   28/02/2001   26494    41-020-48 OMU18   ICT FIXTURE DISC*S 41-020-48 OMU18 (@JABIL FLORIDA
 61     101787    0    160220   28/02/2001   26497    10060591L         LASER SOURCE TRANSMITTER 1310NM
 60     101286    0    160220   30/11/2000   26498    B9M09Z0111C       EPSON POWERLITE 710c PROJECTOR
 61     101424    0    160140   30/11/2000   26499    B011714           DIGITIZING OSCILLOSCOPE TDS540C
 61     102701    0    160220   31/07/2001   26500    0007-102          THERMONICS T-2500BE PRECISION TEMP. FORCING SYSTEM
 61     101437    0    160220   31/12/2000   26502    4500BGD           TEKTRONIX P6245-ACTIVE 1.5 GHz 10x-PROBE
 61     101438    0    160220   31/12/2000   26503    4500BFX           TEKTRONIX P6245-ACTIVE 1.5 GHz 10x-PROBE
 50     76167     0    160140   28/02/2001   26504    BOIU50            ICT FIXTURE BOIU50
 50     76242     0    160140   28/02/2001   26505    41-208-70C        ICT FIXTURE DISC*S TRU-21 REV.AA 41-208-70C (FLA.
 50     76548     0    160140   31/07/2001   26506    NONE              QDU50 - FUNCTIONAL TEST FIXTURE
 61     101263    0    160220   30/11/2000   26511    3911A07838        AGILENT RF SPECTRUM ANALYZER W/ ALL INTERNAL OPT.
 61     101139    0    160323   31/10/2000   26521                      MDS SHELF 41-050-51
 61     101140    0    160323   31/10/2000   26522                      F/A PANEL 4105002L1
 60     101616    0    160220   28/02/2001   26539    3448              SMART BOARD 580 PROJECTION SCREEN : RAC ROOM A314
 61     101311    0    160220   30/11/2000   26546    150496            AX/4000 BROADBAND TEST SYS MAINFRAME 16 SLOT W/MOD
 61     101380    0    160220   30/11/2000   26548                      LASER TRANSMITTER

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TEST BED RT EQUIP FOR MX                                     $    69,133.30        $   (20,577.88)        $    48,555.42
TEST BED EQUIP SS / COMMON MX                                $    12,970.66        $    (3,860.59)        $     9,110.07
FTTH NEBS VIDEO RACK W/ EDFA BOOSTER & DIST                  $    55,226.34        $   (16,437.84)        $    38,788.50
TEST BED EQUIP - VIDEO RACK                                  $    18,434.46        $    (5,487.96)        $    12,946.50
SUN MICROSYSTEM 17" COLOR MONITOR                            $       617.62        $      (574.70)        $        42.92
SUN MICROSYSTEM E250 SERVER                                  $     8,518.78        $    (5,253.78)        $     3,265.00
SMARTBITS 2000 W/ ML-7710 (QTY 16) ETHERNET CARDS            $    53,366.61        $   (15,882.94)        $    37,483.67
SMARTBITS 2000 W/ AT-9045B (QTY 6) ATM SMARTCARDS            $    40,242.58        $   (11,977.16)        $    28,265.42
AGILENT E8403A VXI MAINFRAME W/MODULES                       $   106,901.47        $   (47,089.15)        $    59,812.32
AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE              $     7,090.61        $    (2,110.54)        $     4,980.07
AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE              $     7,090.61        $    (2,110.54)        $     4,980.07
AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE              $     7,090.61        $    (2,110.54)        $     4,980.07
AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE              $     7,090.61        $    (2,110.54)        $     4,980.07
AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER           $     5,260.01        $    (1,566.69)        $     3,693.32
AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER           $     5,260.01        $    (1,566.69)        $     3,693.32
AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER           $     5,260.01        $    (1,566.69)        $     3,693.32
AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER           $     5,259.98        $    (1,566.66)        $     3,693.32
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
SMARTBITS 2000+ W/ CARDS: OPTICS LAB                         $    53,990.64        $   (23,781.89)        $    30,208.75
DLS400 ADSL WIRELINE SIMULATOR W/DL4-NIM (MODULE)            $    40,312.30        $   (17,757.73)        $    22,554.57
TTC FIREBERD 500 INTERNETWORK ANALYZER                       $    16,221.26        $    (7,147.44)        $     9,073.82
ICT FIXTURE DISC*S AU3/AU4                                   $     6,107.79        $    (2,692.04)        $     3,415.75
ICT FIXTURE DISC*S 41-020-48 OMU18 (@JABIL FLORIDA           $     7,071.25        $    (3,118.00)        $     3,953.25
LASER SOURCE TRANSMITTER 1310NM                              $     4,384.48        $    (1,934.23)        $     2,450.25
EPSON POWERLITE 710c PROJECTOR                               $     6,616.24        $    (2,042.42)        $     4,573.82
DIGITIZING OSCILLOSCOPE TDS540C                              $    19,108.54        $    (8,417.04)        $    10,691.50
THERMONICS T-2500BE PRECISION TEMP. FORCING SYSTEM           $    23,273.75        $    (6,927.33)        $    16,346.42
TEKTRONIX P6245-ACTIVE 1.5 GHz 10x-PROBE                     $     1,834.84        $      (811.27)        $     1,023.57
TEKTRONIX P6245-ACTIVE 1.5 GHz 10x-PROBE                     $     1,834.84        $      (811.27)        $     1,023.57
ICT FIXTURE BOIU50                                           $    13,556.90        $    (5,972.83)        $     7,584.07
ICT FIXTURE DISC*S TRU-21 REV.AA 41-208-70C (FLA.            $     9,077.86        $    (3,999.44)        $     5,078.42
QDU50 - FUNCTIONAL TEST FIXTURE                              $    32,735.11        $    (9,744.36)        $    22,990.75
AGILENT RF SPECTRUM ANALYZER W/ ALL INTERNAL OPT.            $    25,291.97        $   (11,144.15)        $    14,147.82
MDS SHELF 41-050-51                                          $     4,870.46        $    (2,146.46)        $     2,724.00
F/A PANEL 4105002L1                                          $     1,728.29        $      (762.37)        $       965.92
SMART BOARD 580 PROJECTION SCREEN : RAC ROOM A314            $     2,259.92        $      (696.75)        $     1,563.17
AX/4000 BROADBAND TEST SYS MAINFRAME 16 SLOT W/MOD           $    46,168.63        $   (20,337.31)        $    25,831.32
LASER TRANSMITTER                                            $     3,788.14        $    (1,670.32)        $     2,117.82

                                                                        21 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     101383    0    160220   30/11/2000   26590    9158              30 DEGREE TS4 SYSTEM
 61     101382    0    160220   30/11/2000   26591    9675              6 DEGREE TS4 SYSTEM
 61     101381    0    160220   30/11/2000   26592    149959            AX/4000 GENERATOR/ANALYZER
 61     101514    0    160220   28/02/2001   26593    GB40207862        AGILENT EPM RF POWER METER
 61     101407    0    160220   30/11/2000   26595    L827              NOISE BROADBAND GENERAL PURPOSE GENERATOR
 61     101425    0    160220   30/11/2000   26602    1858              MODEL 1414 PHOTODETECTOR, 25GHz
 61     101423    0    160220   30/11/2000   26603    B013684           DIGITAL PHOSPHOR OSCILLOSCOPE TDS3054
 61     101788    0    160220   28/02/2001   26604    813653            DIGITAL SOURCEMETER
 61     101520    0    160220   28/02/2001   26605    Q10576            UPGRADE QED-AMD & INTEL 186/188eA W/EXTRA PROBE
 61     101431    0    160220   31/12/2000   26606    4799612           BASIC RATE ISDN BULK CALL GENERATOR AM2S-B
 61     101432    0    160220   31/12/2000   26608    4999219           SQUIRT ANALOG BULK CALL GENERATOR AM2S-A
 50     76546     0    160140   31/07/2001   26618    TEST SET# 1717    RF RETURN AUTO TEST SET #1717 (@JABIL MEMPHIS)
 50     76488     0    160140   30/06/2001   26620    NONE              HSU FUNCTIONAL TEST SET
 50     76488     1    160140   31/03/2002   26620    NONE              HSU FUNCTIONAL TEST SET
 50     76810     0    160140   28/02/2002   26626    NONE              FTTH (QOIU) MFG TEST SET #1718 (2 BAYS)
 50     76345     0    160140   31/03/2001   26627    CAL TS1719        DISC*S MX BROADBAND OIU TEST SET #1719
 50     76493     0    160140   30/06/2001   26627    CAL TS1719        DISC*S MX BROADBAND OIU TEST SET #1719 ADDITION
 50     76245     0    160140   28/02/2001   26629    NONE              ICT FIXTURE DTU1D 4102052D AT CMC
 63     102507    0    160220   30/06/2001   26631    12260026W         CONSOLE SERVER 3200 CHASSIS W/CARDS
 61     101523    0    160220   28/02/2001   26632    107117-32         EXFO: LASERLIGHT SOURCE P/N: IQ-2123BLC-88
 61     101524    0    160220   28/02/2001   26633    SSXDSL003600804   SUNSET xDSL FULL CHASSIS BASE UNIT W/ MODULES
 50     76346     0    160140   31/03/2001   26636    CAL TS1722        DISC*S MX BROADBAND OIU TEST SET #1722
 50     76494     0    160140   30/06/2001   26636    CAL TS1722        DISC*S MX BROADBAND OIU TEST SET #1722 ADDITION
 61     101654    0    160220   28/02/2001   26637    DL91782           DLS 90 26A WG-9.35KFT WIRELINE SIMULATOR
 61     102718    0    160220   31/07/2001   26640    498103            ASX-200BX/AC BOX W/CARDS
 61     101789    0    160220   28/02/2001   26643    321179            PROGRAMMABLE RF ATTENUATOR
 61     103251    0    160334   31/03/2002   26644    NONE              FITL RDT 1, TrainRDT 1-1 (Bay Frame 1-1) w/ 2 ONUs
 62     104068    0    160220   30/06/2001   26669    B6YSJ01           DELL OPTIPLEX GX110 PC
 50     76336     0    160220   31/03/2001   26681    C0106             CALTEX MICROSCOPE SYSTEM
 60     101501    0    160220   28/02/2001   26682                      AERO GO PLANK SYSTEM
 60     101502    0    160220   28/02/2001   26683                      AERO GO PLANK SYSTEM
 60     101505    0    160220   28/02/2001   26686                      AERO GO PLANK SYSTEM
 60     101506    0    160220   28/02/2001   26687                      AERO GO PLANK SYSTEM
 50     76483     0    160140   30/06/2001   26688    NONE              DCU 205/206 FIXTURE - AGILENT
 50     76484     0    160140   30/06/2001   26689    NONE              DAU1 FIXTURE - AGILENT
 50     76634     0    160140   31/08/2001   26690    CAL TS1989        DISC*S COPPER ADSL SYSTEM TEST SET (TS1989)
 50     77141     0    160140   31/12/2002   26690    CAL TS1989        IMA SYSTEM TEST SET UPGRADE (TS1989)
 50     76634     1    160140   30/06/2002   26690    CAL TS1989        DISC*S COPPER ADSL SYSTEM TEST SET (TS1989)
 50     76173     0    160140   28/02/2001   26691    41-208-61J        SPU2J FAB REVISION AA ICT FIXTURE 41-208-61J
 50     76174     0    160140   28/02/2001   26692    41-408-611A       SPU31A FAB REVISION AA ICT FIXTURE 41-408-611A
 50     76501     0    160140   30/06/2001   26693    41-050-32         ICT FIXTURE 41-050-32 DPU3 - RNS INTERNATIONAL
 50     76377     0    160140   31/05/2001   26694    43-020-74AA       OIU72 ICT FIXTURE 43-020-74 REV.AA (JABIL BEDFORD)
 50     76343     0    160140   31/03/2001   26695    41-308-22 HSU1    ICT FIXTURE 41-308-22 HSU1 (@ JABIL BEDFORD)
 50     76175     0    160140   28/02/2001   26696    41-008-40R        LIU1R FAB REVISION AA ICT FIXTURE   41-008-40R
 50     76175     1    160140   30/09/2002   26696    41-008-40R        LIU2 IN CIRCUIT TEST SET (MODIFICATION TO LIU1R)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
30 DEGREE TS4 SYSTEM                                         $     6,642.22        $    (2,925.80)        $     3,716.42
6 DEGREE TS4 SYSTEM                                          $     8,302.78        $    (3,660.21)        $     4,642.57
AX/4000 GENERATOR/ANALYZER                                   $    25,114.00        $   (11,063.00)        $    14,051.00
AGILENT EPM RF POWER METER                                   $     5,460.51        $    (2,408.09)        $     3,052.42
NOISE BROADBAND GENERAL PURPOSE GENERATOR                    $     7,023.46        $    (3,097.14)        $     3,926.32
MODEL 1414 PHOTODETECTOR, 25GHz                              $     4,675.43        $    (2,060.11)        $     2,615.32
DIGITAL PHOSPHOR OSCILLOSCOPE TDS3054                        $    11,280.36        $    (4,970.69)        $     6,309.67
DIGITAL SOURCEMETER                                          $     3,780.93        $    (1,668.51)        $     2,112.42
UPGRADE QED-AMD & INTEL 186/188eA W/EXTRA PROBE              $     9,845.34        $    (4,339.09)        $     5,506.25
BASIC RATE ISDN BULK CALL GENERATOR AM2S-B                   $    44,342.85        $   (19,534.28)        $    24,808.57
SQUIRT ANALOG BULK CALL GENERATOR AM2S-A                     $    20,245.02        $    (8,920.60)        $    11,324.42
RF RETURN AUTO TEST SET #1717 (@JABIL MEMPHIS)               $   207,394.49        $   (61,725.49)        $   145,669.00
HSU FUNCTIONAL TEST SET                                      $   154,660.67        $   (46,030.42)        $   108,630.25
HSU FUNCTIONAL TEST SET                                      $       848.52        $      (253.70)        $       594.82
FTTH (QOIU) MFG TEST SET #1718 (2 BAYS)                      $   110,312.96        $   (32,830.71)        $    77,482.25
DISC*S MX BROADBAND OIU TEST SET #1719                       $   233,020.98        $  (102,641.56)        $   130,379.42
DISC*S MX BROADBAND OIU TEST SET #1719 ADDITION              $     1,629.46        $      (486.39)        $     1,143.07
ICT FIXTURE DTU1D 4102052D AT CMC                            $     7,315.00        $    (3,222.58)        $     4,092.42
CONSOLE SERVER 3200 CHASSIS W/CARDS                          $     8,043.41        $    (3,352.99)        $     4,690.42
EXFO: LASERLIGHT SOURCE P/N: IQ-2123BLC-88                   $     7,934.73        $    (3,496.23)        $     4,438.50
SUNSET xDSL FULL CHASSIS BASE UNIT W/ MODULES                $     9,818.28        $    (4,326.71)        $     5,491.57
DISC*S MX BROADBAND OIU TEST SET #1722                       $   233,020.77        $  (102,641.35)        $   130,379.42
DISC*S MX BROADBAND OIU TEST SET #1722 ADDITION              $     1,629.45        $      (486.38)        $     1,143.07
DLS 90 26A WG-9.35KFT WIRELINE SIMULATOR                     $     6,765.64        $    (2,981.72)        $     3,783.92
ASX-200BX/AC BOX W/CARDS                                     $     3,314.34        $      (988.84)        $     2,325.50
PROGRAMMABLE RF ATTENUATOR                                   $     2,707.01        $    (1,193.76)        $     1,513.25
FITL RDT 1, TrainRDT 1-1 (Bay Frame 1-1) w/ 2 ONUs           $     8,963.25        $    (8,030.33)        $       932.92
DELL OPTIPLEX GX110 PC                                       $     1,590.84        $      (897.59)        $       693.25
CALTEX MICROSCOPE SYSTEM                                     $    11,908.59        $    (5,249.42)        $     6,659.17
AERO GO PLANK SYSTEM                                         $     1,489.53        $      (459.46)        $     1,030.07
AERO GO PLANK SYSTEM                                         $     1,489.53        $      (459.46)        $     1,030.07
AERO GO PLANK SYSTEM                                         $     1,490.42        $      (461.92)        $     1,028.50
AERO GO PLANK SYSTEM                                         $     1,490.42        $      (461.92)        $     1,028.50
DCU 205/206 FIXTURE - AGILENT                                $    66,577.27        $   (19,816.95)        $    46,760.32
DAU1 FIXTURE - AGILENT                                       $    66,577.27        $   (19,816.95)        $    46,760.32
DISC*S COPPER ADSL SYSTEM TEST SET (TS1989)                  $    80,919.51        $   (24,082.84)        $    56,836.67
IMA SYSTEM TEST SET UPGRADE (TS1989)                         $    29,025.43        $    (4,493.51)        $    24,531.92
DISC*S COPPER ADSL SYSTEM TEST SET (TS1989)                  $     1,746.79        $      (333.62)        $     1,413.17
SPU2J FAB REVISION AA ICT FIXTURE 41-208-61J                 $    16,717.00        $    (7,366.58)        $     9,350.42
SPU31A FAB REVISION AA ICT FIXTURE 41-408-611A               $    18,824.30        $    (8,294.48)        $    10,529.82
ICT FIXTURE 41-050-32 DPU3 - RNS INTERNATIONAL               $    37,494.23        $   (11,159.16)        $    26,335.07
OIU72 ICT FIXTURE 43-020-74 REV.AA (JABIL BEDFORD)           $    11,197.32        $    (3,333.65)        $     7,863.67
ICT FIXTURE 41-308-22 HSU1 (@ JABIL BEDFORD)                 $    19,500.93        $    (8,590.11)        $    10,910.82
LIU1R FAB REVISION AA ICT FIXTURE   41-008-40R               $    13,300.95        $    (5,861.88)        $     7,439.07
LIU2 IN CIRCUIT TEST SET (MODIFICATION TO LIU1R)             $     3,586.32        $      (556.57)        $     3,029.75

                                                                        22 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     76344     0    160140   31/03/2001   26697    41-208-871 AU34   REV AA ICT FIXTURE 41-208-871 AU341 (@ JABIL FLA)
 50     76412     0    160140   31/05/2001   26698    41-208-87A AU34   REV. AA ICT FIXTURE 41-208-87A AU34
 61     103252    0    160334   31/03/2002   26700    NONE              FITL COT, Train 1-1 (Bay Frame 1-0)
 61     103253    0    160334   31/03/2002   26701    NONE              FITL SS Power
 61     103254    0    160334   31/03/2002   26702    NONE              FITL RDT 2, TrainRDT 2-2 (Bay Frame 1-2) w/ 2 ONUs
 63     102508    0    160220   30/06/2001   26703    045M27EB          SUN MICROSYSTEMS NETRA T1125
 63     102509    0    160220   30/06/2001   26704    045M2866          SUN MICROSYSTEM NETRA T1125
 63     102510    0    160220   30/06/2001   26705    045M288B          SUN MICROSYSTEM NETRA T1125
 61     101655    0    160220   28/02/2001   26706    DL91716           DLS 90 24A WG-9.35KFT WIRELINE SIMULATOR
 61     102719    0    160220   31/07/2001   26707    10191             ESX-48-CHASSIS, 8-SLOT WITH MODULES
 60     101742    0    160220   28/02/2001   26718                      BLACK BOX: 76" SERVCENTER STATION
 61     101734    0    160220   31/01/2002   26719                      BLACK BOX: 84" CABINET BLACK W 16-OU
 61     102726    0    160220   31/07/2001   26720    DL42537           SPIRENT ADSL WIRELINE SIMULATOR W/2 DLS 5A01 MODUL
 61     102726    1    160220   31/03/2003   26720    DL42537           DSL WIRELINE TR 048 UPGRADE TO ASSET# 26720
 61     101790    0    160220   28/02/2001   26726    108126-32         EXFO EXPANSION UNIT WITH MODULES IQ-206
 50     76334     0    160140   31/03/2001   26727    41-308-70         FLEXTRONICS FUNCTIONAL TEST FIXTURE: DAU1 ADSL Cu
 50     76333     0    160140   31/03/2001   26728    41-308-70         FLEXTRONICS ICT TEST FIXTURE: DAU1 ADSL Cu
 50     76332     0    160140   31/03/2001   26729    410008205/206     FUNCTIONAL TEST FIXTURE: DCU205/206/207
 50     76331     0    160140   31/03/2001   26730    410008205/206     FLEXTRONICS ICT TEST FIXTURE: DCU205A/206A
 50     76330     0    160140   31/03/2001   26731    41-050-07A        FLEXTRONICS ICT TEST FIXTURE: QCU40A (41-050-07A)
 50     76329     0    160140   31/03/2001   26734    41-050-52         FLEXTRONICS FUNCTIONAL TEST FIXTURE: QDU50 ADSL Cu
 50     76328     0    160140   31/03/2001   26735    41-050-52         FLEXTRONICS ICT TEST FIXTURE: QDU50 ADSL Cu
 50     76335     0    160140   31/03/2001   26736    41-908-30A        JABIL ICT TEST FIXTURE: HCU30A (41-908-30A)
 61     101751    0    160711   28/02/2001   26737    71281             MAXLink TRANSMITTER MODULE : RAC RELIABILITY LAB
 61     101677    0    160711   28/02/2001   26737    11022107          HARMONIC LIGHTWAVES HLP4200 PLATFORM W/POWER SUPPL
 61     101753    0    160711   28/02/2001   26737    107091            OPTICAL RECEIVER MODULE FOR HLT CHASSIS
 61     101673    0    160711   28/02/2001   26738    B023662           TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB
 61     101674    0    160220   28/02/2001   26739    B023663           TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB
 61     101675    0    160220   28/02/2001   26740    B023664           TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB
 61     101676    0    160220   28/02/2001   26741    M382              NOISE BROADBAND GENERATOR : CHRIS MULL
 61     102486    0    160711   31/05/2001   26742    31166             THERMOTRON AST-35 THERMAL TEST CHAMBER #2
 61     102118    0    160711   31/03/2001   26743    28931             THERMOTRON ENVIRONMENTAL CHAMBER : RAC OPTICS LAB
 61     101684    0    160220   28/02/2001   26744    MAE051AF3         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101685    0    160220   28/02/2001   26745    MAE1B4236         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101686    0    160220   28/02/2001   26746    MAE1B4226         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101687    0    160220   28/02/2001   26747    MAE051ACE         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101688    0    160220   28/02/2001   26748    MAE1B428C         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101689    0    160220   28/02/2001   26749    MAE1B3437         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101690    0    160220   28/02/2001   26750    MAE1B4709         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101691    0    160220   28/02/2001   26751    MAE1B420C         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 63     102511    0    160220   30/06/2001   26752    NONE              SUN MICROSYSTEM 72" STOREDGE EXPANSION RACK
 61     102456    0    160220   31/05/2001   26757    1038567           ASX-200BX/AC: 2.5 GBPS SWITCH
 61     102457    0    160220   31/05/2001   26758    373473            ES-3810/24MX: 24-PORT ETHERNET
 61     102458    0    160220   31/05/2001   26759    373469            ES-3810/24MX: 24-PORT ETHERNET
 61     103255    0    160334   31/03/2002   26760    NONE              MX COT, Train 1-1 (Bay Frame 1-0)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
REV AA ICT FIXTURE 41-208-871 AU341 (@ JABIL FLA)            $     4,654.22        $    (2,051.15)        $     2,603.07
REV. AA ICT FIXTURE 41-208-87A AU34                          $     5,593.46        $    (1,667.14)        $     3,926.32
FITL COT, Train 1-1 (Bay Frame 1-0)                          $     5,680.61        $    (5,089.79)        $       590.82
FITL SS Power                                                $     6,192.81        $    (5,548.24)        $       644.57
FITL RDT 2, TrainRDT 2-2 (Bay Frame 1-2) w/ 2 ONUs           $     8,963.25        $    (8,030.33)        $       932.92
SUN MICROSYSTEMS NETRA T1125                                 $    16,443.55        $    (6,852.13)        $     9,591.42
SUN MICROSYSTEM NETRA T1125                                  $    16,443.55        $    (6,852.13)        $     9,591.42
SUN MICROSYSTEM NETRA T1125                                  $    16,443.55        $    (6,852.13)        $     9,591.42
DLS 90 24A WG-9.35KFT WIRELINE SIMULATOR                     $     6,765.62        $    (2,981.70)        $     3,783.92
ESX-48-CHASSIS, 8-SLOT WITH MODULES                          $    15,695.13        $    (4,673.56)        $    11,021.57
BLACK BOX: 76" SERVCENTER STATION                            $     4,544.85        $    (1,402.28)        $     3,142.57
BLACK BOX: 84" CABINET BLACK W 16-OU                         $     1,563.64        $      (466.32)        $     1,097.32
SPIRENT ADSL WIRELINE SIMULATOR W/2 DLS 5A01 MODUL           $    54,832.14        $   (16,321.97)        $    38,510.17
DSL WIRELINE TR 048 UPGRADE TO ASSET# 26720                  $     6,130.83        $      (511.83)        $     5,619.00
EXFO EXPANSION UNIT WITH MODULES IQ-206                      $    32,639.54        $   (14,377.62)        $    18,261.92
FLEXTRONICS FUNCTIONAL TEST FIXTURE: DAU1 ADSL Cu            $    30,600.00        $   (13,480.33)        $    17,119.67
FLEXTRONICS ICT TEST FIXTURE: DAU1 ADSL Cu                   $    16,927.00        $    (7,459.08)        $     9,467.92
FUNCTIONAL TEST FIXTURE: DCU205/206/207                      $    32,921.00        $   (14,501.43)        $    18,419.57
FLEXTRONICS ICT TEST FIXTURE: DCU205A/206A                   $    45,000.00        $   (19,823.25)        $    25,176.75
FLEXTRONICS ICT TEST FIXTURE: QCU40A (41-050-07A)            $    16,721.00        $    (7,366.58)        $     9,354.42
FLEXTRONICS FUNCTIONAL TEST FIXTURE: QDU50 ADSL Cu           $     4,407.00        $    (1,942.50)        $     2,464.50
FLEXTRONICS ICT TEST FIXTURE: QDU50 ADSL Cu                  $    24,550.00        $   (10,816.33)        $    13,733.67
JABIL ICT TEST FIXTURE: HCU30A (41-908-30A)                  $    32,408.00        $   (14,275.83)        $    18,132.17
MAXLink TRANSMITTER MODULE : RAC RELIABILITY LAB             $    23,713.92        $   (10,446.25)        $    13,267.67
HARMONIC LIGHTWAVES HLP4200 PLATFORM W/POWER SUPPL           $     2,616.35        $    (1,153.53)        $     1,462.82
OPTICAL RECEIVER MODULE FOR HLT CHASSIS                      $     1,889.15        $      (832.65)        $     1,056.50
TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB           $     2,112.14        $      (931.32)        $     1,180.82
TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB           $     2,112.14        $      (931.32)        $     1,180.82
TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB           $     2,112.14        $      (931.32)        $     1,180.82
NOISE BROADBAND GENERATOR : CHRIS MULL                       $     7,035.19        $    (3,102.02)        $     3,933.17
THERMOTRON AST-35 THERMAL TEST CHAMBER #2                    $    72,516.19        $   (21,584.52)        $    50,931.67
THERMOTRON ENVIRONMENTAL CHAMBER : RAC OPTICS LAB            $    47,175.35        $   (20,782.03)        $    26,393.32
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.34        $      (265.52)        $       329.82
SUN MICROSYSTEM 72" STOREDGE EXPANSION RACK                  $     9,934.75        $    (4,140.83)        $     5,793.92
ASX-200BX/AC: 2.5 GBPS SWITCH                                $     4,731.90        $    (1,408.23)        $     3,323.67
ES-3810/24MX: 24-PORT ETHERNET                               $     3,526.22        $    (1,050.22)        $     2,476.00
ES-3810/24MX: 24-PORT ETHERNET                               $     3,526.22        $    (1,050.22)        $     2,476.00
MX COT, Train 1-1 (Bay Frame 1-0)                            $     5,377.97        $    (4,818.40)        $       559.57

                                                                        23 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
------------------------------------------------------------------------------------------------------------------------
 61     103256    0    160334   31/03/2002   26761    NONE              MX RDT 1, TrainRDT 1-1 (Bay Frame 1-1) w/ 2 ONUs
 61     103257    0    160334   31/03/2002   26762    NONE              MX RDT 2, TrainRDT 2-2 (Bay Frame 1-2) w/ 2 ONUs
 61     103258    0    160334   31/03/2002   26763    NONE              MX SS Power
 61     102164    0    160220   31/03/2001   26766    3002756           RACK MOUNT PC (PLEX WRITER MCC3500)
 50     76376     0    160711   31/03/2001   26769    10                POWER CROSS RACK
 50     76491     0    160711   30/06/2001   26769    10                POWER CROSS RACK PFR1089
 61     102138    0    160711   31/03/2001   26770    B014328           TEKTRONIX SIGNAL SCOUT RF SIGNAL LEVEL METER
 61     102139    0    160220   31/03/2001   26771    B014329           TEKTRONIX SIGNAL SCOUT RF SIGNAL LEVEL METER
 61     102140    0    160711   31/03/2001   26772    B043908           TEKTRONIX CURRENT PROBE SYSTEM
 61     102141    0    160711   31/03/2001   26772    B011590           TEKTRONIX 500A CNT PROBE
 60     102150    0    160220   31/03/2001   26773    3GW94700424       INFOCUS LP400 PROJECTOR : LES MURRAY
 63     102162    0    160220   31/03/2001   26774    S015H22DC         SUN ULTRA 60 WORKSTATION
 62     102163    0    160422   31/03/2001   26775                      SUN 21" FLAT SCREEN MONITOR MODEL# X7136A
 61     102149    0    160220   31/03/2001   26776    400326-00107      AX4000 ATM UTOPIA 2 INTERFACE MODULE
 61     102157    0    160220   31/03/2001   26777    UL10B3 & UL02D1   MANTIS OPTICAL INSPECTION SYSTEM : HEAD & STAND
 61     102121    0    160220   31/03/2001   26778    20456             LECROY 4 CHANNEL 1 GHz SCOPE
 61     102123    0    160220   31/03/2001   26779    603               LECROY 4 CHANNEL 500 MHz SCOPE
 61     102122    0    160220   31/03/2001   26780    581               LECROY 4 CHANNEL 500 MHz SCOPE
 61     102125    0    160220   31/03/2001   26781    2083              LECROY ACTIVE DIFFERENTIAL PROBE
 61     102124    0    160220   31/03/2001   26782    2076              LECROY ACTIVE DIFFERENTIAL PROBE
 61     102128    0    160220   31/03/2001   26783    332919            LECROY ACTIVE FET PROBE
 61     102126    0    160220   31/03/2001   26784    332894            LECROY ACTIVE FET PROBE
 61     102127    0    160220   31/03/2001   26785    332904            LECROY ACTIVE FET PROBE
 61     102129    0    160220   31/03/2001   26786    342923            LECROY ACTIVE FET PROBE
 61     102159    0    160220   31/03/2001   26788    400301-01961      AX/4000 OC-3c/STM-1 SINGLE MODE FIBER MODULE
 61     102172    0    160220   31/03/2001   26789    401324-00398      AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE
 61     102169    0    160220   31/03/2001   26790    11980-01905       AX/4000 mAX 155 Mb G/A HARDWARE
 61     102173    0    160220   31/03/2001   26791    400302-01392      AX/4000 DS-3 INTERFACE MODULE
 61     102171    0    160220   31/03/2001   26792    401324-00415      AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE
 61     102170    0    160220   31/03/2001   26793    11980-01918       AX/4000 mAX 155 Mb G/A HARDWARE
 61     102188    0    160220   31/03/2001   26794    53457             AX4000 4-SLOT CHASSIS
 61     103366    0    160220   30/06/2002   26794    NONE              ATM OC-12C SM INTERFACE CARD FOR TESTING BLC RDT
 61     103368    0    160220   30/06/2002   26794    NONE              L2 MAX 622M ATM LICENSE FOR TESTING BLC RDT
 61     103367    0    160220   30/06/2002   26794    NONE              UPGRD 155M MAX TO 1G FOR TESTING BLC RDT
 61     102407    0    160220   31/05/2001   26795    31774             THERMOTRON S/SM8 TEMP TEST CHAMBER (MxR4)
 61     102185    0    160220   31/03/2001   26798    401428-0085       AX4000 ETHERNET CONTROL MODULE
 61     102186    0    160220   31/03/2001   26799    400308A-00198     AX4000 DS1 MONITOR INTERFACE MODULE
 61     102187    0    160220   31/03/2001   26800    400308A-00199     AX4000 DS1 MONITOR INTERFACE MODULE
 61     102179    0    160220   31/03/2001   26811    12433             FORE SYSTEMS ESX-2400 W/MODULES
 61     102180    0    160220   31/03/2001   26812                      FORE SYSTEMS NSC
 61     102181    0    160220   31/03/2001   26813    99364051          FORE SYSTEMS ASX-200BX W/MODULES
 61     102182    0    160220   31/03/2001   26814    99495049          FORE SYSTEMS ES-3810 CHASSIS W/MODULES
 61     102183    0    160220   31/03/2001   26815                      BLACKBOX 84" BLACK CABINET W/SHELVES
 61     102184    0    160220   31/03/2001   26816    WS0005010390      SMART UPS 3000RM
 61     102588    0    160220   30/06/2001   26817    1021203           ATM EQUIPMENT FOR 303 GATEWAY LAB

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
MX RDT 1, TrainRDT 1-1 (Bay Frame 1-1) w/ 2 ONUs             $    17,561.78        $   (15,733.03)        $     1,828.75
MX RDT 2, TrainRDT 2-2 (Bay Frame 1-2) w/ 2 ONUs             $    17,561.78        $   (15,733.03)        $     1,828.75
MX SS Power                                                  $     7,302.58        $    (6,542.16)        $       760.42
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
POWER CROSS RACK                                             $   137,856.38        $   (60,723.56)        $    77,132.82
POWER CROSS RACK PFR1089                                     $     1,761.34        $      (525.34)        $     1,236.00
TEKTRONIX SIGNAL SCOUT RF SIGNAL LEVEL METER                 $     2,684.72        $    (1,184.72)        $     1,500.00
TEKTRONIX SIGNAL SCOUT RF SIGNAL LEVEL METER                 $     2,684.72        $    (1,184.72)        $     1,500.00
TEKTRONIX CURRENT PROBE SYSTEM                               $     3,381.45        $    (1,491.78)        $     1,889.67
TEKTRONIX 500A CNT PROBE                                     $     2,377.88        $    (1,049.21)        $     1,328.67
INFOCUS LP400 PROJECTOR : LES MURRAY                         $     3,409.29        $    (1,052.22)        $     2,357.07
SUN ULTRA 60 WORKSTATION                                     $    16,337.62        $   (10,075.95)        $     6,261.67
SUN 21" FLAT SCREEN MONITOR  MODEL# X7136A                   $     1,218.37        $    (1,135.05)        $        83.32
AX4000 ATM UTOPIA 2 INTERFACE MODULE                         $    10,283.75        $    (4,531.25)        $     5,752.50
MANTIS OPTICAL INSPECTION SYSTEM : HEAD & STAND              $     2,136.49        $      (943.99)        $     1,192.50
LECROY 4 CHANNEL 1 GHz SCOPE                                 $    45,818.41        $   (20,183.91)        $    25,634.50
LECROY 4 CHANNEL 500 MHz SCOPE                               $    13,653.23        $    (6,016.31)        $     7,636.92
LECROY 4 CHANNEL 500 MHz SCOPE                               $    13,653.23        $    (6,016.31)        $     7,636.92
LECROY ACTIVE DIFFERENTIAL PROBE                             $     3,918.90        $    (1,726.58)        $     2,192.32
LECROY ACTIVE DIFFERENTIAL PROBE                             $     3,918.90        $    (1,726.58)        $     2,192.32
LECROY ACTIVE FET PROBE                                      $       738.46        $      (327.29)        $       411.17
LECROY ACTIVE FET PROBE                                      $       738.46        $      (327.29)        $       411.17
LECROY ACTIVE FET PROBE                                      $       738.46        $      (327.29)        $       411.17
LECROY ACTIVE FET PROBE                                      $       738.46        $      (327.29)        $       411.17
AX/4000 OC-3c/STM-1 SINGLE MODE FIBER MODULE                 $     5,413.23        $    (2,386.73)        $     3,026.50
AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE           $     5,847.92        $    (2,577.60)        $     3,270.32
AX/4000 mAX 155 Mb G/A HARDWARE                              $    21,647.71        $    (9,536.96)        $    12,110.75
AX/4000 DS-3 INTERFACE MODULE                                $     3,138.99        $    (1,384.92)        $     1,754.07
AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE           $     5,847.92        $    (2,577.60)        $     3,270.32
AX/4000 mAX 155 Mb G/A HARDWARE                              $    21,647.71        $    (9,536.96)        $    12,110.75
AX4000 4-SLOT CHASSIS                                        $    22,463.11        $    (9,897.61)        $    12,565.50
ATM OC-12C SM INTERFACE CARD FOR TESTING BLC RDT             $    10,234.30        $    (1,584.73)        $     8,649.57
L2 MAX 622M ATM LICENSE FOR TESTING BLC RDT                  $     8,281.10        $    (1,282.78)        $     6,998.32
UPGRD 155M MAX TO 1G FOR TESTING BLC RDT                     $     5,748.00        $      (890.50)        $     4,857.50
THERMOTRON S/SM8 TEMP TEST CHAMBER (MxR4)                    $    15,754.94        $    (4,690.02)        $    11,064.92
AX4000 ETHERNET CONTROL MODULE                               $    32,472.89        $   (14,303.97)        $    18,168.92
AX4000 DS1 MONITOR INTERFACE MODULE                          $     3,464.44        $    (1,527.19)        $     1,937.25
AX4000 DS1 MONITOR INTERFACE MODULE                          $     3,464.44        $    (1,527.19)        $     1,937.25
FORE SYSTEMS ESX-2400 W/MODULES                              $     7,666.75        $    (3,380.08)        $     4,286.67
FORE SYSTEMS NSC                                             $     5,882.16        $    (2,593.74)        $     3,288.42
FORE SYSTEMS ASX-200BX W/MODULES                             $     3,403.20        $    (1,502.28)        $     1,900.92
FORE SYSTEMS ES-3810 CHASSIS W/MODULES                       $     3,035.88        $    (1,339.06)        $     1,696.82
BLACKBOX 84" BLACK CABINET W/SHELVES                         $     2,386.54        $    (1,052.47)        $     1,334.07
SMART UPS 3000RM                                             $     1,322.42        $      (582.67)        $       739.75
ATM EQUIPMENT FOR 303 GATEWAY LAB                            $     7,623.90        $    (2,270.73)        $     5,353.17

                                                                        24 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     102729    0    160220   31/07/2001   26821    NONE              ENTROPIA CEB POWER SUPPLY FOR ENTROPIA EVAL. BOARD
 61     102487    0    160711   31/05/2001   26822    LC5342296         LECROY OSCILLOSCOPE LC534AL 1 GHz
 50     76338     0    160140   31/03/2001   26832    NONE              DPU3 FUNCTIONAL TEST ON HP79000
 50     76353     0    160140   31/03/2001   26833                      HP79000 BBC1 FUNCTIONAL TEST FIXTURE
 50     76420     0    160140   31/05/2001   26836    NONE              MX ADSL SYSTEM BROADBAND TEST (TS1986)
 50     76812     0    160140   31/03/2002   26836    NONE              SYSTEM TEST SET TO TEST THE CCU1A (ADDED TO 26836)
 50     76492     0    160140   30/06/2001   26837    NONE              MX NCC1 FUNCTIONAL TEST SET
 50     76348     0    160140   31/03/2001   26845    41-908-95XX       HIGH DENSITY SHELF TEST SET
 50     76349     0    160140   31/03/2001   26846    45-050-51         MDS BACKPLANE TEST SET FOR MX II
 61     102494    0    160220   31/05/2001   26858    10192777          ANDO AQ6317B OPTICAL SPECTRUM ANALYZER
 63     102473    0    160220   31/05/2001   26870    CD35L01           DELL POWEREDGE 2400 SERVER
 61     103245    0    160220   31/03/2002   26871    150800            MF CHASSIS W/MODULES FOR MX & ACCESS MUX PLATFORM
 61     103259    1    160334   31/07/2002   26876    NONE              CARDS ADDED TO TRAINING SYSTEM "A" COT
 61     103259    0    160334   31/03/2002   26876    NONE              TRAINING SYSTEM "A" COT
 61     103260    2    160334   30/06/2003   26877    NONE              CARDS ADDED TO TRAINING SYSTEM "A" RDT
 61     103260    1    160334   31/07/2002   26877    NONE              CARDS ADDED TO TRAINING SYSTEM "A" RDT
 61     103260    0    160334   31/03/2002   26877    NONE              TRAINING SYSTEM "A" RDT
 61     103261    0    160334   31/03/2002   26878    NONE              TRAINING SYSTEM "A" POWER/SS
 61     103265    0    160334   31/03/2002   26879    NONE              TRAINING SYSTEM "C" COT
 61     103266    0    160334   31/03/2002   26880    NONE              TRAINING SYSTEM "C" RDT
 61     103267    0    160334   31/03/2002   26881    NONE              TRAINING SYSTEM "C" POWER/SS
 61     103268    0    160334   31/03/2002   26882    NONE              TRAINING SYSTEM "D" COT
 61     103269    0    160334   31/03/2002   26883    NONE              TRAINING SYSTEM "D" RDT
 61     103270    0    160334   31/03/2002   26884    NONE              TRAINING SYSTEM "D" POWER/SS
 61     103262    0    160334   31/03/2002   26885    NONE              TRAINING SYSTEM "B" COT
 61     103263    0    160334   31/03/2002   26886    NONE              TRAINING SYSTEM "B" RDT
 61     103264    0    160334   31/03/2002   26887    NONE              TRAINING SYSTEM "B" POWER/SS
 62     103154    0    160420   28/02/2002   26890    FW04220850        Sun Ultra 5
 60     102488    0    160015   31/05/2001   26893    30542K00          36 VOLT FORKLIFT BATTERY CHARGER : LG18-865F3B
 60     102492    0    160015   31/05/2001   26896    30097J00          24 VOLT FORKLIFT BATTERY CHARGER : LG12-865F3B
 61     102730    0    160220   31/07/2001   26906    047 REV. 2.5      ENTROPIA EVALUATION BOARD W/ 1 CT-GWC3336 DEVICE
 61     102731    0    160220   31/07/2001   26907    041 REV. 2.5      ENTROPIA EVALUATION BOARD W/ 1 CT-GWC3336 DEVICE
 50     76428     0    160140   31/05/2001   26922    NONE              FACTRON333 TO TERADYNE Z18XX ICT ADAPTER
 50     76619     0    160140   31/08/2001   26924    43-050-41 AU50    ICT/FUNTIONAL TEST FO RMX AU50 FAB REVISION AA
 50     76414     0    160140   31/05/2001   26926    41-008-70         DISC*S TRU-1 ICT FIXTURE ASSY REV. AA 41-008-70
 50     76506     0    160140   30/06/2001   26927    NONE              QDC1 FUNCTIONAL TEST FIXTURE 41-050-36
 50     76507     0    160140   30/06/2001   26929    NONE              QDC1 ICT TEST FIXTURE 41-050-36 (@JABIL BEDFORD)
 50     76490     0    160140   30/06/2001   26930    NONE              HDXP ICT FIXTURE / TTI TESTRON (@JABIL FLORIDA)
 50     76621     0    160140   31/08/2001   26931    NONE              OIU94 DAUGHTERBOARD ICT FIXTURE (@ JABIL BEDFORD)
 50     76622     0    160140   31/08/2001   26932    NONE              OIU94 MOTHERBOARD ICT FIXTURE (@ JABIL BEDFORD)
 61     102818    0    160220   31/08/2001   26936    10170517          ANDO TUNABLE LASER SOURCE
 61     102821    0    160220   31/08/2001   26937    PEEW103C          INTERWATCH 95000 PORTABLE PLATFORM W/ MODULES
 50     76503     0    160140   30/06/2001   26938    NONE              FITL SYSTEM TEST SET @ BEDFORD
 50     76504     0    160140   30/06/2001   26939    NONE              FITL SYSTEM TEST SET @ BEDFORD
 60     102437    0    160001   31/05/2001   26940    LWXLA0K01459      LIGHTWAVE SCOUT XL PORTABLE PROJECTOR

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
ENTROPIA CEB POWER SUPPLY FOR ENTROPIA EVAL. BOARD           $     7,036.09        $    (2,095.92)        $     4,940.17
LECROY OSCILLOSCOPE LC534AL 1 GHz                            $     8,389.98        $    (2,498.41)        $     5,891.57
DPU3 FUNCTIONAL TEST ON HP79000                              $    65,519.35        $   (28,860.35)        $    36,659.00
HP79000 BBC1 FUNCTIONAL TEST FIXTURE                         $    42,000.00        $   (18,500.00)        $    23,500.00
MX ADSL SYSTEM BROADBAND TEST (TS1986)                       $    92,925.00        $   (27,655.75)        $    65,269.25
SYSTEM TEST SET TO TEST THE CCU1A (ADDED TO 26836)           $    71,137.29        $   (21,172.72)        $    49,964.57
MX NCC1 FUNCTIONAL TEST SET                                  $    94,548.82        $   (28,138.90)        $    66,409.92
HIGH DENSITY SHELF TEST SET                                  $    27,692.45        $   (12,201.70)        $    15,490.75
MDS BACKPLANE TEST SET FOR MX II                             $    69,457.00        $   (30,596.43)        $    38,860.57
ANDO AQ6317B OPTICAL SPECTRUM ANALYZER                       $    46,119.71        $   (13,727.29)        $    32,392.42
DELL POWEREDGE 2400 SERVER                                   $     5,014.20        $    (2,090.28)        $     2,923.92
MF CHASSIS W/MODULES FOR MX & ACCESS MUX PLATFORM            $    42,177.59        $   (12,553.77)        $    29,623.82
CARDS ADDED TO TRAINING SYSTEM "A" COT                       $     1,369.17        $      (776.85)        $       592.32
TRAINING SYSTEM "A" COT                                      $     2,417.19        $    (2,166.37)        $       250.82
CARDS ADDED TO TRAINING SYSTEM "A" RDT                       $    25,625.63        $    (3,843.81)        $    21,781.82
CARDS ADDED TO TRAINING SYSTEM "A" RDT                       $     2,593.69        $    (1,470.19)        $     1,123.50
TRAINING SYSTEM "A" RDT                                      $     8,573.73        $    (7,681.66)        $       892.07
TRAINING SYSTEM "A" POWER/SS                                 $     3,570.43        $    (3,199.18)        $       371.25
TRAINING SYSTEM "C" COT                                      $     2,417.19        $    (2,166.37)        $       250.82
TRAINING SYSTEM "C" RDT                                      $     8,573.73        $    (7,681.66)        $       892.07
TRAINING SYSTEM "C" POWER/SS                                 $     3,570.43        $    (3,199.18)        $       371.25
TRAINING SYSTEM "D" COT                                      $     2,417.19        $    (2,166.37)        $       250.82
TRAINING SYSTEM "D" RDT                                      $     8,573.73        $    (7,681.66)        $       892.07
TRAINING SYSTEM "D" POWER/SS                                 $     3,570.45        $    (3,199.20)        $       371.25
TRAINING SYSTEM "B" COT                                      $     2,417.19        $    (2,166.37)        $       250.82
TRAINING SYSTEM "B" RDT                                      $     8,573.73        $    (7,681.66)        $       892.07
TRAINING SYSTEM "B" POWER/SS                                 $     3,570.43        $    (3,199.18)        $       371.25
Sun Ultra 5                                                  $     4,391.76        $    (3,049.76)        $     1,342.00
36 VOLT FORKLIFT BATTERY CHARGER : LG18-865F3B               $       967.80        $      (202.38)        $       765.42
24 VOLT FORKLIFT BATTERY CHARGER : LG12-865F3B               $       967.80        $      (202.38)        $       765.42
ENTROPIA EVALUATION BOARD W/ 1 CT-GWC3336 DEVICE             $     8,659.19        $    (2,579.37)        $     6,079.82
ENTROPIA EVALUATION BOARD W/ 1 CT-GWC3336 DEVICE             $     8,659.19        $    (2,579.37)        $     6,079.82
FACTRON333 TO TERADYNE Z18XX ICT ADAPTER                     $    14,072.50        $    (4,189.58)        $     9,882.92
ICT/FUNTIONAL TEST FO RMX AU50 FAB REVISION AA               $     6,116.47        $    (1,821.30)        $     4,295.17
DISC*S TRU-1 ICT FIXTURE ASSY REV. AA 41-008-70              $     9,216.05        $    (2,744.30)        $     6,471.75
QDC1 FUNCTIONAL TEST FIXTURE 41-050-36                       $    56,371.95        $   (16,780.13)        $    39,591.82
QDC1 ICT TEST FIXTURE 41-050-36 (@JABIL BEDFORD)             $    14,744.26        $    (4,390.34)        $    10,353.92
HDXP ICT FIXTURE / TTI TESTRON (@JABIL FLORIDA)              $    12,675.39        $    (3,773.82)        $     8,901.57
OIU94 DAUGHTERBOARD ICT FIXTURE (@ JABIL BEDFORD)            $    16,099.19        $    (4,791.87)        $    11,307.32
OIU94 MOTHERBOARD ICT FIXTURE (@ JABIL BEDFORD)              $    10,511.05        $    (3,129.23)        $     7,381.82
ANDO TUNABLE LASER SOURCE                                    $    53,885.65        $   (16,037.15)        $    37,848.50
INTERWATCH 95000 PORTABLE PLATFORM W/ MODULES                $   174,361.52        $   (51,893.77)        $   122,467.75
FITL SYSTEM TEST SET @ BEDFORD                               $    14,024.47        $    (4,175.47)        $     9,849.00
FITL SYSTEM TEST SET @ BEDFORD                               $    14,024.41        $    (4,175.41)        $     9,849.00
LIGHTWAVE SCOUT XL PORTABLE PROJECTOR                        $     2,381.50        $      (497.93)        $     1,883.57

                                                                        25 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     76421     0    160140   31/05/2001   26941    NONE              DCU205/6 FUNCTIONAL TEST FIXTURE 41008205/8206
 50     76422     0    160140   31/05/2001   26942    NONE              DCU205/6 FUNCTIONAL TEST FIXTURE 41008205/8206
 50     76422     1    160140   31/07/2003   26942    NONE              ADDED DAU3 (MATERIAL 4130890) TO ASSET# 26942
 50     76439     0    160140   31/05/2001   26943    NONE              DISC*S MX NPC TEST SET# 1594 & FIXTURES (@JABIL FL
 50     76440     0    160140   31/05/2001   26944    NONE              DISC*S MX NPC TEST SET# 1593 & FIXTURES (@JABIL FL
 50     76438     0    160140   31/05/2001   26945    NONE              OPTICAL / RF COMPONENT TEST SET# 1991
 50     76458     0    160140   31/05/2001   26946    NONE              CPU3 Generics Programming Station
 50     76431     0    160140   31/05/2001   26968    NONE              JABIL ICT TEST FIXTURE FOR BOIU522
 50     76509     0    160140   30/06/2001   26969    NONE              QDC1 FUNCTIONAL TEST FIXTURE 41-050-36 @ JABIL
 50     76510     0    160140   30/06/2001   26970    NONE              QDC1 ICT TEST FIXTURE 41-050-36 @ JABIL
 50     76620     0    160140   31/08/2001   26972    43-050-41 AU50    FUNTIONAL TEST FOR MX AU50 FAB REVISION AA
 61     102705    0    160220   31/07/2001   26974    NONE              EQUIPMENT FOR NEBS TESTING OF HDD
 61     102733    0    160711   31/07/2001   26975    5014480           REDCOM CLASS 5 SWITCH
 61     102734    0    160711   31/07/2001   26976    5014481           REDCOM CLASS 5 SWITCH
 61     102822    0    160220   31/08/2001   26977    4100890L3         COT CHANNEL SHELF WITH CARDS
 61     102823    0    160220   31/08/2001   26978    4100890L3         COT -IDT SHELF WITH CARDS
 61     102824    0    160220   31/08/2001   26979    4100891L2         FITL RDT SHELF WITH CARDS
 61     102825    0    160220   31/08/2001   26980    4102039L3         FITL A ONU CHANNEL SHELF WITH CARDS
 61     102826    0    160220   31/08/2001   26981    4102039L3         FITL A ONU CHANNEL SHELF WITH CARDS
 61     102827    0    160220   31/08/2001   26982    4102039L3         FITL A ONU CHANNEL SHELF WITH CARDS
 61     102828    0    160220   31/08/2001   26983    4102039L3         FITL A ONU CHANNEL SHELF WITH CARDS
 50     76617     0    160140   31/08/2001   26984    NONE              MDS TEST STATION @ CELESTICA
 60     102980    0    160329   31/10/2001   26986    3524              LC-160 LCD TELEPROMPTER
 61     103222    0    160220   31/03/2002   26987    PART# 158M-3668   SWFX MODULE (E-011294 REV 3) PART# 158M-366822
 60     102982    0    160329   31/10/2001   26988    3319-15444        VINTEN FOLDING DOLLY ON CASTERS
 61     103003    0    160220   30/11/2001   26993    74017889          CISCO 7204VXR ROUTER FOR NPI SYSTEMS TEST NETWORK
 50     76772     0    160140   31/12/2001   26997    NONE              COOMBO SHELF TEST STATION 4130899LX
 50     76806     0    160140   28/02/2002   26998    NONE              DUPLICATE Factron to Teradyne ICT Adapter
 50     76807     0    160140   28/02/2002   26999    2602115           FITL ADSL OIU94 DB Mfg. ICT Test Solution
 50     76755     0    160140   30/11/2001   27000    3-Mar             FTTH VXI TESTER (@ JABIL BEDFORD)
 50     76753     0    160140   31/10/2001   27001    1-Mar             FTTH VXI TESTER (@ JABIL BEDFORD)
 50     76650     0    160140   30/09/2001   27002    T.S. 1720         VXI PLANT STANDARD DEVELOPMENT STATION
 50     76651     0    160140   30/09/2001   27003    2-Mar             VXI PLANT STANDARD DEVELOPMENT STATION
 50     76627     0    160140   31/08/2001   27005    US38400103        HP86120C MULTIWAVELENGTH METER
 50     76628     0    160140   31/08/2001   27006    US41192708        AGILENT E4402B SPECTRUM ANALYZER
 50     76629     0    160140   31/08/2001   27007    N/A               CUSTOM:  FILTER & AMPLIFIER FX1990-1
 50     76630     0    160140   31/08/2001   27008    N/A               CUSTOM:  POWER SUPPLY FX1990-2
 50     76808     0    160140   28/02/2002   27013    NONE              PCU101 PRODUCT TEST DEV. EQUIP. = BURN-IN
 50     76809     0    160140   28/02/2002   27014    NONE              PCU101 PRODUCT TEST DEV. EQUIP. = FUNCTIONAL TEST
 50     76633     0    160140   31/08/2001   27015    N/A               ICT/MFG TOOLS FOR PCU101 @ FLEXTRONICS, FLA.
 50     76618     0    160140   31/08/2001   27017    4105092LX         COMBO SHELF TEST STATION (AT MSE, GADSDEN, ALA)
 61     102887    0    160220   30/09/2001   27018    29471 POD 71564   FLEXDS JTAG EMULATOR
 60     102876    0    160220   30/09/2001   27020    NONE              TECHNICIAN ESD BENCH
 60     102877    0    160220   30/09/2001   27021    NONE              TECHNICIAN ESD BENCH
 50     76631     0    160140   31/08/2001   27024    1864              PHOTODETECTOR NF1014, 25GHZ, IR K/FC

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
DCU205/6 FUNCTIONAL TEST FIXTURE 41008205/8206               $    24,778.00        $    (7,375.00)        $    17,403.00
DCU205/6 FUNCTIONAL TEST FIXTURE 41008205/8206               $    24,778.00        $    (7,375.00)        $    17,403.00
ADDED DAU3 (MATERIAL 4130890) TO ASSET# 26942                $       421.50        $       (18.44)        $       403.06
DISC*S MX NPC TEST SET# 1594 & FIXTURES (@JABIL FL           $    77,219.44        $   (22,983.77)        $    54,235.67
DISC*S MX NPC TEST SET# 1593 & FIXTURES (@JABIL FL           $    77,219.38        $   (22,983.71)        $    54,235.67
OPTICAL / RF COMPONENT TEST SET# 1991                        $   133,372.97        $   (39,696.80)        $    93,676.17
CPU3 Generics Programming Station                            $     7,853.94        $    (2,338.44)        $     5,515.50
JABIL ICT TEST FIXTURE FOR BOIU522                           $    25,029.00        $    (7,450.00)        $    17,579.00
QDC1 FUNCTIONAL TEST FIXTURE 41-050-36 @ JABIL               $    72,473.03        $   (21,571.86)        $    50,901.17
QDC1 ICT TEST FIXTURE 41-050-36 @ JABIL                      $     8,122.91        $    (2,420.16)        $     5,702.75
FUNTIONAL TEST FOR MX AU50 FAB REVISION AA                   $     9,983.75        $    (2,973.18)        $     7,010.57
EQUIPMENT FOR NEBS TESTING OF HDD                            $    35,269.78        $   (10,498.21)        $    24,771.57
REDCOM CLASS 5 SWITCH                                        $    23,069.26        $    (6,866.94)        $    16,202.32
REDCOM CLASS 5 SWITCH                                        $    23,069.25        $    (6,866.93)        $    16,202.32
COT CHANNEL SHELF WITH CARDS                                 $     4,984.98        $    (1,485.91)        $     3,499.07
COT -IDT SHELF WITH CARDS                                    $     4,984.98        $    (1,485.91)        $     3,499.07
FITL RDT SHELF WITH CARDS                                    $     4,987.82        $    (1,485.75)        $     3,502.07
FITL A ONU CHANNEL SHELF WITH CARDS                          $     3,369.77        $    (1,003.95)        $     2,365.82
FITL A ONU CHANNEL SHELF WITH CARDS                          $     3,369.77        $    (1,003.95)        $     2,365.82
FITL A ONU CHANNEL SHELF WITH CARDS                          $     3,369.77        $    (1,003.95)        $     2,365.82
FITL A ONU CHANNEL SHELF WITH CARDS                          $     3,369.71        $    (1,003.89)        $     2,365.82
MDS TEST STATION @ CELESTICA                                 $    53,360.00        $   (15,881.75)        $    37,478.25
LC-160 LCD TELEPROMPTER                                      $     4,763.00        $      (994.25)        $     3,768.75
SWFX MODULE (E-011294 REV 3) PART# 158M-366822               $     5,639.84        $    (1,679.02)        $     3,960.82
VINTEN FOLDING DOLLY ON CASTERS                              $       869.28        $      (182.03)        $       687.25
CISCO 7204VXR ROUTER FOR NPI SYSTEMS TEST NETWORK            $    19,517.48        $    (5,811.41)        $    13,706.07
COOMBO SHELF TEST STATION 4130899LX                          $     4,900.00        $    (1,458.33)        $     3,441.67
DUPLICATE Factron to Teradyne ICT Adapter                    $    10,825.00        $    (3,223.43)        $     7,601.57
FITL ADSL OIU94 DB Mfg. ICT Test Solution                    $     9,349.23        $    (2,783.56)        $     6,565.67
FTTH VXI TESTER (@ JABIL BEDFORD)                            $   302,000.00        $   (89,881.75)        $   212,118.25
FTTH VXI TESTER (@ JABIL BEDFORD)                            $   302,000.00        $   (89,881.75)        $   212,118.25
VXI PLANT STANDARD DEVELOPMENT STATION                       $   418,389.27        $  (124,521.10)        $   293,868.17
VXI PLANT STANDARD DEVELOPMENT STATION                       $   418,388.83        $  (124,520.66)        $   293,868.17
HP86120C MULTIWAVELENGTH METER                               $    17,661.69        $    (5,260.02)        $    12,401.67
AGILENT E4402B SPECTRUM ANALYZER                             $    14,060.53        $    (4,187.46)        $     9,873.07
CUSTOM: FILTER & AMPLIFIER FX1990-1                          $     3,314.32        $      (986.82)        $     2,327.50
CUSTOM: POWER SUPPLY FX1990-2                                $       498.69        $      (149.69)        $       349.00
PCU101 PRODUCT TEST DEV. EQUIP. = BURN-IN                    $    89,919.68        $   (26,763.18)        $    63,156.50
PCU101 PRODUCT TEST DEV. EQUIP. = FUNCTIONAL TEST            $    97,647.44        $   (29,061.94)        $    68,585.50
ICT/MFG TOOLS FOR PCU101 @ FLEXTRONICS, FLA.                 $    21,200.00        $    (6,310.93)        $    14,889.07
COMBO SHELF TEST STATION (AT MSE, GADSDEN, ALA)              $     6,500.00        $    (1,935.93)        $     4,564.07
FLEXDS JTAG EMULATOR                                         $     4,324.59        $    (1,287.09)        $     3,037.50
TECHNICIAN ESD BENCH                                         $     3,327.36        $      (694.61)        $     2,632.75
TECHNICIAN ESD BENCH                                         $     3,327.32        $      (694.57)        $     2,632.75
PHOTODETECTOR NF1014, 25GHZ, IR K/FC                         $     4,298.48        $    (1,282.23)        $     3,016.25

                                                                        26 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     76632     0    160140   31/08/2001   27025    0107B             PHOTODETECTOR NF1414, 25GHZ, IR, K/FC (NEW FOCUS)
 62     102847    0    160420   31/08/2001   27027    PR81003194        SUN ULTRA SYSTEM
 61     102945    0    160220   31/10/2001   27029    4830              JDS UNIPHASE 1555NM TRANSMITTER
 61     102946    0    160220   31/10/2001   27030    4831              JDS UNIPHASE CATV TRANSMITTER
 62     102888    0    160420   30/09/2001   27032    PR97012295        SUN ULTRA5 SYSTEM 270MHZ, 4.3GB HD, 256RAM
 62     102889    0    160420   30/09/2001   27033    9742GI4752        SUN 20" MONITOR - I.T. ROOM BEDFORD
 61     102883    0    160220   30/09/2001   27034    1565              QAM256 / A8300 MODULATOR
 61     102884    0    160220   30/09/2001   27035    1059              QAD256 / A8000 DEMODULATOR
 61     102879    0    160220   30/09/2001   27036    NONE              HIGHPASS CC-1000 FILTER
 61     102880    0    160220   30/09/2001   27037    NONE              LOWPASS CC-C117 FILTER
 61     102881    0    160220   30/09/2001   27038    NONE              LOWPASS CC-C137 FILTER
 61     102882    0    160220   30/09/2001   27039    9999TE4793        JDS 1550 LASER TRANSMITTER SEMP1280
 61     102878    0    160220   30/09/2001   27040    63673074          SMARTBITS SMB-2000
 61     102967    0    160220   31/10/2001   27042    29428             FLEXDS JTAG EMULATOR POD# 71485
 50     76789     0    160140   28/02/2002   27044    TS1597            FITL SYSTEM TEST SYSTEM FOR JABIL MEMPHIS (TS1597)
 61     103246    0    160309   31/03/2002   27045    SWFX200004        SWFX 6X96 CONN/SPLICE
 61     103247    0    160309   31/03/2002   27046    YY9TD0121         4P 20 DBM EDFA OPTL AMP  (BOOSTER)
 61     103249    0    160309   31/03/2002   27048    3003238           23" Rackmount SS Co-Located Application
 61     102968    0    160220   31/10/2001   27050    149683            AX4000 MAX TEST SYSTEM FOR FTH
 61     103272    0    160318   31/03/2002   27055    794608            HD SHF (HD DISCS SHF)
 61     103231    0    160331   31/03/2002   27056    16104473          1 Port ATM Enhanced OC3e/STM1 Multimode Adaptor
 61     103239    0    160331   31/03/2002   27061                      RIFOCS FIBER OPTICAL POWER METER @ V-LAB
 50     76939     0    160140   30/06/2002   27070    ECT JOB# 440647   TRU1C PCBA ICT FIXTURE REPLACEMENT
 50     76940     0    160140   30/06/2002   27071    ECT JOB# 440651   SCU3K DB PCBA ICT FIXTURE REPLACEMENT
 50     77075     0    160140   30/09/2002   27072                      DIU1 / DIU2 IN CIRCUIT TEST SET
 61     103237    0    160220   31/03/2002   27074    N5558             VISION NET EMULATOR
 61     103275    0    160318   31/03/2002   27075    787056            HD SHF (HD DISCS SHF)
 61     103217    0    160220   31/03/2002   27078    44352-02-02       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103218    0    160220   31/03/2002   27079    44352-01-03       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103219    0    160220   31/03/2002   27080    44352-02-01       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103220    0    160220   31/03/2002   27081    44352-02-03       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103221    0    160220   31/03/2002   27082    44352-03-01       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103223    0    160220   31/03/2002   27083    PART# 158M-3668   SWFX MODULE (E-011294 REV 3) PART# 158M-366821
 61     103183    0    160220   31/03/2002   27084    410332            Harmonic Platform w/1550nm transmitter & power sup
 61     103184    0    160220   31/03/2002   27085    4794              JDS 1550 LASER TRANSMITTER
 61     103236    0    160331   31/03/2002   27092    NONE              PHILIPS OPTICAL LASER TRANSMITTER FOR RF RETURN
 61     103278    0    160318   31/03/2002   27093    11GYYCBD0368      4P 20 DBM EDFA OPTL AMP  (BOOSTER)
 61     103233    0    160331   31/03/2002   27095    B032632           Signal Scout Cable VRF Analyzer - TEK RFM150
 61     103279    0    160318   31/03/2002   27096    O56TD0112         8P 20 DBM EDFA OPTL AMP (DIST.)
 61     103280    0    160318   31/03/2002   27097    YY6UD0191         4P 20 DBM EDFA OPTL AMP  (BOOSTER)
 61     103360    0    160309   31/05/2002   27101    99145685          Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     103357    0    160309   31/05/2002   27102                      Fore ATM Switch ASX-200BX @ Sprint in Kansas City
 61     103358    0    160309   31/05/2002   27103                      Fore ATM Switch ASX-200BX @ Sprint in Kansas City
 50     77099     0    160140   31/10/2002   27104    NONE              OMU92 IN CIRCUIT TEST SET
 50     77142     0    160140   31/12/2002   27105    NONE              DAU3 IN CIRCUIT TEST SET

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
PHOTODETECTOR NF1414, 25GHZ, IR, K/FC (NEW FOCUS)            $     4,298.47        $    (1,282.22)        $     3,016.25
SUN ULTRA SYSTEM                                             $     1,975.80        $    (1,373.23)        $       602.57
JDS UNIPHASE 1555NM TRANSMITTER                              $    17,931.34        $    (5,337.84)        $    12,593.50
JDS UNIPHASE CATV TRANSMITTER                                $    17,931.34        $    (5,337.84)        $    12,593.50
SUN ULTRA5 SYSTEM 270MHZ, 4.3GB HD, 256RAM                   $     1,163.80        $      (808.13)        $       355.67
SUN 20" MONITOR - I.T. ROOM BEDFORD                          $       427.48        $      (298.91)        $       128.57
QAM256 / A8300 MODULATOR                                     $     6,061.97        $    (1,804.15)        $     4,257.82
QAD256 / A8000 DEMODULATOR                                   $     5,412.53        $    (1,612.03)        $     3,800.50
HIGHPASS CC-1000 FILTER                                      $     1,569.54        $      (468.79)        $     1,100.75
LOWPASS CC-C117 FILTER                                       $     3,215.07        $      (958.40)        $     2,256.67
LOWPASS CC-C137 FILTER                                       $     3,215.07        $      (958.40)        $     2,256.67
JDS 1550 LASER TRANSMITTER SEMP1280                          $    19,018.72        $    (5,660.65)        $    13,358.07
SMARTBITS SMB-2000                                           $    37,078.34        $   (11,036.27)        $    26,042.07
FLEXDS JTAG EMULATOR POD# 71485                              $     4,324.59        $    (1,287.09)        $     3,037.50
FITL SYSTEM TEST SYSTEM FOR JABIL MEMPHIS (TS1597)           $         0.01        $        (0.01)        $            -
SWFX 6X96 CONN/SPLICE                                        $    16,773.32        $   (15,026.65)        $     1,746.67
4P 20 DBM EDFA OPTL AMP (BOOSTER)                            $    27,917.71        $   (25,009.79)        $     2,907.92
23" Rackmount SS Co-Located Application                      $     6,016.83        $    (5,390.58)        $       626.25
AX4000 MAX TEST SYSTEM FOR FTH                               $    52,607.34        $   (15,658.67)        $    36,948.67
HD SHF (HD DISCS SHF)                                        $     4,562.79        $    (4,087.79)        $       475.00
1 Port ATM Enhanced OC3e/STM1 Multimode Adaptor              $     6,370.36        $    (1,898.79)        $     4,471.57
RIFOCS FIBER OPTICAL POWER METER @ V-LAB                     $     1,076.98        $      (320.81)        $       756.17
TRU1C PCBA ICT FIXTURE REPLACEMENT                           $    11,977.33        $    (1,855.01)        $    10,122.32
SCU3K DB PCBA ICT FIXTURE REPLACEMENT                        $    11,867.10        $    (1,837.43)        $    10,029.67
DIU1 / DIU2 IN CIRCUIT TEST SET                              $    14,870.30        $    (2,302.88)        $    12,567.42
VISION NET EMULATOR                                          $     6,332.63        $    (1,885.56)        $     4,447.07
HD SHF (HD DISCS SHF)                                        $     4,562.79        $    (4,087.79)        $       475.00
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
SWFX MODULE (E-011294 REV 3) PART# 158M-366821               $     5,639.82        $    (1,679.00)        $     3,960.82
Harmonic Platform w/1550nm transmitter & power sup           $    26,543.44        $    (7,900.44)        $    18,643.00
JDS 1550 LASER TRANSMITTER                                   $    19,018.71        $    (5,660.64)        $    13,358.07
PHILIPS OPTICAL LASER TRANSMITTER FOR RF RETURN              $     3,788.75        $    (1,128.93)        $     2,659.82
4P 20 DBM EDFA OPTL AMP  (BOOSTER)                           $    27,926.00        $   (25,017.25)        $     2,908.75
Signal Scout Cable VRF Analyzer - TEK RFM150                 $     2,110.88        $      (629.06)        $     1,481.82
8P 20 DBM EDFA OPTL AMP (DIST.)                              $    38,931.63        $   (34,876.21)        $     4,055.42
4P 20 DBM EDFA OPTL AMP (BOOSTER)                            $    27,926.00        $   (25,017.25)        $     2,908.75
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     3,211.55        $    (1,739.38)        $     1,472.17
Fore ATM Switch ASX-200BX @ Sprint in Kansas City            $     5,473.92        $    (2,965.50)        $     2,508.42
Fore ATM Switch ASX-200BX @ Sprint in Kansas City            $     5,473.92        $    (2,965.50)        $     2,508.42
OMU92 IN CIRCUIT TEST SET                                    $    22,413.71        $    (3,468.54)        $    18,945.17
DAU3 IN CIRCUIT TEST SET                                     $    23,995.81        $    (3,713.49)        $    20,282.32

                                                                        27 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     77100     0    160140   31/10/2002   27106    NONE              QCU602 IN CIRCUIT TEST SET
 50     77101     0    160140   31/10/2002   27107    NONE              ODU50 / ODU506 IN CIRCUIT TEST SET
 50     76994     0    160140   31/08/2002   27109    NONE              MX RACK FUNCT TEST SET; INCLUDES 5 RACKS @MSE,ALA
 50     77143     0    160140   31/12/2002   27110    NONE              OIU89 IN CIRCUIT TEST SET
 50     77144     0    160140   31/12/2002   27111    NONE              OPU3 DB IN CIRUCUIT TEST SET
 50     77145     0    160140   31/12/2002   27112    NONE              OPU3 MB IN CIRCUIT TEST SET
 50     77146     0    160140   31/12/2002   27113    NONE              BOIU50 / BOIU522 IN CIRCUIT TEST SET
 50     77147     0    160140   31/12/2002   27114    NONE              CPU52A IN CIRCUIT TEST SET
 50     77149     0    160140   31/12/2002   27115    NONE              CCU11 IN CIRCUIT TEST SET DAUGHTERBOARD
 50     77148     0    160140   31/12/2002   27116    NONE              OIU45/48 DAUGHTERBOARD IN CIRCUIT TEST SET
 50     76991     0    160140   31/08/2002   27117                      ONU LIGHT BACKPLANE ICT FIXTURE
 61     103799    0    160220   31/10/2002   27118    99155042          Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     103801    0    160220   31/10/2002   27119    99165498          Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     103797    0    160220   31/10/2002   27120                      Fore ATM Switch ASX-200BX : Bob Perry
 61     103798    0    160220   31/10/2002   27121                      Fore ATM Switch ASX-200BX : Bob Perry
 61     103803    0    160220   31/10/2002   27122                      Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     103817    0    160140   30/11/2002   27123    WS00102B-2690     WESTOVER MICROSCOPE SYSTEM/BENCH-TOP/VIDEO INSPECT
 50     77352     0    160140   31/03/2003   27125    CAL TS1577        OIU89 FUNCTIONAL TEST SET AT JABIL-MEXICO (TS1577)
 61     103818    0    160140   30/11/2002   27126    NONE              HH SOURCE, DUAL LASER 1310/1550nm
 62     103740    0    160308   30/09/2002   27127    202013317         OLYMPUS E-20N DIGITAL CAMERA & AT3035 MICROPHONE
 50     77354     0    160140   31/03/2003   27128    NONE              OPU3 FUNCTIONAL TEST SET (TS27128)
 50     77180     0    160140   15/10/2002   27130    NONE              OMNI 8300 TEST SET #1 (AT LA GRANGE)
 50     77181     0    160140   15/10/2002   27131    2-670             OMNI TEST SET #2 (AT LA GRANGE)
 50     77178     0    160140   15/10/2002   27132    NONE              OMNI 2000 TEST SET UPGRADE (AT LA GRANGE)
 50     77150     0    160140   31/12/2002   27133    NONE              NPR TEST EQUIPMENT
 50     77789     0    160140   31/07/2003   27156    ECT #44108500 T   QOIU511B ICT TEST FIXTURE (43-050-35-SD) JABIL-MEX
 50     77232     0    160015   15/10/2002   27176    417111542N        TOLEDO PLATFORM SCALE MODEL# 8140
 50     77183     0    160015   15/10/2002   27177    0699-4685         STRETCH WRAP MACHINE FOR SHIPPING
 50     77234     0    160015   15/10/2002   27177    0699-4685         STRETCH WRAP MACHINE FOR SHIPPING (ADDL AMT)
 50     77152     0    160015   15/10/2002   27178    965015-1583       LIFT TRUCK, MODEL SLT30 (FROM JABIL 10/02)
 50     77151     0    160015   15/10/2002   27179    1EOP240852        LIFT TRUCK, MODEL EOP 15-24P, (FROM JABIL 10/02)
 50     77194     0    160015   15/10/2002   27180    16600000769       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 6
 50     77192     0    160015   15/10/2002   27181    16600000774       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 11
 50     77196     0    160015   15/10/2002   27182    16600000759       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 8
 50     77191     0    160015   15/10/2002   27183    16600000762       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 10
 50     77195     0    160015   15/10/2002   27184    16600000770       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 7
 50     77197     0    160015   15/10/2002   27185    16600000761       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 9
 50     77193     0    160015   15/10/2002   27186    16600000775       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 2
 50     77189     0    160015   15/10/2002   27187    16400000334       INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT
 50     77188     0    160015   15/10/2002   27188    16400000342       INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT
 50     77187     0    160015   15/10/2002   27189    16400000344       INTERMEC ANTARES RF VEHICLE T2455
 50     77190     0    160015   15/10/2002   27190    20000000162       INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT
 50     77161     0    160015   15/10/2002   27191                      ANTARES T2481 STATIONARY TERMINAL W/SCANNER
 50     77162     0    160015   15/10/2002   27192                      ANTARES T2481 STATIONARY TERMINAL W/SCANNER
 50     77206     0    160015   15/10/2002   27193    34500000567       THERMAL PRINTER W/ETHERNET

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
QCU602 IN CIRCUIT TEST SET                                   $    15,372.44        $    (2,381.02)        $    12,991.42
ODU50 / ODU506 IN CIRCUIT TEST SET                           $    27,027.86        $    (4,183.69)        $    22,844.17
MX RACK FUNCT TEST SET; INCLUDES 5 RACKS @MSE,ALA            $    12,675.23        $    (1,962.66)        $    10,712.57
OIU89 IN CIRCUIT TEST SET                                    $    14,000.95        $    (2,168.20)        $    11,832.75
OPU3 DB IN CIRUCUIT TEST SET                                 $    15,600.60        $    (2,414.85)        $    13,185.75
OPU3 MB IN CIRCUIT TEST SET                                  $    19,541.41        $    (3,025.09)        $    16,516.32
BOIU50 / BOIU522 IN CIRCUIT TEST SET                         $    18,216.75        $    (2,820.18)        $    15,396.57
CPU52A IN CIRCUIT TEST SET                                   $    21,485.60        $    (3,325.43)        $    18,160.17
CCU11 IN CIRCUIT TEST SET DAUGHTERBOARD                      $    12,634.56        $    (1,955.49)        $    10,679.07
OIU45/48 DAUGHTERBOARD IN CIRCUIT TEST SET                   $    20,227.28        $    (3,131.11)        $    17,096.17
ONU LIGHT BACKPLANE ICT FIXTURE                              $     3,732.24        $      (578.74)        $     3,153.50
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     3,210.64        $    (1,739.47)        $     1,471.17
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     3,210.64        $    (1,739.47)        $     1,471.17
Fore ATM Switch ASX-200BX : Bob Perry                        $     5,522.16        $    (2,992.34)        $     2,529.82
Fore ATM Switch ASX-200BX : Bob Perry                        $     5,773.48        $    (3,128.56)        $     2,644.92
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     3,210.64        $    (1,739.47)        $     1,471.17
WESTOVER MICROSCOPE SYSTEM/BENCH-TOP/VIDEO INSPECT           $       445.92        $       (81.67)        $       364.25
OIU89 FUNCTIONAL TEST SET AT JABIL-MEXICO (TS1577)           $    16,090.28        $    (2,491.36)        $    13,598.92
HH SOURCE, DUAL LASER 1310/1550nm                            $     3,295.02        $      (595.85)        $     2,699.17
OLYMPUS E-20N DIGITAL CAMERA & AT3035 MICROPHONE             $     2,094.58        $      (757.33)        $     1,337.25
OPU3 FUNCTIONAL TEST SET (TS27128)                           $   128,009.96        $   (19,811.96)        $   108,198.00
OMNI 8300 TEST SET #1 (AT LA GRANGE)                         $   107,405.80        $   (23,271.98)        $    84,133.82
OMNI TEST SET #2 (AT LA GRANGE)                              $    94,721.00        $   (20,524.25)        $    74,196.75
OMNI 2000 TEST SET UPGRADE (AT LA GRANGE)                    $     5,059.00        $    (1,096.33)        $     3,962.67
NPR TEST EQUIPMENT                                           $    18,170.74        $    (2,812.07)        $    15,358.67
QOIU511B ICT TEST FIXTURE (43-050-35-SD) JABIL-MEX           $    22,957.00        $      (728.88)        $    22,228.12
TOLEDO PLATFORM SCALE MODEL# 8140                            $         0.01        $        (0.01)        $            -
STRETCH WRAP MACHINE FOR SHIPPING                            $     6,608.00        $    (1,432.18)        $     5,175.82
STRETCH WRAP MACHINE FOR SHIPPING (ADDL AMT)                 $       200.00        $       (43.33)        $       156.67
LIFT TRUCK, MODEL SLT30 (FROM JABIL 10/02)                   $    84,091.24        $   (18,221.32)        $    65,869.92
LIFT TRUCK, MODEL EOP 15-24P, (FROM JABIL 10/02)             $    28,208.55        $    (6,111.73)        $    22,096.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 6            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 11           $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 8            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 10           $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 7            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 9            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 2            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT               $     4,319.38        $      (936.38)        $     3,383.00
INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT               $     4,319.38        $      (936.38)        $     3,383.00
INTERMEC ANTARES RF VEHICLE T2455                            $     4,833.01        $    (1,048.09)        $     3,784.92
INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT               $     4,319.38        $      (936.38)        $     3,383.00
ANTARES T2481 STATIONARY TERMINAL W/SCANNER                  $     2,910.20        $      (632.28)        $     2,277.92
ANTARES T2481 STATIONARY TERMINAL W/SCANNER                  $     2,910.20        $      (632.28)        $     2,277.92
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50

                                                                        28 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------
 50     77229     0    160184   15/10/2002   27194    34600000212       THERMAL PRINTER W/ETHERNET
 50     77186     0    160015   15/10/2002   27195    16500000042       INTERMEC 4420A BARCODE LABEL PRINTER
 50     77230     0    160184   15/10/2002   27196    34600000214       THERMAL PRINTER W/ETHERNET
 50     77228     0    160184   15/10/2002   27197    34600000215       THERMAL PRINTER W/ETHERNET
 63     103830    0    160411   30/09/1999   27198    SB380-3962        SMART BOARD WRITE BOARD 380
 50     77215     0    160184   15/10/2002   27199                      GAGE VERNIER HEIGHT
 50     77283     0    160184   15/10/2002   27200                      CALIPERS (HELIOS)
 50     77219     0    160184   15/10/2002   27201                      PLUG GAGES SET
 50     77175     0    160083   15/10/2002   27202                      HP79000 FUNCTIONAL TEST SET
 50     77174     0    160083   15/10/2002   27202    NONE              HP79000 COMMON PLATFORM ADSL UPGRADE
 50     77198     0    160184   15/10/2002   27203    000231687RV0065   LEICA GZ4 STEREOMICROSCOPE
 50     77199     0    160184   15/10/2002   27204    H-18357           MANTIS OPTICAL INSPECTION SYSTEM
 50     77200     0    160184   15/10/2002   27205    H-18421           MANTIS OPTICAL INSPECTION SYSTEM
 50     77165     0    160184   15/10/2002   27206    1129              BGA REPAIR STATION
 50     77182     0    160184   15/10/2002   27207    97T5397           PRESS FIT CONNECTOR MACHINE
 50     77176     0    160184   15/10/2002   27209    MCU-1001SE        McDRY DRY BOX
 50     77155     0    160184   15/10/2002   27210                      ACCU-SEAL VACUUM SEALER (FROM JABIL 10/02)
 50     77156     0    160184   15/10/2002   27211                      ACCU-SEALER CART W/COMPRESSOR
 50     77157     0    160083   15/10/2002   27212    US38240523        AGILENT HP3079-6 CT SERIES ICT TEST PLATFORM
 50     77158     0    160083   15/10/2002   27212    US38240523        AGILENT HP 3079-6 CT SERIES TEST PLATFORM ADDL
 50     77184     0    160184   15/10/2002   27213    511               SUMITOMO MASS FUSION SPLICER TYPE 63
 50     77209     0    160083   15/10/2002   27214    CB005959          VARIABLE OPTICAL ATTENUATOR
 60     103878    0    160184   15/10/2002   27215                      TERRA TABLE
 60     103875    0    160184   15/10/2002   27216    NONE              TERRA BOOTH
 60     103879    0    160184   15/10/2002   27217                      TERRA TABLE
 60     103876    0    160184   15/10/2002   27218    NONE              TERRA BOOTH
 60     103880    0    160184   15/10/2002   27219    NONE              TERRA TABLE
 60     103877    0    160184   15/10/2002   27220    NONE              TERRA BOOTH
 60     103882    0    160411   15/10/2002   27221                      TRAULSEN REFRIGERATOR
 60     103923    0    160015   15/10/2002   27222    TF33613           VERTICAL STORAGE CABINET
 50     77204     0    160184   15/10/2002   27223    04-12-0032        SOLDER STATION PACE PRC 200
 50     77216     0    160184   15/10/2002   27224                      MICROSCOPE
 50     77217     0    160083   15/10/2002   27225    Jul-64            MULTIMETER DIGITAL
 50     77210     0    160083   15/10/2002   27246    5608              DYNASCOPE
 50     77226     0    160083   15/10/2002   27248    2230B28914        TEKTRONIX 2230 100 MHZ DIGITAL SCOPE
 50     77225     0    160083   15/10/2002   27250    2230B28957        TEKTRONIX 2230 100MHZ DIGITAL SCOPE
 50     77227     0    160083   15/10/2002   27251    B010677/8         TEKTRONIX 2432A OSCILLOSCOPE & CPU CONTROLLER
 50     77160     0    160083   15/10/2002   27252    T000039510        ALTERA KEY
 50     77159     0    160083   15/10/2002   27253    T000039405        ALTERA KEY
 50     77203     0    160083   15/10/2002   27254    1589              OSCILLOSCOPE (LECROY)
 50     77222     0    160083   15/10/2002   27255    1750A01788        SPECTRUM ANALYZER W/CART
 50     77224     0    160083   15/10/2002   27256    9007052           TAUTRON 5108 DSI DIGITAL TEST SET
 50     77211     0    160083   15/10/2002   27257    2407A04170        ERROR ANALYZER
 50     77212     0    160083   15/10/2002   27258    2407A04169        ERROR ANALYZER
 50     77221     0    160083   15/10/2002   27259                      SONET DISC*S HIGH SPEED OSCILLOSCOPE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
INTERMEC 4420A BARCODE LABEL PRINTER                         $     2,292.77        $      (497.52)        $     1,795.25
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
SMART BOARD WRITE BOARD 380                                  $     2,598.00        $    (2,108.75)        $       489.25
GAGE VERNIER HEIGHT                                          $         0.01        $        (0.01)        $            -
CALIPERS (HELIOS)                                            $         0.01        $        (0.01)        $            -
PLUG GAGES SET                                               $         0.01        $        (0.01)        $            -
HP79000 FUNCTIONAL TEST SET                                  $   264,386.56        $   (57,284.06)        $   207,102.50
HP79000 COMMON PLATFORM ADSL UPGRADE                         $   127,242.43        $   (27,570.68)        $    99,671.75
LEICA GZ4 STEREOMICROSCOPE                                   $     1,719.46        $      (373.14)        $     1,346.32
MANTIS OPTICAL INSPECTION SYSTEM                             $     2,453.00        $      (532.43)        $     1,920.57
MANTIS OPTICAL INSPECTION SYSTEM                             $     2,553.01        $      (554.09)        $     1,998.92
BGA REPAIR STATION                                           $    42,575.00        $    (9,225.08)        $    33,349.92
PRESS FIT CONNECTOR MACHINE                                  $     7,046.00        $    (1,527.50)        $     5,518.50
McDRY DRY BOX                                                $    10,733.00        $    (2,326.43)        $     8,406.57
ACCU-SEAL VACUUM SEALER (FROM JABIL 10/02)                   $     2,494.00        $      (541.08)        $     1,952.92
ACCU-SEALER CART W/COMPRESSOR                                $     1,100.41        $      (240.34)        $       860.07
AGILENT HP3079-6 CT SERIES ICT TEST PLATFORM                 $   327,275.99        $   (70,910.67)        $   256,365.32
AGILENT HP 3079-6 CT SERIES TEST PLATFORM ADDL               $    16,985.02        $    (3,680.60)        $    13,304.42
SUMITOMO MASS FUSION SPLICER TYPE 63                         $    26,030.99        $    (5,641.42)        $    20,389.57
VARIABLE OPTICAL ATTENUATOR                                  $       841.21        $      (183.79)        $       657.42
TERRA TABLE                                                  $       364.00        $       (56.33)        $       307.67
TERRA BOOTH                                                  $     4,864.00        $      (753.43)        $     4,110.57
TERRA TABLE                                                  $       364.00        $       (56.33)        $       307.67
TERRA BOOTH                                                  $     4,864.00        $      (753.43)        $     4,110.57
TERRA TABLE                                                  $       861.95        $      (134.28)        $       727.67
TERRA BOOTH                                                  $     4,835.99        $      (749.07)        $     4,086.92
TRAULSEN REFRIGERATOR                                        $         0.01        $        (0.01)        $            -
VERTICAL STORAGE CABINET                                     $         0.01        $        (0.01)        $            -
SOLDER STATION PACE PRC 200                                  $     1,375.86        $      (298.86)        $     1,077.00
MICROSCOPE                                                   $         0.01        $        (0.01)        $            -
MULTIMETER DIGITAL                                           $         0.01        $        (0.01)        $            -
DYNASCOPE                                                    $         0.01        $        (0.01)        $            -
TEKTRONIX 2230 100 MHZ DIGITAL SCOPE                         $         0.01        $        (0.01)        $            -
TEKTRONIX 2230 100MHZ DIGITAL SCOPE                          $         0.01        $        (0.01)        $            -
TEKTRONIX 2432A OSCILLOSCOPE & CPU CONTROLLER                $         0.01        $        (0.01)        $            -
ALTERA KEY                                                   $       614.61        $      (133.36)        $       481.25
ALTERA KEY                                                   $       614.61        $      (133.36)        $       481.25
OSCILLOSCOPE (LECROY)                                        $     7,457.00        $    (1,616.33)        $     5,840.67
SPECTRUM ANALYZER W/CART                                     $         0.01        $        (0.01)        $            -
TAUTRON 5108 DSI DIGITAL TEST SET                            $         0.01        $        (0.01)        $            -
ERROR ANALYZER                                               $         0.01        $        (0.01)        $            -
ERROR ANALYZER                                               $         0.01        $        (0.01)        $            -
SONET DISC*S HIGH SPEED OSCILLOSCOPE                         $         0.01        $        (0.01)        $            -

                                                                        29 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     77213     0    160083   15/10/2002   27260    DM585004          FLUKE OSCILLOSCOPE
 50     77214     0    160083   15/10/2002   27261    142               FREQUENCY STANDARD
 50     77171     0    160083   15/10/2002   27262                      BACK REFLECTOR
 50     77163     0    160184   15/10/2002   27263                      ANTARES T2481 STATIONARY TERMINAL W/SCANNER
 50     77207     0    160015   15/10/2002   27264    34500000568       THERMAL PRINTER W/ETHERNET
 50     77164     0    160184   15/10/2002   27265                      ANTARES T2481 STATIONARY TERMINAL W/SCANNER
 50     77231     0    160184   15/10/2002   27266    34500000569       THERMAL PRINTER W/ETHERNET
 50     77185     0    160184   15/10/2002   27267    33195             GOULD PART 47-10335-18-05641
 50     77177     0    160184   15/10/2002   27268                      MICROSCOPE MINI PMS ZOOM INTERFEROMETER 2X-1
 50     77205     0    160184   15/10/2002   27269    990303586N        STERILE AIR BENCH
 60     103874    0    160411   15/10/2002   27270    IS6SL-184435-09   ICE MACHINE - SCOTTSMAN SLE300
 50     77202     0    160083   15/10/2002   27271    109852            OPTICAL RETURN LOSS METER
 50     77154     0    160083   15/10/2002   27272    109787            575L OPTICAL POWER METER RIFOCS CP-2385
 50     77173     0    160083   15/10/2002   27273    P2221             EMULATOR VIXION ICE FROM EST CORP
 50     77169     0    160083   15/10/2002   27274    105777            ATTENUATOR  -  OPTICAL
 50     77167     0    160083   15/10/2002   27275    B011320           500 MHz 2 CHANNEL SCOPE
 50     77166     0    160083   15/10/2002   27276    DM566004          200 MHz SCOPE FOR FITL TEST/REPAIR (FLUKE)
 50     77218     0    160083   15/10/2002   27277    B019413           OSCILLOSCOPE (TEKTRONIX)
 50     77208     0    160083   15/10/2002   27279    CB005958          VARIABLE OPTICAL ATTENUATOR HAND HELD
 50     77233     0    160083   15/10/2002   27280    2510A02934        UNIVERSAL COUNTER
 50     77298     0    160083   15/10/2002   27281    5800              OSCILLOSCOPE - LECROY 9310 (CAL# 3065)
 50     77223     0    160083   15/10/2002   27282                      SURFACE PLATE
 50     77363     0    160140   31/03/2003   27283    32456             DCU207 FUNCTIONAL TEST SET - CIRCUIT CHECK# 32456
 50     77363     1    160140   31/07/2003   27283    32456             ADDED DAU3 (MATERIAL 4130890) TO ASSET# 27283
 50     77295     0    160411   15/10/2002   27284                      MANUFACTURING OVERHEAD HOIST
 60     103909    0    160411   15/10/2002   27286                      FREEZER (TRAULSEN) - REU CAFE
 60     103911    0    160411   15/10/2002   27287    303586            GARLAND OVEN - REU CAFE
 60     103905    0    160411   15/10/2002   27288    88F19030          TOASTMASTER CONVECTION OVEN - REU CAFE
 60     103906    0    160411   15/10/2002   27289                      DESERT BAR - REU CAFE
 60     103907    0    160411   15/10/2002   27290                      DRINK COUNTER - REU CAFE
 60     103908    0    160411   15/10/2002   27291                      EXHAUST HOOD WITH SPRINKER - REU CAFE
 60     103910    0    160411   15/10/2002   27292                      VULCAN FRYER - REU CAFE
 60     103912    0    160411   15/10/2002   27293                      CRES-COR CROWN-X HOLDER TRAY S/S - REU CAFE
 60     103914    0    160411   15/10/2002   27294    NONE              ICE MACHINE MANITOWOC JD-1003W SERIES 1000 - CAFE
 60     103913    0    160411   15/10/2002   27295                      HOT FOOD UNIT - REU CAFE
 60     103915    0    160411   15/10/2002   27296                      SALAD BAR WITH ICE PAN - REU CAFE
 60     103916    0    160411   15/10/2002   27297    32117             SANDWICH BAR - REU CAFE
 60     103918    0    160411   15/10/2002   27298                      SS COUNTER & SINKS - REU CAFE
 60     103919    0    160411   15/10/2002   27299    232002C/46P3278   WRANGLER FLOOR SCRUBBER MODEL 20B
 60     103920    0    160411   15/10/2002   27300    232002C/46P3278   WRANGLER FLOOR SCRUBBER MODEL 20B
 50     77290     0    160083   15/10/2002   27301    1231A00923        GAIN PHASE METER (HP)
 50     77309     0    160083   15/10/2002   27302    936-01112         VECTOR Z METER (HP)
 50     77292     0    160083   15/10/2002   27303    3404A00163        HP EMULATOR
 50     77357     0    160140   31/03/2003   27304    8000721           NCC1B HP3070 IN CIRCUIT TEST FIXTURE AT SANMINA-MX
 60     103917    0    160411   15/10/2002   27305                      SANDWICH UNIT CUSTOM (DELFIELD) - REU CAFE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
FLUKE OSCILLOSCOPE                                           $         0.01        $        (0.01)        $            -
FREQUENCY STANDARD                                           $         0.01        $        (0.01)        $            -
BACK REFLECTOR                                               $         0.01        $        (0.01)        $            -
ANTARES T2481 STATIONARY TERMINAL W/SCANNER                  $     3,370.00        $      (730.18)        $     2,639.82
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
ANTARES T2481 STATIONARY TERMINAL W/SCANNER                  $     2,910.20        $      (632.28)        $     2,277.92
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
GOULD PART 47-10335-18-05641                                 $     1,581.73        $      (343.66)        $     1,238.07
MICROSCOPE MINI PMS ZOOM INTERFEROMETER 2X-1                 $    27,482.99        $    (5,955.57)        $    21,527.42
STERILE AIR BENCH                                            $     3,110.13        $      (675.56)        $     2,434.57
ICE MACHINE - SCOTTSMAN SLE300                               $     2,326.69        $      (360.94)        $     1,965.75
OPTICAL RETURN LOSS METER                                    $     4,984.00        $    (1,080.58)        $     3,903.42
575L OPTICAL POWER METER RIFOCS CP-2385                      $     1,277.38        $      (277.71)        $       999.67
EMULATOR VIXION ICE FROM EST CORP                            $     7,459.00        $    (1,616.33)        $     5,842.67
ATTENUATOR  -  OPTICAL                                       $         0.01        $        (0.01)        $            -
500 MHz 2 CHANNEL SCOPE                                      $         0.01        $        (0.01)        $            -
200 MHz SCOPE FOR FITL TEST/REPAIR (FLUKE)                   $         0.01        $        (0.01)        $            -
OSCILLOSCOPE (TEKTRONIX)                                     $       596.11        $      (130.11)        $       466.00
VARIABLE OPTICAL ATTENUATOR HAND HELD                        $       841.21        $      (183.79)        $       657.42
UNIVERSAL COUNTER                                            $         0.01        $        (0.01)        $            -
OSCILLOSCOPE - LECROY 9310 (CAL# 3065)                       $         0.01        $        (0.01)        $            -
SURFACE PLATE                                                $         0.01        $        (0.01)        $            -
DCU207 FUNCTIONAL TEST SET - CIRCUIT CHECK# 32456            $    59,880.65        $    (9,268.08)        $    50,612.57
ADDED DAU3 (MATERIAL 4130890) TO ASSET# 27283                $       421.49        $       (18.44)        $       403.05
MANUFACTURING OVERHEAD HOIST                                 $     1,546.93        $      (335.76)        $     1,211.17
FREEZER (TRAULSEN) - REU CAFE                                $         0.01        $        (0.01)        $            -
GARLAND OVEN - REU CAFE                                      $         0.01        $        (0.01)        $            -
TOASTMASTER CONVECTION OVEN - REU CAFE                       $         0.01        $        (0.01)        $            -
DESERT BAR - REU CAFE                                        $         0.01        $        (0.01)        $            -
DRINK COUNTER - REU CAFE                                     $         0.01        $        (0.01)        $            -
EXHAUST HOOD WITH SPRINKER - REU CAFE                        $         0.01        $        (0.01)        $            -
VULCAN FRYER - REU CAFE                                      $         0.01        $        (0.01)        $            -
CRES-COR CROWN-X HOLDER TRAY S/S - REU CAFE                  $         0.01        $        (0.01)        $            -
ICE MACHINE MANITOWOC JD-1003W SERIES 1000 - CAFE            $     1,647.93        $      (255.61)        $     1,392.32
HOT FOOD UNIT - REU CAFE                                     $         0.01        $        (0.01)        $            -
SALAD BAR WITH ICE PAN - REU CAFE                            $         0.01        $        (0.01)        $            -
SANDWICH BAR - REU CAFE                                      $         0.01        $        (0.01)        $            -
SS COUNTER & SINKS - REU CAFE                                $         0.01        $        (0.01)        $            -
WRANGLER FLOOR SCRUBBER MODEL 20B                            $     2,079.35        $      (323.18)        $     1,756.17
WRANGLER FLOOR SCRUBBER MODEL 20B                            $     2,079.35        $      (323.18)        $     1,756.17
GAIN PHASE METER (HP)                                        $         0.01        $        (0.01)        $            -
VECTOR Z METER (HP)                                          $         0.01        $        (0.01)        $            -
HP EMULATOR                                                  $         0.01        $        (0.01)        $            -
NCC1B HP3070 IN CIRCUIT TEST FIXTURE AT SANMINA-MX           $    14,749.87        $    (2,283.55)        $    12,466.32
SANDWICH UNIT CUSTOM (DELFIELD) - REU CAFE                   $         0.01        $        (0.01)        $            -

                                                                        30 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
50      77304    0     160083   15/10/2002   27307    1441A11752        PULSE GENERATOR - HP (CAL# 867)
50      77305    0     160083   15/10/2002   27308    A12207            PULSE GENERATOR - HP (CAL# 866)
50      77282    0     160083   15/10/2002   27309                      CABLE SIMULATOR - ADTRAN - CAL# 2516
50      77286    0     160083   15/10/2002   27310    160               DSO TEST SET RECEIVER (CAL# 1622)
50      77287    0     160083   15/10/2002   27311    160               DSO TEST SET TRANSMITTER (CAL# 1621)
50      77303    0     160083   15/10/2002   27312    2513U00344        PCM TEST SET - COLCOM (CAL# 2701)
50      77285    0     160083   15/10/2002   27313    9001203           DS1 TEST SET - TAUTRON (CAL# P005)
50      77310    0     160083   15/10/2002   27314    3013              VOLTMETER HF (RYCOM)
50      77301    0     160083   15/10/2002   27315    827               PCM CABLE TEST SET - SIERRA
50      77302    0     160083   15/10/2002   27316    207               PCM SPAN REPEATER TEST SET - SIERRA
50      77288    0     160083   15/10/2002   27317    1046              ERROR DETECTOR - LEAR SIEGLER (CAL# 1672)
50      77306    0     160083   15/10/2002   27318    401               SPECTRUM ANALYZER (WILCOM)
50      77307    0     160083   15/10/2002   27319    MPS1361           SPIRENT MPS MULTILINE PRODUCTION SIMULATOR
60      103902   0     160015   15/10/2002   27320    30337K00          24 VOLT FORKLIFT BATTERY CHARGER: LG12-865F3B
60      103903   0     160015   15/10/2002   27321    30556K00          36 VOLT FORKLIFT BATTERY CHARGER: LG18-865F3B
50      77284    0     160015   15/10/2002   27322    4V7600B           DELL POWEREDGE 4400 BARCODE SERVER
50      77308    0     160140   15/10/2002   27323    709186            STERILE AIR BENCH (COLE PARMER) - CLEAN ROOM
50      77346    0     160220   15/10/2002   27324                      FREQUENCY SEL VOLT - RYCOM (CAL# 0258) JOHN WISE
50      77294    0     160501   15/10/2002   27325    1174              LOGIC PROGRAMMER - STAG MICRO SYSTEMS
50      77360    0     160140   31/03/2003   27331    JOB# 4408905      NPC2E MOTHERBOARD ICT FIXTURE 4102081E
50      77361    0     160140   31/03/2003   27332    JOB# 4408903      NPC2E DAUGHTERBOARD ICT FIXTURE 4502091
50      77359    0     160140   31/03/2003   27333    JOB# 4408886      NPC/CSC ICT FIXTURE 43-050-12 (SKM-800-D)
50      77296    0     160501   15/10/2002   27334    B012054           OSCILLOSCOPE - TEKTRONIX
50      77280    0     160501   15/10/2002   27335    114608            RIFOCS 558B POWER METER (CAL# 3542)
50      77297    0     160501   15/10/2002   27336    710709            OSCILLOSCOPE - TEKTRONIX (CAL# 1636)
61      103922   0     160220   31/01/2003   27337    2110-0741         NetTest ORL Meter-1310/1550nm SM LTS w/ORL
61      103985   0     160220   31/03/2003   27342    DL43396           SPIRENT DL4-400IA2 ADSL INTEROP WIRELINE SIMULATOR
50      77356    0     160140   31/03/2003   27343    NONE              ORL TEST EQUIPMENT AT JABIL-FLORIDA (BOB MANN)
50      77345    0     160083   15/10/2002   27344    1436              CABLESCAN MODEL 512 (IN BURN-IN STOREROOM 2/03)
50      77347    0     160083   15/10/2002   27345    7100793           HEIGHT GAGE - MITUTOYA (TEST ENGR STOREROOM 2/03)
50      77343    0     160501   15/10/2002   27346    114390            LASER SOURCE 262A RIFOCS (CAL# 3543)@JABIL MEMPHIS
50      77344    0     160083   15/10/2002   27348    908146            BUS ANALYZER I EEE 488 (CAL# 3459)
50      77349    0     160083   15/10/2002   27349    3815G02079        OPTICAL POWER METER HP81525A 27db (IN T.S. 24605)
50      77348    0     160083   15/10/2002   27350    1085              LASER SOURCE 160L VISUAL FAULTFINDER (CLEAN ROOM)
50      77300    0     160083   15/10/2002   27351    B010247           OSCILLOSCOPE - TEKTRONIX TDS784C
50      77299    0     160083   15/10/2002   27352    5771              OSCILLOSCOPE - LECROY 9310 (CAL# 3063)
60      103968   0     160015   15/10/2002   27354    TF43691-0002259   VERTICAL STORAGE CABINET (SMT)
50      77351    0     160083   31/03/2003   27355    US38050141        HP79000 FUNCTIONAL TESTER
61      103981   0     160220   31/03/2003   27356    99354011          Fore ATM Switch ASX-200BX: Lab - Steve Baum
61      103982   0     160220   31/03/2003   27357    99354012          Fore ATM Switch ASX-200BX: Lab - Steve Baum
61      103983   0     160220   31/03/2003   27358    99155195          Fore 8-Port Ethernet Switch ES-3810 Chassis
61      103984   0     160220   31/03/2003   27359    99066597          Fore 8-Port Ethernet Switch ES-3810 Chassis
50      77715    0     160140   31/05/2003   27360    FX2017            LVDU FUNCTIONAL TEST FIXTURE (4115001)
61      103987   0     160220   30/04/2003   27361    DL43504           DL4-400S SHDSL (ANNEX A) WIRELINE SIMULATOR
61      103988   0     160220   30/04/2003   27362    NSA1841           DLS-5103 IMPAIRMENT GENERATOR W/ DLS-5A01H

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
PULSE GENERATOR - HP (CAL# 867)                              $         0.01        $        (0.01)        $            -
PULSE GENERATOR - HP (CAL# 866)                              $         0.01        $        (0.01)        $            -
CABLE SIMULATOR - ADTRAN - CAL# 2516                         $         0.01        $        (0.01)        $            -
DSO TEST SET RECEIVER (CAL# 1622)                            $         0.01        $        (0.01)        $            -
DSO TEST SET TRANSMITTER (CAL# 1621)                         $         0.01        $        (0.01)        $            -
PCM TEST SET - COLCOM (CAL# 2701)                            $         0.01        $        (0.01)        $            -
DS1 TEST SET - TAUTRON (CAL# P005)                           $         0.01        $        (0.01)        $            -
VOLTMETER HF (RYCOM)                                         $         0.01        $        (0.01)        $            -
PCM CABLE TEST SET - SIERRA                                  $         0.01        $        (0.01)        $            -
PCM SPAN REPEATER TEST SET - SIERRA                          $         0.01        $        (0.01)        $            -
ERROR DETECTOR - LEAR SIEGLER (CAL# 1672)                    $         0.01        $        (0.01)        $            -
SPECTRUM ANALYZER (WILCOM)                                   $         0.01        $        (0.01)        $            -
SPIRENT MPS MULTILINE PRODUCTION SIMULATOR                   $    10,918.05        $    (2,366.05)        $     8,552.00
24 VOLT FORKLIFT BATTERY CHARGER: LG12-865F3B                $       716.81        $      (111.89)        $       604.92
36 VOLT FORKLIFT BATTERY CHARGER: LG18-865F3B                $       716.81        $      (111.89)        $       604.92
DELL POWEREDGE 4400 BARCODE SERVER                           $     9,788.97        $    (2,121.15)        $     7,667.82
STERILE AIR BENCH (COLE PARMER) - CLEAN ROOM                 $     2,242.26        $      (487.19)        $     1,755.07
FREQUENCY SEL VOLT - RYCOM (CAL# 0258) JOHN WISE             $         0.01        $        (0.01)        $            -
LOGIC PROGRAMMER - STAG MICRO SYSTEMS                        $         0.01        $        (0.01)        $            -
NPC2E MOTHERBOARD ICT FIXTURE 4102081E                       $     6,240.16        $      (966.49)        $     5,273.67
NPC2E DAUGHTERBOARD ICT FIXTURE 4502091                      $     5,818.10        $      (901.43)        $     4,916.67
NPC/CSC ICT FIXTURE 43-050-12 (SKM-800-D)                    $     5,278.16        $      (818.59)        $     4,459.57
OSCILLOSCOPE - TEKTRONIX                                     $       596.11        $      (130.11)        $       466.00
RIFOCS 558B POWER METER (CAL# 3542)                          $       684.23        $      (149.16)        $       535.07
OSCILLOSCOPE - TEKTRONIX (CAL# 1636)                         $         0.01        $        (0.01)        $            -
NetTest ORL Meter-1310/1550nm SM LTS w/ORL                   $     3,095.17        $      (480.60)        $     2,614.57
SPIRENT DL4-400IA2 ADSL INTEROP WIRELINE SIMULATOR           $    42,565.27        $    (6,588.52)        $    35,976.75
ORL TEST EQUIPMENT AT JABIL-FLORIDA (BOB MANN)               $    14,105.28        $    (2,184.28)        $    11,921.00
CABLESCAN MODEL 512 (IN BURN-IN STOREROOM 2/03)              $         0.01        $        (0.01)        $            -
HEIGHT GAGE - MITUTOYA (TEST ENGR STOREROOM 2/03)            $         0.01        $        (0.01)        $            -
LASER SOURCE 262A RIFOCS (CAL# 3543)@JABIL MEMPHIS           $     2,265.21        $      (492.04)        $     1,773.17
BUS ANALYZER I EEE 488 (CAL# 3459)                           $     1,000.44        $      (218.69)        $       781.75
OPTICAL POWER METER HP81525A 27db (IN T.S. 24605)            $     6,590.51        $    (1,428.94)        $     5,161.57
LASER SOURCE 160L VISUAL FAULTFINDER (CLEAN ROOM)            $       755.32        $      (165.00)        $       590.32
OSCILLOSCOPE - TEKTRONIX TDS784C                             $         0.01        $        (0.01)        $            -
OSCILLOSCOPE - LECROY 9310 (CAL# 3063)                       $         0.01        $        (0.01)        $            -
VERTICAL STORAGE CABINET (SMT)                               $         0.01        $        (0.01)        $            -
HP79000 FUNCTIONAL TESTER                                    $   200,000.00        $   (43,333.33)        $   156,666.67
Fore ATM Switch ASX-200BX : Lab - Steve Baum                 $     6,672.52        $    (1,446.27)        $     5,226.25
Fore ATM Switch ASX-200BX : Lab - Steve Baum                 $     5,129.92        $    (1,111.42)        $     4,018.50
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     1,334.22        $      (289.97)        $     1,044.25
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     1,334.23        $      (289.98)        $     1,044.25
LVDU FUNCTIONAL TEST FIXTURE (4115001)                       $    10,475.59        $      (408.32)        $    10,067.27
DL4-400S SHDSL (ANNEX A) WIRELINE SIMULATOR                  $    38,310.20        $    (1,596.70)        $    36,713.50
DLS-5103 IMPAIRMENT GENERATOR W/ DLS-5A01H                   $    10,505.94        $      (438.06)        $    10,067.88

                                                                        31 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP      ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE      TAG#       SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     103989    0    160220   30/04/2003  27363     NSA1843           DLS-5103 IMPAIRMENT GENERATOR W/ DLS-5A01H
 50     77716     0    160122   31/05/2003  27364     50000192          EAGLE AUTOMATION SINGLE BAY AUTO TAPER
 50     77717     0    160122   31/05/2003  27365     6090865           QUAD TECH INDUCTANCE ANALYZER
 50     77718     0    160122   31/05/2003  27366     6040610           QUAD TECH HIGH POT TESTER
 50     77791     0    160140   31/08/2003  27367     150233            ADTECH AX/4000 W/MODULES & SOFTWARE IN ASSET#27369
 50     77792     0    160140   30/09/2003  27368     4410992           OIU96 IN-CIRCUIT TEST FIXTURE (43-021-01)
 50     77790     0    160140   31/08/2003  27369     TEST SET# 2003    CCU & IMA FVT SYSTEM TEST PLATFORM DUPLICATION
 50     77353     0    160140   31/03/2003  27374     JOB# 01D10002     DCU207A IN CIRCUIT TEST FIXTURE AT JABIL-MEXICO
 50     77362     0    160140   31/03/2003  27375     NONE              CCU11 MOTHERBOARD IN CIRCUIT TEST SET
 50     77179     0    160083   15/10/2002  27376     2-714             OMNI 8300 DEVELOPMENT TEST SET (@ REU)
 50     77355     0    160140   31/03/2003  27377                       TERADYNE 1800 TO SPECTRUM ADAPTER FOR BCC21 ICT
 50     77355     1    160140   30/06/2003  27377                       DPU2 ICT SOLUTION FOR PRODUCTION ASSEMBLY TEST
 50     77358     0    160140   31/03/2003  27412     JOB# 4408710      TRU21B ICT TEST FIXTURE AT JABIL-MEXICO
 50     77787     0    160140   31/07/2003  27413     3013252           MARCONI FORE SWITCH ASX-200BX WITH MODULES
 50     77788     0    160140   31/07/2003  27414     3013218           MARCONI FORE SWITCH ASX-200BX WITH MODULES
 61     104054    0    160220   30/06/2003  27415     025H294F          SUN MICROSYSTEMS ENTERPRISE 4500 SERVER (LABRADOR)
 61     104055    0    160220   30/06/2003  27416     008H2924          SUN MICROSYSTEMS STOREDGE D1000 DISK ARRAY
 61     104052    0    160220   30/06/2003  27417     940H2461          SUN MICROSYSTEMS ENTERPRISE 4500 SERVER (BULLDOG)
 61     104053    0    160220   30/06/2003  27418     912H2498          SUN MICROSYSTEMS STOREDGE D1000 DISK ARRAY
 50     75923     0    160220   01/07/1990  40016     3002A05286        LOGIC ANALYSIS TEST EQUIPMENT
 50     71273     0    160140   01/07/1992  40067     2751F51935        PROTOCOL ANALYZER
 50     71285     0    160220   01/07/1993  40077                       FIREBIRD 6000
 50     71250     0    160220   01/07/1993  40078                       i960 CA EMULATOR
 63     91599     0    160220   01/07/1993  40094                       SUN SERVER
 50     71255     0    160220   04/03/1994  40119                       X-TERMINALS
 50     71256     0    160220   04/03/1994  40120                       X-TERMINALS
 50     71257     0    160220   31/01/1994  40136     B020150/0AC1/B0   X-TERMINAL
 50     71280     0    160220   25/04/1994  40157     C92869            STRATUM 3E CLOCK
 63     91619     0    160220   30/09/1995  40169     1A24297           SERVER 10 PORTMASTER
 50     71259     0    160220   15/10/1995  40171     699454 / N94078   EMULATOR 80960CA
 50     75924     0    160220   31/01/1996  40173     B010152           SCOPE - DIGITAL STORAGE
 50     70919     0    160140   01/01/1987  145100                      COIL WINDING MACHINE NO 8 @ GLOBAL ELECTRONICS
 61     97657     0    160220   31/03/1999  2000848                     ONU EQUIPMENT
 50     70514     0    160220   01/01/1987  16021003  2109A01603        DC POWER SUPPLY
 50     70518     0    160220   01/01/1987  16030556  402440            520 CARD DUPLICATOR
 50     75440     0    160140   01/08/1996  16100946  SET # 1576        FITL TEST SET
 50     75441     0    160140   01/08/1996  16100954  SET # 1545        FITL TEST SET
 50     75442     0    160140   01/08/1996  16100955  SET # 1546        FITL TEST SET
 50     75443     0    160140   01/08/1996  16100956  SET # 1547        FITL TEST SET
 61     102990    0    160220   31/10/2001  4102157L1 YY6UD0195         EDFA BOOSTER FOR FTTH VIDEO TESTING
 62     103136    0    160420   28/02/2002  IPN1057   030C0249          Sun StorEdge UniPack 20GB 8MM Tape Drive
 63     103603    0    160220   31/03/2001  IPN1062   031H5283          SUN STOREDGE DISK ARRY W/SUX5240A D-1000
 63     103604    0    160220   31/03/2001  IPN1086   029H3260          SUN SERVER E420R
 63     103607    0    160220   31/03/2001  IPN1087   12140073-15T      CONSOLE SWITCH 8200
 63     103106    0    160220   31/03/2001  IPN1088   EM029000313       APC MATRIX 5000 UPS

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
DLS-5103 IMPAIRMENT GENERATOR W/ DLS-5A01H                   $    10,505.95        $      (438.06)        $    10,067.89
EAGLE AUTOMATION SINGLE BAY AUTO TAPER                       $     2,389.93        $       (93.24)        $     2,296.69
QUAD TECH INDUCTANCE ANALYZER                                $     1,509.11        $       (58.98)        $     1,450.13
QUAD TECH HIGH POT TESTER                                    $     1,508.05        $       (58.93)        $     1,449.12
ADTECH AX/4000 W/MODULES & SOFTWARE IN ASSET#27369           $    44,948.61        $    (1,204.74)        $    43,743.87
OIU96 IN-CIRCUIT TEST FIXTURE (43-021-01)                    $     8,723.42        $      (178.40)        $     8,545.02
CCU & IMA FVT SYSTEM TEST PLATFORM DUPLICATION               $     1,965.72        $       (52.77)        $     1,912.95
DCU207A IN CIRCUIT TEST FIXTURE AT JABIL-MEXICO              $    26,073.64        $    (4,035.57)        $    22,038.07
CCU11 MOTHERBOARD IN CIRCUIT TEST SET                        $    49,740.88        $    (7,698.06)        $    42,042.82
OMNI 8300 DEVELOPMENT TEST SET (@ REU)                       $    13,380.24        $    (2,900.82)        $    10,479.42
TERADYNE 1800 TO SPECTRUM ADAPTER FOR BCC21 ICT              $     7,393.40        $    (1,145.98)        $     6,247.42
DPU2 ICT SOLUTION FOR PRODUCTION ASSEMBLY TEST               $     6,276.03        $      (336.51)        $     5,939.52
TRU21B ICT TEST FIXTURE AT JABIL-MEXICO                      $    17,973.83        $    (2,781.83)        $    15,192.00
MARCONI FORE SWITCH ASX-200BX WITH MODULES                   $     7,843.02        $      (249.35)        $     7,593.67
MARCONI FORE SWITCH ASX-200BX WITH MODULES                   $     7,843.02        $      (249.35)        $     7,593.67
SUN MICROSYSTEMS ENTERPRISE 4500 SERVER (LABRADOR)           $    11,527.21        $      (412.10)        $    11,115.11
SUN MICROSYSTEMS STOREDGE D1000 DISK ARRAY                   $     1,076.34        $       (38.67)        $     1,037.67
SUN MICROSYSTEMS ENTERPRISE 4500 SERVER (BULLDOG)            $    11,312.00        $      (404.00)        $    10,908.00
SUN MICROSYSTEMS STOREDGE D1000 DISK ARRAY                   $       968.96        $       (34.99)        $       933.97
LOGIC ANALYSIS TEST EQUIPMENT                                $    21,489.38        $   (21,489.38)        $            -
PROTOCOL ANALYZER                                            $     2,176.68        $    (2,176.68)        $            -
FIREBIRD 6000                                                $    10,154.76        $   (10,154.76)        $            -
i960 CA EMULATOR                                             $    53,484.48        $   (53,484.48)        $            -
SUN SERVER                                                   $    61,276.31        $   (61,276.31)        $            -
X-TERMINALS                                                  $     3,521.70        $    (3,521.70)        $            -
X-TERMINALS                                                  $     3,521.70        $    (3,521.70)        $            -
X-TERMINAL                                                   $     3,665.81        $    (3,665.81)        $            -
STRATUM 3E CLOCK                                             $     7,724.84        $    (7,724.84)        $            -
SERVER 10 PORTMASTER                                         $     2,336.70        $    (2,336.70)        $            -
EMULATOR 80960CA                                             $    31,998.04        $   (31,998.04)        $            -
SCOPE - DIGITAL STORAGE                                      $     9,902.13        $    (9,902.13)        $            -
COIL WINDING MACHINE NO 8 @ GLOBAL ELECTRONICS               $     2,398.00        $    (2,398.00)        $            -
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
DC POWER SUPPLY                                              $     1,703.00        $    (1,703.00)        $            -
520 CARD DUPLICATOR                                          $     4,261.00        $    (4,261.00)        $            -
FITL TEST SET                                                $    43,509.00        $   (43,509.00)        $            -
FITL TEST SET                                                $    43,509.00        $   (43,509.00)        $            -
FITL TEST SET                                                $    43,509.00        $   (43,509.00)        $            -
FITL TEST SET                                                $    43,509.00        $   (43,509.00)        $            -
EDFA BOOSTER FOR FTTH VIDEO TESTING                          $    37,779.25        $   (11,246.08)        $    26,533.17
Sun StorEdge UniPack 20GB 8MM Tape Drive                     $     3,170.75        $    (2,202.33)        $       968.42
SUN STOREDGE DISK ARRY W/SUX5240A D-1000                     $    17,940.75        $   (11,068.33)        $     6,872.42
SUN SERVER E420R                                             $    47,940.10        $   (29,568.68)        $    18,371.42
CONSOLE SWITCH 8200                                          $     1,875.43        $    (1,159.76)        $       715.67
APC MATRIX 5000 UPS                                          $     5,725.02        $    (3,531.95)        $     2,193.07

                                                                        32 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 63     103605    0    160220   31/03/2001   IPN1094  027AA14894        SUN STOREDGE L1000 TAPE LIBRARY
 63     103606    0    160220   31/03/2001   IPN1096  0012613-0028006   SUN STOREDGE ENTERPRISE RACK CABINET
 63     103608    0    160220   31/03/2001   IPN1230  10630012          PARASCOPE 2000 PROTOCOL ANALYZER
 62     103103    0    160422   31/03/2001   IPN1241  0010968-0030LB5   SUN 21" FD AG COLOR MONITOR
 62     103104    0    160220   31/03/2001   IPN1243  FW04330552        SUN ULTRA 10 WORKSTATION
 62     103105    0    160422   31/03/2001   IPN1246  FW04330176        SUN ULTRA 10 WORKSTATION
 62     103149    0    160420   28/02/2002   IPN1273  FW02240004        Sun Ultra 5
 60     103881    0    160411   15/10/2002   NONE     NONE              FURNITURE FOR BEDFORD (ORIG MFG CUBES 1266A)
 60     99376     0    160220   31/12/1999   NONE                       ENGINEERING LAB BENCHES
 61     99947     0    160220   31/03/2000   NONE                       MANUAL CROSS CONNECT FOR RAC SW LAB
 61     100445    0    160220   31/07/2000   NONE                       PC DATA TEST SYSTEMS EQUIPMENT TEST BED
 61     103028    0    160220   31/12/2001   NONE     NONE              TEST CARDS FOR FP3075
 61     102839    0    160220   31/08/2001   NONE     N/A               TEST CARDS FOR FP1075 (SW LAB RAC)
 60     103873    0    160015   15/10/2002   NONE     NONE              REMODEL - WAREHOUSE RACKING, BEDFORD, TX. FACILITY
 80     42447     0    160122   30/11/2001   NONE     NONE              TOOLING: VALOX 3706 BUCKET FOR MX ONU (PN: 115172)
 61     97788     0    160220   31/05/1999   NONE                       TEST EQUIP MATRIX FP1050
 61     102845    0    160329   31/08/2001   NONE     N/A               EQUIPMENT FOR MX TRAINING SYSTEMS
 61     101404    0    160220   30/11/2000   NONE     NONE              FP1075 PHASE II TEST BED CARDS
 61     101402    0    160220   30/11/2000   NONE     NONE              FP1075 PHASE II TEST BED CARDS
 61     101403    0    160220   30/11/2000   NONE     NONE              FP1075 PHASE II TEST BED CARDS
 40     20847     0    160411   30/06/2003   NONE     NONE              INSTALL DATA & VOICE LAN CABLING FOR BEDFORD MOVE
 61     102711    0    160220   31/07/2001   NONE     NONE              TEST BED CARDS FOR SW SUSTAINING GROUP
 61     102706    0    160220   31/07/2001   NONE     NONE              TEST SYSTEM FOR FP1060
 80     42284     0    160222   31/05/2001   NONE     NONE              ZINC DIE CAST TOOLING FOR DISC*S CARD PULLS
 50     76482     0    160140   30/06/2001   NONE     NONE              OMNITESTER TEST CARDS FOR OMNI8300 TESTER
 50     76624     0    160331   31/08/2001   NONE     NONE              DISC*S MX ATM VERIFICATION LAB EQUIPMENT
 50     76481     0    160140   30/06/2001   NONE     NONE              MARCONI TEST CARDS FOR OMNI8300 TESTER
 61     100348    0    160323   30/06/2000   NONE                       POSITRON PLUG-IN EQUIP ADDED TO TRAINING SYS
 61     100366    0    160220   30/06/2000   NONE     NONE              HDD CIRCUIT CARDS FOR TEST BED# 5
 80     42445     0    160122   30/11/2001   NONE     NONE              TOOLING: VALOX 3706 DOOR FOR MX ONU (PART# 115173)
 61     100627    0    160220   31/07/2000   NONE                       ONU CARDS FOR FIBERSTAR/ADSL
 61     104058    0    160214   30/06/2003   NONE     NONE              18 EA ODU506 CARDS -COPPER ADSL LARGE SYSTEM TEST
 80     42460     0    160122   31/12/2001   NONE     NONE              ONU FRONT TOOLING - P/N 111914
 61     101410    0    160220   30/11/2000   NONE     P-00103           4-PORT AMPLIFIER W/20dBm PER PORT
 80     42507     0    160122   28/02/2002   NONE     NONE              TOOLING: C2950 DIVIDER FOR MX ONU (PART# 115174)
 80     42446     0    160122   30/11/2001   NONE     NONE              TOOLING: C2950 CARD GUIDE FOR MX ONU- PART# 115175
 61     104057    0    160214   30/06/2003   NONE     NONE              20 EA DAU3 CARDS -COPPER ADSL LARGE SYSTEM TESTING
 61     95596     0    160220   31/03/1998   NONE     NONE              PORTABLE FITL-A EQUIP & RACKS
 80     42654     0    160140   30/04/2003   NONE     NONE              OIU94 LIGHT-PIPE MOLDING TOOL
 80     42594     0    160122   31/07/2002   NONE     NONE              FITL FP3100 CARD PULL TOOLING (OIU79/OIU89) 119095
 80     42450     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 110699)
 80     42451     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 108944)
 61     102708    0    160220   31/07/2001   NONE     NONE              CARDS FOR FTTH PHASE II
 61     95588     0    160220   31/03/1998   NONE     NONE              DISC*S EXPRESS & R96 SYSTEM TEST EQUIPMENT
 61     102715    0    160220   31/07/2001   NONE     NONE              CARDS FOR FTTH SHADOW SYSTEM REPLACEMENT

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
SUN STOREDGE L1000 TAPE LIBRARY                              $    43,745.18        $   (26,979.36)        $    16,765.82
SUN STOREDGE ENTERPRISE RACK CABINET                         $     7,569.93        $    (4,668.11)        $     2,901.82
PARASCOPE 2000 PROTOCOL ANALYZER                             $     9,777.68        $    (6,030.68)        $     3,747.00
SUN 21" FD AG COLOR MONITOR                                  $     1,286.15        $    (1,197.83)        $        88.32
SUN ULTRA 10 WORKSTATION                                     $     5,377.85        $    (5,005.35)        $       372.50
SUN ULTRA 10 WORKSTATION                                     $     5,377.82        $    (5,005.32)        $       372.50
Sun Ultra 5                                                  $     4,391.76        $    (3,049.76)        $     1,342.00
FURNITURE FOR BEDFORD (ORIG MFG CUBES 1266A)                 $   148,216.00        $   (22,938.50)        $   125,277.50
ENGINEERING LAB BENCHES                                      $   152,984.86        $   (62,469.29)        $    90,515.57
MANUAL CROSS CONNECT FOR RAC SW LAB                          $   122,061.87        $   (74,112.05)        $    47,949.82
PC DATA TEST SYSTEMS EQUIPMENT TEST BED                      $    83,715.47        $   (36,877.15)        $    46,838.32
TEST CARDS FOR FP3075                                        $    65,387.87        $   (19,462.37)        $    45,925.50
TEST CARDS FOR FP1075 (SW LAB RAC)                           $    63,197.64        $   (18,810.57)        $    44,387.07
REMODEL - WAREHOUSE RACKING, BEDFORD, TX. FACILITY           $    49,618.48        $    (7,680.73)        $    41,937.75
TOOLING: VALOX 3706 BUCKET FOR MX ONU (PN: 115172)           $   132,074.53        $   (91,718.78)        $    40,355.75
TEST EQUIP MATRIX FP1050                                     $    84,748.22        $   (49,438.65)        $    35,309.57
EQUIPMENT FOR MX TRAINING SYSTEMS                            $    47,619.30        $   (14,174.73)        $    33,444.57
FP1075 PHASE II TEST BED CARDS                               $    59,212.29        $   (26,083.72)        $    33,128.57
FP1075 PHASE II TEST BED CARDS                               $    59,194.55        $   (26,076.80)        $    33,117.75
FP1075 PHASE II TEST BED CARDS                               $    59,194.55        $   (26,076.80)        $    33,117.75
INSTALL DATA & VOICE LAN CABLING FOR BEDFORD MOVE            $    43,975.80        $   (10,994.90)        $    32,980.90
TEST BED CARDS FOR SW SUSTAINING GROUP                       $    44,314.76        $   (13,189.84)        $    31,124.92
TEST SYSTEM FOR FP1060                                       $    42,911.42        $   (12,772.85)        $    30,138.57
ZINC DIE CAST TOOLING FOR DISC*S CARD PULLS                  $    77,031.78        $   (53,496.61)        $    23,535.17
OMNITESTER TEST CARDS FOR OMNI8300 TESTER                    $    32,314.93        $    (9,619.18)        $    22,695.75
DISC*S MX ATM VERIFICATION LAB EQUIPMENT                     $    30,677.60        $    (9,131.35)        $    21,546.25
MARCONI TEST CARDS FOR OMNI8300 TESTER                       $    29,900.99        $    (8,899.99)        $    21,001.00
POSITRON PLUG-IN EQUIP ADDED TO TRAINING SYS                 $    35,124.62        $   (15,471.80)        $    19,652.82
HDD CIRCUIT CARDS FOR TEST BED# 5                            $    35,126.35        $   (15,476.10)        $    19,650.25
TOOLING: VALOX 3706 DOOR FOR MX ONU (PART# 115173)           $    60,625.20        $   (42,102.78)        $    18,522.42
ONU CARDS FOR FIBERSTAR/ADSL                                 $    32,788.11        $   (14,446.04)        $    18,342.07
18 EA ODU506 CARDS -COPPER ADSL LARGE SYSTEM TEST            $    17,742.61        $      (633.80)        $    17,108.81
ONU FRONT TOOLING - P/N 111914                               $    53,989.68        $   (37,493.93)        $    16,495.75
4-PORT AMPLIFIER W/20dBm PER PORT                            $    26,850.27        $   (11,828.95)        $    15,021.32
TOOLING: C2950 DIVIDER FOR MX ONU (PART# 115174)             $    48,712.50        $   (33,828.68)        $    14,883.82
TOOLING: C2950 CARD GUIDE FOR MX ONU- PART# 115175           $    45,456.36        $   (31,569.61)        $    13,886.75
20 EA DAU3 CARDS -COPPER ADSL LARGE SYSTEM TESTING           $    14,340.60        $      (511.80)        $    13,828.80
PORTABLE FITL-A EQUIP & RACKS                                $    56,711.39        $   (43,211.57)        $    13,499.82
OIU94 LIGHT-PIPE MOLDING TOOL                                $    12,990.00        $    (1,262.93)        $    11,727.07
FITL FP3100 CARD PULL TOOLING (OIU79/OIU89) 119095           $    18,088.58        $    (6,532.08)        $    11,556.50
Tooling: FTTH2 OEC Enclosure Assy (PN: 110699)               $    37,127.29        $   (25,784.62)        $    11,342.67
Tooling: FTTH2 OEC Enclosure Assy (PN: 108944)               $    35,396.38        $   (24,581.13)        $    10,815.25
CARDS FOR FTTH PHASE II                                      $    14,266.29        $    (4,248.72)        $    10,017.57
DISC*S EXPRESS & R96 SYSTEM TEST EQUIPMENT                   $    40,595.28        $   (30,933.61)        $     9,661.67
CARDS FOR FTTH SHADOW SYSTEM REPLACEMENT                     $    11,211.87        $    (3,337.37)        $     7,874.50

                                                                        33 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 80     41991     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - 73-21-695
 60     95765     0    160319   31/05/1998   NONE     NONE              FURNITURE - NORCROSS GA
 61     97784     0    160220   31/05/1999   NONE                       TEST PLATFORM EQUIPMENT
 61     103284    0    160220   31/03/2002   NONE                       HW ANALYSIS PROBE MPC823/850 & HE ADAPTERS E5346A
 80     42452     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 109803)
 61     102886    0    160220   30/09/2001   NONE                       CARDS:  155M V2 G/A - PN 401311
 80     42280     0    160222   31/05/2001   NONE     NONE              TOOLING NPR-202682 "SLAM" LATCH ASSEMBLY
 80     42286     0    160222   31/05/2001   NONE     NONE              TOOLING FOR FIBER RETAINER PN# 111392
 80     42223     0    160122   31/03/2001   NONE     3067              TOOLING DIE CAST QOIU511 CARD PULL (PART# 108417)
 80     42449     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 109805)
 61     103283    0    160318   31/03/2002   NONE     NONE              Modules & Misc. Peripheral Trade Show & Demo Equip
 60     99315     0    160220   26/11/1999   NONE     NONE              CABLE TRAYS 12" FOR OPTICS LAB
 61     104056    0    160214   30/06/2003   NONE     NONE              2 EA CCU11 CARDS -COPPER ADSL LARGE SYSTEM TESTINC
 61     102965    0    160220   31/10/2001   NONE     306340014         NETCOM AT-9015 ATM SMARTCARD PLUG-IN CARD
 61     102966    0    160220   31/10/2001   NONE     306340031         NETCOM AT-9015 ATM SMARTCARD PLUG-IN CARD
 80     42285     0    160122   31/05/2001   NONE     NONE              TOOLING CUSTOM LIGHTPIPE FOR DOUBLE-WIDE FACEPLATE
 80     42448     0    160122   30/11/2001   NONE     NONE              TOOLING: RF/EMI SHIELDING MASKS FOR MX ONU
 61     102849    0    160220   31/08/2001   NONE     N/A               FTTH PHASE II HW TEST BED #1 (VARIOUS CARDS, ETC.)
 61     102850    0    160220   31/08/2001   NONE     N/A               FTTH PHASE II HW TEST BED #2 (VARIOUS MISC EQUIP)
 80     42482     0    160122   31/01/2002   NONE     NONE              HNU-ASSEMBLY TOOLING (P/N: 45-060-01)
 61     99519     0    160220   25/02/2000   NONE                       NETCOM SMARTCARD BOARDS
 80     42453     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 111562)
 61     102885    0    160220   30/09/2001   NONE                       CARDS: ATM DS3 MONITOR I/F
 61     100813    0    160220   31/08/2000   NONE     NONE              MISC PERIPHERAL COMPUTER EQUIPMENT
 80     42491     0    160122   28/02/2002   NONE     P/N: 106718       TOOLING MODIFICATIONS BATTERY BOX CASE P/N: 106718
 61     103128    0    160220   31/01/2002   NONE     112597            SWX CROSS CONNECT
 61     103124    0    160220   31/01/2002   NONE     119215            SWX CROSS CONNECT
 61     103125    0    160220   31/01/2002   NONE     119217            SWX CROSS CONNECT
 61     103126    0    160220   31/01/2002   NONE     112594            SWX CROSS CONNECT
 61     103127    0    160220   31/01/2002   NONE     112595            SWX CROSS CONNECT
 80     42224     0    160122   31/03/2001   NONE     3067              CARD PULL TOOLING QOIU81/82 & 83 PCB's (#108559)
 50     77153     0    160015   15/10/2002   NONE     NONE              (50) MI RAK UPRIGHT FRAMES 44" x 168"
 61     102443    0    160220   31/05/2001   NONE     SBC8260-1867      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 61     102444    0    160220   31/05/2001   NONE     SBC8260-1878      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 61     102445    0    160220   31/05/2001   NONE     SBC8260-1880      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 61     102446    0    160220   31/05/2001   NONE     SBC8260-1887      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 61     102447    0    160220   31/05/2001   NONE     SBC8260-1904      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 80     42704     0    160122   30/06/2003   NONE     NONE              117580 PLASTIC FACEPLATE TOOL MODIFICATION DCU207B
 63     102142    0    160220   31/03/2001   NONE     SFW93110186       SUN PC ULTRA 10
 63     102143    0    160220   31/03/2001   NONE     SFW93110197       SUN PC ULTRA 10
 63     102144    0    160220   31/03/2001   NONE     SFW93110199       SUN PC ULTRA 10
 63     101776    0    160220   28/02/2001   NONE     SFW93110183       SUN PC SYSTEM ULTRA 10 FOR IVREA ITALY
 63     101777    0    160220   28/02/2001   NONE     SFW93110184       SUN PC SYSTEM ULTRA 10 (IN IVREA ITALY)
 63     101778    0    160220   28/02/2001   NONE     SFW93110195       SUN PC SYSTEM ULTRA 10 (IN IVREA ITALY)
 61     97625     0    160329   31/03/1999   NONE     NONE              TRAINING SYSTEM UPGRADE - ONU'S

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TOOLING MX FACEPLATE - 73-21-695                             $    95,380.98        $   (88,757.66)        $     6,623.32
FURNITURE - NORCROSS GA                                      $    11,347.12        $    (6,054.20)        $     5,292.92
TEST PLATFORM EQUIPMENT                                      $    12,593.37        $    (7,350.37)        $     5,243.00
HW ANALYSIS PROBE MPC823/850 & HE ADAPTERS E5346A            $     7,369.67        $    (2,193.92)        $     5,175.75
Tooling: FTTH2 OEC Enclosure Assy (PN: 109803)               $    16,807.65        $   (11,675.08)        $     5,132.57
CARDS:  155M V2 G/A - PN 401311                              $     7,307.48        $    (2,175.48)        $     5,132.00
TOOLING NPR-202682 "SLAM" LATCH ASSEMBLY                     $    16,237.50        $   (11,277.08)        $     4,960.42
TOOLING FOR FIBER RETAINER PN# 111392                        $    16,075.12        $   (11,164.20)        $     4,910.92
TOOLING DIE CAST QOIU511 CARD PULL (PART# 108417)            $    69,855.89        $   (65,005.47)        $     4,850.42
Tooling: FTTH2 OEC Enclosure Assy (PN: 109805)               $    15,402.86        $   (10,698.29)        $     4,704.57
Modules & Misc. Peripheral Trade Show & Demo Equip           $    40,748.30        $   (36,504.55)        $     4,243.75
CABLE TRAYS 12" FOR OPTICS LAB                               $     6,901.49        $    (2,822.57)        $     4,078.92
2 EA CCU11 CARDS -COPPER ADSL LARGE SYSTEM TESTINC           $     4,185.39        $      (149.20)        $     4,036.19
NETCOM AT-9015 ATM SMARTCARD PLUG-IN CARD                    $     5,671.39        $    (1,690.47)        $     3,980.92
NETCOM AT-9015 ATM SMARTCARD PLUG-IN CARD                    $     5,671.34        $    (1,690.42)        $     3,980.92
TOOLING CUSTOM LIGHTPIPE FOR DOUBLE-WIDE FACEPLATE           $    12,990.00        $    (9,020.83)        $     3,969.17
TOOLING: RF/EMI SHIELDING MASKS FOR MX ONU                   $    12,983.91        $    (9,016.59)        $     3,967.32
FTTH PHASE II HW TEST BED #1 (VARIOUS CARDS, ETC.)           $     5,633.66        $    (1,677.24)        $     3,956.42
FTTH PHASE II HW TEST BED #2 (VARIOUS MISC EQUIP)            $     5,633.63        $    (1,677.21)        $     3,956.42
HNU-ASSEMBLY TOOLING (P/N: 45-060-01)                        $    12,861.19        $    (8,933.52)        $     3,927.67
NETCOM SMARTCARD BOARDS                                      $     9,746.54        $    (5,920.12)        $     3,826.42
Tooling: FTTH2 OEC Enclosure Assy (PN: 111562)               $    12,442.66        $    (8,642.34)        $     3,800.32
CARDS: ATM DS3 MONITOR I/F                                   $     5,065.50        $    (1,507.83)        $     3,557.67
MISC PERIPHERAL COMPUTER EQUIPMENT                           $     6,325.71        $    (2,787.04)        $     3,538.67
TOOLING MODIFICATIONS BATTERY BOX CASE P/N: 106718           $    11,068.78        $    (7,687.28)        $     3,381.50
SWX CROSS CONNECT                                            $     4,510.22        $    (1,344.47)        $     3,165.75
SWX CROSS CONNECT                                            $     4,510.23        $    (1,344.48)        $     3,165.75
SWX CROSS CONNECT                                            $     4,510.23        $    (1,344.48)        $     3,165.75
SWX CROSS CONNECT                                            $     4,510.23        $    (1,344.48)        $     3,165.75
SWX CROSS CONNECT                                            $     4,510.23        $    (1,344.48)        $     3,165.75
CARD PULL TOOLING QOIU81/82 & 83 PCB's (#108559)             $    45,062.31        $   (41,933.56)        $     3,128.75
(50) MI RAK UPRIGHT FRAMES 44" x 168"                        $     3,853.48        $      (836.23)        $     3,017.25
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
117580 PLASTIC FACEPLATE TOOL MODIFICATION DCU207B           $     2,922.75        $      (243.88)        $     2,678.87
SUN PC ULTRA 10                                              $     6,985.67        $    (4,310.17)        $     2,675.50
SUN PC ULTRA 10                                              $     6,985.67        $    (4,310.17)        $     2,675.50
SUN PC ULTRA 10                                              $     6,985.67        $    (4,310.17)        $     2,675.50
SUN PC SYSTEM ULTRA 10 FOR IVREA ITALY                       $     6,982.87        $    (4,307.80)        $     2,675.07
SUN PC SYSTEM ULTRA 10 (IN IVREA ITALY)                      $     6,982.87        $    (4,307.80)        $     2,675.07
SUN PC SYSTEM ULTRA 10 (IN IVREA ITALY)                      $     6,982.87        $    (4,307.80)        $     2,675.07
TRAINING SYSTEM UPGRADE - ONU'S                              $     7,022.71        $    (4,350.39)        $     2,672.32

                                                                        34 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 80     41990     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - FACEPLATE 2 73-21-694
 80     41992     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - 73-21-696
 50     77201     0    160083   15/10/2002   NONE     NONE              MISC LASERS / SCOPES FOR CLEAN ROOM
 80     42705     0    160122   30/06/2003   NONE     NONE              107774 PLASTIC FACEPLATE TOOL MODIFICATION (OIU94)
 80     42459     0    160122   31/12/2001   NONE     NONE              FTTH TOOLING NEW EJECTOR 112624 REV AB
 80     42481     0    160122   31/01/2002   NONE     NONE              TOOLING FOR MX ONU MOUNT BOOTS TO LOCK ONU
 80     42412     0    160122   30/09/2001   NONE     72-05-469         TOOLING CHANNEL CARD ESD SHIPPING TRAY 72-05-469
 80     42413     0    160122   30/09/2001   NONE     NONE              TOOLING PRA ON DISC*S CARD EJECTOR 107406
 61     102448    0    160220   31/05/2001   NONE     MDPPRA1446-1267   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 61     102449    0    160220   31/05/2001   NONE     MDPPRA1454-1269   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 61     102450    0    160220   31/05/2001   NONE     MDPPRA1455-1268   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 61     102451    0    160220   31/05/2001   NONE     MDPPRA1456-1266   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 61     102452    0    160220   31/05/2001   NONE     MDPPRA1457-1257   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 60     103618    0    160422   31/10/1998   NONE     0898-0065         SPOT COOLER SYSTEM - MODEL 24 HFU 1
 50     77293     0    160015   15/10/2002   NONE     NONE              JETCAPS BARSIMM BARCODE MODULES FOR HP PRINTERS
 61     102949    0    160220   31/10/2001   NONE     31222002          NETCOM ML-7710 PLUG-IN CARD
 61     102950    0    160220   31/10/2001   NONE     312220046         NETCOM ML-7710 PLUG-IN CARD
 61     102951    0    160220   31/10/2001   NONE     312220063         NETCOM ML-7710 PLUG-IN CARD
 61     102952    0    160220   31/10/2001   NONE     312220110         NETCOM ML-7710 PLUG-IN CARD
 61     102953    0    160220   31/10/2001   NONE     312220167         NETCOM ML-7710 PLUG-IN CARD
 61     102954    0    160220   31/10/2001   NONE     312220210         NETCOM ML-7710 PLUG-IN CARD
 61     102955    0    160220   31/10/2001   NONE     312220239         NETCOM ML-7710 PLUG-IN CARD
 61     102956    0    160220   31/10/2001   NONE     312220371         NETCOM ML-7710 PLUG-IN CARD
 61     102957    0    160220   31/10/2001   NONE     312220379         NETCOM ML-7710 PLUG-IN CARD
 61     102958    0    160220   31/10/2001   NONE     312220389         NETCOM ML-7710 PLUG-IN CARD
 61     102959    0    160220   31/10/2001   NONE     312220399         NETCOM ML-7710 PLUG-IN CARD
 61     102960    0    160220   31/10/2001   NONE     312220524         NETCOM ML-7710 PLUG-IN CARD
 61     102961    0    160220   31/10/2001   NONE     312220534         NETCOM ML-7710 PLUG-IN CARD
 61     102962    0    160220   31/10/2001   NONE     31220659          NETCOM ML-7710 PLUG-IN CARD
 61     102963    0    160220   31/10/2001   NONE     312220812         NETCOM ML-7710 PLUG-IN CARD
 61     102964    0    160220   31/10/2001   NONE     312220833         NETCOM ML-7710 PLUG-IN CARD
 80     41986     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATES - TOP EJECTOR 1 72-66-472
 80     41988     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - EJECTOR 1 72-66-474
 60     100044    0    160411   26/05/2000   NONE     NONE              RAC 9' CHRISTMAS TREE AND DECORATIONS
 60     103883    0    160411   15/10/2002   NONE     NONE              CUBE FURNITURE - BEDFORD
 80     42024     0    160122   31/07/2000   NONE     NONE              TOOLING MOLD 72-66-481 BOTTOM EJECTOR
 80     41987     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - TOP EJECTOR 2 72-66-473
 80     41989     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - EJECTOR 2 72-66-475
 80     41985     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATES - BOTTOM EJECTOR 72-66-471
 61     99931     0    160323   31/03/2000   NONE                       POSITRON CARDS & CABLES FOR TRAINING ROOM RAC
 61     99930     0    160323   31/03/2000   NONE                       POSITRON CARDS AND CABLES FOR TRAINING ROOM RAC
 80     42108     0    160122   30/11/2000   NONE     NONE              TOOLING: QCU40 FOR MX ONU CARD PULLS
 80     42109     0    160122   30/11/2000   NONE     NONE              TOOLING SDC1 FOR MX ONU CARD PULLS
 61     102584    0    160220   30/06/2001   NONE     NONE              ALTERA 8259 MEGAFUNCTION IP CORE
 61     102732    0    160220   31/07/2001   NONE     014 VER. 1.2      OC3 DAUGHTERCARD OFF OF THE UTOPIA 2 BUS.

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TOOLING MX FACEPLATE - FACEPLATE 2 73-21-694                 $    37,433.33        $   (34,834.16)        $     2,599.17
TOOLING MX FACEPLATE - 73-21-696                             $    37,433.32        $   (34,834.15)        $     2,599.17
MISC LASERS / SCOPES FOR CLEAN ROOM                          $     3,209.36        $      (695.86)        $     2,513.50
107774 PLASTIC FACEPLATE TOOL MODIFICATION (OIU94)           $     2,727.90        $      (227.45)        $     2,500.45
FTTH TOOLING NEW EJECTOR 112624 REV AB                       $     8,118.75        $    (5,639.83)        $     2,478.92
TOOLING FOR MX ONU MOUNT BOOTS TO LOCK ONU                   $     7,577.50        $    (5,262.00)        $     2,315.50
TOOLING CHANNEL CARD ESD SHIPPING TRAY 72-05-469             $     7,361.00        $    (5,112.50)        $     2,248.50
TOOLING PRA ON DISC*S CARD EJECTOR 107406                    $     7,074.14        $    (4,915.22)        $     2,158.92
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.27        $      (907.02)        $     2,131.25
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.27        $      (907.02)        $     2,131.25
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.27        $      (907.02)        $     2,131.25
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.27        $      (907.02)        $     2,131.25
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.28        $      (907.03)        $     2,131.25
SPOT COOLER SYSTEM - MODEL 24 HFU 1                          $     4,021.49        $    (1,915.57)        $     2,105.92
JETCAPS BARSIMM BARCODE MODULES FOR HP PRINTERS              $     2,647.51        $      (573.69)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
TOOLING MX FACEPLATES - TOP EJECTOR 1 72-66-472              $    28,671.68        $   (26,681.26)        $     1,990.42
TOOLING MX FACEPLATE - EJECTOR 1 72-66-474                   $    28,671.68        $   (26,681.26)        $     1,990.42
RAC 9' CHRISTMAS TREE AND DECORATIONS                        $     2,756.80        $      (850.80)        $     1,906.00
CUBE FURNITURE - BEDFORD                                     $     2,189.84        $      (339.42)        $     1,850.42
TOOLING MOLD 72-66-481 BOTTOM EJECTOR                        $    26,365.82        $   (24,535.40)        $     1,830.42
TOOLING MX FACEPLATE - TOP EJECTOR 2 72-66-473               $    25,106.65        $   (23,363.33)        $     1,743.32
TOOLING MX FACEPLATE - EJECTOR 2 72-66-475                   $    25,106.65        $   (23,363.33)        $     1,743.32
TOOLING MX FACEPLATES - BOTTOM EJECTOR 72-66-471             $    24,321.09        $   (22,633.17)        $     1,687.92
POSITRON CARDS & CABLES FOR TRAINING ROOM RAC                $     4,199.45        $    (2,549.45)        $     1,650.00
POSITRON CARDS AND CABLES FOR TRAINING ROOM RAC              $     4,199.48        $    (2,549.48)        $     1,650.00
TOOLING: QCU40 FOR MX ONU CARD PULLS                         $    23,690.00        $   (22,045.43)        $     1,644.57
TOOLING SDC1 FOR MX ONU CARD PULLS                           $    22,973.52        $   (21,378.52)        $     1,595.00
ALTERA 8259 MEGAFUNCTION IP CORE                             $     2,167.42        $      (646.25)        $     1,521.17
OC3 DAUGHTERCARD OFF OF THE UTOPIA 2 BUS.                    $     2,166.78        $      (645.61)        $     1,521.17

                                                                        35 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 80     42023     0    160122   31/07/2000   NONE     NONE              TOOLING MOLD 72-66-482 TOP EJECTOR
 80     42490     0    160122   28/02/2002   NONE     P/N: 106717       TOOLING MODIFICATIONS BATTERY BOX COVER P/N:106717
 80     42489     0    160122   28/02/2002   NONE     P/N: 115526       TOOLING FOR FP2005 DAU3 CARD PULL - P/N: 115526
 50     77291     0    160411   15/10/2002   NONE     PR200A-2C-9707-   GRAINGER AIR DRYER PR200
 80     42256     0    160222   31/05/2001   NONE     NONE              TOOLING: ELASTOMER FIBER PROTECTOR- OEC2 ENCLOSURE
 80     42428     0    160122   31/10/2001   NONE     NONE              TOOLING MOLD FOR FIBER CLIP (UPGRADE)
 80     42488     0    160222   28/02/2002   NONE     NONE              MX FITL Cost Reduction Tooling OIU82/OIU83
 80     42034     0    160122   31/07/2000   NONE                       TOOLING QEIU CARD PULL FACEPLATE 73-21-704
 61     103456    0    160220   30/06/2002   NONE     NONE              MISC PERIPHERIAL EQUIP FOR FTTH DEMO PHILADELPHIA
 80     42113     0    160122   30/11/2000   NONE     NONE              EJECTOR, LATCHING INSERTER BOTTOM 72-66-481
 80     42454     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 111392)
 80     42110     0    160122   30/11/2000   NONE     NONE              NCC TOOLING FOR MX ONU CARD PULLS
 80     42111     0    160122   30/11/2000   NONE     NONE              BOIU52 TOOLING FOR MX ONU CARD PULLS
 80     42112     0    160122   30/11/2000   NONE     NONE              BBC1 TOOLING FOR MX ONU CARD PULLS
 62     102145    0    160220   31/03/2001   NONE     992YKN0497        SUN MONITOR 21"
 62     102146    0    160220   31/03/2001   NONE     9924KNO507        SUN MONITOR 21"
 62     102147    0    160220   31/03/2001   NONE     9924KNO512        SUN MONITOR 21"
 62     101779    0    160220   28/02/2001   NONE     9924KN0505        SUN 21" MONITOR (IN IVREA ITALY)
 62     101780    0    160220   28/02/2001   NONE     9924KN0508        SUN 21" MONITOR (IN IVREA ITALY)
 62     101781    0    160220   28/02/2001   NONE     9924KN0511        SUN 21" MONITOR (IN IVREA ITALY)
 80     41488     0    160220   31/03/1998   NONE     NONE              TOOLING CAVITY MATRIX ONU ALUMINUM HOUSING
 80     41511     0    160220   30/06/1998   NONE     NONE              PLENNUM MOLDS WOODFORMING MOLD
 80     41892     0    160122   29/10/1999   NONE     NONE              FIBER CLIP MOLD TOOLING FOR FITL OIU CARDS
 80     41904     0    160122   26/11/1999   NONE     NONE              FIBER SPOOLING TOOLING MOLD CHANGE
 80     41932     0    160122   25/02/2000   NONE     NONE              TOOLING: QCU60 CARD PULL (@ JERYLL)
 80     41957     0    160122   31/03/2000   NONE     NONE              TOOLING UPDATE 72-82-028, -029, -043 CARDGUIDES
 80     41958     0    160222   31/03/2000   NONE                       TOOLING 24 CHANNEL FITL-A ONU CARD CAGE
 60     103870    0    160140   15/10/2002   NONE     NONE              10 EACH WORKBENCHES
 60     103904    0    160411   15/10/2002   NONE                       COFFEE COUNTER - REU CAFE
 62     104069    0    160316   30/06/2001   OPN5052  1W7KG01           DELL LATITUDE LS LAPTOP
 62     104065    0    160420   31/07/2001   OPN5125  650Q901           DELL PRECISION MINI-TOWER PC
 62     104067    0    160422   31/07/2001   OPN5126  750QP01           DELL PRECISION 530 PC
 62     104066    0    160411   31/07/2001   OPN5127  4PVN301           DELL PRECISION 330 PC
 50     76486     0    160140   30/06/2001   SDC1     NONE              HP79000 SDC1 FUNCTIONAL TEST FIXTURE
 60     96491     0    160331   31/10/1998                              VERIFICATION SYSTEMS LAB, RACKS, FURN, EQUIP
 61     101137    0    160220   31/10/2000                              MX ONU CARDS
 61     97687     0    160220   31/03/1999                              RELTEC EQUIP FOR RIS SW LAB
 61     97642     0    160220   31/03/1999                              DISC*S EQUIPMENT FOR TESTBEDS
 50     76777     0    160140   31/01/2002            NONE              DIAGNOSTICS SYSTEM - SDC, QDC, & BBC
 60     98800     0    160220   30/09/1999                              CABLE TRAYS 12" WIDE RACEWAYS H/W LAB RAC
 61     103673    0    160316   31/03/2002            NONE              TRAINING SYSTEM WITH MX @ BELLSOUTH DECATUR GA.
 61     103671    0    160316   31/03/2002            NONE              TRAINING SYSTEM WITH MX @ BELLSOUTH NASHVILLE TN
 61     103672    0    160316   31/03/2002            NONE              TRAINING SYSTEM WITH MX @ BELLSOUTH JACKSON MS
 61     101155    0    160220   31/10/2000                              MX HW FOR SYSTEMS TEST (TEST BEDS)
 61     101152    0    160220   31/10/2000                              MX HW FOR SYSTEMS TEST (TEST BEDS)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TOOLING MOLD 72-66-482 TOP EJECTOR                           $    20,267.74        $   (18,860.24)        $     1,407.50
TOOLING MODIFICATIONS BATTERY BOX COVER P/N:106717           $     4,543.04        $    (3,156.79)        $     1,386.25
TOOLING FOR FP2005 DAU3 CARD PULL - P/N: 115526              $     4,523.77        $    (3,141.45)        $     1,382.32
GRAINGER AIR DRYER PR200                                     $     1,674.29        $      (363.72)        $     1,310.57
TOOLING: ELASTOMER FIBER PROTECTOR- OEC2 ENCLOSURE           $     4,113.50        $    (2,857.83)        $     1,255.67
TOOLING MOLD FOR FIBER CLIP (UPGRADE)                        $     3,096.00        $    (2,150.00)        $       946.00
MX FITL Cost Reduction Tooling OIU82/OIU83                   $     2,354.44        $    (1,636.37)        $       718.07
TOOLING QEIU CARD PULL FACEPLATE 73-21-704                   $     8,660.10        $    (8,059.28)        $       600.82
MISC PERIPHERIAL EQUIP FOR FTTH DEMO PHILADELPHIA            $     1,254.94        $      (680.27)        $       574.67
EJECTOR, LATCHING INSERTER BOTTOM 72-66-481                  $     5,519.45        $    (5,136.53)        $       382.92
Tooling: FTTH2 OEC Enclosure Assy (PN: 111392)               $     1,103.78        $      (767.46)        $       336.32
NCC TOOLING FOR MX ONU CARD PULLS                            $     4,723.38        $    (4,396.31)        $       327.07
BOIU52 TOOLING FOR MX ONU CARD PULLS                         $     4,716.79        $    (4,390.54)        $       326.25
BBC1 TOOLING FOR MX ONU CARD PULLS                           $     4,716.79        $    (4,390.54)        $       326.25
SUN MONITOR 21"                                              $     1,462.54        $    (1,361.29)        $       101.25
SUN MONITOR 21"                                              $     1,462.54        $    (1,361.29)        $       101.25
SUN MONITOR 21"                                              $     1,465.04        $    (1,364.22)        $       100.82
SUN 21" MONITOR (IN IVREA ITALY)                             $     1,459.42        $    (1,359.00)        $       100.42
SUN 21" MONITOR (IN IVREA ITALY)                             $     1,459.42        $    (1,359.00)        $       100.42
SUN 21" MONITOR (IN IVREA ITALY)                             $     1,459.42        $    (1,359.00)        $       100.42
TOOLING CAVITY MATRIX ONU ALUMINUM HOUSING                   $   319,802.01        $  (319,802.01)        $            -
PLENNUM MOLDS WOODFORMING MOLD                               $     6,842.12        $    (6,842.12)        $            -
FIBER CLIP MOLD TOOLING FOR FITL OIU CARDS                   $    10,554.38        $   (10,554.38)        $            -
FIBER SPOOLING TOOLING MOLD CHANGE                           $     7,923.90        $    (7,923.90)        $            -
TOOLING: QCU60 CARD PULL (@ JERYLL)                          $    43,083.51        $   (43,083.51)        $            -
TOOLING UPDATE 72-82-028, -029, -043 CARDGUIDES              $     7,599.15        $    (7,599.15)        $            -
TOOLING 24 CHANNEL FITL-A ONU CARD CAGE                      $    67,217.83        $   (67,217.83)        $            -
10 EACH WORKBENCHES                                          $         0.01        $        (0.01)        $            -
COFFEE COUNTER - REU CAFE                                    $         0.01        $        (0.01)        $            -
DELL LATITUDE LS LAPTOP                                      $     3,228.14        $    (1,819.27)        $     1,408.87
DELL PRECISION MINI-TOWER PC                                 $     3,362.99        $    (1,891.37)        $     1,471.62
DELL PRECISION 530 PC                                        $     3,311.36        $    (1,863.36)        $     1,448.00
DELL PRECISION 330 PC                                        $     1,848.02        $    (1,042.90)        $       805.12
HP79000 SDC1 FUNCTIONAL TEST FIXTURE                         $    52,037.32        $   (15,488.82)        $    36,548.50
VERIFICATION SYSTEMS LAB, RACKS, FURN, EQUIP                 $   217,812.17        $  (116,171.35)        $   101,640.82
MX ONU CARDS                                                 $   175,045.23        $   (77,104.66)        $    97,940.57
RELTEC EQUIP FOR RIS SW LAB                                  $   248,003.00        $  (153,526.93)        $    94,476.07
DISC*S EQUIPMENT FOR TESTBEDS                                $   203,786.32        $  (126,156.90)        $    77,629.42
DIAGNOSTICS SYSTEM - SDC, QDC, & BBC                         $    45,534.68        $   (13,552.26)        $    31,982.42
CABLE TRAYS 12" WIDE RACEWAYS H/W LAB RAC                    $    50,683.73        $   (20,699.66)        $    29,984.07
TRAINING SYSTEM WITH MX @ BELLSOUTH DECATUR GA.              $    42,442.43        $   (12,633.76)        $    29,808.67
TRAINING SYSTEM WITH MX @ BELLSOUTH NASHVILLE TN             $    42,429.66        $   (12,628.84)        $    29,800.82
TRAINING SYSTEM WITH MX @ BELLSOUTH JACKSON MS               $    42,429.66        $   (12,628.84)        $    29,800.82
MX HW FOR SYSTEMS TEST (TEST BEDS)                           $    44,699.48        $   (19,689.66)        $    25,009.82
MX HW FOR SYSTEMS TEST (TEST BEDS)                           $    44,699.42        $   (19,689.60)        $    25,009.82

                                                                        36 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------
 61     101153    0    160220   31/10/2000                              MX HW FOR SYSTEMS TEST (TEST BEDS)
 61     101154    0    160220   31/10/2000                              MX HW FOR SYSTEMS TEST (TEST BEDS)
 61     101411    0    160220   30/11/2000            1.2349            AMPLIFER w/20dBm PER PORT, 8 PORTS DISTRIBUTION
 61     101412    0    160220   30/11/2000            1.235             AMPLIFER w/20dBm PER PORT, 8 PORTS DISTRIBUTION
 60     96493     0    160220   31/10/1998                              FURNITURE & WORKBENCHES
 50     76166     0    160140   28/02/2001                              AEROSTAT XC BENCHTOP IONIZERS  80 EACH
 61     98090     0    160220   30/06/1999                              EAST MT & MISC TESTBED EQUIP
 61     101143    0    160220   31/10/2000            25886             DISC*S RDT W/ METALLIC SHELF & 2 FITL SHELVES
 61     101144    0    160220   31/10/2000                              DISC*S COT W/ METALLIC SHELF
 61     101145    0    160220   31/10/2000                              DISC*S COT W/ METALLIC SHELF
 61     101146    0    160220   31/10/2000                              DISC*S RD W/ MX
 61     101181    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101182    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101183    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101184    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101185    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101186    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101166    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101167    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101168    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101169    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101170    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101171    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101173    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101172    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 50     75140     0    160140   31/10/1998                              DR-II CARD SETS
 61     103669    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE HONOLULU, HA.
 61     103663    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE TAMPA, FLA
 61     103664    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE DURHAM, N.C.
 61     103665    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTM GTE EVERETT, WA
 61     103666    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE BEAVERTON, OR.
 61     103667    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE MONROVIA CA.
 61     103668    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE LEWISVILLLE, TX.
 61     100764    0    160220   31/08/2000            401311-02711      AX/4000 10/100 Mb ETHERNET GENERATOR/ANALYZER
 61     100765    0    160220   31/08/2000            401311-02741      AX/4000 10/100 Mb ETHERNET GENERATOR/ANALYZER
 61     101141    0    160323   31/10/2000                              MX SYSTEM EQUIPMENT FOR TRAINING LAB
 60     96765     0    160001   31/12/1998                              30 CHAIRS
 50     75142     0    160140   31/10/1998                              STREAKER CARDS FOR CONFIG TESTING
 50     75141     0    160140   30/11/1998                              PLUG-IN CARD FIXTURES FOR OMNI 2000 T.S.
 61     98893     0    160220   30/09/1999                              TEST EQUIP FROM STOCK FOR MATRIX FP1050
 80     42131     0    160122   30/11/2000                              HNU-CASE TOOLING (P/N: 105572)
 50     75469     0    160140   30/06/1999                              TEST FIXTURE - CMC DCU 301A
 61     98089     0    160220   30/06/1999                              INTERNAL CARDS ENGR LAB NETWORK EQUIP
 80     42132     0    160122   30/11/2000                              HNU-DOOR TOOLING (P/N: 107058)
 80     42066     0    160122   31/10/2000                              FTTH TOOLING FOR BATTERY CASE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
MX HW FOR SYSTEMS TEST (TEST BEDS)                           $    44,699.42        $   (19,689.60)        $    25,009.82
MX HW FOR SYSTEMS TEST (TEST BEDS)                           $    44,699.42        $   (19,689.60)        $    25,009.82
AMPLIFER w/20dBm PER PORT, 8 PORTS DISTRIBUTION              $    37,776.62        $   (16,640.87)        $    21,135.75
AMPLIFER w/20dBm PER PORT, 8 PORTS DISTRIBUTION              $    37,776.62        $   (16,640.87)        $    21,135.75
FURNITURE & WORKBENCHES                                      $    42,881.13        $   (22,876.06)        $    20,005.07
AEROSTAT XC BENCHTOP IONIZERS  80 EACH                       $    34,205.02        $   (15,068.77)        $    19,136.25
EAST MT & MISC TESTBED EQUIP                                 $    41,416.36        $   (24,161.94)        $    17,254.42
DISC*S RDT W/ METALLIC SHELF & 2 FITL SHELVES                $    27,612.26        $   (12,164.51)        $    15,447.75
DISC*S COT W/ METALLIC SHELF                                 $    27,612.26        $   (12,164.51)        $    15,447.75
DISC*S COT W/ METALLIC SHELF                                 $    27,612.26        $   (12,164.51)        $    15,447.75
DISC*S RD W/ MX                                              $    27,612.35        $   (12,164.60)        $    15,447.75
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,343.56        $    (9,403.74)        $    11,939.82
MX TEST BED SYSTEM EQUIP.                                    $    21,343.67        $    (9,403.85)        $    11,939.82
DR-II CARD SETS                                              $    36,419.50        $   (27,749.58)        $     8,669.92
NGDLC TRAINING SYSTEM GTE HONOLULU, HA.                      $    21,013.80        $   (12,758.98)        $     8,254.82
NGDLC TRAINING SYSTEM GTE TAMPA, FLA                         $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTEM GTE DURHAM, N.C.                       $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTM GTE EVERETT, WA                         $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTEM GTE BEAVERTON, OR.                     $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTEM GTE MONROVIA CA.                       $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTEM GTE LEWISVILLLE, TX.                   $    20,955.18        $   (12,724.68)        $     8,230.50
AX/4000 10/100 Mb ETHERNET GENERATOR/ANALYZER                $    14,072.33        $    (6,201.41)        $     7,870.92
AX/4000 10/100 Mb ETHERNET GENERATOR/ANALYZER                $    14,072.33        $    (6,201.41)        $     7,870.92
MX SYSTEM EQUIPMENT FOR TRAINING LAB                         $    13,175.74        $    (5,806.17)        $     7,369.57
30 CHAIRS                                                    $    14,762.81        $    (7,878.39)        $     6,884.42
STREAKER CARDS FOR CONFIG TESTING                            $    28,588.00        $   (21,781.33)        $     6,806.67
PLUG-IN CARD FIXTURES FOR OMNI 2000 T.S.                     $    25,108.53        $   (19,130.96)        $     5,977.57
TEST EQUIP FROM STOCK FOR MATRIX FP1050                      $    12,558.30        $    (7,226.38)        $     5,331.92
HNU-CASE TOOLING (P/N: 105572)                               $    69,550.64        $   (64,721.07)        $     4,829.57
TEST FIXTURE - CMC DCU 301A                                  $    10,651.80        $    (6,215.63)        $     4,436.17
INTERNAL CARDS ENGR LAB NETWORK EQUIP                        $    10,112.53        $    (5,901.46)        $     4,211.07
HNU-DOOR TOOLING (P/N: 107058)                               $    57,776.61        $   (53,764.54)        $     4,012.07
FTTH TOOLING FOR BATTERY CASE                                $    57,345.44        $   (53,364.19)        $     3,981.25

                                                                        37 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
 10     10119     0    160331   31/10/1998                              SIDEWALKS FOR VERIFICATION SYSTEM AREA
 61     98900     0    160220   30/09/1999                              TEST EQUIP FOR RF RETURN
 61     103234    0    160220   31/03/2002            179520            MDS SHELF FOR FP1075 & FP3075 LAB TEST SYS
 61     103235    0    160220   31/03/2002            179179            MDS SHELF FOR FP1075 & FP3075 LAB TEST SYS
 80     42133     0    160122   30/11/2000                              HNU-FIBER-GUIDE TOOLING (P/N: 105573)
 61     100924    0    160220   30/09/2000                              ONU CARDS FOR FIBERSTAR ADSL ADDED TO SAP# 100627
 61     101273    0    160220   30/11/2000            74337             DL4-NIM ADSL NOISE IMPAIRMENT MODULE
 61     101150    0    160220   31/10/2000                              MDS SHELVES  41-050-51
 50     75092     0    160140   30/09/1998                              SHORTING BLOCKS LOT OF 20 EACH
 61     101413    0    160220   30/11/2000            119218            SWX CROSS CONNECT
 61     100890    0    160220   30/09/2000            N00210017         DS3 45 Mbps ATM SMARTCARD AT-9045B
 61     100891    0    160220   30/09/2000            N00210018         DS3 45 Mbps ATM SMARTCARD AT-9045B
 61     100892    0    160220   30/09/2000            N00210030         DS3 45 Mbps ATM SMARTCARD AT-9045B
 61     100893    0    160220   30/09/2000            N00210031         DS3 45 Mbps ATM SMARTCARD AT-9045B
 80     42061     0    160122   30/09/2000                              TOOLING: LIGHT PIPE LENS
 80     42038     0    160122   31/08/2000                              ADSL CU DCU 205/206 TOOLING PART# 103693
 61     98795     0    160220   30/09/1999                              ATM SMARTCARD AT-9045
 61     98796     0    160220   30/09/1999                              ATM SMARTCARD AT-9045
 61     98797     0    160220   30/09/1999                              ATM SMARTCARD AT-9045
 61     98798     0    160220   30/09/1999                              ATM SMARTCARD AT-9045
 80     42022     0    160122   31/07/2000            NONE              TOOLING MOLD 73-21-703 FACEPLATE
 61     101151    0    160220   31/10/2000                              SUPERVISORY SYSTEM  JC08SSL14
 61     91728     0    160420   30/04/1997            NONE              FURNITURE COMPUTER ROOM
 80     42067     0    160122   30/09/2000                              FTTH OEC HOUSING MOLD TOOL STRAIN RELIEF CLIP
 63     103725    0    160001   26/11/1999            892105336         450 LCD Projector for SAP Training Room
 80     42173     0    160122   28/02/2001                              LIGHTPIPE/CHIP LED TOOLING
 80     42062     0    160122   30/09/2000                              TOOLING FOR THE FIBER OPTIC ATTENUATOR 72-40-363
 80     42043     0    160122   31/08/2000                              TOOLING FOR DIU1 & DIU2 CARD PULLS PART# 105597
 60     100829    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100830    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100831    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100832    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100833    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100834    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100835    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 80     42134     0    160122   30/11/2000                              HNU-LOGO TOOLING (P/N: 107059)
 80     42055     0    160122   31/08/2000            72-66-471         TOOLING REVISION 72-66-471, QUAD CARD EJECTOR
 80     42171     0    160122   28/02/2001                              MODIFIED LIGHTPIPES FOR P/N: 106408
 80     42172     0    160122   28/02/2001                              MODIFIED LIGHTPIPES FOR P/N: 106409
 80     42079     0    160122   31/10/2000                              TOOLING:  EDFA HEATSINK EXTRUSION DIE (#107038)
 80     40213     0    160122   01/01/1987                              TOOLING 73-21-345
 80     40214     0    160122   01/01/1987                              TOOLING 73-21-347
 80     40215     0    160122   01/01/1987                              TOOLING 73-21-346
 80     40216     0    160122   01/01/1987                              TOOLING 73-21-348,349,350
 80     40217     0    160122   01/01/1987                              TOOLING 72-66-498

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
SIDEWALKS FOR VERIFICATION SYSTEM AREA                       $     5,120.25        $    (1,371.18)        $     3,749.07
TEST EQUIP FOR RF RETURN                                     $     8,387.10        $    (4,896.53)        $     3,490.57
MDS SHELF FOR FP1075 & FP3075 LAB TEST SYS                   $     4,891.53        $    (1,458.28)        $     3,433.25
MDS SHELF FOR FP1075 & FP3075 LAB TEST SYS                   $     4,891.49        $    (1,458.24)        $     3,433.25
HNU-FIBER-GUIDE TOOLING (P/N: 105573)                        $    47,898.06        $   (44,573.06)        $     3,325.00
ONU CARDS FOR FIBERSTAR ADSL ADDED TO SAP# 100627            $     5,786.32        $    (2,550.75)        $     3,235.57
DL4-NIM ADSL NOISE IMPAIRMENT MODULE                         $     4,968.68        $    (2,188.86)        $     2,779.82
MDS SHELVES  41-050-51                                       $     4,866.06        $    (2,145.06)        $     2,721.00
SHORTING BLOCKS LOT OF 20 EACH                               $    10,920.00        $    (8,320.00)        $     2,600.00
SWX CROSS CONNECT                                            $     4,518.74        $    (1,993.57)        $     2,525.17
DS3 45 Mbps ATM SMARTCARD AT-9045B                           $     3,835.61        $    (1,689.29)        $     2,146.32
DS3 45 Mbps ATM SMARTCARD AT-9045B                           $     3,835.61        $    (1,689.29)        $     2,146.32
DS3 45 Mbps ATM SMARTCARD AT-9045B                           $     3,835.61        $    (1,689.29)        $     2,146.32
DS3 45 Mbps ATM SMARTCARD AT-9045B                           $     3,835.66        $    (1,689.34)        $     2,146.32
TOOLING: LIGHT PIPE LENS                                     $    26,196.50        $   (24,378.58)        $     1,817.92
ADSL CU DCU 205/206 TOOLING PART# 103693                     $    25,330.50        $   (23,571.75)        $     1,758.75
ATM SMARTCARD AT-9045                                        $     4,080.35        $    (2,381.43)        $     1,698.92
ATM SMARTCARD AT-9045                                        $     4,080.35        $    (2,381.43)        $     1,698.92
ATM SMARTCARD AT-9045                                        $     4,080.35        $    (2,381.43)        $     1,698.92
ATM SMARTCARD AT-9045                                        $     4,080.34        $    (2,381.42)        $     1,698.92
TOOLING MOLD 73-21-703 FACEPLATE                             $    24,356.80        $   (22,665.55)        $     1,691.25
SUPERVISORY SYSTEM  JC08SSL14                                $     2,815.06        $    (1,242.14)        $     1,572.92
FURNITURE COMPUTER ROOM                                      $    14,765.11        $   (13,363.94)        $     1,401.17
FTTH OEC HOUSING MOLD TOOL STRAIN RELIEF CLIP                $    19,890.94        $   (18,510.52)        $     1,380.42
450 LCD Projector for SAP Training Room                      $     4,830.09        $    (3,923.34)        $       906.75
LIGHTPIPE/CHIP LED TOOLING                                   $    12,990.32        $   (12,089.50)        $       900.82
TOOLING FOR THE FIBER OPTIC ATTENUATOR 72-40-363             $    12,567.82        $   (11,696.15)        $       871.67
TOOLING FOR DIU1 & DIU2 CARD PULLS PART# 105597              $    11,344.62        $   (10,557.12)        $       787.50
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
HNU-LOGO TOOLING (P/N: 107059)                               $     7,035.23        $    (6,547.73)        $       487.50
TOOLING REVISION 72-66-471, QUAD CARD EJECTOR                $     2,846.98        $    (2,649.48)        $       197.50
MODIFIED LIGHTPIPES FOR P/N: 106408                          $     2,705.17        $    (2,517.67)        $       187.50
MODIFIED LIGHTPIPES FOR P/N: 106409                          $     2,707.01        $    (2,519.94)        $       187.07
TOOLING:  EDFA HEATSINK EXTRUSION DIE (#107038)              $     1,707.64        $    (1,589.72)        $       117.92
TOOLING 73-21-345                                            $     5,432.00        $    (5,432.00)        $            -
TOOLING 73-21-347                                            $     4,611.00        $    (4,611.00)        $            -
TOOLING 73-21-346                                            $     4,645.00        $    (4,645.00)        $            -
TOOLING 73-21-348,349,350                                    $     5,090.00        $    (5,090.00)        $            -
TOOLING 72-66-498                                            $     2,000.00        $    (2,000.00)        $            -

                                                                        38 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
 80     40218     0    160122   01/01/1987                              TOOLING 72-66-490
 80     40219     0    160122   01/01/1987                              TOOLING 72-82-008/009
 80     40220     0    160122   01/01/1987                              TOOLING 73-21-353/354
 80     40221     0    160122   01/01/1987                              TOOLING 73-21-355
 80     40222     0    160122   01/01/1987                              TOOLING 73-21-341
 80     40237     0    160122   01/01/1987                              TOOLING 72-82-014/013
 80     40238     0    160122   01/01/1987                              TOOLING 73-21-356/57/61
 80     40240     0    160122   01/07/1989                              TOOLING REFURB. P/N 72-49-162
 80     40241     0    160122   01/07/1989                              PLASTIC INJECTION MOLD # 72-02-170
 80     40242     0    160122   01/07/1989                              PLASTIC MOLD P/N 72-87-074/72-87-075 #1
 80     40247     0    160122   01/07/1990                              TOOLING 73-21-229/339
 80     40248     0    160122   01/07/1990                              MOLD 72-49-162,72-52-004
 80     40249     0    160122   01/07/1990                              REPAIR MOLD 72-82-013/014
 80     40252     0    160122   01/07/1993                              DCU10C & 20A CARD PULL
 80     40259     0    160122   31/05/1995                              TOOLING - MOLDS 72-49-310 COVER & 72-49-311 CLIPS
 80     40260     0    160122   31/05/1995                              TOOLING - MOLDS FOR 72-82-013 & -014 (PAR 1406P)
 80     40262     0    160122   30/06/1996                              NRE/TOOLING - SCU52C (PAR 1434P)
 80     40282     0    160220   31/08/1997            NONE              TOOLING ONU SUPPORT BLOCK
 80     41554     0    160220   31/10/1998                              DOORSTOP TOOLING MATRIX ONU HOUSING
 80     41555     0    160140   31/10/1998                              EJECTOR TOOLING 72-66-494 REV D
 50     70522     0    160015   01/01/1987                              20 EA SHELVING UNITS (36X75)
 50     70536     0    160411   01/01/1987                              84 CAFETERIA CHAIRS
 50     70563     0    160430   01/01/1987                              ACCOUNTING VAULT STORAGE SHELVES
 50     70691     0    160015   01/01/1987                              CONVEYOR FLOW RACKS
 61     91308     0    160001   31/08/1994                              FURNITURE
 63     91563     0    160420   30/06/1996                              NETWORK REWIRING
 63     91565     0    160015   30/09/1996                              PALLET RACK WAREHOUSE SHELVING



                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TOOLING 72-66-490                                            $     3,040.00        $    (3,040.00)        $            -
TOOLING 72-82-008/009                                        $    13,063.00        $   (13,063.00)        $            -
TOOLING 73-21-353/354                                        $     7,562.00        $    (7,562.00)        $            -
TOOLING 73-21-355                                            $     7,562.00        $    (7,562.00)        $            -
TOOLING 73-21-341                                            $     2,945.00        $    (2,945.00)        $            -
TOOLING 72-82-014/013                                        $    16,340.00        $   (16,340.00)        $            -
TOOLING 73-21-356/57/61                                      $    13,063.00        $   (13,063.00)        $            -
TOOLING REFURB. P/N 72-49-162                                $     1,872.50        $    (1,872.50)        $            -
PLASTIC INJECTION MOLD # 72-02-170                           $     3,964.50        $    (3,964.50)        $            -
PLASTIC MOLD P/N 72-87-074/72-87-075 #1                      $    13,016.80        $   (13,016.80)        $            -
TOOLING 73-21-229/339                                        $    17,820.00        $   (17,820.00)        $            -
MOLD 72-49-162,72-52-004                                     $     4,320.00        $    (4,320.00)        $            -
REPAIR MOLD 72-82-013/014                                    $     7,469.25        $    (7,469.25)        $            -
DCU10C & 20A CARD PULL                                       $    19,268.50        $   (19,268.50)        $            -
TOOLING - MOLDS 72-49-310 COVER & 72-49-311 CLIPS            $    35,470.77        $   (35,470.77)        $            -
TOOLING - MOLDS FOR 72-82-013 & -014 (PAR 1406P)             $    29,262.11        $   (29,262.11)        $            -
NRE/TOOLING - SCU52C (PAR 1434P)                             $    37,712.50        $   (37,712.50)        $            -
TOOLING ONU SUPPORT BLOCK                                    $     7,003.76        $    (7,003.76)        $            -
DOORSTOP TOOLING MATRIX ONU HOUSING                          $     1,724.00        $    (1,724.00)        $            -
EJECTOR TOOLING 72-66-494 REV D                              $    21,523.07        $   (21,523.07)        $            -
20 EA SHELVING UNITS (36X75)                                 $     1,092.00        $    (1,092.00)        $            -
84 CAFETERIA CHAIRS                                          $     1,065.00        $    (1,065.00)        $            -
ACCOUNTING VAULT STORAGE SHELVES                             $       757.00        $      (757.00)        $            -
CONVEYOR FLOW RACKS                                          $     7,257.00        $    (7,257.00)        $            -
FURNITURE                                                    $    10,488.63        $   (10,488.63)        $            -
NETWORK REWIRING                                             $   116,728.71        $  (116,728.71)        $            -
PALLET RACK WAREHOUSE SHELVING                               $     8,722.31        $    (8,722.31)        $            -

                                                             $33,242,126.13        $(18,729,296.2)        $14,512,829.93

                                                                        39 OF 39

                                 SCHEDULE 2.1(E)
                             REGISTERED TRADE NAMES

-----------------------------------------------------------------------------------------------------------------------------------
             TYPE OF               APPLICATION  FILING    REGISTRATION  REGISTRATION                                        JURIS-
  MARK        MARK       STATUS      NUMBER      DATE        NUMBER         DATE      CLASS         OWNER         NOTES     DICTION
-----------------------------------------------------------------------------------------------------------------------------------
DISC*S      Trademark  US          73/768696   12/12/1988   1591750      4/17/1990   9         Marconi          Renewal        US
                       Registered                                                              Communications,  due
                                                                                               Inc.             4/17/2010
-----------------------------------------------------------------------------------------------------------------------------------
DEEP FIBER  Service    US          75/340339   8/13/1997    2516009      12/11/2001  42        Marconi          Use            US
SOLUTIONS   Mark       Registered                                                              Communications,  Affidavit
                                                                                               Inc.             due
                                                                                                                12/11/2007

                                                                                                                Renewal
                                                                                                                due
                                                                                                                12/11/2011
-----------------------------------------------------------------------------------------------------------------------------------
ADVANCED    Service    US          75/421760   1/22/1988    2508333      11/20/2001  37,41,42  Marconi          Use            US
COPPER      Mark       Registered                                                              Communications,  Affidavit
SOLUTIONS                                                                                      Inc.             due
                                                                                                                11/20/2007

                                                                                                                Renewal
                                                                                                                due
                                                                                                                11/20/2011
-----------------------------------------------------------------------------------------------------------------------------------
INTEGRATED  Trademark  US          75/083350   4/3/1996     2115249      11/25/1997  38        Marconi          S. 8 &         US
ACCESS                 Registered                                                              Communications   15
SOLUTIONS                                                                                      Inc.             Affidavits
                                                                                                                filed
                                                                                                                11/25/2003
-----------------------------------------------------------------------------------------------------------------------------------

         Certain of the trademarks and service marks set forth in this Schedule 2.1(e) are used and registered by certain Affiliates of the Seller in jurisdictions other than the U.S. and Canada in connection with the business, as conducted by the Seller's Affiliates, of designing, developing, manufacturing, marketing and selling to telecommunications service providers voice, data and video transport systems for copper and fiber access networks, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such systems. The Seller and its Affiliates retain all right, title and interest in such registrations in jurisdictions other than the U.S. and Canada.

                                 SCHEDULE 2.2(c)
                           CERTAIN CUSTOMER CONTRACTS

1. Letter of Agreement No. PR7246B-A-00005, dated December 8, 1999, between BellSouth Telecommunications, Inc. and Marconi Communications regarding ADSL data solution for DFITL-A (92-116-LOA-5).

2. Letter of Agreement No. R10437G-L-00003, dated August 24, 2000, between BellSouth Telecommunications, Inc., Marconi Communications Inc. and Communications Test Design, Inc. (regarding On-Line Supply Program) (92-116-LOA-8).

3. Letter of Agreement No. PR7246B-A-00009, dated April 15, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications/RELTEC Corp. (regarding Universal Services Fund Deployment) (92-116-LOA-9).

4. Letter of Agreement No. PR7246B-A-00011, dated November 15, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications Inc. (as amended) (regarding LVD Panel Scrub) (92-116-LOA-11; 92-116-LOA-11-1).

5. Letter of Agreement No. PR7246B-A-00015, dated March 15, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Personnel to Expedite Marconi's Platforms into BST's Network).

6. Letter of Agreement No. PR7246B-A-00018, dated November 12, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Non Secure File Transfer Protocol) (92-116-LOA-18).

7. Letter of Agreement No. PR7246B-A-00020, dated August 27, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding MarcView Data Software) (92-116-LOA-20).

8. Letter of Agreement No. PR7246B-A-00021, dated March 26, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISC*S ADSL Products Pricing) (92-116-LOA-21).

9. Letter of Agreement No. PR7246B-A-00022, dated April 9, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding SS Restoration and Analysis) (92-116-LOA-22x).

10. Letter of Agreement No. PR7246B-A-00023, dated June 17, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding temporary change in the payment terms) (92-116-LOA-23).

11. Letter of Agreement No. PR7246B-L-00025, dated July 18, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Orders for Marconi DFITL Equipment) (92-116-LOA-25).

12. Letter of Agreement No. PR7246B-A-00027, dated September 20, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding FiberStar EMS Upgrade) (92-116-LOA-27).

13. Letter of Agreement No. PR7246B-L-00028, dated December 11, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Third Party Multiplexer Repair Responsibility) (92-116-LOA-28).

14. Letter of Agreement No. PR7246B-L-00029, dated December 18, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Migration to Marconi's QCU602 Plug-In - HECI Code SBC269Z) (92-116-LOA-29).

15. Letter Purchase Order No. PR7246B-L-00032, dated March 7, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding MarcView Data FP 2006 v. 4.0 and MarcView Feature Package Software Support) (92-116-LOA-32).

16. Letter Purchase Order No. PR7246B-L-00033, dated June 10, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding MarcView Data FP 2006 v. 4.0.4 and new MarcView Data Server and Client Applications) (92-116-LOA-33).

17. Letter Purchase Order No. PR7246B-L-00034, dated August 7, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISCS*S FITL with Ethernet Management Software (FiberStar v 2.0)) (92-116-LOA-34).

18. Letter Purchase Order No. NT-2003-13, dated August 11, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISC*S MX ASDL video program) (03-0205-LPO).

19. DISC*S Product Purchase Agreement, dated May 6, 1998, between Marconi Communications, Inc. (f/k/a RELTEC Communications Inc.) and Telesector Resources Group, Inc. (Agreement Number C981300PC002) (as amended) (98-137-PUR; 98-137-PUR-A1; 98-137-PUR-A2; 98-137-PUR-A3;
         98-137-PUR-A4).

20. Purchase and Marketing/Technical Trial Agreement (Contract No. BA19319), dated January 11, 2002, between Telesector Resources Group, Inc. (d/b/a Verizon Services Group) and Marconi Communications, Inc. (as amended) (01-289-FTR; 01-289-FTR-A1).

21. Agreement, dated December 30, 1996, between Telesector Resources Group, Inc. (d/b/a Bell Atlantic Network Services) and RELTEC Communications, Inc. (as amended) (Contract No. BA17824) (96-262-SUP).

22. Agreement for the Purchase of Plug-In Units, dated as of July 1, 1993, between Ameritech Services, Inc. and RELTEC Corporation (f/k/a Reliance Comm/Tec Corporation) (Agreement No. RG60293) (as amended) (93-106-GPS; 93-106-GPS-A1).

23. General Procurement Agreement No. RPHCR43319, dated August 1, 1991, between US WEST Business Resources, Inc. and Reliance Comm/Tec Corporation (91-109-GPS).

24. Agreement Regarding RELTEC Corporation's Terms and Conditions of Sale, dated February 6, 1996, by and between RELTEC Corporation and Camden Communications One, Inc. (96-281-T&C).

25. General Purchase Agreement, dated September 13, 2001, by and between Marconi Communications, Inc. and Heritage Technologies, Ltd. (01-298-GPA).

26. Original Equipment Manufacturer (OEM) Volume Purchase Agreement, dated April 30, 1995, between Motorola, Inc. (by and through its CableComm Products Development Group) and Reliance Comm/Tec Corporation (95-167-OEM).

27. Value Added Reseller Agreement, dated November 24, 1998, between WireAmerica of Indiana, Inc. and RELTEC Communications Inc. (regarding sales of GTE digital loop carrier equipment and parts) (98-770-VAR).

28. License and Purchase Agreement, dated as of March 18, 1998, by and between RELTEC Communications Inc. and RAYCHEM Corporation (98-174-LIC).

29. Agreement, dated August 24, 1993, by and between Reliance Comm/Tec Corporation and Tollgrade Communications, Inc. (as amended) (93-133-TCL; 93-133-TCL-A1).

30. License and Purchase Agreement, dated as of March 23, 1998, by and between RELTEC Communications Inc. and Charles Industries, Ltd. (98-175-LIC).

31. Master Purchase Agreement No. 96-117-PUR, dated January 1, 1996, between Century Service Group, Inc. and RELTEC Corporation and the Amendments to such Agreement (as amended) (96-117-PUR; 96-117-PUR-A1; 96-117-PUR-A2).

32. Laboratory Trial Agreement, dated as of July 31, 1992, by and between Ameritech Services, Inc. and Reliance Comm/Tec Corporation, Transmission Systems Division (Agreement #TA00389) (92-102-TST).

33. Consignment Agreement, dated December 20, 1991, by and between US WEST Business Resources, Inc. and Reliance Comm/Tec. (91-111-CSN).

34. Letter of Agreement (with appended Terms of Agreement), dated November 23, 1999, between Marconi Communications, Inc. and Cox Communications, Inc. (99-661-FTR).

35. Agreement for Prime Standard Designation, dated August 13, 1998, by and between RELTEC Communications Inc. and North Supply Company (98-637-SPY).

36. Field Trial Agreement for Equipment, dated July 31, 2001, by and between Marconi Communications, Inc. and Public Utility District No. 1 of Chelan County (01-1005-FTR).

37. Field Trial Agreement for Equipment, dated June 12, 2001, by and between Marconi Communications, Inc. and City of Palo Alto (01-399-FTR).

38. Marconi's Standard Terms and Conditions for the customers set forth below.

         a.       TECO Energy, Inc.
         b.       En-Touch Systems, Inc.
         c.       Knology, Inc.
         d.       VALOR Telecommunications, LLC
         e.       Futureway Communications, Inc.
         f.       Allendale Telephone & Data
         g.       Worldcom
         h.       AT&T Local Services
         i.       Concord Telephone and North State Telephone
         j.       Litestream Technologies

                                 SCHEDULE 2.2(f)
                                 OTHER CONTRACTS

1. Settlement Agreement and Mutual Release, dated as of January 23, 2003, by and between Telect, Inc. and Marconi Communications, Inc.

2. *Electronic Data Interchange Trading Partner Agreement, dated January 15, 2001, by and between North Supply Company and Marconi Communications, Inc. (00-615-EDI).

                                 SCHEDULE 2.4(x)
                     EXCLUDED LABORATORY AND OTHER EQUIPMENT

                          TEST EQUIPMENT AS OF 11/30/03

DEPT ID   FA#    LIFE  CL     ACQ DATE    TAG#          SERIAL#                          ASSET DESCRIPTION
-------  ------  ----  --    ----------  -----    ------------------    --------------------------------------------------
 2E+05   20686    20   30    07/31/2000  25981    01509007PA240A        10000 BTU SPOT COOLING UNIT
 2E+05   20687    20   30    07/31/2000  25982    X4-250906             100 BTU A/C UNIT
 2E+05   70017     7   50    07/01/1992  21731    000000000000648915    HP 4934A TIMS UNIT
 2E+05   70018     5   50    07/01/1992                                 T-9/SX TEST HEAD
 2E+05   70019     7   50    07/01/1992                                 T-9/SX TEST HEAD
 2E+05   70020     7   50    07/01/1992                                 T-9/SX TEST HEAD
 2E+05   70021     7   50    07/01/1992                                 T-9/SX TEST HEAD
 2E+05   70022     5   50    07/01/1993  22179                          DATA I/O PROGRAMMER
 2E+05   70023     5   50    04/30/1994  22346    EB12785               POWERSTATION 570
 2E+05   70027     5   50    09/30/1995  22576    26-10429              RISC6000 COMPUTER SYSTEM
 2E+05   70029     5   50    03/31/1996  22637    KA551HYPRS            ARTS RACK MOUNT XL5100
 2E+05   70030     5   50    04/30/1997  23103    NONE                  DISC*S LAB EQUIPMENT FOR MITS TESTING
 2E+05   70031     5   50    01/31/1997           NONE                  REGRESSION LAB TEST RACK
 2E+05   70032     5   50    07/31/1997  23104    MS70242606937         IBM E30 RISC PLATFORM
 2E+05   70034     5   50    06/30/1997  23103    NONE                  DISC*S LAB EQUIP FOR MITS TEST
 2E+05   71388     5   50    07/31/1997  23373                          TEST SET T9SX
 2E+05   76838     5   50    06/30/1997  23366                          TEST SET MONFRIG
 2E+05   76840     5   50    04/30/1997  23367                          TEST SET T2000
 2E+05   76841     5   50    09/30/1997  23400                          TEST SET NT ARTS
 2E+05   76842     7   50    11/30/1998  23747                          MITS 2400 BAUD MODEM TESTER
 2E+05   95743    10   60    04/30/1998  23586    000000000072854376    LCD PROJECTOR PROSCREEN
 2E+05   96155    10   60    07/31/1998  23912    KB025457701601        ELECTRIC 16" PUNCH MODEL 111PM HIGH PRODUCTION
 2E+05   96156    10   60    07/31/1998  23913    KB055907300001        16" ELECTRIC TABLE-TOP BINDER--MODEL 110EB
 2E+05   96938    10   60    02/28/1999  24427    U018155               THERMAL PRINTER RIMAGE PERFECT IMAGE
 2E+05   96939    10   60    02/28/1999  24428    CD202128              CD DUPLICATOR MEDIA FORM CD4004
 2E+05   90012     7   61    07/01/1992  21761    AR91310361            PANASONIC TV
 2E+05   95556     7   61    03/31/1998  23189    KN719BWA30            SERVER PRIORIS XL FOR REGRESSION TEST

DEPT ID   FA#    LIFE  CL     ACQ DATE    TAG#          SERIAL#                          ASSET DESCRIPTION
-------  ------  ----  --    ----------  -----    ------------------    --------------------------------------------------
 2E+05    95771   7    61    05/31/1998  23676    000000000000030560    EMULATOR 68302  SUPER TAP 302
 2E+05    96153   7    61    07/31/1998  23593    SG8261106H            PLOTTER--HP DESIGNJET450C  C4715A
 2E+05    96745   7    61    12/31/1998  24308    N12273                APPLIED MICROSYSTEMS 68000P
 2E+05    96926   7    61    02/28/1999  24425    849F3CA5              ENTERPRISE 250 SERVER
 2E+05    99253   7    61    11/26/1999  25293    000000000000093962    RISC 6000 PLATFORM MODEL 140
 2E+05    99305   7    61    11/26/1999  25296                          SUBSCRIBER LOOP ANALYZER 965DSP-A
 2E+05    99566   7    61    02/25/2000  25589    10-00357              IBM RISC 6000 PC SERVER
 2E+05   100722   7    61    08/31/2000  26118                          HAKO 703 REWORK STATION
 2E+05   100723   7    61    08/31/2000  26119                          HAKO 852 REWORK STATION
 2E+05   100724   7    61    08/31/2000  26120    9912-612              SCIENSCOPE
 2E+05   102152   7    61    03/31/2001  26829    000000000009935931    T-800 TEST HEAD CONTROLLER
 2E+05   102832   7    61    08/31/2001  26117    DL41781               WIRELINE SIMULATOR DLS400HN
 2E+05   102833   7    61    08/31/2001  27022                          FORE EQUIP ADSL SYSTEM IN TSD LAB
 2E+05   102834   7    61    08/31/2001  27023    000000000003537467    LANTRONIX TERMINAL SERVER 16-PORT RACK MOUNTED
 2E+05   102835   7    61    08/31/2001  NONE                           PART# 4111310L2 MITS CARD FROM STOCK
 2E+05   102836   7    61    08/31/2001  NONE     NONE                  REELS OF CABLES FOR CABLE FARM
 2E+05    90026   3    62    01/31/1994  22297    C312629               PRINTER
 2E+05    90029   3    62    06/30/1995  22502    000040001984500922    LAPTOP PC
 2E+05    90035   3    62    08/31/1996  22807    1S264050A78  D8162    LAPTOP PC
 2E+05    90038   3    62    08/31/1996  22808    78A3276               LAPTOP PC
 2E+05    90040   3    62    10/31/1996  22899    000000000000213959    PENTIUM PC
 2E+05    90043   3    62    01/01/1997  22936    628CD02DE438          MONITOR 17"
 2E+05    90045   3    62    01/01/1997  22938    624CD02DH496          MONITOR 17"
 2E+05    90046   3    62    01/01/1997  22939    626CD02D0968          MONITOR 17"
 2E+05    90047   3    62    01/01/1997  22932    A636HYR1Q901          PC COMPAQ PRESARIO
 2E+05    90049   3    62    01/01/1997  22934    A634HYR1H889          PC COMPAQ PRESARIO
 2E+05    90050   3    62    01/01/1997  22935    6629HYR1G478          PC COMPAQ PRESARIO
 2E+05    90053   3    62    01/31/1997  22942    M464100648            MONITOR 20"
 2E+05    90054   3    62    01/31/1997  22943    M464100649            MONITOR 20"
 2E+05    90055   3    62    03/31/1997  23027    Q564621177            MONITOR VIEWSONIC 21"
 2E+05    90059   3    62    02/28/1997  22944    000000000000214229    PENTIUM PC
 2E+05    90062   3    62    05/31/1997  22995    Q570534286            MONITOR 21"
 2E+05    90071   3    62    10/31/1997  23301    Q772325610            MONITOR 21" VIEWSONIC
 2E+05    90072   3    62    10/31/1997  23298    Q772325628            MONITOR 21" VIEWSONIC
 2E+05    90073   3    62    10/31/1997  23297    000000000000215382    PENTIUM PC
 2E+05    90074   3    62    10/31/1997  23299    Q772122718            MONITOR VIEWSONIC 21"

DEPT ID   FA#    LIFE  CL     ACQ DATE    TAG#          SERIAL#                          ASSET DESCRIPTION
-------  ------  ----  --    ----------  -----    ------------------    --------------------------------------------------
 2E+05   90078    3    62    10/31/1997  23230    Q772325343            MONITOR VIEWSONIC
 2E+05   90079    3    62    10/31/1997  23229    000000000000215569    PENTIUM PC
 2E+05   90081    3    62    03/31/1997  23030    J963406173            MONITOR MAG INNOVISION
 2E+05   90082    3    62    03/31/1997  23031    J970268358            MONITOR MAG INNOVISION
 2E+05   90084    3    62    01/31/1997  22954    000000000000214175    PENTIUM PC
 2E+05   90085    3    62    01/31/1997  22955    000000000000214176    PENTIUM PC
 2E+05   95812    3    62    05/31/1998  23673    7Y01128EA             MONITOR  NEC E500 15"
 2E+05   95813    3    62    05/31/1998  23674    S7823831DE            MONITOR  NEC E1100 21"
 2E+05   95868    3    62    05/31/1998  23668    JL73694515            MONITOR VIEWSONIC G771
 2E+05   95869    3    62    05/31/1998  23670    JL73694715            MONITOR VIEWSONIC G771
 2E+05   95870    3    62    05/31/1998  23672    JL73697838            MONITOR VIEWSONIC G771
 2E+05   95871    3    62    05/31/1998  23667    US80300504            PC HP VECTRA D5605
 2E+05   95873    3    62    05/31/1998  23671    US80300448            PC HP VECTRA D5605
 2E+05   96194    3    62    07/31/1998  23917    BQK811C08352          IMPRESSION 15" MONITOR
 2E+05   96927    3    62    02/28/1999  24426    9844KC0577            MONITOR 17" SUN
 2E+05   97626    3    62    03/31/1999  23920    US80413113            PC  D5632N
 2E+05   97627    3    62    03/31/1999  23592    000000000000007414    HP VECTRA PC D5607
 2E+05   98251    3    62    08/27/1999  24853    W78WA                 LAPTOP PC DELL INSPIRON 7000
 2E+05   98252    3    62    08/27/1999  24854    540-858-56            LAPTOP PC DELL INSPIRON 7000
 2E+05   99252    3    62    11/26/1999  25300    U35ZM                 DELL LAPTOP LATTITUDE PC - PAM TARNOWSKI
 2E+05   99272    3    62    11/26/1999  25299    5U72Y                 DELL SERVER PC POWEREDGE 1300
 2E+05   99306    3    62    11/26/1999  25297    W6Q0Y                 DELL LAPTOP PC INSPIRON 7000
 2E+05   99307    3    62    11/26/1999  25295    H5RN0                 DELL LATTITUDE LAPTOP PC JOHN MILLER
 2E+05   99308    3    62    11/26/1999  25298    H5RFR                 DELL LATTITUDE LAPTOP PC JIM LEWIS
 2E+05   99309    3    62    11/26/1999  25294    WMBYK                 DELL LATTITUDE LAPTOP PC BRUCE MOORE
 2E+05   99565    3    62    02/25/2000  25588    23-FLFRG              MONITOR IBM P72
 2E+05   99598    3    62    02/25/2000  25582    80CVI                 DELL PC DESKTOP PIII
 2E+05   99599    3    62    02/25/2000  25587    80D01                 DELL PC DESKTOP PIII
 2E+05   99600    3    62    02/25/2000  25584    000000000002735915    MONITOR 21" DELL P1110
 2E+05   99601    3    62    02/25/2000  25586    000000000002716223    MONITOR 21" DELL P1110
 2E+05   99602    3    62    02/25/2000  25573    9IC7Z                 PC DELL DESKTOP GXI (JOHN MILLER)
 2E+05   99603    3    62    02/25/2000  25574    9171RB1G7BA9          MONITOR 21" DELL P1110 (JOHN MILLER)
 2E+05   99604    3    62    02/25/2000  25575    9171RB1G7AA9          MONITOR 21" DELL P1110 (LUCY DAVIS)
 2E+05   99605    3    62    02/25/2000  25576    91Z7A                 DELL PC DESKTOP GXI (LUCY DAVIS)
 2E+05   99884    3    62    03/31/2000  25633                          DELL P1110 20" MONITOR PAUL CRAWLEY
 2E+05   99885    3    62    03/31/2000  25634    76BYI                 DELL DESKTOP PC PIII FOR PAUL CRAWLEY

DEPT ID   FA#    LIFE  CL     ACQ DATE    TAG#          SERIAL#                          ASSET DESCRIPTION
-------  ------  ----  --    ----------  -----    ------------------    --------------------------------------------------
 2E+05    99886   3    62    03/31/2000  25880    000000000002723603    DELL P1110 20" MONITOR PAUL CRAWLEY
 2E+05    99887   3    62    03/31/2000  25581    76BU1                 DELL DESKTOP PC FOR SHELLY MARTIN
 2E+05   100047   3    62    05/26/2000  25775    H31XI                 DELL DESKTOP PC P111/MT (BRUCE MOORE)
 2E+05   100048   3    62    05/26/2000  25776    H31XU                 DELL DESKTOP PC P111/MT (RORY O'DONNEL)
 2E+05   100049   3    62    05/26/2000  25777    47741-01P-0WJP        DELL MONITOR TRINTRON 19" (RORY O'DONNEL)
 2E+05   100050   3    62    05/26/2000  25778    IPOWJM                DELL MONITOR TRINITRON 19" (BRUCE MOORE)
 2E+05   100052   3    62    05/26/2000  25578    000000000008176335    MONITOR DELL P991FD TRINITRON 19" (GORDON TEDFORD)
 2E+05   100053   3    62    05/26/2000  25579    G53BR                 DELL DESKTOP PC P111 FOR (GORDON TEDFORD)
 2E+05   100055   3    62    05/26/2000  25585    000000000002792669    DELL 21" MONITOR P1110 (ROBERT JANSCHA)
 2E+05   100056   3    62    05/26/2000  25583    G4IP2                 DELL DESKTOP PC P111 (ROBERT JANSCHA)
 2E+05   100393   3    62    06/30/2000  25745    USCC147846            HP LASERJET PRINTER 4050TN
 2E+05   100394   3    62    06/30/2000  25748    4ANLW                 DELL PC OPTIPLEX CX1110
 2E+05   100395   3    62    06/30/2000  25749    47743-043-1KTZ        DELL MONITOR 20" ULTRASCAN
 2E+05   100396   3    62    06/30/2000  25747    4ANLQ                 DELL PC OPTIPLEX CK1110
 2E+05   100397   3    62    06/30/2000  25750    47743-043-1WY6        DELL MONITOR 20" ULTRASCAN P1110
 2E+05   100398   3    62    06/30/2000  25755    4ANLU                 DELL PC OPTIPLEX CX1110
 2E+05   100399   3    62    06/30/2000  25753    47743-043-1LGQ        DELL MONITOR 20" ULTRASCAN P1110
 2E+05   100400   3    62    06/30/2000  25754    4ANLY                 DELL PC OPTIPLEX CX1110
 2E+05   100401   3    62    06/30/2000  25752    47743-043-1KTX        DELL MONITOR 20" ULTRASCAN P1110
 2E+05   100402   3    62    06/30/2000  25746    4ANLZ                 DELL PC OPTIPLEX CX1110
 2E+05   100403   3    62    06/30/2000  25751    47743-043-1KTY        DELL MONITOR 20" ULTRASCAN P1110
 2E+05   100539   3    62    07/31/2000  25850    6TUF9                 DELL LATITUDE CSx LAPTOP
 2E+05   100547   3    62    07/31/2000  26039    47741-04Q-50HW        DELL P991 19" FD TINITRON MONITOR
 2E+05   100548   3    62    07/31/2000  25947    CCSK00B               DELL OptiPLEX GX1  PC - (CAROL TRIGGS)
 2E+05   100588   3    62    07/31/2000  25844    C8SD10B               DELL PowerEdge 1300 Server
 2E+05   100646   3    62    08/31/2000  26041    47801-06T-B0HN        DELL 19" M990 MONITOR
 2E+05   100761   3    62    10/31/2000  25938    VR59L                 DELL LATITUDE CPi LAPTOP
 2E+05   101055   3    62    10/31/2000  26030    8P7G40B               DELL OPTIPLEX GX110 PC
 2E+05   101056   3    62    10/31/2000  26031    47741-06T-40TM        DELL P991  19" MONITOR
 2E+05   101262   3    62    11/30/2000                                 32 PORT 100 MEGABIT FAST ETHERNET CARD
 2E+05   101477   3    62    12/31/2000  26311    1SHG401               DELL PC OPTIPLEX GX110
 2E+05   101478   3    62    12/31/2000  26623    3SHG401               DELL PC OPTIPLEX GX110
 2E+05   101479   3    62    12/31/2000  26622    A5010P                DELL 19" MONITOR P991
 2E+05   101480   3    62    12/31/2000  26624    47742-0A5-010R        DELL 19" MONITOR P991
 2E+05   101481   3    62    12/31/2000  26625    05010Q                DELL 19" MONITOR
 2E+05   101620   3    62    02/28/2001  26313    4VBJ501               DELL OPTIPLEX GX110 PC :  MITCH COX

DEPT ID   FA#    LIFE  CL     ACQ DATE    TAG#          SERIAL#                          ASSET DESCRIPTION
-------  ------  ----  --    ----------  -------  ------------------    --------------------------------------------------
 2E+05   101621   3    62    02/28/2001  26317    47743-09Q-5ZS9        DELL ULTRASCAN P1110  21" MONITOR:  MITCH COX
 2E+05   101670   3    62    02/28/2001  25945    WR0182LGHOE           APPLE 21" STUDIO DISPLAY MONITOR: ANTHONY COLELLO
 2E+05   101671   3    62    02/28/2001  25852    5WJ810B               DELL OPTIPLEX GX110 PC : ANTHONY COLELLO
 2E+05   101672   3    62    02/28/2001  25946    47743-05B-2JCK        DELL P1110  21" MONITOR : ANTHONY COLELLO
 2E+05   102153   3    62    03/31/2001  26828    79WHB01               DELL LATITUDE CPx LAPTOP
 2E+05   102409   3    62    05/31/2001  25842    FFJ300B               DELL OPTIPLEX GX1: JUDY BOWMAN-KREITMEYER
 2E+05   102410   3    62    05/31/2001  26913    47741-03E-2EA8        DELL P991  19" MONITOR: JUDY BOWMAN-KREITMEYER
 2E+05   102411   3    62    05/31/2001  26914    47741-03E-2985        DELL P991  19" MONITOR: THOMAS BROOKS
 2E+05   102423   3    62    05/31/2001  26315    GS2M301               DELL OPTIPLEX GX110 PC: ANDREA GRUBEN
 2E+05   102424   3    62    05/31/2001  26316    47741-096-50TS        DELL ULTRASCAN P991  19" MONITOR: ANDREA GRUBEN
 2E+05   102817   3    62    08/31/2001  27010    GC72M01               DELL LATITUDE C600 LAPTOP
 2E+05   103369   3    62    06/30/2002  27108    000000000000786065    HP PAVILLION XH535 NOTEBOOK - Jose Aviles
 2E+05   103977   3    62    06/30/2001  OPN5041  CRBVC01               DELL GX110 OPTIPLEX
 2E+05   103979   3    62    12/31/1999  25286    8MAXG                 DELL PRECISION 410 PC - JOE CROFT 3/2003
 2E+05   103980   3    62    12/31/1999  25281    8MAX9                 DELL PRECISION 420 - JOE CROFT 3/2003
 2E+05   103986   3    62    10/31/1996  22851    JPCF115071            PRINTER HP COLOR LASERJET 5
 2E+05    90000   5    63    07/01/1989  20203    2725A91399            H.P. 7550A GRAPHICS PLOTTER
 2E+05    90007   5    63    07/01/1992  21749    CEV11560163           MITS 8100 PC FOR TEST WORKSTATION
 2E+05    90009   5    63    07/01/1992                                 T8100 PC WORKSTATION
 2E+05    90010   5    63    07/01/1992                                 T8100 PC WORKSTATION
 2E+05    90011   5    63    07/01/1992                                 T8100 PC WORKSTATION
 2E+05    90022   5    63    01/25/1994  22200    7401HDJ50986          PORTABLE PC
 2E+05    90028   5    63    03/08/1995  22439    000000000000147467    HP SCANJET II
 2E+05    90034   5    63    01/31/1996  22606    N152402QXA            DEC ALPHASERVER
 2E+05    95737   5    63    04/30/1998  23428    US80203188            PENTIUM PC HP VECTRA
 2E+05    95738   5    63    04/30/1998  23585    TW73911532            LAPTOP PC HP OMNIBOOK
 2E+05    95740   5    63    04/30/1998  23584    TW73912682            LAPTOP PC HP OMNIBOOK
 2E+05    95741   5    63    04/30/1998  23590    SUS73817209           PENTIUM PC VECTRA
 2E+05    95742   5    63    04/30/1998  23587    SUS80316895           PENTIUM PC VECTRA VE4
 2E+05    95745   5    63    04/30/1998  23589    000000000000007422    PC PENTIUM
 2E+05    95769   5    63    05/31/1998  23377    Q772325623            VIEWSONIC 21" G810 MONITOR
 2E+05    95770   5    63    05/31/1998  23349    000000000000215384    PENTIUM PC  P5/200 MMX
 2E+05    95783   5    63    05/31/1998  23677    TW74612209            HP OMNIBOOK 3000CTX  LAPTOP PC
 2E+05    95814   5    63    05/31/1998  23675    SXB8075K3BBV          POWERMAC PC
 2E+05    96146   5    63    07/31/1998  23921    US75108496            PC VECTRA VE4 D5607
 2E+05    96147   5    63    07/31/1998  23919    US80613284            PC HP VECTRA VL6 D5729

DEPT ID   FA#    LIFE  CL     ACQ DATE    TAG#          SERIAL#                          ASSET DESCRIPTION
-------  ------  ----  --    ----------  -----    ------------------    --------------------------------------------------
 2E+05    96148   5    63    07/31/1998  23591    US80613345            PC HP VECTRA VL6 D5729
 2E+05    96164   5    63    07/31/1998  23915    21TOB5J8048U80        NETSERVER/8 V.34
 2E+05    96183   5    63    07/31/1998  23793    TW 75210127           HP OMNIBOOK 3000CTX LAPTOP PC
 2E+05    96184   5    63    07/31/1998  23910    TW 75210034           HP F1392A OMNIBOOK LAPTOP PC
 2E+05    96191   5    63    07/31/1998  23909    5G81367838            VIEWSONIC Q71 .28 1280X1024
 2E+05    96192   5    63    07/31/1998  23911    US81719864            HPD5729N VECTRA VLZMT PC
 2E+05    96193   5    63    07/31/1998  23916    US81719515            HPD5729N VECTRA VLZMT PC
 2E+05    96210   5    63    07/31/1998  23914    US81350998            HP KAYAK AX P2-300 PC
 2E+05    96380   5    63    09/30/1998  23918    US82000336            HP SERVER NTSRV LC PII
 2E+05    96496   5    63    10/31/1998  23830    TW75211764            LAPTOP PC HP OMNIBOOK HP1392A
 2E+05    96498   5    63    10/31/1998  23678    66-C4979              MONITOR 20" IBM P200
 2E+05    96499   5    63    10/31/1998  23679    000000000001020923    SERVER PC IBM F40 RS6000
 2E+05    96516   5    63    10/31/1998  24217    US88016142            PRINTER HP LASERJET 8000DN
 2E+05    96764   5    63    12/31/1998  24219    TW80310548            LAPTOP
 2E+05    98253   5    63    08/27/1999  24855    1CNGG                 PC SERVER DELL POWEREDGE 2300
 2E+05   101669   5    63    02/28/2001  25944    XB0161DZHSG           POWER MAC G4 : ANTHONY COLELLO
 2E+05   102189   5    63    03/31/2001  26844    S702510F707D          RS6000 COMPUTER SYSTEM
 2E+05   103002   5    63    11/29/2001  26830    117H5DFC              SUN MICROSYSTEM ENTERPRISE 250 SERVER
 2E+05   103348   5    63    05/31/2002  26844    00F707D               SIX 256MB MEMORY CARDS UPGRADE TO  ASSET# 26844

                                 SCHEDULE 2.5(g)

                               ASSUMED PROCEEDINGS

1. All of the matters set forth on Schedule 4.11(a) under the heading "Customer Disputes" other than Items 7 , 8, 10 and 13.

2. Items 5 and 7 set forth on Schedule 4.11(b) under the heading "Supplier Disputes".

                                 SCHEDULE 3.2(g)
                             CALCULATION PRINCIPLES

The Calculation Principles shall be as follows:

1. No account shall be taken of the effects of the change of ownership contemplated by the Agreement.

2. No account shall be taken of the costs of the Purchaser, AFCNA, the Seller, the Parent or Marconi IP in relation to the Agreement (including the costs of preparation, review, audit and delivery of the Statement of Working Capital nor any costs relating to any determination by the Accounting Firm).

3. No account shall be taken of events occurring after the date of delivery of the Statement of Working Capital or 90 days following the Closing Date, whichever is the earlier.

4. Income tax assets and liabilities will not be included in the Statement of Working Capital.

5. There shall be no accrual for any redundancy, restructuring costs or asset impairment write-downs arising from any restructuring programs initiated after the date of the Agreement.

6. Reserves against Accounts Receivable shall be determined by reserving 100% of all Accounts Receivable more than 180 days past due as of the date of the Statement of Working Capital. All other reserves against Accounts Receivable, including reserves against Accounts Receivables that appear to be slow moving, that are subject to customer disputes and that relate to customers whose ability to pay is questionable, shall be determined in a manner consistent with past practices of the Access Business.

7.       Inventory

         (a) The Access Business shall continue to carry out cycle counts of Inventory at the Bedford Facility prior to the Closing Date in accordance with normal procedures. The Purchaser and the Purchaser's independent auditors shall have the right to observe such cycle counts if practical. The Seller shall use its reasonable best efforts under the terms of its agreement with Jabil to obtain a separate confirmation of raw material Inventory held at Jabil's facility in Guadalajara, Mexico at Closing, including the right for the Purchaser and the Purchaser's independent auditors to attend any physical counts of such Inventory. The composition of the Inventory so determined shall be used in valuing the Inventory as at the Closing Date for the purpose of the Statement of Working Capital. If the Seller is not able to obtain a separate confirmation of raw material Inventory held at Jabil's facility in Guadalajara, Mexico, then the reserve described in
                  Item 7(c)(iii) below shall be used for the purpose of the Statement of Working Capital.

         (b) Inventory will be valued at Standard Cost less reserves as determined pursuant to Item 7(c) below. "Standard Cost" is defined as standard cost (calculated in a manner consistent with past practices of the Access Business), based on the standards applied by the Seller to the Access Business as of the close of business on the Business Day immediately preceding the Closing. Until the Closing Working Capital is deemed final pursuant to Section 3.2 of the Agreement, the Purchaser shall use all reasonable efforts to ensure that appropriate records are maintained in relation to the determination of the Inventory valuation.

         (c) Inventory reserves shall be calculated solely in accordance with the following principles:

                  i. The reserve for excess Inventory shall equal the amount of Inventory on hand exceeding nine months' demand. The reserve for obsolete Inventory shall equal the amount of Inventory for which there is no evidence of demand. For purposes of this Item 7(c)(i), demand shall be determined based on the forecast for demand provided to the Purchaser in an update letter dated October 28, 2003.

                  ii. The reserve for Inventory that is in the process of being repaired or refurnished at the service center of the Access Business shall equal 80% of Standard Cost for such Inventory.

                  iii. Subject to an adjustment based on the confirmation of raw material Inventory held by Jabil described in
                           Item 7(a) above, the reserve for Inventory held by Jabil on account of the Access Business shall equal 90% of Standard Cost for such Inventory.

                  iv. No reserve will be held for in-transit Inventory from suppliers.

                  v. The reserve for Inventory sent to customers for field trials and Inventory used for engineering evaluations shall equal 100% of Standard Cost for such Inventory.

                  vi. The reserves for Inventory shrinkage and differences in standard costs and current purchase costs shall be determined in a manner consistent with past practices of the Access Business.

                  vii. The reserve for lower of cost or market shall be determined in a manner consistent with past practices of the Access Business.

                  viii. The Statement of Working Capital shall take into account any necessary reserves for sales returns as of the Closing. Such reserves shall be calculated in a manner consistent with past practices of the Access Business.

                  ix. There shall be no reserves for Inventory other than as specified above.

         8. In calculating the Closing Working Capital, no account shall be made of any of the following items as related to the Access
                  Business: (a) net property, plant & equipment, (b) Bedford building sale differential, (c) general warranty items, (d) post-retirement medical benefits, (e) the cash balance retirement plan, (f) pension liabilities and (g) benefits under the Seller Benefit Plans providing medical, dental, vision and prescription drug benefits.

         9. A straight-line amortization schedule based on the actual number of days elapsed shall be used to determine the amount of the Prepaids for purposes of the Closing Working Capital.

         10. Amounts included in the Accrued Compensation and Benefits liability for payroll, bonuses and accrued vacation pay shall each be determined in a manner consistent with past practices of the Access Business.

                                 SCHEDULE 4.3(a)
                          SELLER GOVERNMENTAL CONSENTS

None.

                                 SCHEDULE 4.3(b)
                              SELLER OTHER CONSENTS

1. In order for the Global Security Interest (as defined in Schedules 4.7 and 4.13(a)) on the Assets to be released at the Closing, the Parent is required to fulfill certain requirements set forth in the Indentures.

2. The Board of Directors of the Parent will adopt resolutions determining that the Seller and Marconi IP are receiving from the Purchaser an amount of consideration that is at least equal to the "Fair Market Value" (as defined in the Senior Indenture and the Junior Indenture referenced below) of the Assets at the time of the Closing, and such resolutions will be set forth in an Officer's Certificate (as defined in the Senior Indenture and the Junior Indenture) delivered to the Trustee within five (5) London Business Days (as defined in the Senior Indenture and the Junior Indenture) following the Closing, as required by (a) the Indenture, dated May 19, 2003, between Marconi Corporation plc, the Initial Guarantors named therein and Law Debenture Trust Company of New York with respect to certain Guaranteed Senior Secured Notes due 2008 (the "Senior Indenture") and (b) the Indenture, dated May 19, 2003, between Marconi Corporation plc, the Initial Guarantors named therein and Law Debenture Trust Company of New York with respect to certain Guaranteed Junior Secured Notes due 2008 (the "Junior Indenture").

The Contracts set forth below require the consent of the counterparty in order to be assigned from the Seller to the Purchaser. Please note that the Contracts marked with an asterisk (*) are Shared Contracts (requiring the consent of the counterparty in order to assign the Access Portion).

Customer Contracts.

1. * Agreement No. PR-6804-A, dated July 31, 1992, between BellSouth Telecommunications, Inc. and Reliance Comm/Tec Corporation, Transmission Systems Division (as amended) (92-116-GPS).

2. Letter of Agreement No. PR7246B-A-00005, dated December 8, 1999, between BellSouth Telecommunications, Inc. and Marconi Communications regarding ADSL data solution for DFITL-A (92-116-LOA-5).

3. * Letter of Agreement No. PR-7246B-A-00006, CEV, dated March 13, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications Inc. (regarding CEV Turnkey Services) (92-116-LOA-6).

4. Letter of Agreement No. R10437G-L-00003, dated August 24, 2000, between BellSouth Telecommunications, Inc., Marconi Communications Inc. and Communications Test Design, Inc. (regarding On-Line Supply Program) (92-116-LOA-8).

5. Letter of Agreement No. PR7246B-A-00009, dated April 15, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications/RELTEC Corp. (regarding Universal Services Fund Deployment) (92-116-LOA-9).

6. Letter of Agreement No. PR7246B-A-00011, dated November 15, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications Inc. (as amended) (regarding LVD Panel Scrub) (92-116-LOA-11; 92-116-LOA-11-1).

7. Letter of Agreement No. PR7246B-A-00015, dated March 15, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Personnel to Expedite Marconi's Platforms into BST's Network).

8. Letter of Agreement No. PR7246B-A-00018, dated November 12, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Non Secure File Transfer Protocol) (92-116-LOA-18).

9. Letter of Agreement No. PR7246B-A-00020, dated August 27, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding MarcView Data Software) (92-116-LOA-20).

10. Letter of Agreement No. PR7246B-A-00021, dated March 26, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISC*S ADSL Products Pricing) (92-116-LOA-21).

11. Letter of Agreement No. PR7246B-A-00022, dated April 9, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding SS Restoration and Analysis) (92-116-LOA-22x).

12. Letter of Agreement No. PR7246B-A-00023, dated June 17, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding temporary change in the payment terms) (92-116-LOA-23).

13. Letter of Agreement No. PR7246B-L-00025, dated July 18, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Orders for Marconi DFITL Equipment) (92-116-LOA-25).

14. Letter of Agreement No. PR7246B-A-00027, dated September 20, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding FiberStar EMS Upgrade) (92-116-LOA-27).

15. Letter of Agreement No. PR7246B-L-00028, dated December 11, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Third Party Multiplexer Repair Responsibility) (92-116-LOA-28).

16. Letter of Agreement No. PR7246B-L-00029, dated December 18, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Migration to Marconi's QCU602 Plug-In - HECI Code SBC269Z) (92-116-LOA-29).

17. Letter Purchase Order No. PR7246B-L-00032, dated March 7, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding MarcView Data FP 2006 v. 4.0 and MarcView Feature Package Software Support) (92-116-LOA-32).

18. Letter Purchase Order No. PR7246B-L-00033, dated June 10, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding MarcView Data FP 2006 v. 4.0.4 and new MarcView Data Server and Client Applications) (92-116-LOA-33).

19. Letter Purchase Order No. PR7246B-L-00034, dated August 7, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISCS*S FITL with Ethernet Management Software (FiberStar v 2.0)) (92-116-LOA-34).

20. Letter Purchase Order No. NT-2003-13, dated August 11, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISC*S MX ASDL video program) (03-0205-LPO).

21. * Product Purchase Agreement (Contract Number 999999-93-03), dated August 11, 1993, by and between Marconi Communications, Inc. and Telesector Resources Group, Inc. (as amended) (93-101-GPA).

22. DISC*S Product Purchase Agreement, dated May 6, 1998, between Marconi Communications, Inc. (f/k/a RELTEC Communications Inc.) and Telesector Resources Group, Inc. (Agreement Number C981300PC002) (as amended) (98-137-PUR; 98-137-PUR-A1; 98-137-PUR-A2; 98-137-PUR-A3;
         98-137-PUR-A4).

23. Purchase and Marketing/Technical Trial Agreement (Contract No. BA19319), dated January 11, 2002, between Telesector Resources Group, Inc. (d/b/a Verizon Services Group) and Marconi Communications, Inc. (as amended) (01-289-FTR; 01-289-FTR-A1).

24. * Lab Test Agreement, dated March 27, 2000, between Telesector Resources Group (d/b/a Bell Atlantic Network Services) and Marconi Communications, Inc. (00-128-OTH).

25. Agreement, dated December 30, 1996, between Telesector Resources Group, Inc. (d/b/a Bell Atlantic Network Services) and RELTEC Communications, Inc. (as amended) (Contract No. BA17824) (96-262-SUP).

26. Agreement for the Purchase of Plug-In Units, dated as of July 1, 1993, between Ameritech Services, Inc. and RELTEC Corporation (f/k/a Reliance Comm/Tec Corporation) (Agreement No. RG60293) (as amended) (93-106-GPS; 93-106-GPS-A1).

27. * General Agreement, dated July 7, 1992, between Southwestern Bell Telephone Company and Reliance Comm/Tec Corporation (Contract No. CO412M1) (92-114-GPS).

28. * Consignment Agreement, dated December 20, 1991, by and between US WEST Business Resources, Inc. and Reliance Comm/Tec. (91-111-CSN).

29. General Procurement Agreement No. RPHCR43319, dated August 1, 1991, between US WEST Business Resources, Inc. and Reliance Comm/Tec Corporation (91-109-GPS).

30. * Agreement, dated July 1, 1998, by and between Marconi Communications, Inc. (f/k/a RELTEC Communications Inc.) and North Supply Company (as amended) (98-132-VAR; 98-132-VAR-A1; 98-132-VAR-A2; 98-132-VAR-A3).

31. * System Purchase Agreement, dated as of October 29, 2001, by and between Grande Communications, Inc. and Marconi Communications, Inc. (01-355-PUR) (as amended by the Letter Agreement, dated December 16, 2002, between Grande Communications, Inc. and Marconi Communications, Inc.).

32. Agreement Regarding RELTEC Corporation's Terms and Conditions of Sale, dated February 6, 1996, by and between RELTEC Corporation and Camden Communications One, Inc. (96-281-T&C).

33. * Letter of Purchase (and RELTEC Terms and Conditions of Sale), dated June 3, 1998, between RELTEC Communications, Inc. and The City of Gainesville (d/b/a Gainesville Regional Utilities) (98-340-T&C).

34. General Purchase Agreement, dated September 13, 2001, by and between Marconi Communications, Inc. and Heritage Technologies, Ltd. (01-298-GPA).

35. * OEM/Distributor Agreement, dated October 14, 1997, by and between Siemens Information & Communications Networks, Inc. (f/k/a Siemens Telecom Networks) and Marconi Communications, Inc. (f/k/a RELTEC Corporation) (as amended) (97-339-OEM; 97-339-OEM-A1; 97-339-OEM-A2;
         97-339-OEM-A3; 97-339-OEM-A4).

36. * Purchase and Product Agreement, dated May 4, 1993, by and between The Southern New England Telephone Company and Reliance Comm/Tec Corporation. (Agreement Number PP93001NT) (93-132-GPA).

37. * Letter of Confirmation, dated December 31, 2000, between Marconi Communications, Inc. and Telia AB; Letter of Understanding, dated December 4, 2000, between Marconi Communications, Inc. and Skanova Networks AB (f/k/a Telia AB) (00-619-OTH).

38. Original Equipment Manufacturer (OEM) Volume Purchase Agreement, dated April 30, 1995, between Motorola, Inc. (by and through its CableComm Products Development Group) and Reliance Comm/Tec Corporation (95-167-OEM).

39. * Master Purchase Agreement, dated January 21, 1993, between Teleport Communications Group, Inc. and Reliance Comm/Tec Corporation (93-134-GPA).

40. Value Added Reseller Agreement, dated November 24, 1998, between WireAmerica of Indiana, Inc. and RELTEC Communications Inc. (regarding sales of GTE digital loop carrier equipment and parts) (98-770-VAR).

41. Marconi's Standard Terms and Conditions for the customers set forth below.

         a.       TECO Energy, Inc.

         b.       En-Touch Systems, Inc.

         c.       Knology, Inc.

         d.       VALOR Telecommunications, LLC

         e.       Futureway Communications, Inc.

         f.       Allendale Telephone & Data

         g.       Worldcom

         h.       AT&T Local Services

         i.       Concord Telephone and North State Telephone

         j.       Litestream Technologies

42. * Standard General Conditions, dated February 2, 2000, between Marconi Communications, Inc. and City of Sturgis (99-307-SVC).

43. Master Purchase Agreement No. 96-117-PUR, dated January 1, 1996, between Century Service Group, Inc. and RELTEC Corporation and the Amendments to such Agreement (as amended) (96-117-PUR; 96-117-PUR-A1; 96-117-PUR-A2).

44. License and Purchase Agreement, dated as of March 18, 1998, by and between RELTEC Communications Inc. and RAYCHEM Corporation (98-174-LIC).

45. Agreement, dated August 24, 1993, by and between Reliance Comm/Tec Corporation and Tollgrade Communications, Inc. (as amended) (93-133-TCL; 93-133-TCL-A1).

46. License and Purchase Agreement, dated as of March 23, 1998, by and between RELTEC Communications Inc. and Charles Industries, Ltd. (98-175-LIC).

Distributor Contracts.

1. * General Distributor Agreement, dated September 1, 1998, by and between RELTEC Communications, Inc. and ALLTEL Supply, Inc. (98-306-DST).

2. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Anicom, Inc. (98-307-DST).

3. * General Distributor Agreement, dated May 1, 1998, by and between Marconi Communications, Inc. and Anixter, Inc. (98-549-DST).

4. * On-Line Supply Equipment Purchase & Services Agreement, dated August 25, 2000, between Marconi Communications, Inc. and Communications Test Design, Inc. (as amended) (00-371-PUR).

5. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and CSSA (as amended) (98-311-DST).

6. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Dakota Electric Supply Co. (as amended) (98-312-DST).

7. * General Distributor Agreement, dated May 1, 1998, between RELTEC Communications Inc. and Power & Telephone Supply Company, Inc. (as amended) (98-319-DST).

8. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Walker & Associates, Inc. (as amended).

9. * Agreement, dated July 1, 1998, by and between RELTEC Communications, Inc. and North Supply Company (as amended).

10. * Graybar Electronic Company (sales through standard terms and conditions).

Vendor Contracts.

1. Manufacturing Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing.)

2. Repair Services Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing.)

3. Access Transition Agreement, dated May 2, 2003, between Marconi Communications, Inc. and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

4. U.S. Bedford Rationalization Agreement, dated August 28, 2002, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi SUD SpA and Jabil Circuit, Inc. (as amended by the First Amendment to the U.S. Bedford Rationalization Agreement, dated October 7, 2003). (This Contract will not be transferred to the Purchaser at the Closing.)

5. Arbitration Agreement, dated January 11, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi SUD SpA, Marconi Communications GmbH, Marconi Communications Real Estate GmbH, Marconi Communications, Inc. and Jabil Circuit, Inc.

6. Development Agreement, dated December 13, 2000, by and between Marconi Communications, Inc. and HCL Technologies Limited (00-286-DEV).

7. * Master Agreement for Operations Systems Modifications for the Integration of Network Elements, dated December 31, 1992, by and between Reliance Comm/Tec Corporation and Bell Research, Inc. (n/k/a Telcordia Technologies Inc.), as amended (includes various Internal Technical Analysis Services Orders) (92-112-SVC).

8. Professional Services Agreement, dated October 31, 2000, by and between Marconi Communications, Inc. and Wind River Systems, Inc. (00-506-DEV).

9. Letter of Agreement, dated December 5, 2002, between Marconi Communications, Inc. and SANMINA-SCI Corporation.

10. Document Services Agreement, dated August 23, 1999, by and between Marconi Communications, Inc. and Xerox Corporation, as amended (99-554-SVC; 99-554-SVC-A1).

11. Contract Labor Agreement, dated September 6, 2002, by and between Marconi Communications, Inc. and Matrix Resources, as amended (02-0943-IND; 02-0943-IND-A1).

12. Hardware Purchase Agreement, dated April 9, 1997, by and between RELTEC Corporation and Lucent Technologies Inc. (97-310-PUR).

13.      Actel Corporation Terms and Conditions (not dated).

14. Services Agreement, dated November 10, 2000, between Oracle Corporation and Marconi Communications, Inc. (as amended) (00-524-CON).

15. Master Consulting Services Agreement, dated March 15, 2000, between Marconi Communications, Inc. and Viewlogic Systems, Inc.

16. Master Agreement for the Provision of IT and Project Services, dated May 23, 2003, between CSC, Marconi Corporation plc and Marconi Communications Limited (and all ancillary agreements thereto relating to the provision of services to the Access Business including those agreements relating to the provision of services by British Telecommunications PLC), the sale of the Access Business to Purchaser would result in a reduction of the benefits that CSC must currently provide to Marconi Corporation plc and Marconi Communications Limited. (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

17. * Contract Labor Agreement, dated September 30, 2002, by and between Marconi Communications, Inc. and Comforce Telecom, Inc.

Intellectual Property Licenses.

1. License Agreement, dated January 1, 2001, by and between Marconi Corporation plc and Lucent Technologies GRL Corp. (also listed at Item 1 of Schedule 1.1D). (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

2. License Agreement, dated April 1, 2002, by and between Marconi Corporation plc and Alcatel (also listed at Item 2 of Schedule 1.1D). (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

3. License Agreement, dated January 1, 2000, by and between Marconi Corporation plc and IBM Corp. (also listed at Item 4 of Schedule 1.1D). (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

4. Patent License Agreement, effective as of January 1, 1989, Reliance Comm/Tec Corporation and American Telephone and Telegraph Company (89-102-LIC).

5. Sublicense Agreement, dated as of November 26, 1986, by and between Ameritech Services, Inc. and R-TEC Systems.

6. Patent Sublicense Agreement, dated October 1, 1987, by and between Reliance Comm/Tec Corporation and Pacific Bell.

7. Patent Sublicense Agreement, dated October 3, 1988, between US WEST Business Resources, Inc. (on behalf of The Mountain States Telephone and Telegraph Company, Northwestern Bell Telephone Company) and Reliance Comm/Tec Corporation, R-TEC Systems Division.

8. Patent License Agreement, dated March 31, 2000, by and between Marconi Corporation plc and Lucent Technologies GRL Corporation (00-183-TCL).

9. Terms and Conditions of Purchase & Use, dated April 29, 1999, by and between Agile Software Corporation and RELTEC Communications, Inc., as amended (99-239-LIC; 99-239-LIC-A1); Terms and Conditions of Product Support Purchase & Use, dated April 29, 1999, by and between Agile Software Corporation and RELTEC Communications, Inc. (99-239-LIC); Terms and Conditions of Professional Services Purchase & Use, dated April 29, 1999, by and between Agile Software Corporation and RELTEC Communications, Inc. (99-239-LIC).

10. Software License Agreement, dated September 28, 1998, by and between RELTEC Communications Inc. and Cadence Design Systems, Inc., as amended (98-493-LIC; 98-493-LIC-A1); Software Maintenance Agreement, dated September 28, 1998, by and between RELTEC Communications Inc. and Cadence Design Systems, Inc. (98-493-LIC-A1).

11. IONA ISV Orbix Development and Runtime License Agreement, dated May 26, 2000, by and between Marconi Communications, Inc. and IONA Technologies Inc., as amended (99-642-SWL; 99-642-SWL-A1).

12. Customer Agreement, dated June 19, 1997, RELTEC Corporation and Mentor Graphics Corporation, as amended (97-340-LIC; 97-340-LIC-A1); Software Flow Term License Addendum to Customer Agreement, effective as of December 31, 1999, by and between Marconi Communications, Inc. and Mentor Graphics Corporation.

13. Software Production License Agreement, effective as of June 30, 1998, by and between RELTEC Corporation and Mentor Graphics, through its Microtec division (98-516-LIC).

14. * Customer Agreement for Licensed Products, dated August 31, 1999, between Marconi Communications, Inc. and Parametric Technology Corporation.

15. Master License Agreement, dated March 31, 1997, by and between RELTEC Corporation and Pure Atria Corporation (97-349-LIC).

16. Software License Agreement for Demonstration Product Development, dated January 8, 2002, by and between Marconi Communications, Inc. and RADVision Inc. (01-1555-SWL).

17. * Software License Agreement, dated December 24, 1998, by and between RELTEC Communications, Inc. and Integrated Systems, Inc. (n/k/a Wind River Systems), as amended (98-609-LIC).

18. License Agreement for Bellcore EACAT Software, dated January, 19, 1994, by and between Reliance Comm/Tec, Transmission Systems Group and Bell Communications Research, Inc. (94-106-LIC).

19. Agreement, dated April 13, 1999, by and between RELTEC Communications, Inc. and Hitachi Semiconductor (America) Inc. (98-630-LIC).

20. Run-Time Library Licensing Agreement, dated March 5, 1997, by and between RELTEC Corporation (RTEC Systems Division) and DSET Corporation (96-278-LIC).

21.      Shrink-Wrap Product License Agreement with Rational Software
         Corporation.

22. VAR Master Agreement, dated December 31, 1999, by and between Marconi Communications, Inc. and Objectivity, Inc. (99-686-VAR).

23. Master License Agreement for Proprietary Software (Berkeley DB), dated December 9, 2002, between Sleepycat Software, Inc. and Marconi Communications, Inc.

24. Ansys, Inc. Software License Agreement, dated January 1, 1998, between Ansys, Inc., Reltec (as licensee) and DRD Corporation (as distributor).

25. * Software License Agreement, dated as of December 23, 1998, by and between Trillium Digital Systems, Inc. and Marconi Communications S.P.A.

26.      Software License Agreement with ELANIX, Inc.

27.      License Agreement with Statware, Incorporated.

28. Software Program License Agreement, dated October 16, 1997, by and between Flomerics Incorporated and RELTEC.

29. 2002 Term with Re-Mix Addendum to Customer Agreement No. MA4153, dated January 30, 2003, between Marconi Communications, Inc. and Mentor Graphics Corporation.

30. License Agreement for Nucleus Software, dated May 26, 1998, between Accelerated Technology, Inc. and RELTEC Communications Inc.

31.      Altera Program License Subscription Agreement with Altera Corporation.

32.      License Agreement with Actel Corporation.

33.      License Agreement with Lattice Semiconductor Corporation.

34. Software Production License Agreement, dated June 30, 2003, between Mentor Graphics Corporation and Marconi Communications, Inc. (03-0564-SWL).

35. License Agreement, dated September 9, 2003, between Mapusoft Technologies, LLC and Marconi Communications, Inc.

36. Master Software License Agreement with Viewlogic Systems, Inc.; Software Maintenance Agreement Addendum with Viewlogic Systems, Inc.

37.      OrCad License Agreement.

38. License Agreement, dated August 6, 2003, by and between Marconi Communications, Inc. and BellSouth Corporation.

39. * Pricing Agreement, dated March 28, 2002, by and between Marconi Communications, Inc. and Parametric Technology Corporation (02-0221-SWL).

40. OEM Software License Agreement, dated January 23, 2001, by and between AdventNet, Inc. and Marconi Communications, Inc. (00-101-SWL).

41. Temporary Software License Agreement for AT Software, dated July 10, 2003, between Marconi Communications, Inc. and Mentor Graphics Corporation (Agreement No. ML06633).

42. Express Logic, Inc. ThreadX* Evaluation Agreement, dated May 22, 2003, between Express Logic, Inc. and Marconi Communications, Inc.

43. Express Logic, Inc. NetX* Evaluation Agreement, dated May 22, 2003, between Express Logic, Inc. and Marconi Communications, Inc.

Other Contracts.

1. Citicorp Del-Lease, dated September 27, 2000, by and between Citicorp Del Lease, Inc. and Marconi Communications, Inc.

2. * Electronic Data Interchange Trading Partner Agreement, dated June 1, 1992, by and between US WEST Business Resources, Inc. and Reliance Comm/Tec Corporation and its subsidiaries Lorain Products, Network Services Division, Reliable Electric, and Transmission Systems Group (R-TEC Systems) (as amended) (92-117-EDI).

3. * Electronic Data Interchange Trading Partner Agreement, dated December 1, 1998, between Ameritech Services, Inc. and RELTEC Communications (98-218-EDI).

4. *Electronic Data Interchange Trading Partner Agreement, dated January 15, 2001, by and between North Supply Company and Marconi Communications, Inc. (00-615-EDI).

                                 SCHEDULE 4.4(a)
                               MANAGEMENT ACCOUNTS

              STATEMENT OF ASSETS & LIABILITIES TO BE TRANSFERRED -
                          MARCONI ACCESS BALANCE SHEET

$ thousands

                                                     SEP-03
                                                   NORMALIZED
                                                   ----------
*Net accounts receivable                             15,679
 - Gross Trade Receivables                           16,035
 - Bad Debt Reserve                                    (356)
*Inventories                                          7,526
*Receivables from suppliers                             299
*Prepaids                                               338
Net PP&E                                             13,336
                                                   --------
TOTAL ASSETS                                       $ 37,178

*Net accounts payable                                 9,995
*Accrued compensation and benefits                    2,737
 - Medical Benefits                                     400
 - Vacation                                           1,674
 - AIP                                                    -
 - Incentives                                           663
*Warranty - General                                   2,835
*Warranty - Specific                                  4,638
 - FP3075                                             1,242
 - ECU/MDS Scrub                                        300
 - QCU60C Recall                                      2,696
 - SPU3                                                 400
*Other current liabilities                              868
 - F/A Inventory Reserve                                  0
 - CTDI Accrual                                         258
 -Personal Property Taxes                               438
 - Sales & Use Tax Audits/Franchise Taxes               172
                                                   --------
TOTAL LIABILITIES                                  $ 21,073
                                                   --------
WORKING CAPITAL                                    $  5,604

                         STATEMENT OF OPERATING PROFIT -
                         MARCONI ACCESS INCOME STATEMENT

$ thousands

                                         FY03 (1)     F04 H1 (2)
                                         --------     ----------
Revenue                                  147,165       88,881
  Growth - %
COGS                                     123,836       57,147
  % of revenue                              84.1%        64.3%
Net plant costs                            9,779        7,453
  % of revenue                               6.6%         8.4%
Gross profit                              13,551       24,281
  Margin - %                                 9.2%        27.3%

Operating Expenses
R&D                                       24,212       10,262
  % of revenue                              16.5%        11.5%
Sales & Marketing                         12,190        7,305
  % of revenue                               8.3%         8.2%
G&A [b]                                    3,237        1,286
  % of revenue                               2.2%         1.4%
Total Operating Expenses                  39,639       18,853
  % of revenue                              26.9%        21.2%

Other operating income (expense)             967         (170)
  % of revenue                               0.7%        (0.2%)

Operating Income                         (25,121)       5,258
  Operating margin - %                     (17.1%)        5.9%

(1)  Fiscal year ended 3/31/03

(2)  6 months ended 9/30/03

                                 SCHEDULE 4.4(b)
                             DEVIATIONS FROM UK GAAP

1. The Management Accounts do not include (A) normal recurring year-end adjustments that have not been and will not be material in amount or
         (B) applicable footnotes.

2. With respect to the reserve for fixed asset inventory to book physical adjustment, a complete physical inventory of fixed assets was initiated in June 2003 as part of the normal course of operations. At that time, a reserve was established for the net book value of assets not found in the inventory. The balance of this reserve as of September 30, 2003 represents the estimated amount to true up the ledger to the physical inventory. The true up process is expected to be completed by December 2003.

3. The statement of operating profit for the fiscal year ended March 31, 2003 has been adjusted to include pricing for Access Business purchases from the OPPS Business that reflects the pricing provided to other customers of the OPPS Business and is consistent with pricing included in the General Purchase Agreement between the Purchaser and the OPPS Business.

4. The statement of operating profit for the fiscal year ended March 31, 2003 has been adjusted to include the following costs associated with the Access Business that were not previously recorded on the books and records of Access: sales, marketing, supply chain and central (including tax, legal, treasury, cash management and risk management).

5. The statements of operating profit for the fiscal year ended March 31, 2003 and the six months ended September 30, 2003 do not include any cost related to the RELTEC Corporation Retirement Plan.

6. The statements of operating profit for the fiscal year ended March 31, 2003 and for the six months ended September 30, 2003 reflect current service costs for the Marconi USA Employees' Retirement Plan.

7. The statement of operating profit for the fiscal year ended March 31, 2003 and for the six months ended September 30, 2003 do not include any cost related to the Marconi Catastrophic Medical Program (including the retiree medical portion of such program) under the Marconi Total Rewards Plan.

8. The Management Accounts do not include any adjustments related to Marconi's acquisition of RELTEC, which included the Access Business.

                                 SCHEDULE 4.4(c)
                             ASSETS AND LIABILITIES

Royalty payments due under the Global Patent Licenses have been accounted for by Marconi Communications, Inc. and certain Affiliates of Marconi Communications, Inc. but have not been separately allocated to the Access Business or the Other Businesses.

                                  SCHEDULE 4.5
                          NO OTHER ASSUMED LIABILITIES

None.

                                  SCHEDULE 4.6
                          NO ADVERSE EFFECTS OR CHANGES

None.

                                 SCHEDULE 4.7(a)
                                 TITLE TO ASSETS

The Assets are subject to the Liens set forth below.

1. The Assets are subject to a global security interest (the "Global Security Interest") relating to the Indentures.

         (a) The Global Security Interest was created under certain security agreements, including (i) the Security Agreement, dated as of May 19, 2003, between Marconi Communications, Inc. (as pledgor) and The Law Debenture Trust Corporation p.l.c. (as secured party), and (ii) the Security Agreement, dated as of May 19, 2003, between Marconi Intellectual Property (Ringfence) Inc. (as pledgor) and The Law Debenture Trust Corporation p.l.c. (as secured party).

         (b) The Global Security Interest is evidenced by the UCC financing statements set forth below:

                  i. File No. 3127555-4, filed on May 19, 2003 with the Delaware Department of State, UCC Filing Section (debtor is Marconi Communications, Inc.; secured party is The Law Debenture Trust Corporation p.l.c.).

                  ii. File No. 3127516-6, filed on May 19, 2003 with the Delaware Department of State, UCC Filing Section (debtor is Marconi Intellectual Property (Ringfence, Inc.); secured party is The Law Debenture Trust Corporation p.l.c.).

2. Citicorp Del Lease, Inc. leases certain personal property to Marconi Communications, Inc. pursuant to the Citicorp Del-Lease, dated September 27, 2000, by and between Citicorp Del Lease, Inc. and Marconi Communications, Inc. Citicorp Del Lease, Inc. recorded its security interest in the leased personal property in the following UCC financing statement: File No. 00-00626646, filed on November 14, 2000 with the Delaware Department of State, UCC Filing Section (debtor is Marconi Communications, Inc.; secured party is Citicorp Del Lease, Inc.). This security interest will continue after the Closing.

3. The license agreements set forth at Items 1, 2 and 4 of Schedule 1.1D are incorporated herein by reference.

4. The license agreements set forth in the "Inter-Company Licenses of Intellectual Property" section of Schedule 4.13(d) are incorporated herein by reference.

                                 SCHEDULE 4.7(b)
                          AFFILIATE OWNERSHIP OF ASSETS

1.       Items 1, 2 and 4 of Schedule 1.1D are incorporated herein by reference.

2.       Schedule 4.14(a)(vi) is incorporated herein by reference.

3.       Item 17 of Schedule 4.14(a)(xiv) is incorporated herein by reference.

4. The Intellectual Property that is the subject of the Cross License Agreement and the Alcatel Sublicense and Lucent Sublicense Agreements.

5. The assets, including information technology assets, that are used to provide administrative or support services (including accounting, audit, tax, payroll, financial reporting, legal, human resources, sales and marketing, communications, public relations, strategy and finance, benefits, real estate, procurement/supply chain services, environmental services and risk management services) to the Access Business and at least one Affiliate of the Seller (or business unit thereof).

6. Both the MX technology of the Access Business and the presently used Accesshub technology are based on the MAT14 technology, which MAT14 technology is being retained by Seller's Affiliates, subject to the Cross License Agreement (except as set forth in Schedule 1.1A).

7.       Schedule 4.8 is incorporated herein by reference.

                                  SCHEDULE 4.8
                             ACCESS BUSINESS ASSETS

Each item set forth below constitutes an exception to the representations and warranties set forth in Section 4.8 of the Agreement.

1. The assets or Contracts, or any right, title or interest therein, described in Sections 2.4(b), (g), (j), (m), (u), (v) and (w).

2. Other than as provided in the Transition Services Agreement, the information technology services rendered by CSC and British Telecommunications, Inc. pursuant to the CSC Outsourcing Arrangement.

3. The services to be provided by the Seller and its Affiliates to the Purchaser under the Transition Services Agreement.

4. The Intellectual Property that is the subject of the Cross License Agreement, the Alcatel Sublicense and Lucent Sublicense Agreements.

5.       The Marcview service mark.

6.       The Group Contracts, except for the Shared Contracts.

7. The goods and services to be supplied by the Seller to the Purchaser under the Supply Agreements.

8. Schedule 4.7(b) is incorporated herein by reference (excluding Items 1 through 4 of Schedule 4.14(a)(vi) and Items 5 and 6 thereto to the extent that the agreements listed at such items pertain to intellectual property matters).

9. Items 1 and 2 set forth in the "Contracts pursuant to which the Seller or one of its Affiliates is the lender" section of Schedule 4.14(a)(iii) are incorporated herein by reference.

10. Items 1, 2, 3 and 4 of Schedule 4.14(a)(iv) are incorporated herein by reference.

11. From time to time the Seller engages certain outside counsel and other professional advisors for the benefit of the Access Business.

12.      Dave Smith provides management oversight for the Access Business.

                                 SCHEDULE 4.9(a)
                                  REAL PROPERTY

The roof at the Bedford Facility needs repair and or replacement with an estimated cost of $500,000.

                                SCHEDULE 4.10(a)
                        MATERIAL OWNED PERSONAL PROPERTY

The attached table (entitled "Fixed Asset Listing for Access Systems Group by Class/In Descending $ Order Within Class, Excluding CSC Assets, as of 10/31/2003") is incorporated herein by reference. The CSC Assets consist of those assets currently owned by CSC International Systems Management Inc. or British Telecommunications PLC set forth on Exhibit 6 of the Transition Services Agreement that are being transferred to the Purchaser pursuant to the Transition Services Agreement.

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET   SAP    SAP     SAP       CAP      ASSET
CLASS  ASSET#  SUB#   DEPT#      DATE     TAG#     SERIAL#                         DESCRIPTION
----------------------------------------------------------------------------------------------------------------
 50     70917   0     160140  01/01/1987   1447               COIL WINDING MACHINE NO 4 @ GLOBAL ELECTRONICS
 50     70923   0     160140  01/01/1987   1448               COIL WINDING MACHINE NO 13 @ GLOBAL ELECTRONICS
 50     70811   0     160220  01/07/1991   2401               ENVIRONMENTAL CHAMBER CONTROLLER
 50     70812   0     160220  01/07/1991   2402               ENVIRONMENTAL CHAMBER CONTROLLER
 50     70813   0     160220  01/07/1991   2403               ENVIRONMENTAL CHAMBER CONTROLLER
 63     91218   0     160220  01/07/1991  10001               TIMS TEST SET
 63     91219   0     160220  01/07/1991  10002               TIMS TEST SET
 50     70891   0     160501  01/01/1987  10165               RESIST. CAP DEADE BOX
 50     70392   0     160220  01/01/1987  15280               DECADE BOX RESISTOR
 50     70918   0     160140  01/01/1987  16260               COIL WINDING MACHINE NO 6 @ GLOBAL ELECTRONICS
 50     70969   0     160140  01/01/1987  17136  40005        IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINGTON TX
 50     70915   0     160140  01/01/1987  17165               COIL WINDING MACHINE NO 1 @ GLOBAL ELECTRONICS
 50     70922   0     160140  01/01/1987  17169               COIL WINDING MACHINE NO 15 @ GLOBAL ELECTRONICS
 50     70924   0     160140  01/01/1987  17170               COIL WINDING MACHINE NO 14 @ GLOBAL ELECTRONICS
 50     70926   0     160140  01/01/1987  17292  357          WINDER @ GLOBAL ELECTRONICS, ARLINGTON, TX 76011
 50     70927   0     160140  01/01/1987  17293  345          WINDER @ GLOBAL ELECTRONICS, ARLINGTON, TX, 76011
 50     70934   0     160140  01/01/1987  17295  41083        IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINTON TX.
 50     70936   0     160140  01/01/1987  17297  40093        IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINGTON TX
 50     70720   0     160220  01/07/1989  20025  2814A00801   HP 1615A LOGIC ANALYZER
 50     70711   0     160140  01/07/1988  20063               SLC COMMON EQUIPMENT
 50     70712   0     160140  01/07/1989  20063               SLC COMMON EQUIPMENT UPGRADE
 50     70713   0     160140  01/07/1988  20064               SLC COMMON EQUIPMENT
 50     70730   0     160140  01/07/1989  20067               TEST FIXTURE 41-008-10
 50     70731   0     160140  01/07/1989  20068               TEST FIXTURE 41-008-20
 50     70727   0     160140  01/07/1989  20070               TEST FIXTURE 41-008-33 (@ SANMINA MEXICO
 50     70728   0     160140  01/07/1989  20072               TEST FIXTURE 41-008-37
 50     70729   0     160140  01/07/1989  20073               TEST FIXTURE 41-008-70
 50     70724   0     160140  01/07/1989  20075               TEST FIXTURE 41-008.60 (@ JABIL BEDFORD)
 50     70725   0     160140  01/07/1989  20077               TEST FIXTURE 41-008-82/83
 50     70733   0     160140  01/07/1989  20079               TEST FIXTURE 41-008-61-SPU (@ JABIL BEDFORD)
 50     70734   0     160140  01/07/1989  20080               TEST FIXTURE 41-008-12 AT SANMINA-MEXICO
 50     70766   0     160140  01/07/1989  20233  B021734      TEKTRONIX 2430A OSCILLISCOPE
 50     70760   0     160220  07/07/1989  20240  2230B028924  TEKTRONIX 2230 100MHZ DIGITAL SCOPE
 50     70560   0     160220  01/01/1987  20296  2437000658   PCM TERMINAL TEST SET
 50     70565   0     160140  01/01/1987  20303  2437A10099   TRANSMISSION IMPAIRMENT SET (TIMS)
 50     70594   0     160220  01/01/1987  20479  2512A19009   FUNCTION GENERATOR
 50     70597   0     160220  01/01/1987  20514  8510736      ESD TEST SYSTEM
 50     70599   0     160220  01/01/1987  20524               SUBSCRIBER SLC 96 SYSTEM
 50     70598   0     160220  01/01/1987  20525               CENTRAL OFFICE SLC 96 SYSTEM
 50     70602   0     160140  01/01/1987  20531  B029026      OSCILLOSCOPE W/CART
 50     70664   0     160140  01/01/1987  20671               TEST FIXTURE 41-008-22 AT SANMINA-MEXICO
 50     70665   0     160140  01/01/1987  20672               TEST FIXTURE 41-008-01
 50     70675   0     160140  01/01/1987  20683               TEST FIXTURE 41-007-28/30
 50     70676   0     160140  01/01/1987  20699  0989-PH      SOLDER MACHINE @ GLOBAL ELECTRONICS, ARLINGTON, TX
 50     70684   0     160140  01/01/1987  20756               TEST FIXTURE 43-007-05 (@JABIL BEDFORD)

                                                      ACQUIRED       ACCUM DEPR         NBV
                     DESCRIPTION                       VALUE       AS OF 10/31/03  AS OF 10/31/03
-------------------------------------------------------------------------------------------------
COIL WINDING MACHINE NO 4 @ GLOBAL ELECTRONICS      $   2,837.00   $   (2,837.00)  $            -
COIL WINDING MACHINE NO 13 @ GLOBAL ELECTRONICS     $   2,621.00   $   (2,621.00)  $            -
ENVIRONMENTAL CHAMBER CONTROLLER                    $   5,220.20   $   (5,220.20)  $            -
ENVIRONMENTAL CHAMBER CONTROLLER                    $   5,220.20   $   (5,220.20)  $            -
ENVIRONMENTAL CHAMBER CONTROLLER                    $   5,220.20   $   (5,220.20)  $            -
TIMS TEST SET                                       $   4,442.65   $   (4,442.65)  $            -
TIMS TEST SET                                       $   4,442.65   $   (4,442.65)  $            -
RESIST. CAP DEADE BOX                               $     241.00   $     (241.00)  $            -
DECADE BOX RESISTOR                                 $      65.00   $      (65.00)  $            -
COIL WINDING MACHINE NO 6 @ GLOBAL ELECTRONICS      $   3,276.00   $   (3,276.00)  $            -
IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINGTON TX  $     432.00   $     (432.00)  $            -
COIL WINDING MACHINE NO 1 @ GLOBAL ELECTRONICS      $   4,176.00   $   (4,176.00)  $            -
COIL WINDING MACHINE NO 15 @ GLOBAL ELECTRONICS     $   3,053.00   $   (3,053.00)  $            -
COIL WINDING MACHINE NO 14 @ GLOBAL ELECTRONICS     $   4,407.00   $   (4,407.00)  $            -
WINDER @ GLOBAL ELECTRONICS, ARLINGTON, TX 76011    $     238.00   $     (238.00)  $            -
WINDER @ GLOBAL ELECTRONICS, ARLINGTON, TX, 76011   $     238.00   $     (238.00)  $            -
IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINTON TX.  $     533.00   $     (533.00)  $            -
IMPEDANCE METER @ GLOBAL ELECTRONICS, ARLINGTON TX  $     533.00   $     (533.00)  $            -
HP 1615A LOGIC ANALYZER                             $   4,173.00   $   (4,173.00)  $            -
SLC COMMON EQUIPMENT                                $ 160,925.17   $ (160,925.17)  $            -
SLC COMMON EQUIPMENT UPGRADE                        $  34,882.86   $  (34,882.86)  $            -
SLC COMMON EQUIPMENT                                $ 226,308.63   $ (226,308.63)  $            -
TEST FIXTURE 41-008-10                              $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-20                              $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-33 (@ SANMINA MEXICO            $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-37                              $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-70                              $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008.60 (@ JABIL BEDFORD)            $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-82/83                           $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-61-SPU (@ JABIL BEDFORD)        $   3,493.30   $   (3,493.30)  $            -
TEST FIXTURE 41-008-12 AT SANMINA-MEXICO            $   3,493.30   $   (3,493.30)  $            -
TEKTRONIX 2430A OSCILLISCOPE                        $   8,746.40   $   (8,746.40)  $            -
TEKTRONIX 2230 100MHZ DIGITAL SCOPE                 $   4,520.14   $   (4,520.14)  $            -
PCM TERMINAL TEST SET                               $  12,100.00   $  (12,100.00)  $            -
TRANSMISSION IMPAIRMENT SET (TIMS)                  $   3,420.00   $   (3,420.00)  $            -
FUNCTION GENERATOR                                  $   3,998.00   $   (3,998.00)  $            -
ESD TEST SYSTEM                                     $   6,312.00   $   (6,312.00)  $            -
SUBSCRIBER SLC 96 SYSTEM                            $  13,308.00   $  (13,308.00)  $            -
CENTRAL OFFICE SLC 96 SYSTEM                        $  11,107.00   $  (11,107.00)  $            -
OSCILLOSCOPE W/CART                                 $   4,818.00   $   (4,818.00)  $            -
TEST FIXTURE 41-008-22 AT SANMINA-MEXICO            $   1,086.00   $   (1,086.00)  $            -
TEST FIXTURE 41-008-01                              $   1,110.00   $   (1,110.00)  $            -
TEST FIXTURE 41-007-28/30                           $   3,549.00   $   (3,549.00)  $            -
SOLDER MACHINE @ GLOBAL ELECTRONICS, ARLINGTON, TX  $  39,735.00   $  (39,735.00)  $            -
TEST FIXTURE 43-007-05 (@JABIL BEDFORD)             $   1,280.00   $   (1,280.00)  $            -

                                                                         1 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     70686     0    160140   01/01/1987   20760                      TEST FIXTURE 41-007-11 (@ JABIL BEDFORD)
 50     70692     0    160220   01/01/1987   20779    2631A00558        PROTOCOL ANALYZER
 50     70702     0    160711   01/07/1987   20812                      B1000 BICONICAL ANTENNA TEST SET
 50     70737     0    160220   01/07/1989   20973    2550G00718        HP 8152A OPTICAL AVERAGE POWER METER
 50     70833     0    160140   01/07/1992   20997    TEST SET0260      DAML TEST SET (@ JABIL MEMPHIS) TS260
 50     70774     0    160220   01/07/1990   21126    AS08212           CARD ENCODER
 50     70790     0    160140   01/07/1990   21175    B-351             DISC*S BURN-IN (@ JABIL MEXICO)
 50     70792     0    160140   01/07/1990   21176    B-352             DISC*S BURN-IN (@ JABIL MEXICO)
 50     71261     0    160220   01/07/1990   21316    8911012           gigaBERT TRANSMITTER
 50     71262     0    160220   01/07/1990   21317    8911013           gigaBERT RECEIVER
 50     70793     0    160140   01/07/1991   21502    5000106           TPU BOARD TEST SET (@ JABIL MEXICO)
 50     70800     0    160220   01/07/1991   21552    188653            BULK CALL GENERATOR
 50     70802     0    160220   01/07/1991   21554    168841            BULK CALL GENERATOR
 50     70819     0    160140   01/07/1991   21561    CAL 1505          CHANNEL CARD TEST SET DISC*S (T.S. 1505)
 50     70816     0    160140   01/07/1991   21563                      CHANNEL CARD TEST SET DISC*S (CAL# 1507)
 50     70820     0    160140   01/07/1991   21564                      DISC*S CHANNEL CARD TEST SET (@JABIL FLORIDA)
 50     70818     0    160140   01/07/1991   21565                      SWU BOARD TEST SET (@ JABIL MEMPHIS)
 50     70827     0    160140   01/07/1992   21661                      OLU MOTHERBOARD/DAUGHTERBOARD TEST SET (JABIL BEDF
 50     70837     0    160220   01/07/1992   21698    3049U03512        HP 4934A TIMS
 50     70845     0    160140   01/07/1992   21766                      UDU BOARD TEST SET (@ JABIL MEMPHIS)
 50     71033     0    160220   01/07/1993   21786                      200 MHZ OSCILLOSCOPE
 50     70982     0    160711   01/07/1993   21798                      DIGITAL OSCILLOSCOPE
 61     91161     0    160409   01/07/1993   22011                      MICROFICHE READER/PRINTER
 50     70974     0    160140   01/07/1993   22054                      FITL OPU/DTU TEST SET (AT ACT)
 50     70989     0    160140   01/07/1993   22086                      SONET DISC*S BURN-IN (@ JABIL MEMPHIS)
 50     71017     0    160140   01/07/1993   22147                      FITL T.S. HDT/ONU PWR CRD
 50     75859     0    160140   26/05/2000   22148    CAL TS1571        UPGRADE FITL AM/VSB OIU TEST SET ASSET22148 TS1571
 50     71091     0    160140   31/05/1994   22148    CAL TS1571        TEST SET #1571 FITL OIU
 50     71011     0    160140   01/07/1993   22150    CAL 1551          DISC*S LIU TEST SET (T.S.# 1551)
 50     71006     0    160140   01/07/1993   22151    CAL 1517          FITL CHANNEL CARD T/S - (T.S.# 1517)
 50     77110     0    160140   30/11/2002   22152    NONE              QCU60E TEST UPGRADE - CAL# TS1516
 50     71012     0    160140   01/07/1993   22152                      DISC*S CH CARD TEST SET (@ JABIL BEDFORD)
 50     71005     0    160140   01/07/1993   22153    CAL 1510          FITL CHANNEL CARD T/S (T.S. 1510)
 50     71007     0    160140   01/07/1993   22154    CAL1515           FITL CHANNEL CARD T/S (T.S.# 1515)
 50     71035     0    160140   01/01/1994   22155                      DISC*S CH CARD T/S (@ JABIL FLORIDA)
 50     71036     0    160220   01/01/1994   22156                      DISC*S CH CARD T/S (LOCATED AT RAC)
 50     77109     0    160140   30/11/2002   22157    CAL 1513          QCU60E TEST UPGRADE (CAL# TS1513) (REF SAP71037)
 50     71037     0    160140   01/01/1994   22157    CAL 1513          DISC*S CH CARD T/S (CAL# 1513)
 50     71056     0    160140   01/03/1994   22159                      DISC*S CONFIG T/S
 50     71057     0    160140   01/03/1994   22159                      DISC*S CONFIG T/S PC
 50     71039     0    160140   01/01/1994   22160    TEST SET# TS252   AML II T/S (TS252)
 50     71010     0    160140   01/07/1993   22183                      SPU 2 ICT FIXTURE (@ JABIL BEDFORD
 50     71042     0    160220   01/01/1994   22186    L0587444          RCL METER
 50     71015     0    160140   01/07/1993   22190                      ICT FIXTURE RP20/25
 50     71020     0    160140   01/07/1993   22191                      FITL A SYS TEST

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TEST FIXTURE 41-007-11 (@ JABIL BEDFORD)                     $     1,231.00        $    (1,231.00)        $            -
PROTOCOL ANALYZER                                            $     4,350.00        $    (4,350.00)        $            -
B1000 BICONICAL ANTENNA TEST SET                             $     3,764.35        $    (3,764.35)        $            -
HP 8152A OPTICAL AVERAGE POWER METER                         $     6,735.65        $    (6,735.65)        $            -
DAML TEST SET (@ JABIL MEMPHIS) TS260                        $    41,328.08        $   (41,328.08)        $            -
CARD ENCODER                                                 $    18,911.63        $   (18,911.63)        $            -
DISC*S BURN-IN (@ JABIL MEXICO)                              $    38,663.97        $   (38,663.97)        $            -
DISC*S BURN-IN (@ JABIL MEXICO)                              $    38,663.97        $   (38,663.97)        $            -
gigaBERT TRANSMITTER                                         $    20,330.00        $   (20,330.00)        $            -
gigaBERT RECEIVER                                            $    17,120.00        $   (17,120.00)        $            -
TPU BOARD TEST SET (@ JABIL MEXICO)                          $    39,288.07        $   (39,288.07)        $            -
BULK CALL GENERATOR                                          $     2,390.86        $    (2,390.86)        $            -
BULK CALL GENERATOR                                          $     2,390.86        $    (2,390.86)        $            -
CHANNEL CARD TEST SET DISC*S (T.S. 1505)                     $    20,448.98        $   (20,448.98)        $            -
CHANNEL CARD TEST SET DISC*S (CAL# 1507)                     $    54,096.64        $   (54,096.64)        $            -
DISC*S CHANNEL CARD TEST SET (@JABIL FLORIDA)                $    22,797.03        $   (22,797.03)        $            -
SWU BOARD TEST SET (@ JABIL MEMPHIS)                         $    19,240.26        $   (19,240.26)        $            -
OLU MOTHERBOARD/DAUGHTERBOARD TEST SET (JABIL BEDF           $    73,312.48        $   (73,312.48)        $            -
HP 4934A TIMS                                                $     3,093.62        $    (3,093.62)        $            -
UDU BOARD TEST SET (@ JABIL MEMPHIS)                         $    38,699.03        $   (38,699.03)        $            -
200 MHZ OSCILLOSCOPE                                         $     9,229.29        $    (9,229.29)        $            -
DIGITAL OSCILLOSCOPE                                         $    17,584.55        $   (17,584.55)        $            -
MICROFICHE READER/PRINTER                                    $     1,942.94        $    (1,942.94)        $            -
FITL OPU/DTU TEST SET (AT ACT)                               $    45,327.10        $   (45,327.10)        $            -
SONET DISC*S BURN-IN (@ JABIL MEMPHIS)                       $    27,698.70        $   (27,698.70)        $            -
FITL T.S. HDT/ONU PWR CRD                                    $    33,904.76        $   (33,904.76)        $            -
UPGRADE FITL AM/VSB OIU TEST SET ASSET22148 TS1571           $    12,251.61        $    (5,399.04)        $     6,852.57
TEST SET #1571 FITL OIU                                      $    27,600.29        $   (27,600.29)        $            -
DISC*S LIU TEST SET (T.S.# 1551)                             $    29,902.14        $   (29,902.14)        $            -
FITL CHANNEL CARD T/S - (T.S.# 1517)                         $    31,492.77        $   (31,492.77)        $            -
QCU60E TEST UPGRADE - CAL# TS1516                            $     4,519.88        $      (699.71)        $     3,820.17
DISC*S CH CARD TEST SET (@ JABIL BEDFORD)                    $    29,095.43        $   (29,095.43)        $            -
FITL CHANNEL CARD T/S (T.S. 1510)                            $    31,311.50        $   (31,311.50)        $            -
FITL CHANNEL CARD T/S (T.S.# 1515)                           $    30,192.35        $   (30,192.35)        $            -
DISC*S CH CARD T/S (@ JABIL FLORIDA)                         $    21,700.76        $   (21,700.76)        $            -
DISC*S CH CARD T/S (LOCATED AT RAC)                          $    19,542.39        $   (19,542.39)        $            -
QCU60E TEST UPGRADE (CAL# TS1513) (REF SAP71037)             $     4,519.88        $      (699.71)        $     3,820.17
DISC*S CH CARD T/S (CAL# 1513)                               $    19,472.36        $   (19,472.36)        $            -
DISC*S CONFIG T/S                                            $    24,053.09        $   (24,053.09)        $            -
DISC*S CONFIG T/S PC                                         $     1,698.94        $    (1,698.94)        $            -
AML II T/S (TS252)                                           $    32,962.38        $   (32,962.38)        $            -
SPU 2 ICT FIXTURE (@ JABIL BEDFORD                           $    12,042.69        $   (12,042.69)        $            -
RCL METER                                                    $     2,610.47        $    (2,610.47)        $            -
ICT FIXTURE RP20/25                                          $     3,591.40        $    (3,591.40)        $            -
FITL A SYS TEST                                              $    24,488.38        $   (24,488.38)        $            -

                                                                         2 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
----------------------------------------------------------------------------------------------------------------------
 50     71021     0    160140   01/07/1993   22192                      FITL B SYS TEST
 50     71046     0    160140   01/01/1994   22219                      FITL ICT FIXTURE
 50     71045     0    160140   01/01/1994   22222                      FITL ICT FIXTURE (@JABIL BEDFORD)
 50     71048     0    160140   01/01/1994   22225                      FITL ICT FIXTURE
 50     71049     0    160140   01/01/1994   22226                      FITL ICT FIXTURE (@JABIL BEDFORD)
 50     71051     0    160140   01/01/1994   22231                      FITL ICT FIXTURE (@JABIL BEDFORD)
 50     71061     0    160140   02/05/1994   22251                      T/S FITL DTU-2 (@ JABIL MEMPHIS)
 62     91292     0    160015   30/04/1994   22283    512895            LABEL PRINTER
 50     71065     0    160140   30/06/1994   22313    3013A01023        DISTORTION ANALYZER
 62     91280     0    160220   15/06/1994   22322    410F1977          UPGRADE SPARC 1 TO 10
 50     71083     0    160220   30/09/1994   22352    6428HHL21551      PC
 50     71087     0    160220   31/10/1994   22356    2J151890          MILLING MACH
 50     71088     0    160220   31/10/1994   22356    2J151890          MILLING MACHING
 63     91300     0    160410   31/10/1994   22360    505510            FOLDER/INSERTER
 50     71089     0    160220   31/10/1994   22362    M27128            TESTER OTDR
 50     71092     0    160140   31/10/1994   22405                      ICT FIXTURE
 50     71093     0    160140   31/10/1994   22406                      ICT FIXTURE (@JABIL BEDFORD)
 50     71094     0    160140   31/10/1994   22408                      ICT FIXTURE 41-008-38 DLU3 (@JABIL FLORIDA)
 50     71097     0    160140   01/03/1994   22409                      TEST SET DIU/FIBERISER (@JABIL FLORIDA) TS1529
 50     77111     0    160140   30/11/2002   22411    NONE              QCU60E TEST UPGRADE - CAL# TS1518
 50     71095     0    160140   01/01/1994   22411                      T.S.FITL (@ JABIL BEDFORD)
 63     91348     0    160220   31/01/1995   22424    446F1846          SERVER
 50     77364     0    160140   31/03/2003   22426    CAL 1533          CPU52A FUNCTIONAL TEST UPGRADE ASSET# 22426 TS1533
 50     71107     0    160140   28/02/1995   22426    CAL 1533          TEST SET #1533 TPU4/CPU5 (@ JABIL MEXICO)
 50     71104     0    160140   01/01/1995   22428                      ICT FIXTURE (@ JABIL BEDFORD)
 50     71105     0    160140   01/01/1995   22429                      ICT FIXTURE
 50     71106     0    160140   01/01/1995   22430                      ICT FIXTURE
 50     71112     0    160140   15/02/1995   22432    CAL 1552          TEST SET # 1552 DISC*S LIU (T.S.# 1552)
 50     71103     0    160140   01/01/1995   22438    B475              BURN-IN UPGRADE (TS 1606) (@JABIL MEXICO)
 50     71120     0    160140   17/02/1995   22441                      ICT FIXTURE
 50     71115     0    160140   02/03/1995   22445                      TEST SET #1537 DISC*S AU/MU (@ JABIL FLORIDA)
 50     71114     0    160140   26/01/1995   22446                      TEST SET #1535 DISC*S SPU/TRU (@ JABIL FLORIDA)
 50     71119     0    160140   01/01/1995   22453                      TEST SET #1536 SONET MDU (@ JABIL MEMPHIS)
 50     71298     0    160140   31/01/1997   22453    NONE              MDU TEST SET #1536 UPGRADE (@JABIL MEMPHIS)
 50     71134     0    160220   30/06/1995   22501    51867A            EMULATOR
 50     71125     0    160140   30/06/1995   22506    FS4110830         TEST FIXTURE 41-108-30 DCU30
 50     71128     0    160220   21/05/1995   22508    1193455           C.O.SIMULATOR
 50     71130     0    160220   21/05/1995   22511    1493924           C.O.SIMULATOR
 50     71133     0    160140   30/06/1995   22513    CAL 1506          T.S.UPGRADE #1510 DISC*S CHANNEL CARD (TS1506)
 50     71131     0    160220   01/03/1995   22515    5086              ANALYZER - FIREBERD
 50     71135     0    160140   30/06/1995   22519    CAL 1535          T.S.UPGRADE (T.S. 1535)
 50     71136     0    160140   30/06/1995   22520                      T.S.UPGRADE
 50     71149     0    160220   31/08/1995   22526    5C30008514        COMPSTATION II
 50     71147     0    160140   31/08/1995   22540                      ICT FIXTURE
 50     71148     0    160140   31/08/1995   22541                      ICT FIXTURE (@JABIL BEDFORD)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
FITL B SYS TEST                                              $    24,488.38        $   (24,488.38)        $            -
FITL ICT FIXTURE                                             $     4,146.46        $    (4,146.46)        $            -
FITL ICT FIXTURE (@JABIL BEDFORD)                            $     9,387.71        $    (9,387.71)        $            -
FITL ICT FIXTURE                                             $     3,593.23        $    (3,593.23)        $            -
FITL ICT FIXTURE (@JABIL BEDFORD)                            $     5,558.43        $    (5,558.43)        $            -
FITL ICT FIXTURE (@JABIL BEDFORD)                            $     2,945.80        $    (2,945.80)        $            -
T/S FITL DTU-2 (@ JABIL MEMPHIS)                             $    10,165.38        $   (10,165.38)        $            -
LABEL PRINTER                                                $     2,391.44        $    (2,391.44)        $            -
DISTORTION ANALYZER                                          $     5,195.73        $    (5,195.73)        $            -
UPGRADE SPARC 1 TO 10                                        $    12,473.48        $   (12,473.48)        $            -
PC                                                           $     2,843.00        $    (2,843.00)        $            -
MILLING MACH                                                 $     7,063.29        $    (7,063.29)        $            -
MILLING MACHING                                              $     7,063.29        $    (7,063.29)        $            -
FOLDER/INSERTER                                              $    10,510.50        $   (10,510.50)        $            -
TESTER OTDR                                                  $    17,206.93        $   (17,206.93)        $            -
ICT FIXTURE                                                  $     3,100.63        $    (3,100.63)        $            -
ICT FIXTURE (@JABIL BEDFORD)                                 $    13,781.63        $   (13,781.63)        $            -
ICT FIXTURE 41-008-38 DLU3 (@JABIL FLORIDA)                  $     2,838.57        $    (2,838.57)        $            -
TEST SET DIU/FIBERISER (@JABIL FLORIDA) TS1529               $    16,970.60        $   (16,970.60)        $            -
QCU60E TEST UPGRADE - CAL# TS1518                            $     4,521.24        $      (700.07)        $     3,821.17
T.S.FITL (@ JABIL BEDFORD)                                   $    14,618.93        $   (14,618.93)        $            -
SERVER                                                       $    21,064.44        $   (21,064.44)        $            -
CPU52A FUNCTIONAL TEST UPGRADE ASSET# 22426 TS1533           $     9,850.75        $    (1,525.08)        $     8,325.67
TEST SET #1533 TPU4/CPU5 (@ JABIL MEXICO)                    $    70,489.00        $   (70,489.00)        $            -
ICT FIXTURE (@ JABIL BEDFORD)                                $     2,115.42        $    (2,115.42)        $            -
ICT FIXTURE                                                  $     1,909.27        $    (1,909.27)        $            -
ICT FIXTURE                                                  $     1,826.97        $    (1,826.97)        $            -
TEST SET # 1552 DISC*S LIU (T.S.# 1552)                      $    23,100.00        $   (23,100.00)        $            -
BURN-IN UPGRADE (TS 1606) (@JABIL MEXICO)                    $    21,248.03        $   (21,248.03)        $            -
ICT FIXTURE                                                  $     5,991.40        $    (5,991.40)        $            -
TEST SET #1537 DISC*S AU/MU (@ JABIL FLORIDA)                $    22,972.11        $   (22,972.11)        $            -
TEST SET #1535 DISC*S SPU/TRU (@ JABIL FLORIDA)              $    37,014.24        $   (37,014.24)        $            -
TEST SET #1536 SONET MDU (@ JABIL MEMPHIS)                   $    48,030.29        $   (48,030.29)        $            -
MDU TEST SET #1536 UPGRADE (@JABIL MEMPHIS)                  $    11,927.89        $   (11,927.89)        $            -
EMULATOR                                                     $    52,357.95        $   (52,357.95)        $            -
TEST FIXTURE 41-108-30 DCU30                                 $     2,178.53        $    (2,178.53)        $            -
C.O.SIMULATOR                                                $    12,179.68        $   (12,179.68)        $            -
C.O.SIMULATOR                                                $    12,179.69        $   (12,179.69)        $            -
T.S.UPGRADE #1510 DISC*S CHANNEL CARD (TS1506)               $    32,938.44        $   (32,938.44)        $            -
ANALYZER - FIREBERD                                          $    15,633.83        $   (15,633.83)        $            -
T.S.UPGRADE (T.S. 1535)                                      $    14,321.31        $   (14,321.31)        $            -
T.S.UPGRADE                                                  $    15,182.32        $   (15,182.32)        $            -
COMPSTATION II                                               $     4,890.44        $    (4,890.44)        $            -
ICT FIXTURE                                                  $     1,868.93        $    (1,868.93)        $            -
ICT FIXTURE (@JABIL BEDFORD)                                 $     1,970.16        $    (1,970.16)        $            -

                                                                         3 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------
 50     71154     0    160140   31/10/1995   22542    TEST SET# TS254   T.S. AML III (TS254)
 63     91431     0    160220   31/10/1995   22553    1A25528           SERVER
 50     71152     0    160220   30/09/1995   22554    5H28001821        SPARC5 SUN STATION DRIVE
 50     71163     0    160220   15/10/1995   22557    692481 / N80533   EMULATOR 80960CA
 50     71164     0    160220   15/10/1995   22558    694287 / N92931   EMULATOR 80960CA
 50     71165     0    160220   15/10/1995   22559    707107 / N96195   EMULATOR 80960CA
 50     71166     0    160220   15/10/1995   22560    699453 / N95081   EMULATOR 80960CA
 50     71167     0    160220   15/10/1995   22561    696098 / N93453   EMULATOR 80960CA
 50     71158     0    160220   31/10/1995   22566    7357              FIREBERD 6000A COMMUNICATIONS ANALYZER
 50     71159     0    160220   31/10/1995   22567    S7662344          AUTOMATED TEST SYSTEM
 50     71160     0    160220   31/10/1995   22568                      MONITOR FOR SUN STATION
 50     71161     0    160220   31/10/1995   22569                      SUN STATION FOR TEST SYSTEM
 50     71156     0    160140   31/10/1995   22571    (NONE)            ICT FIXTURE TPU3 41-108-61 (@JABIL BEDFORD)
 50     71174     0    160140   31/01/1996   22574                      ICT FIXTURE TRU2 (@ JABIL FLORIDA)
 62     91443     0    160220   31/03/1996   22587    604F0D5B          SUN SPARC20 WORKSTATION
 62     91442     0    160220   31/03/1996   22589    9544FR1862        MONITOR SUN 17"
 63     91436     0    160220   29/02/1996   22602    1B03717           SERVER
 50     71178     0    160140   31/01/1996   22607    119142            TEST SET TERADYNE #2
 63     91474     0    160220   31/05/1996   22610    9438FC3879        MONITOR - SUN STATION
 50     71182     0    160140   29/02/1996   22630    4330001           TEST SET DIGITAL TEST SYSTEM FLUKE 9100FT
 50     71193     0    160220   15/05/1996   22633    3001051           RACK MOUNT SS
 50     71199     0    160140   30/06/1996   22651                      TEST SET ICC/PCU (@ JABIL BEDFORD)
 50     71200     0    160140   30/06/1996   22652    CAL TS1618        TEST SET CABLECOMM SYSTEM TEST (TS1618)
 50     71191     0    160140   30/04/1996   22653                      ICT FIXTURE UDU4 41-108-42 (@ JABIL BEDFORD)
 50     71188     0    160140   29/02/1996   22655                      ICT FIXTURE DTI 41-808-40 (@ JABIL BEDFORD)
 50     71194     0    160220   31/05/1996   22665    US35420617        OSCILLOSCOPE
 62     91551     0    160308   31/08/1996   22723    TY62778T6UK       PC POWERMAC 7600/120
 50     71372     0    160220   01/01/1997   22756    38T96C00516       2-WAY INJECTOR TESTER
 50     71373     0    160220   01/01/1997   22757    38P96DB0209       PENTA SCANNER TESTER
 50     76965     0    160309   30/04/1996   22762    DC2775-UP         DISK COPIER 2000
 50     71210     0    160122   30/06/1996   22780                      DISC*S TEST SYSTEM
 50     71239     0    160220   31/08/1996   22793    0295K216873       X-TERMINAL SYSTEM 19"
 50     71240     0    160220   31/08/1996   22794    1094R000040       X-TERMINAL SYSTEM 19"
 50     71241     0    160220   31/08/1996   22795    0395K217295       X-TERMINAL SYSTEM 20"
 50     71242     0    160220   31/08/1996   22796    1194R000502       X-TERMINAL SYSTEM 20"
 50     71244     0    160220   31/08/1996   22798    1194K214193       X-TERMINAL SYSTEM 19"
 50     71228     0    160140   31/07/1996   22800                      ICT FIXTURE MDU34 41-108-36 (@ JABIL BEDFORD)
 62     91561     0    160015   31/08/1996   22802    707628            BARCODE PRINTER
 50     71292     0    160140   30/11/1996   22897    NONE              STREAKER CARDS FOR CONFIG
 62     91652     0    160220   31/10/1996   22910    636F0DC0          LAN SW DEVELOP IN LAS COLINAS
 50     71294     0    160220   31/01/1997   22917    484-1-97          HYDRAULIC SHEAR
 50     71385     0    160140   28/02/1997   22948                      TEST SET DISC*S CH / FITL (@ JABIL FLORIDA)
 50     71386     0    160140   28/02/1997   22949    CAL 1549          TEST SET DISC*S CH / FITL (T.S.# 1549)
 50     71296     0    160140   31/01/1997   22950    NONE              AU/MU TEST SET #1553 (@ JABIL FLORIDA)
 50     71297     0    160140   31/01/1997   22951    NONE              TRU TEST SET #1554 SPU/TRU (@ JABIL FLORIDA)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
T.S. AML III (TS254)                                         $    29,866.36        $   (29,866.36)        $            -
SERVER                                                       $     2,897.13        $    (2,897.13)        $            -
SPARC5 SUN STATION DRIVE                                     $     6,517.66        $    (6,517.66)        $            -
EMULATOR 80960CA                                             $    23,117.74        $   (23,117.74)        $            -
EMULATOR 80960CA                                             $    23,117.74        $   (23,117.74)        $            -
EMULATOR 80960CA                                             $    31,998.04        $   (31,998.04)        $            -
EMULATOR 80960CA                                             $    31,998.04        $   (31,998.04)        $            -
EMULATOR 80960CA                                             $    23,117.74        $   (23,117.74)        $            -
FIREBERD 6000A COMMUNICATIONS ANALYZER                       $    13,733.36        $   (13,733.36)        $            -
AUTOMATED TEST SYSTEM                                        $   300,488.75        $  (300,488.75)        $            -
MONITOR FOR SUN STATION                                      $     1,000.00        $    (1,000.00)        $            -
SUN STATION FOR TEST SYSTEM                                  $     7,000.00        $    (7,000.00)        $            -
ICT FIXTURE TPU3 41-108-61 (@JABIL BEDFORD)                  $     3,470.27        $    (3,470.27)        $            -
ICT FIXTURE TRU2 (@ JABIL FLORIDA)                           $     4,967.88        $    (4,967.88)        $            -
SUN SPARC20 WORKSTATION                                      $    11,917.03        $   (11,917.03)        $            -
MONITOR SUN 17"                                              $     1,500.00        $    (1,500.00)        $            -
SERVER                                                       $     4,040.63        $    (4,040.63)        $            -
TEST SET TERADYNE #2                                         $   185,120.82        $  (185,120.82)        $            -
MONITOR - SUN STATION                                        $     4,012.61        $    (4,012.61)        $            -
TEST SET DIGITAL TEST SYSTEM FLUKE 9100FT                    $    80,618.43        $   (80,618.43)        $            -
RACK MOUNT SS                                                $     5,410.00        $    (5,410.00)        $            -
TEST SET ICC/PCU (@ JABIL BEDFORD)                           $    52,443.85        $   (52,443.85)        $            -
TEST SET CABLECOMM SYSTEM TEST (TS1618)                      $    52,675.09        $   (52,675.09)        $            -
ICT FIXTURE UDU4 41-108-42 (@ JABIL BEDFORD)                 $     4,485.79        $    (4,485.79)        $            -
ICT FIXTURE DTI 41-808-40 (@ JABIL BEDFORD)                  $     3,830.94        $    (3,830.94)        $            -
OSCILLOSCOPE                                                 $     7,622.26        $    (7,622.26)        $            -
PC POWERMAC 7600/120                                         $     3,351.51        $    (3,351.51)        $            -
2-WAY INJECTOR TESTER                                        $     1,348.07        $    (1,348.07)        $            -
PENTA SCANNER TESTER                                         $     2,492.77        $    (2,492.77)        $            -
DISK COPIER 2000                                             $     2,172.44        $    (2,172.44)        $            -
DISC*S TEST SYSTEM                                           $    12,769.67        $   (12,769.67)        $            -
X-TERMINAL SYSTEM 19"                                        $     2,299.71        $    (2,299.71)        $            -
X-TERMINAL SYSTEM 19"                                        $     2,299.71        $    (2,299.71)        $            -
X-TERMINAL SYSTEM 20"                                        $     2,659.80        $    (2,659.80)        $            -
X-TERMINAL SYSTEM 20"                                        $     2,659.80        $    (2,659.80)        $            -
X-TERMINAL SYSTEM 19"                                        $     2,299.71        $    (2,299.71)        $            -
ICT FIXTURE MDU34 41-108-36 (@ JABIL BEDFORD)                $     5,171.60        $    (5,171.60)        $            -
BARCODE PRINTER                                              $     6,622.31        $    (6,622.31)        $            -
STREAKER CARDS FOR CONFIG                                    $    23,955.98        $   (23,955.98)        $            -
LAN SW DEVELOP IN LAS COLINAS                                $    33,105.11        $   (33,105.11)        $            -
HYDRAULIC SHEAR                                              $     4,094.50        $    (3,705.75)        $       388.75
TEST SET DISC*S CH / FITL (@ JABIL FLORIDA)                  $    39,206.07        $   (39,206.07)        $            -
TEST SET DISC*S CH / FITL (T.S.# 1549)                       $    39,206.07        $   (39,206.07)        $            -
AU/MU TEST SET #1553 (@ JABIL FLORIDA)                       $    42,839.11        $   (42,839.11)        $            -
TRU TEST SET #1554 SPU/TRU (@ JABIL FLORIDA)                 $    26,975.22        $   (26,975.22)        $            -

                                                                         4 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     76880     0    160140   31/03/2002   22952    CAL TS1575        UPGRADE FITL ADSL OIU94/95 FUNCT. TEST SOL. TS1575
 50     76992     0    160140   31/08/2002   22952    CAL TS1575        UPGRADE FITL ADSL OIU94/95 FUNC TEST SOLN TS# 1575
 50     75860     0    160140   26/05/2000   22952    CAL TS1575        UPGRADE FITL AM/VSB TEST SET ASSET# 22952 (TS1575)
 50     71295     0    160140   31/01/1997   22952    CAL TS1575        OIU TEST SET (T.S.# 1575)
 63     91878     0    160308   30/04/1997   22979    11E1393           STEREO VCR
 50     71304     0    160140   31/01/1997   22989    NONE              ICT FIXTURE 41-108-41 SCU41 (@ JABIL FLORIDA)
 50     71305     0    160140   31/01/1997   22990    NONE              ICT FIXTURE MU3 41-008-58 (@JABIL BEDFORD)
 50     71300     0    160220   31/03/1997   23004    1097276           C O SIMULATOR
 50     71310     0    160220   30/04/1997   23067    1431              T-BERD 224 ANALYZER
 50     71307     0    160220   31/03/1997   23068    AN762024          PROTOCOL ANALYZER
 50     71311     0    160220   30/04/1997   23069    11220             PORTABLE SPARC STATION
 50     71313     0    160220   31/05/1997   23137    NNTM040958ZE      PBX SYSTEM
 63     91777     0    160220   30/06/1997   23139    SG71303241        NETWORK SERVER
 63     100361    0    160220   30/06/2000   23153                      MISC SUN OPTIONS ADDED TO UPGRADE ASSET 23153
 63     91791     0    160220   31/07/1997   23153    722F138E          SUN ENTERPRISE SYSTEM
 50     71317     0    160220   31/08/1997   23163    US37210589        LOGIC ANALYZER HP
 50     71341     0    160220   30/09/1997   23164    B010333           TEKTRONIX O/E CONVERTER
 50     71316     0    160220   30/04/1997   23191    19238-630503-32   CODE TEST PROBE
 50     71344     0    160220   30/09/1997   23215    B03260301         RF SIGNAL METER
 50     71334     0    160140   31/08/1997   23218    NONE              ICT FIXTURE 41-050-29 NCC1 (@JABIL FLORIDA)
 50     71336     0    160140   30/06/1997   23219    NONE              ICT FIXTURE
 50     71335     0    160140   31/08/1997   23220    NONE              ICT FIXTURE QOIU6 41-050-10 (@ JABIL BEDFORD)
 50     71337     0    160140   31/08/1997   23221    NONE              ICT FIXTURE 41-050-05 DIU1 (@ JABIL FLORIDA)
 50     71352     0    160220   30/11/1997   23227    B010526           OSCILLOSCOPE 4 CHANNEL DIGITIZING
 50     71358     0    160711   31/10/1997   23228    B010610           OSCILLOSCOPE TDS540C
 50     71340     0    160140   30/09/1997   23263    B010425           OSCILLOSCOPE TEKTRONIX
 50     71320     0    160220   30/09/1997   23276    B030345           OSCILLOSCOPE TEKTRONIX TDS640A
 61     101400    0    160220   30/11/2000   23277    96445             UPGRADE WIRELINE SIMULATOR DLS400A TO DLS400N
 50     71321     0    160220   30/09/1997   23277    96445             ADSL WIRELINE SIMULATOR
 61     103241    0    160220   31/03/2002   23278    NONE-CARDS        TELCO NETWORKING EQUIPMENT - ENSTAR
 50     71323     0    160220   30/09/1997   23279    1100462           LANTRONICS LRS 16
 50     71324     0    160220   30/09/1997   23280    1401421           ROUTER LIVINGSTON ISDN
 50     71370     0    160220   31/10/1997   23292    3139A-03703       DC POWER SUPPLY
 50     71338     0    160220   30/09/1997   23303    08-351            EDFA FIBER AMPLIFIER
 50     71339     0    160220   30/09/1997   23304    08-354            EDFA FIBER AMPLIFIER
 50     71342     0    160220   31/10/1997   23305    3710A02181        HP CABLE TV ANALYZER
 50     71343     0    160220   31/10/1997   23307                      OPTICAL SPECTRUM ANALYZER
 50     71359     0    160220   30/11/1997   23321    B070103           OSCILLOSCOPE TDS460A
 61     95592     0    160711   31/03/1998   23324    3710A01202        SPECTRUM ANALYZER HP 8591EM
 50     71351     0    160220   31/10/1997   23333    BB97380878        TEKELEC CHAMELEON 32+
 50     71354     0    160220   30/11/1997   23341    B010623           OSCILLOSCOPE TEKTRONIX
 50     71350     0    160220   31/10/1997   23342    B030153           OSCILLOSCOPE TEKTRONIX
 61     95589     0    160220   31/03/1998   23343    B050201           OSCILLOSCOPE TEKTRONIX TDS820
 61     95593     0    160711   31/03/1998   23344    3430U03106        SIGNAL GENERATOR HP 8657A
 61     95594     0    160140   31/03/1998   23345    B011412           LOGIC ANALYZER VXI MAINFRAME

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
UPGRADE FITL ADSL OIU94/95 FUNCT. TEST SOL. TS1575           $    88,645.11        $   (26,384.44)        $    62,260.67
UPGRADE FITL ADSL OIU94/95 FUNC TEST SOLN TS# 1575           $    49,613.77        $    (7,678.45)        $    41,935.32
UPGRADE FITL AM/VSB TEST SET ASSET# 22952 (TS1575)           $    12,880.59        $    (5,676.52)        $     7,204.07
OIU TEST SET (T.S.# 1575)                                    $    46,239.24        $   (46,239.24)        $            -
STEREO VCR                                                   $       465.43        $      (465.43)        $            -
ICT FIXTURE 41-108-41 SCU41 (@ JABIL FLORIDA)                $     3,685.84        $    (3,685.84)        $            -
ICT FIXTURE MU3 41-008-58 (@JABIL BEDFORD)                   $     5,273.17        $    (5,273.17)        $            -
C O SIMULATOR                                                $    19,782.91        $   (19,782.91)        $            -
T-BERD 224 ANALYZER                                          $     2,652.13        $    (2,652.13)        $            -
PROTOCOL ANALYZER                                            $    36,507.31        $   (36,507.31)        $            -
PORTABLE SPARC STATION                                       $    28,864.94        $   (28,864.94)        $            -
PBX SYSTEM                                                   $     2,870.46        $    (2,870.46)        $            -
NETWORK SERVER                                               $    22,932.56        $   (22,932.56)        $            -
MISC SUN OPTIONS ADDED TO UPGRADE ASSET 23153                $     7,515.26        $    (4,637.59)        $     2,877.67
SUN ENTERPRISE SYSTEM                                        $   132,006.69        $  (132,006.69)        $            -
LOGIC ANALYZER HP                                            $    42,291.88        $   (42,291.88)        $            -
TEKTRONIX O/E CONVERTER                                      $     3,985.46        $    (3,985.46)        $            -
CODE TEST PROBE                                              $    21,361.50        $   (21,361.50)        $            -
RF SIGNAL METER                                              $     2,606.94        $    (2,606.94)        $            -
ICT FIXTURE 41-050-29 NCC1 (@JABIL FLORIDA)                  $     3,090.70        $    (3,090.70)        $            -
ICT FIXTURE                                                  $     3,459.69        $    (3,459.69)        $            -
ICT FIXTURE QOIU6 41-050-10 (@ JABIL BEDFORD)                $     5,297.85        $    (5,297.85)        $            -
ICT FIXTURE 41-050-05 DIU1 (@ JABIL FLORIDA)                 $     2,734.05        $    (2,734.05)        $            -
OSCILLOSCOPE 4 CHANNEL DIGITIZING                            $    19,675.90        $   (19,675.90)        $            -
OSCILLOSCOPE TDS540C                                         $    23,176.58        $   (23,176.58)        $            -
OSCILLOSCOPE TEKTRONIX                                       $    19,142.53        $   (19,142.53)        $            -
OSCILLOSCOPE TEKTRONIX TDS640A                               $    11,120.00        $   (11,120.00)        $            -
UPGRADE WIRELINE SIMULATOR DLS400A TO DLS400N                $     7,301.46        $    (3,219.46)        $     4,082.00
ADSL WIRELINE SIMULATOR                                      $    32,000.00        $   (32,000.00)        $            -
TELCO NETWORKING EQUIPMENT - ENSTAR                          $    20,186.00        $    (6,008.33)        $    14,177.67
LANTRONICS LRS 16                                            $     1,996.00        $    (1,996.00)        $            -
ROUTER LIVINGSTON ISDN                                       $       923.50        $      (923.50)        $            -
DC POWER SUPPLY                                              $     2,661.60        $    (2,661.60)        $            -
EDFA FIBER AMPLIFIER                                         $    41,543.01        $   (41,543.01)        $            -
EDFA FIBER AMPLIFIER                                         $    41,543.01        $   (41,543.01)        $            -
HP CABLE TV ANALYZER                                         $    16,842.42        $   (16,842.42)        $            -
OPTICAL SPECTRUM ANALYZER                                    $    54,187.49        $   (54,187.49)        $            -
OSCILLOSCOPE TDS460A                                         $    12,359.25        $   (12,359.25)        $            -
SPECTRUM ANALYZER HP 8591EM                                  $    28,553.76        $   (21,759.76)        $     6,794.00
TEKELEC CHAMELEON 32+                                        $    34,631.93        $   (34,631.93)        $            -
OSCILLOSCOPE TEKTRONIX                                       $    19,674.30        $   (19,674.30)        $            -
OSCILLOSCOPE TEKTRONIX                                       $    23,409.04        $   (23,409.04)        $            -
OSCILLOSCOPE TEKTRONIX TDS820                                $    23,180.79        $   (17,663.79)        $     5,517.00
SIGNAL GENERATOR HP 8657A                                    $    10,769.62        $    (8,208.37)        $     2,561.25
LOGIC ANALYZER VXI MAINFRAME                                 $    31,424.29        $   (23,947.47)        $     7,476.82

                                                                         5 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     95590     0    160220   31/03/1998   23346    11199             T-BERD PCM ANALYZER
 50     71353     0    160140   30/11/1997   23347    B010622           OSCILLOSCOPE TEKTRONIX
 50     75143     0    160140   31/10/1998   23359                      UPGRADE TEST SET SWITCHES (@ JABIL BEDFORD(
 50     71389     0    160140   30/11/1997   23359                      TEST SET MATRIX OIU6 / QOIU6 (@ JABIL BEDFORD)
 50     76616     0    160140   31/08/2001   23360    NONE              FITL OIU UPGRADE TO RF RETURN OIU49/79 T.S.# 1577
 50     75066     0    160140   31/08/1998   23360    NONE              TEST SET FITL OIU AM/VSB (@ JABIL BEDFORD)
 50     74975     0    160140   30/04/1998   23362    NONE              CH CARD TEST SET #1565 (@JABIL FLORIDA)
 50     71379     0    160140   31/10/1997   23363                      TEST SET MATRIX NCC (Cal# 1704)
 50     71387     0    160140   31/05/1997   23364                      TEST SET MATRIX NPC (CAL# 1701)
 50     71380     0    160140   30/11/1997   23365                      TEST SET #1702 MATRIX DPU (@JABIL FLORIDA)
 50     75040     0    160140   31/07/1998   23368    NONE              ICT Fixture 41-002-02
 50     75041     0    160140   31/07/1998   23369    NONE              ICT FIXTURE 41-002-01 (@ JABIL BEDFORD)
 50     71356     0    160140   31/07/1997   23371    NONE              ICT FIXTURE 41-050-08 OIU6 (@JABIL BEDFORD)
 61     95591     0    160220   31/03/1998   23372    US36481684        LOGIC ANALYZER HP 16500C
 50     76615     0    160140   31/08/2001   23374    CAL 1566          UPGRADE TO OMU90 T.S#1566 (TAG 23374 SAP 71376)
 50     71376     0    160140   30/11/1997   23374    CAL 1566          TEST SET SERVICES 1 OMU (CAL# 1566)
 50     71357     0    160220   31/10/1997   23390    39700771          MDX MODULAR DIGITAL EXCHANGE
 50     71360     0    160220   31/10/1997   23391    S971607           SCIENSCOPE MICROSCOPE
 50     71365     0    160220   30/11/1997   23396                      BENCHTOP SMT RELOW OVEN
 61     95817     0    160220   31/05/1998   23448    9807022           TRILITHIC TUNABLE FILTER
 61     100248    0    160220   31/07/1998   23451    5417              COMMUNICATION ANALYZER FIREBERD ME6000 MODEL 40540
 61     100238    0    160220   31/05/1998   23452    US37480831        LOGIC ANALYZER HP
 61     100239    0    160220   31/05/1998   23453    US37480830        LOGIC ANALYZER HP
 61     95735     0    160220   31/05/1998   23462    3983140           MODULAR DIGITAL EXCHANGE
 61     100236    0    160220   31/05/1998   23463    B012390           DIGITAL SCOPE TEKTRONIX
 61     100237    0    160220   31/05/1998   23464    B012447           DIGITAL SCOPE TEKTRONIX
 61     100249    0    160220   31/07/1998   23465    AC-0053           PCM TEST SET - WG-PCM-4
 61     95559     0    160220   31/03/1998   23469                      AUTOMATED SMT ASSEMBLY STATION
 61     95564     0    160220   31/03/1998   23470    6A 13045 506D     BGA/SMD REWORK & REPAIR STATION
 61     95562     0    160220   31/03/1998   23474    510D              BGA/SMD REWORK & REPAIR STATION
 61     95595     0    160220   31/03/1998   23509    CA35510391        BROADBAND TEST SYSTEM HP
 61     95736     0    160220   30/04/1998   23510    B011992           LOGIC ANALYZER TEKTRONIX
 60     95967     0    160220   31/10/1998   23516    802311616         LCD PROJECTOR SHARP XG-NV3XU
 60     96497     0    160220   31/10/1998   23517    802311625         LCD PROJECTOR SHARP XG-NV3XU
 61     95819     0    160220   31/05/1998   23518    US37006077        DATA ACQUISITION SWITCH
 61     95820     0    160220   31/05/1998   23519    US37005963        DATA ACQUISITION SWITCH
 61     95818     0    160220   31/05/1998   23534    B010554           RF SIGNAL LEVEL METER RFM151 SIGNAL SCOUT
 61     95984     0    160220   30/06/1998   23558    B011149           OSCILLOSCOPE TEKTRONICS TDS784C
 61     95986     0    160220   30/06/1998   23560    B011463           DIFFERENTIAL PROBE TEKTRONIX P6247
 63     95797     0    160308   31/05/1998   23570    XB8070R6BBV       POWERMAC CPU 0956 DEAN ANDERSON
 63     95798     0    160422   31/05/1998   23573    XB8070MNBBV       POWERMAC CPU0956 PETE ORLEBEKE
 60     95730     0    160329   30/04/1998   23581    S010086634D       DIGITAL CAMCORDER
 61     95768     0    160220   31/05/1998   23598    90031000          LAN NETWORK GROUP
 61     96306     0    160220   30/09/1998   23622    US38060359        PROTOTYPE ANALYZER HP 16505A
 61     95957     0    160220   30/06/1998   23624    7046300           FLUKE HYDRA BUCKET 2635A-1MB

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
T-BERD PCM ANALYZER                                          $    28,214.34        $   (21,499.77)        $     6,714.57
OSCILLOSCOPE TEKTRONIX                                       $    23,176.18        $   (23,176.18)        $            -
UPGRADE TEST SET SWITCHES (@ JABIL BEDFORD(                  $     3,859.87        $    (2,943.87)        $       916.00
TEST SET MATRIX OIU6 / QOIU6 (@ JABIL BEDFORD)               $    89,090.77        $   (89,090.77)        $            -
FITL OIU UPGRADE TO RF RETURN OIU49/79 T.S.# 1577            $    55,622.70        $   (16,555.45)        $    39,067.25
TEST SET FITL OIU AM/VSB (@ JABIL BEDFORD)                   $   119,588.76        $   (91,121.01)        $    28,467.75
CH CARD TEST SET #1565 (@JABIL FLORIDA)                      $    31,002.79        $   (23,622.37)        $     7,380.42
TEST SET MATRIX NCC (Cal# 1704)                              $    63,072.80        $   (63,072.80)        $            -
TEST SET MATRIX NPC (CAL# 1701)                              $    55,862.91        $   (55,862.91)        $            -
TEST SET #1702 MATRIX DPU (@JABIL FLORIDA)                   $    64,345.57        $   (64,345.57)        $            -
ICT Fixture 41-002-02                                        $     3,950.12        $    (3,014.70)        $       935.42
ICT FIXTURE 41-002-01 (@ JABIL BEDFORD)                      $     4,018.65        $    (3,067.08)        $       951.57
ICT FIXTURE 41-050-08 OIU6 (@JABIL BEDFORD)                  $     2,267.81        $    (2,267.81)        $            -
LOGIC ANALYZER HP 16500C                                     $    50,717.93        $   (38,645.76)        $    12,072.17
UPGRADE TO OMU90 T.S#1566 (TAG 23374 SAP 71376)              $    97,060.26        $   (28,886.76)        $    68,173.50
TEST SET SERVICES 1 OMU (CAL# 1566)                          $    43,184.27        $   (43,184.27)        $            -
MDX MODULAR DIGITAL EXCHANGE                                 $    25,122.24        $   (25,122.24)        $            -
SCIENSCOPE MICROSCOPE                                        $     3,411.89        $    (3,411.89)        $            -
BENCHTOP SMT RELOW OVEN                                      $    10,236.25        $   (10,236.25)        $            -
TRILITHIC TUNABLE FILTER                                     $     6,654.31        $    (5,073.06)        $     1,581.25
COMMUNICATION ANALYZER FIREBERD ME6000 MODEL 40540           $    10,923.87        $    (8,327.45)        $     2,596.42
LOGIC ANALYZER HP                                            $    28,009.77        $   (21,344.27)        $     6,665.50
LOGIC ANALYZER HP                                            $    28,009.77        $   (21,344.27)        $     6,665.50
MODULAR DIGITAL EXCHANGE                                     $    25,249.42        $   (19,243.10)        $     6,006.32
DIGITAL SCOPE TEKTRONIX                                      $    22,331.84        $   (17,020.27)        $     5,311.57
DIGITAL SCOPE TEKTRONIX                                      $    22,331.84        $   (17,020.27)        $     5,311.57
PCM TEST SET - WG-PCM-4                                      $    34,653.95        $   (26,407.03)        $     8,246.92
AUTOMATED SMT ASSEMBLY STATION                               $    59,131.52        $   (45,055.52)        $    14,076.00
BGA/SMD REWORK & REPAIR STATION                              $    44,124.11        $   (33,621.44)        $    10,502.67
BGA/SMD REWORK & REPAIR STATION                              $    44,124.11        $   (33,621.44)        $    10,502.67
BROADBAND TEST SYSTEM HP                                     $   122,473.60        $   (93,317.18)        $    29,156.42
LOGIC ANALYZER TEKTRONIX                                     $    27,741.20        $   (21,141.53)        $     6,599.67
LCD PROJECTOR SHARP XG-NV3XU                                 $     8,347.28        $    (4,454.36)        $     3,892.92
LCD PROJECTOR SHARP XG-NV3XU                                 $     8,347.28        $    (4,454.36)        $     3,892.92
DATA ACQUISITION SWITCH                                      $     4,183.89        $    (3,189.72)        $       994.17
DATA ACQUISITION SWITCH                                      $     4,183.86        $    (3,189.69)        $       994.17
RF SIGNAL LEVEL METER RFM151 SIGNAL SCOUT                    $     2,552.96        $    (1,947.89)        $       605.07
OSCILLOSCOPE TEKTRONICS TDS784C                              $    45,784.29        $   (34,886.87)        $    10,897.42
DIFFERENTIAL PROBE TEKTRONIX P6247                           $     1,540.07        $    (1,179.00)        $       361.07
POWERMAC CPU 0956 DEAN ANDERSON                              $     2,347.55        $    (2,299.63)        $        47.92
POWERMAC CPU0956 PETE ORLEBEKE                               $     2,347.55        $    (2,299.63)        $        47.92
DIGITAL CAMCORDER                                            $     4,468.01        $    (2,384.76)        $     2,083.25
LAN NETWORK GROUP                                            $    31,731.31        $   (24,182.14)        $     7,549.17
PROTOTYPE ANALYZER HP 16505A                                 $    39,508.24        $   (30,108.17)        $     9,400.07
FLUKE HYDRA BUCKET 2635A-1MB                                 $     5,177.49        $    (3,947.17)        $     1,230.32

                                                                         6 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------
 61     95816     0    160220   31/05/1998   23628    US34511007        HP LOGIC ANALYZER HP/16500B
 61     95764     0    160331   31/05/1998   23646    NONE              DISC*S SYSTEM
 61     95997     0    160220   30/06/1998   23648    703963            IN-CIRCUIT EMULATOR MODEL 700-07508-00
 61     96042     0    160220   30/06/1998   23649    703962            IN-CIRCUIT EMULATOR
 61     96043     0    160220   30/06/1998   23650    703961            IN-CIRCUIT EMULATOR 700-07508-00
 61     95962     0    160220   30/06/1998   23651    2420A00305        HP4945A TIMS TEST EQMT
 61     95766     0    160220   31/05/1998   23652    1003              BROADCOM ADSL/VDSL DEVELOPMENT SYSTEM PCBD
 61     95767     0    160220   31/05/1998   23653    1004              BROADCOM ADSL/VDSL DEVELOPMENT SYSTEM PCBD
 61     95773     0    160220   31/05/1998   23654    US34005395        FUNCTION GENERATOR HP 33120A
 61     95772     0    160220   31/05/1998   23655    9751-0061         DYNALOAD DLF-400-50-250
 61     95835     0    160220   31/05/1998   23687    NONE              MOPIER HP 5si
 63     96835     0    160331   31/12/1998   23759    FW80201115        ULTRA 10 MODEL 300 ULTRASPARC LII PROCESSOR
 63     96837     0    160331   31/12/1998   23768    9805KH4424        MONITOR - SUN SYSTEM
 61     96315     0    160220   30/09/1998   23787    5983214           REDCOM SHELF
 63     96843     0    160220   31/12/1998   23788    9811KH1215        SUN 21" MONITOR
 61     96316     0    160220   30/09/1998   23790    9396010           REDCOM SWITCH
 61     96212     0    160220   31/07/1998   23820    US37470282        MOTOROLA MPC860/821/801 EMULATOR PROBE
 61     96213     0    160220   31/07/1998   23821    US37470283        MOTOROLA MPC860/821/801 EMULATOR PROBE
 61     96262     0    160220   31/08/1998   23831    2298164           ANALOG BULK CALL GENERATOR
 61     96263     0    160220   31/08/1998   23832    2298162           ANALOG BULK CALL GENERATOR
 61     96264     0    160220   31/08/1998   23833    1598099           ANALOG BULK CALL GENERATOR
 61     96265     0    160220   31/08/1998   23834    1598101           ANALOG BULK CALL GENERATOR
 61     100254    0    160220   30/09/1998   23840    H-11066           INSPECTION LENS / MANTIS HEAD
 61     100253    0    160220   30/09/1998   23851    MX1-22691         SOLDER/DESOLDER METCAL SYSTEM
 61     96381     0    160220   30/09/1998   23854    P2117             EMULATOR VISION NET ICE
 61     96382     0    160220   30/09/1998   23855    P2116             EMULATOR VISION NET ICE
 61     96145     0    160220   31/07/1998   23864    97DTU151          TELEPATH DATA TEST UNIT
 61     96273     0    160220   31/08/1998   23865    181               MATRIX TEST SET ASX-16C
 63     96260     0    160220   31/08/1998   23869    9810KH2205        MONITOR 21" SUN
 61     100918    0    160220   30/09/2000   23875                      UPGRADE SMARTBITS CARDS ASSET# 23875
 61     96760     0    160220   31/12/1998   23875    6358              SMARTBITS
 61     100939    0    160220   30/09/2000   23875                      ADD ATM SMARTCARDS TO ASSET# 23875
 61     100940    0    160220   30/09/2000   23875    6358, 6037, 635   ADD SMARTBITS CARDS TO ASSET# 23875
 61     96761     0    160220   31/12/1998   23876    6359              SMARTBITS
 61     96510     0    160220   31/10/1998   23877    B010473           OSCILLOSCOPE TDS784D
 61     96399     0    160220   30/09/1998   23880    8811 REV. A       SMARTBITS TESTER
 63     96200     0    160420   31/07/1998   23884    FW81720885        SUN ULTRA5 WKSTATION
 63     96201     0    160420   31/07/1998   23885    FW81619219        SUN ULTRA 5 WKSTATION
 61     96248     0    160220   31/08/1998   23886    6360              SMARTBITS 20 SLOT EXPANSION UNIT SMB-10
 61     96276     0    160220   31/08/1998   23887    8623              SMARTBITS SMB 2000
 61     96261     0    160220   31/08/1998   23899    2298167           BASIC RATE ISDN BULK CALL GENERATOR
 61     96149     0    160220   31/07/1998   23932    N95679            EMULATOR 80960CA
 61     96150     0    160220   31/07/1998   23933    N96696            EMULATOR 80960CF
 61     96151     0    160220   31/07/1998   23934    N93451            EMULATOR 80960CA
 61     96152     0    160220   31/07/1998   23935    N96512            EMULATOR 80960CA

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
HP LOGIC ANALYZER HP/16500B                                  $     8,412.11        $    (6,411.29)        $     2,000.82
DISC*S SYSTEM                                                $    25,452.20        $   (19,397.78)        $     6,054.42
IN-CIRCUIT EMULATOR MODEL 700-07508-00                       $    16,202.58        $   (12,347.01)        $     3,855.57
IN-CIRCUIT EMULATOR                                          $    16,202.58        $   (12,347.01)        $     3,855.57
IN-CIRCUIT EMULATOR 700-07508-00                             $    16,207.43        $   (12,352.43)        $     3,855.00
HP4945A TIMS TEST EQMT                                       $     5,489.86        $    (4,187.79)        $     1,302.07
BROADCOM ADSL/VDSL DEVELOPMENT SYSTEM PCBD                   $     9,745.05        $    (7,430.63)        $     2,314.42
BROADCOM ADSL/VDSL DEVELOPMENT SYSTEM PCBD                   $     9,745.03        $    (7,430.61)        $     2,314.42
FUNCTION GENERATOR HP 33120A                                 $     1,687.42        $    (1,292.60)        $       394.82
DYNALOAD DLF-400-50-250                                      $     2,018.78        $    (1,542.36)        $       476.42
MOPIER HP 5si                                                $     7,418.59        $    (5,652.92)        $     1,765.67
ULTRA 10 MODEL 300 ULTRASPARC LII PROCESSOR                  $     7,140.08        $    (6,993.83)        $       146.25
MONITOR - SUN SYSTEM                                         $     1,635.54        $    (1,603.04)        $        32.50
REDCOM SHELF                                                 $    20,785.79        $   (15,840.29)        $     4,945.50
SUN 21" MONITOR                                              $     1,635.51        $    (1,603.01)        $        32.50
REDCOM SWITCH                                                $    20,785.79        $   (15,840.29)        $     4,945.50
MOTOROLA MPC860/821/801 EMULATOR PROBE                       $     3,783.34        $    (2,886.92)        $       896.42
MOTOROLA MPC860/821/801 EMULATOR PROBE                       $     3,783.34        $    (2,886.92)        $       896.42
ANALOG BULK CALL GENERATOR                                   $    17,018.57        $   (12,970.25)        $     4,048.32
ANALOG BULK CALL GENERATOR                                   $    17,018.57        $   (12,970.25)        $     4,048.32
ANALOG BULK CALL GENERATOR                                   $    17,018.57        $   (12,970.25)        $     4,048.32
ANALOG BULK CALL GENERATOR                                   $    17,018.57        $   (12,970.25)        $     4,048.32
INSPECTION LENS / MANTIS HEAD                                $     2,874.21        $    (2,193.96)        $       680.25
SOLDER/DESOLDER METCAL SYSTEM                                $     1,888.80        $    (1,440.30)        $       448.50
EMULATOR VISION NET ICE                                      $    16,211.00        $   (12,352.00)        $     3,859.00
EMULATOR VISION NET ICE                                      $    16,210.98        $   (12,351.98)        $     3,859.00
TELEPATH DATA TEST UNIT                                      $     8,365.50        $    (6,378.18)        $     1,987.32
MATRIX TEST SET ASX-16C                                      $   116,810.59        $   (89,002.27)        $    27,808.32
MONITOR 21" SUN                                              $     1,706.17        $    (1,672.42)        $        33.75
UPGRADE SMARTBITS CARDS ASSET# 23875                         $    62,335.77        $   (27,459.95)        $    34,875.82
SMARTBITS                                                    $    27,169.77        $   (20,704.27)        $     6,465.50
ADD ATM SMARTCARDS TO ASSET# 23875                           $     9,734.38        $    (4,288.81)        $     5,445.57
ADD SMARTBITS CARDS TO ASSET# 23875                          $     6,675.66        $    (2,943.16)        $     3,732.50
SMARTBITS                                                    $    27,169.77        $   (20,704.27)        $     6,465.50
OSCILLOSCOPE TDS784D                                         $    29,331.43        $   (22,353.18)        $     6,978.25
SMARTBITS TESTER                                             $    47,744.02        $   (36,379.95)        $    11,364.07
SUN ULTRA5 WKSTATION                                         $     3,624.51        $    (3,549.51)        $        75.00
SUN ULTRA 5 WKSTATION                                        $     3,624.51        $    (3,549.51)        $        75.00
SMARTBITS 20 SLOT EXPANSION UNIT SMB-10                      $    20,833.46        $   (15,879.04)        $     4,954.42
SMARTBITS SMB 2000                                           $    64,984.02        $   (49,514.70)        $    15,469.32
BASIC RATE ISDN BULK CALL GENERATOR                          $    27,214.44        $   (20,736.44)        $     6,478.00
EMULATOR 80960CA                                             $    11,366.24        $    (8,661.57)        $     2,704.67
EMULATOR 80960CF                                             $    11,366.24        $    (8,661.57)        $     2,704.67
EMULATOR 80960CA                                             $    11,366.24        $    (8,661.57)        $     2,704.67
EMULATOR 80960CA                                             $    11,366.28        $    (8,661.61)        $     2,704.67

                                                                         7 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
------------------------------------------------------------------------------------------------------------------------
 61     100264    0    160220   30/09/1998   23936    2798193           BULK CALL GENERATOR AMERITEC
 61     100270    0    160220   30/09/1998   23938    B010209           DIGITIZING OSCILLOSCOPE TD5540D
 61     96562     0    160220   30/11/1998   23967    B010972           SIGNAL SCOUT
 61     96563     0    160220   30/11/1998   23968    B010981           SIGNAL SCOUT
 61     96400     0    160220   30/09/1998   23969    B012471           LOGIC ANALYZER TEKTRONIX
 62     97786     0    160220   31/05/1999   23970    9805KH1472        MONITOR 21" SUN MICROSYSTEMS
 61     101752    0    160220   28/02/2001   23978    7120937           FLUKE ONE TOUCH 10/100 NETWORK ASSISTANT UPGRADE
 61     96602     0    160220   30/11/1998   23979    7095823           FLUKE CABLE ANALYZER
 61     96603     0    160220   30/11/1998   23980    7095824           FLUKE CABLE ANALYZER
 61     96402     0    160220   30/09/1998   23986    9473              TS4 DYNASCOPE W/STEREO ZOOM
 50     75081     0    160140   30/09/1998   24075                      DISC*S CHANNEL CARD TEST SET
 50     75091     0    160140   30/09/1998   24076    CAL# 1569         DISC*S CHANNEL CARD TEST SET #1569
 50     75082     0    160140   30/09/1998   24077                      DISC*S CHANNEL CARD TEST SET (CAL# 1578)
 50     75083     0    160140   30/09/1998   24078                      DISC*S CHANNEL CARD TEST SET (CAL# 1584)
 50     75089     0    160140   30/09/1998   24079    CAL# 1568         DISC*S CHANNEL CARD TEST SET #1568
 50     75084     0    160140   30/09/1998   24080                      DISC*S CHANNEL CARD TEST SET (@ JABIL BEDFORD)
 50     75085     0    160140   30/09/1998   24081                      DISC*S CHANNEL CARD TEST SET (CAL# 1583)
 50     75090     0    160140   30/09/1998   24082    CAL# 1567         DISC*S CHANNEL CARD TEST SET (@JABIL BEDFORD)
 50     75086     0    160140   30/09/1998   24083                      DISC*S CHANNEL CARD TEST SET
 61     96605     0    160220   30/11/1998   24119    US38330227        RF SIGNAL GENERATOR
 61     96398     0    160220   30/09/1998   24120    US38300209        LOGIC ANALYZER HP 16700A MPC860
 61     96310     0    160220   30/09/1998   24131                      CISCO ISDN ROUTER
 61     100279    0    160220   30/11/1998   24134    Q10358            BEACON DEVELOPMENT TOOLS QED
 61     96604     0    160220   30/11/1998   24147    DB023747          OPTICAL ATTENUATOR
 50     75157     0    160140   30/11/1998   24148    1190006           REWORK STATION PACE MBT-250A
 50     75159     0    160220   30/11/1998   24150    1190048           REWORK STATION PACE MBT-250A
 50     75160     0    160220   30/11/1998   24151    1190044           REWORK STATION PACE MBT-250A
 61     96620     0    160220   30/11/1998   24157    59504741          MDX MODULE
 62     97979     0    160220   30/06/1999   24163    GN76J             DELL SERVER
 61     96821     0    160220   31/12/1998   24175    N3518             VNETSC-PP8-X VISION NET 683XX
 61     96820     0    160220   31/12/1998   24176    N3517             VNETSC-PP8-X VISION NET 683XX
 61     96822     0    160220   31/12/1998   24177    N3519             VNETSC-PP8-X VISION NET 683XX
 50     75268     0    160140   28/02/1999   24188    T.S.1625          TEST SET FOR CONFIGURATION
 61     96600     0    160220   30/11/1998   24203    B011460           RF ANALYZER (SIGNAL SCOUT)
 61     96501     0    160220   31/10/1998   24218    DCS9803522        SNIFFER PRO LAN ANALYZER
 61     96482     0    160331   31/10/1998   24248    11915736          REDCOM TELETRAFFIC GENERATOR
 61     96483     0    160331   31/10/1998   24249    6983221           REDCOM MDX CLASS 5
 61     96489     0    160331   31/10/1998   24253                      MESA 6 CABINET AND STOCK EQUIP
 61     96863     0    160220   30/12/1998   24257    2850J04984        ACTIVE PROBES FOR SPECTRUM ANALYZER
 61     96864     0    160220   30/12/1998   24258    2850J04986        ACTIVE PROBES FOR SPECTRUM ANALYZER
 61     96608     0    160220   30/11/1998   24259    DB005042          PRECISION VARIABLE ATTENUATORS VA6B505-SCL
 61     96862     0    160220   30/12/1998   24261    380A01371         SPECTRUM ANALYZER EMC RECEIVER
 61     96833     0    160220   31/12/1998   24273    9311              SMARTBITS PACKAGE
 61     97995     0    160220   30/06/1999   24277                      PC PII-300, BX CHIP SET
 61     96830     0    160220   31/12/1998   24279    B010211           OSCILLOSCOPE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
BULK CALL GENERATOR AMERITEC                                 $    33,176.66        $   (25,279.66)        $     7,897.00
DIGITIZING OSCILLOSCOPE TD5540D                              $    17,039.99        $   (12,988.42)        $     4,051.57
SIGNAL SCOUT                                                 $     2,619.65        $    (2,000.40)        $       619.25
SIGNAL SCOUT                                                 $     2,619.65        $    (2,000.40)        $       619.25
LOGIC ANALYZER TEKTRONIX                                     $    45,383.81        $   (34,581.14)        $    10,802.67
MONITOR 21" SUN MICROSYSTEMS                                 $     1,635.50        $    (1,635.50)        $            -
FLUKE ONE TOUCH 10/100 NETWORK ASSISTANT UPGRADE             $     3,038.54        $    (1,341.29)        $     1,697.25
FLUKE CABLE ANALYZER                                         $     2,322.06        $    (1,770.74)        $       551.32
FLUKE CABLE ANALYZER                                         $     2,322.06        $    (1,770.74)        $       551.32
TS4 DYNASCOPE W/STEREO ZOOM                                  $     8,665.00        $    (6,603.18)        $     2,061.82
DISC*S CHANNEL CARD TEST SET                                 $    37,532.19        $   (28,598.02)        $     8,934.17
DISC*S CHANNEL CARD TEST SET #1569                           $    37,524.68        $   (28,592.93)        $     8,931.75
DISC*S CHANNEL CARD TEST SET (CAL# 1578)                     $    37,532.19        $   (28,598.02)        $     8,934.17
DISC*S CHANNEL CARD TEST SET (CAL# 1584)                     $    37,532.19        $   (28,598.02)        $     8,934.17
DISC*S CHANNEL CARD TEST SET #1568                           $    37,524.70        $   (28,592.95)        $     8,931.75
DISC*S CHANNEL CARD TEST SET (@ JABIL BEDFORD)               $    37,532.19        $   (28,598.02)        $     8,934.17
DISC*S CHANNEL CARD TEST SET (CAL# 1583)                     $    37,509.57        $   (28,581.65)        $     8,927.92
DISC*S CHANNEL CARD TEST SET (@JABIL BEDFORD)                $    37,524.58        $   (28,592.83)        $     8,931.75
DISC*S CHANNEL CARD TEST SET                                 $    37,509.51        $   (28,581.59)        $     8,927.92
RF SIGNAL GENERATOR                                          $     7,685.80        $    (5,856.30)        $     1,829.50
LOGIC ANALYZER HP 16700A MPC860                              $    54,709.55        $   (41,684.88)        $    13,024.67
CISCO ISDN ROUTER                                            $     2,864.57        $    (2,186.75)        $       677.82
BEACON DEVELOPMENT TOOLS QED                                 $     9,737.09        $    (7,424.09)        $     2,313.00
OPTICAL ATTENUATOR                                           $     6,905.94        $    (5,264.69)        $     1,641.25
REWORK STATION PACE MBT-250A                                 $     1,544.40        $    (1,180.33)        $       364.07
REWORK STATION PACE MBT-250A                                 $     1,544.40        $    (1,180.33)        $       364.07
REWORK STATION PACE MBT-250A                                 $     1,544.40        $    (1,180.33)        $       364.07
MDX MODULE                                                   $    21,628.32        $   (16,480.82)        $     5,147.50
DELL SERVER                                                  $    12,828.90        $   (12,828.90)        $            -
VNETSC-PP8-X VISION NET 683XX                                $     7,006.01        $    (5,339.94)        $     1,666.07
VNETSC-PP8-X VISION NET 683XX                                $     7,006.01        $    (5,339.94)        $     1,666.07
VNETSC-PP8-X VISION NET 683XX                                $     7,008.12        $    (5,344.62)        $     1,663.50
TEST SET FOR CONFIGURATION                                   $    45,402.70        $   (28,110.78)        $    17,291.92
RF ANALYZER (SIGNAL SCOUT)                                   $     2,630.02        $    (2,005.35)        $       624.67
SNIFFER PRO LAN ANALYZER                                     $    19,896.04        $   (15,163.47)        $     4,732.57
REDCOM TELETRAFFIC GENERATOR                                 $    25,313.66        $   (19,291.59)        $     6,022.07
REDCOM MDX CLASS 5                                           $    21,516.55        $   (16,394.73)        $     5,121.82
MESA 6 CABINET AND STOCK EQUIP                               $   226,671.94        $  (172,704.44)        $    53,967.50
ACTIVE PROBES FOR SPECTRUM ANALYZER                          $     2,386.13        $    (1,820.06)        $       566.07
ACTIVE PROBES FOR SPECTRUM ANALYZER                          $     2,386.14        $    (1,820.07)        $       566.07
PRECISION VARIABLE ATTENUATORS VA6B505-SCL                   $     2,950.35        $    (2,251.53)        $       698.82
SPECTRUM ANALYZER EMC RECEIVER                               $    19,903.33        $   (15,168.33)        $     4,735.00
SMARTBITS PACKAGE                                            $    45,255.00        $   (34,481.25)        $    10,773.75
PC PII-300, BX CHIP SET                                      $     2,309.20        $    (1,347.70)        $       961.50
OSCILLOSCOPE                                                 $    18,402.50        $   (14,022.08)        $     4,380.42

                                                                         8 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------
 61     96832     0    160220   31/12/1998   24281    B010496           OSCILLOSCOPE
 61     96804     0    160220   31/12/1998   24283    2365M1059         MICROSCOPE
 61     96566     0    160309   30/11/1998   24286    5001176/NC00011   NCUBE VIDEO SERVER
 61     96564     0    160220   30/11/1998   24290    US38300202        EMULATOR MPC860 HP MOTOROLA 16700A
 60     96645     0    160220   30/11/1998   24293                      FURNITURE WORKBENCH WRIGHT LINE
 60     96646     0    160220   30/11/1998   24294                      FURNITURE WORKBENCH WRIGHT LINE
 60     96647     0    160220   30/11/1998   24295                      FURNITURE WORKBENCH WRIGHT LINE
 60     96648     0    160220   30/11/1998   24296                      FURNITURE WORKBENCH WRIGHT LINE
 61     96910     0    160220   28/02/1999   24303                      R96 SYSTEMS FOR R&D LAB
 61     96911     0    160220   28/02/1999   24304                      R96 SYSTEMS FOR R&D LAB
 61     96912     0    160220   28/02/1999   24305                      R96 SYSTEMS FOR R&D LAB
 61     96913     0    160220   28/02/1999   24306                      R96 SYSTEMS FOR R&D LAB
 63     96844     0    160420   31/12/1998   24314    FW83640476        ULTRA 10 WORKSTATION
 63     96845     0    160420   31/12/1998   24315    3651383-01        SUN 21" MONITOR
 63     96851     0    160422   31/12/1998   24317    FW82942844        ULTRA 5 WORKSTATION
 62     96853     0    160422   31/12/1998   24318    0131610-9746KE0   SUN 19" MONITOR
 63     96852     0    160420   31/12/1998   24320    FW82942846        ULTRA 5 WORKSTATION
 61     102468    0    160140   31/05/2001   24327                      XYLAN MODULES
 61     96865     0    160220   30/12/1998   24330    39273             IN CIRCUIT EMULATOR - SUPERTAP
 61     96866     0    160220   30/12/1998   24331    39044             IN CIRCUIT EMULATOR - SUPERTAP
 63     96940     0    160220   28/02/1999   24337    SFW84350385       PC SUN ULTRA 10 300MHZ
 62     96942     0    160220   28/02/1999   24367    S9838KN0894       MONITOR 21" SUN
 61     97586     0    160220   31/03/1999   24370    9527              SMARTBITS SMB-2000
 61     97580     0    160220   31/03/1999   24374    9652              SMARTBITS TESTER
 60     96890     0    160220   28/02/1999   24379    1005520           SONY DIGITAL VIDEO CAMERA
 61     100282    0    160220   31/03/1999   24380    QP003665          SUNSET ISDN SS400
 62     97585     0    160140   31/03/1999   24383    2365268           ZXPMS-ZX-1 MINI PMS ZOOM INTERFEROMETER
 61     100324    0    160220   31/03/1999   24388    Q10424            Q.E.D. SYSTEM
 62     97811     0    160331   31/05/1999   24390    9836KE2477        MONITOR 19" SUN
 63     97808     0    160331   31/05/1999   24391    FW85160288        PC SUN ULTRA SOLARIS
 50     75265     0    160140   28/02/1999   24418    T.S. 1589         TEST SET DISC*S FITL (PAR 1492A)
 50     75266     0    160140   28/02/1999   24419    T.S. 1586         TEST SET DISC*S FITL (@ JABIL MEMPHIS)
 50     75267     0    160140   28/02/1999   24420    T.S.1588          TEST SET DISC*S FITL
 50     76040     0    160140   30/09/2000   24420    NONE              UPGRADE SVC CTR TEST SET FOR FITL POWER NPC
 61     96918     0    160711   28/02/1999   24421    1125              CHASE BILOG ANTENNA
 61     96919     0    160711   28/02/1999   24422    1127              CHASE BILOG ANTENNA
 61     96932     0    160220   28/02/1999   24429    1.30211E+13       ATM EDGE SWITCH
 61     97636     0    160220   31/03/1999   24433    88                1262 MDS POWER EQUIPMENT
 61     97637     0    160220   31/03/1999   24434    60                MDS POWER EQUIPMENT
 61     97644     0    160220   31/03/1999   24436                      MDS SHELF / HDT CARDS
 61     97651     0    160220   31/03/1999   24437                      ONU EQUIPMENT
 61     97652     0    160220   31/03/1999   24438                      ONU EQUIPMENT
 61     97653     0    160220   31/03/1999   24438                      ONU EQUIPMENT
 61     97654     0    160220   31/03/1999   24440                      ONU EQUIPMENT
 61     97655     0    160220   31/03/1999   24441                      ONU EQUIPMENT

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
OSCILLOSCOPE                                                 $    18,402.50        $   (14,022.08)        $     4,380.42
MICROSCOPE                                                   $     7,647.86        $    (5,830.44)        $     1,817.42
NCUBE VIDEO SERVER                                           $    74,252.23        $   (56,576.23)        $    17,676.00
EMULATOR MPC860 HP MOTOROLA 16700A                           $    72,731.36        $   (55,419.79)        $    17,311.57
FURNITURE WORKBENCH WRIGHT LINE                              $     4,218.89        $    (2,251.07)        $     1,967.82
FURNITURE WORKBENCH WRIGHT LINE                              $     4,218.89        $    (2,251.07)        $     1,967.82
FURNITURE WORKBENCH WRIGHT LINE                              $     4,218.89        $    (2,251.07)        $     1,967.82
FURNITURE WORKBENCH WRIGHT LINE                              $     4,218.62        $    (2,250.80)        $     1,967.82
R96 SYSTEMS FOR R&D LAB                                      $     6,711.69        $    (4,156.12)        $     2,555.57
R96 SYSTEMS FOR R&D LAB                                      $     6,711.69        $    (4,156.12)        $     2,555.57
R96 SYSTEMS FOR R&D LAB                                      $     6,711.69        $    (4,156.12)        $     2,555.57
R96 SYSTEMS FOR R&D LAB                                      $     6,711.66        $    (4,156.09)        $     2,555.57
ULTRA 10 WORKSTATION                                         $     7,698.18        $    (7,538.61)        $       159.57
SUN 21" MONITOR                                              $     1,643.63        $    (1,610.31)        $        33.32
ULTRA 5 WORKSTATION                                          $     4,319.16        $    (4,229.59)        $        89.57
SUN 19" MONITOR                                              $     1,090.33        $    (1,090.33)        $            -
ULTRA 5 WORKSTATION                                          $     4,319.16        $    (4,229.59)        $        89.57
XYLAN MODULES                                                $    25,857.94        $    (7,696.77)        $    18,161.17
IN CIRCUIT EMULATOR - SUPERTAP                               $    22,137.13        $   (16,870.21)        $     5,266.92
IN CIRCUIT EMULATOR - SUPERTAP                               $    22,137.13        $   (16,870.21)        $     5,266.92
PC SUN ULTRA 10 300MHZ                                       $     5,841.17        $    (5,067.10)        $       774.07
MONITOR 21" SUN                                              $     1,460.30        $    (1,460.30)        $            -
SMARTBITS SMB-2000                                           $    19,843.63        $   (12,285.38)        $     7,558.25
SMARTBITS TESTER                                             $     9,201.25        $    (5,699.33)        $     3,501.92
SONY DIGITAL VIDEO CAMERA                                    $     3,029.92        $    (1,313.67)        $     1,716.25
SUNSET ISDN SS400                                            $     4,844.20        $    (3,005.45)        $     1,838.75
ZXPMS-ZX-1 MINI PMS ZOOM INTERFEROMETER                      $    37,276.82        $   (37,276.82)        $            -
Q.E.D. SYSTEM                                                $    13,525.84        $    (8,378.42)        $     5,147.42
MONITOR 19" SUN                                              $       827.71        $      (827.71)        $            -
PC SUN ULTRA SOLARIS                                         $     6,696.53        $    (5,471.21)        $     1,225.32
TEST SET DISC*S FITL (PAR 1492A)                             $    68,781.57        $   (42,579.40)        $    26,202.17
TEST SET DISC*S FITL (@ JABIL MEMPHIS)                       $    68,781.57        $   (42,579.40)        $    26,202.17
TEST SET DISC*S FITL                                         $    68,802.07        $   (42,593.65)        $    26,208.42
UPGRADE SVC CTR TEST SET FOR FITL POWER NPC                  $    28,785.13        $   (12,682.38)        $    16,102.75
CHASE BILOG ANTENNA                                          $     5,515.34        $    (3,415.02)        $     2,100.32
CHASE BILOG ANTENNA                                          $     5,515.34        $    (3,415.02)        $     2,100.32
ATM EDGE SWITCH                                              $    38,687.47        $   (23,951.55)        $    14,735.92
1262 MDS POWER EQUIPMENT                                     $     2,974.74        $    (1,841.67)        $     1,133.07
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00

                                                                         9 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     97656     0    160220   31/03/1999   24442                      ONU EQUIPMENT
 61     97658     0    160220   31/03/1999   24444                      ONU EQUIPMENT
 61     97638     0    160220   31/03/1999   24445    107               MDS POWER EQUIPMENT
 61     97639     0    160220   31/03/1999   24446    104               MDS POWER EQUIPMENT
 61     97645     0    160220   31/03/1999   24447                      MDS SHELF / HDT CARDS
 61     97646     0    160220   31/03/1999   24448                      MDS SHELF / HDT CARDS
 61     97647     0    160220   31/03/1999   24449                      MDS SHELF / HDT CARDS
 61     97648     0    160220   31/03/1999   24450                      MDS SHELF / HDT CARDS
 61     97649     0    160220   31/03/1999   24451                      MDS SHELF / HDT CARDS
 61     97650     0    160220   31/03/1999   24452                      MDS SHELF / HDT CARDS
 61     97640     0    160220   31/03/1999   24453    103               MDS POWER EQUIPMENT
 61     97641     0    160220   31/03/1999   24454    89                MDS POWER EQUIPMENT
 61     97659     0    160220   31/03/1999   24455                      ONU EQUIPMENT
 61     97660     0    160220   31/03/1999   24456                      ONU EQUIPMENT
 61     97661     0    160220   31/03/1999   24457                      ONU EQUIPMENT
 61     97662     0    160220   31/03/1999   24458                      ONU EQUIPMENT
 61     97842     0    160220   31/05/1999   24465    18990             DEVICE PROGRAMMER BP2200 FOUR SITE
 61     97844     0    160220   31/05/1999   24516    99824711          REDCOM SWITCH 40-LINE MDX SYSTEM
 61     97845     0    160220   31/05/1999   24517    99824781          RECOM SWITCH 40-LINE MDX SYSTEM
 50     75384     0    160140   31/03/1999   24544    NONE              BURN-IN CMC OIU
 61     97587     0    160220   31/03/1999   24545    90318039          DUAL FE RT BENCH SUITE
 50     75393     0    160140   31/03/1999   24546                      FITL TEST FIXTURE NPC/UPC
 50     75394     0    160140   31/03/1999   24547                      FITL TEST FIXTURE NPC/UPC
 50     75395     0    160140   31/03/1999   24548                      FITL TEST FIXTURE HDT
 50     75396     0    160140   31/03/1999   24549                      FITL TEST FIXTURE HDT
 50     75400     0    160140   31/03/1999   24550                      FITL POWER TEST SET MATRIX PLATFORM (CAL# 1706)
 61     100283    0    160220   31/05/1999   24557    BN010559          OSCILLOSCOPE TEKTRONIX TDS3054 DIGITIZING
 61     97774     0    160220   31/05/1999   24560    1B19941           SERVER LIVINGSTON PORTMASTER
 61     97848     0    160220   31/05/1999   24563    US38432392        NETWORK ANALYZER HP RF VECTOR
 61     97849     0    160220   31/05/1999   24564    3614A02104        CALIBRATION KIT N-75 HP
 50     75719     0    160140   25/02/2000   24568    NONE              CMC FITL OIU TEST SET UPGRADE (@JABIL FLORIDA)
 50     75455     0    160711   31/05/1999   24602    9012              VIDEO SYSTEM MICROSCOPE
 50     75456     0    160220   31/05/1999   24603    B010719           TEKTRONIX TD5540A MANAGER
 50     75453     0    160140   31/05/1999   24604    CAL TS1587        TEST SET FITL AM/VSB OIU (TS1587)
 50     75865     0    160140   26/05/2000   24604    CAL TS1587        UPGRADE FITL OIU TEST SET ASSET# 24604 (TS1587)
 50     75609     0    160140   30/09/1999   24605                      FUNCTIONAL TEST SET EDFA FIBERCAST (@JABIL BEDFORD
 61     97807     0    160220   31/05/1999   24606    B010810           OSCILLOSCOPE TEKTRONIX 4 CHANNEL TDS3054
 61     98045     0    160220   30/06/1999   24607    N4467             EST MPC860 EMULATORS FOR THE FIBERSTAR & 1075 PROJ
 61     98046     0    160220   30/06/1999   24608    N4468             EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ
 61     98047     0    160220   30/06/1999   24609    N4469             EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ
 61     98048     0    160220   30/06/1999   24610    N4470             EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ
 61     98049     0    160220   30/06/1999   24611    N4471             EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ
 61     98001     0    160220   30/06/1999   24615    315               MULTIPLE FREQ. SIGNAL GENERATOR PSX-6C
 61     99816     0    160220   31/03/2000   24616    1106250           SPECTROLINE EPROM ERASER PC-1100A
 61     98058     0    160220   30/06/1999   24618    19009             UNIVERSAL PROGRAMMER PF1200/144

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS SHELF / HDT CARDS                                        $     5,838.40        $    (3,618.48)        $     2,219.92
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
MDS POWER EQUIPMENT                                          $     2,974.74        $    (1,841.67)        $     1,133.07
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
DEVICE PROGRAMMER BP2200 FOUR SITE                           $    37,859.25        $   (22,088.50)        $    15,770.75
REDCOM SWITCH 40-LINE MDX SYSTEM                             $    26,966.71        $   (15,734.29)        $    11,232.42
RECOM SWITCH 40-LINE MDX SYSTEM                              $    26,966.69        $   (15,734.27)        $    11,232.42
BURN-IN CMC OIU                                              $    45,494.14        $   (28,167.82)        $    17,326.32
DUAL FE RT BENCH SUITE                                       $    59,537.50        $   (36,859.33)        $    22,678.17
FITL TEST FIXTURE NPC/UPC                                    $    17,141.69        $   (10,614.27)        $     6,527.42
FITL TEST FIXTURE NPC/UPC                                    $    17,141.69        $   (10,614.27)        $     6,527.42
FITL TEST FIXTURE HDT                                        $    17,141.69        $   (10,614.27)        $     6,527.42
FITL TEST FIXTURE HDT                                        $    17,141.41        $   (10,613.99)        $     6,527.42
FITL POWER TEST SET MATRIX PLATFORM (CAL# 1706)              $    27,849.53        $   (17,243.61)        $    10,605.92
OSCILLOSCOPE TEKTRONIX TDS3054 DIGITIZING                    $    10,061.84        $    (5,872.67)        $     4,189.17
SERVER LIVINGSTON PORTMASTER                                 $     3,319.55        $    (1,939.63)        $     1,379.92
NETWORK ANALYZER HP RF VECTOR                                $    46,121.79        $   (26,906.37)        $    19,215.42
CALIBRATION KIT N-75 HP                                      $     2,274.63        $    (1,328.21)        $       946.42
CMC FITL OIU TEST SET UPGRADE (@JABIL FLORIDA)               $    13,638.99        $    (8,282.92)        $     5,356.07
VIDEO SYSTEM MICROSCOPE                                      $     4,763.47        $    (2,782.72)        $     1,980.75
TEKTRONIX TD5540A MANAGER                                    $     5,061.19        $    (2,956.52)        $     2,104.67
TEST SET FITL AM/VSB OIU (TS1587)                            $    76,367.21        $   (44,551.39)        $    31,815.82
UPGRADE FITL OIU TEST SET ASSET# 24604 (TS1587)              $    36,212.65        $   (15,952.83)        $    20,259.82
FUNCTIONAL TEST SET EDFA FIBERCAST (@JABIL BEDFORD           $    75,385.51        $   (43,979.01)        $    31,406.50
OSCILLOSCOPE TEKTRONIX 4 CHANNEL TDS3054                     $    10,819.59        $    (6,313.42)        $     4,506.17
EST MPC860 EMULATORS FOR THE FIBERSTAR & 1075 PROJ           $     7,039.22        $    (4,109.05)        $     2,930.17
EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ            $     7,039.22        $    (4,109.05)        $     2,930.17
EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ            $     7,039.22        $    (4,109.05)        $     2,930.17
EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ            $     7,039.22        $    (4,109.05)        $     2,930.17
EST MPC860 EMULATOR FOR THE FIBERSTAR & 1075 PROJ            $     7,039.26        $    (4,109.09)        $     2,930.17
MULTIPLE FREQ. SIGNAL GENERATOR PSX-6C                       $    16,177.97        $    (9,440.65)        $     6,737.32
SPECTROLINE EPROM ERASER PC-1100A                            $     2,113.63        $    (1,283.81)        $       829.82
UNIVERSAL PROGRAMMER PF1200/144                              $     7,251.49        $    (4,230.82)        $     3,020.67

                                                                        10 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
------------------------------------------------------------------------------------------------------------------
 61     98115     0    160711   30/07/1999   24635    AJHJ-T1790026     COMMUNICATIONS ANALYZER
 61     98052     0    160220   30/06/1999   24636    BO32678           DIGITIZING OSCILLOSCOPE TDS784D
 61     98116     0    160220   30/07/1999   24637    B010308           DSO MODULE MODEL#TLA7D2
 61     97780     0    160331   31/05/1999   24638    7983297           REDCOM TELETRAFFIC GENERATOR
 61     97782     0    160331   31/05/1999   24641                      MESA 6 CABINET SYSTEM & INTERNAL EQUIPMENT
 60     97852     0    160309   31/05/1999   24650    91002009A         LCD PROJECTOR LT100 XGA
 61     97864     0    160220   31/05/1999   24653    5091              SMARTBITS TEST SET 2000+
 61     100717    0    160220   31/08/2000   24653                      AT-9015 & AT-9045 ATM SMARTCARDS
 61     98010     0    160220   30/06/1999   24654    4993540           REDCOM CLASS 5 SWITCH
 61     98011     0    160220   30/06/1999   24655    4993539           REDCOM CLASS 5 SWITCH
 61     97789     0    160220   31/05/1999   24656                      AT&T ROLLING CABINETS FOR DEMO ROOM
 61     97790     0    160220   31/05/1999   24657                      AT&T ROLLING CABINET FOR DEMO ROOM
 63     97792     0    160220   31/05/1999   24658    4529              SERVER HP KAYAK
 61     97846     0    160220   31/05/1999   24667    1190034           FIREBERD 6000A COMMUNICATIONS ANALYZER
 50     75959     0    160140   31/07/2000   24668    NONE              DTU1 TEST SET #1592 (@ JABIL FLORIDA)
 50     75879     0    160140   26/05/2000   24669    CAL TS1710        TEST SET FITL POWER #1 NPC2 (TS# 1710)
 50     75880     0    160140   26/05/2000   24670    CAL TS1711        TEST SET FITL POWER #2 NPC2 (TS1711)
 50     76041     0    160140   30/09/2000   24670    CAL TS1711        UPGRADE MATRIX NPC TEST SET (TS1711)
 50     75881     0    160140   26/05/2000   24671    NONE              FITL SYSTEM TEST AT CMC (CAL#1589)
 50     75882     0    160140   26/05/2000   24672    NONE              FITL SYSTEM TEST AT CMC (CAL# 1589)
 61     98117     0    160220   30/07/1999   24673    B011561           DIGITAL PHOSPHOR OSCILLOSCOPE
 50     75867     0    160140   26/05/2000   24675    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75868     0    160140   26/05/2000   24676    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75869     0    160140   26/05/2000   24677    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75870     0    160140   26/05/2000   24678    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75871     0    160140   26/05/2000   24679    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75872     0    160140   26/05/2000   24680    NONE              BURN-IN EXPANSION NPC AT CMC
 50     75873     0    160140   26/05/2000   24682    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75874     0    160140   26/05/2000   24682    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75875     0    160140   26/05/2000   24683    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75876     0    160140   26/05/2000   24684    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75877     0    160140   26/05/2000   24685    NONE              BURN-IN EXPANSION DTU AT CMC
 50     75878     0    160140   26/05/2000   24686    NONE              BURN-IN EXPANSION DTU AT CMC
 61     98126     0    160220   30/07/1999   24688    3916A03095        1.8 GHZ CABLE TV ANALYZER
 50     75863     0    160140   26/05/2000   24689    NONE              BURN-IN FITL NPC
 50     75864     0    160140   26/05/2000   24690    NONE              BURN-IN FITL OIU4X
 61     98826     0    160220   30/09/1999   24691    B013220           RF SIGNAL SCOUT ANALYZER TEKTRONIX RFM151
 61     98827     0    160220   30/09/1999   24692    112712            RIFOCS POWER METER 555B
 61     98825     0    160220   30/09/1999   24697    US38440492        HP RF SIGNAL GENERATOR E4400B
 61     98128     0    160220   30/07/1999   24715    3849U03298        LOW COST SIGNAL GENERATOR
 61     98118     0    160220   30/07/1999   24719    UT9906108MAX      UTI CURVE TRACER
 61     100287    0    160220   30/06/1999   24726    D00881            SDH MULTIPLEXER 800101
 61     100288    0    160220   30/06/1999   24727    D00317            SDH MULTIPLEXER 800101
 61     100289    0    160220   30/06/1999   24728    D00995            SDH MULTIPLEXER 800101
 61     100290    0    160220   30/06/1999   24729    D00876            SDH MULTIPLEXER 800101

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
COMMUNICATIONS ANALYZER                                      $    16,722.80        $    (9,756.38)        $     6,966.42
DIGITIZING OSCILLOSCOPE TDS784D                              $    36,980.38        $   (21,573.13)        $    15,407.25
DSO MODULE MODEL#TLA7D2                                      $    16,237.50        $    (9,472.83)        $     6,764.67
REDCOM TELETRAFFIC GENERATOR                                 $    25,319.04        $   (14,774.54)        $    10,544.50
MESA 6 CABINET SYSTEM & INTERNAL EQUIPMENT                   $    50,283.65        $   (29,334.33)        $    20,949.32
LCD PROJECTOR LT100 XGA                                      $     7,181.31        $    (2,936.74)        $     4,244.57
SMARTBITS TEST SET 2000+                                     $    44,366.28        $   (25,885.03)        $    18,481.25
AT-9015 & AT-9045 ATM SMARTCARDS                             $     7,856.30        $    (3,463.38)        $     4,392.92
REDCOM CLASS 5 SWITCH                                        $    20,860.86        $   (12,173.79)        $     8,687.07
REDCOM CLASS 5 SWITCH                                        $    20,860.86        $   (12,173.79)        $     8,687.07
AT&T ROLLING CABINETS FOR DEMO ROOM                          $     4,399.91        $    (2,569.84)        $     1,830.07
AT&T ROLLING CABINET FOR DEMO ROOM                           $     4,399.90        $    (2,569.83)        $     1,830.07
SERVER HP KAYAK                                              $     6,640.24        $    (5,428.49)        $     1,211.75
FIREBERD 6000A COMMUNICATIONS ANALYZER                       $    24,766.90        $   (14,451.33)        $    10,315.57
DTU1 TEST SET #1592 (@ JABIL FLORIDA)                        $    11,562.11        $    (5,093.79)        $     6,468.32
TEST SET FITL POWER #1 NPC2 (TS# 1710)                       $    34,029.06        $   (14,991.24)        $    19,037.82
TEST SET FITL POWER #2 NPC2 (TS1711)                         $    32,031.71        $   (14,109.04)        $    17,922.67
UPGRADE MATRIX NPC TEST SET (TS1711)                         $     3,941.15        $    (1,738.15)        $     2,203.00
FITL SYSTEM TEST AT CMC (CAL#1589)                           $    23,226.86        $   (10,233.94)        $    12,992.92
FITL SYSTEM TEST AT CMC (CAL# 1589)                          $    23,226.50        $   (10,233.58)        $    12,992.92
DIGITAL PHOSPHOR OSCILLOSCOPE                                $    11,950.81        $    (6,974.14)        $     4,976.67
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION NPC AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,805.03        $    (2,118.78)        $     2,686.25
BURN-IN EXPANSION DTU AT CMC                                 $     4,827.73        $    (2,127.23)        $     2,700.50
1.8 GHZ CABLE TV ANALYZER                                    $    16,184.74        $    (9,445.99)        $     6,738.75
BURN-IN FITL NPC                                             $     1,843.98        $      (813.98)        $     1,030.00
BURN-IN FITL OIU4X                                           $     1,843.96        $      (813.96)        $     1,030.00
RF SIGNAL SCOUT ANALYZER TEKTRONIX RFM151                    $     2,751.24        $    (1,610.07)        $     1,141.17
RIFOCS POWER METER 555B                                      $       861.64        $      (505.97)        $       355.67
HP RF SIGNAL GENERATOR E4400B                                $     7,995.65        $    (4,667.40)        $     3,328.25
LOW COST SIGNAL GENERATOR                                    $    12,311.12        $    (7,183.20)        $     5,127.92
UTI CURVE TRACER                                             $    59,537.90        $   (34,733.73)        $    24,804.17
SDH MULTIPLEXER 800101                                       $    10,039.99        $    (5,861.07)        $     4,178.92
SDH MULTIPLEXER 800101                                       $    10,039.99        $    (5,861.07)        $     4,178.92
SDH MULTIPLEXER 800101                                       $    10,039.99        $    (5,861.07)        $     4,178.92
SDH MULTIPLEXER 800101                                       $    10,039.90        $    (5,860.98)        $     4,178.92

                                                                        11 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
 61     99365     0    160220   31/12/1999   24738    US91700838        NETSERVER LH4
 62     103027    0    160220   31/12/2001   24738                      UPGRADE MEMORY & DISK SPACE TO EDC SERVER
 63     99366     0    160220   31/12/1999   24739    1064781           DLT70 SURESTORE
 63     99367     0    160220   31/12/1999   24742    50991CA0024       PANASONIC SCANNER KV-52055W
 61     98004     0    160220   30/06/1999   24749    9915260           TRILITHIC FILTER
 61     98002     0    160220   30/06/1999   24750    ACP03150061       CMTS UBR7223
 61     98051     0    160220   30/06/1999   24754    N4507             EST EMULATOR MPC860
 62     98038     0    160501   30/06/1999   24755    Z6136019          WEBER LASER PRINTER 105SE
 61     98085     0    160331   30/06/1999   24763    MT94580           OTDR OPTICAL TIME DOMAIN REFL
 61     98086     0    160331   30/06/1999   24765    MT94480           OTDR OPTICAL TIME DOMAIN REFL
 61     98824     0    160220   30/09/1999   24858    6.00149E+14       LASER TRANSMITTER MRTL5 AM/VSB
 60     98773     0    160220   30/09/1999   24860    77691058          TOSHIBA PROJECTOR 510A
 61     100293    0    160220   30/09/1999   24862    1041              PROTOCOL ANALYZER OPTICAL TO ELECTRICAL CONVERTER
 61     98777     0    160220   30/09/1999   24863    13725             TTC COMMUNICATIONS ANALYZER 310-P3S
 61     98791     0    160220   30/09/1999   24864    N5000             VISION NET MPC860 CONTROLLER
 61     98792     0    160220   30/09/1999   24865    N5001             VISION NET MPC860 CONTROLLER
 61     98793     0    160220   30/09/1999   24866    N5002             VISION NET MPC860 CONTROLER
 61     98794     0    160220   30/09/1999   24867    N5003             VISION NET MPC860 CONTROLLER
 63     100351    0    160220   30/06/2000   24869    FW93120117        SUN ULTRA SPARC10 WORKSTATION - BRADY PAMPLIN
 61     98786     0    160220   30/09/1999   24871    149584            ATM GENERATOR/ANALYZER AX/4000
 61     99096     0    160220   29/10/1999   24872    13774             COMMUNICATION ANALYZER TBERD DS3
 61     98828     0    160220   30/09/1999   24873    CC047850          PROGRAMMABLE OPTICAL ATTENUATOR JDS FITEL
 61     98236     0    160220   27/08/1999   24889    31203991665       PORTABLE DIGITAL LIGHTWAVE TEST SET
 61     98229     0    160220   27/08/1999   24894    154               MASS FUSION SPLICER T-63
 61     98230     0    160220   27/08/1999   24895    FSFGSERC4612N3    FUSION SPLICER ROTARY CHUCK T-35SE
 62     98234     0    160420   27/08/1999   24896    FW92420079        PC SUN ULTRA 5 WORKSTATION
 62     98235     0    160420   27/08/1999   24897    9922KN3135        SUN MONITOR 19"
 50     75510     0    160140   27/08/1999   24901                      MUX FOR HASS SYSTEM TEST SET
 62     98244     0    160420   27/08/1999   24907    FW91610682        PC SUN ULTRA 10 WORKSTATION
 50     75509     0    160711   27/08/1999   24913    2499534           BULK CALL GENERATOR
 63     98255     0    160220   27/08/1999   24914    SFW85160142       PC SUN ULTRA 10 WORKSTATION
 63     98256     0    160220   27/08/1999   24915    SFW85160456       PC SUN ULTRA 10 WORKSTATION
 62     98257     0    160220   27/08/1999   24916    9925KN3416        MONITOR SUN 21" X7121A
 62     98258     0    160220   27/08/1999   24917    9925K3415         MONITOR SUN 21" X7121A
 50     75512     0    160122   27/08/1999   24918    NONE              DISC*S TEST SET UPGRADES AT ADTRAN
 50     75513     0    160122   27/08/1999   24919    NONE              ISDN SCU131 TEST SYSTEM FOR ADTRAN
 60     100828    0    160711   31/08/2000   24980    NONE              ANTHRO BLACK CART
 60     103453    0    160220   30/06/2002   24981    NONE              RACK SHELF 42U WITH HARDWARE EQUIPMENT
 60     103454    0    160220   30/06/2002   24982    NONE              RACK SHELF 22U WITH HARDWARE EQUIPMENT
 60     103455    0    160220   30/06/2002   24997    NONE              RACK SHELF 22U WITH HARDWARE EQUIPMENT
 61     100145    0    160220   30/09/1999   25000    99303788          ATM SWITCH ASX-200BX
 61     101156    0    160220   31/10/2000   25002                      SUPERVISORY SYSTEM JC08SSL14
 61     101174    0    160220   31/10/2000   25004                      SUPERVISORY SYSTEM JC08SSL14
 50     76881     0    160140   31/03/2002   25010    CAL TS1709        UPGRADE FITL ADSL OIU94/95 FUNCT. TEST SOL. TS1709
 50     76993     0    160140   31/08/2002   25010    CAL TS1709        UPGRADE FITL ADSL OIU94/95 FUNC TEST SOLN TS# 1709

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
NETSERVER LH4                                                $    27,884.06        $   (16,268.06)        $    11,616.00
UPGRADE MEMORY & DISK SPACE TO EDC SERVER                    $     3,593.90        $    (2,495.73)        $     1,098.17
DLT70 SURESTORE                                              $     7,041.68        $    (5,754.61)        $     1,287.07
PANASONIC SCANNER KV-52055W                                  $     8,300.43        $    (6,784.36)        $     1,516.07
TRILITHIC FILTER                                             $     7,030.56        $    (4,104.81)        $     2,925.75
CMTS UBR7223                                                 $    40,910.43        $   (23,869.01)        $    17,041.42
EST EMULATOR MPC860                                          $     6,362.38        $    (3,713.63)        $     2,648.75
WEBER LASER PRINTER 105SE                                    $     3,309.57        $    (3,309.57)        $            -
OTDR OPTICAL TIME DOMAIN REFL                                $    22,479.05        $   (13,115.73)        $     9,363.32
OTDR OPTICAL TIME DOMAIN REFL                                $    22,479.05        $   (13,115.73)        $     9,363.32
LASER TRANSMITTER MRTL5 AM/VSB                               $     3,787.74        $    (2,213.92)        $     1,573.82
TOSHIBA PROJECTOR 510A                                       $     5,081.07        $    (2,080.00)        $     3,001.07
PROTOCOL ANALYZER OPTICAL TO ELECTRICAL CONVERTER            $     8,910.06        $    (5,200.64)        $     3,709.42
TTC COMMUNICATIONS ANALYZER 310-P3S                          $    25,509.81        $   (14,885.06)        $    10,624.75
VISION NET MPC860 CONTROLLER                                 $    10,125.99        $    (5,909.07)        $     4,216.92
VISION NET MPC860 CONTROLLER                                 $    10,125.99        $    (5,909.07)        $     4,216.92
VISION NET MPC860 CONTROLER                                  $    10,125.99        $    (5,909.07)        $     4,216.92
VISION NET MPC860 CONTROLLER                                 $    10,125.93        $    (5,909.01)        $     4,216.92
SUN ULTRA SPARC10 WORKSTATION - BRADY PAMPLIN                $     6,836.14        $    (4,218.14)        $     2,618.00
ATM GENERATOR/ANALYZER AX/4000                               $    66,104.63        $   (38,562.63)        $    27,542.00
COMMUNICATION ANALYZER TBERD DS3                             $    29,816.47        $   (17,395.47)        $    12,421.00
PROGRAMMABLE OPTICAL ATTENUATOR JDS FITEL                    $     5,931.15        $    (3,462.83)        $     2,468.32
PORTABLE DIGITAL LIGHTWAVE TEST SET                          $    36,534.38        $   (21,315.38)        $    15,219.00
MASS FUSION SPLICER T-63                                     $    45,527.24        $   (26,558.24)        $    18,969.00
FUSION SPLICER ROTARY CHUCK T-35SE                           $    37,887.50        $   (22,104.08)        $    15,783.42
PC SUN ULTRA 5 WORKSTATION                                   $     2,601.33        $    (2,601.33)        $            -
SUN MONITOR 19"                                              $       769.58        $      (769.58)        $            -
MUX FOR HASS SYSTEM TEST SET                                 $    32,296.40        $   (18,841.90)        $    13,454.50
PC SUN ULTRA 10 WORKSTATION                                  $     4,294.30        $    (4,294.30)        $            -
BULK CALL GENERATOR                                          $    28,648.09        $   (16,714.67)        $    11,933.42
PC SUN ULTRA 10 WORKSTATION                                  $     5,289.67        $    (4,320.85)        $       968.82
PC SUN ULTRA 10 WORKSTATION                                  $     5,289.67        $    (4,320.85)        $       968.82
MONITOR SUN 21" X7121A                                       $     1,460.80        $    (1,460.80)        $            -
MONITOR SUN 21" X7121A                                       $     1,460.81        $    (1,460.81)        $            -
DISC*S TEST SET UPGRADES AT ADTRAN                           $    11,033.33        $    (6,441.26)        $     4,592.07
ISDN SCU131 TEST SYSTEM FOR ADTRAN                           $    14,695.46        $    (8,575.46)        $     6,120.00
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
RACK SHELF 42U WITH HARDWARE EQUIPMENT                       $     5,192.80        $    (2,812.73)        $     2,380.07
RACK SHELF 22U WITH HARDWARE EQUIPMENT                       $     5,255.55        $    (2,847.55)        $     2,408.00
RACK SHELF 22U WITH HARDWARE EQUIPMENT                       $     5,255.55        $    (2,847.55)        $     2,408.00
ATM SWITCH ASX-200BX                                         $     6,690.90        $    (3,903.58)        $     2,787.32
SUPERVISORY SYSTEM JC08SSL14                                 $     2,689.49        $    (1,188.07)        $     1,501.42
SUPERVISORY SYSTEM JC08SSL14                                 $     2,812.71        $    (1,240.21)        $     1,572.50
UPGRADE FITL ADSL OIU94/95 FUNCT. TEST SOL. TS1709           $   103,782.17        $   (30,890.25)        $    72,891.92
UPGRADE FITL ADSL OIU94/95 FUNC TEST SOLN TS# 1709           $    62,106.66        $    (9,612.59)        $    52,494.07

                                                                        12 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     75610     0    160140   30/09/1999   25010    CAL TS1709        TEST SET FITL AM/VSB OIU (TS1709)
 50     75862     0    160140   26/05/2000   25010    CAL TS1709        UPGRADE FITL AM/VSB TEST SET ASSET# 25010 (TS1709)
 50     75858     0    160140   26/05/2000   25010    CAL TS1709        UPGRADE FITL AM/VSB OIU TEST SET ASSET25010 TS1709
 63     100364    0    160220   30/06/2000   25043    4REXQ             DELL SERVER POWER EDGE 6300
 60     98775     0    160220   30/09/1999   25096    SB580-10329       SMART BOARD 580
 60     98776     0    160220   30/09/1999   25121    SB580-10328       SMART BOARD 580
 60     98774     0    160220   30/09/1999   25122    89692305          TOSHIBA PROJECTOR 510A
 50     75611     0    160140   30/09/1999   25124                      CMC ICT FIXTURE OIU72
 50     75608     0    160140   30/09/1999   25125                      CMC ICT FIXTURE DCU301A
 61     98901     0    160220   30/09/1999   25132    K839              AMPLIFIED NOICE MODULE NC1107A
 63     103620    0    160220   31/05/2001   25133    US93300619        HP NETSERVER LH/4 (TODD HERMAN 7/2002 - QUALITY)
 61     101158    0    160220   31/10/2000   25146                      MDS SHELF 41-050-51
 61     101159    0    160220   31/10/2000   25147                      MDS SHELF 41-050-51
 61     101160    0    160220   31/10/2000   25148                      MDS SHELF 41-050-51
 61     101147    0    160220   31/10/2000   25160                      MDS SHELVES 41-050-51
 61     101149    0    160220   31/10/2000   25162    2006980           MDS SHELVES 41-050-51
 61     101161    0    160220   31/10/2000   25163                      MDS SHELF 41-050-51
 61     101162    0    160220   31/10/2000   25164                      MDS SHELF
 61     101163    0    160220   31/10/2000   25165                      MDS SHELF 41-050-51
 61     101176    0    160220   31/10/2000   25166                      MDS SHELF 41-050-51
 61     101177    0    160220   31/10/2000   25167                      MDS SHELF 41-050-51
 61     101178    0    160220   31/10/2000   25168                      MDS SHELF 41-050-51
 61     101179    0    160220   31/10/2000   25169                      MDS SHELF 41-050-51
 61     101180    0    160220   31/10/2000   25170                      MDS SHELF 41-050-51
 61     101164    0    160220   31/10/2000   25171                      MDS SHELF 41-050-51
 61     101165    0    160220   31/10/2000   25172                      MDS SHELF 41-050-51
 61     99304     0    160220   26/11/1999   25173    NONE              SYSTEL SUPERVISORY SYSTEM
 62     100303    0    160220   31/12/1999   25212    9937KN0914        SUN MONITOR
 63     100306    0    160220   31/12/1999   25213    FW93530153        SUN PC ULTRA 10
 63     100307    0    160220   31/12/1999   25214    FW93530001        SUN PC ULTRA 10
 62     100305    0    160220   31/12/1999   25216    9937KN0907        SUN MONITOR
 61     100308    0    160220   31/12/1999   25217    636H32E2          SUN SERVER E450
 63     98995     0    160220   29/10/1999   25235    ESA8C02973        HP DESIGNJET 1050C PLOTTER
 63     98994     0    160220   29/10/1999   25236                      HP DESIGNJET 1050C PLOTTER
 63     98999     0    160220   29/10/1999   25237    22921             HP NETSERVER LH/4 HP D6973A
 61     100025    0    160220   26/05/2000   25239    N4872             VISION NET MPC860 EMULATOR
 61     100174    0    160220   29/10/1999   25242    790652            SUPERTAP EMULATOR 850
 61     100175    0    160220   29/10/1999   25243    790651            SUPERTAP EMULATOR 850
 61     100152    0    160220   29/10/1999   25244    790574            SUPERTAP EMULATOR 860
 61     100153    0    160220   29/10/1999   25245    149683            AX/4000 BROADBAND TEST SYSTEM
 61     100168    0    160220   29/10/1999   25246    P2850             MPC 850 BDM DEBUGGER
 61     100167    0    160220   29/10/1999   25248    P2849             MPC 850 BDM DEBUGGER
 61     100172    0    160220   29/10/1999   25249    41953             SUPERTAP EMULATOR 68302
 61     100173    0    160220   29/10/1999   25250    37053             SUPERTAP EMULATOR 68302
 61     100170    0    160220   29/10/1999   25251    P2852             MPC 850 BDM DEBUGGER

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TEST SET FITL AM/VSB OIU (TS1709)                            $    98,957.78        $   (57,727.36)        $    41,230.42
UPGRADE FITL AM/VSB TEST SET ASSET# 25010 (TS1709)           $    42,387.62        $   (18,672.30)        $    23,715.32
UPGRADE FITL AM/VSB OIU TEST SET ASSET25010 TS1709           $    29,528.33        $   (13,009.41)        $    16,518.92
DELL SERVER POWER EDGE 6300                                  $    12,937.17        $    (7,979.85)        $     4,957.32
SMART BOARD 580                                              $     1,785.23        $      (731.66)        $     1,053.57
SMART BOARD 580                                              $     1,785.24        $      (731.67)        $     1,053.57
TOSHIBA PROJECTOR 510A                                       $     5,081.07        $    (2,080.00)        $     3,001.07
CMC ICT FIXTURE OIU72                                        $     6,495.00        $    (3,789.33)        $     2,705.67
CMC ICT FIXTURE DCU301A                                      $     6,495.00        $    (3,789.33)        $     2,705.67
AMPLIFIED NOICE MODULE NC1107A                               $     1,613.00        $      (943.75)        $       669.25
HP NETSERVER LH/4 (TODD HERMAN 7/2002 - QUALITY)             $    54,626.00        $   (16,388.50)        $    38,237.50
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELVES 41-050-51                                        $     4,866.06        $    (2,145.06)        $     2,721.00
MDS SHELVES 41-050-51                                        $     4,866.06        $    (2,145.06)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF                                                    $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,867.39        $    (2,146.39)        $     2,721.00
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
MDS SHELF 41-050-51                                          $     4,862.56        $    (2,142.99)        $     2,719.57
SYSTEL SUPERVISORY SYSTEM                                    $     8,288.62        $    (4,839.87)        $     3,448.75
SUN MONITOR                                                  $     1,459.85        $    (1,459.85)        $            -
SUN PC ULTRA 10                                              $     7,237.79        $    (5,872.22)        $     1,365.57
SUN PC ULTRA 10                                              $     7,237.79        $    (5,872.22)        $     1,365.57
SUN MONITOR                                                  $     1,459.85        $    (1,459.85)        $            -
SUN SERVER E450                                              $    22,152.16        $   (12,926.41)        $     9,225.75
HP DESIGNJET 1050C PLOTTER                                   $     8,573.93        $    (7,003.36)        $     1,570.57
HP DESIGNJET 1050C PLOTTER                                   $     8,573.95        $    (7,003.38)        $     1,570.57
HP NETSERVER LH/4 HP D6973A                                  $    32,703.41        $   (26,710.99)        $     5,992.42
VISION NET MPC860 EMULATOR                                   $     6,331.62        $    (2,790.55)        $     3,541.07
SUPERTAP EMULATOR 850                                        $    29,141.52        $   (17,002.52)        $    12,139.00
SUPERTAP EMULATOR 850                                        $    29,141.50        $   (17,002.50)        $    12,139.00
SUPERTAP EMULATOR 860                                        $    27,303.97        $   (15,931.55)        $    11,372.42
AX/4000 BROADBAND TEST SYSTEM                                $    72,365.13        $   (42,214.63)        $    30,150.50
MPC 850 BDM DEBUGGER                                         $     6,765.63        $    (3,949.71)        $     2,815.92
MPC 850 BDM DEBUGGER                                         $     6,765.63        $    (3,949.71)        $     2,815.92
SUPERTAP EMULATOR 68302                                      $    20,935.88        $   (12,214.63)        $     8,721.25
SUPERTAP EMULATOR 68302                                      $    20,935.88        $   (12,214.63)        $     8,721.25
MPC 850 BDM DEBUGGER                                         $     6,765.63        $    (3,949.71)        $     2,815.92

                                                                        13 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
---------------------------------------------------------------------------------------------------------------------
 61     100169    0    160220   29/10/1999   25252    P2851             MPC 850 BDM DEBUGGER
 62     99408     0    160220   31/12/1999   25253    9941-990028-004   AIRFLOW TEMP MONITOR ATM-24
 50     75886     0    160140   26/05/2000   25254    NONE              TEST SET COPPER RACK SYSTEM (AT MSE, ALA.)
 61     99314     0    160220   26/11/1999   25256    42754             AMC NETROM NR540
 61     99255     0    160220   26/11/1999   25288    70964             LASER TRANSMITTER MAXLINK
 61     99254     0    160220   26/11/1999   25289    406961 & 109910   PLATFORM & POWER SUPPLY FOR LASER TRANSMITTER
 63     100365    0    160220   30/06/2000   25303    4MZAV             DELL SERVER POWER EDGE 6300
 63     100770    0    160220   31/08/2000   25303                      18.2 gig SCSI HARD DRIVE
 61     99312     0    160220   26/11/1999   25304    43557             AMC NETROM NR540
 61     99311     0    160220   26/11/1999   25305    43555             AMC NETROM NR540
 61     99310     0    160220   26/11/1999   25306    43558             AMC NETROM NR540
 61     99313     0    160220   26/11/1999   25311    40970             AMC NETROM NR540
 61     99504     0    160711   25/02/2000   25333    15042             EMISSIONS SCANNER EMSCAM 2.3
 61     99918     0    160220   31/03/2000   25334    D930CP41A052      CPQ PROLIANT 6500R SERVER
 62     104070    0    160220   25/02/2000   25347    9171RB1K9TA9      MONITOR 21" P1110 ULTRASCAN
 61     99389     0    160220   31/12/1999   25353    BC001046          VARIABLE OPTICAL ATTENUATOR
 61     99401     0    160711   31/12/1999   25355                      HALT ENVIRONMENTAL CHAMBER IN RELIABILITY LAB
 50     75659     0    160140   31/12/1999   25357    NONE              ICT FIXTURE QCU60B - DOVATRON
 62     99396     0    160501   31/12/1999   25361    26147197          WEBER LABEL MAKER PRINTER
 50     75724     0    160140   25/02/2000   25370    NONE              ENU SYSTEM TEST SET
 63     99368     0    160220   31/12/1999   25371    50982CA0154       PANASONIC SCANNER KV-52055W
 61     100189    0    160220   25/02/2000   25396    N5837             EST BDM EMULATORS (GLENEAGLES)
 61     100190    0    160220   25/02/2000   25397    N5838             EST BDM EMULATOR (GLENEAGLES)
 63     99594     0    160220   25/02/2000   25399    CYE05             DELL POWEREDGE 1300 SERVER
 61     101717    0    160220   28/02/2001   25402    2602BM9490047     COBALT RAQ2 NETWORK
 61     101723    0    160220   28/02/2001   25408    9912-348551       BLACK BOX SERVSWITCH AFFINITY 2X8
 61     101724    0    160220   28/02/2001   25409    9912-331272       BLACK BOX SERVSWITCH AFFINITY 2X8
 61     101725    0    160220   28/02/2001   25410    9912-331274       BLACK BOX SERVSWITCH AFFINITY 2X8
 61     101726    0    160220   28/02/2001   25411    SG93801938        HP PROCURVE SWITCH 8000M
 61     101727    0    160220   28/02/2001   25412    SG92201926        HP PROCURVE SWITCH 8000M
 60     101716    0    160220   28/02/2001   25415    00408C3B247D      AXIS 200+ NETWORK CAMERA
 61     101739    0    160220   28/02/2001   25428    3C02AM9510387     COBALT RAQ3i NETWORK SERVER
 61     101740    0    160220   28/02/2001   25429    2602BM9490797     COBALT RAQ2 NETWORK
 61     101741    0    160220   28/02/2001   25430    3C02AM9500257     COBALT RAQ3i NETWORK SERVER
 61     100191    0    160220   25/02/2000   25434    N5877             BDM EMULATOR VISION NET (GLENEAGLES)
 61     100322    0    160220   25/02/2000   25435    N5878             BDM EMULATOR VISION NET (GLENEAGLES)
 61     99475     0    160220   25/02/2000   25479    149716            AX/4000 BROADBAND TEST SYSTEM
 61     100375    0    160220   30/06/2000   25479    401311-02491      ATM VER II GENERATOR/ANALYZER
 61     101746    0    160220   28/02/2001   25479    401311-02722      AX/4000 155Mbps ATM GENERATOR/ANALYZER MODULE Vr.2
 61     101744    0    160220   28/02/2001   25479    401311-03378      AX/4000 10/100Mb ETHERNET GENERATOR/ANALYZER MODUL
 61     101745    0    160220   28/02/2001   25479    401311-03388      AX/4000 10/100Mb ETHERNET GENERATOR/ANALYZER MODUL
 61     101750    0    160220   28/02/2001   25479    400326-00204      AX/4000 UTOPIA LEVEL 2 INTERFACE MODULE
 61     100376    0    160220   30/06/2000   25479    400308A-00203     DS1/ATM MONITOR INTERFACE 4000308A FOR AX4000
 61     101747    0    160220   28/02/2001   25479    401324-00344      AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE
 61     101748    0    160220   28/02/2001   25479    401324-00345      AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
MPC 850 BDM DEBUGGER                                         $     6,765.63        $    (3,949.71)        $     2,815.92
AIRFLOW TEMP MONITOR ATM-24                                  $    13,379.70        $   (13,379.70)        $            -
TEST SET COPPER RACK SYSTEM (AT MSE, ALA.)                   $     8,402.41        $    (3,703.99)        $     4,698.42
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
LASER TRANSMITTER MAXLINK                                    $    29,928.11        $   (17,460.44)        $    12,467.67
PLATFORM & POWER SUPPLY FOR LASER TRANSMITTER                $     2,815.99        $    (1,646.07)        $     1,169.92
DELL SERVER POWER EDGE 6300                                  $    12,937.14        $    (7,979.82)        $     4,957.32
18.2 gig SCSI HARD DRIVE                                     $     1,011.06        $      (626.49)        $       384.57
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
AMC NETROM NR540                                             $    10,092.09        $    (5,889.27)        $     4,202.82
EMISSIONS SCANNER EMSCAM 2.3                                 $    18,943.75        $   (11,504.83)        $     7,438.92
CPQ PROLIANT 6500R SERVER                                    $    25,646.60        $   (15,571.93)        $    10,074.67
MONITOR 21" P1110 ULTRASCAN                                  $       999.27        $      (999.27)        $            -
VARIABLE OPTICAL ATTENUATOR                                  $     3,328.69        $    (1,943.37)        $     1,385.32
HALT ENVIRONMENTAL CHAMBER IN RELIABILITY LAB                $   126,813.42        $   (73,979.67)        $    52,833.75
ICT FIXTURE QCU60B - DOVATRON                                $     8,634.02        $    (5,039.85)        $     3,594.17
WEBER LABEL MAKER PRINTER                                    $     3,069.97        $    (3,069.97)        $            -
ENU SYSTEM TEST SET                                          $    41,963.27        $   (25,479.35)        $    16,483.92
PANASONIC SCANNER KV-52055W                                  $     8,063.31        $    (6,588.24)        $     1,475.07
EST BDM EMULATORS (GLENEAGLES)                               $     6,332.63        $    (3,847.56)        $     2,485.07
EST BDM EMULATOR (GLENEAGLES)                                $     6,332.62        $    (3,847.55)        $     2,485.07
DELL POWEREDGE 1300 SERVER                                   $     6,394.15        $    (5,436.23)        $       957.92
COBALT RAQ2 NETWORK                                          $     1,808.22        $      (798.30)        $     1,009.92
BLACK BOX SERVSWITCH AFFINITY 2X8                            $     3,225.41        $    (1,421.34)        $     1,804.07
BLACK BOX SERVSWITCH AFFINITY 2X8                            $     3,225.41        $    (1,421.34)        $     1,804.07
BLACK BOX SERVSWITCH AFFINITY 2X8                            $     3,225.41        $    (1,421.34)        $     1,804.07
HP PROCURVE SWITCH 8000M                                     $     6,431.15        $    (2,833.23)        $     3,597.92
HP PROCURVE SWITCH 8000M                                     $     6,440.98        $    (2,839.23)        $     3,601.75
AXIS 200+ NETWORK CAMERA                                     $       899.18        $      (277.68)        $       621.50
COBALT RAQ3i NETWORK SERVER                                  $     2,590.07        $    (1,143.50)        $     1,446.57
COBALT RAQ2 NETWORK                                          $     1,827.73        $      (806.56)        $     1,021.17
COBALT RAQ3i NETWORK SERVER                                  $     2,599.83        $    (1,146.83)        $     1,453.00
BDM EMULATOR VISION NET (GLENEAGLES)                         $     6,332.63        $    (3,847.56)        $     2,485.07
BDM EMULATOR VISION NET (GLENEAGLES)                         $     6,332.62        $    (3,847.55)        $     2,485.07
AX/4000 BROADBAND TEST SYSTEM                                $   114,799.13        $   (69,700.81)        $    45,098.32
ATM VER II GENERATOR/ANALYZER                                $    16,779.22        $    (7,394.05)        $     9,385.17
AX/4000 155Mbps ATM GENERATOR/ANALYZER MODULE Vr.2           $    15,770.74        $    (6,946.99)        $     8,823.75
AX/4000 10/100Mb ETHERNET GENERATOR/ANALYZER MODUL           $    13,230.25        $    (5,831.33)        $     7,398.92
AX/4000 10/100Mb ETHERNET GENERATOR/ANALYZER MODUL           $    13,230.25        $    (5,831.33)        $     7,398.92
AX/4000 UTOPIA LEVEL 2 INTERFACE MODULE                      $    10,278.63        $    (4,529.56)        $     5,749.07
DS1/ATM MONITOR INTERFACE 4000308A FOR AX4000                $     3,463.53        $    (1,526.28)        $     1,937.25
AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE           $     2,951.63        $    (1,300.81)        $     1,650.82
AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE           $     2,951.63        $    (1,300.81)        $     1,650.82

                                                                        14 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     101749    0    160220   28/02/2001   25479    400302-01578      AX/4000 DS-3 INTERFACE MODULE
 50     75721     0    160140   25/02/2000   25544    NONE              ICT FIXTURE HIU (41-050-21) (@JABIL BEDFORD)
 50     75722     0    160140   25/02/2000   25545    NONE              ICT FIXTURE QEIU2 (4105019B) (@JABIL BEDFORD)
 50     75723     0    160140   25/02/2000   25546    NONE              ICT FIXTURE EIU2 (41-050-20) (@JABIL BEDFORD)
 50     75718     0    160140   25/02/2000   25547    NONE              DCU20 FIXTURE FOR HP79000
 50     76163     0    160140   31/12/2000   25549                      BOUNDARY SCAN JTAG TEST AND PROGRAMMING SYSTEM
 50     75716     0    160140   25/02/2000   25550    NONE              DISC*S/FITL TEST SET (CAL# 1591) @ JABIL BEDFORD
 50     75717     0    160140   25/02/2000   25551    NONE              DISC*S/FITL TEST SET (CAL# 1590)
 62     100084    0    160220   26/05/2000   25562    1S3GW00400093     PROJECTOR INFOCUS LP400
 50     76502     0    160140   30/06/2001   25571    NONE              ADAPTERS FOR OMNI 8300 CONFIG TEST SET #1628
 61     100654    0    160220   31/08/2000   25621    23345             BP-1200/84 PROGRAMMER W/48 PIN DIP SOCKET MODULE
 61     100382    0    160220   30/06/2000   25622    23354             BP1200/84 PROGRAMMER
 50     75861     0    160220   26/05/2000   25625    NONE              QUADTECH MEGOHMMETER 1867-9700
 61     100777    0    160220   31/08/2000   25642    4.2011E+13        REDBACK CONTROL ENGINE W/ FLASH MEM (CE3-1K-128MB)
 61     100778    0    160220   31/08/2000   25643    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     100779    0    160220   31/08/2000   25644    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     100780    0    160220   31/08/2000   25645    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     100781    0    160220   31/08/2000   25646    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     100782    0    160220   31/08/2000   25647    5.03103E+12       REDBACK ETHERNET 2x10/100 BaseT CARD
 61     101728    0    160220   28/02/2001   25648                      APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S
 61     101729    0    160220   28/02/2001   25649                      APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S
 61     101730    0    160220   28/02/2001   25650                      APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S
 61     101731    0    160220   28/02/2001   25651                      APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S
 61     101732    0    160220   28/02/2001   25652                      BLACK BOX: 84" CABINET BLACK W 16-OU
 61     101733    0    160220   28/02/2001   25653                      BLACK BOX: 84" CABINET BLACK W 16-OU
 61     101735    0    160220   28/02/2001   25654                      COBALT RAQ2 NETWORK
 61     101736    0    160220   28/02/2001   25655                      COBALT RAQ2 NETWORK
 61     101737    0    160220   28/02/2001   25656                      COBALT RAQ2 NETWORK
 61     101738    0    160220   28/02/2001   25657                      COBALT RAQ2 NETWORK
 63     100105    0    160329   26/05/2000   25659                      POWERMAC G4 COMPUTER SYSTEM (ANDY CUMMINGS)
 61     100158    0    160220   31/03/2000   25713    99325558          ES3810 FORERUNNER ETHERNET SWITCH W/NWK MGMT MODUL
 61     100159    0    160711   31/03/2000   25714    99280051          NETWORK MGMT MODULE SWITCH FOR ES3810
 61     100157    0    160220   31/03/2000   25715    99275321          ES-3810/08MX ETHERNET SWITCH
 61     99919     0    160220   31/03/2000   25720    081-454-04        HAEFELEY LIGHTNING SURGE TEST SYSTEM
 61     99920     0    160711   31/03/2000   25721    B055619           TEKTRONICS OSCILLOSCOPE TDS220
 61     99921     0    160711   31/03/2000   25722    3916A03248        CABLE TV ANALYZER MODEL 8591C
 61     99922     0    160711   31/03/2000   25723    US39270609        RF SIGNAL GENERATOR CAL# 3467
 61     99923     0    160711   31/03/2000   25724    US39340614        RF SIGNAL GENERATOR CAL# 3468
 61     99934     0    160220   31/03/2000   25728                      MATRIX SYSTEM FOR SW DEVELOPMENT
 61     100919    0    160220   30/09/2000   25728                      MATRIX SYS FOR SW DEVELOPMENT
 61     99935     0    160220   31/03/2000   25729                      MATRIX SYSTEM FOR SW DEVELOPMENT
 61     100920    0    160220   30/09/2000   25729                      MATRIX SYS FOR SW DEVELOPMENT
 61     99936     0    160220   31/03/2000   25730                      MATRIX SYSTEM FOR SW DEVELOPMENT
 61     100921    0    160220   30/09/2000   25730                      MATRIX SYS FOR SW DEVELOPMENT
 61     99937     0    160220   31/03/2000   25731                      MATRIX SYSTEM FOR SW DEVELOPMENT

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
AX/4000 DS-3 INTERFACE MODULE                                $     2,951.63        $    (1,300.81)        $     1,650.82
ICT FIXTURE HIU (41-050-21) (@JABIL BEDFORD)                 $     2,340.52        $    (1,422.95)        $       917.57
ICT FIXTURE QEIU2 (4105019B) (@JABIL BEDFORD)                $     5,442.19        $    (3,307.02)        $     2,135.17
ICT FIXTURE EIU2 (41-050-20) (@JABIL BEDFORD)                $     3,185.02        $    (1,934.45)        $     1,250.57
DCU20 FIXTURE FOR HP79000                                    $    30,000.00        $   (18,215.18)        $    11,784.82
BOUNDARY SCAN JTAG TEST AND PROGRAMMING SYSTEM               $    53,237.24        $   (23,453.07)        $    29,784.17
DISC*S/FITL TEST SET (CAL# 1591) @ JABIL BEDFORD             $    25,622.57        $   (15,559.15)        $    10,063.42
DISC*S/FITL TEST SET (CAL# 1590)                             $    25,622.42        $   (15,560.00)        $    10,062.42
PROJECTOR INFOCUS LP400                                      $     2,922.73        $    (2,720.66)        $       202.07
ADAPTERS FOR OMNI 8300 CONFIG TEST SET #1628                 $    48,005.43        $   (14,287.93)        $    33,717.50
BP-1200/84 PROGRAMMER W/48 PIN DIP SOCKET MODULE             $     6,706.09        $    (2,957.52)        $     3,748.57
BP1200/84 PROGRAMMER                                         $     6,706.09        $    (2,957.52)        $     3,748.57
QUADTECH MEGOHMMETER 1867-9700                               $     2,167.73        $      (955.56)        $     1,212.17
REDBACK CONTROL ENGINE W/ FLASH MEM (CE3-1K-128MB)           $    11,947.97        $    (5,263.72)        $     6,684.25
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
REDBACK ETHERNET 2x10/100 BaseT CARD                         $     4,418.39        $    (1,950.07)        $     2,468.32
APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S            $     2,717.13        $    (1,198.06)        $     1,519.07
APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S            $     2,717.13        $    (1,198.06)        $     1,519.07
APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S            $     2,717.13        $    (1,198.06)        $     1,519.07
APC SMART UPS 2200 RACKMOUNT W/ POWERCHUTE PLUS S            $     2,717.13        $    (1,198.06)        $     1,519.07
BLACK BOX: 84" CABINET BLACK W 16-OU                         $     1,563.79        $      (690.47)        $       873.32
BLACK BOX: 84" CABINET BLACK W 16-OU                         $     1,563.79        $      (690.47)        $       873.32
COBALT RAQ2 NETWORK                                          $     1,817.92        $      (801.60)        $     1,016.32
COBALT RAQ2 NETWORK                                          $     1,827.73        $      (806.56)        $     1,021.17
COBALT RAQ2 NETWORK                                          $     1,827.73        $      (806.56)        $     1,021.17
COBALT RAQ2 NETWORK                                          $     1,827.73        $      (806.56)        $     1,021.17
POWERMAC G4 COMPUTER SYSTEM (ANDY CUMMINGS)                  $     6,614.01        $    (4,079.76)        $     2,534.25
ES3810 FORERUNNER ETHERNET SWITCH W/NWK MGMT MODUL           $     7,803.94        $    (4,740.37)        $     3,063.57
NETWORK MGMT MODULE SWITCH FOR ES3810                        $     2,294.16        $    (1,394.49)        $       899.67
ES-3810/08MX ETHERNET SWITCH                                 $     2,512.77        $    (1,527.20)        $       985.57
HAEFELEY LIGHTNING SURGE TEST SYSTEM                         $    80,410.15        $   (48,823.48)        $    31,586.67
TEKTRONICS OSCILLOSCOPE TDS220                               $     2,142.93        $    (1,304.01)        $       838.92
CABLE TV ANALYZER MODEL 8591C                                $    19,840.84        $   (12,047.59)        $     7,793.25
RF SIGNAL GENERATOR CAL# 3467                                $     9,199.93        $    (5,588.01)        $     3,611.92
RF SIGNAL GENERATOR CAL# 3468                                $     9,199.93        $    (5,588.01)        $     3,611.92
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.28        $   (17,072.53)        $    11,041.75
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.28        $   (17,072.53)        $    11,041.75
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.28        $   (17,072.53)        $    11,041.75
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.28        $   (17,072.53)        $    11,041.75

                                                                        15 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     100922    0    160220   30/09/2000   25731                      MATRIX SYS FOR SW DEVELOPMENT
 61     99938     0    160220   31/03/2000   25732                      MATRIX SYSTEM FOR SW DEVELOPMENT
 61     100923    0    160220   30/09/2000   25732                      MATRIX SYS FOR SW DEVELOPMENT
 61     99945     0    160220   31/03/2000   25739                      HDD SYSTEMS FOR SW LAB
 61     99933     0    160220   31/03/2000   25741    149700            AX/4000 BROADBAND TEST SYSTEM
 61     100897    0    160220   30/09/2000   25741    149700            UPGRADE AX/4000 BROADBAND TEST SYSTEM ASSET# 25741
 61     100894    0    160220   30/09/2000   25742    B011244           O/E CONVERTER
 61     100026    0    160220   26/05/2000   25743    N4873             VISION NET MPC860
 61     100412    0    160711   30/06/2000   25744    24069             BIDDLE DIELECTRIC TESTER
 61     100416    0    160220   30/06/2000   25760    7231              SMARTBITS 2000 MAINFRAME W/ATM SMARTCARDS DS3
 61     100417    0    160220   30/06/2000   25761    17061             SMARTBITS 10 W/CARDS
 61     100418    0    160220   30/06/2000   25762    17062             SMARTBITS 10 W/CARDS
 61     100043    0    160220   30/06/2000   25763    AS0119            ADVANCED NETWORK TESTER ANT-20
 61     100784    0    160220   31/08/2000   25763    K-0037            JITTER METER
 61     100783    0    160220   31/08/2000   25763    K-0037            JITTER GENERATOR
 50     76495     0    160140   30/06/2001   25765    NONE              HCU30 FUNCTIONAL TEST FIXTURE
 50     76032     0    160140   30/09/2000   25766    SN389             QEIU FUNCTIONAL TEST SET
 50     75883     0    160140   26/05/2000   25767    SN384             HIU FUNCTIONAL TEST FIXTURE FOR USE WITH HP7900
 50     75884     0    160140   26/05/2000   25769    SN380             EIU2 FUNCTIONAL TEST FIXTURE FOR USE WITH HP7900
 50     76505     0    160140   30/06/2001   25770    CAL TS1716        MX BOIU52 / QOIU51 FUNCTIONAL TEST SET (TS1716)
 50     76505     1    160140   31/03/2002   25770    CAL TS1716        MX BOIU52 / QOIU51 FUNCTIONAL TEST SET (TS1716)
 61     100369    0    160220   30/06/2000   25804    804591            AMC NETROM NR540 / N54-SIMM-90A
 61     100370    0    160220   30/06/2000   25805    804592            AMC NETROM NR540 / N54-SIMM-90A
 61     100371    0    160220   30/06/2000   25806    804596            AMC NETROM NR540 / N54-SIMM-90A
 61     100372    0    160220   30/06/2000   25807    804593            AMC NETROM NR540 / N54-SIMM-90A
 61     100373    0    160220   30/06/2000   25808    804595            AMC NETROM NR540 / N54-SIMM-90A
 61     100374    0    160220   30/06/2000   25809    804594            AMC NETROM NR540 / N54-SIMM-90A
 61     103034    0    160220   31/12/2001   25810                      MDS SHELF FOR FTTH NEBS TEST BEDS
 61     103035    0    160220   31/12/2001   25811                      MDS SHELF FOR FTTH NEBS TEST BEDS
 61     103036    0    160220   31/12/2001   25812                      COMMON SHELF FOR FTTH NEBS TEST BEDS
 61     103037    0    160220   31/12/2001   25813                      COMMON SHELF FOR FTTH NEBS TEST BEDS
 61     100359    0    160220   30/06/2000   25814    936H21FA          SUN DISK ARRAY - STOREDGE D1000
 61     100357    0    160220   30/06/2000   25815    5.01537E+11       SUN SERVER ENTERPRISE 3500
 61     100360    0    160220   30/06/2000   25816    936H21FB          SUN DISK ARRAY - STOREDGE D1000
 61     100358    0    160220   30/06/2000   25817    932AA12245        SUN TAPE BACKUP UNIT L1000
 61     100653    0    160220   31/08/2000   25818    021H2132          SUN DISK ARRAY FOR ENTERPRISE SERVERS
 61     100414    0    160220   30/06/2000   25829    N6482             VISION NET EST EMULATORS
 61     100413    0    160220   30/06/2000   25830    N6481             VISION NET EST EMULATOR
 61     100415    0    160220   30/06/2000   25831    N6483             VISON NET EST EMULATORS
 61     100543    0    160220   31/07/2000   25832    N6518             VisionsNET EMULATORS W/CLICK & TORNADO
 61     100546    0    160220   31/07/2000   25833    N6521             VisionsNET EMULATORS W/CLICK & TORNADO
 61     100544    0    160220   31/07/2000   25834    N6519             VisionsNET EMULATORS W/CLICK & TORNADO
 61     100545    0    160220   31/07/2000   25835    N6520             VisionsNET EMULATORS W/CLICK & TORNADO
 61     102165    0    160220   31/03/2001   25838    3002760           RACK MOUNT PC (PLEX WRITER MCC3500)
 50     76489     0    160140   30/06/2001   25845    NONE              AU341 ICT FIXTURE (@JABIL BEDFORD)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
MATRIX SYSTEM FOR SW DEVELOPMENT                             $    28,114.34        $   (17,072.59)        $    11,041.75
MATRIX SYS FOR SW DEVELOPMENT                                $     2,339.78        $    (1,033.21)        $     1,306.57
HDD SYSTEMS FOR SW LAB                                       $    16,670.09        $   (10,123.59)        $     6,546.50
AX/4000 BROADBAND TEST SYSTEM                                $   139,209.51        $   (84,523.84)        $    54,685.67
UPGRADE AX/4000 BROADBAND TEST SYSTEM ASSET# 25741           $    84,543.25        $   (37,240.75)        $    47,302.50
O/E CONVERTER                                                $     3,329.48        $    (1,468.16)        $     1,861.32
VISION NET MPC860                                            $     6,331.58        $    (2,790.51)        $     3,541.07
BIDDLE DIELECTRIC TESTER                                     $     1,624.83        $      (718.76)        $       906.07
SMARTBITS 2000 MAINFRAME W/ATM SMARTCARDS DS3                $    37,049.51        $   (16,320.09)        $    20,729.42
SMARTBITS 10 W/CARDS                                         $    60,640.88        $   (26,711.31)        $    33,929.57
SMARTBITS 10 W/CARDS                                         $    60,640.90        $   (26,711.33)        $    33,929.57
ADVANCED NETWORK TESTER ANT-20                               $    32,644.50        $   (14,381.18)        $    18,263.32
JITTER METER                                                 $     5,737.43        $    (2,528.76)        $     3,208.67
JITTER GENERATOR                                             $     4,270.28        $    (1,884.71)        $     2,385.57
HCU30 FUNCTIONAL TEST FIXTURE                                $    52,215.35        $   (15,541.03)        $    36,674.32
QEIU FUNCTIONAL TEST SET                                     $    56,082.15        $   (24,703.83)        $    31,378.32
HIU FUNCTIONAL TEST FIXTURE FOR USE WITH HP7900              $    54,249.40        $   (23,896.23)        $    30,353.17
EIU2 FUNCTIONAL TEST FIXTURE FOR USE WITH HP7900             $    36,288.45        $   (15,988.03)        $    20,300.42
MX BOIU52 / QOIU51 FUNCTIONAL TEST SET (TS1716)              $   316,933.46        $   (94,328.04)        $   222,605.42
MX BOIU52 / QOIU51 FUNCTIONAL TEST SET (TS1716)              $       946.28        $      (283.61)        $       662.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,924.85        $    (4,372.03)        $     5,552.82
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.78        $    (4,380.11)        $     5,556.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.78        $    (4,380.11)        $     5,556.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.78        $    (4,380.11)        $     5,556.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.78        $    (4,380.11)        $     5,556.67
AMC NETROM NR540 / N54-SIMM-90A                              $     9,936.76        $    (4,380.09)        $     5,556.67
MDS SHELF FOR FTTH NEBS TEST BEDS                            $     4,116.86        $    (1,227.44)        $     2,889.42
MDS SHELF FOR FTTH NEBS TEST BEDS                            $     4,116.86        $    (1,227.44)        $     2,889.42
COMMON SHELF FOR FTTH NEBS TEST BEDS                         $     1,601.83        $      (477.41)        $     1,124.42
COMMON SHELF FOR FTTH NEBS TEST BEDS                         $     1,601.83        $      (477.41)        $     1,124.42
SUN DISK ARRAY - STOREDGE D1000                              $    35,858.36        $   (15,796.79)        $    20,061.57
SUN SERVER ENTERPRISE 3500                                   $    99,678.16        $   (43,906.84)        $    55,771.32
SUN DISK ARRAY - STOREDGE D1000                              $    35,858.36        $   (15,796.79)        $    20,061.57
SUN TAPE BACKUP UNIT L1000                                   $    59,668.51        $   (26,285.44)        $    33,383.07
SUN DISK ARRAY FOR ENTERPRISE SERVERS                        $    21,538.88        $    (9,487.81)        $    12,051.07
VISION NET EST EMULATORS                                     $     7,136.21        $    (3,145.21)        $     3,991.00
VISION NET EST EMULATOR                                      $     7,136.21        $    (3,145.21)        $     3,991.00
VISON NET EST EMULATORS                                      $     7,138.35        $    (3,145.35)        $     3,993.00
VisionsNET EMULATORS W/CLICK & TORNADO                       $     7,136.92        $    (3,144.92)        $     3,992.00
VisionsNET EMULATORS W/CLICK & TORNADO                       $     7,136.93        $    (3,144.93)        $     3,992.00
VisionsNET EMULATORS W/CLICK & TORNADO                       $     7,136.92        $    (3,144.92)        $     3,992.00
VisionsNET EMULATORS W/CLICK & TORNADO                       $     7,136.92        $    (3,144.92)        $     3,992.00
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
AU341 ICT FIXTURE (@JABIL BEDFORD)                           $     2,657.56        $      (791.24)        $     1,866.32

                                                                        16 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     100404    0    160711   30/06/2000   25848    JP5KC02591        AGILENT NETWORK ANALYZER E5100A
 63     100354    0    160220   30/06/2000   25866    EM9931001032      UPS MATRIX 5000XR
 63     100355    0    160220   30/06/2000   25868    0017503-9928001   SUN SYSTEM RACK
 61     100946    0    160220   30/09/2000   25870    71243             TRANSMITTER MODULE
 61     100877    0    160220   30/09/2000   25871    WD-2 409110       HARMONIC PLATFORM W/ POWER SUPPLY & 1550 XMTR 7706
 50     75932     0    160140   30/06/2000   25879    NONE              ICT FIXTURE DCU20E FOR DOVATRON
 50     75934     0    160140   30/06/2000   25880    NONE              ICT FIXTURE DCU 10G FOR DOVATRON
 50     75933     0    160140   30/06/2000   25881    NONE              ICT FIXTURE LIU 40P FOR DOVATRON
 50     76879     0    160140   31/03/2002   25896    45-021-69         ICT FIXTURE 45-021-69 OIU92DP
 61     100389    0    160220   30/06/2000   25921    38002535          AUTOTAPE LOADER & EXAPACK
 50     75969     0    160140   31/07/2000   25937    4102099B          QCU60B ICT FIXTURE
 61     100947    0    160220   30/09/2000   25974    M3830026          NOISECOM NOISE GENERATOR
 50     75993     0    160140   31/08/2000   25984    41-908-30E        ICT FIXTURE 41-908-30E (@ JABIL BEDFORD)
 50     76547     0    160140   31/07/2001   25987    NONE              ICT FIXTURE QDU50 41-050-52 (@JABIL FLORIDA)
 50     76497     0    160140   30/06/2001   25988    41-050-33         ICT FIXTURE 41-050-33 TTI TESTRON (@JABIL BEDFORD)
 50     75992     0    160140   31/08/2000   25989    41-021-49L4       ICT FIXTURE 41-021-49L4 OIU49 (@JABIL FLORIDA)
 50     76498     0    160140   30/06/2001   25990    41-050-30 BBC     ICT FIXTURE 41-050-30 BBC - TTI TESTRON (@JABIL FL
 50     76499     0    160140   30/06/2001   25992    45-050-53         ICT FIXTURE 45-050-53 CCU1-DS3 (@JABIL BEDFORD)
 50     76500     0    160140   30/06/2001   25996    41-050-37         ICT FIXTURE 41-050-37 CCU10MB TTI TESTRON (JABIL F
 50     76614     0    160140   31/08/2001   25997    41-008-205A       DCU 205/206 ICT FIXTURE 41-008-205A (@JABIL BEDFD)
 61     100667    0    160220   31/08/2000   26002    B013182           4-CHANNEL DPO OSCILLOSCOPE
 61     100625    0    160220   31/07/2000   26054                      DISC*S MX SYSTEM FOR SW LAB
 61     100948    0    160220   30/09/2000   26057    US40241315        ESA-E SERIES SPECTRUM ANALYZER
 61     100721    0    160220   31/08/2000   26058    B010116           TEKTRONIX LOGIC ANALYZER
 61     100666    0    160220   31/08/2000   26073    US38320885        AGILENT POWER SUPPLY
 61     100668    0    160220   31/08/2000   26074    E1-0011228        HIGH POWER DECADE RESISTOR (1 OHM RESOLUTION)
 61     100669    0    160220   31/08/2000   26075    E1-0011230        HIGH POWER DECADE RESISTOR (0.001 OHM RESOLUTION)
 61     100670    0    160220   31/08/2000   26076    E1-0011229        HIGH POWER DECADE RESISTOR (0.01 OHM RESOLUTION)
 61     100671    0    160220   31/08/2000   26077    B034719           CURRENT MEASUREMENT SYSTEM (100A)
 61     100774    0    160220   31/08/2000   26078    BF-0008           PCM CHANNEL MEASURING SET, PCM-4
 61     102168    0    160220   31/03/2001   26094    3002759           RACK MOUNT PC (PLEX WRITER MCC3500)
 61     102167    0    160220   31/03/2001   26095    3002758           RACK MOUNT PC (PLEX WRITER MCC3500)
 61     102166    0    160220   31/03/2001   26096    3002757           RACK MOUNT PC (PLEX WRITER MCC3500)
 61     100772    0    160220   31/08/2000   26121    29378 AND 71435   FLEXDS PCI EMULATOR BOARD WITH JTAG POD 3V/5V
 61     100773    0    160220   31/08/2000   26122    29456 AND 71587   FLEXDS PCI EMULATOR BOARD WITH JTAG POD 3V/5V
 61     103228    0    160318   31/03/2002   26130    266141            FORE ATM SWITCH ASX-200BX
 60     101743    0    160329   28/02/2001   26136    S010010115        SONY DVCAM DSPWS CAMCORDER
 60     102981    0    160329   31/10/2001   26136                      SONY SHIPPING CASE FOR VIDEO CAMERA ASSET 101743
 60     101622    0    160329   28/02/2001   26137    P25779            POWER SUPPLY AND PHOTOGRAPHIC LIGHTING EQUIPMENT
 61     100785    0    160220   31/08/2000   26141    US37035488        DATA ACQUISITION/SWITCH UNIT
 61     100786    0    160220   31/08/2000   26142    US37035537        DATA ACQUISITION/SWITCH UNIT
 61     100787    0    160220   31/08/2000   26143    US37248236        20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     100788    0    160220   31/08/2000   26144    US37248237        20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     100789    0    160220   31/08/2000   26145    US37248238        20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     100790    0    160220   31/08/2000   26146    US37248239        20-CHANNEL ARMATURE MULTIPLEXER MODULE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
AGILENT NETWORK ANALYZER E5100A                              $    19,290.32        $    (8,498.00)        $    10,792.32
UPS MATRIX 5000XR                                            $     5,220.56        $    (3,222.14)        $     1,998.42
SUN SYSTEM RACK                                              $     7,694.65        $    (4,745.40)        $     2,949.25
TRANSMITTER MODULE                                           $    26,372.47        $   (11,618.47)        $    14,754.00
HARMONIC PLATFORM W/ POWER SUPPLY & 1550 XMTR 7706           $    25,963.78        $   (11,439.96)        $    14,523.82
ICT FIXTURE DCU20E FOR DOVATRON                              $     5,552.00        $    (2,448.18)        $     3,103.82
ICT FIXTURE DCU 10G FOR DOVATRON                             $     5,911.00        $    (2,605.93)        $     3,305.07
ICT FIXTURE LIU 40P FOR DOVATRON                             $     8,590.00        $    (3,786.33)        $     4,803.67
ICT FIXTURE 45-021-69 OIU92DP                                $     7,268.90        $    (2,164.98)        $     5,103.92
AUTOTAPE LOADER & EXAPACK                                    $     5,870.39        $    (2,587.82)        $     3,282.57
QCU60B ICT FIXTURE                                           $     7,976.00        $    (3,515.00)        $     4,461.00
NOISECOM NOISE GENERATOR                                     $     7,034.24        $    (3,099.49)        $     3,934.75
ICT FIXTURE 41-908-30E (@ JABIL BEDFORD)                     $    10,748.28        $    (4,736.28)        $     6,012.00
ICT FIXTURE QDU50 41-050-52 (@JABIL FLORIDA)                 $    36,943.68        $   (10,995.51)        $    25,948.17
ICT FIXTURE 41-050-33 TTI TESTRON (@JABIL BEDFORD)           $     5,350.20        $    (1,592.45)        $     3,757.75
ICT FIXTURE 41-021-49L4 OIU49 (@JABIL FLORIDA)               $     5,027.93        $    (2,217.36)        $     2,810.57
ICT FIXTURE 41-050-30 BBC - TTI TESTRON (@JABIL FL           $     5,148.41        $    (1,533.74)        $     3,614.67
ICT FIXTURE 45-050-53 CCU1-DS3 (@JABIL BEDFORD)              $     2,256.25        $      (672.68)        $     1,583.57
ICT FIXTURE 41-050-37 CCU10MB TTI TESTRON (JABIL F           $    10,896.05        $    (3,243.30)        $     7,652.75
DCU 205/206 ICT FIXTURE 41-008-205A (@JABIL BEDFD)           $     6,665.91        $    (1,985.84)        $     4,680.07
4-CHANNEL DPO OSCILLOSCOPE                                   $     6,628.68        $    (2,920.11)        $     3,708.57
DISC*S MX SYSTEM FOR SW LAB                                  $    23,022.69        $   (10,141.27)        $    12,881.42
ESA-E SERIES SPECTRUM ANALYZER                               $    16,659.08        $    (7,338.41)        $     9,320.67
TEKTRONIX LOGIC ANALYZER                                     $    21,743.10        $    (9,580.53)        $    12,162.57
AGILENT POWER SUPPLY                                         $     4,239.49        $    (1,868.99)        $     2,370.50
HIGH POWER DECADE RESISTOR (1 OHM RESOLUTION)                $     1,816.04        $      (802.72)        $     1,013.32
HIGH POWER DECADE RESISTOR (0.001 OHM RESOLUTION)            $     2,314.01        $    (1,021.09)        $     1,292.92
HIGH POWER DECADE RESISTOR (0.01 OHM RESOLUTION)             $     2,030.68        $      (898.43)        $     1,132.25
CURRENT MEASUREMENT SYSTEM (100A)                            $     4,436.98        $    (1,954.81)        $     2,482.17
PCM CHANNEL MEASURING SET, PCM-4                             $    56,547.78        $   (24,910.53)        $    31,637.25
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
FLEXDS PCI EMULATOR BOARD WITH JTAG POD 3V/5V                $     4,324.59        $    (1,905.09)        $     2,419.50
FLEXDS PCI EMULATOR BOARD WITH JTAG POD 3V/5V                $     4,324.59        $    (1,905.09)        $     2,419.50
FORE ATM SWITCH ASX-200BX                                    $     5,626.94        $    (1,674.94)        $     3,952.00
SONY DVCAM DSPWS CAMCORDER                                   $    32,396.41        $    (9,990.41)        $    22,406.00
SONY SHIPPING CASE FOR VIDEO CAMERA ASSET 101743             $       419.50        $       (87.00)        $       332.50
POWER SUPPLY AND PHOTOGRAPHIC LIGHTING EQUIPMENT             $     5,333.97        $    (1,646.47)        $     3,687.50
DATA ACQUISITION/SWITCH UNIT                                 $     1,284.68        $      (567.01)        $       717.67
DATA ACQUISITION/SWITCH UNIT                                 $     1,284.68        $      (567.01)        $       717.67
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75

                                                                        17 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     100791    0    160220   31/08/2000   26147    US3728240         20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     100792    0    160220   31/08/2000   26148    US37248241        20-CHANNEL ARMATURE MULTIPLEXER MODULE
 61     103354    0    160309   31/05/2002   26149    99353964          Fore ATM Switch ASX-200BX :   Rob Mapes
 61     103359    0    160309   31/05/2002   26150    99155052          Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     101394    0    160220   30/11/2000   26164    BX-0049           DOMINO WAN WITH 1.544 Mb/s INTERFACE CARD
 61     101395    0    160220   30/11/2000   26165    AG-0143           DOMINO FE
 61     101396    0    160220   30/11/2000   26166    AG-0144           DOMINO FE
 62     101376    0    160220   30/11/2000   26168    0014698-9836KN0   SUN 21" MONITOR
 63     101375    0    160220   30/11/2000   26170    FW83830233        SUN ULTRA 10 CREATOR PC
 61     103229    0    160318   31/03/2002   26172    99325305          FORE 8-PORT ETHERNET SWITCH ES-3810
 61     103355    0    160309   31/05/2002   26173    99354008          Fore ATM Switch ASX-200BX :   Rob Mapes
 63     100768    0    160220   31/08/2000   26218    16IG4             DELL POWEREDGE 6300 SERVER
 61     100879    0    160220   30/09/2000   26221    253               MATRIX ASX-16C MULTIPLE FREQUENCY SIGNAL GENERATOR
 61     100841    0    160220   30/09/2000   26222    114               MODEL AFS-12WB SWITCHABLE FILTER BANK
 61     100811    0    160220   31/08/2000   26226    D907BZQ30263      COMPAQ PROLIANT SERVER
 61     100812    0    160220   31/08/2000   26227    D907BZQ30277      COMPAQ PROLIANT SERVER
 62     100815    0    160220   31/08/2000   26229    SU3000RM36        SMART UPS 3000 RACKMOUNT
 61     100808    0    160220   31/08/2000   26230    5662963           BARCO GEMINI MN 2VHF
 61     100809    0    160220   31/08/2000   26232    5642308           BARCO GEMINI MN 2VHF
 61     100855    0    160220   30/09/2000   26255    N5597             EST Emulator: visionNET MPC8XX/5XX NET
 61     100857    0    160220   30/09/2000   26256    N5599             EST Emulator: visionNET MPC8XX/5XX NET
 61     100856    0    160220   30/09/2000   26257    N5598             EST Emulator: visionNET MPC8XX/5XX NET
 61     100854    0    160220   30/09/2000   26258    N5596             EST Emulator: visionNET MPC8XX/5XX NET
 61     100858    0    160220   30/09/2000   26259    19225             CODETEST 80960CX W/ PROBE & SOFTWARE (ID# 821521)
 61     100878    0    160711   30/09/2000   26260    WD-2 409086       HARMONIC PLATFORM W/ POWER SUPPLY & 1550 XMTR 7706
 61     100981    0    160220   30/09/2000   26261    N5914             EST 8260 EMULATOR FOR MEDIA GATEWAY
 61     101297    0    160220   30/11/2000   26262    N2201314          WINDRIVER VISION ICE II
 61     101298    0    160220   30/11/2000   26263    N2201315          WINDRIVER VISION ICE II
 61     101299    0    160220   30/11/2000   26264    N2201316          WINDRIVER VISION ICE II
 61     101300    0    160220   30/11/2000   26265    N2201317          WINDRIVER VISION ICE II
 50     76234     0    160140   28/02/2001   26267    41-050-30         FUNCTIONAL TEST FIXTURE BBC1 41-050-30
 50     76235     0    160140   28/02/2001   26268    41-050-30         ICT TEST FIXTURE BBC1 41-050-30
 50     76236     0    160140   28/02/2001   26269    41-050-26         ICT TEST FIXTURE BOIU521 41-050-26
 50     76237     0    160140   28/02/2001   26270    41-908-30A        FUNCTIONAL TEST FIXTURE HCU30A 41-908-30A
 50     76239     0    160140   28/02/2001   26272    41-050-24         ICT TEST FIXTURE QOIU511 41-050-24
 50     76240     0    160140   28/02/2001   26273    41-050-33         FUNCTIONAL TEST FIXTURE SDC1 41-050-33
 50     76241     0    160140   28/02/2001   26274    41-050-33A        ICT TEST FIXTURE SDC1A 41-050-33A
 61     101048    0    160220   31/10/2000   26279    BD159718          JDS UNIPHASE HAND HELD VARIABLE OPTICAL ATTENUATOR
 61     101049    0    160220   31/10/2000   26280    BD159719          JDS UNIPHASE HAND HELD VARIABLE OPTICAL ATTENUATOR
 61     100986    0    160220   30/09/2000   26283    7951              SMARTBITS 2000
 62     100912    0    160220   30/09/2000   26285    SFW94831323       SUN ULTRA 10 WORKSTATION
 62     100914    0    160220   30/09/2000   26286    0014698-9929KN0   SUN 21" MONITOR
 62     100913    0    160220   30/09/2000   26287    SFW94831520       SUN ULTRA 10 WORKSTATION
 62     100915    0    160220   30/09/2000   26288    0014698-9929KN0   SUN 21" MONITOR
 61     100888    0    160220   30/09/2000   26292    7228              SMARTBITS-2000 W/ ML-7710

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.40        $      (176.65)        $       216.75
20-CHANNEL ARMATURE MULTIPLEXER MODULE                       $       393.35        $      (176.60)        $       216.75
Fore ATM Switch ASX-200BX :   Rob Mapes                      $     5,966.35        $    (3,233.03)        $     2,733.32
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     4,103.66        $    (2,222.66)        $     1,881.00
DOMINO WAN WITH 1.544 Mb/s INTERFACE CARD                    $     8,499.35        $    (3,747.10)        $     4,752.25
DOMINO FE                                                    $    12,449.72        $    (5,485.47)        $     6,964.25
DOMINO FE                                                    $    12,449.63        $    (5,485.38)        $     6,964.25
SUN 21" MONITOR                                              $     1,687.83        $    (1,571.16)        $       116.67
SUN ULTRA 10 CREATOR PC                                      $     6,416.04        $    (3,959.04)        $     2,457.00
FORE 8-PORT ETHERNET SWITCH ES-3810                          $     2,674.23        $      (797.66)        $     1,876.57
Fore ATM Switch ASX-200BX :   Rob Mapes                      $     5,302.64        $    (2,872.64)        $     2,430.00
DELL POWEREDGE 6300 SERVER                                   $    12,108.85        $    (7,467.68)        $     4,641.17
MATRIX ASX-16C MULTIPLE FREQUENCY SIGNAL GENERATOR           $    30,964.70        $   (13,640.38)        $    17,324.32
MODEL AFS-12WB SWITCHABLE FILTER BANK                        $    20,191.75        $    (8,895.68)        $    11,296.07
COMPAQ PROLIANT SERVER                                       $     3,626.61        $    (1,600.36)        $     2,026.25
COMPAQ PROLIANT SERVER                                       $     3,626.61        $    (1,600.36)        $     2,026.25
SMART UPS 3000 RACKMOUNT                                     $     1,627.79        $    (1,515.29)        $       112.50
BARCO GEMINI MN 2VHF                                         $     3,906.69        $    (1,723.77)        $     2,182.92
BARCO GEMINI MN 2VHF                                         $     3,752.70        $    (1,655.95)        $     2,096.75
EST Emulator: visionNET MPC8XX/5XX NET                       $     7,623.78        $    (3,359.61)        $     4,264.17
EST Emulator: visionNET MPC8XX/5XX NET                       $     7,623.78        $    (3,359.61)        $     4,264.17
EST Emulator: visionNET MPC8XX/5XX NET                       $     7,623.78        $    (3,359.61)        $     4,264.17
EST Emulator: visionNET MPC8XX/5XX NET                       $     7,623.78        $    (3,359.61)        $     4,264.17
CODETEST 80960CX W/ PROBE & SOFTWARE (ID# 821521)            $    22,014.86        $    (9,697.44)        $    12,317.42
HARMONIC PLATFORM W/ POWER SUPPLY & 1550 XMTR 7706           $    25,963.76        $   (11,439.94)        $    14,523.82
EST 8260 EMULATOR FOR MEDIA GATEWAY                          $     8,989.08        $    (3,962.66)        $     5,026.42
WINDRIVER VISION ICE II                                      $     6,056.87        $    (2,670.05)        $     3,386.82
WINDRIVER VISION ICE II                                      $     6,056.87        $    (2,670.05)        $     3,386.82
WINDRIVER VISION ICE II                                      $     6,056.87        $    (2,670.05)        $     3,386.82
WINDRIVER VISION ICE II                                      $     6,056.83        $    (2,670.01)        $     3,386.82
FUNCTIONAL TEST FIXTURE BBC1 41-050-30                       $    23,750.00        $   (10,462.25)        $    13,287.75
ICT TEST FIXTURE BBC1 41-050-30                              $    24,675.00        $   (10,869.25)        $    13,805.75
ICT TEST FIXTURE BOIU521 41-050-26                           $    26,751.00        $   (11,784.50)        $    14,966.50
FUNCTIONAL TEST FIXTURE HCU30A 41-908-30A                    $    34,950.00        $   (15,395.58)        $    19,554.42
ICT TEST FIXTURE QOIU511 41-050-24                           $    49,156.00        $   (21,654.75)        $    27,501.25
FUNCTIONAL TEST FIXTURE SDC1 41-050-33                       $    26,950.00        $   (11,870.83)        $    15,079.17
ICT TEST FIXTURE SDC1A 41-050-33A                            $    24,675.00        $   (10,869.25)        $    13,805.75
JDS UNIPHASE HAND HELD VARIABLE OPTICAL ATTENUATOR           $     2,403.15        $    (1,060.83)        $     1,342.32
JDS UNIPHASE HAND HELD VARIABLE OPTICAL ATTENUATOR           $     2,403.15        $    (1,060.83)        $     1,342.32
SMARTBITS 2000                                               $    22,824.04        $   (10,055.29)        $    12,768.75
SUN ULTRA 10 WORKSTATION                                     $     4,589.61        $    (4,270.86)        $       318.75
SUN 21" MONITOR                                              $     1,462.11        $    (1,361.29)        $       100.82
SUN ULTRA 10 WORKSTATION                                     $     4,589.61        $    (4,270.86)        $       318.75
SUN 21" MONITOR                                              $     1,462.11        $    (1,361.29)        $       100.82
SMARTBITS-2000 W/ ML-7710                                    $    77,795.71        $   (34,267.89)        $    43,527.82

                                                                        18 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
 61     100884    0    160220   30/09/2000   26293    BR011179          PACE TF2000 BGA/CSP REWORK SYSTEM
 61     100896    0    160220   30/09/2000   26294    US40020447        HP LOGIC ANALYZER
 61     100895    0    160220   30/09/2000   26295    B014712           TEK PORTABLE OSCILLOSCOPE
 61     100881    0    160220   30/09/2000   26297    120GD & 11TAW     ABACUS BULK CALL SIMULATOR BASE SYSTEM W/ MODULES
 61     100889    0    160220   30/09/2000   26298    17060             SMARTBITS CHASSIS, 20 SLOT
 61     100883    0    160220   30/09/2000   26299    991006280N        LABCONCO STERILE AIR BENCH
 61     100882    0    160220   30/09/2000   26321    11WYJ             ABACUS RING GENERATOR SHELF
 61     100984    0    160220   30/09/2000   26322    6100061624        ANRITSU MS9710C OPTICAL SPECTRUM ANALYZER
 61     101397    0    160220   30/11/2000   26323    BD159732          JDS VARIABLE OPTICAL ATTENUATOR
 61     101398    0    160220   30/11/2000   26324    BD159733          JDS VARIABLE OPTICAL ATTENUATOR
 61     101399    0    160220   30/11/2000   26325    BD159734          JDS VARIABLE OPTICAL ATTENUATOR
 61     101138    0    160220   31/10/2000   26326    GB18300604        AGILENT OMNIBER 718 COMMS ANALYZER WITH OPTIONS
 61     100925    0    160220   30/09/2000   26327                      UPGRADE ENU COMPONENTS ADDED TO ASSET# 26327
 61     100917    0    160220   30/09/2000   26327                      MDMS SHELF AND CARDS
 61     100932    0    160220   30/09/2000   26328    11993722          REDCOM MDX SHELF
 61     100933    0    160220   30/09/2000   26329    11993721          REDCOM MDX SHELF
 61     100934    0    160220   30/09/2000   26330    11993720          REDCOM MDX SHELF
 61     102702    0    160220   31/07/2001   26331    179232TX          MDS SHELF (41-050-51) FOR FP-1060 SYSTEMS TEST
 61     103130    0    160220   31/01/2002   26333    378977TX          FTTH PHASE II SW TEST BED BAY 1
 61     103131    0    160220   31/01/2002   26334    378983TX          FTTH PHASE II SW TEST BED BAY 1
 61     102985    0    160220   31/10/2001   26335                      TEST BED FTTH PHASE II SYSTEMS TEST
 61     103023    0    160220   31/12/2001   26335                      FTTH PHASE II TEST BED - ADDED CARDS
 61     102986    0    160220   31/10/2001   26336                      TEST BED FTTH PHASE II SYSTEMS TEST
 61     103024    0    160220   31/12/2001   26336                      FTTH PHASE II TEST BED - ADDED CARDS
 61     103129    0    160220   31/01/2002   26337    179526            FTTH NEB's SHELVES & CARDS
 61     100935    0    160220   30/09/2000   26338    4999279           SQUIRT ANALOG BULK CALL GENERATOR
 61     100941    0    160220   30/09/2000   26339    4999174           SQUIRT ANALOG BULK CALL GENERATOR
 61     100942    0    160220   30/09/2000   26340    4999175           SQUIRT ANALOG BULK CALL GENERATOR
 61     100944    0    160220   30/09/2000   26341    4999218           SQUIRT ANALOG BULK CALL GENERATOR
 61     100943    0    160220   30/09/2000   26342    4299335           SQUIRT ANALOG BULK CALL GENERATOR
 61     100937    0    160220   30/09/2000   26343    4999281           SQUIRT ANALOG BULK CALL GENERATOR
 61     100936    0    160220   30/09/2000   26344    4999280           SQUIRT ANALOG BULK CALL GENERATOR
 61     100938    0    160220   30/09/2000   26345    4999266           ISDN BULK CALL GENERATOR
 61     100945    0    160220   30/09/2000   26346    4999220           SQUIRT ANALOG BULK CALL GENERATOR
 61     101103    0    160220   31/10/2000   26347                      MDS SHELF 4105051L0
 61     101104    0    160220   31/10/2000   26348                      MDS SHELF 4105051L0
 61     102707    0    160220   31/07/2001   26349    NONE              MDS SHELF (41-050-51L0)FOR FTTH II HW TEST BEDS#11
 61     101066    0    160220   31/10/2000   26372    00PTSP2063        TPI 550B+ PORTABLE TEST SET
 61     101067    0    160220   31/10/2000   26373    00PTSP2064        TPI 550B+ PORTABLE TEST SET
 61     102987    0    160220   31/10/2001   26394                      TEST BED FTTH PHASE II SYSTEMS TEST
 61     103025    0    160220   31/12/2001   26394                      FTTH PHASE II TEST BED - ADDED CARDS
 61     102709    0    160220   31/07/2001   26395    179536            MDS SHELF (41-050-51L0) FOR SW SUSTAINING GROUP
 61     102837    0    160220   31/08/2001   26396    179539            MDS SHELF 41-050-51L0
 61     102838    0    160220   31/08/2001   26397    179542            MDS SHELF 41-050-51L0
 61     102713    0    160220   31/07/2001   26398    179535            MDS SHELF (41-050-51L0) FOR FTTH SHADOW SYSTEM

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
PACE TF2000 BGA/CSP REWORK SYSTEM                            $    33,558.47        $   (14,785.55)        $    18,772.92
HP LOGIC ANALYZER                                            $    41,463.42        $   (18,266.10)        $    23,197.32
TEK PORTABLE OSCILLOSCOPE                                    $     9,521.27        $    (4,197.20)        $     5,324.07
ABACUS BULK CALL SIMULATOR BASE SYSTEM W/ MODULES            $    76,718.84        $   (33,793.17)        $    42,925.67
SMARTBITS CHASSIS, 20 SLOT                                   $     4,460.25        $    (1,967.43)        $     2,492.82
LABCONCO STERILE AIR BENCH                                   $     8,304.42        $    (3,659.85)        $     4,644.57
ABACUS RING GENERATOR SHELF                                  $     2,487.07        $    (1,097.75)        $     1,389.32
ANRITSU MS9710C OPTICAL SPECTRUM ANALYZER                    $    58,063.14        $   (25,576.89)        $    32,486.25
JDS VARIABLE OPTICAL ATTENUATOR                              $     3,227.60        $    (1,424.10)        $     1,803.50
JDS VARIABLE OPTICAL ATTENUATOR                              $     3,227.60        $    (1,424.10)        $     1,803.50
JDS VARIABLE OPTICAL ATTENUATOR                              $     3,228.57        $    (1,424.07)        $     1,804.50
AGILENT OMNIBER 718 COMMS ANALYZER WITH OPTIONS              $    54,655.45        $   (24,075.13)        $    30,580.32
UPGRADE ENU COMPONENTS ADDED TO ASSET# 26327                 $    66,469.81        $   (29,279.14)        $    37,190.67
MDMS SHELF AND CARDS                                         $    56,798.30        $   (25,022.05)        $    31,776.25
REDCOM MDX SHELF                                             $    25,347.44        $   (11,167.27)        $    14,180.17
REDCOM MDX SHELF                                             $    25,347.44        $   (11,167.27)        $    14,180.17
REDCOM MDX SHELF                                             $    25,355.08        $   (11,172.51)        $    14,182.57
MDS SHELF (41-050-51) FOR FP-1060 SYSTEMS TEST               $     2,707.39        $      (806.14)        $     1,901.25
FTTH PHASE II SW TEST BED BAY 1                              $    27,190.45        $    (8,094.70)        $    19,095.75
FTTH PHASE II SW TEST BED BAY 1                              $    27,190.44        $    (8,094.69)        $    19,095.75
TEST BED FTTH PHASE II SYSTEMS TEST                          $    56,990.12        $   (16,962.62)        $    40,027.50
FTTH PHASE II TEST BED - ADDED CARDS                         $    31,203.81        $    (9,287.31)        $    21,916.50
TEST BED FTTH PHASE II SYSTEMS TEST                          $    56,990.12        $   (16,962.62)        $    40,027.50
FTTH PHASE II TEST BED - ADDED CARDS                         $    31,203.81        $    (9,287.31)        $    21,916.50
FTTH NEB's SHELVES & CARDS                                   $     9,938.23        $    (2,958.56)        $     6,979.67
SQUIRT ANALOG BULK CALL GENERATOR                            $    26,266.21        $   (11,572.46)        $    14,693.75
SQUIRT ANALOG BULK CALL GENERATOR                            $    24,941.68        $   (10,988.68)        $    13,953.00
SQUIRT ANALOG BULK CALL GENERATOR                            $    24,941.68        $   (10,988.68)        $    13,953.00
SQUIRT ANALOG BULK CALL GENERATOR                            $    20,245.06        $    (8,920.64)        $    11,324.42
SQUIRT ANALOG BULK CALL GENERATOR                            $    20,245.06        $    (8,920.64)        $    11,324.42
SQUIRT ANALOG BULK CALL GENERATOR                            $    26,266.21        $   (11,572.46)        $    14,693.75
SQUIRT ANALOG BULK CALL GENERATOR                            $    26,266.21        $   (11,572.46)        $    14,693.75
ISDN BULK CALL GENERATOR                                     $    22,497.98        $    (9,910.81)        $    12,587.17
SQUIRT ANALOG BULK CALL GENERATOR                            $    20,245.06        $    (8,920.64)        $    11,324.42
MDS SHELF 4105051L0                                          $     4,113.15        $    (1,814.15)        $     2,299.00
MDS SHELF 4105051L0                                          $     4,113.15        $    (1,814.15)        $     2,299.00
MDS SHELF (41-050-51L0)FOR FTTH II HW TEST BEDS#11           $     4,888.23        $    (1,456.98)        $     3,431.25
TPI 550B+ PORTABLE TEST SET                                  $     4,993.04        $    (2,201.54)        $     2,791.50
TPI 550B+ PORTABLE TEST SET                                  $     4,993.02        $    (2,201.52)        $     2,791.50
TEST BED FTTH PHASE II SYSTEMS TEST                          $    57,007.24        $   (16,966.92)        $    40,040.32
FTTH PHASE II TEST BED - ADDED CARDS                         $    31,213.18        $    (9,291.86)        $    21,921.32
MDS SHELF (41-050-51L0) FOR SW SUSTAINING GROUP              $     2,708.54        $      (806.29)        $     1,902.25
MDS SHELF 41-050-51L0                                        $     2,704.44        $      (806.19)        $     1,898.25
MDS SHELF 41-050-51L0                                        $     2,704.44        $      (806.19)        $     1,898.25
MDS SHELF (41-050-51L0) FOR FTTH SHADOW SYSTEM               $     4,887.89        $    (1,456.64)        $     3,431.25

                                                                        19 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     101379    0    160220   30/11/2000   26399    EC069719          HAND-HELD OPTICAL ATTENUATOR VA4 SERIES
 61     101064    0    160220   31/10/2000   26401                      LANTRONIX LRS32F REMOTE ACCESS SERVER
 61     101378    0    160220   30/11/2000   26402    3916A03300        1.8 GHz CABLE TV/VIDEO SPECTRUM ANALYZER
 61     101053    0    160220   31/10/2000   26403    CD023538          JDS UNIPHASE VARIABLE OPTICAL ATTENUATOR
 62     103151    0    160420   28/02/2002   26406    030C19D7          Sun StorEdge UniPack 20GB 8MM Tape Drive
 61     101015    0    160220   31/10/2000   26408    AJHJ-U1500017     FIREBERD 6000A COMMUNICATION ANALYZER
 61     101016    0    160220   31/10/2000   26409    AJAA-N1500005     T1/FT1 INTERFACE
 61     101017    0    160220   31/10/2000   26410    AJBJ-A1600002     DS1/T1 INTERFACE
 61     101018    0    160220   31/10/2000   26411    AJBJ-A1600001     DS1/T1 INTERFACE
 61     101019    0    160220   31/10/2000   26412    AJBK-T1300010     DDS DSO A/B INTERFACE
 61     101020    0    160220   31/10/2000   26413    AJBK-T1300011     DDS DSO A/B INTERFACE
 61     101010    0    160711   31/10/2000   26414    4499454           CRESCENDO ANALOG BASE UNIT W/ MODULES & LINE CARDS
 62     101011    0    160422   31/10/2000   26417    XB9011BCHNZ       APPLE POWERMAC G4
 62     101013    0    160220   31/10/2000   26418    CY9420J3H4B       APPLE 15" STUDIO DISPLAY MONITOR M7613
 62     101012    0    160220   31/10/2000   26419    XB9011HPHNZ       APPLE POWERMAC G4
 62     101014    0    160220   31/10/2000   26420    CY9420H8H4B       APPLE 15" STUDIO DISPLAY MONITOR M7613
 61     101058    0    160220   31/10/2000   26423    15837             T-BERD 310 COMM. ANALYZER W/310-5-DS3 JITTER OPT.
 61     101023    0    160220   31/10/2000   26433                      2000 CFM AIRFLOW CHAMBER
 61     101133    0    160220   31/10/2000   26434    119185            HARMONIC OPTICAL RECEIVER MODULE
 61     101135    0    160711   31/10/2000   26435    120P0             ABACUS ADVANCED BULK CALL SIMULATOR
 61     101136    0    160220   31/10/2000   26436    120NT             ABACUS ADVANCED BULK CALL SIMULATOR
 61     101624    0    160220   28/02/2001   26442    3928              NETCOM SYSTEMS SMARTBITS 200 W/ CASE
 61     101755    0    160220   28/02/2001   26442                      2 each : SMART BITS 10/100 BASE SMARTCARD ML-7710
 61     101756    0    160220   28/02/2001   26442                      1 each : SMART BITS ATM SMARTCARD AT-9045B
 61     101754    0    160711   28/02/2001   26443                      4 each : SMART BITS 10/100 BASE SMARTCARD ML-7710
 61     101625    0    160711   28/02/2001   26443    3922              NETCOM SYSTEMS SMARTBITS 200 W/ CASE
 61     101296    0    160220   30/11/2000   26444    AJHJ-V4100073     TTC FIREBERD 6000A COMMUNICATION ANALYZER W/MODULE
 60     101243    0    160140   31/10/2000   26447                      TERRA BOOTH
 60     101244    0    160140   31/10/2000   26448    NONE              TERRA BOOTH
 60     101248    0    160140   31/10/2000   26452                      TERRA TABLE
 60     101249    0    160140   31/10/2000   26453                      TERRA TABLE
 50     76081     0    160140   31/10/2000   26455    517               SUMITOMO MASS FUSION SPLICER TYPE 63
 50     76083     0    160140   31/10/2000   26459    6100021921        ANRITSU MT9810A OPTICAL TEST SYSTEM
 50     76084     0    160140   31/10/2000   26460    6100021922        ANRITSU MT9810A OPTICAL TEST SYSTEM
 50     76085     0    160140   31/10/2000   26461    6100007562        ANRITSU MN9662A OPTICAL SWITCH
 50     76086     0    160140   31/10/2000   26462    6100007563        ANRITSU MN9662A OPTICAL SWITCH
 50     76087     0    160140   31/10/2000   26463    92531-2X          EXFO LIGHTSOURCE MODULES
 50     76088     0    160140   31/10/2000   26464    92577-2X          EXFO LIGHT SOURCE MODULES
 61     101292    0    160220   30/11/2000   26465    121CZ             ZARAK ABACUS BULK CALL RACK W/MODULES
 61     101293    0    160220   30/11/2000   26466    121EA             ZARAK ABACUS BULK CALL RACK W/MODULES
 61     101294    0    160220   30/11/2000   26467    128AG             ZARAK ABACUS ADVANCED BULK CALL SIMULATOR CONTROL
 61     101295    0    160711   30/11/2000   26468    128AF             ZARAK ABACUS ADVANCED BULK CALL SIMULATOR CONTROL
 61     102976    0    160220   31/10/2001   26469                      TEST BED EQUIP SS & COMMON SHELF
 61     103038    0    160711   31/12/2001   26470                      TEST BED RT EQUIP FOR FTTH
 61     102977    0    160220   31/10/2001   26471                      TEST BED EQUIP HDD SC / COT COMMON

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
HAND-HELD OPTICAL ATTENUATOR VA4 SERIES                      $     2,403.11        $    (1,060.79)        $     1,342.32
LANTRONIX LRS32F REMOTE ACCESS SERVER                        $     4,099.72        $    (1,806.55)        $     2,293.17
1.8 GHz CABLE TV/VIDEO SPECTRUM ANALYZER                     $    16,184.03        $    (7,128.71)        $     9,055.32
JDS UNIPHASE VARIABLE OPTICAL ATTENUATOR                     $     3,144.66        $    (1,387.16)        $     1,757.50
Sun StorEdge UniPack 20GB 8MM Tape Drive                     $     3,170.75        $    (2,202.33)        $       968.42
FIREBERD 6000A COMMUNICATION ANALYZER                        $    13,602.38        $    (5,994.38)        $     7,608.00
T1/FT1 INTERFACE                                             $     3,118.86        $    (1,375.04)        $     1,743.82
DS1/T1 INTERFACE                                             $     1,987.14        $      (875.82)        $     1,111.32
DS1/T1 INTERFACE                                             $     1,987.14        $      (875.82)        $     1,111.32
DDS DSO A/B INTERFACE                                        $     1,665.16        $      (733.99)        $       931.17
DDS DSO A/B INTERFACE                                        $     1,667.57        $      (737.00)        $       930.57
CRESCENDO ANALOG BASE UNIT W/ MODULES & LINE CARDS           $    28,749.04        $   (12,667.37)        $    16,081.67
APPLE POWERMAC G4                                            $     3,810.25        $    (3,546.93)        $       263.32
APPLE 15" STUDIO DISPLAY MONITOR M7613                       $     1,399.28        $    (1,303.03)        $        96.25
APPLE POWERMAC G4                                            $     3,810.25        $    (3,546.93)        $       263.32
APPLE 15" STUDIO DISPLAY MONITOR M7613                       $     1,399.28        $    (1,303.03)        $        96.25
T-BERD 310 COMM. ANALYZER W/310-5-DS3 JITTER OPT.            $    15,642.13        $    (6,891.88)        $     8,750.25
2000 CFM AIRFLOW CHAMBER                                     $    21,650.00        $    (9,537.25)        $    12,112.75
HARMONIC OPTICAL RECEIVER MODULE                             $     1,889.15        $      (832.65)        $     1,056.50
ABACUS ADVANCED BULK CALL SIMULATOR                          $    16,147.88        $    (7,113.63)        $     9,034.25
ABACUS ADVANCED BULK CALL SIMULATOR                          $    16,147.86        $    (7,113.61)        $     9,034.25
NETCOM SYSTEMS SMARTBITS 200 W/ CASE                         $     5,142.60        $    (2,266.35)        $     2,876.25
2 each : SMART BITS 10/100 BASE SMARTCARD ML-7710            $     3,951.00        $    (1,742.58)        $     2,208.42
1 each : SMART BITS ATM SMARTCARD AT-9045B                   $     2,441.51        $    (1,076.09)        $     1,365.42
4 each : SMART BITS 10/100 BASE SMARTCARD ML-7710            $     7,902.02        $    (3,481.60)        $     4,420.42
NETCOM SYSTEMS SMARTBITS 200 W/ CASE                         $     5,149.00        $    (2,269.33)        $     2,879.67
TTC FIREBERD 6000A COMMUNICATION ANALYZER W/MODULE           $    12,757.26        $    (5,621.69)        $     7,135.57
TERRA BOOTH                                                  $     6,293.69        $    (1,942.19)        $     4,351.50
TERRA BOOTH                                                  $     6,264.36        $    (1,934.11)        $     4,330.25
TERRA TABLE                                                  $     1,294.04        $      (400.87)        $       893.17
TERRA TABLE                                                  $     1,294.04        $      (400.87)        $       893.17
SUMITOMO MASS FUSION SPLICER TYPE 63                         $    32,703.59        $   (14,405.92)        $    18,297.67
ANRITSU MT9810A OPTICAL TEST SYSTEM                          $     7,881.83        $    (3,473.66)        $     4,408.17
ANRITSU MT9810A OPTICAL TEST SYSTEM                          $     7,881.83        $    (3,473.66)        $     4,408.17
ANRITSU MN9662A OPTICAL SWITCH                               $     7,499.52        $    (3,304.85)        $     4,194.67
ANRITSU MN9662A OPTICAL SWITCH                               $     7,499.52        $    (3,304.85)        $     4,194.67
EXFO LIGHTSOURCE MODULES                                     $    13,499.07        $    (5,948.32)        $     7,550.75
EXFO LIGHT SOURCE MODULES                                    $    11,352.13        $    (5,001.31)        $     6,350.82
ZARAK ABACUS BULK CALL RACK W/MODULES                        $     8,940.38        $    (3,940.88)        $     4,999.50
ZARAK ABACUS BULK CALL RACK W/MODULES                        $     8,940.38        $    (3,940.88)        $     4,999.50
ZARAK ABACUS ADVANCED BULK CALL SIMULATOR CONTROL            $     8,940.38        $    (3,940.88)        $     4,999.50
ZARAK ABACUS ADVANCED BULK CALL SIMULATOR CONTROL            $     8,940.33        $    (3,940.83)        $     4,999.50
TEST BED EQUIP SS & COMMON SHELF                             $    12,429.82        $    (3,699.82)        $     8,730.00
TEST BED RT EQUIP FOR FTTH                                   $    69,133.32        $   (20,577.90)        $    48,555.42
TEST BED EQUIP HDD SC / COT COMMON                           $     2,389.82        $      (712.32)        $     1,677.50

                                                                        20 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     103039    0    160220   31/12/2001   26472                      TEST BED RT EQUIP FOR MX
 61     102978    0    160220   31/10/2001   26473                      TEST BED EQUIP SS / COMMON MX
 61     103132    0    160220   31/01/2002   26474    NONE              FTTH NEBS VIDEO RACK W/ EDFA BOOSTER & DIST
 61     102979    0    160220   31/10/2001   26474                      TEST BED EQUIP - VIDEO RACK
 62     103000    0    160220   31/03/2001   26475    0120409-0036LR3   SUN MICROSYSTEM 17" COLOR MONITOR
 63     103001    0    160220   31/03/2001   26476    049H2E29          SUN MICROSYSTEM E250 SERVER
 61     102727    0    160220   31/07/2001   26477    63672728          SMARTBITS 2000 W/ ML-7710 (QTY 16) ETHERNET CARDS
 61     102728    0    160220   31/07/2001   26478    63672773          SMARTBITS 2000 W/ AT-9045B (QTY 6) ATM SMARTCARDS
 61     101134    0    160220   31/10/2000   26479    US38001109        AGILENT E8403A VXI MAINFRAME W/MODULES
 61     102801    0    160220   31/08/2001   26479    DE40800809        AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE
 61     102802    0    160220   31/08/2001   26479    DE40800815        AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE
 61     102803    0    160220   31/08/2001   26479    DE40800821        AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE
 61     102804    0    160220   31/08/2001   26479    DE40800820        AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE
 61     102813    0    160220   31/08/2001   26479    NONE              AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER
 61     102814    0    160220   31/08/2001   26479    NONE              AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER
 61     102815    0    160220   31/08/2001   26479    NONE              AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER
 61     102816    0    160220   31/08/2001   26479    NONE              AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER
 61     102805    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102806    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102807    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102808    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102809    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102810    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102811    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     102812    0    160220   31/08/2001   26479    NONE              AGILENT E4838A 660 Mbit/s GENERATOR MODULE
 61     101626    0    160711   28/02/2001   26480    7762              SMARTBITS 2000+ W/ CARDS: OPTICS LAB
 61     101272    0    160220   30/11/2000   26488    DL41586           DLS400 ADSL WIRELINE SIMULATOR W/DL4-NIM (MODULE)
 61     101307    0    160220   30/11/2000   26489    4610              TTC FIREBERD 500 INTERNETWORK ANALYZER
 50     76168     0    160140   28/02/2001   26493    41-408-86         ICT FIXTURE DISC*S AU3/AU4
 50     76090     0    160140   28/02/2001   26494    41-020-48 OMU18   ICT FIXTURE DISC*S 41-020-48 OMU18 (@JABIL FLORIDA
 61     101787    0    160220   28/02/2001   26497    10060591L         LASER SOURCE TRANSMITTER 1310NM
 60     101286    0    160220   30/11/2000   26498    B9M09Z0111C       EPSON POWERLITE 710c PROJECTOR
 61     101424    0    160140   30/11/2000   26499    B011714           DIGITIZING OSCILLOSCOPE TDS540C
 61     102701    0    160220   31/07/2001   26500    0007-102          THERMONICS T-2500BE PRECISION TEMP. FORCING SYSTEM
 61     101437    0    160220   31/12/2000   26502    4500BGD           TEKTRONIX P6245-ACTIVE 1.5 GHz 10x-PROBE
 61     101438    0    160220   31/12/2000   26503    4500BFX           TEKTRONIX P6245-ACTIVE 1.5 GHz 10x-PROBE
 50     76167     0    160140   28/02/2001   26504    BOIU50            ICT FIXTURE BOIU50
 50     76242     0    160140   28/02/2001   26505    41-208-70C        ICT FIXTURE DISC*S TRU-21 REV.AA 41-208-70C (FLA.
 50     76548     0    160140   31/07/2001   26506    NONE              QDU50 - FUNCTIONAL TEST FIXTURE
 61     101263    0    160220   30/11/2000   26511    3911A07838        AGILENT RF SPECTRUM ANALYZER W/ ALL INTERNAL OPT.
 61     101139    0    160323   31/10/2000   26521                      MDS SHELF 41-050-51
 61     101140    0    160323   31/10/2000   26522                      F/A PANEL 4105002L1
 60     101616    0    160220   28/02/2001   26539    3448              SMART BOARD 580 PROJECTION SCREEN : RAC ROOM A314
 61     101311    0    160220   30/11/2000   26546    150496            AX/4000 BROADBAND TEST SYS MAINFRAME 16 SLOT W/MOD
 61     101380    0    160220   30/11/2000   26548                      LASER TRANSMITTER

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TEST BED RT EQUIP FOR MX                                     $    69,133.30        $   (20,577.88)        $    48,555.42
TEST BED EQUIP SS / COMMON MX                                $    12,970.66        $    (3,860.59)        $     9,110.07
FTTH NEBS VIDEO RACK W/ EDFA BOOSTER & DIST                  $    55,226.34        $   (16,437.84)        $    38,788.50
TEST BED EQUIP - VIDEO RACK                                  $    18,434.46        $    (5,487.96)        $    12,946.50
SUN MICROSYSTEM 17" COLOR MONITOR                            $       617.62        $      (574.70)        $        42.92
SUN MICROSYSTEM E250 SERVER                                  $     8,518.78        $    (5,253.78)        $     3,265.00
SMARTBITS 2000 W/ ML-7710 (QTY 16) ETHERNET CARDS            $    53,366.61        $   (15,882.94)        $    37,483.67
SMARTBITS 2000 W/ AT-9045B (QTY 6) ATM SMARTCARDS            $    40,242.58        $   (11,977.16)        $    28,265.42
AGILENT E8403A VXI MAINFRAME W/MODULES                       $   106,901.47        $   (47,089.15)        $    59,812.32
AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE              $     7,090.61        $    (2,110.54)        $     4,980.07
AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE              $     7,090.61        $    (2,110.54)        $     4,980.07
AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE              $     7,090.61        $    (2,110.54)        $     4,980.07
AGILENT E4832A 660MHz GENERATOR/ANALYZER MODULE              $     7,090.61        $    (2,110.54)        $     4,980.07
AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER           $     5,260.01        $    (1,566.69)        $     3,693.32
AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER           $     5,260.01        $    (1,566.69)        $     3,693.32
AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER           $     5,260.01        $    (1,566.69)        $     3,693.32
AGILENT E4835A 660 Msa/s TWO DIFFERENTIAL ANALYZER           $     5,259.98        $    (1,566.66)        $     3,693.32
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
AGILENT E4838A 660 Mbit/s GENERATOR MODULE                   $     1,254.08        $      (375.08)        $       879.00
SMARTBITS 2000+ W/ CARDS: OPTICS LAB                         $    53,990.64        $   (23,781.89)        $    30,208.75
DLS400 ADSL WIRELINE SIMULATOR W/DL4-NIM (MODULE)            $    40,312.30        $   (17,757.73)        $    22,554.57
TTC FIREBERD 500 INTERNETWORK ANALYZER                       $    16,221.26        $    (7,147.44)        $     9,073.82
ICT FIXTURE DISC*S AU3/AU4                                   $     6,107.79        $    (2,692.04)        $     3,415.75
ICT FIXTURE DISC*S 41-020-48 OMU18 (@JABIL FLORIDA           $     7,071.25        $    (3,118.00)        $     3,953.25
LASER SOURCE TRANSMITTER 1310NM                              $     4,384.48        $    (1,934.23)        $     2,450.25
EPSON POWERLITE 710c PROJECTOR                               $     6,616.24        $    (2,042.42)        $     4,573.82
DIGITIZING OSCILLOSCOPE TDS540C                              $    19,108.54        $    (8,417.04)        $    10,691.50
THERMONICS T-2500BE PRECISION TEMP. FORCING SYSTEM           $    23,273.75        $    (6,927.33)        $    16,346.42
TEKTRONIX P6245-ACTIVE 1.5 GHz 10x-PROBE                     $     1,834.84        $      (811.27)        $     1,023.57
TEKTRONIX P6245-ACTIVE 1.5 GHz 10x-PROBE                     $     1,834.84        $      (811.27)        $     1,023.57
ICT FIXTURE BOIU50                                           $    13,556.90        $    (5,972.83)        $     7,584.07
ICT FIXTURE DISC*S TRU-21 REV.AA 41-208-70C (FLA.            $     9,077.86        $    (3,999.44)        $     5,078.42
QDU50 - FUNCTIONAL TEST FIXTURE                              $    32,735.11        $    (9,744.36)        $    22,990.75
AGILENT RF SPECTRUM ANALYZER W/ ALL INTERNAL OPT.            $    25,291.97        $   (11,144.15)        $    14,147.82
MDS SHELF 41-050-51                                          $     4,870.46        $    (2,146.46)        $     2,724.00
F/A PANEL 4105002L1                                          $     1,728.29        $      (762.37)        $       965.92
SMART BOARD 580 PROJECTION SCREEN : RAC ROOM A314            $     2,259.92        $      (696.75)        $     1,563.17
AX/4000 BROADBAND TEST SYS MAINFRAME 16 SLOT W/MOD           $    46,168.63        $   (20,337.31)        $    25,831.32
LASER TRANSMITTER                                            $     3,788.14        $    (1,670.32)        $     2,117.82

                                                                        21 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     101383    0    160220   30/11/2000   26590    9158              30 DEGREE TS4 SYSTEM
 61     101382    0    160220   30/11/2000   26591    9675              6 DEGREE TS4 SYSTEM
 61     101381    0    160220   30/11/2000   26592    149959            AX/4000 GENERATOR/ANALYZER
 61     101514    0    160220   28/02/2001   26593    GB40207862        AGILENT EPM RF POWER METER
 61     101407    0    160220   30/11/2000   26595    L827              NOISE BROADBAND GENERAL PURPOSE GENERATOR
 61     101425    0    160220   30/11/2000   26602    1858              MODEL 1414 PHOTODETECTOR, 25GHz
 61     101423    0    160220   30/11/2000   26603    B013684           DIGITAL PHOSPHOR OSCILLOSCOPE TDS3054
 61     101788    0    160220   28/02/2001   26604    813653            DIGITAL SOURCEMETER
 61     101520    0    160220   28/02/2001   26605    Q10576            UPGRADE QED-AMD & INTEL 186/188eA W/EXTRA PROBE
 61     101431    0    160220   31/12/2000   26606    4799612           BASIC RATE ISDN BULK CALL GENERATOR AM2S-B
 61     101432    0    160220   31/12/2000   26608    4999219           SQUIRT ANALOG BULK CALL GENERATOR AM2S-A
 50     76546     0    160140   31/07/2001   26618    TEST SET# 1717    RF RETURN AUTO TEST SET #1717 (@JABIL MEMPHIS)
 50     76488     0    160140   30/06/2001   26620    NONE              HSU FUNCTIONAL TEST SET
 50     76488     1    160140   31/03/2002   26620    NONE              HSU FUNCTIONAL TEST SET
 50     76810     0    160140   28/02/2002   26626    NONE              FTTH (QOIU) MFG TEST SET #1718 (2 BAYS)
 50     76345     0    160140   31/03/2001   26627    CAL TS1719        DISC*S MX BROADBAND OIU TEST SET #1719
 50     76493     0    160140   30/06/2001   26627    CAL TS1719        DISC*S MX BROADBAND OIU TEST SET #1719 ADDITION
 50     76245     0    160140   28/02/2001   26629    NONE              ICT FIXTURE DTU1D 4102052D AT CMC
 63     102507    0    160220   30/06/2001   26631    12260026W         CONSOLE SERVER 3200 CHASSIS W/CARDS
 61     101523    0    160220   28/02/2001   26632    107117-32         EXFO: LASERLIGHT SOURCE P/N: IQ-2123BLC-88
 61     101524    0    160220   28/02/2001   26633    SSXDSL003600804   SUNSET xDSL FULL CHASSIS BASE UNIT W/ MODULES
 50     76346     0    160140   31/03/2001   26636    CAL TS1722        DISC*S MX BROADBAND OIU TEST SET #1722
 50     76494     0    160140   30/06/2001   26636    CAL TS1722        DISC*S MX BROADBAND OIU TEST SET #1722 ADDITION
 61     101654    0    160220   28/02/2001   26637    DL91782           DLS 90 26A WG-9.35KFT WIRELINE SIMULATOR
 61     102718    0    160220   31/07/2001   26640    498103            ASX-200BX/AC BOX W/CARDS
 61     101789    0    160220   28/02/2001   26643    321179            PROGRAMMABLE RF ATTENUATOR
 61     103251    0    160334   31/03/2002   26644    NONE              FITL RDT 1, TrainRDT 1-1 (Bay Frame 1-1) w/ 2 ONUs
 62     104068    0    160220   30/06/2001   26669    B6YSJ01           DELL OPTIPLEX GX110 PC
 50     76336     0    160220   31/03/2001   26681    C0106             CALTEX MICROSCOPE SYSTEM
 60     101501    0    160220   28/02/2001   26682                      AERO GO PLANK SYSTEM
 60     101502    0    160220   28/02/2001   26683                      AERO GO PLANK SYSTEM
 60     101505    0    160220   28/02/2001   26686                      AERO GO PLANK SYSTEM
 60     101506    0    160220   28/02/2001   26687                      AERO GO PLANK SYSTEM
 50     76483     0    160140   30/06/2001   26688    NONE              DCU 205/206 FIXTURE - AGILENT
 50     76484     0    160140   30/06/2001   26689    NONE              DAU1 FIXTURE - AGILENT
 50     76634     0    160140   31/08/2001   26690    CAL TS1989        DISC*S COPPER ADSL SYSTEM TEST SET (TS1989)
 50     77141     0    160140   31/12/2002   26690    CAL TS1989        IMA SYSTEM TEST SET UPGRADE (TS1989)
 50     76634     1    160140   30/06/2002   26690    CAL TS1989        DISC*S COPPER ADSL SYSTEM TEST SET (TS1989)
 50     76173     0    160140   28/02/2001   26691    41-208-61J        SPU2J FAB REVISION AA ICT FIXTURE 41-208-61J
 50     76174     0    160140   28/02/2001   26692    41-408-611A       SPU31A FAB REVISION AA ICT FIXTURE 41-408-611A
 50     76501     0    160140   30/06/2001   26693    41-050-32         ICT FIXTURE 41-050-32 DPU3 - RNS INTERNATIONAL
 50     76377     0    160140   31/05/2001   26694    43-020-74AA       OIU72 ICT FIXTURE 43-020-74 REV.AA (JABIL BEDFORD)
 50     76343     0    160140   31/03/2001   26695    41-308-22 HSU1    ICT FIXTURE 41-308-22 HSU1 (@ JABIL BEDFORD)
 50     76175     0    160140   28/02/2001   26696    41-008-40R        LIU1R FAB REVISION AA ICT FIXTURE   41-008-40R
 50     76175     1    160140   30/09/2002   26696    41-008-40R        LIU2 IN CIRCUIT TEST SET (MODIFICATION TO LIU1R)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
30 DEGREE TS4 SYSTEM                                         $     6,642.22        $    (2,925.80)        $     3,716.42
6 DEGREE TS4 SYSTEM                                          $     8,302.78        $    (3,660.21)        $     4,642.57
AX/4000 GENERATOR/ANALYZER                                   $    25,114.00        $   (11,063.00)        $    14,051.00
AGILENT EPM RF POWER METER                                   $     5,460.51        $    (2,408.09)        $     3,052.42
NOISE BROADBAND GENERAL PURPOSE GENERATOR                    $     7,023.46        $    (3,097.14)        $     3,926.32
MODEL 1414 PHOTODETECTOR, 25GHz                              $     4,675.43        $    (2,060.11)        $     2,615.32
DIGITAL PHOSPHOR OSCILLOSCOPE TDS3054                        $    11,280.36        $    (4,970.69)        $     6,309.67
DIGITAL SOURCEMETER                                          $     3,780.93        $    (1,668.51)        $     2,112.42
UPGRADE QED-AMD & INTEL 186/188eA W/EXTRA PROBE              $     9,845.34        $    (4,339.09)        $     5,506.25
BASIC RATE ISDN BULK CALL GENERATOR AM2S-B                   $    44,342.85        $   (19,534.28)        $    24,808.57
SQUIRT ANALOG BULK CALL GENERATOR AM2S-A                     $    20,245.02        $    (8,920.60)        $    11,324.42
RF RETURN AUTO TEST SET #1717 (@JABIL MEMPHIS)               $   207,394.49        $   (61,725.49)        $   145,669.00
HSU FUNCTIONAL TEST SET                                      $   154,660.67        $   (46,030.42)        $   108,630.25
HSU FUNCTIONAL TEST SET                                      $       848.52        $      (253.70)        $       594.82
FTTH (QOIU) MFG TEST SET #1718 (2 BAYS)                      $   110,312.96        $   (32,830.71)        $    77,482.25
DISC*S MX BROADBAND OIU TEST SET #1719                       $   233,020.98        $  (102,641.56)        $   130,379.42
DISC*S MX BROADBAND OIU TEST SET #1719 ADDITION              $     1,629.46        $      (486.39)        $     1,143.07
ICT FIXTURE DTU1D 4102052D AT CMC                            $     7,315.00        $    (3,222.58)        $     4,092.42
CONSOLE SERVER 3200 CHASSIS W/CARDS                          $     8,043.41        $    (3,352.99)        $     4,690.42
EXFO: LASERLIGHT SOURCE P/N: IQ-2123BLC-88                   $     7,934.73        $    (3,496.23)        $     4,438.50
SUNSET xDSL FULL CHASSIS BASE UNIT W/ MODULES                $     9,818.28        $    (4,326.71)        $     5,491.57
DISC*S MX BROADBAND OIU TEST SET #1722                       $   233,020.77        $  (102,641.35)        $   130,379.42
DISC*S MX BROADBAND OIU TEST SET #1722 ADDITION              $     1,629.45        $      (486.38)        $     1,143.07
DLS 90 26A WG-9.35KFT WIRELINE SIMULATOR                     $     6,765.64        $    (2,981.72)        $     3,783.92
ASX-200BX/AC BOX W/CARDS                                     $     3,314.34        $      (988.84)        $     2,325.50
PROGRAMMABLE RF ATTENUATOR                                   $     2,707.01        $    (1,193.76)        $     1,513.25
FITL RDT 1, TrainRDT 1-1 (Bay Frame 1-1) w/ 2 ONUs           $     8,963.25        $    (8,030.33)        $       932.92
DELL OPTIPLEX GX110 PC                                       $     1,590.84        $      (897.59)        $       693.25
CALTEX MICROSCOPE SYSTEM                                     $    11,908.59        $    (5,249.42)        $     6,659.17
AERO GO PLANK SYSTEM                                         $     1,489.53        $      (459.46)        $     1,030.07
AERO GO PLANK SYSTEM                                         $     1,489.53        $      (459.46)        $     1,030.07
AERO GO PLANK SYSTEM                                         $     1,490.42        $      (461.92)        $     1,028.50
AERO GO PLANK SYSTEM                                         $     1,490.42        $      (461.92)        $     1,028.50
DCU 205/206 FIXTURE - AGILENT                                $    66,577.27        $   (19,816.95)        $    46,760.32
DAU1 FIXTURE - AGILENT                                       $    66,577.27        $   (19,816.95)        $    46,760.32
DISC*S COPPER ADSL SYSTEM TEST SET (TS1989)                  $    80,919.51        $   (24,082.84)        $    56,836.67
IMA SYSTEM TEST SET UPGRADE (TS1989)                         $    29,025.43        $    (4,493.51)        $    24,531.92
DISC*S COPPER ADSL SYSTEM TEST SET (TS1989)                  $     1,746.79        $      (333.62)        $     1,413.17
SPU2J FAB REVISION AA ICT FIXTURE 41-208-61J                 $    16,717.00        $    (7,366.58)        $     9,350.42
SPU31A FAB REVISION AA ICT FIXTURE 41-408-611A               $    18,824.30        $    (8,294.48)        $    10,529.82
ICT FIXTURE 41-050-32 DPU3 - RNS INTERNATIONAL               $    37,494.23        $   (11,159.16)        $    26,335.07
OIU72 ICT FIXTURE 43-020-74 REV.AA (JABIL BEDFORD)           $    11,197.32        $    (3,333.65)        $     7,863.67
ICT FIXTURE 41-308-22 HSU1 (@ JABIL BEDFORD)                 $    19,500.93        $    (8,590.11)        $    10,910.82
LIU1R FAB REVISION AA ICT FIXTURE   41-008-40R               $    13,300.95        $    (5,861.88)        $     7,439.07
LIU2 IN CIRCUIT TEST SET (MODIFICATION TO LIU1R)             $     3,586.32        $      (556.57)        $     3,029.75

                                                                        22 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     76344     0    160140   31/03/2001   26697    41-208-871 AU34   REV AA ICT FIXTURE 41-208-871 AU341 (@ JABIL FLA)
 50     76412     0    160140   31/05/2001   26698    41-208-87A AU34   REV. AA ICT FIXTURE 41-208-87A AU34
 61     103252    0    160334   31/03/2002   26700    NONE              FITL COT, Train 1-1 (Bay Frame 1-0)
 61     103253    0    160334   31/03/2002   26701    NONE              FITL SS Power
 61     103254    0    160334   31/03/2002   26702    NONE              FITL RDT 2, TrainRDT 2-2 (Bay Frame 1-2) w/ 2 ONUs
 63     102508    0    160220   30/06/2001   26703    045M27EB          SUN MICROSYSTEMS NETRA T1125
 63     102509    0    160220   30/06/2001   26704    045M2866          SUN MICROSYSTEM NETRA T1125
 63     102510    0    160220   30/06/2001   26705    045M288B          SUN MICROSYSTEM NETRA T1125
 61     101655    0    160220   28/02/2001   26706    DL91716           DLS 90 24A WG-9.35KFT WIRELINE SIMULATOR
 61     102719    0    160220   31/07/2001   26707    10191             ESX-48-CHASSIS, 8-SLOT WITH MODULES
 60     101742    0    160220   28/02/2001   26718                      BLACK BOX: 76" SERVCENTER STATION
 61     101734    0    160220   31/01/2002   26719                      BLACK BOX: 84" CABINET BLACK W 16-OU
 61     102726    0    160220   31/07/2001   26720    DL42537           SPIRENT ADSL WIRELINE SIMULATOR W/2 DLS 5A01 MODUL
 61     102726    1    160220   31/03/2003   26720    DL42537           DSL WIRELINE TR 048 UPGRADE TO ASSET# 26720
 61     101790    0    160220   28/02/2001   26726    108126-32         EXFO EXPANSION UNIT WITH MODULES IQ-206
 50     76334     0    160140   31/03/2001   26727    41-308-70         FLEXTRONICS FUNCTIONAL TEST FIXTURE: DAU1 ADSL Cu
 50     76333     0    160140   31/03/2001   26728    41-308-70         FLEXTRONICS ICT TEST FIXTURE: DAU1 ADSL Cu
 50     76332     0    160140   31/03/2001   26729    410008205/206     FUNCTIONAL TEST FIXTURE: DCU205/206/207
 50     76331     0    160140   31/03/2001   26730    410008205/206     FLEXTRONICS ICT TEST FIXTURE: DCU205A/206A
 50     76330     0    160140   31/03/2001   26731    41-050-07A        FLEXTRONICS ICT TEST FIXTURE: QCU40A (41-050-07A)
 50     76329     0    160140   31/03/2001   26734    41-050-52         FLEXTRONICS FUNCTIONAL TEST FIXTURE: QDU50 ADSL Cu
 50     76328     0    160140   31/03/2001   26735    41-050-52         FLEXTRONICS ICT TEST FIXTURE: QDU50 ADSL Cu
 50     76335     0    160140   31/03/2001   26736    41-908-30A        JABIL ICT TEST FIXTURE: HCU30A (41-908-30A)
 61     101751    0    160711   28/02/2001   26737    71281             MAXLink TRANSMITTER MODULE : RAC RELIABILITY LAB
 61     101677    0    160711   28/02/2001   26737    11022107          HARMONIC LIGHTWAVES HLP4200 PLATFORM W/POWER SUPPL
 61     101753    0    160711   28/02/2001   26737    107091            OPTICAL RECEIVER MODULE FOR HLT CHASSIS
 61     101673    0    160711   28/02/2001   26738    B023662           TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB
 61     101674    0    160220   28/02/2001   26739    B023663           TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB
 61     101675    0    160220   28/02/2001   26740    B023664           TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB
 61     101676    0    160220   28/02/2001   26741    M382              NOISE BROADBAND GENERATOR : CHRIS MULL
 61     102486    0    160711   31/05/2001   26742    31166             THERMOTRON AST-35 THERMAL TEST CHAMBER #2
 61     102118    0    160711   31/03/2001   26743    28931             THERMOTRON ENVIRONMENTAL CHAMBER : RAC OPTICS LAB
 61     101684    0    160220   28/02/2001   26744    MAE051AF3         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101685    0    160220   28/02/2001   26745    MAE1B4236         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101686    0    160220   28/02/2001   26746    MAE1B4226         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101687    0    160220   28/02/2001   26747    MAE051ACE         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101688    0    160220   28/02/2001   26748    MAE1B428C         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101689    0    160220   28/02/2001   26749    MAE1B3437         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101690    0    160220   28/02/2001   26750    MAE1B4709         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 61     101691    0    160220   28/02/2001   26751    MAE1B420C         EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER
 63     102511    0    160220   30/06/2001   26752    NONE              SUN MICROSYSTEM 72" STOREDGE EXPANSION RACK
 61     102456    0    160220   31/05/2001   26757    1038567           ASX-200BX/AC: 2.5 GBPS SWITCH
 61     102457    0    160220   31/05/2001   26758    373473            ES-3810/24MX: 24-PORT ETHERNET
 61     102458    0    160220   31/05/2001   26759    373469            ES-3810/24MX: 24-PORT ETHERNET
 61     103255    0    160334   31/03/2002   26760    NONE              MX COT, Train 1-1 (Bay Frame 1-0)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
REV AA ICT FIXTURE 41-208-871 AU341 (@ JABIL FLA)            $     4,654.22        $    (2,051.15)        $     2,603.07
REV. AA ICT FIXTURE 41-208-87A AU34                          $     5,593.46        $    (1,667.14)        $     3,926.32
FITL COT, Train 1-1 (Bay Frame 1-0)                          $     5,680.61        $    (5,089.79)        $       590.82
FITL SS Power                                                $     6,192.81        $    (5,548.24)        $       644.57
FITL RDT 2, TrainRDT 2-2 (Bay Frame 1-2) w/ 2 ONUs           $     8,963.25        $    (8,030.33)        $       932.92
SUN MICROSYSTEMS NETRA T1125                                 $    16,443.55        $    (6,852.13)        $     9,591.42
SUN MICROSYSTEM NETRA T1125                                  $    16,443.55        $    (6,852.13)        $     9,591.42
SUN MICROSYSTEM NETRA T1125                                  $    16,443.55        $    (6,852.13)        $     9,591.42
DLS 90 24A WG-9.35KFT WIRELINE SIMULATOR                     $     6,765.62        $    (2,981.70)        $     3,783.92
ESX-48-CHASSIS, 8-SLOT WITH MODULES                          $    15,695.13        $    (4,673.56)        $    11,021.57
BLACK BOX: 76" SERVCENTER STATION                            $     4,544.85        $    (1,402.28)        $     3,142.57
BLACK BOX: 84" CABINET BLACK W 16-OU                         $     1,563.64        $      (466.32)        $     1,097.32
SPIRENT ADSL WIRELINE SIMULATOR W/2 DLS 5A01 MODUL           $    54,832.14        $   (16,321.97)        $    38,510.17
DSL WIRELINE TR 048 UPGRADE TO ASSET# 26720                  $     6,130.83        $      (511.83)        $     5,619.00
EXFO EXPANSION UNIT WITH MODULES IQ-206                      $    32,639.54        $   (14,377.62)        $    18,261.92
FLEXTRONICS FUNCTIONAL TEST FIXTURE: DAU1 ADSL Cu            $    30,600.00        $   (13,480.33)        $    17,119.67
FLEXTRONICS ICT TEST FIXTURE: DAU1 ADSL Cu                   $    16,927.00        $    (7,459.08)        $     9,467.92
FUNCTIONAL TEST FIXTURE: DCU205/206/207                      $    32,921.00        $   (14,501.43)        $    18,419.57
FLEXTRONICS ICT TEST FIXTURE: DCU205A/206A                   $    45,000.00        $   (19,823.25)        $    25,176.75
FLEXTRONICS ICT TEST FIXTURE: QCU40A (41-050-07A)            $    16,721.00        $    (7,366.58)        $     9,354.42
FLEXTRONICS FUNCTIONAL TEST FIXTURE: QDU50 ADSL Cu           $     4,407.00        $    (1,942.50)        $     2,464.50
FLEXTRONICS ICT TEST FIXTURE: QDU50 ADSL Cu                  $    24,550.00        $   (10,816.33)        $    13,733.67
JABIL ICT TEST FIXTURE: HCU30A (41-908-30A)                  $    32,408.00        $   (14,275.83)        $    18,132.17
MAXLink TRANSMITTER MODULE : RAC RELIABILITY LAB             $    23,713.92        $   (10,446.25)        $    13,267.67
HARMONIC LIGHTWAVES HLP4200 PLATFORM W/POWER SUPPL           $     2,616.35        $    (1,153.53)        $     1,462.82
OPTICAL RECEIVER MODULE FOR HLT CHASSIS                      $     1,889.15        $      (832.65)        $     1,056.50
TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB           $     2,112.14        $      (931.32)        $     1,180.82
TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB           $     2,112.14        $      (931.32)        $     1,180.82
TEKTRONIX OPTICAL ATTENUATOR : RAC RELIABILITY LAB           $     2,112.14        $      (931.32)        $     1,180.82
NOISE BROADBAND GENERATOR : CHRIS MULL                       $     7,035.19        $    (3,102.02)        $     3,933.17
THERMOTRON AST-35 THERMAL TEST CHAMBER #2                    $    72,516.19        $   (21,584.52)        $    50,931.67
THERMOTRON ENVIRONMENTAL CHAMBER : RAC OPTICS LAB            $    47,175.35        $   (20,782.03)        $    26,393.32
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.38        $      (265.56)        $       329.82
EFFICIENT NETWORKS SPEEDSTREAM 5660 DSL ROUTER               $       595.34        $      (265.52)        $       329.82
SUN MICROSYSTEM 72" STOREDGE EXPANSION RACK                  $     9,934.75        $    (4,140.83)        $     5,793.92
ASX-200BX/AC: 2.5 GBPS SWITCH                                $     4,731.90        $    (1,408.23)        $     3,323.67
ES-3810/24MX: 24-PORT ETHERNET                               $     3,526.22        $    (1,050.22)        $     2,476.00
ES-3810/24MX: 24-PORT ETHERNET                               $     3,526.22        $    (1,050.22)        $     2,476.00
MX COT, Train 1-1 (Bay Frame 1-0)                            $     5,377.97        $    (4,818.40)        $       559.57

                                                                        23 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
------------------------------------------------------------------------------------------------------------------------
 61     103256    0    160334   31/03/2002   26761    NONE              MX RDT 1, TrainRDT 1-1 (Bay Frame 1-1) w/ 2 ONUs
 61     103257    0    160334   31/03/2002   26762    NONE              MX RDT 2, TrainRDT 2-2 (Bay Frame 1-2) w/ 2 ONUs
 61     103258    0    160334   31/03/2002   26763    NONE              MX SS Power
 61     102164    0    160220   31/03/2001   26766    3002756           RACK MOUNT PC (PLEX WRITER MCC3500)
 50     76376     0    160711   31/03/2001   26769    10                POWER CROSS RACK
 50     76491     0    160711   30/06/2001   26769    10                POWER CROSS RACK PFR1089
 61     102138    0    160711   31/03/2001   26770    B014328           TEKTRONIX SIGNAL SCOUT RF SIGNAL LEVEL METER
 61     102139    0    160220   31/03/2001   26771    B014329           TEKTRONIX SIGNAL SCOUT RF SIGNAL LEVEL METER
 61     102140    0    160711   31/03/2001   26772    B043908           TEKTRONIX CURRENT PROBE SYSTEM
 61     102141    0    160711   31/03/2001   26772    B011590           TEKTRONIX 500A CNT PROBE
 60     102150    0    160220   31/03/2001   26773    3GW94700424       INFOCUS LP400 PROJECTOR : LES MURRAY
 63     102162    0    160220   31/03/2001   26774    S015H22DC         SUN ULTRA 60 WORKSTATION
 62     102163    0    160422   31/03/2001   26775                      SUN 21" FLAT SCREEN MONITOR MODEL# X7136A
 61     102149    0    160220   31/03/2001   26776    400326-00107      AX4000 ATM UTOPIA 2 INTERFACE MODULE
 61     102157    0    160220   31/03/2001   26777    UL10B3 & UL02D1   MANTIS OPTICAL INSPECTION SYSTEM : HEAD & STAND
 61     102121    0    160220   31/03/2001   26778    20456             LECROY 4 CHANNEL 1 GHz SCOPE
 61     102123    0    160220   31/03/2001   26779    603               LECROY 4 CHANNEL 500 MHz SCOPE
 61     102122    0    160220   31/03/2001   26780    581               LECROY 4 CHANNEL 500 MHz SCOPE
 61     102125    0    160220   31/03/2001   26781    2083              LECROY ACTIVE DIFFERENTIAL PROBE
 61     102124    0    160220   31/03/2001   26782    2076              LECROY ACTIVE DIFFERENTIAL PROBE
 61     102128    0    160220   31/03/2001   26783    332919            LECROY ACTIVE FET PROBE
 61     102126    0    160220   31/03/2001   26784    332894            LECROY ACTIVE FET PROBE
 61     102127    0    160220   31/03/2001   26785    332904            LECROY ACTIVE FET PROBE
 61     102129    0    160220   31/03/2001   26786    342923            LECROY ACTIVE FET PROBE
 61     102159    0    160220   31/03/2001   26788    400301-01961      AX/4000 OC-3c/STM-1 SINGLE MODE FIBER MODULE
 61     102172    0    160220   31/03/2001   26789    401324-00398      AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE
 61     102169    0    160220   31/03/2001   26790    11980-01905       AX/4000 mAX 155 Mb G/A HARDWARE
 61     102173    0    160220   31/03/2001   26791    400302-01392      AX/4000 DS-3 INTERFACE MODULE
 61     102171    0    160220   31/03/2001   26792    401324-00415      AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE
 61     102170    0    160220   31/03/2001   26793    11980-01918       AX/4000 mAX 155 Mb G/A HARDWARE
 61     102188    0    160220   31/03/2001   26794    53457             AX4000 4-SLOT CHASSIS
 61     103366    0    160220   30/06/2002   26794    NONE              ATM OC-12C SM INTERFACE CARD FOR TESTING BLC RDT
 61     103368    0    160220   30/06/2002   26794    NONE              L2 MAX 622M ATM LICENSE FOR TESTING BLC RDT
 61     103367    0    160220   30/06/2002   26794    NONE              UPGRD 155M MAX TO 1G FOR TESTING BLC RDT
 61     102407    0    160220   31/05/2001   26795    31774             THERMOTRON S/SM8 TEMP TEST CHAMBER (MxR4)
 61     102185    0    160220   31/03/2001   26798    401428-0085       AX4000 ETHERNET CONTROL MODULE
 61     102186    0    160220   31/03/2001   26799    400308A-00198     AX4000 DS1 MONITOR INTERFACE MODULE
 61     102187    0    160220   31/03/2001   26800    400308A-00199     AX4000 DS1 MONITOR INTERFACE MODULE
 61     102179    0    160220   31/03/2001   26811    12433             FORE SYSTEMS ESX-2400 W/MODULES
 61     102180    0    160220   31/03/2001   26812                      FORE SYSTEMS NSC
 61     102181    0    160220   31/03/2001   26813    99364051          FORE SYSTEMS ASX-200BX W/MODULES
 61     102182    0    160220   31/03/2001   26814    99495049          FORE SYSTEMS ES-3810 CHASSIS W/MODULES
 61     102183    0    160220   31/03/2001   26815                      BLACKBOX 84" BLACK CABINET W/SHELVES
 61     102184    0    160220   31/03/2001   26816    WS0005010390      SMART UPS 3000RM
 61     102588    0    160220   30/06/2001   26817    1021203           ATM EQUIPMENT FOR 303 GATEWAY LAB

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
MX RDT 1, TrainRDT 1-1 (Bay Frame 1-1) w/ 2 ONUs             $    17,561.78        $   (15,733.03)        $     1,828.75
MX RDT 2, TrainRDT 2-2 (Bay Frame 1-2) w/ 2 ONUs             $    17,561.78        $   (15,733.03)        $     1,828.75
MX SS Power                                                  $     7,302.58        $    (6,542.16)        $       760.42
RACK MOUNT PC (PLEX WRITER MCC3500)                          $     9,764.37        $    (4,302.12)        $     5,462.25
POWER CROSS RACK                                             $   137,856.38        $   (60,723.56)        $    77,132.82
POWER CROSS RACK PFR1089                                     $     1,761.34        $      (525.34)        $     1,236.00
TEKTRONIX SIGNAL SCOUT RF SIGNAL LEVEL METER                 $     2,684.72        $    (1,184.72)        $     1,500.00
TEKTRONIX SIGNAL SCOUT RF SIGNAL LEVEL METER                 $     2,684.72        $    (1,184.72)        $     1,500.00
TEKTRONIX CURRENT PROBE SYSTEM                               $     3,381.45        $    (1,491.78)        $     1,889.67
TEKTRONIX 500A CNT PROBE                                     $     2,377.88        $    (1,049.21)        $     1,328.67
INFOCUS LP400 PROJECTOR : LES MURRAY                         $     3,409.29        $    (1,052.22)        $     2,357.07
SUN ULTRA 60 WORKSTATION                                     $    16,337.62        $   (10,075.95)        $     6,261.67
SUN 21" FLAT SCREEN MONITOR  MODEL# X7136A                   $     1,218.37        $    (1,135.05)        $        83.32
AX4000 ATM UTOPIA 2 INTERFACE MODULE                         $    10,283.75        $    (4,531.25)        $     5,752.50
MANTIS OPTICAL INSPECTION SYSTEM : HEAD & STAND              $     2,136.49        $      (943.99)        $     1,192.50
LECROY 4 CHANNEL 1 GHz SCOPE                                 $    45,818.41        $   (20,183.91)        $    25,634.50
LECROY 4 CHANNEL 500 MHz SCOPE                               $    13,653.23        $    (6,016.31)        $     7,636.92
LECROY 4 CHANNEL 500 MHz SCOPE                               $    13,653.23        $    (6,016.31)        $     7,636.92
LECROY ACTIVE DIFFERENTIAL PROBE                             $     3,918.90        $    (1,726.58)        $     2,192.32
LECROY ACTIVE DIFFERENTIAL PROBE                             $     3,918.90        $    (1,726.58)        $     2,192.32
LECROY ACTIVE FET PROBE                                      $       738.46        $      (327.29)        $       411.17
LECROY ACTIVE FET PROBE                                      $       738.46        $      (327.29)        $       411.17
LECROY ACTIVE FET PROBE                                      $       738.46        $      (327.29)        $       411.17
LECROY ACTIVE FET PROBE                                      $       738.46        $      (327.29)        $       411.17
AX/4000 OC-3c/STM-1 SINGLE MODE FIBER MODULE                 $     5,413.23        $    (2,386.73)        $     3,026.50
AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE           $     5,847.92        $    (2,577.60)        $     3,270.32
AX/4000 mAX 155 Mb G/A HARDWARE                              $    21,647.71        $    (9,536.96)        $    12,110.75
AX/4000 DS-3 INTERFACE MODULE                                $     3,138.99        $    (1,384.92)        $     1,754.07
AX/4000 ETHERNET 10baseT/100baseT INTERFACE MODULE           $     5,847.92        $    (2,577.60)        $     3,270.32
AX/4000 mAX 155 Mb G/A HARDWARE                              $    21,647.71        $    (9,536.96)        $    12,110.75
AX4000 4-SLOT CHASSIS                                        $    22,463.11        $    (9,897.61)        $    12,565.50
ATM OC-12C SM INTERFACE CARD FOR TESTING BLC RDT             $    10,234.30        $    (1,584.73)        $     8,649.57
L2 MAX 622M ATM LICENSE FOR TESTING BLC RDT                  $     8,281.10        $    (1,282.78)        $     6,998.32
UPGRD 155M MAX TO 1G FOR TESTING BLC RDT                     $     5,748.00        $      (890.50)        $     4,857.50
THERMOTRON S/SM8 TEMP TEST CHAMBER (MxR4)                    $    15,754.94        $    (4,690.02)        $    11,064.92
AX4000 ETHERNET CONTROL MODULE                               $    32,472.89        $   (14,303.97)        $    18,168.92
AX4000 DS1 MONITOR INTERFACE MODULE                          $     3,464.44        $    (1,527.19)        $     1,937.25
AX4000 DS1 MONITOR INTERFACE MODULE                          $     3,464.44        $    (1,527.19)        $     1,937.25
FORE SYSTEMS ESX-2400 W/MODULES                              $     7,666.75        $    (3,380.08)        $     4,286.67
FORE SYSTEMS NSC                                             $     5,882.16        $    (2,593.74)        $     3,288.42
FORE SYSTEMS ASX-200BX W/MODULES                             $     3,403.20        $    (1,502.28)        $     1,900.92
FORE SYSTEMS ES-3810 CHASSIS W/MODULES                       $     3,035.88        $    (1,339.06)        $     1,696.82
BLACKBOX 84" BLACK CABINET W/SHELVES                         $     2,386.54        $    (1,052.47)        $     1,334.07
SMART UPS 3000RM                                             $     1,322.42        $      (582.67)        $       739.75
ATM EQUIPMENT FOR 303 GATEWAY LAB                            $     7,623.90        $    (2,270.73)        $     5,353.17

                                                                        24 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     102729    0    160220   31/07/2001   26821    NONE              ENTROPIA CEB POWER SUPPLY FOR ENTROPIA EVAL. BOARD
 61     102487    0    160711   31/05/2001   26822    LC5342296         LECROY OSCILLOSCOPE LC534AL 1 GHz
 50     76338     0    160140   31/03/2001   26832    NONE              DPU3 FUNCTIONAL TEST ON HP79000
 50     76353     0    160140   31/03/2001   26833                      HP79000 BBC1 FUNCTIONAL TEST FIXTURE
 50     76420     0    160140   31/05/2001   26836    NONE              MX ADSL SYSTEM BROADBAND TEST (TS1986)
 50     76812     0    160140   31/03/2002   26836    NONE              SYSTEM TEST SET TO TEST THE CCU1A (ADDED TO 26836)
 50     76492     0    160140   30/06/2001   26837    NONE              MX NCC1 FUNCTIONAL TEST SET
 50     76348     0    160140   31/03/2001   26845    41-908-95XX       HIGH DENSITY SHELF TEST SET
 50     76349     0    160140   31/03/2001   26846    45-050-51         MDS BACKPLANE TEST SET FOR MX II
 61     102494    0    160220   31/05/2001   26858    10192777          ANDO AQ6317B OPTICAL SPECTRUM ANALYZER
 63     102473    0    160220   31/05/2001   26870    CD35L01           DELL POWEREDGE 2400 SERVER
 61     103245    0    160220   31/03/2002   26871    150800            MF CHASSIS W/MODULES FOR MX & ACCESS MUX PLATFORM
 61     103259    1    160334   31/07/2002   26876    NONE              CARDS ADDED TO TRAINING SYSTEM "A" COT
 61     103259    0    160334   31/03/2002   26876    NONE              TRAINING SYSTEM "A" COT
 61     103260    2    160334   30/06/2003   26877    NONE              CARDS ADDED TO TRAINING SYSTEM "A" RDT
 61     103260    1    160334   31/07/2002   26877    NONE              CARDS ADDED TO TRAINING SYSTEM "A" RDT
 61     103260    0    160334   31/03/2002   26877    NONE              TRAINING SYSTEM "A" RDT
 61     103261    0    160334   31/03/2002   26878    NONE              TRAINING SYSTEM "A" POWER/SS
 61     103265    0    160334   31/03/2002   26879    NONE              TRAINING SYSTEM "C" COT
 61     103266    0    160334   31/03/2002   26880    NONE              TRAINING SYSTEM "C" RDT
 61     103267    0    160334   31/03/2002   26881    NONE              TRAINING SYSTEM "C" POWER/SS
 61     103268    0    160334   31/03/2002   26882    NONE              TRAINING SYSTEM "D" COT
 61     103269    0    160334   31/03/2002   26883    NONE              TRAINING SYSTEM "D" RDT
 61     103270    0    160334   31/03/2002   26884    NONE              TRAINING SYSTEM "D" POWER/SS
 61     103262    0    160334   31/03/2002   26885    NONE              TRAINING SYSTEM "B" COT
 61     103263    0    160334   31/03/2002   26886    NONE              TRAINING SYSTEM "B" RDT
 61     103264    0    160334   31/03/2002   26887    NONE              TRAINING SYSTEM "B" POWER/SS
 62     103154    0    160420   28/02/2002   26890    FW04220850        Sun Ultra 5
 60     102488    0    160015   31/05/2001   26893    30542K00          36 VOLT FORKLIFT BATTERY CHARGER : LG18-865F3B
 60     102492    0    160015   31/05/2001   26896    30097J00          24 VOLT FORKLIFT BATTERY CHARGER : LG12-865F3B
 61     102730    0    160220   31/07/2001   26906    047 REV. 2.5      ENTROPIA EVALUATION BOARD W/ 1 CT-GWC3336 DEVICE
 61     102731    0    160220   31/07/2001   26907    041 REV. 2.5      ENTROPIA EVALUATION BOARD W/ 1 CT-GWC3336 DEVICE
 50     76428     0    160140   31/05/2001   26922    NONE              FACTRON333 TO TERADYNE Z18XX ICT ADAPTER
 50     76619     0    160140   31/08/2001   26924    43-050-41 AU50    ICT/FUNTIONAL TEST FO RMX AU50 FAB REVISION AA
 50     76414     0    160140   31/05/2001   26926    41-008-70         DISC*S TRU-1 ICT FIXTURE ASSY REV. AA 41-008-70
 50     76506     0    160140   30/06/2001   26927    NONE              QDC1 FUNCTIONAL TEST FIXTURE 41-050-36
 50     76507     0    160140   30/06/2001   26929    NONE              QDC1 ICT TEST FIXTURE 41-050-36 (@JABIL BEDFORD)
 50     76490     0    160140   30/06/2001   26930    NONE              HDXP ICT FIXTURE / TTI TESTRON (@JABIL FLORIDA)
 50     76621     0    160140   31/08/2001   26931    NONE              OIU94 DAUGHTERBOARD ICT FIXTURE (@ JABIL BEDFORD)
 50     76622     0    160140   31/08/2001   26932    NONE              OIU94 MOTHERBOARD ICT FIXTURE (@ JABIL BEDFORD)
 61     102818    0    160220   31/08/2001   26936    10170517          ANDO TUNABLE LASER SOURCE
 61     102821    0    160220   31/08/2001   26937    PEEW103C          INTERWATCH 95000 PORTABLE PLATFORM W/ MODULES
 50     76503     0    160140   30/06/2001   26938    NONE              FITL SYSTEM TEST SET @ BEDFORD
 50     76504     0    160140   30/06/2001   26939    NONE              FITL SYSTEM TEST SET @ BEDFORD
 60     102437    0    160001   31/05/2001   26940    LWXLA0K01459      LIGHTWAVE SCOUT XL PORTABLE PROJECTOR

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
ENTROPIA CEB POWER SUPPLY FOR ENTROPIA EVAL. BOARD           $     7,036.09        $    (2,095.92)        $     4,940.17
LECROY OSCILLOSCOPE LC534AL 1 GHz                            $     8,389.98        $    (2,498.41)        $     5,891.57
DPU3 FUNCTIONAL TEST ON HP79000                              $    65,519.35        $   (28,860.35)        $    36,659.00
HP79000 BBC1 FUNCTIONAL TEST FIXTURE                         $    42,000.00        $   (18,500.00)        $    23,500.00
MX ADSL SYSTEM BROADBAND TEST (TS1986)                       $    92,925.00        $   (27,655.75)        $    65,269.25
SYSTEM TEST SET TO TEST THE CCU1A (ADDED TO 26836)           $    71,137.29        $   (21,172.72)        $    49,964.57
MX NCC1 FUNCTIONAL TEST SET                                  $    94,548.82        $   (28,138.90)        $    66,409.92
HIGH DENSITY SHELF TEST SET                                  $    27,692.45        $   (12,201.70)        $    15,490.75
MDS BACKPLANE TEST SET FOR MX II                             $    69,457.00        $   (30,596.43)        $    38,860.57
ANDO AQ6317B OPTICAL SPECTRUM ANALYZER                       $    46,119.71        $   (13,727.29)        $    32,392.42
DELL POWEREDGE 2400 SERVER                                   $     5,014.20        $    (2,090.28)        $     2,923.92
MF CHASSIS W/MODULES FOR MX & ACCESS MUX PLATFORM            $    42,177.59        $   (12,553.77)        $    29,623.82
CARDS ADDED TO TRAINING SYSTEM "A" COT                       $     1,369.17        $      (776.85)        $       592.32
TRAINING SYSTEM "A" COT                                      $     2,417.19        $    (2,166.37)        $       250.82
CARDS ADDED TO TRAINING SYSTEM "A" RDT                       $    25,625.63        $    (3,843.81)        $    21,781.82
CARDS ADDED TO TRAINING SYSTEM "A" RDT                       $     2,593.69        $    (1,470.19)        $     1,123.50
TRAINING SYSTEM "A" RDT                                      $     8,573.73        $    (7,681.66)        $       892.07
TRAINING SYSTEM "A" POWER/SS                                 $     3,570.43        $    (3,199.18)        $       371.25
TRAINING SYSTEM "C" COT                                      $     2,417.19        $    (2,166.37)        $       250.82
TRAINING SYSTEM "C" RDT                                      $     8,573.73        $    (7,681.66)        $       892.07
TRAINING SYSTEM "C" POWER/SS                                 $     3,570.43        $    (3,199.18)        $       371.25
TRAINING SYSTEM "D" COT                                      $     2,417.19        $    (2,166.37)        $       250.82
TRAINING SYSTEM "D" RDT                                      $     8,573.73        $    (7,681.66)        $       892.07
TRAINING SYSTEM "D" POWER/SS                                 $     3,570.45        $    (3,199.20)        $       371.25
TRAINING SYSTEM "B" COT                                      $     2,417.19        $    (2,166.37)        $       250.82
TRAINING SYSTEM "B" RDT                                      $     8,573.73        $    (7,681.66)        $       892.07
TRAINING SYSTEM "B" POWER/SS                                 $     3,570.43        $    (3,199.18)        $       371.25
Sun Ultra 5                                                  $     4,391.76        $    (3,049.76)        $     1,342.00
36 VOLT FORKLIFT BATTERY CHARGER : LG18-865F3B               $       967.80        $      (202.38)        $       765.42
24 VOLT FORKLIFT BATTERY CHARGER : LG12-865F3B               $       967.80        $      (202.38)        $       765.42
ENTROPIA EVALUATION BOARD W/ 1 CT-GWC3336 DEVICE             $     8,659.19        $    (2,579.37)        $     6,079.82
ENTROPIA EVALUATION BOARD W/ 1 CT-GWC3336 DEVICE             $     8,659.19        $    (2,579.37)        $     6,079.82
FACTRON333 TO TERADYNE Z18XX ICT ADAPTER                     $    14,072.50        $    (4,189.58)        $     9,882.92
ICT/FUNTIONAL TEST FO RMX AU50 FAB REVISION AA               $     6,116.47        $    (1,821.30)        $     4,295.17
DISC*S TRU-1 ICT FIXTURE ASSY REV. AA 41-008-70              $     9,216.05        $    (2,744.30)        $     6,471.75
QDC1 FUNCTIONAL TEST FIXTURE 41-050-36                       $    56,371.95        $   (16,780.13)        $    39,591.82
QDC1 ICT TEST FIXTURE 41-050-36 (@JABIL BEDFORD)             $    14,744.26        $    (4,390.34)        $    10,353.92
HDXP ICT FIXTURE / TTI TESTRON (@JABIL FLORIDA)              $    12,675.39        $    (3,773.82)        $     8,901.57
OIU94 DAUGHTERBOARD ICT FIXTURE (@ JABIL BEDFORD)            $    16,099.19        $    (4,791.87)        $    11,307.32
OIU94 MOTHERBOARD ICT FIXTURE (@ JABIL BEDFORD)              $    10,511.05        $    (3,129.23)        $     7,381.82
ANDO TUNABLE LASER SOURCE                                    $    53,885.65        $   (16,037.15)        $    37,848.50
INTERWATCH 95000 PORTABLE PLATFORM W/ MODULES                $   174,361.52        $   (51,893.77)        $   122,467.75
FITL SYSTEM TEST SET @ BEDFORD                               $    14,024.47        $    (4,175.47)        $     9,849.00
FITL SYSTEM TEST SET @ BEDFORD                               $    14,024.41        $    (4,175.41)        $     9,849.00
LIGHTWAVE SCOUT XL PORTABLE PROJECTOR                        $     2,381.50        $      (497.93)        $     1,883.57

                                                                        25 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     76421     0    160140   31/05/2001   26941    NONE              DCU205/6 FUNCTIONAL TEST FIXTURE 41008205/8206
 50     76422     0    160140   31/05/2001   26942    NONE              DCU205/6 FUNCTIONAL TEST FIXTURE 41008205/8206
 50     76422     1    160140   31/07/2003   26942    NONE              ADDED DAU3 (MATERIAL 4130890) TO ASSET# 26942
 50     76439     0    160140   31/05/2001   26943    NONE              DISC*S MX NPC TEST SET# 1594 & FIXTURES (@JABIL FL
 50     76440     0    160140   31/05/2001   26944    NONE              DISC*S MX NPC TEST SET# 1593 & FIXTURES (@JABIL FL
 50     76438     0    160140   31/05/2001   26945    NONE              OPTICAL / RF COMPONENT TEST SET# 1991
 50     76458     0    160140   31/05/2001   26946    NONE              CPU3 Generics Programming Station
 50     76431     0    160140   31/05/2001   26968    NONE              JABIL ICT TEST FIXTURE FOR BOIU522
 50     76509     0    160140   30/06/2001   26969    NONE              QDC1 FUNCTIONAL TEST FIXTURE 41-050-36 @ JABIL
 50     76510     0    160140   30/06/2001   26970    NONE              QDC1 ICT TEST FIXTURE 41-050-36 @ JABIL
 50     76620     0    160140   31/08/2001   26972    43-050-41 AU50    FUNTIONAL TEST FOR MX AU50 FAB REVISION AA
 61     102705    0    160220   31/07/2001   26974    NONE              EQUIPMENT FOR NEBS TESTING OF HDD
 61     102733    0    160711   31/07/2001   26975    5014480           REDCOM CLASS 5 SWITCH
 61     102734    0    160711   31/07/2001   26976    5014481           REDCOM CLASS 5 SWITCH
 61     102822    0    160220   31/08/2001   26977    4100890L3         COT CHANNEL SHELF WITH CARDS
 61     102823    0    160220   31/08/2001   26978    4100890L3         COT -IDT SHELF WITH CARDS
 61     102824    0    160220   31/08/2001   26979    4100891L2         FITL RDT SHELF WITH CARDS
 61     102825    0    160220   31/08/2001   26980    4102039L3         FITL A ONU CHANNEL SHELF WITH CARDS
 61     102826    0    160220   31/08/2001   26981    4102039L3         FITL A ONU CHANNEL SHELF WITH CARDS
 61     102827    0    160220   31/08/2001   26982    4102039L3         FITL A ONU CHANNEL SHELF WITH CARDS
 61     102828    0    160220   31/08/2001   26983    4102039L3         FITL A ONU CHANNEL SHELF WITH CARDS
 50     76617     0    160140   31/08/2001   26984    NONE              MDS TEST STATION @ CELESTICA
 60     102980    0    160329   31/10/2001   26986    3524              LC-160 LCD TELEPROMPTER
 61     103222    0    160220   31/03/2002   26987    PART# 158M-3668   SWFX MODULE (E-011294 REV 3) PART# 158M-366822
 60     102982    0    160329   31/10/2001   26988    3319-15444        VINTEN FOLDING DOLLY ON CASTERS
 61     103003    0    160220   30/11/2001   26993    74017889          CISCO 7204VXR ROUTER FOR NPI SYSTEMS TEST NETWORK
 50     76772     0    160140   31/12/2001   26997    NONE              COOMBO SHELF TEST STATION 4130899LX
 50     76806     0    160140   28/02/2002   26998    NONE              DUPLICATE Factron to Teradyne ICT Adapter
 50     76807     0    160140   28/02/2002   26999    2602115           FITL ADSL OIU94 DB Mfg. ICT Test Solution
 50     76755     0    160140   30/11/2001   27000    3-Mar             FTTH VXI TESTER (@ JABIL BEDFORD)
 50     76753     0    160140   31/10/2001   27001    1-Mar             FTTH VXI TESTER (@ JABIL BEDFORD)
 50     76650     0    160140   30/09/2001   27002    T.S. 1720         VXI PLANT STANDARD DEVELOPMENT STATION
 50     76651     0    160140   30/09/2001   27003    2-Mar             VXI PLANT STANDARD DEVELOPMENT STATION
 50     76627     0    160140   31/08/2001   27005    US38400103        HP86120C MULTIWAVELENGTH METER
 50     76628     0    160140   31/08/2001   27006    US41192708        AGILENT E4402B SPECTRUM ANALYZER
 50     76629     0    160140   31/08/2001   27007    N/A               CUSTOM:  FILTER & AMPLIFIER FX1990-1
 50     76630     0    160140   31/08/2001   27008    N/A               CUSTOM:  POWER SUPPLY FX1990-2
 50     76808     0    160140   28/02/2002   27013    NONE              PCU101 PRODUCT TEST DEV. EQUIP. = BURN-IN
 50     76809     0    160140   28/02/2002   27014    NONE              PCU101 PRODUCT TEST DEV. EQUIP. = FUNCTIONAL TEST
 50     76633     0    160140   31/08/2001   27015    N/A               ICT/MFG TOOLS FOR PCU101 @ FLEXTRONICS, FLA.
 50     76618     0    160140   31/08/2001   27017    4105092LX         COMBO SHELF TEST STATION (AT MSE, GADSDEN, ALA)
 61     102887    0    160220   30/09/2001   27018    29471 POD 71564   FLEXDS JTAG EMULATOR
 60     102876    0    160220   30/09/2001   27020    NONE              TECHNICIAN ESD BENCH
 60     102877    0    160220   30/09/2001   27021    NONE              TECHNICIAN ESD BENCH
 50     76631     0    160140   31/08/2001   27024    1864              PHOTODETECTOR NF1014, 25GHZ, IR K/FC

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
DCU205/6 FUNCTIONAL TEST FIXTURE 41008205/8206               $    24,778.00        $    (7,375.00)        $    17,403.00
DCU205/6 FUNCTIONAL TEST FIXTURE 41008205/8206               $    24,778.00        $    (7,375.00)        $    17,403.00
ADDED DAU3 (MATERIAL 4130890) TO ASSET# 26942                $       421.50        $       (18.44)        $       403.06
DISC*S MX NPC TEST SET# 1594 & FIXTURES (@JABIL FL           $    77,219.44        $   (22,983.77)        $    54,235.67
DISC*S MX NPC TEST SET# 1593 & FIXTURES (@JABIL FL           $    77,219.38        $   (22,983.71)        $    54,235.67
OPTICAL / RF COMPONENT TEST SET# 1991                        $   133,372.97        $   (39,696.80)        $    93,676.17
CPU3 Generics Programming Station                            $     7,853.94        $    (2,338.44)        $     5,515.50
JABIL ICT TEST FIXTURE FOR BOIU522                           $    25,029.00        $    (7,450.00)        $    17,579.00
QDC1 FUNCTIONAL TEST FIXTURE 41-050-36 @ JABIL               $    72,473.03        $   (21,571.86)        $    50,901.17
QDC1 ICT TEST FIXTURE 41-050-36 @ JABIL                      $     8,122.91        $    (2,420.16)        $     5,702.75
FUNTIONAL TEST FOR MX AU50 FAB REVISION AA                   $     9,983.75        $    (2,973.18)        $     7,010.57
EQUIPMENT FOR NEBS TESTING OF HDD                            $    35,269.78        $   (10,498.21)        $    24,771.57
REDCOM CLASS 5 SWITCH                                        $    23,069.26        $    (6,866.94)        $    16,202.32
REDCOM CLASS 5 SWITCH                                        $    23,069.25        $    (6,866.93)        $    16,202.32
COT CHANNEL SHELF WITH CARDS                                 $     4,984.98        $    (1,485.91)        $     3,499.07
COT -IDT SHELF WITH CARDS                                    $     4,984.98        $    (1,485.91)        $     3,499.07
FITL RDT SHELF WITH CARDS                                    $     4,987.82        $    (1,485.75)        $     3,502.07
FITL A ONU CHANNEL SHELF WITH CARDS                          $     3,369.77        $    (1,003.95)        $     2,365.82
FITL A ONU CHANNEL SHELF WITH CARDS                          $     3,369.77        $    (1,003.95)        $     2,365.82
FITL A ONU CHANNEL SHELF WITH CARDS                          $     3,369.77        $    (1,003.95)        $     2,365.82
FITL A ONU CHANNEL SHELF WITH CARDS                          $     3,369.71        $    (1,003.89)        $     2,365.82
MDS TEST STATION @ CELESTICA                                 $    53,360.00        $   (15,881.75)        $    37,478.25
LC-160 LCD TELEPROMPTER                                      $     4,763.00        $      (994.25)        $     3,768.75
SWFX MODULE (E-011294 REV 3) PART# 158M-366822               $     5,639.84        $    (1,679.02)        $     3,960.82
VINTEN FOLDING DOLLY ON CASTERS                              $       869.28        $      (182.03)        $       687.25
CISCO 7204VXR ROUTER FOR NPI SYSTEMS TEST NETWORK            $    19,517.48        $    (5,811.41)        $    13,706.07
COOMBO SHELF TEST STATION 4130899LX                          $     4,900.00        $    (1,458.33)        $     3,441.67
DUPLICATE Factron to Teradyne ICT Adapter                    $    10,825.00        $    (3,223.43)        $     7,601.57
FITL ADSL OIU94 DB Mfg. ICT Test Solution                    $     9,349.23        $    (2,783.56)        $     6,565.67
FTTH VXI TESTER (@ JABIL BEDFORD)                            $   302,000.00        $   (89,881.75)        $   212,118.25
FTTH VXI TESTER (@ JABIL BEDFORD)                            $   302,000.00        $   (89,881.75)        $   212,118.25
VXI PLANT STANDARD DEVELOPMENT STATION                       $   418,389.27        $  (124,521.10)        $   293,868.17
VXI PLANT STANDARD DEVELOPMENT STATION                       $   418,388.83        $  (124,520.66)        $   293,868.17
HP86120C MULTIWAVELENGTH METER                               $    17,661.69        $    (5,260.02)        $    12,401.67
AGILENT E4402B SPECTRUM ANALYZER                             $    14,060.53        $    (4,187.46)        $     9,873.07
CUSTOM: FILTER & AMPLIFIER FX1990-1                          $     3,314.32        $      (986.82)        $     2,327.50
CUSTOM: POWER SUPPLY FX1990-2                                $       498.69        $      (149.69)        $       349.00
PCU101 PRODUCT TEST DEV. EQUIP. = BURN-IN                    $    89,919.68        $   (26,763.18)        $    63,156.50
PCU101 PRODUCT TEST DEV. EQUIP. = FUNCTIONAL TEST            $    97,647.44        $   (29,061.94)        $    68,585.50
ICT/MFG TOOLS FOR PCU101 @ FLEXTRONICS, FLA.                 $    21,200.00        $    (6,310.93)        $    14,889.07
COMBO SHELF TEST STATION (AT MSE, GADSDEN, ALA)              $     6,500.00        $    (1,935.93)        $     4,564.07
FLEXDS JTAG EMULATOR                                         $     4,324.59        $    (1,287.09)        $     3,037.50
TECHNICIAN ESD BENCH                                         $     3,327.36        $      (694.61)        $     2,632.75
TECHNICIAN ESD BENCH                                         $     3,327.32        $      (694.57)        $     2,632.75
PHOTODETECTOR NF1014, 25GHZ, IR K/FC                         $     4,298.48        $    (1,282.23)        $     3,016.25

                                                                        26 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     76632     0    160140   31/08/2001   27025    0107B             PHOTODETECTOR NF1414, 25GHZ, IR, K/FC (NEW FOCUS)
 62     102847    0    160420   31/08/2001   27027    PR81003194        SUN ULTRA SYSTEM
 61     102945    0    160220   31/10/2001   27029    4830              JDS UNIPHASE 1555NM TRANSMITTER
 61     102946    0    160220   31/10/2001   27030    4831              JDS UNIPHASE CATV TRANSMITTER
 62     102888    0    160420   30/09/2001   27032    PR97012295        SUN ULTRA5 SYSTEM 270MHZ, 4.3GB HD, 256RAM
 62     102889    0    160420   30/09/2001   27033    9742GI4752        SUN 20" MONITOR - I.T. ROOM BEDFORD
 61     102883    0    160220   30/09/2001   27034    1565              QAM256 / A8300 MODULATOR
 61     102884    0    160220   30/09/2001   27035    1059              QAD256 / A8000 DEMODULATOR
 61     102879    0    160220   30/09/2001   27036    NONE              HIGHPASS CC-1000 FILTER
 61     102880    0    160220   30/09/2001   27037    NONE              LOWPASS CC-C117 FILTER
 61     102881    0    160220   30/09/2001   27038    NONE              LOWPASS CC-C137 FILTER
 61     102882    0    160220   30/09/2001   27039    9999TE4793        JDS 1550 LASER TRANSMITTER SEMP1280
 61     102878    0    160220   30/09/2001   27040    63673074          SMARTBITS SMB-2000
 61     102967    0    160220   31/10/2001   27042    29428             FLEXDS JTAG EMULATOR POD# 71485
 50     76789     0    160140   28/02/2002   27044    TS1597            FITL SYSTEM TEST SYSTEM FOR JABIL MEMPHIS (TS1597)
 61     103246    0    160309   31/03/2002   27045    SWFX200004        SWFX 6X96 CONN/SPLICE
 61     103247    0    160309   31/03/2002   27046    YY9TD0121         4P 20 DBM EDFA OPTL AMP  (BOOSTER)
 61     103249    0    160309   31/03/2002   27048    3003238           23" Rackmount SS Co-Located Application
 61     102968    0    160220   31/10/2001   27050    149683            AX4000 MAX TEST SYSTEM FOR FTH
 61     103272    0    160318   31/03/2002   27055    794608            HD SHF (HD DISCS SHF)
 61     103231    0    160331   31/03/2002   27056    16104473          1 Port ATM Enhanced OC3e/STM1 Multimode Adaptor
 61     103239    0    160331   31/03/2002   27061                      RIFOCS FIBER OPTICAL POWER METER @ V-LAB
 50     76939     0    160140   30/06/2002   27070    ECT JOB# 440647   TRU1C PCBA ICT FIXTURE REPLACEMENT
 50     76940     0    160140   30/06/2002   27071    ECT JOB# 440651   SCU3K DB PCBA ICT FIXTURE REPLACEMENT
 50     77075     0    160140   30/09/2002   27072                      DIU1 / DIU2 IN CIRCUIT TEST SET
 61     103237    0    160220   31/03/2002   27074    N5558             VISION NET EMULATOR
 61     103275    0    160318   31/03/2002   27075    787056            HD SHF (HD DISCS SHF)
 61     103217    0    160220   31/03/2002   27078    44352-02-02       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103218    0    160220   31/03/2002   27079    44352-01-03       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103219    0    160220   31/03/2002   27080    44352-02-01       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103220    0    160220   31/03/2002   27081    44352-02-03       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103221    0    160220   31/03/2002   27082    44352-03-01       2x32 LWX Modular Housing for the CATV (55-870MHz)
 61     103223    0    160220   31/03/2002   27083    PART# 158M-3668   SWFX MODULE (E-011294 REV 3) PART# 158M-366821
 61     103183    0    160220   31/03/2002   27084    410332            Harmonic Platform w/1550nm transmitter & power sup
 61     103184    0    160220   31/03/2002   27085    4794              JDS 1550 LASER TRANSMITTER
 61     103236    0    160331   31/03/2002   27092    NONE              PHILIPS OPTICAL LASER TRANSMITTER FOR RF RETURN
 61     103278    0    160318   31/03/2002   27093    11GYYCBD0368      4P 20 DBM EDFA OPTL AMP  (BOOSTER)
 61     103233    0    160331   31/03/2002   27095    B032632           Signal Scout Cable VRF Analyzer - TEK RFM150
 61     103279    0    160318   31/03/2002   27096    O56TD0112         8P 20 DBM EDFA OPTL AMP (DIST.)
 61     103280    0    160318   31/03/2002   27097    YY6UD0191         4P 20 DBM EDFA OPTL AMP  (BOOSTER)
 61     103360    0    160309   31/05/2002   27101    99145685          Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     103357    0    160309   31/05/2002   27102                      Fore ATM Switch ASX-200BX @ Sprint in Kansas City
 61     103358    0    160309   31/05/2002   27103                      Fore ATM Switch ASX-200BX @ Sprint in Kansas City
 50     77099     0    160140   31/10/2002   27104    NONE              OMU92 IN CIRCUIT TEST SET
 50     77142     0    160140   31/12/2002   27105    NONE              DAU3 IN CIRCUIT TEST SET

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
PHOTODETECTOR NF1414, 25GHZ, IR, K/FC (NEW FOCUS)            $     4,298.47        $    (1,282.22)        $     3,016.25
SUN ULTRA SYSTEM                                             $     1,975.80        $    (1,373.23)        $       602.57
JDS UNIPHASE 1555NM TRANSMITTER                              $    17,931.34        $    (5,337.84)        $    12,593.50
JDS UNIPHASE CATV TRANSMITTER                                $    17,931.34        $    (5,337.84)        $    12,593.50
SUN ULTRA5 SYSTEM 270MHZ, 4.3GB HD, 256RAM                   $     1,163.80        $      (808.13)        $       355.67
SUN 20" MONITOR - I.T. ROOM BEDFORD                          $       427.48        $      (298.91)        $       128.57
QAM256 / A8300 MODULATOR                                     $     6,061.97        $    (1,804.15)        $     4,257.82
QAD256 / A8000 DEMODULATOR                                   $     5,412.53        $    (1,612.03)        $     3,800.50
HIGHPASS CC-1000 FILTER                                      $     1,569.54        $      (468.79)        $     1,100.75
LOWPASS CC-C117 FILTER                                       $     3,215.07        $      (958.40)        $     2,256.67
LOWPASS CC-C137 FILTER                                       $     3,215.07        $      (958.40)        $     2,256.67
JDS 1550 LASER TRANSMITTER SEMP1280                          $    19,018.72        $    (5,660.65)        $    13,358.07
SMARTBITS SMB-2000                                           $    37,078.34        $   (11,036.27)        $    26,042.07
FLEXDS JTAG EMULATOR POD# 71485                              $     4,324.59        $    (1,287.09)        $     3,037.50
FITL SYSTEM TEST SYSTEM FOR JABIL MEMPHIS (TS1597)           $         0.01        $        (0.01)        $            -
SWFX 6X96 CONN/SPLICE                                        $    16,773.32        $   (15,026.65)        $     1,746.67
4P 20 DBM EDFA OPTL AMP (BOOSTER)                            $    27,917.71        $   (25,009.79)        $     2,907.92
23" Rackmount SS Co-Located Application                      $     6,016.83        $    (5,390.58)        $       626.25
AX4000 MAX TEST SYSTEM FOR FTH                               $    52,607.34        $   (15,658.67)        $    36,948.67
HD SHF (HD DISCS SHF)                                        $     4,562.79        $    (4,087.79)        $       475.00
1 Port ATM Enhanced OC3e/STM1 Multimode Adaptor              $     6,370.36        $    (1,898.79)        $     4,471.57
RIFOCS FIBER OPTICAL POWER METER @ V-LAB                     $     1,076.98        $      (320.81)        $       756.17
TRU1C PCBA ICT FIXTURE REPLACEMENT                           $    11,977.33        $    (1,855.01)        $    10,122.32
SCU3K DB PCBA ICT FIXTURE REPLACEMENT                        $    11,867.10        $    (1,837.43)        $    10,029.67
DIU1 / DIU2 IN CIRCUIT TEST SET                              $    14,870.30        $    (2,302.88)        $    12,567.42
VISION NET EMULATOR                                          $     6,332.63        $    (1,885.56)        $     4,447.07
HD SHF (HD DISCS SHF)                                        $     4,562.79        $    (4,087.79)        $       475.00
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
2x32 LWX Modular Housing for the CATV (55-870MHz)            $     5,953.75        $    (1,773.18)        $     4,180.57
SWFX MODULE (E-011294 REV 3) PART# 158M-366821               $     5,639.82        $    (1,679.00)        $     3,960.82
Harmonic Platform w/1550nm transmitter & power sup           $    26,543.44        $    (7,900.44)        $    18,643.00
JDS 1550 LASER TRANSMITTER                                   $    19,018.71        $    (5,660.64)        $    13,358.07
PHILIPS OPTICAL LASER TRANSMITTER FOR RF RETURN              $     3,788.75        $    (1,128.93)        $     2,659.82
4P 20 DBM EDFA OPTL AMP  (BOOSTER)                           $    27,926.00        $   (25,017.25)        $     2,908.75
Signal Scout Cable VRF Analyzer - TEK RFM150                 $     2,110.88        $      (629.06)        $     1,481.82
8P 20 DBM EDFA OPTL AMP (DIST.)                              $    38,931.63        $   (34,876.21)        $     4,055.42
4P 20 DBM EDFA OPTL AMP (BOOSTER)                            $    27,926.00        $   (25,017.25)        $     2,908.75
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     3,211.55        $    (1,739.38)        $     1,472.17
Fore ATM Switch ASX-200BX @ Sprint in Kansas City            $     5,473.92        $    (2,965.50)        $     2,508.42
Fore ATM Switch ASX-200BX @ Sprint in Kansas City            $     5,473.92        $    (2,965.50)        $     2,508.42
OMU92 IN CIRCUIT TEST SET                                    $    22,413.71        $    (3,468.54)        $    18,945.17
DAU3 IN CIRCUIT TEST SET                                     $    23,995.81        $    (3,713.49)        $    20,282.32

                                                                        27 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     77100     0    160140   31/10/2002   27106    NONE              QCU602 IN CIRCUIT TEST SET
 50     77101     0    160140   31/10/2002   27107    NONE              ODU50 / ODU506 IN CIRCUIT TEST SET
 50     76994     0    160140   31/08/2002   27109    NONE              MX RACK FUNCT TEST SET; INCLUDES 5 RACKS @MSE,ALA
 50     77143     0    160140   31/12/2002   27110    NONE              OIU89 IN CIRCUIT TEST SET
 50     77144     0    160140   31/12/2002   27111    NONE              OPU3 DB IN CIRUCUIT TEST SET
 50     77145     0    160140   31/12/2002   27112    NONE              OPU3 MB IN CIRCUIT TEST SET
 50     77146     0    160140   31/12/2002   27113    NONE              BOIU50 / BOIU522 IN CIRCUIT TEST SET
 50     77147     0    160140   31/12/2002   27114    NONE              CPU52A IN CIRCUIT TEST SET
 50     77149     0    160140   31/12/2002   27115    NONE              CCU11 IN CIRCUIT TEST SET DAUGHTERBOARD
 50     77148     0    160140   31/12/2002   27116    NONE              OIU45/48 DAUGHTERBOARD IN CIRCUIT TEST SET
 50     76991     0    160140   31/08/2002   27117                      ONU LIGHT BACKPLANE ICT FIXTURE
 61     103799    0    160220   31/10/2002   27118    99155042          Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     103801    0    160220   31/10/2002   27119    99165498          Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     103797    0    160220   31/10/2002   27120                      Fore ATM Switch ASX-200BX : Bob Perry
 61     103798    0    160220   31/10/2002   27121                      Fore ATM Switch ASX-200BX : Bob Perry
 61     103803    0    160220   31/10/2002   27122                      Fore 8-Port Ethernet Switch ES-3810 Chassis
 61     103817    0    160140   30/11/2002   27123    WS00102B-2690     WESTOVER MICROSCOPE SYSTEM/BENCH-TOP/VIDEO INSPECT
 50     77352     0    160140   31/03/2003   27125    CAL TS1577        OIU89 FUNCTIONAL TEST SET AT JABIL-MEXICO (TS1577)
 61     103818    0    160140   30/11/2002   27126    NONE              HH SOURCE, DUAL LASER 1310/1550nm
 62     103740    0    160308   30/09/2002   27127    202013317         OLYMPUS E-20N DIGITAL CAMERA & AT3035 MICROPHONE
 50     77354     0    160140   31/03/2003   27128    NONE              OPU3 FUNCTIONAL TEST SET (TS27128)
 50     77180     0    160140   15/10/2002   27130    NONE              OMNI 8300 TEST SET #1 (AT LA GRANGE)
 50     77181     0    160140   15/10/2002   27131    2-670             OMNI TEST SET #2 (AT LA GRANGE)
 50     77178     0    160140   15/10/2002   27132    NONE              OMNI 2000 TEST SET UPGRADE (AT LA GRANGE)
 50     77150     0    160140   31/12/2002   27133    NONE              NPR TEST EQUIPMENT
 50     77789     0    160140   31/07/2003   27156    ECT #44108500 T   QOIU511B ICT TEST FIXTURE (43-050-35-SD) JABIL-MEX
 50     77232     0    160015   15/10/2002   27176    417111542N        TOLEDO PLATFORM SCALE MODEL# 8140
 50     77183     0    160015   15/10/2002   27177    0699-4685         STRETCH WRAP MACHINE FOR SHIPPING
 50     77234     0    160015   15/10/2002   27177    0699-4685         STRETCH WRAP MACHINE FOR SHIPPING (ADDL AMT)
 50     77152     0    160015   15/10/2002   27178    965015-1583       LIFT TRUCK, MODEL SLT30 (FROM JABIL 10/02)
 50     77151     0    160015   15/10/2002   27179    1EOP240852        LIFT TRUCK, MODEL EOP 15-24P, (FROM JABIL 10/02)
 50     77194     0    160015   15/10/2002   27180    16600000769       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 6
 50     77192     0    160015   15/10/2002   27181    16600000774       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 11
 50     77196     0    160015   15/10/2002   27182    16600000759       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 8
 50     77191     0    160015   15/10/2002   27183    16600000762       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 10
 50     77195     0    160015   15/10/2002   27184    16600000770       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 7
 50     77197     0    160015   15/10/2002   27185    16600000761       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 9
 50     77193     0    160015   15/10/2002   27186    16600000775       INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 2
 50     77189     0    160015   15/10/2002   27187    16400000334       INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT
 50     77188     0    160015   15/10/2002   27188    16400000342       INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT
 50     77187     0    160015   15/10/2002   27189    16400000344       INTERMEC ANTARES RF VEHICLE T2455
 50     77190     0    160015   15/10/2002   27190    20000000162       INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT
 50     77161     0    160015   15/10/2002   27191                      ANTARES T2481 STATIONARY TERMINAL W/SCANNER
 50     77162     0    160015   15/10/2002   27192                      ANTARES T2481 STATIONARY TERMINAL W/SCANNER
 50     77206     0    160015   15/10/2002   27193    34500000567       THERMAL PRINTER W/ETHERNET

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
QCU602 IN CIRCUIT TEST SET                                   $    15,372.44        $    (2,381.02)        $    12,991.42
ODU50 / ODU506 IN CIRCUIT TEST SET                           $    27,027.86        $    (4,183.69)        $    22,844.17
MX RACK FUNCT TEST SET; INCLUDES 5 RACKS @MSE,ALA            $    12,675.23        $    (1,962.66)        $    10,712.57
OIU89 IN CIRCUIT TEST SET                                    $    14,000.95        $    (2,168.20)        $    11,832.75
OPU3 DB IN CIRUCUIT TEST SET                                 $    15,600.60        $    (2,414.85)        $    13,185.75
OPU3 MB IN CIRCUIT TEST SET                                  $    19,541.41        $    (3,025.09)        $    16,516.32
BOIU50 / BOIU522 IN CIRCUIT TEST SET                         $    18,216.75        $    (2,820.18)        $    15,396.57
CPU52A IN CIRCUIT TEST SET                                   $    21,485.60        $    (3,325.43)        $    18,160.17
CCU11 IN CIRCUIT TEST SET DAUGHTERBOARD                      $    12,634.56        $    (1,955.49)        $    10,679.07
OIU45/48 DAUGHTERBOARD IN CIRCUIT TEST SET                   $    20,227.28        $    (3,131.11)        $    17,096.17
ONU LIGHT BACKPLANE ICT FIXTURE                              $     3,732.24        $      (578.74)        $     3,153.50
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     3,210.64        $    (1,739.47)        $     1,471.17
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     3,210.64        $    (1,739.47)        $     1,471.17
Fore ATM Switch ASX-200BX : Bob Perry                        $     5,522.16        $    (2,992.34)        $     2,529.82
Fore ATM Switch ASX-200BX : Bob Perry                        $     5,773.48        $    (3,128.56)        $     2,644.92
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     3,210.64        $    (1,739.47)        $     1,471.17
WESTOVER MICROSCOPE SYSTEM/BENCH-TOP/VIDEO INSPECT           $       445.92        $       (81.67)        $       364.25
OIU89 FUNCTIONAL TEST SET AT JABIL-MEXICO (TS1577)           $    16,090.28        $    (2,491.36)        $    13,598.92
HH SOURCE, DUAL LASER 1310/1550nm                            $     3,295.02        $      (595.85)        $     2,699.17
OLYMPUS E-20N DIGITAL CAMERA & AT3035 MICROPHONE             $     2,094.58        $      (757.33)        $     1,337.25
OPU3 FUNCTIONAL TEST SET (TS27128)                           $   128,009.96        $   (19,811.96)        $   108,198.00
OMNI 8300 TEST SET #1 (AT LA GRANGE)                         $   107,405.80        $   (23,271.98)        $    84,133.82
OMNI TEST SET #2 (AT LA GRANGE)                              $    94,721.00        $   (20,524.25)        $    74,196.75
OMNI 2000 TEST SET UPGRADE (AT LA GRANGE)                    $     5,059.00        $    (1,096.33)        $     3,962.67
NPR TEST EQUIPMENT                                           $    18,170.74        $    (2,812.07)        $    15,358.67
QOIU511B ICT TEST FIXTURE (43-050-35-SD) JABIL-MEX           $    22,957.00        $      (728.88)        $    22,228.12
TOLEDO PLATFORM SCALE MODEL# 8140                            $         0.01        $        (0.01)        $            -
STRETCH WRAP MACHINE FOR SHIPPING                            $     6,608.00        $    (1,432.18)        $     5,175.82
STRETCH WRAP MACHINE FOR SHIPPING (ADDL AMT)                 $       200.00        $       (43.33)        $       156.67
LIFT TRUCK, MODEL SLT30 (FROM JABIL 10/02)                   $    84,091.24        $   (18,221.32)        $    65,869.92
LIFT TRUCK, MODEL EOP 15-24P, (FROM JABIL 10/02)             $    28,208.55        $    (6,111.73)        $    22,096.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 6            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 11           $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 8            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 10           $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 7            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 9            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RUGGEDIZED T2425 HANDHELD UNIT 2            $     2,469.58        $      (534.76)        $     1,934.82
INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT               $     4,319.38        $      (936.38)        $     3,383.00
INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT               $     4,319.38        $      (936.38)        $     3,383.00
INTERMEC ANTARES RF VEHICLE T2455                            $     4,833.01        $    (1,048.09)        $     3,784.92
INTERMEC ANTARES RF VEHICLE T2455: ON FORKLIFT               $     4,319.38        $      (936.38)        $     3,383.00
ANTARES T2481 STATIONARY TERMINAL W/SCANNER                  $     2,910.20        $      (632.28)        $     2,277.92
ANTARES T2481 STATIONARY TERMINAL W/SCANNER                  $     2,910.20        $      (632.28)        $     2,277.92
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50

                                                                        28 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------
 50     77229     0    160184   15/10/2002   27194    34600000212       THERMAL PRINTER W/ETHERNET
 50     77186     0    160015   15/10/2002   27195    16500000042       INTERMEC 4420A BARCODE LABEL PRINTER
 50     77230     0    160184   15/10/2002   27196    34600000214       THERMAL PRINTER W/ETHERNET
 50     77228     0    160184   15/10/2002   27197    34600000215       THERMAL PRINTER W/ETHERNET
 63     103830    0    160411   30/09/1999   27198    SB380-3962        SMART BOARD WRITE BOARD 380
 50     77215     0    160184   15/10/2002   27199                      GAGE VERNIER HEIGHT
 50     77283     0    160184   15/10/2002   27200                      CALIPERS (HELIOS)
 50     77219     0    160184   15/10/2002   27201                      PLUG GAGES SET
 50     77175     0    160083   15/10/2002   27202                      HP79000 FUNCTIONAL TEST SET
 50     77174     0    160083   15/10/2002   27202    NONE              HP79000 COMMON PLATFORM ADSL UPGRADE
 50     77198     0    160184   15/10/2002   27203    000231687RV0065   LEICA GZ4 STEREOMICROSCOPE
 50     77199     0    160184   15/10/2002   27204    H-18357           MANTIS OPTICAL INSPECTION SYSTEM
 50     77200     0    160184   15/10/2002   27205    H-18421           MANTIS OPTICAL INSPECTION SYSTEM
 50     77165     0    160184   15/10/2002   27206    1129              BGA REPAIR STATION
 50     77182     0    160184   15/10/2002   27207    97T5397           PRESS FIT CONNECTOR MACHINE
 50     77176     0    160184   15/10/2002   27209    MCU-1001SE        McDRY DRY BOX
 50     77155     0    160184   15/10/2002   27210                      ACCU-SEAL VACUUM SEALER (FROM JABIL 10/02)
 50     77156     0    160184   15/10/2002   27211                      ACCU-SEALER CART W/COMPRESSOR
 50     77157     0    160083   15/10/2002   27212    US38240523        AGILENT HP3079-6 CT SERIES ICT TEST PLATFORM
 50     77158     0    160083   15/10/2002   27212    US38240523        AGILENT HP 3079-6 CT SERIES TEST PLATFORM ADDL
 50     77184     0    160184   15/10/2002   27213    511               SUMITOMO MASS FUSION SPLICER TYPE 63
 50     77209     0    160083   15/10/2002   27214    CB005959          VARIABLE OPTICAL ATTENUATOR
 60     103878    0    160184   15/10/2002   27215                      TERRA TABLE
 60     103875    0    160184   15/10/2002   27216    NONE              TERRA BOOTH
 60     103879    0    160184   15/10/2002   27217                      TERRA TABLE
 60     103876    0    160184   15/10/2002   27218    NONE              TERRA BOOTH
 60     103880    0    160184   15/10/2002   27219    NONE              TERRA TABLE
 60     103877    0    160184   15/10/2002   27220    NONE              TERRA BOOTH
 60     103882    0    160411   15/10/2002   27221                      TRAULSEN REFRIGERATOR
 60     103923    0    160015   15/10/2002   27222    TF33613           VERTICAL STORAGE CABINET
 50     77204     0    160184   15/10/2002   27223    04-12-0032        SOLDER STATION PACE PRC 200
 50     77216     0    160184   15/10/2002   27224                      MICROSCOPE
 50     77217     0    160083   15/10/2002   27225    Jul-64            MULTIMETER DIGITAL
 50     77210     0    160083   15/10/2002   27246    5608              DYNASCOPE
 50     77226     0    160083   15/10/2002   27248    2230B28914        TEKTRONIX 2230 100 MHZ DIGITAL SCOPE
 50     77225     0    160083   15/10/2002   27250    2230B28957        TEKTRONIX 2230 100MHZ DIGITAL SCOPE
 50     77227     0    160083   15/10/2002   27251    B010677/8         TEKTRONIX 2432A OSCILLOSCOPE & CPU CONTROLLER
 50     77160     0    160083   15/10/2002   27252    T000039510        ALTERA KEY
 50     77159     0    160083   15/10/2002   27253    T000039405        ALTERA KEY
 50     77203     0    160083   15/10/2002   27254    1589              OSCILLOSCOPE (LECROY)
 50     77222     0    160083   15/10/2002   27255    1750A01788        SPECTRUM ANALYZER W/CART
 50     77224     0    160083   15/10/2002   27256    9007052           TAUTRON 5108 DSI DIGITAL TEST SET
 50     77211     0    160083   15/10/2002   27257    2407A04170        ERROR ANALYZER
 50     77212     0    160083   15/10/2002   27258    2407A04169        ERROR ANALYZER
 50     77221     0    160083   15/10/2002   27259                      SONET DISC*S HIGH SPEED OSCILLOSCOPE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
INTERMEC 4420A BARCODE LABEL PRINTER                         $     2,292.77        $      (497.52)        $     1,795.25
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
SMART BOARD WRITE BOARD 380                                  $     2,598.00        $    (2,108.75)        $       489.25
GAGE VERNIER HEIGHT                                          $         0.01        $        (0.01)        $            -
CALIPERS (HELIOS)                                            $         0.01        $        (0.01)        $            -
PLUG GAGES SET                                               $         0.01        $        (0.01)        $            -
HP79000 FUNCTIONAL TEST SET                                  $   264,386.56        $   (57,284.06)        $   207,102.50
HP79000 COMMON PLATFORM ADSL UPGRADE                         $   127,242.43        $   (27,570.68)        $    99,671.75
LEICA GZ4 STEREOMICROSCOPE                                   $     1,719.46        $      (373.14)        $     1,346.32
MANTIS OPTICAL INSPECTION SYSTEM                             $     2,453.00        $      (532.43)        $     1,920.57
MANTIS OPTICAL INSPECTION SYSTEM                             $     2,553.01        $      (554.09)        $     1,998.92
BGA REPAIR STATION                                           $    42,575.00        $    (9,225.08)        $    33,349.92
PRESS FIT CONNECTOR MACHINE                                  $     7,046.00        $    (1,527.50)        $     5,518.50
McDRY DRY BOX                                                $    10,733.00        $    (2,326.43)        $     8,406.57
ACCU-SEAL VACUUM SEALER (FROM JABIL 10/02)                   $     2,494.00        $      (541.08)        $     1,952.92
ACCU-SEALER CART W/COMPRESSOR                                $     1,100.41        $      (240.34)        $       860.07
AGILENT HP3079-6 CT SERIES ICT TEST PLATFORM                 $   327,275.99        $   (70,910.67)        $   256,365.32
AGILENT HP 3079-6 CT SERIES TEST PLATFORM ADDL               $    16,985.02        $    (3,680.60)        $    13,304.42
SUMITOMO MASS FUSION SPLICER TYPE 63                         $    26,030.99        $    (5,641.42)        $    20,389.57
VARIABLE OPTICAL ATTENUATOR                                  $       841.21        $      (183.79)        $       657.42
TERRA TABLE                                                  $       364.00        $       (56.33)        $       307.67
TERRA BOOTH                                                  $     4,864.00        $      (753.43)        $     4,110.57
TERRA TABLE                                                  $       364.00        $       (56.33)        $       307.67
TERRA BOOTH                                                  $     4,864.00        $      (753.43)        $     4,110.57
TERRA TABLE                                                  $       861.95        $      (134.28)        $       727.67
TERRA BOOTH                                                  $     4,835.99        $      (749.07)        $     4,086.92
TRAULSEN REFRIGERATOR                                        $         0.01        $        (0.01)        $            -
VERTICAL STORAGE CABINET                                     $         0.01        $        (0.01)        $            -
SOLDER STATION PACE PRC 200                                  $     1,375.86        $      (298.86)        $     1,077.00
MICROSCOPE                                                   $         0.01        $        (0.01)        $            -
MULTIMETER DIGITAL                                           $         0.01        $        (0.01)        $            -
DYNASCOPE                                                    $         0.01        $        (0.01)        $            -
TEKTRONIX 2230 100 MHZ DIGITAL SCOPE                         $         0.01        $        (0.01)        $            -
TEKTRONIX 2230 100MHZ DIGITAL SCOPE                          $         0.01        $        (0.01)        $            -
TEKTRONIX 2432A OSCILLOSCOPE & CPU CONTROLLER                $         0.01        $        (0.01)        $            -
ALTERA KEY                                                   $       614.61        $      (133.36)        $       481.25
ALTERA KEY                                                   $       614.61        $      (133.36)        $       481.25
OSCILLOSCOPE (LECROY)                                        $     7,457.00        $    (1,616.33)        $     5,840.67
SPECTRUM ANALYZER W/CART                                     $         0.01        $        (0.01)        $            -
TAUTRON 5108 DSI DIGITAL TEST SET                            $         0.01        $        (0.01)        $            -
ERROR ANALYZER                                               $         0.01        $        (0.01)        $            -
ERROR ANALYZER                                               $         0.01        $        (0.01)        $            -
SONET DISC*S HIGH SPEED OSCILLOSCOPE                         $         0.01        $        (0.01)        $            -

                                                                        29 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 50     77213     0    160083   15/10/2002   27260    DM585004          FLUKE OSCILLOSCOPE
 50     77214     0    160083   15/10/2002   27261    142               FREQUENCY STANDARD
 50     77171     0    160083   15/10/2002   27262                      BACK REFLECTOR
 50     77163     0    160184   15/10/2002   27263                      ANTARES T2481 STATIONARY TERMINAL W/SCANNER
 50     77207     0    160015   15/10/2002   27264    34500000568       THERMAL PRINTER W/ETHERNET
 50     77164     0    160184   15/10/2002   27265                      ANTARES T2481 STATIONARY TERMINAL W/SCANNER
 50     77231     0    160184   15/10/2002   27266    34500000569       THERMAL PRINTER W/ETHERNET
 50     77185     0    160184   15/10/2002   27267    33195             GOULD PART 47-10335-18-05641
 50     77177     0    160184   15/10/2002   27268                      MICROSCOPE MINI PMS ZOOM INTERFEROMETER 2X-1
 50     77205     0    160184   15/10/2002   27269    990303586N        STERILE AIR BENCH
 60     103874    0    160411   15/10/2002   27270    IS6SL-184435-09   ICE MACHINE - SCOTTSMAN SLE300
 50     77202     0    160083   15/10/2002   27271    109852            OPTICAL RETURN LOSS METER
 50     77154     0    160083   15/10/2002   27272    109787            575L OPTICAL POWER METER RIFOCS CP-2385
 50     77173     0    160083   15/10/2002   27273    P2221             EMULATOR VIXION ICE FROM EST CORP
 50     77169     0    160083   15/10/2002   27274    105777            ATTENUATOR  -  OPTICAL
 50     77167     0    160083   15/10/2002   27275    B011320           500 MHz 2 CHANNEL SCOPE
 50     77166     0    160083   15/10/2002   27276    DM566004          200 MHz SCOPE FOR FITL TEST/REPAIR (FLUKE)
 50     77218     0    160083   15/10/2002   27277    B019413           OSCILLOSCOPE (TEKTRONIX)
 50     77208     0    160083   15/10/2002   27279    CB005958          VARIABLE OPTICAL ATTENUATOR HAND HELD
 50     77233     0    160083   15/10/2002   27280    2510A02934        UNIVERSAL COUNTER
 50     77298     0    160083   15/10/2002   27281    5800              OSCILLOSCOPE - LECROY 9310 (CAL# 3065)
 50     77223     0    160083   15/10/2002   27282                      SURFACE PLATE
 50     77363     0    160140   31/03/2003   27283    32456             DCU207 FUNCTIONAL TEST SET - CIRCUIT CHECK# 32456
 50     77363     1    160140   31/07/2003   27283    32456             ADDED DAU3 (MATERIAL 4130890) TO ASSET# 27283
 50     77295     0    160411   15/10/2002   27284                      MANUFACTURING OVERHEAD HOIST
 60     103909    0    160411   15/10/2002   27286                      FREEZER (TRAULSEN) - REU CAFE
 60     103911    0    160411   15/10/2002   27287    303586            GARLAND OVEN - REU CAFE
 60     103905    0    160411   15/10/2002   27288    88F19030          TOASTMASTER CONVECTION OVEN - REU CAFE
 60     103906    0    160411   15/10/2002   27289                      DESERT BAR - REU CAFE
 60     103907    0    160411   15/10/2002   27290                      DRINK COUNTER - REU CAFE
 60     103908    0    160411   15/10/2002   27291                      EXHAUST HOOD WITH SPRINKER - REU CAFE
 60     103910    0    160411   15/10/2002   27292                      VULCAN FRYER - REU CAFE
 60     103912    0    160411   15/10/2002   27293                      CRES-COR CROWN-X HOLDER TRAY S/S - REU CAFE
 60     103914    0    160411   15/10/2002   27294    NONE              ICE MACHINE MANITOWOC JD-1003W SERIES 1000 - CAFE
 60     103913    0    160411   15/10/2002   27295                      HOT FOOD UNIT - REU CAFE
 60     103915    0    160411   15/10/2002   27296                      SALAD BAR WITH ICE PAN - REU CAFE
 60     103916    0    160411   15/10/2002   27297    32117             SANDWICH BAR - REU CAFE
 60     103918    0    160411   15/10/2002   27298                      SS COUNTER & SINKS - REU CAFE
 60     103919    0    160411   15/10/2002   27299    232002C/46P3278   WRANGLER FLOOR SCRUBBER MODEL 20B
 60     103920    0    160411   15/10/2002   27300    232002C/46P3278   WRANGLER FLOOR SCRUBBER MODEL 20B
 50     77290     0    160083   15/10/2002   27301    1231A00923        GAIN PHASE METER (HP)
 50     77309     0    160083   15/10/2002   27302    936-01112         VECTOR Z METER (HP)
 50     77292     0    160083   15/10/2002   27303    3404A00163        HP EMULATOR
 50     77357     0    160140   31/03/2003   27304    8000721           NCC1B HP3070 IN CIRCUIT TEST FIXTURE AT SANMINA-MX
 60     103917    0    160411   15/10/2002   27305                      SANDWICH UNIT CUSTOM (DELFIELD) - REU CAFE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
FLUKE OSCILLOSCOPE                                           $         0.01        $        (0.01)        $            -
FREQUENCY STANDARD                                           $         0.01        $        (0.01)        $            -
BACK REFLECTOR                                               $         0.01        $        (0.01)        $            -
ANTARES T2481 STATIONARY TERMINAL W/SCANNER                  $     3,370.00        $      (730.18)        $     2,639.82
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
ANTARES T2481 STATIONARY TERMINAL W/SCANNER                  $     2,910.20        $      (632.28)        $     2,277.92
THERMAL PRINTER W/ETHERNET                                   $     2,669.96        $      (578.46)        $     2,091.50
GOULD PART 47-10335-18-05641                                 $     1,581.73        $      (343.66)        $     1,238.07
MICROSCOPE MINI PMS ZOOM INTERFEROMETER 2X-1                 $    27,482.99        $    (5,955.57)        $    21,527.42
STERILE AIR BENCH                                            $     3,110.13        $      (675.56)        $     2,434.57
ICE MACHINE - SCOTTSMAN SLE300                               $     2,326.69        $      (360.94)        $     1,965.75
OPTICAL RETURN LOSS METER                                    $     4,984.00        $    (1,080.58)        $     3,903.42
575L OPTICAL POWER METER RIFOCS CP-2385                      $     1,277.38        $      (277.71)        $       999.67
EMULATOR VIXION ICE FROM EST CORP                            $     7,459.00        $    (1,616.33)        $     5,842.67
ATTENUATOR  -  OPTICAL                                       $         0.01        $        (0.01)        $            -
500 MHz 2 CHANNEL SCOPE                                      $         0.01        $        (0.01)        $            -
200 MHz SCOPE FOR FITL TEST/REPAIR (FLUKE)                   $         0.01        $        (0.01)        $            -
OSCILLOSCOPE (TEKTRONIX)                                     $       596.11        $      (130.11)        $       466.00
VARIABLE OPTICAL ATTENUATOR HAND HELD                        $       841.21        $      (183.79)        $       657.42
UNIVERSAL COUNTER                                            $         0.01        $        (0.01)        $            -
OSCILLOSCOPE - LECROY 9310 (CAL# 3065)                       $         0.01        $        (0.01)        $            -
SURFACE PLATE                                                $         0.01        $        (0.01)        $            -
DCU207 FUNCTIONAL TEST SET - CIRCUIT CHECK# 32456            $    59,880.65        $    (9,268.08)        $    50,612.57
ADDED DAU3 (MATERIAL 4130890) TO ASSET# 27283                $       421.49        $       (18.44)        $       403.05
MANUFACTURING OVERHEAD HOIST                                 $     1,546.93        $      (335.76)        $     1,211.17
FREEZER (TRAULSEN) - REU CAFE                                $         0.01        $        (0.01)        $            -
GARLAND OVEN - REU CAFE                                      $         0.01        $        (0.01)        $            -
TOASTMASTER CONVECTION OVEN - REU CAFE                       $         0.01        $        (0.01)        $            -
DESERT BAR - REU CAFE                                        $         0.01        $        (0.01)        $            -
DRINK COUNTER - REU CAFE                                     $         0.01        $        (0.01)        $            -
EXHAUST HOOD WITH SPRINKER - REU CAFE                        $         0.01        $        (0.01)        $            -
VULCAN FRYER - REU CAFE                                      $         0.01        $        (0.01)        $            -
CRES-COR CROWN-X HOLDER TRAY S/S - REU CAFE                  $         0.01        $        (0.01)        $            -
ICE MACHINE MANITOWOC JD-1003W SERIES 1000 - CAFE            $     1,647.93        $      (255.61)        $     1,392.32
HOT FOOD UNIT - REU CAFE                                     $         0.01        $        (0.01)        $            -
SALAD BAR WITH ICE PAN - REU CAFE                            $         0.01        $        (0.01)        $            -
SANDWICH BAR - REU CAFE                                      $         0.01        $        (0.01)        $            -
SS COUNTER & SINKS - REU CAFE                                $         0.01        $        (0.01)        $            -
WRANGLER FLOOR SCRUBBER MODEL 20B                            $     2,079.35        $      (323.18)        $     1,756.17
WRANGLER FLOOR SCRUBBER MODEL 20B                            $     2,079.35        $      (323.18)        $     1,756.17
GAIN PHASE METER (HP)                                        $         0.01        $        (0.01)        $            -
VECTOR Z METER (HP)                                          $         0.01        $        (0.01)        $            -
HP EMULATOR                                                  $         0.01        $        (0.01)        $            -
NCC1B HP3070 IN CIRCUIT TEST FIXTURE AT SANMINA-MX           $    14,749.87        $    (2,283.55)        $    12,466.32
SANDWICH UNIT CUSTOM (DELFIELD) - REU CAFE                   $         0.01        $        (0.01)        $            -

                                                                        30 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
50      77304    0     160083   15/10/2002   27307    1441A11752        PULSE GENERATOR - HP (CAL# 867)
50      77305    0     160083   15/10/2002   27308    A12207            PULSE GENERATOR - HP (CAL# 866)
50      77282    0     160083   15/10/2002   27309                      CABLE SIMULATOR - ADTRAN - CAL# 2516
50      77286    0     160083   15/10/2002   27310    160               DSO TEST SET RECEIVER (CAL# 1622)
50      77287    0     160083   15/10/2002   27311    160               DSO TEST SET TRANSMITTER (CAL# 1621)
50      77303    0     160083   15/10/2002   27312    2513U00344        PCM TEST SET - COLCOM (CAL# 2701)
50      77285    0     160083   15/10/2002   27313    9001203           DS1 TEST SET - TAUTRON (CAL# P005)
50      77310    0     160083   15/10/2002   27314    3013              VOLTMETER HF (RYCOM)
50      77301    0     160083   15/10/2002   27315    827               PCM CABLE TEST SET - SIERRA
50      77302    0     160083   15/10/2002   27316    207               PCM SPAN REPEATER TEST SET - SIERRA
50      77288    0     160083   15/10/2002   27317    1046              ERROR DETECTOR - LEAR SIEGLER (CAL# 1672)
50      77306    0     160083   15/10/2002   27318    401               SPECTRUM ANALYZER (WILCOM)
50      77307    0     160083   15/10/2002   27319    MPS1361           SPIRENT MPS MULTILINE PRODUCTION SIMULATOR
60      103902   0     160015   15/10/2002   27320    30337K00          24 VOLT FORKLIFT BATTERY CHARGER: LG12-865F3B
60      103903   0     160015   15/10/2002   27321    30556K00          36 VOLT FORKLIFT BATTERY CHARGER: LG18-865F3B
50      77284    0     160015   15/10/2002   27322    4V7600B           DELL POWEREDGE 4400 BARCODE SERVER
50      77308    0     160140   15/10/2002   27323    709186            STERILE AIR BENCH (COLE PARMER) - CLEAN ROOM
50      77346    0     160220   15/10/2002   27324                      FREQUENCY SEL VOLT - RYCOM (CAL# 0258) JOHN WISE
50      77294    0     160501   15/10/2002   27325    1174              LOGIC PROGRAMMER - STAG MICRO SYSTEMS
50      77360    0     160140   31/03/2003   27331    JOB# 4408905      NPC2E MOTHERBOARD ICT FIXTURE 4102081E
50      77361    0     160140   31/03/2003   27332    JOB# 4408903      NPC2E DAUGHTERBOARD ICT FIXTURE 4502091
50      77359    0     160140   31/03/2003   27333    JOB# 4408886      NPC/CSC ICT FIXTURE 43-050-12 (SKM-800-D)
50      77296    0     160501   15/10/2002   27334    B012054           OSCILLOSCOPE - TEKTRONIX
50      77280    0     160501   15/10/2002   27335    114608            RIFOCS 558B POWER METER (CAL# 3542)
50      77297    0     160501   15/10/2002   27336    710709            OSCILLOSCOPE - TEKTRONIX (CAL# 1636)
61      103922   0     160220   31/01/2003   27337    2110-0741         NetTest ORL Meter-1310/1550nm SM LTS w/ORL
61      103985   0     160220   31/03/2003   27342    DL43396           SPIRENT DL4-400IA2 ADSL INTEROP WIRELINE SIMULATOR
50      77356    0     160140   31/03/2003   27343    NONE              ORL TEST EQUIPMENT AT JABIL-FLORIDA (BOB MANN)
50      77345    0     160083   15/10/2002   27344    1436              CABLESCAN MODEL 512 (IN BURN-IN STOREROOM 2/03)
50      77347    0     160083   15/10/2002   27345    7100793           HEIGHT GAGE - MITUTOYA (TEST ENGR STOREROOM 2/03)
50      77343    0     160501   15/10/2002   27346    114390            LASER SOURCE 262A RIFOCS (CAL# 3543)@JABIL MEMPHIS
50      77344    0     160083   15/10/2002   27348    908146            BUS ANALYZER I EEE 488 (CAL# 3459)
50      77349    0     160083   15/10/2002   27349    3815G02079        OPTICAL POWER METER HP81525A 27db (IN T.S. 24605)
50      77348    0     160083   15/10/2002   27350    1085              LASER SOURCE 160L VISUAL FAULTFINDER (CLEAN ROOM)
50      77300    0     160083   15/10/2002   27351    B010247           OSCILLOSCOPE - TEKTRONIX TDS784C
50      77299    0     160083   15/10/2002   27352    5771              OSCILLOSCOPE - LECROY 9310 (CAL# 3063)
60      103968   0     160015   15/10/2002   27354    TF43691-0002259   VERTICAL STORAGE CABINET (SMT)
50      77351    0     160083   31/03/2003   27355    US38050141        HP79000 FUNCTIONAL TESTER
61      103981   0     160220   31/03/2003   27356    99354011          Fore ATM Switch ASX-200BX: Lab - Steve Baum
61      103982   0     160220   31/03/2003   27357    99354012          Fore ATM Switch ASX-200BX: Lab - Steve Baum
61      103983   0     160220   31/03/2003   27358    99155195          Fore 8-Port Ethernet Switch ES-3810 Chassis
61      103984   0     160220   31/03/2003   27359    99066597          Fore 8-Port Ethernet Switch ES-3810 Chassis
50      77715    0     160140   31/05/2003   27360    FX2017            LVDU FUNCTIONAL TEST FIXTURE (4115001)
61      103987   0     160220   30/04/2003   27361    DL43504           DL4-400S SHDSL (ANNEX A) WIRELINE SIMULATOR
61      103988   0     160220   30/04/2003   27362    NSA1841           DLS-5103 IMPAIRMENT GENERATOR W/ DLS-5A01H

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
PULSE GENERATOR - HP (CAL# 867)                              $         0.01        $        (0.01)        $            -
PULSE GENERATOR - HP (CAL# 866)                              $         0.01        $        (0.01)        $            -
CABLE SIMULATOR - ADTRAN - CAL# 2516                         $         0.01        $        (0.01)        $            -
DSO TEST SET RECEIVER (CAL# 1622)                            $         0.01        $        (0.01)        $            -
DSO TEST SET TRANSMITTER (CAL# 1621)                         $         0.01        $        (0.01)        $            -
PCM TEST SET - COLCOM (CAL# 2701)                            $         0.01        $        (0.01)        $            -
DS1 TEST SET - TAUTRON (CAL# P005)                           $         0.01        $        (0.01)        $            -
VOLTMETER HF (RYCOM)                                         $         0.01        $        (0.01)        $            -
PCM CABLE TEST SET - SIERRA                                  $         0.01        $        (0.01)        $            -
PCM SPAN REPEATER TEST SET - SIERRA                          $         0.01        $        (0.01)        $            -
ERROR DETECTOR - LEAR SIEGLER (CAL# 1672)                    $         0.01        $        (0.01)        $            -
SPECTRUM ANALYZER (WILCOM)                                   $         0.01        $        (0.01)        $            -
SPIRENT MPS MULTILINE PRODUCTION SIMULATOR                   $    10,918.05        $    (2,366.05)        $     8,552.00
24 VOLT FORKLIFT BATTERY CHARGER: LG12-865F3B                $       716.81        $      (111.89)        $       604.92
36 VOLT FORKLIFT BATTERY CHARGER: LG18-865F3B                $       716.81        $      (111.89)        $       604.92
DELL POWEREDGE 4400 BARCODE SERVER                           $     9,788.97        $    (2,121.15)        $     7,667.82
STERILE AIR BENCH (COLE PARMER) - CLEAN ROOM                 $     2,242.26        $      (487.19)        $     1,755.07
FREQUENCY SEL VOLT - RYCOM (CAL# 0258) JOHN WISE             $         0.01        $        (0.01)        $            -
LOGIC PROGRAMMER - STAG MICRO SYSTEMS                        $         0.01        $        (0.01)        $            -
NPC2E MOTHERBOARD ICT FIXTURE 4102081E                       $     6,240.16        $      (966.49)        $     5,273.67
NPC2E DAUGHTERBOARD ICT FIXTURE 4502091                      $     5,818.10        $      (901.43)        $     4,916.67
NPC/CSC ICT FIXTURE 43-050-12 (SKM-800-D)                    $     5,278.16        $      (818.59)        $     4,459.57
OSCILLOSCOPE - TEKTRONIX                                     $       596.11        $      (130.11)        $       466.00
RIFOCS 558B POWER METER (CAL# 3542)                          $       684.23        $      (149.16)        $       535.07
OSCILLOSCOPE - TEKTRONIX (CAL# 1636)                         $         0.01        $        (0.01)        $            -
NetTest ORL Meter-1310/1550nm SM LTS w/ORL                   $     3,095.17        $      (480.60)        $     2,614.57
SPIRENT DL4-400IA2 ADSL INTEROP WIRELINE SIMULATOR           $    42,565.27        $    (6,588.52)        $    35,976.75
ORL TEST EQUIPMENT AT JABIL-FLORIDA (BOB MANN)               $    14,105.28        $    (2,184.28)        $    11,921.00
CABLESCAN MODEL 512 (IN BURN-IN STOREROOM 2/03)              $         0.01        $        (0.01)        $            -
HEIGHT GAGE - MITUTOYA (TEST ENGR STOREROOM 2/03)            $         0.01        $        (0.01)        $            -
LASER SOURCE 262A RIFOCS (CAL# 3543)@JABIL MEMPHIS           $     2,265.21        $      (492.04)        $     1,773.17
BUS ANALYZER I EEE 488 (CAL# 3459)                           $     1,000.44        $      (218.69)        $       781.75
OPTICAL POWER METER HP81525A 27db (IN T.S. 24605)            $     6,590.51        $    (1,428.94)        $     5,161.57
LASER SOURCE 160L VISUAL FAULTFINDER (CLEAN ROOM)            $       755.32        $      (165.00)        $       590.32
OSCILLOSCOPE - TEKTRONIX TDS784C                             $         0.01        $        (0.01)        $            -
OSCILLOSCOPE - LECROY 9310 (CAL# 3063)                       $         0.01        $        (0.01)        $            -
VERTICAL STORAGE CABINET (SMT)                               $         0.01        $        (0.01)        $            -
HP79000 FUNCTIONAL TESTER                                    $   200,000.00        $   (43,333.33)        $   156,666.67
Fore ATM Switch ASX-200BX : Lab - Steve Baum                 $     6,672.52        $    (1,446.27)        $     5,226.25
Fore ATM Switch ASX-200BX : Lab - Steve Baum                 $     5,129.92        $    (1,111.42)        $     4,018.50
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     1,334.22        $      (289.97)        $     1,044.25
Fore 8-Port Ethernet Switch ES-3810 Chassis                  $     1,334.23        $      (289.98)        $     1,044.25
LVDU FUNCTIONAL TEST FIXTURE (4115001)                       $    10,475.59        $      (408.32)        $    10,067.27
DL4-400S SHDSL (ANNEX A) WIRELINE SIMULATOR                  $    38,310.20        $    (1,596.70)        $    36,713.50
DLS-5103 IMPAIRMENT GENERATOR W/ DLS-5A01H                   $    10,505.94        $      (438.06)        $    10,067.88

                                                                        31 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP      ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE      TAG#       SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 61     103989    0    160220   30/04/2003  27363     NSA1843           DLS-5103 IMPAIRMENT GENERATOR W/ DLS-5A01H
 50     77716     0    160122   31/05/2003  27364     50000192          EAGLE AUTOMATION SINGLE BAY AUTO TAPER
 50     77717     0    160122   31/05/2003  27365     6090865           QUAD TECH INDUCTANCE ANALYZER
 50     77718     0    160122   31/05/2003  27366     6040610           QUAD TECH HIGH POT TESTER
 50     77791     0    160140   31/08/2003  27367     150233            ADTECH AX/4000 W/MODULES & SOFTWARE IN ASSET#27369
 50     77792     0    160140   30/09/2003  27368     4410992           OIU96 IN-CIRCUIT TEST FIXTURE (43-021-01)
 50     77790     0    160140   31/08/2003  27369     TEST SET# 2003    CCU & IMA FVT SYSTEM TEST PLATFORM DUPLICATION
 50     77353     0    160140   31/03/2003  27374     JOB# 01D10002     DCU207A IN CIRCUIT TEST FIXTURE AT JABIL-MEXICO
 50     77362     0    160140   31/03/2003  27375     NONE              CCU11 MOTHERBOARD IN CIRCUIT TEST SET
 50     77179     0    160083   15/10/2002  27376     2-714             OMNI 8300 DEVELOPMENT TEST SET (@ REU)
 50     77355     0    160140   31/03/2003  27377                       TERADYNE 1800 TO SPECTRUM ADAPTER FOR BCC21 ICT
 50     77355     1    160140   30/06/2003  27377                       DPU2 ICT SOLUTION FOR PRODUCTION ASSEMBLY TEST
 50     77358     0    160140   31/03/2003  27412     JOB# 4408710      TRU21B ICT TEST FIXTURE AT JABIL-MEXICO
 50     77787     0    160140   31/07/2003  27413     3013252           MARCONI FORE SWITCH ASX-200BX WITH MODULES
 50     77788     0    160140   31/07/2003  27414     3013218           MARCONI FORE SWITCH ASX-200BX WITH MODULES
 61     104054    0    160220   30/06/2003  27415     025H294F          SUN MICROSYSTEMS ENTERPRISE 4500 SERVER (LABRADOR)
 61     104055    0    160220   30/06/2003  27416     008H2924          SUN MICROSYSTEMS STOREDGE D1000 DISK ARRAY
 61     104052    0    160220   30/06/2003  27417     940H2461          SUN MICROSYSTEMS ENTERPRISE 4500 SERVER (BULLDOG)
 61     104053    0    160220   30/06/2003  27418     912H2498          SUN MICROSYSTEMS STOREDGE D1000 DISK ARRAY
 50     75923     0    160220   01/07/1990  40016     3002A05286        LOGIC ANALYSIS TEST EQUIPMENT
 50     71273     0    160140   01/07/1992  40067     2751F51935        PROTOCOL ANALYZER
 50     71285     0    160220   01/07/1993  40077                       FIREBIRD 6000
 50     71250     0    160220   01/07/1993  40078                       i960 CA EMULATOR
 63     91599     0    160220   01/07/1993  40094                       SUN SERVER
 50     71255     0    160220   04/03/1994  40119                       X-TERMINALS
 50     71256     0    160220   04/03/1994  40120                       X-TERMINALS
 50     71257     0    160220   31/01/1994  40136     B020150/0AC1/B0   X-TERMINAL
 50     71280     0    160220   25/04/1994  40157     C92869            STRATUM 3E CLOCK
 63     91619     0    160220   30/09/1995  40169     1A24297           SERVER 10 PORTMASTER
 50     71259     0    160220   15/10/1995  40171     699454 / N94078   EMULATOR 80960CA
 50     75924     0    160220   31/01/1996  40173     B010152           SCOPE - DIGITAL STORAGE
 50     70919     0    160140   01/01/1987  145100                      COIL WINDING MACHINE NO 8 @ GLOBAL ELECTRONICS
 61     97657     0    160220   31/03/1999  2000848                     ONU EQUIPMENT
 50     70514     0    160220   01/01/1987  16021003  2109A01603        DC POWER SUPPLY
 50     70518     0    160220   01/01/1987  16030556  402440            520 CARD DUPLICATOR
 50     75440     0    160140   01/08/1996  16100946  SET # 1576        FITL TEST SET
 50     75441     0    160140   01/08/1996  16100954  SET # 1545        FITL TEST SET
 50     75442     0    160140   01/08/1996  16100955  SET # 1546        FITL TEST SET
 50     75443     0    160140   01/08/1996  16100956  SET # 1547        FITL TEST SET
 61     102990    0    160220   31/10/2001  4102157L1 YY6UD0195         EDFA BOOSTER FOR FTTH VIDEO TESTING
 62     103136    0    160420   28/02/2002  IPN1057   030C0249          Sun StorEdge UniPack 20GB 8MM Tape Drive
 63     103603    0    160220   31/03/2001  IPN1062   031H5283          SUN STOREDGE DISK ARRY W/SUX5240A D-1000
 63     103604    0    160220   31/03/2001  IPN1086   029H3260          SUN SERVER E420R
 63     103607    0    160220   31/03/2001  IPN1087   12140073-15T      CONSOLE SWITCH 8200
 63     103106    0    160220   31/03/2001  IPN1088   EM029000313       APC MATRIX 5000 UPS

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
DLS-5103 IMPAIRMENT GENERATOR W/ DLS-5A01H                   $    10,505.95        $      (438.06)        $    10,067.89
EAGLE AUTOMATION SINGLE BAY AUTO TAPER                       $     2,389.93        $       (93.24)        $     2,296.69
QUAD TECH INDUCTANCE ANALYZER                                $     1,509.11        $       (58.98)        $     1,450.13
QUAD TECH HIGH POT TESTER                                    $     1,508.05        $       (58.93)        $     1,449.12
ADTECH AX/4000 W/MODULES & SOFTWARE IN ASSET#27369           $    44,948.61        $    (1,204.74)        $    43,743.87
OIU96 IN-CIRCUIT TEST FIXTURE (43-021-01)                    $     8,723.42        $      (178.40)        $     8,545.02
CCU & IMA FVT SYSTEM TEST PLATFORM DUPLICATION               $     1,965.72        $       (52.77)        $     1,912.95
DCU207A IN CIRCUIT TEST FIXTURE AT JABIL-MEXICO              $    26,073.64        $    (4,035.57)        $    22,038.07
CCU11 MOTHERBOARD IN CIRCUIT TEST SET                        $    49,740.88        $    (7,698.06)        $    42,042.82
OMNI 8300 DEVELOPMENT TEST SET (@ REU)                       $    13,380.24        $    (2,900.82)        $    10,479.42
TERADYNE 1800 TO SPECTRUM ADAPTER FOR BCC21 ICT              $     7,393.40        $    (1,145.98)        $     6,247.42
DPU2 ICT SOLUTION FOR PRODUCTION ASSEMBLY TEST               $     6,276.03        $      (336.51)        $     5,939.52
TRU21B ICT TEST FIXTURE AT JABIL-MEXICO                      $    17,973.83        $    (2,781.83)        $    15,192.00
MARCONI FORE SWITCH ASX-200BX WITH MODULES                   $     7,843.02        $      (249.35)        $     7,593.67
MARCONI FORE SWITCH ASX-200BX WITH MODULES                   $     7,843.02        $      (249.35)        $     7,593.67
SUN MICROSYSTEMS ENTERPRISE 4500 SERVER (LABRADOR)           $    11,527.21        $      (412.10)        $    11,115.11
SUN MICROSYSTEMS STOREDGE D1000 DISK ARRAY                   $     1,076.34        $       (38.67)        $     1,037.67
SUN MICROSYSTEMS ENTERPRISE 4500 SERVER (BULLDOG)            $    11,312.00        $      (404.00)        $    10,908.00
SUN MICROSYSTEMS STOREDGE D1000 DISK ARRAY                   $       968.96        $       (34.99)        $       933.97
LOGIC ANALYSIS TEST EQUIPMENT                                $    21,489.38        $   (21,489.38)        $            -
PROTOCOL ANALYZER                                            $     2,176.68        $    (2,176.68)        $            -
FIREBIRD 6000                                                $    10,154.76        $   (10,154.76)        $            -
i960 CA EMULATOR                                             $    53,484.48        $   (53,484.48)        $            -
SUN SERVER                                                   $    61,276.31        $   (61,276.31)        $            -
X-TERMINALS                                                  $     3,521.70        $    (3,521.70)        $            -
X-TERMINALS                                                  $     3,521.70        $    (3,521.70)        $            -
X-TERMINAL                                                   $     3,665.81        $    (3,665.81)        $            -
STRATUM 3E CLOCK                                             $     7,724.84        $    (7,724.84)        $            -
SERVER 10 PORTMASTER                                         $     2,336.70        $    (2,336.70)        $            -
EMULATOR 80960CA                                             $    31,998.04        $   (31,998.04)        $            -
SCOPE - DIGITAL STORAGE                                      $     9,902.13        $    (9,902.13)        $            -
COIL WINDING MACHINE NO 8 @ GLOBAL ELECTRONICS               $     2,398.00        $    (2,398.00)        $            -
ONU EQUIPMENT                                                $       583.82        $      (362.82)        $       221.00
DC POWER SUPPLY                                              $     1,703.00        $    (1,703.00)        $            -
520 CARD DUPLICATOR                                          $     4,261.00        $    (4,261.00)        $            -
FITL TEST SET                                                $    43,509.00        $   (43,509.00)        $            -
FITL TEST SET                                                $    43,509.00        $   (43,509.00)        $            -
FITL TEST SET                                                $    43,509.00        $   (43,509.00)        $            -
FITL TEST SET                                                $    43,509.00        $   (43,509.00)        $            -
EDFA BOOSTER FOR FTTH VIDEO TESTING                          $    37,779.25        $   (11,246.08)        $    26,533.17
Sun StorEdge UniPack 20GB 8MM Tape Drive                     $     3,170.75        $    (2,202.33)        $       968.42
SUN STOREDGE DISK ARRY W/SUX5240A D-1000                     $    17,940.75        $   (11,068.33)        $     6,872.42
SUN SERVER E420R                                             $    47,940.10        $   (29,568.68)        $    18,371.42
CONSOLE SWITCH 8200                                          $     1,875.43        $    (1,159.76)        $       715.67
APC MATRIX 5000 UPS                                          $     5,725.02        $    (3,531.95)        $     2,193.07

                                                                        32 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 63     103605    0    160220   31/03/2001   IPN1094  027AA14894        SUN STOREDGE L1000 TAPE LIBRARY
 63     103606    0    160220   31/03/2001   IPN1096  0012613-0028006   SUN STOREDGE ENTERPRISE RACK CABINET
 63     103608    0    160220   31/03/2001   IPN1230  10630012          PARASCOPE 2000 PROTOCOL ANALYZER
 62     103103    0    160422   31/03/2001   IPN1241  0010968-0030LB5   SUN 21" FD AG COLOR MONITOR
 62     103104    0    160220   31/03/2001   IPN1243  FW04330552        SUN ULTRA 10 WORKSTATION
 62     103105    0    160422   31/03/2001   IPN1246  FW04330176        SUN ULTRA 10 WORKSTATION
 62     103149    0    160420   28/02/2002   IPN1273  FW02240004        Sun Ultra 5
 60     103881    0    160411   15/10/2002   NONE     NONE              FURNITURE FOR BEDFORD (ORIG MFG CUBES 1266A)
 60     99376     0    160220   31/12/1999   NONE                       ENGINEERING LAB BENCHES
 61     99947     0    160220   31/03/2000   NONE                       MANUAL CROSS CONNECT FOR RAC SW LAB
 61     100445    0    160220   31/07/2000   NONE                       PC DATA TEST SYSTEMS EQUIPMENT TEST BED
 61     103028    0    160220   31/12/2001   NONE     NONE              TEST CARDS FOR FP3075
 61     102839    0    160220   31/08/2001   NONE     N/A               TEST CARDS FOR FP1075 (SW LAB RAC)
 60     103873    0    160015   15/10/2002   NONE     NONE              REMODEL - WAREHOUSE RACKING, BEDFORD, TX. FACILITY
 80     42447     0    160122   30/11/2001   NONE     NONE              TOOLING: VALOX 3706 BUCKET FOR MX ONU (PN: 115172)
 61     97788     0    160220   31/05/1999   NONE                       TEST EQUIP MATRIX FP1050
 61     102845    0    160329   31/08/2001   NONE     N/A               EQUIPMENT FOR MX TRAINING SYSTEMS
 61     101404    0    160220   30/11/2000   NONE     NONE              FP1075 PHASE II TEST BED CARDS
 61     101402    0    160220   30/11/2000   NONE     NONE              FP1075 PHASE II TEST BED CARDS
 61     101403    0    160220   30/11/2000   NONE     NONE              FP1075 PHASE II TEST BED CARDS
 40     20847     0    160411   30/06/2003   NONE     NONE              INSTALL DATA & VOICE LAN CABLING FOR BEDFORD MOVE
 61     102711    0    160220   31/07/2001   NONE     NONE              TEST BED CARDS FOR SW SUSTAINING GROUP
 61     102706    0    160220   31/07/2001   NONE     NONE              TEST SYSTEM FOR FP1060
 80     42284     0    160222   31/05/2001   NONE     NONE              ZINC DIE CAST TOOLING FOR DISC*S CARD PULLS
 50     76482     0    160140   30/06/2001   NONE     NONE              OMNITESTER TEST CARDS FOR OMNI8300 TESTER
 50     76624     0    160331   31/08/2001   NONE     NONE              DISC*S MX ATM VERIFICATION LAB EQUIPMENT
 50     76481     0    160140   30/06/2001   NONE     NONE              MARCONI TEST CARDS FOR OMNI8300 TESTER
 61     100348    0    160323   30/06/2000   NONE                       POSITRON PLUG-IN EQUIP ADDED TO TRAINING SYS
 61     100366    0    160220   30/06/2000   NONE     NONE              HDD CIRCUIT CARDS FOR TEST BED# 5
 80     42445     0    160122   30/11/2001   NONE     NONE              TOOLING: VALOX 3706 DOOR FOR MX ONU (PART# 115173)
 61     100627    0    160220   31/07/2000   NONE                       ONU CARDS FOR FIBERSTAR/ADSL
 61     104058    0    160214   30/06/2003   NONE     NONE              18 EA ODU506 CARDS -COPPER ADSL LARGE SYSTEM TEST
 80     42460     0    160122   31/12/2001   NONE     NONE              ONU FRONT TOOLING - P/N 111914
 61     101410    0    160220   30/11/2000   NONE     P-00103           4-PORT AMPLIFIER W/20dBm PER PORT
 80     42507     0    160122   28/02/2002   NONE     NONE              TOOLING: C2950 DIVIDER FOR MX ONU (PART# 115174)
 80     42446     0    160122   30/11/2001   NONE     NONE              TOOLING: C2950 CARD GUIDE FOR MX ONU- PART# 115175
 61     104057    0    160214   30/06/2003   NONE     NONE              20 EA DAU3 CARDS -COPPER ADSL LARGE SYSTEM TESTING
 61     95596     0    160220   31/03/1998   NONE     NONE              PORTABLE FITL-A EQUIP & RACKS
 80     42654     0    160140   30/04/2003   NONE     NONE              OIU94 LIGHT-PIPE MOLDING TOOL
 80     42594     0    160122   31/07/2002   NONE     NONE              FITL FP3100 CARD PULL TOOLING (OIU79/OIU89) 119095
 80     42450     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 110699)
 80     42451     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 108944)
 61     102708    0    160220   31/07/2001   NONE     NONE              CARDS FOR FTTH PHASE II
 61     95588     0    160220   31/03/1998   NONE     NONE              DISC*S EXPRESS & R96 SYSTEM TEST EQUIPMENT
 61     102715    0    160220   31/07/2001   NONE     NONE              CARDS FOR FTTH SHADOW SYSTEM REPLACEMENT

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
SUN STOREDGE L1000 TAPE LIBRARY                              $    43,745.18        $   (26,979.36)        $    16,765.82
SUN STOREDGE ENTERPRISE RACK CABINET                         $     7,569.93        $    (4,668.11)        $     2,901.82
PARASCOPE 2000 PROTOCOL ANALYZER                             $     9,777.68        $    (6,030.68)        $     3,747.00
SUN 21" FD AG COLOR MONITOR                                  $     1,286.15        $    (1,197.83)        $        88.32
SUN ULTRA 10 WORKSTATION                                     $     5,377.85        $    (5,005.35)        $       372.50
SUN ULTRA 10 WORKSTATION                                     $     5,377.82        $    (5,005.32)        $       372.50
Sun Ultra 5                                                  $     4,391.76        $    (3,049.76)        $     1,342.00
FURNITURE FOR BEDFORD (ORIG MFG CUBES 1266A)                 $   148,216.00        $   (22,938.50)        $   125,277.50
ENGINEERING LAB BENCHES                                      $   152,984.86        $   (62,469.29)        $    90,515.57
MANUAL CROSS CONNECT FOR RAC SW LAB                          $   122,061.87        $   (74,112.05)        $    47,949.82
PC DATA TEST SYSTEMS EQUIPMENT TEST BED                      $    83,715.47        $   (36,877.15)        $    46,838.32
TEST CARDS FOR FP3075                                        $    65,387.87        $   (19,462.37)        $    45,925.50
TEST CARDS FOR FP1075 (SW LAB RAC)                           $    63,197.64        $   (18,810.57)        $    44,387.07
REMODEL - WAREHOUSE RACKING, BEDFORD, TX. FACILITY           $    49,618.48        $    (7,680.73)        $    41,937.75
TOOLING: VALOX 3706 BUCKET FOR MX ONU (PN: 115172)           $   132,074.53        $   (91,718.78)        $    40,355.75
TEST EQUIP MATRIX FP1050                                     $    84,748.22        $   (49,438.65)        $    35,309.57
EQUIPMENT FOR MX TRAINING SYSTEMS                            $    47,619.30        $   (14,174.73)        $    33,444.57
FP1075 PHASE II TEST BED CARDS                               $    59,212.29        $   (26,083.72)        $    33,128.57
FP1075 PHASE II TEST BED CARDS                               $    59,194.55        $   (26,076.80)        $    33,117.75
FP1075 PHASE II TEST BED CARDS                               $    59,194.55        $   (26,076.80)        $    33,117.75
INSTALL DATA & VOICE LAN CABLING FOR BEDFORD MOVE            $    43,975.80        $   (10,994.90)        $    32,980.90
TEST BED CARDS FOR SW SUSTAINING GROUP                       $    44,314.76        $   (13,189.84)        $    31,124.92
TEST SYSTEM FOR FP1060                                       $    42,911.42        $   (12,772.85)        $    30,138.57
ZINC DIE CAST TOOLING FOR DISC*S CARD PULLS                  $    77,031.78        $   (53,496.61)        $    23,535.17
OMNITESTER TEST CARDS FOR OMNI8300 TESTER                    $    32,314.93        $    (9,619.18)        $    22,695.75
DISC*S MX ATM VERIFICATION LAB EQUIPMENT                     $    30,677.60        $    (9,131.35)        $    21,546.25
MARCONI TEST CARDS FOR OMNI8300 TESTER                       $    29,900.99        $    (8,899.99)        $    21,001.00
POSITRON PLUG-IN EQUIP ADDED TO TRAINING SYS                 $    35,124.62        $   (15,471.80)        $    19,652.82
HDD CIRCUIT CARDS FOR TEST BED# 5                            $    35,126.35        $   (15,476.10)        $    19,650.25
TOOLING: VALOX 3706 DOOR FOR MX ONU (PART# 115173)           $    60,625.20        $   (42,102.78)        $    18,522.42
ONU CARDS FOR FIBERSTAR/ADSL                                 $    32,788.11        $   (14,446.04)        $    18,342.07
18 EA ODU506 CARDS -COPPER ADSL LARGE SYSTEM TEST            $    17,742.61        $      (633.80)        $    17,108.81
ONU FRONT TOOLING - P/N 111914                               $    53,989.68        $   (37,493.93)        $    16,495.75
4-PORT AMPLIFIER W/20dBm PER PORT                            $    26,850.27        $   (11,828.95)        $    15,021.32
TOOLING: C2950 DIVIDER FOR MX ONU (PART# 115174)             $    48,712.50        $   (33,828.68)        $    14,883.82
TOOLING: C2950 CARD GUIDE FOR MX ONU- PART# 115175           $    45,456.36        $   (31,569.61)        $    13,886.75
20 EA DAU3 CARDS -COPPER ADSL LARGE SYSTEM TESTING           $    14,340.60        $      (511.80)        $    13,828.80
PORTABLE FITL-A EQUIP & RACKS                                $    56,711.39        $   (43,211.57)        $    13,499.82
OIU94 LIGHT-PIPE MOLDING TOOL                                $    12,990.00        $    (1,262.93)        $    11,727.07
FITL FP3100 CARD PULL TOOLING (OIU79/OIU89) 119095           $    18,088.58        $    (6,532.08)        $    11,556.50
Tooling: FTTH2 OEC Enclosure Assy (PN: 110699)               $    37,127.29        $   (25,784.62)        $    11,342.67
Tooling: FTTH2 OEC Enclosure Assy (PN: 108944)               $    35,396.38        $   (24,581.13)        $    10,815.25
CARDS FOR FTTH PHASE II                                      $    14,266.29        $    (4,248.72)        $    10,017.57
DISC*S EXPRESS & R96 SYSTEM TEST EQUIPMENT                   $    40,595.28        $   (30,933.61)        $     9,661.67
CARDS FOR FTTH SHADOW SYSTEM REPLACEMENT                     $    11,211.87        $    (3,337.37)        $     7,874.50

                                                                        33 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 80     41991     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - 73-21-695
 60     95765     0    160319   31/05/1998   NONE     NONE              FURNITURE - NORCROSS GA
 61     97784     0    160220   31/05/1999   NONE                       TEST PLATFORM EQUIPMENT
 61     103284    0    160220   31/03/2002   NONE                       HW ANALYSIS PROBE MPC823/850 & HE ADAPTERS E5346A
 80     42452     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 109803)
 61     102886    0    160220   30/09/2001   NONE                       CARDS:  155M V2 G/A - PN 401311
 80     42280     0    160222   31/05/2001   NONE     NONE              TOOLING NPR-202682 "SLAM" LATCH ASSEMBLY
 80     42286     0    160222   31/05/2001   NONE     NONE              TOOLING FOR FIBER RETAINER PN# 111392
 80     42223     0    160122   31/03/2001   NONE     3067              TOOLING DIE CAST QOIU511 CARD PULL (PART# 108417)
 80     42449     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 109805)
 61     103283    0    160318   31/03/2002   NONE     NONE              Modules & Misc. Peripheral Trade Show & Demo Equip
 60     99315     0    160220   26/11/1999   NONE     NONE              CABLE TRAYS 12" FOR OPTICS LAB
 61     104056    0    160214   30/06/2003   NONE     NONE              2 EA CCU11 CARDS -COPPER ADSL LARGE SYSTEM TESTINC
 61     102965    0    160220   31/10/2001   NONE     306340014         NETCOM AT-9015 ATM SMARTCARD PLUG-IN CARD
 61     102966    0    160220   31/10/2001   NONE     306340031         NETCOM AT-9015 ATM SMARTCARD PLUG-IN CARD
 80     42285     0    160122   31/05/2001   NONE     NONE              TOOLING CUSTOM LIGHTPIPE FOR DOUBLE-WIDE FACEPLATE
 80     42448     0    160122   30/11/2001   NONE     NONE              TOOLING: RF/EMI SHIELDING MASKS FOR MX ONU
 61     102849    0    160220   31/08/2001   NONE     N/A               FTTH PHASE II HW TEST BED #1 (VARIOUS CARDS, ETC.)
 61     102850    0    160220   31/08/2001   NONE     N/A               FTTH PHASE II HW TEST BED #2 (VARIOUS MISC EQUIP)
 80     42482     0    160122   31/01/2002   NONE     NONE              HNU-ASSEMBLY TOOLING (P/N: 45-060-01)
 61     99519     0    160220   25/02/2000   NONE                       NETCOM SMARTCARD BOARDS
 80     42453     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 111562)
 61     102885    0    160220   30/09/2001   NONE                       CARDS: ATM DS3 MONITOR I/F
 61     100813    0    160220   31/08/2000   NONE     NONE              MISC PERIPHERAL COMPUTER EQUIPMENT
 80     42491     0    160122   28/02/2002   NONE     P/N: 106718       TOOLING MODIFICATIONS BATTERY BOX CASE P/N: 106718
 61     103128    0    160220   31/01/2002   NONE     112597            SWX CROSS CONNECT
 61     103124    0    160220   31/01/2002   NONE     119215            SWX CROSS CONNECT
 61     103125    0    160220   31/01/2002   NONE     119217            SWX CROSS CONNECT
 61     103126    0    160220   31/01/2002   NONE     112594            SWX CROSS CONNECT
 61     103127    0    160220   31/01/2002   NONE     112595            SWX CROSS CONNECT
 80     42224     0    160122   31/03/2001   NONE     3067              CARD PULL TOOLING QOIU81/82 & 83 PCB's (#108559)
 50     77153     0    160015   15/10/2002   NONE     NONE              (50) MI RAK UPRIGHT FRAMES 44" x 168"
 61     102443    0    160220   31/05/2001   NONE     SBC8260-1867      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 61     102444    0    160220   31/05/2001   NONE     SBC8260-1878      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 61     102445    0    160220   31/05/2001   NONE     SBC8260-1880      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 61     102446    0    160220   31/05/2001   NONE     SBC8260-1887      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 61     102447    0    160220   31/05/2001   NONE     SBC8260-1904      SBC MPC8260 POWER QUICC II W/ ATM FIBER
 80     42704     0    160122   30/06/2003   NONE     NONE              117580 PLASTIC FACEPLATE TOOL MODIFICATION DCU207B
 63     102142    0    160220   31/03/2001   NONE     SFW93110186       SUN PC ULTRA 10
 63     102143    0    160220   31/03/2001   NONE     SFW93110197       SUN PC ULTRA 10
 63     102144    0    160220   31/03/2001   NONE     SFW93110199       SUN PC ULTRA 10
 63     101776    0    160220   28/02/2001   NONE     SFW93110183       SUN PC SYSTEM ULTRA 10 FOR IVREA ITALY
 63     101777    0    160220   28/02/2001   NONE     SFW93110184       SUN PC SYSTEM ULTRA 10 (IN IVREA ITALY)
 63     101778    0    160220   28/02/2001   NONE     SFW93110195       SUN PC SYSTEM ULTRA 10 (IN IVREA ITALY)
 61     97625     0    160329   31/03/1999   NONE     NONE              TRAINING SYSTEM UPGRADE - ONU'S

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TOOLING MX FACEPLATE - 73-21-695                             $    95,380.98        $   (88,757.66)        $     6,623.32
FURNITURE - NORCROSS GA                                      $    11,347.12        $    (6,054.20)        $     5,292.92
TEST PLATFORM EQUIPMENT                                      $    12,593.37        $    (7,350.37)        $     5,243.00
HW ANALYSIS PROBE MPC823/850 & HE ADAPTERS E5346A            $     7,369.67        $    (2,193.92)        $     5,175.75
Tooling: FTTH2 OEC Enclosure Assy (PN: 109803)               $    16,807.65        $   (11,675.08)        $     5,132.57
CARDS:  155M V2 G/A - PN 401311                              $     7,307.48        $    (2,175.48)        $     5,132.00
TOOLING NPR-202682 "SLAM" LATCH ASSEMBLY                     $    16,237.50        $   (11,277.08)        $     4,960.42
TOOLING FOR FIBER RETAINER PN# 111392                        $    16,075.12        $   (11,164.20)        $     4,910.92
TOOLING DIE CAST QOIU511 CARD PULL (PART# 108417)            $    69,855.89        $   (65,005.47)        $     4,850.42
Tooling: FTTH2 OEC Enclosure Assy (PN: 109805)               $    15,402.86        $   (10,698.29)        $     4,704.57
Modules & Misc. Peripheral Trade Show & Demo Equip           $    40,748.30        $   (36,504.55)        $     4,243.75
CABLE TRAYS 12" FOR OPTICS LAB                               $     6,901.49        $    (2,822.57)        $     4,078.92
2 EA CCU11 CARDS -COPPER ADSL LARGE SYSTEM TESTINC           $     4,185.39        $      (149.20)        $     4,036.19
NETCOM AT-9015 ATM SMARTCARD PLUG-IN CARD                    $     5,671.39        $    (1,690.47)        $     3,980.92
NETCOM AT-9015 ATM SMARTCARD PLUG-IN CARD                    $     5,671.34        $    (1,690.42)        $     3,980.92
TOOLING CUSTOM LIGHTPIPE FOR DOUBLE-WIDE FACEPLATE           $    12,990.00        $    (9,020.83)        $     3,969.17
TOOLING: RF/EMI SHIELDING MASKS FOR MX ONU                   $    12,983.91        $    (9,016.59)        $     3,967.32
FTTH PHASE II HW TEST BED #1 (VARIOUS CARDS, ETC.)           $     5,633.66        $    (1,677.24)        $     3,956.42
FTTH PHASE II HW TEST BED #2 (VARIOUS MISC EQUIP)            $     5,633.63        $    (1,677.21)        $     3,956.42
HNU-ASSEMBLY TOOLING (P/N: 45-060-01)                        $    12,861.19        $    (8,933.52)        $     3,927.67
NETCOM SMARTCARD BOARDS                                      $     9,746.54        $    (5,920.12)        $     3,826.42
Tooling: FTTH2 OEC Enclosure Assy (PN: 111562)               $    12,442.66        $    (8,642.34)        $     3,800.32
CARDS: ATM DS3 MONITOR I/F                                   $     5,065.50        $    (1,507.83)        $     3,557.67
MISC PERIPHERAL COMPUTER EQUIPMENT                           $     6,325.71        $    (2,787.04)        $     3,538.67
TOOLING MODIFICATIONS BATTERY BOX CASE P/N: 106718           $    11,068.78        $    (7,687.28)        $     3,381.50
SWX CROSS CONNECT                                            $     4,510.22        $    (1,344.47)        $     3,165.75
SWX CROSS CONNECT                                            $     4,510.23        $    (1,344.48)        $     3,165.75
SWX CROSS CONNECT                                            $     4,510.23        $    (1,344.48)        $     3,165.75
SWX CROSS CONNECT                                            $     4,510.23        $    (1,344.48)        $     3,165.75
SWX CROSS CONNECT                                            $     4,510.23        $    (1,344.48)        $     3,165.75
CARD PULL TOOLING QOIU81/82 & 83 PCB's (#108559)             $    45,062.31        $   (41,933.56)        $     3,128.75
(50) MI RAK UPRIGHT FRAMES 44" x 168"                        $     3,853.48        $      (836.23)        $     3,017.25
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
SBC MPC8260 POWER QUICC II W/ ATM FIBER                      $     3,922.26        $    (1,169.51)        $     2,752.75
117580 PLASTIC FACEPLATE TOOL MODIFICATION DCU207B           $     2,922.75        $      (243.88)        $     2,678.87
SUN PC ULTRA 10                                              $     6,985.67        $    (4,310.17)        $     2,675.50
SUN PC ULTRA 10                                              $     6,985.67        $    (4,310.17)        $     2,675.50
SUN PC ULTRA 10                                              $     6,985.67        $    (4,310.17)        $     2,675.50
SUN PC SYSTEM ULTRA 10 FOR IVREA ITALY                       $     6,982.87        $    (4,307.80)        $     2,675.07
SUN PC SYSTEM ULTRA 10 (IN IVREA ITALY)                      $     6,982.87        $    (4,307.80)        $     2,675.07
SUN PC SYSTEM ULTRA 10 (IN IVREA ITALY)                      $     6,982.87        $    (4,307.80)        $     2,675.07
TRAINING SYSTEM UPGRADE - ONU'S                              $     7,022.71        $    (4,350.39)        $     2,672.32

                                                                        34 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 80     41990     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - FACEPLATE 2 73-21-694
 80     41992     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - 73-21-696
 50     77201     0    160083   15/10/2002   NONE     NONE              MISC LASERS / SCOPES FOR CLEAN ROOM
 80     42705     0    160122   30/06/2003   NONE     NONE              107774 PLASTIC FACEPLATE TOOL MODIFICATION (OIU94)
 80     42459     0    160122   31/12/2001   NONE     NONE              FTTH TOOLING NEW EJECTOR 112624 REV AB
 80     42481     0    160122   31/01/2002   NONE     NONE              TOOLING FOR MX ONU MOUNT BOOTS TO LOCK ONU
 80     42412     0    160122   30/09/2001   NONE     72-05-469         TOOLING CHANNEL CARD ESD SHIPPING TRAY 72-05-469
 80     42413     0    160122   30/09/2001   NONE     NONE              TOOLING PRA ON DISC*S CARD EJECTOR 107406
 61     102448    0    160220   31/05/2001   NONE     MDPPRA1446-1267   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 61     102449    0    160220   31/05/2001   NONE     MDPPRA1454-1269   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 61     102450    0    160220   31/05/2001   NONE     MDPPRA1455-1268   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 61     102451    0    160220   31/05/2001   NONE     MDPPRA1456-1266   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 61     102452    0    160220   31/05/2001   NONE     MDPPRA1457-1257   860 MODULAR DEVELOPMENT PLATFORM BOARD PRO
 60     103618    0    160422   31/10/1998   NONE     0898-0065         SPOT COOLER SYSTEM - MODEL 24 HFU 1
 50     77293     0    160015   15/10/2002   NONE     NONE              JETCAPS BARSIMM BARCODE MODULES FOR HP PRINTERS
 61     102949    0    160220   31/10/2001   NONE     31222002          NETCOM ML-7710 PLUG-IN CARD
 61     102950    0    160220   31/10/2001   NONE     312220046         NETCOM ML-7710 PLUG-IN CARD
 61     102951    0    160220   31/10/2001   NONE     312220063         NETCOM ML-7710 PLUG-IN CARD
 61     102952    0    160220   31/10/2001   NONE     312220110         NETCOM ML-7710 PLUG-IN CARD
 61     102953    0    160220   31/10/2001   NONE     312220167         NETCOM ML-7710 PLUG-IN CARD
 61     102954    0    160220   31/10/2001   NONE     312220210         NETCOM ML-7710 PLUG-IN CARD
 61     102955    0    160220   31/10/2001   NONE     312220239         NETCOM ML-7710 PLUG-IN CARD
 61     102956    0    160220   31/10/2001   NONE     312220371         NETCOM ML-7710 PLUG-IN CARD
 61     102957    0    160220   31/10/2001   NONE     312220379         NETCOM ML-7710 PLUG-IN CARD
 61     102958    0    160220   31/10/2001   NONE     312220389         NETCOM ML-7710 PLUG-IN CARD
 61     102959    0    160220   31/10/2001   NONE     312220399         NETCOM ML-7710 PLUG-IN CARD
 61     102960    0    160220   31/10/2001   NONE     312220524         NETCOM ML-7710 PLUG-IN CARD
 61     102961    0    160220   31/10/2001   NONE     312220534         NETCOM ML-7710 PLUG-IN CARD
 61     102962    0    160220   31/10/2001   NONE     31220659          NETCOM ML-7710 PLUG-IN CARD
 61     102963    0    160220   31/10/2001   NONE     312220812         NETCOM ML-7710 PLUG-IN CARD
 61     102964    0    160220   31/10/2001   NONE     312220833         NETCOM ML-7710 PLUG-IN CARD
 80     41986     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATES - TOP EJECTOR 1 72-66-472
 80     41988     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - EJECTOR 1 72-66-474
 60     100044    0    160411   26/05/2000   NONE     NONE              RAC 9' CHRISTMAS TREE AND DECORATIONS
 60     103883    0    160411   15/10/2002   NONE     NONE              CUBE FURNITURE - BEDFORD
 80     42024     0    160122   31/07/2000   NONE     NONE              TOOLING MOLD 72-66-481 BOTTOM EJECTOR
 80     41987     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - TOP EJECTOR 2 72-66-473
 80     41989     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATE - EJECTOR 2 72-66-475
 80     41985     0    160122   26/05/2000   NONE     NONE              TOOLING MX FACEPLATES - BOTTOM EJECTOR 72-66-471
 61     99931     0    160323   31/03/2000   NONE                       POSITRON CARDS & CABLES FOR TRAINING ROOM RAC
 61     99930     0    160323   31/03/2000   NONE                       POSITRON CARDS AND CABLES FOR TRAINING ROOM RAC
 80     42108     0    160122   30/11/2000   NONE     NONE              TOOLING: QCU40 FOR MX ONU CARD PULLS
 80     42109     0    160122   30/11/2000   NONE     NONE              TOOLING SDC1 FOR MX ONU CARD PULLS
 61     102584    0    160220   30/06/2001   NONE     NONE              ALTERA 8259 MEGAFUNCTION IP CORE
 61     102732    0    160220   31/07/2001   NONE     014 VER. 1.2      OC3 DAUGHTERCARD OFF OF THE UTOPIA 2 BUS.

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TOOLING MX FACEPLATE - FACEPLATE 2 73-21-694                 $    37,433.33        $   (34,834.16)        $     2,599.17
TOOLING MX FACEPLATE - 73-21-696                             $    37,433.32        $   (34,834.15)        $     2,599.17
MISC LASERS / SCOPES FOR CLEAN ROOM                          $     3,209.36        $      (695.86)        $     2,513.50
107774 PLASTIC FACEPLATE TOOL MODIFICATION (OIU94)           $     2,727.90        $      (227.45)        $     2,500.45
FTTH TOOLING NEW EJECTOR 112624 REV AB                       $     8,118.75        $    (5,639.83)        $     2,478.92
TOOLING FOR MX ONU MOUNT BOOTS TO LOCK ONU                   $     7,577.50        $    (5,262.00)        $     2,315.50
TOOLING CHANNEL CARD ESD SHIPPING TRAY 72-05-469             $     7,361.00        $    (5,112.50)        $     2,248.50
TOOLING PRA ON DISC*S CARD EJECTOR 107406                    $     7,074.14        $    (4,915.22)        $     2,158.92
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.27        $      (907.02)        $     2,131.25
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.27        $      (907.02)        $     2,131.25
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.27        $      (907.02)        $     2,131.25
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.27        $      (907.02)        $     2,131.25
860 MODULAR DEVELOPMENT PLATFORM BOARD PRO                   $     3,038.28        $      (907.03)        $     2,131.25
SPOT COOLER SYSTEM - MODEL 24 HFU 1                          $     4,021.49        $    (1,915.57)        $     2,105.92
JETCAPS BARSIMM BARCODE MODULES FOR HP PRINTERS              $     2,647.51        $      (573.69)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
NETCOM ML-7710 PLUG-IN CARD                                  $     2,952.87        $      (879.05)        $     2,073.82
TOOLING MX FACEPLATES - TOP EJECTOR 1 72-66-472              $    28,671.68        $   (26,681.26)        $     1,990.42
TOOLING MX FACEPLATE - EJECTOR 1 72-66-474                   $    28,671.68        $   (26,681.26)        $     1,990.42
RAC 9' CHRISTMAS TREE AND DECORATIONS                        $     2,756.80        $      (850.80)        $     1,906.00
CUBE FURNITURE - BEDFORD                                     $     2,189.84        $      (339.42)        $     1,850.42
TOOLING MOLD 72-66-481 BOTTOM EJECTOR                        $    26,365.82        $   (24,535.40)        $     1,830.42
TOOLING MX FACEPLATE - TOP EJECTOR 2 72-66-473               $    25,106.65        $   (23,363.33)        $     1,743.32
TOOLING MX FACEPLATE - EJECTOR 2 72-66-475                   $    25,106.65        $   (23,363.33)        $     1,743.32
TOOLING MX FACEPLATES - BOTTOM EJECTOR 72-66-471             $    24,321.09        $   (22,633.17)        $     1,687.92
POSITRON CARDS & CABLES FOR TRAINING ROOM RAC                $     4,199.45        $    (2,549.45)        $     1,650.00
POSITRON CARDS AND CABLES FOR TRAINING ROOM RAC              $     4,199.48        $    (2,549.48)        $     1,650.00
TOOLING: QCU40 FOR MX ONU CARD PULLS                         $    23,690.00        $   (22,045.43)        $     1,644.57
TOOLING SDC1 FOR MX ONU CARD PULLS                           $    22,973.52        $   (21,378.52)        $     1,595.00
ALTERA 8259 MEGAFUNCTION IP CORE                             $     2,167.42        $      (646.25)        $     1,521.17
OC3 DAUGHTERCARD OFF OF THE UTOPIA 2 BUS.                    $     2,166.78        $      (645.61)        $     1,521.17

                                                                        35 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------
 80     42023     0    160122   31/07/2000   NONE     NONE              TOOLING MOLD 72-66-482 TOP EJECTOR
 80     42490     0    160122   28/02/2002   NONE     P/N: 106717       TOOLING MODIFICATIONS BATTERY BOX COVER P/N:106717
 80     42489     0    160122   28/02/2002   NONE     P/N: 115526       TOOLING FOR FP2005 DAU3 CARD PULL - P/N: 115526
 50     77291     0    160411   15/10/2002   NONE     PR200A-2C-9707-   GRAINGER AIR DRYER PR200
 80     42256     0    160222   31/05/2001   NONE     NONE              TOOLING: ELASTOMER FIBER PROTECTOR- OEC2 ENCLOSURE
 80     42428     0    160122   31/10/2001   NONE     NONE              TOOLING MOLD FOR FIBER CLIP (UPGRADE)
 80     42488     0    160222   28/02/2002   NONE     NONE              MX FITL Cost Reduction Tooling OIU82/OIU83
 80     42034     0    160122   31/07/2000   NONE                       TOOLING QEIU CARD PULL FACEPLATE 73-21-704
 61     103456    0    160220   30/06/2002   NONE     NONE              MISC PERIPHERIAL EQUIP FOR FTTH DEMO PHILADELPHIA
 80     42113     0    160122   30/11/2000   NONE     NONE              EJECTOR, LATCHING INSERTER BOTTOM 72-66-481
 80     42454     0    160222   30/11/2001   NONE     NONE              Tooling: FTTH2 OEC Enclosure Assy (PN: 111392)
 80     42110     0    160122   30/11/2000   NONE     NONE              NCC TOOLING FOR MX ONU CARD PULLS
 80     42111     0    160122   30/11/2000   NONE     NONE              BOIU52 TOOLING FOR MX ONU CARD PULLS
 80     42112     0    160122   30/11/2000   NONE     NONE              BBC1 TOOLING FOR MX ONU CARD PULLS
 62     102145    0    160220   31/03/2001   NONE     992YKN0497        SUN MONITOR 21"
 62     102146    0    160220   31/03/2001   NONE     9924KNO507        SUN MONITOR 21"
 62     102147    0    160220   31/03/2001   NONE     9924KNO512        SUN MONITOR 21"
 62     101779    0    160220   28/02/2001   NONE     9924KN0505        SUN 21" MONITOR (IN IVREA ITALY)
 62     101780    0    160220   28/02/2001   NONE     9924KN0508        SUN 21" MONITOR (IN IVREA ITALY)
 62     101781    0    160220   28/02/2001   NONE     9924KN0511        SUN 21" MONITOR (IN IVREA ITALY)
 80     41488     0    160220   31/03/1998   NONE     NONE              TOOLING CAVITY MATRIX ONU ALUMINUM HOUSING
 80     41511     0    160220   30/06/1998   NONE     NONE              PLENNUM MOLDS WOODFORMING MOLD
 80     41892     0    160122   29/10/1999   NONE     NONE              FIBER CLIP MOLD TOOLING FOR FITL OIU CARDS
 80     41904     0    160122   26/11/1999   NONE     NONE              FIBER SPOOLING TOOLING MOLD CHANGE
 80     41932     0    160122   25/02/2000   NONE     NONE              TOOLING: QCU60 CARD PULL (@ JERYLL)
 80     41957     0    160122   31/03/2000   NONE     NONE              TOOLING UPDATE 72-82-028, -029, -043 CARDGUIDES
 80     41958     0    160222   31/03/2000   NONE                       TOOLING 24 CHANNEL FITL-A ONU CARD CAGE
 60     103870    0    160140   15/10/2002   NONE     NONE              10 EACH WORKBENCHES
 60     103904    0    160411   15/10/2002   NONE                       COFFEE COUNTER - REU CAFE
 62     104069    0    160316   30/06/2001   OPN5052  1W7KG01           DELL LATITUDE LS LAPTOP
 62     104065    0    160420   31/07/2001   OPN5125  650Q901           DELL PRECISION MINI-TOWER PC
 62     104067    0    160422   31/07/2001   OPN5126  750QP01           DELL PRECISION 530 PC
 62     104066    0    160411   31/07/2001   OPN5127  4PVN301           DELL PRECISION 330 PC
 50     76486     0    160140   30/06/2001   SDC1     NONE              HP79000 SDC1 FUNCTIONAL TEST FIXTURE
 60     96491     0    160331   31/10/1998                              VERIFICATION SYSTEMS LAB, RACKS, FURN, EQUIP
 61     101137    0    160220   31/10/2000                              MX ONU CARDS
 61     97687     0    160220   31/03/1999                              RELTEC EQUIP FOR RIS SW LAB
 61     97642     0    160220   31/03/1999                              DISC*S EQUIPMENT FOR TESTBEDS
 50     76777     0    160140   31/01/2002            NONE              DIAGNOSTICS SYSTEM - SDC, QDC, & BBC
 60     98800     0    160220   30/09/1999                              CABLE TRAYS 12" WIDE RACEWAYS H/W LAB RAC
 61     103673    0    160316   31/03/2002            NONE              TRAINING SYSTEM WITH MX @ BELLSOUTH DECATUR GA.
 61     103671    0    160316   31/03/2002            NONE              TRAINING SYSTEM WITH MX @ BELLSOUTH NASHVILLE TN
 61     103672    0    160316   31/03/2002            NONE              TRAINING SYSTEM WITH MX @ BELLSOUTH JACKSON MS
 61     101155    0    160220   31/10/2000                              MX HW FOR SYSTEMS TEST (TEST BEDS)
 61     101152    0    160220   31/10/2000                              MX HW FOR SYSTEMS TEST (TEST BEDS)

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TOOLING MOLD 72-66-482 TOP EJECTOR                           $    20,267.74        $   (18,860.24)        $     1,407.50
TOOLING MODIFICATIONS BATTERY BOX COVER P/N:106717           $     4,543.04        $    (3,156.79)        $     1,386.25
TOOLING FOR FP2005 DAU3 CARD PULL - P/N: 115526              $     4,523.77        $    (3,141.45)        $     1,382.32
GRAINGER AIR DRYER PR200                                     $     1,674.29        $      (363.72)        $     1,310.57
TOOLING: ELASTOMER FIBER PROTECTOR- OEC2 ENCLOSURE           $     4,113.50        $    (2,857.83)        $     1,255.67
TOOLING MOLD FOR FIBER CLIP (UPGRADE)                        $     3,096.00        $    (2,150.00)        $       946.00
MX FITL Cost Reduction Tooling OIU82/OIU83                   $     2,354.44        $    (1,636.37)        $       718.07
TOOLING QEIU CARD PULL FACEPLATE 73-21-704                   $     8,660.10        $    (8,059.28)        $       600.82
MISC PERIPHERIAL EQUIP FOR FTTH DEMO PHILADELPHIA            $     1,254.94        $      (680.27)        $       574.67
EJECTOR, LATCHING INSERTER BOTTOM 72-66-481                  $     5,519.45        $    (5,136.53)        $       382.92
Tooling: FTTH2 OEC Enclosure Assy (PN: 111392)               $     1,103.78        $      (767.46)        $       336.32
NCC TOOLING FOR MX ONU CARD PULLS                            $     4,723.38        $    (4,396.31)        $       327.07
BOIU52 TOOLING FOR MX ONU CARD PULLS                         $     4,716.79        $    (4,390.54)        $       326.25
BBC1 TOOLING FOR MX ONU CARD PULLS                           $     4,716.79        $    (4,390.54)        $       326.25
SUN MONITOR 21"                                              $     1,462.54        $    (1,361.29)        $       101.25
SUN MONITOR 21"                                              $     1,462.54        $    (1,361.29)        $       101.25
SUN MONITOR 21"                                              $     1,465.04        $    (1,364.22)        $       100.82
SUN 21" MONITOR (IN IVREA ITALY)                             $     1,459.42        $    (1,359.00)        $       100.42
SUN 21" MONITOR (IN IVREA ITALY)                             $     1,459.42        $    (1,359.00)        $       100.42
SUN 21" MONITOR (IN IVREA ITALY)                             $     1,459.42        $    (1,359.00)        $       100.42
TOOLING CAVITY MATRIX ONU ALUMINUM HOUSING                   $   319,802.01        $  (319,802.01)        $            -
PLENNUM MOLDS WOODFORMING MOLD                               $     6,842.12        $    (6,842.12)        $            -
FIBER CLIP MOLD TOOLING FOR FITL OIU CARDS                   $    10,554.38        $   (10,554.38)        $            -
FIBER SPOOLING TOOLING MOLD CHANGE                           $     7,923.90        $    (7,923.90)        $            -
TOOLING: QCU60 CARD PULL (@ JERYLL)                          $    43,083.51        $   (43,083.51)        $            -
TOOLING UPDATE 72-82-028, -029, -043 CARDGUIDES              $     7,599.15        $    (7,599.15)        $            -
TOOLING 24 CHANNEL FITL-A ONU CARD CAGE                      $    67,217.83        $   (67,217.83)        $            -
10 EACH WORKBENCHES                                          $         0.01        $        (0.01)        $            -
COFFEE COUNTER - REU CAFE                                    $         0.01        $        (0.01)        $            -
DELL LATITUDE LS LAPTOP                                      $     3,228.14        $    (1,819.27)        $     1,408.87
DELL PRECISION MINI-TOWER PC                                 $     3,362.99        $    (1,891.37)        $     1,471.62
DELL PRECISION 530 PC                                        $     3,311.36        $    (1,863.36)        $     1,448.00
DELL PRECISION 330 PC                                        $     1,848.02        $    (1,042.90)        $       805.12
HP79000 SDC1 FUNCTIONAL TEST FIXTURE                         $    52,037.32        $   (15,488.82)        $    36,548.50
VERIFICATION SYSTEMS LAB, RACKS, FURN, EQUIP                 $   217,812.17        $  (116,171.35)        $   101,640.82
MX ONU CARDS                                                 $   175,045.23        $   (77,104.66)        $    97,940.57
RELTEC EQUIP FOR RIS SW LAB                                  $   248,003.00        $  (153,526.93)        $    94,476.07
DISC*S EQUIPMENT FOR TESTBEDS                                $   203,786.32        $  (126,156.90)        $    77,629.42
DIAGNOSTICS SYSTEM - SDC, QDC, & BBC                         $    45,534.68        $   (13,552.26)        $    31,982.42
CABLE TRAYS 12" WIDE RACEWAYS H/W LAB RAC                    $    50,683.73        $   (20,699.66)        $    29,984.07
TRAINING SYSTEM WITH MX @ BELLSOUTH DECATUR GA.              $    42,442.43        $   (12,633.76)        $    29,808.67
TRAINING SYSTEM WITH MX @ BELLSOUTH NASHVILLE TN             $    42,429.66        $   (12,628.84)        $    29,800.82
TRAINING SYSTEM WITH MX @ BELLSOUTH JACKSON MS               $    42,429.66        $   (12,628.84)        $    29,800.82
MX HW FOR SYSTEMS TEST (TEST BEDS)                           $    44,699.48        $   (19,689.66)        $    25,009.82
MX HW FOR SYSTEMS TEST (TEST BEDS)                           $    44,699.42        $   (19,689.60)        $    25,009.82

                                                                        36 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------
 61     101153    0    160220   31/10/2000                              MX HW FOR SYSTEMS TEST (TEST BEDS)
 61     101154    0    160220   31/10/2000                              MX HW FOR SYSTEMS TEST (TEST BEDS)
 61     101411    0    160220   30/11/2000            1.2349            AMPLIFER w/20dBm PER PORT, 8 PORTS DISTRIBUTION
 61     101412    0    160220   30/11/2000            1.235             AMPLIFER w/20dBm PER PORT, 8 PORTS DISTRIBUTION
 60     96493     0    160220   31/10/1998                              FURNITURE & WORKBENCHES
 50     76166     0    160140   28/02/2001                              AEROSTAT XC BENCHTOP IONIZERS  80 EACH
 61     98090     0    160220   30/06/1999                              EAST MT & MISC TESTBED EQUIP
 61     101143    0    160220   31/10/2000            25886             DISC*S RDT W/ METALLIC SHELF & 2 FITL SHELVES
 61     101144    0    160220   31/10/2000                              DISC*S COT W/ METALLIC SHELF
 61     101145    0    160220   31/10/2000                              DISC*S COT W/ METALLIC SHELF
 61     101146    0    160220   31/10/2000                              DISC*S RD W/ MX
 61     101181    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101182    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101183    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101184    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101185    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101186    0    160220   31/10/2000                              MX HW TEST BED EQUIP.
 61     101166    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101167    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101168    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101169    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101170    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101171    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101173    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 61     101172    0    160220   31/10/2000                              MX TEST BED SYSTEM EQUIP.
 50     75140     0    160140   31/10/1998                              DR-II CARD SETS
 61     103669    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE HONOLULU, HA.
 61     103663    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE TAMPA, FLA
 61     103664    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE DURHAM, N.C.
 61     103665    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTM GTE EVERETT, WA
 61     103666    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE BEAVERTON, OR.
 61     103667    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE MONROVIA CA.
 61     103668    0    160316   25/02/2000            NONE              NGDLC TRAINING SYSTEM GTE LEWISVILLLE, TX.
 61     100764    0    160220   31/08/2000            401311-02711      AX/4000 10/100 Mb ETHERNET GENERATOR/ANALYZER
 61     100765    0    160220   31/08/2000            401311-02741      AX/4000 10/100 Mb ETHERNET GENERATOR/ANALYZER
 61     101141    0    160323   31/10/2000                              MX SYSTEM EQUIPMENT FOR TRAINING LAB
 60     96765     0    160001   31/12/1998                              30 CHAIRS
 50     75142     0    160140   31/10/1998                              STREAKER CARDS FOR CONFIG TESTING
 50     75141     0    160140   30/11/1998                              PLUG-IN CARD FIXTURES FOR OMNI 2000 T.S.
 61     98893     0    160220   30/09/1999                              TEST EQUIP FROM STOCK FOR MATRIX FP1050
 80     42131     0    160122   30/11/2000                              HNU-CASE TOOLING (P/N: 105572)
 50     75469     0    160140   30/06/1999                              TEST FIXTURE - CMC DCU 301A
 61     98089     0    160220   30/06/1999                              INTERNAL CARDS ENGR LAB NETWORK EQUIP
 80     42132     0    160122   30/11/2000                              HNU-DOOR TOOLING (P/N: 107058)
 80     42066     0    160122   31/10/2000                              FTTH TOOLING FOR BATTERY CASE

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
MX HW FOR SYSTEMS TEST (TEST BEDS)                           $    44,699.42        $   (19,689.60)        $    25,009.82
MX HW FOR SYSTEMS TEST (TEST BEDS)                           $    44,699.42        $   (19,689.60)        $    25,009.82
AMPLIFER w/20dBm PER PORT, 8 PORTS DISTRIBUTION              $    37,776.62        $   (16,640.87)        $    21,135.75
AMPLIFER w/20dBm PER PORT, 8 PORTS DISTRIBUTION              $    37,776.62        $   (16,640.87)        $    21,135.75
FURNITURE & WORKBENCHES                                      $    42,881.13        $   (22,876.06)        $    20,005.07
AEROSTAT XC BENCHTOP IONIZERS  80 EACH                       $    34,205.02        $   (15,068.77)        $    19,136.25
EAST MT & MISC TESTBED EQUIP                                 $    41,416.36        $   (24,161.94)        $    17,254.42
DISC*S RDT W/ METALLIC SHELF & 2 FITL SHELVES                $    27,612.26        $   (12,164.51)        $    15,447.75
DISC*S COT W/ METALLIC SHELF                                 $    27,612.26        $   (12,164.51)        $    15,447.75
DISC*S COT W/ METALLIC SHELF                                 $    27,612.26        $   (12,164.51)        $    15,447.75
DISC*S RD W/ MX                                              $    27,612.35        $   (12,164.60)        $    15,447.75
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX HW TEST BED EQUIP.                                        $    23,838.25        $   (10,502.08)        $    13,336.17
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,365.20        $    (9,414.13)        $    11,951.07
MX TEST BED SYSTEM EQUIP.                                    $    21,343.56        $    (9,403.74)        $    11,939.82
MX TEST BED SYSTEM EQUIP.                                    $    21,343.67        $    (9,403.85)        $    11,939.82
DR-II CARD SETS                                              $    36,419.50        $   (27,749.58)        $     8,669.92
NGDLC TRAINING SYSTEM GTE HONOLULU, HA.                      $    21,013.80        $   (12,758.98)        $     8,254.82
NGDLC TRAINING SYSTEM GTE TAMPA, FLA                         $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTEM GTE DURHAM, N.C.                       $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTM GTE EVERETT, WA                         $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTEM GTE BEAVERTON, OR.                     $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTEM GTE MONROVIA CA.                       $    20,955.18        $   (12,724.68)        $     8,230.50
NGDLC TRAINING SYSTEM GTE LEWISVILLLE, TX.                   $    20,955.18        $   (12,724.68)        $     8,230.50
AX/4000 10/100 Mb ETHERNET GENERATOR/ANALYZER                $    14,072.33        $    (6,201.41)        $     7,870.92
AX/4000 10/100 Mb ETHERNET GENERATOR/ANALYZER                $    14,072.33        $    (6,201.41)        $     7,870.92
MX SYSTEM EQUIPMENT FOR TRAINING LAB                         $    13,175.74        $    (5,806.17)        $     7,369.57
30 CHAIRS                                                    $    14,762.81        $    (7,878.39)        $     6,884.42
STREAKER CARDS FOR CONFIG TESTING                            $    28,588.00        $   (21,781.33)        $     6,806.67
PLUG-IN CARD FIXTURES FOR OMNI 2000 T.S.                     $    25,108.53        $   (19,130.96)        $     5,977.57
TEST EQUIP FROM STOCK FOR MATRIX FP1050                      $    12,558.30        $    (7,226.38)        $     5,331.92
HNU-CASE TOOLING (P/N: 105572)                               $    69,550.64        $   (64,721.07)        $     4,829.57
TEST FIXTURE - CMC DCU 301A                                  $    10,651.80        $    (6,215.63)        $     4,436.17
INTERNAL CARDS ENGR LAB NETWORK EQUIP                        $    10,112.53        $    (5,901.46)        $     4,211.07
HNU-DOOR TOOLING (P/N: 107058)                               $    57,776.61        $   (53,764.54)        $     4,012.07
FTTH TOOLING FOR BATTERY CASE                                $    57,345.44        $   (53,364.19)        $     3,981.25

                                                                        37 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
 10     10119     0    160331   31/10/1998                              SIDEWALKS FOR VERIFICATION SYSTEM AREA
 61     98900     0    160220   30/09/1999                              TEST EQUIP FOR RF RETURN
 61     103234    0    160220   31/03/2002            179520            MDS SHELF FOR FP1075 & FP3075 LAB TEST SYS
 61     103235    0    160220   31/03/2002            179179            MDS SHELF FOR FP1075 & FP3075 LAB TEST SYS
 80     42133     0    160122   30/11/2000                              HNU-FIBER-GUIDE TOOLING (P/N: 105573)
 61     100924    0    160220   30/09/2000                              ONU CARDS FOR FIBERSTAR ADSL ADDED TO SAP# 100627
 61     101273    0    160220   30/11/2000            74337             DL4-NIM ADSL NOISE IMPAIRMENT MODULE
 61     101150    0    160220   31/10/2000                              MDS SHELVES  41-050-51
 50     75092     0    160140   30/09/1998                              SHORTING BLOCKS LOT OF 20 EACH
 61     101413    0    160220   30/11/2000            119218            SWX CROSS CONNECT
 61     100890    0    160220   30/09/2000            N00210017         DS3 45 Mbps ATM SMARTCARD AT-9045B
 61     100891    0    160220   30/09/2000            N00210018         DS3 45 Mbps ATM SMARTCARD AT-9045B
 61     100892    0    160220   30/09/2000            N00210030         DS3 45 Mbps ATM SMARTCARD AT-9045B
 61     100893    0    160220   30/09/2000            N00210031         DS3 45 Mbps ATM SMARTCARD AT-9045B
 80     42061     0    160122   30/09/2000                              TOOLING: LIGHT PIPE LENS
 80     42038     0    160122   31/08/2000                              ADSL CU DCU 205/206 TOOLING PART# 103693
 61     98795     0    160220   30/09/1999                              ATM SMARTCARD AT-9045
 61     98796     0    160220   30/09/1999                              ATM SMARTCARD AT-9045
 61     98797     0    160220   30/09/1999                              ATM SMARTCARD AT-9045
 61     98798     0    160220   30/09/1999                              ATM SMARTCARD AT-9045
 80     42022     0    160122   31/07/2000            NONE              TOOLING MOLD 73-21-703 FACEPLATE
 61     101151    0    160220   31/10/2000                              SUPERVISORY SYSTEM  JC08SSL14
 61     91728     0    160420   30/04/1997            NONE              FURNITURE COMPUTER ROOM
 80     42067     0    160122   30/09/2000                              FTTH OEC HOUSING MOLD TOOL STRAIN RELIEF CLIP
 63     103725    0    160001   26/11/1999            892105336         450 LCD Projector for SAP Training Room
 80     42173     0    160122   28/02/2001                              LIGHTPIPE/CHIP LED TOOLING
 80     42062     0    160122   30/09/2000                              TOOLING FOR THE FIBER OPTIC ATTENUATOR 72-40-363
 80     42043     0    160122   31/08/2000                              TOOLING FOR DIU1 & DIU2 CARD PULLS PART# 105597
 60     100829    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100830    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100831    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100832    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100833    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100834    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 60     100835    0    160220   31/08/2000            NONE              ANTHRO BLACK CART
 80     42134     0    160122   30/11/2000                              HNU-LOGO TOOLING (P/N: 107059)
 80     42055     0    160122   31/08/2000            72-66-471         TOOLING REVISION 72-66-471, QUAD CARD EJECTOR
 80     42171     0    160122   28/02/2001                              MODIFIED LIGHTPIPES FOR P/N: 106408
 80     42172     0    160122   28/02/2001                              MODIFIED LIGHTPIPES FOR P/N: 106409
 80     42079     0    160122   31/10/2000                              TOOLING:  EDFA HEATSINK EXTRUSION DIE (#107038)
 80     40213     0    160122   01/01/1987                              TOOLING 73-21-345
 80     40214     0    160122   01/01/1987                              TOOLING 73-21-347
 80     40215     0    160122   01/01/1987                              TOOLING 73-21-346
 80     40216     0    160122   01/01/1987                              TOOLING 73-21-348,349,350
 80     40217     0    160122   01/01/1987                              TOOLING 72-66-498

                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
SIDEWALKS FOR VERIFICATION SYSTEM AREA                       $     5,120.25        $    (1,371.18)        $     3,749.07
TEST EQUIP FOR RF RETURN                                     $     8,387.10        $    (4,896.53)        $     3,490.57
MDS SHELF FOR FP1075 & FP3075 LAB TEST SYS                   $     4,891.53        $    (1,458.28)        $     3,433.25
MDS SHELF FOR FP1075 & FP3075 LAB TEST SYS                   $     4,891.49        $    (1,458.24)        $     3,433.25
HNU-FIBER-GUIDE TOOLING (P/N: 105573)                        $    47,898.06        $   (44,573.06)        $     3,325.00
ONU CARDS FOR FIBERSTAR ADSL ADDED TO SAP# 100627            $     5,786.32        $    (2,550.75)        $     3,235.57
DL4-NIM ADSL NOISE IMPAIRMENT MODULE                         $     4,968.68        $    (2,188.86)        $     2,779.82
MDS SHELVES  41-050-51                                       $     4,866.06        $    (2,145.06)        $     2,721.00
SHORTING BLOCKS LOT OF 20 EACH                               $    10,920.00        $    (8,320.00)        $     2,600.00
SWX CROSS CONNECT                                            $     4,518.74        $    (1,993.57)        $     2,525.17
DS3 45 Mbps ATM SMARTCARD AT-9045B                           $     3,835.61        $    (1,689.29)        $     2,146.32
DS3 45 Mbps ATM SMARTCARD AT-9045B                           $     3,835.61        $    (1,689.29)        $     2,146.32
DS3 45 Mbps ATM SMARTCARD AT-9045B                           $     3,835.61        $    (1,689.29)        $     2,146.32
DS3 45 Mbps ATM SMARTCARD AT-9045B                           $     3,835.66        $    (1,689.34)        $     2,146.32
TOOLING: LIGHT PIPE LENS                                     $    26,196.50        $   (24,378.58)        $     1,817.92
ADSL CU DCU 205/206 TOOLING PART# 103693                     $    25,330.50        $   (23,571.75)        $     1,758.75
ATM SMARTCARD AT-9045                                        $     4,080.35        $    (2,381.43)        $     1,698.92
ATM SMARTCARD AT-9045                                        $     4,080.35        $    (2,381.43)        $     1,698.92
ATM SMARTCARD AT-9045                                        $     4,080.35        $    (2,381.43)        $     1,698.92
ATM SMARTCARD AT-9045                                        $     4,080.34        $    (2,381.42)        $     1,698.92
TOOLING MOLD 73-21-703 FACEPLATE                             $    24,356.80        $   (22,665.55)        $     1,691.25
SUPERVISORY SYSTEM  JC08SSL14                                $     2,815.06        $    (1,242.14)        $     1,572.92
FURNITURE COMPUTER ROOM                                      $    14,765.11        $   (13,363.94)        $     1,401.17
FTTH OEC HOUSING MOLD TOOL STRAIN RELIEF CLIP                $    19,890.94        $   (18,510.52)        $     1,380.42
450 LCD Projector for SAP Training Room                      $     4,830.09        $    (3,923.34)        $       906.75
LIGHTPIPE/CHIP LED TOOLING                                   $    12,990.32        $   (12,089.50)        $       900.82
TOOLING FOR THE FIBER OPTIC ATTENUATOR 72-40-363             $    12,567.82        $   (11,696.15)        $       871.67
TOOLING FOR DIU1 & DIU2 CARD PULLS PART# 105597              $    11,344.62        $   (10,557.12)        $       787.50
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
ANTHRO BLACK CART                                            $       823.35        $      (256.78)        $       566.57
HNU-LOGO TOOLING (P/N: 107059)                               $     7,035.23        $    (6,547.73)        $       487.50
TOOLING REVISION 72-66-471, QUAD CARD EJECTOR                $     2,846.98        $    (2,649.48)        $       197.50
MODIFIED LIGHTPIPES FOR P/N: 106408                          $     2,705.17        $    (2,517.67)        $       187.50
MODIFIED LIGHTPIPES FOR P/N: 106409                          $     2,707.01        $    (2,519.94)        $       187.07
TOOLING:  EDFA HEATSINK EXTRUSION DIE (#107038)              $     1,707.64        $    (1,589.72)        $       117.92
TOOLING 73-21-345                                            $     5,432.00        $    (5,432.00)        $            -
TOOLING 73-21-347                                            $     4,611.00        $    (4,611.00)        $            -
TOOLING 73-21-346                                            $     4,645.00        $    (4,645.00)        $            -
TOOLING 73-21-348,349,350                                    $     5,090.00        $    (5,090.00)        $            -
TOOLING 72-66-498                                            $     2,000.00        $    (2,000.00)        $            -

                                                                        38 OF 39

FIXED ASSET LISTING FOR ACCESS SYSTEMS GROUP
BY CLASS / IN DESCENDING $ ORDER WITHIN CLASS
EXCLUDING CSC ASSETS
AS OF 10/31/2003

ASSET    SAP     SAP     SAP       CAP       ASSET
CLASS   ASSET#   SUB#   DEPT#      DATE       TAG#      SERIAL#                             DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------
 80     40218     0    160122   01/01/1987                              TOOLING 72-66-490
 80     40219     0    160122   01/01/1987                              TOOLING 72-82-008/009
 80     40220     0    160122   01/01/1987                              TOOLING 73-21-353/354
 80     40221     0    160122   01/01/1987                              TOOLING 73-21-355
 80     40222     0    160122   01/01/1987                              TOOLING 73-21-341
 80     40237     0    160122   01/01/1987                              TOOLING 72-82-014/013
 80     40238     0    160122   01/01/1987                              TOOLING 73-21-356/57/61
 80     40240     0    160122   01/07/1989                              TOOLING REFURB. P/N 72-49-162
 80     40241     0    160122   01/07/1989                              PLASTIC INJECTION MOLD # 72-02-170
 80     40242     0    160122   01/07/1989                              PLASTIC MOLD P/N 72-87-074/72-87-075 #1
 80     40247     0    160122   01/07/1990                              TOOLING 73-21-229/339
 80     40248     0    160122   01/07/1990                              MOLD 72-49-162,72-52-004
 80     40249     0    160122   01/07/1990                              REPAIR MOLD 72-82-013/014
 80     40252     0    160122   01/07/1993                              DCU10C & 20A CARD PULL
 80     40259     0    160122   31/05/1995                              TOOLING - MOLDS 72-49-310 COVER & 72-49-311 CLIPS
 80     40260     0    160122   31/05/1995                              TOOLING - MOLDS FOR 72-82-013 & -014 (PAR 1406P)
 80     40262     0    160122   30/06/1996                              NRE/TOOLING - SCU52C (PAR 1434P)
 80     40282     0    160220   31/08/1997            NONE              TOOLING ONU SUPPORT BLOCK
 80     41554     0    160220   31/10/1998                              DOORSTOP TOOLING MATRIX ONU HOUSING
 80     41555     0    160140   31/10/1998                              EJECTOR TOOLING 72-66-494 REV D
 50     70522     0    160015   01/01/1987                              20 EA SHELVING UNITS (36X75)
 50     70536     0    160411   01/01/1987                              84 CAFETERIA CHAIRS
 50     70563     0    160430   01/01/1987                              ACCOUNTING VAULT STORAGE SHELVES
 50     70691     0    160015   01/01/1987                              CONVEYOR FLOW RACKS
 61     91308     0    160001   31/08/1994                              FURNITURE
 63     91563     0    160420   30/06/1996                              NETWORK REWIRING
 63     91565     0    160015   30/09/1996                              PALLET RACK WAREHOUSE SHELVING



                                                                ACQUIRED             ACCUM DEPR                NBV
                    DESCRIPTION                                   VALUE            AS OF 10/31/03         AS OF 10/31/03
------------------------------------------------------------------------------------------------------------------------
TOOLING 72-66-490                                            $     3,040.00        $    (3,040.00)        $            -
TOOLING 72-82-008/009                                        $    13,063.00        $   (13,063.00)        $            -
TOOLING 73-21-353/354                                        $     7,562.00        $    (7,562.00)        $            -
TOOLING 73-21-355                                            $     7,562.00        $    (7,562.00)        $            -
TOOLING 73-21-341                                            $     2,945.00        $    (2,945.00)        $            -
TOOLING 72-82-014/013                                        $    16,340.00        $   (16,340.00)        $            -
TOOLING 73-21-356/57/61                                      $    13,063.00        $   (13,063.00)        $            -
TOOLING REFURB. P/N 72-49-162                                $     1,872.50        $    (1,872.50)        $            -
PLASTIC INJECTION MOLD # 72-02-170                           $     3,964.50        $    (3,964.50)        $            -
PLASTIC MOLD P/N 72-87-074/72-87-075 #1                      $    13,016.80        $   (13,016.80)        $            -
TOOLING 73-21-229/339                                        $    17,820.00        $   (17,820.00)        $            -
MOLD 72-49-162,72-52-004                                     $     4,320.00        $    (4,320.00)        $            -
REPAIR MOLD 72-82-013/014                                    $     7,469.25        $    (7,469.25)        $            -
DCU10C & 20A CARD PULL                                       $    19,268.50        $   (19,268.50)        $            -
TOOLING - MOLDS 72-49-310 COVER & 72-49-311 CLIPS            $    35,470.77        $   (35,470.77)        $            -
TOOLING - MOLDS FOR 72-82-013 & -014 (PAR 1406P)             $    29,262.11        $   (29,262.11)        $            -
NRE/TOOLING - SCU52C (PAR 1434P)                             $    37,712.50        $   (37,712.50)        $            -
TOOLING ONU SUPPORT BLOCK                                    $     7,003.76        $    (7,003.76)        $            -
DOORSTOP TOOLING MATRIX ONU HOUSING                          $     1,724.00        $    (1,724.00)        $            -
EJECTOR TOOLING 72-66-494 REV D                              $    21,523.07        $   (21,523.07)        $            -
20 EA SHELVING UNITS (36X75)                                 $     1,092.00        $    (1,092.00)        $            -
84 CAFETERIA CHAIRS                                          $     1,065.00        $    (1,065.00)        $            -
ACCOUNTING VAULT STORAGE SHELVES                             $       757.00        $      (757.00)        $            -
CONVEYOR FLOW RACKS                                          $     7,257.00        $    (7,257.00)        $            -
FURNITURE                                                    $    10,488.63        $   (10,488.63)        $            -
NETWORK REWIRING                                             $   116,728.71        $  (116,728.71)        $            -
PALLET RACK WAREHOUSE SHELVING                               $     8,722.31        $    (8,722.31)        $            -

                                                             $33,242,126.13        $(18,729,296.2)        $14,512,829.93

                                                                        39 OF 39

                                SCHEDULE 4.10(b)
                        MATERIAL PERSONAL PROPERTY LEASES

1. U.S. Bedford Rationalization Agreement, dated August 28, 2002, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi SUD SpA and Jabil Circuit, Inc. (as amended by the First Amendment to the U.S. Bedford Rationalization Agreement, dated October 7, 2003) (solely with respect to any personal property items listed as "Group 1" assets in Schedule 3 of the U.S. Bedford Rationalization Agreement) (This Contract will not be transferred to the Purchaser at the Closing).

2. Citicorp Del-Lease, dated September 27, 2000, by and between Citicorp Del Lease, Inc. and Marconi Communications, Inc.

3. Document Services Agreement, dated August 23, 1999, by and between Marconi Communications, Inc. and Xerox Corporation, as amended (99-554-SVC; 99-554-SVC-A1).

4. Letter of Intent, dated October 31, 2002, delivered by Computer Sciences Corporation to the Seller (pursuant to which the Seller leases from CSC approximately 100 Wright Line technical work benches, shelves, task chairs and 2-drawer storage cabinets, all of which CSC leases from National City Leasing Corporation).

5. Vehicle Management Services Cash Collateral Agreement (with Interest), dated January 31, 2002, between D.L. Peterson Trust, PHH Vehicle Management Services, LLC and Marconi Communications, Inc. (02-0068-OTH). (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

                                SCHEDULE 4.11(a)
                               MATERIAL CUSTOMERS

Set forth below are those customers to which the Access Business made more than five percent (5%) of its sales during its most recent full fiscal year or during the six month period ended September 30, 2003:

1.   BellSouth Telecommunications, Inc. and its Affiliates.

2. Sprint and its Affiliates (to which the Access Business sells products and services through North Supply Company).

3. Communications Test Design, Inc. and its Affiliates ("CTDI"). CTDI is an authorized reseller of Access products to BellSouth Telecommunications, Inc.

Customer Disputes.

1. There was a delay in the development and rollout of the Feature Package 3075 (which is an upgrade to the DISC*S MX FTTC product line). As a result of this delay, the Access Business did not deliver the Feature Package 3075 until after certain target dates that are stipulated in the Seller's agreements with BellSouth and Sprint. In accordance with the terms of these agreements, the Access Business has provided and continues to provide an accelerated upgrade of the Feature Package 3075 at no cost to the customers.

2. Certain pins have been bending (or are susceptible to bending) in the back-plane of approximately 120 Matrix Distribution Shelves deployed in certain customers' systems (the "MDS Shelves") when cards are inserted into the slot. The Access Business and OPPS are working together to redesign the MDS Shelves with "keyed" slots in order to eliminate the bending phenomenon at the point of insertion. In connection with this redesign process, the OPPS Business is retrofitting the environmental control units (the "ECUs") in Mesa NT cabinets in order to rectify an issue relating to the power cable connection at the ECU. The redesign process also includes (a) replacement and modification of optional DC generator alarming and (b) certain incidental plastic cover modifications.

3. There have been certain failures in the field with respect to quad-channel unit 60 cards (the "QCU 60 cards") sold by the Access Business to BellSouth for use on BellSouth's FITL A platform. The Access Business and BellSouth have agreed to a conditional recall (also known as a "Class AC Recall"). Pursuant to the Class AC Recall, if a BellSouth field-service engineer determines that a QCU 60 card in the field has a defect that was caused by the Access Business, then the Access Business will replace such QCU 60 card at no cost to BellSouth. Pursuant to the Letter of Agreement No. PR7246B-A-00021, dated March 26, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISC*S ADSL Products Pricing) (92-116-LOA-21), the Seller's liabilities associated with this matter are limited to the "unconditional return and repair for 2000 QCU 60C units per month . . . not to exceed a forty eight (48) month period . . ." The actual number of units returned since March 2002 has averaged approximately 500 units per month (though the average number of units returned per month has increased during the past several months). Under a plan recently proposed by the Access Business, returned QCU 60 cards would be replaced with a later model (i.e., the QCU 602 card) rather than a modified QCU 60 card. BellSouth is reviewing this proposal.

4. Under certain circumstances, the MX and FITL RDT systems deployed with BellSouth and Sprint have experienced one or both of the following problems: (a) a common card duplex switch (the "CPU-to-SPU Communications Failure") and (b) an alarm on the offline common card set (the "SPU Failure Alarm"). Both of these problems could affect any MX or FITL RDT system which has high message traffic between the optical network units and the common shelf. In order to address the CPU-to-SPU Communications Failure and SPU Failure Alarm problems, the Access Business has developed two new versions of the SPU3 card: (a) the SPU3D (MRCN516 - new production) and (b) the SPU3Y (MRCN517 - reworked units). The Access Business has offered to provide SPU3D or SPU3Y replacement cards at no cost to BellSouth or Sprint for all MX and/or FITL systems.

5. A certain quantity of low-voltage-disconnect ("LVD") panels installed by the Access Business for use on BellSouth and Sprint platforms in certain MESA outdoor cabinet configurations had failed or were susceptible to failure. The LVD panels at issue (part numbers 009-1000-1014 and 009-1000-1024) were supplied to the Access Business by Telect, Inc. By October 2001, the Access Business had finished providing BellSouth and Sprint with replacement equipment to replace most of the failed LVD panels (90% of the applicable LVD panels had been deployed in BellSouth and Sprint systems). The Access Business is recovering the costs associated with this matter by obtaining product credits from Telect, Inc. pursuant to a Settlement Agreement and Mutual Release, dated as of January 23, 2003, by and between Telect, Inc. and Marconi Communications, Inc.

6. Sprint requested authorization to return approximately $1.8 million worth of non-custom and custom-built Access equipment that was provided pursuant to the Agreement, dated July 1, 1998, by and between Marconi Communications, Inc. (f.k.a. RELTEC Communications Inc.) and North Supply Company (as amended) (98-132-VAR-A1; 98-132-VAR-A2; 98-132-VAR-A3) (the
     "Sprint Agreement"). The Sprint Agreement does not require the Access Business to accept custom-built product returns. The Access Business asked Sprint to re-consider its decision to return the applicable equipment and instead deploy such equipment. Sprint is considering a proposal whereby (a) Sprint would retain $500,000 worth of custom-built equipment, (b) the Access Business would accept the return of the remaining custom-built equipment with no restocking charge and (c) the Access Business would accept the return of the non-custom equipment with a 15% restocking charge. Under this proposal, the Access Business would receive a net product return of approximately $1.1 million.

7. In 2002, the Access Business endeavored to collect an overdue receivable of approximately $164,000 owed to the Access Business by Litestream. In response to the Access Business' request for payment, Litestream sent a letter to the Seller dated

     December 9, 2002, claiming that the Access Business (a) materially overcharged Litestream for certain equipment and (b) misrepresented the capabilities and costs of certain equipment. The Access Business disputed these claims. Pursuant to a letter dated April 21, 2003, the parties agreed to a settlement of the receivable dispute whereby Litestream paid approximately 80% of the receivable to the Access Business. On April 22, 2003, the Access Business received a check from Litestream in the amount of $131,625.65.

8. Certain disputes arose between the Access Business and the County of Chelan in Washington concerning each party's rights and obligations with respect to the County's construction of a fiber optic telecommunications system utilizing certain Fiber-to-the-Home equipment of the Access Business. These disputes were settled pursuant to the Release and Settlement Agreement, dated November 13, 2002, by and between Public Utility District No. 1 of Chelan County and Marconi Communications, Inc.

9. There are certain failures on the FA-400-175-001 Master Fan Controller Shelf (the "Fan Control Boards") provided by ebm Industries, Inc. In 2002, the Access Business received a Product Service Engineering Complaint from BellSouth indicating that certain Fan Control Boards included in certain MESA cabinet configurations were catching fire due to a short in the capacitors included in the Fan Control Boards. See Item 7 under the "Supplier Disputes" heading of Schedule 4.11(b).

10. In March 2002, Sprint notified the Access Business that Sprint had placed the Access Business on "suspension," meaning that Sprint had suspended the purchase of new systems from the Access Business. As of the date of the Agreement, the Access Business was still in "suspension" status with Sprint.

11. Items 3,4 and 5 on Schedule 4.24(a) and Item 3 on Schedule 4.24(c) are incorporated herein by reference.

12. Sprint has requested a return of circuit board inventory of approximately $300,000. This inventory was returned by Sprint because it exceeded the amount of inventory of this product considered by Sprint as necessary for its current needs.

13. In April 2002, Century Telephone informally notified the Access Business that Century had placed the Access Business on suspension. The Access Business continues to sell to Century at a lower volume than prior to April 2002.

14. In MX and FITL ADSL deployments, the CCU11 cards (estimated 600 units deployed) with a faulty clock driver component are in the process of being replaced. The Access Business has committed to fully replace the CCU11 cards at no charge.

15. The matters identified in the letter dated December 8, 2003 from N. Peter Hill (BellSouth Telecommunications, Inc.) to David Smith (Marconi Communications, Inc.) are incorporated herein by reference. A copy of the letter is attached hereto.

16.  TMC and EOC data link failures have been observed at random times with

DISC*S systems connected to the DMS-100 switch using the GR-303 interface. This alarmed condition typically lasts 45 seconds and has no impact on established calls, but will prevent new call originations during that time. The source of the alarm is a "flow control" condition in which the RDT signals to the switch to stop and restart message transmission. Flow control is a normal condition which happens frequently with all GR-303 RDTs. The DISC*S TRU2A implemented software for this condition in a way which is standard according to ITU specifications, but is unusual compared to the rest of the industry. The DISC*S approach operates with all switches except the DMS-100, which occasionally will declare a data link failure alarm. Marconi has chosen to enhance the interface in the TRU2B card to provide flow control with an alternative ITU specification which is also typical for other GR-303 RDTs. The Access Business has issued, by way of the PCN, an upgrade to any TRU2A cards in systems served off of a DMS-100 switch at no costs to all customers. The total cost to the Access Business for this upgrade may be as high as $315,392. This condition has existed for a considerable period of time and is substantially transparent to normal operations, and thus, many customers may not choose to implement this change.

                                                                [BELLSOUTH LOGO]

BELLSOUTH TELECOMMUNICATIONS, INC.
BellSouth Center
675 West Peachtree Street, N.E.
Atlanta, Georgia 30375

December 8, 2003

Mr. Dave Smith
Marconi Communications, Inc.
4350 Weaver Parkway
Warrenville, IL 60555

Re:  Open Issues Summary

Dear Dave,

I am following up on your request for BellSouth's concurrence to allow the release of all contracts, amendments, letters of agreement and letter purchase orders between Marconi and BellSouth ("Contract Documents") to representatives of Advanced Fibre Communications ("AFC"). We would like to be supportive in this regard but I also want to be sure that some appropriate documentation of current opportunities and issues be provided along with the Contract Documents so that a more complete picture of the current relationship between BellSouth and Marconi is provided. With your agreement, I would like this letter and attachments to serve as that documentation. Assuming that this approach meets with your approval, BellSouth would move forward on granting any approval for the disclosure of the Contract Documents to AFC provided a copy of this letter and the Open Issues Summary list, in their entirety, is simultaneously given to the representatives of AFC.

As you are aware, there has been considerable dialogue between various parties within BellSouth and Marconi concerning a variety of open issues with respect to Marconi equipment that is used in the BellSouth Network. These issues differ in terms of their criticality and relative importance, but collectively constitute a representative sample of the challenges we face together in managing the BellSouth Network. Some time has passed since there was formal correspondence between BellSouth and Marconi regarding a number of these issues and I felt that this was a good time to re-state them and bring them current. The list I have enclosed, while fairly extensive, should not necessarily be considered exhaustive. As our companies work together each day, new problems and challenges inevitably arise while others are forced into the background. I encourage you to add any additional matters that we may have missed through this process. The means by which we move forward will be driven by the collaboration of our considerable efforts in resolving these issues. I think you will agree that any prospective purchaser of Marconi should be aware of the attached material and the need for their resolution.

Sincerely,

N. Peter Hill
Vice President - Technology Planning & Deployment
BellSouth Telecommunications, Inc.

Encl.

                           PRIVATE/PROPRIETARY/SECURE
                Contains Private and/or Proprietary Information.
       May Not Be Used Or Disclosed Outside The BellSouth Companies Except
    Pursuant To A Written Agreement. Must Be Securely Stored When Not In Use.

GENERAL TECHNICAL AND/OR BUSINESS ISSUES (ITEMIZED):

     - BellSouth believes that the Marconi FTTC product should continue on an aggressive price performance improvement curve (especially if it becomes part of a broader portfolio and increases in volume). BellSouth anticipates continuing pricing reductions for the currently deployed FTTC product. BellSouth anticipates price improvements on the order of 6% in 2004, and perhaps one-third over the course of five years.

     - BellSouth needs a path to the future for the MX product. BellSouth requires an acceptable path to the "next NGDLC" that was discussed with Marconi/AFC in Atlanta. BellSouth's desire is to be able to add the cards needed for the services required (e.g., FTTB, GR-909 FTTC, FTTH, Copper, etc.). The Marconi assets can, in BellSouth's estimation, play a good role in this regard but would require the development of a complete, acceptable roadmap.

     - BellSouth needs the active engagement of a Marconi Quality Team to coordinate the management of improving product Failure Frequencies, minimizing PCNs and improving their introduction, minimizing PSECs and improving their resolution, and any other specific quality issues. The recent quality history from Marconi does not meet BellSouth's requirements:

          - In MX and FITL ADSL deployments, recent CCU11 failures are resulting in significant system impairment and considerable costs to BellSouth to manage service outages, card swap-outs, software fixes and related issues. The CCU11 cards (estimated 600 units deployed) with a faulty clock driver component are in the process of being replaced. BellSouth understands that all errant CCU11s are expected to be purged over the next few weeks.

          -    Other recent product quality issues have included:

                - An unacceptably long new feature introduction for the FP3075 feature package requiring multiple software releases. BellSouth understands Version 1.8, received two weeks ago, should be the final release prior to general rollout

                - Introduction and deployment of OIU72s with improperly set factory adjust resistors resulting in erroneous alarms and associated BellSouth dispatches. This unnecessary alarm had to be masked by BellSouth's OSS and will be permanently masked via a future Marconi firmware release.

                - Faulty SDRAM component introduced with CPU52 resulting in system service outages, and associated BellSouth dispatches. BellSouth understands all 165 CPU52s with this condition are in the process of being replaced via a Class A PCN.

                - Introduction of MDS backplanes with bent pins resulting in replacement at ~100 sites, which BellSouth understands are in the process of being replaced.

                - Introduction of OIU74 DFITL ADSL capability that was incompatible with working ISDN lines.

                - Marcview EMS PC hardware introduced without proper factory setup resulting in field turn-up problems. BellSouth understands all errant PCs have been replaced.

                           PRIVATE/PROPRIETARY/SECURE
                Contains Private and/or Proprietary Information.
       May Not Be Used Or Disclosed Outside The BellSouth Companies Except
    Pursuant To A Written Agreement. Must Be Securely Stored When Not In Use.

GENERAL NARROWBAND TECHNICAL AND/OR BUSINESS ISSUES (ITEMIZED):

     -    Marcview Voice EMS Windows XP support

     -    Marcview Voice EMS support of CO-WAN

     -    Marcview Voice EMS support for increased number of NE's up to 272

     - DISCS Common Shelf - Expanded Bandwidth Capacity - with each shelf's NB capacity increased to support two MDS shelves and 336 ONUs each provisioned for 24-DS0s

     - Marconi funded Telcordia GR-303 interoperability testing associated with the above feature

     - TEMS support for flow-through F1/F2 cross-connects and special services provisioning

     - MLT drop test enhancements to include TA-909 detection/reporting of optical facility and LU failures.

     -    GR-303 multi-hosting

     -    CPU "gold card" upgrade capability

     -    4:1 ISDN PM

     -    Full NEBS compliance

     -    DCU44 dual special services CU

     -    -190VDC network power system with 1:N protected current limiters

     - Redesigned Common Shelf with five PCUs to defer cost and eliminate logic power supply shelf

     -    QCU402 for enhanced compatibility with CW-CID CPE (SR3004)

     -    Marcview Alarm Analyzer tool

     - Softswitch interface on DISCS platform to support packet voice services

     -    Future fixes associated with numerous Engineering Complaints

     -    Field scrubs associated with MDS bent pins,

     -    GR909 or G.983 development path to support next generation FTTx

     FP3075/3080 - ENHANCED/EXPANDED BANDWIDTH FOR MX

     BellSouth asserted its position that significant delays in Marconi's delivery of this FP has resulted in >$1M of stranded investment. Upon approval and deployment of feature packages after FP3075, existing DPU2s will require changeout to DPU3 circuit packs. At this point, DPU2s will be largely unusable elsewhere in the network. BellSouth believes that Marconi should bear the cost of replacing all of these circuit packs and BellSouth appreciates Marconi's letter dated December 5, 2003, concurring in this.

     FP3075 has just been received in the BellSouth lab representing the first major step toward the long-anticipated evolution to FP3080, which is the desired and committed load for BellSouth. FP3080 will provide substantial benefits in the form of increased density as the embedded base becomes exhausted. In the meantime, BellSouth routinely manages a convoluted process to manage product credits, discounts and reimbursement of expenses associated with capacity exhaustion. To summarize, the above features are to be made available at no additional cost (software or hardware) to BellSouth. Further, and in accordance with current business agreements with Marconi, any new or additional hardware or plug-in associated with MX deployment after FP1070 which would require a change-out to provide for enhanced/expanded bandwidth capacity is expected to be provided to BellSouth at no cost.

                           PRIVATE/PROPRIETARY/SECURE
                Contains Private and/or Proprietary Information.
       May Not Be Used Or Disclosed Outside The BellSouth Companies Except
    Pursuant To A Written Agreement. Must Be Securely Stored When Not In Use.

GENERAL BROADBAND TECHNICAL AND/OR BUSINESS ISSUES (ITEMIZED):

     - FP2006 v 4.2.0 - 250 NE capacity increase, EMS re-synch status indication, EMS Inventory Report for HW and SW, CCU polling time req. improve.

     - FP2006 v 4.2.1 - SAR Tool (CORBA IDL methods expedite), MX Equipment Pre-Provisioning Utility Rel. 2.0

     - FP2006 v 6.0 - 350 NE support in EMS, MX pre-provisioning EMS Wizard, Cascade Rename (TID Rename) Feature

     - FP2006 v 7.0 - Extra diagnostics support (QOIU, OMU, BBC craft), 17.5 Mbps throughput on MX

     -    Increased data rates for MX, CCU-2 BOIU-xxx, and QOIU-xxx

     -    ADSL2+ MX Channel units

GENERAL VIDEO TECHNICAL AND/OR BUSINESS ISSUES (ITEMIZED):

     -    FITL-A video and ADSL/ADSL2+ implementation with RF return

     -    RF return for FITL-A with Ethernet

     -    RF return for MX video

     - Provide a proposal by December 31, 2003, to upgrade video optics from 750 MHz to 870 MHz across all three platforms (IFITL, DFITL, MX) at BellSouth price-points

     - Develop a proposal by December 31, 2003, with Scientific Atlanta and Motorola for a 55-1 and/or 55-2 return path capability across all three platforms, at BellSouth price-points

     - Provide a proposal by December 31, 2003, for an Ethernet return path capability (i.e., Ethernet set-top return) on all three platforms at BellSouth price-points

QCU60C PCN

An LOA was executed in March 2002 that provided for the PCN to begin 10/01/2002. Marconi was to deliver 2000 QCU60E cards as seed stock. BellSouth and Marconi subsequently decided that the QCU60Cs should be replaced with a newer, un-modified, version, the QCU602.

Marconi has made a proposal to provide the QCU602 as a replacement for the QCU60C (not a reworked card) at a cost of $35 each. Currently, a BellSouth team is reviewing the various accounting, process and cost implications of accepting the offer. Central to the offer is Marconi's agreement to provide 6500 QCU602 cards per month above the current steady-state requirement. If accepted by BellSouth it would likely begin in February 2004. The increased card quantities would allow the PCN to be completed in the first quarter of 2005. Until specific funding is approved, the rework program will continue.

                           PRIVATE/PROPRIETARY/SECURE
                Contains Private and/or Proprietary Information.
       May Not Be Used Or Disclosed Outside The BellSouth Companies Except
    Pursuant To A Written Agreement. Must Be Securely Stored When Not In Use.

                                SCHEDULE 4.11(b)
                               MATERIAL SUPPLIERS

Set forth below are those suppliers from which the Access Business purchased goods or services for which the aggregate purchase price exceeds five percent (5%) of the total value of goods and services purchased by the Access Business during its most recent full fiscal year or during the six month period ended September 30, 2003.

1.   Jabil Circuit, Inc.

2.   OPPS business units of the Seller.

3.   SANMINA-SCI Corporation

4.   Mid-South Industries, Inc.

Supplier Disputes.

1. K-TEC (n/k/a Suntron) claimed that the Access Business was obligated to purchase from K-TEC approximately $310,000-worth of fuse and alarm panels for Access cabinets. The Seller believed that the Access Business was not obligated to purchase these fuse and alarm panels from K-TEC because K-TEC purchased such panels knowing that the Access Business had already made a design change in its cabinets which rendered the panels purchased by K-TEC obsolete. The parties agreed to a settlement of this dispute whereby the Seller purchased the fuse and alarm panels from K-TEC for approximately $77,500.

2. Celestica claimed that the Access Business was obligated to purchase from Celestica approximately $1.5 million-worth of channel shelves for Access cabinets. Celestica contended that it manufactured these channel shelves based on requirements forecasts provided by the Seller's OPPS facility in LaGrange, Georgia. The Seller disputed Celestica's claim that such forecasts were ever provided, and Celestica did not provide any documentation to support its claim in this regard. On October 25, 2002, Celestica sent an e-mail to the Access Business threatening to file an action if the $1.5 million claim was not settled. The parties agreed to a settlement of this dispute whereby the Seller would pay approximately $550,000 to Celestica upon delivery to and final acceptance by the Seller of the channel shelves.

3. ACT Manufacturing, Inc. ("Old ACT") claims that the Seller owes Old ACT $235,878.59 representing accounts receivable for certain goods and services provided to the Seller by Old ACT (the "ACT Receivable"). The Seller disputes this claim. Additional details regarding this matter are set forth at Item 1 under the "Pending and Threatened Proceedings and Claims against the Seller" heading of Schedule 4.12.

4. ACT Electronics, Inc. ("New ACT") and the Seller had a dispute regarding whether the Seller had an obligation to purchase from New ACT certain inventory that New ACT previously had purchased from ACT Manufacturing, Inc. This matter was resolved pursuant to the Settlement Agreement, dated as of November 2002, by and between ACT Electronics, Inc. and Marconi Communications, Inc.

5. A certain quantity of low-voltage-disconnect ("LVD") panels supplied to the Access Business by Telect, Inc. (part numbers 009-1000-1014 and 009-1000-1024) have failed or are still in use and are susceptible to failure. The Access Business recovered the costs associated with this matter by obtaining product credits from Telect pursuant to a Settlement Agreement and Mutual Release, dated as of January 23, 2003, by and between Telect, Inc. and Marconi Communications, Inc.

6. Verizon claimed that the Seller owed it approximately $56,236.34 in connection with two purchase orders relating to the development of test software and a test fixture for the QCU 401 card. The Seller disputed this claim. Pursuant to an e-mail dated October 20, 2003, the parties agreed to a settlement of this dispute whereby the Seller will pay $33,000 to Verizon upon receipt by the Seller of a copy of the test software.

7. There are certain failures on the FA-400-175-001 Master Fan Controller Shelf (the "Fan Control Boards") provided by ebm Industries, Inc. In 2002, the Access Business received a Product Service Engineering Complaint from BellSouth indicating that certain Fan Control Boards included in certain MESA cabinet configurations were catching fire due to a short in the capacitors included in the Fan Control Boards. Approximately 6,000 cabinets deployed by the Access Business are affected by these failures. According to QualTest & Control Inc. (a third-party investigator commissioned by the Access Business), these failures were caused by a design defect in the Fan Control Boards. ebm Industries, Inc. disputes this claim.

8. Item 8 under the "Pending and Threatened Proceedings and Claims against the Seller" heading in Schedule 4.12 is incorporated herein by reference.

Changes in Relationship

1. In connection with the transactions contemplated by the Agreement, there will be changes to the supplier relationship between the Access Business and OPPS Business pursuant to the Transition Services Agreement and the OPPS Supply Agreement.

                                SCHEDULE 4.11(c)
                   MATERIAL DISTRIBUTORS/SALES REPRESENTATIVES

Set forth below is a list of the written Contracts with the material distributors and sales representatives of the products of the Access Business. Contracts listed below with an asterisk (*) are designated as Shared Contracts.

1. * General Distributor Agreement, dated September 1, 1998, by and between RELTEC Communications Inc. and ALLTEL Supply Inc.

2. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Anicom, Inc.

3. * General Distributor Agreement, dated May 1, 1998, by and between Marconi Communications, Inc. and Anixter Inc.

4. * On-Line Supply Equipment Purchase and Services Agreement, dated August 25, 2000, by and between Marconi Communications, Inc. and Communications Test Design, Inc. (as amended).

5. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and CSSA (as amended).

6. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Dakota Electric Supply Co. (as amended).

7. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Power and Telephone Supply Company, Inc. (as amended).

8. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Walker & Associations, Inc. (as amended).

9. * Agreement, dated July 1, 1998, by and between RELTEC Communications, Inc. and North Supply Company (as amended).

10.  * Graybar Electronic Company (sales through standard terms and conditions).

                                  SCHEDULE 4.12
                                   PROCEEDINGS

Pending and Threatened Proceedings and Claims against the Seller.

1. ACT Manufacturing, Inc. ("Old ACT") claims that the Seller owes Old ACT $235,878.59 representing accounts receivable for certain goods and services provided to the Seller by Old ACT (the "ACT Receivable"). The Seller disputes this claim.

     (a) Pursuant to a Settlement Agreement, dated as of November 2002, by and between ACT Electronics, Inc. ("New ACT") and the Seller (the "Settlement Agreement"), New ACT is obligated to indemnify the Seller for any losses incurred by the Seller to the extent arising from the ACT Receivable. The aggregate indemnification liability of New ACT under the Settlement Agreement is $235,878.59 plus any costs of defense incurred by the Seller pursuant to the Settlement Agreement. The Seller cannot assert any indemnification claims against New ACT unless and until a lawsuit is brought against the Seller seeking payment of the ACT Receivable. Pursuant to the Settlement Agreement, the Seller is prohibited from entering into any agreement with Old ACT relating to the ACT Receivable without the express written consent of New ACT. Moreover, pursuant to the Settlement Agreement, the Seller cannot admit any liability with respect to, or settle, compromise or discharge, any Old ACT claims relating to the ACT Receivable for which any sums are recoverable from New ACT without the prior written consent of New Act, such consent not to be unreasonably withheld or delayed.

     (b) The Seller received a letter dated January 6, 2003 from an attorney representing Old ACT reiterating Old ACT's claim in connection with the ACT Receivable and requesting that the Seller engage in settlement discussions with Old ACT. In accordance with the provisions of the Settlement Agreement, (i) the Seller has sent a copy of the January 6, 2003 letter to New ACT and (ii) in a letter dated January 13, 2003 to New ACT, the Seller asserted its right to be indemnified by New ACT in respect of Old ACT's claim.

2. On May 14, 2001, Ruthie J. Brookins filed a charge of race and age discrimination against the Seller with the Fort Worth Human Relations Commission and the Equal Employment Opportunity Commission. (HRC Charge # 31AA1276; EEOC Charge # 31AA10276). The Seller disputes this claim. In connection with the termination of Brookins' employment with the Seller, Brookins and the Seller entered into an Employee Separation Agreement and General Release, dated May 31, 2001, pursuant to which Brookins executed a general release of claims against the Seller. The Equal Employment Opportunity Commission has not yet sent the Seller a dismissal letter relating to the discrimination charge.

3. In a letter dated August 29, 2002, Kevin R. McCain, formerly employed with the Seller as a salesman for the Access Business, claimed (through his attorney) that the Seller owes McCain approximately $160,000 representing a commission for allegedly booking approximately $11 million of equipment sales to Grande Communications, Inc. on or about March 3, 2000. The Seller disputes this claim.

4. Workers' compensation claims are pending against the Seller with respect to the Access Employees set forth below:

     (a)  Yolanda Davis

     (b)  Keo K. Khamvongsa

     (c)  Rene Sifuentes

5.   All of the matters set forth under (i) the "Customer Disputes" heading of
     Schedule 4.11(a) and (ii) the "Supplier Disputes" heading of Schedule 4.11(b) are incorporated herein by reference.

6.   Schedule 4.13(e)(i) is incorporated herein by reference.

7.   Schedule 4.21 is incorporated herein by reference.

8. In a letter dated October 31, 2003, the liquidating CEO of ACT Manufacturing, Inc., ACT Manufacturing US Holdings, LLC, CMC Industries, Inc. and ACT Manufacturing Securities Corporation (collectively, the "Debtors," which such Debtors have filed voluntary petitions of relief under Chapter 11 of the United States Bankruptcy Code) claimed that all or a portion of certain payments received from the Debtors by the Seller in the amount of $646,070.05 may be avoidable and recoverable by the liquidating CEO (i.e., as a preferential transfer) pursuant to Sections 547 and 550 of the Bankruptcy Code.

Proceedings and Claims initiated by the Seller.

1.   Schedule 4.13(e)(iii) is incorporated herein by reference.

2. The Seller filed proofs of claim with respect to receivables owed to the Seller by the following customers of the Access Business (both of which are in Chapter 7 bankruptcy proceedings):

     a. North American Telecommunications Corporation - receivable in the amount of approximately $2.5 million relating to the Access Business.

     b. Tess Communications Inc. - receivable in the amount of approximately $40,000 relating to the Access Business.

Settlement Agreements and Stipulations.

1. Settlement Agreement, dated January 19, 2000, between Advanced Fibre Communications, Inc. and Marconi Communications, Inc.

2. Settlement Agreement and Release of Claims, dated September 27, 2000, between Marconi Communications, Inc. and Cadence Design Systems, Inc. (and Agreed Order of Dismissal with Prejudice, dated October 2, 2000, issued by Judge Carol Lopez of the District Court of Dallas County, Texas (116th Judicial District).

3. Stipulation, dated as of June 5, 2002, by and between Marconi Communications, Inc. and ACT Manufacturing, Inc. (as approved by an order of the U.S. Bankruptcy Court, District of Massachusetts, Western Division, dated June 19, 2002).

4. Settlement Agreement, dated as of November 2002, by and between ACT Electronics, Inc. and Marconi Communications, Inc.

5. Release and Settlement Agreement, dated November 13, 2002, by and between Public Utility District No. 1 of Chelan County and Marconi Communications, Inc.

6. Settlement Agreement and Mutual Release, dated as of January 23, 2003, by and between Telect, Inc. and Marconi Communications, Inc.

7. Settlement Agreement, dated as of May 9, 2002, by and between Objectivity, Inc. and Marconi Communications, Inc. (and related Stipulation and Order for Dismissal of Action, dated May 20, 2002, between Carr & Ferrell LLP, on behalf of Objectivity, Inc., and Latham & Watkins, on behalf of Marconi Communications, Inc., as approved by Judge Jeremy Fogel of United States District Court for the Northern District of California, San Jose Division).

8. Settlement Agreement, dated July 3, 2002, by and between Teccor Electronics, Inc. and Marconi Communications, Inc.

                                SCHEDULE 4.13(a)

     TRANSFERRED PATENTS, TRANSFERRED TRADEMARKS AND TRANSFERRED TECHNOLOGY

Transferred Patents:

[Please note that the following patents listed within this bracketed section are specifically excluded from transfer, and are not to be considered included in this Schedule 4.13(a). Such patents are included for reference only. However, those patents marked with an asterisk (*) will be subject to the terms and conditions of the Cross License Agreement:

6,108,183 *
6,427,045 *
93,381
93,924
D430,865
D436,101
6,316,722
93,796
D432,079
95,990
D446,207
6,322,400 *
6,548,753 *]

Group A Patents:

PATENT NUMBER OR CASE REFERENCE             PATENT DESCRIPTION           JURISDICTION      APPLICATION NUMBER
-------------------------------------------------------------------------------------------------------------
6,418,195                              Apparatus for communicating          US                09/476079
                                       a diagnostic device with a
                                       telecommunications system
                                       through a remote network unit

6,366,717                              Apparatus for distributing           US                09/532996
                                       optical fiber transmission
                                       paths

6,466,728                              Attenuator for fiber optic           US                09/520082
                                       cables

P/63410.USA                            Bidirectional optical                US                09/723804
                                       communications having quick
                                       data recovery without first
                                       establishing timing and
                                       phase lock

P/63407.USA                            Bidirectional optical                US                09/723885
                                       communications using on-off
                                       keying to generate a hybrid
                                       form of manchester serial
                                       encoding for one of either
                                       upstream or downstream

PATENT NUMBER OR CASE REFERENCE             PATENT DESCRIPTION           JURISDICTION      APPLICATION NUMBER
-------------------------------------------------------------------------------------------------------------
                                       transmission

P/63395.USA                            Bidirectional frequency              US                09/540955
                                       shift coding using two
                                       different codes for upstream
                                       and downstream

5,505,636                              CATV power tapping device            US                08/328904

5,155,746                              Clock synchronization scheme         US                07/461814
                                       for digital transmission

1,340,124                              Closed loop control system           Canada            612336
                                       for laser

4,958,926                              Closed loop control system           US                07/264356
                                       for laser

P/63397.USA(3)                         Copper based interface               US                09/684757
                                       system and data frame format

5,260,996                              Current limited electronic           US                07/624860
                                       ringing generator

6,310,784                              Densely arranged                     US                09/410975
                                       electrically shielded
                                       communication panels

6,542,382                              Densely arranged                     US                09/947154
                                       electrically shielded
                                       communication panels

P/63412.USP                            DFHFC network architecture           US                10/199549

P/63413.USP                            DFHFC with high speed data           US                10/200534
                                       and VOD

P/63393.USA                            Digital laser driver circuit         US                09/539395

P/61841.CAP                            Digital Loop Carrier System          Canada            2343241

P/61841.USA                            Digital Loop Carrier System          US                09/150817

P/63411.USCIP                          Digital RF return over FTTC          US                10/200924

1,315,904                              Digital transmission system          Canada            592917

5,046,067                              Digital transmission system          US                07/547430

6,466,572                              Distributed ethernet hub             US                09/325619

P/61873.CAP                            Distributed ethernet hub             Canada            2279343

P/61873.USC                            Distributed ethernet hub             US                10/176542

5,022,752                              Echo cancelling circuit for          US                07/411727
                                       use with laser

P/63760.US2                            Full Service Access Network          US                60/437789

5,146,476                              High gain amplifier for              US                07/621536
                                       reception of low level pulse
                                       code modulation
                                       nonreturn-to-zero signals

1,288,534                              Inductance multiplier                Canada            577405
                                       circuit

4,767,980                              Inductance multiplier                US                07/111215
                                       circuit

----------------------------

(3) P/63397.USA was erroneously assigned by the employee to Marconi Access Systems rather than Marconi Communications, Inc. The Seller will correct such error prior to Closing.

PATENT NUMBER OR CASE REFERENCE             PATENT DESCRIPTION           JURISDICTION      APPLICATION NUMBER
-------------------------------------------------------------------------------------------------------------
6,609,842                              Linear laser driver circuit          US                09/536047

P/62014.USC                            Maintaining Balanced Channels        US                10/195087

P/63761.USP                            MEDIA ACCESS CONTROL                 US                10/420024

1,331,478                              Metallic current limiter             Canada            600812

5,050,210                              Metallic current limiter             US                07/504049

P/63400.USA                            Method and system for                US                09/703069
                                       remotely maintaining and
                                       provisioning equipment over
                                       a wide area network

4,876,630                              Mid-plane board and assembly         US                07/250974
                                       therefor

P/63756.USP                            Non-metallic optical network         US                10/283527
                                       unit with EMI suppression

6,460,182                              Optical communication system         US                09/309717
                                       for transmitting RF signals
                                       downstream and bidirectional
                                       telephony signals which also
                                       include RF control signals
                                       upstream

P/61846.USC                            Optical communication system         US                09/879395
                                       for transmitting RF signals
                                       downstream and bidirectional
                                       telephony signals which also
                                       include RF control signals
                                       upstream

P/61846.USC1                           Optical communication system         US                09/932867
                                       for transmitting RF signals
                                       downstream and bidirectional
                                       telephony signals which also
                                       include RF control signals
                                       upstream

P/61846.USC1P                          Optical communication system         US                09/633320
                                       for transmitting RF signals
                                       downstream and bidirectional
                                       telephony signals which also
                                       include RF control signals
                                       upstream

6,396,673                              Reduced-loss, high-frequency         US                09/415362
                                       signal transmission system
                                       utilizing an over-voltage
                                       and over-current protection
                                       device

P/62113.CAP                            Reduced-loss, high-frequency         Canada            2319989
                                       signal transmission system
                                       utilizing an over-voltage
                                       and over-current protection
                                       device

5,515,433                              Resistance forward telephone         US                08/298146
                                       line feed circuit

P/63398.USA                            Scalable time slot                   US                09/662475

PATENT NUMBER OR CASE REFERENCE             PATENT DESCRIPTION           JURISDICTION      APPLICATION NUMBER
-------------------------------------------------------------------------------------------------------------
                                       interchanger (TSI)

5,067,810                              Shared laser tandem optical          US                07/541577
                                       time domain reflectometer

P/63754.USP                            Single Fiber Optical Network         US                10/199566

1,299,790                              System for transmitting low          Canada            590153
                                       frequency tones through a
                                       digital loop carrier system

4,903,292                              System for transmitting low          US                07/265718
                                       frequency tones through a
                                       digital loop carrier system

6,366,464                              Card cage for circuit cards          US                09/375312
                                       in an optical network unit

6,608,900                              Load management for an               US                09/164495
                                       electrical device

6,625,849                              Cable strain relief                  US                09/703115

6,535,308                              Converting Electrical Signals        US                09/249733

6,442,035                              Card cage with Integral card         US                09/703114
                                       guides

6,151,226                              Four quadrant power                  US                09/305637
                                       conversion topology

6,288,883                              Power input protection               US                09/130734
                                       circuit

6,169,389                              Pumped capacitive storage            US                09/286055
                                       system

6,385,030                              Reduced signal loss surge            US                09/388630
                                       protection circuit

P/62018.CAP                            Reduced signal loss surge            Canada            2316550
                                       protection circuit

6,256,205                              Fastenerless card cage for           US                09/474640
                                       circuit cards

6,362,908                              Multi-service adaptable              US                09/203409
                                       optical network unit

P/61846.EPP                            Optical communication system         EP                2000961315.9
                                       for transmitting RF signals
                                       downstream and bidirectional
                                       telephony signals which also
                                       include RF control signals
                                       upstream

P/61846.EPP1                           Optical communication system         EP                2001963829.5
                                       for transmitting RF signals
                                       downstream and bidirectional
                                       telephony signals which also
                                       include RF control signals
                                       upstream

P/61873.MXP                            Attenuator for fiber optic           Mexico            997141
                                       cables

P/62014.EPP                            Maintaining Balanced Channels        EP                2000930823

PATENT NUMBER OR CASE REFERENCE             PATENT DESCRIPTION           JURISDICTION      APPLICATION NUMBER
-------------------------------------------------------------------------------------------------------------
P/63400.EPP                            Method and system for                EP                2001125899.3
                                       remotely maintaining and
                                       provisioning equipment over
                                       a wide area network

P/63407.EPP                            Bidirectional optical                EP                2001128041.9
                                       communications using on-off
                                       keying to generate a hybrid
                                       form of manchester serial
                                       encoding for one of either
                                       upstream or downstream
                                       transmission

P/63410.EPP                            Bidirectional optical                EP                2001128040.1
                                       communications having quick
                                       data recovery without first
                                       establishing timing and
                                       phase lock

Group B Patents:

PATENT NUMBER OR CASE REFERENCE             PATENT DESCRIPTION            JURISDICTION   APPLICATION NUMBER
-----------------------------------------------------------------------------------------------------------
6,366,712                               Apparatus and method for           US               09/540956
                                        combining two separate RF
                                        signals on a single optical
                                        fiber with monitoring and
                                        alarm capabilities

P/63402.USA(4)                          Copper based interface             US               09/684756
                                        system and regulated power
                                        source

P/63403.USA                             Copper based interface             US               09/684755
                                        system initialization and
                                        monitoring methods

6,353,609                               Digital packet network for         US               09/100392
                                        the local access loop

P/61848.CAP                             Digital packet network for         Canada           2334927
                                        the local access loop

P/61848.USC                             Digital packet network for         US               09/992649
                                        the local access loop

P/63484.CAP                             Extracting Frequency Bands         Canada           2384190

P/63394.CAP                             Fiber to the home (FTTH)           Canada           2373323
                                        multimedia access system

P/63394.USA                             Fiber to the home (FTTH)           US               09/537022
                                        multimedia access system

P/63394.USP                             Fiber to the home (FTTH)           US               09/794869
                                        multimedia access system

6,246,510                               Light amplification                US               09/300880

---------------------------
(4) P/63402.USA was erroneously assigned by the employee to Marconi Access Systems rather than Marconi Communications, Inc. The Seller will correct such error prior to Closing.

PATENT NUMBER OR CASE REFERENCE             PATENT DESCRIPTION            JURISDICTION   APPLICATION NUMBER
-----------------------------------------------------------------------------------------------------------
                                        apparatus with automatic
                                        monitoring and controls

6,496,639                               Method and apparatus for           US               09/249055
                                        upgrading an optical fiber
                                        communications system

P/61845.CAP                             Method and apparatus for           Canada           2362746
                                        upgrading an optical fiber
                                        communications system

P/63347.USA                             Wavelength division                US               09/876439
                                        multiplexed (WDM) ring
                                        passive optical network
                                        (PON) with route protection
                                        for replacement of splitter
                                        based passive optical
                                        networks

6,278,829                               Optical fiber routing and          US               09/305579
                                        support apparatus

6,195,494                               Cable control apparatus for        US               09/411024
                                        limiting the movement of
                                        optical fibers

P/61845.EPP                             Method and apparatus for           EP               2000913391.9
                                        upgrading an optical fiber
                                        communications system

P/61848.BRP                             Digital packet network for         Brazil           9911360
                                        the local access loop

P/61848.EPP                             Digital packet network for         EP               99928842.6
                                        the local access loop

P/61848.MXP                             Digital packet network for         Mexico           12545
                                        the local access loop

P/61875.DEP                             Light amplification                Germany          957238.9
                                        apparatus with automatic
                                        monitoring and controls

P/61875.FRP                             Light amplification                France           957238.9
                                        apparatus with automatic
                                        monitoring and controls

P/61875.GBP                             Light amplification                UK               957238.9
                                        apparatus with automatic
                                        monitoring and controls

P/61875.ITP                             Light amplification                Italy            957238.9
                                        apparatus with automatic
                                        monitoring and controls

P/61875.NLP                             Light amplification                Netherlands      957238.9
                                        apparatus with automatic
                                        monitoring and controls

P/61875.SEP                             Light amplification                Spain            957238.9
                                        apparatus with automatic
                                        monitoring and controls

PATENT NUMBER OR CASE REFERENCE             PATENT DESCRIPTION            JURISDICTION   APPLICATION NUMBER
-----------------------------------------------------------------------------------------------------------
P/63347.EPP                             Wavelength division                EP               2002253954.8
                                        multiplexed (WDM) ring
                                        passive optical network
                                        (PON) with route protection
                                        for replacement of splitter
                                        based passive optical
                                        networks

P/63394.EPP                             Fiber to the home (FTTH)           EP               2001914793.3
                                        multimedia access system

P/63484.EPP                             Extracting Frequency Bands         EP               2000971041.9

Transferred Trademarks

              TYPE
               OF                  APPLICATION    FILING    REGISTRATION  REGISTRATION                                        JURIS-
MARK          MARK       STATUS      NUMBER        DATE        NUMBER         DATE       CLASS        OWNER         NOTES    DICTION
------------------------------------------------------------------------------------------------------------------------------------
DISC*S      Trademark  US           73/768696   12/12/1988     1591750      4/17/1990   9        Marconi          Renewal       US
                       Registered                                                                Communications,  due
                                                                                                 Inc.             4/17/2010

DEEP FIBER  Service    US           75/340339   8/13/1997      2516009     12/11/2001   42       Marconi          Use           US
SOLUTIONS   Mark       Registered                                                                Communications,  Affidavit
                                                                                                 Inc.             due
                                                                                                                  12/11/2007

                                                                                                                  Renewal
                                                                                                                  due
                                                                                                                  12/11/2011

ADVANCED    Service    US           75/421760   1/22/1988      2508333     11/20/2001   37,41,42 Marconi          Use           US
COPPER      Mark       Registered                                                                Communications,  Affidavit
SOLUTIONS                                                                                        Inc.             due
                                                                                                                  11/20/2007

                                                                                                                  Renewal
                                                                                                                  due
                                                                                                                  11/20/2011

INTEGRATED  Trademark  US           75/083350   4/3/1996       2115249     11/25/1997   38       Marconi          S. 8 & 15     US
ACCESS                 Registered                                                                Communications   Affidavits
SOLUTIONS                                                                                        Inc.             filed
                                                                                                                  11/25/2003

Certain of the trademarks and service marks set forth in this Schedule 4.13(a) are used and registered by certain Affiliates of the Seller in jurisdictions other than the U.S. and Canada in connection with the business, as conducted by the Seller's Affiliates, of designing, developing, manufacturing, marketing and selling to telecommunications service providers voice, data and video transport systems for copper and fiber access networks, and the provision of related technical services, field support services, repair and replacement services and ongoing maintenance services for such systems. The Seller and its Affiliates retain all right, title and interest in such registrations in jurisdictions other than the U.S. and Canada.

                               SCHEDULE 4.13(B)(I)
           TRANSFERRED INTELLECTUAL PROPERTY - ADMINISTRATIVE ACTIONS

None.

                              SCHEDULE 4.13(B)(II)
                TRANSFERRED INTELLECTUAL PROPERTY - EFFECTIVENESS

None.

                                SCHEDULE 4.13(c)
          OWNERSHIP OF TRANSFERRED PATENTS, TRANSFERRED TRADEMARKS AND
                             TRANSFERRED TECHNOLOGY

The items set forth below are incorporated herein by reference.

1. The licenses to the Transferred Patents granted under the cross-license agreements set forth at Items 1, 2 and 4 of Schedule 1.1D.

2. The licenses to the Transferred Patents granted under the agreements set forth in the "Inter-Company Licenses of Intellectual Property" section of
     Schedule 4.13(d).

3.   Item 1 of Schedule 4.7(a).

                                SCHEDULE 4.13(d)
                                INBOUND LICENSES

Please note that the Contracts marked with an asterisk (*) are designated as Shared Contracts (requiring the consent of the counterparty in order to assign the Access Portion from the Seller to the Purchaser).

Material Licensed Intellectual Property.

1. License Agreement, dated January 1, 2000, by and between Marconi Corporation plc and IBM Corp. (also listed on Schedule 1.1D) (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

2. License Agreement, dated January 1, 2001, by and between Marconi Corporation plc and Lucent Technologies GRL Corp. (also listed on Schedule 1.1D) (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

3. License Agreement, dated April 1, 2002, by and between Marconi Corporation plc and Alcatel. (also listed on Schedule 1.1D) (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

4. Agreement, dated December 1, 1999, by and between Marconi plc and the Lemelson Medical, Education and Research Foundation, Limited Partnership (00-477-LIC). (also listed on Schedule 1.1D) (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

5. Patent License Agreement, effective as of January 1, 1989, Reliance Comm/Tec Corporation and American Telephone and Telegraph Company (89-102-LIC).

6. Sublicense Agreement, dated as of November 26, 1986, by and between Ameritech Services, Inc. and R-TEC Systems.

7. Patent Sublicense Agreement, dated October 1, 1987, by and between Reliance Comm/Tec Corporation and Pacific Bell.

8. Patent Sublicense Agreement, dated October 3, 1988, between US WEST Business Resources, Inc. (on behalf of The Mountain States Telephone and Telegraph Company, Northwestern Bell Telephone Company) and Reliance Comm/Tec Corporation, R-TEC Systems Division.

9. Patent License Agreement, dated March 31, 2000, by and between Marconi Corporation plc and Lucent Technologies GRL Corporation (00-183-TCL). (This Contract will not be transferred to the Purchaser at the Closing.)

10. OEM Software License Agreement, dated January 23, 2001, by and between AdventNet, Inc. and Marconi Communications, Inc. (00-101-SWL).

11. Terms and Conditions of Purchase & Use, dated April 29, 1999, by and between Agile Software Corporation and RELTEC Communications, Inc., as amended (99-239-LIC; 99-239-LIC-A1); Terms and Conditions of Product Support Purchase & Use, dated April 29, 1999, by and between Agile Software Corporation and RELTEC Communications, Inc. (99-239-LIC); Terms and Conditions of Professional Services Purchase & Use, dated April 29, 1999, by and between Agile Software Corporation and RELTEC Communications, Inc. (99-239-LIC).

12. Software License Agreement, dated September 28, 1998, by and between RELTEC Communications Inc. and Cadence Design Systems, Inc., as amended (98-493-LIC; 98-493-LIC-A1); Software Maintenance Agreement, dated September 28, 1998, by and between Reltec Communications Inc. and Cadence Design Systems, Inc. (98-493-LIC-A1).

13. IONA ISV Orbix Development and Runtime License Agreement, dated May 26, 2000, by and between Marconi Communications, Inc. and IONA Technologies Inc., as amended (99-642-SWL; 99-642-SWL-A1).

14. Customer Agreement, dated June 19, 1997, RELTEC Corporation and Mentor Graphics Corporation, as amended (97-340-LIC; 97-340-LIC-A1); Software Flow Term License Addendum to Customer Agreement, effective as of December 31, 1999, by and between Marconi Communications, Inc. and Mentor Graphics Corporation.

15. Software Production License Agreement, effective as of June 30, 1998, by and between RELTEC Corporation and Mentor Graphics, through its Microtec division (98-516-LIC).

16. * Pricing Agreement, dated March 28, 2002, by and between Marconi Communications, Inc. and Parametric Technology Corporation (02-0221-SWL).

17. * Customer Agreement for Licensed Products, dated August 31, 1999, between Marconi Communications, Inc. and Parametric Technology Corporation.

18. Master License Agreement, dated March 31, 1997, by and between RELTEC Corporation and Pure Atria Corporation (97-349-LIC).

19. Software License Agreement for Demonstration Product Development, dated January 8, 2002, by and between Marconi Communications, Inc. and RADVision Inc. (01-1555-SWL).

20. * Software License Agreement, dated December 24, 1998, by and between RELTEC Communications, Inc. and Integrated Systems, Inc. (n/k/a Wind River Systems), as amended (98-609-LIC).

21. License Agreement for Bellcore EACAT Software, dated January, 19, 1994, by and between Reliance Comm/Tec, Transmission Systems Group and Bell Communications Research, Inc. (94-106-LIC).

22. Agreement, dated April 13, 1999, by and between RELTEC Communications, Inc. and Hitachi Semiconductor (America) Inc. (98-630-LIC).

23. Run-Time Library Licensing Agreement, dated March 5, 1997, by and between RELTEC Corporation (RTEC Systems Division) and DSET Corporation (96-278-LIC).

24.  Shrink-Wrap Product License Agreement with Rational Software Corporation.

25. VAR Master Agreement, dated December 31, 1999, by and between Marconi Communications, Inc. and Objectivity, Inc. (99-686-VAR).

26. Master License Agreement for Proprietary Software (Berkeley DB), dated December 9, 2002, between Sleepycat Software, Inc. and Marconi Communications, Inc.

27. Ansys, Inc. Software License Agreement, dated January 1, 1998, between Ansys,Inc., Reltec (as licensee) and DRD Corporation (as distributor).

28. * Software License Agreement, dated as of December 23, 1998, by and between Trillium Digital Systems, Inc. and Marconi Communications S.P.A.

29.  Software License Agreement with ELANIX, Inc.

30.  License Agreement with Statware, Incorporated.

31.  Standard Software License Agreement with SwiftView, Inc.

32. Software Program License Agreement, dated October 16, 1997, by and between Flomerics Incorporated and RELTEC.

33. Xilinx Annual Software License Extension Agreement, dated June 12, 2002, between Xilinx, Inc. and Marconi Communications, Inc.

34. 2002 Term with Re-Mix Addendum to Customer Agreement No. MA4153, dated January 30, 2003, between Marconi Communications, Inc. and Mentor Graphics Corporation.

35. License Agreement for Nucleus Software, dated May 26, 1998, between Accelerated Technology, Inc. and RELTEC Communications Inc.

36. Software License Agreement between Marconi Communications, Inc. and Accelerated Technology, Inc. (03-0251-SWL).

37.  Altera Program License Subscription Agreement with Altera Corporation.

38.  License Agreement with Actel Corporation.

39.  End-User License Agreement with Microsoft Corporation.

40.  License Agreement with Lattice Semiconductor Corporation.

41. Master Software License Agreement with Viewlogic Systems, Inc.; Software Maintenance Agreement Addendum with Viewlogic Systems, Inc. (The copies of these agreements that are on file with the Seller are not executed or dated.)

42. Software Production License Agreement, dated June 30, 2003, between Mentor Graphics Corporation and Marconi Communications, Inc. (03-0564-SWL).

43. License Agreement, dated September 9, 2003, between Mapusoft Technologies, LLC and Marconi Communications, Inc.

44. Software Support Service Agreement, dated January 4, 1999, between Reliance Comm Tec and Hewlett-Packard Company.

45.  OrCad License Agreement.

46. Temporary Software License Agreement for AT Software, dated July 10, 2003, between Marconi Communications, Inc. and Mentor Graphics Corporation (Agreement No. ML06633).

47. Express Logic, Inc. ThreadX* Evaluation Agreement, dated May 22, 2003, between Express Logic, Inc. and Marconi Communications, Inc.

48. Express Logic, Inc. NetX* Evaluation Agreement, dated May 22, 2003, between Express Logic, Inc. and Marconi Communications, Inc.

49. The Seller has paid a license fee to NComm, Inc. in exchange for the use of the T1 Trunk Management Software. (The Seller and NComm, Inc. are currently negotiating a license agreement to document this use right.)

50. The Seller licenses from third-party licensors the software tools set forth in the attached table, entitled "Access Capitalized Software, 160-12-10-100, October 2003".

     a. The Seller has not been able to locate true and complete copies of the Contracts relating to the software tools set forth in the attached table and has therefore not made available to the Purchaser true and complete copies of all of such Contracts.

     b. The Seller makes no representations or warranties relating to any of the financial statement figures set forth in the attached table.

51. The Seller licenses the software tools set forth below pursuant to shrink-wrap license agreements. (The Seller has not been able to locate true and complete copies of Contracts relating to the software tools set forth below and has therefore not made available to the Purchaser true and complete copy of such Contracts.)

LICENSOR                                 SOFTWARE TOOL
--------                                 -------------
Autodesk                                 Autocad
Chronology                               Timing Designer
Oracle                                   Oracle
Virtual Photonics                        PTDS

52. In addition to the software licenses set forth above, the Seller licenses certain software tools from the licensors set forth below. (The Seller has not been able to locate a true and complete copy of the Contract relating to the software tool set forth below and has therefore not made available to the Purchaser a true and complete copy of such Contract.)

LICENSOR                                 SOFTWARE TOOL
--------                                 -------------
Mitel Semiconductor Inc.                 IMA Drivers

Inter-Company Licenses of Intellectual Property.

The Seller has not made available to the Purchaser true and complete copies of the Contracts set forth below.

1. Patent License Agreement, dated May 19, 2003, by and among Marconi Intellectual Property (Ringfence) Inc. and Marconi Corporation plc and Marconi Communications, Inc. (as amended on July 1, 2003). (This Contract will not be transferred to the Purchaser at the Closing.)

2. Patent Assignment, dated as of May 19, 2003, by and among Marconi Communications, Inc. and Marconi Intellectual Property (Ringfence) Inc. (as amended on June 30, 2003). (This Contract will not be transferred to the Purchaser at the Closing.)

3. Intellectual Property License, dated May 19, 2003, between Marconi Corporation plc and certain of its subsidiaries. (This Contract will not be transferred to the Purchaser at the Closing.)

4. Research and Development Cost Sharing Agreement, dated April 1, 1999 (as amended by Deeds of Variation dated March 31, 2003 and May 19, 2003). (This Contract will not be transferred to the Purchaser at the Closing.)

ACCESS
CAPITALIZED SOFTWARE
160-12-10-100
OCTOBER 2003

                                                                   4/1/03 TO  4/1/03 TO  4/1/03 TO
           ASSET                       MONTH           3/31/03     10/31/03   10/31/03   10/31/03       10/31/03    RETIRE  RETIRE
        DESCRIPTION                    ADDED  PAR#     BALANCE     TRANSFERS    ADDS     RETIREMENTS     BALANCE    NOTES   MONTH
PATENTS & LICENSES:
PATENTS                                        XXX   1,456,000.00                                     1,456,000.00
                                                     ------------                                     ------------
   Subtotal - Patents & Licenses                     1,456,000.00     0.00       0.00       0.00      1,456,000.00

1989:
LAPD SOFTWARE                                 178NP     46,225.00                                        46,225.00
                                                     ------------                                     ------------
   Subtotal - 1991                                      46,225.00     0.00       0.00       0.00         46,225.00

1992:
LAN SOFTWARE (From POY)                       1180P      7,516.72                                         7,516.72
DEBUGGER SOFTWARE (From POY)                  1182P      3,994.55                                         3,994.55
TPU960 COMPILER (From POY)                    1186P      7,498.13                                         7,498.13
7 LAYER STACK PROTOCOL (From POY)             1179P    105,941.25                                       105,941.25
                                                     -------------------------------------------------------------
   Subtotal - 1992                                     124,950.65     0.00       0.00       0.00        124,950.65

1993:
SYBASE SOFTWARE                               198DP     35,744.00                                        35,744.00
                                                     -------------------------------------------------------------
   Subtotal - 1993                                      35,744.00     0.00       0.00       0.00         35,744.00

1994:
PVC LICENSE UPGRADE                           177XP      3,665.36                                         3,665.36
PCCS LICENSE UPGRADE                          176YP      9,304.13                                         9,304.13
SATURN DATABASE                               178YP     27,603.76                                        27,603.76
ACTION LOGIC SYSTEM                           1033P      3,246.13                                         3,246.13
EACAT                                         178WP     44,075.00                                        44,075.00
SYBASE                                        196DP     21,202.00                                        21,202.00
BRB-i960 Compiler License                     1041P     20,140.13                                        20,140.13
                                                     -------------------------------------------------------------
   Subtotal - 1994                                     129,236.51     0.00       0.00       0.00        129,236.51

1995:
DSET Tools                                    178WP    140,658.38                                       140,658.38
Integrated Sys. C++                           178WP     39,970.42                                        39,970.42
Integrated Sys. C++/XRAY 960                  1607P     44,854.07                                        44,854.07
DSET DSG/ASN.C Tool kit                       1705P     22,190.75                                        22,190.75
Integrated Systems C++/xray/i960              1705P     32,492.14                                        32,492.14
Integrated Systems C++Compiler 960            1607P     15,948.81                                        15,948.81
Schlumberger Technologies                     1715P    107,250.00                                       107,250.00
DSET-GDMO Agent Tester (2 seats)              1608P     40,347.50                                        40,347.50
                                                     -------------------------------------------------------------
   Subtotal - 1995                                     443,712.07     0.00       0.00       0.00        443,712.07

1996:
CATE PKG SW SCHLUMBERGER                      1729P     12,930.00                                        12,930.00
MRI LICENSES                                  1737P     11,860.74                                        11,860.74
PSOS UTILITIES                                1739P      3,236.01                                         3,236.01
DSET GDMO SW TOOL SUITE                       1738P     25,519.94                                        25,519.94
INTEGRATED SYSTEMS SW: XRAY C++               198FP     11,954.31                                        11,954.31
                                                     -------------------------------------------------------------
   Subtotal - 1996                                      65,501.00     0.00       0.00       0.00         65,501.00

1997:
CLEARCASE USER 201+ LICENSE (60 EA)           1008B    142,230.00                                       142,230.00
RATIONAL ROSE C++ LICENSE (22 EA)             1008B     57,212.29                                        57,212.29
SODA BASE PRODUCT LICENSE (10 EA)             1008B     21,720.35                                        21,720.35
RATIONAL ROSE C++ LICENSE (40 EA)             1008B    103,871.00                                       103,871.00
STONEBRIDGE LEGATO JUKEBOX LICENSE            1117B      3,017.00                                         3,017.00
STONEBRIDGE LEGATO NETWORKER LIC.             1117B      5,170.92                                         5,170.92
SW FOR SMB-1000 (NETCOM SYSTEMS)              1121B      5,376.72                                         5,376.72
REQUISITE PRO VER 2.5                         1119B      9,999.47                                         9,999.47
SW:  REQUISITE PRO LICENSES                   1119B     25,332.02                                        25,332.02
SW:  FLOTHERM                                 1213B     16,237.50                                        16,237.50
SW:  MICROSIM PSPICE                          1226B     26,349.19                                        26,349.19
                                                     -------------------------------------------------------------
   Subtotal - 1997                                     416,516.46     0.00       0.00       0.00        416,516.46

1998:
DSET PSOS                                     1270B     16,272.50                                        16,272.50
RATIONAL SODA WORD FLOATING, 95NT             1274B     43,430.79                                        43,430.79
APPLICATION EXTENDER (DATA FILM MGMT)         1211B      5,417.67                                         5,417.67
NUCLEUS PLUS EMBEDDED CONTROL O/S             1346B     40,576.09                                        40,576.09
PRO-E MECHANICAL DESIGN TOOL SW               1359B    189,302.40                           0.00    *   189,302.40
AUTHORWARE INTERACTIVE STUDIO 4.0             1164B      3,751.72                                         3,751.72
XYLAN ENTERPRISE MANAGEMENT CONSOLE           1589A     26,871.80                                        26,871.80
HP OPENVIEW NETWORK NODE MGR                  1474B     14,067.84                                        14,067.84
OFFICE 97                                     1451B    220,997.41                                       220,997.41
STONEBRIDGE NETWORK NODE MGR                  1647B      5,141.88                                         5,141.88
                                                     -------------------------------------------------------------
   Subtotal - 1998                                     565,830.10     0.00       0.00       0.00        565,830.10

JAN 1999 THRU MARCH 1999:

HP OPENVIEW NETWORK NODE MGR
   ENTERPRISE                          3/99   1738B     33,748.02                                        33,748.02
DEV PARTNER JAVA                       3/99   1751B      4,968.67                                         4,968.67
                                                     -------------------------------------------------------------
   Subtotal - 1/1/99 THRU 3/31/99                       38,716.69     0.00       0.00       0.00         38,716.69

ACCESS
CAPITALIZED SOFTWARE
160-12-10-100
OCTOBER 2003

                                                                      4/1/03 TO  4/1/03 TO   4/1/03 TO
             ASSET                         MONTH           3/31/03    10/31/03   10/31/03    10/31/03    10/31/03     RETIRE  RETIRE
          DESCRIPTION                      ADDED   PAR#    BALANCE    TRANSFERS    ADDS     RETIREMENTS   BALANCE     NOTES   MONTH
------------------------------------------------------------------------------------------------------------------------------------
APR 1999 THRU MAR 2000:
SUN VISUAL WORKSHOP C++ 3.0                  4/99  1803B   29,167.96                                      29,167.96
ELRON INTERNET MANAGER CORP LICENSE          4/99   CORP    4,502.83                                       4,502.83
VIEWDRAW FOR WINDOWS                         6/99  1855B    1,810.20                                       1,810.20*
ALLEGRO PCB INTERFACE                        6/99  1855B    1,414.22                                       1,414.22
POWER BUILDER & STORE PROCEDURES             6/99  1907B   12,990.00                                      12,990.00
PSD LONG-HAUL BUNDLE                         8/99  1960B   86,689.84                                      86,689.84
DATA DISPLAY & DOC                           8/99  1960B    4,398.19                                       4,398.19
SIMPLE TESTER VER 2.5                        9/99  1982B    3,788.75                                       3,788.75
CLEARQUEST MS SQL SERVER DATABASE SW        10/99   110A   10,825.83                                      10,825.83
CHARIOT NT CONSOLE SW (50 CONNECTIONS)      10/99   111A   21,650.00                                      21,650.00
CLEARQUEST MS SQL SERVER DATABASE SW        12/99   110A    3,098.53                                       3,098.53
1 PDT PSPICE POWER ANALYZER                 12/99   106C    6,489.59                                       6,489.59
LABVIEW PROFESSIONAL DEV SYS FOR NT          2/00   192C    3,748.39                                       3,748.39
SWIFTVIEW & SWIFTSTAMP                       2/00  1889B    1,623.75                                       1,623.75
AGILESOFT WORKPLACE                          2/00  1889B   34,757.92                                      34,757.92
RATIONAL SUITE ANALYST & DEVELOPMENT
   STUDIO                                    3/00  1876B  164,547.68                                     164,547.68
pRISM & DEV TOOLS FOR pSOS & PPC             3/00  1877B  316,523.00                                     316,523.00
RATIONAL SUITE CLEARQUEST LICENSES           3/00   182C  274,031.62                                     274,031.62
                                                          ---------------------------------------------------------
   Subtotal - 4/1/99 Thru 3/31/00                         982,058.30     0.00        0.00      0.00      982,058.30

TRANSFERS FROM LEP 4/00:

MENTOR GRAPHICS                              1997  1122G  112,696.80                                     112,696.80
KADAK SW                                     1997  1038B    4,746.39                                       4,746.39
PARADIGM DEBUG SW                            1997  1038B    4,523.35                                       4,523.35
C++ TOOLSET                                  1997  1038B    5,642.53                                       5,642.53
HP OPENVIEW                                  1997  1038B   15,393.18                                      15,393.18
KADAK AMX86 VER 3.05                         1998  1038B    4,400.00                                       4,400.00
pRISM & pSOS V2.0 FLOATING LICENSE          10/99  1959B  105,086.57                                     105,086.57
pRISM & pSOS V2.0 FLOATING LICENSE          12/99  1959B    5,529.15                                       5,529.15
ORBIX WEB V.3.2 SOFTWARE                    12/99   153B    6,484.18                                       6,484.18
TCP/IP SW TO SUPPORT BBC SW FOR MX           2/00   194C   15,690.78                                      15,690.78
HP AC++LTU FOR SERVERS                       3/00  1996B    2,589.35                                       2,589.35
                                                          ---------------------------------------------------------
   Subtotal - TRANSFERS FROM LEP 4/00                     282,782.28     0.00        0.00      0.00      282,782.28

APR 2000 THRU MAR 2001:
HELPDESK SOFTWARE                            6/00  1954B   13,800.24                                      13,800.24
SOLARIS 9-16 CPU SERVER LICENSE UPGRADE      6/00   147A   10,173.34                                      10,173.34
SIMPLE TESTER VER 3.0 SOFTWARE               6/00   151B    3,788.75                                       3,788.75
ORBIX NOTIFICATION PLATFORM:  NT/UNIX        6/00   131C   21,650.01                                      21,650.01
RATIONAL DEVELOPMENT SUITE & STUDIO          6/00   176E   51,197.91                                      51,197.91
SAUNDERS CRYSTAL TEST SOFTWARE               6/00   101F    3,572.25                                       3,572.25
STATIT E-QC SOFTWARE                         7/00   142D   36,813.12                                      36,813.12
5 DYNAMIC E-QC LICENSES                      7/00   142D    4,338.12                                       4,338.12
PRISM +PRO C++ FLOATING LICENSE              7/00   157D   45,979.19                                      45,979.19
DIAB RTA SUITE P+ V2.0 FLOATING LICENSE      7/00   157D    4,059.38                                       4,059.38
25-CLIENT CONNECTIONS SULSBY9-551-2022
   SYNTEGRA                                  7/00   184D    6,257.28                                       6,257.28
EXCEED 6.2 LICENSES UPGRADE (212 EA)         7/00   165E    3,003.20                                       3,003.20*
MAESTRO SOLO 6.2 LICENSES
   UPGRADE (212 EA)                          7/00   165E    1,356.61                                       1,356.61*
ADDITIONAL AGILE LICENSES                    7/00   131F   27,007.19                                      27,007.19
pRISM+ PRO C++                               8/00   173C   45,979.19                                      45,979.19
DIABLO RTA SUITE P+ V2.0                     8/00   173C    4,059.38                                       4,059.38
3 ISI DIAB DATA COMPILER LIC                 8/00   156D   15,409.93                                      15,409.93
SNIFFER PRO SOFTWARE W/CARD                  8/00   199D   13,520.43                                      13,520.43
IONA CORBA SW LIC                            8/00   147F  190,509.18                                     190,509.18
RSOFT OPTICAL COMPONENT MODELING SW          8/00   196F   23,815.00                                      23,815.00
ANSYS STRUCTURAL SW UPGRADE                  8/00   141G    2,982.29                                       2,982.29*
JTEST FOR WINDOWS NT                         8/00   167G   18,916.69                                      18,916.69
HYE LEVEL ADS & IS SOFTWARE                  9/00   137D    5,412.50                                       5,412.50
DATA SOURCE MEDIA VISIO PROF. V5 SW          9/00   163B    7,550.44                                       7,550.44
TRILLIUM SW FOR BROADBAND ACCESS ATM        11/00   150G   46,477.15                                      46,477.15
CHARIOT CONSOLE 200 SW                       2/01   119D   34,488.45                                      34,488.45
APPLICATION SCANNER V1.2                     2/01   119D    5,748.08                                       5,748.08
PTDS EXPERT SINGLE-PROCESS CD-ROM
   LICENSE                                   2/01   125H   32,475.00                                      32,475.00
PARASOFT SOLARIS 2.X CODEWIZARD FOR
   SUN/SPARC                                 3/01   194J   27,008.38                                      27,008.38
                                                          ---------------------------------------------------------
   Subtotal - 4/1/00 Thru 3/31/01                         707,348.68     0.00        0.00      0.00      707,348.68

APR 2001 THRU MAR 2002:
NETCOM SMART XDSL PERFORMANCE
   ANALYSIS SW                            05/2001  190C     3,784.01                                       3,784.01
ORACLE DATABASE ENTERPRISE
   EDITION (18 EA)                        05/2001  112K     3,887.26                                       3,887.26
PRISM+ PRO FOR C++ LICENSES (3 SEATS)     06/2001  185K    27,587.51                                      27,587.51
ADSL JPC CORBA ORBIX 2000
   (JAVA) UPGRADE                         07/2001  161K    43,498.10                                      43,498.10
ORACLE DB STD ED SUBSCRIBER
   LICENSES (12)                          07/2001  193K       519.60                                         519.60
AGILE iCM SUBSCRIBER LICENSES (59)        07/2001  193K     7,935.54                                       7,935.54
AGILE CM SUBSCRIBER LICEENSES (59)        07/2001  193K    10,955.98                                      10,955.98
TORNADO STANDARD WITH DIAB C/C++ AND
   RTA SUITE                              07/2001  105M     5,457.27                                       5,457.27
VxWORKS RTOS DEVELOPMENT SYSTEM           07/2001  105M    19,535.18                                      19,535.18
MITEL IMA DRIVER SW LICENSE FOR
   FP2005 IMA DEVELOP                     07/2001  119M    32,475.00                                      32,475.00
NCOMM's T1 TRUNK MGT SOFTWARE             07/2001  120M    43,300.00                                      43,300.00

ACCESS
CAPITALIZED SOFTWARE
160-12-10-100
OCTOBER 2003

                                                                                            4/1/03 TO
                       ASSET                          MONTH                     3/31/03     10/31/03
                     DESCRIPTION                      ADDED        PAR#         BALANCE     TRANSFERS
                     -----------                      -----        ----         -------     ---------
T1 TMS MAINTENANCE MODULE                            07/2001       120M          21,650.00
SPIRENT L2 155M V2 ETHERNET LICENSE                  09/2001       136M           5,358.38
BELLSOUTH NMS-MARCONI EMS INTERFACE - PINNACLE       12/2001       127K         422,546.25
                                                                              -----------------------
   Subtotal - 4/1/01 Thru 3/31/02                                               648,490.08     0.00

APR 2002 THRU MAR 2003:
ADVENTNET AGENT TOOLKIT FOR ADSL NE SIMULATION        5/2002       195M           7,306.88
JABIL BUY-BACK - FABMASTER SW FOR HP3070 OUTPUT      12/2002  JABIL-BUY BACK     16,775.78
JABIL BUY-BACK - FABMASTER SW FOR PRODUCTION         12/2002  JABIL-BUY BACK      4,879.73
                                                                              -----------------------
   Subtotal - 4/1/02 Thru 3/31/03                                                28,962.39     0.00

APR 2003 THRU MAR 2004:
DOCFRAME DEVELOPER - FRAMEMAKER 7                    8/2003        177P               0.00
                                                                              -----------------------
   Subtotal - 4/1/03 Thru 10/31/03                                                    0.00     0.00
-----------------------------------------------------------------------------------------------------

GRAND TOTAL                                                                   5,972,074.21     0.00

G/L BALANCE

DIFFERENCE

                                                       4/1/03 TO   4/1/03 TO
                       ASSET                           10/31/03    10/31/03      10/31/03     RETIRE   RETIRE
                     DESCRIPTION                         ADDS     RETIREMENTS     BALANCE     NOTES    MONTH
                     -----------                       ---------  ------------   --------     ------   -------
T1 TMS MAINTENANCE MODULE                                                         21,650.00
SPIRENT L2 155M V2 ETHERNET LICENSE                                                5,358.38
BELLSOUTH NMS-MARCONI EMS INTERFACE - PINNACLE                                   422,546.25
                                                     --------------------------------------
   Subtotal - 4/1/01 Thru 3/31/02                          0.00      0.00        648,490.08

APR 2002 THRU MAR 2003:
ADVENTNET AGENT TOOLKIT FOR ADSL NE SIMULATION                                     7,306.88
JABIL BUY-BACK - FABMASTER SW FOR HP3070 OUTPUT                                   16,775.78
JABIL BUY-BACK - FABMASTER SW FOR PRODUCTION                                       4,879.73
                                                     --------------------------------------
   Subtotal - 4/1/02 Thru 3/31/03                          0.00      0.00         28,962.39

APR 2003 THRU MAR 2004:
DOCFRAME DEVELOPER - FRAMEMAKER 7                      3,382.81                    3,382.81
                                                     --------------------------------------
   Subtotal - 4/1/03 Thru 10/31/03                     3,382.81      0.00          3,382.81
-------------------------------------------------------------------------------------------

GRAND TOTAL                                            3,382.81      0.00      5,975,457.02

G/L BALANCE                                                                    5,975,457.02
                                                                               ------------

DIFFERENCE                                                                             0.00

                               SCHEDULE 4.13(e)(i)
           TRANSFERRED INTELLECTUAL PROPERTY - INFRINGEMENT AND CLAIMS

Infringement Claims by Third Parties against Seller.

1. In November 1997, Advanced Fibre Communications, Inc. ("AFC") filed a lawsuit against the Seller in California state court styled Advanced Fibre Communications, Inc. v. RELTEC Corp., No. 217899 (Superior Court of Sonoma County, California). The lawsuit alleged trade secret misappropriation, tortious interference with contract and other causes of action on the theory that the Seller's digital loop carrier product (Matrix Express) incorporated trade secrets and other confidential and proprietary materials of AFC. This matter was settled pursuant to the Settlement Agreement, dated January 19, 2000, between Advanced Fibre Communications, Inc. and Marconi Communications, Inc.

2. In a letter dated May 26, 1999, Alcatel, USA ("Alcatel") claimed that the Seller's predecessor, RELTEC Corporation ("RELTEC"), infringed nine patents issued to Alcatel in the U.S. relating to digital loop carriers (U.S. Patent Nos. 5,088,089; 5,161,152; 5,185,736; 5,191,456; 5,594,576;
     4,799,216; 4,984,234; 5,214,651 and 5,134,614). RELTEC's analysis concluded that none of these nine patents were infringed by RELTEC's digital loop carrier products. This matter was settled pursuant to the License Agreement, dated April 1, 2002, by and between Marconi Corporation plc and Alcatel (which such agreement was entered into between Alcatel and Marconi Corporation plc primarily in order to settle certain disputes not relating to the Access Business).

3. In October 2001, Objectivity, Inc. ("Objectivity") filed a lawsuit against the Seller in California federal court styled Objectivity, Inc. v. Marconi Communications, Inc. and Bell South Corporation, No. C 01-20927 JF (PVT) (United States District Court for the Northern District of California). The lawsuit alleged that the Seller (a) infringed Objectivity's copyright in certain software licensed to the Seller pursuant to the VAR Master Agreement, dated December 31, 1999, by and between Marconi Communications, Inc. and Objectivity, Inc. and (b) misappropriated certain trade secrets of Objectivity. This matter was settled pursuant to the Settlement Agreement, dated as of May 9, 2002, by and between Objectivity, Inc. and Marconi Communications, Inc. (and related Stipulation and Order for Dismissal of Action, dated May 20, 2002, between Carr & Ferrell LLP, on behalf of Objectivity, Inc., and Latham & Watkins, on behalf of Marconi Communications, Inc., as approved by Judge Jeremy Fogel of United States District Court for the Northern District of California, San Jose Division).

4. In April 2001, QPSX Communications Pty Ltd and related companies ("QPSX") claimed that its US patent 5,050,166 and related foreign counterpart patents (including Canadian patent 1309519) were applicable to ATM Standards ITU-T 1.363.3/4 and ITU-T 1.363.5 as practiced by Seller, and notified Seller of a patent infringement suit filed by QPSX in Germany against Deutche Telecom A. G. and Siemens A.G. in respect patent EP 0 308 449 B1, one of the counterpart patents. That litigation is ongoing. Subsequently the above US patent was reissued as US RE 37, 494 E. In early December 2003, QPSX drew the attention of Seller to a further patent US 5,689,499, in which QPSX claims to have an exclusive license, in connection with a statistical multiplexing technique which is applicable to

     ATM.

5. In October 2002, following earlier correspondence, France Telecom provided an analysis regarding Marconi ATM switches in relation to their US patents 5,400,336; 5,297,140; 5,600,645 and related foreign counterpart patents. France Telecom alleged that these patents are relevant to ATM standards ITU-T I.356, I.363.1, I.371 and ATMF Traffic Management Specification Version 4 af-tm-0056.000 as practiced by Seller, and suggested that Seller required a license. Seller denied infringement, and FT subsequently concentrated just on US patent 5,400,336. In June 2003, Seller alleged that the US'336 patent was invalid and repeated that Seller's targeted products did not infringe said patent. In December 2003, France Telecom responded to Seller's allegation of invalidity, and this response has yet to be fully reviewed.

                              SCHEDULE 4.13(e)(ii)
      TRANSFERRED INTELLECTUAL PROPERTY - PENDING CHALLENGES OR ADVERSARIAL
                                  PROCEEDINGS

Schedule 4.13(e)(i) is incorporated herein by reference.

                              SCHEDULE 4.13(e)(iii)
                TRANSFERRED INTELLECTUAL PROPERTY - INFRINGEMENT

1. The Seller is aware that there is a possibility that Sprint may have disclosed to a competitor of the Access Business trade secrets, software and other protected proprietary information related to the Power Configurator software program. Additionally, there is a possibility that such competitor of the Access Business may have used this proprietary information to the detriment of Seller.

2. On November 10, 1999, the Seller sued Cadence Design Systems, Inc. ("Cadence") for breach of a certain software license agreement, dated September 28, 1998. (Marconi Communications, Inc., f/k/a RELTEC Communications, Inc. v. Cadence Design Systems, Inc., Cause No. DV99-8933 in the 116th District Court of Dallas County, Texas.) Cadence filed a counterclaim alleging that the Seller breached a certain software license agreement, dated September 28, 1998, between Cadence and the Seller by assigning its rights, duties and obligations under the agreement without Cadence's prior written consent. This matter was settled pursuant to the Settlement Agreement and Release of Claims, dated September 27, 2000, between Marconi Communications, Inc. and Cadence Design Systems, Inc. (and Agreed Order of Dismissal with Prejudice, dated October 2, 2000, issued by Judge Carol Lopez of the District Court of Dallas County, Texas (116th Judicial District).

                                SCHEDULE 4.14(a)
                                    CONTRACTS

Those portions of the Contracts set forth in this Schedule 4.14(a) that relate to the Other Businesses have not been made available to the Purchaser.

The Contracts set forth below and marked with an asterisk (*) are Shared Contracts.

(i)  Contracts involving annual payments in excess of $100,000.

     1. *On-Line Supply Equipment Purchase & Services Agreement, dated August 25, 2000, between Marconi Communications, Inc. and Communications Test Design, Inc. (as amended) (00-371-PUR).

     2. Marconi's Standard Terms and Conditions for Graybar Electric Company as a distributor for the Access Business.

     3. Loan and Security Agreement, dated as of October 29, 2001, and as subsequently amended, among Grande Communications Networks, Inc., Grande Communications, Inc., Grande Communications Holdings, Inc. (and certain Affiliates thereof), the Lenders thereto, General Electric Capital Corporation (as Administrative Agent) and GECC Capital Markets Group, Inc. (as Lead Arranger). (Note that Marconi Finance, Inc. is a Lender pursuant to this agreement.) (This Contract will not be transferred to the Purchaser at the Closing.)

     4. Manufacturing Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing.)

     5. Repair Services Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing.)

     6. U.S. Bedford Rationalization Agreement, dated August 28, 2002, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi SUD SpA and Jabil Circuit, Inc. (as amended by the First Amendment to the U.S. Bedford Rationalization Agreement, dated October 7, 2003) (This Contract will not be transferred to the Purchaser at the Closing.)

     7. Access Transition Agreement, dated May 2, 2003, between Marconi Communications, Inc. and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

     8. Consignment Agreement, dated March 9, 2001, by and between Marconi Communications, Inc. and eeParts.com, Inc., as amended (01-106-OTH; 01-106-OTH-A1).

     9. Development Agreement, dated December 13, 2000, by and between Marconi Communications, Inc. and HCL Technologies Limited (00-286-DEV).

     10. Engineering Services Agreement, signed on March 23, 2001, by and between Marconi Communications, Inc., and HCL Technologies America Inc.(00-579-IND).

     11. Independent Contractor Agreement, dated August 6, 2001, by and between Marconi Communications, Inc. and Click2learn Placement Services (01-972-SVC).

     12. Contract Labor Agreement, dated September 6, 2002, by and between Marconi Communications, Inc. and Matrix Resources, as amended (02-0943-IND; 02-0943-IND-A1).

     13. * Master Agreement for Operations Systems Modifications for the Integration of Network Elements, dated December 31, 1992, by and between Reliance Comm/Tec Corporation and Bell Research, Inc. (n/k/a Telcordia Technologies Inc.), as amended (includes various Internal Technical Analysis Services Orders) (92-112-SVC).

     14. Master Agreement for the Provision of IT and Project Services, dated May 23, 2003, between CSC, Marconi Corporation plc and Marconi Communications Limited (and all ancillary agreements thereto relating to the provision of services to the Access Business including those agreements relating to the provision of services by British Telecommunications PLC). (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

     15. Letter of Agreement, dated December 5, 2002, between Marconi Communications, Inc. and SANMINA-SCI Corporation.

     16. Document Services Agreement dated August 23, 1999, by and between Marconi Communications, Inc. and Xerox Corporation, as amended (99-554-SVC).

     17. Customer Agreement, dated June 19, 1997, RELTEC Corporation and Mentor Graphics Corporation, as amended (97-340-LIC;97-340-LIC-A1); Software Flow Term License Addendum to Customer Agreement, effective as of December 31, 1999, by and between Marconi Communications, Inc. and Mentor Graphics Corporation.

     18. * Software License Agreement, dated December 24, 1998, by and between RELTEC Communications, Inc. and Integrated Systems, Inc. (n/k/a Wind River Systems), as amended (98-609-LIC).

     19.  Shrink-Wrap Product License Agreement with Rational Software
          Corporation.

     20. Master License Agreement for Proprietary Software (Berkeley DB), dated December 9, 2002, between Sleepycat Software, Inc. and Marconi Communications, Inc.

     21. Software License Agreement between Marconi Communications, Inc. and Accelerated Technology, Inc. (and related purchase order) (03-0251-SWL).

     22. Software Production License Agreement, dated June 30, 2003, between Mentor Graphics Corporation and Marconi Communications, Inc. (03-0564-SWL).

     23. Vehicle Management Services Cash Collateral Agreement (with Interest), dated January 31, 2002, between D.L. Peterson Trust, PHH Vehicle Management Services, LLC and Marconi Communications, Inc. (02-0068-OTH). (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

     24. The following vendors of the Access Business. These vendors sell products and services to the Access Business pursuant to Marconi's standard terms and conditions for vendors.

               -    Adtran, Inc.

               -    Systel Rugged Electronics

               -    Texatronics, Inc.

               -    Mid-South Industries, Inc.

     25. * Agreement No. PR-6804-A, dated July 31, 1992, between BellSouth Telecommunications, Inc. and Reliance Comm/Tec Corporation, Transmission Systems Division (as amended) (92-116-GPS).

     26. Letter of Agreement No. PR7246B-A-00005, dated December 8, 1999, between BellSouth Telecommunications, Inc. and Marconi Communications regarding ADSL data solution for DFITL-A (92-116-LOA-5).

     27. Letter of Agreement No. R10437G-L-00003, dated August 24, 2000, between BellSouth Telecommunications, Inc., Marconi Communications Inc. and Communications Test Design, Inc. (regarding On-Line Supply Program) (92-116-LOA-8).

     28. Letter of Agreement No. PR7246B-A-00009, dated April 15, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications/Reltec Corp. (regarding Universal Services Fund Deployment) (92-116-LOA-9).

     29. Letter of Agreement No. PR7246B-A-00020, dated August 27, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding MarcView Data Software) (92-116-LOA-20).

     30. Letter of Agreement No. PR7246B-A-00021, dated March 26, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISC*S ADSL Products Pricing) (92-116-LOA-21).

     31. Letter of Agreement No. PR7246B-A-00022, dated April 9, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding temporary change in payment terms) (92-116-LOA-22x).

     32. Letter of Agreement No. PR7246B-L-00025, dated July 18, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Orders for Marconi DFITL Equipment) (92-116-LOA-25).

     33. Letter of Agreement No. PR7246B-L-00029, dated December 18, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Migration to Marconi's QCU602 Plug-In - HECI Code SBC269Z) (92-116-LOA-29).

     34. Letter Purchase Order No. PR7246B-L-00032, dated March 7, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding MarcView Data FP 2006 v. 4.0 and MarcView Feature Package Software Support) (92-116-LOA-32).

     35. Letter Purchase Order No. PR7246B-L-00033, dated June 10, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding MarcView Data FP 2006 v. 4.0.4 and new MarcView Data Server and Client Applications) (92-116-LOA-33).

     36. Letter Purchase Order No. PR7246B-L-00034, dated August 7, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISCS*S FITL with Ethernet Management Software (FiberStar v 2.0)) (92-116-LOA-34).

     37. Letter Purchase Order No. NT-2003-13, dated August 11, 2003, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding DISC*S MX ASDL video program) (03-0205-LPO).

     38. * Product Purchase Agreement (Contract Number 999999-93-03), dated August 11, 1993, by and between Marconi Communications, Inc. and Telesector Resources Group, Inc. (as amended) (93-101-GPA).

     39. Purchase and Marketing/Technical Trial Agreement (Contract No. BA19319), dated January 11, 2002, between Telesector Resources Group, Inc. (d/b/a Verizon Services Group) and Marconi Communications, Inc. (as amended) (01-289-FTR; 01-289-FTR-A1).

     40. * General Agreement, dated July 7, 1992, between Southwestern Bell Telephone Company and Reliance Comm/Tec Corporation. (Contract No. CO412M1) (92-114-GPS) (The Seller has not made available to the Purchaser a true and complete copy of this agreement.).

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

     41. * Consignment Agreement, dated December 20, 1991, by and between US WEST Business Resources, Inc. and Reliance Comm/Tec. (91-111-CSN).

     42.  * Agreement, dated July 1, 1998, by and between Marconi
          Communications, Inc. (f/k/a RELTEC Communications Inc.) and North Supply Company (as amended) (98-132-VAR; 98-132-VAR-A1; 98-132-VAR-A2; 98-132-VAR-A3).

     43. Agreement for Prime Standard Designation, dated August 13, 1998, by and between RELTEC Communications Inc. and North Supply Company (98-637-SPY).

     44. * System Purchase Agreement, dated as of October 29, 2001, by and between Grande Communications, Inc. and Marconi Communications, Inc. (01-355-PUR) (as amended by the Letter Agreement, dated December 16, 2002, between Grande Communications, Inc. and Marconi Communications, Inc.).

     45. Master Purchase Agreement No. 96-117-PUR, dated January 1, 1996, between Century Service Group, Inc. and RELTEC Corporation and the Amendments to such Agreement (as amended) (96-117-PUR; 96-117-PUR-A1; 96-117-PUR-A2).

     46. The following customers of the Access Business. These customers purchase products and services from the Access Business pursuant to Marconi's standard terms and conditions for customers.

               -    Knology, Inc.

               -    VALOR Telecommunications, LLC

               -    Futureway Communications, Inc.

               - Concord Telephone and North State Telephone purchase products through Graybar Electric Company (which is a reseller/distributor for the Access Business).

     47. Settlement Agreement, dated January 19, 2000, between Advanced Fibre Communications, Inc. and Marconi Communications, Inc.

     48. Settlement Agreement, dated as of November 2002, by and between ACT Electronics, Inc. and Marconi Communications, Inc.

     49. Settlement Agreement and Mutual Release, dated as of January 23, 2003, by and between Telect, Inc. and Marconi Communications, Inc.

     50. Settlement Agreement, dated as of May 9, 2002, by and between Objectivity, Inc. and Marconi Communications, Inc. (and related Stipulation and Order for Dismissal of Action, dated May 20, 2002, between Carr & Ferrell LLP, on behalf of Objectivity, Inc., and Latham & Watkins LLP, on behalf of Marconi Communications, Inc., as approved by Judge Jeremy Fogel of United States District Court for the Northern District of California, San Jose Division).

     51. Settlement Agreement and Release of Claims, dated September 27, 2000, between Marconi Communications, Inc. and Cadence Design Systems, Inc. (and Agreed Order of Dismissal with Prejudice, dated October 2, 2000, issued by Judge Carlo Lopez of the District Court of Dallas County, Texas (116th Judicial District)).

     52. Stipulation, dated as of June 5, 2002, by and between Marconi Communications, Inc. and ACT Manufacturing, Inc. (as approved by an order of the U.S. Bankruptcy Court, District of Massachusetts, Western Division, dated June 19, 2002).

     53. Release and Settlement Agreement, dated November 13, 2002, by and between Public Utility District No. 1 of Chelan County and Marconi Communications, Inc.

(ii) Distribution Contracts, etc.

     1. * General Distributor Agreement, dated September 1, 1998, by and between RELTEC Communications, Inc. and ALLTEL Supply, Inc. (98-306-DST).

     2. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Anicom, Inc. (98-307-DST).

     3. * General Distributor Agreement, dated May 1, 1998, by and between Marconi Communications, Inc. and Anixter, Inc. (98-549-DST).

     4. * On-Line Supply Equipment Purchase & Services Agreement, dated August 25, 2000, between Marconi Communications, Inc. and Communications Test Design, Inc. (as amended) (00-371-PUR).

     5. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and CSSA (as amended) (98-311-DST).

     6. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Dakota Electric Supply Co. (as amended) (98-312-DST).

     7. * General Distributor Agreement, dated May 1, 1998, between RELTEC Communications Inc. and Power & Telephone Supply Company, Inc. (as amended) (98-319-DST).

     8. * General Distributor Agreement, dated May 1, 1998, by and between RELTEC Communications Inc. and Walker & Associates, Inc. (as amended).

     9. * Graybar Electronic Company (sales through standard terms and conditions).

     10. * Agreement, dated July 1, 1998, by and between RELTEC Communications, Inc. and North Supply Company (as amended).

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

(iii) Contracts relating to Debts or Liens.

     Set forth below are Contracts pursuant to which the Seller or one of its Affiliates is the lender:

     1. Loan and Security Agreement, dated as of October 29, 2001, and as subsequently amended, among Grande Communications Networks, Inc., Grande Communications, Inc., Grande Communications Holdings, Inc. (and certain Affiliates thereof), the Lenders thereto, General Electric Capital Corporation (as Administrative Agent) and GECC Capital Markets Group, Inc. (as Lead Arranger). (Note that Marconi Finance, Inc. is a Lender pursuant to this agreement.) (This Contract will not be transferred to the Purchaser at the Closing.)

     2. Agreements relating to the assignment by Marconi Finance, Inc. to Comerica Bank-California of $10,000,000 of the Facility A Commitment under the Grande Credit Facility. (These Contracts will not be transferred to the Purchaser at the Closing.)

          (a) Standard Terms and Conditions for Par/Near Par Trade Confirmations, dated December 27, 2002, between Marconi Finance, Inc. and Comerica Bank-California.

          (b) Assignment Agreement, dated as of December 27, 2002, by and between Marconi Finance, Inc. and Comerica Bank-California (and acknowledged and consented to by General Electric Capital Corporation).

     3. Items 5, 6 and 7 of Schedule 4.14(a)(vii) are incorporated herein by reference.

     Set forth below are Contracts pursuant to which (a) the Seller or one of its Affiliates is a borrower or guarantor and/or (b) Liens are granted on the Assets. (The Seller has not made available to the Purchaser true and complete copies of the Contracts set forth in Items 1, 2 and 7 below.)

     1. The Assets are subject to a global security interest (the "Global Security Interest") relating to the Indentures.

          a. The Global Security Interest was created under certain security agreements, including (i) the Security Agreement, dated as of May 19, 2003, between Marconi Communications, Inc. (as pledgor) and The Law Debenture Trust Corporation p.l.c. (as secured party), and (ii) the Security Agreement, dated as of May 19, 2003, between Marconi Intellectual Property (Ringfence) Inc. (as pledgor) and The Law Debenture Trust Corporation p.l.c. (as secured party).

          b. The Global Security Interest is evidenced by the UCC financing statements set forth below:

               i. File No. 3127555-4, filed on May 19, 2003 with the Delaware Department of State, UCC Filing Section (debtor is Marconi

                    Communications, Inc.; secured party is The Law Debenture Trust Corporation p.l.c.).

               ii. File No. 3127516-6, filed on May 19, 2003 with the Delaware Department of State, UCC Filing Section (debtor is Marconi Intellectual Property (Ringfence, Inc.); secured party is The Law Debenture Trust Corporation p.l.c.).

     2. The Indentures (and all loan notes, guarantees, security agreements and other agreements relating thereto).

     3. Manufacturing Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing)

               Pursuant to Section 43 of this agreement, Marconi Communications Limited unconditionally and irrevocably guarantees to Jabil Circuit, Inc. the due and punctual performance and observance by Marconi Communications, Inc. of all of its obligations, commitments and undertakings under or pursuant to the agreement and agrees to indemnify Jabil Circuit, Inc. in respect of any breach by Marconi Communications, Inc. of any of its obligations, commitments and undertakings under or pursuant to the agreement.

     4. Repair Services Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing).

               Pursuant to Section 47 of this agreement, Marconi Communications Limited unconditionally and irrevocably guarantees to Jabil Circuit, Inc. the due and punctual performance and observance by Marconi Communications, Inc. of all of its obligations, commitments and undertakings under or pursuant to the agreement and agrees to indemnify Jabil Circuit, Inc. in respect of any breach by Marconi Communications, Inc. of any of its obligations, commitments and undertakings under or pursuant to the agreement.

     5. U.S. Bedford Rationalization Agreement, dated August 28, 2002, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi SUD SpA and Jabil Circuit, Inc. (as amended by the First Amendment to the U.S. Bedford Rationalization Agreement, dated October 7, 2003) (This Contract will not be transferred to the Purchaser at the Closing).

               Irrevocable Standby Letters of Credit Number MRGI 4659961 and Number MGRI 4659978 issued by Barclays Bank plc on May 13, 2002 on behalf of the Marconi Communications, Inc. in favor of Jabil Circuit, Inc. (The Seller has not made available to the Purchaser true and complete copies of these Contracts).

     6. Citicorp Del-Lease, dated September 27, 2000, by and between Citicorp Del Lease, Inc. and Marconi Communications, Inc.

     7. Participation Agreement and Irrevocable Guaranty, dated December 17, 1999, by and between Marconi Communications, Inc. and AT&T Corp. (and consented to by K-II Telecommunications Partners, Inc.). (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

(iv) Vendor Contracts involving commitments of more than $100,000 on an annual basis.

     1. Manufacturing Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing.)

     2. Repair Services Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing.)

     3. U.S. Bedford Rationalization Agreement, dated August 28, 2002, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi SUD SpA and Jabil Circuit, Inc. (as amended by the First Amendment to the U.S. Bedford Rationalization Agreement, dated October 7, 2003) (This Contract will not be transferred to the Purchaser at the Closing.)

     4. Access Transition Agreement, dated May 2, 2003, between Marconi Communications, Inc. and Jabil Circuit, Inc. (This Contract will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

     5. Consignment Agreement, dated March 9, 2001, by and between Marconi Communications, Inc. and eeParts.com, Inc., as amended (01-106-OTH; 01-106-OTH-A1).

     6. Development Agreement, dated December 13, 2000, by and between Marconi Communications, Inc. and HCL Technologies Limited (00-286-DEV).

     7. Engineering Services Agreement, signed on March 23, 2001, by and between Marconi Communications, Inc., and HCL Technologies America Inc.(00-579-IND).

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

     8. Independent Contractor Agreement, dated August 6, 2001, by and between Marconi Communications, Inc. and Click2learn Placement Services (01-972-SVC).

     9. Contract Labor Agreement, dated September 6, 2002, by and between Marconi Communications, Inc. and Matrix Resources, as amended (02-0943-IND; 02-0943-IND-A1).

     10. * Master Agreement for Operations Systems Modifications for the Integration of Network Elements, dated December 31, 1992, by and between Reliance Comm/Tec Corporation and Bell Research, Inc. (n/k/a Telcordia Technologies Inc.), as amended (includes various Internal Technical Analysis Services Orders) (92-112-SVC).

     11. Letter of Agreement, dated December 5, 2002, between Marconi Communications, Inc. and SANMINA-SCI Corporation.

     12. Purchase Order, dated September 13, 2002, between Marconi Communications, Inc. and Xspedius Management Co., LLC.

     13. Services Agreement, dated November 10, 2000, between Oracle Corporation and Marconi Communications, Inc. (as amended) (00-524-CON).

     14. Master Consulting Services Agreement, dated March 15, 2000, between Marconi Communications, Inc. and Viewlogic Systems, Inc.

     15. Consulting Agreement for Engineering Services, dated December 19, 2000, by and between Marconi Communications, Inc. and ProE Solid Design Co. (00-672-CON).

     16. The following entities are significant vendors of the Access Business. These vendors sell products and services to the Access Business pursuant to Marconi's standard terms and conditions for vendors.

               -    Adtran, Inc.

               -    Systel Rugged Electronics

               -    Texatronics, Inc.

               -    Mid-South Industries, Inc.

     17. Master Agreement for the Provision of IT and Project Services, dated May 23, 2003, between CSC, Marconi Corporation plc and Marconi Communications Limited (and all ancillary agreements thereto relating to the provision of services to the Access Business including those agreements relating to the provision of services by British Telecommunications PLC ) (This Contract is a Group Contract which will not be transferred to the Purchaser at the Closing. The Seller has not made available to the Purchaser a true and complete copy of this Contract.)

     18. * Contract Labor Agreement, dated September 30, 2002, by and between Marconi Communications, Inc. and Comforce Telecom, Inc.

     19. Generic Requirements Participation Agreement (Contract No. Insert No. 3IATMA), dated October 9, 2003, between Marconi Communications, Inc. and Telcordia Technologies, Inc.

(v)  Non-Competition Covenants and Other Restrictive Covenants.

     1. Manufacturing Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc.

               The Seller and certain of its Affiliates are obligated to fulfill certain exclusivity obligations set forth in Section 3.2 of this agreement.

     2. Repair Services Agreement, dated June 13, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi Communications, Inc., Marconi Communications GmbH, Marconi SUD SpA and Jabil Circuit, Inc.

               The Seller and certain of its Affiliates are obligated to fulfill certain exclusivity obligations set forth in Section 3 of this agreement.

(vi) Material Contracts with any Affiliate of the Seller.

     The Seller has not made available to the Purchaser true and complete copies of the Contracts set forth in this Schedule 4.14(a)(vi).

     1. Patent License Agreement, dated May 19, 2003, by and among Marconi Intellectual Property (Ringfence) Inc. and Marconi Corporation plc and Marconi Communications, Inc. (as amended on July 1, 2003).

     2. Patent Assignment, dated as of May 19, 2003, by and among Marconi Communications, Inc. and Marconi Intellectual Property (Ringfence) Inc. (as amended on June 30, 2003).

     3. Intellectual Property License, dated as of May 19, 2003, between Marconi Corporation plc and certain of its subsidiaries.

     4. Research and Development Cost Sharing Agreement, dated April 1, 1999 (as amended by Deeds of Variation dated March 31, 2003 and May 19,
          2003).

     5. Relationship Agreement, dated May 16, 2003, by and between Marconi Corporation plc and Marconi Communications, Inc. (as amended and supplemented).

     6. Intercompany Terms and Conditions among Marconi Communications, Inc. and certain of its Affiliates (relating to the sale of equipment, software, services and support services), dated May 16, 2003.

(vii) Contracts with Officers, Directors or Employees of the Seller or any of its Affiliates.

     1. The agreements set forth in the "Special Severance Agreements" section of Schedule 4.17 are incorporated herein by reference.

     2. The agreements set forth in the "Change of Control Agreements" section of Schedule 4.17 are incorporated herein by reference.

     3. The agreements set forth in the "Additional Change of Control Agreements" section of Schedule 4.17 are incorporated herein by reference.

     4. The agreements relating to Item 3 of the "Employee Incentive Plans" heading of Schedule 4.17 are incorporated herein by reference.


     5. Payroll Deduction Note, dated March 18, 2003, between Massimo Galliano and Marconi Communications, Inc.

     6. Payroll Deduction Note, dated April 14, 2003, between Jing C. Chang and Marconi Communications, Inc.

     7. Payroll Deduction Note, dated April 14, 2003, between Mulwa K. Mangeli and Marconi Communications, Inc.

(viii) Contracts pursuant to which Seller is a lessor or sublessor of any Assets or any portion of Bedford Facility.

     None.

(ix) Licenses relating to Transferred Intellectual Property or Transferred Technology.

     1. The license agreements set forth in Items 1, 2 and 4 at Schedule 1.1D are incorporated herein by reference.


     2. The license agreements set forth under the heading "Inter-Company Licenses of Intellectual Property" on Schedule 4.13(d) are incorporated herein by reference.

     3. License Agreement, dated August 6, 2003, by and between Marconi Communications, Inc. and BellSouth Corporation.

     4. License and Purchase Agreement, dated as of March 18, 1998, by and between RELTEC Communications Inc. and RAYCHEM Corporation (98-174-LIC).

     5. Agreement, dated August 24, 1993, by and between Reliance Comm/Tec Corporation and Tollgrade Communications, Inc. (as amended) (93-133-TCL; 93-133-TCL-A1).

     6. License and Purchase Agreement, dated as of March 23, 1998, by and between RELTEC Communications Inc. and Charles Industries, Ltd. (98-175-LIC).

     7. Customer Contracts, vendor Contracts and other Contracts pursuant to which the Seller licenses Transferred Intellectual Property to the counter-parties to such Contracts in order to enable such counter-parties to perform under such Contracts.

(x)  Confidentiality Agreements.

     1. Reciprocal Non-Disclosure Agreement, dated July 17, 2001, between Marconi Communications, Inc. and ADTRAN, Inc.

     2. Reciprocal Non-Disclosure Agreement, dated August 24, 2001, between Marconi Communications, Inc. and Alcatel Microelectronics N.V.

     3. Mutual Confidentiality Agreement, dated February 6, 2001, between Marconi Communications, Inc. and Blonder Tongue Laboratories, Inc.

     4. Mutual Confidentiality Agreement, dated May 31, 2001, between Marconi Communications, Inc. and Broadcom Corporation (as amended).

     5. Non-Mutual Confidentiality Agreement, dated September 25, 2000, between Marconi Communications, Inc. and Celestica.

     6. Mutual Confidentiality Agreement, dated as of October 31, 1997, by and between RELTEC Corporation and Charles Industries, Limited.

     7. Mutual Confidentiality Agreement, dated as of March 20, 1998, by and between RELTEC Communications Inc. and Charles Industries, Ltd.

     8. Reciprocal Non-Disclosure Agreement between Marconi Communications, Inc. and Communications Test Design, Inc. (not dated).

     9. Confidentiality Agreement, dated as of June 3, 1996, between RELTEC Corporation and Communications Test Design, Inc.

     10. Mutual Confidentiality Agreement, dated October 23, 2001, between Marconi Communications, Inc. and Corning Cable Systems LLC (as amended).

     11. Confidential Disclosure Agreement, dated as of July 5, 2000, by and between Marconi Communications, Inc. and Corning Incorporated.

     12. Mutual Confidentiality Agreement, dated as of August 24, 1998, by and between RELTEC Communications Inc. and ECI Telecom Ltd.

     13. Mutual Non-Disclosure Agreement, dated March 14, 1997, between Ericsson Inc. and RELTEC Corporation.

     14. Mutual Confidentiality Agreement, dated July 20, 2000, between Marconi Communications, Inc. and Fiberwave.

     15. Mutual Nondisclosure Agreement by and between Fujitsu Network Communications, Inc. and Marconi Communications, Inc. (not dated).

     16. Mutual Confidentiality Agreement, dated October 31, 1996, by and between RELTEC Corporation and Harmonic Lightwaves.

     17. Reciprocal Non-Disclosure Agreement, dated October 31, 2001, between Marconi Communications, Inc. and Hitachi Semiconductor (America) Inc.

     18. Reciprocal Non-Disclosure Agreement, dated December 18, 2001, between Marconi Communications, Inc. and Iamba Technologies, Inc.

     19. Mutual Confidentiality Agreement, dated August 16, 2000, between Marconi Communications, Inc. and iPool Corporation.

     20. Mutual Confidentiality Agreement, dated August 28, 2000, between Marconi Communications, Inc. and JDS Uniphase Corporation.

     21. Reciprocal Non-Disclosure Agreement, dated October 12, 2001, between Marconi Communications, Inc. and Lucent Technologies Inc.

     22. Non-Disclosure Agreement, dated October 2, 2000, by and between Marconi Communications, Inc. and Lucent Technologies Inc.

     23. Mutual Confidentiality Agreement, dated March 29, 2001, between Marconi Communications, Inc. and NEC Corporation (Networks - Japan).

     24. Mutual Confidentiality Agreement, dated February 19, 2001, between Marconi Communications, Inc. and NEC Electronics, Inc.

     25. Mutual Confidentiality Agreement between Marconi Communications, Inc. and Nippon Telegraph and Telephone Corporation (not dated).

     26. Reciprocal Non-Disclosure Agreement, dated February 19, 2002, between Marconi Communications, Inc. and Nortel Networks, Inc.

     27. Reciprocal Non-Disclosure Agreement, dated June 28, 2002, between Marconi Communications, Inc. and Paradyne Corporation.

     28. Non-Mutual Confidentiality Agreement between Marconi Communications, Inc. and Paradyne (not dated).

     29. Reciprocal Non-Disclosure Agreement, dated July 30, 2001, between Marconi Communications, Inc. and Pirelli Communications Cables and Systems USA, LLC.

     30. Non-Mutual Confidentiality Agreement between Marconi Communications, Inc. and Precision Communication Services, Inc. (not dated).

     31. Non-Mutual Confidentiality Agreement between Marconi Communications, Inc. and Restor Telecom, Inc. (not dated).

     32. Mutual Confidentiality Agreement between Marconi Communications, Inc. and Scientific-Atlanta Inc. (not dated).

     33. Mutual Confidentiality Agreement, dated April 27, 2001, between Marconi Communications, Inc. and Siemens Ltd., I&C Access Division.

     34. Mutual Confidentiality Agreement, dated February 26, 2001, between Marconi Communications, Inc. and Telect, Inc.

     35. Reciprocal Non-Disclosure Agreement, dated April 23, 2002, between Marconi Communications, Inc. and Zhone Technologies Ltd.

     36. Mutual Non-Disclosure Agreement, dated October 29, 2003, between Motorola, Inc. and Marconi Communications, Inc. (The Seller has not made available to the Purchaser a true and complete copy of this agreement.)

(xi)      Sales Orders.

          The attached table (entitled "Access Customer Sales Orders - 12/22/03") is incorporated herein by reference.

(xii) Non-Ordinary Course Contracts providing for sale of Assets or Granting Exclusive Rights to use Assets.

          None.

(xiii) Contracts with Governmental Authorities.

          1. Release and Settlement Agreement, dated November 13, 2002, by and between Public Utility District No. 1 of Chelan County and Marconi Communications, Inc.

          2. Field Trial Agreement for Equipment, dated July 31, 2001, by and between Marconi Communications, Inc. and Public Utility District No. 1 of Chelan County (01-1005-FTR).

          3. Field Trial Agreement for Equipment, dated June 12, 2001, by and between Marconi Communications, Inc. and City of Palo Alto (01-399-FTR).

          4. *Standard General Conditions, dated February 2, 2000, between Marconi Communications, Inc. and City of Sturgis (99-307-SVC).

          5. *Letter of Purchase (and RELTEC Terms and Conditions of Sale), dated June 3, 1998, between RELTEC Communications, Inc. and The City of Gainesville (d/b/a Gainesville Regional Utilities) (98-340-T&C).

(xiv) Group Contracts.

          The Seller has not made available to the Purchaser true and complete copies of the Group Contracts except for the Contracts listed in
          Schedule 1.1I.

     1. License Agreement, dated January 1, 2000, by and between Marconi Corporation plc and IBM Corp. (also listed at Schedule 1.1D).


     2. License Agreement, dated January 1, 2001, by and between Marconi Corporation plc and Lucent Technologies GRL Corp. (also listed at
          Schedule 1.1D).

     3. License Agreement, dated April 1, 2002, by and between Marconi Corporation plc and Alcatel (also listed at Schedule 1.1D).


     4. Agreement, dated December 1, 1999, by and between Marconi plc and the Lemelson Medical, Education and Research Foundation, Limited Partnership (also listed at Schedule 1.1D).


     5.   Telecommunications Services.

          (a) Agreement of General Partnership and Indemnity of K-II Telecommunications Partners, Inc., dated as of April 18, 1991, and as amended February 1, 1997 and April 1, 1999, by and among each of the parties listed on Schedule I thereto. (This agreement has been or will be assigned to British Telecommunications PLC in connection with the CSC Outsourcing Arrangement.)

          (b) Agreement to Enter Partnership, dated as of November 3, 1999, by and between K-II Telecommunications Partners, Inc. and Marconi Communications, Inc. (This agreement has been or will be assigned to British Telecommunications PLC in connection with the CSC Outsourcing Arrangement.)

          (c) Participation Agreement and Irrevocable Guaranty, dated December 17, 1999, by and between Marconi Communications, Inc. and AT&T Corp. (and consented to by K-II Telecommunications Partners, Inc.) (99-101-OTH). (This agreement has been or will be assigned to British Telecommunications PLC in connection with the CSC Outsourcing Arrangement.)

     6. Master Agreement, dated March 31, 2002, between Dunn & Bradstreet and Marconi Communications, Inc. (02-0895-T&C).

     7. Master Lease Agreement No. 12070 between EMC Corporation and Marconi Communications, Inc. (executed in 2000) (as amended) (00-010-LSE). (This agreement has been or will be assigned to British
          Telecommunications PLC in connection with the CSC Outsourcing Arrangement.)

     8. Software License Agreement, dated March 21, 2000, between EMC Corporation and Marconi Communications, Inc. (00-010-SWL). (This agreement has been or will be assigned to British Telecommunications PLC in connection with the CSC Outsourcing Arrangement.)

     9. Master Lease Agreement, dated March 6, 1996, between Hewlett-Packard Corporation and Marconi Communications, Inc. (96-281-LSE).

     10.  Agreement with InfoWorld Enterprise Solutions (98-555-T&C).

     11. Master Purchase Agreement, dated December 12, 2000, between NEC Business Network Solutions, Inc. and Marconi Communications, Inc. (00-519-PUR). (This agreement has been or will be assigned to British Telecommunications PLC in connection with the CSC Outsourcing Arrangement.)

     12. Maintenance Service Agreement, dated November 3, 2000, between NEC Business Network Solutions, Inc. and Marconi Communications, Inc. (00-519-MNT). (This agreement has been or will be assigned to British Telecommunications PLC in connection with the CSC Outsourcing Arrangement.)

     13. Vehicle Management Services Cash Collateral Agreement (with Interest), dated January 31, 2002, between D.L. Peterson Trust, PHH Vehicle Management Services, LLC and Marconi Communications, Inc. (02-0068-OTH).

     14. Teleconferencing Services Agreement, dated February 20, 2002, between SBC Global Services, Inc. and Marconi Communications, Inc. (02-0011-SVC).

     15. Software License Agreement, dated June 30, 1999, between Software Experts and Marconi Communications, Inc. (99-695-SWL).

     16. Property Tax Compliance and Consulting Agreement by and between Advantax Management Corporation and Marconi Communications, Inc.

     17. Master Agreement for the Provision of IT and Project Services, dated May 23, 2003, between CSC, Marconi Corporation plc and Marconi Communications Limited (and all ancillary agreements thereto relating to the provision of services to the Access Business including those agreements relating to the provision of services by British Telecommunications PLC ).

     18. All of the Contracts set forth on Schedule 1.1I are incorporated herein by reference.

     19. SAP America, Inc. R/3 Software End-User Value License Agreement, dated March 31, 1997, by and between SAP America, Inc. and RELTEC Corporation (and related Appendices).

(xv) Contracts for Joint Ventures, Partnerships or Similar Arrangements.

     None.

(xvi) Other Material Written Agreements.

     1. *Letter of Agreement No. PR-7246B-A-00006, CEV, dated March 13, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications Inc. (regarding CEV Turnkey Services) (92-116-LOA-6).

     2. Letter of Agreement No. PR7246B-A-00011, dated November 15, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications Inc. (as amended) (regarding LVD Panel Scrub) (92-116-LOA-11; 92-116-LOA-11-1).

     3. Letter of Agreement No. PR7246B-A-00018, dated November 12, 2001, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Non Secure File Transfer Protocol) (92-116-LOA-18).

     4. Letter of Agreement No. PR7246B-A-00023, dated June 17, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding temporary change in the payment terms) (92-116-LOA-23).

     5. Letter of Agreement No. PR7246B-A-00027, dated September 20, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding FiberStar EMS Upgrade) (92-116-LOA-27).

     6. Letter of Agreement No. PR7246B-L-00028, dated December 11, 2002, between BellSouth Telecommunications, Inc. and Marconi Communications, Inc. (regarding Third Party Multiplexer Repair Responsibility) (92-116-LOA-28).

     7. License Agreement, dated August 6, 2003, by and between Marconi Communications, Inc. and BellSouth Corporation (92-116-LOA-XX).

     8. DISC*S Product Purchase Agreement, dated May 6, 1998, between Marconi Communications, Inc. (f/k/a RELTEC Communications Inc.) and Telesector Resources Group, Inc. (Agreement Number C981300PC002) (as amended) (98-137-PUR; 98-137-PUR-A1; 98-137-PUR-A2; 98-137-PUR-A3;
          98-137-PUR-A4).

     9. *Lab Test Agreement, dated March 27, 2000, between Telesector Resources Group (d/b/a Bell Atlantic Network Services) and Marconi Communications, Inc. (00-128-OTH).

     10. Agreement, dated December 30, 1996, between Telesector Resources Group, Inc. (d/b/a Bell Atlantic Network Services) and RELTEC Communications, Inc. (as amended) (Contract No. BA17824) (96-262-SUP).

     11. Agreement for the Purchase of Plug-In Units, dated as of July 1, 1993, between Ameritech Services, Inc. and RELTEC Corporation (f/k/a Reliance Comm/Tec Corporation) (Agreement No. RG60293) (as amended) (93-106-GPS; 93-106-GPS-A1).

     12. Laboratory Trial Agreement, dated as of July 31, 1992, by and between Ameritech Services, Inc. and Reliance Comm/Tec Corporation, Transmission Systems Division (Agreement #TA00389) (92-102-TST).

     13. *Electronic Data Interchange Trading Partner Agreement, dated December 1, 1998, between Ameritech Services, Inc. and RELTEC Communications (98-218-EDI).

     14. General Procurement Agreement No. RPHCR43319, dated August 1, 1991, between US WEST Business Resources, Inc. and Reliance Comm/Tec Corporation (91-109-GPS).

     15. *Electronic Data Interchange Trading Partner Agreement, dated June 1, 1992, by and between US WEST Business Resources, Inc. and Reliance Comm/Tec Corporation and its subsidiaries Lorain Products, Network Services Division, Reliable Electric, and Transmission Systems Group (R-TEC Systems) (as amended) (92-117-EDI).

     16. Letter of Agreement (with appended Terms of Agreement), dated November 23, 1999, between Marconi Communications, Inc. and Cox Communications, Inc. (99-661-FTR).

     17. *Electronic Data Interchange Trading Partner Agreement, dated January 15, 2001, by and between North Supply Company and Marconi Communications, Inc. (00-615-EDI).

     18. Agreement Regarding RELTEC Corporation's Terms and Conditions of Sale, dated February 6, 1996, by and between RELTEC Corporation and Camden Communications One, Inc. (96-281-T&C).

     20. General Purchase Agreement, dated September 13, 2001, by and between Marconi Communications, Inc. and Heritage Technologies, Ltd. (01-298-GPA).

     21. General Purchase Agreement No. HO32020679, dated August 5, 2002, between Lucent Technologies Inc. and Marconi Communications, Inc. (as amended) (00-655-GPA; 00-655-GPA-A1). (This Contract will not be transferred to the Purchaser at the Closing.)

     22. License and Purchase Agreement, dated as of March 18, 1998, by and between RELTEC Communications Inc. and RAYCHEM Corporation (98-174-LIC).

     23. *OEM/Distributor Agreement, dated October 14, 1997, by and between Siemens Information & Communications Networks, Inc. (f/k/a Siemens Telecom Networks) and Marconi Communications, Inc. (f/k/a RELTEC Corporation) (as amended) (97-339-OEM; 97-339-OEM-A1; 97-339-OEM-A2;
          97-339-OEM-A3; 97-339-OEM-A4).

     24. *Purchase and Product Agreement, dated May 4, 1993, by and between The Southern New England Telephone Company and Reliance Comm/Tec Corporation. (Agreement Number PP93001NT) (93-132-GPA).

     25. *Letter of Confirmation, dated December 31, 2000, between Marconi Communications, Inc. and Telia AB; Letter of Understanding, dated December 4, 2000, between Marconi Communications, Inc. and Skanova Networks AB (f/k/a Telia AB) (00-619-OTH).

     26. Agreement, dated August 24, 1993, by and between Reliance Comm/Tec Corporation and Tollgrade Communications, Inc. (as amended) (93-133-TCL; 93-133-TCL-A1).

     27. License and Purchase Agreement, dated as of March 23, 1998, by and between RELTEC Communications Inc. and Charles Industries, Ltd. (98-175-LIC).

     28. Original Equipment Manufacturer (OEM) Volume Purchase Agreement, dated April 30, 1995, between Motorola, Inc. (by and through its CableComm Products Development Group) and Reliance Comm/Tec Corporation (95-167-OEM).

     29. *Master Purchase Agreement, dated January 21, 1993, between Teleport Communications Group, Inc. and Reliance Comm/Tec Corporation (93-134-GPA).

     30. Value Added Reseller Agreement, dated November 24, 1998, between WireAmerica of Indiana, Inc. and RELTEC Communications Inc. (regarding sales of GTE digital loop carrier equipment and parts) (98-770-VAR).

     31. Arbitration Agreement, dated January 11, 2001, between Marconi Communications Limited, Marconi Communications SpA, Marconi SUD SpA, Marconi Communications GmbH, Marconi Communications Real Estate GmbH, Marconi Communications, Inc. and Jabil Circuit, Inc

     32. Vending Service Agreement, dated October 21, 2002, by and between Marconi Communications, Inc. and All Seasons Services, Inc. (02-1014-OTH).

     33. Independent Contractor Agreement, dated October 1, 2002, by and between Marconi Communications, Inc. and Don Andersen (02-0971-IND).

     34. Hardware Purchase Agreement, dated April 9, 1997, by and between RELTEC Corporation ("Buyer") and Lucent Technologies Inc. ("Seller") (97-310-PUR).

     35.  Actel Corporation Terms and Conditions (not dated).

     36. Independent Contractor Agreement, dated February 20, 2003, between Marconi Communications, Inc. and North Pointe Resource Group (as amended) (03-0090-IND and 03-0090-IND-A1).

     36. Software License Agreement, dated September 28, 1998, by and between RELTEC Communications Inc. and Cadence Design Systems, Inc., as amended (98-493-LIC; 98-493-LIC-A1); Software Maintenance Agreement, dated September 28, 1998, by and between RELTEC Communications Inc. and Cadence Design Systems, Inc. (98-493-LIC-A1).

ACCESS CUSTOMER SALES ORDERS 12/22/03

  Sales Ord.           Customer Name                    Value
        429419    ALLENDALE TELEPHONE COMP              7,201.09
429419 TOTAL                                            7,201.09
        490455    ALLENDALE TELEPHONE COMP              2,104.91
490455 TOTAL                                            2,104.91
        495614    AMERITECH SERVICES                         440
495614 TOTAL                                                 440
        457476    BELLSOUTH TELECOM                     5,600.00
457476 TOTAL                                            5,600.00
        458286    BELLSOUTH TELECOM                     5,600.00
458286 TOTAL                                            5,600.00
        474255    BELLSOUTH TELECOM                     4,483.00
474255 TOTAL                                            4,483.00
        479778    BELLSOUTH TELECOM                     4,408.00
479778 TOTAL                                            4,408.00
        479782    BELLSOUTH TELECOM                     4,533.00
479782 TOTAL                                            4,533.00
        479783    BELLSOUTH TELECOM                     1,096.00
479783 TOTAL                                            1,096.00
        480548    BELLSOUTH TELECOM                     4,533.00
480548 TOTAL                                            4,533.00
        482025    BELLSOUTH TELECOM                          244
482025 TOTAL                                                 244
        482049    BELLSOUTH TELECOM                    31,668.00
        482049    BELLSOUTH TELECOM                     7,800.00
        482049    BELLSOUTH TELECOM                    18,000.00
482049 TOTAL                                           57,468.00
        482072    BELLSOUTH TELECOM                     4,483.00
482072 TOTAL                                            4,483.00
        483666    BELLSOUTH TELECOM                          400
483666 TOTAL                                                 400
        483790    BELLSOUTH TELECOM                     4,533.00
        483790    BELLSOUTH TELECOM                          548
483790 TOTAL                                                5081
        483812    BELLSOUTH TELECOM                     4,533.00
        483812    BELLSOUTH TELECOM                          548
483812 TOTAL                                                5081
        483817    BELLSOUTH TELECOM                     4,483.00
483817 TOTAL                                            4,483.00
        485959    BELLSOUTH TELECOM                     4,408.00
485959 TOTAL                                            4,408.00
        485961    BELLSOUTH TELECOM                    21,006.00
        485961    BELLSOUTH TELECOM                     2,527.00
485961 TOTAL                                           23,533.00
        486177    BELLSOUTH TELECOM                     4,483.00
486177 TOTAL                                            4,483.00
        486406    BELLSOUTH TELECOM                     4,483.00
486406 TOTAL                                            4,483.00
        487038    BELLSOUTH TELECOM                     5,278.00
        487038    BELLSOUTH TELECOM                     1,300.00
487038 TOTAL                                            6,578.00

        487130    BELLSOUTH TELECOM                           96
487130 TOTAL                                                  96
        487131    BELLSOUTH TELECOM                    12,291.00
487131 TOTAL                                           12,291.00
        487794    BELLSOUTH TELECOM                     4,483.00
487794 TOTAL                                            4,483.00
        487820    BELLSOUTH TELECOM                     4,525.00
487820 TOTAL                                            4,525.00
        488058    BELLSOUTH TELECOM                     4,483.00
488058 TOTAL                                            4,483.00
        488059    BELLSOUTH TELECOM                          433
        488059    BELLSOUTH TELECOM                     5,278.00
        488059    BELLSOUTH TELECOM                     1,300.00
        488059    BELLSOUTH TELECOM                    18,000.00
488059 TOTAL                                           25,011.00
        488362    BELLSOUTH TELECOM                    10,789.00
488362 TOTAL                                           10,789.00
        488553    BELLSOUTH TELECOM                           81
        488553    BELLSOUTH TELECOM                           81
        488553    BELLSOUTH TELECOM                           81
488553 TOTAL                                                 243
        489150    BELLSOUTH TELECOM                     4,408.00
489150 TOTAL                                            4,408.00
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
        489228    BELLSOUTH TELECOM                           81
489228 TOTAL                                                1620
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81

        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
        489229    BELLSOUTH TELECOM                           81
489229 TOTAL                                                1458
        489480    BELLSOUTH TELECOM                     1,096.00
489480 TOTAL                                            1,096.00
        489482    BELLSOUTH TELECOM                     4,483.00
489482 TOTAL                                            4,483.00
        489485    BELLSOUTH TELECOM                     4,483.00
489485 TOTAL                                            4,483.00
        489534    BELLSOUTH TELECOM                          465
        489534    BELLSOUTH TELECOM                          465
        489534    BELLSOUTH TELECOM                          465
        489534    BELLSOUTH TELECOM                          465
        489534    BELLSOUTH TELECOM                          465
489534 TOTAL                                                2325
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
        490502    BELLSOUTH TELECOM                          190
490502 TOTAL                                                2660
        490601    BELLSOUTH TELECOM                     4,533.00
490601 TOTAL                                            4,533.00
        490804    BELLSOUTH TELECOM                    10,789.00
490804 TOTAL                                           10,789.00
        490807    BELLSOUTH TELECOM                     4,483.00
        490807    BELLSOUTH TELECOM                     1,096.00
490807 TOTAL                                            5,579.00
        491125    BELLSOUTH TELECOM                          190
        491125    BELLSOUTH TELECOM                          190
        491125    BELLSOUTH TELECOM                          190
        491125    BELLSOUTH TELECOM                          190
        491125    BELLSOUTH TELECOM                          190
        491125    BELLSOUTH TELECOM                          190
491125 TOTAL                                                1140

        491373    BELLSOUTH TELECOM                    40,444.00
        491373    BELLSOUTH TELECOM                     4,533.00
491373 TOTAL                                           44,977.00
        491472    BELLSOUTH TELECOM                     4,408.00
491472 TOTAL                                            4,408.00
        491756    BELLSOUTH TELECOM                          548
        491756    BELLSOUTH TELECOM                          308
        491756    BELLSOUTH TELECOM                          548
491756 TOTAL                                                1404
        491776    BELLSOUTH TELECOM                     4,408.00
        491776    BELLSOUTH TELECOM                          548
491776 TOTAL                                                4956
        491783    BELLSOUTH TELECOM                     7,900.00
491783 TOTAL                                            7,900.00
        491802    BELLSOUTH TELECOM                           74
        491802    BELLSOUTH TELECOM                     4,859.00
491802 TOTAL                                            4,933.00
        491855    BELLSOUTH TELECOM                     2,602.00
        491855    BELLSOUTH TELECOM                     1,096.00
491855 TOTAL                                            3,698.00
        491864    BELLSOUTH TELECOM                    26,925.00
        491864    BELLSOUTH TELECOM                     2,602.00
        491864    BELLSOUTH TELECOM                     1,059.00
        491864    BELLSOUTH TELECOM                     2,405.00
        491864    BELLSOUTH TELECOM                          548
        491864    BELLSOUTH TELECOM                    18,147.00
        491864    BELLSOUTH TELECOM                     1,881.00
        491864    BELLSOUTH TELECOM                    12,291.00
        491864    BELLSOUTH TELECOM                          308
491864 TOTAL                                               66166
        491865    BELLSOUTH TELECOM                     4,408.00
491865 TOTAL                                            4,408.00
        491868    BELLSOUTH TELECOM                     1,878.00
491868 TOTAL                                            1,878.00
        491873    BELLSOUTH TELECOM                     1,533.00
        491873    BELLSOUTH TELECOM                     1,416.00
        491873    BELLSOUTH TELECOM                    22,650.00
        491873    BELLSOUTH TELECOM                     5,916.00
        491873    BELLSOUTH TELECOM                          924
491873 TOTAL                                               32439
        492393    BELLSOUTH TELECOM                     8,318.00
        492393    BELLSOUTH TELECOM                     1,881.00
        492393    BELLSOUTH TELECOM                     1,881.00
        492393    BELLSOUTH TELECOM                     1,881.00
        492393    BELLSOUTH TELECOM                    40,444.00
        492393    BELLSOUTH TELECOM                     4,533.00
        492393    BELLSOUTH TELECOM                          548
        492393    BELLSOUTH TELECOM                     1,752.00
        492393    BELLSOUTH TELECOM                     2,405.00
        492393    BELLSOUTH TELECOM                    18,147.00
492393 TOTAL                                           81,790.00
        492394    BELLSOUTH TELECOM                     4,483.00

        492394    BELLSOUTH TELECOM                     1,096.00
492394 TOTAL                                            5,579.00
        492447    BELLSOUTH TELECOM                          113
        492447    BELLSOUTH TELECOM                     7,900.00
492447 TOTAL                                            8,013.00
        492574    BELLSOUTH TELECOM                          178
        492574    BELLSOUTH TELECOM                          178
        492574    BELLSOUTH TELECOM                          178
        492574    BELLSOUTH TELECOM                          178
        492574    BELLSOUTH TELECOM                          178
        492574    BELLSOUTH TELECOM                          178
        492574    BELLSOUTH TELECOM                          178
492574 TOTAL                                                1246
        492888    BELLSOUTH TELECOM                          465
        492888    BELLSOUTH TELECOM                          465
        492888    BELLSOUTH TELECOM                          465
        492888    BELLSOUTH TELECOM                          465
        492888    BELLSOUTH TELECOM                          465
        492888    BELLSOUTH TELECOM                          465
        492888    BELLSOUTH TELECOM                          465
        492888    BELLSOUTH TELECOM                          465
492888 TOTAL                                                3720
        493116    BELLSOUTH TELECOM                     1,232.00
493116 TOTAL                                            1,232.00
        493122    BELLSOUTH TELECOM                          190
493122 TOTAL                                                 190
        493348    BELLSOUTH TELECOM                    21,006.00
        493348    BELLSOUTH TELECOM                     2,527.00
493348 TOTAL                                           23,533.00
        493349    BELLSOUTH TELECOM                     1,881.00
        493349    BELLSOUTH TELECOM                    26,925.00
        493349    BELLSOUTH TELECOM                     2,602.00
        493349    BELLSOUTH TELECOM                     1,059.00
        493349    BELLSOUTH TELECOM                     1,096.00
        493349    BELLSOUTH TELECOM                          876
        493349    BELLSOUTH TELECOM                     3,925.00
        493349    BELLSOUTH TELECOM                    18,147.00
        493349    BELLSOUTH TELECOM                    12,291.00
493349 TOTAL                                           68,802.00
        493357    BELLSOUTH TELECOM                    18,642.05
        493357    BELLSOUTH TELECOM                    41,290.76
493357 TOTAL                                           59,932.81
        493358    BELLSOUTH TELECOM                    26,390.00
        493358    BELLSOUTH TELECOM                     6,500.00
493358 TOTAL                                           32,890.00
        493459    BELLSOUTH TELECOM                     2,430.00
493459 TOTAL                                            2,430.00
        493460    BELLSOUTH TELECOM                     2,511.00
493460 TOTAL                                            2,511.00
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190

        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
        493461    BELLSOUTH TELECOM                          190
493461 TOTAL                                                2660
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
        493487    BELLSOUTH TELECOM                           81
493487 TOTAL                                                1620
        493496    BELLSOUTH TELECOM                          178
        493496    BELLSOUTH TELECOM                          178
        493496    BELLSOUTH TELECOM                          178
        493496    BELLSOUTH TELECOM                          178
        493496    BELLSOUTH TELECOM                          178
        493496    BELLSOUTH TELECOM                          178
        493496    BELLSOUTH TELECOM                          178
493496 TOTAL                                                1246
        493567    BELLSOUTH TELECOM                          190
        493567    BELLSOUTH TELECOM                          190
493567 TOTAL                                                 380
        493568    BELLSOUTH TELECOM                          190
        493568    BELLSOUTH TELECOM                          190
        493568    BELLSOUTH TELECOM                          190
        493568    BELLSOUTH TELECOM                          190
        493568    BELLSOUTH TELECOM                          190
        493568    BELLSOUTH TELECOM                          190
        493568    BELLSOUTH TELECOM                          190
        493568    BELLSOUTH TELECOM                          190

        493568    BELLSOUTH TELECOM                          190
493568 TOTAL                                                1710
        493714    BELLSOUTH TELECOM                          125
493714 TOTAL                                                 125
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
        493715    BELLSOUTH TELECOM                           81
493715 TOTAL                                                1458
        493719    BELLSOUTH TELECOM                           96
493719 TOTAL                                                  96
        493747    BELLSOUTH TELECOM                          729
493747 TOTAL                                                 729
        493748    BELLSOUTH TELECOM                     2,592.00
493748 TOTAL                                            2,592.00
        493786    BELLSOUTH TELECOM                    31,956.00
        493786    BELLSOUTH TELECOM                     6,570.00
493786 TOTAL                                           38,526.00
        493787    BELLSOUTH TELECOM                    29,530.00
        493787    BELLSOUTH TELECOM                     6,358.00
493787 TOTAL                                           35,888.00
        493788    BELLSOUTH TELECOM                          308
        493788    BELLSOUTH TELECOM                     1,881.00
        493788    BELLSOUTH TELECOM                     5,638.42
        493788    BELLSOUTH TELECOM                     1,178.00
        493788    BELLSOUTH TELECOM                    18,147.00
493788 TOTAL                                           27,152.42
        493789    BELLSOUTH TELECOM                          308
        493789    BELLSOUTH TELECOM                     1,881.00
        493789    BELLSOUTH TELECOM                    15,599.00
        493789    BELLSOUTH TELECOM                     4,408.00
        493789    BELLSOUTH TELECOM                    18,147.00
493789 TOTAL                                           40,343.00
        493986    BELLSOUTH TELECOM                           81
493986 TOTAL                                                  81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81

        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
        493987    BELLSOUTH TELECOM                           81
493987 TOTAL                                                1539
        493989    BELLSOUTH TELECOM                     5,890.00
        493989    BELLSOUTH TELECOM                          616
493989 TOTAL                                                6506
        494068    BELLSOUTH TELECOM                     1,178.00
494068 TOTAL                                            1,178.00
        494192    BELLSOUTH TELECOM                          190
494192 TOTAL                                                 190
        494372    BELLSOUTH TELECOM                          227
        494372    BELLSOUTH TELECOM                           96
494372 TOTAL                                                 323
        494375    BELLSOUTH TELECOM                          176
494375 TOTAL                                                 176
        494378    BELLSOUTH TELECOM                          190
494378 TOTAL                                                 190
        494428    BELLSOUTH TELECOM                     7,000.00
        494428    BELLSOUTH TELECOM                     3,016.00
494428 TOTAL                                           10,016.00
        494440    BELLSOUTH TELECOM                     1,595.00
        494440    BELLSOUTH TELECOM                          113
        494440    BELLSOUTH TELECOM                          350
        494440    BELLSOUTH TELECOM                     5,278.00
        494440    BELLSOUTH TELECOM                     1,300.00
        494440    BELLSOUTH TELECOM                     7,900.00
494440 TOTAL                                           16,536.00
        494451    BELLSOUTH TELECOM                    12,207.33
        494451    BELLSOUTH TELECOM                     1,178.00
494451 TOTAL                                           13,385.33
        494602    BELLSOUTH TELECOM                     1,881.00
        494602    BELLSOUTH TELECOM                    26,925.00
        494602    BELLSOUTH TELECOM                     2,602.00
494602 TOTAL                                           31,408.00
        494603    BELLSOUTH TELECOM                     6,923.71
        494603    BELLSOUTH TELECOM                     4,159.00
        494603    BELLSOUTH TELECOM                     1,059.00
        494603    BELLSOUTH TELECOM                     5,890.00

494603 TOTAL                                           18,031.71
        494630    BELLSOUTH TELECOM                     7,000.00
        494630    BELLSOUTH TELECOM                     3,016.00
494630 TOTAL                                           10,016.00
        494654    BELLSOUTH TELECOM                     1,881.00
        494654    BELLSOUTH TELECOM                    15,599.00
        494654    BELLSOUTH TELECOM                     4,408.00
        494654    BELLSOUTH TELECOM                    18,147.00
494654 TOTAL                                           40,035.00
        494655    BELLSOUTH TELECOM                     1,881.00
        494655    BELLSOUTH TELECOM                    26,925.00
        494655    BELLSOUTH TELECOM                     2,602.00
        494655    BELLSOUTH TELECOM                    12,291.00
494655 TOTAL                                           43,699.00
        494656    BELLSOUTH TELECOM                    21,006.00
        494656    BELLSOUTH TELECOM                     2,527.00
        494656    BELLSOUTH TELECOM                          552
494656 TOTAL                                               24085
        494682    BELLSOUTH TELECOM                    10,789.00
494682 TOTAL                                           10,789.00
        495412    BELLSOUTH TELECOM                          357
495412 TOTAL                                                 357
        495414    BELLSOUTH TELECOM                          357
495414 TOTAL                                                 357
        495415    BELLSOUTH TELECOM                          357
        495415    BELLSOUTH TELECOM                          357
        495415    BELLSOUTH TELECOM                          357
        495415    BELLSOUTH TELECOM                          357
        495415    BELLSOUTH TELECOM                          357
495415 TOTAL                                                1785
        495451    BELLSOUTH TELECOM                          924
495451 TOTAL                                                 924
        495452    BELLSOUTH TELECOM                          243
495452 TOTAL                                                 243
        495457    BELLSOUTH TELECOM                     3,183.00
495457 TOTAL                                            3,183.00
        495598    BELLSOUTH TELECOM                          560
495598 TOTAL                                                 560
        495599    BELLSOUTH TELECOM                          352
495599 TOTAL                                                 352
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664

        495611    BELLSOUTH TELECOM                          664
        495611    BELLSOUTH TELECOM                          664
495611 TOTAL                                                9296
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
        495612    BELLSOUTH TELECOM                          190
495612 TOTAL                                                2090
        495634    BELLSOUTH TELECOM                     1,232.00
495634 TOTAL                                            1,232.00
        495692    BELLSOUTH TELECOM                           81
495692 TOTAL                                                  81
        495699    BELLSOUTH TELECOM                          178
        495699    BELLSOUTH TELECOM                          178
495699 TOTAL                                                 356
        495724    BELLSOUTH TELECOM                     1,848.00
495724 TOTAL                                            1,848.00
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
        495725    BELLSOUTH TELECOM                          374
495725 TOTAL                                                5236
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
        495731    BELLSOUTH TELECOM                          190
495731 TOTAL                                                2280

        495750    BELLSOUTH TELECOM                          357
        495750    BELLSOUTH TELECOM                          357
495750 TOTAL                                                 714
        495998    BELLSOUTH TELECOM                     1,536.00
        495998    BELLSOUTH TELECOM                           96
495998 TOTAL                                                1632
        496061    BELLSOUTH TELECOM                     1,575.00
496061 TOTAL                                            1,575.00
        496063    BELLSOUTH TELECOM                          178
        496063    BELLSOUTH TELECOM                          178
        496063    BELLSOUTH TELECOM                          178
        496063    BELLSOUTH TELECOM                          178
        496063    BELLSOUTH TELECOM                          178
        496063    BELLSOUTH TELECOM                          178
        496063    BELLSOUTH TELECOM                          178
        496063    BELLSOUTH TELECOM                          178
        496063    BELLSOUTH TELECOM                          178
496063 TOTAL                                                1602
        496080    BELLSOUTH TELECOM                          243
        496080    BELLSOUTH TELECOM                          243
        496080    BELLSOUTH TELECOM                          243
        496080    BELLSOUTH TELECOM                          190
        496080    BELLSOUTH TELECOM                          190
        496080    BELLSOUTH TELECOM                          190
        496080    BELLSOUTH TELECOM                          190
        496080    BELLSOUTH TELECOM                          190
496080 TOTAL                                                1679
        496081    BELLSOUTH TELECOM                     5,740.00
496081 TOTAL                                            5,740.00
        496083    BELLSOUTH TELECOM                          465
496083 TOTAL                                                 465
        496084    BELLSOUTH TELECOM                     1,232.00
        496084    BELLSOUTH TELECOM                          465
496084 TOTAL                                                1697
        496088    BELLSOUTH TELECOM                          190
        496088    BELLSOUTH TELECOM                          190
        496088    BELLSOUTH TELECOM                          190
496088 TOTAL                                                 570
        496093    BELLSOUTH TELECOM                          178
496093 TOTAL                                                 178
        496100    BELLSOUTH TELECOM                          357
496100 TOTAL                                                 357
        496101    BELLSOUTH TELECOM                           96
        496101    BELLSOUTH TELECOM                           96
        496101    BELLSOUTH TELECOM                           96
        496101    BELLSOUTH TELECOM                           96
        496101    BELLSOUTH TELECOM                           96
        496101    BELLSOUTH TELECOM                           96
        496101    BELLSOUTH TELECOM                           96
        496101    BELLSOUTH TELECOM                           96
496101 TOTAL                                                 768
        496102    BELLSOUTH TELECOM                          190

        496102    BELLSOUTH TELECOM                          190
        496102    BELLSOUTH TELECOM                          190
        496102    BELLSOUTH TELECOM                          190
        496102    BELLSOUTH TELECOM                          190
        496102    BELLSOUTH TELECOM                          190
        496102    BELLSOUTH TELECOM                          190
        496102    BELLSOUTH TELECOM                          190
496102 TOTAL                                                1520
        496117    BELLSOUTH TELECOM                          162
496117 TOTAL                                                 162
        496118    BELLSOUTH TELECOM                           96
        496118    BELLSOUTH TELECOM                           96
        496118    BELLSOUTH TELECOM                           96
        496118    BELLSOUTH TELECOM                           96
        496118    BELLSOUTH TELECOM                           96
        496118    BELLSOUTH TELECOM                           96
        496118    BELLSOUTH TELECOM                           96
496118 TOTAL                                                 672
        496121    BELLSOUTH TELECOM                          480
496121 TOTAL                                                 480
        496124    BELLSOUTH TELECOM                          357
496124 TOTAL                                                 357
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
        496154    BELLSOUTH TELECOM                          190
496154 TOTAL                                                3800
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190

        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
        496155    BELLSOUTH TELECOM                          190
496155 TOTAL                                                2850
        496156    BELLSOUTH TELECOM                          664
496156 TOTAL                                                 664
        496187    BELLSOUTH TELECOM                          190
        496187    BELLSOUTH TELECOM                          190
        496187    BELLSOUTH TELECOM                          190
        496187    BELLSOUTH TELECOM                          190
        496187    BELLSOUTH TELECOM                          190
        496187    BELLSOUTH TELECOM                          190
        496187    BELLSOUTH TELECOM                          190
        496187    BELLSOUTH TELECOM                          190
496187 TOTAL                                                1520
        496318    BELLSOUTH TELECOM                          985
496318 TOTAL                                                 985
        496332    BELLSOUTH TELECOM                          140
        496332    BELLSOUTH TELECOM                          140
496332 TOTAL                                                 280
        496335    BELLSOUTH TELECOM                     1,690.00
496335 TOTAL                                            1,690.00
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
        496337    BELLSOUTH TELECOM                          664
496337 TOTAL                                               13280
        496338    BELLSOUTH TELECOM                          664
496338 TOTAL                                                 664
        496339    BELLSOUTH TELECOM                          243
        496339    BELLSOUTH TELECOM                          243
        496339    BELLSOUTH TELECOM                          190
        496339    BELLSOUTH TELECOM                          190

496339 TOTAL                                                 866
        496341    BELLSOUTH TELECOM                           76
        496341    BELLSOUTH TELECOM                           76
        496341    BELLSOUTH TELECOM                           76
        496341    BELLSOUTH TELECOM                           76
        496341    BELLSOUTH TELECOM                           76
        496341    BELLSOUTH TELECOM                           76
        496341    BELLSOUTH TELECOM                           76
        496341    BELLSOUTH TELECOM                          357
        496341    BELLSOUTH TELECOM                          357
        496341    BELLSOUTH TELECOM                          357
        496341    BELLSOUTH TELECOM                          297
        496341    BELLSOUTH TELECOM                          297
        496341    BELLSOUTH TELECOM                          297
        496341    BELLSOUTH TELECOM                          297
496341 TOTAL                                                2791
        496362    BELLSOUTH TELECOM                          616
496362 TOTAL                                                 616
        496363    BELLSOUTH TELECOM                     1,232.00
496363 TOTAL                                            1,232.00
        496364    BELLSOUTH TELECOM                     1,232.00
496364 TOTAL                                            1,232.00
        496365    BELLSOUTH TELECOM                     1,400.00
496365 TOTAL                                            1,400.00
        496366    BELLSOUTH TELECOM                           11
        496366    BELLSOUTH TELECOM                           99
496366 TOTAL                                                 110
        496371    BELLSOUTH TELECOM                          190
        496371    BELLSOUTH TELECOM                          190
        496371    BELLSOUTH TELECOM                          190
        496371    BELLSOUTH TELECOM                          190
        496371    BELLSOUTH TELECOM                          190
        496371    BELLSOUTH TELECOM                          190
496371 TOTAL                                                1140
        496403    BELLSOUTH TELECOM                    10,556.00
        496403    BELLSOUTH TELECOM                     2,600.00
496403 TOTAL                                           13,156.00
        496407    BELLSOUTH TELECOM                     1,881.00
        496407    BELLSOUTH TELECOM                    15,599.00
        496407    BELLSOUTH TELECOM                     4,408.00
        496407    BELLSOUTH TELECOM                    18,147.00
496407 TOTAL                                           40,035.00
        496409    BELLSOUTH TELECOM                    21,006.00
        496409    BELLSOUTH TELECOM                     2,527.00
496409 TOTAL                                           23,533.00
        496410    BELLSOUTH TELECOM                     8,248.33
496410 TOTAL                                            8,248.33
        496411    BELLSOUTH TELECOM                          308
        496411    BELLSOUTH TELECOM                     1,881.00
        496411    BELLSOUTH TELECOM                    15,984.00
        496411    BELLSOUTH TELECOM                     4,408.00
        496411    BELLSOUTH TELECOM                          552

        496411    BELLSOUTH TELECOM                    18,147.00
496411 TOTAL                                           41,280.00
        496412    BELLSOUTH TELECOM                           96
        496412    BELLSOUTH TELECOM                    23,334.00
        496412    BELLSOUTH TELECOM                     6,358.00
496412 TOTAL                                           29,788.00
        496449    BELLSOUTH TELECOM                     5,278.00
        496449    BELLSOUTH TELECOM                     1,425.00
496449 TOTAL                                            6,703.00
        496477    BELLSOUTH TELECOM                    21,830.45
        496477    BELLSOUTH TELECOM                    61,679.61
496477 TOTAL                                           83,510.06
        496561    BELLSOUTH TELECOM                    10,556.00
        496561    BELLSOUTH TELECOM                     2,850.00
496561 TOTAL                                           13,406.00
        496567    BELLSOUTH TELECOM                          250
        496567    BELLSOUTH TELECOM                          433
        496567    BELLSOUTH TELECOM                     5,278.00
        496567    BELLSOUTH TELECOM                     1,300.00
        496567    BELLSOUTH TELECOM                     7,652.80
496567 TOTAL                                           14,913.80
        496571    BELLSOUTH TELECOM                    15,472.00
        496571    BELLSOUTH TELECOM                     2,527.00
496571 TOTAL                                           17,999.00
        496572    BELLSOUTH TELECOM                     1,881.00
        496572    BELLSOUTH TELECOM                    40,444.00
        496572    BELLSOUTH TELECOM                     4,533.00
        496572    BELLSOUTH TELECOM                     1,059.00
        496572    BELLSOUTH TELECOM                     4,712.00
        496572    BELLSOUTH TELECOM                     1,096.00
        496572    BELLSOUTH TELECOM                          876
        496572    BELLSOUTH TELECOM                          785
496572 TOTAL                                               55386
        496573    BELLSOUTH TELECOM                          308
        496573    BELLSOUTH TELECOM                     1,881.00
        496573    BELLSOUTH TELECOM                    15,599.00
        496573    BELLSOUTH TELECOM                     4,408.00
        496573    BELLSOUTH TELECOM                     1,178.00
        496573    BELLSOUTH TELECOM                    18,147.00
496573 TOTAL                                           41,521.00
        496574    BELLSOUTH TELECOM                    21,006.00
        496574    BELLSOUTH TELECOM                     2,527.00
496574 TOTAL                                           23,533.00
        496575    BELLSOUTH TELECOM                          308
        496575    BELLSOUTH TELECOM                    13,504.00
        496575    BELLSOUTH TELECOM                     4,408.00
496575 TOTAL                                           18,220.00
        496578    BELLSOUTH TELECOM                          190
        496578    BELLSOUTH TELECOM                          190
        496578    BELLSOUTH TELECOM                          190
        496578    BELLSOUTH TELECOM                          190
        496578    BELLSOUTH TELECOM                          190

496578 TOTAL                                                 950
        496593    BELLSOUTH TELECOM                          991
        496593    BELLSOUTH TELECOM                          517
        496593    BELLSOUTH TELECOM                     2,100.00
        496593    BELLSOUTH TELECOM                          212
496593 TOTAL                                                3820
        496600    BELLSOUTH TELECOM                          308
        496600    BELLSOUTH TELECOM                    15,599.00
        496600    BELLSOUTH TELECOM                     4,408.00
496600 TOTAL                                           20,315.00
        496601    BELLSOUTH TELECOM                    21,006.00
        496601    BELLSOUTH TELECOM                     2,527.00
496601 TOTAL                                           23,533.00
        496602    BELLSOUTH TELECOM                    21,006.00
        496602    BELLSOUTH TELECOM                     2,527.00
        496602    BELLSOUTH TELECOM                          552
496602 TOTAL                                               24085
        496603    BELLSOUTH TELECOM                          308
        496603    BELLSOUTH TELECOM                    36,382.00
        496603    BELLSOUTH TELECOM                     3,593.00
        496603    BELLSOUTH TELECOM                     1,059.00
        496603    BELLSOUTH TELECOM                     1,096.00
        496603    BELLSOUTH TELECOM                          876
        496603    BELLSOUTH TELECOM                     2,405.00
        496603    BELLSOUTH TELECOM                    18,147.00
496603 TOTAL                                           63,866.00
        496604    BELLSOUTH TELECOM                    13,504.00
        496604    BELLSOUTH TELECOM                     4,408.00
        496604    BELLSOUTH TELECOM                    18,147.00
496604 TOTAL                                           36,059.00
        496605    BELLSOUTH TELECOM                    31,956.00
        496605    BELLSOUTH TELECOM                     6,570.00
496605 TOTAL                                           38,526.00
        496625    BELLSOUTH TELECOM                    23,334.00
        496625    BELLSOUTH TELECOM                     6,358.00
496625 TOTAL                                           29,692.00
        496626    BELLSOUTH TELECOM                    10,488.33
        496626    BELLSOUTH TELECOM                          552
496626 TOTAL                                            11040.33
        496627    BELLSOUTH TELECOM                     1,881.00
        496627    BELLSOUTH TELECOM                    23,991.00
        496627    BELLSOUTH TELECOM                     4,483.00
        496627    BELLSOUTH TELECOM                    18,147.00
496627 TOTAL                                           48,502.00
        496628    BELLSOUTH TELECOM                           96
        496628    BELLSOUTH TELECOM                    23,334.00
        496628    BELLSOUTH TELECOM                     6,358.00
        496628    BELLSOUTH TELECOM                    12,291.00
496628 TOTAL                                           42,079.00
        496631    BELLSOUTH TELECOM                     5,278.00
        496631    BELLSOUTH TELECOM                     1,425.00
496631 TOTAL                                            6,703.00

        496638    BELLSOUTH TELECOM                           68
        496638    BELLSOUTH TELECOM                           68
        496638    BELLSOUTH TELECOM                          472
        496638    BELLSOUTH TELECOM                     1,750.00
        496638    BELLSOUTH TELECOM                     7,550.00
        496638    BELLSOUTH TELECOM                     1,972.00
496638 TOTAL                                           11,880.00
        497202    BELLSOUTH TELECOM                          678
497202 TOTAL                                                 678
        497205    BELLSOUTH TELECOM                           95
497205 TOTAL                                                  95
        497206    BELLSOUTH TELECOM                     4,069.00
497206 TOTAL                                            4,069.00
        497211    BELLSOUTH TELECOM                          616
497211 TOTAL                                                 616
        497212    BELLSOUTH TELECOM                          616
497212 TOTAL                                                 616
        497214    BELLSOUTH TELECOM                          740
497214 TOTAL                                                 740
        497232    BELLSOUTH TELECOM                          985
497232 TOTAL                                                 985
        497233    BELLSOUTH TELECOM                          985
        497233    BELLSOUTH TELECOM                          175
497233 TOTAL                                                1160
        497234    BELLSOUTH TELECOM                          985
497234 TOTAL                                                 985
        497265    BELLSOUTH TELECOM                          613
        497265    BELLSOUTH TELECOM                          465
        497265    BELLSOUTH TELECOM                          465
        497265    BELLSOUTH TELECOM                          465
        497265    BELLSOUTH TELECOM                          465
        497265    BELLSOUTH TELECOM                          465
        497265    BELLSOUTH TELECOM                          465
497265 TOTAL                                                3403
        497269    BELLSOUTH TELECOM                           76
497269 TOTAL                                                  76
        497288    BELLSOUTH TELECOM                           95
497288 TOTAL                                                  95
        497290    BELLSOUTH TELECOM                          616
497290 TOTAL                                                 616
        497292    BELLSOUTH TELECOM                     1,328.00
        497292    BELLSOUTH TELECOM                     1,328.00
        497292    BELLSOUTH TELECOM                          664
        497292    BELLSOUTH TELECOM                     1,328.00
497292 TOTAL                                            4,648.00
        497293    BELLSOUTH TELECOM                     4,069.00
497293 TOTAL                                            4,069.00
        497323    BELLSOUTH TELECOM                     1,870.00
497323 TOTAL                                            1,870.00
        497325    BELLSOUTH TELECOM                          465
        497325    BELLSOUTH TELECOM                          465
        497325    BELLSOUTH TELECOM                          465

        497325    BELLSOUTH TELECOM                          465
        497325    BELLSOUTH TELECOM                          465
        497325    BELLSOUTH TELECOM                          465
        497325    BELLSOUTH TELECOM                          465
497325 TOTAL                                                3255
        497327    BELLSOUTH TELECOM                           76
497327 TOTAL                                                  76
        497339    BELLSOUTH TELECOM                          357
        497339    BELLSOUTH TELECOM                          297
        497339    BELLSOUTH TELECOM                          297
        497339    BELLSOUTH TELECOM                           76
        497339    BELLSOUTH TELECOM                           76
        497339    BELLSOUTH TELECOM                           76
497339 TOTAL                                                1179
        497344    BELLSOUTH TELECOM                          985
        497344    BELLSOUTH TELECOM                          175
497344 TOTAL                                                1160
        497346    BELLSOUTH TELECOM                          528
497346 TOTAL                                                 528
        497347    BELLSOUTH TELECOM                          985
497347 TOTAL                                                 985
        497382    BELLSOUTH TELECOM                           76
        497382    BELLSOUTH TELECOM                           76
497382 TOTAL                                                 152
        497383    BELLSOUTH TELECOM                           76
        497383    BELLSOUTH TELECOM                           76
        497383    BELLSOUTH TELECOM                           76
497383 TOTAL                                                 228
        497384    BELLSOUTH TELECOM                          357
        497384    BELLSOUTH TELECOM                          357
        497384    BELLSOUTH TELECOM                          357
        497384    BELLSOUTH TELECOM                          357
        497384    BELLSOUTH TELECOM                          357
        497384    BELLSOUTH TELECOM                          357
        497384    BELLSOUTH TELECOM                          357
        497384    BELLSOUTH TELECOM                           76
        497384    BELLSOUTH TELECOM                           76
        497384    BELLSOUTH TELECOM                           76
        497384    BELLSOUTH TELECOM                           76
        497384    BELLSOUTH TELECOM                           76
        497384    BELLSOUTH TELECOM                           76
        497384    BELLSOUTH TELECOM                           76
497384 TOTAL                                                3031
        497385    BELLSOUTH TELECOM                           76
        497385    BELLSOUTH TELECOM                           76
        497385    BELLSOUTH TELECOM                           76
        497385    BELLSOUTH TELECOM                           76
497385 TOTAL                                                 304
        497617    BELLSOUTH TELECOM                           76
497617 TOTAL                                                  76
        497619    BELLSOUTH TELECOM                           76
        497619    BELLSOUTH TELECOM                           76

        497619    BELLSOUTH TELECOM                           76
        497619    BELLSOUTH TELECOM                           76
        497619    BELLSOUTH TELECOM                           76
        497619    BELLSOUTH TELECOM                           76
497619 TOTAL                                                 456
        497620    BELLSOUTH TELECOM                           96
        497620    BELLSOUTH TELECOM                           96
        497620    BELLSOUTH TELECOM                           96
        497620    BELLSOUTH TELECOM                           96
        497620    BELLSOUTH TELECOM                           96
        497620    BELLSOUTH TELECOM                           96
        497620    BELLSOUTH TELECOM                           96
        497620    BELLSOUTH TELECOM                           96
497620 TOTAL                                                 768
        497621    BELLSOUTH TELECOM                           96
        497621    BELLSOUTH TELECOM                           96
        497621    BELLSOUTH TELECOM                           96
        497621    BELLSOUTH TELECOM                           96
        497621    BELLSOUTH TELECOM                           96
        497621    BELLSOUTH TELECOM                           96
        497621    BELLSOUTH TELECOM                           96
        497621    BELLSOUTH TELECOM                           96
        497621    BELLSOUTH TELECOM                           96
497621 TOTAL                                                 864
        497625    BELLSOUTH TELECOM                          968
497625 TOTAL                                                 968
        497626    BELLSOUTH TELECOM                           76
497626 TOTAL                                                  76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
        497645    BELLSOUTH TELECOM                           76
497645 TOTAL                                                 836
        497646    BELLSOUTH TELECOM                          465
497646 TOTAL                                                 465
        497647    BELLSOUTH TELECOM                          297
        497647    BELLSOUTH TELECOM                           76
497647 TOTAL                                                 373
        497648    BELLSOUTH TELECOM                          297
        497648    BELLSOUTH TELECOM                           76
497648 TOTAL                                                 373
        497657    BELLSOUTH TELECOM                     1,050.00
497657 TOTAL                                            1,050.00
        497659    BELLSOUTH TELECOM                          297
        497659    BELLSOUTH TELECOM                          297

497659 TOTAL                                                 594
        497665    BELLSOUTH TELECOM                          985
497665 TOTAL                                                 985
        497666    BELLSOUTH TELECOM                           76
497666 TOTAL                                                  76
        497702    BELLSOUTH TELECOM                     3,675.00
497702 TOTAL                                            3,675.00
        497703    BELLSOUTH TELECOM                           76
497703 TOTAL                                                  76
        497704    BELLSOUTH TELECOM                           76
497704 TOTAL                                                  76
        497728    BELLSOUTH TELECOM                          243
        497728    BELLSOUTH TELECOM                          243
        497728    BELLSOUTH TELECOM                          243
        497728    BELLSOUTH TELECOM                          190
        497728    BELLSOUTH TELECOM                          190
        497728    BELLSOUTH TELECOM                          190
497728 TOTAL                                                1299
        497730    BELLSOUTH TELECOM                          616
497730 TOTAL                                                 616
        497733    BELLSOUTH TELECOM                     1,344.00
        497733    BELLSOUTH TELECOM                     1,344.00
497733 TOTAL                                            2,688.00
        497734    BELLSOUTH TELECOM                           76
        497734    BELLSOUTH TELECOM                           76
        497734    BELLSOUTH TELECOM                           76
        497734    BELLSOUTH TELECOM                           76
        497734    BELLSOUTH TELECOM                           76
        497734    BELLSOUTH TELECOM                           76
497734 TOTAL                                                 456
        497752    BELLSOUTH TELECOM                           96
        497752    BELLSOUTH TELECOM                           96
        497752    BELLSOUTH TELECOM                           96
        497752    BELLSOUTH TELECOM                           96
        497752    BELLSOUTH TELECOM                           96
        497752    BELLSOUTH TELECOM                           96
497752 TOTAL                                                 576
        497754    BELLSOUTH TELECOM                           76
        497754    BELLSOUTH TELECOM                           76
        497754    BELLSOUTH TELECOM                           76
497754 TOTAL                                                 228
        497756    BELLSOUTH TELECOM                          140
497756 TOTAL                                                 140
        497758    BELLSOUTH TELECOM                     7,068.00
        497758    BELLSOUTH TELECOM                          308
497758 TOTAL                                                7376
        497782    BELLSOUTH TELECOM                          357
        497782    BELLSOUTH TELECOM                          357
        497782    BELLSOUTH TELECOM                          357
        497782    BELLSOUTH TELECOM                          357
        497782    BELLSOUTH TELECOM                          357
497782 TOTAL                                                1785

        497784    BELLSOUTH TELECOM                          243
497784 TOTAL                                                 243
        497788    BELLSOUTH TELECOM                           96
        497788    BELLSOUTH TELECOM                           96
        497788    BELLSOUTH TELECOM                           96
        497788    BELLSOUTH TELECOM                           96
        497788    BELLSOUTH TELECOM                           96
        497788    BELLSOUTH TELECOM                           96
497788 TOTAL                                                 576
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
        497789    BELLSOUTH TELECOM                           96
497789 TOTAL                                                1248
        497790    BELLSOUTH TELECOM                           76
        497790    BELLSOUTH TELECOM                           76
        497790    BELLSOUTH TELECOM                           76
497790 TOTAL                                                 228
        497812    BELLSOUTH TELECOM                           76
497812 TOTAL                                                  76
        497813    BELLSOUTH TELECOM                           76
497813 TOTAL                                                  76
        497814    BELLSOUTH TELECOM                          613
497814 TOTAL                                                 613
        497825    BELLSOUTH TELECOM                     1,232.00
497825 TOTAL                                            1,232.00
        497827    BELLSOUTH TELECOM                          243
        497827    BELLSOUTH TELECOM                          243
497827 TOTAL                                                 486
        497828    BELLSOUTH TELECOM                          297
        497828    BELLSOUTH TELECOM                          297
        497828    BELLSOUTH TELECOM                          297
        497828    BELLSOUTH TELECOM                          297
        497828    BELLSOUTH TELECOM                           76
        497828    BELLSOUTH TELECOM                           76
        497828    BELLSOUTH TELECOM                           76
        497828    BELLSOUTH TELECOM                           76
497828 TOTAL                                                1492
        497829    BELLSOUTH TELECOM                           76
        497829    BELLSOUTH TELECOM                           76
        497829    BELLSOUTH TELECOM                           76
        497829    BELLSOUTH TELECOM                           76
        497829    BELLSOUTH TELECOM                           76

        497829    BELLSOUTH TELECOM                           76
497829 TOTAL                                                 456
        497830    BELLSOUTH TELECOM                           98
        497830    BELLSOUTH TELECOM                          525
        497830    BELLSOUTH TELECOM                          525
        497830    BELLSOUTH TELECOM                          525
        497830    BELLSOUTH TELECOM                          525
497830 TOTAL                                                2198
        497831    BELLSOUTH TELECOM                          297
        497831    BELLSOUTH TELECOM                          297
        497831    BELLSOUTH TELECOM                          297
        497831    BELLSOUTH TELECOM                          297
        497831    BELLSOUTH TELECOM                          297
        497831    BELLSOUTH TELECOM                          297
        497831    BELLSOUTH TELECOM                          297
        497831    BELLSOUTH TELECOM                          297
497831 TOTAL                                                2376
        497832    BELLSOUTH TELECOM                          374
        497832    BELLSOUTH TELECOM                          374
        497832    BELLSOUTH TELECOM                          374
497832 TOTAL                                                1122
        497875    BELLSOUTH TELECOM                           76
        497875    BELLSOUTH TELECOM                           76
        497875    BELLSOUTH TELECOM                           76
        497875    BELLSOUTH TELECOM                           76
497875 TOTAL                                                 304
        497876    BELLSOUTH TELECOM                          178
        497876    BELLSOUTH TELECOM                          178
        497876    BELLSOUTH TELECOM                          178
        497876    BELLSOUTH TELECOM                          178
        497876    BELLSOUTH TELECOM                          178
        497876    BELLSOUTH TELECOM                          178
        497876    BELLSOUTH TELECOM                          178
        497876    BELLSOUTH TELECOM                          178
        497876    BELLSOUTH TELECOM                          178
        497876    BELLSOUTH TELECOM                          178
497876 TOTAL                                                1780
        497878    BELLSOUTH TELECOM                          102
        497878    BELLSOUTH TELECOM                          102
        497878    BELLSOUTH TELECOM                          102
497878 TOTAL                                                 306
        497879    BELLSOUTH TELECOM                           76
497879 TOTAL                                                  76
        497880    BELLSOUTH TELECOM                          102
        497880    BELLSOUTH TELECOM                          427
497880 TOTAL                                                 529
        497885    BELLSOUTH TELECOM                          178
        497885    BELLSOUTH TELECOM                          178
        497885    BELLSOUTH TELECOM                          178
        497885    BELLSOUTH TELECOM                          178
        497885    BELLSOUTH TELECOM                          178
        497885    BELLSOUTH TELECOM                          178

497885 TOTAL                                                1068
        497986    BELLSOUTH TELECOM                          178
497986 TOTAL                                                 178
        497992    BELLSOUTH TELECOM                     1,120.00
497992 TOTAL                                            1,120.00
        497994    BELLSOUTH TELECOM                           76
        497994    BELLSOUTH TELECOM                           76
497994 TOTAL                                                 152
        497997    BELLSOUTH TELECOM                           76
        497997    BELLSOUTH TELECOM                           76
497997 TOTAL                                                 152
        497998    BELLSOUTH TELECOM                           96
497998 TOTAL                                                  96
        497999    BELLSOUTH TELECOM                          243
        497999    BELLSOUTH TELECOM                          243
        497999    BELLSOUTH TELECOM                          243
        497999    BELLSOUTH TELECOM                          243
497999 TOTAL                                                 972
        498000    BELLSOUTH TELECOM                          297
498000 TOTAL                                                 297
        498001    BELLSOUTH TELECOM                           96
498001 TOTAL                                                  96
        498002    BELLSOUTH TELECOM                          297
498002 TOTAL                                                 297
        483826    BELLSOUTH TELECOM - NC R             10,789.00
483826 TOTAL                                           10,789.00
        494642    BELLSOUTH TELECOM - NC R             10,789.00
494642 TOTAL                                           10,789.00
        494668    BELLSOUTH TELECOM - NC R              1,533.00
        494668    BELLSOUTH TELECOM - NC R              1,416.00
        494668    BELLSOUTH TELECOM - NC R             15,100.00
        494668    BELLSOUTH TELECOM - NC R              3,944.00
494668 TOTAL                                           21,993.00
        496406    BELLSOUTH TELECOM - NC R             10,789.00
496406 TOTAL                                           10,789.00
        496476    BELLSOUTH TELECOM - NC R             15,688.00
496476 TOTAL                                           15,688.00
        496586    BELLSOUTH TELECOM - NC R             10,789.00
496586 TOTAL                                           10,789.00
        473533    CENTURYTEL                            6,413.66
        473533    CENTURYTEL                            5,100.08
473533 TOTAL                                           11,513.74
        494456    CENTURYTEL                            5,100.85
494456 TOTAL                                            5,100.85
        496589    CENTURYTEL                            5,812.98
496589 TOTAL                                            5,812.98
        380815    COMMUNICATIONS TEST DESI                   139
380815 TOTAL                                                 139
        383920    COMMUNICATIONS TEST DESI             27,280.00
383920 TOTAL                                           27,280.00
        407989    COMMUNICATIONS TEST DESI            116,640.00
407989 TOTAL                                          116,640.00

        416822    COMMUNICATIONS TEST DESI              9,425.00
        416822    COMMUNICATIONS TEST DESI                   325
416822 TOTAL                                                9750
        425856    COMMUNICATIONS TEST DESI                   390
        425856    COMMUNICATIONS TEST DESI              4,290.00
425856 TOTAL                                            4,680.00
        427519    COMMUNICATIONS TEST DESI              7,020.00
427519 TOTAL                                            7,020.00
        429412    COMMUNICATIONS TEST DESI             13,500.00
429412 TOTAL                                           13,500.00
        438368    COMMUNICATIONS TEST DESI              4,865.00
        438368    COMMUNICATIONS TEST DESI              1,946.00
        438368    COMMUNICATIONS TEST DESI             39,754.00
438368 TOTAL                                           46,565.00
        440095    COMMUNICATIONS TEST DESI              1,301.00
440095 TOTAL                                            1,301.00
        443756    COMMUNICATIONS TEST DESI              4,160.00
        443756    COMMUNICATIONS TEST DESI              1,664.00
        443756    COMMUNICATIONS TEST DESI                   834
        443756    COMMUNICATIONS TEST DESI              7,228.00
        443756    COMMUNICATIONS TEST DESI                   278
        443756    COMMUNICATIONS TEST DESI                   834
        443756    COMMUNICATIONS TEST DESI                   834
        443756    COMMUNICATIONS TEST DESI             74,782.00
443756 TOTAL                                           90,614.00
        447221    COMMUNICATIONS TEST DESI             39,200.00
        447221    COMMUNICATIONS TEST DESI             75,600.00
        447221    COMMUNICATIONS TEST DESI             56,000.00
        447221    COMMUNICATIONS TEST DESI             19,600.00
447221 TOTAL                                          190,400.00
        450403    COMMUNICATIONS TEST DESI             14,976.00
        450403    COMMUNICATIONS TEST DESI             36,608.00
        450403    COMMUNICATIONS TEST DESI             13,312.00
        450403    COMMUNICATIONS TEST DESI              8,320.00
450403 TOTAL                                           73,216.00
        452809    COMMUNICATIONS TEST DESI            197,535.00
        452809    COMMUNICATIONS TEST DESI             43,485.00
        452809    COMMUNICATIONS TEST DESI             54,405.00
452809 TOTAL                                          295,425.00
        453665    COMMUNICATIONS TEST DESI             17,550.00
        453665    COMMUNICATIONS TEST DESI             48,750.00
        453665    COMMUNICATIONS TEST DESI             48,750.00
        453665    COMMUNICATIONS TEST DESI              8,385.00
        453665    COMMUNICATIONS TEST DESI              9,360.00
        453665    COMMUNICATIONS TEST DESI             31,005.00
        453665    COMMUNICATIONS TEST DESI             59,280.00
        453665    COMMUNICATIONS TEST DESI             80,145.00
        453665    COMMUNICATIONS TEST DESI             13,200.00
453665 TOTAL                                          316,425.00
        458368    COMMUNICATIONS TEST DESI              3,328.00
        458368    COMMUNICATIONS TEST DESI             11,648.00
        458368    COMMUNICATIONS TEST DESI             11,648.00

        458368    COMMUNICATIONS TEST DESI                   832
        458368    COMMUNICATIONS TEST DESI              1,664.00
        458368    COMMUNICATIONS TEST DESI              4,992.00
        458368    COMMUNICATIONS TEST DESI              4,160.00
        458368    COMMUNICATIONS TEST DESI             16,520.00
458368 TOTAL                                           54,792.00
        463596    COMMUNICATIONS TEST DESI             60,552.00
        463596    COMMUNICATIONS TEST DESI              7,656.00
        463596    COMMUNICATIONS TEST DESI              7,656.00
        463596    COMMUNICATIONS TEST DESI              7,656.00
463596 TOTAL                                           83,520.00
        465829    COMMUNICATIONS TEST DESI            243,750.00
        465829    COMMUNICATIONS TEST DESI            243,750.00
465829 TOTAL                                          487,500.00
        467936    COMMUNICATIONS TEST DESI              6,825.00
        467936    COMMUNICATIONS TEST DESI              2,730.00
        467936    COMMUNICATIONS TEST DESI              3,315.00
        467936    COMMUNICATIONS TEST DESI              1,755.00
        467936    COMMUNICATIONS TEST DESI              1,755.00
        467936    COMMUNICATIONS TEST DESI              1,755.00
        467936    COMMUNICATIONS TEST DESI            113,685.00
        467936    COMMUNICATIONS TEST DESI             73,125.00
        467936    COMMUNICATIONS TEST DESI             40,560.00
467936 TOTAL                                          245,505.00
        470015    COMMUNICATIONS TEST DESI              5,850.00
        470015    COMMUNICATIONS TEST DESI              1,664.00
470015 TOTAL                                            7,514.00
        474705    COMMUNICATIONS TEST DESI             14,522.00
        474705    COMMUNICATIONS TEST DESI              8,775.00
474705 TOTAL                                           23,297.00
        474740    COMMUNICATIONS TEST DESI              8,010.00
        474740    COMMUNICATIONS TEST DESI             61,645.50
        474740    COMMUNICATIONS TEST DESI             12,350.00
474740 TOTAL                                           82,005.50
        476596    COMMUNICATIONS TEST DESI             27,825.00
        476596    COMMUNICATIONS TEST DESI              3,972.00
        476596    COMMUNICATIONS TEST DESI                   342
476596 TOTAL                                               32139
        478504    COMMUNICATIONS TEST DESI             52,334.00
        478504    COMMUNICATIONS TEST DESI             54,325.00
        478504    COMMUNICATIONS TEST DESI             96,491.50
        478504    COMMUNICATIONS TEST DESI             16,250.00
        478504    COMMUNICATIONS TEST DESI            158,137.00
        478504    COMMUNICATIONS TEST DESI              1,026.00
        478504    COMMUNICATIONS TEST DESI             82,150.00
478504 TOTAL                                          460,713.50
        482101    COMMUNICATIONS TEST DESI              2,000.00
        482101    COMMUNICATIONS TEST DESI             40,000.00
        482101    COMMUNICATIONS TEST DESI             96,120.00
        482101    COMMUNICATIONS TEST DESI             28,035.00
        482101    COMMUNICATIONS TEST DESI            172,215.00
        482101    COMMUNICATIONS TEST DESI            292,365.00

        482101    COMMUNICATIONS TEST DESI             68,085.00
        482101    COMMUNICATIONS TEST DESI              4,400.00
        482101    COMMUNICATIONS TEST DESI            110,000.00
        482101    COMMUNICATIONS TEST DESI             22,000.00
        482101    COMMUNICATIONS TEST DESI             15,120.00
        482101    COMMUNICATIONS TEST DESI             12,096.00
        482101    COMMUNICATIONS TEST DESI              6,505.00
        482101    COMMUNICATIONS TEST DESI             10,408.00
        482101    COMMUNICATIONS TEST DESI              3,903.00
        482101    COMMUNICATIONS TEST DESI              2,602.00
        482101    COMMUNICATIONS TEST DESI              2,602.00
        482101    COMMUNICATIONS TEST DESI              2,602.00
        482101    COMMUNICATIONS TEST DESI              2,602.00
        482101    COMMUNICATIONS TEST DESI              1,078.00
        482101    COMMUNICATIONS TEST DESI              8,316.00
        482101    COMMUNICATIONS TEST DESI             37,980.00
        482101    COMMUNICATIONS TEST DESI             53,805.00
        482101    COMMUNICATIONS TEST DESI             27,430.00
        482101    COMMUNICATIONS TEST DESI            105,300.00
        482101    COMMUNICATIONS TEST DESI             11,700.00
        482101    COMMUNICATIONS TEST DESI             22,500.00
        482101    COMMUNICATIONS TEST DESI            281,700.00
        482101    COMMUNICATIONS TEST DESI            253,800.00
        482101    COMMUNICATIONS TEST DESI             62,500.00
        482101    COMMUNICATIONS TEST DESI            107,500.00
        482101    COMMUNICATIONS TEST DESI              1,368.00
        482101    COMMUNICATIONS TEST DESI             10,408.00
482101 TOTAL                                        1,879,045.00
        483873    COMMUNICATIONS TEST DESI             16,632.00
        483873    COMMUNICATIONS TEST DESI             12,936.00
        483873    COMMUNICATIONS TEST DESI              4,620.00
        483873    COMMUNICATIONS TEST DESI            159,852.00
483873 TOTAL                                          194,040.00
        484324    COMMUNICATIONS TEST DESI                   800
        484324    COMMUNICATIONS TEST DESI              1,200.00
        484324    COMMUNICATIONS TEST DESI             20,025.00
        484324    COMMUNICATIONS TEST DESI             13,563.00
        484324    COMMUNICATIONS TEST DESI             25,012.00
        484324    COMMUNICATIONS TEST DESI             16,900.00
        484324    COMMUNICATIONS TEST DESI             31,941.00
        484324    COMMUNICATIONS TEST DESI             20,060.00
        484324    COMMUNICATIONS TEST DESI             46,420.00
        484324    COMMUNICATIONS TEST DESI              1,140.00
        484324    COMMUNICATIONS TEST DESI              3,750.00
        484324    COMMUNICATIONS TEST DESI              3,903.00
484324 TOTAL                                          184,714.00
        485972    COMMUNICATIONS TEST DESI             98,700.00
        485972    COMMUNICATIONS TEST DESI             48,300.00
        485972    COMMUNICATIONS TEST DESI             18,632.00
        485972    COMMUNICATIONS TEST DESI             41,922.00
        485972    COMMUNICATIONS TEST DESI              2,436.00
        485972    COMMUNICATIONS TEST DESI              5,544.00

        485972    COMMUNICATIONS TEST DESI             38,220.00
        485972    COMMUNICATIONS TEST DESI             26,208.00
        485972    COMMUNICATIONS TEST DESI             39,312.00
        485972    COMMUNICATIONS TEST DESI              4,389.00
        485972    COMMUNICATIONS TEST DESI              7,161.00
        485972    COMMUNICATIONS TEST DESI             74,905.00
        485972    COMMUNICATIONS TEST DESI              4,220.00
        485972    COMMUNICATIONS TEST DESI                    95
        485972    COMMUNICATIONS TEST DESI             10,000.00
        485972    COMMUNICATIONS TEST DESI             17,556.00
        485972    COMMUNICATIONS TEST DESI             11,088.00
        485972    COMMUNICATIONS TEST DESI              1,365.00
        485972    COMMUNICATIONS TEST DESI              1,170.00
        485972    COMMUNICATIONS TEST DESI              5,070.00
        485972    COMMUNICATIONS TEST DESI              5,400.00
        485972    COMMUNICATIONS TEST DESI             21,252.00
        485972    COMMUNICATIONS TEST DESI             15,000.00
        485972    COMMUNICATIONS TEST DESI             13,750.00
        485972    COMMUNICATIONS TEST DESI                   390
        485972    COMMUNICATIONS TEST DESI                   195
        485972    COMMUNICATIONS TEST DESI                   585
        485972    COMMUNICATIONS TEST DESI             36,400.00
        485972    COMMUNICATIONS TEST DESI             75,600.00
        485972    COMMUNICATIONS TEST DESI             36,250.00
        485972    COMMUNICATIONS TEST DESI            308,750.00
485972 TOTAL                                          969,865.00
        489477    COMMUNICATIONS TEST DESI              3,600.00
        489477    COMMUNICATIONS TEST DESI              4,800.00
        489477    COMMUNICATIONS TEST DESI              2,800.00
        489477    COMMUNICATIONS TEST DESI             36,045.00
        489477    COMMUNICATIONS TEST DESI             48,060.00
        489477    COMMUNICATIONS TEST DESI             34,983.00
        489477    COMMUNICATIONS TEST DESI             34,200.00
        489477    COMMUNICATIONS TEST DESI             44,460.00
        489477    COMMUNICATIONS TEST DESI             44,460.00
        489477    COMMUNICATIONS TEST DESI             44,460.00
        489477    COMMUNICATIONS TEST DESI              3,663.00
        489477    COMMUNICATIONS TEST DESI             19,800.00
        489477    COMMUNICATIONS TEST DESI              1,411.00
        489477    COMMUNICATIONS TEST DESI                   900
        489477    COMMUNICATIONS TEST DESI             37,825.00
        489477    COMMUNICATIONS TEST DESI             76,160.00
        489477    COMMUNICATIONS TEST DESI              4,505.00
        489477    COMMUNICATIONS TEST DESI            153,000.00
        489477    COMMUNICATIONS TEST DESI             40,375.00
        489477    COMMUNICATIONS TEST DESI             34,085.00
        489477    COMMUNICATIONS TEST DESI            203,550.00
        489477    COMMUNICATIONS TEST DESI            354,590.00
        489477    COMMUNICATIONS TEST DESI             28,910.00
        489477    COMMUNICATIONS TEST DESI            620,090.00
        489477    COMMUNICATIONS TEST DESI             28,910.00
        489477    COMMUNICATIONS TEST DESI            294,410.00

        489477    COMMUNICATIONS TEST DESI             47,278.00
        489477    COMMUNICATIONS TEST DESI             21,560.00
        489477    COMMUNICATIONS TEST DESI              5,544.00
        489477    COMMUNICATIONS TEST DESI              8,624.00
        489477    COMMUNICATIONS TEST DESI             22,155.00
        489477    COMMUNICATIONS TEST DESI             74,905.00
        489477    COMMUNICATIONS TEST DESI             81,235.00
        489477    COMMUNICATIONS TEST DESI             13,015.00
        489477    COMMUNICATIONS TEST DESI              6,270.00
        489477    COMMUNICATIONS TEST DESI              9,975.00
        489477    COMMUNICATIONS TEST DESI              9,525.00
489477 TOTAL                                        2,500,138.00
        491465    COMMUNICATIONS TEST DESI              1,350.00
        491465    COMMUNICATIONS TEST DESI             41,300.00
        491465    COMMUNICATIONS TEST DESI             63,500.00
491465 TOTAL                                          106,150.00
        491729    COMMUNICATIONS TEST DESI            134,692.00
        491729    COMMUNICATIONS TEST DESI            144,950.00
        491729    COMMUNICATIONS TEST DESI            139,375.00
        491729    COMMUNICATIONS TEST DESI             37,910.00
        491729    COMMUNICATIONS TEST DESI              1,350.00
        491729    COMMUNICATIONS TEST DESI             33,300.00
491729 TOTAL                                          491,577.00
        496522    EN-TOUCH SYSTEMS INC                 18,744.04
496522 TOTAL                                           18,744.04
        496523    EN-TOUCH SYSTEMS INC                 18,240.00
496523 TOTAL                                           18,240.00
        479695    GRAYBAR CHARLOTTE NC BRA              8,013.46
479695 TOTAL                                            8,013.46
        487036    GRAYBAR CHARLOTTE NC BRA              5,792.00
487036 TOTAL                                            5,792.00
        496594    GRAYBAR CHARLOTTE NC BRA                 721.3
496594 TOTAL                                               721.3
        488365    KNOLOGY INC                          50,000.59
        488365    KNOLOGY INC                          17,032.38
        488365    KNOLOGY INC                          36,000.00
        488365    KNOLOGY INC                           5,200.01
488365 TOTAL                                          108,232.98
        489464    KNOLOGY INC                           6,330.03
        489464    KNOLOGY INC                           3,871.10
489464 TOTAL                                           10,201.13
        496595    KNOLOGY INC                          50,488.68
        496595    KNOLOGY INC                          50,488.68
        496595    KNOLOGY INC                          50,488.68
        496595    KNOLOGY INC                          27,600.02
        496595    KNOLOGY INC                          28,878.77
496595 TOTAL                                          207,944.83
        496596    KNOLOGY INC                                  0
        496596    KNOLOGY INC                                  0
496596 TOTAL                                                   0
        495702    POWER & TELEPHONE SUPPLY                745.04
495702 TOTAL                                              745.04

        496737    PRECISION COMMUNICATIONS                 248.1
496737 TOTAL                                               248.1
        474927    QWEST BUSINESS RESOURCES                   650
474927 TOTAL                                                 650
        481529    QWEST BUSINESS RESOURCES                   850
481529 TOTAL                                                 850
        490406    QWEST BUSINESS RESOURCES                   750
        490406    QWEST BUSINESS RESOURCES                   500
490406 TOTAL                                                1250
        490407    QWEST BUSINESS RESOURCES                   750
        490407    QWEST BUSINESS RESOURCES                   500
490407 TOTAL                                                1250
        492276    QWEST BUSINESS RESOURCES                     1
492276 TOTAL                                                   1
        493759    QWEST BUSINESS RESOURCES                   450
        493759    QWEST BUSINESS RESOURCES              1,242.00
493759 TOTAL                                            1,692.00
        494214    QWEST BUSINESS RESOURCES             23,259.00
494214 TOTAL                                           23,259.00
        494311    QWEST BUSINESS RESOURCES             26,766.00
494311 TOTAL                                           26,766.00
        495481    QWEST BUSINESS RESOURCES              1,395.00
495481 TOTAL                                            1,395.00
        496192    QWEST BUSINESS RESOURCES             23,259.00
496192 TOTAL                                           23,259.00
        497220    QWEST BUSINESS RESOURCES             23,259.00
497220 TOTAL                                           23,259.00
        497221    QWEST BUSINESS RESOURCES             23,259.00
497221 TOTAL                                           23,259.00
        492317    QWEST COMMUNICATIONS                 15,000.00
492317 TOTAL                                           15,000.00
        495442    QWEST COMMUNICATIONS                         0
495442 TOTAL                                                   0
        495689    QWEST COMMUNICATIONS                 22,500.00
495689 TOTAL                                           22,500.00
        495743    QWEST COMMUNICATIONS                  5,400.00
495743 TOTAL                                            5,400.00
        497356    QWEST COMMUNICATIONS                       900
497356 TOTAL                                                 900
        492221    SBC/SOUTHWESTERN BELL-CA             35,000.00
492221 TOTAL                                           35,000.00
        493577    SBC/SOUTHWESTERN BELL-CA             52,500.00
493577 TOTAL                                           52,500.00
        497747    SBC/SOUTHWESTERN BELL-CA             39,900.00
497747 TOTAL                                           39,900.00
        497748    SBC/SOUTHWESTERN BELL-CA             19,380.00
        497748    SBC/SOUTHWESTERN BELL-CA             20,520.00
497748 TOTAL                                           39,900.00
        497749    SBC/SOUTHWESTERN BELL-CA              7,280.00
497749 TOTAL                                            7,280.00
        497750    SBC/SOUTHWESTERN BELL-CA              7,280.00
497750 TOTAL                                            7,280.00

        460465    SPRINT NORTH SUPPLY                  76,351.50
460465 TOTAL                                           76,351.50
        475444    SPRINT NORTH SUPPLY                   2,111.85
475444 TOTAL                                            2,111.85
        485368    SPRINT NORTH SUPPLY                      265.2
        485368    SPRINT NORTH SUPPLY                         50
        485368    SPRINT NORTH SUPPLY                        198
        485368    SPRINT NORTH SUPPLY                         20
485368 TOTAL                                               533.2
        485369    SPRINT NORTH SUPPLY                   1,060.80
        485369    SPRINT NORTH SUPPLY                        175
        485369    SPRINT NORTH SUPPLY                        792
        485369    SPRINT NORTH SUPPLY                         80
        485369    SPRINT NORTH SUPPLY                        800
485369 TOTAL                                              2907.8
        485370    SPRINT NORTH SUPPLY                        250
        485370    SPRINT NORTH SUPPLY                        396
485370 TOTAL                                                 646
        485371    SPRINT NORTH SUPPLY                   9,185.00
        485371    SPRINT NORTH SUPPLY                   1,326.00
        485371    SPRINT NORTH SUPPLY                        125
        485371    SPRINT NORTH SUPPLY                   1,089.00
        485371    SPRINT NORTH SUPPLY                        110
        485371    SPRINT NORTH SUPPLY                   1,000.00
485371 TOTAL                                           12,835.00
        486827    SPRINT NORTH SUPPLY                  11,990.00
486827 TOTAL                                           11,990.00
        487626    SPRINT NORTH SUPPLY                      505.4
487626 TOTAL                                               505.4
        488779    SPRINT NORTH SUPPLY                        525
488779 TOTAL                                                 525
        489215    SPRINT NORTH SUPPLY                  17,985.00
489215 TOTAL                                           17,985.00
        489217    SPRINT NORTH SUPPLY                  11,990.00
489217 TOTAL                                           11,990.00
        489356    SPRINT NORTH SUPPLY                   4,480.00
489356 TOTAL                                            4,480.00
        490539    SPRINT NORTH SUPPLY                     635.36
490539 TOTAL                                              635.36
        490545    SPRINT NORTH SUPPLY                  19,800.00
490545 TOTAL                                           19,800.00
        490902    SPRINT NORTH SUPPLY                   9,646.00
        490902    SPRINT NORTH SUPPLY                   8,320.00
490902 TOTAL                                           17,966.00
        492336    SPRINT NORTH SUPPLY                      261.5
        492336    SPRINT NORTH SUPPLY                     317.68
        492336    SPRINT NORTH SUPPLY                     214.34
        492336    SPRINT NORTH SUPPLY                        600
492336 TOTAL                                             1393.52
        492339    SPRINT NORTH SUPPLY                       36.1
        492339    SPRINT NORTH SUPPLY                     162.45
        492339    SPRINT NORTH SUPPLY                   5,400.00

492339 TOTAL                                            5,598.55
        492343    SPRINT NORTH SUPPLY                     864.23
        492343    SPRINT NORTH SUPPLY                      554.8
        492343    SPRINT NORTH SUPPLY                   1,169.64
        492343    SPRINT NORTH SUPPLY                   4,797.26
        492343    SPRINT NORTH SUPPLY                     268.87
        492343    SPRINT NORTH SUPPLY                   1,830.50
        492343    SPRINT NORTH SUPPLY                     253.42
        492343    SPRINT NORTH SUPPLY                   2,743.68
        492343    SPRINT NORTH SUPPLY                   3,944.04
        492343    SPRINT NORTH SUPPLY                     389.88
        492343    SPRINT NORTH SUPPLY                  39,600.00
        492343    SPRINT NORTH SUPPLY                   4,500.00
492343 TOTAL                                           60,916.32
        492345    SPRINT NORTH SUPPLY                   1,010.80
492345 TOTAL                                            1,010.80
        492349    SPRINT NORTH SUPPLY                      261.5
        492349    SPRINT NORTH SUPPLY                     253.42
492349 TOTAL                                              514.92
        492749    SPRINT NORTH SUPPLY                  12,800.00
492749 TOTAL                                           12,800.00
        492750    SPRINT NORTH SUPPLY                   5,120.00
492750 TOTAL                                            5,120.00
        492980    SPRINT NORTH SUPPLY                  10,798.00
492980 TOTAL                                           10,798.00
        493153    SPRINT NORTH SUPPLY                   1,270.00
        493153    SPRINT NORTH SUPPLY                        835
        493153    SPRINT NORTH SUPPLY                      132.6
493153 TOTAL                                              2237.6
        493156    SPRINT NORTH SUPPLY                   3,200.00
        493156    SPRINT NORTH SUPPLY                   1,307.50
        493156    SPRINT NORTH SUPPLY                     107.17
493156 TOTAL                                             4614.67
        493158    SPRINT NORTH SUPPLY                     389.88
        493158    SPRINT NORTH SUPPLY                      252.7
493158 TOTAL                                              642.58
        493162    SPRINT NORTH SUPPLY                   8,118.44
        493162    SPRINT NORTH SUPPLY                   1,075.48
        493162    SPRINT NORTH SUPPLY                     760.26
        493162    SPRINT NORTH SUPPLY                     342.96
        493162    SPRINT NORTH SUPPLY                     779.76
        493162    SPRINT NORTH SUPPLY                   3,176.80
493162 TOTAL                                           14,253.70
        493520    SPRINT NORTH SUPPLY                  76,160.00
493520 TOTAL                                           76,160.00
        493768    SPRINT NORTH SUPPLY                   3,200.00
        493768    SPRINT NORTH SUPPLY                  24,960.00
493768 TOTAL                                           28,160.00
        493770    SPRINT NORTH SUPPLY                   5,565.00
493770 TOTAL                                            5,565.00
        495427    SPRINT NORTH SUPPLY                         20
495427 TOTAL                                                  20

        495470    SPRINT NORTH SUPPLY                  13,600.00
495470 TOTAL                                           13,600.00
        495670    SPRINT NORTH SUPPLY                         99
495670 TOTAL                                                  99
        495763    SPRINT NORTH SUPPLY                        800
        495763    SPRINT NORTH SUPPLY                      261.5
        495763    SPRINT NORTH SUPPLY                      79.42
        495763    SPRINT NORTH SUPPLY                   9,360.96
        495763    SPRINT NORTH SUPPLY                     635.36
495763 TOTAL                                            11137.24
        495765    SPRINT NORTH SUPPLY                   2,500.00
        495765    SPRINT NORTH SUPPLY                   1,015.32
        495765    SPRINT NORTH SUPPLY                     194.94
        495765    SPRINT NORTH SUPPLY                   2,027.36
        495765    SPRINT NORTH SUPPLY                      324.9
495765 TOTAL                                             6062.52
        495769    SPRINT NORTH SUPPLY                     864.23
        495769    SPRINT NORTH SUPPLY                      554.8
        495769    SPRINT NORTH SUPPLY                     389.88
        495769    SPRINT NORTH SUPPLY                   3,690.20
        495769    SPRINT NORTH SUPPLY                       72.2
        495769    SPRINT NORTH SUPPLY                   2,229.24
        495769    SPRINT NORTH SUPPLY                     389.88
        495769    SPRINT NORTH SUPPLY                          0
        495769    SPRINT NORTH SUPPLY                          0
        495769    SPRINT NORTH SUPPLY                   4,500.00
        495769    SPRINT NORTH SUPPLY                      922.2
495769 TOTAL                                            13612.63
        496300    SPRINT NORTH SUPPLY                   5,080.00
496300 TOTAL                                            5,080.00
        496302    SPRINT NORTH SUPPLY                         99
        496302    SPRINT NORTH SUPPLY                         88
496302 TOTAL                                                 187
        497244    SPRINT NORTH SUPPLY                  15,360.00
497244 TOTAL                                           15,360.00
        497591    SPRINT NORTH SUPPLY                        800
        497591    SPRINT NORTH SUPPLY                     238.26
        497591    SPRINT NORTH SUPPLY                     535.85
        497591    SPRINT NORTH SUPPLY                      248.1
497591 TOTAL                                             1822.21
        497593    SPRINT NORTH SUPPLY                     194.94
        497593    SPRINT NORTH SUPPLY                      324.9
497593 TOTAL                                              519.84
        497596    SPRINT NORTH SUPPLY                   1,125.75
        497596    SPRINT NORTH SUPPLY                     375.25
497596 TOTAL                                                1501
        497598    SPRINT NORTH SUPPLY                   6,430.36
        497598    SPRINT NORTH SUPPLY                   1,142.92
        497598    SPRINT NORTH SUPPLY                      974.7
        497598    SPRINT NORTH SUPPLY                   3,690.20
        497598    SPRINT NORTH SUPPLY                       72.2
        497598    SPRINT NORTH SUPPLY                   1,712.00

        497598    SPRINT NORTH SUPPLY                   1,028.88
        497598    SPRINT NORTH SUPPLY                   1,543.32
        497598    SPRINT NORTH SUPPLY                  34,200.00
        497598    SPRINT NORTH SUPPLY                   2,500.00
        497598    SPRINT NORTH SUPPLY                   8,299.80
497598 TOTAL                                           61,594.38
        497600    SPRINT NORTH SUPPLY                     676.88
497600 TOTAL                                              676.88
        497603    SPRINT NORTH SUPPLY                     506.84
497603 TOTAL                                              506.84
        497676    SPRINT NORTH SUPPLY                        704
        497676    SPRINT NORTH SUPPLY                   4,175.00
        497676    SPRINT NORTH SUPPLY                   1,202.13
        497676    SPRINT NORTH SUPPLY                  15,300.00
497676 TOTAL                                           21,381.13
        497678    SPRINT NORTH SUPPLY                         40
        497678    SPRINT NORTH SUPPLY                        528
        497678    SPRINT NORTH SUPPLY                  15,865.00
        497678    SPRINT NORTH SUPPLY                  27,090.00
        497678    SPRINT NORTH SUPPLY                  18,000.00
        497678    SPRINT NORTH SUPPLY                   6,000.00
        497678    SPRINT NORTH SUPPLY                   3,182.40
497678 TOTAL                                           70,705.40
        497735    SPRINT NORTH SUPPLY                        204
497735 TOTAL                                                 204
        497802    SPRINT NORTH SUPPLY                   5,995.00
        497802    SPRINT NORTH SUPPLY                  14,720.00
497802 TOTAL                                           20,715.00
        497803    SPRINT NORTH SUPPLY                   3,840.00
497803 TOTAL                                            3,840.00
        491788    VERIZON BVAPP                         1,034.05
491788 TOTAL                                            1,034.05
        489788    VERIZON NORTH INC-IN                 14,196.60
489788 TOTAL                                           14,196.60
        489789    VERIZON NORTH INC-IN                 10,516.00
489789 TOTAL                                           10,516.00
        489790    VERIZON NORTH INC-IN                  9,464.40
489790 TOTAL                                            9,464.40
        492775    VERIZON NORTHWEST INC 9W              2,156.00
492775 TOTAL                                            2,156.00
        496383    VERIZON SOUTHWEST 9TS                15,602.60
        496383    VERIZON SOUTHWEST 9TS                 1,524.00
496383 TOTAL                                           17,126.60
        496478    VERIZON-NORTH-NSI                          455
496478 TOTAL                                                 455
GRAND TOTAL                                          12623918.73

                                SCHEDULE 4.14(B)

                          MATERIAL CONTRACTS - DEFAULTS

1. The Seller did not completely perform its obligations under the Letter of Agreement, dated December 8, 1999, between BellSouth
         Telecommunications, Inc. and Marconi Communications, Inc. BellSouth Telecommunications, Inc. was aware of this. This LOA expired in 2002.

2. Grande Communications, Inc. had been in breach of its volume commitments and the Seller had been late in meeting product enhancement deadlines. Both breaches were addressed through the December 2003 amendments to the Systems Purchase Agreement.

3.       The following matters are incorporated herein by reference:

         a.       Items 1, 2, 3, 4, 5, 7, 8, 9, 11, 14, 15 and 16 of the
                  "Customer Disputes" section of Schedule 4.11(a) (it being understood that this disclosure is not intended to state that the Seller is in default under any settlement agreement referenced in any such item).

         b. All of the matters set forth in the "Supplier Disputes" section of Schedule 4.11(b) (it being understood that this disclosure is not intended to state that the Seller is in default under any settlement agreement referenced in the "Supplier Disputes" section of Schedule 4.11(b)).

         c. Item 1 of the "Pending and Threatened Proceedings and Claims against the Seller" section of Schedule 4.12 (it being understood that this disclosure is not intended to state that the Seller is in default under any settlement agreement referenced in any such item).

         d. Item 2 of the "Proceedings and Claims Initiated by the Seller" section of Schedule 4.12 (it being understood that this disclosure is not intended to state that the Seller is in default under any settlement agreement referenced in any such item).

         e. Item 3 of Schedule 4.13(e)(i) (it being understood that this disclosure is not intended to state that the Seller is in default under any settlement agreement referenced in Item 3).

         f. Items 1 and 2 of Schedule 4.13(e)(iii) (it being understood that this disclosure is not intended to state that the Seller is in default under any settlement agreement referenced in
                  Item 2).

                                SCHEDULE 4.14(C)

                         MATERIAL CONTRACTS - CONSENTS

Schedule 4.3(b) is incorporated herein by reference.

                                  SCHEDULE 4.15

                                     PERMITS

None.

                                  SECTION 4.16

                                    INSURANCE

The Seller received a written notice from Chubb indicating that its professional indemnity insurance policy (also known as an "errors and omissions" insurance policy) was canceled effective October 31, 2002.

                                  SCHEDULE 4.17

                EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

Employee Incentive Plans.

1. Marconi Access Systems Annual Incentive Plan 2003/2004 Financial Year (Access Plan).

2. Marconi Employee Stock Purchase Plan for Employees in North America, effective as of October 10, 2000 (participation suspended, effective as of January 1, 2002) (Seller Benefit Plan).

3. In 1999, certain Access Employees received stock appreciation rights from The General Electric Company, p.l.c. in substitution for options held by such employees to purchase shares of stock of RELTEC Corporation. As of the date of the Agreement, the stock appreciation rights are believed to have virtually no or very little value (Seller Benefit Plan).

Pension Benefit Plans.

1. Marconi USA Employees' Retirement Plan, effective as of December 31, 1999 (Seller Benefit Plan).

2. Marconi USA Wealth Accumulation Plan, effective as of April 1, 2002 (Seller Benefit Plan).

3. Marconi Communications, Inc. Retirement Plan, effective as of January 1, 1998 (plan merged into Marconi USA Wealth Accumulation Plan on April 1, 2002) (Seller Benefit Plan).

4. Marconi Communications, Inc. Savings and Investment Plan, as Amended and Restated Effective January 1, 1998 (plan merged into Marconi USA Wealth Accumulation Plan on April 1, 2002) (Seller Benefit Plan).

5. RELTEC Corporation Retirement Plan, effective as of December 31, 1999 (plan frozen, effective as of December 31, 1997) (Seller Benefit Plan).

Welfare Benefits Plans.

1. Marconi Total Rewards Benefits Plan (this plan incorporates, without limitation, all of the Seller's medical programs, dental programs, vision programs, prescription drug programs, life insurance programs, long-term disability programs, short-term disability programs and dependent care and flexible spending arrangements) (Seller Benefit
         Plan).

2.       Marconi Paid Time Off Program (Seller Benefit Plan).

3.       Marconi Communications, Inc. Involuntary Severance Plan (Seller Benefit
         Plan).

4. The Seller maintains unemployment and workman's compensation programs in accordance with the Laws of the applicable states (Seller Benefit
         Plan).

Special Severance Agreements (all of which are Access Plans).

1.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Richard Schroder (amended December 17, 2003 to extend the effective closing date).

2.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Mike English (amended December 17, 2003 to extend the effective closing date).

3.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Danny Kimbrough (amended December 17, 2003 to extend the effective closing date).

4.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Russ Brown (amended December 17, 2003 to extend the effective closing date).

5.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Muneer Zuhdi (amended December 17, 2003 to extend the effective closing date).

6.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Andy Low (amended December 17, 2003 to extend the effective closing date).

7.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Mark Cannata (amended December 17, 2003 to extend the effective closing date).

8.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Tom Myers (amended December 17, 2003 to extend the effective closing date).

9.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Dan Horne (amended December 17, 2003 to extend the effective closing date).

10.      Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Bill Counts (amended December 17, 2003 to extend the effective closing date).

11.      Letter Agreement dated February 14, 2003 between Marconi
         Communications, Inc. and Mr. Scott Brock (amended December 17, 2003 to extend the effective closing date).

12.      Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Dave Pratt (amended December 17, 2003 to extend the effective closing date).

13.      Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Joe Ross (amended December 17, 2003 to extend the effective closing date).

Change of Control Agreements (all of which are Access Plans).

1.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Richard Schroder (amended December 17, 2003 to extend the effective closing date).

2.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Mike English (amended December 17, 2003 to extend the effective closing date).

3.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Danny Kimbrough (amended December 17, 2003 to extend the effective closing date).

4.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Russ Brown (amended December 17, 2003 to extend the effective closing date).

5.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Muneer Zuhdi (amended December 17, 2003 to extend the effective closing date).

6.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Andy Low (amended December 17, 2003 to extend the effective closing date).

7.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Mark Cannata (amended December 17, 2003 to extend the effective closing date).

8.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Tom Myers (amended December 17, 2003 to extend the effective closing date).

9.       Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Dan Horne (amended December 17, 2003 to extend the effective closing date).

10.      Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Bill Counts (amended December 17, 2003 to extend the effective closing date).

11.      Letter Agreement dated February 14, 2003 between Marconi
         Communications, Inc. and Mr. Scott Brock (amended December 17, 2003 to extend the effective closing date).

12.      Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Dave Pratt (amended December 17, 2003 to extend the effective closing date).

13.      Letter Agreement dated November 20, 2002 between Marconi
         Communications, Inc. and Mr. Joe Ross (amended December 17, 2003 to extend the effective closing date).

Additional Change of Control Agreements (all of which are Access Plans).

1. Letter Agreement dated December 4, 2002 between Marconi Communications, Inc. and Mr. Richard Schroder (amended December 17, 2003 to extend the effective closing date).

2. Letter Agreement dated December 4, 2002 between Marconi Communications, Inc. and Mr. Mike English (amended December 17, 2003 to extend the effective closing date).

3. Letter Agreement dated December 4, 2002 between Marconi Communications, Inc. and

         Mr. Tom Myers (amended December 17, 2003 to extend the effective closing date).

4. Letter Agreement dated December 4, 2002 between Marconi Communications, Inc. and Mr. Mark Cannata (amended December 17, 2003 to extend the effective closing date).

Employee Handbooks, Personnel Policies, Etc.

1.       Marconi Policies, issued on November 1, 1998.

                                SCHEDULE 4.18(a)

                WORK STOPPAGES; COLLECTIVE BARGAINING AGREEMENTS

None.

                                SCHEDULE 4.18(b)

                           COMPLIANCE WITH LABOR LAWS

Items 2 and 4 under the "Pending and Threatened Proceedings and Claims against the Seller" heading of Schedule 4.12 are incorporated herein by reference.

                                SCHEDULE 4.18(C)

                          EMPLOYMENT LOSSES UNDER WARN

[TO BE PROVIDED IMMEDIATELY PRIOR TO THE CLOSING.]

 NAME OF EMPLOYEE                    JOB TITLE                DATE OF SEPARATION
__________________               __________________           __________________
__________________               __________________           __________________
__________________               __________________           __________________
__________________               __________________           __________________
__________________               __________________           __________________
__________________               __________________           __________________
__________________               __________________           __________________
__________________               __________________           __________________

                                SCHEDULE 4.18(D)

                        AGREEMENTS RESTRICTING EMPLOYEES

The Current Access Employees set forth below are employed by the Seller pursuant to visas issued by the Bureau of U.S. Citizenship and Immigration Services ("USCIS"). These visas are not transferable from the Seller to the Purchaser. Therefore, in order to employ the Current Access Employees set forth below, the Purchaser will need to apply for new visas from USCIS with respect to these individuals.

1.       Jing C. Chang (H-1B visa).

2.       Willie Chwa (H-1B visa).

3.       Mulwa K. Mangeli (H-1B visa).

4.       Meena Kumari Pillarisetty (H-1B visa).

5.       Manju Singh Verma (H-1B visa).

6.       Dong Wu (H-1B visa).

7. Massimo Galliano (I-688B visa; currently applying for a green card; married to a U.S. citizen).

                                SCHEDULE 4.18(E)

                               REPORTING OF WAGES

Since January 1, 2001, the Seller has employed independent contractors, temporary employees and leased employees with respect to the Access Business pursuant to the independent contractor agreements set forth below.

1. Independent Contractor Agreement, dated August 6, 2001, by and between Marconi Communications, Inc. and Click2learn Placement Services (01-972-SVC).

2. Contract Labor Agreement, dated September 6, 2002, by and between Marconi Communications, Inc. and Matrix Resources, as amended (02-0943-IND; 02-0943-IND-A1).

3. *Contract Labor Agreement, dated September 30, 2002, by and between Marconi Communications, Inc. and Comforce Telecom, Inc.

4. Independent Contractor Agreement, dated October 1, 2002, by and between Marconi Communications, Inc. and Don Andersen (02-0971-IND).

5. Independent Contractor Agreement, dated February 20, 2003, between Marconi Communications, Inc. and North Pointe Resource Group (as amended) (03-0090-IND and 03-0090-IND-A1).

6. Engineering Services Agreement, signed on March 23, 2001, by and between Marconi Communications, Inc., and HCL Technologies America Inc.(00-579-IND).

7. Development Agreement, dated December 13, 2000, by and between Marconi Communications, Inc. and HCL Technologies Limited (00-286-DEV).

                                  SCHEDULE 4.20

                              COMPLIANCE WITH LAWS

Items 2 and 4 under the "Pending and Threatened Proceedings and Claims against the Seller" heading of Schedule 4.12 are incorporated herein by reference.

                                  SCHEDULE 4.21

                              ENVIRONMENTAL MATTERS

Teccor Electronics, Inc. ("Teccor") is a defendant in the litigation styled Gehan Properties II, Ltd. - Pamela, Inc. v. Teccor Electronics, Inc. v. Turbine Resources, Inc., et al., No. 236-183868-00, 236th Judicial District, Tarrant County, Texas. The plaintiff in this matter alleged that Teccor caused contamination on and around its former property located at 1101 Pamela Drive, Euless Texas. Teccor filed third-party petitions against several parties, including the Seller, alleging that such parties contributed to this contamination. The Seller, in connection with the Access Business, leased property located at 1001-1005 Pamela Drive and at 1107 Pamela Drive, Euless, Texas. Teccor and the Seller entered into a Settlement Agreement dated July 3, 2002 (cited in Schedules 2.2(f) and 4.12). In connection with the Settlement Agreement, the judge presiding in the case issued an order, dated July 9, 2002, dismissing, without prejudice, all claims in the case against the Seller.

                                  SCHEDULE 4.23

                                    INVENTORY

None.

                                SCHEDULE 4.24(A)

                       PRODUCT WARRANTIES AND LIABILITIES

1.       All of the matters set forth under the "Customer Disputes" heading of
         Schedule 4.11(a) are incorporated herein by reference.

2.       Schedule 4.24(c) is incorporated herein by reference.

3. Over a period of approximately the last twelve (12) months, there have been a series of cabinet configuration issues with respect to cabinets sold by the Access Business to Valor Telecommunications, Inc. The cabinets exhibited poor manufacturing quality including defective cabling and omitted components. The cabinet configuration issues may have an impact on future business opportunities.

4. Over a period of approximately the last six (6) months, there was a series of product performance issues with respect to products sold by the Access Business to Concord Telephone Company. The specific product performance issues are described in Items 14 and 16 under the heading "Customer Disputes" on Schedule 4.11(a). The full extent of the impact of these issues on the Access Business' relationship with Concord Telephone Company is not yet clear.

5. Over a period of approximately the last twelve (12) months, there have been a series of product performance issues with respect to products sold by the Access Business to Knology. The specific product performance issues relate to numerous alarms associated with Optical Degrades and CPU-DTU communications. Many attempts have been made to correct these deployment issues. The full extent of the impact of these issues on the Access Business' relationship with Knology is not yet clear.

                                SCHEDULE 4.24(C)

                                     RECALLS

1.       Schedule 4.24(a) is incorporated herein by reference.

2. Items 2 and 14 under the heading "Customer Disputes" on Schedule 4.11(a) are incorporated herein by reference.

3. Set forth below is a table listing recalls of products manufactured, shipped or sold by the Access Business since January 1, 2001 for which product change notices were issued.

  PCN    DATE CREATED   CLASS          PART NUMBER                           DESCRIPTION
  ---    ------------   -----          -----------                           -----------
MRCN408    02/01/01       A     41008205B                 DCU205B
MRCN409    02/02/01       A     41008206B                 DCU206B
MRCN411    04/01/01       A     4130870A                  DAU1A
MRCN415    06/01/01       A                               CPU51
MRCN418    06/01/01       A                               CPU51, CPU52
MRCN416    08/01/01       A     41208701                  TRU21
MRCN457    05/01/02       A     J-C11NS                   J-C11NS - J-C12NS
MRCN458    05/01/02       A     J-C11SS                   J-C11SS - J-C12SS
MRCN483    06/19/02       A     JC0506, F1001113          Mesa 2 NT Environmental Control-BS
MRCN484    06/19/02       A     JC0507, F1001114          Mesa 4 NT Environmental Control-BS
MRCN485    06/19/02       A     JC0508, F1001115          Mesa 6 NT Environmental Control-BS
MRCN486    06/19/02       A     JC0502, JC0602, F1001116  Mesa 2 NT Environmental Control-Other
MRCN487    06/19/02       A     JC0503, JC0603, F1001117  Mesa 4 NT Environmental Control-Other
MRCN488    06/19/02       A     JC0504, JC0604,F1001118   Mesa 6 NT Environmental Control-Other
MRCN507    10/29/02       A     4105032B                  DPU3B, ISDN and Power fixes
MRCN513    11/05/02       A     4105032B                  DPU3B, ISDN for BellSouth Only
MRCN537    06/03/03       A     4102124C                  SMF-15 Module
MRCN541    06/05/03       A     41408602B                 CPU52A to CPU52B for all customers
MRCO550    08/18/03       A     Mesa NT MX cabinet        Rewire  Alarm Cross Connect for DC Generator
MRCN402    06/01/01       AC    4105024A                  QOIU511A
MRCN426    07/01/01       AC    41-021-50                 OMU90
MRCN427    07/01/01       AC    41-020-99                 QCU60D
MRCN436    07/01/01       AC    41008131                  SCU131A
MRCN428    08/01/01       AC    41-020-99                 QCU60W
MRCN437    09/01/01       AC    4130870B                  DAU1B
MRCN441    09/21/01       AC    46-020-74AA               QCU60E
MRCN471    02/01/02       AC    41008205                  DCU205C
MRCN472    02/01/02       AC    41008206                  DCU206C
MRCN496    09/15/02       AC    41008131B                 SCU131B for BellSouth Only
MRCN516     5/7/93        AC    4140861D                  SPU3D to SPU3D, CPU-SPU communication issue
MRCN517     5/7/03        AC    4140861Y                  SPU3A/B to SPU3Y, CPU-SPU communications issue
MRCN546    07/18/03       AC    41408602Z                 CPU52 to CPU52Z for all customers
MRCN548    07/24/03       AC    4102052E                  DTU1D to DTU1E BellSouth Only
MRCN554    10/10/03       AC    4120870B                  TRU2A to TRU2B, TMC/EOC issue

                                  SCHEDULE 4.25

                             EFFECT OF TRANSACTIONS

The Seller understands that BellSouth Telecommunications, Inc. is testing Catena Networks equipment in its laboratories.

                                  SCHEDULE 6.2

                            PRESERVATION OF BUSINESS

Without limiting the general right of the Seller to operate the Access Business in the ordinary course of business and in substantially the same manner as has been conducted between April 1, 2003 and the Closing Date, the Seller and Marconi IP shall be permitted to engage in the following activities relating to the Access Business without the prior written consent of the Purchaser:

1. In connection with Section 6.2(a)(ii) of the Agreement, the attached table (entitled "Capital Spending Analysis: Actual/Forecast to June 2004") is incorporated herein by reference.

2. In connection with Section 6.2(a)(viii) of the Agreement, the Seller and Marconi IP may effectuate the unwinding of the CSC Outsourcing Arrangements as it relates to the Access Business.

3. In connection with Section 6.2(a)(viii) of the Agreement, the Seller may enter into a license agreement with NComm, Inc. with respect to the use of the T1 Trunk Management Software. (The current draft of this license agreement has been provided to the Purchaser.)

CAPITAL SPENDING ANALYSIS
ACTUAL / FORECAST TO JUNE 2004 ($000'S)

 CAP                                                                    APR-03   MAY-03   JUN-03   JUL-03   AUG-03   SEP-03
OR SW   PROJECT    DEPT                PROJECT DESCRIPTION              ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL
---------------------------------------------------------------------------------------------------------------------------
US-ACC-WLN

          ----             ACCRUALS                                     $ (0.3)  $    -   $    -   $    -   $    -   $    -

 CAP      185N    160480   BEDFORD MOVE - TELECOMS                      $    -   $ 43.6   $ (3.1)  $    -   $    -   $    -
 CAP      104P    160140   QOIU511B IN CIRCUIT TEST SET                 $    -   $    -   $    -   $ 23.0   $    -   $    -
 CAP      110P    160140   OIU96 FUNCTIONAL TEST SOLUTION
                           DEVELOPMENT                                  $    -   $    -   $    -   $    -   $    -   $  0.1
 CAP      123P    160140   LVDU FUNCTIONAL TEST FIXTURE - PROD TEST
                           SUPPORT MIDSOUTH                             $ 10.5   $    -   $    -   $    -   $    -   $    -
 CAP      127P    160214   ADDITIONAL CARDS NEEDED FOR LARGE
                           SYSTEM TESTING ADSL                          $ (5.8)  $ (4.1)  $    -   $    -   $    -   $    -
 CAP      135P    160140   CCU & IMA FVT SYSTEM TEST PLATFORM
                           DUPLICATION                                  $  0.3   $  0.2   $    -   $    -   $ 41.5   $    -
 CAP      142P    160140   DCU208 HP79000 FUNCTIONAL TEST SOLUTION      $    -   $    -   $    -   $  0.8   $    -   $    -
 CAP      150P    160334   BELLSOUTH TRAINING EQUP:  ADDITIONAL
                           CARDS DATA/EXPANDED BANDWIDTH                $  4.4   $    -   $  0.8   $    -   $    -   $    -
 CAP      152P    160140   DPU2 ICT SOLUTION FOR PRODUCTION
                           ASSEMBLY TEST                                $  2.3   $  0.2   $  3.8   $    -   $    -   $    -
 CAP      153P    160122   117580 PLASTIC FACEPLATE TOOL MODIFICATION
                           (DCU207)                                     $  2.7   $  2.5   $ (2.3)  $    -   $    -   $    -
 CAP      154P    160122   107774 PLASTIC FACEPLATE TOOL MODIFICATION
                           (DCU207)                                     $  2.5   $    -   $  0.2   $    -   $    -   $    -
 CAP      155P    160122   BUY USED EQUIP FROM TRANTECH (FOR
                           TRANSFORMER PRODUCTION)                      $  5.0   $  0.4   $    -   $    -   $    -   $    -
 CAP      164P    160220   SUN PATCH TESTING FOR BELLSOUTH              $    -   $ 12.6   $    -   $    -   $    -   $    -
 CAP      166P    160220   PROGRAM: FP2006 V4.0.4 - E4500 SERVER        $    -   $    -   $ 12.3   $    -   $    -   $    -
 CAP      170P    160140   OIU96 IN-CIRCUIT TEST SET                    $    -   $    -   $    -   $  8.0   $  0.7   $    -
 CAP      174P    160331   PROGRAM: FP3080 EXPANDED BANDWIDTH ON        $    -   $    -   $    -   $    -   $    -   $  3.1
                           MX - SERVICE
 SW       177P    160308   TIS OUTSOURCING REQUIREMENTS
                           (CLICK2LEARN)                                $    -   $    -   $    -   $  3.4   $    -   $    -
 CAP      179P    160238   BROADLIGHT EVALUATION SYSTEMS FOR FTTP
                           APPLICATION                                  $    -   $    -   $    -   $    -   $    -   $  8.4
 CAP      183P    160220   MX PCU COST REDUCTION - DESIGN
                           ENGINEERING                                  $    -   $    -   $    -   $    -   $  3.6   $    -
 CAP      194P    160140   QCU602 ICT FIXTURE                           $    -   $    -   $    -   $    -   $    -   $  6.3
 CAP      117R    160140   OMU TEST DUPLICATION PAR                     $    -   $    -   $    -   $    -   $    -   $  0.3
 CAP      118R    160140   CPU FLUKE REPLACEMENT TEST SET #1            $    -   $    -   $    -   $    -   $    -   $    -
 CAP      161P    160140   HIGH SPEED CHANNEL SHELF PROGRAM:
                           OPERATIONS TEST EQUIPMENT                    $    -   $    -   $    -   $    -   $    -   $    -
 CAP      175P    160220   PROGRAM:  FP3080 EXPANDED BANDWIDTH ON
                           MX - DESIGN ENGINEERING                      $    -   $    -   $    -   $    -   $    -   $    -
 CAP      184P    160140   PROGRAM:  MX PCU COST REDUCTION -
                           OPERATIONS                                   $    -   $    -   $    -   $    -   $    -   $    -
 CAP      116R    160140   DPU3 & AU50 DUPLICATE HP79000 FIXTURES       $    -   $    -   $    -   $    -   $    -   $    -
 CAP      119R    160140   CPU FLUKE REPLACEMENT TEST SET #2            $    -   $    -   $    -   $    -   $    -   $    -
 CAP      120R    160140   OPU & DTU FLUKE REPLACEMENT TEST SET #3      $    -   $    -   $    -   $    -   $    -   $    -
 CAP      131R    160140   OPTICAL INSPECTION EQUIPMENT                 $    -   $    -   $    -   $    -   $    -   $    -
 CAP      138R             56 MX ONU FARM FOR SW DEVELOPMENT
                           GROUP                                        $    -   $    -   $    -   $    -   $    -   $    -



 CAP                                                                    OCT-03   NOV-03   DEC-03   JAN-04   FEB-04   MAR-04
OR SW   PROJECT    DEPT                PROJECT DESCRIPTION              ACTUAL    FCST     FCST     FCST     FCST     FCST
------------------------------------------------------------------------------   ------------------------------------------
US-ACC-WLN

          ----             ACCRUALS                                     $    -   $    -   $    -   $    -   $    -   $    -

 CAP      185N    160480   BEDFORD MOVE - TELECOMS                      $    -   $    -   $    -   $    -   $    -   $    -
 CAP      104P    160140   QOIU511B IN CIRCUIT TEST SET                 $    -   $    -   $    -   $    -   $    -   $    -
 CAP      110P    160140   OIU96 FUNCTIONAL TEST SOLUTION
                           DEVELOPMENT                                  $    -   $    -   $    -   $    -   $    -   $    -
 CAP      123P    160140   LVDU FUNCTIONAL TEST FIXTURE - PROD TEST
                           SUPPORT MIDSOUTH                             $    -   $    -   $    -   $    -   $    -   $    -
 CAP      127P    160214   ADDITIONAL CARDS NEEDED FOR LARGE
                           SYSTEM TESTING ADSL                          $    -   $    -   $    -   $    -   $    -   $    -
 CAP      135P    160140   CCU & IMA FVT SYSTEM TEST PLATFORM
                           DUPLICATION                                  $    -   $    -   $    -   $    -   $    -   $    -
 CAP      142P    160140   DCU208 HP79000 FUNCTIONAL TEST SOLUTION      $    -   $    -   $    -   $    -   $    -   $    -
 CAP      150P    160334   BELLSOUTH TRAINING EQUP:  ADDITIONAL
                           CARDS DATA/EXPANDED BANDWIDTH                $    -   $    -   $    -   $    -   $    -   $    -
 CAP      152P    160140   DPU2 ICT SOLUTION FOR PRODUCTION
                           ASSEMBLY TEST                                $    -   $    -   $    -   $    -   $    -   $    -
 CAP      153P    160122   117580 PLASTIC FACEPLATE TOOL MODIFICATION
                           (DCU207)                                     $    -   $    -   $    -   $    -   $    -   $    -
 CAP      154P    160122   107774 PLASTIC FACEPLATE TOOL MODIFICATION
                           (DCU207)                                     $    -   $    -   $    -   $    -   $    -   $    -
 CAP      155P    160122   BUY USED EQUIP FROM TRANTECH (FOR
                           TRANSFORMER PRODUCTION)                      $    -   $    -   $    -   $    -   $    -   $    -
 CAP      164P    160220   SUN PATCH TESTING FOR BELLSOUTH              $    -   $    -   $    -   $    -   $    -   $    -
 CAP      166P    160220   PROGRAM: FP2006 V4.0.4 - E4500 SERVER        $    -   $    -   $    -   $    -   $    -   $    -
 CAP      170P    160140   OIU96 IN-CIRCUIT TEST SET                    $    -   $    -   $    -   $    -   $    -   $    -
 CAP      174P    160331   PROGRAM: FP3080 EXPANDED BANDWIDTH ON        $  6.3   $    -   $    -   $    -   $    -   $    -
                           MX - SERVICE
 SW       177P    160308   TIS OUTSOURCING REQUIREMENTS
                           (CLICK2LEARN)                                $    -   $    -   $    -   $    -   $    -   $    -
 CAP      179P    160238   BROADLIGHT EVALUATION SYSTEMS FOR FTTP
                           APPLICATION                                  $ 11.2   $    -   $    -   $    -   $    -   $    -
 CAP      183P    160220   MX PCU COST REDUCTION - DESIGN
                           ENGINEERING                                  $    -   $    -   $    -   $    -   $    -   $    -
 CAP      194P    160140   QCU602 ICT FIXTURE                           $    -   $    -   $    -   $    -   $    -   $    -
 CAP      117R    160140   OMU TEST DUPLICATION PAR                     $  0.2   $    -   $    -   $    -   $    -   $    -
 CAP      118R    160140   CPU FLUKE REPLACEMENT TEST SET #1            $  6.0   $    -   $    -   $    -   $    -   $    -
 CAP      161P    160140   HIGH SPEED CHANNEL SHELF PROGRAM:
                           OPERATIONS TEST EQUIPMENT                    $    -   $    -   $    -   $    -   $    -   $    -
 CAP      175P    160220   PROGRAM:  FP3080 EXPANDED BANDWIDTH ON
                           MX - DESIGN ENGINEERING                      $    -   $    -   $    -   $    -   $    -   $    -
 CAP      184P    160140   PROGRAM:  MX PCU COST REDUCTION -
                           OPERATIONS                                   $    -   $    -   $    -   $    -   $    -   $    -
 CAP      116R    160140   DPU3 & AU50 DUPLICATE HP79000 FIXTURES       $    -   $    -   $    -   $    -   $    -   $    -
 CAP      119R    160140   CPU FLUKE REPLACEMENT TEST SET #2            $    -   $    -   $    -   $    -   $    -   $    -
 CAP      120R    160140   OPU & DTU FLUKE REPLACEMENT TEST SET #3      $    -   $    -   $    -   $    -   $    -   $    -
 CAP      131R    160140   OPTICAL INSPECTION EQUIPMENT                 $    -   $    -   $    -   $    -   $    -   $    -
 CAP      138R             56 MX ONU FARM FOR SW DEVELOPMENT
                           GROUP                                        $    -   $    -   $    -   $    -   $    -   $    -



 CAP                                                                     FISCAL    APR-04   MAY-04   JUN-04    OPEN
OR SW   PROJECT    DEPT                PROJECT DESCRIPTION              2004 YTD    FCST     FCST     FCST    CAPITAL
---------------------------------------------------------------------------------------------------------------------
US-ACC-WLN                                                                                                          -

          ----             ACCRUALS                                     $   (0.3)  $    -   $    -   $    -         -

 CAP      185N    160480   BEDFORD MOVE - TELECOMS                      $   40.5   $    -   $    -   $    -         -
 CAP      104P    160140   QOIU511B IN CIRCUIT TEST SET                 $   23.0   $    -   $    -   $    -         -
 CAP      110P    160140   OIU96 FUNCTIONAL TEST SOLUTION
                           DEVELOPMENT                                  $    0.1   $    -   $    -   $    -      37.0
 CAP      123P    160140   LVDU FUNCTIONAL TEST FIXTURE - PROD TEST
                           SUPPORT MIDSOUTH                             $   10.5   $    -   $    -   $    -         -
 CAP      127P    160214   ADDITIONAL CARDS NEEDED FOR LARGE
                           SYSTEM TESTING ADSL                          $   (9.9)  $    -   $    -   $    -         -
 CAP      135P    160140   CCU & IMA FVT SYSTEM TEST PLATFORM
                           DUPLICATION                                  $   42.0   $    -   $    -   $    -         -
 CAP      142P    160140   DCU208 HP79000 FUNCTIONAL TEST SOLUTION      $    0.8   $    -   $    -   $    -         -
 CAP      150P    160334   BELLSOUTH TRAINING EQUP:  ADDITIONAL
                           CARDS DATA/EXPANDED BANDWIDTH                $    5.2   $    -   $    -   $    -         -
 CAP      152P    160140   DPU2 ICT SOLUTION FOR PRODUCTION
                           ASSEMBLY TEST                                $    6.3   $    -   $    -   $    -         -
 CAP      153P    160122   117580 PLASTIC FACEPLATE TOOL MODIFICATION
                           (DCU207)                                     $    2.9   $    -   $    -   $    -         -
 CAP      154P    160122   107774 PLASTIC FACEPLATE TOOL MODIFICATION
                           (DCU207)                                     $    2.7   $    -   $    -   $    -         -
 CAP      155P    160122   BUY USED EQUIP FROM TRANTECH (FOR
                           TRANSFORMER PRODUCTION)                      $    5.4   $    -   $    -   $    -         -
 CAP      164P    160220   SUN PATCH TESTING FOR BELLSOUTH              $   12.6   $    -   $    -   $    -         -
 CAP      166P    160220   PROGRAM: FP2006 V4.0.4 - E4500 SERVER        $   12.3   $    -   $    -   $    -         -
 CAP      170P    160140   OIU96 IN-CIRCUIT TEST SET                    $    8.7   $    -   $    -   $    -         -
 CAP      174P    160331   PROGRAM: FP3080 EXPANDED BANDWIDTH ON        $    9.4   $    -   $    -   $    -         -
                           MX - SERVICE
 SW       177P    160308   TIS OUTSOURCING REQUIREMENTS
                           (CLICK2LEARN)                                $    3.4   $    -   $    -   $    -         -
 CAP      179P    160238   BROADLIGHT EVALUATION SYSTEMS FOR FTTP
                           APPLICATION                                  $   19.6   $    -   $    -   $    -      11.0
 CAP      183P    160220   MX PCU COST REDUCTION - DESIGN
                           ENGINEERING                                  $    3.6   $    -   $    -   $    -      11.0
 CAP      194P    160140   QCU602 ICT FIXTURE                           $    6.3   $    -   $    -   $    -         -
 CAP      117R    160140   OMU TEST DUPLICATION PAR                     $    0.5   $    -   $    -   $    -      27.0
 CAP      118R    160140   CPU FLUKE REPLACEMENT TEST SET #1            $    6.0   $    -   $    -   $    -      44.0
 CAP      161P    160140   HIGH SPEED CHANNEL SHELF PROGRAM:
                           OPERATIONS TEST EQUIPMENT                    $      -                                 60.0
 CAP      175P    160220   PROGRAM:  FP3080 EXPANDED BANDWIDTH ON
                           MX - DESIGN ENGINEERING                      $      -                                 11.0
 CAP      184P    160140   PROGRAM:  MX PCU COST REDUCTION -
                           OPERATIONS                                   $      -                                 75.0
 CAP      116R    160140   DPU3 & AU50 DUPLICATE HP79000 FIXTURES       $      -                                 17.0
 CAP      119R    160140   CPU FLUKE REPLACEMENT TEST SET #2            $      -                                 44.0
 CAP      120R    160140   OPU & DTU FLUKE REPLACEMENT TEST SET #3      $      -                                 56.0
 CAP      131R    160140   OPTICAL INSPECTION EQUIPMENT                 $      -                                 35.0
 CAP      138R             56 MX ONU FARM FOR SW DEVELOPMENT
                           GROUP                                        $      -                                 74.0

CAPITAL SPENDING ANALYSIS
ACTUAL / FORECAST TO JUNE 2004 ($000'S)

 CAP                                                                    APR-03   MAY-03   JUN-03   JUL-03   AUG-03   SEP-03
OR SW   PROJECT    DEPT                PROJECT DESCRIPTION              ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL   ACTUAL
---------------------------------------------------------------------------------------------------------------------------
 CAP      139R             56 MX ONU FARM FOR SYSTEMS TEST              $    -   $    -   $    -   $    -   $    -   $    -
 CAP      144R             OIU72C1 ICT TEST FIXTURE                     $    -   $    -   $    -   $    -   $    -   $    -
 CAP      145R             OIU 94/96 FVT SET                            $    -   $    -   $    -   $    -   $    -   $    -
 CAP      147R             FLEXIBLE FIBER SCOPE FOR CCU11 CARD          $    -   $    -   $    -   $    -   $    -   $    -
 CAP      148R             CCU11 TEST FIXTURE UPGRADE WITH IN-BAND
                           MGMT                                         $    -   $    -   $    -   $    -   $    -   $    -
 CAP      149R             FLEXIBLE FIBER SCOPES FOR CCU11 CARD - FOR
                           FIELD TECHS                                  $    -   $    -   $    -   $    -   $    -   $    -
          148P             PROGRAM:  FP2006 V4.0                        $    -   $    -   $    -   $    -   $    -   $    -
                           PRECISION CURRENT SOURCE FOR OPTICAL         $    -   $    -   $    -   $    -   $    -   $    -
                           COMPONENT AUTOMATED TESTBED
          151R             FLEXIBLE FIBER SCOPES FOR CCU11 CARD - FOR
                           FIELD SERVICE TECHS                          $    -   $    -   $    -   $    -   $    -   $    -
                           spending forecast
                                                                        $    -   $    -   $    -   $    -   $    -   $    -
                                                                        ---------------------------------------------------
                                               TOTAL US-ACC-WLN         $ 21.6   $ 55.4   $ 11.7   $ 35.2   $ 45.9   $ 18.2
                                                                        ===================================================

 CAP                                                                    OCT-03   NOV-03   DEC-03   JAN-04   FEB-04   MAR-04
OR SW   PROJECT    DEPT                PROJECT DESCRIPTION              ACTUAL    FCST     FCST     FCST     FCST     FCST
---------------------------------------------------------------------------------------------------------------------------
 CAP      139R             56 MX ONU FARM FOR SYSTEMS TEST              $    -   $    -   $    -   $    -   $    -   $    -
 CAP      144R             OIU72C1 ICT TEST FIXTURE                     $    -   $    -   $    -   $    -   $    -   $    -
 CAP      145R             OIU 94/96 FVT SET                            $    -   $    -   $    -   $    -   $    -   $    -
 CAP      147R             FLEXIBLE FIBER SCOPE FOR CCU11 CARD          $    -   $    -   $    -   $    -   $    -   $    -
 CAP      148R             CCU11 TEST FIXTURE UPGRADE WITH IN-BAND
                           MGMT                                         $    -   $    -   $    -   $    -   $    -   $    -
 CAP      149R             FLEXIBLE FIBER SCOPES FOR CCU11 CARD - FOR
                           FIELD TECHS                                  $    -   $    -   $    -   $    -   $    -   $    -
          148P             PROGRAM:  FP2006 V4.0                        $    -   $    -   $    -   $    -   $    -   $    -
                           PRECISION CURRENT SOURCE FOR OPTICAL         $    -   $    -   $    -   $    -   $    -   $    -
                           COMPONENT AUTOMATED TESTBED
          151R             FLEXIBLE FIBER SCOPES FOR CCU11 CARD - FOR
                           FIELD SERVICE TECHS                          $    -   $    -   $    -   $    -   $    -   $    -
                                                                                                   ------------------------
                           spending forecast                                     $ 50.0   $105.0   $110.0   $120.0   $125.0
                                                                                                   ========================
                                                                        $    -   $    -   $    -   $    -   $    -   $    -
                                                                        ---------------------------------------------------
                                               TOTAL US-ACC-WLN         $ 23.7   $ 50.0   $105.0   $110.0   $120.0   $125.0
                                                                        ===================================================

 CAP                                                                     FISCAL    APR-04   MAY-04   JUN-04    OPEN
OR SW   PROJECT    DEPT                PROJECT DESCRIPTION              2004 YTD    FCST     FCST     FCST    CAPITAL
---------------------------------------------------------------------------------------------------------------------
 CAP      139R             56 MX ONU FARM FOR SYSTEMS TEST              $      -                                 84.0
 CAP      144R             OIU72C1 ICT TEST FIXTURE                     $      -                                 10.0
 CAP      145R             OIU 94/96 FVT SET                            $      -                                 15.0
 CAP      147R             FLEXIBLE FIBER SCOPE FOR CCU11 CARD          $      -                                  2.0
 CAP      148R             CCU11 TEST FIXTURE UPGRADE WITH IN-BAND
                           MGMT                                         $      -                                 10.0
 CAP      149R             FLEXIBLE FIBER SCOPES FOR CCU11 CARD - FOR
                           FIELD TECHS                                  $      -                                  6.0
          148P             PROGRAM:  FP2006 V4.0                        $      -                                  2.0
                           PRECISION CURRENT SOURCE FOR OPTICAL         $      -                                  3.0
                           COMPONENT AUTOMATED TESTBED
          151R             FLEXIBLE FIBER SCOPES FOR CCU11 CARD - FOR
                           FIELD SERVICE TECHS                          $      -                                  5.0
                                                                        -----------------------------------
                           spending forecast                            $  211.8   $115.0   $115.0   $110.0         -
                                                                        ===================================
                                                                        $      -   $    -   $    -   $    -         -
                                                                        ---------------------------------------------
                                               TOTAL US-ACC-WLN         $  423.5   $115.0   $ 115.0  $110.0   $ 639.0
                                                                        =============================================
                                                                                                                850.0

                                 SCHEDULE 6.3(C)

                               OBTAINING CONSENTS

If the Seller, in its sole discretion, decides to pay any amount to any Person (other than BellSouth Corporation or any of its Affiliates) in order to obtain a Consent required in connection with the transfer of a Purchased Contract pursuant to this Agreement, then the Purchaser shall reimburse the Seller for one-half of such amounts as such amounts are incurred, up to a maximum aggregate reimbursement by the Purchaser of $2,000,000.

                                  SCHEDULE 6.16

                                     GRANDE

Between the date hereof and the Closing, each of the Seller and the Purchaser shall use its reasonable best efforts to comply with the provisions of Section 2.3(c) of the Agreement with respect to the System Purchase Agreement, which such System Purchase Agreement is a Shared Contract. In connection with the foregoing, between the date hereof and the Closing, each of the Seller and the Purchaser shall use its reasonable best efforts to negotiate a mutually agreeable arrangement with Grande pursuant to which Grande's minimum purchase obligations set forth in the System Purchase Agreement will be divided between the Access Business and the Other Businesses. If the Seller and the Purchaser are not able to finalize a mutually agreeable arrangement with Grande prior to the Closing in accordance with the first two sentences of this Schedule 6.16, then, subject to obtaining all applicable Consents, the System Purchase Agreement shall be assigned by the Seller to the Purchaser at the Closing, and the Seller and the Purchaser shall execute the Grande Reseller Agreement.

                                  SCHEDULE 7.9
                           CLOSING CONDITION CONSENTS

The Contracts marked with an asterisk (*) are designated as Shared Contracts.

1. * Agreement No. PR-6804-A, dated July 31, 1992, between BellSouth Telecommunications, Inc. and Reliance Comm/Tec Corporation, Transmission Systems Division (as amended) (92-116-GPS) (Includes Amendment No. 11, effective as of July 1, 2003, extending the initial term of the agreement through June 30, 2006).

             - In order for the closing condition set forth in Section 7.9 of the Agreement to be satisfied with respect to this agreement, Consent must be received to transfer this agreement to the Purchaser.

2. * Letter of Agreement No. PR-7246B-A-00006, CEV, dated March 13, 2000, between BellSouth Telecommunications, Inc. and Marconi Communications Inc. (regarding CEV Turnkey Services (92-116-LOA-6).

             - In order for the closing condition set forth in Section 7.9 of the Agreement to be satisfied with respect to this agreement, Consent must be received to transfer this agreement to the Purchaser.

3. *Any other agreements between BellSouth Telecommunications, Inc. and Marconi relating to or affecting the Access Business.

             - In order for the closing condition set forth in Section 7.9 of the Agreement to be satisfied with respect to these agreements, Consent must be received to transfer these agreements to the Purchaser.

4. OEM Software License Agreement, dated January 23, 2001, by and between AdventNet, Inc. and Marconi Communications, Inc. (00-101-SWL).

5. IONA ISV Orbix Development and Runtime License Agreement, dated May 26, 2000, by and between Marconi Communications, Inc. and IONA Technologies Inc., as amended (99-642-SWL; 99-642-SWL-A1).

6. Run-Time Library Licensing Agreement, dated March 5, 1997, by and between RELTEC Corporation (RTEC Systems Division) and DSET Corporation (96-278-LIC).

7. VAR Master Agreement, dated December 31, 1999, by and between Marconi Communications, Inc. and Objectivity, Inc. (99-686-VAR).

8. Master License Agreement for Proprietary Software (Berkeley DB), dated December 9, 2002, between Sleepycat Software, Inc. and Marconi Communications, Inc.

9. * Software License Agreement, dated as of December 23, 1998, by and between Trillium Digital Systems, Inc. and Marconi Communications S.P.A.

             - In order for the closing condition set forth in Section 7.9 of the Agreement to be satisfied with respect to this agreement, either (a) Consent must be received to transfer this agreement to the Purchaser or (b) a new agreement must be agreed to that will permit the Purchaser to operate after the Closing on terms that are either materially similar to the terms of the current agreement or, in the aggregate, more beneficial to the Purchaser than the terms of the existing agreement.

10. License Agreement for Nucleus Software, dated May 26, 1998 between Accelerated Technology and RELTEC Communications Inc.

11. Software License Agreement with Accelerated Technology, Inc. dated June 30 2003 (and related purchase order).

12. * On-Line Supply Equipment Purchase & Services Agreement, dated August 25, 2000, between Marconi Communications, Inc. and Communications Test Design, Inc. (as amended) (00-371-PUR).

             - In order for the closing condition set forth in Section 7.9 of the Agreement to be satisfied with respect to this agreement, Consent must be received to transfer this agreement to the Purchaser.

13. * Letter of Agreement No. R10437G-L-00003, dated August 24, 2000, between BellSouth Telecommunications, Inc., Marconi Communications Inc. and Communications Test Design, Inc. (regarding On-Line Supply Program)(92-116-LOA-8).

             - In order for the closing condition set forth in Section 7.9 of the Agreement to be satisfied with respect to this agreement, Consent must be received to transfer this agreement to the Purchaser.

14. * Agreement, dated July 1, 1998, by and between Marconi Communications, Inc. (f/k/a RELTEC Communications Inc.) and North Supply Company (as amended) (98-132-VAR; 98-132-VAR-A1; 98-132-VAR-A2; 98-132-VAR-A3).

         - In order for the closing condition set forth in Section 7.9 of the Agreement to be satisfied with respect to this agreement, a new agreement must be agreed to that will permit the Purchaser to operate after the Closing on terms that are either materially similar to the terms of the current agreement or, in the aggregate, more beneficial to the Purchaser than the terms of the existing agreement.

15. Seller must obtain all consents necessary from Computer Sciences Corp. in order to provide the services set forth in the Transition Services Agreement.

16. Seller must obtain all consents necessary from SAP AG in order to provide the services set forth in the Transition Services Agreement.

17. Seller must obtain all consents necessary from Jabil Circuit, Inc. in order to provide the services set forth in the Transition Services Agreement.

18. Master License Agreement, dated March 31, 1997, by and between RELTEC Corporation and Pure Atria Corporation (97-349-LIC).

19. License Agreement for Bellcore EACAT Software, dated January, 19, 1994, by and between Reliance Comm/Tec, Transmission Systems Group and Bell Communications Research, Inc. (94-106-LIC).

20.      Shrink-Wrap Product License Agreement with Rational Software
         Corporation.

21. * Pricing Agreement, dated March 28, 2002, by and between Marconi Communications, Inc. and Parametric Technology Corporation (02-0221-SWL); Customer Agreement for Licensed Products, dated August 31, 1999, between Marconi Communications, Inc. and Parametric Technology Corporation.

             - In order for the closing condition set forth in Section 7.9 of the Agreement to be satisfied with respect to this agreement, Consent must be received to transfer the following licenses to the Purchaser (it being understood that any fee required to reactivate the inactive licenses will be paid for by the Purchaser):

CONFIG ID    LICENSE TYPE      STATUS    NUMBER
 1457202    Pro/E             Active        4
 1457203    Intralink         Active        4
  623430    Pro/E             Inactive     10
  680337    Intralink         Inactive     10
  639103    CHD               Inactive      1
  680349    Flythru           Inactive     14
            Pro/Sheetmetal    Inactive      4
            Pro/Process       Inactive      1

22. Software License Agreement, dated September 28, 1998, by and between RELTEC Communications Inc. and Cadence Design Systems, Inc., as amended (98-493-LIC; 98-493-LIC-A1); Software Maintenance Agreement, dated September 28, 1998, by and between RELTEC Communications Inc. and Cadence Design Systems, Inc. (98-493-LIC-A1).

23. * Software License Agreement, dated December 24, 1998, by and between RELTEC Communications, Inc. and Integrated Systems, Inc. (n/k/a Wind River Systems), as amended (98-609-LIC).

             - In order for the closing condition set forth in Section 7.9 of the Agreement to be satisfied with respect to this agreement, either (a) Consent must be received to transfer this agreement to the Purchaser or (b) a new agreement must be agreed to that will permit the Purchaser to operate after the Closing on terms that are either materially similar to the terms of the current agreement or, in the aggregate, more beneficial to the Purchaser than the terms of the existing agreement.

24. Agreement, dated April 13, 1999, by and between RELTEC Communications, Inc. and Hitachi Semiconductor (America) Inc. (98-630-LIC).